FILED PURSUANT TO RULE 424(h)
REGISTRATION FILE NO.: 333-260277-05

 The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

 THIS PRELIMINARY PROSPECTUS, DATED JANUARY 16, 2024, MAY BE AMENDED OR COMPLETED PRIOR TO THE TIME OF SALE

PROSPECTUS

$785,919,000 (Approximate)

Benchmark 2024-V5 Mortgage Trust

(Central Index Key Number 0002004982)

Issuing Entity

Deutsche Mortgage & Asset Receiving Corporation

(Central Index Key Number 0001013454)

Depositor

German American Capital Corporation

(Central Index Key Number 0001541294)

Citi Real Estate Funding Inc.
(Central Index Key Number 0001701238)

Barclays Capital Real Estate Inc.

(Central Index Key Number 0001549574)

Goldman Sachs Mortgage Company

(Central Index Key Number 0001541502)

Bank of Montreal

(Central Index Key Number 0000927971)

Sponsors and Mortgage Loan Sellers

Benchmark 2024-V5 Mortgage Trust
Commercial Mortgage Pass-Through Certificates, Series 2024-V5

Deutsche Mortgage & Asset Receiving Corporation is offering certain classes of the Benchmark 2024-V5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-V5 identified in the table below. The offered certificates (and the non-offered certificates identified under “Summary of Certificates”) will represent the ownership interests in the issuing entity, Benchmark 2024-V5 Mortgage Trust, a New York common law trust. The assets of the issuing entity will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 6th day of each month (or if the 6th is not a business day, the next business day), commencing in February 2024. The rated final distribution date for each class of offered certificates is the distribution date in January 2057.

Class	Initial Certificate Balance or Notional Amount(1)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)
Class A-1	$365,000%	(3)	November 2028
Class A-2	(4)%	(3)	(4)
Class A-3	(4)%	(3)	(4)
Class X-A	$721,499,000	(5)%	Variable(6)	January 2029
Class A-M	$120,250,000%	(3)	January 2029
Class B	$37,578,000%	(3)	January 2029
Class C	$26,842,000%	(3)	January 2029

(Footnotes on table begin on page 3)

You should carefully consider the summary of risk factors and the risk factors beginning on page 61 and page 63, respectively, of this prospectus.

Neither the certificates nor the mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, the depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. Deutsche Mortgage & Asset Receiving Corporation will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).

The underwriters, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC, BMO Capital Markets Corp., Academy Securities, Inc. and Drexel Hamilton, LLC will purchase the offered certificates from Deutsche Mortgage & Asset Receiving Corporation and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and BMO Capital Markets Corp. are acting as co-lead managers and joint bookrunners in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to approximately 23.8% of each class of offered certificates, Citigroup Global Markets Inc. is acting as sole bookrunning manager with respect to approximately 35.2% of each class of offered certificates, Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 15.8% of each class of offered certificates, Goldman Sachs & Co. LLC is acting as sole bookrunning manager with respect to approximately 13.0% of each class of offered certificates and BMO Capital Markets Corp. is acting as sole bookrunning manager with respect to approximately 12.2% of each class of offered certificates,. Academy Securities, Inc. and Drexel Hamilton, LLC are acting as co-managers.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, Luxembourg and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about January 31, 2024. Deutsche Mortgage & Asset Receiving Corporation expects to receive from this offering approximately [_]% of the aggregate certificate balance of the offered certificates, plus accrued interest from January 1, 2024, before deducting expenses payable by the depositor.

Deutsche Bank Securities	Barclays	BMO Capital Markets	Goldman Sachs & Co. LLC	Citigroup
Co-Lead Managers and Joint Bookrunners
Academy Securities Co-Manager	Drexel Hamilton Co-Manager

January [_], 2024

(THIS PAGE INTENTIONALLY LEFT BLANK)

2

SUMMARY OF CERTIFICATES

Class	Initial Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(7)	Approx. Initial Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(2)	Weighted Average Life (Yrs.)(8)	Principal Window (months)(8)
Offered Certificates
Class A-1	$365,000		30.000%	%	(3)	November 2028	2.54	1 – 58
Class A-2	(4)		30.000%	%	(3)	(4)	(4)	(4)
Class A-3	(4)		30.000%	%	(3)	(4)	(4)	(4)
Class X-A	$721,499,000	(5)	N/A	%	Variable(6)	January 2029	N/A	N/A
Class A-M	$120,250,000		16.000%	%	(3)	January 2029	4.94	60 – 60
Class B	$37,578,000		11.625%	%	(3)	January 2029	4.94	60 – 60
Class C	$26,842,000		8.500%	%	(3)	January 2029	4.94	60 – 60
Non-Offered Certificates(9)
Class X-B	$37,578,000	(5)	N/A	%	Variable(6)	January 2029	N/A	N/A
Class X-D	$21,473,000	(5)	N/A	%	Variable(6)	January 2029	N/A	N/A
Class X-F(10)	$15,031,000	(5)	N/A	%	Variable(6)	January 2029	N/A	N/A
Class D	$12,884,000		7.000%	%	(3)	January 2029	4.94	60 – 60
Class E	$8,589,000		6.000%	%	(3)	January 2029	4.94	60 – 60
Class F(10)	$15,031,000		4.250%	%	(3)	January 2029	4.94	60 – 60
Class G-RR(10)	$8,589,000		3.250%	%	(3)	February 2029	4.95	60 – 61
Class J-RR	$27,915,964		0.000%	%	(3)	February 2029	5.03	61 – 61
Class R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A
VRR Interest(12)	$25,880,653	(13)	N/A	%	(14)	February 2029	4.91	1 – 61

(1)	Approximate, subject to a variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any other class of certificates set forth under “Offered Certificates” or “Non-Offered Certificates” in the table above. The VRR Interest is not offered by this prospectus.
(2)	The assumed final distribution dates set forth in this prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”.
(3)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates (collectively, the “principal balance certificates”), in each case, will be one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs (the “WAC rate”), (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate, but in any case not less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(4)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, assumed final distribution dates, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $600,884,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Assumed Final Distribution Date	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $250,000,000	NAP – December 2028	NAP – 4.85	NAP / 58 – 59
Class A-3	$350,884,000 – $600,884,000	January 2029	4.93 – 4.89	59 – 60 / 58 – 60

(5)	The Class X-A, Class X-B, Class X-D and Class X-F certificates (collectively, the “Class X certificates” and, together with the principal balance certificates, the “non-VRR certificates” and, together with the VRR Interest and the Class R certificates, the “certificates”) will not have certificate balances. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-2, Class A-3 and Class A-M certificates. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates. The notional amount of the Class X-F certificates will be equal to the certificate balance of the Class F certificates. The notional amount of each class of Class X certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X certificates (or, if as a result of such pricing the pass-through rate of such class of Class X certificates is equal to zero, such class of Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such class of Class X certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of Class X certificates. See “Description of the Certificates—Distributions—Pass-Through Rates”.
(6)	Each class of Class X certificates will not be entitled to distributions of principal. Each class of Class X certificates will accrue interest on their respective notional amount and at their respective pass-through rate as described in “Description of the Certificates—Distributions—Pass-Through Rates”.

3

(7)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are represented in the aggregate. The approximate initial credit support percentages shown in the table above do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest on the one hand, and the principal balance certificates on the other hand, pro rata in accordance with their respective percentage allocation entitlement. See “Credit Risk Retention” and “Description of the Certificates”.
(8)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of principal balance certificates are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans. The weighted average life and principal window of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the chart set forth in footnote (4) above.
(9)	The classes of certificates set forth under “Non-Offered Certificates” in the table above are not offered by this prospectus. Any information in this prospectus concerning the non-offered certificates is presented solely to enhance your understanding of the offered certificates.
(10)	The initial certificate balance of each of the Class F and Class G-RR certificates, and the notional amount of the Class X-F certificates, is subject to change based on final pricing of all non-VRR certificates and the VRR Interest and the final determination of the Class G-RR and Class J-RR certificates (collectively, the “HRR certificates”) that will be retained by the retaining third-party purchaser in partial satisfaction of the retention obligations of German American Capital Corporation, in its capacity as “retaining sponsor”. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR certificates, see “Credit Risk Retention”.
(11)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, assumed final distribution date or rating. The Class R certificates will represent the residual interests in each Trust REMIC, as further described in this prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(12)	German American Capital Corporation, as retaining sponsor, is expected to acquire from the depositor, on the closing date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security (the “VRR Interest”). The VRR Interest represents the right to receive a specified percentage (to be determined as described in footnote (13) below) of all amounts collected on the mortgage loans (net of all expenses of the issuing entity) that are available for distribution to the non-VRR certificates and the VRR Interest on each Distribution Date. For more information regarding the VRR Interest, see “Credit Risk Retention”. The VRR Interest will be retained by certain retaining parties in accordance with the credit risk retention rules applicable to this securitization transaction. The VRR Interest is a class of certificates.
(13)	The initial certificate balance of the VRR Interest is subject to change depending on the final pricing of all classes of certificates with the final initial certificate balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial certificate balance of the VRR Interest is reduced, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be increased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such reduction in the initial certificate balance of the VRR Interest. If the initial certificate balance of the VRR Interest is increased, the initial certificate balance of each class of principal balance certificates (and correspondingly, the initial notional amount of each class of Class X certificates) will be decreased on a pro rata basis (based on the initial certificate balance set forth in the table above) in an aggregate amount equal to such increase in the initial certificate balance of the VRR Interest. For a further description, see “Credit Risk Retention”.
(14)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

4

TABLE OF CONTENTS

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	13
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	14
SUMMARY OF TERMS	24
SUMMARY OF RISK FACTORS	61
Special Risks	61
Risks Relating to the Mortgage Loans	61
Risks Relating to Conflicts of Interest	62
Other Risks Relating to the Certificates	62
RISK FACTORS	63
Special Risks	63
Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans	63
Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties	64
Risks Relating to the Mortgage Loans	65
Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed	65
Risks of Commercial and Multifamily Lending Generally	66
Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases	67
Multifamily Properties Have Special Risks	73
Retail Properties Have Special Risks	75
Industrial Properties Have Special Risks	77
Hospitality Properties Have Special Risks	78
Self Storage Properties Have Special Risks	81
Manufactured Housing Community Properties Have Special Risks	82
Mixed Use Properties Have Special Risks	83
Office Properties Have Special Risks	83

Mortgaged Properties Leased to Startup Companies Have Special Risks	84
Risks Relating to Enforceability of Cross-Collateralization	84
Parking Properties Have Special Risks	85
Condominium Ownership May Limit Use and Improvements	86
Operation of a Mortgaged Property Depends on the Property Manager’s Performance	87
Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates	88
Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool	88
Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses	89
Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses	90
Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties	91
Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses	92
Risks Related to Zoning Non-Compliance and Use Restrictions	94
Risks Relating to Inspections of Properties	95
Risks Relating to Costs of Compliance with Applicable Laws and Regulations	95
Insurance May Not Be Available or Adequate	95
Terrorism Insurance May Not Be Available for All Mortgaged Properties	98
Risks Associated with Blanket Insurance Policies or Self-Insurance	99
Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates	99
Limited Information Causes Uncertainty	100
Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions	100

5

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment	101
The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us	102
Static Pool Data Would Not Be Indicative of the Performance of this Pool	102
Appraisals May Not Reflect Current or Future Market Value of Each Property	103
The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property	104
The Borrower’s Form of Entity May Cause Special Risks	105
A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans	107
Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions	107
Other Financings or Ability to Incur Other Indebtedness Entails Risk	109
Tenancies-in-Common May Hinder Recovery	110
Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions	110
Risks Associated with One Action Rules	110
State Law Limitations on Assignments of Leases and Rents May Entail Risks	111
Various Other Laws Could Affect the Exercise of Lender’s Rights	111
Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk	111
Risks Related to Ground Leases and Other Leasehold Interests	113
Leased Fee Properties Have Special Risks	114
Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City's Local Law 97 May Adversely Affect Future Net

Operating Income at Mortgaged Real Properties Located in New York City	115
Increases in Real Estate Taxes May Reduce Available Funds	115
Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies	115
State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds	116
Risks Related to Conflicts of Interest	116
Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests	116
The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers	118
Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests	118
Potential Conflicts of Interest of the Master Servicer and the Special Servicer	120
Potential Conflicts of Interest of the Operating Advisor	122
Potential Conflicts of Interest of the Asset Representations Reviewer	123
Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders	123
Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans	125
Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan	126
Other Potential Conflicts of Interest May Affect Your Investment	127
Other Risks Relating to the Certificates	127
The Certificates Are Limited Obligations	127
The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline	128
Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the

6

Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded	128
Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates	130
Your Yield May Be Affected by Defaults, Prepayments and Other Factors	131
Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment	134
Risks Relating to Modifications of the Mortgage Loans	139
Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan	140
Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest	140
Risks Relating to Interest on Advances and Special Servicing Compensation	141
Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer	141
The Originators, the Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans	141
The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity	143
Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment	143
General Risk Factors	145

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss	145
The Certificates May Not Be a Suitable Investment for You	145
The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS	146
Other Events May Affect the Value and Liquidity of Your Investment	146
Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates	146
The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub Servicing Agreement	150
DESCRIPTION OF THE MORTGAGE POOL	151
General	151
Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans	152
Certain Calculations and Definitions	153
Definitions	154
Mortgage Pool Characteristics	162
Overview	162
Property Types	162
Specialty Use Concentrations.	169
Multi-Property Mortgage Loans and Related Borrower Mortgage Loans	170
Geographic Concentrations	172
Mortgaged Properties With Limited Prior Operating History	172
Tenancies-in-Common or Diversified Ownership	173
Condominium and Other Shared Interests	173
Fee & Leasehold Estates; Ground Leases	174
Environmental Considerations	175
Redevelopment, Renovation and Expansion	180
Assessment of Property Value and Condition	181
Litigation and Other Considerations	182

7

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings	184
Loan Purpose	184
Default History, Bankruptcy Issues and Other Proceedings	184
Tenant Issues	186
Tenant Concentrations	186
Lease Expirations and Terminations	186
Purchase Options and Rights of First Refusal	189
Affiliated Leases	189
Insurance Considerations	190
Use Restrictions	191
Appraised Value	192
Non-Recourse Carveout Limitations	193
Real Estate and Other Tax Considerations	194
Delinquency Information	195
Certain Terms of the Mortgage Loans	195
Amortization of Principal	195
Due Dates; Mortgage Rates; Calculations of Interest	195
ARD Loans	196
Single Purpose Entity Covenants	196
Prepayment Protections and Certain Involuntary Prepayments	197
“Due-On-Sale” and “Due-On-Encumbrance” Provisions	200
Defeasance; Collateral Substitution	201
Partial Releases	202
Substitutions	207
Escrows	207
Mortgaged Property Accounts	208
Exceptions to Underwriting Guidelines	209
Additional Indebtedness	210
General	210
Whole Loans	210
Mezzanine Indebtedness	210
Preferred Equity	211
Other Secured Indebtedness	212
Other Unsecured Indebtedness	213
The Whole Loans	214
General	214
The Serviced Pari Passu Whole Loans	219
The Non-Serviced Pari Passu Whole Loans	222
Additional Information	225
TRANSACTION PARTIES	225

The Sponsors and Mortgage Loan Sellers	225
German American Capital Corporation	225
Citi Real Estate Funding Inc.	234
Barclays Capital Real Estate Inc.	243
Goldman Sachs Mortgage Company	249
Bank of Montreal	258
Compensation of the Sponsors	266
The Depositor	267
The Issuing Entity	267
The Trustee and Certificate Administrator	268
The Master Servicer	271
The Special Servicer	274
Summary of the Berkadia Sub-Servicing Agreement	279
The Operating Advisor and Asset Representations Reviewer	280
CREDIT RISK RETENTION	281
Qualifying CRE Loans	282
The VRR Interest	283
Material Terms of the VRR Interest	283
HRR Certificates	285
General	285
Retaining Third-Party Purchaser	286
Material Terms of the HRR Certificates	287
Determination of Amount of Required Horizontal Credit Risk Retention	287
Hedging, Transfer and Financing Restrictions	294
Operating Advisor	295
Representations and Warranties	295
DESCRIPTION OF THE CERTIFICATES	297
General	297
Distributions	299
Method, Timing and Amount	299
Available Funds	300
Priority of Distributions	301
Pass-Through Rates	304
Interest Distribution Amount	306
Principal Distribution Amount	306
Certain Calculations with Respect to Individual Mortgage Loans	308
Application Priority of Mortgage Loan Collections or Whole Loan Collections	308

8

Allocation of Yield Maintenance Charges and Prepayment Premiums	311
Assumed Final Distribution Date; Rated Final Distribution Date	313
Prepayment Interest Shortfalls	313
Subordination; Allocation of Realized Losses	315
Reports to Certificateholders; Certain Available Information	317
Certificate Administrator Reports	317
Information Available Electronically	323
Voting Rights	327
Delivery, Form, Transfer and Denomination	327
Denomination	327
Book-Entry Registration	328
Definitive Certificates	330
Certificateholder Communication	331
Access to Certificateholders’ Names and Addresses	331
Requests to Communicate	331
List of Certificateholders	332
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	332
General	332
Dispute Resolution Provisions	343
Asset Review Obligations	343
POOLING AND SERVICING AGREEMENT	343
General	343
Assignment of the Mortgage Loans	344
Servicing Standard	345
Subservicing	346
Advances	347
P&I Advances	347
Servicing Advances	348
Nonrecoverable Advances	349
Recovery of Advances	349
Accounts	351
Withdrawals from the Collection Account	353
Servicing and Other Compensation and Payment of Expenses	355
General	355
Master Servicing Compensation	360
Special Servicing Compensation	362
Disclosable Special Servicer Fees	367
Certificate Administrator and Trustee Compensation	367
Operating Advisor Compensation	367

Asset Representations Reviewer Compensation	368
CREFC® Intellectual Property Royalty License Fee	369
Appraisal Reduction Amounts	369
Maintenance of Insurance	375
Modifications, Waivers and Amendments	378
Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions	383
Inspections	385
Collection of Operating Information	386
Special Servicing Transfer Event	386
Asset Status Report	388
Realization Upon Mortgage Loans	392
Sale of Defaulted Loans and REO Properties	394
The Directing Holder	396
General	396
Major Decisions	398
Asset Status Report	402
Replacement of the Special Servicer	402
Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event	402
Servicing Override	404
Rights of Holders of Companion Loans	405
Limitation on Liability of Directing Holder	405
The Operating Advisor	406
General	406
Duties of Operating Advisor at All Times	407
Annual Report	408
Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing	410
Recommendation of the Replacement of the Special Servicer	410
Eligibility of Operating Advisor	410
Other Obligations of Operating Advisor	411
Delegation of Operating Advisor’s Duties	412
Termination of the Operating Advisor With Cause	412
Rights Upon Operating Advisor Termination Event	413
Waiver of Operating Advisor Termination Event	413

9

Termination of the Operating Advisor Without Cause	414
Resignation of the Operating Advisor	414
Operating Advisor Compensation	414
The Asset Representations Reviewer	415
Asset Review	415
Eligibility of Asset Representations Reviewer	419
Other Obligations of Asset Representations Reviewer	420
Delegation of Asset Representations Reviewer’s Duties	421
Assignment of Asset Representations Reviewer’s Rights and Obligations	421
Asset Representations Reviewer Termination Events	421
Rights Upon Asset Representations Reviewer Termination Event	422
Termination of the Asset Representations Reviewer Without Cause	422
Resignation of Asset Representations Reviewer	423
Asset Representations Reviewer Compensation	423
Limitation on Liability of the Risk Retention Consultation Parties	423
Replacement of the Special Servicer Without Cause	424
Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote	426
Termination of the Master Servicer and the Special Servicer for Cause	427
Servicer Termination Events	427
Rights Upon Servicer Termination Event	429
Waiver of Servicer Termination Event	431
Resignation of the Master Servicer and Special Servicer	431
Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation	432
Limitation on Liability; Indemnification	432
Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA	434
Dispute Resolution Provisions	435

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder	435
Repurchase Request Delivered by a Party to the PSA	436
Resolution of a Repurchase Request	436
Mediation and Arbitration Provisions	439
Servicing of the Non-Serviced Mortgage Loans	440
General	440
Servicing of the Tysons Corner Center Mortgage Loan	443
Servicing of the Garden State Plaza Mortgage Loan	444
Servicing of the Servicing Shift Mortgage Loans	444
Rating Agency Confirmations	444
Evidence as to Compliance	446
Limitation on Rights of Certificateholders to Institute a Proceeding	447
Termination; Retirement of Certificates	448
Amendment	449
Resignation and Removal of the Trustee and the Certificate Administrator	451
Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction	452
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	452
Michigan	453
Florida	453
General	454
Types of Mortgage Instruments	454
Leases and Rents	454
Personalty	455
Foreclosure	455
General	455
Foreclosure Procedures Vary from State to State	455
Judicial Foreclosure	455
Equitable and Other Limitations on Enforceability of Certain Provisions	455
Nonjudicial Foreclosure/Power of Sale	456
Public Sale	456
Rights of Redemption	457
Anti-Deficiency Legislation	458
Leasehold Considerations	458
Cooperative Shares	458
Bankruptcy Laws	459
Environmental Considerations	465
General	465

10

Superlien Laws	465
CERCLA	465
Certain Other Federal and State Laws	466
Additional Considerations	466
Due-on-Sale and Due-on-Encumbrance Provisions	467
Subordinate Financing	467
Default Interest and Limitations on Prepayments	467
Applicability of Usury Laws	467
Americans with Disabilities Act	468
Servicemembers Civil Relief Act	468
Anti-Money Laundering, Economic Sanctions and Bribery	468
Potential Forfeiture of Assets	469
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	469
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	471
USE OF PROCEEDS	471
YIELD AND MATURITY CONSIDERATIONS	471
Yield Considerations	471
General	471
Rate and Timing of Principal Payments	472
Losses and Shortfalls	473
Certain Relevant Factors Affecting Loan Payments and Defaults	473
Delay in Payment of Distributions	474
Yield on the Certificates with Notional Amounts	474
Weighted Average Life	475
Pre-Tax Yield to Maturity Tables	480
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	482
General	482
Qualification as a REMIC	482
Status of Offered Certificates	484
Taxation of Regular Interests	485
General	485
Original Issue Discount	485
Acquisition Premium	487
Market Discount	487
Premium	488
Election To Treat All Interest Under the Constant Yield Method	488
Treatment of Losses	489
Yield Maintenance Charges and Prepayment Provisions	489

Sale or Exchange of Regular Interests	490
Taxes That May Be Imposed on a REMIC	490
Prohibited Transactions	490
Contributions to a REMIC After the Startup Day	491
Net Income from Foreclosure Property	491
REMIC Partnership Representative	491
Taxation of Certain Foreign Investors	491
FATCA	492
Backup Withholding	493
Information Reporting	493
3.8% Medicare Tax on “Net Investment Income”	493
Reporting Requirements	493
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	494
METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)	494
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	497
WHERE YOU CAN FIND MORE INFORMATION	497
FINANCIAL INFORMATION	497
CERTAIN ERISA CONSIDERATIONS	498
General	498
Plan Asset Regulations	498
Administrative Exemption	499
Insurance Company General Accounts	501
LEGAL INVESTMENT	502
LEGAL MATTERS	502
RATINGS	503
INDEX OF DEFINED TERMS	505

11

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION, CITI REAL ESTATE FUNDING INC., BARCLAYS CAPITAL REAL ESTATE INC. AND BANK OF MONTREAL MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-4	EXCEPTIONS TO BCREI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-5	EXCEPTIONS TO BMO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

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IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO THE CERTIFICATES OFFERED IN THIS PROSPECTUS. HOWEVER, THIS PROSPECTUS DOES NOT CONTAIN ALL OF THE INFORMATION CONTAINED IN OUR REGISTRATION STATEMENT. FOR FURTHER INFORMATION REGARDING THE DOCUMENTS REFERRED TO IN THIS PROSPECTUS, YOU SHOULD REFER TO OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT. OUR REGISTRATION STATEMENT AND THE EXHIBITS TO IT CAN BE ACCESSED ELECTRONICALLY AT HTTP://WWW.SEC.GOV.

THIS PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE OR OTHER JURISDICTION WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

THE INFORMATION IN THIS PROSPECTUS IS PRELIMINARY AND MAY BE SUPPLEMENTED OR AMENDED PRIOR TO THE TIME OF SALE.

IN ADDITION, THE OFFERED CERTIFICATES REFERRED TO IN THIS PROSPECTUS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF OFFERED CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED) AT ANY TIME PRIOR TO ISSUANCE, AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CONTRACT OR CERTIFICATE DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND MAY BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE OPERATING ADVISOR, THE ASSET REPRESENTATIONS REVIEWER, THE CERTIFICATE ADMINISTRATOR, THE DIRECTING HOLDER, THE RISK RETENTION CONSULTATION PARTIES, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. THE ABILITY OF THE UNDERWRITERS TO MAKE A MARKET IN THE OFFERED CERTIFICATES MAY BE IMPACTED BY CHANGES IN ANY REGULATORY REQUIREMENTS APPLICABLE TO THE MARKETING, HOLDING AND SELLING OF, AND ISSUING QUOTATIONS WITH RESPECT TO, THE OFFERED CERTIFICATES OR CMBS GENERALLY. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—OTHER RISKS RELATING TO THE CERTIFICATES—THE CERTIFICATES MAY HAVE LIMITED LIQUIDITY AND THE MARKET VALUE OF THE CERTIFICATES MAY DECLINE”.

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus.

This prospectus begins with several introductory sections describing the certificates and the issuing entity in abbreviated form:

●	“Summary of Certificates”, which sets forth important statistical information relating to the certificates;
●	“Summary of Terms”, which gives a brief introduction of the key features of the certificates and a description of the mortgage loans; and
●	“Summary of Risk Factors” and “Risk Factors”, which describe risks that apply to the certificates.

This prospectus includes cross references to sections in this prospectus where you can find further related discussions. The table of contents in this prospectus identifies the pages where these sections are located.

Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms”.

All annexes and schedules attached to this prospectus are a part of this prospectus.

In this prospectus:

●	the terms “depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation.
●	references to “lender” or “mortgage lender” with respect to a mortgage loan generally should be construed to mean, from and after the date of initial issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or special servicer, as applicable, with respect to the obligations and rights of the lender as described under “Pooling and Servicing Agreement”.
●	unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.

This prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

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NOTICE TO INVESTORS: EUROPEAN ECONOMIC AREA

PROHIBITION ON SALES TO EEA RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (THE “EEA”). FOR THESE PURPOSES, AN “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED, THE “EU PROSPECTUS REGULATION”).

CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO EEA RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO ANY EEA RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EU PROSPECTUS REGULATION.

MIFID II PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) SUBJECT TO MIFID II IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS FOR THE PURPOSES OF THE MIFID II PRODUCT GOVERNANCE RULES UNDER COMMISSION DELEGATED DIRECTIVE (EU) 2017/593 (AS AMENDED, THE “DELEGATED DIRECTIVE”). NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE DELEGATED DIRECTIVE.

NOTICE TO INVESTORS: UNITED KINGDOM

PROHIBITION ON SALES TO UK RETAIL INVESTORS

THE OFFERED CERTIFICATES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PROSPECTUS REGULATION”).

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CONSEQUENTLY NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE OFFERED CERTIFICATES OR OTHERWISE MAKING THEM AVAILABLE TO UK RETAIL INVESTORS IN THE UK MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

THIS PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE UK PROSPECTUS REGULATION.

UK PRODUCT GOVERNANCE

ANY PERSON OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES (A “DISTRIBUTOR”) THAT IS SUBJECT TO THE FCA HANDBOOK PRODUCT INTERVENTION AND PRODUCT GOVERNANCE SOURCEBOOK (THE “UK MIFIR PRODUCT GOVERNANCE RULES”) THAT IS OFFERING, SELLING OR RECOMMENDING THE OFFERED CERTIFICATES IS RESPONSIBLE FOR UNDERTAKING ITS OWN TARGET MARKET ASSESSMENT IN RESPECT OF THE OFFERED CERTIFICATES AND DETERMINING APPROPRIATE DISTRIBUTION CHANNELS. NONE OF THE ISSUING ENTITY, THE DEPOSITOR OR (EXCEPT AS REGARDS ITSELF OR AGENTS ACTING ON ITS BEHALF, TO THE EXTENT RELEVANT) ANY UNDERWRITER MAKE ANY REPRESENTATIONS OR WARRANTIES AS TO A DISTRIBUTOR’S COMPLIANCE WITH THE UK MIFIR PRODUCT GOVERNANCE RULES.

UK FINANCIAL PROMOTION REGIME AND PROMOTION OF COLLECTIVE INVESTMENT SCHEMES REGIME

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNISED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED, REGULATED OR OTHERWISE RECOGNIZED OR APPROVED. AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UK TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE COMMUNICATION OF THIS PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (AS AMENDED, THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) OF THE FINANCIAL PROMOTION ORDER, OR (IV) ARE PERSONS TO WHICH THIS PROSPECTUS MAY OTHERWISE LAWFULLY BE COMMUNICATED OR DIRECTED (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, AND DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UK, OR (II) HAVE PROFESSIONAL EXPERIENCE OF PARTICIPATING IN UNREGULATED SCHEMES (AS DEFINED FOR PURPOSES OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (AS AMENDED, THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”)) AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH SECTION 4.12B OF THE FCA HANDBOOK CONDUCT OF BUSINESS SOURCEBOOK (ALL SUCH PERSONS TOGETHER WITH FPO PERSONS, “RELEVANT PERSONS”).

THIS PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS

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PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS. ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS PROSPECTUS.

POTENTIAL INVESTORS IN THE UK ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UK REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UK FINANCIAL SERVICES COMPENSATION SCHEME.

EEA AND UK SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(a)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY EEA RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA. FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “EEA RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU (AS AMENDED, “MIFID II”); OR

(B)  A CUSTOMER WITHIN THE MEANING OF DIRECTIVE (EU) 2016/97 (AS AMENDED), WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 (AS AMENDED); AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(b)   IT HAS NOT OFFERED, SOLD OR OTHERWISE MADE AVAILABLE AND WILL NOT OFFER, SELL OR OTHERWISE MAKE AVAILABLE ANY OFFERED CERTIFICATES TO ANY UK RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THE PURPOSES OF THIS PROVISION:

(i)    THE EXPRESSION “UK RETAIL INVESTOR” MEANS A PERSON WHO IS ONE (OR MORE) OF THE FOLLOWING:

(A)  A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF COMMISSION DELEGATED REGULATION (EU) 2017/565 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (AS AMENDED, THE “EUWA”) AND AS AMENDED; OR

(B)  A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (AS AMENDED, THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA (SUCH RULES AND REGULATIONS AS AMENDED) TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; OR

17

(C)  NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF REGULATION (EU) 2017/1129 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA AND AS AMENDED; AND

(ii)    THE EXPRESSION “OFFER” INCLUDES THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE OFFERED CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE FOR THE OFFERED CERTIFICATES;

(c)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FSMA) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE OFFERED CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(d)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE OFFERED CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UK.

EU SECURITIZATION REGULATION AND UK SECURITIZATION REGULATION

NONE OF THE SPONSORS, THE DEPOSITOR, THE ISSUING ENTITY, THE UNDERWRITERS OR ANY OTHER PARTY TO THE TRANSACTION INTENDS TO RETAIN A MATERIAL NET ECONOMIC INTEREST IN THE SECURITIZATION CONSTITUTED BY THE ISSUE OF THE CERTIFICATES, OR TO TAKE ANY OTHER ACTION IN RESPECT OF SUCH SECURITIZATION, IN A MANNER PRESCRIBED OR CONTEMPLATED BY (A) REGULATION (EU) 2017/2402 (AS AMENDED, THE “EU SECURITIZATION REGULATION”) OR (B) REGULATION (EU) 2017/2402, AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA, AND AS AMENDED (INCLUDING BY THE SECURITISATION (AMENDMENT) (EU EXIT) REGULATIONS 2019) (THE “UK SECURITIZATION REGULATION”). IN PARTICULAR, NO SUCH PERSON WILL TAKE ANY ACTION THAT MAY BE REQUIRED BY ANY PROSPECTIVE INVESTOR OR CERTIFICATEHOLDER FOR THE PURPOSES OF ITS COMPLIANCE WITH ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION. FURTHERMORE, THE ARRANGEMENTS DESCRIBED UNDER “CREDIT RISK RETENTION” HAVE NOT BEEN STRUCTURED WITH THE OBJECTIVE OF ENSURING OR FACILITATING COMPLIANCE BY ANY PERSON WITH ANY REQUIREMENTS OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

CONSEQUENTLY, THE OFFERED CERTIFICATES MAY NOT BE A SUITABLE INVESTMENT FOR ANY PERSON THAT IS NOW OR MAY IN THE FUTURE BE SUBJECT TO ANY REQUIREMENT OF THE EU SECURITIZATION REGULATION OR THE UK SECURITIZATION REGULATION.

FOR ADDITIONAL INFORMATION REGARDING THE EU SECURITIZATION REGULATION AND THE UK SECURITIZATION REGULATION, SEE “RISK FACTORS—GENERAL RISK FACTORS—LEGAL AND REGULATORY PROVISIONS AFFECTING INVESTORS COULD ADVERSELY AFFECT THE LIQUIDITY OF THE CERTIFICATES”.

PEOPLE’S REPUBLIC OF CHINA

THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

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THE DEPOSITOR DOES NOT REPRESENT THAT THIS PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS PROSPECTUS IN THE PRC.

ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

NO PERSON HAS ISSUED OR DISTRIBUTED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, OR WILL ISSUE OR DISTRIBUTE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE OR DISTRIBUTION, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF (A) ONLY TO PERSONS OUTSIDE HONG KONG OR (B) ONLY TO “PROFESSIONAL INVESTORS” WITHIN THE MEANING OF THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG) (THE “SFO”) AND ANY RULES OR REGULATIONS MADE UNDER THE SFO.

THE OFFERED CERTIFICATES (IF THEY ARE NOT A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571 OF THE LAWS OF HONG KONG)) HAVE NOT BEEN OFFERED OR SOLD AND WILL NOT BE OFFERED OR SOLD, BY MEANS OF ANY DOCUMENT, OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES OR REGULATIONS MADE UNDER THE SFO, OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT CONSTITUTING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32 OF THE LAWS OF HONG KONG) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ORDINANCE (CAP. 622 OF THE LAWS OF HONG KONG). FURTHER, THE CONTENTS OF THIS PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY THE SECURITIES AND FUTURES COMMISSION OF HONG KONG OR ANY OTHER REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFERING CONTEMPLATED IN THIS PROSPECTUS.

W A R N I N G

IF YOU ARE IN ANY DOUBT ABOUT ANY OF THE CONTENTS OF THIS PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

SINGAPORE

NEITHER THIS PROSPECTUS NOR ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH ANY OFFER OF THE OFFERED CERTIFICATES HAS BEEN OR WILL BE LODGED OR REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE (“MAS”) UNDER THE SECURITIES AND FUTURES ACT (CAP. 289) OF SINGAPORE (THE “SFA”). ACCORDINGLY, MAS ASSUMES NO RESPONSIBILITY FOR THE CONTENTS OF THIS PROSPECTUS. THIS PROSPECTUS IS NOT A PROSPECTUS AS DEFINED IN THE SFA AND STATUTORY LIABILITY UNDER THE SFA IN RELATION TO THE CONTENTS OF PROSPECTUSES WOULD NOT APPLY. PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY WHETHER THE INVESTMENT IS SUITABLE FOR IT.

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THIS PROSPECTUS AND ANY OTHER DOCUMENTS OR MATERIALS IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE DIRECTLY OR INDIRECTLY ISSUED, CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN TO AN INSTITUTIONAL INVESTOR (AS DEFINED IN SECTION 4A(1)(C) OF THE SFA) (“INSTITUTIONAL INVESTOR”) PURSUANT TO SECTION 304 OF THE SFA.

UNLESS SUCH OFFERED CERTIFICATES ARE OF THE SAME CLASS AS OTHER OFFERED CERTIFICATES OF THE ISSUING ENTITY THAT ARE LISTED FOR QUOTATION ON AN APPROVED EXCHANGE (AS DEFINED IN SECTION 2(1) OF THE SFA) (“APPROVED EXCHANGE”) AND IN RESPECT OF WHICH ANY OFFER INFORMATION STATEMENT, INTRODUCTORY DOCUMENT, SHAREHOLDERS’ CIRCULAR FOR A REVERSE TAKE-OVER, DOCUMENT ISSUED FOR THE PURPOSES OF A TRUST SCHEME, OR ANY OTHER SIMILAR DOCUMENT APPROVED BY AN APPROVED EXCHANGE, WAS ISSUED IN CONNECTION WITH AN OFFER, OR THE LISTING FOR QUOTATION, OF THOSE OFFERED CERTIFICATES, ANY SUBSEQUENT OFFERS IN SINGAPORE OF OFFERED CERTIFICATES ACQUIRED PURSUANT TO AN INITIAL OFFER MADE HEREUNDER MAY ONLY BE MADE, PURSUANT TO THE REQUIREMENTS OF SECTION 304A, TO PERSONS WHO ARE INSTITUTIONAL INVESTORS.

AS THE OFFERED CERTIFICATES ARE ONLY OFFERED TO PERSONS IN SINGAPORE WHO QUALIFY AS AN INSTITUTIONAL INVESTOR, THE ISSUING ENTITY IS NOT REQUIRED TO DETERMINE THE CLASSIFICATION OF THE OFFERED CERTIFICATES PURSUANT TO SECTION 309B OF THE SFA.

NOTHING SET OUT IN THIS NOTICE SHALL BE CONSTRUED AS LEGAL ADVICE AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL COUNSEL. THIS NOTICE IS FURTHER SUBJECT TO THE PROVISIONS OF THE SFA AND ITS REGULATIONS, AS THE SAME MAY BE AMENDED OR CONSOLIDATED FROM TIME TO TIME, AND DOES NOT PURPORT TO BE EXHAUSTIVE IN ANY RESPECT.

THE REPUBLIC OF KOREA

THIS PROSPECTUS IS NOT, AND UNDER NO CIRCUMSTANCES IS THIS PROSPECTUS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

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JAPAN

THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY OFFERED CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED IN THIS PROSPECTUS MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE-SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.

JAPANESE RETENTION REQUIREMENT

THE JAPANESE FINANCIAL SERVICES AGENCY (“JFSA”) PUBLISHED A RISK RETENTION RULE AS PART OF THE REGULATORY CAPITAL REGULATION OF CERTAIN CATEGORIES OF JAPANESE INVESTORS SEEKING TO INVEST IN SECURITIZATION TRANSACTIONS (THE “JRR RULE”). THE JRR RULE MANDATES AN “INDIRECT” COMPLIANCE REQUIREMENT, MEANING THAT CERTAIN CATEGORIES OF JAPANESE INVESTORS WILL BE REQUIRED TO APPLY HIGHER RISK WEIGHTING TO SECURITIZATION EXPOSURES THEY HOLD UNLESS THE RELEVANT ORIGINATOR COMMITS TO HOLD A RETENTION INTEREST IN THE SECURITIES ISSUED IN THE SECURITIZATION TRANSACTION EQUAL TO AT LEAST 5% OF THE EXPOSURE OF THE TOTAL UNDERLYING ASSETS IN THE SECURITIZATION TRANSACTION (THE “JAPANESE RETENTION REQUIREMENT”), OR SUCH INVESTORS DETERMINE THAT THE UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED.” IN THE ABSENCE OF SUCH A DETERMINATION BY SUCH INVESTORS THAT SUCH UNDERLYING ASSETS WERE NOT “INAPPROPRIATELY ORIGINATED,” THE JAPANESE RETENTION REQUIREMENT WOULD APPLY TO AN INVESTMENT BY SUCH INVESTORS IN SUCH SECURITIES.

NO PARTY TO THE TRANSACTION DESCRIBED IN THIS PROSPECTUS HAS COMMITTED TO HOLD A RISK RETENTION INTEREST IN COMPLIANCE WITH THE JAPANESE RETENTION REQUIREMENT, AND WE MAKE NO REPRESENTATION AS TO WHETHER THE TRANSACTION DESCRIBED IN THIS PROSPECTUS WOULD OTHERWISE COMPLY WITH THE JRR RULE.

NOTICE TO RESIDENTS OF CANADA

THE OFFERED CERTIFICATES MAY BE SOLD IN CANADA ONLY TO PURCHASERS PURCHASING, OR DEEMED TO BE PURCHASING, AS PRINCIPAL THAT ARE ACCREDITED INVESTORS, AS DEFINED IN NATIONAL INSTRUMENT 45-106 PROSPECTUS EXEMPTIONS OR SUBSECTION 73.3(1) OF THE SECURITIES ACT (ONTARIO), AND ARE PERMITTED CLIENTS, AS DEFINED IN NATIONAL INSTRUMENT 31-103 REGISTRATION REQUIREMENTS, EXEMPTIONS AND ONGOING REGISTRANT OBLIGATIONS. ANY RESALE OF THE OFFERED CERTIFICATES MUST BE MADE IN ACCORDANCE WITH AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE PROSPECTUS REQUIREMENTS OF APPLICABLE SECURITIES LAWS.

SECURITIES LEGISLATION IN CERTAIN PROVINCES OR TERRITORIES OF CANADA MAY PROVIDE A PURCHASER WITH REMEDIES FOR RESCISSION OR DAMAGES IF THIS PROSPECTUS (INCLUDING ANY AMENDMENT THERETO) CONTAINS A MISREPRESENTATION, PROVIDED THAT THE REMEDIES FOR RESCISSION OR DAMAGES ARE EXERCISED BY THE PURCHASER WITHIN THE TIME LIMIT PRESCRIBED BY THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY. THE PURCHASER SHOULD REFER TO ANY APPLICABLE PROVISIONS OF THE SECURITIES LEGISLATION OF THE PURCHASER’S PROVINCE OR TERRITORY FOR PARTICULARS OF THESE RIGHTS OR CONSULT WITH A LEGAL ADVISOR.

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PURSUANT TO SECTION 3A.3 OF NATIONAL INSTRUMENT 33-105 UNDERWRITING CONFLICTS (“NI 33-105”), THE UNDERWRITERS ARE NOT REQUIRED TO COMPLY WITH THE DISCLOSURE REQUIREMENTS OF NI 33-105 REGARDING UNDERWRITER CONFLICTS OF INTEREST IN CONNECTION WITH THIS OFFERING.

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SUMMARY OF TERMS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document carefully.

Relevant Parties

Depositor	Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. The depositor’s principal offices are located at 1 Columbus Circle, New York, New York 10019, and its telephone number is (212) 250-2500. See “Transaction Parties—The Depositor”.
Issuing Entity	Benchmark 2024-V5 Mortgage Trust, a New York common law trust. The issuing entity will be established on the closing date pursuant to the pooling and servicing agreement that will be entered into between certain parties to this securitization transaction. See “Transaction Parties—The Issuing Entity”.
Sponsors	The sponsors of this transaction are:
●	German American Capital Corporation, a Maryland corporation;
●	Citi Real Estate Funding Inc., a New York corporation;
●	Barclays Capital Real Estate Inc., a Delaware corporation;
●	Goldman Sachs Mortgage Company, a New York limited partnership; and
●	Bank of Montreal, a Canadian chartered bank.
The sponsors are sometimes also referred to in this prospectus as the “mortgage loan sellers”.

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The sponsors originated, co-originated or acquired (or, on or prior to the closing date, will acquire) and will transfer to the depositor the mortgage loans set forth in the following chart:
Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)
German American Capital Corporation	5	$95,290,000	10.8%
Citi Real Estate Funding Inc.	14	296,460,000	33.5
Barclays Capital Real Estate Inc.	7	139,481,667	15.8
Goldman Sachs Mortgage Company	2	51,366,950	5.8
Bank of Montreal	4	63,250,000	7.1
German American Capital Corporation / Goldman Sachs Mortgage Company(3)	1	73,960,000	8.4

German American Capital Corporation / Bank of Montreal(4)	1	60,000,000	6.8
Bank of Montreal / Citi Real Estate Funding Inc. / German American Capital Corporation(5)	1	60,000,000	6.8
Goldman Sachs Mortgage Company / German American Capital Corporation(6)	1	45,000,000	5.1
Total	36	$884,808,617	100.0%

(1)	Each mortgage loan was originated by its respective mortgage loan seller or its affiliate, except those certain mortgage loans that were originated by an unaffiliated third-party and purchased by the respective mortgage loan seller on or prior to the closing date or are part of larger whole loan structures that were co-originated by the applicable mortgage loan seller or its affiliate with one or more other lenders. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.
(2)	The sum of the numerical data in this column does not equal the indicated total due to rounding.
(3)	The Tysons Corner Center mortgage loan (8.4%) is part of a whole loan as to which separate notes are being sold by German American Capital Corporation and Goldman Sachs Mortgage Company. The Tysons Corner Center whole loan was co-originated by Deutsche Bank AG, New York Branch, Bank of Montreal, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association. The Tysons Corner Center mortgage loan is evidenced by four (4) promissory notes: (i) note A-1-2, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; (ii) note A-1-4, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; (iii) note A-2-2, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; and (iv) note A-2-4, with an outstanding principal balance of $13,960,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller.
(4)	The Blue Owl Tenneco Portfolio (Pool B) mortgage loan (6.8%) is a mortgage loan as to which separate notes are being sold by German American Capital Corporation and Bank of Montreal. The Blue Owl Tenneco Portfolio (Pool B) mortgage loan was co-originated by DBR Investments Co. Limited and Bank of Montreal. The Blue Owl Tenneco Portfolio (Pool B) mortgage loan is evidenced by four (4) promissory notes: (i) note A-1, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; (ii) note A-2, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German

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American Capital Corporation is acting as mortgage loan seller; (iii) note A-3, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; and (iv) note A-4, with an outstanding principal balance of $5,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller.
(5)	The DoubleTree by Hilton Hotel Orlando at SeaWorld mortgage loan (6.8%) is part of a whole loan as to which separate notes are being sold by Bank of Montreal, Citi Real Estate Funding Inc. and German American Capital Corporation. The DoubleTree by Hilton Hotel Orlando at SeaWorld whole loan was originated by Bank of Montreal, and partially assigned to Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch. The DoubleTree by Hilton Hotel Orlando at SeaWorld mortgage loan is evidenced by three (3) promissory notes: (i) note A-1, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which Bank of Montreal is acting as mortgage loan seller; (ii) note A-2, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller; and (iii) note A-3, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which Citi Real Estate Funding Inc. is acting as mortgage loan seller. German American Capital Corporation will have acquired the portion of such mortgage loan as to which it is acting as mortgage loan seller from Deutsche Bank AG, New York Branch on or prior to the closing date.
(6)	The Garden State Plaza mortgage loan (5.1%) is part of a whole loan as to which separate notes are being sold by Goldman Sachs Mortgage Company and German American Capital Corporation. The Garden State Plaza whole loan was co-originated by Goldman Sachs Bank USA, German American Capital Corporation and Natixis Real Estate Capital LLC. The Garden State Plaza mortgage loan is evidenced by three (3) promissory notes: (i) note A-1-C1, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller; (ii) note A-1-C2, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which Goldman Sachs Mortgage Company is acting as mortgage loan seller and (iii) note A-2-C1, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which German American Capital Corporation is acting as mortgage loan seller.
See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.
Master Servicer	Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, is expected to act as the master servicer and will be responsible for the master servicing and administration of the serviced mortgage loans and any related serviced companion loans pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of the master servicer are located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210. See “Transaction Parties—The Master Servicer” and “Pooling and Servicing Agreement”.
Prior to the related servicing shift securitization date, any servicing shift whole loan will be serviced by the master servicer under the pooling and servicing agreement. From and after a related servicing shift securitization date, the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Primary Servicer	Berkadia Commercial Mortgage LLC is expected to be the cashiering sub-servicer with respect to the Highland Multifamily Portfolio mortgage loan (8.5%), and is also the master servicer

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under (i) the TYSN 2023-CRNR trust and servicing agreement, which governs the servicing of the Tysons Corner Center mortgage loan (8.4%) and (ii) the NJ Trust 2023-GSP trust and servicing agreement, which governs the servicing of the Garden State Plaza mortgage loan (5.1%). The principal servicing office of Berkadia Commercial Mortgage LLC is located at 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002. See “Transaction Parties—The Primary Servicer”.
Special Servicer	Rialto Capital Advisors, LLC, a Delaware limited liability company, is expected to act as special servicer with respect to the serviced mortgage loans (other than any applicable excluded special servicer loan) and any related serviced companion loans. The special servicer will be primarily responsible for (i) making decisions and performing certain servicing functions with respect to such serviced mortgage loans and any related serviced companion loans as to which a special servicing transfer event (such as a default or an imminent default) is continuing and (ii) in certain circumstances, reviewing, evaluating, processing and providing or withholding consent as to certain “major decisions” and “special servicer non-major decisions” and other transactions and performing certain enforcement actions relating to such serviced mortgage loans and any related serviced companion loans for which a special servicing transfer event has not occurred, in each case pursuant to the pooling and servicing agreement. The principal servicing offices of Rialto Capital Advisors, LLC are located at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131. See “Transaction Parties—The Special Servicer” and “Pooling and Servicing Agreement”.
If the special servicer obtains knowledge that it has become a borrower party with respect to any serviced mortgage loan and any related serviced companion loan (referred to as an “excluded special servicer loan”), if any, the special servicer will be required to resign as special servicer of that excluded special servicer loan. See “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause”.
Rialto Capital Advisors, LLC is expected to be appointed as the special servicer by RREF IV-D AIV RR, LLC or its affiliate, which is expected to purchase each of the Class G-RR and Class J-RR certificates and, on the closing date, is expected to appoint itself or its affiliate to be the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loans, any applicable excluded loans and any servicing shift mortgage loan) and any related serviced companion loans. In addition, RREF IV Debt AIV, LP (the parent of RREF IV-D AIV RR, LLC) or its affiliate is expected to purchase the Class D, Class E, Class F, Class X-D and Class X-F certificates. See “Pooling and Servicing Agreement—The Directing Holder”.

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Rialto Capital Advisors, LLC, or its affiliate, assisted RREF IV-D AIV RR, LLC or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.
Prior to the related servicing shift securitization date, any servicing shift whole loan, if necessary, will be specially serviced by the special servicer under the pooling and servicing agreement. From and after a related servicing shift securitization date, the related servicing shift whole loan will be specially serviced, if necessary, under, and by the special servicer designated in, the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Trustee	Computershare Trust Company, N.A., a national banking association, will be the trustee. The corporate trust office of Computershare Trust Company, N.A. is located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations). Following the transfer of the mortgage loans to the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record for each serviced mortgage loan and any related serviced companion loans. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.
The initial mortgagee of record with respect to any servicing shift mortgage loan will be the trustee under the pooling and servicing agreement. From and after a related servicing shift securitization date, the mortgagee of record with respect to any related servicing shift mortgage loan will be the trustee designated in the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Certificate Administrator	Computershare Trust Company, N.A., a national banking association, will be certificate administrator. The certificate administrator will also be required to act as custodian, 17g-5 information provider, certificate registrar and authenticating agent. The corporate trust offices of Computershare Trust Company, N.A., in its capacity as certificate administrator, are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 (among other locations), and for certificate transfer services, Computershare Trust Company, N.A., 1505 Energy Park Drive, St. Paul, Minnesota 55108. See “Transaction Parties—The Trustee and the Certificate Administrator” and “Pooling and Servicing Agreement”.
The custodian with respect to any servicing shift mortgage loan will be the certificate administrator, in its capacity as custodian under the pooling and servicing agreement. After any related servicing shift securitization date, the custodian of the related mortgage file (other than the promissory note evidencing the related servicing shift mortgage loan) will be the custodian under

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the related servicing shift pooling and servicing agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Servicing Shift Mortgage Loans”.
Operating Advisor	BellOak, LLC, a California limited liability company, will be the operating advisor. The operating advisor will have certain review and reporting responsibilities with respect to the performance of the special servicer and, in certain circumstances may recommend to the certificateholders that the special servicer be replaced. The operating advisor will generally have no obligations or consultation rights as operating advisor under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Operating Advisor”.
Asset Representations Reviewer	BellOak, LLC, a California limited liability company, will also be the asset representations reviewer. The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the certificate administrator that the required percentage of certificateholders have voted to direct a review of such delinquent mortgage loans.
See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”.
Directing Holder	The directing holder will have certain consent and consultation rights in certain circumstances with respect to the serviced mortgage loans (other than any servicing shift mortgage loans or applicable excluded loan) and any related serviced companion loans, as further described in this prospectus. The directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan, any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans will be the trust directing holder. The “trust directing holder” will generally be the controlling class certificateholder (or its representative) selected by a majority of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement). See “Pooling and Servicing Agreement—The Directing Holder”. However, in certain circumstances there may be no directing holder even if there is a controlling class, and in other circumstances there will be no controlling class.
With respect to the directing holder, an “excluded loan” is a mortgage loan or whole loan with respect to which the directing holder or the holder of the majority of the controlling class certificates (by certificate balance), is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine

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loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.
The controlling class will be the most subordinate class of the Class G-RR and Class J-RR certificates then-outstanding that has an aggregate certificate balance, as notionally reduced by any cumulative appraisal reduction amounts allocable to such class, at least equal to 25% of the initial certificate balance of that class. No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing holder.
RREF IV-D AIV RR, LLC or its affiliate is expected to purchase each of the Class G-RR and Class J-RR certificates and, on the closing date, is expected to appoint itself or its affiliate as the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any excluded loans and any servicing shift mortgage loan) and any related serviced companion loans. In addition, RREF IV Debt AIV, LP (the parent of RREF IV-D AIV RR, LLC), or its affiliate, is expected to purchase the Class D, Class E, Class F, Class X-D and Class X-F certificates.
With respect to any servicing shift whole loan, the holder of the related controlling companion loan will be the related controlling noteholder, and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan under the related intercreditor agreement. From and after the related servicing shift securitization date, the controlling noteholder of the related servicing shift whole loan is expected to be the directing holder (or equivalent party) under the related servicing shift pooling and servicing agreement and will be entitled to certain consent and consultation rights with respect to the related servicing shift whole loan, which are substantially similar to, but not necessarily identical to, those of the trust directing holder related to this securitization transaction. The trust directing holder of this securitization will only have limited consultation rights with respect to certain servicing matters or mortgage loan modifications affecting any servicing shift mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Risk Retention

Consultation Party	The “risk retention consultation parties” will be (i) a party selected by Deutsche Bank AG, New York Branch and (ii) a party selected by Citi Real Estate Funding Inc., in each case, as a holder of the VRR Interest. Each risk retention consultation party will have certain non-binding consultation rights in certain circumstances (i) for so long as no consultation termination event is continuing, with respect to any serviced mortgage loan (other than any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans that is

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a specially serviced loan, and (ii) during the continuance of a consultation termination event, with respect to any serviced mortgage loan (other than any applicable excluded loan and servicing shift mortgage loan) and any related serviced companion loans, as further described in this prospectus. For the avoidance of doubt, no risk retention consultation party will have any consultation rights with respect to any applicable excluded loan. Deutsche Bank AG, New York Branch and Citi Real Estate Funding Inc. (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.
With respect to any risk retention consultation party, an “excluded loan” is a mortgage loan or whole loan with respect to which such risk retention consultation party or the person entitled to appoint such risk retention consultation party is a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has accelerated the related mezzanine loan or commenced foreclosure or enforcement proceedings against the equity collateral pledged to secure the related mezzanine loan, or any borrower party affiliate thereof.

Non-Serviced Mortgage Loan

Related Parties	With respect to each non-serviced mortgage loan, the entities acting or expected to act as of the date of this prospectus as master servicer, special servicer, trustee, custodian, directing holder (or equivalent party), operating advisor and asset representations reviewer (or, in each case, in similar capacities) are identified in the table titled “Non-Serviced Whole Loans” under “—Whole Loans” below in connection with the related securitization transactions. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Certain Affiliations	The originators, the sponsors, the underwriters and parties to the pooling and servicing agreement have various roles in this transaction as well as certain relationships with parties to this transaction and certain of their affiliates. These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

Relevant Dates and Periods

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in January 2024 (or, in the case of any mortgage loan that has its first due date after January 2024, the date that would have been its due date in January 2024 under the terms of that mortgage loan if a monthly payment were scheduled to be due in that month) and the date of origination of such mortgage loan.
Closing Date	On or about January 31, 2024.

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Distribution Date	The 4th business day following each determination date. The first distribution date will be in February 2024.
Determination Date	The 6th day of each month or, if the 6th day is not a business day, then the business day immediately following such 6th day.
Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.
Interest Accrual Period	Interest will accrue on the offered certificates during the calendar month immediately preceding the related distribution date. Interest will be calculated on the offered certificates based on a 360-day year consisting of 30-day months, or a “30/360 basis”.
Collection Period	For any mortgage loan to be held by the issuing entity and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan occurring in the month in which that distribution date occurs. However, in the event that the last day of a collection period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that collection period on the business day immediately following that last day will be deemed to have been received during that collection period and not during any other collection period.

Assumed Final Distribution Date;

Rated Final Distribution Date	Each class of offered certificates will have the assumed final distribution dates set forth below, which have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date”:
Class A-1	November 2028
Class A-2	NAP – December 2028(1)
Class A-3	January 2029
Class X-A	January 2029
Class A-M	January 2029
Class B	January 2029
Class C	January 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $250,000,000.
The rated final distribution date for each class of offered certificates will be the distribution date in January 2057.

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The issuing entity will be formed pursuant to the pooling and servicing agreement.

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The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

The foregoing illustration does not take into account the sale of any non-offered certificates.

Offered Certificates

General	We are offering the following classes of Benchmark 2024-V5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-V5 set forth below (referred to as the “offered certificates”):
●	Class A-1
●	Class A-2
●	Class A-3
●	Class X-A
●	Class A-M
●	Class B
●	Class C
The certificates will consist of (i) the offered certificates and (ii) each class of non-offered certificates, which consists of the Class X-B, Class X-D, Class X-F, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates and the VRR Interest (collectively referred to as the “non-offered certificates”). The offered certificates and the non-offered certificates (other than the Class R certificates and the VRR Interest) are

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collectively referred to as the “non-VRR certificates”. The offered certificates and the non-offered certificates are collectively referred to as the “certificates”. The Class G-RR and Class J-RR certificates are collectively referred to as the “HRR certificates”.

Certificate Balances and

Notional Amounts	Each class of offered certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
	Initial Certificate Balance or Notional Amount
Class A-1	$365,000
Class A-2	(1)
Class A-3	(1)
Class X-A	$721,499,000	(2)
Class A-M	$120,250,000
Class B	$37,578,000
Class C	$26,842,000

(1)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial certificate balance of the Class A-2 certificates will be between $0 and $250,000,000, and the initial certificate balance of the Class A-3 certificates will be between $350,884,000 and $600,884,000.
(2)	The notional amount of the Class X-A certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of the Class X-A certificates (or, if as a result of such pricing the pass-through rate of the Class X-A certificates is equal to zero, such Class X-A certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of the Class X-A certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of the Class X-A certificates.

Pass-Through Rates

A. Offered Certificates	Each class of offered certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate for each class of offered certificates is set forth below:
Class A-1	[_]%(1)
Class A-2	[_]%(1)
Class A-3	[_]%(1)
Class X-A	[_]%(2)
Class A-M	[_]%(1)
Class B	[_]%(1)
Class C	[_]%(1)

(1)	The pass-through rates for the Class A-1, Class A-2, Class A-3, Class A-M, Class B and Class C certificates, in each case, will be one of (i) a fixed per annum rate, (ii) the WAC rate, (iii) a rate equal to the lesser of a specified pass-through rate and the WAC rate, or (iv) the WAC rate, less a specified rate, but in any case not less than 0.000%.
(2)	The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the WAC rate, over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3 and Class A-M

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certificates for that distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date.

See “Description of the Certificates—Distributions—Pass-Through Rates”.

B. Interest Rate Calculation

Convention	Interest on the offered certificates at their applicable pass-through rates will be calculated based on a 30/360 basis.
For purposes of calculating the pass-through rates on each class of Class X certificates and any other class of certificates that has a pass-through rate limited by, equal to or based on the weighted average net mortgage interest rate (which calculation does not include any companion loan interest rate), the mortgage loan interest rates will not reflect any default interest rate, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower’s bankruptcy or insolvency.
For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year (“actual/360 basis”), will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount”.

C. Servicing and

Administration Fees	The master servicer and the special servicer will be entitled to a master servicing fee and a special servicing fee, respectively, from the payments on each mortgage loan (other than a non-serviced mortgage loan with respect to the special servicing fee only), any related serviced companion loans and any related REO loans and, (a) with respect to the master servicing fee, if unpaid after final recovery on the related mortgage loan, out of general collections with respect to the other mortgage loans and (b) with respect to the special servicing fees, if the related loan interest payments (or other collections in respect of the related mortgage loan or mortgaged property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date, including the master servicing fee and the portion of the servicing fee payable to any primary servicer or subservicer, is calculated on the stated principal amount of each mortgage loan and any related serviced companion loans at the servicing fee rate equal to a per annum rate ranging from 0.00250% to 0.03125%.
The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

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The special servicing fee for each distribution date is calculated based on the stated principal amount of each serviced mortgage loan and any related serviced companion loans as to which a special servicing transfer event is continuing (including any REO loans), on a loan-by-loan basis at the special servicing fee rate equal to the greater of 0.25% per annum and the rate that would result in a special servicing fee of $5,000 for the related month. The special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan.
The workout fee will generally be payable with respect to each specially serviced loan and any related serviced companion loans which has become a “corrected loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the commercially reasonable judgment of the special servicer). The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced whole loan, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal (or, if such rate would result in an aggregate workout fee of less than $25,000, then such higher rate as would result in an aggregate workout fee equal to $25,000) and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.
A liquidation fee will generally be payable with respect to each specially serviced loan (and any related serviced companion loans) and any related REO property, each mortgage loan (and any related serviced companion loan) repurchased by a mortgage loan seller or other applicable party or that is subject to a loss of value payment or each defaulted mortgage loan that is a non-serviced mortgage loan sold by the special servicer, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds. The liquidation fee for each mortgage loan (and any related serviced companion loans) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then the liquidation fee rate will be equal to such higher rate as would result in an aggregate liquidation fee equal to $25,000) and (2) $1,000,000.

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Workout fees and liquidation fees paid by the issuing entity with respect to each serviced mortgage loan and any related serviced companion loans will be subject to an aggregate cap per serviced mortgage loan and any related serviced companion loans of $1,000,000 as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”. Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.
Any primary servicing fees or sub-servicing fees with respect to each serviced mortgage loan and any related serviced companion loan will be paid by the master servicer out of the fees described above.
The master servicer and the special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”.
The certificate administrator fee for each distribution date is calculated on the stated principal amount of each serviced mortgage loan and REO loan at a per annum rate equal to 0.01065%. The trustee fee will be payable by the certificate administrator from the certificate administrator fee.
The operating advisor will be entitled to a fee on each distribution date calculated on the stated principal amount of each mortgage loan and REO loan (including non-serviced mortgage loans but excluding any companion loans) at a per annum rate equal to 0.00206%.
The asset representations reviewer will be entitled to a reasonable hourly fee (to be paid by the applicable mortgage loan seller except as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”) upon the completion of the review it conducts with respect to certain delinquent mortgage loans, which will be subject to a cap as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Asset Representations Reviewer Compensation”.
Each party to the pooling and servicing agreement will also be entitled to be reimbursed by the issuing entity for costs, expenses and liabilities borne by them in certain circumstances. Fees and expenses payable by the issuing entity to any party to the pooling and servicing agreement will be generally payable prior to any distributions to certificateholders.
Additionally, with respect to each distribution date, an amount equal to the product of 0.00050% per annum multiplied by the stated principal amount of each mortgage loan and any REO loan will be payable to CRE Finance Council© as a license fee for use of its name and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

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Payment of the fees and reimbursement of the costs and expenses described above will generally have priority over the distribution of amounts payable to the certificateholders. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” and “—Limitation on Liability; Indemnification”.
With respect to each non-serviced mortgage loan set forth in the following table, the related master servicer under the related pooling and servicing agreement governing the servicing of that mortgage loan will be entitled to a primary servicing fee (which includes any sub-servicing fee) at a rate equal to a per annum rate set forth in the following table, and the related special servicer under the related pooling and servicing agreement will be entitled to a special servicing fee at a rate equal to the per annum rate set forth below. In addition, each party to the related pooling and servicing agreement governing the servicing of such non-serviced whole loan will be entitled to receive other fees and reimbursements with respect to the related non-serviced mortgage loan in amounts, from sources, and at frequencies, that are similar, but not necessarily identical, to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to the related non-serviced whole loan), such amounts will be reimbursable from general collections on the mortgage loans to the extent not recoverable from the related non-serviced whole loan and to the extent allocable to the related non-serviced mortgage loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

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Non-Serviced Whole Loans(1)
Non-Serviced Loan	Primary Servicing Fee and Sub-Servicing Fee Rate(2)(3)	Special Servicing Fee Rate(2)(4)
Tysons Corner Center	0.0026125%	0.25000%
Garden State Plaza	0.003001%	0.25000%
Warwick New York	0.00125%	0.25000%
Philadelphia Marriott Downtown	0.00125%	0.25000%

(1)	Does not reflect the Galleria at Tyler mortgage loan, a servicing shift mortgage loan. With respect to any servicing shift mortgage loan, after the securitization of the related controlling pari passu companion loan, such mortgage loan will be a non-serviced mortgage loan, and the related servicing shift master servicer and related servicing shift special servicer under the related servicing shift pooling and servicing agreement will be entitled to a primary servicing fee and special servicing fee, respectively, as will be set forth in such related servicing shift pooling and servicing agreement.
(2)	The fees related to the whole loans listed in the above chart relate to securitization transactions that have either closed or are expected to close on or prior to the closing date, and, in certain instances are based on publicly available information.
(3)	The related non-serviced master servicer and/or sub-servicer under the applicable non-serviced trust and servicing agreement or pooling and servicing agreement, as applicable, will be entitled to a primary servicing fee (and in certain cases, a sub-servicing fee) at a rate equal to a per annum rate set forth in the chart, which is included as part of the servicing fee rate
(4)	In the case of certain mortgage loans, the Special Servicing Fee Rate will be subject to a cap or floor amount.

Distributions

A. Allocation Between VRR Interest

and Non-VRR Certificates	The aggregate amount available for distribution to holders of the certificates (including the VRR Interest) on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the non-VRR certificates, on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial certificate balance of the VRR Interest, and the denominator of which is the aggregate initial certificate balance of all of the classes of principal balance certificates and the initial certificate balance of the VRR Interest; and (b) the non-VRR certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the percentage referenced in clause (a). With respect to each of the VRR Interest and the non-VRR certificates, the percentage referred to in the preceding sentence

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is referred to in this prospectus as its “percentage allocation entitlement”.
B. Amount and Order of Distributions	On each distribution date, funds available for distribution to the holders of the non-VRR certificates (exclusive of any portion thereof that represents the related percentage allocation entitlement of any yield maintenance charges and prepayment premiums) and the Class R certificates will be distributed in the following amounts and order of priority:
First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;
Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the certificate balances of those classes, in the following priority:
First, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero;
Second, to principal on the Class A-2 certificates, until the certificate balance of the Class A-2 certificates has been reduced to zero; and
Third, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero.
However, if the certificate balances of each class of principal balance certificates, other than the Class A-1, Class A-2 and Class A-3 certificates, have been reduced to zero, funds available for distributions of principal will be distributed to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on their respective certificate balances;
Third, to the Class A-1, Class A-2 and Class A-3 certificates, pro rata, based on the aggregate unreimbursed losses, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes;
Fourth, to the Class A-M certificates, as follows: (a) to interest on the Class A-M certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-M certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class A-M certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;
Fifth, to the Class B certificates, as follows: (a) to interest on the Class B certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher

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priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class B certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;
Sixth, to the Class C certificates, as follows: (a) to interest on the Class C certificates in the amount of its interest entitlement; (b) to the extent of funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C certificates until its certificate balance has been reduced to zero; and (c) to reimburse the Class C certificates for any previously unreimbursed losses on the mortgage loans that were previously allocated to that class of certificates;
Seventh, to the non-offered certificates (other than the Class X-B, Class X-D, Class X-F and Class R certificates and the VRR Interest), in the amounts and order of priority described in “Description of the Certificates—Distributions”; and
Eighth, to the Class R certificates, any remaining amounts.
For more detailed information regarding distributions on the certificates, see “Description of the Certificates—Distributions—Priority of Distributions”.
C. Interest and Principal Entitlements	A description of the interest entitlement of each class of non-VRR certificates can be found in “Description of the Certificates—Distributions—Interest Distribution Amount”. A description of the interest entitlements of the VRR Interest can be found in “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”. As described in those sections, there are circumstances in which your interest entitlement for a distribution date could be less than one full month’s interest at the pass-through rate on your certificate’s balance or notional amount.
A description of the amount of principal required to be distributed to each class of certificates on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

D. Yield Maintenance Charges,

Prepayment Premiums	Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. Yield maintenance charges and prepayment premiums with respect to the mortgage loans that are allocated to the non-VRR certificates

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will be further allocated as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.
For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

E. Subordination, Allocation of

Losses and Certain Expenses	The following chart generally sets forth the manner in which the payment rights of certain classes of non-VRR certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of non-VRR certificates. On any distribution date, the aggregate amount available for distributions on the certificates will be allocated between the VRR Interest and the non-VRR certificates in accordance with their respective percentage allocation entitlement, and principal and interest allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in descending order (beginning with the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates), in each case as set forth in the following chart. Certain payment rights between the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates are more particularly described under “Description of the Certificates—Distributions”.

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On any distribution date, mortgage loan losses will be allocated between the VRR Interest and non-VRR certificates in accordance with their respective percentage allocation entitlement, and the mortgage loan losses allocated to the non-VRR certificates will be further allocated to the specified classes of those certificates in ascending order (beginning with certain non-VRR certificates that are not being offered by this prospectus), in each case as set forth in the chart below.

*	The Class X-A, Class X-B, Class X-D and Class X-F certificates are interest-only certificates and the Class X-B, Class X-D and Class X-F certificates are not offered by this prospectus.
**	Other than the Class X-B, Class X-D and Class X-F and Class R certificates and the VRR Interest.
Credit enhancement will be provided solely by certain classes of subordinate principal balance certificates that will be subordinate to certain classes of senior principal balance certificates as described under “Description of the Certificates—Subordination; Allocation of Realized Losses”. No other form of credit enhancement will be available for the benefit of the holders of the offered certificates. The right to payment of holders of the VRR Interest will be pro rata and pari passu with the right to payment of holders of the non-VRR certificates (as a collective whole), and, as described above, any losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, pro rata in accordance with their respective percentage allocation entitlements.
Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of non-VRR certificates (other than the Class X-A, Class X-B, Class X-D or Class X-F

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certificates) will reduce the certificate balance of that class of certificates. Principal losses and principal payments, if any, on mortgage loans that are allocated to the VRR Interest will reduce the certificate balance of the VRR Interest.
The notional amount of the Class X-A certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3 and Class A-M certificates. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates. The notional amount of the Class X-D certificates will be reduced by the aggregate amount of principal losses or principal payments, if any, allocated to the Class D and Class E certificates. The notional amount of the Class X-F certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class F certificates. The notional amount of each class of Class X certificates is subject to change depending upon the final pricing of the principal balance certificates, as follows: (1) if as a result of such pricing the pass-through rate of any class of principal balance certificates whose certificate balance comprises such notional amount is equal to the WAC rate, the certificate balance of such class of principal balance certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X certificates (or, if as a result of such pricing the pass-through rate of such class of Class X certificates is equal to zero, such class of Class X certificates may not be issued on the closing date), and/or (2) if as a result of such pricing the pass-through rate of any class of principal balance certificates that does not comprise such notional amount of such class of Class X certificates is less than the WAC rate, such class of principal balance certificates may become a part of, and increase accordingly, such notional amount of such class of Class X certificates.
To the extent funds are available on a subsequent distribution date for distribution on your offered certificates, you will be reimbursed for any losses allocated to your offered certificates in accordance with the distribution priorities.
See “Description of the Certificates—Subordination; Allocation of Realized Losses” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses” for more detailed information regarding the subordination provisions applicable to the certificates and the allocation of losses to the certificates.
F. Shortfalls in Available Funds	The following types of shortfalls will reduce the aggregate available funds and will correspondingly reduce the amount allocated to the VRR Interest and the non-VRR certificates. The reduction in amounts available for distribution to the non-VRR certificates will reduce distributions to the classes of non-VRR certificates with the lowest payment priorities:

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●	shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive;
●	shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower);
●	shortfalls resulting from the application of appraisal reductions to reduce interest advances;
●	shortfalls resulting from extraordinary expenses of the issuing entity including indemnification payments payable to the parties to the pooling and servicing agreement;
●	shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and
●	shortfalls resulting from other unanticipated or default-related expenses of the issuing entity.
In addition, prepayment interest shortfalls on the mortgage loans that are not covered by certain compensating interest payments made by the master servicer are required to be allocated between the VRR Interest, on the one hand, and the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement. The prepayment interest shortfalls allocated to the non-VRR certificates entitled to interest are required to be further allocated among the classes of non-VRR certificates, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates to the extent described in this prospectus. See “Description of the Certificates—Distributions—Priority of Distributions”.
With respect to a whole loan that is comprised of a mortgage loan, one or more subordinate companion loans and, in some cases, one or more pari passu companion loans, shortfalls in available funds resulting from any of the foregoing will result first in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related subordinate companion loan(s), and then, result in a reduction in amounts distributable in accordance with the related intercreditor agreement in respect of the related mortgage loan (and any pari passu companion loans, on a pro rata basis), which allocations to the related mortgage loan will in turn reduce distributions in respect of the certificates as described above. See “Description of the Mortgage Pool—The Whole Loans” and “Yield and Maturity Considerations—Yield Considerations—Losses and Shortfalls”.

Advances

A. P&I Advances	The master servicer will be required to advance a delinquent periodic payment on each mortgage loan (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the

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trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges.
The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the regular monthly fees payable to the certificate administrator, the trustee, the operating advisor and the CREFC® license fee.
Neither the master servicer nor the trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not held by the issuing entity.
None of the master servicer, special servicer or trustee will make, or be permitted to make, any advance in connection with the exercise of any cure rights or purchase rights granted to the holder of any subordinate companion loan under the related intercreditor agreement.
See “Pooling and Servicing Agreement—Advances”.
B. Servicing Advances	The master servicer may be required to make advances with respect to serviced mortgage loans and any related serviced companion loans to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:
●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;
●	maintain the priority of the lien on the related mortgaged property; and/or
●	enforce the related mortgage loan documents.
The special servicer will have no obligation to make any servicing advances but may in the special servicer’s discretion make such an advance on an urgent or emergency basis.

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If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable.
See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the master servicer and/or the special servicer (and the trustee, as applicable) under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.
C. Interest on Advances	The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest, compounded annually, on the above described advances at the “Prime Rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%) as published in The Wall Street Journal, as described in this prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan, until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Pooling and Servicing Agreement—Advances”.
With respect to any non-serviced mortgage loan, the applicable makers of advances under the related pooling and servicing agreement governing the servicing of the related non-serviced whole loan will similarly be entitled to interest on advances, and any accrued and unpaid interest on servicing advances made in respect of the related non-serviced mortgage loan may be reimbursed from general collections on the other mortgage loans included in the issuing entity to the extent not recoverable from such non-serviced mortgage loan and to the extent allocable to the related non-serviced mortgage loan in accordance with the related intercreditor agreement.

The Mortgage Pool

The Mortgage Pool	The issuing entity’s primary assets will be 36 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee simple and/or leasehold estate of the related borrower(s) in 102 commercial, multifamily and/or manufactured housing properties. See “Description of the Mortgage Pool—Additional Indebtedness”.
The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $884,808,617.

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In this prospectus, unless otherwise specified, (i) references to a mortgaged property (or portfolio of mortgaged properties) by name refer to such mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (ii) references to a mortgage loan by name refer to such mortgage loan secured by the related mortgaged property (or portfolio of mortgaged properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a mortgaged property name (or portfolio of mortgaged properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related mortgage loan (or, if applicable, the allocated loan amount with respect to such mortgaged property) represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization, and (iv) any parenthetical with a percent next to a mortgage loan name or a group of mortgage loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such mortgage loan or the aggregate outstanding principal balance of such group of mortgage loans, as applicable, represents of the aggregate outstanding principal balance of the pool of mortgage loans as of the cut-off date for this securitization.
Whole Loans
Unless otherwise expressly stated in this prospectus, the term “mortgage loan” refers to each of the 36 commercial mortgage loans to be held by the issuing entity. Of the mortgage loans, each of the mortgage loans in the following table is part of a larger whole loan, each of which is comprised of (i) the related mortgage loan and (ii) one or more loans that are pari passu in right of payment to the related mortgage loan (each referred to in this prospectus as a “pari passu companion loan”). Each of the pari passu companion loans and subordinate companion loans (if any) is referred to in this prospectus as a “companion loan”. The companion loans, together with their related mortgage loan, are each referred to in this prospectus as a “whole loan”.

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Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Tysons Corner Center	$73,960,000	8.4%	$636,040,000	NAP	39.4%	2.00x	13.7%	39.4%	2.00x	13.7%
DoubleTree by Hilton Hotel Orlando at SeaWorld	$60,000,000	6.8%	$25,000,000	NAP	59.4%	1.85x	17.1%	59.4%	1.85x	17.1%
Acquisition America Portfolio	$60,000,000	6.8%	$24,100,000	NAP	64.4%	1.25x	8.9%	64.4%	1.25x	8.9%
333 South Spruce Street	$50,000,000	5.7%	$28,750,000	NAP	56.0%	1.65x	11.3%	56.0%	1.65x	11.3%
Garden State Plaza	$45,000,000	5.1%	$480,000,000	NAP	28.9%	2.98x	20.2%	28.9%	2.98x	20.2%
Galleria at Tyler	$35,000,000	4.0%	$115,000,000	NAP	50.0%	1.96x	16.7%	50.0%	1.96x	16.7%
Warwick New York	$10,000,000	1.1%	$60,500,000	NAP	32.6%	2.38x	20.5%	32.6%	2.38x	20.5%
Philadelphia Marriott Downtown	$6,666,667	0.8%	$208,333,333	NAP	54.9%	1.53x	16.0%	54.9%	1.53x	16.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related whole loan, but excluding any related subordinate companion loans and any related mezzanine debt.
(2)	Calculated based on the balance of or debt service on, as applicable, the related whole loan (including any related subordinate companion loans), but excluding any related mezzanine debt.
Each of the DoubleTree by Hilton Hotel Orlando at SeaWorld, Acquisition America Portfolio and 333 South Spruce Street whole loans will be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction and is referred to in this prospectus as a “serviced whole loan”, the related companion loans are referred to in this prospectus as “serviced companion loans” and any related pari passu companion loan is referred to in this prospectus as a “serviced pari passu companion loan”.
The Galleria at Tyler whole loan (a “servicing shift whole loan”) will initially be serviced by the master servicer and the special servicer pursuant to the pooling and servicing agreement for this transaction. From and after the date on which the related controlling pari passu companion loan is securitized (the “servicing shift securitization date”), it is anticipated that the related servicing shift whole loan will be serviced under, and by the master servicer designated in, the related pooling and servicing agreement or trust and servicing agreement, as applicable, entered into in connection with such securitization (each, a “servicing shift pooling and servicing agreement”). Prior to the related servicing shift securitization date, such servicing shift whole loan will be a “serviced whole loan”. On and after a related servicing shift securitization date, the related servicing shift whole loan will be a “non-serviced whole loan”.
Each mortgage loan identified in the following table will not be serviced under the pooling and servicing agreement for this transaction and instead will be serviced under a separate pooling and servicing agreement or trust and servicing agreement, as applicable, identified in the following table relating to the securitization of a related companion loan and is, together with the related companion loan(s), referred to in this prospectus as a “non-serviced whole loan”. Each related mortgage loan is referred to as a “non-serviced mortgage loan” and each of the related companion loans are referred to in this prospectus as a

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“non-serviced companion loan”. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Non-Serviced Whole Loans(1)

Loan Name	Transaction/ Pooling/Trust and Servicing Agreement(2)	% of Initial Pool Balance	Master Servicer	Special Servicer	Trustee	Certificate Administrator and Custodian	Initial Directing Party(3)	Operating Advisor	Asset Representations Reviewer
Tysons Corner Center	TYSN 2023-CRNR	8.4%	Berkadia Commercial Mortgage LLC	Situs Holdings, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	N/A	N/A	N/A
Garden State Plaza	NJ Trust 2023-GSP	5.1%	Berkadia Commercial Mortgage LLC	Argentic Services Company LP	Computershare Trust Company, National Association	Computershare Trust Company, National Association	Prima Capital Advisors LLC	Pentalpha Surveillance LLC	N/A
Warwick New York	Benchmark 2023-V4	1.1%	Midland Loan Services, a Division of PNC Bank, National Association	K-Star Asset Management LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	KKR CMBS IIII Aggregator Category 2 L.P.	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC
Philadelphia Marriott Downtown	BBCMS 2023-5C23	0.8%	Midland Loan Services, a Division of PNC Bank, National Association	LNR Partners, LLC	Computershare Trust Company, National Association	Computershare Trust Company, National Association	LNR Securities Holdings, LLC	Park Bridge Lender Services LLC	Park Bridge Lender Services LLC

(1)	Does not reflect the Galleria at Tyler whole loan, which will be a servicing shift whole loan. With respect to any servicing shift whole loan, on and after the related servicing shift securitization date, such servicing shift whole loan will also be a non-serviced whole loan and the related mortgage loan will be a non-serviced mortgage loan.
(2)	The identification of a “Transaction/Pooling and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has included, or is expected to include, the related controlling note for such whole loan.
(3)	The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.
For further information regarding the whole loans, see “Description of the Mortgage Pool—The Whole Loans”, and for information regarding the servicing of the non-serviced whole loan, see “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.
Mortgage Loan Characteristics
The following table sets forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this prospectus, various information presented in this prospectus (including loan-to-value ratios, debt service coverage ratios, debt yields and cut-off date balances per net rentable square foot, pad, room or unit, as applicable) with respect to any mortgage loan with one or more pari passu companion loans or subordinate companion loans is calculated including the principal balance and debt service payment of the related pari passu companion loan(s), but is calculated excluding any related subordinate companion loans, mezzanine debt or preferred equity. However, unless specifically indicated, for the purpose of numerical and statistical information with respect to the composition of the mortgage pool contained in this prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), no subordinate companion loan is reflected in this prospectus.

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The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

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The mortgage loans will have the following approximate characteristics as of the cut-off date:
Cut-off Date Mortgage Loan Characteristics
All Mortgage Loans
Initial Pool Balance(1)	$884,808,617
Number of mortgage loans	36
Number of mortgaged properties	102
Range of Cut-off Date Balances	$2,250,000 to $75,000,000
Average Cut-off Date Balance	$24,578,017
Range of Mortgage Rates	4.50000% to 8.95000%
Weighted average Mortgage Rate	6.99234%
Range of original terms to maturity(2)	60 months to 61 months
Weighted average original term to maturity(2)	60 months
Range of remaining terms to maturity(2)	58 months to 61 months
Weighted average remaining term to maturity(2)	60 months
Range of original amortization term(3)	360 months to 360 months
Weighted average original amortization term(3)	360 months
Range of remaining amortization terms(3)	360 months to 360 months
Weighted average remaining amortization term(3)	360 months
Range of LTV Ratios as of the Cut-off Date(4)(5)	23.1% to 73.7%
Weighted average LTV Ratio as of the Cut-off Date(4)(5)	55.6%
Range of LTV Ratios as of the maturity date/ARD(4)(5)	23.1% to 73.7%
Weighted average LTV Ratio as of the maturity date/ARD(4)(5)	55.6%
Range of UW NCF DSCR(5)(6)	1.20x to 2.98x
Weighted average UW NCF DSCR(5)(6)	1.71x
Range of UW NOI Debt Yield(5)	8.1% to 20.5%
Weighted average UW NOI Debt Yield(5)	12.7%
Percentage of Initial Pool Balance consisting of:
Interest Only	99.0%
Amortizing Balloon	1.0%

(1)	Subject to a variance of plus or minus 5%.
(2)	With respect to the MW Industries Portfolio mortgage loan (3.3%), the initial due date for such mortgage loan occurs after February 2024. On the closing date, the related mortgage loan seller will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to such mortgage loan at the related interest rate with respect to the assumed February 2024 payment date (the “Closing Date Deposit Amount”). Information presented in this prospectus reflects the contractual loan terms, however, such mortgage loan is being treated as having an initial due date in February 2024.
(3)	Does not include mortgage loans that pay interest-only until their maturity dates.
(4)	Unless otherwise indicated under “Description of the Mortgage Pool—Appraised Value”, each of the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio has been calculated using the “as-is” appraised value (which in certain cases may reflect a portfolio premium valuation). However, with respect to three mortgaged properties (4.5%) that secure (in whole or in part) three

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mortgage loans (5.3%), the related cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio was calculated based upon a valuation other than an “as is” value for each related mortgaged property. The mortgage loans are identified under “Description of the Mortgage Pool—Appraised Value.” For further information, see Annex A-1. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “Description of the Mortgage Pool—Appraised Value.”
(5)	In the case of eight (8) mortgage loans (38.5%), each of which has one or more pari passu companion loans and, in certain cases, one or more subordinate companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated including the related pari passu companion loan(s), but excluding any related subordinate companion loan(s). See the table titled “Whole Loan Summary” under “Description of the Mortgage Pool—The Whole Loans” for information about the debt service coverage ratios, loan-to-value ratios and debt yields including the subordinate companion loans.
(6)	Debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following the cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity date, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan and (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to its maturity date and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period.
All of the mortgage loans accrue interest on an actual/360 basis.
For further information regarding the Mortgage Loans, see “Description of the Mortgage Pool”.
Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency.
See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings—Default History, Bankruptcy and Other Proceedings”.

Loans Underwritten Based on

Projections of Future Income	Sixty-one (61) mortgaged properties, securing, in whole or in part, nine (9) mortgage loans (31.9%), (i) were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and, therefore, the related mortgaged property has no or limited prior operating history or the mortgage loan seller did not take the operating history into account in the underwriting of the related mortgage loan, (ii) were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information (or provided limited historical financial information) for such acquired mortgaged property or (iii) are subject to a triple-net or modified gross lease with the related sole tenant or are leased fee properties and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.
See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgaged Properties With Limited Prior Operating History”.

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Certain Variances from

Underwriting Standards	Certain of the mortgage loans may vary from the underwriting guidelines described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines”.
The mortgage loans to be contributed by German American Capital Corporation were originated in accordance with the underwriting standards of German American Capital Corporation, DBR Investments Co. Limited or Deutsche Bank AG, New York Branch, as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes,” except as otherwise described in such section with respect to the 100 Valley Hill Road (1.3%) and Four Points Greensboro (1.0%) mortgage loans under “—Exceptions” See “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines.” The mortgage loans to be contributed by Citi Real Estate Funding Inc. were originated in accordance with Citi Real Estate Funding Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by Barclays Capital Real Estate Inc. except with respect to the Oakbrook Station mortgage loan (2.1%) were originated in accordance with Barclays Capital Real Estate Inc.’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”. The Mortgage Loans to be contributed by Goldman Sachs Mortgage Company were originated in accordance with Goldman Sachs Mortgage Company’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”. The mortgage loans to be contributed by Bank of Montreal were originated in accordance with Bank of Montreal’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

Additional Aspects of Certificates

Denominations	The offered certificates with certificate balances will be issued, maintained and transferred only in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The offered certificates with notional amounts will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Registration, Clearance

and Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

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You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, in Europe, will be made in accordance with the usual rules and operating procedures of those systems.
We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, Luxembourg or Euroclear Bank, as operator of the Euroclear System, in Europe, with respect to all or any portion of any class of the offered certificates.
See “Description of the Certificates—Delivery, Form, Transfer and Denomination—Book-Entry Registration”.
Credit Risk Retention	For a discussion of the manner by which German American Capital Corporation, as retaining sponsor, intends to satisfy the credit risk retention requirements of the credit risk retention rules, see “Credit Risk Retention”.

EU Securitization Regulation

and UK Securitization Regulation	None of the sponsors, the depositor, the issuing entity, the underwriters or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Regulation (each as defined below). In particular, no such person will take any action that may be required by any prospective investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Regulation. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring or facilitating compliance by any person with any requirements of such regulations. Consequently, the certificates may not be a suitable investment for investors which are subject to any such requirements. See “Risk Factors—General Risk Factors—Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates”.

Information Available to

Certificateholders	On each distribution date, the certificate administrator will prepare and make available to each certificateholder a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the issuing entity. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.
Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

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●	BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Recursion Co., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC, Thomson Reuters Corporation, CRED iQ and KBRA Analytics, LLC;
●	The certificate administrator’s website initially located at www.ctslink.com; and
●	The master servicer’s website initially located at www.pnc.com/midland.
Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus.
The issuing entity may also be terminated in connection with a voluntary exchange of all the then-outstanding certificates (other than the Class R certificates) for the mortgage loans held by the issuing entity, provided that (i) the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding and (ii) there is only one holder (or multiple holders acting unanimously) of the outstanding certificates (other than the Class R certificates).
See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Required Repurchases or

Substitutions of Mortgage Loans;

Loss of Value Payment	Under certain circumstances, the related mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may be obligated to (i) repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the issuing entity or (ii) make a cash payment that would be deemed sufficient to compensate the issuing entity in the event of a document defect or a breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trust or any certificateholders in the mortgage loan or mortgaged property or causes the mortgage loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(but without regard to the rule of Treas. Reg. Section 1.860G-2(f)(2) that causes a defective loan to be treated as a “qualified mortgage”); provided that with respect to each of the Tysons Corner Center,

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Blue Owl Tenneco Portfolio (Pool B), DoubleTree by Hilton Hotel Orlando at SeaWorld and Garden State Plaza mortgage loans, each related mortgage loan seller will be obligated to take the above remedial actions only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. See “Description of the Mortgage Loan Purchase Agreements”.
Sale of Defaulted Loans	Pursuant to the pooling and servicing agreement, the special servicer is required to use reasonable efforts to solicit offers for defaulted serviced mortgage loans and any related serviced companion loans and/or related REO properties and accept the first (and, if multiple offers are received, the highest) cash offer from any person that constitutes a fair price for such defaulted serviced mortgage loan and any related serviced companion loans or related REO property, determined as described in “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Sale of Defaulted Loans and REO Properties”, unless the special servicer determines, in accordance with the servicing standard, that rejection of such offer would be in the best interests of the certificateholders and the related companion loan holders (as a collective whole as if such certificateholders and such companion loan holders constituted a single lender and, with respect to a whole loan with a subordinate companion loan, taking into account the subordinate nature of such subordinate companion loan).
If a non-serviced mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer under the related pooling and servicing agreement or trust and servicing agreement, as applicable, for the related pari passu companion loan determines to sell such pari passu companion loan, then that special servicer will be required to sell such non-serviced mortgage loan together with the related pari passu companion loan and any related subordinate companion loans, in a manner similar to that described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.
Pursuant to each mezzanine loan intercreditor agreement with respect to the mortgage loans with mezzanine indebtedness, the holder of the related mezzanine loan has the right to purchase the related mortgage loan as described in “Description of the Mortgage Pool—Additional Indebtedness”. Additionally, in the case of mortgage loans that permit certain equity owners of the borrower to incur future mezzanine debt as described in “Description of the Mortgage Pool—Additional Indebtedness”, the related mezzanine lender may have the option to purchase the related mortgage loan after certain defaults. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”, “—Sale of Defaulted Loans and REO Properties” and “Description of the Mortgage Pool—The Whole Loans”.

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Tax Status	Elections will be made to treat designated portions of the issuing entity as two separate REMICs (the “Lower-Tier REMIC” and the “Upper-Tier REMIC” and, together, the “Trust REMICs”) for federal income tax purposes.
Pertinent federal income tax consequences of an investment in the offered certificates include:
●	Each class of offered certificates will constitute REMIC “regular interests”.
●	The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.
●	You will be required to report income on your offered certificates using the accrual method of accounting.
●	It is anticipated that the Class [_] certificates will be issued with original issue discount, that the Class [_] certificates will be issued with de minimis original issue discount and that the Class [_] certificates will be issued at a premium for federal income tax purposes.
See “Material Federal Income Tax Considerations”.
Certain ERISA Considerations	Subject to important considerations described under “Certain ERISA Considerations”, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.
Legal Investment	None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.
If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.
The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this prospectus).
See “Legal Investment”.

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Ratings	The offered certificates will not be issued unless each of the offered classes receives a credit rating from one or more of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates. The decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of certificates after the date of this prospectus.
See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings”.

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SUMMARY OF RISK FACTORS

Investing in the certificates involves risks. Any of the risks set forth in this prospectus under the heading “Risk Factors” may have a material adverse effect on the cash flow on one or more mortgaged properties, the related borrowers’ ability to meet their respective payment obligations under the mortgage loans, and/or on your certificates. As a result, the market price of the certificates could decline significantly and you could lose a part or all of your investment. You should carefully consider all the information set forth in this prospectus and, in particular, evaluate the risks set forth in this prospectus under the heading “Risk Factors” before deciding to invest in the certificates. The following is a summary of some of the principal risks associated with an investment in the certificates:

Special Risks

●	COVID-19: Economic conditions and restrictions on enforcing landlord rights due to the COVID-19 pandemic and related governmental countermeasures may adversely affect the borrowers and/or the tenants and, therefore, the certificates. In addition, the underwriting of certain mortgage loans and the appraisals and property condition reports for certain mortgaged properties may not reflect current conditions with respect to the mortgaged properties or the borrowers.

Risks Relating to the Mortgage Loans

●	Non-Recourse Loans: The mortgage loans are non-recourse loans, and in the event of a default on a mortgage loan, recourse generally may only be had against the specific mortgaged property(ies) and other assets that have been pledged to secure the mortgage loan. Consequently, payment on the certificates is dependent primarily on the sufficiency of the net operating income or market value of the mortgaged properties, each of which may be volatile.
●	Borrowers: Frequent and early occurrence of borrower delinquencies and defaults may adversely affect your investment. Bankruptcy proceedings involving borrowers, borrower organizational structures and additional debt incurred by a borrower or its sponsors may increase risk of loss. In addition, borrowers may be unable to refinance or repay their mortgage loans at the maturity date.
●	Property Performance: Certificateholders are exposed to risks associated with the performance of the mortgaged properties, including location, competition, condition (including environmental conditions), maintenance, ownership, management, and litigation. Property values may decrease even when current operating income does not. The property type (e.g., office, mixed use, hospitality, retail, industrial, self-storage and multifamily) may present additional risks.
●	Loan Concentration: Certain of the mortgage loans represent significant concentrations of the mortgage pool as of the cut-off date. A default on one or more of such mortgage loans may have a disproportionate impact on the performance of the certificates.
●	Property Type Concentration: Certain property types represent significant concentrations of the mortgaged properties securing the mortgage pool as of the cut-off date, based on allocated loan amounts. Adverse developments with respect to those property types or related industries may have a disproportionate impact on the performance of the certificates.
●	Other Concentrations: Losses on loans to related borrowers or cross-collateralized and cross-defaulted loan groups, geographical concentration of the mortgaged properties, and concentration of tenants among the mortgaged properties, may disproportionately affect distributions on the offered certificates.
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●	Tenant Performance: The repayment of a commercial or multifamily mortgage loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Therefore, the performance of the mortgage loans will be highly dependent on the performance of tenants and tenant leases.
●	Significant Tenants: Properties that are leased to a single tenant or a tenant that comprises a significant portion of the rental income are disproportionately susceptible to interruptions of cash flow in the event of a lease expiration or termination or a downturn in the tenant’s business.
●	Underwritten Net Cash Flow: Underwritten net cash flow for the mortgaged properties could be based on incorrect or flawed assumptions.
●	Appraisals: Appraisals may not reflect the current or future market value of the mortgaged properties.
●	Inspections: Property inspections may not identify all conditions requiring repair or replacement.
●	Insurance: The absence or inadequacy of terrorism, fire, flood, earthquake and other insurance may adversely affect payment on the certificates.
●	Zoning: Changes in zoning laws may affect the ability to repair or restore a mortgaged property. Properties or structures considered to be “legal non-conforming” may not be able to be restored or rebuilt “as-is” following a casualty or loss.

Risks Relating to Conflicts of Interest

●	Transaction Parties: Conflicts of interest may arise from the transaction parties’ relationships with each other or their economic interests in the transaction.
●	Directing Holder and Companion Holders: Certain certificateholders and companion loan holders have control and/or consent rights regarding the servicing of the mortgage loans and related whole loans. Such rights include rights to remove and replace the special servicer without cause and/or to direct or recommend the applicable special servicer or non-serviced special servicer to take actions that conflict with the interests of holders of certain classes of certificates. The right to remove and replace the special servicer may give the directing holder the ability to influence the special servicer’s servicing actions in a manner that may be more favorable to the directing holder relative to other certificateholders.

Other Risks Relating to the Certificates

●	Limited Obligations: The certificates will only represent ownership interests in the issuing entity, and will not be guaranteed by the sponsors, the depositor or any other person. The issuing entity’s assets may be insufficient to repay the offered certificates in full.
●	Uncertain Yields to Maturity: The offered certificates have uncertain yields to maturity. Prepayments on the underlying mortgage loans will affect the average lives of the certificates; and the rate and timing of prepayments may be highly unpredictable. Optional early termination of the issuing entity may also adversely impact your yield or may result in a loss.
●	Rating Agency Feedback: Future events could adversely impact the credit ratings and value of your certificates.
●	Limited Credit Support: Credit support provided by subordination of certain certificates is limited and may not be sufficient to prevent loss on the offered certificates.

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RISK FACTORS

You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. We note that additional risks and uncertainties not presently known to us may also impair your investment.

This prospectus also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus.

Special Risks

Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans

A global outbreak of a novel coronavirus (SARS-CoV-2) and a related respiratory disease (“COVID-19”) spread throughout the world, including the United States, causing a global pandemic. The COVID-19 pandemic was declared a public health emergency of international concern by the World Health Organization, and the former president of the United States made a declaration under the Robert T. Stafford Disaster Relief and Emergency Assistance Act. A significant number of countries and the majority of state governments in the United States made emergency declarations and attempted to slow the spread of the virus by providing social distancing guidelines, issuing stay-at-home orders and mandating the closure of certain non-essential businesses.

The COVID-19 pandemic and the responses thereto led to severe disruptions in the global supply chain, the financial and other markets, significant increases in unemployment, significant reductions in consumer demand and downturns in the economies of many nations, including the United States, and the global economy in general. We cannot assure you whether or when all people and nations will resume full economic activity.

Furthermore, we cannot assure you as to if and when the operations of commercial tenants and the income earning capacity of residential tenants will reach pre-COVID-19 pandemic levels. Prospective investors should also consider the impact that one or more future surges in COVID-19 cases could have on economic conditions. We cannot assure you that future regional or broader outbreaks of COVID-19 or other diseases will not result in resumed or additional countermeasures from governments.

With respect to the mortgage pool, it is unclear how many borrowers were adversely affected by the COVID-19 pandemic. To the extent borrowers were adversely affected, such borrowers may have less ability to weather future downturns in business occasioned by future surges in COVID-19 cases which may render them unable to meet their payment obligations under the mortgage loans, which may result in shortfalls in distributions of interest and/or principal to the holders of the certificates, and ultimately losses on the certificates. Some borrowers may seek forbearance arrangements at some point in the near future (if they have not already made such requests). You should be prepared for the possibility that a significant number of borrowers will not make timely payments on their mortgage loans at some point during the continuance of the COVID-19 pandemic. In response, the applicable special servicer may implement a range of actions with respect to affected borrowers and the related mortgage loans to forbear or extend or otherwise modify the loan terms consistent with the applicable servicer’s customary servicing practices. Such actions may also lead to shortfalls and losses on the certificates. Further, certain borrowers may have lease provisions that allow them to abate rent or terminate their leases if their business is affected by COVID-19 or another epidemic or pandemic.

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Investors should understand that the underwriting of mortgage loans may be based in part on pre-COVID-19 pandemic performance. When evaluating the financial information, occupancy percentages and mortgaged property valuations presented in this prospectus (including certain information set forth in “Summary of Certificates”, “Description of the Mortgage Pool—Mortgage Pool Characteristics”, “Description of the Mortgage Pool—Certain Calculations and Definitions”, Annex A-1, Annex A-2 and Annex A-3), investors should take into consideration the dates as of which historical financial information and occupancy percentages are presented and appraisals and property condition reports were conducted and that the underwritten information may not reflect (or fully reflect) the events described in this risk factor or any potential impacts of the COVID-19 pandemic. Because a pandemic of the scale and scope of the COVID-19 pandemic has not occurred in recent history, historical delinquency and loss experience is unlikely to accurately predict the performance of the mortgage loans in the mortgage pool. Investors should expect higher-than-average delinquencies and losses on the mortgage loans. The aggregate number and size of delinquent loans in a given collection period may be significant, and the applicable master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions”.

In addition, the loss models used by the rating agencies to rate the certificates may not fully reflect the effects of the COVID-19 pandemic. We cannot assure you that any future decline in economic conditions precipitated by future surges in COVID-19 or other pandemics cases and future measures implemented by governments to combat the pandemic will not result in downgrades to the ratings of the certificates.

Some borrowers may seek forbearance arrangements at some point in the future. We cannot assure you that the borrowers will be able to make debt service payments after the expiration of any such forbearance period. Some borrowers may also seek to use funds on deposit in reserve or escrow accounts to make debt service payments, rather than for the explicit purpose set forth in the mortgage loan documents. We cannot assure you that the cash flow at the mortgaged properties will be sufficient for the borrowers to replenish those reserves or escrows, which would then be unavailable for their original intended use.

The borrowers have provided additional information regarding the status of the mortgage loans and mortgaged properties. See Annex A-3 for additional information at the mortgaged properties securing the 15 largest mortgage loans. We cannot assure you that the information in that section is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates.

The effects of the COVID-19 pandemic, including those as a result of any future surges in COVID-19 cases, may continue to heighten many of the other risks described in this “Risk Factors” section, such as those related to timely payments by borrowers and tenants, mortgaged property values and the performance, market value, credit ratings and secondary market liquidity of your certificates.

Cyberattacks or Other Security Breaches Could Have a Material Adverse Effect on the Business of the Transaction Parties

In the normal course of business, the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties may collect, process and retain confidential or sensitive information regarding their customers (including mortgage loan borrowers and applicants). The sharing, use, disclosure and protection of this information is governed by the privacy and data security policies of such parties. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Although the transaction parties may devote significant resources and management focus to ensuring the integrity of their systems through information security and business continuity programs, their facilities and systems, and those of their third-party service providers, may be subject to external or internal security breaches,

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acts of vandalism, computer viruses, misplaced or lost data, programming or human errors, or other similar events. The access by unauthorized persons to, or the improper disclosure by the sponsors, the master servicer, the special servicer, the borrowers or any other transaction party of, confidential information regarding their customers or their own proprietary information, software, methodologies and business secrets could result in business disruptions, legal or regulatory proceedings, reputational damage, or other adverse consequences, any of which could materially adversely affect their financial condition or results of operations (including the servicing of the mortgage loans). Cybersecurity risks for organizations like the sponsors, the master servicer, the special servicer, the borrowers and the other transaction parties have increased recently in part because of new technologies, the use of the internet and telecommunications technologies (including mobile and other connected devices) to conduct financial and other business transactions, the increased sophistication and activities of organized crime, perpetrators of fraud, hackers, terrorists and others, and the evolving nature of these threats. For example, hackers recently have engaged in attacks against organizations that are designed to disrupt key business services. We cannot assure you that the sponsors, the master servicer, the special servicer, the borrowers or the other transaction parties will not suffer any such losses in the future.

Cyberattacks or other breaches, whether affecting the sponsors, the master servicer, the special servicer, the borrowers or other transaction parties, could result in heightened consumer concern and regulatory focus and increased costs, which could have a material adverse effect on the sponsors’, the master servicer’s, the special servicer’s, a borrower’s or another transaction party’s businesses. If the business of the sponsors or any of their affiliates is materially adversely affected by such events, the sponsors may not be able to fulfill their remedy obligations with respect to a mortgage loan.

In addition, due to the transition to remote working environments as a result of the outbreak of the COVID-19 pandemic, there is an elevated risk of such events occurring.

Risks Relating to the Mortgage Loans

Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed

The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a non-recourse loan. If a default occurs, recourse generally may be had only against the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower’s ability to refinance the mortgaged property.

Although the mortgage loans generally are non-recourse in nature, certain mortgage loans contain non-recourse carveouts for liabilities such as a result of fraud by the borrower, certain voluntary insolvency proceedings or other matters. Certain mortgage loans set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” either do not contain non-recourse carveouts or contain material limitations to non-recourse carveouts. Often these obligations are guaranteed by an affiliate of the related borrower, although liability under any such guaranty may be capped or otherwise limited in amount or scope. Furthermore, the guarantor’s net worth and liquidity may be less (and in some cases, materially less) than amounts due under the related mortgage loan or the guarantor’s sole asset may be its interest in the related borrower. Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. In all cases, however, the mortgage loans should be considered to be non-recourse obligations because neither the depositor nor the sponsors make any representation or warranty as to the obligation or ability of any borrower or guarantor to pay any deficiencies between any foreclosure proceeds and the mortgage loan indebtedness. In addition, certain mortgage loans may provide for recourse to a guarantor for a portion of the indebtedness or for any loss or costs that may be incurred by the borrower or the lender with respect to certain borrower obligations under the related mortgage loan documents. In such cases, we cannot

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assure you any recovery from such guarantor will be made or that such guarantor will have assets sufficient to pay any otherwise recoverable claim under a guaranty.

Risks of Commercial and Multifamily Lending Generally

The mortgage loans will be secured by various income producing commercial, multifamily and manufactured housing properties. The repayment of a commercial, multifamily or manufactured housing loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s ability to produce cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;
●	perceptions regarding the safety, convenience and attractiveness of the properties;
●	the characteristics and desirability of the area where the property is located;
●	the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees;
●	the proximity and attractiveness of competing properties;
●	the adequacy of the property’s management and maintenance;
●	increases in interest rates, real estate taxes and operating expenses at the property and in relation to competing properties;
●	an increase in the capital expenditures needed to maintain the properties or make improvements;
●	a decline in the businesses operated by tenants or in their financial condition;
●	an increase in vacancy rates; and
●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national or regional economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;
●	local real estate conditions, such as an oversupply of competing properties;
●	demographic factors;
●	consumer confidence;
●	consumer tastes and preferences;
●	retroactive changes in building codes;
●	changes or continued weakness in specific industry segments;
●	location of certain mortgaged properties in less densely populated or less affluent areas; and
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●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenants, at a particular mortgaged property may have leases that expire or permit the tenant(s) to terminate its lease during the term of the loan);
●	the quality and creditworthiness of tenants;
●	tenant defaults;
●	in the case of rental properties, the rate at which new rentals occur; and
●	the property’s “operating leverage”, which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with relatively higher operating leverage or short term revenue sources, such as short term or month to month leases, and may lead to higher rates of delinquency or defaults.

Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases

General. Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. Factors unrelated to a tenant’s operations at a particular mortgaged property may also result in the tenant’s failure to make payments under its lease (including, for example, economic sanctions imposed on the tenant’s parent company or other financial distress experienced by affiliates of the tenant). If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Additionally, the income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●	space in the mortgaged properties could not be leased or re-leased or substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;
●	leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;
●	a significant tenant were to become a debtor in a bankruptcy case;
●	rental payments could not be collected for any other reason; or
●	a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease.
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There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, certain tenants and/or their parent companies that may have a material adverse effect on the related tenant’s ability to pay rent or remain open for business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities or any individuals that own interests in such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates or owners. Potential investors are advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations.

Certain tenants currently may be in a rent abatement period. We cannot assure you that such tenants will be in a position to pay full rent when the abatement period expires. We cannot assure you that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “Description of the Mortgage Pool—Tenant Issues”.

A Tenant Concentration May Result in Increased Losses. Mortgaged properties that are owner-occupied or leased to a single tenant, or a tenant that makes up a significant portion of the rental income, also are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease. This is so because:

●	the financial effect of the absence of rental income may be severe;
●	more time may be required to re-lease the space; and
●	substantial capital costs may be incurred to make the space appropriate for replacement tenants.

In the event of a default by that tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or if such tenant exercises an early termination option, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan. In certain cases where the tenant owns the improvements on the mortgaged property, the related borrower may be required to purchase such improvements in connection with the exercise of its remedies.

With respect to certain of these mortgaged properties that are leased to a single tenant, the related leases may expire prior to, or soon after, the maturity dates of the mortgage loans or the related tenant may have the right to terminate the lease prior to the maturity date of the mortgage loan. If the current tenant does not renew its lease on comparable economic terms to the expired lease, if a single tenant terminates its lease or if a suitable replacement tenant does not enter into a new lease on similar economic terms, there could be a negative impact on the payments on the related mortgage loan.

A deterioration in the financial condition of a tenant, the failure of a tenant to renew its lease or the exercise by a tenant of an early termination right can be particularly significant if a mortgaged property is owner-occupied, leased to a single tenant, or if any tenant makes up a significant portion of the rental income at the mortgaged property.

Concentrations of particular tenants among the mortgaged properties or within a particular business or industry at one or multiple mortgaged properties increase the possibility that financial problems with such tenants or such business or industry sectors could affect the mortgage loans. In addition, the mortgage loans may be adversely affected if a tenant at the mortgaged property is highly specialized, or dependent on a single industry or only a few customers for its revenue. See “—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” below and “Description of the Mortgage Pool—Tenant Issues—Tenant Concentrations” for information on tenant concentrations in the mortgage pool.

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Mortgaged Properties Leased to Multiple Tenants Also Have Risks. If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for payments on the related mortgage loan. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses. See Annex A-1 for tenant lease expiration dates for the five largest tenants at each mortgaged property.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks. If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan.

In certain cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some or all of the master leased space, but may not provide additional economic support for the mortgage loan. If a mortgaged property is leased in whole or substantial part to the borrower or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates could significantly affect the borrower’s ability to perform under the mortgage loan as it would directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. We cannot assure you that any space leased by a borrower or an affiliate of the borrower will eventually be occupied by third party tenants.

In the case of certain mortgage loans included in the mortgage pool, it may be possible that the related master lease could be construed in a bankruptcy as a financing lease or other arrangement under which the related master lessee (and/or its affiliates) would be deemed as effectively the owner of the related mortgaged property, rather than a tenant, which could result in potentially adverse consequences for the trust, as the holder of such mortgage loan, including treatment of the mortgage loan as an unsecured obligation, a potentially greater risk of an unfavorable plan of reorganization and competing claims of creditors of the related master lessee and/or its affiliates.

See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases” for information on properties leased in whole or in part to borrowers and their affiliates.

Tenant Bankruptcy Could Result in a Rejection of the Related Lease. The bankruptcy or insolvency of a major tenant or a number of smaller tenants, such as in retail properties, may have an adverse impact on the mortgaged properties affected and the income produced by such mortgaged properties. Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant and a lessor’s damages for lease rejection are generally subject to certain limitations. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants do file, that they will continue to make rental payments in a timely manner. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for information regarding bankruptcy issues with respect to certain mortgage loans.

Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure. In certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions that require the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement, the tenants may terminate their leases upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not

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contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if those tenants were paying above-market rents or could not be replaced. If a lease is not subordinate to a mortgage, the issuing entity will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). Also, if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions.

With respect to certain of the mortgage loans, the related borrower may have given to certain tenants or others an option to purchase, a right of first refusal to purchase and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage. This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. See “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” for information regarding material purchase options and/or rights of first refusal or first offer, if any, with respect to mortgaged properties securing certain mortgage loans.

Early Lease Termination Options May Reduce Cash Flow. Leases often give tenants the right to terminate the related lease, abate or reduce the related rent, and/or exercise certain remedies against the related borrower for various reasons or upon various conditions, including:

●	if the related borrower allows uses at the mortgaged property in violation of use restrictions in current tenant leases;
●	if the related borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions;
●	if the related borrower fails to provide a designated number of parking spaces;
●	if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility of, access to or a tenant’s use of the mortgaged property or otherwise violate the terms of a tenant’s lease;
●	upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time or if the casualty or condemnation occurs within a specified period of the lease expiration date;
●	if a tenant’s use is not permitted by zoning or applicable law;
●	if the tenant is unable to exercise an expansion right;
●	if the landlord defaults on its obligations under the lease;
●	if a landlord leases space at the mortgaged property or within a certain radius of the mortgaged property to a competitor;
●	if the tenant fails to meet certain sales targets or other business objectives for a specified period of time;
●	if significant or specified tenants at the subject property go dark or terminate their leases, or if a specified percentage of the mortgaged property is unoccupied;
●	if the landlord violates the tenant’s exclusive use rights for a specified period of time;
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●	in the case of government sponsored tenants, any time or for lack of appropriations;
●	if an authorized retailer is no longer authorized by a parent or unaffiliated corporate entity; or
●	if the related borrower violates covenants under the related lease or if third parties take certain actions that adversely affect such tenants’ business or operations.

In certain cases, compliance or satisfaction of landlord covenants may be the responsibility of a third party affiliated with the borrower or, in the event that partial releases of the applicable mortgaged property are permitted, an unaffiliated or affiliated third party.

Any exercise of a termination right by a tenant at a mortgaged property could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space. Any such vacated space may not be re-let. Furthermore, such foregoing termination and/or abatement rights may arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related loan documents. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations” for information on material tenant lease expirations and early termination options.

Government Tenants Have Special Risks. With respect to tenants that constitute United States government agencies or entities, generally if the related mortgaged property is transferred, the leases require the United States and the transferee to enter into novation agreements; however, if the United States determines that recognizing the transferee as landlord is not in its interest, it may continue to hold the transferor liable for performance of obligations under the lease. The United States’ obligation to pay rent to the transferee would be suspended until government transfer procedures are completed, and the United States has determined that recognizing the transferee is in its interest. The foregoing provisions may delay or impede the ability of the lender to realize on the related mortgaged properties following a default. In addition, the borrowers may be subject to certain requirements regarding management of the mortgaged property and the borrowers required by certain United States agencies.

Mortgaged Properties Leased to Not-for-Profit Tenants Also Have Risks. Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses. We cannot assure you that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution. A reduction in contributions or grants may impact the ability of the related institution to pay rent, and we cannot assure you that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

Sale-Leaseback Transactions Also Have Risks. Each of the Blue Owl Tenneco Portfolio (Pool B) Mortgaged Properties (6.8%) and the MW Industries Portfolio Mortgaged Properties (3.3%) was the subject of a sale-leaseback transaction in connection with the acquisition of such property by the related borrower or an affiliate. Each of these mortgaged properties is leased to a tenant, who is the former owner of the related mortgaged property (or is affiliated with or a successor to the former owner of the related mortgaged property), pursuant to a lease. We cannot assure you that any of these tenants will not file for bankruptcy protection.

A bankruptcy with respect to a tenant in a sale-leaseback transaction could result in the related lease being recharacterized as a loan from the borrower to the tenant. If the lease were recharacterized as a loan, the lease would be a deemed loan and the tenant would gain a number of potential benefits in a bankruptcy case. The tenant could retain possession of the mortgaged property during the pendency of its bankruptcy case without having to comply with the ongoing post-petition rent requirements of section 365(d)(3) of the Bankruptcy Code, which requires a tenant to start paying rent within 60 days following the commencement of its bankruptcy case, while deciding whether to assume or reject a lease of nonresidential real property. The tenant desiring to remain in possession of the mortgaged property would not have to assume the lease within 210 days following the commencement of its bankruptcy case pursuant to section 365(d)(4) of the Bankruptcy Code or comply with the conditions precedent to

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assumption, including curing all defaults, compensating for damages and giving adequate assurance of future performance. To the extent the deemed loan is under-secured, the tenant would be able to limit the secured claim to the then-current value of the mortgaged property and treat the balance as a general unsecured claim. The tenant also might assert that the entire claim on the deemed loan is an unsecured claim. In Liona Corp., Inc. v. PCH Associates (In re PCH Associates), 949 F.2d 585 (2d Cir. 1991), the court considered the effect of recharacterizing a sale-leaseback transaction as a financing rather than a true lease. The court held that the landlord’s record title to the leased property should be treated as an equitable mortgage securing the deemed loan. Under the reasoning of that case, if a lease were recharacterized as a loan, the related borrower would have a claim against the tenant secured by an equitable mortgage. Here, that secured claim has been collaterally assigned to the mortgagees. However, the legal authority considering the effects of such a recharacterization is limited, and we cannot assure you that a bankruptcy court would follow the reasoning of the PCH Associates case.

There is also a risk that a tenant that files for bankruptcy protection may reject the related lease. It is likely that each lease constitutes an “unexpired lease” for purposes of the Bankruptcy Code. Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of a debtor may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely on the basis of a provision in such lease providing for the termination or modification of such rights or obligations upon the filing of a bankruptcy petition or the occurrence of certain other similar events. This prohibition on so called “ipso facto clauses” could limit the ability of a borrower to exercise certain contractual remedies with respect to a lease. In addition, the Bankruptcy Code provides that a trustee in bankruptcy or debtor in possession may, subject to approval of the court, (a) assume an unexpired lease and (i) retain it or (ii) unless applicable law excuses a party other than the debtor from accepting performance from or rendering performance to an entity other than the debtor, assign it to a third party (notwithstanding any other restrictions or prohibitions on assignment) or (b) reject such contract. In a bankruptcy case of a tenant, if the lease were to be assumed, the trustee in bankruptcy on behalf of the tenant, or the tenant as debtor in possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the related borrower for its losses and provide such borrower with “adequate assurance” of future performance. Such remedies may be insufficient, however, as the borrower may be forced to continue under the lease with a tenant that is a poor credit risk or an unfamiliar tenant if the lease was assigned (if applicable state law does not otherwise prevent such an assignment), and any assurances provided to the borrower may, in fact, be inadequate. If the lease is rejected, such rejection generally constitutes a breach of the lease immediately before the date of the filing of the petition. As a consequence, the borrower would have only an unsecured claim against the tenant for damages resulting from such breach, which could adversely affect the security for the certificates.

Furthermore, there is likely to be a period of time between the date upon which a tenant files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the tenant is obligated to make all lease payments within 60 days following the commencement of the bankruptcy case, there is a risk that such payments will not be made due to the tenant’s poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must re-let the mortgaged property before the flow of lease payments will recommence. Pursuant to section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three (3) years’ rent).

As discussed above, bankruptcy courts, in the exercise of their equitable powers, have the authority to recharacterize a lease as a financing. We cannot assure you such recharacterization would not occur with respect to the mortgage loans that are subject to a sale-leaseback transaction.

The application of any of these doctrines to any of the sale-leaseback transactions could result in substantial, direct and material impairment of the rights of the certificateholders.

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Multifamily Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of multifamily properties, including:

●	the quality of property management;
●	the ability of management to provide adequate maintenance and insurance;
●	the types of services or amenities that the property provides;
●	the property’s reputation;
●	the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
●	the generally short terms of residential leases and the need for continued reletting;
●	rent concessions and month-to-month leases, which may impact cash flow at the property;
●	the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or industry or personnel from or workers related to a local military base;
●	in the case of student housing facilities or properties leased primarily to students, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, closures of the related college or university due to the COVID-19 pandemic, competition from on campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months, and closures of, or ongoing social distancing measures that may be instituted by, colleges and universities due to the COVID-19 pandemic;
●	certain multifamily properties may be considered to be “flexible apartment properties”. Such properties have a significant percentage of units leased to tenants under short-term leases (less than one year in term), which creates a higher turnover rate than for other types of multifamily properties;
●	restrictions on the age of tenants who may reside at the property;
●	dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;
●	adverse local, regional or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;
●	state and local regulations, which may affect the building owner’s ability to increase rent to market rent for an equivalent apartment; and
●	the existence of government assistance/rent subsidy programs, and whether or not they continue and provide the same level of assistance or subsidies.
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Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors. Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

Some counties and municipalities may later impose stricter rent control regulations on apartment buildings. For example, in New York State, the Housing Stability and Tenant Protection Act of 2019 (the “HSTP Act”), among other things, limits the ability of landlords to increase rents in rent stabilized apartments at the time of lease renewal and after a vacancy. The HSTP Act also limits potential rent increases for major capital improvements and for individual apartment improvements. In addition, the HSTP Act permits certain qualified localities in the State of New York to implement the rent stabilization system.

We cannot assure you that the rent stabilization laws or regulations will not cause a reduction in rental income or the appraised value of mortgage real properties. If rents are reduced, we cannot assure you that any such mortgaged real property will be able to generate sufficient cash flow to satisfy debt service payments and operating expenses.

Certain of the mortgage loans may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants and other covenants and restrictions with respect to various tax credit, city, state and federal housing subsidies, rent stabilization or similar programs, in respect of various units within the mortgaged properties. The limitations and restrictions imposed by these programs could result in losses on the mortgage loans. In addition, in the event that the program is cancelled, it could result in less income for the project. These programs may include, among others:

●	rent limitations that would adversely affect the ability of borrowers to increase rents to maintain the condition of their mortgaged properties and satisfy operating expense; and
●	tenant income restrictions that may reduce the number of eligible tenants in those mortgaged properties and result in a reduction in occupancy rates.

The difference in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of such property.

Certain of the multifamily properties may be residential cooperative buildings where the land under the building is owned or leased by a non-profit residential cooperative corporation. The cooperative owns all the units in the building and all common areas. Its tenants own stock, shares or membership certificates in the corporation. This ownership entitles the tenant-stockholders to proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, the tenant-stockholders make monthly maintenance payments which represent their share of the cooperative corporation’s mortgage loan payments, real property taxes, reserve contributions and capital expenditures, maintenance and other expenses, less any income the corporation may receive. These

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payments are in addition to any payments of principal and interest the tenant-stockholder may be required to make on any loans secured by its shares in the cooperative.

A number of factors may adversely affect the value and successful operation of a residential cooperative property. Some of these factors include:

●	the primary dependence of a borrower upon maintenance payments and any rental income from units or commercial areas to meet debt service obligations;
●	the initial concentration of shares relating to occupied rental units of the sponsor, owner or investor after conversion from rental housing, which may result in an inability to meet debt service obligations on the residential cooperative corporation’s mortgage loan if the sponsor, owner or investor is unable to make the required maintenance payments;
●	the failure of a borrower to qualify for favorable tax treatment as a “cooperative housing corporation” each year, which may reduce the cash flow available to make payments on the related mortgage loan; and
●	that, upon foreclosure, in the event a cooperative property becomes a rental property, certain units could be subject to rent control, stabilization and tenants’ rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the rental property as a whole.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

Retail Properties Have Special Risks

Some of the mortgage loans are secured by retail properties. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Retail Properties.” The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics, as well as changes in shopping methods and choices. Some of the risks related to these matters are further described in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, and “—Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers,” “—The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector” and “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales. We cannot assure you that the net operating income contributed by the mortgaged retail properties or the rates of occupancy at the retail stores will remain at the levels specified in this prospectus or remain consistent with past performance. In addition, some or all of the rental payments from tenants may be tied to tenant’s gross sales. To the extent that a tenant changes the manner in which its gross sales are reported it could result in lower rent paid by that tenant. For example, if a tenant takes into account customer returns of merchandise purchased online and reduces the gross sales, this could result in lower gross sales relative to gross sales previously reported at that location even if the actual performance of the store remained unchanged.

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Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants

The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important to the performance of a retail property because anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Retail properties may also have shadow anchor tenants. An “anchor tenant” is located on the related mortgaged property, usually proportionately larger in size than most or all other tenants in the mortgaged property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but is not located on the mortgaged property.

If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. In addition, anchor tenants and non-anchor tenants at anchored or shadowed anchored retail centers may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating, reduce rent or terminate their leases if the anchor or shadow anchor tenant goes dark or is otherwise no longer in occupancy, if the subject store is not meeting the minimum sales requirements under its lease or if a specified percentage of the related mortgaged property is vacant. Even if non-anchor tenants do not have termination or rent abatement rights, the loss of an anchor tenant or a shadow anchor tenant may have a material adverse impact on the non-anchor tenant’s ability to operate because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants. This, in turn, may adversely impact the borrower’s ability to meet its obligations under the related loan. Anchor tenants frequently have the right to go dark (i.e. cease operating), in their spaces and shadow anchor tenants frequently do not have operating covenants, and therefore are not required to continue operating in proximity to the related mortgaged property. In addition, in the event that a “shadow anchor” fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. If an anchor tenant goes dark, generally the borrower’s only remedy may be to terminate that lease after the anchor tenant has been dark for a specified amount of time.

If anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or otherwise become vacant or remain vacant, we cannot assure you that the related borrower’s ability to repay its mortgage loan would not be materially and adversely affected.

Certain tenant estoppels will have been obtained in connection with the origination of the mortgage loans. These estoppels may identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or a reciprocal easement and/or operating agreement (each, an “REA”). Such disputes, defaults or potential defaults, could lead to a termination or attempted termination of the applicable lease or REA by the tenant or to the tenant withholding some or all of its rental payments or to litigation against the related borrower. We cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with the subject tenants or with respect to the mortgaged retail properties, or that anchor tenant or tenant disputes will not have a material adverse effect on the ability of borrowers to repay their mortgage loans.

Changes in the Retail Sector, Such as Online Shopping and Other Uses of Technology, Could Affect the Business Models and Viability of Retailers

Online shopping and the use of technology, such as smartphone shopping applications, to transact purchases or to aid purchasing decisions have increased in recent years and are expected to continue to increase in the future. This trend is affecting business models, sales and profitability of some retailers and could adversely affect the demand for retail real estate and occupancy at retail properties securing the

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mortgage loans. Any resulting decreases in rental revenue could have a material adverse effect on the value of retail properties securing the mortgage loans.

Some of these developments in the retail sector have led to retail companies, including several national retailers, filing for bankruptcy and/or voluntarily closing certain of their stores. Borrowers may be unable to re-lease such space or to re-lease it on comparable or more favorable terms. As a result, the bankruptcy or closure of a national tenant may adversely affect a retail borrower’s revenues. In addition, such closings may allow other tenants to modify their leases to terms that are less favorable for borrowers or to terminate their leases, also adversely impacting their revenues. See also “—Some Retail Properties Depend on Anchor Stores or Major Tenants to Attract Shoppers and Could be Materially Adversely Affected by the Loss of, or a Store Closure by, One or More of These Anchor Stores or Major Tenants” below.

In addition to competition from online shopping, retail properties face competition from sources outside a specific geographical real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers, discount shopping centers and clubs, catalogue retailers, home shopping networks, and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower’s ability to refinance such property. Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

We cannot assure you that these developments in the retail sector will not adversely affect the performance of retail properties securing the mortgage loans.

The Performance of the Retail Properties is Subject to Conditions Affecting the Retail Sector

Retail properties are also subject to conditions that could negatively affect the retail sector, such as increased unemployment, increased federal income and payroll taxes, increased health care costs, increased state and local taxes, increased real estate taxes, industry slowdowns, lack of availability of consumer credit, weak income growth, increased levels of consumer debt, poor housing market conditions, adverse weather conditions, natural disasters, plant closings, and other factors. Similarly, local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, and the supply and creditworthiness of current and prospective tenants may negatively impact those retail properties.

In addition, the limited adaptability of certain shopping malls that have proven unprofitable may result in high (and possibly extremely high) loss severities on mortgage loans secured by those shopping malls. For example, it is possible that a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, may result in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.

Industrial Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of industrial properties, including:

●	reduced demand for industrial space because of a decline in a particular industry segment;
●	the property becoming functionally obsolete;
●	building design and adaptability;
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●	unavailability of labor sources;
●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;
●	changes in proximity of supply sources;
●	the expenses of converting a previously adapted space to general use; and
●	the location of the property.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment in which the related tenant(s) conduct their businesses (for example, a decline in consumer demand for products sold by a tenant using the property as a distribution center). In addition, a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities. Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses. Because of seasonal use, leases at such facilities are customarily for shorter terms, making income potentially more volatile than for properties with longer term leases. In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Hospitality Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, various other factors may adversely affect the financial performance and value of hospitality properties, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);
●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;
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●	ability to convert to alternative uses which may not be readily made;
●	a deterioration in the financial strength or managerial capabilities of the owner or operator of a hospitality property;
●	changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions, pandemics and changes in access, energy prices, strikes, travel costs, relocation of highways, the construction of additional highways, concerns about travel safety or other factors; and
●	relative illiquidity of hospitality investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality properties are limited-service, select service or extended stay hotels. Hospitality properties that are limited-service, select service or extended stay hotels may subject a lender to more risk than full-service hospitality properties as they generally require less capital for construction than full-service hospitality properties. In addition, as limited-service, select service or extended stay hotels generally offer fewer amenities than full-service hospitality properties, they are less distinguishable from each other. As a result, it is easier for limited-service, select service or extended stay hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment and sports complexes that include restaurants, theaters, lounges, bars, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue from such operations. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, high energy, fuel and food costs, the increased cost of travel, the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants, theaters, lounges, bars and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s, lounge’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants, theaters, lounges or bars will maintain their current level of popularity or perception in the market. With respect to mortgaged properties that operate entertainment venues, the entertainment industry’s brand perception of the mortgaged property’s entertainment venue may have a significant impact on the ability to book talent and sell shows at the property. Any change in perception of entertainment venues by consumers or by the entertainment industry could have a material adverse effect on the net cash flow of the property. Furthermore, because of the unique construction requirements of restaurants, theaters, lounges, bars or nightclubs, the space at those hospitality properties would not easily be converted to other uses.

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Some of the hospitality properties have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hospitality property that holds a liquor license, the special servicer on behalf of the issuing entity or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from the related mortgaged property or on the hospitality property’s occupancy rate.

In addition, hospitality properties may be structured with a master lease (or operating lease) in order to minimize potential liabilities of the borrower. Under the master lease structure, an operating lessee (typically affiliated with the borrower) is also an obligor under the related mortgage loan and the operating lessee borrower pays rent to the fee owner borrower. In addition, certain state laws prohibit the assignment of liquor revenues. In such case, the lender may not be able to obtain a security interest in such revenues, which may constitute a material portion of the revenues at the related hospitality property. As a result, the lender may lose its ability to obtain such revenues in a foreclosure in certain scenarios, including if there is bankruptcy of the liquor license holder. In certain cases, the liquor license holder may not be a single purpose entity.

Further, liquor licenses are subject to extensive regulation. A revocation of the liquor license at a hospitality property, particularly a property with a significant revenues from nightclubs, casinos, other entertainment venues, restaurants and lounges, could have a material adverse effect on revenues from such property.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

With respect to certain hospitality properties, including hospitality properties that are unflagged, the collateral may include the collateral assignment of the rights of the borrower in certain intellectual property and brand names used in connection with the operation of the properties. The success of the operation of the mortgaged property depends in part on the borrower’s continued ability to use this intellectual property and on adequate protection and enforcement of this intellectual property, as well as related brands, logos and branded merchandise, including to increase brand awareness and further develop the property’s brand. Not all of the trademarks, copyrights, proprietary technology or other intellectual property rights used in the operation of such a mortgaged property may have been registered, and some of these trademarks and other intellectual property rights may never be registered. Despite the borrower’s efforts to protect their proprietary rights, third parties may infringe or otherwise violate such intellectual property rights, and use information that the borrower regards as proprietary, and the borrower’s rights may be invalidated or rendered unenforceable.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

The performance of a hospitality property affiliated with a franchise or hotel management company depends in part on:

●	the continued existence and financial strength of the franchisor or hotel management company;
●	the public perception of the franchise or hotel chain service mark; and
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●	the duration of the franchise licensing or management agreements.

The continuation of a franchise agreement, license agreement or hotel management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions, such as property improvement plans, could result in the loss or cancellation of their rights under the franchise, license or management agreement. We cannot assure you that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises, licenses and/or hospitality property managers may require significantly higher fees as well as the investment of capital to bring the hospitality property into compliance with the requirements of the replacement franchisor, licensor and/or hospitality property manager. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The transferability of franchise agreements, license agreements and property management agreements may be restricted. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure, licensor or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required or may in the future require the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the licensor or franchisor. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion”. Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise. Annex A-1 and the related footnotes set forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations. We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property. In addition, in some cases, those reserves will be maintained by the franchisor or property manager. Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Hospitality Properties”.

Self Storage Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” above, other factors may adversely affect the financial performance and value of self storage properties, including:

●	decreased demand;
●	lack of proximity to apartment complexes or commercial users;
●	apartment tenants moving to single family homes;
●	decline in services rendered, including security;
●	dependence on business activity ancillary to renting units;
●	security concerns;
●	age of improvements; or
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●	competition or other factors.

Self storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low. The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any of the self storage properties becomes unprofitable, the liquidation value of that self storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage mortgaged property were readily adaptable to other uses.

Tenants at self storage properties tend to require and receive privacy, anonymity and efficient access, each of which may heighten environmental and other risks related to such property as the borrower may be unaware of the contents in any self storage unit. No environmental assessment of a self storage mortgaged property included an inspection of the contents of the self storage units at that mortgaged property, and we cannot assure you that all of the units included in the self storage mortgaged properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

Certain mortgage loans secured by self storage properties may be affiliated with a franchise company through a franchise agreement. The performance of a self storage property affiliated with a franchise company may be affected by the continued existence and financial strength of the franchisor, the public perception of a service mark, and the duration of the franchise agreement. The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent. In addition, certain self storage properties may derive a material portion of revenue from business activities ancillary to self storage such as truck rentals, parking fees and similar activities which require special use permits or other discretionary zoning approvals.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Self Storage Properties”.

Manufactured Housing Community Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of manufactured housing community properties, including:

●	the number of competing residential developments in the local market, such as other manufactured housing community properties, apartment buildings and site built single family homes;
●	the physical attributes of the community, including its age and appearance;
●	the location of the manufactured housing property;
●	the presence and/or continued presence of sufficient manufactured homes at the manufactured housing property (manufactured homes are not generally part of the collateral for a mortgage loan secured by a manufactured housing property; rather, the pads upon which manufactured homes are located are leased to the owners of such manufactured homes; manufactured homes may be moved from a manufactured housing property);
●	the type of services or amenities it provides;
●	any age restrictions;
●	the property’s reputation; and
●	state and local regulations, including rent control and rent stabilization.
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The manufactured housing community properties have few improvements (which are highly specialized) and are “single purpose” properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some manufactured housing community properties are either recreational vehicle resorts or have a significant portion of the properties that are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.

Certain of the manufactured housing community mortgaged properties may not be connected in their entirety to public water and/or sewer systems. In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future. In addition, the use of well water enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Manufactured Housing Community Properties”.

Mixed Use Properties Have Special Risks

Certain properties are mixed use properties. Such mortgaged properties are subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, and/or “—Parking Properties Have Special Risks”. See Annex A-1 for the 5 largest tenants (by net rentable area leased) at the mixed use property. A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Mixed Use Properties”.

Office Properties Have Special Risks

In addition to the factors discussed in “—Risks of Commercial and Multifamily Lending Generally” and “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases” above, other factors may adversely affect the financial performance and value of office properties, including:

●	the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);
●	the adaptability of the building to changes in the technological needs of the tenants;
●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space);
●	in the case of medical office properties, the performance of a medical office property may depend on (a) the proximity of such property to a hospital or other healthcare establishment, (b) reimbursements for patient fees from private or government sponsored insurers, (c) its ability to attract doctors and nurses to be on staff, and (d) its ability to afford and acquire the latest medical equipment. Issues related to reimbursement (ranging from nonpayment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged property; and
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●	office space used as lab and/or research and development may rely on funds for research and development from government and/or private sources of funding, which may become unavailable.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in an adverse effect on the financial performance of the property.

Certain office tenants at the mortgaged properties may use their leased space to create shared workspaces that they lease to other businesses. Shared workspaces are rented by customers on a short term basis. Short term space users may be more impacted by economic fluctuations compared to traditional long term office leases, which has the potential to impact operating profitability of the company offering the shared space and, in turn, its ability to maintain its lease payments. This may subject the related mortgage loan to increased risk of default and loss.

Certain of the mortgaged properties contain life science laboratory and office buildings, leased to a tenant engaged in the life science industry. Properties with life science tenants have unique risk factors that may affect their performance, revenues and/or value. Life science tenants are subject to a number of risks unique to the life science industry, including (but not limited to): (i) high levels of regulation; (ii) failures in the safety and efficacy of their products; (iii) significant funding requirements for product research and development; and (iv) changes in technology, patent expiration, and intellectual property protection. Risks associated with life science laboratory buildings may affect the business, financial condition and results of operations of the related mortgaged property and such risks may adversely affect a life science tenant’s ability to make payments under its lease, and consequently, may materially adversely affect the related borrower(s)’ ability to make payments on the applicable mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types—Office Properties”.

Mortgaged Properties Leased to Startup Companies Have Special Risks

Certain mortgaged properties may have tenants that are startup companies. Startup companies are companies that are seeking to develop a scalable business model. Startup companies have heightened risks. Many startup companies do not generate positive cash flow, and may in fact experience significant negative cash flow. Startup companies that operate at a loss may experience rapid growth through venture capital investments; however, if the source of funding loses confidence in the business model, or is unwilling or unable to continue funding for other reasons, the startup company may be faced with significant losses and be without a source of funding to continue its business or pay its obligations. Furthermore, valuations based on venture capital investment may rapidly decline. Many startups may produce only a single product or service, and therefore face a binary risk of failure if such product or service does not find market acceptance, meets with competition or is otherwise unsuccessful. Further, startup companies may be run by founders who lack significant business or finance experience. Startup companies generally have a low success rate. Accordingly, mortgaged properties leased to startup companies face the risk that the tenant may be unable to pay rent under its lease and may default on its lease.

Risks Relating to Enforceability of Cross-Collateralization

Cross-collateralization arrangements may be terminated in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements whereby multiple borrowers grant their respective mortgaged properties as security for one or more mortgage loans could be challenged as fraudulent conveyances by the creditors or the bankruptcy estate of any of the related borrowers.

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Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the mortgage loan to other debt of that borrower, recover prior payments made on that mortgage loan, or take other actions such as invalidating the mortgage loan or the mortgages securing the cross-collateralization. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, when multiple real properties secure a mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related aggregate mortgage loan indebtedness, to minimize recording tax. This mortgage amount is generally established at 100% to 150% of the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

The borrowers under certain of the mortgage loans secured by multiple mortgaged properties may be permitted, subject to the satisfaction of certain conditions, to obtain the release of one or more mortgaged properties from the lien of the mortgage and substitute other properties as collateral. A substitute property generally is required to meet certain criteria under the related loan documents. However, notwithstanding the substitution criteria, a substitute mortgaged property may have different characteristics from those of the replaced mortgaged property. We cannot assure you that a substitute mortgaged property will perform in the same manner as the replaced mortgaged property and that a substitution will not adversely affect the performance of the mortgage loan.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for a description of any mortgage loans that are cross-collateralized and cross-defaulted with each other or that are secured by multiple properties owned by multiple borrowers.

Parking Properties Have Special Risks

Certain of the mortgaged properties are comprised in whole or in part of, or contain, a parking lot or parking garage. The primary source of income for parking lots and garages is the rental fees charged for parking spaces (or in the case of a parking lot or parking garage leased in whole or part to a parking garage or parking lot operator, rents from such operating lease). Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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With respect to parking properties leased to a parking garage, parking lot operator or single tenant user, such leases generally provide the parking operator the right to terminate such leases upon various contingencies, which may include if there are specified reductions in gross receipts, or specified income targets are not met, if certain subleases of such parking properties are terminated or reduced, or upon a specified amount of capital expenditures to such properties being required in order to comply with applicable law, or other adverse events. We cannot assure you that the operating lessee of a parking property will not terminate its lease upon such an event.

Condominium Ownership May Limit Use and Improvements

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws. Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium. In certain cases, the related borrower does not have a majority of votes on the condominium board, which result in the related borrower not having control of the related condominium or owners association.

The board of managers or directors of the related condominium generally has discretion to make decisions affecting the condominium, and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers or directors. Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have a significant adverse impact on the related mortgage loans in the issuing entity that are secured by mortgaged properties consisting of such condominium interests. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty. Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.

In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements. In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property. Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure. Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

In addition, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units. The rights of other unit or property owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral

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described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances. For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners. If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common. This could cause an early and unanticipated prepayment of the mortgage loan. We cannot assure you that the proceeds from partition would be sufficient to satisfy borrower’s obligations under the mortgage loan. See also “—Risks Related to Zoning Non-Compliance and Use Restrictions” for certain risks relating to use restrictions imposed pursuant to condominium declarations or other condominium especially in a situation where the mortgaged property does not represent the entire condominium building.

Shared Interest Structures

Vertical subdivisions and “fee above a plane” structures are property ownership structures in which owners have a fee simple interest in certain ground-level and above-ground parcels. A vertical subdivision or “fee above a plane” structure is generally governed by a declaration or similar agreement defining the respective owner’s fee estates and relationship where one or more owners typically relies on one or more other owners’ parcels for structural support. Each owner is responsible for maintenance of its respective parcel and retains essential operational control over its parcel. We cannot assure you that owners of parcels supporting collateral interests in vertical subdivision and “fee above a plane” parcels will perform any maintenance and repair obligations that may be required under the declaration with respect to the supporting parcel, or that proceeds following a casualty would be used to reconstruct a supporting parcel. Owners of interests in a vertical subdivision or “fee above a plane” structure may be required under the related declaration to pay certain assessments relating to any shared interests in the related property, and a lien may be attached for failure to pay such assessments. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium and Other Shared Interests”.

Operation of a Mortgaged Property Depends on the Property Manager’s Performance

The successful operation of a real estate project depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;
●	planning and implementing the rental structure;
●	operating the property and providing building services;
●	managing operating expenses; and
●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotel guests or short term or month to month leases, are generally more management intensive than properties leased to creditworthy tenants under long term leases.

Certain of the mortgaged properties will be managed by affiliates of the related borrower. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the related mortgaged property, which may adversely affect cash flow. However, the related mortgage loans will generally permit, in the case of mortgaged properties managed by borrower affiliates, the lender to remove the related property manager upon the occurrence of an event of default under the related mortgage loan beyond applicable cure periods (or, in some cases, in the event of a foreclosure following such default), and in some cases a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

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Cash Management Operations Entail Certain Risks That Could Adversely Affect Distributions on Your Certificates

On March 10, 2023, the California Department of Financial Protection and Innovation appointed the Federal Deposit Insurance Corporation (the “FDIC”) as receiver for Silicon Valley Bank (“SVB”). To protect insured depositors, the FDIC ultimately transferred all the deposits and substantially all of the assets of SVB to Silicon Valley Bridge Bank, N.A., a full-service bridge bank that will be operated by the FDIC as it stabilizes the institution and implements an orderly resolution. On March 12, 2023, Signature Bank, was closed by the New York State Department of Financial Services, which appointed the FDIC as receiver. To protect depositors, the FDIC transferred all the deposits and substantially all of the assets of Signature Bank to Signature Bridge Bank, N.A. (“Bridge Bank”), a full-service bank that will be operated by the FDIC as it markets the institution to potential bidders. On March 20, 2023, the FDIC announced that it had entered into a purchase and assumption agreement for substantially all deposits and certain loan portfolios of Bridge Bank by Flagstar Bank, National Association (“Flagstar”). Other banks have also come under pressure as a result of the failure of SVB and Signature Bank and we cannot assure you whether or not the FDIC will take similar or different actions with respect to other banking institutions. Under the related mortgage loan documents, all accounts, including the lockbox accounts, are required to be held at institutions meeting certain financial and ratings requirements. Also, recent news reports have indicated that some rating agencies are assessing a number of financial institutions for possible downgrades, which may trigger the obligation to transfer accounts held at other institutions if any such downgrades cause them not to meet the requirements of the loan documents. Failure to meet those requirements could result in a default by the related borrower until the lockbox account is transferred to an institution meeting the necessary financial and ratings requirements. We cannot assure you that the operation of any lockbox accounts at Bridge Bank or Flagstar, or the transfer of those lockbox accounts (or other accounts held at other institutions) to other qualified institutions, if required, will not have an adverse impact on the operational cash flows from the related mortgaged properties or the related borrowers’ ability to meet their respective obligations under the mortgage loan documents during that time.

In addition, certain of the mortgage loans may not require the related borrower to cause rent and other payments to be made into a lockbox account maintained on behalf of the mortgagee, although some of those mortgage loans do provide for a springing lockbox. If rental payments are not required to be made directly into a lockbox account, there is a risk that the borrower will divert such funds for other purposes.

Climate Change May Directly or Indirectly Have an Adverse Effect on the Mortgage Pool

Climate change and legal, technological and political developments related to climate change could have an adverse effect on the underlying mortgaged properties and borrowers and consequently on an investment in the certificates. Such developments include the adoption of local laws or regulations designed to improve energy efficiency or reduce greenhouse gas emissions that have been linked to climate change, which could require borrowers to incur significant costs to retrofit the related properties to comply or subject the borrowers to fines. For example:

●	New York City Local Law 97 of 2019 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings.

Also, properties that are less energy efficient or that produce higher greenhouse gas emissions may be at a competitive disadvantage to more efficient or cleaner properties in attracting potential tenants.

Similarly, tenants at certain properties may be in, or may be dependent upon, industries, such as oil and gas, that are or may become subject to heightened regulation due to climate change or the

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development of competing “green” technologies, which may have a material adverse effect on such tenants and lead to, among other things, vacancies or tenant bankruptcies at certain mortgaged properties.

Climate change may also have other effects, such as increasing the likelihood of extreme weather and natural disasters in certain geographic areas. See “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

We cannot assure you that any retrofitting of the mortgaged properties to comply with new laws or regulations or any change in tenant mix due to the characteristics of the mortgaged property will improve the operations at, or increase the value of, the related mortgaged property. However, failure to comply with any required retrofitting or a concentration of tenants in industries subject to heightened regulation or “green” competition could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. As mortgage loans pay down or properties are released, the remaining certificateholders may face a higher risk with respect to the diversity of property types and property characteristics and with respect to the number of borrowers.

See the table titled “Stated Remaining Term (Mos.)” in Annex A-2 for a stratification of the remaining terms to maturity of the mortgage loans. Because principal on the certificates is payable in sequential order of payment priority, and a class receives principal only after the preceding class(es), if any, have been paid in full, classes that have a lower sequential priority are more likely to face these types of risk of concentration than classes with a higher sequential priority.

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance. In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. Mortgaged property types representing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are multifamily, retail, industrial, hospitality and self storage. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Types” for information on the types of mortgaged properties securing the mortgage loans in the mortgage pool.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to particular geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that conditions in the real estate market where the mortgaged property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on mortgage loans secured by those mortgaged properties.

Mortgaged properties securing 5.0% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (based on allocated loan amount) are located in Michigan, Florida, New York, New Jersey, Virginia, Illinois and California. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Geographic Concentrations”.

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Some of the mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets.

A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks:

●	if a borrower that owns or controls several mortgaged properties (whether or not all of them secure mortgage loans in the mortgage pool) experiences financial difficulty at one mortgaged property, it could defer maintenance at another mortgaged property in order to satisfy current expenses with respect to the first mortgaged property;
●	a borrower could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on the mortgage loans in the mortgage pool secured by that borrower’s mortgaged properties (subject to the master servicer’s and the trustee’s obligation to make advances for monthly payments) for an indefinite period; and
●	mortgaged properties owned by the same borrower or related borrowers are likely to have common management, common general partners and/or common managing members increasing the risk that financial or other difficulties experienced by such related parties could have a greater impact on the pool of mortgage loans. See “—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans” below.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics” for information on the composition of the mortgage pool by property type and geographic distribution and loan concentration.

Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses

The issuing entity could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. See “Description of the Mortgage Pool—Environmental Considerations”.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.

Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or
●	the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

We cannot assure you that with respect to any mortgaged property, any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will be discovered on any mortgaged property. Likewise, all environmental policies naming the lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions

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whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

Before the trustee, the special servicer or the master servicer, as applicable, acquires title to a mortgaged property on behalf of the issuing entity or assumes operation of the property, it will be required to obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment. This requirement is intended to mitigate the risk that the issuing entity will become liable under any environmental law. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken. Moreover, we cannot assure you that this requirement will effectively insulate the issuing entity from potential liability under environmental laws. Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 40 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Barclays Capital Real Estate Inc.”, “—Goldman Sachs Mortgage Company”, “—Bank of Montreal”, “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans”.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations”.

Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. In addition, the related borrower may be permitted under the related mortgage loan documents, at its option and cost but subject to certain conditions, to undergo future construction, renovation or alterations of the mortgaged property. To the extent applicable, we cannot assure you that any escrow or reserve collected, if any, will be sufficient to complete the current renovation or be otherwise sufficient to satisfy any tenant improvement expenses at a mortgaged property. Failure to complete those planned improvements may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents. In addition, such renovations or expansions may be required under tenant leases and a failure to timely complete such renovations or expansions may result in a termination of such lease(s) and may have a material adverse effect on the cash flow at the mortgaged property and the related borrower’s ability to meet its payment obligations under the mortgage loan documents.

Certain of the hospitality properties securing the mortgage loans are currently undergoing or are scheduled to undergo renovations or property improvement plans (“PIPs”). In some circumstances, these renovations or PIPs may necessitate taking a portion of the available guest rooms temporarily offline, temporarily decreasing the number of available rooms and the revenue generating capacity of the related hospitality property. In other cases, these renovations may involve renovations of common spaces or external features of the related hospitality property, which may cause disruptions or otherwise decrease the attractiveness of the related hospitality property to potential guests. These PIPs may be required under the related franchise or management agreement and a failure to timely complete them may result in a termination or expiration of a franchise or management agreement and may be an event of default under the related mortgage loan.

We cannot assure you that current or planned redevelopment, expansion or renovation will be completed at all, that such redevelopment, expansion or renovation will be completed in the time frame contemplated, or that, when and if such redevelopment, expansion or renovation is completed, such redevelopment, expansion or renovation will improve the operations at, or increase the value of, the related mortgaged property. Failure of any of the foregoing to occur could have a material negative

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impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower fails to pay the costs for work completed or material delivered in connection with such ongoing redevelopment, expansion or renovation, the portion of the mortgaged property on which there are renovations may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.

The existence of construction or renovation at a mortgaged property may take rental units or rooms or leasable space “off-line” or otherwise make space unavailable for rental, impair access or traffic at or near the mortgaged property, or, in general, make that mortgaged property less attractive to tenants or their customers, and accordingly could have a negative effect on net operating income. In addition, any such construction or renovation at a mortgaged property may temporarily interfere with the use and operation of any portion of such mortgaged property. See “Description of the Mortgage Pool—Redevelopment, Renovation and Expansion” for information regarding mortgaged properties which are currently undergoing or, in the future, are expected to undergo redevelopment, expansion or renovation. See also Annex A-3 for additional information on redevelopment, renovation and expansion at the mortgaged properties securing the 10 largest mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Certain mortgaged properties securing the mortgage loans may have specialty use tenants and may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason.

For example, retail, mixed-use or office properties may have theater tenants. Properties with theater tenants are exposed to certain unique risks. Aspects of building site design and adaptability affect the value of a theater. In addition, decreasing attendance at a theater could adversely affect revenue of the theater, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings. In addition, because of unique construction requirements of theaters, any vacant theater space would not easily be converted to other uses.

Retail, mixed-use or office properties may also have health clubs as tenants. Several factors may adversely affect the value and successful operation of a health club, including:

●	the physical attributes of the health club (e.g., its age, appearance and layout);
●	the reputation, safety, convenience and attractiveness of the property to users;
●	management’s ability to control membership growth and attrition;
●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and
●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multipurpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities). In addition, health clubs may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain retail, mixed use or office properties may be partially comprised of a parking garage. Parking garages and parking lots present risks not associated with other properties. The primary source of income for parking lots and garages is the rental fees charged for parking spaces.

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Factors affecting the success of a parking lot or garage include:

●	the number of rentable parking spaces and rates charged;
●	the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
●	the amount of alternative parking spaces in the area;
●	the availability of mass transit; and
●	the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.

Mortgaged properties may have other specialty use tenants, such as medical and dental offices, fitness centers, lab space, gas stations, dry cleaners, bank branches, data centers, urgent care facilities, schools, daycare centers and/or restaurants, as part of the mortgaged property. Re-tenanting certain specialty use tenants, such as gas stations and dry cleaners, may also involve substantial costs related to environmental remediation.

In the case of specialty use tenants such as bank branches, restaurants and theaters, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property. Decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Mortgaged properties with specialty use tenants may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable, or the leased spaces were to become vacant, for any reason due to their unique construction requirements. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties.

In addition, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are subject to a condominium regime or subject to a ground lease, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. See “—Condominium Ownership May Limit Use and Improvements” above.

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Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes. Such properties may be restricted from being converted to alternative uses because of such restrictions.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs. For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent. However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features). While a government office building or government leased space may be usable as a regular office building or tenant space, the rents that may be collected in the event the government tenant does not renew its lease may be significantly lower than the rent currently collected.

Additionally, zoning, historical preservation or other restrictions also may prevent alternative uses. See “—Risks Related to Zoning Non-Compliance and Use Restrictions” below.

Risks Related to Zoning Non-Compliance and Use Restrictions

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height, landscaping, open space and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws is otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures”. This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises “as-is” in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures”. The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities. In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements. However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, vertical subdivisions and related structures, the related declarations or other use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire building. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations impose upon the borrower stricter

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requirements with respect to repairs and alterations, including following a casualty loss. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan. In addition, any alteration, reconstruction, demolition, or new construction affecting a mortgaged property designated a historical landmark may require prior approval. Any such approval process, even if successful, could delay any redevelopment or alteration of a related property. The liquidation value of such property, to the extent subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if such property was readily adaptable to other uses or redevelopment. See “Description of the Mortgage Pool—Use Restrictions” for examples of mortgaged properties that are subject to restrictions relating to the use of the mortgaged properties.

Additionally, some of the mortgaged properties may have current or past tenants that handle or have handled hazardous materials and, in some cases, related contamination at some of the mortgaged properties was previously investigated and, as warranted, remediated with regulatory closure, the conditions of which in some cases may include restrictions against any future redevelopment for residential use or other land use restrictions. See “Description of the Mortgage Pool—Environmental Considerations” for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the issuing entity. See also representation and warranty number 40 in Annex D-1, representation and warranty number 40 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable.

Risks Relating to Inspections of Properties

Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act”. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Insurance May Not Be Available or Adequate

Although the mortgaged properties are required to be insured, or self-insured by a sole or major tenant of a related building or group of buildings, against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

Certain Risks Are Not Covered under Standard Insurance Policies. In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage, on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents. See “Description of the Mortgage Pool—Insurance Considerations”. In

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general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things:

●	war;
●	revolution;
●	terrorism;
●	nuclear, biological or chemical materials;
●	governmental actions;
●	floods and other water related causes;
●	earth movement, including earthquakes, landslides and mudflows;
●	wet or dry rot;
●	vermin; and
●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against. Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●	in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;
●	in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;
●	with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;
●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and
●	if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

We Cannot Assure You That Required Insurance Will Be Maintained. We cannot assure you that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

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Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “Pooling and Servicing Agreement—The Directing Holder” and “—The Operating Advisor”, that either (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties located in or near the geographic region in which the mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or (b) such insurance is not available at any rate. Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, we cannot assure you that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

In addition, certain types of mortgaged properties, such as manufactured housing and recreational vehicle communities, have few or no insurable buildings or improvements and thus do not have casualty insurance or low limits of casualty insurance in comparison with the related mortgage loan balances.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Furthermore, with respect to certain mortgage loans, the insurable value of the related mortgaged property as of the origination date of the related mortgage loan was lower than the principal balance of the related mortgage loan. In the event of a casualty when a borrower is not required to rebuild or cannot rebuild, we cannot assure you that the insurance required with respect to the related mortgaged property will be sufficient to pay the related mortgage loan in full and there is no “gap” insurance required under such mortgage loan to cover any difference. In those circumstances, a casualty that occurs near the maturity date may result in an extension of the maturity date of the mortgage loan if the master servicer, in accordance with the servicing standard, determines that such extension was in the best interest of certificateholders.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

The National Flood Insurance Program’s (“NFIP”) is scheduled to expire on February 2, 2024. We cannot assure you if or when NFIP will be reauthorized. If NFIP is not reauthorized, it could have an adverse effect on the value of properties in flood zones or their ability to repair or rebuild after flood damage.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties, and any uninsured loss could

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have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties, and the amount available to make payments on the related mortgage loan, and consequently, the offered certificates, could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates. See representation and warranty number 16 on Annex D-1 and warranty number 16 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5 and Annex E-2, respectively, for additional information.

Terrorism Insurance May Not Be Available for All Mortgaged Properties

The occurrence or the possibility of terrorist attacks could (1) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur or (2) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties.

After the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, all forms of insurance were impacted, particularly from a cost and availability perspective, including comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans. To give time for private markets to develop a pricing mechanism for terrorism risk and to build capacity to absorb future losses that may occur due to terrorism, the Terrorism Risk Insurance Act of 2002 was enacted on November 26, 2002, establishing the Terrorism Insurance Program. The Terrorism Insurance Program was reauthorized on December 20, 2019 through December 31, 2027 pursuant to the Terrorism Risk Insurance Program Reauthorization Act of 2019 (“TRIPRA”).

The Terrorism Insurance Program requires insurance carriers to provide terrorism coverage in their basic “all-risk” policies. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically void to the extent that it excluded losses that would otherwise be insured losses. Any state approval of those types of exclusions in force on November 26, 2002 is also void.

Under the Terrorism Insurance Program, the federal government shares in the risk of losses occurring within the United States resulting from acts committed in an effort to influence or coerce United States civilians or the United States government. The federal share of compensation for insured losses of an insurer will be equal to 80% of the portion of such insured losses that exceed a deductible equal to 20% of the value of the insurer’s direct earned premiums over the calendar year immediately preceding that program year. Federal compensation in any program year is capped at $100 billion (with insurers being liable for any amount that exceeds such cap), and no compensation is payable with respect to a terrorist act unless the aggregate industry losses relating to such act exceed $200 million. The Terrorism Insurance Program does not cover nuclear, biological, chemical or radiological attacks. Unless a borrower obtains separate coverage for events that do not meet the thresholds or other requirements above, such events will not be covered.

If the Terrorism Insurance Program is not reenacted after its expiration in 2027, premiums for terrorism insurance coverage will likely increase and the terms of such insurance policies may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any insurance policies contain a “sunset clause” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Insurance Program. We cannot assure you that the Terrorism Insurance Program or any successor program will create any long term changes in the

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availability and cost of such insurance. Moreover, future legislation, including regulations expected to be adopted by the Treasury Department pursuant to TRIPRA, may have a material effect on the availability of federal assistance in the terrorism insurance market. To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on the mortgage loans may result. In addition, the failure to maintain such terrorism insurance may constitute a default under the related mortgage loan.

Some of the mortgage loans do not require the related borrower to maintain terrorism insurance. In addition, most of the mortgage loans contain limitations on the related borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrower maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) providing that the related borrower is not required to spend in excess of a specified dollar amount (or in some cases, a specified multiple of what is spent on other insurance) in order to obtain such terrorism insurance, (iii) requiring coverage only for as long as the TRIPRA is in effect, or (iv) requiring coverage only for losses arising from domestic acts of terrorism or from terrorist acts certified by the federal government as “acts of terrorism” under the TRIPRA. See “Annex A-3—Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” for a summary of the terrorism insurance requirements under each of the ten largest mortgage loans.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

We cannot assure you that the conflicts arising where a borrower sponsor is affiliated with a tenant at the Mortgaged Property will not adversely impact the value of your Mortgage Loans.

Other mortgaged properties securing mortgage loans may also be insured under a blanket policy or self-insured or insured by a sole tenant. See “—Risks Associated with Blanket Insurance Policies or Self-Insurance” below.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover each mortgaged property’s insurable risks. In addition, with respect to some of the mortgaged properties, a sole or significant tenant is allowed to provide self-insurance against risks.

Additionally, if the mortgage loans that allow coverage under blanket insurance policies are part of a group of mortgage loans with related borrowers, then all of the related mortgaged properties may be covered under the same blanket policy, which may also cover other properties owned by affiliates of such borrowers.

Certain mortgaged properties may also be insured or self-insured by a sole or significant tenant, as further described under “Description of the Mortgage Pool—Insurance Considerations”.

Condemnation of a Mortgaged Property May Adversely Affect Distributions on Certificates

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

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Limited Information Causes Uncertainty

Historical Information. Some of the mortgage loans that we intend to include in the issuing entity are secured in whole or in part by mortgaged properties for which limited or no historical operating information is available. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

A mortgaged property may lack prior operating history or historical financial information because it is newly constructed or renovated, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the sponsors’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases and historical expenses, adjusted to account for, among other things, inflation, significant occupancy increases and/or a market rate management fee. In some cases, underwritten net cash flows and underwritten net operating income for mortgaged properties are based all or in part on leases (or letters of intent) that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease (or letter of intent), or lease amendment expanding the leased space, but are not yet in occupancy and/or paying rent, which present certain risks described in “—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions” below.

See Annex A-1 for certain historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available.

Ongoing Information. The primary source of ongoing information regarding the offered certificates, including information regarding the status of the related mortgage loans and any credit support for the offered certificates, will be the periodic reports delivered to you. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional ongoing information regarding the offered certificates will be available through any other source. The limited nature of the available information in respect of the offered certificates may adversely affect their liquidity, even if a secondary market for the offered certificates does develop.

We are not aware of any source through which pricing information regarding the offered certificates will be generally available on an ongoing basis or on any particular date.

Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions

As described under “Description of the Mortgage Pool—Additional Information”, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the sponsors. We make no representation that the underwritten net cash flow set forth in this prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the issuing entity, the occupancy of the related mortgaged property reflects tenants that (i) may not have yet actually executed leases (or letters of intent), (ii) have signed leases but have not yet taken occupancy and/or are not paying full contractual rent, (iii) are seeking or may in the future seek to sublet all or a portion of their respective spaces, (iv) are “dark” tenants but paying rent, or (v) are affiliates of the related borrower and are leasing space pursuant to a master lease or a space lease. Similarly, with respect to certain mortgage loans included in the issuing entity, the underwritten net cash flow may be based on certain tenants that have not yet executed leases or that have signed leases but are not yet in place and/or are not yet paying rent, or have a signed lease or lease amendment expanding the leased space, but are not yet in occupancy of all or a portion of their space and/or paying rent, or may assume that future contractual rent steps (during some or all of the remaining term of a lease) have occurred. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. You should review these and other similar assumptions and make your own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

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In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. For example, as described under “—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, the assumptions and projections used to prepare underwritten information for the mortgage pool may not reflect any potential impacts of the COVID-19 pandemic. The failure of these assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Information”) to vary substantially from the actual net operating income of a mortgaged property.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly different (and, in some cases, may be materially less) than the underwritten net cash flow presented in this prospectus, and this would change other numerical information presented in this prospectus based on or derived from the underwritten net cash flow, such as the debt service coverage ratios or debt yield presented in this prospectus. We cannot assure you that any such assumptions or projections made with respect to any mortgaged property will, in fact, be consistent with that mortgaged property’s actual performance.

Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment

If you calculate the anticipated yield of your offered certificates based on a rate of default or amount of losses lower than that actually experienced on the mortgage loans and those additional losses result in a reduction of the total distributions on, or the certificate balance of, your offered certificates, your actual yield to maturity will be lower than expected and could be negative under certain extreme scenarios. The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the certificate balance of your offered certificates will also affect the actual yield to maturity of your offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier a loss is borne by you, the greater the effect on your yield to maturity.

Delinquencies on the mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Additionally, in instances where the principal portion of any balloon payment scheduled with respect to a mortgage loan is collected by the master servicer following the end of the related collection period, no portion of the principal received on such payment will be passed through for distribution to the certificateholders until the subsequent distribution date, which may result in shortfalls in distributions of interest to the holders of the offered certificates in the following month. Furthermore, in such instances no provision is made for the master servicer or any other party to cover any such interest shortfalls that may occur as a result. In addition, if interest and/or principal advances and/or servicing advances are made with respect to a mortgage loan after a default and the related mortgage loan is thereafter worked out under terms that do not provide for the repayment of those advances in full at the time of the workout, then any reimbursements of those advances prior to the actual collection of the amount for which the advance was made may also result in shortfalls in distributions of principal to the holders of the offered certificates with certificate balances for the current month. Even if losses on the mortgage loans are not allocated to a particular class of offered certificates with certificate balances, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. In the case of any material monetary or material non-monetary default, the special servicer may accelerate the maturity of the related mortgage loan, which could result in an acceleration of principal distributions to the certificateholders. The special servicer may also extend or modify a mortgage loan, which could result in a substantial delay in principal distributions to the certificateholders. In addition, losses on the mortgage loans, even if not allocated to a class of offered certificates with certificate balances, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of those remaining mortgage loans in the issuing entity.

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Due to the COVID-19 pandemic, the aggregate number and size of delinquent loans in a given collection period may be significant, and the master servicer may determine that advances of payments on such mortgage loans are not or would not be recoverable or may not be able to make such advances given the severity of delinquencies (in this transaction or other transactions), which would result in shortfalls and losses on the certificates. See also “—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

The Mortgage Loans Have Not Been Reviewed or Re-Underwritten by Us

Although the sponsors have conducted a review of the mortgage loans to be sold to us for this securitization transaction, we, as the depositor for this securitization transaction, have neither originated the mortgage loans nor conducted a review or re-underwriting of the mortgage loans. Instead, we have relied on the representations and warranties made by the applicable sponsors and the remedies for breach of a representation and warranty as described under “Description of the Mortgage Loan Purchase Agreements” and the sponsor’s description of its underwriting criteria described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes” and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”. A description of the review conducted by each sponsor for this securitization transaction is set forth under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—Review of GACC Mortgage Loans”, “—Citi Real Estate Funding Inc.—Review of the CREFI Mortgage Loans”, “—Barclays Capital Real Estate Inc.—Review of Barclays Mortgage Loans”, “—Goldman Sachs Mortgage Company—Review of GSMC Mortgage Loans” and “—Bank of Montreal—Review of the BMO Mortgage Loans”.

The representations and warranties made by the sponsors may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for re-underwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the re-underwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties. See “—Other Risks Relating to the Certificates—Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan” below, and “Description of the Mortgage Loan Purchase Agreements”.

The interest rate on certain of the mortgage loans may have been reduced significantly as a result of an upfront fee paid to the applicable originator by each of the related borrowers. As a result, the interest rate on those mortgage loans may not reflect the current “market rate” that the related originator would have otherwise charged the related borrower based solely on the credit and collateral characteristics of the related mortgaged property and structural features of the applicable mortgage loan. See the corresponding description of the underwriting standards for each applicable mortgage loan seller under “Transaction Parties—The Sponsors and the Mortgage Loan Sellers” in this prospectus. With respect to each of the top 15 Mortgage Loans, the existence of such upfront fees is disclosed in Annex A-3.

As a result of the foregoing, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool.

Static Pool Data Would Not Be Indicative of the Performance of this Pool

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency

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and loss experience of static pools of periodic originations by any sponsor of assets of the type to be securitized (known as “static pool data”). In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.

Therefore, you should evaluate this offering on the basis of the information set forth in this prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

See also “Risk Factors—Special Risks—Current Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Appraisals May Not Reflect Current or Future Market Value of Each Property

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of origination of the applicable mortgage loan (or whole loan, if applicable). See Annex A-1 for the dates of the latest appraisals for the mortgaged properties. We have not obtained new appraisals of the mortgaged properties or assigned new valuations to the mortgage loans in connection with the offering of the offered certificates. The market values of the mortgaged properties could have declined since the origination of the related mortgage loans.

In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. One appraiser may reach a different conclusion than that of a different appraiser with respect to the same property. The appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale.

Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus is not intended to be a representation as to the past, present or future market values of the mortgaged properties. For example, in some cases, a borrower or its affiliate may have acquired the related mortgaged property for a price or otherwise for consideration in an amount that is less than the related appraised value specified on Annex A-1, including at a foreclosure sale or through acceptance of a deed-in-lieu of foreclosure. Historical operating results of the mortgaged properties used in these appraisals, as adjusted by various assumptions, estimates and subjective judgments on the part of the appraiser, may not be comparable to future operating results. In addition, certain appraisals may be based on extraordinary assumptions, including without limitation, that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy or that certain renovations or property improvement plans have been completed. Such capital expenditures are not required and have not been reserved for under the mortgage loan documents, and we cannot assure you that they will be made. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the

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appraised value of the aggregate of such properties on a portfolio basis. In addition, other factors may impair the mortgaged properties’ value without affecting their current net operating income, including:

●	changes in governmental regulations, zoning or tax laws;
●	potential environmental or other legal liabilities;
●	the availability of refinancing; and
●	changes in interest rate levels.

In certain cases, appraisals may reflect the “as-is” value or other than “as-is” values. However, the appraised value reflected in this prospectus with respect to each mortgaged property reflects the “as-is” value, except as described under “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Appraised Value”, where, to the extent another value is used, such value and the satisfaction of the related conditions or assumptions are described, which may contain certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies. See “Description of the Mortgage Pool”.

In addition, investors should be aware that the appraisals for the mortgaged properties may have been obtained prior to the COVID-19 pandemic, or may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the mortgage loans may not reflect current conditions, and in particular, the effects of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the mortgaged properties.

Additionally, with respect to the appraisals setting forth assumptions, particularly those setting forth extraordinary assumptions, as to the “as-is” and other than “as-is” values or similar hypothetical values, we cannot assure you that those assumptions are or will be accurate or that such value will be the value of the related mortgaged property at the indicated stabilization or other relevant date or at maturity. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items. For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Barclays Capital Real Estate Inc.”, “—Goldman Sachs Mortgage Company” and “—Bank of Montreal”. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties or the amount that would be realized upon a sale of the related mortgaged property.

The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the borrower and the mortgaged property. The performance of a mortgage loan may be adversely affected if control of a borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in the borrower, or if the mortgage loan is assigned to and assumed by another person or entity along with a transfer of the property to that person or entity.

Many of the mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, although some have current or permit future mezzanine or subordinate debt. We cannot assure you the ownership of any of the borrowers would not change during the term of the related

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mortgage loan and result in a material adverse effect on your certificates. See “Description of the Mortgage Pool—Additional Indebtedness” and “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail greater risks of loss than those associated with mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most legal entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of certain of the mortgage loans require that the borrowers be single-purpose entities and, in most cases, such borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or mortgaged properties and limit the borrowers’ ability to incur additional indebtedness. Such provisions are designed to mitigate the possibility that the borrower’s financial condition would be adversely impacted by factors unrelated to the related mortgaged property and mortgage loan. Such borrower may also have previously owned property other than the related mortgaged property or may be a so-called “recycled” single-purpose entity that previously had other business activities and liabilities. However, we cannot assure you that such borrowers have in the past complied, and will comply, with such requirements, and in some cases unsecured debt exists and/or is allowed in the future. Furthermore, in many cases such borrowers are not required to observe all covenants and conditions which typically are required in order for such borrowers to be viewed under standard rating agency criteria as “single purpose entities”.

Although a borrower may currently be a single purpose entity, in certain cases the borrowers were not originally formed as single purpose entities, but at origination of the related mortgage loan their organizational documents were amended. That borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity” and thus may have liabilities arising from events prior to becoming a single purpose entity.

The organizational documents of a borrower or the direct or indirect managing partner or member of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced with certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent director(s)(and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Although the independent directors, managers or trustees generally owe no fiduciary duties to entities other than the borrower itself, such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower. Consequently, the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.

The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Certain of the mortgage loans have been made to single purpose limited partnerships that have a general partner or general partners that are not themselves single purpose entities. Such loans are subject to additional bankruptcy risk. The organizational documents of the general partner in such cases do not limit it to acting as the general partner of the partnership. Accordingly there is a greater risk that the general partner may become insolvent for reasons unrelated to the mortgaged property. The bankruptcy of a general partner may dissolve the partnership under applicable state law. In addition, even if the partnership itself is not insolvent, actions by the partnership and/or a bankrupt general partner that are

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outside the ordinary course of their business, such as refinancing the related mortgage loan, may require prior approval of the bankruptcy court in the general partner’s bankruptcy case. The proceedings required to resolve these issues may be costly and time-consuming.

Any borrower, even an entity structured as a single purpose entity, as an owner of real estate, will be subject to certain potential liabilities and risks as an owner of real estate. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

Certain mortgage loans may have the benefit of a general payment guaranty of a portion of the indebtedness under the mortgage loan. A payment guaranty for a portion of the indebtedness under the mortgage loan that is greater than 10% presents a risk for consolidation of the assets of a borrower and the guarantor. In addition, certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain real estate investment trusts, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

In addition, borrowers may own a mortgaged property as a Delaware statutory trust or as tenants-in-common. Delaware statutory trusts may be restricted in their ability to actively operate a property, and in the case of a mortgaged property that is owned by a Delaware statutory trust or by tenants-in-common, there is a risk that obtaining the consent of the holders of the beneficial interests in the Delaware statutory trust or the consent of the tenants-in-common will be time consuming and cause delays with respect to the taking of certain actions by or on behalf of the borrower, including with respect to the related mortgaged property. See “—Tenancies-in-Common May Hinder Recovery” below.

In addition, certain of the mortgage loans may have borrowers that are wholly or partially (directly or indirectly) owned by one or more crowd funding investor groups or other diversified ownership structures. Investments in the commercial real estate market through crowd funding investor groups are a relatively recent development and there may be certain unanticipated risks to this new ownership structure which may adversely affect the related mortgage loan. Typically, the crowd funding investor group is made up of a large number of individual investors who invest relatively small amounts in the group pursuant to a

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securities offering. With respect to an equity investment in the borrower, the crowd funding investor group in turn purchases a stake in the borrower. Accordingly, equity in the borrower is indirectly held by the individual investors in the crowd funding group. We cannot assure you that either the crowd funding investor group or the individual investors in the crowd funding investor group or other diversified ownership structure have relevant expertise in the commercial real estate market. Additionally, crowd funding investor groups are required to comply with various securities regulations related to offerings of securities and we cannot assure you that any enforcement action or legal proceeding regarding failure to comply with such securities regulations would not delay enforcement of the related mortgage loan. Furthermore, we cannot assure you that a bankruptcy proceeding by the crowd funding investor group or other diversified ownership structure will not delay enforcement of the related mortgage loan or otherwise impair the borrower’s ability to operate the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership”. See “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”, “—Frequent and Early Occurrence of Borrower Delinquencies and Defaults May Adversely Affect Your Investment” and “—The Performance of a Mortgage Loan and Its Related Mortgaged Property Depends in Part on Who Controls the Borrower and Mortgaged Property”.

See representation and warranty number 31 on Annex D-1 and representation and warranty number 31 on Annex E-1 and any identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5 and Annex E-2, respectively, for additional information.

A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans

Numerous statutory provisions, including the federal bankruptcy code and state laws affording relief to debtors, may interfere with and delay the ability of a secured mortgage lender to obtain payment of a loan, to realize upon collateral and/or to enforce a deficiency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. Also, under federal bankruptcy law, the filing of a petition in bankruptcy by or on behalf of a junior lien holder may stay the senior lender from taking action to foreclose out such junior lien. Certain of the mortgage loans have sponsors that have previously filed bankruptcy and we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related mortgage loan documents. As a result, the issuing entity’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “—Other Financings or Ability to Incur Other Indebtedness Entails Risk” below, “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

See also “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Tenant Bankruptcy Could Result in a Rejection of the Related Lease” above.

Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions

There may be (and there may exist from time to time) pending or threatened legal proceedings against, or disputes with, the borrowers, the borrower sponsors, the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. It is also possible that, under certain extraordinary circumstances, economic or other sanctions may be imposed upon such entities. We have not undertaken a search for all legal proceedings that relate to the borrowers, borrower sponsors, managers for the mortgaged properties or their respective affiliates. Potential investors are

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advised and encouraged to perform their own searches related to such matters to the extent relevant to their investment decision. Any such litigation or dispute of the foregoing issues, even if ultimately settled or resolved, may materially impair distributions to certificateholders. For example, property income may not be available to make debt service payments if borrowers must use property income to pay judgments, legal fees or litigation costs. Similarly, borrowers’ and borrower sponsors’ operations at the related mortgaged properties may be restricted, including the use of property income or borrower sponsor contributions to pay debt service or otherwise support mortgaged property operations.

Additionally, a borrower or a principal of a borrower or affiliate may have been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past. In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the issuing entity in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates. In addition, certain principals or borrower sponsors may have in the past been convicted of, or pled guilty to, a felony. We cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates. Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or borrower sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners. See “Description of the Mortgage Pool—Litigation and Other Considerations” and “—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” for additional information on certain mortgage loans in the issuing entity. See also representation and warranty number 31 in Annex D-1, representation and warranty number 31 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable. However, we cannot assure you that there are no undisclosed bankruptcy proceedings, foreclosure proceedings, deed-in-lieu-of-foreclosure transaction and/or mortgage loan workout matters that involved one or more mortgage loans or mortgaged properties, and/or a guarantor, borrower sponsor or other party to a mortgage loan.

In addition, in the event the owner of a borrower experiences financial problems, we cannot assure you that such owner would not attempt to take actions with respect to the mortgaged property that may adversely affect the borrower’s ability to fulfill its obligations under the related mortgage loan. See “Description of the Mortgage Pool—Litigation and Other Considerations” for information regarding litigation matters with respect to certain mortgage loans.

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Other Financings or Ability to Incur Other Indebtedness Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are pari passu, subordinated, mezzanine, preferred equity or unsecured loans or another type of equity pledge), the issuing entity is subjected to additional risk such as:

●	the borrower (or its constituent members) may have difficulty servicing and repaying multiple financings;
●	the existence of other financings will generally also make it more difficult for the borrower to obtain refinancing of the related mortgage loan (or whole loan, if applicable) or sell the related mortgaged property and may thereby jeopardize repayment of the mortgage loan (or whole loan, if applicable);
●	the need to service additional financings may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and the value of the mortgaged property may decline as a result;
●	if a borrower (or its constituent members) defaults on its mortgage loan and/or any other financing, actions taken by other lenders such as a suit for collection, foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the issuing entity, including the mortgaged property, or stay the issuing entity’s ability to foreclose during the course of the bankruptcy case;
●	the bankruptcy of another lender also may operate to stay foreclosure by the issuing entity; and
●	the issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

Although the companion loans related to the whole loans are not assets of the issuing entity, each related borrower is still obligated to make interest and principal payments on such companion loans. As a result, the issuing entity is subject to additional risks, including:

●	the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and
●	the risk that it may be more difficult for the borrower to refinance these loans or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of such loans and the related additional debt at maturity.

With respect to mezzanine financing (if any), while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

In addition, the mortgage loan documents related to certain mortgage loans may have or permit future “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Such arrangements can present risks that resemble mezzanine debt, including dilution of the borrower’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return or excess cash payments, and/or potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied.

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Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness”.

For additional information, see “Description of the Mortgage Pool—Additional Indebtedness” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Tenancies-in-Common May Hinder Recovery

Certain of the mortgage loans included in the issuing entity have borrowers that own the related mortgaged properties as tenants-in-common. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant in common proportionally. As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common under the mortgage loans will be single purpose entities. If a tenant-in-common borrower has waived its right to partition, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents may provide for full recourse (or in an amount equal to its pro rata share of the debt) to the related tenant-in-common borrower or the guarantor if a tenant-in-common files for partition.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

Risks Associated with One Action Rules

Several states (such as California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer will be required to obtain advice of counsel prior to enforcing any of the issuing entity’s

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rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See “Certain Legal Aspects of Mortgage Loans—Foreclosure”.

State Law Limitations on Assignments of Leases and Rents May Entail Risks

Generally mortgage loans included in an issuing entity secured by mortgaged properties that are subject to leases typically will be secured by an assignment of leases and rents pursuant to which the related borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged properties, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the related property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. In particular, with respect to properties that are master leased, state law may provide that the lender will not have a perfected security interest in the underlying rents (even if covered by an assignment of leases and rents), unless there is also a mortgage on the master tenant’s leasehold interest. Such a mortgage is not typically obtained. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” and “—Bankruptcy Laws”.

Various Other Laws Could Affect the Exercise of Lender’s Rights

The laws of the jurisdictions in which the mortgaged properties are located (which laws may vary substantially) govern many of the legal aspects of the mortgage loans. These laws may affect the ability to foreclose on, and, in turn the ability to realize value from, the mortgaged properties securing the mortgage loans. For example, state law determines:

●	what proceedings are required for foreclosure;
●	whether the borrower and any foreclosed junior lienors may redeem the property and the conditions under which these rights of redemption may be exercised;
●	whether and to what extent recourse to the borrower is permitted; and
●	what rights junior mortgagees have and whether the amount of fees and interest that lenders may charge is limited.

In addition, the laws of some jurisdictions may render certain provisions of the mortgage loans unenforceable or subject to limitations which may affect lender’s rights under the mortgage loans. Delays in liquidations of defaulted mortgage loans and shortfalls in amounts realized upon liquidation as a result of the application of these laws may create delays and shortfalls in payments to certificateholders. See “Certain Legal Aspects of Mortgage Loans”.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date; Longer Amortization Schedules and Interest-Only Provisions Increase Risk

Mortgage loans with substantial remaining principal balances at their stated maturity date involve greater risk than fully-amortizing mortgage loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

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All of the mortgage loans have amortization schedules that are significantly longer than their respective terms to maturity and many of the mortgage loans require only payments of interest for part or all of their respective terms. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Due Dates; Mortgage Rates; Calculations of Interest”. A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all. That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon payment at maturity and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity if the mortgage loan becomes a defaulted mortgage loan.

A borrower’s ability to repay a mortgage loan on its stated maturity date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial, multifamily or manufactured housing community real estate projects, which fluctuate over time;
●	the prevailing interest rates;
●	the net operating income generated by the mortgaged property;
●	the fair market value of the related mortgaged property;
●	the borrower’s equity in the related mortgaged property;
●	significant tenant rollover at the related mortgaged properties (see “—Retail Properties Have Special Risks” and “—Office Properties Have Special Risks” above);
●	the borrower’s financial condition;
●	the operating history and occupancy level of the mortgaged property;
●	reductions in applicable government assistance/rent subsidy programs;
●	the tax laws; and
●	prevailing general and regional economic conditions.

In addition, compliance with legal requirements, such as the credit risk retention regulations under the Dodd-Frank Act, could cause commercial real estate lenders to tighten their lending standards and reduce the availability of debt financing for commercial real estate borrowers. This, in turn, may adversely affect a borrower’s ability to refinance the related mortgage loan or sell the related mortgaged property on or before the related mortgage loan’s maturity date.

With respect to any mortgage loan that is part of a whole loan, the risks relating to balloon payment obligations are enhanced by the existence and amount of the related companion loans.

None of the sponsors, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan. However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer (and each pooling and servicing agreement governing the servicing of a non-serviced whole loan may permit the related special servicer) to extend and modify mortgage loans in a manner consistent with the servicing standard, subject to the limitations described under “Pooling and Servicing Agreement—Realization Upon Mortgage Loans” and “—Modifications, Waivers and Amendments”.

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Neither the master servicer nor the special servicer will have the ability to extend or modify a non-serviced mortgage loan because such mortgage loan is being serviced by a master servicer or special servicer pursuant to the pooling and servicing agreement governing the servicing of the applicable non-serviced whole loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

We cannot assure you that any extension or modification will increase the present value of recoveries in a given case. Whether or not losses are ultimately sustained, any delay in collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to modification of the related mortgage loan, will likely extend the weighted average life of your certificates.

In any event, we cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics”.

Risks Related to Ground Leases and Other Leasehold Interests

With respect to certain mortgaged properties, the encumbered interest will be characterized as a “fee interest” if (i) the borrower has a fee interest in all or substantially all of the mortgaged property (provided that if the borrower has a leasehold interest in any portion of the mortgaged property, such portion is not material to the use or operation of the mortgaged property), or (ii) the mortgage loan is secured by the borrower’s leasehold interest in the mortgaged property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related mortgaged property.

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease or a lessor estoppel requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease, although not all these protective provisions are included in each case.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to the federal bankruptcy code to treat such lease as terminated by rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects any or all of the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the issuing entity may be unable to enforce the lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgage loans may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless (i) the leasehold lender holds a fee mortgage, (ii) the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or (iii) the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a

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result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor. Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of the federal bankruptcy code otherwise permits the sale), we cannot assure you that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee will be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender will be able to recoup the full value of the leasehold interest in bankruptcy court. Most of the ground leases contain standard protections typically obtained by securitization lenders. Certain of the ground leases with respect to a mortgage loan included in the issuing entity may not. See representation and warranty number 34 in Annex D-1, representation and warranty number 34 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable.

Except as noted in this prospectus, each of the ground leases has a term that extends at least 20 years beyond the maturity date of the mortgage loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to certain of the mortgage loans, the related borrower may have given to certain lessors under the related ground lease a right of first refusal or first offer in the event a sale is contemplated or an option to purchase all or a portion of the mortgaged property and these provisions, if not waived, may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure or adversely affect the foreclosure process.

See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Leased Fee Properties Have Special Risks

Land subject to a ground lease presents special risks. In such cases, where the borrower owns the fee interest but not the related improvements, such borrower will only receive the rental income from the ground lease and not from the operation of any related improvements. Any default by the ground lessee would adversely affect the borrower’s ability to make payments on the related mortgage loan. While ground leases may contain certain restrictions on the use and operation of the related mortgaged property, the ground lessee generally enjoys the rights and privileges of a fee owner, including the right to construct, alter and remove improvements and fixtures from the land and to assign and sublet the ground leasehold interest. However, the borrower has the same risk of interruptions in cash flow if such ground lessee defaults under its lease as it would on another single tenant commercial property, without the control over the premises that it would ordinarily have as landlord. In addition, in the event of a condemnation, the borrower would only be entitled to an allocable share of the condemnation proceeds.

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Furthermore, the insurance requirements are often governed by the terms of the ground lease and, in some cases, certain subtenants may be allowed to self-insure. The ground lessee is commonly permitted to mortgage its ground leasehold interest, and the leasehold lender will often have notice and cure rights with respect to material defaults under the ground lease. In addition, leased fee interests are less frequently purchased and sold than other interests in commercial real property. It may be difficult for the issuing entity, if it became a foreclosing lender, to sell the fee interests if the tenant and its improvements remain on the land. In addition, if the improvements are nearing the end of their useful life, there could be a risk that the tenant defaults in lieu of performing any obligations it may otherwise have to raze the structure and return the land in raw form to the developer. Furthermore, leased fee interests are generally subject to the same risks associated with the property type for which the ground lessee operates the premises because that use is likely a significant source of revenue for the payment of ground rent.

Energy Efficiency and Greenhouse Gas Emission Standards Set By New York City's Local Law 97 May Adversely Affect Future Net Operating Income at Mortgaged Real Properties Located in New York City

With respect to any of the underlying mortgage loans secured by mortgaged real properties located in New York City, the related borrowers may face fines or retrofitting costs related to compliance with New York City Local Law 97 of 2019 (“Local Law 97”). Local Law 97 generally requires, with some exceptions, that (i) buildings that exceed 25,000 gross square feet, (ii) two or more buildings on the same tax lot that together exceed 50,000 square feet and (iii) two or more buildings owned by a condominium association that are governed by the same board of managers and that together exceed 50,000 square feet meet new energy efficiency and greenhouse gas emissions limits by 2024, with stricter limits coming into effect in 2030. Noncompliant building owners may face fines starting in 2025, unless they are able to bring their building into timely compliance by retrofitting their buildings. We cannot assure you that fines or retrofitting costs as a result of Local Law 97 will not adversely affect the future net operating income at any of the mortgaged real properties located in New York City.

Increases in Real Estate Taxes May Reduce Available Funds

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes in connection with a local government “payment in lieu of taxes” program or other tax abatement arrangements. Upon expiration of such program or if such programs were otherwise terminated, the related borrower would be required to pay higher, and in some cases substantially higher, real estate taxes. Prior to expiration of such program, the tax benefit to the mortgaged property may decrease throughout the term of the expiration date until the expiration of such program. An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loan.

See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” for descriptions of real estate tax matters relating to certain mortgaged properties.

Collective Bargaining Activity May Disrupt Operations, Increase Labor Costs or Interfere with Business Strategies

A number of employees at certain of the mortgaged properties are covered by a collective bargaining agreement. If relationships with such employees or the unions that represent them become adverse, such mortgaged properties could experience labor disruptions such as strikes, lockouts, boycotts and public demonstrations. In addition, during the COVID-19 pandemic, unions may encourage employees to leave work if the workplace does not meet certain safety requirements. Labor disputes, which may be more likely when collective bargaining agreements are being negotiated, could harm relationships with employees, result in increased regulatory inquiries and enforcement by governmental authorities. Further, adverse publicity related to a labor dispute could harm such mortgaged properties’ reputation and reduce customer demand for related services. Labor regulation and the negotiation of new or existing collective bargaining agreements could lead to higher wage and benefit costs, changes in work

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rules that raise operating expenses, legal costs, and limitations on the related borrower’s ability to take cost saving measures during economic downturns. We cannot assure you that the related borrower will be able to control the negotiations of collective bargaining agreements covering unionized labor employed at such mortgaged properties.

State and Local Mortgage Recording Taxes May Apply Upon a Foreclosure or Deed in Lieu of Foreclosure and Reduce Net Proceeds

Many jurisdictions impose recording taxes on mortgages which, if not paid at the time of the recording of the mortgage, may impair the ability of the lender to foreclose the mortgage. Such taxes, interest, and penalties could be significant in amount and would, if imposed, reduce the net proceeds realized by the issuing entity in liquidating the real property securing the related mortgage loan.

Risks Related to Conflicts of Interest

Interests and Incentives of the Originators, the Sponsors and Their Affiliates May Not Be Aligned With Your Interests

The originators, the sponsors and their affiliates (including certain of the underwriters) expect to derive ancillary benefits from this offering and their respective incentives may not be aligned with those of purchasers of the offered certificates. The sponsors originated or purchased the mortgage loans in order to securitize the mortgage loans by means of a transaction such as the offering of the offered certificates. The sponsors will sell the mortgage loans to the depositor (an affiliate of German American Capital Corporation, one of the sponsors and an originator, Deutsche Bank AG, acting through its New York Branch, an originator, a holder of the VRR Interest and an initial risk retention consultation party, DBR Investments Co. Limited, an originator, and Deutsche Bank Securities Inc., one of the underwriters) on the closing date in exchange for cash, derived from the sale of the offered certificates to investors and/or in exchange for offered certificates. A completed offering would reduce the originators’ exposure to the mortgage loans. The originators made the mortgage loans with a view toward securitizing them and distributing the exposure by means of a transaction such as this offering of offered certificates. In addition, certain mortgaged properties may have tenants that are affiliated with the related originator. See “Description of the Mortgage Pool—Tenant Issues—Affiliated Leases”. The originators may also earn origination fees in connection with the origination of the mortgage loans to be included in the mortgage pool. In certain cases, additional upfront fees may be earned in connection with a reduction of the mortgage rate of the related mortgage loan, in light of the other credit characteristics of such mortgage loan. This offering of offered certificates will effectively transfer the originators’ exposure to the mortgage loans to purchasers of the offered certificates.

The originators, the sponsors and their affiliates expect to receive various benefits, including compensation, commissions, payments, rebates, remuneration and business opportunities, in connection with or as a result of this offering of offered certificates and their interests in the mortgage loans. The sponsors and their affiliates will effectively receive compensation, and may record a profit, in an amount based on, among other things, the amount of proceeds (net of transaction expenses) received from the sale of the offered certificates to investors relative to their investment in the mortgage loans. The benefits to the originators, the sponsors and their affiliates arising from the decision to securitize the mortgage loans may be greater than they would have been had other assets been selected.

Furthermore, the sponsors and/or their affiliates may benefit from a completed offering of the offered certificates because the offering would establish a market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet, including increasing the carrying value or avoiding decreasing the carrying value of some or all of such similar positions.

In some cases, the originators, the sponsors or their affiliates are the holders of the mezzanine loans and/or companion loans related to their mortgage loans. The originators, the sponsors and/or their

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respective affiliates may retain existing mezzanine loans and/or companion loans or originate future permitted mezzanine indebtedness with respect to the mortgage loans. These transactions may cause the originators, the sponsors and their affiliates or their clients or counterparties who purchase the mezzanine loans and/or companion loans, as applicable, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the offered certificates. In addition, these transactions or actions taken to maintain, adjust or unwind any positions in the future, may, individually or in the aggregate, have a material effect on the market for the offered certificates (if any), including adversely affecting the value of the offered certificates, particularly in illiquid markets. The originators, the sponsors and their affiliates will have no obligation to take, refrain from taking or cease taking any action with respect to such companion loans or any existing or future mezzanine loans, based on the potential effect on an investor in the offered certificates, and may receive substantial returns from these transactions. In addition, the originators, the sponsors or any of their respective affiliates may benefit from certain relationships, including financial dealings, with any borrower, any non-recourse carveout guarantor or any of their respective affiliates, aside from the origination of mortgage loans or contribution of mortgage loans into this securitization. Conflicts may also arise because the sponsors and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the sponsors and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The sponsors may also, from time to time, be among the tenants at the mortgaged properties, and they should be expected to make occupancy-related decisions based on their self-interest and not that of the issuing entity. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a sponsor, an originator or one of their respective affiliates, or a sponsor, an originator or one of their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the issuing entity. Each of the sponsors, the originators and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the sponsors, the originators and their respective affiliates may differ from, and compete with, the interests of the issuing entity.

In addition, Deutsche Bank AG, acting through its New York Branch and Citi Real Estate Funding Inc. are each expected to hold a portion of the VRR Interest as described in “Credit Risk Retention”, and are (or are affiliated with the entities) expected to be appointed as the initial risk retention consultation parties. Each risk retention consultation party may, on a strictly non-binding basis, consult with the special servicer and recommend that the special servicer take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not required to follow any such recommendations or take directions from any risk retention consultation party and is not permitted to take actions that are prohibited by law or that violate the servicing standard or the terms of the mortgage loan documents. The risk retention consultation parties and the holders of the VRR Interest by whom they are appointed may have interests that are in conflict with those of certain other certificateholders, in particular if any risk retention consultation party or holder of the VRR Interest holds companion loan securities, or has financial interests in, or other financial dealings (as a lender or otherwise) with, a borrower or an affiliate of a borrower under any of the mortgage loans. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is a risk retention consultation party or holder of the VRR Interest entitled to appoint such risk retention consultation party (any such mortgage loan referred to in this context as an “excluded loan” as to such risk retention consultation party), then such risk retention consultation party will not have consultation rights solely with respect to any such excluded loan. See “Credit Risk Retention”.

In addition, for so long as any of Deutsche Bank AG, acting through its New York Branch or Citi Real Estate Funding Inc. (in each case, as a holder of the VRR Interest or a risk retention consultation party) is

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a borrower party with respect to any mortgage loan or whole loan, such party will be required to certify that it will forego access to any “conflicted information” solely relating to such excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding such restriction, we cannot assure you that neither Deutsche Bank AG, acting through its New York Branch nor Citi Real Estate Funding Inc. (in each case, as a holder of the VRR Interest or a risk retention consultation party) will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to any such mortgage loan or whole loan or otherwise seek to exert its influence over the special servicer in the event such mortgage loan or whole loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Further, various originators, sponsors and their respective affiliates are acting in multiple capacities in or with respect to this transaction, which may include, without limitation, acting as one or more transaction parties or a subcontractor or vendor of such party, participating in or contracting for interim servicing and/or custodial services with certain transaction parties, providing warehouse financing to, or receiving warehouse financing from, certain other originators or sponsors prior to transfer of the related mortgage loans to the issuing entity, and/or conducting due diligence on behalf of an investor with respect to the mortgage loans prior to their transfer to the issuing entity.

For a description of certain of the foregoing relationships and arrangements that exist among the parties to this securitization, see “Certain Affiliations, Relationships And Related Transactions Involving Transaction Parties” and “Transaction Parties”.

These roles and other potential relationships may give rise to conflicts of interest as described in “—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”, “—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans” and “—Other Potential Conflicts of Interest May Affect Your Investment” below. Each of the foregoing relationships and related interests should be considered carefully by you before you invest in any offered certificates.

The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers

The servicing of the Galleria at Tyler whole loan, a servicing shift whole loan, is expected to be governed by the pooling and servicing agreement for this securitization only temporarily, until the related servicing shift securitization date. At that time, the servicing and administration of the related servicing shift whole loan will shift to the related master servicer and related special servicer under the related servicing shift pooling and servicing agreement and will be governed exclusively by the related servicing shift pooling and servicing agreement and the related intercreditor agreement. Neither the closing date of any such securitization nor the identities of any such servicing shift master servicer or servicing shift special servicer have been determined. In addition, the provisions of the related servicing shift pooling and servicing agreement have not yet been determined. Prospective investors should be aware that they will not have any control over the identity of the related servicing shift master servicer or related servicing shift special servicer, nor will they have any assurance as to the particular terms of the related servicing shift pooling and servicing agreement except to the extent of compliance with the requirements of the related intercreditor agreement. Moreover, the trust directing holder for this securitization will not have any consent or consultation rights with respect to the servicing of the servicing shift whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related controlling pari passu companion loan or the controlling party in the related securitization of such controlling pari passu companion loan or such other party specified in the related intercreditor agreement may have rights similar to, or more expansive than, those granted to the trust directing holder in this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests

The activities and interests of the underwriters and their respective affiliates (collectively, the “Underwriter Entities”) will not align with, and may in fact be directly contrary to, those of the

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certificateholders. The Underwriter Entities are each part of separate global investment banking, securities and investment management firms that provide a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, they actively make markets in and trade financial instruments for their own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. The Underwriter Entities’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which the Underwriter Entities take positions, or expect to take positions, include loans similar to the mortgage loans, securities and instruments similar to the offered certificates and other securities and instruments. Market making is an activity where the Underwriter Entities buy and sell on behalf of customers, or for their own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. Any short positions taken by the Underwriter Entities and/or their clients through marketing or otherwise will increase in value if the related securities or other instruments decrease in value, while positions taken by the Underwriter Entities and/or their clients in credit derivative or other derivative transactions with other parties, pursuant to which the Underwriter Entities and/or their clients sell or buy credit protection with respect to one or more classes of the offered certificates, may increase in value if the offered certificates default, are expected to default, or decrease in value.

The Underwriter Entities and their clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the Underwriter Entities will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder. As a result, you should expect that the Underwriter Entities will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the offered certificates.

As a result of the Underwriter Entities’ various financial market activities, including acting as a research provider, investment advisor, market maker or principal investor, you should expect that personnel in various businesses throughout the Underwriter Entities will have and express research or investment views and make recommendations that are inconsistent with, or adverse to, the objectives of investors in the offered certificates.

If an Underwriter Entity becomes a holder of any of the certificates, through market-making activity or otherwise, any actions that it takes in its capacity as a certificateholder, including voting, providing consents or otherwise will not necessarily be aligned with the interests of other holders of the same class or other classes of the certificates. Similarly, the expected holders of the VRR Interest and the parties expected to be designated to consult with the special servicer on their behalf as the risk retention consultation parties are an Underwriter Entity. We cannot assure you that any actions that such party takes in either such capacity will necessarily be aligned with the interests of the holders of other classes of certificates. To the extent an Underwriter Entity makes a market in the certificates (which it is under no obligation to do), it would expect to receive income from the spreads between its bid and offer prices for the certificates. The price at which an Underwriter Entity may be willing to purchase certificates, if it makes a market, will depend on market conditions and other relevant factors and may be significantly lower than the issue price for the certificates and significantly lower than the price at which it may be willing to sell certificates.

In addition, none of the Underwriter Entities will have any obligation to monitor the performance of the certificates or the actions of the parties to the pooling and servicing agreement and will have no authority to advise any party to the pooling and servicing agreement or to direct their actions.

Furthermore, each Underwriter Entity expects that a completed offering will enhance its ability to assist clients and counterparties in the transaction or in related transactions (including assisting clients in additional purchases and sales of the certificates and hedging transactions). The Underwriter Entities expect to derive fees and other revenues from these transactions. In addition, participating in a successful

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offering and providing related services to clients may enhance the Underwriter Entities’ relationships with various parties, facilitate additional business development, and enable them to obtain additional business and generate additional revenue.

The Underwriter Entities are playing several roles in this transaction. Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of (i) the depositor, (ii) German American Capital Corporation, a sponsor and an originator, (iii) Deutsche Bank AG, acting through its New York Branch, an originator and a holder of the VRR Interest and an initial risk retention consultation party, and (iv) DBR Investments Co. Limited, an originator and the holder of the companion loans for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of Citi Real Estate Funding Inc., a sponsor, an originator, a holder of the VRR Interest and an initial risk retention consultation party and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Barclays Capital Inc., one of the underwriters, is an affiliate of Barclays Capital Real Estate Inc., a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “BCREI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of (i) Goldman Sachs Bank USA, an originator and the holder of the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and (ii) Goldman Sachs Mortgage Company, a sponsor. BMO Capital Markets Corp., one of the underwriters, is an affiliate of Bank of Montreal, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”. In addition, affiliates of the underwriters are holders of companion loans as described in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”. Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans serviced thereunder are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Pooling and Servicing Agreement—Servicing Standard”. The trust and servicing agreement or pooling and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan provides that such non-serviced whole loan is required to be administered in accordance with a servicing standard that is generally similar to the servicing standard set forth in the pooling and servicing agreement. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, the master servicer, a sub-servicer, the special servicer or any of their respective affiliates and, as it relates to servicing and administration of a non-serviced mortgage loan, each applicable master servicer, sub-servicer, special servicer or any of their respective affiliates under the pooling and servicing agreement governing the servicing of a non-serviced whole loan, may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a sub-servicer, the special servicer or any of their respective affiliates holds certificates or securities relating to any of the applicable companion loans, or has financial interests in or financial dealings with a borrower or a borrower sponsor.

In order to minimize the effect of certain of these conflicts of interest as they relate to the special servicer, if the special servicer obtains knowledge that it has become a borrower party with respect to a serviced mortgage loan and any related serviced companion loan, the special servicer will be required to resign as special servicer with respect to that mortgage loan or serviced whole loan (referred to in this

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prospectus as an “excluded special servicer loan”) and a separate special servicer that is not a borrower party (referred to in this prospectus as an “excluded special servicer”) will be appointed as special servicer for such excluded special servicer loan as described under “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”. Any excluded special servicer will be required to perform all of the obligations of the special servicer with respect to such excluded special servicer loan and will be entitled to all special servicing compensation with respect to such excluded special servicer loan earned during such time as the related mortgage loan is an excluded special servicer loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all mortgage loans and serviced whole loans that are not excluded special servicer loans). While the special servicer will have the same access to information related to the excluded special servicer loan as it does with respect to the other mortgage loans, the special servicer will covenant in the pooling and servicing agreement that it will not directly or indirectly provide any information related to the excluded special servicer loan to the related borrower party or any employees or personnel of such borrower party involved in the management of any investment in the related borrower party or the related mortgaged property and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations. Notwithstanding those restrictions, we cannot assure you that the related borrower party will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded special servicer loan.

Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In addition, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of certificates than to the non-offered certificates, any serviced companion loan holder or the holder of any serviced companion loan securities.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or the special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. In addition, the mortgage loan sellers will determine who will service mortgage loans that the mortgage loan sellers originate in the future, and that determination may be influenced by the mortgage loan seller’s opinion of servicing decisions made by the master servicer or special servicer under the pooling and servicing agreement including, among other things, the manner in which the master servicer or special servicer enforces breaches of representations and warranties against the related mortgage loan seller. This may pose inherent conflicts for the master servicer or the special servicer.

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a serviced companion loan holder or other certificateholders (or an affiliate or a third party representative of one or more of the preceding parties) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the special servicer’s appointment (or continuance) as special servicer under the pooling and servicing agreement and/or the related intercreditor agreement and limitations on the right of such person to replace the special servicer. See “—Other Potential Conflicts of Interest May Affect Your Investment” below.

RREF IV-D AIV RR, LLC or its affiliate is expected to (i) appoint itself or its affiliate as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans and (ii) purchase the Class G-RR and Class J-

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RR certificates. RREF IV Debt AIV, LP (the parent of RREF IV-D AIV RR, LLC), or its affiliate is expected to purchase the Class D, Class E, Class F, Class X-D and Class X-F certificates, and may purchase certain additional classes of certificates. Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each serviced mortgage loan and any related serviced companion loans and it or an affiliate assisted RREF IV-D AIV RR, LLC or its affiliate with its due diligence on the mortgage loans prior to the closing date.

Although the master servicer and the special servicer will be required to service and administer the mortgage loan pool in accordance with the servicing standard and, accordingly, without regard to their rights to receive compensation under the pooling and servicing agreement and without regard to any potential obligation to repurchase or substitute a mortgage loan if the master servicer or special servicer is a mortgage loan seller, the possibility of receiving additional servicing compensation in the nature of assumption and modification fees, the continuation of receiving fees to service or specially service a mortgage loan, or the desire to avoid a repurchase demand resulting from a breach of a representation and warranty or material document default may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Operating Advisor

BellOak, LLC has been appointed as the initial operating advisor with respect to all of the serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, BellOak, LLC and its affiliates may have rendered services to, performed surveillance of, provided valuation services to and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation parties, collateral property owners or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to BellOak, LLC’s duties as operating advisor. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which BellOak, LLC performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

The operating advisor or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the operating advisor may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC. Although the operating advisor is required to consider the servicing standard in connection with its activities under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

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Potential Conflicts of Interest of the Asset Representations Reviewer

BellOak, LLC has been appointed as the initial asset representations reviewer with respect to all of the mortgage loans other than the non-serviced mortgage loans. See “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. In the normal course of conducting its business, the initial asset representations reviewer and its affiliates have rendered services to, performed surveillance of, provided valuation services to, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included institutional investors, the depositor, the sponsors, the mortgage loan sellers, the originators, the certificate administrator, the trustee, the master servicer, the special servicer or the directing holder, the risk retention consultation parties, collateral property owners and their vendors or affiliates of any of those parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to the initial asset representations reviewer’s duties as asset representations reviewer. We cannot assure you that the existence of these relationships and other relationships in the future will not impact the manner in which the initial asset representations reviewer performs its duties under the pooling and servicing agreement.

In addition, the asset representations reviewer and its affiliates may have interests that are in conflict with those of certificateholders, especially if the asset representations reviewer or any of its affiliates holds certificates or has financial interests in or other financial dealings with any of the parties to this transaction, a borrower or a parent or sponsor of a borrower or any of their affiliates.

The asset representations reviewer or its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself, its affiliates or third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans that will be included in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the asset representations reviewer and its affiliates and their clients may differ from, and conflict with, the interests of the issuing entity. Consequently, personnel of the asset representations reviewer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans included in the issuing entity. This may pose inherent conflicts of interest for BellOak, LLC.

Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders

It is expected that RREF IV-D AIV RR, LLC or its affiliate will be appointed as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any applicable excluded loan and any servicing shift mortgage loan). The special servicer may, at the direction of the directing holder (for so long as a control termination event does not exist and other than with respect to any applicable excluded special servicer loan), take actions with respect to the specially serviced mortgage loans administered under the pooling and servicing agreement that could adversely affect the holders of some or all of the classes of certificates. The directing holder (other than with respect to any non-serviced mortgage loan, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB mortgage loan, any servicing shift mortgage loan or any applicable excluded loan) will be controlled by the controlling class certificateholders.

The controlling class certificateholders and the holders of the companion loans or securities backed by such companion loans may have interests in conflict with those of the other certificateholders. As a result, it is possible that the directing holder on behalf of the controlling class certificateholders (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan or any servicing shift mortgage loan) or on behalf of the subordinate companion loan holders (in the

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case of any serviced AB whole loan, for so long as the related control appraisal period is not continuing) or the directing holder (which term as used herein will include any equivalent entity or any representative thereof) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan may direct the special servicer under such pooling and servicing agreement or trust and servicing agreement, as applicable, relating to the other securitization transaction, as the case may be, to take actions that conflict with the interests of holders of certain classes of the certificates.

Set forth in the following table is the identity of the initial directing holder (or equivalent party) for each whole loan, the expected securitization trust holding the controlling note in such whole loan and the pooling and servicing agreement or trust and servicing agreement under which it is expected to be serviced.

Whole Loan	Pooling/Trust and Servicing Agreement(1)	Controlling Noteholder	Initial Directing Party(2)
Tysons Corner Center	TYSN 2023-CRNR	TYSN 2023-CRNR	N/A
DoubleTree by Hilton Hotel Orlando at SeaWorld	Benchmark 2024-V5	Benchmark 2024-V5	RREF IV-D AIV RR, LLC
Acquisition America Portfolio	Benchmark 2024-V5	Benchmark 2024-V5	RREF IV-D AIV RR, LLC
333 South Spruce Street	Benchmark 2024-V5	Benchmark 2024-V5	RREF IV-D AIV RR, LLC
Garden State Plaza	NJ Trust 2023-GSP	NJ Trust 2023-GSP	Prima Capital Advisors LLC
Galleria at Tyler	Benchmark 2024-V5(3)	Bank of America, National Association(3)	Bank of America, National Association(3)
Warwick New York	Benchmark 2023-V4	Benchmark 2023-V4	KKR CMBS IIII Aggregator Category 2 L.P.
Philadelphia Marriott Downtown	BBCMS 2023-5C23	BBCMS 2023-5C23	LNR Securities Holdings, LLC

(1)	The identification of a “Pooling/Trust and Servicing Agreement” above indicates that we have identified a securitization trust that has closed or priced or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has included, or is expected to include, the related controlling note for such whole loan.
(2)	The entity listed as the “Initial Directing Party” reflects the party entitled to exercise control and consultation rights with respect to the related mortgage loan until such party’s rights are terminated pursuant to the related pooling and servicing agreement, trust and servicing agreement or intercreditor agreement, as applicable.
(3)	The Galleria at Tyler whole loan is expected to be a servicing shift whole loan and servicing will be transferred on the related servicing shift securitization date. On and after the securitization of the related controlling pari passu companion loan, the Galleria at Tyler whole loan will be serviced under the pooling and servicing agreement for such future securitization, such securitization will be the related controlling noteholder, and the directing party will be the directing certificateholder (or equivalent) specified in such pooling and servicing agreement.

The special servicer, in connection with obtaining the consent of, or upon non-binding consultation with (or, in the case of any servicing shift whole loan, prior to the related servicing shift securitization date, at the direction or with the approval of), the directing holder or a serviced companion loan holder or its representative, may take actions with respect to the related serviced whole loan that could adversely affect the holders of some or all of the classes of certificates, to the extent described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”. In connection with the pari passu whole loans serviced under the pooling and servicing agreement for this securitization, the serviced companion loan holders do not have any duties to the holders of any class of certificates, and they may have interests in conflict with those of the certificateholders. As a result, it is possible that a serviced companion loan holder (solely with respect to the related serviced whole loan) may advise the special servicer to take actions that conflict with the interests of holders of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Pooling and Servicing Agreement—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”, the special servicer may be replaced by the directing holder for cause at any time and without cause (for so long as a control termination event does not exist and other than with respect to any applicable excluded loan) (or, in the case of any servicing shift mortgage loan, prior to the related servicing shift securitization date, by the holder of the related controlling pari passu companion loan at any time, for cause or without cause). See “Pooling and Servicing Agreement—The Directing Holder” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events”.

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Similarly, the applicable controlling class related to the securitization trust indicated in the chart above as the controlling noteholder (or, on and after the related servicing shift securitization date, the securitization trust for the related controlling pari passu companion loan) has certain consent and/or consultation rights with respect to the non-serviced mortgage loans under the related pooling and servicing agreement governing the servicing of that related non-serviced whole loan and have similar conflicts of interest with the holders of other certificates backed by the companion loans. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

The directing holder and its affiliates (and the directing holder (or equivalent entity) under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan and their respective affiliates) may have interests that are in conflict with those of certain certificateholders, especially if the applicable directing holder or any of its affiliates holds certificates or companion loan securities, or has financial interests in or other financial dealings (as lender or otherwise) with a borrower or an affiliate of a borrower. In order to minimize the effect of certain of these conflicts of interest, for so long as any borrower party is the directing holder or the holder of the majority of the controlling class (by certificate balance) (any such mortgage loan referred to in this prospectus as an “excluded loan” as to such party), the directing holder will not have consent or consultation rights solely with respect to the related excluded loan (however, the directing holder will be provided certain notices and certain information relating to such excluded loan as described in the pooling and servicing agreement). In addition, for so long as any borrower party is the directing holder or a controlling class certificateholder, as applicable, the directing holder or such controlling class certificateholder, as applicable, will not be given access to any excluded information solely relating to the related excluded loan and/or the related mortgaged properties pursuant to the terms of the pooling and servicing agreement. Notwithstanding those restrictions, we cannot assure you that the directing holder or any controlling class certificateholder will not obtain sensitive information related to the strategy of any contemplated workout or liquidation related to an excluded loan or otherwise seek to exert its influence over the special servicer in the event an excluded loan becomes subject to a workout or liquidation. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. Each of these relationships may create a conflict of interest.

RREF IV-D AIV RR, LLC or its affiliate is expected to (i) appoint itself or its affiliate as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than, for so long as no control appraisal period under the related intercreditor agreement is continuing, any serviced AB whole loan, any applicable excluded loan and any servicing shift mortgage loan) and any related serviced companion loans and (ii) purchase the Class G-RR and Class J-RR certificates. RREF IV Debt AIV, LP (the parent of RREF IV-D AIV RR, LLC), or its affiliate is expected to purchase the Class D, Class E, Class F, Class X-D and Class X-F certificates, and may purchase certain additional classes of certificates. Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan) and any related serviced companion loans and it or an affiliate assisted RREF IV-D AIV RR, LLC or its affiliate with its due diligence on the mortgage loans prior to the closing date.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

The anticipated initial investor in the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), which is referred to in this prospectus as the “Retaining Third-Party Purchaser” (see “Pooling and Servicing Agreement—The Directing Holder—General”), was required under the credit risk retention rules to perform certain due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity. In addition, the Retaining Third-Party Purchaser was given the opportunity by the sponsors to request the removal, re-sizing, decrease in the principal balance of the mortgage loan, reduction of the time during which the loan pays interest-only, increase in the amount of required reserves or change in the expected repayment dates or other features of some or all of the mortgage loans. The mortgage pool as originally proposed by the sponsors was adjusted based on certain of these requests. In addition, the Retaining Third-Party Purchaser received or may receive price adjustments or cost mitigation arrangements in connection with accepting certain mortgage loans in the mortgage pool.

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We cannot assure you that you or another investor would have made the same requests to modify the original pool as the Retaining Third-Party Purchaser or that the final pool as influenced by the Retaining Third-Party Purchaser’s feedback will not adversely affect the performance of your certificates and benefit the performance of the Retaining Third-Party Purchaser’s certificates. Because of the differing subordination levels, the Retaining Third-Party Purchaser has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the Retaining Third-Party Purchaser but that does not benefit other investors. In addition, the Retaining Third-Party Purchaser may enter into hedging or other transactions (except as may be restricted pursuant to the credit risk retention rules) or otherwise have business objectives that also could cause its interests with respect to the mortgage pool to diverge from those of other purchasers of the certificates. The Retaining Third-Party Purchaser performed due diligence solely for its own benefit and has no liability to any person or entity for conducting its due diligence. The Retaining Third-Party Purchaser is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the Retaining Third-Party Purchaser’s acceptance of a mortgage loan. The Retaining Third-Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The Retaining Third-Party Purchaser will have no liability to any certificateholder for any actions taken by them as described in the preceding two paragraphs.

It is anticipated that RREF IV-D AIV RR, LLC or its affiliate will be the Retaining Third-Party Purchaser and will appoint itself or its affiliate as the initial trust directing holder and, therefore, the initial directing holder with respect to each serviced mortgage loan (other than any applicable excluded loan, any serviced AB whole loan and any servicing shift mortgage loan) and any related serviced companion loans. The directing holder will have certain rights to direct and consult with the special servicer. In addition, the directing holder will generally have certain consultation rights with regard to a non-serviced mortgage loan under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced whole loan and the related intercreditor agreement. See “—Potential Conflicts of Interest of the Directing Certificateholder and the Companion Loan Holders”, “Pooling and Servicing Agreement—The Directing Holder” and “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

Rialto Capital Advisors, LLC is expected to act as the special servicer with respect to each serviced mortgage loan (other than any excluded special servicer loan) and any related serviced companion loans and it or an affiliate assisted RREF IV-D AIV RR, LLC or its affiliate with its due diligence on the mortgage loans prior to the Closing Date.

Because the incentives and actions of the Retaining Third-Party Purchaser may, in some circumstances, differ from or be adverse to those of purchasers of the offered certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this prospectus and your own view of the mortgage pool and should not rely upon the Retaining Third-Party Purchaser’s due diligence or investment decision (or due diligence or the investment decision of its affiliates).

Conflicts of Interest May Occur as a Result of the Rights of the Applicable Directing Holder To Terminate the Special Servicer of the Applicable Whole Loan

With respect to each whole loan, the directing holder exercising control rights over that whole loan will be entitled, under certain circumstances, to remove the special servicer under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such whole loan and, in such circumstances, appoint a successor special servicer for such whole loan (or have certain consent rights with respect to such removal or replacement). The party with this appointment power may have special relationships or interests that conflict with those of the holders of one or more

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classes of certificates. In addition, that party does not have any duties to the holders of any class of certificates, may act solely in its own interests, and will have no liability to any certificateholders for having done so. No certificateholder may take any action against the directing holder under the pooling and servicing agreement for this securitization or under any pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of a non-serviced whole loan, or against any other parties for having acted solely in their respective interests. See “Description of the Mortgage Pool—The Whole Loans” for a description of these rights to terminate the special servicer.

The special servicer (or a successor special servicer) may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder, the holders of the VRR Interest, a holder of a companion loan security or other certificateholders (or an affiliate or a third party representative of one or more of the preceding) to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer under the pooling and servicing agreement and the co-lender agreements and limitations on the right of such person to replace the special servicer.

Other Potential Conflicts of Interest May Affect Your Investment

The managers of the mortgaged properties and the borrowers may experience conflicts in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;
●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and
●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space or renting of hotel rooms, as applicable, in the mortgaged properties over the leasing or renting of space in other properties, one or more of which may be adjacent to or near the mortgaged properties.

If a mortgage loan is in default or undergoing special servicing, such relationships could disrupt the management of the related mortgaged property, which may adversely affect cash flow.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Other Risks Relating to the Certificates

The Certificates Are Limited Obligations

The certificates, when issued, will only represent ownership interests in the issuing entity. The certificates will not represent an interest in or obligation of, and will not be guaranteed by, the sponsors, the depositor, or any other person. The primary assets of the issuing entity will be the mortgage loans and distributions on any class of certificates will depend solely on the amount and timing of payments and other collections in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the certificateholders will be entitled. See “Description of the Certificates—General”.

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The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline

Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. The underwriters have no obligation to make a market in the offered certificates. We cannot assure you that an active secondary market for the certificates will develop. In addition, the ability of the underwriters to make a market in the offered certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the offered certificates and other CMBS generally. Additionally, one or more investors may purchase substantial portions of one or more classes of certificates. Accordingly, you may not have an active or liquid secondary market for your certificates.

The market value of the certificates will also be influenced by the supply of and demand for CMBS generally. A number of factors will affect investors’ demand for CMBS, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk than CMBS, or as having a less volatile market value or being more liquid than CMBS;
●	legal and other restrictions that prohibit a particular entity from investing in CMBS or limit the amount or types of CMBS that it may acquire or require it to maintain increased capital or reserves as a result of its investment in CMBS;
●	increased regulatory compliance burdens imposed on CMBS or securitizations generally, or on classes of securitizers, that may make securitization a less attractive financing option for commercial mortgage loans; and
●	investors’ perceptions of commercial real estate lending or CMBS, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans.

We cannot assure you that your certificates will not decline in value.

Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded

Ratings assigned to the offered certificates by the nationally recognized statistical rating organizations engaged by the depositor:

●	are based on, among other things, the economic characteristics of the mortgaged properties and other relevant structural features of the transaction;
●	do not represent any assessment of the yield to maturity in distributions to certificateholders that a certificateholder may experience;
●	reflect only the views of the respective rating agencies as of the date such ratings were issued;
●	may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information;
●	may have been determined based on criteria that included an analysis of historical mortgage loan data that may not reflect future experience;
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●	may reflect assumptions by such rating agencies regarding performance of the mortgage loans that are not accurate, as evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued CMBS by the hired rating agencies and other nationally recognized statistical rating organizations during the recent credit crisis; and
●	do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

In addition, the rating of any class of offered certificates below an investment grade rating by any nationally recognized statistical rating organization, whether upon initial issuance of such class of certificates or as a result of a ratings downgrade, could adversely affect the ability of an employee benefit plan or other investor to purchase or retain those offered certificates. See “Certain ERISA Considerations” and “Legal Investment”.

Nationally recognized statistical rating organizations that were not engaged by the depositor to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to 5 nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected 3 of those nationally recognized statistical rating organizations to rate certain classes of the certificates and not the other nationally recognized statistical rating organizations, due in part to their initial subordination levels for the various classes of the certificates. If the depositor had selected the other nationally recognized statistical rating organizations to rate the certificates, we cannot assure you that the ratings such other nationally recognized statistical rating organizations would have assigned to the certificates would not have been lower than the ratings assigned by the nationally recognized statistical rating organizations engaged by the depositor. Further, in the case of one nationally recognized statistical rating organization engaged by the depositor, the depositor only requested ratings for certain classes of rated certificates, due in part to the initial subordination levels provided by such nationally recognized statistical rating organization for the classes of certificates. If the depositor had selected such nationally recognized statistical rating organization to rate those other classes of rated certificates not rated by it, its ratings of those other certificates may have been different, and potentially lower, than those ratings ultimately assigned to those certificates by the other nationally recognized statistical rating organizations engaged to rate such certificates. In addition, the decision not to engage one or more other rating agencies in the rating of certain classes of certificates to be issued in connection with this transaction may negatively impact the liquidity, market value and regulatory characteristics of those classes of certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. Neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, consolidated ratings on one or more classes of certificates after the date of this prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the certificates or may no longer rate similar securities for a limited period as a result of an enforcement action, and that determination may also have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. The Securities and Exchange Commission may also take other types of enforcement actions against any or all of such rating agencies. To the extent that the provisions of any mortgage loan or the pooling and

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servicing agreement condition any action, event or circumstance on the delivery of a rating agency confirmation, the pooling and servicing agreement will require delivery or deemed delivery of a rating agency confirmation only from the rating agencies engaged by the depositor to rate the certificates or, in the case of a serviced whole loan, any related companion loan securities.

On September 29, 2020, a settlement was reached between Kroll Bond Rating Agency, LLC and the Securities and Exchange Commission in connection with an investigation into the policies and procedures deployed by Kroll Bond Rating Agency, LLC to establish, maintain, enforce and document an effective internal control structure governing the implementation of and adherence to policies, procedures, and methodologies for determining credit ratings for conduit/fusion commercial mortgage-backed securities in accordance with Section 15E(c)(3)(A) of the Exchange Act. The Securities and Exchange Commission found that Kroll Bond Rating Agency, LLC’s internal controls relating to its rating of conduit/fusion commercial mortgage-backed securities had deficiencies that resulted in material weaknesses in its internal control structure. Under the settlement, Kroll Bond Rating Agency, LLC, without admitting or denying the findings of the Securities and Exchange Commission, agreed (a) to pay a civil penalty of $1.25 million, (b) to undertake, among other things, a review of the application of its internal processes, policies and procedures regarding the implementation of and adherence to procedures and methodologies for determining credit ratings, and (c) to take the necessary actions to ensure that such internal processes, policies and procedures accurately reflect the strictures of Section 15E(c)(3)(A) of the Exchange Act. Any change in Kroll Bond Rating Agency, LLC’s rating criteria or methodology could result in a downgrade, withdrawal or qualification of any rating assigned to any class of certificates, despite the fact that such class might still be performing fully to the specifications described in this prospectus and set forth in the pooling and servicing agreement.

We are not obligated to maintain any particular rating with respect to the certificates, and the ratings initially assigned to the certificates by any or all of the rating agencies engaged by the depositor to rate the certificates could change adversely as a result of changes affecting, among other things, the mortgage loans, the mortgaged properties, the parties to the pooling and servicing agreement, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the certificates. Although these changes would not necessarily be or result from an event of default on any mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates.

Further, certain actions provided for in loan agreements may require a rating agency confirmation be obtained from the rating agencies engaged by the depositor to rate the certificates and, in the case of a serviced whole loan, any companion loan securities as a precondition to taking such action. In certain circumstances, this condition may be deemed to have been met or waived without such a rating agency confirmation being obtained. In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-Encumbrance” Provisions”, “Pooling and Servicing Agreement—Rating Agency Confirmations” and “Ratings” for additional considerations regarding the ratings, including a description of the process of obtaining confirmations of ratings for the offered certificates.

Subordination of the Subordinate Certificates Will Affect the Timing of Distributions and the Application of Losses on the Subordinate Certificates

As described in this prospectus, the rights of the holders of each class of subordinate certificates to receive payments of principal and interest otherwise payable on such class of subordinate certificates will be subordinated to the rights of the holders of more senior certificates having an earlier alphabetical or alphanumeric class designation.

If you acquire Class A-M, Class B or Class C certificates, then your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the senior certificates. The Class A-M certificates will likewise be protected by the

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subordination of the Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates. The Class B certificates will likewise be protected by the subordination of the Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates. The Class C certificates will likewise be protected by the subordination of the Class D, Class E, Class F, Class G-RR and Class J-RR certificates. As a result, investors in those classes of certificates that are subordinated in whole or part to other classes of certificates will generally bear the effects of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Certificates—Distributions” and “—Subordination; Allocation of Realized Losses”.

Your Yield May Be Affected by Defaults, Prepayments and Other Factors

General. The yield to maturity on each class of offered certificates will depend in part on the following:

●	the purchase price for the certificates;
●	the rate and timing of principal payments on the mortgage loans (both voluntary and involuntary), and the allocation of principal prepayments to the respective classes of offered certificates with certificate balances; and
●	the allocation of shortfalls and losses on the mortgage loans to the respective classes of offered certificates.

For this purpose, principal payments include voluntary and involuntary prepayments, such as prepayments resulting from the application of loan reserves, property releases, casualty or condemnation, defaults and liquidations as well as principal payments resulting from repurchases due to material breaches of representations and warranties or material document defects or purchases by a companion loan holder or mezzanine lender (if any) pursuant to a purchase option or sales of defaulted mortgage loans.

Any changes in the weighted average lives of your certificates may adversely affect your yield. In general, if you buy a certificate at a premium or buy any of the Class X certificates, and principal distributions occur faster than expected, your actual yield to maturity will be lower than expected. If prepayment principal distributions are very high, holders of certificates purchased at a premium or holders of any of the Class X certificates might not fully recover their initial investment. Conversely, if you buy a certificate at a discount (other than any of the Class X certificates) and principal distributions occur more slowly than expected, your actual yield to maturity will be lower than expected.

Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of the certificates will depend on the terms of the certificates, more particularly:

●	a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and
●	a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.
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The Timing of Prepayments and Repurchases May Change Your Anticipated Yield. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the mortgage loans, including, the length of any prepayment lockout period and the applicable yield maintenance charges and prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;
●	the level of prevailing interest rates;
●	the availability of credit for commercial real estate;
●	the master servicer’s or special servicer’s ability to enforce yield maintenance charges and prepayment premiums;
●	the failure to meet certain requirements for the release of escrows;
●	the occurrence of casualties or natural disasters; and
●	economic, demographic, tax, legal or other factors.

Although a yield maintenance charge or other prepayment premium provision of a mortgage loan is intended to create an economic disincentive for a borrower to prepay voluntarily a mortgage loan, we cannot assure you that mortgage loans that have such provisions will not prepay.

The extent to which the special servicer forecloses upon, takes title to and disposes of any mortgaged property related to a mortgage loan or sells defaulted mortgage loans will affect the weighted average lives of your certificates. If the special servicer forecloses upon a significant number of the related mortgage loans, and depending upon the amount and timing of recoveries from the related mortgaged properties or sells defaulted mortgage loans, your certificates may have a shorter weighted average life.

Delays in liquidations of defaulted mortgage loans and modifications extending the maturity of mortgage loans will tend to delay the payment of principal on the mortgage loans. The ability of the related borrower to make any required balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property. A significant number of the mortgage loans require balloon payments at maturity and there is a risk that a number of those mortgage loans may default at maturity, or that the special servicer may extend the maturity of a number of those mortgage loans in connection with workouts. We cannot assure you as to the borrowers’ abilities to make mortgage loan payments on a full and timely basis, including any balloon payments at maturity. Bankruptcy of the borrower or adverse conditions in the market where the mortgaged property is located may, among other things, delay the recovery of proceeds in the case of defaults. Losses on the mortgage loans due to uninsured risks or insufficient hazard insurance proceeds may create shortfalls in distributions to certificateholders. Any required indemnification of a party to the pooling and servicing agreement in connection with legal actions relating to the issuing entity, the related agreements or the certificates may also result in shortfalls.

See “—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” above and “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Prepayment Protections and Certain Involuntary Prepayments”.

In addition, if a sponsor repurchases a mortgage loan from the issuing entity due to a material breach of one or more of its representations or warranties or a material document defect, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or other prepayment premium would be payable. Additionally, the holder of a subordinate companion loan or any mezzanine lender (if any) may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance charges or prepayment premiums. As a result of such a

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repurchase or purchase, investors in the Class X-A, Class X-B, Class X-D and Class X-F certificates and any other certificates purchased at a premium might not fully recoup their initial investment. A repurchase, a prepayment or the exercise of a purchase option may adversely affect the yield to maturity on your certificates. In this respect, see “Description of the Mortgage Loan Purchase Agreements” and “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”.

The certificates with notional amounts will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the certificates indicated in the following table is based upon all or a portion of the outstanding certificate balances of the related class of certificates, the yield to maturity on the indicated certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related certificates.

Interest-Only Class of Certificates	Underlying Class(es)
Class X-A	Class A-1, Class A-2, Class A-3, Class A-M
Class X-B	Class B
Class X-D	Class D, Class E
Class X-F	Class F

A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X certificates. Investors in the Class X certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments. The yield to maturity of the certificates with notional amounts may be adversely affected by the prepayment of mortgage loans with higher net mortgage loan rates. See “Yield and Maturity Considerations—Yield on the Certificates with Notional Amounts”.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves. With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See Annex A-1. The pooling and servicing agreement will provide that unless required by the mortgage loan documents, the master servicer will not apply such amounts as a prepayment if no event of default has occurred.

Losses and Shortfalls May Change Your Anticipated Yield. If losses on the mortgage loans allocated to the principal balance certificates exceed the aggregate certificate balance of principal balance certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.

For example, certain shortfalls in interest as a result of involuntary prepayments may reduce the funds available to make payments on your certificates. In addition, if the master servicer, the special servicer or the trustee reimburses itself (or a master servicer, special servicer, trustee or other party to a pooling and servicing agreement governing the servicing of the non-serviced whole loan) out of general collections on the mortgage loans included in the issuing entity for any advance that it (or any such other party) has determined is not recoverable out of collections on the related mortgage loan, then to the extent that this reimbursement is made from collections of principal on the mortgage loans in the issuing entity, that reimbursement will reduce the amount of principal available to be distributed on the certificates and will result in a reduction of the certificate balance (or notional amount) of a class of principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus. See “Description of the Certificates—Distributions”. Likewise, if the master servicer or the trustee reimburses itself out of principal collections on the mortgage loans for any

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workout-delayed reimbursement amounts, that reimbursement will reduce the amount of principal available to be distributed on the principal balance certificates and the VRR Interest, pro rata based on their respective percentage allocation entitlement as described in this prospectus, on that distribution date. This reimbursement would have the effect of reducing current payments of principal on the offered certificates (other than the certificates with notional amounts) and extending the weighted average lives of the offered certificates with certificate balances. See “Description of the Certificates—Distributions”.

In addition, to the extent losses are realized on the mortgage loans and allocated to the principal balance certificates, first the Class J-RR certificates, then the Class G-RR certificates, then the Class F certificates, then the Class E certificates, then the Class D certificates, then the Class C certificates, then the Class B certificates, then the Class A-M certificates and, then pro rata, the Class A-1, Class A-2 and Class A-3 certificates, based on their respective certificate balances, will bear such losses up to an amount equal to the respective outstanding certificate balance of that class. A reduction in the certificate balance of any of the Class A-1, Class A-2, Class A-3 or Class A-M certificates will result in a corresponding reduction in the notional amount of the Class X-A certificates. A reduction in the certificate balance of the Class B certificates will result in a corresponding reduction in the notional amount of the Class X-B certificates. A reduction in the certificate balance of any of the Class D or Class E certificates will result in a corresponding reduction in the notional amount of the Class X-D certificates. A reduction in the certificate balance of the Class F certificates will result in a corresponding reduction in the notional amount of the Class X-F certificates. We make no representation as to the anticipated rate or timing of prepayments (voluntary or involuntary) or rate, timing or amount of liquidations or losses on the mortgage loans or as to the anticipated yield to maturity of any such offered certificate. See “Yield and Maturity Considerations”.

Risk of Early Termination. The issuing entity is subject to optional termination under certain circumstances. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”. In the event of this termination, you might receive some principal payments earlier than otherwise expected, which could adversely affect your anticipated yield to maturity.

Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment

You Have Limited Voting Rights. Except as described in this prospectus, you and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity and the mortgage loans. With respect to mortgage loans (other than any mortgage loan that will be serviced under a separate pooling and servicing agreement), those decisions are generally made, subject to the express terms of the pooling and servicing agreement for this transaction, by the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, subject to any rights of the directing holder or the risk retention consultation parties under the pooling and servicing agreement for this transaction and the rights of the holders of the related companion loans and mezzanine debt under the related intercreditor agreement. With respect to the non-serviced mortgage loans, you will generally not have any right to vote or make decisions with respect the non-serviced mortgage loans, and those decisions will generally be made by the master servicer or the special servicer under the pooling and servicing agreement governing the servicing of the related non-serviced mortgage loan and the related companion loan, subject to the rights of the directing holder appointed under such pooling and servicing agreement. See “Pooling and Servicing Agreement” and “Description of the Mortgage Pool—The Whole Loans”. In particular, with respect to the risks relating to a modification of a mortgage loan, see “—Risks Relating to Modifications of the Mortgage Loans” below.

In certain limited circumstances where certificateholders have the right to vote on matters affecting the issuing entity, in some cases, these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases voting is based on the outstanding certificate balance, which is reduced by realized losses. In certain cases with respect to the termination of the special servicer and the operating advisor, certain voting rights will also be reduced by appraisal reductions, as described below. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights”. You will have no

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rights to vote on any servicing matters related to the mortgage loans that will be serviced under a pooling and servicing agreement governing the servicing of a non-serviced whole loan.

In general, a certificate beneficially owned by the master servicer, the special servicer (including, for the avoidance of doubt, any excluded special servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller, a borrower party or affiliate of any of such persons will be deemed not to be outstanding and a holder of such certificate will not have the right to vote, subject to certain exceptions, as further described in the definition of “Certificateholder” under “Description of the Certificates—Reports to Certificateholders; Certain Available Information—Certificate Administrator Reports”.

The Rights of the Directing Holder, the Risk Retention Consultation Parties and the Operating Advisor Could Adversely Affect Your Investment. The directing holder will have certain consent and consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or any applicable excluded loan) and the right to replace the special servicer with or without cause, except that if a control termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class, as reduced by the application of appraisal reductions and realized losses, is less than 25% of its initial certificate balance), is continuing, the directing holder will lose the consent rights and the right to replace the special servicer, and if a consultation termination event (i.e., an event in which the certificate balance of the most senior class of certificates that is eligible to be a controlling class (as reduced by the application of realized losses) is less than 25% of its initial certificate balance) is continuing, then the directing holder will lose the consultation rights. See “Pooling and Servicing Agreement—The Directing Holder”.

In addition, each risk retention consultation party will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than any non-serviced mortgage loan, any servicing shift mortgage loan and any applicable excluded loan). See “Pooling and Servicing Agreement—The Directing Holder—Major Decisions”.

These actions and decisions with respect to which the directing holder has consent or consultation rights and any risk retention consultation party has consultation rights include, among others, certain modifications to the mortgage loans or serviced whole loans, including modifications of monetary terms, foreclosure or comparable conversion of the related mortgaged properties, and certain sales of mortgage loans or REO properties for less than the outstanding principal amount plus accrued interest, fees and expenses. As a result of the exercise of these rights by the directing holder and any risk retention consultation party, the special servicer may take actions with respect to a mortgage loan that could adversely affect the interests of investors in one or more classes of offered certificates.

Similarly, with respect to a non-serviced mortgage loan, the special servicer under the pooling and servicing agreement or trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan may, at the direction or upon the advice of the directing holder of the related securitization trust holding the controlling note for the related non-serviced whole loan, take actions with respect to such non-serviced mortgage loan and related companion loan that could adversely affect such non-serviced mortgage loan, and therefore, the holders of some or all of the classes of certificates. Similarly, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the special servicer may, at the direction or upon the advice of the holder of the related controlling pari passu companion loan, take actions with respect to such whole loan that could adversely affect such whole loan, and therefore, the holders of some or all of the classes of certificates. The issuing entity (as the holder of the non-controlling notes) will have limited consultation rights with respect to major decisions relating to each non-serviced whole loan (and any servicing shift whole loan) and in connection with a sale of a defaulted loan, and such rights will be exercised by the directing holder for this transaction for so long as no control termination event is continuing and by the special servicer if a control termination event is continuing. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

Although the special servicer under the pooling and servicing agreement and the special servicer for a non-serviced mortgage loan are not permitted to take actions which are prohibited by law or violate the

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servicing standard under the applicable pooling and servicing agreement or trust and servicing agreement, as applicable, or the terms of the related loan documents, it is possible that the directing holder (or equivalent entity) under such pooling and servicing agreement or trust and servicing agreement, as applicable, may direct or advise, as applicable, the related special servicer to take actions with respect to such mortgage loan that conflict with the interests of the holders of certain classes of the certificates.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the directing holder, the risk retention consultation parties and the directing holder (or equivalent entity) under the pooling and servicing agreement or the trust and servicing agreement governing the servicing of each non-serviced mortgage loan:

(i)           may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(ii)        may act solely in its own interests or the interests of the holders of the controlling class or the VRR Interest, as applicable (or in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iii)     does not have any duties to the holders of any class of certificates other than the controlling class or the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan);

(iv)      may take actions that favor its own interests or the interests of the holders of the controlling class or the holders of the VRR Interest, as applicable (or, in the case of a non-serviced mortgage loan, the controlling class of the securitization trust formed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan), over the interests of the holders of one or more other classes of certificates; and

(v)        will have no liability whatsoever (other than to a controlling class certificateholder) for having so acted as set forth in clauses (i) – (iv) above, and that no certificateholder may take any action whatsoever against the directing holder, any risk retention consultation party, a controlling companion loan holder or the directing holder (or the equivalent) under the pooling and servicing agreement or the trust and servicing agreement, as applicable, governing the servicing of such non-serviced mortgage loan or any of their respective affiliates, directors, officers, employees, shareholders, members, partners, agents or principals for having so acted.

In addition, if the certificate balances of the HRR Certificates in the aggregate (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the certificate balances of such classes) is 25% or less of the initial certificate balances of such classes in the aggregate, (such event being referred to in this prospectus as an “operating advisor consultation event”), then so long as an operating advisor consultation event is continuing, the operating advisor will have certain consultation rights with respect to certain matters relating to the mortgage loans (other than a non-serviced mortgage loan or a servicing shift mortgage loan). Further, the operating advisor will have the right to recommend a replacement of the special servicer, as described under “Pooling and Servicing Agreement—The Operating Advisor” and “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor is generally required to act on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders and, with respect to any serviced whole loan, for the benefit of the holders of the related companion loan (as a collective whole as if the certificateholders and companion loan holders constituted a single lender, taking into account the subordinate nature of any subordinate companion loan). We cannot assure you that any actions taken by the special servicer as a result of a recommendation or consultation by the operating advisor will not adversely affect the interests of investors in any one or more classes of certificates. With respect to any non-serviced mortgage loan, the operating advisor (if any) appointed under the pooling and servicing agreement governing the servicing of such non-serviced mortgage loan may have rights

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and duties under such pooling and servicing agreement that vary in certain respects from those under the pooling and servicing agreement for this transaction. Further, the operating advisor will generally have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced mortgage loan or any related REO property. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You Have Limited Rights to Replace the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, the Operating Advisor or the Asset Representations Reviewer.

In general, the directing holder will have the right to terminate and replace the special servicer (other than with respect to any servicing shift whole loan) with or without cause for so long as no control termination event is continuing as described in this prospectus.

After the occurrence and during the continuance of a control termination event under the pooling and servicing agreement, the special servicer may also be removed (other than with respect to any servicing shift whole loan) in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the principal balance certificates) and (y) upon receipt of approval by (i) certificateholders holding at least 66 2/3% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 50% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances)) or (ii) certificateholders holding more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F and Class R certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses). See “Pooling and Servicing Agreement—Replacement of the Special Servicer Without Cause”.

In addition, if at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, and (2) the replacement of the special servicer would be in the best interest of the certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “Pooling and Servicing Agreement—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”. The operating advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of voting rights of principal balance certificates and the VRR Interest evidencing at least a majority of a quorum (which, for this purpose, is holders that (i) evidence at least 20% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of all principal balance certificates and the VRR Interest on an aggregate basis) and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other).

Additionally, with respect to any servicing shift whole loan, prior to the related servicing shift securitization date, the holder of the related controlling pari passu companion loan will have the right to terminate and replace the special servicer (solely with respect to such servicing shift whole loan) with or without cause at any time. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans—Control Rights with respect to Servicing Shift Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans—Control Rights”.

The certificateholders will generally have no right to replace and terminate the master servicer, the trustee and the certificate administrator without cause. The vote of the requisite percentage of certificateholders may terminate the operating advisor or the asset representations reviewer without cause. The vote of the requisite percentage of the certificateholders will be required to replace the master servicer, the special servicer, the operating advisor and the asset representations reviewer even for cause, and certain termination events may be waived by the vote of the requisite percentage of the certificateholders. The certificateholders will have no right to replace the master servicer or the special servicer of the pooling and servicing agreement relating to a non-serviced mortgage loan. We cannot

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assure you that your lack of control over the replacement of these parties will not have an adverse impact on your investment.

The Rights of Companion Loan Holders and Mezzanine Debt Could Adversely Affect Your Investment. The holders of a pari passu companion loan relating to the serviced mortgage loans will have certain consultation rights (on a non-binding basis) with respect to major decisions relating to the related whole loan under the related intercreditor agreement. Such companion loan holder and its representative may have interests in conflict with those of the holders of some or all of the classes of certificates, and may advise the special servicer to take actions that conflict with the interests of the holders of certain classes of the certificates. Although any such consultation is non-binding and the special servicer is not obligated to consult with the companion loan holder if required under the servicing standard, we cannot assure you that the exercise of the rights of such companion loan holder will not delay any action to be taken by the special servicer and will not adversely affect your investment.

With respect to any mortgage loan that is subject to one or more subordinate companion loans, the holders of such companion loan(s) will generally have the right under limited circumstances to (i) cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) other than during the continuance of a “control period” or a “control termination event” applicable to such subordinate companion loan, approve certain modifications and consent to certain actions to be taken with respect to the related whole loan. The rights of the holder of a subordinate companion loan could adversely affect your ability to protect your interests with respect to matters relating to the related mortgage loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to mortgage loans that have or may in the future have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Indebtedness”.

The purchase option that the holder of a subordinate companion loan or mezzanine debt holds pursuant to the related intercreditor agreement generally permits such holder to purchase its related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event such holder is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such holder’s rights under the co-lender agreement or intercreditor agreement to purchase the related mortgage loan from the issuing entity may result in a loss to the issuing entity in the amount of those fees and additional expenses. In addition, such holder’s right to cure defaults under the related defaulted mortgage loan could delay the issuing entity’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

In addition, with respect to a non-serviced mortgage loan, you will not have any right to vote with respect to any matters relating to the servicing and administration of the non-serviced mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans”.

You will be acknowledging and agreeing, by your purchase of offered certificates, that the companion loan holders:

●	may have special relationships and interests that conflict with those of holders of one or more classes of certificates;
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●	may act solely in its own interests, without regard to your interests;
●	do not have any duties to any other person, including the holders of any class of certificates;
●	may take actions that favor its interests over the interests of the holders of one or more classes of certificates; and
●	will have no liability whatsoever for having so acted and that no certificateholder may take any action whatsoever against the companion loan holder or its representative or any director, officer, employee, agent or principal of the companion loan holder or its representative for having so acted.

Risks Relating to Modifications of the Mortgage Loans

As delinquencies or defaults occur, the special servicer will be required to utilize an increasing amount of resources to work with borrowers to maximize collections on the mortgage loans serviced by it. This may include modifying the terms of such mortgage loans that are in default or whose default is reasonably foreseeable. At each step in the process of trying to bring a defaulted mortgage loan current or in maximizing proceeds to the issuing entity, the special servicer and any sub-servicer will be required to invest time and resources not otherwise required when collecting payments on performing mortgage loans. Modifications of mortgage loans implemented by the special servicer or any sub-servicer in order to maximize ultimate proceeds of such mortgage loans to issuing entity may have the effect of, among other things, reducing or otherwise changing the mortgage rate, forgiving or forbearing payments of principal, interest or other amounts owed under the mortgage loan, extending the final maturity date of the mortgage loan, capitalizing or deferring delinquent interest and other amounts owed under the mortgage loan, forbearing payment of a portion of the principal balance of the mortgage loan or any combination of these or other modifications.

Any modified mortgage loan may remain in the issuing entity, and the modification may result in a reduction in (or may eliminate) the funds received with respect of such mortgage loan. In particular, any modification to reduce or forgive the amount of interest payable on the mortgage loan will reduce the amount cash flow available to make distributions of interest on the certificates, which will likely impact the most subordinated classes of certificates that suffer the shortfall. To the extent the modification defers principal payments on the mortgage loan (including as a result of an extension of its stated maturity date), certificates entitled to principal distributions will likely be repaid more slowly than anticipated, and if principal payments on the mortgage loan are forgiven, the reduction will cause a write-down of the certificate balances of the certificates in reverse order of seniority. See “Description of the Certificates—Subordination; Allocation of Realized Losses”.

The ability to modify mortgage loans by the special servicer may be limited by several factors. First, if the special servicer has to consider a large number of modifications, operational constraints may affect the ability of the special servicer to adequately address all of the needs of the borrowers. Furthermore, the terms of the related servicing agreement may prohibit the special servicer from taking certain actions in connection with a loan modification, such as an extension of the loan term beyond a specified date such as a specified number of years prior to the rated final distribution date. You should consider the importance of the role of the special servicer in maximizing collections for the transaction and the impediments the special servicer may encounter when servicing delinquent or defaulted mortgage loans. In some cases, failure by a special servicer to timely modify the terms of a defaulted mortgage loan may reduce amounts available for distribution on the certificates in respect of such mortgage loan, and consequently may reduce amounts available for distribution to the related certificates. In addition, even if a loan modification is successfully completed, we cannot assure you that the related borrower will continue to perform under the terms of the modified mortgage loan.

Modifications that are designed to maximize collections in the aggregate may adversely affect a particular class of certificates. The pooling and servicing agreement obligates the special servicer not to consider the interests of individual classes of certificates. You should note that in connection with

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considering a modification or other type of loss mitigation, the special servicer may incur or bear related out-of-pocket expenses, such as appraisal fees, which would be reimbursed to the special servicer from the transaction as servicing advances and paid from amounts received on the modified loan or from other mortgage loans in the mortgage pool but in each case, prior to distributions being made on the certificates.

Sponsors May Not Make Required Repurchases or Substitutions of Defective Mortgage Loans or Pay Any Loss of Value Payment Sufficient to Cover All Losses on a Defective Mortgage Loan

Each sponsor is the sole warranting party in respect of the mortgage loans sold by such sponsor to us. Neither we nor any of our affiliates (except German American Capital Corporation, in its capacity as a sponsor) is obligated to repurchase or substitute any mortgage loan or make any payment to compensate the issuing entity in connection with a breach of any representation or warranty of a sponsor or any document defect, if the sponsor defaults on its obligation to do so. Notwithstanding the foregoing, pursuant to the related mortgage loan purchase agreement, Barclays Capital Holdings Inc. will agree in the related mortgage loan purchase agreement to repurchase or replace defective BCREI Mortgage Loans to the same extent as Barclays Capital Real Estate Inc. in connection with any repurchase by Barclays Capital Real Estate Inc. We cannot assure you that the sponsors will effect such repurchases or substitutions or make such payment to compensate the issuing entity. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for such material defect or material breach, we cannot assure you that such loss of value payment will fully compensate the issuing entity for such material defect or material breach in all respects. In addition, the sponsors (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of Barclays Capital Real Estate Inc. to the same extent as Barclays Capital Real Estate Inc.) may have various legal defenses available to them in connection with a repurchase or substitution obligation or an obligation to pay the loss of value payment. In particular, in the case of a non-serviced loan that is serviced under the pooling and servicing agreement entered into in connection with the securitization of the related pari passu companion loan, the asset representations reviewer (if applicable) under that pooling and servicing agreement may review the diligence file relating to such pari passu companion loan concurrently with the review of the asset representations reviewer of the related mortgage loan for this transaction, and their findings may be inconsistent, and such inconsistency may allow the related mortgage loan seller to challenge the findings of the asset representations reviewer of the affected mortgage loan. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “Description of the Mortgage Loan Purchase Agreements”.

In addition, with respect to any mortgage loan being sold to the depositor by two or more mortgage loan sellers, each applicable mortgage loan seller will be obligated to take the remediation actions described above as a result of a material document defect or material breach only with respect to the related promissory note(s) sold by such mortgage loan seller to the depositor as if the note(s) contributed by each such mortgage loan seller and evidencing such mortgage loan were a separate mortgage loan. In addition to the foregoing, it is also possible that under certain circumstances, only one (but not all) of the related mortgage loan sellers will repurchase, or otherwise comply with any remediation obligations with respect to, its interest in such mortgage loan if there is a material breach or material document defect.

Payments Allocated to the VRR Interest Will Not Be Available to Make Payments on the Non-VRR Certificates, and Payments Allocated to the Non-VRR Certificates Will Not Be Available to Make Payments on the VRR Interest

As described in this prospectus, payments of principal and interest in respect of the mortgage loans will be distributed to the holders of the non-VRR certificates and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. Amounts received and allocated to the non-VRR certificates will not be available to satisfy any amounts due and payable to the VRR Interest. Likewise, amounts received and allocated to the VRR Interest will not be available to satisfy any amounts due and

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payable to the non-VRR certificates. Accordingly, any losses incurred by the issuing entity will also be effectively allocated between the non-VRR certificates (collectively) and the VRR Interest, pro rata, based upon their respective percentage allocation entitlement. See “Description of the Certificates—Distributions” and “Credit Risk Retention”.

Risks Relating to Interest on Advances and Special Servicing Compensation

To the extent described in this prospectus, the master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it at the “prime rate” (and solely with respect to the master servicer and the special servicer, subject to a floor rate of 2.0%) as published in The Wall Street Journal, compounded annually. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

Bankruptcy of a Servicer May Adversely Affect Collections on the Mortgage Loans and the Ability to Replace the Servicer

The master servicer or the special servicer may be eligible to become a debtor under the federal bankruptcy code or enter into receivership under the Federal Deposit Insurance Act (“FDIA”). If a master servicer or special servicer, as applicable, were to become a debtor under the federal bankruptcy code or enter into receivership under the FDIA, although the pooling and servicing agreement provides that such an event would entitle the issuing entity to terminate the master servicer or special servicer, as applicable, the provision would most likely not be enforceable. However, a rejection of the pooling and servicing agreement by a master servicer or special servicer, as applicable, in a bankruptcy proceeding or repudiation of the pooling and servicing agreement in a receivership under the FDIA would be treated as a breach of the pooling and servicing agreement and give the issuing entity a claim for damages and the ability to appoint a successor master servicer or special servicer, as applicable. An assumption under the federal bankruptcy code would require the master servicer or special servicer, as applicable, to cure its pre-bankruptcy defaults, if any, and demonstrate that it is able to perform following assumption. The bankruptcy court may permit the master servicer or special servicer, as applicable, to assume the servicing agreement and assign it to a third party. An insolvency by an entity governed by state insolvency law would vary depending on the laws of the particular state. We cannot assure you that a bankruptcy or receivership of the master servicer or special servicer, as applicable, would not adversely impact the servicing of the mortgage loans or that the issuing entity would be entitled to terminate the master servicer or special servicer, as applicable, in a timely manner or at all.

If any master servicer or special servicer, as applicable, becomes the subject of bankruptcy or similar proceedings, the issuing entity claim to collections in that master servicer’s or special servicer’s, as applicable, possession at the time of the bankruptcy filing or other similar filing may not be perfected. In this event, funds available to pay principal and interest on your certificates may be delayed or reduced.

The Originators, the Sponsors, the Depositor and the Issuing Entity Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of an originator, a sponsor or the depositor, or a receivership or conservatorship of Goldman Sachs Bank USA (“GS Bank”), an originator and the parent of Goldman Sachs Mortgage Company, it is possible that the issuing entity’s right to payment from or ownership of certain of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

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Goldman Sachs Mortgage Company, a sponsor, is an indirect, wholly-owned subsidiary of GS Bank, a New York State chartered bank. The deposits of GS Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”). If GS Bank were to become subject to receivership, the proceeding would be administered by the FDIC under the FDIA; likewise, if GS Bank were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well. The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship. The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).

The transfer of the mortgage loans by the sponsors to the depositor in connection with this offering is not expected to qualify for the FDIC Safe Harbor. However, the transfers by German American Capital Corporation, Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc. or Goldman Sachs Mortgage Company are not transfers by a bank, and in any event, even if the FDIC Safe Harbor were applicable to this transfer, the FDIC Safe Harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. A legal opinion is not a guaranty as to what any particular court would actually decide, but rather an opinion as to the decision a court would reach if the issues are competently presented and the court followed existing precedent as to legal and equitable principles applicable in bankruptcy cases. In any event, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee or another interested party, as applicable, would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

In addition, since the issuing entity is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the issuing entity would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the issuing entity is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd-Frank Act provides for an orderly liquidation authority (“OLA”) under which the FDIC can be appointed as receiver of certain systemically important non-bank financial companies and their direct or indirect subsidiaries in certain cases. We make no representation as to whether this would apply to any of the sponsors. In January 2011, the then-acting general counsel of the FDIC issued a letter (the “Acting General Counsel’s Letter”) in which he expressed his view that, under then-existing regulations, the FDIC, as receiver under the OLA, would not, in the exercise of its OLA repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the federal bankruptcy code. The letter further noted that, while the FDIC staff may be considering recommending further regulations under OLA, the then-acting general counsel would recommend that such regulations incorporate a 90-day transition period for any provisions affecting the FDIC’s statutory power to disaffirm or repudiate contracts. If, however, the FDIC were to adopt a different approach than that described in the Acting General Counsel’s Letter, delays or reductions in payments on the offered certificates would occur.

Bank of Montreal is a Schedule I bank under the Bank Act (Canada) and subject to Canadian bankruptcy and insolvency laws. The Superintendent of Financial Institutions and other Canadian regulatory authorities have broad powers under the Bank Act (Canada) and other applicable Canadian federal legislation to take control of Bank of Montreal or its assets to protect the rights and interests of the

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depositors and creditors of Bank of Montreal, including making an application for a winding-up of Bank of Montreal or a restructuring of its assets under applicable Canadian federal legislation. There is considerable uncertainty about the scope of the powers afforded to these Canadian regulatory authorities and how they may choose to exercise such powers. Actions taken by such authorities may affect the ability of Bank of Montreal to satisfy its ongoing obligations under the related mortgage loan purchase agreement and/or result in the cancellation, modification or conversion of certain unsecured liabilities of Bank of Montreal under the transaction documents or in other modifications to such documents without Bank of Montreal’s or your consent, which could in turn affect the ability of the issuing entity to meet its obligations in respect of the offered certificates.

The Requirement of the Special Servicer to Obtain FIRREA-Compliant Appraisals May Result in an Increased Cost to the Issuing Entity

Each appraisal obtained pursuant to the pooling and servicing agreement is required to contain a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”), as in effect on the date such appraisal was obtained. Any such appraisal is likely to be more expensive than an appraisal that is not FIRREA compliant. Such increased cost could result in losses to the issuing entity. Additionally, FIRREA compliant appraisals are required to assume a value determined by a typically motivated buyer and seller, and could result in a higher appraised value than one prepared assuming a forced liquidation or other distress situation. In addition, because a FIRREA compliant appraisal may result in a higher valuation than a non-FIRREA compliant appraisal, there may be a delay in calculating and applying appraisal reductions, which could result in the holders of a given class of certificates continuing to hold the full non-notionally reduced amount of such certificates for a longer period of time than would be the case if a non-FIRREA compliant appraisal were obtained.

Tax Matters and Changes in Tax Law May Adversely Impact the Mortgage Loans or Your Investment

Tax Considerations Relating to Foreclosure. If the issuing entity acquires a mortgaged property (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) would be required to retain an independent contractor to operate and manage such mortgaged property. Among other limitations, the independent contractor generally will not be allowed to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when the mortgage loan defaulted or when the default of the mortgage loan becomes imminent. Any (i) net income from such operation (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved and (iii) rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year, will subject the Lower-Tier REMIC to federal tax (and possibly state or local tax) on such income at the corporate tax rate. No determination has been made whether any portion of the income from the mortgaged properties constitutes “rent from real property”. Any such imposition of tax will reduce the net proceeds available for distribution to certificateholders. The special servicer (or, in the case of a non-serviced mortgage loan, the related non-serviced special servicer) may permit the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to holders of certificates is greater than under another method of operating or leasing the mortgaged property. See “Pooling and Servicing Agreement—Realization Upon Mortgage Loans”. In addition, if the issuing entity were to acquire one or more mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property) pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties (or, in the case of a non-serviced mortgage loan, a beneficial interest in a mortgaged property), the issuing entity may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. In most circumstances, the

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special servicer will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

When foreclosing on a real estate mortgage, a REMIC is generally limited to taking only the collateral that will qualify as “foreclosure property” within the meaning of the REMIC provisions. Foreclosure property includes only the real property (ordinarily the land and the structures) securing the real estate mortgage and personal property incident to such real property.

REMIC Status. If an entity intended to qualify as a REMIC fails to satisfy one or more of the REMIC provisions of the Internal Revenue Code of 1986, as amended (the “Code”) during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and any year thereafter. In such event, the issuing entity, including the Upper-Tier REMIC and the Lower-Tier REMIC may be treated as one or more separate associations taxable as corporations under Treasury regulations, and the offered certificates may be treated as stock interests in those associations and not as debt instruments.

Material Federal Tax Considerations Regarding Original Issue Discount. One or more classes of the offered certificates may be issued with “original issue discount” for federal income tax purposes, which generally would result in the holder recognizing taxable income in advance of the receipt of cash attributable to that income. Investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount. In addition, such original issue discount will be required to be accrued and included in income based on the assumption that no defaults will occur and no losses will be incurred with respect to the mortgage loans. This could lead to the inclusion of amounts in ordinary income early in the term of the certificate that later prove uncollectible, giving rise to a bad debt deduction. In the alternative, the investor may be required to treat such uncollectible amount as a capital loss under Code Section 166.

State and Local Taxes Could Adversely Impact Your Investment. In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Considerations”, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State income tax laws may differ substantially from the corresponding federal income tax laws, and this prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality or other jurisdiction.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, a borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction or (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates.

We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, neither we nor any other person will be obligated to indemnify or otherwise to reimburse the holders of certificates for such tax or penalty.

You should consult your own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates. Ordinarily, a REMIC that modifies a mortgage loan jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage loan. A REMIC may avoid such adverse REMIC consequences, however, if such mortgage loan is in default, the default of such mortgage loan is “reasonably foreseeable” or other special circumstances apply. The IRS has issued guidance easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan

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held in a REMIC by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the underlying mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced.  Accordingly, if the master servicer or the special servicer determined that a Mortgage Loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the Pooling and Servicing Agreement, any such modification may impact the timing of payments and ultimate recovery on the underlying mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of the underlying mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features. The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the underlying mortgage loan is not “principally secured by real property,” that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such underlying mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions of the Code. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the underlying mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the underlying mortgage loan would not have a real property loan-to-value ratio of 125% or less (calculated as described above). This could impact the timing of payments and ultimate recovery on a Mortgage Loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

General Risk Factors

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Certificates May Not Be a Suitable Investment for You

The certificates will not be suitable investments for all investors. In particular, you should not purchase any class of certificates unless you understand and are able to bear the risk that the yield to maturity and the aggregate amount and timing of distributions on the certificates will be subject to material variability from period to period and give rise to the potential for significant loss over the life of the certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate due diligence on the mortgage loans, the mortgaged properties and the certificates.

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The Volatile Economy, Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of CMBS

The real estate and securitization markets, including the market for commercial mortgage-backed securities (“CMBS”), have from time to time experienced significant dislocations, illiquidity and volatility. We cannot assure you that another dislocation in CMBS will not occur.

Any economic downturn may adversely affect the financial resources of borrowers under commercial mortgage loans and may result in their inability to make payments on, or refinance, their outstanding mortgage debt when due or to sell their mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. As a result, distributions of principal and interest on your certificates, and the value of your certificates, could be adversely affected.

Other Events May Affect the Value and Liquidity of Your Investment

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets:

●	Wars, revolts, terrorist attacks, armed conflicts, energy supply or price disruptions, political crises, natural disasters and man-made disasters may have an adverse effect on the mortgaged properties and/or your certificates; and
●	Trading activity associated with indices of CMBS may drive spreads on those indices wider than spreads on CMBS, thereby resulting in a decrease in value of such CMBS, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial and multifamily real estate markets and may be affected for reasons that are unknown and cannot be discerned.

In addition, on February 24, 2022, Russia launched a military invasion of Ukraine. The European Union (the “EU”), United States, UK, Canada, Japan and a number of other countries responded by announcing successively more restrictive sanctions against Russia, various Russian individuals, corporations and private banks, and the Russian central bank, which aim to limit such sanctioned persons’ and entities’ access to the global economy, Russian foreign reserves and personal assets held domestically and internationally. As economies and financial markets throughout the world become increasingly interdependent, events or conditions in one country or region are more likely to adversely impact markets or issuers in other countries or regions. The current Russia-Ukraine conflict is expected to have a particularly significant negative effect on the costs of energy and mineral resources and is expected to exacerbate inflationary pressures throughout the global economy. Furthermore, there may be a heightened risk of cyber-warfare, biological warfare or nuclear warfare launched by Russia against other countries in response to political opposition and imposed sanctions or perceptions of increased NATO involvement in the conflict. The evolution of the conflict and actions taken by governments in response to such conflict, and the consequences, economic or otherwise, are unpredictable and may be far reaching and long lasting. As a result, we cannot predict the immediate or longer-term effects of the conflict on the global economy or on the performance of the mortgage loans or underlying mortgaged properties.

You should consider that the foregoing factors may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the certificates for such purposes or under such restrictions. Changes in federal banking and securities laws and other laws and regulations may have an adverse effect on

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issuers, investors or other participants in the asset-backed securities markets including the CMBS market. While the general effects of such changes are uncertain, regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire CMBS, which in turn may adversely affect the ability of investors in the certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

●	Investors should be aware, and in some cases are required to be aware, of the investor due diligence requirements that apply in the EU (the “EU Due Diligence Requirements”) under Regulation (EU) 2017/2402 (as amended, the “EU Securitization Regulation”), and in the UK (the “UK Due Diligence Requirements”) under Regulation (EU) 2017/2402, as it forms part of UK domestic law by virtue of the EUWA, and as amended (including by the Securitization (Amendment) (EU Exit) Regulations 2019) (the “UK Securitization Regulation”), in addition to any other regulatory requirements that are (or may become) applicable to them and/or with respect to their investment in the certificates.
●	The EU Due Diligence Requirements apply to “institutional investors” (as defined in the EU Securitization Regulation), being: (a) subject to certain conditions and exceptions, institutions for occupational retirement provision falling within the scope of Directive (EU) 2016/2341, and certain investment managers and authorized entities appointed by such institutions; (b) credit institutions (as defined in Regulation (EU) No 575/2013 (as amended, the “EU CRR”)); (c) alternative investment fund managers as defined in Directive 2011/61/EU who manage and/or market alternative investment funds in the EU; (d) investment firms (as defined in the EU CRR); (e) insurance and reinsurance undertakings as defined in Directive 2009/138/EC; and (f) management companies of UCITS funds (or internally managed UCITS) (and, in addition, the EU CRR makes provision as to the application of the EU Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the EU CRR). Each such institutional investor and each relevant affiliate is referred to herein as an “EU Institutional Investor”.
●	The UK Due Diligence Requirements apply to “institutional investors” (as defined in the UK Securitization Regulation) being (subject to certain conditions and exceptions): (a) insurance undertakings and reinsurance undertakings as defined in the FSMA; (b) occupational pension schemes as defined in the Pension Schemes Act 1993 that have their main administration in the UK, and certain fund managers of such schemes; (c) AIFMs as defined in the Alternative Investment Fund Managers Regulations 2013 which market or manage AIFs (as defined in such Regulations) in the UK; (d) UCITS as defined in the FSMA, which are authorized open ended investment companies as defined in the FSMA, and management companies as defined in the FSMA; (e) CRR firms as defined in Regulation (EU) No 575/2013 as it forms part of UK domestic law by virtue of the EUWA and as amended (the “UK CRR”); and (f) FCA investment firms as defined in the UK CRR (and, in addition, the UK CRR makes provision as to the application of the UK Due Diligence Requirements to consolidated affiliates, wherever established or located, of entities that are subject to the UK CRR). Each such institutional investor and each relevant affiliate is referred to herein as a “UK Institutional Investor”.
●	EU Institutional Investors and UK Institutional Investors are referred to together as “Institutional Investors”; the EU Securitization Regulation and the UK Securitization Regulation are each a “Securitization Regulation”; the EU Due Diligence Requirements and the UK Due Diligence Requirements are each “Due Diligence Requirements”; and a reference to the “applicable Securitization Regulation” or “applicable Due Diligence Requirements” means, in relation to an Institutional Investor, as the case may be, the Securitization Regulation or the Due Diligence Requirements to which such Institutional Investor is subject. In addition, for the purpose of the following paragraph, a reference to a “third country” means (i) in respect of an EU Institutional Investor and the EU Securitization Regulation, a country other than an EU member state, or (ii) in respect of a UK Institutional Investor and the UK Securitization Regulation, a country other than the UK.
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●	The applicable Due Diligence Requirements restrict an Institutional Investor from investing in a securitization unless:
●	in each case, it has verified that the originator, sponsor or original lender will retain, on an ongoing basis, a material net economic interest of not less than five percent. in the securitization, determined in accordance with Article 6 of the applicable Securitization Regulation, and the risk retention is disclosed to the Institutional Investor (the “Risk Retention Requirements”);
●	in the case of an EU Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity (“SSPE”) has, where applicable, made available the information required by Article 7 of the EU Securitization Regulation in accordance with the frequency and modalities provided for thereunder (and prospective investors should be aware that, in its report to the European Parliament and Council on the functioning of the EU Securitization Regulation on October 10, 2022, the European Commission stated that it is of the view that an EU Institutional Investor assuming an exposure to any securitization (including where the SSPE and any originator and sponsor are outside of the EU, as is the case in the transaction contemplated herein) is required to verify compliance in full by the relevant originator, sponsor or SSPE with Article 7 of the EU Securitization Regulation);
●	in the case of a UK Institutional Investor, it has verified that the originator, sponsor or securitization special purpose entity:
●	if established in the UK has, where applicable, made available the information required by Article 7 of the UK Securitization Regulation (the “UK Transparency Requirements”) in accordance with the frequency and modalities provided for thereunder; and
●	if established in a third country has, where applicable, made available information which is substantially the same as that which it would have made available under the UK Transparency Requirements if it had been established in the UK, and has done so with such frequency and modalities as are substantially the same as those with which it would have made information available if it had been established in the UK; and
●	in each case, it has verified that, where the originator or original lender either (i) is not a credit institution or an investment firm (each as defined in the applicable Securitization Regulation) or (ii) is established in a third country, the originator or original lender grants all the credits giving rise to the underlying exposures on the basis of sound and well-defined criteria and clearly established processes for approving, amending, renewing and financing those credits and has effective systems in place to apply those criteria and processes in order to ensure that credit-granting is based on a thorough assessment of the obligor’s creditworthiness.
●	The applicable Due Diligence Requirements further require that an Institutional Investor carry out a due diligence assessment which enables it to assess the risks involved prior to investing, including but not limited to the risk characteristics of the individual investment position and the underlying assets and all the structural features of the securitization that can materially impact the performance of the investment. In addition, pursuant to the applicable Securitization Regulation, while holding an exposure to a securitization, an Institutional Investor is subject to various monitoring obligations in relation to such exposure, including but not limited to: (i) establishing appropriate written procedures to monitor compliance with the applicable Due Diligence Requirements and the performance of the investment and of the underlying assets; (ii) performing stress tests on the cash flows and collateral values supporting the underlying assets; (iii) ensuring internal reporting to its management body; and (iv) being able to demonstrate to its competent authorities, upon request, that it has a comprehensive and thorough understanding of the investment and underlying assets and that it has implemented written policies and procedures for the risk management of its investment and as otherwise required by the applicable Securitization Regulation.
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●	Failure on the part of an Institutional Investor to comply with the applicable Due Diligence Requirements may result in various sanctions including, in the case of those Institutional Investors subject to regulatory capital requirements, the imposition of a punitive capital charge in respect of the investment in the securitization acquired by the relevant investor. Aspects of the Due Diligence Requirements and what is or will be required to demonstrate compliance to national regulators remain unclear.
●	Prospective investors should make themselves aware of the Due Diligence Requirements described above (and any corresponding implementing rules of their regulator), where applicable to them, in addition to any other applicable regulatory requirements with respect to their investment in the certificates.
●	None of the originators, the sponsors, the depositor, the underwriters or any other person or the issuing entity intends to retain a material net economic interest in the securitization constituted by the issuance of the certificates in a manner that would satisfy either of the Risk Retention Requirements or to take any other action that may be required by Institutional Investors for the purposes of their compliance with any of the Due Diligence Requirements and no such person assumes (i) any obligation to so retain or take any such other action or (ii) any liability whatsoever in connection with any certificateholder’s non-compliance with the applicable Due Diligence Requirements. Furthermore, the arrangements described under “Credit Risk Retention” have not been structured with the objective of ensuring or facilitating compliance by any person with any of the Due Diligence Requirements. Consequently, the certificates may not be a suitable investment for Institutional Investors. As a result, the price and liquidity of the certificates in the secondary market may be adversely affected. This could adversely affect your ability to transfer your certificates or the price you may receive upon your sale of your certificates. Each investor should evaluate the impact any such non-compliance may have on it.
●	Changes in federal banking and securities laws, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States, may have an adverse effect on issuers, investors or other participants in the asset-backed securities markets. In particular, capital regulations issued by the U.S. banking regulators in July 2013 implement the increased capital requirements established under the Basel Accord and are being phased in over time. These capital regulations eliminate reliance on credit ratings and otherwise alter, and in most cases increase, the capital requirements imposed on depository institutions and their holding companies, including with respect to ownership of asset-backed securities such as CMBS. Further changes in capital requirements have been announced by the Basel Committee on Banking Supervision and it is uncertain when such changes will be implemented in the United States. When fully implemented in the United States, these changes may have an adverse effect with respect to investments in asset-backed securities, including CMBS. As a result of these regulations, investments in CMBS such as the certificates by financial institutions subject to bank capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of CMBS for their regulatory capital purposes.
●	Section 619 of the Dodd-Frank Act (such statutory provision together with the implementing regulations, the “Volcker Rule”) generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act.
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●	The issuing entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. Accordingly, the issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other bank affiliate, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.
●	The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in CMBS for financial reporting purposes.
●	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of certificates will constitute “mortgage related securities”.

Further changes in federal banking and securities laws and other laws and regulations may have an adverse effect on issuers, investors, or other participants in the asset-backed securities markets (including the CMBS market) and may have adverse effect on the liquidity, market value and regulatory characteristics of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment”.

In addition, this transaction is structured to comply with the Credit Risk Retention Rules as and to the extent set forth under “Credit Risk Retention”. We cannot assure you that the retaining sponsor or the Retaining Third-Party Purchaser will at times satisfy such credit risk retention requirements. At this time, it is unclear what effect a failure of the retaining sponsor or the Retaining Third-Party Purchaser to be in compliance with the Credit Risk Retention Rules at any time will have on the certificateholders or the market value or liquidity of the certificates.

The Master Servicer, any Sub-Servicer, the Special Servicer, the Trustee, the Certificate Administrator or the Custodian May Have Difficulty Performing Under the Pooling and Servicing Agreement or a Related Sub Servicing Agreement

The issuing entity relies on the ability of the master servicer, any sub-servicer, any special servicer, the trustee, the certificate administrator and the custodian to perform their respective duties under the pooling and servicing agreement. Any economic downturn or recession, whether resulting from COVID-19 or otherwise, may adversely affect the master servicer’s, any sub-servicer’s or the special servicer’s ability to perform its duties under the Pooling and Servicing Agreement or the related sub servicing agreement, including, if applicable, performance as it relates to the making of debt service or property protection advances or the ability to effectively service the underlying mortgage loans. Accordingly, this may adversely affect the performance of the underlying mortgage loans or the performance of the certificates.

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DESCRIPTION OF THE MORTGAGE POOL

General

The assets of the issuing entity will consist of a pool of 36 fixed rate mortgage loans (the “Mortgage Loans” or, collectively, the “Mortgage Pool”) with an aggregate principal balance as of the Cut-off Date of $884,808,617 (the “Initial Pool Balance”). The “Cut-off Date” with respect to each Mortgage Loan is the later of the related due date in January 2024 (or, in the case of any Mortgage Loan that has its first due date after January 2024, the date that would have been its due date in January 2024 under the terms of that Mortgage Loan if a monthly payment were scheduled to be due in that month) and the date of origination of such Mortgage Loan.

Eight (8) of the Mortgage Loans (38.5%) are each part of a larger whole loan (a “Whole Loan”), which is comprised of (i) the related Mortgage Loan and (ii) one or more loans that are pari passu in right of payment to the related Mortgage Loan (each referred to in this prospectus as a “Pari Passu Companion Loan”). Each of the Pari Passu Companion Loans (along with any Subordinate Companion Loans) are referred to in this prospectus as a “Companion Loan”. Each Companion Loan is secured by the same mortgage(s) and the same assignment(s) of leases and rents securing the related Mortgage Loan. See “—The Whole Loans” below for more information regarding the rights of the holders of the Companion Loans and the servicing and administration of the Whole Loans that will not be serviced under the pooling and servicing agreement for this transaction.

The Mortgage Loans were originated, co-originated or acquired (or, on or prior to the Closing Date, will be acquired) by the mortgage loan sellers set forth in the following chart. The mortgage loan sellers will sell their respective Mortgage Loans to the depositor, which will in turn sell the Mortgage Loans to the issuing entity:

Sellers of the Mortgage Loans

Mortgage Loan Seller(1)	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance(2)
German American Capital Corporation (“GACC”)	5	$95,290,000	10.8%
Citi Real Estate Funding Inc. (“CREFI”)	14	296,460,000	33.5
Barclays Capital Real Estate Inc. (“BCREI”)	7	139,481,667	15.8
Bank of Montreal (“BMO”)	4	63,250,000	7.1
Goldman Sachs Mortgage Company (“GSMC”)	2	51,366,950	5.8
GACC / GSMC(3)	1	73,960,000	8.4
GACC / BMO(4)	1	60,000,000	6.8
BMO / CREFI / GACC(5)	1	60,000,000	6.8
GSMC / GACC(6)	1	45,000,000	5.1
Total	36	$884,808,617	100.0%

(1)	Each Mortgage Loan was originated by its respective Mortgage Loan Seller or its affiliate, except those certain Mortgage Loans that were originated by an unaffiliated third-party and purchased by the respective mortgage loan seller on or prior to the closing date or are part of larger whole loan structures that were co-originated by the applicable Mortgage Loan Seller or its affiliate with one or more other lenders. See “—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” below.
(2)	The sum of the numerical data in this column does not equal the indicated total due to rounding.
(3)	The Tysons Corner Center Mortgage Loan (8.4%) is part of a whole loan as to which separate notes are being sold by GACC and GSMC. The Tysons Corner Center Whole Loan was co-originated by Deutsche Bank AG, New York Branch, BMO, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association. The Tysons Corner Center Mortgage Loan is evidenced by four (4) promissory notes: (i) note A-1-2, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which GACC is acting as Mortgage Loan Seller; (ii) note A-1-4, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which GACC is acting as Mortgage Loan Seller; (iii) note A-2-2, with an outstanding principal balance of $20,000,000 as of the cut-off date, as to which GSMC is acting as Mortgage Loan Seller; and (iv) note A-2-4, with an outstanding principal balance of $13,960,000 as of the cut-off date, as to which GSMC is acting as Mortgage Loan Seller.
(4)	The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%) is a mortgage loan as to which separate notes are being sold by GACC and BMO. The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan was co-originated by DBR Investments Co. Limited and BMO. The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is evidenced by four (4) promissory notes: (i) note A-1, with an outstanding principal balance of

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$30,000,000 as of the cut-off date, as to which GACC is acting as Mortgage Loan Seller; (ii) note A-2, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which GACC is acting as Mortgage Loan Seller; (iii) note A-3, with an outstanding principal balance of $10,000,000 as of the cut-off date, as to which BMO is acting as Mortgage Loan Seller; and (iv) note A-4, with an outstanding principal balance of $5,000,000 as of the cut-off date, as to which BMO is acting as Mortgage Loan Seller.

(5)	The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan (6.8%) is part of a whole loan as to which separate notes are being sold by BMO, CREFI and GACC. The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan was originated by BMO, and partially assigned to CREFI and Deutsche Bank AG, New York Branch. The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan is evidenced by three (3) promissory notes: (i) note A-1, with an outstanding principal balance of $30,000,000 as of the cut-off date, as to which BMO is acting as Mortgage Loan Seller; (ii) note A-2, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which GACC is acting as Mortgage Loan Seller; and (iii) note A-3, with an outstanding principal balance of $15,000,000 as of the cut-off date, as to which CREFI is acting as Mortgage Loan Seller. GACC will have acquired the portion of such mortgage loan as to which it is acting as Mortgage Loan Seller from Deutsche Bank AG, New York Branch on or prior to the closing date.
(6)	The Garden State Plaza Mortgage Loan (5.1%) is part of a whole loan as to which separate notes are being sold by GSMC and GACC. The Garden State Plaza Whole Loan was co-originated by Goldman Sachs Bank USA, GACC and Natixis Real Estate Capital LLC. The Garden State Plaza Mortgage Loan is evidenced by three promissory notes: (i) note A-1-C1, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which GSMC is acting as Mortgage Loan Seller; (ii) note A-1-C2, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which GSMC is acting as Mortgage Loan Seller; and (iii) note A-2-C1, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which GACC is acting as Mortgage Loan Seller.

Each of the Mortgage Loans or Whole Loans is evidenced by one or more promissory notes or similar evidence of indebtedness (each a “Mortgage Note”) and, in each case, secured by (or, in the case of an indemnity deed of trust, backed by a guaranty that is secured by) one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”) creating a first lien on a fee simple and/or leasehold interest in one or more commercial, multifamily and/or manufactured housing real properties (each, a “Mortgaged Property”).

The Mortgage Loans are generally non-recourse loans. In the event of a borrower default on a non-recourse Mortgage Loan, recourse may be had only against the specific Mortgaged Property or Properties, as applicable, and the other limited assets securing such Mortgage Loan, and not against the related borrower’s other assets. The Mortgage Loans are not insured or guaranteed by the Sponsors, the Mortgage Loan Sellers or any other person or entity unrelated to the respective borrower. You should consider all of the Mortgage Loans to be non-recourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related Mortgage Loan.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans

The following Mortgage Loans are component promissory notes of whole loans co-originated by the related Mortgage Loan Seller (or an affiliate) and another entity or were originated by an unaffiliated third-party and subsequently acquired (or, on or prior to the Closing Date, will be acquired) by the related Mortgage Loan Seller:

●	The Tysons Corner Center Mortgage Loan (8.4%) is part of a Whole Loan that was co-originated by Deutsche Bank AG, New York Branch (an affiliate of GACC), BMO, Goldman Sachs Bank USA and JPMorgan Chase Bank, National Association and is evidenced by four promissory notes: (i) note A-1-2, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, as to which GACC is the Mortgage Loan Seller, (ii) note A-1-4, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which GACC is the Mortgage Loan Seller, (iii) note A-2-2, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which GSMC is the Mortgage Loan Seller and (iv) note A-2-4, with an outstanding principal balance of $13,960,000 as of the Cut-off Date, as to which GSMC is the Mortgage Loan Seller.
●	The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%) is a Mortgage Loan that was co-originated by DBR Investments Co. Limited (an affiliate of GACC), and BMO and is evidenced by four promissory notes: (i) note A-1, with an outstanding principal balance of $30,000,000 as of the Cut-off Date, as to which GACC is the Mortgage Loan Seller, (ii) note A-2, with an outstanding
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principal balance of $15,000,000 as of the Cut-off Date, as to which GACC is the Mortgage Loan Seller, (iii) note A-3, with an outstanding principal balance of $10,000,000 as of the Cut-off Date as to which BMO is the Mortgage Loan Seller and (iv) note A-4, with an outstanding principal balance of $5,000,000 as of the Cut-off Date, as to which BMO is the Mortgage Loan Seller.

●	The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan (6.8%) is part of a Whole Loan that was originated by BMO, and partially assigned to CREFI and Deutsche Bank AG, New York Branch, and is evidenced by three promissory notes: (i) note A-1, with an outstanding principal balance of $30,000,000 as of the Cut-Off Date, as to which BMO is the Mortgage Loan Seller; (ii) note A-2, with an outstanding principal balance of $15,000,000 as of the Cut-Off Date, as to which GACC is the Mortgage Loan Seller; and (iii) note A-3, with an outstanding principal balance of $15,000,000 as of the Cut-Off Date, as to which CREFI is the Mortgage Loan Seller. GACC will have acquired the portion of such Mortgage Loan as to which it is acting as Mortgage Loan Seller from Deutsche Bank AG, New York Branch on or prior to the Closing Date.
●	The Garden State Plaza Mortgage Loan (5.1%) is part of a Whole Loan that was co-originated by Goldman Sachs Bank USA, GACC and Natixis Real Estate Capital LLC and is evidenced by three componentized promissory notes: (i) note A-1-C1, with an outstanding principal balance of $20,000,000 as of the Cut-off Date, as to which GSMC is the Mortgage Loan Seller; (ii) note A-1-C2, with an outstanding principal balance of $10,000,000 as of the Cut-off Date, as to which GSMC is the Mortgage Loan Seller and (iii) note A-2-C1, with an outstanding principal balance of $15,000,000 as of the Cut-off Date, as to which GACC is the Mortgage Loan Seller.
●	The Galleria at Tyler Mortgage Loan (4.0%), for which GACC is the Mortgage Loan Seller, is part of a Whole Loan that was co-originated by Bank of America, N.A., Deutsche Bank AG, New York Branch and Société Générale Financial Corporation.
●	The Fountains at La Verne MHC Mortgage Loan (2.0%), for which BCREI is the Mortgage Loan Seller, was originated by BSPRT CMBS Finance, LLC, an unaffiliated third-party, and was purchased by BCREI prior to the Closing Date.
●	The Philadelphia Marriott Downtown Mortgage Loan (0.8%), for which BCREI is the Mortgage Loan Seller, is part of a Whole Loan that was co-originated by Barclays Capital Real Estate Inc., Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.

Certain Calculations and Definitions

This prospectus sets forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The sum in any column of the tables presented in Annex A-2 may not equal the indicated total due to rounding. The information in Annex A-1 with respect to the Mortgage Loans and the Mortgaged Properties is based upon the pool of the Mortgage Loans as it is expected to be constituted as of the close of business on January 31, 2024 (the “Closing Date”), assuming that (i) all scheduled principal and interest payments due on or before the Cut-off Date will be made, (ii) there will be no principal prepayments on or before the Closing Date and (iii) with respect to each of the Mortgage Loans identified in the table below (each such Mortgage Loan, a “Joint Mortgage Loan”), each applicable mortgage loan seller will sell the indicated number of promissory notes that together comprise the applicable Joint Mortgage Loan.

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Joint Mortgage Loan (Total Number of Promissory Notes Comprising Applicable Mortgage Loan)	Applicable Mortgage Loan Sellers and Number of Promissory Notes Sold
Tysons Corner Center (4)	GACC (2); GSMC (2)
Blue Owl Tenneco Portfolio (Pool B) (4)	GACC (2); BMO (2)
DoubleTree by Hilton Hotel Orlando at SeaWorld (3)	BMO (1); CREFI (1); GACC (1)
Garden State Plaza (3)	GSMC (2); GACC (1)

The statistics in Annex A-1, Annex A-2 and Annex A-3 were primarily derived from information provided to the depositor by each sponsor, which information may have been obtained from the borrowers.

All percentages of the Mortgage Loans and Mortgaged Properties, or of any specified group of Mortgage Loans and Mortgaged Properties, referred to in this prospectus without further description are approximate percentages of the Initial Pool Balance by Cut-off Date Balance (in the case of Mortgage Loan information) or by Allocated Loan Amount as of the Cut-off Date (in the case of Mortgaged Property information).

The information presented in this prospectus with respect to the Loan Per Net Rentable Area, Loan-to-Value Ratio, Loan-to-Value Ratio at Maturity, Underwritten NCF DSCR, Underwritten NCF Debt Yield and Underwritten NOI Debt Yield for each Mortgage Loan with one or more Pari Passu Companion Loans is calculated in a manner that reflects the aggregate indebtedness evidenced by that Mortgage Loan and the related Pari Passu Companion Loan(s), but excluding any related Subordinate Companion Loan(s), unless otherwise indicated.

A Mortgage Loan’s Mortgage Rate may be less than the interest rate initially proposed to the related borrower at the loan application stage. Such interest rate may have been reduced in connection with the payment of an upfront fee from the borrower to the related originator, in light of the other credit characteristics of the Mortgage Loan. See Annex A-1 for certain information regarding each Mortgage Loan that was considered in connection with its origination, as well as the descriptions of the underwriting standards for each mortgage loan seller under “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

Unless otherwise specified, (i) references to a Mortgaged Property (or portfolio of Mortgaged Properties) by name refer to such Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (ii) references to a Mortgage Loan by name refer to such Mortgage Loan secured by the related Mortgaged Property (or portfolio of Mortgaged Properties) so identified on Annex A-1, (iii) any parenthetical with a percent next to a Mortgaged Property name (or portfolio of Mortgaged Properties name) indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of the related Mortgage Loan (or, if applicable, the allocated loan amount with respect to such Mortgaged Property) represents of the Initial Pool Balance, and (iv) any parenthetical with a percent next to a Mortgage Loan name or a group of Mortgage Loans indicates the approximate percent (or approximate aggregate percent) that the outstanding principal balance of such Mortgage Loan or the aggregate outstanding principal balance of such group of Mortgage Loans, as applicable, represents of the Initial Pool Balance.

Definitions

For purposes of this prospectus, including the information presented in the Annexes to this prospectus, the indicated terms have the meanings set forth below. In reviewing such definitions, investors should be aware that the appraisals for the Mortgaged Properties may not reflect the complete effects of the COVID-19 pandemic on the related mortgaged properties as the cumulative impact of the pandemic may not be known for some time. Similarly, net operating income and occupancy information used in underwriting the Mortgage Loans may not reflect current conditions, and in particular, the effects

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of the COVID-19 pandemic. As a result, appraised values, net operating income, occupancy, and related metrics, such as loan-to-value ratios, debt service coverage ratios and debt yields, may not accurately reflect the current conditions at the Mortgaged Properties. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”, “—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property” and “—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions.”

“ADR” means, for any hospitality property, average daily rate.

“Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan documents.

“Annual Debt Service” generally means, for any Mortgage Loan or Companion Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan or Companion Loan following the Cut-off Date (but without regard to any leap year adjustments) or: (i) in the case of a Mortgage Loan or Companion Loan that provides for interest only payments through maturity, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter and (ii) in the case of a Mortgage Loan or Companion Loan that provides for an initial interest only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during such subsequent amortization period. Monthly debt service and debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan or Companion Loan, as applicable following the Cut-off Date (but without regard to any leap year adjustments), subject to the exceptions set forth in the prior sentence. In the case of any Whole Loan, Annual Debt Service is calculated with respect to the Mortgage Loan including any related Pari Passu Companion Loan and without regard to any related Subordinate Companion Loan.

“Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable mortgage loan seller. Other than as described under “—Appraised Value”, the Appraised Value reflected in this prospectus for each Mortgaged Property reflects the “as-is” value. In certain cases, in addition to an “as-is” value, the appraisal states an appraised value based on hypothetical or other projected values for the related Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property. In most such cases, the applicable mortgage loan seller has generally taken reserves sufficient to complete such re-tenanting, construction, renovation or repairs. We make no representation that sufficient amounts have been reserved or that the appraised value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale. In the case of certain Mortgage Loans as described under “—Appraised Value”, the Cut-off Date LTV Ratio or the Maturity Date LTV Ratio or ARD for such Mortgage Loans has been calculated based on an Appraised Value of a related Mortgaged Property other than the “as-is” Appraised Value. We cannot assure you that the value of any particular Mortgaged Property will not have declined from the Appraised Value shown on Annex A-1. We make no representation that any Appraised Value presented in this prospectus would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale of the Mortgaged Property.

“Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity for such Mortgage Loan, assuming no payment defaults or principal prepayments.

“Cut-off Date Balance” of any Mortgage Loan or Companion Loan, will be the unpaid principal balance of that Mortgage Loan or Companion Loan, as of the Cut-off Date, after application of all payments due on or before that date, whether or not received.

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“Hard Lockbox” means that the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. Hospitality properties are considered to have a hard lockbox if credit card receivables are required to be deposited directly into the lockbox account even though cash, checks or “over the counter” receipts are deposited by the manager of the related Mortgaged Property into the lockbox account controlled by the lender.

“In-Place Cash Management” means, for funds directed into a lockbox, such funds are generally not made immediately available to the related borrower, but instead are forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents with any excess remitted to the related borrower (unless an event of default under the Mortgage Loan documents or one or more specified trigger events have occurred and are outstanding), generally on a daily basis.

“Largest Tenant” means, with respect to any Mortgaged Property, the tenant occupying the largest amount of net rentable square feet.

“Lease Expiration” means the date at which the applicable tenant’s lease is scheduled to expire.

“Loan Per Net Rentable Area” means the principal balance per unit of measurement as of the Cut-off Date.

“Loan-to-Value Ratio,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided by (b) the Appraised Value of the related Mortgaged Property or aggregate Appraised Values of the Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the Loan-to-Value Ratio was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.
●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective Cut-off Date LTV Ratio was calculated based on an Appraised Value of such Mortgaged Property other than the “as-is” Appraised Value.

“Loan-to-Value Ratio at Maturity or ARD”, “LTV Ratio at Maturity or ARD”, “Balloon LTV” or “Maturity Date LTV Ratio” means, with respect to any Mortgage Loan, (a) the Balloon Balance of such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Loan-to-Value Ratio at Maturity or ARD was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loans and without regard to any related Subordinate Companion Loan.
●	With respect to each Mortgaged Property identified in “—Appraised Value” below, the respective LTV Ratio at Maturity or ARD was calculated based on an Appraised Value of such Mortgaged Property other than the “as-is” Appraised Value.

“Most Recent NOI” and “Trailing 12 NOI” (which is for the twelve-month period ending as of the date specified in Annex A-1) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. Most Recent NOI and Trailing 12 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. Most Recent NOI and Trailing 12 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, Most Recent NOI and Trailing 12

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NOI are not substitutes for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property’s operations or substitutes for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity, and in certain cases may reflect partial year annualizations.

“MSA” means metropolitan statistical area.

“Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

“NRA” means net rentable area.

“Occupancy” means, unless the context indicates otherwise, (i) in the case of multifamily, self storage and mixed use (to the extent the related Mortgaged Property includes multifamily space) properties, the percentage of rental Units that are rented as of the Occupancy Date; (ii) in the case of office, retail, industrial and mixed use properties (to the extent the related Mortgaged Property includes office, retail or industrial space), the percentage of the net rentable square footage rented as of the Occupancy Date (subject to, in the case of certain Mortgage Loans, one or more of the additional leasing assumptions); and (iii) in the case of hospitality and mixed use (to the extent the related Mortgaged Property includes hospitality space) properties, the percentage of available Rooms occupied for the trailing 12-month period ending on the Occupancy Date. In some cases, occupancy was calculated based on assumptions regarding occupancy, such as the assumption that a certain tenant at the Mortgaged Property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy on a future date generally expected to occur within twelve months of the Cut-off Date; assumptions regarding the renewal of particular leases and/or the re-leasing of certain space at the related Mortgaged Property; in some cases, assumptions regarding leases under negotiation being executed; in some cases, assumptions regarding tenants taking additional space in the future if currently committed to do so or, in some cases, the exclusion of dark tenants, tenants with material aged receivables, tenants that may have already given notice to vacate their space, bankrupt tenants that have not yet affirmed their lease and certain additional leasing assumptions. See footnotes to Annex A-1 for additional occupancy assumptions. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual occupancy. See “—Tenant Issues” below.

“Occupancy Date” means the date of determination of the Occupancy of a Mortgaged Property.

“Original Balance” means the principal balance of the Mortgage Loan as of the date of origination.

“Prepayment Provision” means the number of payments from the first due date through and including the maturity date for which a Mortgage Loan is, as applicable, (i) locked out from prepayment, (ii) provides for payment of a prepayment premium or yield maintenance charge in connection with a prepayment, (iii) permits defeasance and/or (iv) permits prepayment without a payment of a prepayment premium or a yield maintenance charge.

“Related Group” identifies each group of Mortgage Loans in the Mortgage Pool with the same borrower sponsor or with sponsors affiliated with other borrower sponsors in the Mortgage Pool. Each Related Group is identified by a separate number on Annex A-1.

“RevPAR” means, with respect to any hospitality property, revenues per available room.

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“Soft Lockbox” means that the related borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account. Hospitality and multifamily properties are considered to have a soft lockbox if credit card receivables, cash, checks or “over the counter” receipts are deposited into the lockbox account by the borrower or property manager.

“Soft Springing Hard Lockbox” means that the related borrower is required to deposit, or cause the property manager to deposit, all rents collected into a lockbox account or cash management account until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, at which time the lockbox account converts to a Hard Lockbox.

“Springing Cash Management” means, until the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events, revenue from the lockbox (if any) is forwarded to an account controlled by the related borrower or is otherwise made available to the related borrower. Upon the occurrence of an event of default or such a trigger event, the Mortgage Loan documents require the related revenue to be forwarded to a cash management account controlled by the lender and the funds are disbursed according to the related Mortgage Loan documents.

“Springing Lockbox”: means a lockbox that is not currently in place, but the related Mortgage Loan documents require the imposition of a Hard Lockbox or a Soft Lockbox upon the occurrence of an event of default under the Mortgage Loan documents or one or more specified trigger events.

“Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, self storage, any combination of the foregoing or other special purpose property, the square footage of the net rentable or leasable area.

“T-12” and “TTM” each means trailing 12 months.

“Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date. Annex A-1 indicates which Mortgage Loans are ARD Loans.

“Underwritten EGI” or “UW EGI”, with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark to market, vacancy and collection loss.

“Underwritten Expenses” or “UW Expenses” means, with respect to any Mortgage Loan or Mortgaged Property, an estimate of (a) operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments), as determined by the related mortgage loan seller and generally derived from historical expenses at the Mortgaged Property, the borrower’s budget or appraiser’s estimate, in some cases adjusted for significant occupancy increases and a market rate management fee and subject to certain assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Underwritten NCF Debt Yield”, “UW NCF Debt Yield” or “Cut-off Date UW NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance of such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten NCF Debt Yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).
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●	With respect to the 311 Pine Street Mortgage Loan (2.8%), the property was underwritten to the appraiser's concluded vacancy of 4.5%. The lender required the borrower to reserve $450,000 at closing for the rent reserve associated with the vacant units. Based on the in-place economic vacancy of 14.9% as of November 17, 2023, the resulting Underwritten NCF Debt Yield would have been 7.1%. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

“Underwritten Net Cash Flow,” “Underwritten NCF” or “UW NCF”, with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by an amount that the related mortgage loan seller has determined for the capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, UW NCF is based on the “straight line” rent of those tenants generally over the lesser of the term of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 (and the footnotes related thereto) and Annex A-3.

“Underwritten Net Cash Flow DSCR,” “Underwritten NCF DSCR,” or “UW NCF DSCR,” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Cash Flow DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).
●	In the case of the 311 Pine Street Mortgage Loan (2.8%), the Underwritten Net Cash Flow DSCR was calculated based on an “as-stabilized” basis of an appraiser concluded 4.5% vacancy. The lender required the borrower to reserve $450,000 at closing for the rent reserve associated with the vacant units. Based on the in-place economic vacancy of 14.9% as of November 17, 2023, the resulting Underwritten NCF DSCR would have been 1.05x. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten Net Cash Flow DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Cash Flow DSCRs accurately reflect that ability.

“Underwritten Net Operating Income,” “Underwritten NOI,” or “UW NOI,” with respect to any Mortgaged Property, means Underwritten Revenues less Underwritten Expenses, which is an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related mortgage loan seller.

The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this prospectus. Certain of such assumptions and subjective judgments of each mortgage loan seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may

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currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the depositor, the applicable mortgage loan seller, the master servicer or the special servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject Mortgaged Property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable mortgage loan seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable mortgage loan seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable mortgage loan seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable mortgage loan seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable mortgage loan seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable mortgage loan seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over such Mortgage Loan or lease term. Historical operating statements may not be available for newly constructed Mortgaged Properties, Mortgaged Properties with triple net leases, Mortgaged Properties that have recently undergone substantial renovations and newly acquired Mortgaged Properties.

Specifically, the rental revenue included in the Net Operating Income is based on leases in place, leases that have been executed but the tenant is not yet paying rent and/or in occupancy, leases that are being negotiated and expected to be signed, additional space that a tenant has committed to take and in certain cases contractual rent steps generally within 12 months past the Cut-off Date, in certain cases certain appraiser estimates of rental income, and in some cases adjusted downward to market rates, with vacancy rates equal to the Mortgaged Property’s historical rate, current rate, market rate or an assumed vacancy as determined by the related originator or appraiser; plus any additional recurring revenue fees. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. Additionally, in determining rental revenue for multifamily rental properties, the related mortgage loan seller either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods or in some cases may have relied on information provided in the appraisal for market rental rates and vacancy. In some cases the related originator included revenue otherwise payable by a tenant but for the existence of an initial “free rent” period or a permitted rent abatement while the leased space is built out. See “—Tenant Issues” below. For certain of the investment grade-rated or institutional tenants at the Mortgaged Properties, Underwritten NOI is based on the “straight line” rent of those tenants generally over the lesser of the term

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of the related lease (which, in certain cases, may be calculated through the date of an early termination option) and the term of the related Mortgage Loan. See Annex A-1 (and the footnotes related thereto) and Annex A-3.

“Underwritten Net Operating Income DSCR”, “Underwritten NOI DSCR” or “UW NOI DSCR” or means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, Underwritten Net Operating Income DSCR was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).
●	In the case of the 311 Pine Street Mortgage Loan (2.8%), the Underwritten Net Operating Income DSCR was calculated based on an “as-stabilized” basis of an appraiser concluded 4.5% vacancy. The lender required the borrower to reserve $450,000 at closing for the rent reserve associated with the vacant units. Based on the in-place economic vacancy of 14.9% as of November 17, 2023, the resulting Underwritten NOI DSCR would have been 1.05x. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

The Underwritten Net Operating Income DSCRs are presented in this prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, we cannot assure you, and no representation is made, that the Underwritten Net Operating Income DSCRs accurately reflect that ability. See the definition of “Underwritten Net Cash Flow DSCR” for more information regarding the evaluation of debt service coverage ratios.

“Underwritten NOI Debt Yield” or “UW NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan; provided that:

●	In the case of a Mortgage Loan that is part of a Whole Loan, unless otherwise indicated, the debt yield was calculated with respect to such Mortgage Loan including any related Pari Passu Companion Loan(s) and without regard to any related Subordinate Companion Loan(s).
●	With respect to the 311 Pine Street Mortgage Loan (2.8%), the property was underwritten to the appraiser's concluded vacancy of 4.5%. The lender required the borrower to reserve $450,000 at closing for the rent reserve associated with the vacant units. Based on the in-place economic vacancy of 14.9% as of November 17, 2023, the resulting Underwritten NOI Debt Yield would have been 7.1%. See “—Mortgage Pool Characteristics—Property Types—Multifamily Properties”.

“Underwritten Revenues” with respect to any Mortgage Loan, means the gross potential rent (in certain cases, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant, or, in the case of a hospitality property, room rent, food and beverage revenues and other hospitality income), subject to the assumptions and subjective judgments of each mortgage loan seller as described under the definition of “Underwritten Net Operating Income”. We cannot assure you that the assumptions made with respect to any Mortgaged Property will, in fact, be consistent with that Mortgaged Property’s actual performance.

“Units” or “Rooms” means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms, and (c) in the case of a Mortgaged Property operated as a self storage property, the number of storage units.

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“Weighted Average Mortgage Rate” means the weighted average of the Mortgage Rates as of the Cut-off Date.

Mortgage Pool Characteristics

Overview

The issuing entity will include 13 Mortgage Loans (51.6%) that represent the obligations of multiple borrowers that are liable on a joint and several basis for the repayment of the entire indebtedness evidenced by the related Mortgage Loan or Whole Loan and/or represent separate obligations of each borrower that are cross-collateralized and cross-defaulted with each other.

See also “—Certain Calculations and Definitions” above for important general and specific information regarding the manner of calculation of the underwritten debt service coverage ratios and loan-to-value ratios. See also “—Certain Terms of the Mortgage Loans” below for important information relating to certain payment and other terms of the Mortgage Loans.

Property Types

The following table shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut- off Date Balance	Approx. % of Initial Pool Balance
Multifamily	27	$258,493,000	29.2%
Garden	18	156,093,000	17.6
Mid Rise	6	60,778,002	6.9
High Rise	1	29,521,998	3.3
Age Restricted	1	9,300,000	1.1
Low Rise	1	2,800,000	0.3
Retail	7	$236,360,000	26.7%
Super Regional Mall	3	153,960,000	17.4
Anchored	4	82,400,000	9.3
Industrial	14	$139,616,950	15.8%
Warehouse/Distribution	3	85,108,000	9.6
Warehouse/Manufacturing	7	29,616,950	3.3
Flex	3	16,732,000	1.9
Manufacturing	1	8,160,000	0.9
Hospitality	6	$109,041,667	12.3%
Full Service	4	92,041,667	10.4
Select Service	1	8,500,000	1.0
Extended Stay	1	8,500,000	1.0
Self Storage	44	$95,110,000	10.7%
Other	1	$18,440,000	2.1%
Manufactured Housing	1	$18,100,000	2.0%
Mixed Use	2	$9,647,000	1.1%
Medical Office/Retail	1	8,300,000	0.9
Multifamily/Retail	1	1,347,000	0.2
Total	102	$884,808,617	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts, which amounts, if not specified in the related Mortgage Loan documents, are based on the appraised values, as set forth in Annex A-1.

With respect to all the property types listed above, the borrowers with respect to Mortgage Loans secured by such property types may face increased incidence of nonpayment of rent due to the COVID-19 pandemic and may have difficulty evicting non-paying tenants due to a variety of factors including (but

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not limited to): government-mandated moratoriums on evictions, court closures, and local officials refusing to enforce eviction orders. We cannot assure you that borrowers of Mortgage Loans secured by any of the property types will not request forbearance or modifications or otherwise fail to make timely debt service payments due to the ongoing COVID-19 pandemic. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

Multifamily Properties.

With respect to the multifamily properties and mixed use properties with multifamily components set forth in the above chart:

●	With respect to the Highland Multifamily Portfolio Mortgage Loan (8.5%), (i) 45 of the 496 units at the Garfield Commons Mortgaged Property are leased to month-to-month tenants; (ii) 51 of the 320 units at the Farmbrooke Manor Mortgaged Property are leased to month-to-month tenants; (iii) 25 of the 262 units at the Highland Towers Mortgaged Property are leased to month-to-month tenants, (iv) 19 of the 192 units at the Warren Woods Mortgaged Property are leased to month-to-month tenants, and (v) 14 of the 120 units at the Golf Manor Mortgaged Property are leased to month-to-month tenants. The Farmbrooke Manor Mortgaged Property has seven Section 8 units. The Highland Towers Mortgaged Property is age-restricted to occupants age 55 and older and has 45 Section 8 units.
●	With respect to the Acquisition America Portfolio Mortgage Loan (6.8%), approximately 1% and 26% of the multifamily units in the related portfolio of Mortgaged Properties are rent controlled and rent stabilized, respectively, and any increases in rent for such units are subject to applicable rent control and rent stabilization laws and regulations.
●	With respect to the Acquisition America Portfolio Mortgage Loan (6.8%), the related borrower sponsor owns other multifamily properties in the related market that may compete with the Mortgaged Properties.
●	With respect to the Millennia Michigan Multi Portfolio Mortgage Loan (3.4%), the zoning reports obtained in connection with the origination of the Mortgage Loan identified certain open violations of the applicable fire, building and zoning codes with respect to the Davis Creek Apartments Mortgaged Property, including, without limitation, an “unsafe” designation by the City of Portage, Michigan due to the condition of the walkways and balconies at such Mortgaged Property. The applicable borrower admitted responsibility for violation of the building code in relation to such designation in a court proceeding between the City of Portage and such borrower. Following the designation, the court issued a consent order which required the applicable borrower to complete temporary and permanent repairs to the walkways and balconies. The Mortgage Loan documents require that the borrowers complete such permanent repairs within the earlier to occur of (y) 180 days following the origination of the Mortgage Loan (the time period required by the consent order) and (z) six months from the origination of the Mortgage Loan. Furthermore, the borrowers are required to provide written evidence of the following: (i) within the earlier of (A) sixty days following the origination of the Mortgage Loan or (B) any deadlines imposed by the applicable governmental authority, remedying the existing code violations that are violations of the applicable zoning code, and (ii) within the earlier of (A) nine months following the origination of the Mortgage Loan or (B) any deadlines imposed by the applicable governmental authority, remedying those existing code violations that are violations of the applicable fire code and building code and that, as of such date, the Davis Creek Apartments Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements. The cost to compete the permanent repairs to the walkways and balconies is estimated to cost approximately $750,000. At origination of the Mortgage Loan, the borrowers were required to deposit approximately 125% of such amount. In addition, the borrowers were required to deposit $1,900,000 with the lender, which amount will be disbursed to the borrowers following satisfaction of certain conditions of the Mortgage Loan agreement, including that the borrowers provide
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evidence reasonably satisfactory to the lender that the borrowers have satisfied all conditions and obligations set forth in the consent order.

●	With respect to the Millennia Michigan Multi Portfolio Mortgage Loan (3.4%), (i) 18 of the 407 units at the Davis Creek Apartments Mortgaged Property are leased to month-to-month tenants; and (ii) 15 of the 152 units at the Canterbury East Apartments Mortgaged Property are leased to month-to-month tenants.
●	With respect to the 311 Pine Street Mortgage Loan (2.8%), at origination, the lender reserved $450,000 in a rent reserve fund. Provided that no event of default under the Mortgage Loan agreement then exists, the lender will be required to, on the payment date in January 2024 and on each payment date thereafter that is prior to the occurrence of the Rent Reserve Fund Release Conditions (as defined below), apply $37,500 of rent reserve funds to the monthly debt service payment amount due on such payment date. Provided that no event of default under the Mortgage Loan agreement then exists, upon satisfaction of the Rent Reserve Fund Release Conditions, the lender will be required to disburse any remaining rent reserve funds to the borrower, and the borrower will thereafter no longer have any obligation to make rent reserve fund replenishment deposits. “Rent Reserve Fund Release Conditions” means that the lender has received satisfactory evidence that (i) the rent reserve debt service coverage ratio (as calculated by including the amount of the rent reserve funds in the gross income from the operations of the Mortgaged Property) is equal to or greater than 1.25x (and the lender acknowledges that a net cash flow equal to or greater than $2,128,318 (based on such calculation), will satisfy such rent reserve debt service coverage ratio threshold) and (ii) the occupancy rate of the Mortgaged Property is equal to or greater than 95%.

On the payment date occurring in December of each calendar year (commencing on the Payment Date occurring in December 2024), the borrower is required to replenish the rent reserve fund in an amount equal to $450,000. In addition, an amount equal to one year’s debt service is recourse to the borrower in the event the rent reserve fund is not replenished after 12 months.

●	With respect to the Horn Southeast Multifamily Portfolio Mortgage Loan (2.1%), a building that is part of the Walnut Creek Apartments Mortgaged Property is, per the survey, located in a public right of way. The borrower may file a correction plat to correct the boundaries of the eastern portion of the right of way, which will be recorded against the Walnut Creek Apartments Mortgaged Property, so long as the conditions set forth in the Mortgage Loan agreement are satisfied. Additionally, the Walnut Creek Apartments Mortgaged Property is legally non-conforming as to encroachments and to use as the current use of the Walnut Creek Apartments Mortgaged Property as a multifamily residential property requires conditional use approval under the applicable current zoning code. No revenue from such building was taken into account for purposes of underwriting and the Mortgage Loan agreement provides for a non-recourse carveout for any losses arising in connection with any noncompliance or nonconformity (legal or otherwise) of any Mortgaged Property or the use thereof with any applicable zoning, building or land use laws, rules or regulations.
●	With respect to the Meadowbrook Apartments Mortgage Loan (1.1%), the Mortgaged Property is subject to a Regulatory and Land Use Agreement (“Regulatory Agreement”), dated June 26, 2006 among MB Apartments BR LLC, which is the borrower of the Meadowbrook Apartments Mortgage Loan, as owner, Louisiana Housing Finance Agency (“LHFA”), as issuer, and JPMorgan Chase Bank, National Association (“JPMCB”), as trustee. Under the Regulatory Agreement, LHFA made a $5,165,000 loan (by the issuance of its revenue bonds) to the borrower in order to acquire, equip and complete the Mortgaged Property in exchange for renting at least 40% of the units in the Mortgaged Property to families or individuals of low or moderate income (60% or less of area median gross income). The Regulatory Agreement imposes, among others, the following obligations on the borrower: (i) the borrower must include restrictions in any transfer documents and (ii) all mortgages executed after the date of the Regulatory Agreement are accepted subject to the restrictions of the agreement. Additionally, certain transfers of the
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Mortgaged Property requires the consent of the LHFA and JPMCB under the Regulatory Agreement. The Regulatory Agreement remains in effect until the longer of the term of the bonds or the Qualified Project Period (a period ending upon the latest of: (i) 15 years after 50% of the units are first occupied, (ii) the day when no bonds are outstanding or (iii) the date when any housing assistance terminates). Although the 15-year period has passed and the bonds are no longer outstanding, the Regulatory Agreement remains in place as housing assistance has not been terminated at the Mortgaged Property. The Regulatory Agreement may terminate and be of no further force and effect upon involuntary non-compliance with the provisions of the agreement caused by fire, seizure, requisition, foreclosure or transfer of title by deed lieu of foreclosure.

The Mortgaged Property is also subject to a Permanent Supportive Housing Rental Assistance Housing Assistance Payment or “HAP” contract that governs 15 units at the Mortgaged Property, (which represents approximately 5.2% of total base rent) with a current expiration date of April 2025 that provides rental subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program (“Section 8”) of the U.S. Department of Housing and Urban Development, a federal government housing rental subsidy program.

●	With respect to the Jersey City Multi Portfolio Mortgage Loan (0.9%), each of the Mortgaged Properties, with the exception of the 64 Logan Ave Mortgaged Property, is required to register the related residential unit rents each year with the Jersey City Division of Tenant Landlord Relations. At the time of origination of the Mortgage Loan, the sponsor had submitted the applicable 2023 rent registrations but had not yet received confirmation of receipt from the local authority. In addition, such Mortgaged Properties are subject to rent control regulations which allow for a maximum one-time annual increase of 4.0% per residential unit or the percentage difference between the CPI index three months prior to the expiration or termination of the lease and three months prior to the commencement of the lease term, whichever is less.
●	With respect to the 537 Edgecombe Avenue Mortgage Loan (0.6%), 1 of the 10 units at the Mortgaged Property is rent-stabilized.
●	With respect to The Dylan Mortgage Loan (0.5%), 14 of the 122 units are leased to month to month tenants.

See “Risk Factors—Risks Relating to the Mortgage Loans—Multifamily Properties Have Special Risks” , “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Retail Properties

With respect to the retail properties and mixed use properties with retail components set forth in the above chart:

●	With respect to the Beach Place Mortgage Loan (4.1%), parking income constitutes approximately 29.1% of the effective gross income of the related Mortgaged Property as of the trailing twelve months ended October 31, 2023.

See “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Industrial Properties.

With respect to the industrial properties set forth in the above chart:

●	With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the six related Mortgaged Properties are leased to Tenneco Inc. (“Tenneco”) pursuant to a single master lease (the “Tenneco Lease”). The Tenneco Lease permits the tenant to assign or transfer its lease or
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sublet its space at one or more leased premises (x) to an entity that purchases, or effectuates a merger or consolidation of or with respect to, all or substantially all of the interests in, or assets of, either (i) Tenneco or (ii) an operating division, business group, or department of Tenneco (any, a “Division”), (y) to an entity or entities created by splitting the Division of Tenneco using the leased premises into one or more separate corporations, partnerships, or other entities and (z) in connection with the public offering of the stock of (i) Tenneco (ii) any affiliated or successor entity of Tenneco, or (iii) any entity created in connection with the “spin-off” of an operating Division of Tenneco; provided that in the case of each of (x), (y) and (z) (each a “Tenneco Divisional Transfer”) the Financial Test (as defined below) is satisfied. The “Financial Test” means each of (1) the proposed transferee (or a substitute guarantor) that will become the tenant as to the applicable leased premises and (2) the surviving Tenneco entity (or substitute guarantor) that will remain the tenant under the Tenneco Lease as to the remaining leased premises has (x) a Total Indebtedness Leverage Ratio of less than 6.25 to 1, as evidenced by the financial statements of such entity or its guarantor, as applicable, and (y) EBITDA of at least $100,000,000. “Total Indebtedness Leverage Ratio” means with respect to any person or entity, at any date of determination, the ratio of (i) (1) indebtedness of such person or entity as of the last day of the four most recently ended consecutive fiscal quarters for which financial statements have been delivered to the landlord under the master lease (the “Test Period”) less (2) the amount of cash and cash equivalents of such person or entity as of the last day of such Test Period to (ii) EBITDA of such person or entity for such Test Period. “EBITDA” means for any Test Period and any person or entity, the consolidated net income or loss of such person or entity on a consolidated basis for such period, determined in accordance with generally accepted accounting principles (“GAAP”), adjusted by (A) excluding (1) income tax expense, (2) consolidated interest expense, (3) depreciation and amortization expense, (4) any income, gains or losses attributable to the early extinguishment or conversion of indebtedness or cancellation of indebtedness, (5) gains or losses on discontinued operations and asset sales, disposals or abandonments, (6) impairment charges or asset write-offs including, without limitation, those related to goodwill or intangible assets, long-lived assets, and investments in debt and equity securities, in each case, in accordance with GAAP, (7) any non-cash items of expense (other than to the extent such non-cash items of expense require or result in an accrual or reserve for future cash expenses), (8) any extraordinary, exceptional, nonrecurring or unusual gains or losses, expenses or charges, any costs relating to the undertaking or implementation of strategic initiatives, cost savings initiatives, optimization or similar improvements or synergies, restructuring costs and expenses, acquisition, disposition and other transaction costs and expenses, (9) any deductions attributable to noncontrolling interests or minority interests and (10) effects of purchase accounting adjustments in amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization, write-off or write-down of any amounts thereof, plus (B) the portion of clauses (1) through (3) above for any person or entity that is not a consolidated subsidiary of such person or entity accounted for by the equity method of accounting. Simultaneously with a Tenneco Divisional Transfer, unless the lender elects in its sole and absolute discretion to have the related Mortgaged Property remain as collateral for the Mortgage Loan, the borrower is required to obtain the release of such Mortgaged Property as described under “Certain Terms of the Mortgage Loans—Partial Releases.”

●	With respect to the 333 South Spruce Street Mortgage Loan (5.7%), the borrower (property owner and master landlord) master leased the entire Mortgaged Property to Gotion Illinois New Energy Inc., a Delaware corporation. The borrower is structured as a special purpose entity with one independent manager. The master lease is fully subordinate to the 333 South Spruce Street Mortgage Loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. In addition, a portion of the purchase price to be paid by the borrower to acquire the Mortgaged Property will be paid in installments following the origination of the Mortgage Loan. Such installments are made pursuant to a letter of credit delivered to the seller of the Mortgaged Property by the nonrecourse carveout guarantor. An affiliate of the lender issued such letter of credit.
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See “Risk Factors—Risks Relating to the Mortgage Loans—Industrial Properties Have Special Risks”.

Hospitality Properties

With respect to the hospitality properties set forth in the above chart:

●	The following table shows the breakdown of each Mortgaged Property associated with a hotel brand through a license, franchise agreement, operating agreement or management agreement.
Mortgaged Property Name	Mortgage Loan Cut-off Date Balance by Allocated Loan Amount	% of Initial Pool Balance by Allocated Loan Amount	Expiration of License, Franchise Agreement, Operating Agreement or Management Agreement	Maturity Date	Upfront PIP Reserve	Renewal Option
DoubleTree by Hilton Hotel Orlando at SeaWorld	$60,000,000	6.8%	5/31/2030	12/6/2028	N/A	No
Hilton Appleton Paper Valley(1)	$18,440,000	2.1%	9/30/2032	1/6/2029	N/A	No
Embassy Suites Schaumburg	$15,375,000	1.7%	3/31/2033	12/6/2028	N/A	No
Staybridge Suites Toledo	$8,500,000	1.0%	12/28/2038	1/6/2029	$3,000,000	No
Four Points Greensboro	$8,500,000	1.0%	10/22/2038	1/6/2029	$1,304,000	No
Philadelphia Marriott Downtown(2)	$6,666,667	0.8%	12/31/2033	11/6/2028	N/A	Yes
(1)	With respect to the Hilton Appleton Paper Valley Mortgage Loan (2.1%), the Mortgage Loan is secured by the borrower’s leased fee interest in the related Mortgaged Property and the borrower is not a party to the franchise agreement between the related ground lessee and Hilton Franchise Holding LLC.
(2)	With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), there is no franchise agreement with respect to the Mortgaged Property. Each of the two related borrowers has entered into a hotel management agreement with Marriott Hotel Services, LLC, an affiliate of the national hotel brand, Marriott International, Inc. Each hotel management agreement is scheduled to expire on December 31, 2033. In connection with each of the foregoing hotel management agreements, each applicable borrower has delivered a subordination, non-disturbance, and attornment agreement.
●	With respect to the following Mortgaged Properties, food and beverage revenue comprise greater than 20% of Underwritten Revenues, as indicated in the following table:
Mortgaged Property Name	% of Initial Pool Balance by Allocated Loan Amount	Food and Beverage Revenue as % of Underwritten Revenues
DoubleTree by Hilton Hotel Orlando at SeaWorld	6.8%	23.9%
Philadelphia Marriott Downtown	0.8%	30.2%
●	Hospitality properties may be particularly affected by seasonality. The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan (6.8%) requires seasonality reserves to be funded at origination and also require seasonality reserves to be funded on an ongoing basis to the extent of available excess cash flow (and/or from a monthly deposit by the borrower during specified months), in an amount specified in the related loan documents. The Warwick New York Mortgage Loan (1.1%) has a springing seasonality reserve. We cannot assure that these reserves will be sufficient to offset any seasonal fluctuations in revenue.
●	Certain of the hospitality properties securing the Mortgage Loans are currently undergoing or are scheduled to undergo renovations or property improvement plans. See “—Redevelopment, Renovation and Expansion” below.
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●	With respect to the Embassy Suites Schaumburg Mortgage Loan (1.7%), the Mortgaged Property has received failing scores on its three most recent franchisor Quality Assurance inspection reports (the “Quality Assurance Failures”). Although as of the origination date the franchisor has not issued a notice of default under the franchise agreement due to the Quality Assurance Failures, we cannot assure you that the franchisor will not do so. In the event the franchisor issues a notice of default, the franchisor may terminate the franchise agreement unless the borrower cures such default within 30 days. The borrower sponsor has informed the lender that the next Quality Assurance inspection is scheduled to occur in January 2024.
●	With respect to the Warwick New York Mortgage Loan (1.1%), the related Mortgaged Property is a hotel that does not have a franchise or license agreement with a hotel brand.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Affiliation with a Franchise or Hotel Management Company” and “—Hospitality Properties Have Special Risks” and “—Specialty Use Concentrations” below, and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Self Storage Properties

With respect to the self storage properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Self Storage Properties Have Special Risks”.

Manufactured Housing Properties

With respect to the manufactured housing properties set forth in the above chart:

●	With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), the Mortgaged Property, consisting of 286 pad sites on a 38.96-acre site, is located in a city that is subject to a 1989 rent control/rent stabilization ordinance (the “Ordinance”). However, a local exemption to such Ordinance provides that the entire mobile home park will be exempt from the provisions of the Ordinance (including the provisions that limit rent increases when leases turn over) provided the rental agreement (i) provides for a term of at least 2 years or more, (ii) provides for a clear rent schedule binding upon both the landlord and the resident, and (iii) is agreed to by at least 67% of the mobile home rental spaces within the park. With respect to the requirement in the foregoing clause (iii), such requirement is satisfied if the tenant signs the rental agreement. Since more than 67% of the existing pad sites at the Mortgaged Property are leased to residents on 5-year leases (currently 99% of the leases have an initial term of approximately 5 years) and the leases satisfy the other conditions required for the exemption, the entire Mortgaged Property mobile home community is exempt from the Ordinance. As such, upon the sale of a mobile home or other turnover of tenancy, the borrower is permitted to raise rents to the new tenant to market rent. Pursuant to the Mortgage Loan agreement, the borrower has covenanted to maintain compliance with the rent control exemption and to the extent the borrower fails to comply with the exemption, the Mortgage Loan will be recourse to the borrower and the guarantor for any related loss incurred by the lender.
●	With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), a 2.25 acre portion of the Mortgaged Property is subject to a pipeline easement (the “Easement Parcel”) with the Metropolitan Water District (the “MWD”) that was recorded in 1968. In January 2020, the borrower and the MWD entered into a license agreement with respect to the borrower’s use of the Easement Parcel. The license agreement expires on December 31, 2029, with a one-time option to extend for five years. The license agreement is not assignable without the prior written consent of the MWD and is terminable upon 365 days’ written notice by either the Borrower or the MWD. The license agreement grants to the borrower the right to use the Easement Parcel for, among other things, 18 parking spaces, seven mobile home pads and recreational vehicle parking. The Mortgaged Property is legal non-conforming with respect to parking and the parking spaces located on the Easement Parcel do not change that status
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(the Mortgaged Property requires 731 parking spaces and there are currently 724 including the 18 spaces referred to above). The lender underwrote income from the Easement Parcel, which income was less than 5% of the Mortgaged Property net operating income.

●	With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), the Mortgaged Property operates as a senior living community for adults aged 55 and older. However, there is no requirement that the Mortgaged Property operate with this age restriction.

Mixed Use Properties

With respect to the mixed-use properties set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Retail Properties Have Special Risks”, “—Office Properties Have Special Risks”, “—Parking Properties Have Special Risks” and/or “—Industrial Properties Have Special Risks”, as applicable.

Certain of the mixed use Mortgaged Properties may have specialty uses. See “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Office Properties

With respect to the mixed use properties with office components set forth in the above chart, see “Risk Factors—Risks Relating to the Mortgage Loans—Office Properties Have Special Risks”, “—Specialty Use Concentrations” below and “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

Specialty Use Concentrations.

Certain Mortgaged Properties have one or more tenants that operate their space as a specialty use. Such specialty uses may not allow the space to be readily converted to be suitable for another type of tenant, they may rely on contributions from individuals and government grants or other subsidies to pay rent and other operating expenses or they may have primarily seasonal use that makes income potentially more volatile than for properties with longer term leases. For example, with respect to the 5 largest tenants at the Mortgaged Properties securing the 15 largest Mortgage Loans by Cut-off Date Balance, or Mortgaged Properties with respect to which a single tenant operates the Mortgaged Property, certain tenants operate their space as a specialty use, as set forth in the following table:

Specialty Use	Number of Mortgaged Properties	Approx. % of Initial Pool Balance
Theater	3	17.4%
Bowling Alley and/or Entertainment	2	8.0%
Restaurant(1)	2	4.7%
Medical Office, Research or Diagnostic Laboratories	1	0.9%

(1)	Excludes any hospitality or multifamily Mortgaged Properties that may have a restaurant on-site.

See “Risk Factors—Risks Relating to the Mortgage Loans—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses”.

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Top Ten Mortgage Loans

The following table shows certain information regarding the ten largest Mortgage Loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Sq. Ft./Unit/Room(1)	UW NCF DSCR(1)	Cut-off Date LTV Ratio(1)	U/W Cut-off Date NOI Debt Yield(1)	Property Type
Highland Multifamily Portfolio	$75,000,000	8.5%	$53,957	1.45x	55.8%	11.3%	Multifamily
Tysons Corner Center	$73,960,000	8.4%	$396	2.00x	39.4%	13.7%	Retail
Blue Owl Tenneco Portfolio (Pool B)	$60,000,000	6.8%	$39	1.80x	58.7%	14.3%	Industrial
DoubleTree by Hilton Hotel Orlando at SeaWorld	$60,000,000	6.8%	$81,574	1.85x	59.4%	17.1%	Hospitality
Acquisition America Portfolio	$60,000,000	6.8%	$193,333	1.25x	64.4%	8.9%	Multifamily
Avenue Living Mini Mall Storage Portfolio	$55,500,000	6.3%	$49	2.03x	58.7%	9.5%	Self Storage
333 South Spruce Street	$50,000,000	5.7%	$51	1.65x	56.0%	11.3%	Industrial
Garden State Plaza	$45,000,000	5.1%	$255	2.98x	28.9%	20.2%	Retail
Beach Place	$36,000,000	4.1%	$376	1.59x	67.0%	12.2%	Retail
Galleria at Tyler	$35,000,000	4.0%	$265	1.96x	50.0%	16.7%	Retail
Top 10 Total/Wtd. Avg.	$550,460,000	62.2%		1.83x	53.7%	13.3%

(1)	With respect to the Tysons Corner Center, DoubleTree by Hilton Hotel Orlando at SeaWorld, Acquisition America Portfolio, 333 South Spruce Street, Garden State Plaza and Galleria at Tyler Mortgage Loans, Loan per Sq. Ft./Unit/Room, UW NCF DSCR, Cut-off Date LTV Ratio and U/W Cut-off Date NOI Debt Yield calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s).

See “—Assessment of Property Value and Condition” for additional information.

For more information regarding the fifteen largest Mortgage Loans and/or loan concentrations and related Mortgaged Properties, see the individual Mortgage Loan and portfolio descriptions under “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3. Other than with respect to the top ten Mortgage Loans identified in the table above, each of the other Mortgage Loans represents no more than 3.5% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The Mortgage Pool will include nine Mortgage Loans (38.5%), set forth in the following table entitled “Multi-Property Mortgage Loans”, which are each secured by two or more properties. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the Mortgage Loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or Allocated Loan Amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that Mortgaged Property would be available to offset declines in value of the other Mortgaged Properties securing the same Mortgage Loan.

The following table shows each individual Mortgage Loan that is secured by two or more Mortgaged Properties.

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Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Highland Multifamily Portfolio	$75,000,000	8.5%
Blue Owl Tenneco Portfolio (Pool B)	60,000,000	6.8
Acquisition America Portfolio	60,000,000	6.8
Avenue Living Mini Mall Storage Portfolio	55,500,000	6.3
Millennia Michigan Multi Portfolio	30,000,000	3.4
MW Industries Portfolio	29,616,950	3.3
Horn Southeast Multifamily Portfolio	18,350,000	2.1
Jersey City Multi Portfolio	7,700,000	0.9
Cityline NE Connecticut Storage Portfolio	4,185,000	0.5
Total	$340,351,950	38.5%

In addition, in some cases, an individual Mortgaged Property may be comprised of two or more parcels that may not be contiguous or may be owned by separate borrowers.

Two groups of Mortgage Loans (1.9%), set forth in the following table entitled “Related Borrower Loans”, are not cross-collateralized but have the same borrower sponsor or borrower sponsors related to each other. The following table shows each group of Mortgage Loans having borrowers that are related to each other. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1.

Related Borrower Loans

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
Cityline NE Connecticut Storage Portfolio	$4,185,000	0.5%
Cityline Livingston Storage	2,250,000	0.3
Enon Storage	2,250,000	0.3
Total for Group 1:	$8,685,000	1.0%
Group 2:
537 Edgecombe Avenue	$5,300,000	0.6%
18-67 Cornelia Street	2,800,000	0.3
Total for Group 2:	$8,100,000	0.9%

Mortgage Loans with related borrower sponsors are identified under “Related Borrower” on Annex A-1. See “Risk Factors—Risks Relating to the Mortgage Loans—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses” in addition to Annex A-1 and the related footnotes.

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Geographic Concentrations

This table shows the states that have concentrations of Mortgaged Properties that secure 5.0% or more of the Initial Pool Balance:

Geographic Distribution(1)

State	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Michigan	9	$115,176,000	13.0%
Florida	3	$102,000,000	11.5%
New York	9	$86,400,000	9.8%
New Jersey	8	$80,985,333	9.2%
Virginia	1	$73,960,000	8.4%
Illinois	3	$68,079,618	7.7%
California	3	$59,106,000	6.7%

(1)	Because this table presents information relating to Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on an Allocated Loan Amount, which amounts, if not specified in the related Mortgage Loan documents, are based on the appraised values, as stated in Annex A-1.

The remaining Mortgaged Properties are located throughout 16 other states, with no more than 4.2% of the Initial Pool Balance by Allocated Loan Amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to particular geographic areas or the regions of the United States, and concentrations of Mortgaged Properties in particular geographic areas may increase the risk that conditions in the real estate market where the Mortgaged Property is located, or other adverse economic or other developments or natural disasters (e.g., earthquakes, floods, forest fires, tornadoes or hurricanes, terrorist attacks or changes in governmental rules or fiscal policies) affecting a particular region of the country, could increase the frequency and severity of losses on Mortgage Loans secured by those Mortgaged Properties. For example:

●	Nineteen Mortgaged Properties (27.0%) are located in Florida, North Carolina, Georgia, South Carolina, Texas and Louisiana, and may be more generally susceptible to floods or hurricanes than properties in other parts of the country.
●	Nine Mortgaged Properties (22.4%) are located in California, Florida and Texas and are more susceptible to wildfires.
●	Five Mortgaged Properties (9.5%) are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Seismic reports were prepared with respect to these Mortgaged Properties and, based on those reports, no Mortgaged Property has a seismic expected loss greater than 18%.

Mortgaged Properties With Limited Prior Operating History

Sixty-one (61) Mortgaged Properties (31.9%) have a limited operating history (i.e., less than 12 most recent months of recent historical financials), as follows:

●	Each of the Blue Owl Tenneco Portfolio (Pool B) (6.8%), Avenue Living Mini Mall Storage Portfolio (6.3%), 333 South Spruce Street (5.7%), Forward Storage San Antonio (3.5%) and Jersey City Multi Portfolio (0.9%) Mortgage Loans is secured, in whole or in part, by one or more Mortgaged Properties that were acquired by the related borrower or an affiliate of the borrower within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to
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provide the related Mortgage Loan Seller with historical financial information (or provided limited historical financial information) for such acquired Mortgaged Property.

●	Each of the 311 Pine Street (2.8%) and 537 Edgecombe Avenue (0.6%) Mortgage Loans is secured, in whole or in part, by one or more Mortgaged Properties that were constructed, in a lease-up period or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and, therefore, such Mortgaged Property has no or limited prior operating history or the related Mortgage Loan Seller did not take the operating history into account in the underwriting of the related Mortgage Loan.
●	Each of the Hilton Appleton Paper Valley (2.1%) and MW Industries Portfolio (3.3%) Mortgage Loans is secured, in whole or in part, by one or more Mortgaged Properties that are subject to a triple-net or modified gross lease with the related sole tenant or are leased fee properties and, therefore, have no or limited prior operating history and/or lack historical financial figures and information.

See “Risk Factors—Risks Relating to the Mortgage Loans—Limited Information Causes Uncertainty”.

Tenancies-in-Common or Diversified Ownership

Each of the 311 Pine Street (2.8%), University Commons (2.5%) and Oakbrook Station (2.1%) Mortgage Loans has two or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition.

With respect to the Oakbrook Station Mortgage Loan (2.1%), more than twenty (20) individuals have direct or indirect ownership interests in the related borrowers.

With respect to the 537 Edgecombe Avenue Mortgage Loan (0.6%), more than twenty (20) individuals have direct or indirect ownership interests in the related borrower.

With respect to the 18-67 Cornelia Street Mortgage Loan (0.3%), more than twenty (20) individuals have direct or indirect ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Tenancies-in-Common May Hinder Recovery”,“—The Borrower’s Form of Entity May Cause Special Risks” and “—Tenancies-in-Common May Hinder Recovery”.

Condominium and Other Shared Interests

Each of the Garden State Plaza (5.1%) and Philadelphia Marriott Downtown (0.8%) Mortgage Loans is secured, in whole or in part, by the related borrower’s interest in one or more units in a condominium. Except as described below, the borrower generally controls the appointment and voting of the condominium board or the condominium owners cannot take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.

With respect to the Garden State Plaza Mortgage Loan (5.1%), the Mortgaged Property is comprised of two units subject to a three-unit mixed use condominium regime known as The Garden State Plaza Commercial Condominium (the “GSP Condominium”) established pursuant to a master deed (the “GSP Master Deed”) The related borrowers own “Unit 1” and “Unit 2”. Unit 1 is located on a single tax lot which will be identified on the tax maps of the Borough of Paramus as Block 301, Lot 5.01 with a yet-to-be-designated Qualifier to be assigned by the Tax Assessor of the Borough of Paramus upon recording of the GSP Master Deed and three separate tax lots designated Block 109.03, Lot 2, Block 109.01, Lot 2.02, and Block 109.02, Lot 2 on the tax maps of the Township of Rochelle Park. Unit 2 is located on a single tax lot, which will be identified on the tax maps of the Borough of Paramus as Block 301, Lot 5.01 with a yet-to-be-designated Qualifier to be assigned by the Tax Assessor of the Borough of Paramus upon recording of the GSP Master Deed. The borrower has an 82% aggregate percentage interest in the

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common elements, which percentage interest establishes the borrower’s 82% in voting rights in the GSP Condominium as well. The GSP Condominium is managed by a condominium association, which is governed by a three-member board of trustees (the “GSP Condo Board”), two of which are appointed by the borrower. Pursuant to the related loan agreement, certain amendments to the GSP Condominium documents are permitted without the lender’s consent, which such amendments have not occurred as of yet.

With respect to the Beach Place Mortgage Loan (4.1%), the Mortgaged Property consists of a retail property connected to a five-story garage with both above-ground and underground levels. A non-collateral condominium time share building known as Marriott Beach Place Towers condominium (the “Marriott Condominium”), is also connected to the garage, as well as to the Mortgaged Property. The garage is subject to an Easement, Maintenance and Operating Agreement (the “Easement Agreement”). The Easement Agreement provides for parking for the Beach Place Mortgaged Property on the first, second, third and fourth levels and a portion of the fifth level of the garage (580 parking spaces), with the remaining portion of the fifth level and all of the sixth level of the parking structure allocated to the Marriott Condominium (239 parking spaces). The Easement Agreement also allows the use of shared ramps to access both the retail and residential portions of the parking garage.

See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements”.

Fee & Leasehold Estates; Ground Leases

The following table shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Property Ownership Interest(1)

Property Ownership Interest	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee(2)	100	$792,748,617	89.6%
Fee/Leasehold	1	73,960,000	8.4
Leasehold	1	18,100,000	2.0
Total	102	$884,808,617	100.0%

(1)	Because this table presents information relating to Mortgaged Properties and not Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated loan amounts, which amounts, if not specified in the related Mortgage Loan documents, are based on the appraised values, as set forth in Annex A-1.
(2)	With respect to certain Mortgaged Properties, the encumbered interest is characterized as a “Fee” if (i) the borrower has a fee interest in all or substantially all of the Mortgaged Property (provided that if the borrower has a leasehold interest in any portion of the Mortgaged Property, such portion is not material to the use or operation of the Mortgaged Property), or (ii) the Mortgage Loan is secured by the borrower’s leasehold interest in the Mortgaged Property as well as the borrower’s (or other fee owner’s) overlapping fee interest in the related Mortgaged Property.

In general, except as described below, unless the related fee interest is also encumbered by the related Mortgage (and therefore treated as a fee interest in the chart above), each of the ground leases (i) has a term that extends at least 20 years beyond the maturity date of the Mortgage Loan (taking into account all freely exercisable extension options), and (ii) except as noted in the exceptions to representation and warranty number 34 in Annex D-1 or representation and warranty number 34 in Annex E-1, indicated on Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable, contains customary lender protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated.

With respect to the 311 Pine Street Mortgage Loan (2.8%), the Mortgaged Property is subject to a ground lease, dated May 25, 2020 among 408 Whiton Plaza LLC and 309 Pine Plaza LLC (collectively, the “Fee Borrowers”), each a landlord, and Pine Whiton Holdings, LLC (the “Leasehold Borrower”), as tenant. The Mortgaged Property, prior to March 16, 2018, was held by 408 Whiton Street, LLC. On April

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13, 2018, tenants-in-common interests in the Mortgaged Property were acquired in a 1031 exchange, by 408 Whiton Plaza LLC (owned by Paul Jensen and Mark Rigerman, a borrower sponsor) and 309 Pine Plaza LLC (owned by Shimon Jacobowitz, a borrower sponsor). On March 26, 2019, the borrower sponsors approved the development of an 8 story, 56-unit apartment building with 12 parking spaces. On May 25, 2020, the Mortgaged Property was ground leased to the Leasehold Borrower, which is owned by Tiger Revitalization Fund LLC (owned by Paul Jensen and Mark Rigerman) and by 309 Pine Plaza Tenant LLC (owned by Shimon Jacobowitz). The ground lease requires the Leasehold Borrower to pay a $150,000 annual payment to the Fee Borrowers. Both the Fee Borrowers who own tenants-in-common interests in the fee simple interest in the Mortgaged Property and the Leasehold Borrower who owns the leasehold interest in the Mortgaged Property are the borrowers of the 311 Pine Street Mortgage Loan. The lender has a fee and leasehold mortgage signed by the three borrowers. If there is an event of default under the ground lease, the ground lease can be terminated, and foreclosure action taken on the fee interest.

With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), the borrower has a leasehold interest in the Mortgaged Property pursuant to two co-terminous ground leases that expire in 2049 with no extension options. In the event the fee owner offers the sale or lease of the fee estate or the leasehold estate, as applicable,  at the expiration of the current ground lease term, the borrower has a right of first offer to lease the Mortgaged Property or purchase the fee estate, as applicable, at the fair market value at that time, subject to terms and conditions to be agreed on by the ground lessor and the borrower.

With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), the Mortgaged Property is substantially owned in fee by the borrowers. However, (i) a skybridge (the “Bridge”) connecting the main building of the Philadelphia Marriott Downtown Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the “Tunnel”) are subject to certain sub-ground leases, each with a nominal annual rent due. The sub-ground leases are between one of the two related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, as the subtenant, and the Redevelopment Authority of the City of Philadelphia (“Sublandlord”), which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of the Bridge. The sub-ground lease agreements extend to 2042 (which is less than 20 years beyond the stated maturity date of the related Mortgage Loan) for the Bridge and 2091 for the Tunnel.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with Mortgage Loans secured by fee simple estates. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Ground Leases and Other Leasehold Interests”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “—Bankruptcy Laws”.

Environmental Considerations

An environmental report was prepared for each Mortgaged Property securing a Mortgage Loan. The environmental reports prepared for the 1111 Izaak Walton Road Mortgaged Property (2.3%), the 2000 Bolton Street Mortgaged Property (1.7%), the 6420 Glenn Highway Road Mortgaged Property (0.9%) and the 645 East Broad Street Mortgaged Property (0.7%), each, a Mortgaged Property securing in part the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), are approximately nine months old as of the Cut-off Date, and no other environmental report is more than nine months old as of the Cut-off Date. See Annex A-1 for the date of the environmental report for each Mortgaged Property. The environmental reports were generally prepared pursuant to the American Society for Testing and Materials standard for a “Phase I” environmental site assessment (“ESA”) to identify any recognized environmental conditions (each, a “REC”) at the related Mortgaged Property. In addition to the Phase I standards, some of the environmental reports will include additional research, such as limited sampling for asbestos-containing material, lead-based paint, radon or water damage with limited areas of potential or identified mold, depending on the property use and/or age. Additionally, as needed pursuant to American Society for Testing and Materials standards, supplemental “Phase II” site investigations have been completed for

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some Mortgaged Properties to further evaluate the RECs identified during the Phase I investigations. A Phase II investigation generally consists of sampling and/or testing of the soil and groundwater at the property.

●	With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the ESA for the 1111 Izaak Walton Road Mortgaged Property (2.3%) noted prior use of the Mortgaged Property for the manufacturing of mufflers and exhaust systems. Review of previous Phase I and Phase II Environmental Site Assessment(s) dated June and July 2004, respectively, identified that an open pit was used for disposal of water soluble coolant, the burning of wood pallets, and disposal of other related contaminants during the 1970s and 1980s, according to accounts of site personnel in 2004. The pit was covered and seeded; however, in 2004, the area was observed to be sparsely vegetated and a subsurface site investigation was conducted on June 24, 2004. Soil borings were advanced and solvent concentrations above Nebraska Department of Environment and Energy Voluntary Cleanup Program (“NDEE VCP”) Remedial Goals for Protection of Groundwater were noted. The environmental professional was not provided with any documentation to indicate whether remedial actions were performed and, thus, characterized the historical practices as a REC. A Phase II investigation was conducted in June 2023 in which 13 soil samples and nine groundwater samples were analyzed for volatile organic compounds, polycyclic aromatic hydrocarbons and Resource Concentration and Recovery Act metals and the laboratory results for the soil indicated lead concentration at one of the borings exceeded the NDEE VCP Direct Contact Industrial guideline. No other applicable exceedances of standards were found; unless the groundwater in this area is used for domestic purposes.
●	With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the ESA for the 6420 Glenn Highway Road Mortgaged Property (0.9%) indicated closure of former settling ponds (evaporation bed and lagoon(s)) used for wastewater and sludge discharges. The ESA reviewed the Closure Plan prepared in 1999 and Closure Report dated August 2000, which shows that a closure permit was issued by the Ohio Environmental Protection Agency (“OH EPA”), and closure activities were conducted between March and May 2000. The ESA reviewed the laboratory analytical results for soil and opined that although no official regulatory closure letter was provided the closure activities appear to have been completed in conformance with the approved closure plan and OH EPA closure permit, and maximum contaminant concentrations were significantly reduced based on the confirmatory sampling results. The environmental professional concluded that the residual contamination associated with the former ponds is a controlled recognized environmental condition (a “CREC”). Further, a limited Phase II investigation was conducted at the Mortgaged Property in June 2023, in which eight soil samples and seven groundwater samples were analyzed for volatile organic compounds and polycyclic aromatic hydrocarbons, and no exceedances were found.
●	With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the ESA for the 645 East Broad Street Mortgaged Property (0.7%) did not identify a REC or CREC; however, a Phase II investigation was conducted in June 2023 to evaluate current site vapor conditions with respect to volatile organic compounds and extractable petroleum hydrocarbons. The Phase II indicated sub-slab soil vapor results showed only one result slightly above the United States Environmental Protection Agency vapor intrusion screening level for benzene but below Tennessee Department of Environment and Conservation soil gas limits for commercial use.
●	With respect to the Avenue Living Mini Mall Storage Portfolio Mortgage Loan (6.3%), the applicable ESAs identify RECs at the following Mortgaged Properties:
o	The ESA for the Royal Mortgaged Property identifies as a REC for such Mortgaged Property the historic operation on its northwestern corner of a gasoline filling station and possible auto repair activities. The ESA consultant was unable to locate any previous subsurface investigations or tank removal documents associated with this former gas station. Accordingly, the consultant recommended conducting a limited subsurface investigation to determine if such Mortgaged Property has been impacted
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by the former gasoline filling station and potential auto repair operations. The ESA consultant estimated the cost to conduct the recommended limited subsurface investigation and to address any identified impacts, if necessary, to be between $42,550 and $783,150.

o	The ESA identifies as a REC for the Greencastle Mortgaged Property two adjacent (to the west), long-existing gas stations for which records indicate potential poor underground storage tank system maintenance and/or for which no subsurface quality data was available. The ESA consultant ultimately recommended that a Phase II subsurface investigation be completed for such Mortgaged Property to determine if it has been impacted by the presence of these adjoining gas stations. The ESA consultant estimated the cost to conduct the recommended Phase II subsurface investigation and to address any identified impacts, if necessary, to be between $39,600 and $69,300.
o	The ESA identifies as a REC for the New Orleans Mortgaged Property impacts to groundwater identified in 2022 and associated with the operation of an historic onsite gas station from the 1950s through the 1990s. The USTs associated with the historic gas station were removed from the Mortgaged Property in the 1980s and 1990s. Soil sampling was conducted during the 1996 UST removal and, based on those soil sampling results, the governing authority issued closure to the site. Due to the absence of a ground water assessment in 1996, a limited site investigation was performed in 2022, during which impacts to ground water above regulatory limits were identified. The ESA consultant determined that additional investigation may be warranted to delineate and address the groundwater impacts identified in 2022. The ESA consultant estimated the cost to conduct such additional investigation and to address any identified impacts, if necessary, to be between $36,800 and $823,400.

In lieu of conducting additional investigation and testing at the foregoing Mortgaged Properties, a Site Lender Environmental Asset Protection (“SLEAP”) insurance policy, issued by Lloyd’s Syndicates 623/2623 with “Citi Real Estate Funding Inc. ISAOA, ATIMA Midland Loan Services, a PNC Real Estate Business” as the named insured, was in place at the time of origination of the Mortgage Loan. The SLEAP policy term is eight years with a limit of liability of $8,400,000 (per claim and in the aggregate) and a $25,000 deductible.

●	With respect to the Garden State Plaza Mortgage Loan (5.1%), the related ESA identified a REC related to the existence of seven gasoline and heating oil underground storage tanks at the Mortgaged Property in connection with onsite operations of a gasoline filling station from 1963 to 1989. As of the date of the ESA, a remedial action plan for groundwater was still under review by the New Jersey Department of Environmental Protection (“NJDEP”) under Case Number 89-06-21-0836. The ESA also identified certain historical RECs related to prior small volume spills of gasoline and diesel, impacted soil from the removal of the underground storage tanks described above and the removal of three 30,000 gallon heating oil underground storage tanks, as well as business environmental risks related to the Mortgaged Property being listed on a historical fill database. Pursuant to the related environmental indemnity agreement, the borrower and environmental guarantors (each in their capacities as environmental indemnitors) covenant that all uses and operations on or of the Mortgaged Property by the indemnitors and any affiliate of an environmental indemnitor will be in compliance, in all material respects, with all environmental laws and permits issued pursuant thereto (including, for avoidance of doubt, the completion by the indemnitors of case closure procedures with respect to the NJDEP case in accordance with NJDEP regulations and licensed site remediation professional oversight).
●	With respect to the Forward Storage San Antonio Mortgage Loan (3.5%), the related ESA identified concerns with outdoor hazardous materials storage. The ESA consultant recommended that the hazardous materials storage matters be addressed, and estimated the cost to address such matters to be approximately $5,000. The Mortgage Loan documents
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require that the borrower cause a licensed professional to remove all drums and waste oil containers at the Mortgaged Property and dispose of such drums and waste oil containers to an offsite facility within six months of the date of origination of the Mortgage Loan.

●	With respect to the 311 Pine Street Mortgage Loan (2.8%), the related ESA identified a CREC at the Mortgaged Property relating to the presence of semi-volatile organic compound (“SVOC”) impacted historic fill and regionally impacted groundwater below the Mortgaged Property. The site of the Mortgaged Property was developed into the current 8-story residential apartment building with a parking garage in 2021. The site was previously occupied by various commercial/ light industrial uses, including a candy factory, drug mill, iron works, sheet metal works, trucking company, parking lot, office space and auto repair shop. In 1996, sampling identified historic fill at the site of the Mortgaged Property, consisting of brick, wood concrete, coal and coal ash with elevated residual hydrocarbons. A Phase II conducted in 2017 by an environmental consultant did not identify impacts to on-site soils beneath the fill and concluded that there were no impacts to the site from historic operations; however, elevated levels of SVOCs were found in the historic fill and groundwater. The site has since been substantially redeveloped for construction of the Mortgaged Property. The redevelopment and construction activities did not encounter impacted groundwater, almost 1,000-tons of impacted soils were encountered and properly disposed of off-site and a vapor barrier was installed with a solid concrete cap throughout above pile caps and foundation piles. The presence of SVOC-impacted historic fill and regionally impacted groundwater below the Mortgaged Property and surrounding areas subject to engineering controls is identified as a CREC warranting no further action.
●	With respect to the Oakbrook Station Mortgage Loan (2.1%), the related ESA identified two CRECs at the Mortgaged Property in connection with residual soil, groundwater and soil vapor impacts including, among other things, (i) benzene, resulting from the historic operation of a gasoline service station at the Mortgaged Property with related underground storage tanks that experienced a release of petroleum in 1991, and (ii) perchloroethylene, trichloroethene and volatile organic compounds, resulting from the historic operation of a dry cleaner at the Mortgaged Property. Following redevelopment of the Mortgaged Property, regulatory closure was granted in May 2019 subject to certain restrictive covenants that include, among other things, (i) restrictions on the use of groundwater at the Mortgaged Property, (ii) restrictions on the use of the Mortgaged Property for residential, agricultural, recreational, child care or elder care purposes, and (iii) a requirement that, prior to any construction at the Mortgaged Property, an evaluation of contaminant vapor intrusion risk be conducted.
●	With respect to the Hilton Appleton Paper Valley Mortgage Loan (2.1%), the related ESA identified a REC at the Mortgaged Property in connection with soil impacts exceeding applicable regulatory standards including, among other things, metals, polyaromatic hydrocarbons and chlorinated solvents, resulting from the location of the Mortgaged Property in an area of historic fill. According to an opinion of probable cost (the “OPC”) prepared in connection with the origination of the Mortgage Loan, at this time there is no required reporting to the Wisconsin Department of Natural Resources (the “WDNR”) and no immediate risk of a case being opened with respect to the Mortgaged Property. However, according to the OPC, in the event a case is opened the estimated cost to obtain regulatory closure from the WDNR at the Mortgaged Property would be $197,600. At origination, the borrower obtained an environmental insurance policy from Allied World Assurance Company (U.S.), Inc. with policy limits of $1.0 million per incident and in the aggregate, a $50,000 deductible and a term expiring on December 8, 2030.
●	With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), the northwest corner parcel of the Mortgaged Property is subleased to a commercial tenant that operates a “76” gas station and mini-mart. The sublease commenced on January 24, 1996 and the fully extended expiration date is January 23, 2026. A former Chevron gas station/auto repair garage was present in the vicinity of the gas station parcel between the 1960s and 1990s. In 1994, USTs were removed and petroleum impacts were identified. Remedial actions included excavation of impacted soils and implementation of a soil vapor extraction system. Regulatory closure was
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granted on May 16, 1995. In addition, no information was available regarding certain USTs reported to be installed in 1969. As a result, a Phase II environmental site assessment was conducted in 1995 to identify potential impacts from the former and then current gas station operations which Phase II did not identify contamination above regulatory limits. A Phase II environmental site assessment was conducted in 2018 in connection with the borrower’s acquisition of the Mortgaged Property which also did not identify contamination above regulatory limits. The Phase I environmental site assessment done in connection with the origination of the Mortgage Loan did not identify any RECs or CRECs; it identified an historical REC with respect to former USTs and recommended no further action or investigation.

●	With respect to the 575 Degraw Mortgage Loan (0.9%), the related ESA identifies as a REC for the Mortgaged Property its inclusion within a larger Manufactured Gas Plant operation (“MGP”) from the 1900s through the 1940s, and then its later use as an automotive repair facility with several onsite USTs. Historical sampling conducted to identify potential impacts associated with former MGP operations identified impacts to indoor air at the Mortgaged Property in concentrations greater than those that were identified in sub-slab soil vapor samples, and no UST closure or post-closure sampling records were available for review. Accordingly, the ESA consultant recommended conducting a soil vapor intrusion assessment as well as a subsurface investigation to better assess current environmental conditions at the Mortgaged Property. The ESA consultant estimated the cost to conduct such assessment and investigation and, if necessary, to address any identified impacts, to be between $42,000 and $164,000. In lieu of such assessment and investigation, and to mitigate the potential of environmental liability caused by the historic use of the Mortgaged Property, a Pollution Legal Liability Plus (“PLLP”) environmental insurance policy issued by Beazley, with Citi Real Estate Funding Inc. and its Successors and/or Assigns as the Named Insured, was in place as of the origination of the Mortgage Loan. The PLLP has a term of eight years and includes a limit of liability of $1,000,000 (per claim and in the aggregate) with a $25,000 deductible.
●	With respect to the 537 Edgecombe Avenue Mortgage Loan (0.6%), the ESA for the Mortgaged Property identifies the presence of an inactive aboveground storage tank (“AST”) located in the basement boiler room, with the AST fill port and vent pipe located at the front of the building. Given that the AST is inactive and that some localized surface staining was observed along the western side of the AST encasement, the ESA consultant recommended that the AST be decommissioned in accordance with applicable requirements, and estimated such decommissioning to cost $7,500. Accordingly, an amount equal to $7,500 (representing 100% of the estimated costs of such decommissioning) was reserved at origination of the Mortgage Loan.
●	With respect to the Cityline NE Connecticut Storage Portfolio Mortgage Loan (0.5%), the ESA for the Brooklyn Self Storage Mortgaged Property identifies surficial petroleum staining near the east entrance to the one-story portion of a building located on such Mortgaged Property. While the staining appeared to be de minimis and likely associated with incidental spills, the ESA consultant recommended that the staining be cleaned. The ESA also identifies an out-of-service water well located on the east side of another building located on the Mortgaged Property, and the ESA consultant recommended that this well be properly secured. The ESA consultant estimated the cost to address the staining and the well to be a total of $4,500. Accordingly, an amount equal to $6,750 (representing 150% of the estimated costs of such environmental work) was reserved at origination of the Mortgage Loan.

For several of the properties, the related ESAs noted that onsite underground storage tanks (“USTs”) or leaking USTs previously had been removed or closed in place or other types of potential or actual spills or releases may have occurred, and based on criteria such as past investigations, cleanups or other response actions, quantities or types of hazardous materials involved, absence of significant risk, tank test results or other records, and/or other circumstances including regulatory closure, the ESAs did not recommend any further investigation or other action at the current time. In some such cases even where regulatory closure was documented for past incidents the ESAs reported that requests to governmental

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agencies for any related files are pending; however, those ESAs concluded that nevertheless such incidents were not likely to be significant at the present time.

Redevelopment, Renovation and Expansion

Certain of the Mortgaged Properties are properties which are currently undergoing or are expected to undergo redevelopment, renovation or expansion, including with respect to hospitality properties, executing property improvement plans (“PIPs”). In certain cases, such PIPs may be required by the franchisor to maintain franchise affiliation, as described in “—Mortgage Pool Characteristics—Property Types—Hospitality Properties” above. For example, with respect to a Mortgaged Property that is currently undergoing or is expected to undergo material redevelopment, renovation or expansion and is a Mortgaged Property that (i) secures a Mortgage Loan that is one of the top 20 Mortgage Loans or (ii) where the related costs are anticipated to be more than 10% of the Cut-off Date Balance of the related Mortgage Loan:

●	With respect to the Highland Multifamily Portfolio Mortgage Loan (8.5%), the Mortgaged Properties are expected to undergo a renovation anticipated to cost approximately $11,738,000, which amount was reserved at origination.
●	With respect to the Tysons Corner Center Mortgage Loan (8.4%), various parcels are permitted to be released from the lien of the Mortgage Loan, including but not limited to a former Lord & Taylor box, as described below under “—Certain Terms of the Mortgage Loan—Partial Releases” and it is anticipated that such parcels may be redeveloped following such release, which redevelopment could have an impact on the Mortgaged Property.
●	With respect to the Acquisition America Portfolio Mortgage Loan (6.8%), the related borrowers are performing renovations and repairs at the related Mortgaged Properties including, among other things, repairs to the building systems, elevators and facades, to address multiple violations at the Mortgaged Properties as described under “—Litigation and Other Considerations.”
●	With respect to the Garden State Plaza Mortgage Loan (5.1%), the related borrower currently intends (but is not required to) to renovate certain portions of the Mortgaged Property including, without limitation, (i) renovating and reconfiguring the Lord & Taylor box (approximately 130,000 square feet) for use by 3 to 4 tenants (with a focus on food & beverage / entertainment tenants) and (ii) renovating the northwest mall entrance to create additional natural light and add two new 2-story restaurants. The Mortgage Loan documents permit the borrower to spend $55 million on alterations of the Lord & Taylor box, adjacent spaces and mall access without posting a completion guaranty or collateral. See also “—Appraised Value” below.
●	With respect to the Millennia Michigan Multi Portfolio Mortgage Loan (3.4%), the Davis Creek Apartments Mortgaged Property is subject to a court issued consent order which requires the applicable borrower to complete temporary and permanent repairs to the walkways and balconies. The Mortgage Loan documents require that the borrowers complete such permanent repairs within the earlier to occur of (y) 180 days following the origination of the Mortgage Loan (the time period required by the consent order) and (z) six months from the origination of the Mortgage Loan. Furthermore, the borrowers are required to provide written evidence of the following: (i) within the earlier of (A) sixty days following the origination of the Mortgage Loan or (B) any deadlines imposed by the applicable governmental authority, remedying the existing code violations that are violations of the applicable zoning code, and (ii) within the earlier of (A) nine months following the origination of the Mortgage Loan or (B) any deadlines imposed by the applicable governmental authority, remedying those existing code violations that are violations of the applicable fire code and building code and that, as of such date, the Davis Creek Apartments Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements. The cost to compete the permanent repairs to the walkways and balconies is estimated to cost approximately $750,000. At origination of the Mortgage Loan, the borrowers

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were required to deposit approximately 125% of such amount. In addition, the borrowers were required to deposit $1,900,000 with the lender, which amount will be disbursed to the borrowers following satisfaction of certain conditions of the Mortgage Loan agreement, including that the borrowers provide evidence reasonably satisfactory to the lender that the borrowers have satisfied all conditions and obligations set forth in the consent order.

●	With respect to the Staybridge Suites Toledo Mortgage Loan (1.0%), the Mortgaged Property is expected to undergo renovations in connection with a PIP. The work in connection with the PIP includes fresh paint, new lighting, new ceiling finishes, new floor tile and wall base and window treatments. At origination of the Mortgage Loan, $3,000,000 was reserved in order to complete the related PIP. The related work is generally required to be completed by June 1, 2025.
●	With respect to the Four Points Greensboro Mortgage Loan (1.0%), the Mortgaged Property is expected to undergo renovations in connection with a franchisor-required PIP. The work in connection with the PIP includes repairs and upgrades to building exteriors, interior décor, and fire protection and life safety. At origination, (i) $900,000 was deposited into a soft goods PIP reserve, with an additional $7,500 required to be reserved monthly until funds in such reserve equal $1,605,500, and (ii) $404,000 was deposited into a PIP reserve, in each case for completion of the required PIP. The soft goods work is required to be completed by June 2026 and the other work is generally required to be completed by June 2025.
●	With respect to the 575 Degraw Mortgage Loan (0.9%), the second largest tenant, NYC Bouldering, representing approximately 45.0% of the net rentable area, is actively renovating its space and is expected to invest approximately $2,000,000 of such tenant’s own capital into such renovations.

Certain risks related to redevelopment, renovation and expansion at a Mortgaged Property are described in “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Redevelopment, Expansion and Renovation at Mortgaged Properties”. In addition, we cannot assure you that the redevelopments, renovations and/or expansions described above will be completed as expected or at all.

Assessment of Property Value and Condition

In connection with the origination or acquisition of each Mortgage Loan or otherwise in connection with this offering, an appraisal was conducted in respect of the related Mortgaged Property by an independent appraiser that was state certified and/or a member of the Appraisal Institute or an update of an existing appraisal was obtained. In each case, the appraisal complied, or the appraiser certified that it complied, with the real estate appraisal regulations issued jointly by the federal bank regulatory agencies under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended. In general, those appraisals represent the analysis and opinion of the person performing the appraisal and are not guarantees of, and may not be indicative of, present or future value. We cannot assure you that another person would not have arrived at a different valuation, even if such person used the same general approach to and same method of valuing the property or that different valuations would not have been reached separately by the mortgage loan sellers based on their internal review of such appraisals. The appraisals obtained as described above sought to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale.

In addition, in general, a licensed engineer, architect or consultant inspected the related Mortgaged Property, in connection with the origination or acquisition of each of the Mortgage Loans or otherwise in connection with this offering, to assess the condition of the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. Engineering reports by licensed engineers, architects or consultants generally were prepared for the Mortgaged Properties in connection with the origination of the related Mortgage Loan or in connection with this offering. The engineering reports prepared for the 1111 Izaak Walton Road Mortgaged Property (2.3%), the 2000 Bolton Street Mortgaged Property (1.7%), the 6420 Glenn Highway Road Mortgaged Property (0.9%) and the 645 East Broad Street Mortgaged

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Property (0.7%), securing in part the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%) are approximately 11 months old as of the Cut-off Date, and no other engineering report is more than nine months old as of the Cut-off Date. In certain cases where material deficiencies were noted in such reports, the related borrower was required to establish reserves for replacement or repair or remediate the deficiency.

In addition, in connection with the origination of each Mortgage Loan included in the issuing entity, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. In addition, certain Mortgaged Properties may be legal non-conforming uses that may be restricted after certain events, such as casualties, at the Mortgaged Properties. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes”, “—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”, “—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”, “—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”, and “—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty number 24 on Annex D-1, representation and warranty number 24 on Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable, for additional information.

Litigation and Other Considerations

There may be material pending or threatened legal proceedings against, or other past or present material criminal or material adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates. In addition, the Mortgaged Property may be subject to ongoing litigation or condemnation proceedings. For example:

With respect to the Highland Multifamily Portfolio Mortgage Loan (8.5%), the borrower sponsors are principals of ROCO Real Estate. One of the former principals of ROCO Real Estate, Tyler Ross, recently pled guilty to one count of conspiracy to commit an offense against the United States. Specifically, Mr. Ross made inappropriate accounting adjustments to lender submitted financial statements for quarterly reporting on four loans. In addition, the related borrower which owns the Farmbrooke Manor Mortgaged Property is subject to a pending personal injury lawsuit, which lawsuit is expected to be covered by insurance.

With respect to the Acquisition America Portfolio Mortgage Loan (6.8%), the related borrowers, the related guarantor and certain affiliates thereof (collectively, the “Defendants”) are defendants to an action filed by the City of New York (the “City”) alleging, among other things, that the Defendants failed to maintain certain multifamily properties, including each of the Mortgaged Properties and three non-collateral properties (the “Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations pertaining to such properties.  In December 2023 the parties entered into a stipulation of partial settlement (the “Stipulation”) with respect to the claims pending against the Mortgaged Properties (but not the Non-Collateral Properties), pursuant to which (i) the Defendants agreed to (x) pay (and have since paid) the City penalties and fines totaling approximately $1,245,923 and (y) cure any open violations pertaining to the Mortgaged Properties (the “Collateral Violations”) in accordance with a schedule of deadlines set forth in the related Stipulation (the “Cure Dates”),  generally ranging between April 30 and June 30, 2024, and (ii) the City agreed to discontinue the claims related to the Mortgaged Properties without prejudice.  According to the Stipulation, in the event the Defendants do not cure the Collateral Violations by the Cure Dates, the City may reinstate the related action with respect to the Mortgaged Properties.  The Mortgage Loan documents require the Defendants to cure the Collateral Violations by the Cure Dates and, at origination, the borrowers deposited with the lender into a violations reserve account $6,357,571.77, representing approximately 114.2% of the estimated cost to cure the Collateral Violations, including 115% of

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contracted elevator ($1,519,864) and facade ($3,737,677) repair costs and 100% of six additional non elevator/facade related ($311,400) repair costs.  In addition, the Mortgage Loan documents provide full recourse to the guarantor for the payment of (i) any fines, charges, settlement amounts, fees or other amounts required to be paid under the Stipulation and (ii) all costs, expenses, fees and other amounts necessary to cure and remove of record the Collateral Violations. The litigation related to the Non-Collateral Properties remains pending and the liability of the Defendants thereunder, including with respect to penalties and fines or the cost to cure any open violations with respect to the Non-Collateral Properties, remains undetermined.  We cannot assure you that the Defendants will cure the Collateral Violations as expected or at all, that the litigation related to either the Mortgaged Properties or the Non-Collateral Properties will not have a material adverse impact on the related borrowers, the related Mortgaged Properties or the related guarantor, or that the guarantor will have the resources to, or will, perform under its guaranty.

With respect to the 333 South Spruce Street Mortgage Loan (5.7%), after origination of the Mortgage Loan, the Concerned Citizens of Manteno, an Illinois non-profit corporation, and a separate individual plaintiff filed a lawsuit seeking declaratory and injunctive relief against, among others, the Village of Manteno (“Village”) and Gotion, Inc. (“Gotion”), which is the beneficial owner of both the related borrower and the affiliated sole tenant at the Mortgaged Property. The tenant plans to develop and operate the Mortgaged Property as a lithium battery plant. Prior to origination of the Mortgage Loan, in connection with an application submitted on behalf of Gotion to the Village’s planning commission, the planning commission unanimously recommended that the Mortgaged Property be rezoned from light industrial use to heavy industrial use, and the Village board approved the recommendation in a 5-1 vote, thereby rezoning the Mortgaged Property. Among other things, the lawsuit seeks to enjoin the rezoning of the Mortgaged Property and the operation of the plant as a lithium battery plant or any other industrial use that utilizes highly toxic materials or other nuisance-causing materials. In the event that the Mortgaged Property’s rezoning is rescinded to the previously-existing zoning classification permitting light manufacturing, the related borrower intends to instead use the Mortgaged Property for light assembly in compliance with such zoning classification and otherwise in compliance with laws. The lease between the related borrower and the affiliated tenant has an initial term of fifteen years, with no termination options, and is guaranteed by Gotion, which is also the non-recourse guarantor under the Mortgage Loan documents. There can be no assurance that the litigation will be resolved in favor of Gotion or that the rezoning will not be overturned.

With respect to the Millennia Michigan Multi Portfolio Mortgage Loan (3.4%), the Davis Creek Apartments Mortgaged Property is subject to a consent order which requires the applicable borrower to complete temporary and permanent repairs to the walkways and balconies. In addition, the borrower sponsor and non-recourse carveout guarantor, Frank T. Sinito, is the son of Thomas Sinito who pled guilty to charges of engaging in continuing a criminal enterprise in the early 1980s. There has also recently been negative local news press about the sponsor’s HUD portfolio regarding tenant disputes over lack of improvements in units, in addition to those issues relating to the Davis Creek Apartments Mortgaged Property.

With respect to the 575 Degraw Mortgage Loan (0.9%), the borrower sponsor and non-recourse carveout guarantor, Jack Elo, was recently subject to litigation regarding an amount of plumber’s wages and moneys owed in connection with work performed on a property owned by Mr. Elo. The parties entered into a settlement agreement which required Mr. Elo to pay $300,000 to the plaintiff.

With respect to the Palm Beach Commons Mortgage Loan (0.7%), the borrower is the defendant in a pending negligence lawsuit relating to an event in which the plaintiff was shot on the Mortgaged Property. In addition, the borrower was subject to a lawsuit alleging that the Mortgaged Property was not ADA compliant, which lawsuit was settled in November 2023. The settlement agreement included an obligation to bring the Mortgaged Property into ADA compliance, which obligation is a post-closing requirement under the Mortgage Loan documents.

With respect to the Cityline NE Connecticut Storage Portfolio Mortgage Loan (0.5%), the Cityline Livingston Storage Mortgage Loan (0.3%) and the Enon Storage Mortgage Loan (0.3%), two of the related borrower sponsors, George Thacker and Lawrence Charles Kaplan, and/or certain of their

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affiliates, are named defendants to (i) an action filed in 2018 by a former business partner (1) alleging (a) wrongful termination from the management of certain companies, (b) suspension of distributions of any income generated by such companies and (c) that the defendants paid themselves millions of dollars in unjustified and unearned compensation, used company assets for personal profit, diverted business opportunities and improperly diluted the plaintiff’s business interests and (2) seeking damages ranging between approximately $1.2 million and $68.0 million per claim, of which approximately $15.2 million in claims remains outstanding following the dismissal in October 2020 of any claims against Mr. Kaplan and Mr. Thacker in their individual capacities (however, the plaintiff has appealed such dismissal and as of January 2024, the litigation remains open and the parties have entered into mediation), (ii) an action filed against an entity, CSG BSH Partners III, LLC (“CSG”), in which Mr. Kaplan holds a controlling ownership interest, (1) alleging certain violations of the Securities and Exchange Act of 1934 in connection with an alleged failure to disclose an ownership or financial interest in certain companies related to an Internal Revenue Code rollover program that CSG was advising the plaintiffs on, including (a) fraudulent misrepresentation, (b) using manipulative or deceptive devices in connection with the purchase or sale of securities and (c) control person responsibility and (2) seeking damages of approximately $1.3 million, which action has been stayed pending its resolution pursuant to ongoing arbitration and (iii) an action (1) alleging (a) breach of contract, (b) unjust enrichment and (c) breach of the covenant of good faith and fair dealing in connection with Mr. Kaplan’s alleged concealment of revenue collected from a company in order to deprive the plaintiff of his share of such revenue pursuant to a revenue sharing arrangement based on the plaintiff’s efforts to generate business for such company and (2) seeking (a) damages of at least $1.0 million for each claim and (b) a declaration that the plaintiff is entitled to receive 50% of the gross revenue generated by any transactions the plaintiff originated.

See “Risk Factors—Risks Relating to the Mortgage Loans—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions”.

Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings

Loan Purpose

Twenty-four (24) of the Mortgage Loans (73.6%) were, in whole or in part, originated in connection with the borrower’s refinancing of a previous mortgage loan or credit facility secured by the related Mortgaged Property.

Ten (10) of the Mortgage Loans (20.6%) were, in whole or in part, originated in connection with the borrower’s acquisition of the related Mortgaged Property.

Two (2) of the Mortgage Loans (5.8%) were, in whole or in part, originated in connection with the borrower’s recapitalization of the related Mortgaged Property.

Default History, Bankruptcy Issues and Other Proceedings

With respect to certain of the Mortgage Loans, (a) related borrowers, borrower sponsors and/or key principals (or affiliates thereof) have previously sponsored, been a key principal with respect to, or been a payment or non-recourse carveout guarantor on mortgage loans secured by, real estate projects (including in some such cases, the particular Mortgaged Property or Properties securing its related Mortgage Loan) that became the subject of foreclosure proceedings or a deed-in-lieu of foreclosure, short sale, loan restructuring, forbearance agreement, or bankruptcy proceedings or directly or indirectly secured a real estate loan or a real estate related mezzanine loan that was the subject of a discounted payoff or (b) a Mortgaged Property was acquired by the related borrower or an affiliate thereof through foreclosure or a deed-in-lieu of foreclosure, as part of an REO transaction, at a foreclosure sale or out of receivership or the related Mortgage Loan refinanced a prior loan secured by, or a mezzanine loan secured by interests in the owner of, the Mortgaged Property which prior loan was the subject of a maturity default, a maturity extension or a discounted payoff, short sale or other restructuring.

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For example, within approximately the last 10 years, with respect to the 20 largest Mortgage Loans:

●	With respect to the Garden State Plaza Mortgage Loan (5.1%), URW WEA LLC, one of the guarantors under the related reserve guaranty, is subject to foreclosure proceedings as a reserve guarantor with respect to mortgage loans secured by two other retail properties within the borrower sponsor’s portfolio.
●	With respect to the Beach Place Mortgage Loan (4.1%), the borrower sponsor and non-recourse carveout guarantor, Joseph J. Sitt, has been the owner or sponsor of multiple commercial properties securing approximately 30 commercial mortgage loans (many of which have been securitized) which have been, and/or are currently, subject to defaults, litigation, workouts, foreclosures, and deeds in lieu of foreclosure within the last ten years.
●	With respect to the Galleria at Tyler Mortgage Loan (4.0%), as to which the related borrower is an affiliate of Brookfield Corporation, affiliates of the related borrower sponsor have experienced prior defaults, including a default in February 2023 on commercial mortgage loans secured by two office properties in downtown Los Angeles having existing debt of approximately $784 million. In addition, in or around April 2023 an affiliate of the borrower sponsor defaulted on a securitized commercial mortgage loan in the amount of approximately $161 million secured by multiple office buildings located mostly in the Washington, D.C. area.
●	With respect to the Millennia Michigan Multi Portfolio Mortgage Loan (3.4%), the borrower sponsor and non-recourse carveout guarantor, Frank T. Sinito, has recently had multiple mortgage loans transferred to special servicing.
●	With respect to the University Commons Mortgage Loan (2.5%), two individuals with over 10% interests in the related borrower had indirect ownership interests in borrower entities that defaulted on loans secured by two commercial properties that lost key tenants following closure of a shadow anchor and agreed to uncontested foreclosure sales in 2015. In addition, individual members of the related borrower sponsor’s management committee had indirect ownership interests in borrowers of (i) a securitized loan secured by a multifamily property that was placed in receivership for non-payment in 2015, and following reinstatement by the lender, was eventually refinanced, (ii) a securitized loan secured by a wholesale club property that was placed in receivership in 2009, and sold shortly thereafter by the borrower to a buyer for the outstanding loan balance and (iii) a HUD-insured construction loan secured by a multifamily property which ran into cash flow issues related to a market downtown in 2005, and after an equity infusion by the borrower to catch up on approximately five months of debt service payments, was subsequently refinanced through HUD and sold in 2022.
●	With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), in 2015 the non-recourse carveout guarantors purchased a manufactured home community (Friendly Village), which property was built on a landfill. Civil lawsuits against the property owner granted residents a $59 million judgment, which was finalized at $42 million. The guarantors paid the related lender, Wells Fargo, in full with personal funds and thereafter the guarantors placed the Friendly Village borrowing entity into bankruptcy. The bankruptcy estate was closed in mid-2022 after the sale of the Friendly Village property.
●	With respect to the Embassy Suites Schaumburg Mortgage Loan (1.7%), the related borrower sponsor is the sponsor of another hotel property securing a securitized loan that went into monetary default in 2020, was transferred to special servicing and was the subject of a settlement agreement in 2023, pursuant to which (i) the borrower sponsor invested $2.5 million of equity to bring the loan current and (ii) the loan was transferred back to the master servicer.

With respect to certain of the Mortgage Loans, related borrowers, borrower sponsors and/or key principals (or affiliates thereof) may previously have been the subject of personal bankruptcy

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proceedings, or a related Mortgaged Property has previously been involved in a borrower, principal or tenant bankruptcy.

We cannot assure you that there are no other bankruptcy proceedings, foreclosure proceedings, deed-in-lieu of foreclosure transactions and/or mortgage loan workout matters that involved one or more Mortgage Loans or Mortgaged Properties, and/or a tenant, guarantor, borrower, borrower sponsor or other party to a Mortgage Loan.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Risks Relating to the Mortgage Loans—A Bankruptcy Proceeding May Result in Losses and Delays in Realizing on the Mortgage Loans”, “—Litigation Regarding the Mortgaged Properties or Borrowers May Impair Your Distributions” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Tenant Issues

Tenant Concentrations

The Mortgaged Properties have tenant concentrations as set forth below:

●	Fourteen of the Mortgaged Properties (15.8%) are leased to a single tenant.
●	One of the Mortgaged Properties (0.9%) is leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “—Lease Expirations and Terminations” below, “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Commercial and Multifamily Lending Generally”, “—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—A Tenant Concentration May Result in Increased Losses” and “—Concentrations Based on Property Type, Geography, Related Borrowers and Other Factors May Disproportionately Increase Losses”.

Lease Expirations and Terminations

Expirations. Certain of the Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related Mortgage Loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top 15 Mortgage Loans, see the related summaries attached as Annex A-3. In addition, see Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property. Even if none of the top five tenants at a particular Mortgaged Property as identified on Annex A-1 have leases that expire before, or shortly after, the maturity of the related Mortgage Loan, there may still be a significant percentage of leases at a particular Mortgaged Property that expire in a single calendar year, a rolling 12-month period or prior to, or shortly after, the maturity of a Mortgage Loan. Furthermore, some of the Mortgaged Properties have significant leases or a significant concentration of leases that expire before, or shortly after, the maturity of the related Mortgage Loan. Identified below are certain material lease expirations or concentrations of lease expirations with respect to the Mortgaged Properties:

●	In certain cases, the lease of a single tenant, major tenant or anchor tenant at a multi-tenanted Mortgaged Property expires prior to the maturity date of the related Mortgage Loan.
●	With respect to the Mortgaged Properties shown in the following table, one or more leases representing 50% or greater of the net rentable square footage of the related Mortgaged Property (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above) expire in a single calendar year prior to, or within twelve months after, the maturity of the related Mortgage Loan. There may be other Mortgaged Properties as to which leases representing at least 50% or greater of the net rentable square footage of the related Mortgaged Property expire over several calendar years prior to maturity of the related Mortgage Loan.
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Mortgaged Property Name	% of the Initial Pool Balance by Allocated Loan Amount	% of NRSF Expiring	Lease Expiration Year	Maturity Date/ARD
575 Degraw	0.9%	55.0%	2026	2028
●	In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity date of the related Mortgage Loan.

See Annex A-1 for tenant lease expiration dates for the five largest tenants (based on net rentable area leased) at each retail, office, mixed use and industrial Mortgaged Property.

Furthermore, tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten Net Operating Income and/or Occupancy may be in financial distress, may have filed for bankruptcy or may be part of a chain that is in financial distress as a whole, or the tenant’s parent company may have implemented or expressed an intent to implement a plan to consolidate or reorganize its operations, close a number of stores in the chain, reduce exposure, relocate stores or otherwise reorganize its business to cut costs. In addition, certain shadow anchor tenants may be in financial distress or may be experiencing adverse business conditions, which could have a negative effect on the operations of certain tenants at the Mortgaged Properties. Furthermore, commercial tenants having multiple leases may experience adverse business conditions that result in their deciding to close under-performing stores.

We cannot assure you that any other tenant or anchor tenant at a Mortgaged Property will not close stores, including stores at or near the Mortgaged Property.

Terminations. In addition to termination options tied to certain triggers as described in “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Early Lease Termination Options May Reduce Cash Flow” that are common with respect to retail properties, certain tenant leases permit the related tenant to unilaterally terminate its lease (with respect to all or a portion of its leased property). For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15 Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants):

With respect to the Tysons Corner Center Mortgage Loan (8.4%), Primark, the fifth largest tenant, has not yet opened for business. The related lease provides that if the tenant fails to open for business by an opening date calculated in accordance with the lease, and such failure continues for 365 days (subject to delays caused by force majeure for not more than 60 days) then either the tenant or the landlord may terminate the lease upon notice given within 30 days of such 365 day period and prior to the date the tenant has opened for business, in which event the tenant is required to pay, in addition to all rent due through the date of termination, liquidated damages equal to two years’ fixed rent and the portion of its construction allowance paid to the tenant prior to termination. In addition, the tenant has the right to terminate the lease if the delivery date for the leased premises has not occurred by the date that is 180 days following a revised delivery date calculated as set forth in the lease, in which event the landlord will be required to pay specified liquidated damages and other amounts to the tenant. In addition, the tenant may terminate its lease if the floor area of the leased premises is more than 3% less than set forth in the lease, unless the landlord enlarges the premises to reduce the deviation to less than 3% within three months after such measurement.

Certain of the tenant leases for the Mortgaged Properties may permit affected tenants to terminate their leases and/or abate or reduce rent if such tenant fails to meet certain sales targets, or if another tenant at the Mortgaged Property or a tenant at an adjacent or nearby property terminates its lease or goes dark, or if a specified percentage of the Mortgaged Property is unoccupied. For example, among the 5 largest tenants by net rentable square footage at the Mortgaged Properties securing the largest 15

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Mortgage Loans by aggregate Cut-off Date Balance, or those Mortgaged Properties with a tenant that leases at least 20% of the net rentable square footage at the related Mortgaged Property (in each case excluding government tenants, which are described further below):

With respect to the Tysons Corner Center Mortgage Loan (8.4%), Primark, the fifth largest tenant, which has not yet opened for business, has the right to terminate its lease effective as of the end of the fifth lease year if the tenant’s gross sales during its fourth lease year do not equal or exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90 day period following the end of the fifth lease year.

In addition, certain of the tenant leases may permit a tenant to go dark at any time or, may otherwise not require certain of the tenants to continuously operate its space during the term of its lease.

See Annex A-1 and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties. See Annex A-3 for more information on material termination options relating to the largest 15 Mortgage Loans.

Other. Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation or may be underwritten based on straight-line rents. For example, with respect to (i) tenants that are one of the 5 largest tenants by net rentable area at a Mortgaged Property securing one of the largest 15 Mortgage Loans by aggregate Cut-off Date Balance or (ii) tenants individually or in the aggregate representing more than 25% of the net rentable area at any Mortgaged Property:

●	With respect to the Tysons Corner Center Mortgage Loan (8.4%), the fifth largest tenant, Primark (2.8% of net rentable area), is not yet in occupancy or paying rent. The tenant is expected to open and begin paying rent in the spring of 2024. At origination $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark. We cannot assure you that Primark will take occupancy or commence paying rent as expected, or at all.
●	With respect to the Beach Place Mortgage Loan (4.1%), the fourth largest tenant, Dick’s Last Resort (7.9% of net rentable area), is not yet in occupancy or paying rent. Dick’s Last Resort is expected to open in February 2024, and has a required opening and rent commencement date of not later than March 23, 2024. We cannot assure you that Dick’s Last Resort will take occupancy or commence paying rent as expected, or at all.
●	With respect to the University Commons Mortgage Loan (2.5%), the fifth largest tenant, HomeGoods, has 22,684 square feet expiring on May 31, 2034. The lease was executed on December 11, 2023 and the tenant is anticipated to open for business in the summer of 2024. Provided the tenant has applied for permits on or before March 15, 2024, if by May 15, 2024, the tenant has not obtained such permits to build the HomeGoods store building in accordance with its plans and specifications, despite its diligent efforts, the tenant may, prior to receipt of such permits, terminate its lease by giving the landlord notice on or before June 15, 2024. We cannot assure you that HomeGoods will take occupancy or commence paying rent as expected, or at all.

See “Risk Factors—Risks Relating to the Mortgage Loans—Underwritten Net Cash Flow Could Be Based On Incorrect or Failed Assumptions”.

Other tenants at the Mortgaged Properties may sublet a portion of their space or have provided notice of their intent to sublet out a portion of their space in the future.

See Annex A-3 for more information on other tenant matters relating to the largest 15 Mortgage Loans.

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Purchase Options and Rights of First Refusal

Certain of the Mortgaged Properties are subject to purchase options and rights of first refusal to purchase all or a portion of the Mortgaged Property. With respect to each of the Tysons Corner Center (8.4%), the University Commons (2.5%), the Four Points Greensboro (1.0%) and the Philadelphia Marriott Downtown (0.8%) Mortgage Loans, certain tenants, franchisors, property managers, ground lessors, developers or owners’ associations at one or more of the related Mortgaged Properties or other parties have a purchase option or a right of first refusal or right of first offer or similar right, upon satisfaction of certain conditions, to purchase all or a portion of one or more of the related Mortgaged Properties.

In particular, with respect to each such Mortgaged Property that secures one of the top 15 Mortgage Loans:

●	With respect to the Tysons Corner Center Mortgage Loan (8.4%), the lease for the tenant American Multi-Cinema Inc. (“AMC”) provides that if the tenant’s lease is terminated following a casualty due to the landlord’s notifying AMC that it is not obligated to, and will not, repair and rebuild, the landlord may not for five years after the termination date, lease or sell or otherwise permit any portion of the entire premises for use as a movie theater without giving AMC a right of first refusal with respect to such movie theater.
●	With respect to the University Commons Mortgage Loan (2.5%), Chili’s, a tenant at the Mortgaged Property, has a right of first refusal to acquire its leased premises in the event the landlord (a) receives an acceptable bona fide offer from an unaffiliated third party to purchase such premises separate from the rest of the shopping center or (b) makes an offer to sell or lease such premises separate from the rest of the shopping center. Pursuant to the terms of a subordination, nondisturbance and agreement obtained for the benefit of the Mortgagee at origination, the right of first refusal does not apply to an acquisition through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage Loan documents, but will apply to any subsequent transfers of the Mortgaged Property.

See “Risk Factors—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Leases That Are Not Subordinated to the Lien of the Mortgage or Do Not Contain Attornment Provisions May Have an Adverse Impact at Foreclosure”. In addition, please see representation and warranty number 6 in Annex D-1, representation and warranty number 6 in Annex E-1, and the identified exceptions to those representations and warranties in Annex D-2, Annex D-3, Annex D-4, Annex D-5 or Annex E-2, as applicable.

Affiliated Leases

Certain of the Mortgaged Properties are leased in whole or in part by borrowers or borrower affiliates including, in certain circumstances, under an operating lease between a borrower and an affiliate of the related borrower. Set forth below are examples of Mortgaged Properties or portfolios of Mortgaged Properties at which at least 5.0% of (i) the gross income at the Mortgaged Property or portfolio of Mortgaged Properties relates to leases between the borrower and an affiliate of the borrower or (ii) the net rentable area at the Mortgaged Property or portfolio of Mortgaged Properties is leased to an affiliate of the borrower, excluding Mortgaged Properties that are leased to an affiliate of the borrower that functions as an operating lease:

●	With respect to the 333 South Spruce Street Mortgage Loan (5.7%), the sole tenant at the Mortgaged Property, Gotion Illinois New Energy Inc., is an affiliate of the related borrower and non-recourse carveout guarantor. Gotion Illinois New Energy Inc. leases the Mortgaged Property pursuant to a master lease that is a triple net lease with a commencement date of December 1, 2023, and a scheduled expiration date of November 30, 2038. The master lease has a 15 year term with one, five-year renewal option. The tenant has no contraction or early termination options under the master lease.
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●	With respect to the 311 Pine Street Mortgage Loan (2.8%), the Mortgaged Property is subject to a ground lease, dated May 25, 2020 among 408 Whiton Plaza LLC and 309 Pine Plaza LLC each a landlord, and Pine Whiton Holdings LLC, the tenant. Each of the landlords and tenant are the borrowers under the 311 Pine Street Mortgage Loan agreement. See “—Fee & Leasehold Estates; Ground Leases” above for more information.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), each of the two related borrowers has entered into an operating lease (each, an “Operating Lease”) with CCMH Philadelphia Mkt. LLC (the “Operating Lessee”), an affiliate of the borrowers. The Operating Lessee (i) is a party to the related mortgage and grants the lender a first priority security interest in the leasehold interest created by each Operating Lease, and (ii) has caused both of its members to pledge their respective membership interests in the Operating Lessee in favor of the lender. All cash generated at the Mortgaged Property will flow from the manager (the “Manager”) under the related management agreement between the Manager and the borrowers, to the Operating Lessee, who will deposit all revenue into a restricted account pledged to the lender. Each Operating Lease expires in December 2034 if all renewal periods are exercised.

Other Mortgaged Properties may have tenants that are affiliated with the related borrower but those tenants do not represent more than 5.0% of the gross income or net rentable area of the related Mortgaged Property.

We cannot assure you that any borrower affiliated tenants did not receive more favorable leasing terms than a tenant who is not a borrower affiliate.

Certain of the Mortgaged Properties may be leased in whole or in part by relevant transaction parties or their affiliates.

Insurance Considerations

The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related Mortgage Loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the Mortgage Loans, the hazard insurance may be in such other amounts as was required by the related originators.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each Mortgage Loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each Mortgage Loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. Five of the Mortgaged Properties (9.5%) are located in areas that are considered a high earthquake risk. These areas include all or parts of the states of Arkansas, California and Tennessee.

With respect to 87 of the Mortgaged Properties, which secure in whole or in part 27 Mortgage Loans (81.2%), the related borrowers maintain insurance under blanket policies.

With respect to certain of the Mortgaged Properties, certain insurance requirements of the related Mortgage Loan documents may be satisfied by insurance, including self-insurance, provided by a sole or significant tenant or the property manager, as described below:

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●	With respect to the MW Industries Portfolio Mortgage Loan (3.3%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the sole tenant at the Mortgaged Property, Matthew Warren, Inc. (or one or more acceptable replacement tenants), provided that certain conditions set forth in the Mortgage Loan documents are satisfied.
●	With respect to the Hilton Appleton Paper Valley Mortgage Loan (2.1%), the Mortgage Loan documents permit the borrower to rely on the insurance provided by the ground lessee provided that the conditions set forth in the Mortgage Loan documents are satisfied.

Further, with respect to Mortgaged Properties that are part of condominium regimes, the insurance may be maintained by the condominium association rather than the related borrower. Many Mortgage Loans contain limitations on the obligation to obtain terrorism insurance. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties”.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” and see representation and warranty number 16 on Annex D-1 and representation and warranty number 16 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5 and Annex E-2, respectively, for additional information.

Use Restrictions

Certain of the Mortgaged Properties are subject to restrictions that restrict the use of such Mortgaged Properties to its current use, place other use restrictions on such Mortgaged Property or limit the related borrower’s ability to make changes to such Mortgaged Property. For example:

●	With respect to the Garden State Plaza Mortgage Loan (5.1%), Unit 2 (one of the two condominium units comprising the Mortgaged Property) may only to be developed to include (i) a privately owned open space that is accessible to the public which will be used for both public and private outdoor events, activities and programs, as determined in the sole discretion of the owner of Unit 2, including, but not limited to, lawn activities, community activities, festivals, seasonal events and celebrations, concerts, farmer's markets, art and craft fairs, seasonal outdoor food markets, holiday markets and any other events, activities and programs, provided that, when not in use in accordance with the foregoing, and subject to rules and regulations established by the owner of Unit 2, Unit 2 will be accessible to the general public including occupants of the Mortgaged Property as passive outdoor recreation space, and (ii) retail uses and in conjunction therewith, provided that structures and facilities designated for retail uses within Unit 2 may not exceed 9,000 square feet of leasable floor area.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), one of the two buildings comprising the related Mortgaged Property (representing approximately 210 out of 1408 rooms) has been designated a historic building by the Philadelphia Historical Commission. Any alterations to such structure may require the approval of the Philadelphia Historical Commission.
●	With respect to the 18-67 Cornelia Street Mortgage Loan (0.3%), the Mortgaged Property was designated a landmark by the New York City Landmarks Preservation Committee (“NYCLPC”). The landmark designation requires that NYCLPC approval be obtained in advance for any alteration, reconstruction, demolition or new construction affecting the designated building.

In addition, certain Mortgaged Properties are subject to use restrictions relating to environmental considerations. See “—Environmental Considerations”.

Further, the Mortgaged Properties securing the Mortgage Loans may have zoning, building code, or other local law issues in addition to the issues described above. In addition, certain of the Mortgaged Properties are subject to a temporary certificate of occupancy (the “TCO”). In such cases, the related Mortgage Loan documents require the related borrower to use commercially reasonable efforts to

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maintain the TCO, or cause the sponsor of the property to maintain the TCO, and to cause the TCO to be continuously renewed at all times until a permanent certificate of occupancy (“PCO”) is obtained for the related Mortgaged Property or contain covenants to similar effect.

In addition, (i) certain of the Mortgaged Properties may be subject to zoning violations relating to maintenance and inspection requirements with respect to the Mortgaged Properties, for which the related Mortgage Loan documents generally require the related borrowers to reserve funds to remedy the violations, and (ii) certain of the Mortgaged Properties are legal non-conforming uses that may be restricted after certain events, such as casualties, or may restrict renovations at the Mortgaged Properties.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Related to Zoning Non-Compliance and Use Restrictions” and see representation and warranty numbers 24 and 25 on Annex D-1 and representation and warranty numbers 24 and 25 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5 and Annex E-2, respectively, for additional information.

Appraised Value

The appraised values presented in this prospectus and used in the calculation of financial metrics presented in this prospectus are based on appraisals obtained on the dates specified on Annex A-1, and do not reflect any changes in economic circumstances after the respective dates of the appraisals. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans”.

In certain cases, in addition to an “as-is” value, the appraisal states a value other than the “as-is” value for a Mortgaged Property that assumes that certain events will occur with respect to re-tenanting, construction, renovation or repairs at such Mortgaged Property or states an “as portfolio” value that assigns a premium to the value of the Mortgaged Properties as a whole, which value exceeds the sum of their individual appraised values. However, other than as set forth below, the Appraised Value reflected in this prospectus with respect to each Mortgaged Property reflects the “as-is” value.

●	With respect to the Garden State Plaza Mortgage Loan (5.1%), the related borrower sponsors are in final planning stages for subdividing and entering into condominium ownership rights for a multifamily development on an adjacent, non-collateral parcel. The first phase is expected to include 550 units and is anticipated to open to residents in 2026. As of October 23, 2023 (the date of the related appraisal), no plans have been approved for such development. The $1,814,000 as-is appraised value of the Mortgaged Property is subject to the extraordinary assumption that if a portion of the site were to be subdivided that all zoning requirements, including required parking, will continue to be met moving forward.
●	With respect to The Fountains at La Verne MHC Mortgage Loan (2.0%), a 2.25 acre portion of the Mortgaged Property is subject to a pipeline easement (the “Easement Parcel”) with the Metropolitan Water District (the “MWD”) that was recorded in 1968. In January 2020, the borrower and the MWD entered into a license agreement with respect to the borrower’s use of the Easement Parcel. The license agreement expires on December 31, 2029, with a one-time option to extend for five years. The license agreement is not assignable without the prior written consent of the MWD and is terminable upon 365 days’ written notice by either the borrower or the MWD. The license agreement grants to the borrower the right to use the Easement Parcel for, among other things, 18 parking spaces, seven mobile home pads and recreational vehicle parking. Pursuant to the appraisal prepared in connection with the origination of the Mortgage Loan, the “as-is” appraised value assumes that the extension option in the license agreement will be exercised, and that the license agreement will be renewed/further extended to be co-terminous with the ground leases in 2049. There can be no assurance the license agreement will be extended through 2049. The lender underwrote income from the related parcels, which income was less than 5% of the Mortgaged Property net operating income.
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With respect to the Mortgaged Properties that secure the Mortgage Loan listed in the following table, the related Cut-off Date LTV Ratio and the related Maturity Date LTV Ratio was calculated using an Appraised Value other than the “as-is” Appraised Value:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan Maturity Date LTV Ratio (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan Maturity Date LTV Ratio (“As-Is”)	Appraised Value (“As-Is”)
Avenue Living Mini Mall Storage Portfolio(1)	6.3%	58.7%	58.7%	$94,600,000	61.5%	61.5%	$90,290,000
Millennia Michigan Multi Portfolio(2)	3.4%	68.0%	68.0%	$44,150,000	69.3%	69.3%	$43,300,000
Staybridge Suites Toledo(3)	1.0%	57.0%	54.4%	$14,900,000	75.9%	72.4%	$11,200,000
Four Points Greensboro(4)	1.0%	66.4%	66.4%	$12,800,000	69.1%	69.1%	$12,300,000

(1)	The Appraised Value (Other Than “As-Is”) represents the “As-Is Portfolio” appraised value as of June 22, 2023, which is inclusive of an approximately 4.8% portfolio premium and reflects the as is value if the entire Avenue Living Mini Mall Storage Portfolio was sold to a single buyer. The Appraised Value (“As-Is”) represent the aggregate as is values of the individual Avenue Living Mini Mall Storage Portfolio Mortgaged Properties.
(2)	The Appraised Value (Other Than “As-Is”) represents the aggregate of the “Hypothetical As Complete" appraised value as of October 26, 2023 for the Davis Creek Apartments Mortgaged Property, which assumes the completion of improvements at the mortgaged property and the “As-Is” appraised value for the Canterbury East Apartments Mortgaged Property. In connection with such improvements, the borrowers deposited $1,900,000 into an upfront reserve.
(3)	The Appraised Value (Other Than “As-Is”) is the “Prospective Market Value Upon Completion” as of December 12, 2024, which is based on the extraordinary assumption that the mortgaged property would complete a renovation at a total budgeted cost of $3,000,000 during the first year of the projection period (2024). At origination, the borrower deposited $3,000,000 into a reserve for such PIP.
(4)	The Appraised Value (Other Than “As-Is”) is based on the extraordinary assumption that $560,000 for year one property improvement plan renovations was reserved at origination. At origination, $900,000 was escrowed into a Soft Goods PIP Reserve and $404,000 was escrowed into a PIP reserve for the Four Points Greensboro Mortgaged Property.

In addition, the “as-is” Appraised Value may be based on certain assumptions or “extraordinary assumptions”, including that certain tenants are in-place and paying rent when such tenants have not yet taken occupancy, the payment of tenant improvement or leasing commissions allowances, free or abated rent periods, increased tenant occupancies, or that certain renovations or property improvement plans have been completed.

For additional information regarding the appraisals obtained by the sponsors or, in the case of any mortgage loan acquired and re-underwritten by the related sponsor, appraisal(s) obtained by the related originator and relied upon by such sponsor, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation”, “—Citi Real Estate Funding Inc.”, “—Barclays Capital Real Estate Inc.”, “—Goldman Sachs Mortgage Company” and “—Bank of Montreal”. See also “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Non-Recourse Carveout Limitations

While the Mortgage Loans are generally non-recourse, the Mortgage Loans generally provide for recourse to the borrower and the related guarantor for liabilities that result from, for example fraud by the borrower, certain voluntary insolvency proceedings or other matters. However, certain of the Mortgage Loans may not contain such non-recourse carveouts or contain limitations to such carveouts. In general, the liquidity and net worth of a non-recourse guarantor under a Mortgage Loan will be less, and may be materially less, than the outstanding principal amount of that Mortgage Loan. As such, we cannot assure you that the related guarantor will be willing or able to satisfy its obligations under the Mortgage Loan documents. In addition, certain Mortgage Loans have additional limitations to the non-recourse carveouts. See Annex D-2, Annex D-3, Annex D-4, Annex D-5 and Annex E-2 for additional information.

●	With respect to the Garden State Plaza Mortgage Loan (5.1%), there is no non-recourse carveout guarantor separate from the borrower for the borrower’s recourse obligations.
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●	The non-recourse carveout provisions contained in certain of the Mortgage Loan documents may limit the liability of the non-recourse carveout guarantor for certain monetary obligations or covenants related to the use and operation of the Mortgaged Property to the extent that there is sufficient cash flow generated by the Mortgaged Property and made available to the related borrower and/or non-recourse carveout guarantor to take or prevent such required action.
●	Certain of the Mortgage Loans provide, with respect to liability for breaches of the environmental covenants in the Mortgage Loan documents, that the recourse obligations for environmental indemnification may terminate immediately (or in some cases, following a specified period, such as two years) after payment or defeasance in full of such Mortgage Loans (or in some cases, after a permitted transfer of the Mortgaged Property).
●	With respect to certain of the Mortgage Loans, the related environmental indemnity may require the making of a claim against an applicable environmental insurance policy prior to any claim being made under such environmental indemnity.

In addition, there may be impediments and/or difficulties in enforcing some or all of the non-recourse carveout liability obligations of individual guarantors depending on the domicile or citizenship of the guarantors.

See “Risk Factors—Risks Relating to the Mortgage Loans—Mortgage Loans Are Non-Recourse and Are Not Insured or Guaranteed”.

Real Estate and Other Tax Considerations

Below are descriptions of real estate tax matters relating to certain Mortgaged Properties.

●	With respect to the 333 South Spruce Street Mortgage Loan (5.7%), the Mortgaged Property is subject to an Intergovernmental Agreement, dated August 31, 2023 and effective on or about the date of origination of the Mortgage Loan pursuant to which real estate taxes in excess of $2,000,000 in each tax year commencing with the 2024 tax year and ending with the 2053 tax year are abated.
●	With respect to the Galleria at Tyler Mortgage Loan (4.0%), the borrower owns the fee interest in a portion of the Mortgaged Property known as Nordstrom Garage (the “Garage”), but leased the Garage pursuant to a land lease and certain bond documents to the city of Riverside, California (the “City”), for rent of $1.00, the City in turn leased the Garage to the Riverside Public Financing Authority (the “Authority”) for rent of $1.00, and the Authority leased the Garage back to the City for rent equal to the payments on $15,980,000 of revenue bonds issued by the Authority in 2019. Such bonds were used to refinance an earlier issuance of bonds that was used to construct the Garage and nearby surface parking at the Mortgaged Property. The bonds mature on November 1, 2036, bear interest at rates ranging from 2.757% to 4.00% and are paid interest semi-annually on November 1 and May 1 and principal amortization payments annually on November 1. The amounts of the bond payments constitute special assessments on the borrower’s tax bill; the borrower is required to pay those amounts to the City, which in turn is required to pay such amounts to the Authority, which in turn is the obligor under the bonds. The borrower operates the Garage pursuant to an operating agreement with the City. If the borrower failed to pay the taxes used to make the bond payments, the Authority and the City would have the right to foreclose on the fee interest in the Mortgaged Property, terminate the land leases and operating agreement and operate the Garage without the borrower. No fees are charged to park in the Garage; however, such parking spaces are needed for zoning compliance at the Mortgaged Property.
●	With respect to the Meadowbrook Apartments Mortgage Loan (1.1%), the Mortgaged Property is subject to a Tax Credit Regulatory Agreement of the Louisiana Housing Finance Agency (“LHFA”) whereby LHFA allocated certain housing tax credits in exchange for the borrower renting at least (i) 20% of the units of the Mortgaged Property to families or individuals of low or moderate income whose income is 50% or less of the area median gross income or (ii) 40% of the units of the
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Mortgaged Property to families or individuals of low or moderate income whose income is 60% or less of the area median gross income. The Mortgaged Property will remain subject to the agreement until December 31, 2036. The housing income tax credits do not affect real estate taxes levied on the Mortgaged Property and as such underwritten real estate taxes were underwritten to the actual real estate taxes.

Certain risks relating to real estate taxes regarding the Mortgaged Properties or the borrowers are described in “Risk Factors—Risks Relating to the Mortgage Loans—Increases in Real Estate Taxes May Reduce Available Funds” and see representation and warranty number 17 on Annex D-1 and representation and warranty number 17 on Annex E-1 and the identified exceptions to those representations and warranties, if any, on Annex D-2, Annex D-3, Annex D-4, Annex D-5 and Annex E-2, respectively, for additional information.

Delinquency Information

As of the Cut-off Date, none of the Mortgage Loans will be 30 days or more delinquent and none of the Mortgage Loans have been 30 days or more delinquent since origination. A Mortgage Loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

Certain Terms of the Mortgage Loans

Amortization of Principal

The Mortgage Loans provide for one or more of the following:

Thirty-five (35) Mortgage Loans (99.0%) are interest-only until the related maturity date.

One Mortgage Loan (1.0%) (excluding interest-only and partial interest-only Mortgage Loans) provide for payments of interest and principal until the related maturity date and then have an expected Balloon Balance at the related maturity date.

Due Dates; Mortgage Rates; Calculations of Interest

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which scheduled payments of principal, interest or both are required to be made by the related borrower under the related Mortgage Note (each such date, a “Due Date”) and grace periods that occur as described in the following table:

Overview of Due Dates

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance of Mortgage Loans	Approx. % of Initial Pool Balance
6	0	35	$849,808,617	96.0%
1	0	1	35,000,000	4.0
Total		36	$884,808,617	100.0%

As used in this prospectus, “grace period” is the number of days before a payment default is an event of default under the terms of each Mortgage Loan. A grace period does not apply to a maturity date. See Annex A-1 for information on the number of days before late payment charges are due under the Mortgage Loans. The information on Annex A-1 regarding the number of days before a late payment charge is due is based on the express terms of the Mortgage Loans. Some jurisdictions may impose a statutorily longer period.

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All of the Mortgage Loans are secured by first liens on fee simple and/or leasehold interests in the related Mortgaged Properties, subject to the permitted exceptions reflected in the related title insurance policy. All of the Mortgage Loans bear fixed interest rates.

All of the Mortgage Loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

With respect to the Garden State Plaza Mortgage Loan (5.1%), for purposes of calculating interest and other amounts payable on the Garden State Plaza Whole Loan, each note was divided into multiple components with varying component interest rates. The interest rate of each note (including the Garden State Plaza Mortgage Loan) represents the weighted average interest rate of the related components. Prepayments of each note will be applied to the related components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Garden State Plaza Mortgage Loan) may increase over time, which would increase the debt service and may have an adverse effect on the borrower’s ability to make payments under the Garden State Plaza Whole Loan. In addition, if any such increase in interest rate occurs after any Withheld Amount is withheld, but prior to the Withheld Amount’s inclusion in the Net Mortgage Rate as described under “Description of the Certificates—Distributions—Pass-Through Rates”, then the Withheld Amount may not reflect the increased interest rate when the Withheld Amount is included in the calculation of the Net Mortgage Rate.

ARD Loans

An “ARD Loan” provides that, after a certain date (the “Anticipated Repayment Date”), if the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”).

In addition, an ARD Loan is interest-only until its respective Anticipated Repayment Date. “Excess Interest” with respect to an ARD Loan is the interest collected from the related borrower at the Revised Rate in respect of such ARD Loan in excess of the interest accrued at the Initial Rate, plus any related interest accrued on such amounts, to the extent permitted by applicable law and the related Mortgage Loan documents.

After its Anticipated Repayment Date, an ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the monthly debt service payments required under the terms of the related Mortgage Loan documents, all escrows and property expenses required under the related Mortgage Loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on such ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on an ARD Loan after its related Anticipated Repayment Date, the payment of Excess Interest will be deferred and will be required to be paid only after the outstanding principal balance of such ARD Loan has been paid in full, at which time the Excess Interest, to the extent actually collected, will be paid to the holders of the Class S certificates and the VRR Interest. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks of Anticipated Repayment Date Loans”.

As of the Closing Date, there are no ARD Loans included in the Trust.

Single Purpose Entity Covenants

With respect to the Tysons Corner Center Mortgage Loan (8.4%), certain indirect beneficial interest holders in the related borrowers (each a “VSG Guarantor”) may desire, for tax reasons, to guarantee the repayment of a portion of the related Whole Loan pursuant to a so-called “vertical slice guaranty” (the form of which is attached to the loan agreement) (a “VSG”). The lender has agreed that it will not object to the same, provided that either (a) the maximum guaranteed amount under any individual VSG does not exceed 15% of the original Whole Loan amount and the aggregate of all VSGs does not exceed 20% of

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the original Whole Loan amount, or (b) if such thresholds are exceeded, the borrowers deliver to the lender legal opinions relating to REMIC and to non-consolidation of each borrower with its owners reasonably acceptable to the lender and the rating agencies. At origination, VSGs totaled approximately $99 million from non-controlling equity owners owning less than 0.5% of the borrower.

With respect to the Garden State Plaza Mortgage Loan (5.1%), from time to time, including at origination, one or more direct or indirect equityholders that hold not more than 2% of the direct or indirect interests in the borrower, may provide a vertical slice guaranty of the Garden State Plaza Whole Loan in favor of the lender, provided that, among other things, (i) satisfaction of the lender’s then current “know-your-customer” requirements with respect to the person(s) providing such guaranty, and (ii) the aggregate amount of all letters of credit, reserve guaranties, alterations guarantees, and any other guaranties, other than the vertical slice guaranties, outstanding at any time do not exceed ten percent (10%) of the original principal amount of the Garden State Plaza Whole Loan unless the borrower delivers a new non-consolidation opinion to the lender in form and substance reasonably acceptable to the lender and the rating agencies which will be required to take into account each reserve guaranty, alterations guaranty, letter of credit and other guaranty.

With respect to the Beach Place Mortgage Loan (4.1%), the related non-recourse carveout guarantor has executed a payment guaranty with respect to $5,000,000 of the loan amount, which constitutes 13.9% of the original principal balance of such Mortgage Loan. A non-consolidation opinion was delivered with respect to the related borrower, however, such non-consolidation opinion expressly excluded coverage of substantive consolidation as a result of, or in connection with, such payment guaranty.

The existence of payment guarantees as described in the paragraphs above may increase the risk of consolidation of the borrowers with their equity owners and could adversely affect the borrowers’ bankruptcy remoteness.

With respect to the University Commons Mortgage Loan (2.5%), which has a Cut-off Date Balance of $21,750,000, the borrower does not have an independent director and no non-consolidation opinion was provided for the borrower.

See “—Additional Indebtedness” below. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws”.

Prepayment Protections and Certain Involuntary Prepayments

All of the Mortgage Loans have a degree of voluntary prepayment protection in the form of defeasance or prepayment lockout provisions and/or yield maintenance provisions. Voluntary prepayments, if permitted, generally (except in some cases as relates to a prepayment in connection with a casualty or condemnation) require the payment of a yield maintenance charge or a prepayment premium unless the Mortgage Loan (or Whole Loan, if applicable) is prepaid within a specified period (ranging from approximately 3 to 7 payments) up to and including the stated maturity date. See Annex A-1 and Annex A-2 for more information on the prepayment protections attributable to the Mortgage Loans on a loan-by-loan basis and a pool basis. Additionally, certain Mortgage Loans may provide that, with respect to a Mortgaged Property that did not comply with the then-current applicable zoning rules and regulations as of the date of the origination of such Mortgage Loan, in the event the related borrower is unable to obtain a variance that permits the continuation of the nonconformance(s) and/or the restoration thereof, as applicable, due to casualty, governmental action and/or any other reason, the related borrower will be required to partially prepay the Mortgage Loan in order to meet certain loan-to-value ratio and/or debt service coverage ratio requirements, if applicable, which partial prepayment may occur during a lockout period and without payment of any yield maintenance charge or prepayment premium. See “—Assessment of Property Value and Condition”.

With respect to certain of the Mortgage Loans that permit the borrower to voluntarily prepay such Mortgage Loan with payment of a prepayment premium or yield maintenance charge, the yield maintenance charge will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the

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remaining scheduled payments of principal and interest from the prepayment date through the maturity date or the commencement of the related open period, as applicable, determined by discounting such payments at the Discount Rate or Reinvestment Yield (or as otherwise stated in the related Mortgage Loan documents), less the amount of principal being prepaid; provided that in no event may the aggregate rate being used to discount any such payment ever exceed the applicable interest rate under the Mortgage Loan.

With respect to certain other Mortgage Loans that permit the borrower to voluntarily prepay the Mortgage Loan with the payment of a prepayment premium or a yield maintenance charge, the yield maintenance charge will generally, subject to certain variations, be an amount (in some cases not less than 1% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Mortgage Loan through and including the stated maturity date or the commencement of the open period, as applicable, discounted at a rate that, when compounded monthly, is equivalent to the Reinvestment Yield when compounded semi-annually.

“Discount Rate” generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the commencement of the related open period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable, of the Mortgage Loan.

“Reinvestment Yield” will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the day that is the first day of the open period, as applicable; or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date or date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date or the date preceding the commencement of the open period, as applicable, of the prepaid Mortgage Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Mortgage Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Mortgage Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

“U.S. Obligations” generally means securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan documents.

The term “Interest Payment Differential” will generally equal (i) the positive difference, if any, of the related mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Mortgage Loan on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

Notwithstanding the foregoing, yield maintenance charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

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Additionally, certain Mortgage Loans may provide that in the event of the exercise of a purchase option by a tenant or the sale of real property or the release of a portion of the Mortgaged Property, that the related Mortgage Loans may be prepaid in part prior to the expiration of a prepayment/defeasance lockout provision. See “—Partial Releases” below.

Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation, unless, in the case of most of the Mortgage Loans, an event of default is continuing. See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”. In addition, certain of the Mortgage Loans permit the related borrower, after a total or partial casualty or partial condemnation, to prepay the remaining principal balance of the Mortgage Loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the Mortgage Loan), which may not be accompanied by any prepayment consideration.

Certain of the Mortgage Loans are secured in part by letters of credit and/or cash reserves that in each such case:

●	will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and
●	if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject Mortgage Loan if such performance related conditions are not satisfied within specified time periods.

See Annex A-1 and A-3 for more information on reserves relating to the five largest tenants with respect to each Mortgage Loan.

Voluntary Prepayments

With respect to seven (7) Mortgage Loans (35.2%) (the “YM/Defeasance Loans”), the related Mortgage Loan documents permit the related borrower to (i) substitute U.S. government securities as collateral and obtain a release of the related Mortgaged Property after a lockout period of at least two years from the Closing Date and prior to the open prepayment period, or (ii) prepay the Mortgage Loan in whole or in part with the payment of the greater of a yield maintenance charge and a prepayment premium of 0.5% or 1%, as applicable, of the prepaid amount, as applicable, during a prepayment period beginning in the months between 12 and 26 months, as applicable, following the origination date of the respective Mortgage Loan, and prior to the open prepayment period. With respect to 1 of the YM/Defeasance Loans (6.8%), the related borrower is permitted to prepay the related Mortgage Loan with the payment of either (a) the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount for a period of 13 payments prior to the defeasance period described above in clause (i) or (b) the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount during the defeasance period described above in clause (i), with such yield maintenance charge or prepayment premium waived during the open prepayment period.

Three (3) Mortgage Loans (9.8%) permit the related borrower, after a lockout period of 3 to 24 payments following the origination date, to prepay the Mortgage Loan with the payment of the greater of a yield maintenance charge and a prepayment premium of 1% of the prepaid amount if such prepayment occurs prior to the related open prepayment period.

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The Mortgage Loans described above that permit voluntary prepayment with yield maintenance have the following lock-out period as calculated from the Cut-off Date and as indicated in the following table:

Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (payments from Cut-off Date)
Tysons Corner Center	$73,960,000	8.4%	24
Blue Owl Tenneco Portfolio (Pool B)	$60,000,000	6.8%	11
DoubleTree by Hilton Hotel Orlando at SeaWorld	$60,000,000	6.8%	24
333 South Spruce Street	$50,000,000	5.7%	3
Garden State Plaza(1)	$45,000,000	5.1%	24
Beach Place	$36,000,000	4.1%	24
MW Industries Portfolio	$29,616,950	3.3%	24
Horn Southeast Multifamily Portfolio	$18,350,000	2.1%	24
The Fountains at La Verne MHC	$18,100,000	2.0%	24
Philadelphia Marriott Downtown	$6,666,667	0.8%	24

(1)	Notwithstanding the foregoing, voluntary prepayment with yield maintenance to cure a “Cash Management Sweep Period” or “Trigger Period” (each as defined in the related loan agreement), may be made at any time after the origination date.

The Mortgage Loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date, as follows:

Prepayment Open Periods

Open Periods (Payments)	Number of Mortgage Loans	% of Initial Pool Balance
3	5	3.4%
4	8	16.3
5	6	18.5
6	1	2.0
7	16	59.8
Total	36	100.0%

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

“Due-On-Sale” and “Due-On-Encumbrance” Provisions

The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses, which in each case permits the holder of the Mortgage Loan to accelerate the maturity of the related Mortgage Loan if the related borrower sells or otherwise transfers or encumbers (subject to certain exceptions set forth in the Mortgage Loan documents) the related Mortgaged Property or a controlling interest in the borrower without the consent of the mortgagee (which, in some cases, may not be unreasonably withheld). Many of the Mortgage Loans place certain restrictions (subject to certain exceptions set forth in the Mortgage Loan documents) on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgages generally permit, subject to certain limitations, affiliate, estate planning and family transfers, transfers at death, transfers of interest in a public company, the transfer or pledge of less than, or other than, a controlling portion of the partnership, members’ or other equity interests in a borrower, the transfer or pledge of passive equity interests in a borrower (such as limited partnership interests and non-managing member interests in a limited liability company) and transfers to other existing equity holders or to specified persons or persons satisfying qualification criteria set forth in the related Mortgage Loan documents. Certain of the Mortgage Loans do not restrict the pledging of direct or indirect ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage, a control limitation or requiring the consent of the mortgagee to any

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such transfer. Generally, the Mortgage Loans do not prohibit transfers so long as no change of control results or, with respect to Mortgage Loans to tenant-in-common borrowers or borrowers that are Delaware statutory trusts, transfers to new tenant-in-common borrowers or new beneficiaries of the Delaware statutory trust, as applicable. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

Additionally, certain of the Mortgage Loans provide that transfers of the Mortgaged Property are permitted if certain conditions are satisfied, which may include one or more of the following:

●	no event of default has occurred;
●	the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property and/or a Rating Agency Confirmation has been obtained from each of the Rating Agencies;
●	the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements; and
●	the assumption fee has been received (which assumption fee will be paid as described under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, but will in no event be paid to the Certificateholders); however, certain of the Mortgage Loans allow the borrower to sell or otherwise transfer the related Mortgaged Property a limited number of times without paying an assumption fee.
●	Transfers resulting from the foreclosure of a pledge of the collateral for a mezzanine loan (if any) will also result in a permitted transfer. See “—Additional Indebtedness” below.

With respect to the Tysons Corner Center Mortgage Loan (8.4%), the loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the related Whole Loan to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco or Centennial (or any successors or assigns of the foregoing or any entity controlled by any of the foregoing); provided, however, that the foregoing limitations will not apply to any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the related Whole Loan. Such restriction applies even if the Mortgage Loan is in default, and therefore impede the ability of the issuing entity to sell the Mortgage Loan during an event of default.

Defeasance; Collateral Substitution

The terms of 26 Mortgage Loans (55.1%) (the “Defeasance Loans”) permit the applicable borrower at any time (provided that no event of default exists) after a specified period (the “Defeasance Lock-Out Period”) to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a “Defeasance Option”) in connection with a defeasance. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period ends at least two years after the Closing Date.

As described under “—Prepayment Protections and Certain Involuntary Prepayments—Voluntary Prepayments” above, seven of the Mortgage Loans (35.2%) are YM/Defeasance Loans.

Exercise of a Defeasance Option is also generally conditioned on, among other things, (a) the borrower providing the mortgagee with at least 30 days prior written notice of the date on which such defeasance will occur (such date, the “Release Date”), and (b) the borrower (A) paying on any Release Date (i) all accrued and unpaid interest on the principal balance of the Mortgage Loan (or, the related Whole Loan) up to and including the Release Date, (ii) all other sums (excluding scheduled interest or

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principal payments due following the Release Date), due under the Mortgage Loan (or Whole Loan, if applicable) and under all other loan documents executed in connection with the Defeasance Option, (iii) an amount (the “Defeasance Deposit”) that will be sufficient to (x) purchase non-callable obligations of, or backed by the full faith and credit of, the United States of America or, in certain cases, other “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940) or other instruments that otherwise satisfy REMIC requirements for defeasance collateral, that provide payments (1) on or prior to, but as close as possible to, all successive scheduled due dates occurring during the period from the Release Date to the related maturity date (or to the first day of the open period for such Mortgage Loan) (or Whole Loan, if applicable) and (2) in amounts equal to the scheduled payments due on such due dates under the Mortgage Loan (or Whole Loan, if applicable), or under the defeased portion of the Mortgage Loan (or Whole Loan, if applicable) in the case of a partial defeasance, including or together with, as applicable, a balloon payment due at maturity or the principal balance outstanding at the open prepayment date, as applicable, and (y) pay any costs and expenses incurred in connection with the purchase of such government securities, and (B) delivering a security agreement granting the issuing entity a first priority lien on the Defeasance Deposit and, in certain cases, the government securities purchased with the Defeasance Deposit and an opinion of counsel to such effect.

For additional information on Mortgage Loans that permit partial defeasance, see “—Partial Releases” below.

In general, if consistent with the related loan documents, a successor borrower established, designated or approved by the master servicer will assume the obligations of the related borrower exercising a Defeasance Option and the borrower will be relieved of its obligations under the Mortgage Loan. If a Mortgage Loan (or Whole Loan, if applicable) is partially defeased, if consistent with the related loan documents, generally the related promissory note will be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Partial Releases

The Mortgage Loans described below permit the release of one or more of the Mortgaged Properties or a portion of a single Mortgaged Property in connection with a partial defeasance, a partial prepayment, a partial substitution, or for no consideration in the case of parcels that are vacant, non-income producing or were not taken into account in the underwriting of the Mortgage Loan, subject to the satisfaction of certain specified conditions, including the REMIC requirements. Additionally, certain Mortgage Loans permit the addition of real property to the Mortgage Loan collateral.

●	With respect to the Highland Multifamily Portfolio Mortgage Loan (8.5%), provided that no event of default is continuing under the related Mortgage Loan documents, at any time after the date that is the earlier to occur of (a) December 8, 2026 and (b) the date that is two years after the closing date of the securitization that includes the last note comprising a part of the related Mortgage Loan to be securitized, the borrower may deliver defeasance collateral and obtain release of one or more individual Mortgaged Properties, in each case, provided that, among other conditions, (i) the defeasance collateral defeases an amount of the Highland Multifamily Portfolio Mortgage Loan equal to the greater of (a) 120% of the allocated loan amount for the individual Mortgaged Property, and (b) 90% of the net sales proceeds applicable to such individual Mortgaged Property, (ii) the borrower delivers a REMIC opinion, (iii) the borrower delivers a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Mortgaged Properties is greater than the greater of (a) 1.45x, and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining Mortgaged Properties is no greater than the lesser of (a) 55.8% and (b) the loan-to-value
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ratio for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Mortgaged Properties is greater than the greater of (a) 10.79%, and (b) the debt yield for all of the Mortgaged Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, the borrowers may, without the prior consent of the lender, transfer an immaterial undeveloped portion of the Mortgaged Properties to governmental authorities for dedication or public use or to a third party for uses which will benefit or serve the Mortgaged Properties and not result in a material adverse effect, provided that no such transfer may materially impair the utility and operation of the applicable Mortgaged Property or have a material adverse effect and, provided further, that if any release of any portion of an individual Mortgaged Property requires that the borrowers make a prepayment of the debt in order that the Mortgage Loan continue to satisfy all applicable REMIC requirements, the borrowers must make such prepayment (together with any related interest shortfall payment) with no yield maintenance. The lender may require that the borrowers deliver a REMIC opinion in connection with the foregoing.

●	With respect to the Tysons Corner Center Mortgage Loan (8.4%), the borrower is permitted to obtain the free release of (i) non-income producing and unimproved real property, (ii) non-income producing real property that is improved by structures that have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of release, (iii) future development parcels identified in the loan agreement (and which may be increased in size by not more than 15%), and (iv) a parcel identified in the loan agreement as the “L&T Parcel”, which was formerly occupied by a Lord & Taylor store (and which may be increased in size by not more than 15%). Such release is subject to various conditions, including, among others, (i) satisfaction of REMIC related conditions, (ii) except in the case of a release of the L&T Parcel, certification by the borrowers that the release will not materially and adversely affect the use, operations, economic value of, or revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) of the remaining improvements on the Tysons Corner Center Mortgaged Property, and (iii) the release parcel has been legally subdivided and constitutes a separate tax lot (or if not a separate tax lot, the release parcel owner is contractually obligated to pay its share of all taxes and other charges). Such release may be effected by lot line adjustment, plat, legal subdivision, vertical subdivision, condominium or any other means legally permitted.
●	With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), after the related prepayment lockout expiration date, the related loan documents permit the release of any of the related individual Mortgaged Properties in connection with the sale of such Mortgaged Property (a "Blue Owl Tenneco Sale Release"), upon satisfaction of the following conditions, among others, (i) no event of default is continuing, (ii) the sale is pursuant to an arms’ length agreement to a third party not affiliated with any borrower or guarantor, (iii) the borrower prepays (x) the amount of any collateral held to cure a debt service coverage ratio related cash management trigger, and (y) the Release Amount (as defined below) for the applicable Mortgaged Property, and pays (z) a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium on the amounts so prepaid), (iv) after giving effect to such sale and prepayment, the debt service coverage ratio must be no less than the greater of 1.75x and the debt service coverage ratio immediately preceding the sale, (v) the applicable Mortgaged Property must be removed from the Tenneco Lease, and (vi) satisfaction of REMIC related conditions.

In addition, with respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the related loan documents permit the release of any of the related individual Mortgaged Properties as to which the following conditions, among others, have been satisfied (a “Blue Owl Tenneco Defaulted Property Release”): (i) (x) an event of default is occurring that (1) is non-monetary in nature, (2) relates solely to the Mortgaged Property being released (the “Defaulted Property”) and (3) after giving effect to the applicable release, no event of default will be ongoing and (y) the borrowers have demonstrated in good faith to the lender that they have pursued a cure of such event of default (which will not require any capital contribution), which cure lender may accept or deny in its sole and

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absolute discretion, and (ii) all conditions to a Blue Owl Tenneco Sale Release set forth above, except that an event of default may exist (solely as to the Defaulted Property) and the release may be in connection with a transfer to a borrower affiliate.

In addition, with respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the related loan documents permit the release of any of the related individual Mortgaged Properties as to which a casualty or condemnation has occurred (a “Blue Owl Tenneco Casualty/Condemnation Release”), provided that the following conditions, among others, have been satisfied, (i) either (x) the casualty or condemnation affects more than 60% of the rentable square footage at the applicable Mortgaged Property or (y) the lender has determined that the net proceeds of such casualty or condemnation will be applied to repay the Mortgage Loan and the amount of net proceeds so applied is equal to at least 30% of the allocated loan amount for the applicable Mortgaged Property; (ii) such release occurs no more than 120 days after the occurrence of the applicable casualty or condemnation, and (iii) all conditions to a Blue Owl Tenneco Sale Release set forth above, except that the release may be in connection with a transfer to a borrower affiliate.

In addition, with respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), unless otherwise elected by the lender in its sole discretion, the related loan documents require the borrowers to obtain the release of any related individual Mortgaged Properties as to which a Tenneco Divisional Transfer has occurred as described above under “Property Types—Industrial Properties” (a “Blue Owl Tenneco Divisional Transfer Release”), and to satisfy the conditions to a Blue Owl Tenneco Sale Release in connection therewith, except that an event of default may exist and the release may be in connection with a transfer to a borrower affiliate.

With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan, “Release Amount” means;

●	(A) with respect to any Mortgaged Property released pursuant to a Blue Owl Tenneco Sale Release or a Blue Owl Tenneco Defaulted Property Release, the greater of (x) 85% of the net sales proceeds of such Mortgaged Property and (y)(I) until such time as the outstanding principal balance of the Mortgage Loan is reduced by 20%, 110% of its allocated loan amount and (II) upon such time as the outstanding principal balance of the Mortgage Loan is reduced by at least 20%, 125% of its allocated loan amount;
●	(B) with respect to any Mortgaged Property released pursuant to a Blue Owl Tenneco Casualty/Condemnation Release, 125% of its allocated loan amount; and
●	(C) with respect to any Mortgaged Property released pursuant to a Blue Owl Tenneco Divisional Transfer Release, (x) with respect to each of the 1111 Izaak Walton Road Mortgaged Property, the 2000 Bolton Street Mortgaged Property and the 6420 Glenn Highway Road Mortgaged Property, 115% of its allocated loan amount, (y) with respect to each of the 645 East Broad Street Mortgaged Property and the 4825 Hoffman Street Mortgaged Property, 110% of its allocated loan amount, and (z) with respect to the 1 International Drive Mortgaged Property, 105% of its allocated loan amount.

In addition, with respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan (6.8%), the loan documents permit the release of all or a portion of any vacant, non-improved land (each a “Release Parcel”) located on any of the 645 East Broad Street Mortgaged Property or 1 International Drive Mortgaged Property. Pursuant to agreements between the borrowers and Tenneco, the sole tenant of such Mortgaged Properties, such parties may each market the Release Parcel for sale (and upon such sale such Release Parcel will be removed from the Tenneco Lease), and the profits from any sale of a Release Parcel (net of expenses of the borrower and Tenneco and all applicable taxes) are required to be divided 50% each between the applicable borrower and Tenneco. Such release is conditioned upon, among other things, (i) the Release Parcel constituting a legally subdivided separate tax lot and zoning lot, (ii) the release not causing any adverse effect on the use or operation of, or access to, the remaining portion of the related Mortgaged Property or causing such remaining property to violate legal requirements or any document or instrument relating to such remaining property, (iii) compliance with REMIC related conditions, (iv) conveyance of the Release

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Parcel to a third party or to certain specified affiliates of the borrowers, and (v) deposit of any net proceeds received by the borrower or any affiliate from the sale of the Release Parcel (but not any net proceeds allocable to Tenneco) into the lockbox account for the Mortgage Loan.

●	With respect to the Garden State Plaza Mortgage Loan (5.1%), in the related borrower’s sole discretion and without any obligation to do so, at its sole cost and expense, the borrower may acquire fee title to a certain roadway (the “Road Extension Parcel”), provided same is then improved solely by a paved road (including associated improvements), upon satisfaction of the following terms and conditions, among other things, the borrower (i) delivers notice to the lender not less than 20 days prior to such acquisition, (ii) provides an executed and acknowledged mortgage in substantially the same form as the mortgage dated the origination date, or a spreader agreement that spreads the lien of the mortgage to the road extension parcel (as applicable, the “Road Extension Mortgage”), (iii) an opinion of counsel opining as to the enforceability of the Road Extension Mortgage in substantially the same form and substance as the opinion of counsel delivered on the origination date, (iv) unless the Road Extension Parcel is covered by the Phase I environmental report received by the lender in connection with the origination of the Garden State Plaza Mortgage Loan, delivers a Phase I environmental report of the Road Extension Parcel issued by a recognized environmental consultant at the borrower’s expense, (v) provides the lender evidence that the Road Extension Parcel constitutes one or more separate tax lots or that the borrower has taken all action required under applicable law to have the Road Extension Parcel designated as a separate tax lot (or incorporated into a tax lot that is part of the Mortgaged Property, provided such tax lot after such incorporation will constitute a separate tax lot), and (vi) the borrower has paid all reasonable and documented out-of-pocket costs and expenses incurred by the lender (including, without limitation, reasonable attorneys’ fees and disbursements) in connection with the acquisition of the Road Extension Parcel.
●	With respect to the Galleria at Tyler Mortgage Loan (4.0%), the borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Mortgaged Property) parcels (including “air rights” parcels) or outlots (provided, however, this condition will not apply to any Galleria at Tyler Expansion Parcels (as defined below), or (B) any Galleria at Tyler Acquired Parcels (as defined below), including, if applicable, any Anchor Parcel (as defined in the loan documents), upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Mortgaged Property and may be readily separated from the Mortgaged Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided from the Mortgaged Property and after giving effect to such transfer, the release parcel and the remaining Mortgaged Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (iv) the parcel subject to the release is not necessary for the remaining portion of the Mortgaged Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Galleria at Tyler Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vi) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Galleria at Tyler Whole Loan to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the borrower receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.
●	In addition, the borrower under the Galleria at Tyler Mortgage Loan (4.0%) has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Mortgaged Property is a part, including any anchor tenant premises, which land was not owned by the borrower on the origination date (such acquired land, a “Galleria at Tyler Expansion Parcel”), to become additional collateral for the Galleria at Tyler Whole Loan, upon satisfaction of specified conditions including, among other things,
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that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Galleria at Tyler Expansion Parcel, and (iii) the borrower delivers, among other things (a) unless the Galleria at Tyler Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Galleria at Tyler Expansion Parcel, and title insurance, (c) if the Galleria at Tyler Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Galleria at Tyler Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Galleria at Tyler Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Galleria at Tyler Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower under the Galleria at Tyler Mortgage Loan (4.0%) is also permitted to obtain the release of collateral parcels (each, a “Galleria at Tyler Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, a “Galleria at Tyler Acquired Parcel”) as collateral for the Galleria at Tyler Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Galleria at Tyler Exchange Parcel (unless it is a Galleria at Tyler Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Mortgaged Property (and the borrower is able to make certain zoning representations as to the Galleria at Tyler Acquired Parcel to the same extent as made with respect to the Galleria at Tyler Exchange Parcel), (ii) the Galleria at Tyler Acquired Parcel is reasonably equivalent in value to the Galleria at Tyler Exchange Parcel, as established by a letter of value from the appraiser which appraised the Galleria at Tyler Mortgaged Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Galleria at Tyler Acquired Parcel, the borrower has delivered, among other things (a) unless the Galleria at Tyler Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Galleria at Tyler Acquired Parcel, and title insurance, (c) if the Galleria at Tyler Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Galleria at Tyler Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Galleria at Tyler Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Galleria at Tyler Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Galleria at Tyler Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio of the remaining property (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Galleria at Tyler Whole Loan in order to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the borrower receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the substitution and (f) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

●	With respect to the MW Industries Portfolio Mortgage Loan (3.3%), the borrower has the right to obtain release of any individual Mortgaged Property following the occurrence of (I) a casualty or condemnation at a Mortgaged Property, which casualty or condemnation results in the master tenant (Matthew Warren, Inc.) or any tenant under a replacement master lease terminating the master lease with respect to such Mortgaged Property, solely to the extent such termination is permitted by, and effectuated in accordance with, the terms of the master lease (“Permitted Release Casualty
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Event”) and/or (II)(a) a default or an event of default under the related Mortgage Loan documents that is solely caused by the master tenant (Matthew Warren, Inc.) or any tenant under a replacement master lease or (b) a monetary or material non-monetary default by the master tenant under the master lease (or any replacement lease) that would (i) give the borrower the right under the master lease to terminate the master lease or (ii) result in the occurrence of a default or event of default under the related loan agreement (“Permitted Release Default Event”), provided that, among other conditions, (1) the borrower prepays the Mortgage Loan in an amount equal to 110% of the allocated loan amount for the Mortgaged Property to be released, plus the payment of a yield maintenance premium (if applicable), (2) in the case of a release in connection with a Permitted Release Default Event (w) the release of the applicable individual Mortgaged Property would cure such default for all purposes under the related loan agreement, (x) the applicable default is not the result of the borrower's gross negligence or willful misconduct, (y) no other default or event of default under the Mortgage Loan documents has occurred and is continuing at any Mortgaged Property and (z) such release will be completed prior to the expiration of the cure period for the applicable default as set forth in the related loan agreement; provided, that if the borrower is diligently pursuing such release and cannot complete it within the applicable cure period, the borrower will have such additional time as necessary to effectuate such release, and (3) except as described in clause (2) above with respect to a Permitted Release Default Event, no event of default has occurred and is continuing.

Furthermore, certain loans may permit the release or substitution of specified parcels of real estate, improvements and/or development rights that secure the Mortgage Loans but were not assigned any material value or considered a source of any material cash flow for purposes of determining the related Appraised Value or Underwritten Net Cash Flow or considered material to the use or operation of the property. Such real estate may be permitted to be released, subject to certain REMIC rules, without payment of a release price and consequent reduction of the principal balance of the subject Mortgage Loan or substitution of additional collateral if zoning and other conditions are satisfied.

With respect to the Cityline NE Connecticut Storage Portfolio Mortgage Loan (0.5%), the borrower is permitted to obtain the release of a certain outparcel portion of the Brooklyn Self Storage Mortgaged Property; provided that, among other conditions, the transfer is permitted under applicable REMIC requirements.

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Substitutions

See “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions”.

Escrows

Twenty-seven (27) Mortgage Loans (68.0%) provide for monthly or upfront escrows for ongoing replacements or capital repairs.

Twenty-five (25) Mortgage Loans (57.8%) provide for monthly or upfront escrows to cover property taxes on the Mortgaged Properties.

Twenty-one (21) Mortgage Loans (45.9%) provide for monthly or upfront escrows to cover insurance premiums on the Mortgaged Properties.

Twenty (20) Mortgage Loans (45.6%) provide for upfront reserves for immediate repairs.

Four (4) Mortgage Loans (21.5%), secured by properties with commercial tenants, provide for upfront or monthly escrows (or credit) for the full term or a portion of the term of the related Mortgage Loan to cover anticipated re leasing costs, including tenant improvements and leasing commissions or other lease

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termination or occupancy issues. Such escrows are typically considered for office, retail, industrial and mixed use properties only.

Certain of the Mortgage Loans described above permit the related borrower to post a letter of credit or deliver a guaranty in lieu of maintaining cash reserves, and any such guaranty may be subject to a cap. In addition, in certain cases, the related borrower may not be required to maintain the escrows described above until the occurrence of a specified trigger.

With respect to the Garden State Plaza Mortgage Loan (5.1%), at origination, the borrower was required to fund $27,864,885.70 into a reserve for tenant improvements and leasing commissions and $215,092.91 for gap rent. In lieu of making upfront cash deposits into the related reserve accounts, the borrower provided reserve guaranties pursuant to the terms and conditions of the related loan agreement.

With respect to the University Commons Mortgage Loan (2.5%), there is an upfront earnout reserve of $3,114,631. Provided that no event of default exists under the Mortgage Loan documents, the earnout reserve funds may be disbursed to the borrowers in the event that (i) the tenant HomeGoods has taken occupancy of its space, opened for business, is paying full rent, and has provided a clean estoppel or (ii) the HomeGoods lease is terminated, the debt yield is greater than or equal to 13.4% and the debt service coverage ratio is greater than or equal to 1.35x. If the borrowers are not entitled to the disbursement of the earnout funds as of December 15, 2025 (the “Stabilization Date”), the lender may, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date to prepay a portion of the outstanding principal balance of the University Commons Mortgage Loan subject to the applicable yield maintenance premium.

Many of the Mortgage Loans provide for other escrows and reserves, including, in certain cases, reserves for debt service, operating expenses, vacancies at the related Mortgaged Property and other shortfalls or reserves to be released under circumstances described in the related Mortgage Loan documents.

Mortgaged Property Accounts

Lockbox Accounts. The Mortgage Loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the manner in which tenant rent is transferred to a lockbox account, in some cases, only upon the occurrence of a trigger event:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Approx. % of Initial Pool Balance
Hard	10	46.7%
Springing	20	44.1
Soft	6	9.2
Total	36	100.0%

The lockbox accounts will not be assets of the issuing entity. See “Description of the Mortgage Pool—Certain Calculations and Definitions—Definitions” or Annex A-1 for a description of lockbox and cash management accounts.

With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), the Mortgage Loan documents are structured with a soft lockbox, pursuant to which all cash generated at the Philadelphia Marriott Downtown Mortgaged Property which the borrowers and operating lessee are entitled to receive pursuant to the related management agreement is required to be deposited to the lockbox account by the related property manager within one business day after the borrowers or operating lessee are entitled to distributions thereto so long as the following conditions are satisfied: (i) the related Mortgaged Property is managed by the hotel manager under the management agreement as in effect as of the origination of the Mortgage Loan; (ii) such management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the

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management agreement (collectively, the “Qualified Hotel Management Condition”). However, if the Qualified Hotel Management Condition is not satisfied, the borrowers and operating lessee are required to, or cause the property manager to, (i) deposit all gross revenue and all forfeited security deposits into the lockbox account within one business day of receipt thereof, and (ii) send direction letters to (x) all tenants then occupying space at the Mortgaged Property instructing them to pay all rent and other sums due under the related leases directly into the lockbox account and (y) each applicable credit card company and credit card clearing bank instructing them to deliver all receipts payable with respect to the Mortgaged Property directly to the lockbox account.

Exceptions to Underwriting Guidelines

The Mortgage Loans to be contributed by GACC were originated in accordance with GACC’s, DBRI’s and DBNY’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—German American Capital Corporation—DB Originators’ Underwriting Guidelines and Processes,” except that the Cut-Off Date LTV Ratios for the 100 Valley Hill Road Mortgage Loan and the Four Points Greensboro Mortgage Loan, both of which are interest only Mortgage Loans, are 73.7% and 66.4% respectively. DB Originators typically require a Cut-off Date LTV Ratio of not more than 65.0% for interest only loans. GACC’s decision to include the 100 Valley Hill Road Mortgage Loan in the pool was based on the following factors, among others: (i) the borrower has invested approximately $3.4 million ($37,350 per unit) in capital expenditures since acquiring the Mortgaged Property with various renovations to the interior and exterior of the Mortgaged Property, (ii) the Mortgaged Property is 95.6% occupied as of the rent roll dated December 18, 2023, (iii) according to a third party market report, as of the first quarter of 2023, asking rents at the 100 Valley Hill Road Property were 8.9% below the reported average multifamily submarket rental rate, and (iv) the Mortgaged Property’s access to Interstate-75 (three miles) and public transportation. GACC’s decision to include the Four Points Greensboro Mortgage Loan in the pool was based on the following factors, among others: (i) the borrower is required to complete a PIP during the term of the Mortgage Loan, for which, at origination, (a) $404,000 was deposited into a PIP reserve, and (b) $900,000 was deposited into a soft goods PIP reserve and an additional $7,500 a month is required to be reserved until the amounts on deposit in such soft goods PIP reserve equal $1,605,500 and (ii) the Mortgage Loan has an UW NCF Debt Yield of 14.5% and an UW NCF DSCR of 1.96x.

The Mortgage Loans to be contributed by CREFI were originated in accordance with CREFI’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Citi Real Estate Funding Inc.—CREFI’s Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by BCREI, with the exception of the Oakbrook Station Mortgage Loan (2.1%), were originated in accordance with BCREI’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Barclays Capital Real Estate Inc.—Barclays’ Underwriting Guidelines and Processes”. With respect to the Oakbrook Station Mortgage Loan (2.1%), the lender typically requires estoppels representing 65% of rent prior to the origination of the Mortgage Loan. The lender received 61.2% of such estoppels as of December 22, 2023. BCREI determined to include the Mortgage Loan in the pool. A compensating factor is the borrower’s obligation under the Mortgage Loan documents to deliver to the lender an estoppel for the United States Postal Service tenant, representing an additional 19.4% of rent, within 30 days of the origination of the Mortgage Loan.

The Mortgage Loans to be contributed by GSMC were originated in accordance with GSMC’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Goldman Sachs Mortgage Company—Goldman Originator’s Underwriting Guidelines and Processes”.

The Mortgage Loans to be contributed by BMO were originated in accordance with BMO’s underwriting standards as described under “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Bank of Montreal—BMO’s Origination Procedures and Underwriting Guidelines”.

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Additional Indebtedness

General

The Mortgage Loans generally prohibit borrowers from incurring any additional debt secured by their Mortgaged Property without the consent of the lender. However:

●	substantially all of the Mortgage Loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property;
●	the borrowers under certain of the Mortgage Loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business;
●	any borrower that is not required pursuant to the terms of the applicable Mortgage Loan documents to meet single purpose entity criteria may not be restricted from incurring unsecured debt or mezzanine debt;
●	the terms of certain Mortgage Loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the Mortgage Loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee;
●	although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgage Loan documents generally permit, subject to certain limitations, the pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower or less than a controlling interest of any other equity interests in a borrower; and
●	certain of the Mortgage Loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests.

Whole Loans

Certain Mortgage Loans are subject to the rights of a related Companion Loan holder, as further described in “—The Whole Loans” below.

Mezzanine Indebtedness

Although the Mortgage Loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the equity interests in a borrower or a pledge of passive equity interests (such as limited partnership or non-managing membership equity interests) in a borrower. Certain Mortgage Loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the Mortgage Loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt.

The Mortgage Loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations as described under “—Certain Terms of the Mortgage Loans—“Due-On-Sale” and “Due-On-

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Encumbrance” Provisions” above. Certain of the Mortgage Loans do not prohibit the pledge by direct or indirect owners of the related borrower of equity distributions that may be made from time to time by the borrower to its equity owners.

With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-Off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Combined Minimum Debt Yield	Intercreditor Agreement Required
Horn Southeast Multifamily Portfolio……	$18,350,000	N/A	N/A	65.0%	1.40x	9.4%	Yes
Philadelphia Downtown Marriott…………	$6,666,667	$208,333,333	N/A	54.9%	1.50x	13.2%	Yes

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include cure and repurchase rights. The intercreditor agreement required to be entered into in connection with any future mezzanine loan or the incurrence of the future mezzanine loan will be subject to receipt of a Rating Agency Confirmation. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan documents.

Generally, upon a default under a mezzanine loan, subject to the terms of any applicable intercreditor or subordination agreement, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such debt. Although this transfer of equity may not trigger the due on sale clause under the related Mortgage Loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine loan to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related Mortgage Loan in a timely manner.

Some of the Mortgage Loans do not prohibit affiliates of the related borrower from pledging their indirect ownership interests in the borrower in connection with pledges to an institutional lender providing a corporate line of credit or corporate credit facility as collateral for such corporate line of credit or corporate credit facility. In connection with those pledges, the Mortgage Loan documents may: (i) contain limitations on the amounts that such collateral may secure and prohibit foreclosure of such pledges unless such foreclosure would represent a transfer otherwise permitted under the Mortgage Loan documents but do not prohibit a change in control in the event of a permitted foreclosure; or (ii) require that such financing be secured by at least a certain number of assets other than such ownership interests in the related borrower.

See “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

Preferred Equity

Preferred equity structures would permit one or more special limited partners or members to receive a preferred return in exchange for an infusion of capital or other type of equity pledge that may require payments of a specified return or of excess cash flow. Because preferred equity often provides for a higher rate of return to be paid to the holders of such preferred equity, preferred equity in some respects functions like mezzanine indebtedness, and reduces a principal’s economic stake in the related Mortgaged Property, reduces cash flow on the borrower’s Mortgaged Property after the payment of debt service and payments on the preferred equity and may increase the likelihood that the owner of a

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borrower will permit the value or income-producing potential of a Mortgaged Property to fall and may create a greater risk that a borrower will default on the Mortgage Loan secured by a Mortgaged Property whose value or income is relatively weak and/or result in potential changes in the management of the related Mortgaged Property in the event the preferred return is not satisfied.

With respect to the Hilton Appleton Paper Valley Mortgage Loan (2.1%), Intervest Real Estate Finance I LLC (the “Preferred Equity Investor”), holds a preferred equity interest in 333 College Operating, LLC (the “JV”), the sole member of the sole member of the related borrower, in connection with an original $5.0 million capital contribution in the borrower (the “Preferred Equity Investment”).  The Preferred Equity Investor is entitled to a preferred rate of return on its Preferred Equity Investment in an amount up to 9.5% per annum to the extent there is available cash from the Mortgaged Property after the payment of debt service and other amounts due under the Mortgage Loan documents, provided that the amount representing the difference between a rate of return of 11.5% per annum, compounded monthly (the “Preferred Rate”), and the monthly amount actually paid to the Preferred Equity Investor will accrue at the Preferred Rate until the Preferred Equity Investment is bought out in full.  Although there is no mandatory repayment date, the JV has certain buyout options with respect to the preferred equity interest as set forth in the Amended and Restated Limited Liability Company Agreement of the JV (the “JV Agreement”).  If there is an event of default under the JV Agreement, the Preferred Equity Investor has the right to, among other things, (i) apply all available cash from the Mortgaged Property to its enforcement costs and its return on the Preferred Equity Investment, accruing at a rate of 24% per annum, subject and subordinate to all amounts due to the lender (and the lender’s rights) under the Mortgage Loan documents, (ii) assume control of the borrower, subject to the transfer provisions in the Mortgage Loan documents, and (iii) force a sale of the Mortgaged Property, subject to the prepayment and defeasance provisions of the Mortgage Loan documents.

With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), certain affiliates of the related borrower sponsors (collectively, the “Preferred Equity Investor”), hold a preferred equity interest in one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, in connection with an original $23.0 million capital contribution in such borrower.  The Preferred Equity Investor is entitled to an amount of preferred return as set forth in the related operating agreement at the annual rate of return of 12%, payable when any distributions are made under the related operating agreement.  The preferred rate of return is payable from distributions after all amounts payable under the Mortgage Loan documents (provided that to the extent distributions are insufficient to pay the Preferred Equity Investor on a current basis, distributions to the Preferred Equity Investor will accrue without interest).  The preferred equity investment does not have a fixed redemption period, and the related operating agreement does not provide the Preferred Equity Investor with any remedies in the event of a default under the preferred equity arrangement.

Other Secured Indebtedness

●	With respect to the Tysons Corner Center Mortgage Loan (8.4%), the borrower is permitted to obtain a property-assessed clean energy loan or similar loan indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property in an amount not to exceed $10,000,000 without the consent of the lender.
●	With respect to the 333 South Spruce Street Mortgage Loan (5.7%), the borrower is permitted to obtain a property-assessed clean energy loan (or similar loan indebtedness), which is (x) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (y) repaid through multi-year tax assessments against the Mortgaged Property, provided that, among other conditions, (i) no event of default is continuing under the related Mortgage Loan documents; (ii) each such proposed loan will amortize over a period of no less than 30 years; (iii) after giving effect to such loan, based on the trailing twelve month period immediately preceding the date of determination and assuming each of the proposed loans were
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in each case outstanding for such period, (A) the debt service coverage ratio will not be less than 1.65x, and (B) the debt yield will not be less than 11.07%; (iv) the loan-to-value ratio will not be greater than 56.0%; (v) if requested by lender, the borrower delivers a rating agency confirmation; and (vi) if requested by lender, the borrower delivers a REMIC opinion.

●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), as of origination, a working capital loan in the amount of $2,939,385 (the “Working Capital Loan”) is outstanding between the related borrowers, as lender, and the related operating lessee (an affiliate of the borrowers), as debtor, that is secured by, among other things, all of the operating lessee’s interest in and to the Working Capital at the Mortgaged Property. The Working Capital Loan (i) is subordinate to any amounts due and payable under the Mortgage Loan documents pursuant to a subordination and standstill agreement and (ii) is payable only with excess cash flow generated by the Mortgaged Property after all amounts that are then due and payable under the Mortgage Loan documents have been paid in full, and the borrowers may not exercise any remedies in connection with the Working Capital Loan (other than terminating the operating lease) until the Mortgage Loan has been satisfied in full. “Working Capital” means: (a) funds held for use in day-to-day operations at the Mortgaged Property, including amounts held in change or petty cash, deposit accounts, and payroll accounts, (b) prepaid expenses, (c) inventories and fixed asset supplies, (d) net receivables due from the related manager, less (e) accounts payable, accrued payroll expenses and other accrued expenses and current liabilities related to the Mortgaged Property.
●	With respect to the 18-67 Cornelia Street Mortgage Loan (0.3%), the borrower sponsor and non-recourse carveout guarantor, Albert Dweck, pledged his interest in Duke Bushwick Ridgewood Portfolio LLC, an upper-tier entity which has an indirect interest in the related borrower, to Savoy Bank with respect to a credit line to Albert Dweck from Savoy Bank, which pledge is evidenced by a UCC-1 Financing Statement filed with the New York Secretary of State’s Office on or about November 19, 2018 as Filing Number 201811198527740, as amended by that certain UCC-3 Financing Statement amendment filed on or about March 11, 2020 as Filing Number 202003110144184. The Mortgage Loan documents require that the borrower file a UCC-3 amendment amending the collateral description of such pledge by releasing the debtor’s interests in Duke Bushwick Ridgewood Portfolio LLC as collateral from such pledge within ninety days of the origination date of the Mortgage Loan.

Other Unsecured Indebtedness

●	With respect to the Four Points Greensboro Mortgage Loan (1.0%), there is an outstanding “key money” loan from the franchisor to the borrower (the “Four Points Key Money Debt”), which is unsecured. The outstanding amount of the Four Points Key Money Debt as of the loan origination date of December 13, 2023 was $261,673.79. If the franchise agreement is terminated at any time before the Four Points Key Money Debt has been fully forgiven, an amount equal to (i) $261,673.79 divided by (ii) the number of months in the term multiplied by (iii) the number of months remaining in the term will become immediately due and payable. The issuing entity would be subject to the obligations of the Four Points Key Money Debt if it took title to the Mortgaged Property while the franchise agreement is in effect.
●	With respect to the Philadelphia Marriott Downtown Mortgage Loan (0.8%), there currently exist seven intercompany loans (collectively, the “Intercompany Loans”) among one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership (“Downtown Borrower”), and various affiliates of the related borrowers, as follows: (i) a loan from Philadelphia Hotel Project Owner, LLC to Philadelphia Hotel Project Mezz LLC (“Project Mezz”) in the amount of $93,956,182, (ii) a loan from Project Mezz to Downtown Borrower in the amount of $89,303,566, (iii) a loan from Project Mezz to CCMH Philadelphia Mkt. LLC (the “Operating Lessee”) in the amount of $4,552,163, (iv) a loan from Host Hotels & Resorts, L.P. to Downtown Borrower in the amount of $11,049,934, (v) a loan from HMT Lessee Sub II LLC to Operating Lessee in the amount of $562,627, (vi) a loan from Philadelphia Hotel Project GP, LLC (“Downtown SPC Party”)
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to Downtown Borrower in the amount of $100,454, and (vii) a loan from Project Mezz to Downtown SPC Party in the amount of $100,454. Each of the Intercompany Loans is subordinate to the Philadelphia Marriott Downtown Mortgage Loan. None of the Intercompany Loans is secured by any collateral and all enforcement actions require the prior written consent of the lender (or the Philadelphia Marriott Downtown Mortgage Loan must be indefeasibly paid in full) pursuant to a subordination and standstill agreement.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Certain risks relating to additional debt are described in “Risk Factors—Risks Relating to the Mortgage Loans—Other Financings or Ability to Incur Other Indebtedness Entails Risk”.

The Whole Loans

General

Each of the Mortgage Loans secured by the Mortgaged Properties identified on Annex A-1 as “Tysons Corner Center”, “DoubleTree by Hilton Hotel Orlando at SeaWorld”, “Acquisition America Portfolio”, “333 South Spruce Street”, “Garden State Plaza”, “Galleria at Tyler”, “Warwick New York” and “Philadelphia Marriott Downtown”, collectively securing 38.5% of the Initial Pool Balance, is part of the related Whole Loan consisting of the Mortgage Loan and the related Pari Passu Companion Loan(s) and, in certain cases, the related Subordinate Companion Loan(s). In connection with each Whole Loan, the rights between the trustee on behalf of the issuing entity and the holder(s) of the related Companion Loan(s) (each, a “Companion Loan Holder”) are generally governed by an intercreditor agreement or co-lender agreement (each, an “Intercreditor Agreement”). With respect to each of the Whole Loans, the related Mortgage Loan and related Companion Loans are cross-collateralized and cross-defaulted.

Set forth in the following chart with respect to each Whole Loan is certain information regarding Mortgage Loans, any Pari Passu Companion Loan(s) and any Subordinate Companion Loan(s), including the identity of the current or anticipated holder of the controlling and non-controlling Mortgage Notes and the Cut-off Date Balance of each such Mortgage Loan and any related Companion Loan(s), which may be shown in the aggregate where the same holder holds more than one Mortgage Note.

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Whole Loan Control Notes and Non-Control Notes

Mortgage Loan	Servicing Status	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Current or Anticipated Holder of Note(s)(1)	Control Note (Yes/No)
Tysons Corner Center	Non-Serviced	A-1-1	$176,080,000	$176,080,000	TYSN 2023-CRNR	Yes
		A-1-2	30,000,000	30,000,000	Benchmark 2024-V5	No
		A-1-3	20,000,000	20,000,000	DBNY	No
		A-1-4	10,000,000	10,000,000	Benchmark 2024-V5	No
		A-1-5	10,000,000	10,000,000	DBNY	No
		A-1-6	37,920,000	37,920,000	DBNY	No
		A-2-1	88,040,000	88,040,000	TYSN 2023-CRNR	No
		A-2-2	20,000,000	20,000,000	Benchmark 2024-V5	No
		A-2-3	20,000,000	20,000,000	GS Bank	No
		A-2-4	13,960,000	13,960,000	Benchmark 2024-V5	No
		A-3-1	88,040,000	88,040,000	TYSN 2023-CRNR	No
		A-3-2	20,000,000	20,000,000	JPMorgan Chase Bank, National Association	No
		A-3-3	10,000,000	10,000,000	JPMorgan Chase Bank, National Association	No
		A-3-4	23,960,000	23,960,000	JPMorgan Chase Bank, National Association	No
		A-4-1	88,040,000	88,040,000	TYSN 2023-CRNR	No
		A-4-2	30,000,000	30,000,000	BMO	No
		A-4-3	23,960,000	23,960,000	BMO	No
		Total	$710,000,000	$710,000,000
DoubleTree by Hilton Hotel Orlando at SeaWorld	Serviced	A-1	$30,000,000	$30,000,000	Benchmark 2024-V5	Yes
		A-2	15,000,000	15,000,000	Benchmark 2024-V5	No
		A-3	15,000,000	15,000,000	Benchmark 2024-V5	No
		A-4	10,000,000	10,000,000	BMO	No
		A-5	5,000,000	5,000,000	DBNY	No
		A-6	5,000,000	5,000,000	CREFI	No
		A-7	2,500,000	2,500,000	BMO	No
		A-8	1,250,000	1,250,000	DBNY	No
		A-9	1,250,000	1,250,000	CREFI	No
		Total	$85,000,000	$85,000,000
Acquisition America Portfolio	Serviced	A-1	$60,000,000	$60,000,000	Benchmark 2024-V5	Yes
		A-2	24,100,000	24,100,000	BCREI (or an affiliate)	No
		Total	$84,100,000	$84,100,000
333 South Spruce Street	Serviced	A-1	$50,000,000	$50,000,000	Benchmark 2024-V5	Yes
		A-2	28,750,000	28,750,000	CREFI	No
		Total	$78,750,000	$78,750,000
Garden State Plaza	Non-Serviced	A-1-S1	$170,000,000	$170,000,000	NJ Trust 2023-GSP	Yes
		A-2-S1	127,500,000	127,500,000	NJ Trust 2023-GSP	No
		A-3-S1	127,500,000	127,500,000	NJ Trust 2023-GSP	No
		A-1-C1	20,000,000	20,000,000	Benchmark 2024-V5	No
		A-1-C2	10,000,000	10,000,000	Benchmark 2024-V5	No
		A-1-C3	10,000,000	10,000,000	GS Bank	No
		A-2-C1	15,000,000	15,000,000	Benchmark 2024-V5	No
		A-2-C2	15,000,000	15,000,000	GACC	No
		A-3-C1	15,000,000	15,000,000	Natixis Real Estate Capital LLC	No
		A-3-C2	15,000,000	15,000,000	Natixis Real Estate Capital LLC	No
		Total	$525,000,000	$525,000,000
Galleria at Tyler	Servicing Shift(2)	A-1-1	$30,000,000	$30,000,000	Bank of America, National Association	Yes(2)
		A-1-2	20,000,000	20,000,000	Bank of America, National Association	No
		A-1-3	10,000,000	10,000,000	Bank of America, National Association	No
		A-2-1	20,000,000	20,000,000	Benchmark 2024-V5	No
		A-2-2	15,000,000	15,000,000	Benchmark 2024-V5	No
		A-2-3	10,000,000	10,000,000	DBRI	No
		A-3-1	20,000,000	20,000,000	Societe Generale Financial Corporation	No
		A-3-2	15,000,000	15,000,000	Societe Generale Financial Corporation	No
		A-3-3	10,000,000	10,000,000	Societe Generale Financial Corporation	No
		Total	$150,000,000	$150,000,000
Warwick New York	Non-Serviced	A-1	$60,500,000	$60,500,000	Benchmark 2023-V4	Yes
		A-2	10,000,000	10,000,000	Benchmark 2024-V5	No
		Total	$70,500,000	$70,500,000
Philadelphia Marriott Downtown	Non-Serviced	A-1	$55,000,000	$55,000,000	BBCMS 2023-5C23	Yes
		A-2	25,000,000	25,000,000	Benchmark 2023-V4	No
		A-3	20,000,000	20,000,000	MSWF 2023-2	No
		A-4	10,000,000	10,000,000	BBCMS 2023-5C23	No
		A-5	15,000,000	15,000,000	Benchmark 2023-V4	No
		A-6	15,000,000	15,000,000	MSWF 2023-2	No
		A-7	6,666,667	6,666,667	Benchmark 2024-V5	No
		A-8	10,000,000	10,000,000	Benchmark 2023-V4	No
		A-9	10,000,000	10,000,000	BANK5 2023-5YR4	No
		A-10	26,666,666	26,666,666	MSWF 2023-2	No
		A-11	10,000,000	10,000,000	BANK5 2023-5YR4	No
		A-12	11,666,667	11,666,667	Benchmark 2023-B40	No
		Total	$215,000,000	$215,000,000

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(1)	The identification of a securitization trust means we have identified another securitization trust that has closed or as to which a preliminary prospectus (or preliminary offering circular) or final prospectus (or final offering circular) has printed that has or is expected to include the identified Mortgage Note(s).
(2)	Prior to the related servicing shift securitization date, the Galleria at Tyler Whole Loan will be serviced under the pooling and servicing agreement for this transaction. From and after the securitization of the related controlling note, the Galleria at Tyler Whole Loan will be serviced under the related pooling and servicing agreement for such future securitization.

“AB Whole Loan” means any Whole Loan comprised of a Mortgage Loan, a Subordinate Companion Loan and, in certain cases, one or more Pari Passu Companion Loans. There are no AB Whole Loans related to the issuing entity.

“BBCMS 2023-5C23 PSA” means the pooling and servicing agreement governing the servicing of the Philadelphia Marriott Downtown Whole Loan.

“Benchmark 2023-V4 PSA” means the pooling and servicing agreement governing the servicing of the Warwick New York Whole Loan.

“Control Appraisal Period” means, with respect to any Serviced AB Whole Loan, a “control appraisal period” (or analogous term) under the related Intercreditor Agreement.

“Control Note” means, with respect to any Whole Loan, the “Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Control Note with respect to each Whole Loan will be the promissory note(s) with a “Yes” answer in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes”.

“Controlling Companion Loan” means, with respect to each Servicing Shift Whole Loan, the Companion Loan that is the Control Note for such Whole Loan.

“Controlling Holder” means, with respect to any Whole Loan, the holder of the related Control Note. As of the Closing Date, the Controlling Holder with respect to each Whole Loan will be the holder listed next to the related Control Note in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“NJ 2023-GSP TSA” means the trust and servicing agreement governing the servicing of the Garden State Plaza Whole Loan.

“Non-Control Note” means, with respect to any Whole Loan, any “Non-Controlling Note” or other similar term specified in the related Intercreditor Agreement. As of the Closing Date, the Non-Control Note(s) with respect to each Whole Loan will be the promissory note(s) with “No” answers in the column “Control Note (Yes/No)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Controlling Holder” means, with respect to any Whole Loan, the holder(s) of a Non-Control Note. As of the Closing Date, the Non-Controlling Holders with respect to each Whole Loan will be the holders listed next to the related Non-Control Notes in the column “Current or Anticipated Holder of Note(s)” in the table above entitled “Whole Loan Control Notes and Non-Control Notes.”

“Non-Serviced AB Whole Loan” means each of the Whole Loans identified as “Non-Serviced” under the column entitled “Servicing Status” with a Subordinate Companion Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above. There are no Non-Serviced AB Whole Loans related to the issuing entity.

“Non-Serviced Certificate Administrator” means with respect to (i) any Non-Serviced Whole Loan, the certificate administrator relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the certificate administrator under the Servicing Shift PSA.

“Non-Serviced Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after the Servicing Shift Securitization Date, the

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Companion Loans identified as “Servicing Shift” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes And Non-Control Notes” above.

“Non-Serviced Custodian” means with respect to (i) any Non-Serviced Whole Loan, the custodian relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the custodian under the Servicing Shift PSA.

“Non-Serviced Directing Holder” means with respect to (i) any Non-Serviced Whole Loan, the directing holder (or equivalent) under the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the directing holder (or equivalent) under the Servicing Shift PSA.

“Non-Serviced Master Servicer” means with respect to (i) any Non-Serviced Whole Loan, the master servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the master servicer under the Servicing Shift PSA.

“Non-Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Non-Serviced” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after a Servicing Shift Securitization Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Non-Serviced” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after the related Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Non-Serviced” under the column entitled “Servicing Status” with one or more Non-Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) on and after the Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Servicing Status” with one or more Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Non-Serviced PSA” means with respect to (i) any Non-Serviced Whole Loan, the pooling and servicing agreement or trust and servicing agreement relating to the transaction identified under the column entitled “Note Holder” in the table entitled “Non-Serviced Whole Loans” under “Summary of Terms—Whole Loans” above and (ii) the Servicing Shift Whole Loans on and after the Servicing Shift Securitization Date, the Servicing Shift PSA.

“Non-Serviced Securitization Trust” means a securitization trust that is created and governed by a Non-Serviced PSA.

“Non-Serviced Special Servicer” means with respect to (i) any Non-Serviced Whole Loan, the special servicer relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the special servicer under the Servicing Shift PSA.

“Non-Serviced Trustee” means with respect to (i) any Non-Serviced Whole Loan, the trustee relating to the related Non-Serviced PSA and (ii) any Servicing Shift Whole Loan, on and after the Servicing Shift Securitization Date, the trustee under the Servicing Shift PSA.

“Non-Serviced Whole Loan” means each of the Non-Serviced Pari Passu Whole Loans, the Non-Serviced AB Whole Loans and, after the related Servicing Shift Securitization Date, the Servicing Shift Whole Loans.

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“Serviced AB Mortgage Loan” means any Serviced Mortgage Loan that is part of a Serviced AB Whole Loan. There are no Serviced AB Mortgage Loan related to the issuing entity.

“Serviced AB Whole Loan” means any Whole Loan serviced pursuant to the PSA comprised of a Serviced Mortgage Loan, a Serviced Subordinate Companion Loan and, in certain cases, one or more Serviced Pari Passu Companion Loans. There are no Serviced AB Whole Loans related to the issuing entity.

“Serviced Companion Loan” means each of the Mortgage Loans identified as “Serviced” under the column titled “Servicing Status” in the table titled “Whole Loan Control Notes and Non-Control Notes” above and, prior to the related Servicing Shift Securitization Date, the related Servicing Shift Mortgage Loans.

“Serviced Mortgage Loan” means each of (i) the Mortgage Loans identified as “Serviced” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) prior to the Servicing Shift Securitization Date, the Mortgage Loans identified as “Servicing Shift” under the column entitled “Servicing Shift” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Serviced Pari Passu Companion Loan” means each of (i) the Companion Loans identified as “Serviced” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) prior to the Servicing Shift Securitization Date, the Companion Loans identified as “Servicing Shift” under the column entitled “Servicing Status” that is pari passu in right of payment with the related Mortgage Loan in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Serviced Pari Passu Mortgage Loan” means each Mortgage Loan related to a Serviced Pari Passu Whole Loan.

“Serviced Pari Passu Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled “Servicing Status” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above and (ii) prior to the Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Servicing Status” with one or more Serviced Pari Passu Companion Loans in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Serviced Subordinate Companion Loan” means, with respect to any Serviced AB Whole Loan, any subordinate promissory note that is part of such Whole Loan that is subordinate to the related Serviced Mortgage Loan.

“Serviced Whole Loan” means each of (i) the Whole Loans identified as “Serviced” under the column entitled under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above, and (ii) prior to the Servicing Shift Securitization Date, the Whole Loans identified as “Servicing Shift” under the column entitled “Servicing Status” in the table entitled “Whole Loan Control Notes and Non-Control Notes” above.

“Servicing Shift Mortgage Loan” means each of the Mortgage Loans identified as “Servicing Shift” under the column titled “Servicing Status” in the table titled “Whole Loan Control Notes and Non-Control Notes” above.

“Servicing Shift PSA” means, with respect to each Servicing Shift Whole Loan, the pooling and servicing agreement or trust and servicing agreement governing the servicing of each Servicing Shift Whole Loan following the related Servicing Shift Securitization Date.

“Servicing Shift Securitization Date” means, with respect to each Servicing Shift Whole Loan, the date on which the related Controlling Companion Loan is included in a securitization trust.

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“Servicing Shift Whole Loan” means each of the Whole Loans identified as “Servicing Shift” under the column titled “Servicing Status” in the table titled “Whole Loan Control Notes and Non-Control Notes” above.

“Subordinate Companion Loan” means with respect to any Whole Loan, any related subordinated note not included in the issuing entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. There are no Subordinate Companion Loans related to the issuing entity.

“TYSN 2023-CRNR TSA” means the trust and servicing agreement governing the servicing of the Tysons Corner Center Whole Loan.

“Whole Loan” means, collectively, each of the Non-Serviced Whole Loans, the Serviced Whole Loans and the Servicing Shift Whole Loans, as the context may require and as applicable.

The following table provides certain information with respect to each Mortgage Loan that has a corresponding Companion Loan:

Whole Loan Summary

Mortgage Loan Name	Mortgage Loan Cut-off Date Balance	% of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Balance	Subordinate Companion Loan Cut-off Date Balance	Mortgage Loan LTV Ratio(1)	Mortgage Loan Underwritten NCF DSCR(1)	Mortgage Loan Underwritten NOI Debt Yield(1)	Whole Loan LTV Ratio(2)	Whole Loan Underwritten NCF DSCR(2)	Whole Loan Underwritten NOI Debt Yield(2)
Tysons Corner Center	$73,960,000	8.4%	$636,040,000	NAP	39.4%	2.00x	13.7%	39.4%	2.00x	13.7%
DoubleTree by Hilton Hotel Orlando at SeaWorld	$60,000,000	6.8%	$25,000,000	NAP	59.4%	1.85x	17.1%	59.4%	1.85x	17.1%
Acquisition America Portfolio	$60,000,000	6.8%	$24,100,000	NAP	64.4%	1.25x	8.9%	64.4%	1.25x	8.9%
333 South Spruce Street	$50,000,000	5.7%	$28,750,000	NAP	56.0%	1.65x	11.3%	56.0%	1.65x	11.3%
Garden State Plaza	$45,000,000	5.1%	$480,000,000	NAP	28.9%	2.98x	20.2%	28.9%	2.98x	20.2%
Galleria at Tyler	$35,000,000	4.0%	$115,000,000	NAP	50.0%	1.96x	16.7%	50.0%	1.96x	16.7%
Warwick New York	$10,000,000	1.1%	$60,500,000	NAP	32.6%	2.38x	20.5%	32.6%	2.38x	20.5%
Philadelphia Marriott Downtown	$6,666,667	0.8%	$208,333,333	NAP	54.9%	1.53x	16.0%	54.9%	1.53x	16.0%

(1)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan, but excluding any related Subordinate Companion Loans and any related mezzanine debt.
(2)	Calculated based on the balance of or debt service on, as applicable, the related Whole Loan (including any related Subordinate Companion Loans), but excluding any related mezzanine debt.

The Serviced Pari Passu Whole Loans

The Serviced Pari Passu Whole Loans will be serviced pursuant to the PSA in accordance with the terms of the PSA and the related Intercreditor Agreement. None of the master servicer, the special servicer or the trustee will be required to make a monthly payment advance on any Serviced Pari Passu Companion Loan, but the master servicer or the trustee, as applicable, will be required to make Servicing Advances on the Serviced Pari Passu Whole Loans unless such advancing party (or, even if it is not the advancing party, the special servicer) determines that such a Servicing Advance would be a Nonrecoverable Advance.

Any Servicing Shift Whole Loan will be serviced pursuant to the PSA (and, accordingly, will be a Serviced Pari Passu Whole Loan) prior to the Servicing Shift Securitization Date, after which such Whole Loan will be serviced pursuant to the related Non-Serviced PSA (and, accordingly, will be a Non-Serviced Whole Loan). With respect to any Servicing Shift Whole Loan, the discussion under this section only applies to the period prior to the related Servicing Shift Securitization Date.

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Intercreditor Agreement

The Intercreditor Agreement related to each Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Serviced Pari Passu Whole Loan (and consequently, the related Serviced Mortgage Loan and each Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Serviced Pari Passu Whole Loan will be applied to the promissory notes comprising such Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves, certain repairs or restorations or payments to the applicable borrower required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the PSA, in accordance with the terms of the PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Serviced Pari Passu Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Serviced Whole Loan is held in a securitization, a rating agency communication is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Serviced Mortgage Loan together with the related Serviced Pari Passu Companion Loans in accordance with the terms of the PSA.

With respect to each Serviced Pari Passu Whole Loan, certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to a related Serviced Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the Mortgage Pool, subject to the issuing entity’s right to reimbursement from future payments and other collections on such Serviced Pari Passu Companion Loan or from general collections with respect to any securitization of such Serviced Pari Passu Companion Loan.

Control Rights with respect to Serviced Pari Passu Whole Loans Other than the Servicing Shift Whole Loans

With respect to any Serviced Pari Passu Whole Loan (other than any Servicing Shift Whole Loan), the related Control Note will be included in the issuing entity, and the Directing Holder will have certain consent rights (other than during the continuance of a Control Termination Event) and consultation rights (during the continuance of a Control Termination Event, but so long as no Consultation Termination Event is continuing) with respect to such Mortgage Loan as described under “Pooling and Servicing Agreement—The Directing Holder”.

Control Rights with respect to the Servicing Shift Whole Loans

With respect to any Servicing Shift Whole Loan prior to the related Servicing Shift Securitization Date, the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to the related Servicing Shift Whole Loan, if such holder or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the related Control Note is held by the

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borrower or an affiliate thereof, no party will be entitled to exercise the rights of such “Controlling Holder”, and there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to each Serviced Pari Passu Whole Loan, the holder of any related Non-Control Note (a “Non-Controlling Holder”) (or if such Non-Control Note has been securitized, the directing holder (or equivalent holder) with respect to such securitization or other designated party under the related pooling and servicing agreement) will be entitled to certain consent and non-binding consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the right of a Non-Controlling Holder, and/or there will be deemed to be no such Non-Controlling Holder under the related Intercreditor Agreement with respect to such Non-Control Note. With respect to any Servicing Shift Whole Loan, one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, other than during the continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described below.

The special servicer will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the Directing Holder with respect to the implementation of any recommended actions outlined in an Asset Status Report relating to such Serviced Pari Passu Whole Loan or any proposed action to be taken in respect of a Major Decision with respect to such Serviced Pari Passu Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the Directing Holder due to the occurrence of a Control Termination Event or Consultation Termination Event) and (ii) to consult (or to use commercially reasonable efforts to consult) each such Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by the special servicer or any proposed action to be taken by such special servicer in respect of such Serviced Pari Passu Whole Loan that constitutes a Major Decision.

Such non-binding consultation right will expire ten (10) business days (or, with respect to an “acceptable insurance default” in the case of certain Serviced Pari Passu Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto) (unless the special servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period will be deemed to begin anew). In no event will the special servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, in which servicing issues related to the related Serviced Pari Passu Whole Loan are discussed.

If a Servicer Termination Event has occurred with respect to the special servicer that affects a Non-Controlling Holder, such holder will have the right to direct the trustee to terminate the special servicer under the PSA solely with respect to the related Serviced Pari Passu Whole Loan.

Sale of Defaulted Mortgage Loan

If any Serviced Pari Passu Whole Loan becomes a Defaulted Loan, and if the special servicer decides to sell the related Serviced Pari Passu Mortgage Loan, such special servicer will be required to sell such Serviced Pari Passu Mortgage Loan and each related Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, such special servicer will

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not be permitted to sell a Serviced Pari Passu Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Serviced Pari Passu Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by such special servicer, a copy of the most recent appraisal and certain other supplementary documents (if reasonably requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the Directing Holder) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the master servicer or special servicer in connection with the proposed sale.

The Non-Serviced Pari Passu Whole Loans

Each Non-Serviced Pari Passu Whole Loan will be serviced pursuant to the related Non-Serviced PSA in accordance with the terms of such Non-Serviced PSA and the related Intercreditor Agreement. No Non-Serviced Master Servicer, Non-Serviced Special Servicer or Non-Serviced Trustee will be required to make monthly payment advances on a Non-Serviced Mortgage Loan, but the related Non-Serviced Master Servicer or Non-Serviced Trustee, as applicable, will be required to (and the Non-Serviced Special Servicer, at its option in certain cases, may) make servicing advances on the related Non-Serviced Whole Loan in accordance with the terms of the related Non-Serviced PSA unless such advancing party (or, in certain cases, the related Non-Serviced Special Servicer, even if it is not the advancing party) determines that such a servicing advance would be a nonrecoverable advance. Monthly payment advances on each Non-Serviced Mortgage Loan will be made by the master servicer or the trustee, as applicable, to the extent provided under the PSA. None of the master servicer, the special servicer or the trustee will be obligated to make servicing advances with respect to a Non-Serviced Whole Loan. See “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” for a description of the servicing terms of the Non-Serviced PSAs.

With respect to any Servicing Shift Whole Loans, the discussion under this “—The Non-Serviced Pari Passu Whole Loans” section only applies to the period on or after the related Servicing Shift Securitization Date.

Intercreditor Agreement

The Intercreditor Agreement related to each Non-Serviced Pari Passu Whole Loan provides that:

●	The promissory notes comprising such Non-Serviced Pari Passu Whole Loan (and consequently, the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan) are of equal priority with each other and none of such promissory notes (or mortgage loans) will have priority or preference over any other such promissory note (or mortgage loan).
●	All payments, proceeds and other recoveries on the Non-Serviced Whole Loan will be applied to the promissory notes comprising such Non-Serviced Pari Passu Whole Loan on a pro rata and pari passu basis (subject, in each case, to (a) the allocation of certain amounts to escrows and reserves required by the Mortgage Loan documents and (b) certain payment and reimbursement rights of the parties to the related Non-Serviced PSA, in accordance with the terms of the related Non-Serviced PSA).
●	The transfer of up to 49% of the beneficial interest of a promissory note comprising the Non-Serviced Whole Loan is generally permitted. The transfer of more than 49% of the beneficial interest of any such promissory note is generally prohibited unless (i) the transferee is a large institutional lender or investment fund (other than, without the consent of the non-transferring noteholder, a related borrower or an affiliate thereof) that satisfies minimum net worth and/or experience requirements or certain securitization vehicles that satisfy certain ratings and other requirements or (ii) (a) each non-transferring holder has consented to such transfer (which consent may not be unreasonably withheld), or (b) if any such non-transferring holder’s interest in the related Non-Serviced Whole Loan is held in a securitization, a rating agency communication
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is provided to each applicable rating agency (or, in certain cases, a rating agency confirmation is obtained from each applicable rating agency). The foregoing restrictions do not apply to a sale of the related Non-Serviced Mortgage Loan together with the related Non-Serviced Pari Passu Companion Loans in accordance with the terms of the related Non-Serviced PSA.

Any losses, liabilities, claims, costs and expenses incurred in connection with a Non-Serviced Whole Loan that are not otherwise paid out of collections on such Whole Loan may, to the extent allocable to the related Non-Serviced Mortgage Loan, be payable or reimbursable out of general collections on the mortgage pool for this securitization.

Control Rights

With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), the related Control Note will be held as of the Closing Date by the related Controlling Holder. The related Controlling Holder (or a designated representative) will be entitled (i) to direct the servicing of such Whole Loan, (ii) to consent to certain servicing decisions in respect of such Whole Loan and actions set forth in a related asset status report and (iii) to replace the special servicer with respect to such Whole Loan with or without cause; provided that with respect to each Non-Serviced Whole Loan, if such holder (or its designated representative) is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of the “Controlling Holder”, and/or there will be deemed to be no such “Controlling Holder” under the related Intercreditor Agreement.

Certain Rights of each Non-Controlling Holder

With respect to any Non-Serviced Whole Loan, the holder of any related Non-Control Note (or if such Non-Control Note has been securitized, the directing holder (or equivalent entity) with respect to such securitization (or other designated party under the related pooling and servicing agreement)) will be entitled to certain consent and consultation rights described below; provided that if such party or its representative is (or is an affiliate of) the related borrower or if all or a specified portion of the subject Non-Control Note is held by the borrower or an affiliate thereof, such party will not be entitled to exercise the rights of a Non-Controlling Holder, and/or there will be deemed to be no “Non-Controlling Holder” with respect to such Non-Control Note under the related Intercreditor Agreement. With respect to each Non-Serviced Whole Loan (including any Servicing Shift Whole Loan on or after the related Servicing Shift Securitization Date), one or more related Non-Control Notes will be included in the issuing entity, and the Directing Holder, other than during continuance of a Control Termination Event, or the special servicer (consistent with the Servicing Standard), during the continuance of a Control Termination Event, will be entitled to exercise the consent or consultation rights described above.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer or Non-Serviced Master Servicer, as applicable pursuant to the related Intercreditor Agreement, will be required (i) to provide to each Non-Controlling Holder copies of any notice, information and report that it is required to provide to the related Non-Serviced Directing Holder under the related Non-Serviced PSA with respect to the implementation of any recommended actions outlined in an asset status report relating to the related Non-Serviced Whole Loan or any proposed action to be taken in respect of a major decision under the related Non-Serviced PSA with respect to such Non-Serviced Whole Loan (for this purpose, without regard to whether such items are actually required to be provided to the related Non-Serviced Directing Holder due to the occurrence and continuance of a “control termination event” or a “consultation termination event” (or analogous concepts) under such Non-Serviced PSA) and (ii) to consult (or to use reasonable efforts to consult) each Non-Controlling Holder on a strictly non-binding basis (to the extent such party requests consultation after having received the aforementioned notices, information and reports) with respect to any such recommended actions by such Non-Serviced Special Servicer or any proposed action to be taken by such Non-Serviced Special Servicer in respect of the applicable major decision.

Such consultation right will expire ten (10) business days (or 5 business days with respect to the Tysons Corner Center Whole Loan) (or, with respect to an “acceptable insurance default” in the case of

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certain Non-Serviced Whole Loans, 30 days) after the delivery to such Non-Controlling Holder of written notice of a proposed action (together with copies of the notices, information and reports required to be delivered thereto), whether or not such Non-Controlling Holder has responded within such period (unless the related Non-Serviced Special Servicer proposes a new course of action that is materially different from the action previously proposed, in which case such ten (10) business day period (or 5 business day period with respect to the Tysons Corner Center Whole Loan) will be deemed to begin anew). In no event will the related Non-Serviced Special Servicer be obligated to follow or take any alternative actions recommended by any Non-Controlling Holder (or its representative).

If the related Non-Serviced Special Servicer determines that immediate action is necessary to protect the interests of the holders of the promissory notes comprising a Non-Serviced Whole Loan, it may take, in accordance with the servicing standard under the Non-Serviced PSA, any action constituting a major decision with respect to such Non-Serviced Whole Loan or any action set forth in any applicable asset status report before the expiration of the aforementioned ten (10) business day period (or 5 business day period with respect to the Tysons Corner Center Whole Loan).

In addition to the aforementioned consultation right, each Non-Controlling Holder will have the right to attend annual meetings (which may be held telephonically) with the related Non-Serviced Master Servicer or the related Non-Serviced Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to such Non-Serviced Master Servicer or Non-Serviced Special Servicer, as applicable, in which servicing issues related to the related Non-Serviced Whole Loan are discussed.

If a special servicer termination event under the related Non-Serviced PSA has occurred that affects a Non-Controlling Holder, such holder will have the right to direct the related Non-Serviced Trustee to terminate the related Non-Serviced Special Servicer under such Non-Serviced PSA solely with respect to the related Non-Serviced Whole Loan.

Custody of the Mortgage File

The Non-Serviced Custodian is the custodian of the mortgage file related to the related Non-Serviced Whole Loan (other than any promissory notes not contributed to the related Non-Serviced Securitization Trust).

Sale of Defaulted Mortgage Loan

If any Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related Non-Serviced Special Servicer decides to sell the related Control Note contributed to the Non-Serviced Securitization Trust, such Non-Serviced Special Servicer will be required to sell the related Non-Serviced Mortgage Loan and each Non-Serviced Pari Passu Companion Loan together as interests evidencing one whole loan. Notwithstanding the foregoing, and other than with respect to the Tysons Corner Center Whole Loan, the related Non-Serviced Special Servicer will not be permitted to sell a Non-Serviced Whole Loan without the consent of each Non-Controlling Holder (except, in certain cases, if the Non-Controlling Holder is the borrower or an affiliate of the borrower) unless it has delivered to such holder (a) at least fifteen (15) business days prior written notice of any decision to attempt to sell the related Non-Serviced Whole Loan, (b) at least ten (10) days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related Non-Serviced Special Servicer, a copy of the most recent appraisal and certain other supplementary documents (if requested by such holder), and (c) until the sale is completed, and a reasonable period (but no less time than is afforded to other offerors and the applicable Non-Serviced Directing Holder under the related Non-Serviced PSA) prior to the proposed sale date, all information and documents being provided to offerors or otherwise approved by the related Non-Serviced Master Servicer or Non-Serviced Special Servicer in connection with the proposed sale. With respect to the Tysons Corner Center Whole Loan, prior to selling the Tysons Corner Center Whole Loan, the related Non-Serviced Special Servicer will be required to provide each Non-Controlling Holder not less than ten (10) business days’ prior written notice of its intention to sell the Tysons Corner Center Whole Loan, however, the Non-Controlling Holders will not have similar consent right or rights to information as described above in connection with the sale of the Tysons Corner Center Whole Loan.

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Additional Information

Each of the tables presented in Annex A-2 sets forth selected characteristics of the pool of Mortgage Loans as of the Cut-off Date, if applicable. For a detailed presentation of certain additional characteristics of the Mortgage Loans and the Mortgaged Properties on an individual basis, see Annex A-1. For a brief summary of the 15 largest Mortgage Loans in the pool of Mortgage Loans, see Annex A-3.

The description in this prospectus, including Annexes A-1, A-2 and A-3, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this prospectus.

A Current Report on Form 8-K containing detailed information regarding the Mortgage Loans will be available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus and will be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with the PSA, with the United States Securities and Exchange Commission (the “SEC”) on or prior to the date of the filing of the final prospectus.

Additionally, an Asset Data File containing certain detailed information regarding the Mortgage Loans for the reporting period specified therein will be filed or caused to be filed by the depositor on Form ABS-EE on or prior to the date of filing of this prospectus and available to persons (including beneficial owners of the Offered Certificates) who receive this prospectus.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

German American Capital Corporation, Citi Real Estate Funding Inc., Barclays Capital Real Estate Inc., Goldman Sachs Mortgage Company and Bank of Montreal are sponsors of, and mortgage loan sellers in, this securitization transaction (in such capacity, the “Sponsors” or “Mortgage Loan Sellers”, as applicable).

For a description of certain affiliations, relationships and related transactions between the sponsors and the other transaction parties, see “Risk Factors—Risks Related to Conflicts of Interest” and “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

German American Capital Corporation

General. German American Capital Corporation, a Maryland corporation (“GACC”), is a sponsor, a mortgage loan seller and an originator in this securitization transaction. Deutsche Bank AG, New York Branch (“DBNY”), DBR Investments Co. Limited, an Exempted Company incorporated in the Cayman Islands (“DBRI”), each an affiliate of GACC, or GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans, except with respect to the Mortgage Loans set forth under “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for which GACC is identified as a Mortgage Loan Seller.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of (i) DBRI, an originator, (ii) DBNY, an originator, a Retaining Party and an initial Risk Retention Consultation Party, (iii) Deutsche Bank Securities Inc., an underwriter and (iv) the depositor. The principal offices of GACC are located at 1 Columbus Circle, New York, New York 10019. It is also expected that DBRI will be the holder of the companion loans (if any) for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole

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Loans—General” after the Closing Date in the ordinary course of business and such Companion Loans may be securitized in one or more future securitization transactions or otherwise transferred at any time.

Deutsche Bank AG (together with certain affiliates, “Deutsche Bank”) filed a Form 6-K with the SEC on December 23, 2016. The Form 6-K states that Deutsche Bank “has reached a settlement in principle with the Department of Justice in the United States (“DOJ”) regarding civil claims that the DOJ considered in connection with the bank’s issuance and underwriting of residential mortgage-backed securities (RMBS) and related securitization activities between 2005 and 2007. Under the terms of the settlement agreement, Deutsche Bank agreed to pay a civil monetary penalty of US dollar 3.1 billion and to provide US dollar 4.1 billion in consumer relief in the United States. The consumer relief is expected to be primarily in the form of loan modifications and other assistance to homeowners and borrowers, and other similar initiatives to be determined, and delivered over a period of at least five years.” On January 17, 2017, the DOJ issued a press release officially announcing a $7.2 billion settlement with Deutsche Bank “resolving federal civil claims that Deutsche Bank misled investors in the packaging, securitization, marketing, sale and issuance of residential mortgage-backed securities (RMBS) between 2006 and 2007. . . . The settlement requires Deutsche Bank to pay a $3.1 billion civil penalty under the Financial Institutions Reform, Recovery and Enforcement Act (FIRREA). Under the settlement, Deutsche Bank will also provide $4.1 billion in relief to underwater homeowners, distressed borrowers and affected communities.”

GACC’s Securitization Program. GACC has been engaged as an originator and/or seller/contributor of loans into CMBS securitizations for more than ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC is the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., (iii) the “Benchmark” program in which DMARC is the depositor on a rotating basis with GS Mortgage Securities Corporation II, J.P. Morgan Chase Commercial Mortgage Securities Corp. and Citigroup Commercial Mortgage Securities Inc., and (iv) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC acquires both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from October 1, 2010 through December 31, 2023 is approximately $107.249 billion.

GACC or its affiliates have purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. If GACC or its affiliates purchase loans for securitization, GACC or such affiliate will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC and its affiliates rely on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC and its affiliates have servicing arrangements is conducted under the purview of loan underwriting personnel.

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Pursuant to an MLPA, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex D-2), to the depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related MLPA, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The depositor will assign certain of its rights under each MLPA to the issuing entity. In addition, GACC has agreed to indemnify the depositor, the underwriters and/or certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “Pooling and Servicing Agreement—Assignment of the Mortgage Loans”.

Review of GACC Mortgage Loans.

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the DB Originators during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this prospectus.

With respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan, which was originated by BMO, portions of which are being sold by BMO, CREFI and GACC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

With respect to the Garden State Plaza Whole Loan, which was co-originated by GS Bank, GACC and Natixis Real Estate Capital LLC, portions of which are being sold by GSMC and GACC, the GSMC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GACC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this prospectus regarding the GACC Mortgage Loans. These procedures included:

●	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;
●	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GACC Data Tape; and
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●	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this prospectus. In anticipation of securitization of each GACC Mortgage Loan originated by the applicable DB Originator, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex D-1 and, if applicable, identified exceptions to those representations and warranties set forth on Annex D-2.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions of the Code.

GACC prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 5 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in Annex A-3.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GACC Mortgage Loan, GACC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

With respect to the GACC Mortgage Loans originated by a DB Originator, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—DB Originators’ Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated (or acquired and re-underwritten) in accordance with the applicable DB Originator’s origination procedures and underwriting criteria, except as described below under “—Exceptions”. GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

DB Originators’ Underwriting Guidelines and Processes.

General. DBRI, DBNY (also a Retaining Party and a Risk Retention Consultation Party) and GACC are each an originator and are affiliated with each other, Deutsche Bank Securities Inc., one of the underwriters, and the depositor. DBRI, DBNY and GACC are referred to as the “DB Originators” in this prospectus. Each DB Originator originates loans located in the United States that are secured by retail, multifamily, office, hotel and industrial/warehouse properties. All of the mortgage loans originated by a DB Originator generally are originated in accordance with the underwriting criteria described below. However,

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each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and we cannot assure you that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, the applicable DB Originator conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the applicable DB Originator’s underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this prospectus, all financial, occupancy and other information contained in this prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Cash Flow Analysis. The applicable DB Originator reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Information”.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by the applicable DB Originator and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool” and Annex A-1 and Annex A-3. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal obtained in accordance with the guidelines described under “—Appraisal and Loan-to-Value Ratio” below. In addition, a DB Originator may in some instances have reduced the term interest rate that such DB Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such DB Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

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Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a current (within 6 months of the origination date of the mortgage loan) comprehensive narrative appraisal conforming to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”) and Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisal is based on the “as-is” market value of the Mortgaged Property as of the date of value in its then-current condition, and in accordance with the Mortgaged Property’s highest and best use as determined within the appraisal. In certain cases, the applicable DB Originator may also obtain prospective or hypothetical values on an “as-stabilized”, “as-complete” and/or “hypothetical as-is” basis, reflecting stipulated assumptions including, but not limited to, leasing, occupancy, income normalization, construction, renovation, restoration and/or repairs at the Mortgaged Property. The applicable DB Originator then determines the loan-to-value ratio of the mortgage loan for origination or, if applicable, in connection with its acquisition of the mortgage loan, in each case based on the value and effective value dates set forth in the appraisal. In connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the applicable DB Originator relies upon the appraisal(s) obtained by the related originator. Such appraisal(s) may reflect a value for a particular Mortgaged Property that varies from an opinion of value of the applicable DB Originator. The information in this prospectus regarding such acquired mortgage loans, including, but not limited to, appraised values and loan-to-value ratios, reflects the information contained in such originator’s appraisal. We cannot assure you that the information set forth in this prospectus regarding the appraised values or loan-to-value ratios of such acquired mortgage loans would not be different if a DB Originator had originated such mortgage loans. See “Risk Factors—Risks Relating to the Mortgage Loans—Appraisals May Not Reflect Current or Future Market Value of Each Property”.

Evaluation of Borrower. The applicable DB Originator evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. The applicable DB Originator evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, the applicable DB Originator either (i) obtains or updates (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains or updates and the applicable DB Originator relies upon) an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the applicable DB Originator reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, the applicable DB Originator either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive

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appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Insurance Considerations”.

Physical Assessment Report. Prior to origination, the applicable DB Originator obtains (or, in connection with the applicable DB Originator’s acquisition and reunderwriting of a mortgage loan, the related originator obtains and the applicable DB Originator relies upon) a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. The applicable DB Originator reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the applicable DB Originator generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, the applicable DB Originator may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related Mortgage Loan documents.

Title Insurance Policy. The borrower is required to provide, and the applicable DB Originator reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and the applicable DB Originator reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the applicable DB Originator may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. The applicable DB Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, the applicable DB Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial

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mortgage loans originated by a DB Originator. The typical required escrows for mortgage loans originated by a DB Originator are as follows:

●	Taxes – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the applicable DB Originator with sufficient funds to satisfy all taxes and assessments. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or the applicable DB Originator may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Insurance – An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide the applicable DB Originator with sufficient funds to pay all insurance premiums. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves – Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions – A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.
●	Deferred Maintenance – A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.
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●	Environmental Remediation – An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. The applicable DB Originator may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

The applicable DB Originator may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) the applicable DB Originator’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) the applicable DB Originator has structured springing escrows that arise for identified risks, (v) the applicable DB Originator has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) the applicable DB Originator believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—DB Originators’ Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by GACC may vary from, or may not comply with, the applicable DB Originator’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by GACC, the applicable DB Originator may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions. Disclosed above are the DB Originator’s general underwriting guidelines with respect to the GACC Mortgage Loans. One or more GACC Mortgage Loans may vary from the specific DB Originator’s underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more GACC Mortgage Loans, a DB Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases set forth below, the applicable DB Originator made exceptions and the underwriting of a particular GACC Mortgage Loan did not comply with all aspects of the disclosed criteria.

The GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above, except that the Cut-Off Date LTV Ratios for the 100 Valley Hill Road Mortgage Loan and the Four Points Greensboro Mortgage Loan, both of which are interest only Mortgage Loans, are 73.7% and 66.4% respectively. DB Originators typically require a Cut-off Date LTV Ratio of not more than 65.0% for interest only loans. GACC’s decision to include the 100 Valley Hill Road Mortgage Loan in the pool was based on the following factors, among others: (i) the borrower has invested approximately $3.4 million ($37,350 per unit) in capital expenditures since acquiring the Mortgaged Property with various renovations to the interior and exterior of the Mortgaged Property, (ii) the Mortgaged Property is 95.6% occupied as of the rent roll dated December 18, 2023, (iii) according to a third party market report, as of the first quarter of 2023, asking rents at the 100 Valley Hill Road Property were 8.9% below the reported average multifamily submarket rental rate, and (iv) the Mortgaged Property’s access to Interstate-75 (three miles) and public transportation. GACC’s decision to include the Four Points Greensboro Mortgage Loan in the pool was based on the following factors, among others: (i) the borrower is required to complete a PIP during the term of the Mortgage Loan, for which, at origination, (a) $404,000 was deposited into a PIP reserve, and (b) $900,000 was deposited into a soft goods PIP reserve and an additional $7,500 a month is required to be reserved until the amounts on deposit in such soft goods PIP reserve equal $1,605,500 and (ii) the Mortgage Loan has an UW NCF Debt Yield of 14.5% and an UW NCF DSCR of 1.96x.

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Compliance with Rule 15Ga-1 under the Exchange Act. GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2023. GACC’s “Central Index Key” number is 0001541294. With respect to the period from and including October 1, 2020 to and including September 30, 2023, GACC did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization. Neither GACC nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that DBNY (a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules) of GACC) will retain the DBNY VRR Interest Portion as described under “Credit Risk Retention”. However, GACC and/or its affiliates may acquire or own in the future certain additional classes of certificates issued by the issuing entity. Any such party will have the right to dispose of any such certificates (other than the DBNY VRR Interest Portion) at any time. DBNY or an affiliate will be required to retain the DBNY VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—German American Capital Corporation” has been provided by GACC.

Citi Real Estate Funding Inc.

Citi Real Estate Funding Inc. (“CREFI”) is a sponsor and a mortgage loan seller. The respective Mortgage Loans that CREFI is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “CREFI Mortgage Loans”. CREFI originated or co-originated all of the CREFI Mortgage Loans.

CREFI is a New York corporation organized in 2014 and is a wholly-owned subsidiary of Citibank, N.A., a national banking association, which is in turn a wholly-owned subsidiary of Citicorp LLC, a Delaware limited liability company, which is in turn a wholly-owned subsidiary of Citigroup Inc., a Delaware corporation. CREFI maintains its principal office at 388 Greenwich Street, New York, New York 10013, Attention: Mortgage Finance Group, and its facsimile number is (212) 723-8604. CREFI is an affiliate of Citigroup Global Markets Inc. (one of the underwriters). CREFI makes, and purchases (or may purchase) from lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions.

Neither CREFI nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against CREFI for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or material breaches of the representations and warranties made by CREFI in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements—General”.

CREFI’s Commercial Mortgage Origination and Securitization Program

CREFI, directly or through correspondents or affiliates, originates multifamily and commercial mortgage loans throughout the United States. CREFI has been engaged in the origination of multifamily and commercial mortgage loans for securitization since January 2017, and in the securitization of multifamily and commercial mortgage loans since April 2017. The multifamily and commercial mortgage loans originated by CREFI may include both fixed rate loans and floating rate loans. CREFI is an affiliate of Citigroup Global Markets Realty Corp. (“CGMRC”), which was engaged in the origination of multifamily and commercial mortgage loans for securitization from 1996 to 2017. Many CREFI staff worked for CGMRC, and CREFI’s underwriting guidelines, credit committee approval process and loan documentation are substantially similar to CGMRC’s. CREFI securitized approximately $4.4 billion, $7.3 billion, $11.4 billion, $7.8 billion, $15.9 billion, $11.1 billion and $6.7 billion of multifamily and commercial mortgage loans in public and private offerings during the calendar years 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

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In addition, in the normal course of its business, CREFI may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by CREFI.

In connection with the commercial mortgage securitization transactions in which it participates, CREFI generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

CREFI will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

CREFI generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally, CREFI and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the CREFI Mortgage Loans

Overview. In connection with the preparation of this prospectus, CREFI conducted a review of the Mortgage Loans or portions thereof that it is selling to the depositor. The review was conducted as set forth below and was conducted with respect to each of the CREFI Mortgage Loans. No sampling procedures were used in the review process.

Database. First, CREFI created a database of information (the “CREFI Securitization Database”) obtained in connection with the origination of the CREFI Mortgage Loans, including:

●	certain information from the CREFI Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by CREFI’s deal team for each of the CREFI Mortgage Loans during the underwriting process.

CREFI also included in the CREFI Securitization Database certain updates to such information received by CREFI’s securitization team after origination, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of CREFI’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any CREFI Mortgage Loan.

Using the information in the CREFI Securitization Database, CREFI created a Microsoft Excel file (the “CREFI Data File”) and provided that file to the depositor for the inclusion in this prospectus (particularly in Annexes A-1, A-2 and A-3 to this prospectus) of information regarding the CREFI Mortgage Loans.

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With respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan, which was originated by BMO, portions of which are being sold by BMO, CREFI and GACC, the BMO Data File was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. CREFI engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by CREFI, relating to information in this prospectus regarding the CREFI Mortgage Loans. These procedures included:

●	comparing the information in the CREFI Data File against various source documents provided by CREFI that are described above under “—Database”;
●	comparing numerical information regarding the CREFI Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the CREFI Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the CREFI Mortgage Loans disclosed in this prospectus.

Legal Review. CREFI also reviewed and responded to a Due Diligence Questionnaire (as defined below) relating to the CREFI Mortgage Loans, which questionnaire was prepared by the depositor’s legal counsel for use in eliciting information relating to the CREFI Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the CREFI Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt. For example, the due diligence questionnaire (a “Due Diligence Questionnaire”) may seek to elicit, among other things, the following information:

●	whether any mortgage loans were originated by third party originators and the names of such originators, and whether such mortgage loans were underwritten or re-underwritten in accordance with CREFI’s (or the applicable mortgage loan seller’s) criteria;
●	whether any mortgage loans are not first liens, or have a loan-to-value ratio greater than 80%;
●	whether any mortgage loans are 30 days or more delinquent with respect to any monthly debt service payment as of the Cut-off Date or have been 30 days or more delinquent at any time during the 12-month period immediately preceding the Cut-off Date;
●	a description of any material issues with respect to any of the mortgage loans;
●	whether any mortgage loans permit, or have existing, mezzanine debt, additional debt secured by the related mortgaged properties or other material debt, and the material terms and conditions for such debt;
●	whether any mortgaged properties have additional debt that is included in another securitization transaction and information related to such other securitization transaction;
●	whether intercreditor agreements, subordination and standstill agreements or similar agreements are in place with respect to secured debt, mezzanine debt or additional debt and the terms of such agreements;
●	whether any mortgage loans are interest-only for their entire term or a portion of their term;
●	whether any mortgage loans permit prepayment or defeasance (in whole or in part), or provide for yield maintenance, and the types of prepayment lock-out provisions and prepayment charges that apply;
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●	whether any mortgage loans permit the release of all or a portion of the related mortgaged properties, and the material terms of any partial release, substitution and condemnation/casualty provisions;
●	whether any mortgage loans are cross-collateralized or secured by multiple properties, or have related borrowers with other mortgage loans in the subject securitization;
●	whether any mortgage loans have a right of first refusal or right of first offer or similar options, in favor of a tenant or any other party;
●	whether there are post-close escrows or earn-out reserves that could be used to pay down the mortgage loan, or whether there are escrows or holdbacks that have not been fully funded;
●	information regarding lockbox arrangements, grace periods interest accrual and amortization provisions, non-recourse carveouts, and any other material provisions with respect to the mortgage loan;
●	whether the borrower or sponsor of any related borrower has been subject to bankruptcy proceedings, or has a past or present material criminal charge or record;
●	whether any borrower is not a special purpose entity;
●	whether any borrowers or sponsors of related borrowers have been subject to litigation or similar proceedings and the material terms thereof;
●	whether any borrower under a mortgage loan is affiliated with a borrower under another mortgage loan to be included in the issuing entity;
●	whether any of the mortgage loans is a leasehold mortgage, the terms of the related ground lease, and whether the term of the related ground lease extends at least 20 years beyond the stated loan maturity;
●	a list of any related Mortgaged Properties for which a single tenant occupies over 50% of such property, and whether there are any significant lease rollovers at a particular Mortgaged Property;
●	a list of any significant tenant concentrations or material tenant issues, e.g., dark tenants, subsidized tenants, government or student tenants, or Section 8 tenants, etc.;
●	a description of any material leasing issues at the related Mortgaged Properties;
●	whether any related Mortgaged Properties are subject to condemnation proceedings or litigation;
●	a list of related Mortgaged Properties for which a Phase I environmental site assessment has not been completed, or for which a Phase II environmental site assessment was performed, and whether any environmental site assessment reveals any material adverse environmental condition or circumstance at any related Mortgaged Property except for those which will be remediated by the Cut-off Date;
●	whether there is any terrorism, earthquake, tornado, flood, fire or hurricane damage with respect to any of the related Mortgaged Properties, or whether there are any zoning issues at the mortgaged properties;
●	a list of Mortgaged Properties for which an engineering inspection has not been completed and whether any property inspection revealed material issues; and/or
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●	general information regarding property type, condition, use, plans for renovation, etc.

CREFI also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex D-1 to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. CREFI compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the depositor for inclusion on Annex D-3 to this prospectus. In addition, for each CREFI Mortgage Loan originated by CREFI or one of its affiliates, CREFI prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each CREFI Mortgage Loan, if any, purchased by CREFI or its affiliates from a third-party originator of such CREFI Mortgage Loan, CREFI reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such CREFI Mortgage Loan to CREFI or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related Mortgaged Property provided by the originator of such CREFI Mortgage Loan, prepared exceptions to the representations and warranties in the MLPA based upon such review, and provided them to the depositor for inclusion on Annex D-3 to this prospectus. With respect to any CREFI Mortgage Loan that is purchased by CREFI or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between CREFI or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of CREFI or its affiliates. The rights, if any, that CREFI or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the trustee for this securitization, and the Certificateholders and the trustee for this securitization will not have any recourse against the third party originator in connection with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, CREFI, as mortgage loan seller, with respect to the CREFI Mortgage Loans under the related MLPA constitutes the sole remedy available to the Certificateholders and the trustee for this securitization for any uncured material breach of any of CREFI’s representations and warranties regarding the CREFI Mortgage Loans, including any CREFI Mortgage Loans that were purchased by CREFI or its affiliates from a third party originator.

In addition, with respect to each CREFI Mortgage Loan, CREFI reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

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Certain Updates. Furthermore, CREFI requested the borrowers under the CREFI Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if CREFI became aware of a significant natural disaster in the vicinity of a Mortgaged Property relating to a CREFI Mortgage Loan, CREFI requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries. Finally, CREFI prepared, and reviewed with origination counsel and/or securitization counsel, the Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the CREFI Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3.

Findings and Conclusions. Based on the foregoing review procedures, CREFI found and concluded that the disclosure regarding the CREFI Mortgage Loans in this prospectus is accurate in all material respects. CREFI also found and concluded that the CREFI Mortgage Loans were originated in accordance with CREFI’s origination procedures and underwriting criteria, except for any material deviations described under “—Exceptions to CREFI’s Disclosed Underwriting Guidelines” below. CREFI attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CREFI’s Underwriting Guidelines and Processes

General. CREFI’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the procedures and underwriting criteria described below. However, variations from the procedures and criteria described below may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by CREFI. Therefore, this general description of CREFI’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all criteria set forth below.

Process. The credit underwriting process for each of CREFI’s loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of CREFI. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of CREFI’s deal team or one of its agents performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

CREFI’s deal team or one of its agents also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination

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of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CREFI’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

Credit Approval. All commercial mortgage loans must be presented to one or more credit committees that include senior real estate professionals among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. CREFI’s underwriting standards generally require a minimum debt service coverage ratio of 1.20x and a maximum loan-to-value ratio of 80%. However, these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and CREFI’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless CREFI determines that information in its possession has become stale.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and, when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

Amortization Requirements. While CREFI’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and debt service coverage ratio set forth in this prospectus and Annex A-1 to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. CREFI may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, CREFI may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of CREFI’s commercial mortgage loans.

Generally, CREFI requires escrows as follows:

Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional sponsor or the sponsor is a high net worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or reimburse the landlord for the real estate taxes paid.

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Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iii) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.

Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.

Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.

Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the CREFI Mortgage Loans, please see Annex A-1 to this prospectus.

Title Insurance Policy. The borrower is required to provide, and CREFI or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the mortgage loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Insurance. CREFI requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the mortgage loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that CREFI deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the CREFI Mortgage Loans, CREFI generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property.

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Appraisal

CREFI obtains an appraisal meeting the requirements described in the mortgage loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that CREFI deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report

CREFI generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by CREFI. CREFI or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, CREFI generally requires that the condition be addressed in a manner that complies with the mortgage loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that CREFI deems material.

Property Condition Report

CREFI generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by CREFI. CREFI or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, CREFI often requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing

Interim servicing for all of CREFI’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with CREFI, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to CREFI’s Disclosed Underwriting Guidelines

One or more of the CREFI Mortgage Loans may vary from the specific CREFI underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the CREFI Mortgage Loans, CREFI may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. None of the CREFI Mortgage Loans have exceptions to the related underwriting criteria.

Certain characteristics of the CREFI Mortgage Loans can be found on Annex A-1.

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Compliance with Rule 15Ga-1 under the Exchange Act

CREFI most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. CREFI’s Central Index Key is 0001701238. With respect to the period from and including October 1, 2020 to and including September 30, 2023, CREFI has no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither CREFI nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization, except that (i) CREFI (or a “majority-owned affiliate” (as defined in Regulation RR) of CREFI) will retain the CREFI VRR Interest Portion and (ii) an affiliate of CREFI may purchase the Class R certificates. However, CREFI and/or its affiliates may retain on the Closing Date, or own in the future certain additional certificates. Any such party will have the right to dispose of any such certificates (other than the CREFI VRR Interest Portion) at any time. CREFI (or a majority-owned affiliate of CREFI) will be required to retain the CREFI VRR Interest Portion as further described under “Credit Risk Retention”.

The information set forth under “—Citi Real Estate Funding Inc.” has been provided by CREFI.

Barclays Capital Real Estate Inc.

General

Barclays Capital Real Estate Inc., a Delaware corporation (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters. Barclays is an indirect subsidiary of Barclays Capital Holdings Inc., a Delaware corporation (“Barclays Holdings”). The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity. In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria. Barclays’ role also includes leading and participating in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies. In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays was engaged in commercial mortgage loan securitization in the United States from 2004 through 2008 and reengaged in commercial mortgage loan securitization in the United States in 2018. Certain affiliates of Barclays have been engaged in commercial mortgage loan securitization in the United States since 2011. The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions. The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●	Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hotel, multifamily, manufactured housing, healthcare, self storage and industrial properties. These loans are primarily originated for the purpose of securitization.
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●	Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties. These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.
●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions. Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays commenced selling commercial mortgage loans into U.S. securitizations in 2004. During the period commencing in 2004 and ending on December 31, 2023, Barclays or its affiliates were the loan sellers in approximately 208 commercial mortgage-backed securitization transactions. Approximately $56.0 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays or its affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and through December 31, 2023:

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays or its Affiliates (as loan seller) (approximate)
2023	$2,492,806,501
2022	$5,480,581,529
2021	$7,252,313,300
2020	$3,115,245,750
2019	$4,983,162,802
2018	$3,937,789,900
2017	$4,971,606,254
2016	$3,031,242,500
2015	$5,276,099,519
2014	$3,351,106,750
2013	$2,723,393,594
2012	$2,056,096,250
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020
Review of Barclays Mortgage Loans

Overview. Barclays has conducted a review of the Mortgage Loans (or portions thereof) for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this prospectus. The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays’ offices (in certain cases remotely) (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan. The database was compiled from, among other sources, the related loan documents, underwriting cash flow file, appraisals,

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environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process. After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this prospectus.

Data Comparison and Recalculation. Barclays and Barclays Capital Inc. engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this prospectus regarding the Barclays Mortgage Loans. These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;
●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the Barclays Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this prospectus.

Legal Review. Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties. Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans. Such assistance included, among other things, (i) a review of Barclays’ asset summary reports for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this prospectus is accurate in all material respects. Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, except as described under “—Barclays’ Underwriting

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Guidelines and Processes—Exceptions” below. Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution. Barclays will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with a material breach of a representation or warranty or a material document defect. Barclays, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related mortgage loan purchase agreement and the pooling and servicing agreement (“Barclays’ Qualification Criteria”). Barclays will engage a third party accounting firm to compare the Barclays’ Qualification Criteria against the underlying source documentation to verify the accuracy of the review by Barclays and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act. Legal counsel will also be engaged by Barclays to render any tax opinion required in connection with the substitution.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below. Additionally, Barclays reviews the underwriting guidelines of the applicable originator for any Barclays Mortgage Loans that were acquired by Barclays to ensure that each acquired Barclays Mortgage Loan was underwritten pursuant to the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan. These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines. For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions” below. Barclays originates mortgage loans principally for securitization.

General. Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office. Barclays may use table funding arrangements through third party origination platforms that have origination offices in additional locations. Bankers at Barclays and at any table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans. Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria. All mortgage loans, including any originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

Loan Analysis. Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan. In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references. In general, the analysis of the collateral includes a site visit (in certain cases by a third party) and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property. Each report is reviewed for acceptability by a real estate finance loan underwriter. The borrower’s and property manager’s experience and presence in the subject market are also reviewed. Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

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Loan Approval. All mortgage loans originated or table funded by Barclays must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios. A loan-to-value ratio, generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate, is considered. The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance. However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

In addition, Barclays may in some instances have reduced the term interest rate that Barclays would otherwise charge on a Barclays Mortgage Loan based on the credit and collateral characteristics of the related Mortgaged Property and structural features of the Barclays Mortgage Loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related Barclays Mortgage Loan satisfied Barclays’ minimum debt service coverage ratio underwriting requirements for such Barclays Mortgage Loan.

Escrow Requirements. Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon the occurrence of a trigger event. In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender. Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 for instances in which reserves were not taken):

●	Taxes—Typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where there is a low loan-to-value ratio or (iv) any Escrow/Reserve Mitigating Circumstances.
●	Insurance—If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12 of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, (iv) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property),(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. Barclays relies on information provided by an independent engineer to make this determination. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is
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leased to a tenant that repairs and maintains its portion of the Mortgaged Property), (iii) where there is institutional sponsorship or a high net worth individual, (iv) where there is a low loan-to-value ratio or (v) any Escrow/Reserve Mitigating Circumstances.
●	Completion Repair/Environmental Remediation—Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, Barclays generally requires that at least 100% – 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation, (iii) the Mortgaged Property is a single tenant property (or substantially leased to a single tenant) and the tenant is responsible for the repairs, (iv) the amount recommended is less than $50,000, (v) a repair or replacement item that does not materially impact the function, performance or value of the property or (vi) any Escrow/Reserve Mitigating Circumstances.
●	Tenant Improvement/Lease Commissions—In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at origination of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the Mortgaged Property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated,(v) where there is a low loan-to-value ratio or (vi) any Escrow/Reserve Mitigating Circumstances.
●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.
●	Other Factors—Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Barclays may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) Barclays’ evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) Barclays has structured springing escrows that arise for identified risks, (v) Barclays has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) Barclays believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Servicing. Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Midland Loan Services, a Division of PNC Bank, National Association.

Exceptions. Notwithstanding the discussion under “—Barclays’ Underwriting Guidelines and Processes” above, one or more of the Barclays Mortgage Loans may vary from, or do not comply with, Barclays underwriting guidelines described above. In addition, in the case of one or more of the Barclays Mortgage Loans, Barclays may not have strictly applied the underwriting guidelines described above as the result of a case by case permitted exception based upon other compensating factors. In some cases, due to the impact of COVID-19, some tenants may have received rent relief/forbearances or may not

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have paid their rent when due. On a case-by-case basis, the lender may be adjusting underwritten rent to reflect these situations. For any material exceptions to Barclays’ underwriting guidelines described above in respect of the Barclays Mortgage Loans, see “Description of the Mortgage Pool—Exceptions to Underwriting Guidelines” in this prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS-15G on November 8, 2023 in connection with it being a securitizer of certain types of mortgage loans. Barclays’ Central Index Key is 0001549574. As of September 30, 2023, it has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

Retained Interests in This Securitization

Neither Barclays nor any of its affiliates intends to retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. In addition, Barclays or its affiliates may retain or own in the future certain classes of certificates. Any such party will have the right to dispose of such certificates at any time.

Neither Barclays nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against Barclays for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”. Barclays Holdings will agree to repurchase or substitute Barclays Mortgage Loans with material document defects or material breaches of representations and warranties to the same extent as Barclays. Notwithstanding the existence of any such agreement, no assurance can be provided that Barclays or Barclays Holdings will have the financial ability to effect or cause any such repurchase or substitution and no other entity will be responsible for doing so if Barclays and Barclays Holdings fail with respect to such obligations.

From time to time, Barclays is engaged in various legal and/or regulatory matters, which may include legal proceedings by or against Barclays, enquiries and examinations, requests for information, audits, investigations and legal and other proceedings by regulators, governmental and other public bodies in connection with areas of banking and business activities in which Barclays is or has been engaged.

The information set forth under “—Barclays Capital Real Estate Inc.” has been provided by Barclays.

Goldman Sachs Mortgage Company

General

Goldman Sachs Mortgage Company (“GSMC”) is a New York limited partnership, is a sponsor and a mortgage loan seller. The respective Mortgage Loans that GSMC is selling to the depositor in this securitization transaction are collectively referred to in this prospectus as the “GSMC Mortgage Loans”.

GSMC was formed in 1984. Its general partner is Goldman Sachs Real Estate Funding Corp. and its limited partner is Goldman Sachs Bank USA (“GS Bank”). GSMC’s executive offices are located at 200 West Street, New York, New York 10282, telephone number (212) 902-1000. GSMC is an affiliate of GS Bank, an originator, and Goldman Sachs & Co. LLC, an underwriter.

GS Bank is the originator (or co-originator) of all of the GSMC Mortgage Loans. See “Description of the Mortgage Pool—Co-Originated or Unaffiliated Third-Party Originated Mortgage Loans” for additional information.

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Neither GSMC nor any of its affiliates will insure or guarantee distributions on the certificates. The Certificateholders will have no rights or remedies against GSMC for any losses or other claims in connection with the certificates or the Mortgage Loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by GSMC in the related MLPA as described under “Description of the Mortgage Loan Purchase Agreements”.

GSMC’s Commercial Mortgage Securitization Program

As a sponsor, GSMC originates and acquires fixed and floating rate commercial mortgage loans and either by itself or together with other sponsors or mortgage loan sellers, organizes and initiates the public and/or private securitization of such commercial mortgage loans by transferring the commercial mortgage loans to a securitization depositor, including GS Mortgage Securities Corporation II or another entity that acts in a similar capacity. In coordination with its affiliates, Goldman Sachs Commercial Mortgage Capital, L.P., Goldman Sachs Bank USA (“GS Bank”) and other unaffiliated underwriters, GSMC works with rating agencies, investors, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction.

From the beginning of its participation in commercial mortgage securitization programs in 1996 through December 31, 2023, GSMC originated or acquired approximately 3,325 fixed and floating rate commercial and multifamily mortgage loans with an aggregate original principal balance of approximately $165.7 billion. As of December 31, 2023, GSMC had acted as a sponsor and mortgage loan seller on approximately 438 fixed and floating-rate commercial mortgage-backed securitization transactions. GSMC securitized approximately $2.165 billion, $4.636 billion, $6.586 billion, $5.098 billion, $6.284 billion, $6.972 billion, $11.730 billion, $8.548 billion, $9.960 billion, $6.823 billion, $14.906 billion, $7.173 billion and $5.857 billion of commercial mortgage loans in public and private offerings in calendar years 2011, 2012, 2013, 2014, 2015, 2016, 2017, 2018, 2019, 2020, 2021, 2022 and 2023, respectively.

Review of GSMC Mortgage Loans

Overview. GSMC, in its capacity as the sponsor of the GSMC Mortgage Loans, has conducted a review of the GSMC Mortgage Loans in connection with the securitization described in this prospectus. The review of the GSMC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GSMC’s affiliates or, in certain circumstances, are consultants engaged by or on behalf of GSMC (the “GSMC Deal Team”). The review procedures described below were employed with respect to all of the GSMC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the GSMC Deal Team created a database of loan-level and property-level information relating to each GSMC Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Goldman Originator during the underwriting process. After origination of each GSMC Mortgage Loan, the GSMC Deal Team updated the information in the database with respect to the GSMC Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GSMC Deal Team.

A data tape (the “GSMC Data Tape”) containing detailed information regarding each GSMC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The GSMC Data Tape was used by the GSMC Deal Team to provide certain numerical information regarding the GSMC Mortgage Loans in this prospectus.

With respect to the Tysons Corner Center Whole Loan, which was co-originated by GS Bank, DBNY, BMO and JPMorgan Chase Bank, National Association, portions of which are being sold by GACC,

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GSMC, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

Data Comparison and Recalculation. GSMC engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GSMC, relating to information in this prospectus regarding the GSMC Mortgage Loans. These procedures included:

●	comparing certain information in the GSMC Data Tape against various source documents provided by GSMC that are described above under “—Database”;
●	comparing numerical information regarding the GSMC Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the GSMC Data Tape; and
●	recalculating certain percentages, ratios and other formulae relating to the GSMC Mortgage Loans disclosed in this prospectus.

Legal Review. GSMC engaged various law firms to conduct certain legal reviews of the GSMC Mortgage Loans for disclosure in this prospectus. In anticipation of the securitization of each GSMC Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from GSMC’s standard form loan documents. In addition, origination counsel for each GSMC Mortgage Loan reviewed GSMC’s representations and warranties set forth on Annex E-1 and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GSMC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain GSMC Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the GSMC Mortgage Loans prepared by origination counsel and (iii) a review of a due diligence questionnaire completed by the GSMC Deal Team. Securitization counsel also reviewed the property release provisions, if any, for each GSMC Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions. In addition, for each GSMC Mortgage Loan originated by GSMC or its affiliates, GSMC prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process.

Based on their respective reviews of pertinent sections of the related Mortgage Loan documents, origination counsel or securitization counsel also assisted in the preparation of the Mortgage Loan summaries of those of the GSMC Mortgage Loans included in the ten largest Mortgage Loans in the Mortgage Pool, and the abbreviated Mortgage Loan summaries for those of the GSMC Mortgage Loans included in the next five largest Mortgage Loans in the Mortgage Pool, which summaries are incorporated in “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” on Annex A-3. The applicable borrowers and borrowers’ counsel reviewed these GSMC Mortgage Loan summaries as well.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GSMC Mortgage Loan, GSMC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. GSMC conducted a search with respect to each borrower under a GSMC Mortgage Loan to determine whether it filed for bankruptcy after origination of the GSMC Mortgage Loan. If GSMC became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a GSMC Mortgage Loan, GSMC obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The GSMC Deal Team also consulted with the Goldman Originator to confirm that the GSMC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—Goldman Originator’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below.

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Findings and Conclusions. Based on the foregoing review procedures, GSMC determined that the disclosure regarding the GSMC Mortgage Loans in this prospectus is accurate in all material respects. GSMC also determined that the GSMC Mortgage Loans were originated or acquired in accordance with GSMC’s origination procedures and underwriting criteria except as described under “—Goldman Originator’s Underwriting Guidelines and Processes—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below. GSMC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

The Goldman Originator

GS Bank is affiliated with GSMC, one of the sponsors, and Goldman Sachs & Co. LLC, one of the underwriters. GS Bank is referred to as the “Goldman Originator” in this prospectus.

The primary business of the Goldman Originator is the underwriting and origination, either by itself or together with another originator, of mortgage loans secured by commercial or multifamily properties. The commercial mortgage loans originated by the Goldman Originator include both fixed and floating rate commercial mortgage loans and such commercial mortgage loans are often included in both public and private securitizations. Many of the commercial mortgage loans originated by GS Bank are acquired by GSMC and sold to securitizations in which GSMC acts as sponsor and/or loan seller.

Fixed Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Fixed Rate Loans Originated (approximate)	Total Goldman Originator Fixed Rate Loans Securitized (approximate)
2023	$4.2 billion	$3.8 billion
2022	$770 million	$1.8 billion
2021	$4.2 billion	$2.6 billion
2020	$2.7 billion	$3.7 billion
2019	$6.0 billion	$5.3 billion
2018	$3.1 billion	$2.6 billion
2017	$7.3 billion	$7.7 billion
2016	$6.1 billion	$5.2 billion
2015	$6.2 billion	$6.0 billion
2014	$2.9 billion	$3.1 billion
2013	$5.0 billion	$5.3 billion
2012	$5.6 billion	$4.6 billion
2011	$2.3 billion	$2.2 billion
2010	$1.6 billion	$1.1 billion
2009	$400 million	$400 million

(1) Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

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Floating Rate Commercial Mortgage Loans(1)

Year	Total Goldman Originator Floating Rate Loans Originated (approximate)	Total Goldman Originator Floating Rate Loans Securitized (approximate)
2023	$2.1 billion	$2.1 billion
2022	$4.8 billion	$5.4 billion
2021	$9.5 billion	$12.4 billion
2020	$4.8 billion	$3.1 billion
2019	$6.4 billion	$4.7 billion
2018	$8.1 billion	$5.9 billion
2017	$5.6 billion	$4.0 million
2016	$2.3 billion	$1.6 million
2015	$2.0 billion	$261.0 million
2014	$3.2 billion	$2.0 billion
2013	$777 million	$1.3 billion
2012	$1.9 billion	$0
2011	$140 million	$0
2010	$0	$0
2009	$40 million	$0

(1) Represents origination for the Goldman Originator and affiliates of the Goldman Originator originating commercial mortgage loans.

Goldman Originator’s Underwriting Guidelines and Processes

The Goldman Originator’s commercial mortgage loans are primarily originated in accordance with the origination procedures and underwriting criteria described below. However, variations from these procedures and criteria may occur as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor, or any other pertinent information deemed material by the Goldman Originator. Therefore, this general description of the Goldman Originator’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below. For important information about the circumstances that have affected the underwriting of a GSMC Mortgage Loan in the mortgage pool, see “—Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines” below and “Annex E-2—Exceptions to GSMC Representations and Warranties”.

The underwriting process for each mortgage loan originated by the Goldman Originator is performed by an origination team comprised of real estate professionals which typically includes an originator, analyst, loan officer and commercial closer. This team conducts a review of the related mortgaged property, which typically includes an examination of historical operating statements (if available), rent rolls, certain tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering. In certain cases, the Goldman Originator may engage an independent third party due diligence provider, pursuant to a program of specified procedures, to assist in the underwriting and preparation of analyses required by such procedures, subject to the oversight and ultimate review and approval by the Goldman Originator origination team.

A member of the Goldman Originator origination team performs or engages a third party to perform an inspection of the property in order to assess the physical quality of the collateral, confirm tenancy, and determine visibility and accessibility of the property as well as proximity to major thoroughfares, transportation centers, employment sources, retail areas, educational facilities and recreational areas. Such site inspections are also generally used to assess the submarket in which the property is located and to evaluate the property’s competitiveness within its market.

The Goldman Originator origination team also performs a review of the financial status, credit history and background of the borrower and certain key principals of the borrower. Among the items generally

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reviewed are financial statements, independent credit reports, criminal/background investigations, and specific searches in select jurisdictions for judgments, liens, bankruptcy and pending litigation.

After the compilation and review of all documentation and other relevant considerations, the origination team finalizes its underwriting analysis of the property’s cash flow in accordance with the property specific cash flow underwriting guidelines of the Goldman Originator. Determinations are also made regarding the implementation of appropriate loan terms to structure around risks, resulting in features such as ongoing escrows or up front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit committee package is prepared to summarize all of the above referenced information.

All commercial mortgage loans must be presented to one or more credit committees which consist of senior real estate professionals, among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended or request additional due diligence, modify the terms, or reject the loan entirely.

The Goldman Originator’s underwriting guidelines generally require that a mortgage loan have, at origination, a minimum underwritten debt service coverage ratio of 1.20x for multifamily properties, 1.40x for hospitality properties and 1.25x for all other property types and maximum loan-to-value ratio of 80% for multifamily properties and 75% for all other property types. However these thresholds are guidelines and exceptions may be made on the merits of each individual loan taking into account such factors as reserves, letters of credit and/ or guarantees, the Goldman Originator’s judgment of the property and/or market performance in the future. In addition, a Goldman Originator may in some instances have reduced the term interest rate that such Goldman Originator would otherwise charge on a mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related mortgage loan satisfied such Goldman Originator’s minimum debt service coverage ratio underwriting requirements for such mortgage loan.

Certain properties may also be encumbered by, or otherwise support payments on, subordinate debt and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. It is possible that the Goldman Originator or an affiliate will be a lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory. When such additional debt is taken into account, the aggregate debt may not conform to the aforementioned debt service coverage ratio and loan-to-value ratio parameters.

The Goldman Originator may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves. In addition, the Goldman Originator may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by the Goldman Originator.

Generally, the required escrows for GSMC Mortgage Loans are as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional or high net-worth individual property sponsor or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.
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●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy or (ii) if the related mortgaged property is a single tenant property and the related tenant is required to obtain insurance directly or self-insures.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.
●	Tenant Improvement / Leasing Commissions—Tenant improvement / leasing commission reserves may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term or (ii) where rent at the related mortgaged property is considered below market.
●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) the deferred maintenance amount does not materially impact the function, performance or value of the property or (iii) if the related mortgaged property is a single tenant property the tenant is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues or (ii) environmental insurance is obtained or already in place.

For a description of the escrows collected with respect to the GSMC Mortgage Loans, please see Annex A-1.

The Goldman Originator and its origination counsel will generally examine whether the use and occupancy of the property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower. In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, the Goldman Originator may require an endorsement to the title insurance policy and/or the acquisition of law and ordinance coverage in the casualty insurance policy with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement imposing recourse liability from a principal of the borrower is provided to cover losses.

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The borrower is required to provide, and the Goldman Originator or its origination counsel typically will review, a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Except in certain instances where credit rated tenants are required to obtain insurance or may self-insure, the Goldman Originator typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser (x) of the outstanding principal balance of the mortgage loan and (y) 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency as a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of: (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property and (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968, except in some cases where self-insurance is permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In some cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the seismic report indicates that the PML or SEL is greater than 20%.

In the course of originating the GSMC Mortgage Loans, the Goldman Originator generally considered the results of third party reports as described below:

●	Appraisal—The Goldman Originator obtains an appraisal or an update of an existing appraisal for each mortgaged property prepared by an appraisal firm approved in accordance with the Goldman Originator’s internal documented appraisal policy. The Goldman Originator origination team and a third party consultant engaged by the Goldman Originator typically reviews the appraisal. All appraisals are conducted by an independent appraiser that is state certified, an appraiser belonging to the Appraisal Institute, a member association of professional real estate appraisers, or any otherwise qualified appraiser. All appraisals are conducted in accordance with
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the Uniform Standards of Professional Appraisal Practices. In addition, the appraisal report (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.
●	Environmental Report—The Goldman Originator obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by the Goldman Originator. In certain cases, the borrower may have obtained the Phase I site assessment, and the assessment is then re-addressed to the Goldman Originator. The Goldman Originator origination team and a third party environmental consultant engaged by the Goldman Originator or the borrower typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the Goldman Originator or the environmental consultant believes that such an analysis is warranted under the circumstances. In cases in which the Phase I site assessment identifies any potential adverse environmental conditions and no third party is identified as responsible for such condition, or the condition has not otherwise been satisfactorily mitigated, the Goldman Originator generally requires additional environmental testing, such as a Phase II environmental assessment on the related mortgaged property, an environmental insurance policy, the borrower to conduct remediation activities or to establish an operations and maintenance plan, or to place funds in escrow to be used to address any required remediation.
●	Physical Condition Report—The Goldman Originator obtains a physical condition report (“PCR”) or an update of a previously obtained PCR for each mortgaged property prepared by a structural engineering firm approved by the Goldman Originator to assess the structure, exterior walls, roofing, interior structure and/ or mechanical and electrical systems. In certain cases, the borrower may have obtained the PCR, and the PCR is then re-addressed to the Goldman Originator. The Goldman Originator and a third party structural consultant engaged by the Goldman Originator or the borrower typically reviews the PCR to determine the physical condition of the property, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, the Goldman Originator generally requires that funds be put in escrow at the time of origination of the mortgage loan to complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves.
●	Seismic—The Goldman Originator generally obtains a seismic report or an update of a previously obtained seismic report for all mortgaged properties located in seismic zone 3 or 4 to assess probable maximum loss (“PML”) or scenario expected loss (“SEL”) for the related mortgaged property. In certain cases, the borrower may have obtained the seismic report and the seismic report is then re-addressed to the Goldman Originator.

From time to time, the Goldman Originator originates mortgage loans together with other financial institutions. The resulting mortgage loans are evidenced by two or more promissory notes, at least one of which will reflect the Goldman Originator as the payee. GSMC has in the past and may in the future deposit such promissory notes for which the Goldman Originator is named as payee with one or more securitization trusts, while the co-originators have in the past and may in the future deposit such promissory notes for which they are named payee into other securitization trusts.

Servicing

Interim servicing for all of GSMC’s loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by

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certain qualified mortgage brokerage firms under established sub-servicing agreements with GSMC, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Goldman Originator’s Disclosed Underwriting Guidelines

The Goldman Originator has disclosed generally its underwriting guidelines with respect to the GSMC Mortgage Loans. However, one or more of the GSMC Mortgage Loans may vary from the specific Goldman Originator underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the GSMC Mortgage Loans, the Goldman Originator may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, the Goldman Originator may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

The GSMC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Certain characteristics of the GSMC Mortgage Loans can be found on Annex A-1.

Compliance with Rule 15Ga-1 under the Exchange Act. GSMC most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on August 14, 2023. GSMC’s Central Index Key is 0001541502. With respect to the period from and including October 1, 2020 to and including September 30, 2023, GSMC has the following activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

% of principal balance	Check if Regis- tered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected
(a)	(b)	(c)	# (d)	$ (e)	% of principal balance (f)	# (g)	$ (h)	% of principal balance (i)	# (j)	$ (k)	% of principal balance (l)	# (m)	$ (n)	% of principal balance (o)	# (p)	$ (q)	% of principal balance (r)	# (s)	$ (t)	% of principal balance (u)	# (v)	$ (w)	% of principal balance (x)
Asset Class: Commercial Mortgage Backed Securities
GS Mortgage Securities Trust 2012-GCJ9 (CIK 0001560456)	X	Goldman Sachs Mortgage Company	12	411,105,625	29.6	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00
		Citigroup Global Markets Realty Corp.	30	313,430,906	22.6	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Archetype Mortgage Funding I LLC	14	137,272,372	9.9	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
		Jefferies LoanCore LLC	18	527,119,321	38.0	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00	0	0	0.00
Total by Asset Class			74	1,388,928,224	100%	1	0	0.00	0	0	0.00	0	0	0.00	1	0	0.00	0	0	0.00	0	0	0.00

Retained Interests in This Securitization

As of the date of this prospectus, neither GSMC nor any of its affiliates intends to retain any certificates issued by the issuing entity or any other economic interest in this securitization. However, GSMC and/or its affiliates may retain on the Closing Date or own in the future certain classes of certificates. Any such party will have the right to dispose of any such certificates at any time.

The information set forth under “—Goldman Sachs Mortgage Company” has been provided by GSMC.

Bank of Montreal

General

Bank of Montreal (“BMO”) started its business in Montreal in 1817 and was incorporated in 1821 by an Act of Lower Canada as the first Canadian chartered bank. Since 1871, BMO has been a chartered

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bank under the Bank Act (Canada) (the “Bank Act”), and is named in Schedule I of the Bank Act. The Bank Act is the charter of BMO and governs its operations. BMO is a registered bank holding company and is a financial holding company under the United States Bank Holding Company Act of 1956. BMO’s head office is located at 129 rue Saint Jacques, Montreal, Quebec, H2Y 1L6. Its executive offices are located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, M5X 1A1. BMO offers a broad range of products and services directly and through Canadian and non-Canadian subsidiaries, offices, and branches. BMO has bank branches in Canada and the United States and operates internationally in major financial markets and trading areas through its offices in other jurisdictions, including the United States.

BMO originated, co-originated or acquired all of the Mortgage Loans or portions thereof that it is contributing to this securitization (the “BMO Mortgage Loans”), and funded the origination or acquisition of such BMO Mortgage Loans through its Chicago branch. BMO originates, and may purchase from other lenders, commercial and multifamily mortgage loans primarily for the purpose of securitizing them in CMBS transactions. Since 1984, BMO’s Chicago branch has been registered as a United States branch of the Bank of Montreal with the Illinois Department of Financial and Professional Regulation and, accordingly, is regulated by the Chicago Federal Reserve under the United States International Banking Act. BMO’s Chicago branch maintains its principal office at 115 South LaSalle Street, 11th Floor, Chicago, Illinois 60603.

In addition to CMBS, BMO has been engaged in the securitization of other asset classes, including auto leases and/or auto loans, consumer installment loans, credit card receivables, student loans, and residential mortgages, among others.

BMO is an affiliate of BMO Capital Markets Corp., one of the underwriters and a wholly-owned subsidiary of BMO Financial Corp. (“BMO Financial”). BMO Financial is a wholly-owned subsidiary of BMO. As a financial holding company, BMO Financial is subject to the supervision of the Federal Reserve Board. BMO Financial and its subsidiaries provide retail and commercial financial products and services through more than 500 banking offices located throughout the United States. BMO Financial is required to file with the Federal Reserve Board reports and other information regarding its business operations and business operations of its subsidiaries.

BMO’s Commercial Mortgage Origination and Securitization Program

BMO, directly or through correspondents or affiliates, originates or co-originates multifamily and commercial mortgage loans throughout the United States. Although BMO did not originate multifamily and commercial mortgage loans prior to 2021, BMO is an affiliate of BMO Harris Bank, N.A. (“BMO Harris”), which has been engaged in the origination of multifamily and commercial mortgage for over ten years. In addition, since 2019, BMO Harris has originated or co-originated several large commercial mortgage loans that were contributed to single asset single borrower (SASB) securitizations, and BMO Harris acted as loan seller and sponsor in such securitizations. Many BMO staff – such as members of the BMO Credit and Corporate Banking teams – provide services on an enterprise level, including to both BMO Harris and BMO. Further, BMO’s securitization financing guidelines, underwriting guidelines, and credit approval process are substantially similar to those utilized for other securitization programs within the BMO enterprise.

The total amount of loans securitized by BMO from December 17, 2019 through December 31, 2023 is approximately $8.813 billion.

In addition, in the normal course of its business, BMO may also acquire multifamily and commercial mortgage loans from various third-party originators. These mortgage loans may have been originated using underwriting guidelines not established by BMO.

The multifamily and commercial mortgage loans originated, co-originated or acquired by BMO include both fixed rate and floating-rate loans and both smaller “conduit” loans and large loans.

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In connection with the commercial mortgage securitization transactions in which it participates, BMO generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates that are in whole or in part backed by, and supported by the cash flows generated by, those mortgage assets.

BMO will generally act as a sponsor, originator and/or mortgage loan seller in the commercial mortgage securitization transactions in which it participates. In such transactions there may be a co-sponsor and/or other mortgage loan sellers and originators.

BMO generally works with rating agencies, unaffiliated mortgage loan sellers, servicers, affiliates and underwriters in structuring a securitization transaction. Generally BMO and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund in exchange for a series of certificates and, in certain cases, uncertificated interests.

Review of the BMO Mortgage Loans

General. In connection with the preparation of this prospectus, BMO conducted a review of the Mortgage Loans that it is selling to the Depositor. The review was conducted as set forth below and was conducted with respect to each of the BMO Mortgage Loans. No sampling procedures were used in the review process.

Database. First, BMO created a database of information (the “BMO Securitization Database”) obtained in connection with the origination or acquisition of the BMO Mortgage Loans, including:

●	certain information from the BMO Mortgage Loan documents;
●	certain information from the rent rolls and operating statements for, and certain leases relating to, the related Mortgaged Properties (in each case to the extent applicable);
●	insurance information for the related Mortgaged Properties;
●	information from third party reports such as the appraisals, environmental and property condition reports, seismic reports, zoning reports and other zoning information;
●	bankruptcy searches with respect to the related borrowers; and
●	certain information and other search results obtained by BMO’s deal team for each of the BMO Mortgage Loans during the underwriting process.

BMO also included in the BMO Securitization Database certain updates to such information received by BMO’s securitization team after origination or acquisition, such as information from the interim servicer regarding loan payment status and current escrows, updated rent rolls and leasing activity information provided pursuant to the Mortgage Loan documents, and information otherwise brought to the attention of BMO’s securitization team. Such updates were not intended to be, and do not serve as, a re-underwriting of any BMO Mortgage Loan.

Using the information in the BMO Securitization Database, BMO created a Microsoft Excel file (the “BMO Data File”) and provided that file to the Depositor for the inclusion in this prospectus (particularly in Annexes A, B and C to this prospectus) of information regarding the BMO Mortgage Loans, except as otherwise indicated below.

With respect to the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan, which was co-originated by DBRI and BMO, portions of which are being sold by GACC and BMO, the GACC Data Tape was used to provide the numerical information regarding the related Mortgage Loan in this prospectus.

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Data Comparison and Recalculation. BMO engaged a third-party accounting firm to perform certain data comparison and recalculation procedures designed by BMO, relating to information in this prospectus regarding the BMO Mortgage Loans. These procedures included:

●	comparing the information in the BMO Data File against various source documents provided by BMO that are described above under “—Database”;
●	comparing numerical information regarding the BMO Mortgage Loans and the related Mortgaged Properties disclosed in this prospectus against the BMO Data File; and
●	recalculating certain percentages, ratios and other formulae relating to the BMO Mortgage Loans disclosed in this prospectus.

Legal Review. BMO also reviewed and responded to a due diligence questionnaire (a “Due Diligence Questionnaire”) relating to the BMO Mortgage Loans, which questionnaire was prepared by the Depositor’s legal counsel for use in eliciting information relating to the BMO Mortgage Loans and including such information in this prospectus to the extent material.

Although the Due Diligence Questionnaire may be revised from time to time, it typically contains various questions regarding the BMO Mortgage Loans, the related Mortgaged Properties, the related borrowers, sponsors and tenants, and any related additional debt.

BMO also provided to origination counsel a set of mortgage loan representations and warranties substantially similar to those attached as Annex E-1A to this prospectus and requested that origination counsel identify exceptions to such representations and warranties. BMO compiled and reviewed the draft exceptions received from origination counsel, engaged separate counsel to review the exceptions, revised the exceptions and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. In addition, for each BMO Mortgage Loan originated by BMO or one of its affiliates, BMO prepared and delivered to its securitization counsel for review an asset summary, which summary includes important loan terms and certain property level information obtained during the origination process. The loan terms included in each asset summary may include, without limitation, the principal amount, the interest rate, the loan term, the interest calculation method, the due date, any applicable interest-only period, any applicable amortization period, a summary of any prepayment and/or defeasance provisions, a summary of any lockbox and/or cash management provisions, a summary of any release provisions, and a summary of any requirement for the related borrower to fund up-front and/or on-going reserves. The property level information obtained during the origination process included in each asset summary may include, without limitation, a description of the related Mortgaged Property (including property type, ownership structure, use, location, size, renovations, age and physical attributes), information relating to the commercial real estate market in which the Mortgaged Property is located, information relating to the related borrower and sponsor of the related borrower, an underwriter’s assessment of strengths and risks of the loan transaction, tenant analysis, and summaries of third party reports such as appraisal, environmental and property condition reports.

For each BMO Mortgage Loan, if any, purchased by BMO or its affiliates from a third-party originator of such Mortgage Loan, BMO reviewed the purchase agreement and related representations and warranties, and exceptions to those representations and warranties, made by the seller of such BMO Mortgage Loan to BMO or its affiliates, reviewed certain provisions of the related Mortgage Loan documents and third party reports concerning the related mortgaged property provided by the originator of such BMO Mortgage Loan, prepared exceptions to the representations and warranties in the Mortgage Loan Purchase Agreement based upon such review, and provided them to the Depositor for inclusion on Annex E-1B to this prospectus. With respect to any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator, the representations and warranties made by the third party originator in the related purchase agreement between BMO or its affiliates, on the one hand, and the third party originator, on the other hand, are solely for the benefit of BMO or its affiliates. The rights, if any, that BMO or its affiliates may have under such purchase agreement upon a breach of such representations and warranties made by the third party originator will not be assigned to the Trustee, and none of the Certificateholders or the Trustee will have any recourse against the third party originator in connection

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with any breach of the representations and warranties made by such third party originator. As described under “Description of the Mortgage Loan Purchase Agreements—General”, the substitution or repurchase obligation of, or the obligation to make a Loss of Value Payment on the part of, BMO, as Mortgage Loan Seller, with respect to the BMO Mortgage Loans under the related Mortgage Loan Purchase Agreement constitutes the sole remedy available to the Certificateholders and the Trustee for any uncured material breach of any BMO’s representations and warranties regarding the BMO Mortgage Loans, including any BMO Mortgage Loan that is purchased by BMO or its affiliates from a third party originator.

In addition, with respect to each BMO Mortgage Loan, BMO reviewed, and in certain cases requested that its counsel review, certain Mortgage Loan document provisions as necessary for disclosure of such provisions in this prospectus, such as property release provisions and other provisions specifically disclosed in this prospectus.

Certain Updates. Furthermore, BMO requested the borrowers under the BMO Mortgage Loans (or the borrowers’ respective counsel) for updates on any significant pending litigation that existed at origination. Moreover, if BMO became aware of a significant natural disaster in the vicinity of a mortgaged property relating to a BMO Mortgage Loan, BMO requested information on the property status from the related borrower in order to confirm whether any material damage to the property had occurred.

Large Loan Summaries.

Finally, BMO prepared, and reviewed with origination counsel and/or securitization counsel, the loan summaries for those of the BMO Mortgage Loans included in the 10 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, and the abbreviated loan summaries for those of the BMO Mortgage Loans included in the next 5 largest Mortgage Loans (considering any Crossed Group as a single Mortgage Loan) in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in the “Description of Top Fifteen Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this prospectus.

Findings and Conclusions. Based on the foregoing review procedures, BMO found and concluded with reasonable assurance that the disclosure regarding the BMO Mortgage Loans in this prospectus is accurate in all material respects. BMO also found and concluded with reasonable assurance that the BMO Mortgage Loans were originated in accordance with BMO’s origination procedures and underwriting guidelines, except for any material deviations described under “—Exceptions to Underwriting Guidelines” below. BMO attributes to itself all findings and conclusions resulting from the foregoing review procedures.

BMO’s Origination Procedures and Underwriting Guidelines.

General. BMO’s commercial mortgage loans (including any co-originated mortgage loans) are primarily originated in accordance with the origination procedures and underwriting guidelines described below. Furthermore, with respect to the BMO Mortgage Loans that were acquired by BMO, BMO reviewed such BMO Mortgage Loans to ensure that each such BMO Mortgage Loan complied with the underwriting guidelines described below. However, variations from these origination procedures and underwriting guidelines may be implemented as a result of various conditions including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/sponsor or any other pertinent information deemed material by BMO. Therefore, this general description of BMO’s origination procedures and underwriting guidelines is not intended as a representation that every commercial mortgage loan originated by it or on its behalf complies entirely with all procedures and guidelines set forth below.

Process. The credit underwriting process for each of the BMO Mortgage Loans is performed by a deal team comprised of real estate professionals which typically includes an originator, an underwriter, a commercial closer and a third party due diligence provider operating under the review of BMO or an affiliate thereof. This team conducts a thorough review of the related mortgaged property, which in most cases includes an examination of the following information, to the extent both applicable and available: historical operating statements, rent rolls, tenant leases, current and historical real estate tax information,

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insurance policies and/or schedules, and third party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic condition/engineering (see “—Escrow Requirements”, “—Title Insurance Policy”, “—Property Insurance”, “—Third Party Reports—Appraisal”, “—Third Party Reports—Environmental Report” and “—Third Party Reports—Property Condition Report” below). In some cases (such as a property having a limited operating history or having been recently acquired by its current owner), historical operating statements may not be available. Rent rolls would not be examined for certain property types, such as hospitality properties or single tenant properties, and tenant leases would not be examined for certain property types, such as hospitality, self-storage, multifamily and manufactured housing community properties.

A member of BMO’s deal team or one of its agents or designees performs an inspection of the property as well as a review of the surrounding market environment, including demand generators and competing properties (if any), in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market. In the case of a mortgage loan acquired by BMO from a third party originator, a member of BMO’s deal team or one of its agents or designees will either perform an inspection of the property or review a third party inspection report.

BMO’s deal team or one of its agents or designees also performs a detailed review of the financial status, credit history, credit references and background of the borrower and certain key principals using financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent. After the compilation and review of all documentation and other relevant considerations, the deal team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with BMO’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or up-front reserves, letters of credit, lockboxes/cash management agreements or guarantees. A complete credit approval package is prepared to summarize all of the above referenced information.

Credit Approval. As part of the mortgage loan approval process, all commercial mortgage loans must be presented to one or more senior real estate professionals (which may consist of the group head, the securitization finance head, and/or representatives from underwriting, securitization, capital markets or closing) for review. After a review of the credit package and/or term sheet and a discussion of the loan, the designated reviewer(s) may approve the loan as recommended or request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage Ratio and Loan-to-Value Ratio Requirements. BMO’s underwriting guidelines generally require a minimum debt service coverage ratio (DSCR) of 1.20x and a maximum loan-to-value ratio (LTV) of 80%. However these thresholds are guidelines and exceptions are permitted under the guidelines on the merits of each individual loan, such as reserves, letters of credit and/or guarantees and BMO’s assessment of the property’s future prospects. Property and loan information is not updated for securitization unless BMO determines that information in its possession has become stale.

In addition, BMO may in some instances have reduced the term interest rate that BMO would otherwise charge on a BMO mortgage loan based on the credit and collateral characteristics of the related mortgaged property and structural features of the BMO mortgage loan by collecting an upfront fee from the related borrower on the origination date. The decrease in the interest rate would have correspondingly increased the debt service coverage ratio, and, in certain cases, may have increased the debt service coverage ratio sufficiently such that the related BMO mortgage loan satisfied BMO’s minimum debt service coverage ratio underwriting requirements for such BMO mortgage loan.

Certain properties may also be encumbered by subordinate debt secured by such property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower and when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned DSCR and LTV parameters.

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Amortization Requirements. While BMO’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for a portion of the loan term. If the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this prospectus and Annex A to this prospectus reflect a calculation on the future (larger) amortizing loan payment. See “Description of the Mortgage Pool”.

Escrow Requirements. BMO may require borrowers to fund escrows for taxes, insurance, capital expenditures and replacement reserves. In addition, BMO may identify certain risks that warrant additional escrows or holdbacks for items to be released to the borrower upon the satisfaction of certain conditions. Such escrows or holdbacks may cover tenant improvements/leasing commissions, deferred maintenance, environmental remediation or unfunded obligations, among other things. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. In some cases, the borrower may be allowed to post a letter of credit or guaranty in lieu of a cash reserve, or provide periodic evidence of timely payment of a typical escrow item. Escrows are evaluated on a case-by-case basis and are not required for all of BMO’s commercial mortgage loans.

Generally, subject to the discussion in the prior paragraph, BMO requires escrows as follows:

●	Taxes—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual or (ii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is required to pay taxes directly or to reimburse the landlord for real estate taxes paid.
●	Insurance—An initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or the sponsor is a high net-worth individual, (ii) if the related borrower or an affiliate thereof maintains a blanket insurance policy, (iii) if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.
●	Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the mortgaged property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements depending on the property type, except that such escrows are not required in certain circumstances, including, but not limited to, if and to the extent that a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for all repairs and maintenance, including those required with respect to the roof and structure of the improvements.
●	Tenant Improvement / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvement / leasing commission reserve may be required to be funded either at loan origination and/or during the term of the mortgage loan to cover anticipated leasing commissions or tenant improvement costs that might be associated with re-leasing certain space involving major tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the tenant’s lease extends beyond the loan term or (ii) if the rent for the space in question is considered below market.
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●	Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated cost of material immediate repairs or replacements identified in the property condition report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the related mortgaged property’s function, performance or value or (iii) if a single or major tenant (which may be a ground tenant) at the related mortgaged property is responsible for the repairs.
●	Environmental Remediation—An environmental remediation reserve may be required to be funded at loan origination in an amount equal to 100% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee wherein it agrees to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place or (iii) if a third party unrelated to the borrower is identified as the responsible party.

For a description of the escrows collected with respect to the BMO Mortgage Loans, please see Annex A to this prospectus.

Title Insurance Policy. The borrower is required to provide, and BMO or its counsel typically will review, a title insurance policy for each property. The provisions of the title insurance policy are required to comply with the Mortgage Loan representation and warranty set forth in paragraph (6) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Insurance. BMO requires the borrower to provide, or authorizes the borrower to rely on a tenant or other third party to obtain, insurance policies meeting the requirements set forth in the Mortgage Loan representations and warranties in paragraphs (16) and (29) on Annex D-1 to this prospectus without any exceptions that BMO deems material (other than with respect to deductibles and allowing a tenant to self-insure).

Third Party Reports. In addition to or as part of applicable origination guidelines or reviews described above, in the course of originating the BMO Mortgage Loans, BMO generally considered the results of third party reports as described below. In many instances, however, one or more provisions of the guidelines were waived or modified in light of the circumstances of the relevant loan or property. Appraisal. BMO obtains an appraisal meeting the requirements described in the Mortgage Loan representation and warranty set forth in paragraph (41) on Annex D-1 to this prospectus without any exceptions that BMO deems material. In addition, the appraisal (or a separate letter) includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, were followed in preparing the appraisal.

Environmental Report. BMO generally obtains a Phase I site assessment or an update of a previously obtained site assessment for each mortgaged property prepared by an environmental firm approved by BMO. BMO or its designated agent typically reviews the Phase I site assessment to verify the presence or absence of potential adverse environmental conditions. In cases in which the Phase I site assessment identifies any such conditions, BMO generally requires that the condition be addressed in a manner that complies with the Mortgage Loan representation and warranty set forth in paragraph (40) on Annex D-1 to this prospectus without any exceptions that BMO deems material.

Property Condition Report. BMO generally obtains a current property condition report (a “PCR”) for each mortgaged property prepared by a structural engineering firm approved by BMO. BMO or an agent typically reviews the PCR to determine the physical condition of the property and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure over the term of the mortgage loan. In cases in which the PCR identifies an immediate need for material repairs or replacements with an anticipated cost that is over a certain minimum threshold or percentage of loan balance, BMO often requires that funds be put in escrow at the time of origination of the mortgage loan to

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complete such repairs or replacements or obtains a guarantee from a sponsor of the borrower in lieu of reserves. See “—Escrow Requirements” above.

Servicing. Interim servicing for all BMO’s mortgage loans prior to securitization is typically performed by a nationally recognized rated third party interim servicer. In addition, primary servicing is occasionally retained by certain qualified mortgage brokerage firms under established sub-servicing agreements with BMO, which firms may continue primary servicing certain loans following the securitization closing date. Otherwise, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing of the securitization. From time to time, the interim servicer may retain primary servicing.

Exceptions to Underwriting Guidelines

One or more of the BMO Mortgage Loans may vary from the specific BMO underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of the BMO Mortgage Loans, BMO may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors.

None of the BMO Mortgage Loans have exceptions to the related underwriting guidelines.

Compliance with Rule 15Ga-1 under the Exchange Act

BMO most recently filed a Form ABS-15G pursuant to Rule 15Ga-1 under the Exchange Act on February 10, 2023. BMO’s Central Index Key is 0000927971. As of September 30, 2023, BMO had no demand, repurchase or replacement history to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Retained Interests in This Securitization

Neither BMO nor any of its affiliates will retain any Certificates issued by the issuing entity or any other economic interest in this securitization as of the Closing Date. However, BMO and/or its affiliates may own in the future certain Classes of Certificates. Any such party will have the right to dispose of any such Certificates at any time.

The information set forth under “—Bank of Montreal” has been provided by BMO.

Compensation of the Sponsors

In connection with the offering and sale of the certificates contemplated by this prospectus, the sponsors (including affiliates of the sponsors) will be compensated for the sale of their respective percentage interest in the Mortgage Loans in an amount equal to the excess, if any, of:

(a)   the sum of any proceeds received from the sale of the certificates to investors and the sale of servicing rights to Midland Loan Services, a Division of PNC Bank, National Association for the servicing of the Mortgage Loans, over

(b)   the sum of the costs and expense of originating or acquiring the Mortgage Loans and the costs and expenses related to the issuance, offering and sale of the certificates as described in this prospectus.

The mortgage servicing rights were sold to the master servicer for a price based on the value of the Servicing Fee to be paid to the master servicer with respect to each Mortgage Loan and, which may include, among other things, the value of the right to earn income on investments on amounts held by the master servicer with respect to the Mortgage Loans.

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The Depositor

The depositor is Deutsche Mortgage & Asset Receiving Corporation. The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 1 Columbus Circle, New York, New York 10019. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation.

During the 10 year-period ending December 31, 2023, the depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $134.143 billion.

The depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The depositor will not have any business operations other than securitizing mortgage loans and related activities.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated to those securitizations. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the PSA for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the PSA. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the PSA.

The Issuing Entity

The issuing entity, Benchmark 2024-V5 Mortgage Trust (the “Trust”), will be a New York common law trust, formed on the Closing Date pursuant to the PSA.

The only activities that the issuing entity may perform are those set forth in the PSA, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this prospectus. Accordingly, the issuing entity may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Collection Account and other accounts maintained under the PSA in certain short-term permitted investments. The issuing entity may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the issuing entity, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The PSA may be amended as set forth under “Pooling and Servicing Agreement—Amendment”. The issuing entity administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer. A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth under “Transaction Parties—The Trustee and Certificate Administrator”, “—The Master Servicer”, “—The Special Servicer” and “Pooling and Servicing Agreement”.

The only assets of the issuing entity other than the mortgage loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the PSA, the short-term investments in which funds in the Collection Account and other accounts are invested. The issuing entity has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties

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and certain other activities described in this prospectus, and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer, the special servicer, the asset representations reviewer and the operating advisor. The fiscal year of the issuing entity is the calendar year. The issuing entity has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor will be contributing the mortgage loans to the issuing entity. The depositor will be purchasing the mortgage loans from the mortgage loan sellers, as described under “Description of the Mortgage Loan Purchase Agreements”.

The Trustee and Certificate Administrator

Computershare Trust Company, N.A. (“Computershare Trust Company”) will act as trustee, certificate administrator and custodian under the PSA.

Computershare Trust Company is a national banking association and a wholly-owned subsidiary of Computershare Limited (“Computershare Limited”), an Australian financial services company with approximately $6.1 billion (USD) in assets as of June 30, 2023. Computershare Limited and its affiliates have been engaging in financial service activities, including stock transfer related services, since 1997, and corporate trust related services since 2000. Computershare Trust Company provides corporate trust, custody, securities transfer, cash management, investment management and other financial and fiduciary services, and has been engaged in providing financial services, including corporate trust services, since 2000. The transaction parties may maintain commercial relationships with Computershare Trust Company and its affiliates. Computershare Trust Company maintains corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations), and its office for correspondence related to certificate transfer services is located at 1505 Energy Park Drive, St. Paul, Minnesota 55108.

On March 23, 2021, Wells Fargo Bank, N.A. (“Wells Fargo Bank”) and Wells Fargo Delaware Trust Company, N.A. (“WFDTC” and collectively with Wells Fargo Bank and Wells Fargo & Company, “Wells Fargo”) entered into a definitive agreement with Computershare Trust Company, Computershare Delaware Trust Company (“CDTC”) and Computershare Limited (collectively, “Computershare”) to sell substantially all of its Corporate Trust Services (“CTS”) business. The sale to Computershare closed on November 1, 2021, and virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale. On November 1, 2021, for some of the transactions in its CTS business, Wells Fargo Bank transferred its roles, and the duties, rights, and liabilities for such roles, under the relevant transaction agreements to Computershare Trust Company. For other transactions in its CTS business, Wells Fargo Bank, since November 1, 2021, has been transferring, and intends to continue to transfer, such roles, duties, rights, and liabilities to Computershare Trust Company, in stages. WFDTC also intends to transfer its roles, duties, rights, and liabilities to CDTC in stages. For any transaction where the roles of Wells Fargo Bank or WFDTC, as applicable, have not already transferred to Computershare Trust Company or CDTC, Computershare Trust Company or CDTC performs all or virtually all of the obligations of Wells Fargo Bank or WFDTC, respectively, as its agent as of such date.

Trustee

Computershare Trust Company will act as trustee pursuant to the PSA. Computershare Trust Company has provided corporate trust related services since 2000 through its predecessors and affiliates. Computershare Trust Company provides trustee services for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities, and collateralized debt obligations. As of June 30, 2023, Computershare Trust Company was acting in some cases as the named trustee or indenture trustee, and in most cases as agent for the named trustee or indenture trustee, on approximately 473 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $259 billion (USD).

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In its capacity as trustee on commercial mortgage securitizations, Computershare Trust Company is generally required to make an advance if the related master servicer or special servicer fails to make a required advance. In the past three years, neither Computershare Trust Company, nor the CTS business it acquired from Wells Fargo Bank, has been required to make an advance on a commercial mortgage-backed securities transaction.

Certificate Administrator

Under the terms of the PSA, Computershare Trust Company is responsible for securities administration, which includes pool performance calculations, distribution calculations, and the preparation of monthly distribution reports. As certificate administrator, Computershare Trust Company is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs, to the extent required under the PSA, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K, and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2023, Computershare Trust Company was acting in some cases as the certificate administrator, and in most cases as agent for the certificate administrator, on approximately 1,207 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of more than $697 billion (USD).

As a result of Computershare Trust Company not being a deposit-taking institution, any accounts that the certificate administrator is required to maintain pursuant to the PSA will be established and maintained with one or more institutions in a manner satisfying the requirements of the PSA, including any applicable eligibility criteria for account banks set forth in the PSA.

Custodian

Computershare Trust Company will act as the custodian of the mortgage loan files pursuant to the PSA. In that capacity, Computershare Trust Company is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders. Computershare Trust Company maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. With its acquisition of the CTS business from Wells Fargo Bank on November 1, 2021, Computershare Trust Company acquired a business that has been engaged in the mortgage document custody business for more than 25 years. As of June 30, 2023, Computershare Trust Company was acting in some cases as the custodian, and in most cases as agent for the custodian, for approximately 404,000 commercial mortgage loan files.

Computershare Trust Company, through the CTS business acquired from Wells Fargo Bank, serves or may have served within the past two years as loan file custodian or the agent of the loan file custodian for various mortgage loans owned by one or more sponsors or their affiliates and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review, and safekeeping of mortgage loan files.

For twenty CMBS transactions, Computershare Trust Company disclosed transaction-level material noncompliance related to its CMBS bond administration function on its 2022 Annual Statement of Compliance furnished pursuant to Item 1123 of Regulation AB for each such transaction (each, a “Subject 2022 Computershare CMBS Annual Statement of Compliance”).

For seventeen different CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the April 18, 2022 distribution was made one business day late due to an administrative error relating to the calculation of the payment date in an internal system due to Good Friday.

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For two other CMBS transactions, each related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that certain payment errors occurred. In one case, a class of certificates was overpaid and another class was underpaid in three consecutive months. The payment error was caused by an administrative error relating to the reimbursement to a servicer of prior advances subsequently deemed non-recoverable. Computershare Trust Company corrected the payment errors in the third month. In the other case, an administrative error during the processing of the transfer of a certificate caused the wrong beneficial holder to receive payment. The resulting payment error was corrected in the same month the error occurred.

For one additional CMBS transaction, the related Subject 2022 Computershare CMBS Annual Statement of Compliance disclosed that the Form 10-D (including the ABS Asset Data File and ABS Asset Related Document filed as exhibits 102 and 103 respectively to the registrant’s Form ABS-EE and incorporated by reference into the Form 10-D filing) for the initial distribution date was filed three calendar days late. The late filing resulted from a gap in Computershare Trust Company’s process for reviewing and capturing the Exchange Act reporting obligations in newly closed transactions.

For each of the twenty CMBS transactions, the related Subject 2022 Computershare CMBS Annual Statement of Compliance states that Computershare Trust Company has implemented necessary changes to its procedures and controls in an effort to prevent a reoccurrence of the errors.

Neither Computershare Trust Company nor any of its affiliates intends to retain any economic interest in this securitization, including without limitation any certificates issued by the issuing entity. However, each of Computershare Trust Company and its affiliates will be entitled at their discretion to acquire certificates issued by the issuing entity, and in each such case will have the right to dispose of any such certificates at any time.

Other than the above paragraphs, Computershare Trust Company has not participated in the preparation of, and is not responsible for, any other information contained in this Prospectus.

The foregoing information set forth under this heading “—The Trustee and Certificate Administrator” has been provided by Computershare Trust Company, N.A.

The PSA provides that no provision of such agreement will be construed to relieve the trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided that if no Servicer Termination Event has occurred and is continuing, the trustee will be required to perform, and will be liable for, only those duties specifically required under the PSA. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the PSA, the trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which the responsible officer of the trustee has actual knowledge, the trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

For a description of any material affiliations, relationships and related transactions between the trustee and certificate administrator and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The trustee and certificate administrator will only be liable under the PSA to the extent of its obligations specifically imposed by the PSA. For further information regarding the duties, responsibilities, rights and obligations of the trustee and certificate administrator under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the trustee and certificate administrator’s removal, replacement or resignation are described under “Pooling and Servicing Agreement—Resignation and Removal of the Trustee and the Certificate Administrator”.

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The Master Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”), will be the master servicer and in this capacity will be responsible for the master servicing and administration of the Serviced Mortgage Loans and Serviced Companion Loans pursuant to the PSA. Certain servicing and administrative functions may also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a commercial financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade CMBS by S&P Global Ratings (“S&P”), Moody’s Investors Service, Inc., Fitch, DBRS, Inc. (“DBRS Morningstar”) and KBRA. Midland has received rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and DBRS Morningstar. For each category, S&P ranks Midland as “Strong”. DBRS Morningstar ranks Midland as “MOR CS2” for master servicer, “MOR CS1” for primary servicer, and “MOR CS1” for special servicer. Fitch ranks Midland as “CMS2+” for master servicer, “CPS2+” for primary servicer, and “CSS2+” for special servicer. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore, Midland’s business continuity and disaster recovery plans are reviewed and tested annually. Midland’s policies, operating procedures and business continuity plan anticipate and provide the mechanism for some or all of Midland’s personnel to work remotely as determined by management to comply with changes in federal, state or local laws, regulations, executive orders, other requirements and/or guidance, to address health and/or other concerns related to a pandemic or other significant event or to address market or other business purposes.

In accordance with the PSA, Midland has engaged (or may in the future engage) one or more third-party vendors and/or affiliates to support Midland’s performance of certain duties and/or obligations under the PSA, including, but not limited to, with respect to one or more of the following tasks:

●	converting and de-converting loans to or from the servicing system and setting up any applicable cash management waterfall;
●	calculating certain amounts such as principal and interest payments, default interest, deferred interest, rent escalations, financial statement penalty fees, payoff amounts and other ad hoc items;
●	calculating remittances and allocated loan and appraisal reduction amounts and preparing remittance reports and other related reports, including Schedule AL;
●	administering certain aspects relating to reserve account disbursement requests;
●	assisting with the collection of financial/operating statements and rent rolls and performing operating statement and rent roll spreading activities;
●	monitoring covenant compliance and occupancy and tenant-related triggers, completing certain covenant calculations, tests and related analyses and identifying loans for Midland to proceed with cash management implementation;
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●	UCC, tax and insurance-related researching, monitoring, filing, reporting, collecting and tracking, and lien release filing and tracking;
●	performing property inspections and preparing the related property inspection reports;
●	updating of the servicing system periodically with certain information, such as with respect to borrower, collateral, loan terms, escrows, reserves, covenants, loan-level transactions (i.e., amendments, assumptions, defeasances, etc.) and servicing fees;
●	processing loan and bring current statements and updating receivables;
●	per Midland’s requirements, generating certain correspondence including hello letters, missed payment letters, financial statement demand letters and event of default letters; and
●	one or more additional tasks assigned by Midland; provided, however, such tasks will not include holding or collecting funds or performing asset management (other than document review and preparation in support of Midland’s asset managers’ processing of certain asset management transactions).

Notwithstanding the foregoing, Midland will remain responsible for Midland’s duties and/or obligations under the PSA. Midland monitors and oversees its third-party vendors in compliance with its internal procedures, the PSA and applicable law.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying Mortgage Loans or the Serviced Companion Loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or the Serviced Companion Loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight® through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight®.

As of September 30, 2023, Midland was master and primary servicing approximately 21,302 commercial and multifamily mortgage loans with a principal balance of approximately $498 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,609 of such loans, with a total principal balance of approximately $331 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of September 30, 2023,

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Midland was named the special servicer in approximately 321 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $120 billion. With respect to such commercial mortgage-backed securities transactions as of such date, Midland was administering approximately 198 assets with an outstanding principal balance of approximately $5.1 billion.

Midland will acquire the right to act as master servicer and/or primary servicer (and the related right to receive and retain the excess servicing strip) with respect to the Mortgage Loans sold to the issuing entity by the sponsor pursuant to one or more servicing rights appointment agreements entered into on the Closing Date. The “excess servicing strip” means a portion of the Servicing Fee payable to Midland that accrues at a per annum rate initially equal to the applicable Servicing Fee Rate minus (A) with respect to the Serviced Mortgage Loans (i) if no primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.00125% or (ii) if a primary servicing fee rate or subservicing fee rate is payable to a party other than Midland, 0.000625% plus any such primary servicing fee rate or subservicing fee rate payable to a party other than Midland; or (B) with respect to any Non-Serviced Mortgage Loan, 0.000625%, but which may be reduced under certain circumstances as provided in the PSA.

From time to time, Midland and/or its affiliates may purchase or sell securities, including, CMBS certificates. Midland and/or its affiliates may review this prospectus and purchase or sell certificates issued in this offering, including in the secondary market.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily loans and leases in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2020 to 2022.

Portfolio Size – Master/Primary Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
CMBS	$256	$302	$328
Other	$317	$301	$315
Total	$573	$603	$642

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily loans, leases and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2020 to 2022.

Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2020	2021	2022
Total	$170	$163	$162

Pursuant to certain interim servicing agreements between GACC, CREFI, BCREI, GSMC and BMO and certain of their affiliates, respectively, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the GACC, CREFI, BCREI, GSMC and BMO Mortgage Loans.

Midland, the master servicer, is also (i) the master servicer of the Warwick New York Whole Loan, which is serviced under the Benchmark 2023-V4 PSA and (ii) the master servicer of the Philadelphia Marriott Downtown Whole Loan, which is serviced under the BBCMS 2023-5C23 PSA.

PNC Bank, National Association (“PNC Bank”), and its affiliates may use some of the same service providers (e.g., legal counsel, accountants and appraisal firms) as are retained on behalf of the issuing entity. In some cases, fee rates, amounts or discounts may be offered to PNC Bank and its affiliates by a third party vendor which differ from those offered to the issuing entity as a result of scheduled or ad hoc rate changes, differences in the scope, type or nature of the service or transaction, alternative fee arrangements, and negotiation by PNC Bank or its affiliates other than Midland.

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The foregoing information under this heading “Transaction Parties—The Master Servicer” has been provided by Midland. Midland does not make any representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of Midland as master servicer), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by Midland) or any related documents.

For a description of any material affiliations, relationships and related transactions between the master servicer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The Special Servicer

Rialto Capital Advisors, LLC, a Delaware limited liability company (“RCA”), is expected to act as the special servicer and in such capacity is expected to initially be responsible for the servicing and administration of Specially Serviced Loans (other than any Excluded Special Servicer Mortgage Loan and any Non-Serviced Whole Loan) and REO Properties as well as the reviewing of certain Major Decisions and other transactions relating to Mortgage Loans (other than any Excluded Special Servicer Mortgage Loan and any Non-Serviced Whole Loan) pursuant to the PSA.

RCA maintains its principal servicing office at Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3550, Miami, Florida 33131.

RCA has been engaged in the special servicing of commercial mortgage loans for commercial real estate securitizations since approximately May 2012. RCA currently has a commercial mortgage-backed securities special servicer rating of “CSS2+” by Fitch, a commercial loan special servicer ranking of “Above Average” by S&P, a commercial mortgage special servicer ranking of “MOR CS2” by DBRS Morningstar. RCA is also rated by KBRA.

RCA is an affiliate of Rialto Capital Management, LLC, a Delaware limited liability company and Securities and Exchange Commission registered investment adviser (“RCM”). RCM is a vertically integrated commercial real estate investment and asset manager. Previously an indirect wholly-owned subsidiary of Lennar Corporation (“Lennar”) (NYSE: LEN and LEN.B), a national homebuilder, RCM and RCA were acquired on November 30, 2018 by investment funds managed by Stone Point Capital LLC (“Stone Point”) in partnership with RCM’s management team. Stone Point is a financial services and asset management focused private equity firm based in Greenwich, Connecticut. As of September 30, 2023, RCM was the sponsor of, and certain of its affiliates were investors in, 13 private equity fund structures (collectively, the “Funds”) and RCM also advised several other investment vehicles such as coinvestments, joint ventures and separately managed accounts, having over $15.9 billion of regulatory assets under management in the aggregate. Of the 13 funds, 9 are focused in whole or in part on investments in commercial mortgage-backed securities with the remaining funds focused on distressed and value-add real estate related investments, mezzanine debt and/or credit investments.

In addition, as of September 30, 2023, RCM has underwritten and purchased, primarily for the Funds, over $10.2 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 190 securitizations totaling over $203 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in a majority of these transactions.

Rialto Management Group, LLC, together with its subsidiaries, RCA and RCM (excluding Stone Point), had 286 employees as of September 30, 2023 and is headquartered in Miami with offices located in New York City and Atlanta and additional offices across the United States and in Europe.

RCA has detailed operating policies and procedures which are reviewed at least annually and updated as appropriate. These policies and procedures for the performance of its special servicing obligations are, among other things, in compliance with the applicable servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act. RCA has developed strategies and procedures for managing delinquent loans, loans subject to bankruptcies of the borrowers and other breaches by borrowers of the underlying loan documents that are designed to maximize value from the assets for the

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benefit of certificateholders. These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted payoffs, and borrower negotiation or workout in accordance with the related servicing standard. The strategy pursued by RCA for any particular property depends upon, among other things, the terms and provisions of the underlying loan documents, the jurisdiction where the underlying property is located and the condition and type of underlying property. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for continued accuracy, efficiency, transparency, monitoring and controls.

RCA is subject to an annual external audit. As part of such external audit, auditors perform test work and review internal controls throughout the year. While RCA was a part of Lennar, RCA was determined to be Sarbanes-Oxley compliant.

RCA maintains a web-based asset management system that contains performance information at the portfolio, loan and property levels on the various loan and REO assets that it services. Additionally, RCA has a formal, documented disaster recovery and business continuity plan.

As of September 30, 2023, RCA and its affiliates were actively special servicing approximately 361 portfolio loans (and REO properties) with an unpaid principal balance of approximately $9.30 billion (see footnote 2 to the chart below).

As of September 30, 2023, RCA is also performing special servicing for approximately 158 commercial real estate securitizations. With respect to such securitization transactions, RCA is administering approximately 9,097 assets with an unpaid principal balance at securitization of approximately $150.4 billion. The asset pools specially serviced by RCA include residential, multifamily/condo, office, retail, hotel, healthcare, industrial, manufactured housing and other income-producing properties as well as residential and commercial land.

The following table sets forth information about RCA’s portfolio of specially serviced commercial and multifamily mortgage loans and REO properties in commercial mortgage-backed securitization transactions as of the dates indicated:

CMBS Pools	As of 12/31/2020	As of 12/31/2021	As of 12/31/2022	As of 9/30/2023
Number of CMBS Pools Named Special Servicer	129	140	151	158
Approximate Aggregate Unpaid Principal Balance(1)	$133.3	$142.3 billion	$149.2 billion	$150.4 billion
Approximate Number of Specially Serviced Loans or REO Properties(2)	617	470	360	361
Approximate Aggregate Unpaid Principal Balance of Specially Serviced Loans or REO Properties(2)	$11.67 billion	$9.41 billion	$8.54 billion	$9.30 billion
(1)	Includes all commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer, regardless of whether such mortgage loans and related REO properties are, as of the specified date, specially serviced by RCA.
(2)	Includes only those commercial and multifamily mortgage loans and related REO properties in RCA’s portfolio for which RCA is the named special servicer that are, as of the specified date, specially serviced by RCA. Does not include any resolutions during the specified year.

In its capacity as the special servicer, RCA will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. RCA may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular underlying mortgage loans or otherwise. To the extent that RCA has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

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RCA does not have any material advancing rights or obligations with respect to the commercial mortgage-backed securities pools as to which it acts as special servicer. In certain instances, RCA may have the right or be obligated to make property related servicing advances in emergency situations with respect to certain commercial mortgage-backed securities pools as to which it acts as special servicer.

There are, to the actual current knowledge of RCA, no special or unique factors of a material nature involved in special servicing the particular types of assets included in this securitization transaction, as compared to the types of assets specially serviced by RCA in other commercial mortgage-backed securitization pools generally, for which RCA has developed processes and procedures which materially differ from the processes and procedures employed by RCA in connection with its special servicing of commercial mortgage-backed securitization pools generally. There have not been, during the past three years, any material changes to the policies or procedures of RCA in the servicing function it will perform under the PSA for assets of the same type included in this securitization transaction.

No securitization transaction in which RCA was acting as special servicer has experienced a servicer event of default as a result of any action or inaction of RCA as special servicer, including as a result of a failure by RCA to comply with the applicable servicing criteria in connection with any securitization transaction. RCA has not been terminated as special servicer in any securitization, either due to a servicing default or the application of a servicing performance test or trigger. RCA has made all advances required to be made by it under the servicing agreements related to the securitization transactions in which RCA is acting as special servicer. There has been no previous disclosure of material noncompliance with the applicable servicing criteria by RCA in connection with any securitization in which RCA was acting as special servicer.

RCA does not believe that its financial condition will have any adverse effect on the performance of its duties under the PSA and, accordingly, RCA believes that its financial condition will not have any material impact on the Mortgage Pool performance or the performance of the certificates.

From time to time RCA is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. RCA does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the PSA. It is noted that, in November 2021, Icahn Partners LP and Icahn Partners Master Fund LP (together, the “Icahn Funds”) purportedly acquired 84% of the Class E certificates of COMM 2012-CCRE4 Commercial Pass-Through Certificates (the “CCRE4 Trust”). At that time, the value of the Class E certificates had already been written down to zero. Immediately following the acquisition of their interest in the CCRE4 Trust, in December 2021, the Icahn Funds made a request that the CCRE4 Trust’s trustee deem a “Servicer Termination Event” to have occurred in connection with the special servicing by RCA of a specific CCRE4 Trust asset, the Prizm Outlets mall in Nevada. The basis of the Icahn Funds’ request was their allegation that RCA violated the servicing standard by obtaining inflated appraisals from CBRE – Valuation & Advisory Services to prevent control from shifting to the Class E certificateholders and engaging in a 39-month plan to rehabilitate the asset. The CCRE4 trustee has not concluded that the Icahn Funds’ allegations have any merit, and has neither commenced an investigation nor indicated that it intends to pursue any claims related to the allegations. Nevertheless, on June 15, 2022, the Icahn Funds filed a lawsuit against RCA in the District Court for Clark County, Nevada based on the same allegations set forth in its “Servicer Termination Event” notice to the CCRE4 trustee. RCA denies that the claims have merit and intends to assert many legal and factual defenses against those claims. The case is still in the discovery stage. RCA continues to serve as special servicer of the CCRE4 Trust and has not been terminated. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against RCA or of which any of its property is the subject, that are material to the Certificateholders.

RCA occasionally engages consultants to perform property inspections and to provide surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction with the exception of some outsourced base servicing functions.

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In the commercial mortgage-backed securitizations in which RCA acts as special servicer, RCA may enter into one or more arrangements with any party entitled to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, RCA’s appointment as special servicer under the applicable servicing agreement and limitations on such person’s right to replace RCA as the special servicer.

It is expected that RREF IV-D AIV RR, LLC (or its affiliates) will be the initial Trust Directing Holder and, therefore, the initial Directing Holder with respect to each Serviced Mortgage Loan (other than any Excluded Special Servicer Loan). RCA, the expected special servicer for this transaction, is an affiliate of: (a) RREF IV-D AIV RR, LLC, the entity that is anticipated to purchase the Class G-RR and Class J-RR certificates and to be appointed as initial Trust Directing Holder and, therefore, the initial Directing Holder with respect to each Serviced Mortgage Loan (other than any Excluded Special Servicer Loan); (b) RREF IV Debt AIV, LP (the parent of RREF IV-D AIV RR, LLC), the entity (or an affiliate of the entity) that is anticipated to purchase the Class D, Class E, Class F, Class X-D and Class X-F certificates; and (c) Situs Holdings, LLC, which is the initial special servicer under the TYSN 2023-CRNR TSA with respect to the servicing of the Tysons Corner Center Whole Loan, through common control by Stone Point. RCA or an affiliate assisted RREF IV-D AIV RR, LLC and/or one or more of its affiliates with its due diligence of the Mortgage Loans prior to the Closing Date.

From time to time, RCA and/or its affiliates may purchase other securities, including certificates in this offering and including the secondary market, and may dispose of them at any time. Except as described herein, neither RCA nor any of its affiliates will retain on the Closing Date any certificates issued by the issuing entity or any other economic interest in this securitization. However, RREF IV-D AIV RR, LLC, or its affiliates may, from time to time after the initial sale of the Certificates to investors on the Closing Date, acquire additional certificates pursuant to secondary market transactions. Any such party will have the right to dispose of such certificates at any time.

The foregoing information regarding RCA under the heading “—The Special Servicer” has been provided by RCA.

Certain duties and obligations of the Special Servicer and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement”. The special servicer’s ability to waive or modify any terms, fees, penalties or payments on the Mortgage Loans and the potential effect of that ability on the potential cash flows from the Mortgage Loans are described under “The Pooling and Servicing Agreement—Modifications, Waivers and Amendments”.

The special servicer may be terminated, with respect to the Mortgage Loans serviced under the PSA (a) with or without cause by the Directing Holder, (b) for cause at any time, and (c) otherwise without cause as described under “The Pooling and Servicing Agreement—Replacement of Special Servicer Without Cause”, upon satisfaction of certain conditions specified in the PSA. The special servicer may resign under the PSA as described under “The Pooling and Servicing Agreement—Resignation of the Master Servicer and Special Servicer”. The Special Servicer and various related persons and entities will be entitled to be indemnified by the Issuing Entity for certain losses and liabilities incurred by the special servicer as described under “The Pooling and Servicing Agreement—Limitation on Liability; Indemnification”.

The Primary Servicer

Berkadia Commercial Mortgage LLC (“Berkadia”) is expected to be the (i) cashiering sub-servicer of the Highland Multifamily Portfolio Mortgage Loan pursuant to a sub-servicing agreement between Berkadia and Midland (the “Berkadia Sub-Servicing Agreement”), (ii) master servicer for the Tysons Corner Center Whole Loan, which is serviced pursuant to the TYSN 2023-CRNR TSA and (iii) servicer of the Garden State Plaza Whole Loan, which is serviced pursuant to the NJ 2023-GSP TSA (collectively with the Highland Multifamily Portfolio Mortgage Loan and the Tysons Corner Center Whole Loan, the “Berkadia Serviced Loans”). Berkadia is indirectly wholly-owned by Berkshire Hathaway Inc. and Jefferies Financial Group company.

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Berkadia and its predecessor companies have experience with servicing commercial and multifamily mortgage loans in private label CMBS transactions dating back to 1995.

Berkadia performs primary and master servicing on CMBS transactions. In addition, Berkadia carries out primary, master and asset management servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia is one of the largest servicers of commercial real estate loans in the United States. Berkadia’s principal office location is: 323 Norristown Road, Suite 300, Ambler, Pennsylvania 19002 with telephone number: (215) 328-1258.

As of June 30, 2023, Berkadia had a primary/master servicing portfolio of approximately 20,886 loans with an aggregate unpaid principal balance of approximately $397.0 billion. The table below contains summary information on the size and growth of the portfolio of commercial and multifamily loans for which Berkadia has acted as primary and/or master servicer:

Portfolio—Primary/Master Servicing	Calendar Year
	2020	2021	2022	6/30/2023
CMBS (US)	$52.9 billion	$66.8 billion	$75.4 billion	$76.2 billion
Other	249.9 billion	270.3 billion	317.4 billion	320.8 billion
Total	$302.8 billion	$337.1 billion	$392.8 billion	$397.0 billion

Berkadia currently maintains ratings or rankings from Fitch, S&P and DBRS Morningstar. Berkadia’s primary servicing operations are rated or ranked, CPS1 by Fitch, STRONG by S&P, and CS1 by DBRS Morningstar. Berkadia’s master servicing operations are rated or ranked, CMS2 by Fitch, ABOVE AVERAGE by S&P, and CS2 by DBRS Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations that comply in all material respects with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. Berkadia reviews its policies and procedures regularly and, to the extent necessary, updates them on an annual basis to ensure that they reflect Berkadia’s current servicing practices. There were no material changes made to the policies and procedures in order for Berkadia to be named a sub-servicer on this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures. In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties. Berkadia’s business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities. Berkadia may, from time to time, engage third-party contractors or vendors to assist in performing certain routine servicing functions. Berkadia monitors and reviews its third-party contractors and vendors in compliance with its internal procedures and applicable law.

Berkadia will be obligated to make principal and interest advances subject to a nonrecoverability determination under the TYSN 2023-CRNR TSA, solely with respect to the portion of Tysons Corner Center Whole Loan that was placed in the TYSN 2023-CRNR trust. Berkadia will be obligated to make principal and interest advances subject to a nonrecoverability determination under the NJ 2023-GSP TSA, solely with respect to the portion of the Garden State Plaza Whole Loan placed in the NJ Trust 2023-GSP. Berkadia will be obligated to make certain property protection advances, subject to a nonrecoverability determination, with respect to the Tysons Corner Center Whole Loan under the TYSN 2023-CRNR TSA and with respect to the Garden State Plaza Whole Loan under the NJ 2023-GSP TSA. Berkadia will have no obligation to make any principal and interest advance with respect to the Highland Multifamily Portfolio Mortgage Loan.

Berkadia in its capacity as master servicer or sub-servicer, as applicable, for the Berkadia Serviced Loans will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. On occasion, Berkadia may have custody of certain original documents as

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are necessary for servicing actions involving the Berkadia Serviced Loans. To the extent Berkadia has custody of any original documents for any such servicing purposes, the documents will be maintained in a manner consistent with the Servicing Standard.

As of the Closing Date, to Berkadia’s knowledge, neither Berkadia nor any of its affiliates will retain any certificates issued by the issuing entity or any other economic interest in this securitization.

No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master or primary servicer has experienced an event of default as a result of any action or inaction by Berkadia as master or primary servicer, including as a result of Berkadia’s failure to comply with the applicable servicing criteria in connection with any such securitization transaction.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as servicer.

The information set forth above in this section “—The Primary Servicer” has been provided by Berkadia.

Summary of the Berkadia Sub-Servicing Agreement

Pursuant to the terms of the Berkadia Sub-Servicing Agreement dated as of January 1, 2024 between Berkadia and Midland, Berkadia will perform all primary servicing functions with respect to the Highland Multifamily Portfolio Mortgage Loan. The following summary describes certain provisions of the Berkadia Sub-Servicing Agreement relating to the primary servicing and administration of the Highland Multifamily Portfolio Mortgage Loan. This summary does not purport to be complete and is subject, and qualified in its entirety by reference to the provisions of the Berkadia Sub-Servicing Agreement.

Pursuant to the Berkadia Sub-Servicing Agreement, Berkadia, as sub-servicer on behalf of the Master Servicer will be will be responsible for performing the primary servicing of the Highland Multifamily Portfolio Mortgage Loan in a manner consistent with the PSA and the Servicing Standard. Subservicing duties include but are not limited to: (i) establishing and maintaining accounts; (ii) preparing reports including, but not limited to, collection reports, monthly remittance reports, and various CREFC® reports; (iii) conducting the inspections of the mortgaged real properties (other than with respect to Specially Serviced Mortgage Loans) as provided in the applicable section of the Pooling and Servicing Agreement; such inspections will be performed at such times and in such manner as are consistent with the Servicing Standard and at such intervals as required by the Pooling and Servicing Agreement, (iv) using reasonable efforts consistent with the Servicing Standard to collect in accordance with and as required by the Pooling and Servicing Agreement, the quarterly and annual operating statements, budgets and rent rolls with respect to the mortgaged real properties and delivering the same to the master servicer, (v) certain functions with respect to assumptions, due-on-sale clause waivers and certain other borrower requests with respect to non-Specially Serviced Mortgage Loans and (vi) collecting payments from borrowers, depositing such payments in servicing, tax and escrow accounts, making tax, escrow, insurance and other reserve payments from reserve and escrow accounts, remitting such payments to the master servicer and notifying the master servicer of any requests that would qualify as a Major Decision, a Master Servicer Non-Major Decision or a Special Servicer Non-Major Decision.

Berkadia will have no obligation to make any Advances, provided that the Berkadia will notify the Master Servicer in the event any Advance is required to be made or an expense of the Trust Fund is required to be incurred. With respect to any proposed assumption or due-on-sale waiver, (1) Berkadia will not permit or consent to any assumption, transfer or other similar action contemplated by the applicable sections of the Pooling and Servicing Agreement and of the Berkadia Sub-Servicing Agreement without the prior written consent of the master or special servicer (as required pursuant to the PSA) and the master servicer, not Berkadia, will deal directly with any prior approvals required by any relevant parties, including but not limited to approvals required by the Special Servicer, any mezzanine lender, Loan Specific Directing Holder, any Rating Agency, any Serviced Companion Loan Noteholder or the Directing

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Holder in connection with obtaining any necessary approval or consent from the Directing Holder and/or Rating Agencies.

Berkadia will also timely provide such certifications, reports and registered public accountant attestations required by the Berkadia Sub-Servicing Agreement or by the master servicer to permit it to comply with the PSA.

The master servicer and Berkadia will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other such that Berkadia is able to perform its obligations under the Berkadia Sub-Servicing Agreement and the master servicer is able to perform its supervisory authority over Berkadia.

The master servicer and Berkadia each agrees in the Sub-Servicing Agreement to indemnify and hold harmless each other (including any of their respective partners, directors, officers, shareholders, members, managers, employees or agents) against any loss, liability, or expense (including legal fees and expenses (including any such expenses incurred in enforcing such indemnity)) incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Sub-Servicing Agreement by reason of(i) any breach by the indemnitor of any representation or warranty made by it in the Sub-Servicing Agreement or (ii) willful misconduct, bad faith, fraud or negligence by the indemnitor in the performance of its obligations or duties under the Sub-Servicing Agreement or by reason of negligent disregard of such obligations and duties.

Berkadia may be terminated under the Berkadia Sub-Servicing Agreement in certain cases, including upon an event of default or as further specified in the Berkadia Sub-Servicing Agreement.

The information set forth above in this section “—Summary of the Berkadia Sub-Servicing Agreement” has been provided by Berkadia.

The Operating Advisor and Asset Representations Reviewer

BellOak, LLC (“BellOak”) will act as the operating advisor under the PSA. BellOak will also be serving as the asset representations reviewer under the PSA. BellOak has an address at 200 N. Pacific Coast Highway, Suite 1400, El Segundo California 90245 and its telephone number is (332) 236-8495.

BellOak, LLC is a privately held commercial real estate finance advisory firm headquartered in El Segundo, California. BellOak is a dedicated CMBS Operating Advisor and Asset Reviewer that has been organized to provide the requisite independent, third-party surveillance and oversight on behalf of CMBS certificate holders.

BellOak’s technology utilizes an asset management platform that leverages best in class software with a dedicated technology team to customize for idiosyncratic needs.

As of September 30, 2023, BellOak was acting as operating advisor or trust advisor for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $27.1 billion issued in 28 transactions.

As of September 30, 2023, BellOak was acting as asset representations reviewer for CMBS transactions or other similar transactions with an approximate aggregate initial principal balance of $8.0 billion issued in 9 transactions.

There are no legal proceedings pending against BellOak, or to which any property of BellOak is subject, that are material to the Certificateholders, nor does BellOak have actual knowledge of any proceedings of this type contemplated by governmental authorities.

BellOak satisfies each of the standards of an “Eligible Operating Advisor” set forth under “The Pooling and Servicing Agreement—Operating Advisor—Eligibility of Operating Advisor”. BellOak (i) has not been an operating advisor on a transaction for which any Rating Agency has qualified, downgraded or

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withdrawn its rating or ratings of one or more classes of certificates for such transaction citing servicing concerns with the operating advisor as the sole or a material factor in such rating action; (ii) BellOak’s principals have been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have in excess of five years of experience in collateral analysis and loss projections, and have in excess of five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

BellOak intends to make the representations required of the operating advisor and the asset representations reviewer in the PSA.

BellOak is not affiliated with the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, any sponsor, any Directing Holder, the Retaining Sponsor or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates.

BellOak has not been paid any fees, compensation or other remuneration by any entity intended to act as Special Servicer or any prospective special servicer (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the recommendation of the replacement of the special servicer or the appointment of a successor special servicer to become the special servicer.

BellOak does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any Certificates of the Trust, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor or any fees to which it is entitled as asset representations reviewer, if the operating advisor is acting in such capacity.

The foregoing information under this heading “Transaction Parties—The Operating Advisor and Asset Representations Reviewer” has been provided by BellOak.

For a description of any material affiliations, relationships and related transactions between the operating advisor, the asset representations reviewer and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties”.

The operating advisor and the asset representations reviewer will only be liable under the PSA to the extent of their respective obligations specifically imposed by the PSA and no implied duties or obligations may be asserted against the operating advisor or asset representations reviewer. For further information regarding the duties, responsibilities, rights and obligations of the operating advisor and the asset representations reviewer, as the case may be, under the PSA, including those related to indemnification, see “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer” and “—Limitation on Liability; Indemnification”. Certain terms of the PSA regarding the operating advisor’s and the asset representations reviewer’s removal, replacement, resignation or transfer are described under “Pooling and Servicing Agreement—The Operating Advisor” and “Pooling and Servicing Agreement—The Asset Representations Reviewer”, as applicable.

CREDIT RISK RETENTION

This securitization transaction is required to comply with the Credit Risk Retention Rules. German American Capital Corporation has been designated by the Sponsors to act as the “retaining sponsor” under the Credit Risk Retention Rules (in such capacity, the “Retaining Sponsor” ) and the Retaining Sponsor intends to satisfy its risk retention requirements of the Credit Risk Retention Rules as follows:

●	The Retaining Sponsor is expected to acquire on the Closing Date an “eligible vertical interest” (as defined in the Credit Risk Retention Rules) (the “VRR Interest” ) in the issuing entity in the form of a “single vertical security” (as defined in the Credit Risk Retention Rules) with an expected initial Certificate Balance of approximately $25,880,653, representing the right to
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receive approximately 2.925% of all amounts collected on the Mortgage Loans (net of all expenses of the issuing entity) that are available for distribution to the Non-VRR Certificates and the VRR Interest (i.e., representing the right to receive the VRR Allocation Percentage of all amounts distributed on the Non-VRR Certificates on each Distribution Date).
●	The Retaining Sponsor is expected to satisfy a portion of its risk retention requirements by transferring $17,209,198, representing approximately 66.5% of the entire VRR Interest as of the Closing Date (the “DBNY VRR Interest Portion” ), to Deutsche Bank AG, New York Branch (“DBNY”), as its MOA. DBNY is expected to acquire the DBNY VRR Interest Portion from the Retaining Sponsor on the Closing Date.
●	The Retaining Sponsor is also expected to offset a portion of its risk retention requirements by the portion of the VRR Interest acquired on the Closing Date by CREFI (or its MOA), which portion will equal $8,671,455, representing approximately 33.5% of the entire VRR Interest as of the Closing Date (the “CREFI VRR Interest Portion); CREFI originated Mortgage Loans representing approximately 33.5% of the Initial Pool Balance, which is equal to at least 20% of the total Initial Pool Balance and is equal to or greater than its percentage ownership of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date (which percentage ownership interest is at least 20% of the aggregate Certificate Balance of the entire VRR Interest as of the Closing Date), in accordance with the Credit Risk Retention Rules; CREFI is expected to acquire the CREFI VRR Interest Portion from the Retaining Sponsor on the Closing Date.
●	RREF IV-D AIV RR, LLC, a Delaware limited liability company (the “Retaining Third-Party Purchaser”), is expected to purchase for cash the Class G-RR and Class J-RR certificates (collectively, the “HRR Certificates”), with an aggregate initial Certificate Balance of $36,504,964, representing approximately 2.09% of the aggregate fair value of all Classes of the Non-VRR Certificates and the VRR Interest. The HRR Certificates will constitute an “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules).

The percentage of all amounts collected on the Mortgage Loans, net of all expenses of the issuing entity, and distributed to the Non-VRR Certificates and the VRR Interest represented by the VRR Interest (which is approximately 2.925%) and the percentage of the aggregate fair value of all Classes of Non-VRR Certificates and the VRR Interest represented by the HRR Certificates (which is approximately 2.09%) will equal at least 5% as of the Closing Date.

“Credit Risk Retention Rules” means Regulation RR, 12 C.F.R. Part 244.

“MOA” means a “majority-owned affiliate” (as defined in the Credit Risk Retention Rules).

The Retaining Sponsor and CREFI (and their applicable MOAs) are collectively referred to herein as the “Retaining Parties”.

Notwithstanding any references in this prospectus to the Credit Risk Retention Rules, Regulation RR, the Retaining Sponsor, the Retaining Third-Party Purchaser, the Retaining Parties and other risk retention related matters, in the event the Credit Risk Retention Rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, each of the Retaining Sponsor, the Retaining Third-Party Purchaser, the Retaining Parties or any other party may not be required to comply with or act in accordance with the Credit Risk Retention Rules or Regulation RR (or such relevant portion thereof).

Qualifying CRE Loans

The Sponsors have determined that for purposes of this transaction 0.0% of the Initial Pool Balance (the “Qualifying CRE Loan Percentage” ) is comprised of mortgage loans that are “qualifying CRE loans” as such term is described in §244.17 of the Credit Risk Retention Rules.

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The total required credit risk retention percentage (the “Required Risk Retention Percentage” ) for this transaction is 5.0%. The Required Risk Retention Percentage is equal to the product of (i) 1 minus the Qualifying CRE Loan Percentage (expressed as a decimal) and (ii) 5%; subject to a minimum Required Risk Retention Percentage of no less than 2.50% if the issuing entity includes any non-qualifying CRE loans.

The VRR Interest

Material Terms of the VRR Interest

General

The right to payment of the holders of the VRR Interest is pro rata and pari passu with the right to payment of holders of the Non-VRR Certificates (as a collective whole). On each Distribution Date, the portion of Aggregate Available Funds allocable to: (a) the VRR Interest will be the product of such Aggregate Available Funds multiplied by the VRR Percentage; and (b) the Non-VRR Certificates will be the product of such Aggregate Available Funds multiplied by the Non-VRR Percentage. In addition, any losses incurred on the Mortgage Loans will be allocated between the VRR Interest, on the one hand, and the Principal Balance Certificates, on the other hand, pro rata in accordance with the VRR Percentage and the Non-VRR Percentage, respectively.

VRR Available Funds

The amount available for distribution to the holders of the VRR Interest on each Distribution Date will, in general, equal the product of the VRR Percentage multiplied by the Aggregate Available Funds (described under “Description of the Certificates—Distributions—Available Funds”) for such Distribution Date (such amount, the “VRR Available Funds” ).

Allocation of VRR Realized Losses

In addition, on each Distribution Date, any VRR Realized Losses will be allocated to the VRR Interest; and, in connection therewith, the Certificate Balance of the VRR Interest will be reduced without distribution, as a write-off, to the extent of such VRR Realized Loss.

The “VRR Realized Loss” , with respect to each Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the VRR Interest, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period.

In the event that VRR Realized Losses previously allocated to the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, the holders of the VRR Interest may receive distributions in respect of such recoveries (with interest) in accordance with the distribution priorities described under “—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” below.

Priority of Distributions on the VRR Interest

On each Distribution Date, for so long as the aggregate Certificate Balance of the VRR Interest has not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the

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Distribution Account for distribution to the VRR Interest, to the extent of the VRR Available Funds, in the following order of priority:

First, to the VRR Interest, in respect of interest, up to an amount equal to the VRR Interest Distribution Amount for such Distribution Date;

Second, to the VRR Interest, in reduction of the Certificate Balance thereof, up to an amount equal to the VRR Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the VRR Interest has been reduced to zero; and

Third, to reimburse (with interest) prior write-offs of the Certificate Balance of the VRR Interest, up to an amount equal to the unreimbursed VRR Realized Losses previously allocated to the VRR Interest, plus interest in an amount equal to the VRR Realized Loss Interest Distribution Amount for such Distribution Date;

provided, however, that to the extent any VRR Available Funds remain in the Distribution Account after applying amounts as set forth in clauses First through Third above, any such amounts will be disbursed to the Class R certificates, which evidence the REMIC residual interest in each of the Upper-Tier REMIC and the Lower-Tier REMIC in compliance with the Code and applicable REMIC Regulations. The REMIC residual interest, sometimes commonly referred to as a “non-economic residual”, is a tax-based certificate required to be issued as part of any REMIC securitization and the holder of that interest will incur certain tax liability for the net income of the REMIC trust. The REMIC residual interest is not entitled to any interest or principal in the securitization trust; however, REMIC Regulations require that the amount, if any, remaining in a REMIC trust after all amounts are paid to the regular interests be paid to the REMIC residual interest.

Except for tax reporting purposes, the VRR Interest does not have a specified Pass-Through Rate, however, the effective interest rate on the VRR Interest will be a per annum rate equal to the WAC Rate for the related Distribution Date.

The “Non-VRR Percentage” is an amount expressed as a percentage equal to 100% minus the VRR Percentage. For the avoidance of doubt, at all times, the sum of the VRR Percentage and the Non-VRR Percentage will equal 100%.

The “VRR Percentage” will equal a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balance of all of the classes of Principal Balance Certificates and the initial Certificate Balance of the VRR Interest.

The initial Certificate Balance of the VRR Interest is subject to change depending on the final pricing of all Classes of Non-VRR Certificates and the VRR Interest with the final initial Certificate Balance of the VRR Interest determined such that, upon initial issuance, the percentage of the fair value of the HRR Certificates and the percentage of the VRR Interest (in the aggregate) will equal at least 5. If the initial Certificate Balance of the VRR Interest is reduced, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be increased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such reduction in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will decrease and the Non-VRR Percentage will increase. If the initial Certificate Balance of the VRR Interest is increased, the initial Certificate Balance of each Class of Principal Balance Certificates (and correspondingly, the initial Notional Amount of each Class of Class X Certificates) will be decreased on a pro rata basis (based on the initial Certificate Balance set forth in “Description of the Certificates—General”) in an aggregate amount equal to such increase in the initial Certificate Balance of the VRR Interest, and the VRR Percentage will increase and the Non-VRR Percentage will decrease.

The “VRR Allocation Percentage” will equal a fraction, expressed as a percentage, equal to the VRR Percentage divided by the Non-VRR Percentage.

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The “VRR Interest Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest distributed on the Non-VRR Certificates according to clauses First, Fourth, Seventh, Tenth, Thirteenth, Sixteenth, Nineteenth, Twenty-second and Twenty-fifth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Principal Distribution Amount” with respect to any Distribution Date and the VRR Interest will equal the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of principal distributed on the Non-VRR Certificates according to clauses Second, Fifth, Eighth, Eleventh, Fourteenth, Seventeenth, Twentieth, Twenty-third and Twenty-sixth in “Description of the Certificates—Distributions—Priority of Distributions”.

The “VRR Realized Loss Interest Distribution Amount”, with respect to any Distribution Date, an amount equal to the product of (a) the VRR Allocation Percentage and (b) the aggregate amount of interest on unreimbursed Realized Losses distributed to the holders of the Non-VRR Certificates according to clauses Third, Sixth, Ninth, Twelfth, Fifteenth, Eighteenth, Twenty-first, Twenty-fourth and Twenty-seventh in “Description of the Certificates—Distributions—Priority of Distributions”.

Yield Maintenance Charges and Prepayment Premiums

The holders of the VRR Interest will be entitled to the VRR Percentage of each yield maintenance charge and prepayment premium collected on the Mortgage Loans, as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

HRR Certificates

General

The Retaining Third-Party Purchaser is expected to purchase the HRR Certificates, consisting of the classes of certificates identified in the table below.

Class of HRR Certificates	Expected Initial Certificate Balance(1)		Estimated Fair Value of the HRR Certificates (in $ and %)(2)	Expected Purchase Price(3)
Class G-RR	$8,589,000	(4)	$4,506,065 / 0.49% - 0.53%	52.4632100966759%
Class J-RR	$27,915,964		$14,559,163 / 1.56% - 1.63%	52.1535382702649%

(1)	Includes the expected initial Certificate Balance of each class of HRR Certificates that the Retaining Third-Party Purchaser expects to purchase on the Closing Date. The balance of the VRR Interest is not included in the Certificate Balance of any class of HRR Certificates.
(2)	The estimated fair value (expressed as a dollar amount) and estimated range of fair value (expressed as a percentage of the aggregate fair value of all of the Non-VRR Certificates and the VRR Interest) of the HRR Certificates. The fair value of the HRR Certificates is based upon a targeted discount yield, and has been determined as described under “—Yield-Priced Certificates—Retaining Third-Party Purchaser Assumed Certificate Characteristics”. The fair value of the other Certificates and the VRR Interest is unknown and has been determined by the Sponsors as described under “—Determination of Amount of Required Horizontal Credit Risk Retention” below.
(3)	Expressed as a percentage of the expected initial Certificate Balance of each class of the HRR Certificates, excluding accrued interest. The aggregate purchase price expected to be paid for the HRR Certificates to be acquired by the Retaining Third-Party Purchaser is approximately $19,065,228, excluding accrued interest.
(4)	The approximate initial Certificate Balance of the Class G-RR certificates is subject to change based on final pricing of all non-VRR certificates and the VRR Interest and the final determination of the fair market value of the HRR Certificates and is expected to range from $8,589,000 to $9,448,000.

The Retaining Sponsor estimates that, if it had relied solely on retaining an “eligible horizontal residual interest” in order to meet the credit risk retention requirements of the Credit Risk Retention Rules with respect to this securitization transaction, it would have retained an eligible horizontal residual interest with an aggregate fair value dollar amount of approximately $45,691,591, representing 5% of the aggregate fair value, as of the Closing Date, of all classes of Certificates and the VRR Interest.

A reasonable time after the Closing Date, the Retaining Sponsor will be required to disclose to, or cause to be disclosed to, Certificateholders the following: (a) the fair value of the HRR Certificates that will be retained by the Retaining Third-Party Purchaser based on actual sale prices and finalized tranche

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sizes, (b) the fair value of the “eligible horizontal residual interest” (as such term is defined in the Credit Risk Retention Rules) that the Retaining Sponsor would have been required to retain under the Credit Risk Retention Rules, and (c) to the extent the valuation methodology or any of the key inputs and assumptions that were used in calculating the fair value or range of fair values disclosed below under the heading “Determination of Amount of Required Horizontal Credit Risk Retention” prior to the pricing of the certificates materially differs from the methodology or key inputs and assumptions used to calculate the fair value at the time of the Closing Date, descriptions of those material differences. Any such notice from the Retaining Sponsor of such disclosures are expected to be posted on the certificate administrator’s website on the “U.S. Risk Retention Special Notices” tab.

Retaining Third-Party Purchaser

RREF IV-D AIV RR, LLC, a Delaware limited liability company, is expected to purchase the HRR Certificates and will act as the Retaining Third Party Purchaser. The Retaining Third Party Purchaser is wholly owned, directly or indirectly, by RREF IV Debt AIV, LP, which was formed with a primary purpose of investing in commercial mortgaged-backed securities, including the junior tranches of such securities (“CMBS B-Piece Securities”). The Retaining Third Party Purchaser has purchased other CMBS B-Piece Securities in the capacity of a third party purchaser, and its affiliates have been a third party purchaser in several other CMBS securitizations and RREF IV Debt AIV, LP has held CMBS B-Piece Securities and served as controlling class representative and directing certificate holder (or in a similar capacity) in other CMBS securitizations. The Retaining Third Party Purchaser is advised by RCM, an affiliate of the Special Servicer and experienced commercial real estate debt investor. In addition, RCM has underwritten and purchased, primarily for the funds under its management, as of September 30, 2023 over $10.2 billion in face value of subordinate commercial mortgage-backed securities certificates in approximately 190 securitizations totaling approximately $203 billion in overall transaction size. RCM (or an affiliate) has the right to appoint the special servicer in the majority of these transactions. See “Transaction Parties—The Special Servicer—Rialto Capital Advisors, LLC” for additional information about the Retaining Third Party Purchaser, RCM and their respective affiliates. For a description of any material conflicts of interest or material potential conflicts of interest between the Retaining Third-Party Purchaser and another party to this securitization, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer,” “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans.”

RREF IV-D AIV RR, LLC, or its affiliate, is expected to be appointed as the initial directing holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan). Rialto Capital Advisors, LLC, the expected special servicer for this transaction is an affiliate (a) of RREF IV-D AIV RR, LLC, the entity that is anticipated to purchase the Class G-RR and Class J-RR certificates and be appointed as the initial directing holder with respect to each Serviced Mortgage Loan (other than any Excluded Loan); and (b) RREF IV Debt AIV, LP (or its affiliate), the entity that may purchase certain other classes of certificates, including the Class D, Class E, Class X-D, Class X-F and Class F certificates. Rialto Capital Advisors, LLC is expected to act as a special servicer and it or an affiliate assisted RREF IV-D AIV RR, LLC, or its affiliate, with its due diligence of the mortgage loans prior to the closing date. Any review by the Retaining Third Party Purchaser and its affiliates of the credit risk of the securitized assets is solely for its own benefit, may not be relied upon by any other person, and is not intended to be, and may not be, construed as an approval or endorsement of any of the sponsors’ underwriting standards or any loan-level disclosure in this prospectus. The Retaining Third Party Purchaser makes no representations or warranties with respect to any such underwriting standards or disclosure and the Retaining Third Party Purchaser has not independently verified the truth or accuracy of any representations or warranties of any of the sponsors or any other party to this transaction or any related documents.

Solely for its own purposes and benefit, the Retaining Third Party Purchaser has completed an independent review of the credit risk of each mortgage loan consisting of a review of the sponsors’ underwriting standards, the collateral and expected cash flows. Such review was based on the mortgage loan files and information regarding the mortgage loans provided by or on behalf of the sponsors. The

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Retaining Third Party Purchaser has no liability to any person or entity for the manner in which it conducted its due diligence or the extent of such due diligence. The Retaining Third Party Purchaser is not required to take into account the interests of any other investor in the certificates or any other party in conducting its due diligence or in exercising remedies or voting or other rights in its capacity as owner of its certificates or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. The Retaining Third Party Purchaser’s acceptance of a mortgage loan does not constitute, and may not be construed as, an endorsement or approval of any such mortgage loan, the underwriting for such mortgage loan or of the originator of such mortgage loan. Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Retaining Third-Party Purchaser may have special relationships or interests that conflict with those of the holders of one or more Classes of certificates. In addition, the Retaining Third-Party Purchaser does not have any duties to the holders of any Class of certificates, may act solely in its own interests, and will have no liability to any Certificateholders for having done so, and no Certificateholder may take any action whatsoever against the Retaining Third-Party Purchaser or any director, officer, employee, agent or principal of the Retaining Third-Party Purchaser for having so acted.

Material Terms of the HRR Certificates

For a description of the material terms of the classes of certificates that comprise the HRR Certificates, see “Description of the Certificates” and “Pooling and Servicing Agreement—The Directing Holder—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event”. You are strongly urged to review this prospectus in its entirety.

Determination of Amount of Required Horizontal Credit Risk Retention

General

CMBS such as the Principal Balance Certificates are typically priced based relative to either the treasury yield curve or to a targeted yield. The method of pricing used is primarily a function of the rating, but can also be determined by prevailing market conditions or investor preference. For this transaction, the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D and Class E certificates (the “Treasury-Priced Principal Balance Certificates”) are anticipated to be priced based on the treasury yield curve and the Class X-F, Class F, Class G-RR and Class J-RR certificates (the “Yield-Priced Certificates”) are anticipated to be priced based on a targeted yield, and the Sponsors calculated the expected scheduled principal payments (the “Scheduled Certificate Principal Payments”) on each Class of Treasury-Priced Principal Balance Certificates and the Yield-Priced Certificates (other than the Class X-F certificates) as described below. CMBS such as the Class X Certificates (other than the Class X-F certificates) (the “Interest-Only Certificates”) are typically priced relative to the treasury yield curve. The Sponsors made their determination of the fair value of the Certificates presented above based on a number of inputs consistent with these typical pricing methodologies in the manner described below for the applicable class of certificates.

Treasury-Priced Principal Balance Certificates

Based on the Modeling Assumptions and assuming a 0% CPR, the Sponsors calculated what the Scheduled Certificate Principal Payments on each Class of Treasury-Priced Principal Balance Certificates would be over the course of the transaction based on when principal payments are required to be made under the terms of the underlying Mortgage Loan documents during each Collection Period and which Classes of Treasury-Priced Principal Balance Certificates will be entitled to receive principal payments based on the certificate payment priorities described in “Description of the Certificates—Distributions”. On the basis of the Scheduled Certificate Principal Payments, the Sponsors calculated the weighted average life for each Class of Treasury-Priced Principal Balance Certificates.

Treasury Yield Curve. The Sponsors utilized the assumed treasury yield curve in the table below in determining the range of fair values of the Treasury-Priced Principal Balance Certificates. The actual treasury yield curve that will be used as a basis for determining the price of the Treasury-Priced Principal Balance Certificates is not known at this time and differences in the treasury yield curve will ultimately

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result in higher or lower fair value calculations. For an expected range of values at specified points along the treasury yield curve, see the table below entitled “Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates”. The Sponsors identified the range presented in the table below at each maturity on the treasury yield curve, which represents the Sponsors’ estimate of the largest increase or decrease in the treasury yield at that maturity reasonably expected to occur prior to pricing of the certificates, based on 10 business day rolling periods over the past 6 months.

Range of Treasury Yields for the Treasury-Priced Principal Balance Certificates

Maturity (Years)	Low Estimate of Treasury Yield	Base Case Treasury Yield	High Estimate of Treasury Yield
2Y	3.6900%	4.1600%	4.6300%
3Y	3.5500%	3.9400%	4.3300%
5Y	3.4600%	3.8500%	4.2400%

Based on the treasury yield curve, the Sponsors will determine for each Class of Treasury-Priced Principal Balance Certificates the treasury yield reflected on the treasury yield curve (the “Interpolated Yield”) that corresponds to that Class’ weighted average life, by using a straight-line interpolation using the treasury yield curve with 2, 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The Sponsors determined the credit spread for each Class of Treasury-Priced Principal Balance Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of certificates as of the date of this prospectus. The credit spread for a particular Class of Treasury-Priced Principal Balance Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair values. The Sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the Sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class A-1	1.05%	1.20%	1.35%
Class A-2	N/A	N/A	N/A
Class A-3	1.00%	1.20%	1.40%
Class A-M	1.75%	1.95%	2.15%
Class B	2.45%	2.75%	3.05%
Class C	3.90%	4.25%	4.60%
Class D	6.60%	7.00%	7.40%
Class E	7.75%	8.25%	8.75%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent) established at pricing. For an expected range of values for each class of Treasury-Priced Principal Balance Certificates, see the table entitled “Range of Discount Yields for the Treasury-Priced Principal Balance Certificates” below. The Sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for that class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for that class and the highest estimated credit spread.

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Range of Discount Yields for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class A-1	4.6647%	5.2417%	5.8187%
Class A-2	N/A	N/A	N/A
Class A-3	4.4648%	5.0548%	5.6448%
Class A-M	5.2125%	5.8025%	6.3925%
Class B	5.9125%	6.6025%	7.2925%
Class C	7.3625%	8.1025%	8.8425%
Class D	10.0625%	10.8525%	11.6425%
Class E	11.2125%	12.1025%	12.9925%

Determination of Class Sizes. The Sponsors were provided credit support levels for each class of certificates by each Rating Agency. Based on the individual credit support levels (expressed as a percentage) provided by the Rating Agencies, the Sponsors determined the highest required credit support level of the Rating Agencies selected to rate a particular class of certificates (the “Constraining Level”). In certain circumstances, the Sponsors may elect not to engage a rating agency for particular classes of certificates, based in part on the credit support levels provided by such rating agency. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded”. The Certificate Balance for the classes of certificates with the highest credit rating was determined by multiplying the Initial Pool Balance by a percentage equal to 1.0 minus that Class’ Constraining Level. For each other subordinate class of Principal Balance Certificates, that Class’ Certificate Balance was determined by multiplying an amount equal to the Non-VRR Percentage of the Initial Pool Balance by a percentage equal to the difference of the Constraining Level for the immediately senior class of Principal Balance Certificates minus such subordinate Class’ Constraining Level.

Target Price Determination. The Sponsors determined a target price (the “Target Price”) for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates) on the basis of the price (expressed as a percentage of the Certificate Balance of that class) that similar CMBS with similar credit ratings, cash flow profiles and prepayment risk have priced at in recent securitization transactions. The Target Price that was utilized for each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates) is set forth in the table below. The Target Prices utilized by the Sponsors have not changed materially during the prior year.

Class of Certificates	Target Price
Class A-1	100.00%
Class A-2	101.00%
Class A-3	103.00%
Class A-M	103.00%(1)
Class B	100.00%(1)
Class C	100.00%(1)

(1)	The Target Price may not be realized with respect to Class A-M, Class B or Class C if such class accrues interest at the WAC Rate.

Determination of Assumed Certificate Coupon. The Sponsors determined the assumed certificate coupon (the “Assumed Certificate Coupon”) for each class of Treasury-Priced Principal Balance Certificates as follows: (i) with respect to each class of Treasury-Priced Principal Balance Certificates (other than the Class D and Class E certificates), based on the Target Price, the Discount Yield and the Scheduled Certificate Principal Payments for such class of certificates, the Sponsors calculated what coupon would be required to be used based on the Scheduled Certificate Principal Payments for such class of certificates in order to achieve the related Target Price for that class of certificates when utilizing the related Discount Yield in determining that Target Price, and (ii) with respect to the Class D and Class E certificates, the Sponsors expect the Assumed Certificate Coupon to be a fixed rate of 4.0000% per

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annum. The Assumed Certificate Coupon for each class of Treasury-Priced Principal Balance Certificates and Range of Assumed Certificate Coupons generated as described above is set forth in the table below.

Range of Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates

Class of Certificates	Low Estimate of Assumed Initial Certificate Coupon	Base Case Assumed Initial Certificate Coupon	High Estimate of Assumed Initial Certificate Coupon
Class A-1	4.6753%	5.2480%	5.8195%
Class A-2	N/A	N/A	N/A
Class A-3	5.1392%	5.7315%	6.3226%
Class A-M	5.8830%	6.4737%	6.9613%(1)
Class B	5.8791%	6.5567%	6.9725%(2)
Class C	6.9725%(2)	6.9725%(2)	6.9725%(2)
Class D	4.0000%(3)	4.0000%(3)	4.0000%(3)
Class E	4.0000%(3)	4.0000%(3)	4.0000%(3)

(1)	Based on the WAC Rate minus 0.0112%.
(2)	Based on the WAC Rate.
(3)	Fixed coupon of 4.0000% targeted.

Determination of Treasury-Priced Expected Price. Based on interest payments using the Assumed Certificate Coupons for the Treasury-Priced Principal Balance Certificates, the Discount Yield and the Scheduled Certificate Principal Payments for each class of Treasury-Priced Principal Balance Certificates, the Sponsors determined the price (the “Treasury-Priced Expected Price”) expressed as a percent of the Certificate Balance of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield; however, for purposes of such calculation no Assumed Certificate Coupon exceeded the related WAC Rate. The Sponsors determined the Treasury-Priced Expected Price for each Class of Treasury-Priced Principal Balance Certificates based on the low estimate and high estimate of Assumed Certificate Coupons and Discount Yield. The lower the yield based on the Assumed Certificate Coupon, the higher the corresponding Treasury-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of the Treasury-Priced Principal Balance Certificates will correspond to the high range of the estimate of potential Assumed Certificate Coupons and correspondingly, the high range of fair market values of the Treasury-Priced Principal Balance Certificates will correspond to the low range of the estimate of potential Assumed Certificate Coupons.

Interest-Only Certificates

Based on the Modeling Assumptions and assuming a 100% CPY, the Sponsors calculated what the expected scheduled interest payments on each class of Interest-Only Certificates would be over the course of the transaction (for each Class of Interest-Only Certificates, the “Scheduled Certificate Interest Payments”) based on what the Notional Amount of the related class of Interest-Only Certificates would be during each Collection Period as a result of the application of the expected principal payments during such Collection Period under the terms of the Mortgage Loan Documents assuming a 100% CPY and the classes of certificates that would be entitled to those principal payments based on the payment priorities described in “Description of the Certificates—Distributions”. On the basis of the periodic reduction in the Notional Amount of each class of Interest-Only Certificates, the Sponsors calculated the weighted average life for each such class of Interest-Only Certificates.

Determination of Treasury Yield Curve. The Sponsors utilized the assumed treasury yield curve in the table above under “—Treasury-Priced Principal Balance Certificates—Treasury Yield Curve” in determining the range of fair values of the Interest-Only Certificates.

For each Class of Interest-Only Certificates, the Sponsors determined the Interpolated Yield that corresponds to that Class’ weighted average life of the class(es) of Principal Balance Certificates that is

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the component of such Class of Interest-Only Certificates by using a straight-line interpolation using treasury yield curves with 3 and 5 year maturities if the weighted average life does not correspond to a specified maturity on the treasury yield curve.

Credit Spread Determination. The Sponsors determined the credit spread for each Class of Interest-Only Certificates on the basis of market bids obtained for similar CMBS with similar credit ratings, pool composition and asset quality, payment priority and weighted average lives of the related class of Interest-Only Certificates as of the date of this prospectus. The credit spread for a particular class of Interest-Only Certificates at the time of pricing is not known at this time and differences in the then current credit spread demanded by investors for similar CMBS will ultimately result in higher or lower fair market values. The Sponsors identified the range presented in the table below from the base case credit spread percentage, which represents the Sponsors’ estimate of the largest increase or decrease in the credit spread for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in the placement of CMBS with similar characteristics.

Range of Credit Spreads for the Interest-Only Certificates

Class of Certificates	Low Estimate of Credit Spread	Base Case Credit Spread	High Estimate of Credit Spread
Class X-A	1.00%	1.50%	2.00%
Class X-B	1.25%	2.00%	N/A
Class X-D	3.25%	4.50%	5.75%

Discount Yield Determination. The discount yield (the “Discount Yield”) for each class of Interest-Only Certificates is the sum of the Interpolated Yield for such class and the related credit spread (converted to a monthly equivalent). For an expected range of values for each class of Interest-Only Certificates, see the table entitled “Range of Discount Yields for the Interest-Only Certificates” below. The Sponsors identified the range presented in the table below for each such class of certificates as the range from (i) the sum of the lowest estimated Interpolated Yield for such class and the lowest estimated credit spread to (ii) the sum of the highest estimated Interpolated Yield for such class and the highest estimated credit spread.

Range of Discount Yields for the Interest-Only Certificates

Class of Certificates	Low Estimate of Discount Yield	Base Case Discount Yield	High Estimate of Discount Yield
Class X-A	4.4845%	5.3745%	6.2645%
Class X-B	4.7243%	5.8643%	N/A
Class X-D	6.7238%	8.3638%	10.0038%

Determination of Scheduled Certificate Interest Payments. Based on the range of Assumed Certificate Coupons determined for the Principal Balance Certificates, the Sponsors determined the range of Scheduled Certificate Interest Payments in each scenario for each class of Interest-Only Certificates based on the defined Pass-Through Rate for such class of certificates.

Determination of Interest-Only Expected Price. Based on the Discount Yield and the Scheduled Certificate Interest Payments for each class of Interest-Only Certificates, the Sponsors determined the price (the “Interest-Only Expected Price”) expressed as a percent of the Notional Amount of such class by determining the net present value of the Scheduled Certificate Interest Payments discounted at the related Discount Yield. The Sponsors determined the Interest-Only Expected Price for each class of Interest-Only Certificates based on the low estimate and high estimate of Assumed Certificate Coupons for the Principal Balance Certificates and the resulting Scheduled Certificate Interest Payments due to the Interest-Only Certificates in each scenario. Lower Assumed Certificate Coupons on the Principal Balance Certificates result in an increase in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a higher Interest-Only Expected Price, and higher Assumed Certificate Coupons on the Principal Balance Certificates result in a decrease in the Scheduled Certificate Interest Payments to the Interest-Only Certificates and therefore a lower Interest-Only Expected Price.

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Yield-Priced Certificates

Retaining Third-Party Purchaser Assumed Certificate Characteristics. The Yield-Priced Certificates include each of the Class F and Class X-F certificates and each Class of HRR Certificates expected to be acquired by the Retaining Third-Party Purchaser, and the inputs for the valuation of each such class of certificates were derived from the bid that the Retaining Third-Party Purchaser made to acquire such classes of certificates. The range of values were derived from variances in the inputs estimated by the Sponsors for newly issued CMBS reasonably expected to occur prior to pricing of the certificates based on the Sponsors’ experience in placement of CMBS with similar characteristics. Various factors may have influenced the Retaining Third-Party Purchaser’s determination of its required Discount Yield and the related Assumed Certificate Coupon, including without limitation, the Retaining Third-Party Purchaser’s assessment of the assumed default probability on the Mortgage Loans, the expected loss severity following any default, the assumed prepayment rate, and the Retaining Third-Party Purchaser’s cost of funds and ultimate return on investment that the Retaining Third-Party Purchaser wishes to achieve. In addition, the Retaining Third-Party Purchaser’s bid may be influenced by its desire to capture market-share or other strategic business considerations. The Discount Yield for each of the Class F and Class X-F certificates and each class of the HRR Certificates is 24.414%.

Determination of Class Size. The Sponsors determined the Certificate Balance of each Class of HRR Certificates in the same manner described in “—Treasury-Priced Principal Balance Certificates— Determination of Class Sizes” above.

Weighted Average Life. On the basis of the Scheduled Certificate Principal Payments, the Sponsors calculated the weighted average life for each Class of HRR Certificates.

Determination of Yield-Priced Expected Price. Based on a 0% CPR and the interest payments using the Assumed Certificate Coupon assumed to be equal to the related WAC Rate for each class of the Yield-Priced Certificates (or, in the case of the Class F and Class X-F certificates, the Assumed Certificate Coupon to be equal to 4.0000% for the Class F certificates, and the Class X-F Strip Rate for the Class X-F certificates), the Discount Yield and the Scheduled Certificate Principal Payments (as applicable) for each of the Class F and Class X-F certificates and for each Class of HRR Certificates, the Sponsors determined the price (the “Yield-Priced Expected Price” and, together with the Treasury-Priced Expected Price and the Interest-Only Expected Price, the “Expected Prices” or each an “Expected Price”) expressed as a percent of the Certificate Balance or Notional Amount of that class by determining the net present value of the Scheduled Certificate Principal Payments and interest payments accruing at the related Assumed Certificate Coupon discounted at the related Discount Yield. The Sponsors determined the Yield-Priced Expected Price for each of the Class F and Class X-F certificates and for each Class of HRR Certificates based on the related Discount Yields. The lower the Discount Yield, the higher the corresponding Yield-Priced Expected Price for a class of certificates will be, therefore, the low range of fair market values of each Class of HRR Certificates will correspond to the high range of the estimate of potential Discount Yields and correspondingly, the high range of fair market values of each of the Class F and Class X-F certificates and each Class of HRR Certificates will correspond to the low range of the estimate of potential Discount Yields.

Calculation of Fair Value

Based on the Expected Prices, the Sponsors determined the range of fair values set forth in the table below for each class of certificates (excluding accrued interest). For the “Base Case Fair Value” (as well as the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” and “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)” with respect to the Class X-F and Class F certificates), the Sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “High Estimate of Fair Value (Based on Low Estimate of Discount Yield)” (other than with respect to the Class X-F and Class F certificates), the Sponsors determined the fair value for the related class of certificates by multiplying the relevant Expected Price by the high estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates. For the “Low Estimate of Fair Value (Based on High Estimate of Discount Yield)” (other than with respect to the Class X-F and Class F certificates), the

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Sponsors determined the fair value of the related class of certificates by multiplying the relevant Expected Price by the low estimate Certificate Balance or Notional Amount, as applicable, of such class of certificates.

The Sponsors determined the fair value of the VRR Interest by (i) calculating the aggregate fair value of all Classes of Certificates and the VRR Interest, (ii) multiplying such aggregate fair value by the VRR Allocation Percentage, and (iii) based on the assumption that the restrictions on liquidity (as described under “—Hedging, Transfer and Financing Restrictions” below) constitute an embedded characteristic of the VRR Interest rather than an entity specific restriction, applying a liquidity discount. The Sponsors determined the range of fair values for the VRR Interest based on the low estimate and high estimate of the calculation set forth in clause (i).

Range of Fair Value

Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-1	$365,000	$365,000	$365,000
Class A-2(1)	$0	$0	$0
Class A-3(1)	$618,909,134	$618,908,417	$618,908,380
Class X-A(1)	$17,434,138	$34,587,973	$52,378,008
Class X-B	$0	$806,902	$1,889,958
Class X-D	$2,465,157	$2,553,633	$2,647,215
Class X-F(2)	$1,337,838	$1,337,838	$1,261,383
Class A-M	$123,857,286	$123,857,308	$123,857,393
Class B	$37,332,836	$37,577,947	$37,577,953
Class C	$25,057,463	$25,810,430	$26,591,497
Class D	$9,290,956	$9,601,935	$9,925,403
Class E	$5,857,723	$6,076,711	$6,305,560
Class F(2)	$6,552,917	$6,552,917	$6,178,427
Class G-RR(2)	$4,506,065	$4,506,065	$4,957,010
Class J-RR	$14,559,163	$14,559,163	$14,559,163
VRR Interest	$26,139,714	$26,729,582	$27,341,251

(1)	The range of estimated fair values set forth in the table above with respect to the Class A-2 certificates, the Class A-3 certificates, the Class X-A certificates and the VRR Interest is based on the Class A-2 certificates having an initial Certificate Balance of $0, and the Class A-3 certificates having an initial Certificate Balance of $600,884,000. However, the exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. The initial Certificate Balance of the Class A-2 certificates is expected to be within a range of $0 and $250,000,000, and the initial Certificate Balance of the Class A-3 certificates is expected to be within a range of $350,884,000 and $600,884,000. The estimated fair value for the Class X-A certificates will depend on the final pricing of the Class A-2 certificates and the Class A-3 certificates. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $600,884,000, subject to a variance of plus or minus 5%. Alternatively, assuming that the Class A-2 certificates have an initial Certificate Balance of $250,000,000, and the Class A-3 certificates have an initial Certificate Balance of $350,884,000, the estimated fair values for the Class A-2 certificates, the Class A-3 certificates, the Class X-A certificates and the VRR Interest will instead be as set forth in the following table:
Class of Certificates	Low Estimate of Fair Value (Based on High Estimate of Discount Yield)	Base Case Fair Value	High Estimate of Fair Value (Based on Low Estimate of Discount Yield)
Class A-2	$252,498,986	$252,499,942	$252,499,491
Class A-3	$361,410,376	$361,409,727	$361,409,461
Class X-A	$22,127,248	$39,306,472	$57,124,106
VRR Interest	$26,130,473	$26,721,138	$27,333,618
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(2)	The approximate initial Certificate Balance of the Class F and Class G-RR certificates is estimated based in part on the estimated ranges of initial Certificate Balances and estimated fair values described under this “Credit Risk Retention” section. The Class F initial Certificate Balance is expected to fall within a range of $14,172,000 (used in the High Estimate of Fair Value scenario) to $15,031,000 (used in the Base Case Fair Value and Low Estimate of Fair Value scenarios), and the Class G-RR initial Certificate Balance is expected to fall within a range of $8,589,000 (used in the Base Case Fair Value and Low Estimate of Fair Value scenarios) to $9,448,000 (used in the High Estimate of Fair Value scenario). The Class X-F initial Notional Amount is expected to fall within a range of $14,172,000 (used in the High Estimate of Fair Value scenario) to $15,031,000 (used in the Base Case Fair Value and Low Estimate of Fair Value scenarios).

The estimated range of fair value for all Classes of Non-VRR Certificates and the VRR Interest is approximately $893,349,488 to $934,743,601, excluding accrued interest.

Hedging, Transfer and Financing Restrictions

The Retaining Third-Party Purchaser will agree to certain hedging, transfer and financing restrictions that are applicable to a “retaining sponsor” or “third-party purchaser” (each as defined in the Credit Risk Retention Rules).

These restrictions will include an agreement by the Retaining Third-Party Purchaser not to transfer the HRR Certificates, except to an MOA (in accordance with the Credit Risk Retention Rules) or, on and after the fifth anniversary of the Closing Date (or such earlier or later date such transfer is permitted in accordance with the Credit Risk Retention Rules, as then in effect), to a subsequent third-party purchaser.

In addition, the Retaining Third-Party Purchaser and its affiliates will not be permitted to enter into any financing, hedging, pledging, hypothecation, transfer or any other similar transaction or activity with respect to the HRR Certificates unless such transaction complies with the Credit Risk Retention Rules (as then in effect).

In addition, the Credit Risk Retention Rules include certain restrictions on hedging, transfer and financing of the VRR Interest. These restrictions provide that (i) a Retaining Party may not transfer its portion of the VRR Interest except to an MOA of such Retaining Party, (ii) each Retaining Party and its respective affiliates will not be permitted engage in any hedging transactions if payments on the hedge instrument are materially related to the required credit risk retention and the hedge position would limit the financial exposure to the required credit risk retention, and (iii) none of the Retaining Parties or any of their respective affiliates may pledge the required credit risk retention as collateral for any obligation unless such obligation is with full recourse to such Retaining Party or affiliate, respectively.

Unless stated otherwise, the restrictions described under this heading “—Hedging, Transfer and Financing Restrictions” will expire on the earliest of (i) the date that is the latest of (a) the date on which the total unpaid principal balance of the Mortgage Loans has been reduced to 33% of the total unpaid principal balance of the Mortgage Loans as of the Cut-off Date; (b) the date on which the total outstanding Certificate Balance of the Certificates has been reduced to 33% of the total outstanding Certificate Balance of the Certificates as of the Closing Date; or (c) two years after the Closing Date, or (ii) subject to the consent of the Retaining Sponsor (which consent may not be unreasonably withheld, delayed or conditioned), the date on which the Credit Risk Retention Rules have been officially abolished or officially determined by the applicable regulatory agencies to be no longer applicable to this securitization transaction or the HRR Certificates; provided that such restrictions relating to the Retaining Third-Party Purchaser will also expire on the date on which all of the Mortgage Loans have been defeased in accordance with the risk retention requirements set forth in § 244.7(b)(8)(i) of the Credit Risk Retention Rules.

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Operating Advisor

The operating advisor for this securitization transaction will be BellOak, LLC, a California limited liability company. The operating advisor will be required to be an Eligible Operating Advisor. For information regarding the operating advisor and a description of how the operating advisor satisfies the requirements of an Eligible Operating Advisor, see “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”. For a description of the material terms of the PSA with respect to the operating advisor and the operating advisor’s compensation, see “Pooling and Servicing Agreement—The Operating Advisor” and “—Servicing and Other Compensation and Payment of Expenses—Operating Advisor Compensation”. For a description of any material conflicts of interest or material potential conflicts of interest between the operating advisor and another party to this securitization transaction, see “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Operating Advisor”.

Representations and Warranties

Each of GACC, CREFI, BCREI and BMO will make the representations and warranties identified on Annex D-1, subject to the exceptions to these representations and warranties set forth in Annex D-2, Annex D-3, Annex D-4 and Annex D-5, respectively, and GSMC will make the representations and warranties identified on Annex E-1, subject to the exceptions to these representations and warranties set forth in Annex E-2.

At the time of its decision to include the GACC Mortgage Loans in this transaction, GACC determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-2 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GACC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GACC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GACC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GACC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the CREFI Mortgage Loans in this transaction, CREFI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-3 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or, in the case of the mortgage loan borrower, is

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required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by CREFI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by CREFI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which CREFI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable CREFI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the BCREI Mortgage Loans in this transaction, BCREI determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-4 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BCREI that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BCREI that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BCREI based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable BCREI Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the BMO Mortgage Loans in this transaction, BMO determined either that the risks associated with the matters giving rise to each exception set forth on Annex D-5 to this prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may (and/or is required to under the related loan documents) resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by BMO that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by BMO that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which BMO based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be

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given. Additional information regarding the applicable BMO Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

At the time of its decision to include the GSMC Mortgage Loans in this transaction, GSMC determined either that the risks associated with the matters giving rise to each exception set forth on Annex E-2 to this Prospectus were not material or were mitigated by one or more compensating factors, including without limitation, reserves, title insurance or other relevant insurance, opinions of legal counsel, letters of credit, a full or partial recourse guaranty from the mortgage loan sponsor, a full or partial cash sweep, positive credit metrics (such as a low loan-to-value ratio, high debt service coverage ratio or debt yield, or any combination of such factors), or by other circumstances, such as strong sponsorship, a desirable property type, strong tenancy at the related Mortgaged Property, the likelihood that the related mortgage loan borrower or a third party may resolve the matter soon, any requirements to obtain rating agency confirmation prior to taking an action related to such exception, a determination by GSMC that the acceptance of the related fact or circumstance by the related originator was prudent and consistent with market standards after consultation with appropriate industry experts or a determination by GSMC that the circumstances that gave rise to such exception should not have a material adverse effect on the use, operation or value of the related Mortgaged Property or on any related lender’s security interest in such Mortgaged Property. However, there can be no assurance that the compensating factors or other circumstances upon which GSMC based its decisions will in fact sufficiently mitigate those risks. In particular, we note that an evaluation of the risks presented by such exceptions, including whether any mitigating factors or circumstances are sufficient, may necessarily involve an assessment as to the likelihood of future events as to which no assurance can be given. Additional information regarding the applicable GSMC Mortgage Loans, including the risks related thereto, is described under “Risk Factors” and “Description of the Mortgage Pool.”

DESCRIPTION OF THE CERTIFICATES

General

The Benchmark 2024-V5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-V5 will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor and the asset representations reviewer (the “PSA” ) and will consist of the following classes: Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR, Class J-RR and Class R certificates and the VRR Interest.

One or more of such classes will also be collectively referred to as follows:

Designation	Classes
“Offered Certificates”	Class A-1, Class A-2, Class A-3, Class X-A, Class B and Class C
“Principal Balance Certificates”	Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR
“Class X Certificates”	Class X-A, Class X-B, Class X-D and Class X-F
“Residual Certificates”	Class R
“Senior Certificates”	Senior Principal Balance Certificates and the Class X Certificates
“Senior Principal Balance Certificates”	Class A-1, Class A-2 and Class A-3
“Subordinate Certificates”	Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR
“Non-VRR Certificates”	All certificates (other than the Residual Certificates and the VRR Interest)

The certificates will represent in the aggregate the entire ownership interest in the issuing entity. The assets of the issuing entity will consist of: (1) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans and received after the Cut-off Date (exclusive of payments of principal and/or

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interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the accounts discussed in “Pooling and Servicing Agreement—Accounts” (but, with respect to any Whole Loan, only to the extent of the issuing entity’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its Mortgage Loans; (5) certain rights of the depositor under each MLPA relating to Mortgage Loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the Mortgage Loans it sold to the depositor; and (6) the “regular interests” (or portions thereof, as applicable) in the Lower-Tier REMIC.

Upon initial issuance, the Principal Balance Certificates and the VRR Interest will have the respective Certificate Balances, and the Class X Certificates will have the respective Notional Amounts, shown below (in each case, subject to a variance of plus or minus 5%):

Class	Initial Certificate Balance or Notional Amount
Offered Certificates
A-1	$365,000
A-2	(1)
A-3	(1)
X-A	$721,499,000
A-M	$120,250,000
B	$37,578,000
C	$26,842,000

Non-Offered Certificates
X-B	$37,578,000
X-D	$21,473,000
X-F	$15,031,000
D	$12,884,000
E	$8,589,000
F	$15,031,000
G-RR	$8,589,000
J-RR	$27,915,964
R	N/A
VRR Interest	$25,880,653

(1)	The exact initial Certificate Balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial Certificate Balances of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and Class A-3 certificates is expected to be approximately $600,884,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balance
Class A-2	$0 - $250,000,000
Class A-3	$350,884,000 – $600,884,000

The “Certificate Balance” of any class of Principal Balance Certificates and the VRR Interest outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the issuing entity, all as described in this prospectus. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the VRR Interest will be reduced by any distributions of principal actually made on, and by any Realized Losses or VRR Realized Losses, as applicable, actually allocated to, that class of Principal Balance Certificates or the VRR Interest on that Distribution Date. In the event that Realized Losses or VRR Realized Losses previously allocated to a class of Principal Balance Certificates or the VRR Interest in reduction of its Certificate Balance are recovered subsequent to such Certificate Balance being reduced to zero, holders of such class of Principal Balance Certificates or the VRR Interest may receive distributions in respect of such recoveries in accordance with the distribution priorities described under “—Distributions—Priority of Distributions” below and “Credit Risk

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Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest” above.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have Certificate Balances, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount” ). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A-1, Class A-2, Class A-3 and Class A-M certificates. The initial Notional Amount of the Class X-A certificates will be approximately $721,499,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates. The initial Notional Amount of the Class X-B certificates will be approximately $37,578,000. The Notional Amount of the Class X-D certificates will equal the aggregate of the Certificate Balances of the Class D and Class E certificates. The initial Notional Amount of the Class X-D certificates will be approximately $21,473,000. The Notional Amount of the Class X-F certificates will equal the Certificate Balance of the Class F certificates. The initial Notional Amount of the Class X-F certificates will be approximately $15,031,000.

The Notional Amount of each class of Class X Certificates is subject to change depending upon the final pricing of the Principal Balance Certificates, as follows: (1) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates whose Certificate Balance comprises such Notional Amount is equal to the WAC Rate, the Certificate Balance of such class of Principal Balance Certificates may not be part of, and reduce accordingly, such notional amount of such class of Class X Certificates (or, if as a result of such pricing the Pass-Through Rate of such class of Class X Certificates is equal to zero, such class of Class X Certificates may not be issued on the Closing Date), and/or (2) if as a result of such pricing the Pass-Through Rate of any class of Principal Balance Certificates that does not comprise such Notional Amount of such class of Class X Certificates is less than the WAC Rate, such class of Principal Balance Certificates may become a part of, and increase accordingly, such Notional Amount of such class of Class X Certificates.

Distributions

Method, Timing and Amount

Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this prospectus, on the fourth business day following each Determination Date (each, a “Distribution Date” ). The “Determination Date” will be the sixth day of each calendar month (or, if the sixth day of that calendar month is not a business day, then the next business day) commencing in February 2024.

All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month immediately preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities to accept such funds, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution.

The master servicer is authorized but not required to direct the investment of funds held in the Collection Account in U.S. government securities and other obligations that satisfy criteria established by the Rating Agencies (“Permitted Investments” ). The master servicer will be entitled to retain any interest

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or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the PSA. For so long as Computershare Trust Company, N.A. is the certificate administrator, funds held in the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account and the Gain-on-Sale Reserve Account may not be invested; provided that if Computershare Trust Company, N.A. is not the certificate administrator, such funds may be invested in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the PSA.

Available Funds

The aggregate amount available for distribution to holders of the Non-VRR Certificates, the Class R Certificates and the holders of the VRR Interest on each Distribution Date (the “Aggregate Available Funds”) will, in general, equal the sum of the following amounts (without duplication):

(a)   the aggregate amount of all cash received on the Mortgage Loans (in the case of any Non-Serviced Mortgage Loan, only to the extent received by the issuing entity pursuant to the related Non-Serviced PSA and/or related Intercreditor Agreement) and any REO Property (including Compensating Interest Payments with respect to the Mortgage Loans required to be deposited by the master servicer) that is on deposit in or credited to any portion of the Collection Account (in each case, exclusive of any amount on deposit in the Collection Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

●	all scheduled payments of principal and/or interest (the “Periodic Payments”) and any balloon payments paid by the borrowers of a Mortgage Loan that are due on a Due Date (without regard to grace periods) after the end of the related Collection Period (without regard to grace periods), excluding interest relating to periods prior to, but due after, the Cut-off Date;
●	all unscheduled payments of principal (including prepayments (together with any related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Collection Period)), unscheduled interest, liquidation proceeds and Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each Mortgage Loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the Mortgage Loans;
●	all amounts in the Collection Account that are due or reimbursable to any person other than the Certificateholders;
●	with respect to each Actual/360 Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless, in either case, such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Collection Account;
●	all yield maintenance charges and prepayment premiums;
●	all amounts deposited in or transferred to the Collection Account in error; and
●	any late payment charges or accrued interest on a Mortgage Loan allocable to the default interest rate for such Mortgage Loan, to the extent permitted by law, excluding any interest calculated at the Mortgage Rate for the related Mortgage Loan;

(b)   if and to the extent not already included in clause (a), the aggregate amount transferred on or before the applicable Determination Date from the REO Account allocable to the Mortgage Loans to the Collection Account for such Distribution Date;

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(c)   P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders);

(d)   with respect to each Actual/360 Loan and any Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the PSA;

(e)   the aggregate amount of gain-on-sale proceeds transferred to the Lower-Tier REMIC Distribution Account from the Gain-on-Sale Reserve Account for distribution on the subject Distribution Date; and

(f)    solely with respect to the Distribution Date occurring in February 2024, the Closing Date Deposit Amount.

The amount available for distribution to holders of the Non-VRR Certificates on each Distribution Date (with respect to such Distribution Date, the “Available Funds”) will, in general, equal the Non-VRR Percentage of the Aggregate Available Funds for such Distribution Date.

The “Collection Period” for each Distribution Date and any Mortgage Loan (including any related Companion Loan) will be the period commencing on the day immediately following the Due Date for such Mortgage Loan (including any related Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such Mortgage Loan (including any related Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such Mortgage Loan (including any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Collection Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to Mortgage Loans (including any related Companion Loan) relating to such Collection Period on the business day immediately following such day will be deemed to have been received during such Collection Period and not during any other Collection Period.

“Due Date” means, with respect to each Mortgage Loan (including any Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority of Distributions

On each Distribution Date, prior to the Crossover Date, for so long as the Certificate Balances or Notional Amounts of the certificates have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account, to the extent of the Available Funds, in the following order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-F certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Distribution Amount for such Classes;

Second, to the Class A-1, Class A-2 and Class A-3 certificates, in reduction of the Certificate Balances thereof, in the following priority:

1.     to the Class A-1 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-1 certificates has been reduced to zero;

2.     then, to the Class A-2 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-2 certificates has been reduced to zero;

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3.     then, to the Class A-3 certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-2 certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates has been reduced to zero;

Third, to the Class A-1, Class A-2 and Class A-3 certificates, up to an amount equal to, and pro rata, based upon the aggregate unreimbursed Realized Losses previously allocated to each such Class;

Fourth, to the Class A-M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fifth, to the Class A-M certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Sixth, to the Class A-M certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Seventh, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eighth, to the Class B certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Ninth, to the Class B certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Tenth, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Eleventh, to the Class C certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twelfth, to the Class C certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Fourteenth, to the Class D certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Fifteenth, to the Class D certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Seventeenth, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Eighteenth, to the Class E certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

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Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twentieth, to the Class F certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-first, to the Class F certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-second, to the Class G-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-third, to the Class G-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class G-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class J-RR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount of such Class;

Twenty-sixth, to the Class J-RR certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-seventh, to the Class J-RR certificates, up to an amount equal to the aggregate of unreimbursed Realized Losses previously allocated to such Class; and

Twenty-eighth, to the Class R certificates as specified in the PSA.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Second above, the Principal Distribution Amount for such Distribution Date will be distributed to each class of Senior Principal Balance Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Subordinate Certificates is (or will be) reduced to zero. None of the Class X Certificates will be entitled to any distribution of principal. If and to the extent that any Nonrecoverable Advances (plus interest on such Nonrecoverable Advances) that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) and previously resulted in a reduction of the Aggregate Principal Distribution Amount are subsequently recovered on the related Mortgage Loan or REO Property, then (on the Distribution Date related to the Collection Period during which the recovery occurred): (i) the VRR Percentage of the amount of such recovery will be added to the Certificate Balance of the VRR Interest, up to the lesser of (A) the VRR Percentage of the amount of such recovery and (B) the amount of unreimbursed VRR Realized Losses previously allocated to the VRR Interest; (ii) the Non-VRR Percentage of the amount of such recovery will be added to the Certificate Balance(s) of the class or classes of Principal Balance Certificates that previously were allocated Realized Losses, in the same sequential order as distributions set forth in “—Priority of Distributions” above, in each case up to the lesser of (A) the unallocated portion of the Non-VRR Percentage of the amount of such recovery and (B) the amount of the unreimbursed Realized Losses previously allocated to the subject class of certificates; and (iii) the Interest Shortfall with respect to each affected class of Non-VRR Certificates for the next Distribution Date will be increased by the amount of interest that would have accrued through the then current Distribution Date if the restored write-down for the reimbursed class of Principal Balance Certificates had never been written down. If the Certificate Balance of any class of Principal Balance Certificates or the VRR Interest is so increased, the

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amount of unreimbursed Realized Losses or VRR Realized Losses, as applicable, of such class of certificates will be decreased by such amount.

Reimbursement of previously allocated Realized Losses or VRR Realized Losses will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Pass-Through Rates

The interest rate (the “Pass-Through Rate” ) applicable to each class of Non-VRR Certificates for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate for the Class A-1 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-2 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-3 certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class A-M certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class B certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class C certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class D certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class E certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class F certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class G-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate for the Class J-RR certificates will be a per annum rate equal to [_]%.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-A certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-A certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class A-1, Class A-2, Class A-3 or Class A-M certificates, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-B certificates for each Distribution Date will equal the strip rate (the “Class X-B Strip Rate” ) at which interest accrues from time to time on the component of the Notional Amount of the Class X-B certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class B certificates. The applicable Class X-B Strip Rate with respect to each component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-D certificates for

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each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-D Strip Rate” ) at which interest accrues from time to time on the respective components of the Notional Amount of the Class X-D certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class D or Class E certificates, respectively. The applicable Class X-D Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-F certificates for the initial Distribution Date will equal approximately [_]% per annum. The Pass-Through Rate applicable to the Class X-F certificates for each Distribution Date will equal the strip rate (the “Class X-F Strip Rate” ) at which interest accrues from time to time on the component of the Notional Amount of the Class X-F certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class F certificates. The applicable Class X-F Strip Rate with respect to each component for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the class of certificates that comprises such component.

Although it does not have a specified Pass-Through Rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC Rate for the related Distribution Date.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans (including a Non-Serviced Mortgage Loan) as of the first day of the related Collection Period, weighted on the basis of their respective Stated Principal Balances as of the first day of such Collection Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each Mortgage Loan (including a Non-Serviced Mortgage Loan) is a per annum rate equal to the related Mortgage Rate then in effect for the related Interest Accrual Period, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates and Withheld Amounts, the Net Mortgage Rate for any Mortgage Loan will be determined without regard to any modification, waiver or amendment of the terms of the related Mortgage Loan, whether agreed to by the master servicer or the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for Mortgage Loans that do not accrue interest on a 30/360 basis, then, solely for purposes of calculating the Pass-Through Rate on the Non-VRR Certificates and the VRR Interest (and for the purposes of calculating the Base Interest Fraction), the Net Mortgage Rate of any Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of such Mortgage Loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Actual/360 Loan, the Net Mortgage Rate for the one-month period (1) prior to the Due Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and, if applicable, January, as applicable; provided, further, that with respect to the MW Industries Portfolio Mortgage Loan, the Closing Date Deposit Amount will be included in determining the Net Mortgage Rate relating to the initial Distribution Date. With respect to any REO Loan, the Net Mortgage Rate will be calculated as described above, as if the predecessor Mortgage Loan had remained outstanding.

“Administrative Cost Rate” as of any date of determination will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

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“Mortgage Rate” with respect to any Mortgage Loan (including any Non-Serviced Mortgage Loan) or any related Companion Loan is the per annum rate at which interest accrues on the Mortgage Loan (which, in the case of the Garden State Plaza Mortgage Loan, is the weighted average of the interest rates of the respective components of such Mortgage Loan) or the related Companion Loan (in absence of a default) as stated in the related Mortgage Note or the promissory note evidencing such Companion Loan without giving effect to any default rate or Revised Rate.

Interest Distribution Amount

The “Interest Distribution Amount” with respect to any Distribution Date and each class of Non-VRR Certificates will equal (A) the sum of (i) the Interest Accrual Amount with respect to such class for such Distribution Date and (ii) the Interest Shortfall, if any, with respect to such class for such Distribution Date, less (B) any Excess Prepayment Interest Shortfall allocated to such class on such Distribution Date.

The “Interest Accrual Amount” with respect to any Distribution Date and any class of Non-VRR Certificates will be equal to the interest for the related Interest Accrual Period accrued at the Pass-Through Rate for such class on the Certificate Balance or Notional Amount, as applicable, for such class immediately prior to that Distribution Date. Calculations of interest for each Interest Accrual Period will be made on 30/360 basis.

An “Interest Shortfall” with respect to any Distribution Date for any class of Non-VRR Certificates will be equal to the portion of the Interest Distribution Amount for such class remaining unpaid as of the close of business on the preceding Distribution Date.

The “Interest Accrual Period” for each Distribution Date will be the calendar month immediately preceding the month in which that Distribution Date occurs.

Principal Distribution Amount

The “Aggregate Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following amounts:

(a)   the Scheduled Principal Distribution Amount for that Distribution Date, and

(b)   the Unscheduled Principal Distribution Amount for that Distribution Date;

provided that the Aggregate Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of:

(A)  Nonrecoverable Advances (including any servicing advance with respect to a Non-Serviced Mortgage Loan under the related Non-Serviced PSA reimbursed out of general collections on the Mortgage Loans), with interest on such Nonrecoverable Advances at the Reimbursement Rate, that are paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, and

(B)  Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the Mortgage Loans in a period during which such principal collections would have otherwise been included in the Aggregate Principal Distribution Amount for such Distribution Date, provided, further, that in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans (including REO Loans) are subsequently recovered on the related Mortgage Loan (or REO Loan), such recovery will increase the Aggregate Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

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The “Principal Distribution Amount” with respect to any Distribution Date and the Principal Balance Certificates will equal the sum of (a) the Principal Shortfall for such Distribution Date and (b) the Non-VRR Percentage of the Aggregate Principal Distribution Amount for such Distribution Date.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments) with respect to the Mortgage Loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Collection Period and all Assumed Scheduled Payments with respect to the Mortgage Loans for the related Collection Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the Mortgage Loans to the extent received on or prior to the related Determination Date (or, with respect to each Mortgage Loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the Mortgage Loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the following: (a) all prepayments of principal received on the Mortgage Loans as of the Determination Date; and (b) the principal portion of any other collections (exclusive of payments by borrowers) received on the Mortgage Loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of principal of the related Mortgage Loan for which no Advance was previously made; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related collection period, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related Mortgage Loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Collection Period and with respect to any Mortgage Loan (including the Non-Serviced Mortgage Loans) that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such Mortgage Loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the Mortgage Loan (as calculated with interest at the related Mortgage Rate) (if any), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a modification, a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that Mortgage Loan or REO Loan (excluding, for purposes of determining or making P&I Advances, the portion allocable to any related Companion Loan) at its Mortgage Rate (net of interest at the related Servicing Fee Rate (other than in the case of any Non-Serviced Mortgage Loan, at the servicing fee rate pursuant to the applicable pooling and servicing agreement)).

The “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount actually distributed on the preceding Distribution Date to holders of the Principal Balance Certificates in respect of such Principal Distribution Amount.

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Certain Calculations with Respect to Individual Mortgage Loans

The “Stated Principal Balance” of each Mortgage Loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received on such Mortgage Loan or advanced for such Distribution Date. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related Mortgage Loan and each related Companion Loan on such date. The Stated Principal Balance of a Mortgage Loan or Whole Loan may also be reduced in connection with any modification that reduces the principal amount due on such Mortgage Loan or Whole Loan, as the case may be, or any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of Mortgage Loans”. If any Mortgage Loan or Whole Loan is paid in full or the Mortgage Loan or Whole Loan (or any Mortgaged Property acquired in respect of the Mortgage Loan or Whole Loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Collection Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the Mortgage Loan or Whole Loan will be zero.

For purposes of calculating allocations of, or recoveries in respect of Realized Losses and VRR Realized Losses, as well as for purposes of calculating the Servicing Fee and Certificate Administrator/Trustee Fee payable each month, each REO Property (including any REO Property with respect to any Non-Serviced Mortgage Loan held pursuant to the related Non-Serviced PSA) will be treated as if there exists with respect to such REO Property an outstanding Mortgage Loan and, if applicable, each related Companion Loan (an “REO Loan”), and all references to Mortgage Loan or Companion Loan and pool of Mortgage Loans in this prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor Mortgage Loan (including related Companion Loan), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor Mortgage Loan (including related Companion Loan) including any portion of it payable or reimbursable to the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor Mortgage Loan or related Companion Loan.

With respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Companion Loan will be available for amounts due to the Certificateholders or to reimburse the issuing entity, other than in the limited circumstances related to Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to such Serviced Whole Loan incurred with respect to such Serviced Whole Loan in accordance with the PSA.

With respect to an AB Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to a Subordinate Companion Loan will be available for amounts due to the Certificateholders other than indirectly in the limited circumstances related to reimbursement of Servicing Advances, indemnification, Special Servicing Fees and other reimbursable expenses related to an AB Whole Loan incurred with respect to an AB Whole Loan in accordance with the PSA.

Application Priority of Mortgage Loan Collections or Whole Loan Collections

Absent express provisions in the related Mortgage Loan documents (and, with respect to each Serviced Whole Loan, the related Intercreditor Agreement), all amounts collected by or on behalf of the issuing entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the

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case of each Serviced Whole Loan, any amounts payable to the holder of the related Companion Loan(s) pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and unpaid interest at the Reimbursement Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) (or, with respect to the Garden State Plaza Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest (with respect to the Garden State Plaza Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance) (with respect to the Garden State Plaza Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (or, with respect to the Garden State Plaza Mortgage Loan, on each component thereof) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates) (with respect to the Garden State Plaza Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

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Eighth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance (with respect to the Garden State Plaza Mortgage Loan, such principal to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero);

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation) at a time when the loan-to-value ratio of the related Mortgage Loan or Serviced Whole Loan exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan or Serviced Whole Loan in the manner permitted by such REMIC provisions. Interest received on the Garden State Plaza Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in the Garden State Plaza Mortgage Loan. Principal received on the Garden State Plaza Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

“Accrued AB Loan Interest” means, with respect to any AB Modified Loan and any date of determination, accrued and unpaid interest that remains unpaid with respect to the junior note(s) of such AB Modified Loan.

Collections by or on behalf of the issuing entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of each Serviced Whole Loan, exclusive of any amounts payable to the holder of the related Companion Loan(s), as applicable, pursuant to the related Intercreditor Agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the PSA, in the following order of priority:

First, as a recovery of any unreimbursed Advances (including any Workout-Delayed Reimbursement Amount) with respect to the related Mortgage Loan and interest at the Reimbursement Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the issuing entity (including Special Servicing Fees, Liquidation Fees and Workout Fees previously paid by the issuing entity from general collections) with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest on those Nonrecoverable Advances at the Reimbursement Rate, to the extent previously paid or reimbursed from principal collections on the Mortgage Loans (as described in the first proviso in the definition of Aggregate Principal Distribution Amount);

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of default interest) (or, with respect to the Garden State Plaza Mortgage Loan, on each component thereof) to the extent of the excess of (i) accrued and unpaid

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interest on such Mortgage Loan at the related Mortgage Rate in effect from time to time through the end of the applicable mortgage interest accrual period, over (ii) the sum of (a)(x) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates) or (y) with respect to any accrued and unpaid interest that was not advanced due to a determination that the related P&I Advance would be a Nonrecoverable Advance, the amount of interest that (absent such determination of nonrecoverability preventing such P&I Advance from being made) would not have been advanced because of the reductions in the amount of related P&I Advances for such Mortgage Loan that would have occurred in connection with related Appraisal Reduction Amounts, and (b) Accrued AB Loan Interest (with respect to the Garden State Plaza Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance (with respect to the Garden State Plaza Mortgage Loan, such principal to be applied to the components thereof in sequential order until the outstanding principal balance of each such component is reduced to zero);

Fifth, as a recovery of (i) accrued and unpaid interest on such Mortgage Loan (or, with respect to the Garden State Plaza Mortgage Loan, on each component thereof) to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts or would have occurred in connection with the related Appraisal Reduction Amounts but for such P&I Advance not having been made as a result of a determination that such P&I Advance would have been a Nonrecoverable Advance and (ii) Accrued AB Loan Interest (in each of clause (i) and (ii), to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth or clause Fifth of the prior waterfall under this “—Application Priority of Mortgage Loan Collections or Whole Loan Collections” on earlier dates) (with respect to the Garden State Plaza Mortgage Loan, such accrued and unpaid interest as between the components thereof to be applied in sequential order to such components);

Sixth, as a recovery of any yield maintenance charge or prepayment premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and default interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Interest received on the Garden State Plaza Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case to pay all accrued and outstanding interest in the Garden State Plaza Mortgage Loan. Principal received on the Garden State Plaza Mortgage Loan pursuant to the foregoing will be required to be applied to the components thereof in sequential order, in each case until the outstanding principal balance of each such component is reduced to zero.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On any Distribution Date, prepayment premiums and yield maintenance charges collected in respect of the Mortgage Loans during the related Collection Period will be required to be distributed by the certificate administrator in the following manner: (a) to the holders of the Class A-1 through Class E

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certificates, the product of (1) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such class of certificates on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of each class of the Principal Balance Certificates on such Distribution Date; (2) the Base Interest Fraction for the related principal prepayment and such class of certificates and (3) the Non-VRR Percentage of such prepayment premiums and yield maintenance charges, and (b) to the VRR Interest, the VRR Percentage of such prepayment premiums and yield maintenance charges.

Any yield maintenance charges or prepayment premiums collected during the related Collection Period remaining after such distributions described in clause (a) of the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)   first, to the Class X-A certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-3 and Class A-M certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(b)   second, to the Class X-B certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(c)   third, to the Class X-D Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A and Class X-B Certificates described in (a) and (b) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for:

(A)           any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to either the WAC Rate or the WAC Rate less a specified rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Net Mortgage Rate on such Mortgage Loan during the related interest accrual period, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one; and

(B)           any of the Class A-1 through Class E certificates with a Pass-Through Rate equal to a fixed per annum rate, will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such class of certificates exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan (net of the Administrative Cost Rate) during the related interest accrual period multiplied by 365/360 exceeds (ii) the yield rate (as provided by the master servicer) used in calculating the prepayment premium or yield maintenance charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, then the respective Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the amount set forth in clause (b)(i) above, but less than the Pass-Through Rate described in clause (a)(i) above, then the respective Base Interest Fraction will be one.

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The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Whole Loan, prepayment premiums or yield maintenance charges actually collected in respect of such Serviced Whole Loan will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans”.

For a description of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans” and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments”.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	November 2028
Class A-2	NAP – December 2028(1)
Class A-3	January 2029
Class X-A	January 2029
Class A-M	January 2029
Class B	January 2029
Class C	January 2029

(1)	The range of Assumed Final Distribution Dates is based on the initial certificate balance of the Class A-2 certificates ranging from $0 to $250,000,000.

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and the Modeling Assumptions. Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in January 2057. See “Ratings”.

Prepayment Interest Shortfalls

If a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part, after the due date but on or before the Determination Date in

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any calendar month, the amount of interest (net of related Servicing Fees, applicable servicing fees on any Serviced Companion Loan) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess” . Conversely, if a borrower prepays a Mortgage Loan or Serviced Whole Loan (with such prepayment allocated between the related Mortgage Loan and Serviced Companion Loan in accordance with the related Intercreditor Agreement) in whole or in part after the Determination Date (or, with respect to each Mortgage Loan or Serviced Companion Loan, as applicable, with a due date occurring after the related Determination Date, the related Due Date) in any calendar month and does not pay interest on such prepayment through the following Due Date, then the shortfall in a full month’s interest (net of related Servicing Fees, applicable servicing fees on any Serviced Companion Loan) on such prepayment will constitute a “Prepayment Interest Shortfall” .

Prepayment Interest Shortfalls for each Distribution Date with respect to each AB Whole Loan will generally be allocated first, to the related Subordinate Companion Loans in accordance with the related Intercreditor Agreement and then, pro rata to the related Mortgage Loan and any related Pari Passu Companion Loan.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer exceeds the Compensating Interest Payment for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the master servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess” ) will be payable to the master servicer as additional compensation.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, equal to the lesser of:

(i)                  the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loan (in each case other than a Specially Serviced Loan or a Mortgage Loan or any related Serviced Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)              the aggregate of (A) that portion of the master servicer’s Servicing Fees for the related Distribution Date that is, in the case of each Mortgage Loan, Serviced Companion Loan and REO Loan for which such Servicing Fees are being paid in such Collection Period, calculated at a per annum rate equal to (1) 0.00125% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and related REO Loan without an initial sub-servicer, and (2) 0.000625% for each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan and the related REO Loan where servicing functions are performed by an initial sub-servicer, (B) all Prepayment Interest Excess received by the master servicer during such Collection Period with respect to the Mortgage Loans (and, so long as a Whole Loan is serviced under the PSA, any related Serviced Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Collection Period received by the master servicer during such Collection Period with respect to the Mortgage Loan or any related Serviced Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs with respect to a Mortgage Loan or Serviced Whole Loan as a result of the master servicer failing to enforce the related Mortgage Loan or Serviced Whole Loan

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documents regarding principal prepayments (a “Prohibited Prepayment” ) (other than (t) the Non-Serviced Mortgage Loans, (u) in accordance with the terms of the Mortgage Loan documents, (v) subsequent to a default under the related Mortgage Loan documents (provided that the master servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or if the Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, (w) at the request or with the consent of the special servicer and so long as no Control Termination Event is continuing (other than with respect to any applicable Excluded Loan), the Directing Holder, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) in connection with the payment of any Insurance and Condemnation Proceeds unless the master servicer did not apply the proceeds thereof in accordance with the terms of the related loan documents and such failure causes the shortfall or (z) a previously Specially Serviced Loan with respect to which the special servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the Interest Accrual Period occurring following the date of such prepayment), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls with respect to such Mortgage Loan or Serviced Whole Loan otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related Mortgage Loan and the related Serviced Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts, and the master servicer will be required to pay the portion of such Compensating Interest Payments allocable to the related Serviced Pari Passu Companion Loan to the applicable master servicer under the related other pooling and servicing agreement.

Any Excess Prepayment Interest Shortfall allocated to the Mortgage Loans for any Distribution Date will, to the extent of the Non-VRR Percentage thereof, be allocated on that Distribution Date among each class of Non-VRR Certificates, pro rata in accordance with their respective Interest Accrual Amounts for that Distribution Date, with the remaining portion thereof being deemed allocated to the VRR Interest.

“Excess Prepayment Interest Shortfall” means, with respect to any Distribution Date, with respect to the Mortgage Loans, the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the Mortgage Loans to be included in the Aggregate Available Funds for such Distribution Date that are not covered by the master servicer’s Compensating Interest Payment for such Distribution Date and the portion of the compensating interest payments allocable to any Non-Serviced Mortgage Loan to the extent received from the related Non-Serviced Master Servicer.

Subordination; Allocation of Realized Losses

The rights of holders of the Subordinate Certificates to receive the Non-VRR Percentage of distributions of amounts collected or advanced on the Mortgage Loans will be subordinated, to the extent described in this prospectus, to the rights of holders of the Senior Certificates. In particular, the rights of the holders of the Subordinate Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Senior Certificates.

This subordination will be effected in two ways: (i) by the preferential right of the holders of a class of certificates to receive on any Distribution Date the amounts of interest and/or principal distributable to that class prior to any distribution being made on such Distribution Date in respect of any classes of certificates subordinate to that class (as described above under “—Distributions—Priority of Distributions”) and (ii) by the allocation of Realized Losses to classes of certificates that are subordinate to more senior classes, as described below.

No other form of credit support will be available for the benefit of the Offered Certificates.

Prior to the Crossover Date, allocation of principal that is allocable to the Principal Balance Certificates on any Distribution Date will be made as described under “—Distributions—Priority of

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Distributions” above. On or after the Crossover Date, allocation of principal will be made to each class of Senior Principal Balance Certificates that are still outstanding, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero. See “—Distributions—Priority of Distributions” above.

Allocation to the Senior Principal Balance Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Senior Principal Balance Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of Mortgage Loans will decline. Therefore, as principal is distributed to the holders of the Senior Principal Balance Certificates, the percentage interest in the issuing entity evidenced by the Senior Principal Balance Certificates will be decreased (with a corresponding increase in the percentage interest in the issuing entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Senior Principal Balance Certificates by the Subordinate Certificates.

Following retirement of the Senior Principal Balance Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class J-RR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the certificate administrator will be required to calculate the Realized Loss and the VRR Realized Loss for such Distribution Date.

The “Realized Loss” with respect to the Mortgage Loans, with respect to any Distribution Date, is the amount, if any, by which (i) the aggregate Certificate Balance of the Principal Balance Certificates, after giving effect to distributions of principal on such Distribution Date, exceeds (ii) the product of (A) the Non-VRR Percentage and (B) the aggregate Stated Principal Balance of the Mortgage Loans in the Mortgage Pool (for purposes of this calculation, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the master servicer or the trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), including any REO Loans (but in each case, excluding any Companion Loan), as of the end of the last day of the related Collection Period. The certificate administrator will be required to allocate any Realized Losses among the respective classes of Principal Balance Certificates in the following order, until the Certificate Balance of each such class is reduced to zero:

first, to the Class J-RR certificates;

second, to the Class G-RR certificates;

third, to the Class F certificates;

fourth, to the Class E certificates;

fifth, to the Class D certificates;

sixth, to the Class C certificates;

seventh, to the Class B certificates; and

eighth, to the Class A-M certificates.

Following the reduction of the Certificate Balances of all classes of Subordinate Certificates to zero, the certificate administrator will be required to allocate Realized Losses among the Senior Principal

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Balance Certificates, pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances have been reduced to zero.

Realized Losses will not be allocated to the VRR Interest or the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the classes of Class X Certificates will be reduced if the Certificate Balances of the related classes of Principal Balance Certificates are reduced by such Realized Losses. VRR Realized Losses, will be allocated to the VRR Interest. See “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Allocation of VRR Realized Losses”.

In general, Realized Losses and VRR Realized Losses could result from the occurrence of: (1) losses and other shortfalls on or in respect of the Mortgage Loans, including as a result of defaults and delinquencies on the related Mortgage Loans, Nonrecoverable Advances made in respect of the Mortgage Loans, the payment to the special servicer of any compensation as described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses”, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-Mortgage Loan specific expenses of the issuing entity, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—The Trustee and the Certificate Administrator”, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the issuing entity, as described under “Material Federal Income Tax Considerations”.

A class of Non-VRR Certificates or the VRR Interest will be considered outstanding until its Certificate Balance or Notional Amount, as applicable, is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Realized Losses and VRR Realized Losses, as applicable, are required thereafter to be made to a class of Principal Balance Certificates and the VRR Interest, as applicable, in accordance with the payment priorities set forth in “—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest” above.

Reports to Certificateholders; Certain Available Information

Certificate Administrator Reports

On each Distribution Date, the certificate administrator will be required to prepare and make available to each Certificateholder of record on the certificate administrator’s website a Distribution Date statement, based in part on the information delivered to it by the master servicer or special servicer, providing all information required under Regulation AB and in the form of Annex B relating to distributions made on that date for the relevant class and the recent status of the Mortgage Loans. The certificate administrator will include on each Distribution Date statement a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon.

In addition, the certificate administrator will include (to the extent it receives such information) (i) the identity of any Mortgage Loan permitting additional secured debt, identifying (A) the amount of any additional secured debt incurred during the related Collection Period, (B) the total debt service coverage ratio calculated on the basis of the Mortgage Loan and such additional secured debt and (C) the aggregate loan-to-value ratio calculated on the basis of the Mortgage Loan and the additional secured debt in each applicable Form 10-D filed on behalf of the issuing entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the issuing entity.

Within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing information (i) the amount of the distribution on each Distribution Date in reduction of the Certificate Balance of the certificates, and (ii) the amount of the distribution on each Distribution Date of the applicable Interest Accrual Amount, in each case, as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or

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desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

In addition, the certificate administrator will make available on its website (www.ctslink.com), to the extent received from the applicable person, on each Distribution Date to each Privileged Person the following reports (other than clause (1) below, the “CREFC® Reports” ) prepared by the master servicer, the certificate administrator or the special servicer, as applicable, substantially in the form provided in the PSA, in the case of the Distribution Date statement (which form is subject to change) and as required under the PSA in the case of the CREFC® Reports and including substantially the following information:

(1)	a report as of the close of business on the immediately preceding Determination Date, containing the information provided for in Annex B;
(2)	a Commercial Real Estate Finance Council (“CREFC®”) delinquent loan status report;
(3)	a CREFC® historical loan modification and corrected loan report;
(4)	a CREFC® advance recovery report;
(5)	a CREFC® total loan report;
(6)	a CREFC® operating statement analysis report;
(7)	a CREFC® comparative financial status report;
(8)	a CREFC® net operating income adjustment worksheet;
(9)	a CREFC® real estate owned status report;
(10)a	CREFC® servicer watch list;
(11)a	CREFC® loan level reserve and letter of credit report;
(12)a	CREFC® property file;
(13)a	CREFC® financial file;
(14)a	CREFC® loan setup file; and
(15)a	CREFC® loan periodic update file.

The master servicer or the special servicer, as applicable, may omit any information from these reports that the master servicer or the special servicer, as applicable, regards as confidential, so long as such information is not required to be disclosed pursuant to Item 1125 of Regulation AB. Subject to any potential liability for willful misconduct, bad faith or negligence as described under “Pooling and Servicing Agreement—Limitation on Liability; Indemnification”, none of the master servicer, the special servicer, the trustee or the certificate administrator will be responsible for the accuracy or completeness of any information supplied to it by a borrower, a mortgage loan seller or another party to the PSA or a party under a Non-Serviced PSA that is included in any reports, statements, materials or information prepared or provided by it. Some information will be made available to Certificateholders by electronic transmission as may be agreed upon between the depositor and the certificate administrator.

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On or before each Master Servicer Remittance Date, the master servicer will deliver to the certificate administrator by electronic means:

●	a CREFC® property file;
●	a CREFC® financial file;
●	a CREFC® loan setup file (with respect to the first Master Servicer Remittance Date only);
●	a CREFC® loan periodic update file; and
●	a CREFC® Appraisal Reduction Amount template (if any Appraisal Reduction Amount has been calculated).

No later than two (2) business days following each Distribution Date, the master servicer will deliver to the certificate administrator by electronic means a CREFC® Schedule AL File.

In addition, the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) is required to prepare, or the special servicer (with respect to Specially Serviced Loans and REO Properties) is required to prepare and deliver to the master servicer, the following for each Mortgaged Property and REO Property:

●	Within 45 days after receipt of a quarterly operating statement, if any, commencing for the quarter ending June 30, 2024, a CREFC® operating statement analysis report (i) for Mortgage Loans secured by a single Mortgaged Property, prepared with respect to such Mortgaged Property and (ii) for Mortgage Loans secured by more than one Mortgaged Property, in the aggregate but only to the extent the related borrower is required by the Mortgage Loan documents to deliver and does deliver, or otherwise agrees to provide and does provide, that information, for the Mortgaged Property or REO Property as of the end of that calendar quarter (and the borrower provides sufficient information to report pursuant to CREFC® guidelines), provided, however, that any analysis or report with respect to the first calendar quarter of each year will not be required to the extent provided in the then current applicable CREFC® guidelines (it being understood that as of the date of this prospectus, the applicable CREFC® guidelines provide that such analysis or report with respect to the first calendar quarter (in each year) is not required) for a Mortgaged Property unless such Mortgaged Property is analyzed on a trailing 12 month basis, or if the related Serviced Mortgage Loan is on the CREFC® Servicer Watch List.
●	Within 30 days after receipt by the special servicer (with respect to Specially Serviced Loans and REO Properties) or the master servicer (with respect to a Mortgage Loan that is not a Specially Serviced Loan) of any annual operating statements or rent rolls commencing for the calendar year ending December 31, 2024, a CREFC® net operating income adjustment worksheet, but only to the extent the related borrower is required by the mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, that information, presenting the computation made in accordance with the methodology described in the PSA to “normalize” the full year net operating income and debt service coverage numbers used by the master servicer to satisfy its reporting obligation described in clause (8) above.

Certificate Owners and any holder of a Serviced Companion Loan who are also Privileged Persons may also obtain access to any of the certificate administrator reports upon request and pursuant to the provisions of the PSA.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, any Excluded Special Servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the operating advisor, any affiliate of the operating advisor designated by the operating advisor, the asset representations reviewer, any holder of a Companion Loan who provides an Investor Certification, any person (including the Directing Holder, a Risk Retention Consultation Party or a holder

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of the VRR Interest) who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO” ), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided that in no event may a Borrower Party (other than a Borrower Party that is a Risk Retention Consultation Party or the special servicer) be entitled to receive (i) if such party is the Directing Holder or any Controlling Class Certificateholder (each such party, as applicable, an “Excluded Controlling Class Holder” ), any Excluded Information via the certificate administrator’s website unless a loan-by-loan segregation is later performed by the certificate administrator, in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan and (ii) if such party is not the Directing Holder or any Controlling Class Certificateholder, any information other than the Distribution Date statement; provided, however, that, if the special servicer obtains knowledge that it is a Borrower Party, the special servicer will nevertheless be a Privileged Person; provided, further, however, that the special servicer will not directly or indirectly provide any information solely related to any Excluded Special Servicer Mortgage Loan (which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Special Servicer Mortgage Loan) to the related Borrower Party, any of the special servicer’s employees or personnel or any of its affiliates involved in the management of any investment in the related Borrower Party or the related Mortgaged Property or, to its actual knowledge, any non-affiliate that holds a direct or indirect ownership interest in the related Borrower Party, and will maintain sufficient internal controls and appropriate policies and procedures in place in order to comply with those obligations; provided, further, however, that any Excluded Controlling Class Holder will be permitted to obtain, upon reasonable request in accordance with terms of the PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable.

“Risk Retention Consultation Party” will be each of (i) the party selected by DBNY (such party, the “VRR-A Risk Retention Consultation Party”), and (ii) the party selected by CREFI (such party, the “VRR-B Risk Retention Consultation Party”). The other parties to the PSA will be entitled to assume that the identity of any Risk Retention Consultation Party has not changed until such parties receive written notice of a replacement of such Risk Retention Consultation Party from DBNY (in the case of the VRR-A Risk Retention Consultation Party) or CREFI (in the case of the VRR-B Risk Retention Consultation Party). Notwithstanding the foregoing, no Risk Retention Consultation Party will have any consultation rights with respect to any related Excluded Loan. For the avoidance of doubt, there may be multiple Risk Retention Consultation Parties. The initial Risk Retention Consultation Parties with respect to the mortgage pool are expected to be DBNY and CREFI.

“Borrower Party” means a borrower, a mortgagor, a manager of a Mortgaged Property, Restricted Mezzanine Holder or any Borrower Party Affiliate.

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or a Restricted Mezzanine Holder, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Restricted Mezzanine Holder, as applicable, (b) solely with respect to the 10 largest Mortgage Loans by Stated Principal Balance, any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor or manager, as applicable, or (c) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such Restricted Mezzanine Holder. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

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“Restricted Mezzanine Holder” means a holder of a related mezzanine loan that has been accelerated or as to which the mezzanine lender has initiated foreclosure or enforcement proceedings against the equity collateral pledged to secure such mezzanine loan.

“Excluded Controlling Class Loan” means a Mortgage Loan or Whole Loan with respect to which, as of any date of determination, the Directing Holder or any Controlling Class Certificateholder is a Borrower Party.

“Excluded Information” means, with respect to any Excluded Controlling Class Loan, any information solely related to such Excluded Controlling Class Loan and/or the related Mortgaged Properties, which may include any asset status reports, Final Asset Status Reports (or summaries thereof), and such other information as may be specified in the PSA pertaining to such Excluded Controlling Class Loan and/or the related Mortgaged Properties other than such information with respect to such Excluded Controlling Class Loan that is aggregated with information on other Mortgage Loans at a pool level.

“Excluded Loan” means (a) with respect to the Directing Holder, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, the Directing Holder or (solely in the case of the Trust Directing Holder) the holder of the majority of the Controlling Class (by Certificate Balance) is a Borrower Party, or (b) with respect to any Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party is a Borrower Party. For the avoidance of doubt, any Excluded Loan as to either the Directing Holder or any holder of the majority of the Controlling Class is also an Excluded Controlling Class Loan.

“Investor Certification” means a certificate (which may be in electronic form), substantially in the form attached to the PSA or in the form of an electronic certification on the certificate administrator’s website (which may be a “click-through confirmation”), representing (i) that such person executing the certificate is a Certificateholder, the Directing Holder or a Risk Retention Consultation Party (in each case, to the extent such person is not a Certificateholder), a beneficial owner of a certificate, a Companion Loan Holder or a prospective purchaser of a certificate (or any investment advisor or manager or other representative of the foregoing), (ii) that either (a) such person is a Risk Retention Consultation Party or is a person who is not a Borrower Party, in which case such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA, or (b) such person is a Borrower Party, in which case (1) if such person is the Directing Holder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, such person will have access to all the reports and information made available to Certificateholders via the certificate administrator’s website under the PSA other than any Excluded Information as set forth in the PSA or (2) if such person is not the Directing Holder, a Controlling Class Certificateholder or a Risk Retention Consultation Party, in which case such person will only receive access to the Distribution Date statements prepared by the certificate administrator, (iii) that such person has received a copy of the final prospectus and (iv) such person agrees to keep any Privileged Information confidential and will not violate any securities laws; provided, however, that any Excluded Controlling Class Holder (i) will be permitted to obtain, upon request in accordance with terms of PSA, any Excluded Information relating to any Excluded Controlling Class Loan with respect to which such Excluded Controlling Class Holder is not a Borrower Party (if such Excluded Information is not otherwise available via the certificate administrator’s website on account of it constituting Excluded Information) from the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), in each case, to the extent in the possession of the master servicer or the special servicer, as applicable and (ii) will be considered a Privileged Person for all other purposes, except with respect to its ability to obtain information with respect to any related Excluded Controlling Class Loan.

A “Certificateholder” is the person in whose name a certificate (including the VRR Interest) is registered in the certificate register or any beneficial owner thereof; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the PSA, any certificate (including the VRR Interest) registered in the name of or beneficially owned by (i) the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons or

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(ii) any Borrower Party, in each case will be deemed not to be outstanding (provided that notwithstanding the foregoing, any Controlling Class certificates owned by an Excluded Controlling Class Holder will not be deemed to be outstanding as to such Excluded Controlling Class Holder solely with respect to any related Excluded Controlling Class Loan; provided, further, that any Controlling Class certificates owned by the special servicer or an affiliate thereof will not be deemed to be outstanding as to the special servicer or such affiliate solely with respect to any related Excluded Special Servicer Mortgage Loan), and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, that the foregoing restrictions will not apply in the case of the master servicer, the special servicer (including, for the avoidance of doubt, any Excluded Special Servicer), the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the PSA or waive a Servicer Termination Event or trigger an Asset Review with respect to a Mortgage Loan; provided, further, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the PSA; and provided, further, that such restrictions will not apply to (i) the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class or (ii) any affiliate of the depositor, the master servicer, the special servicer, the trustee or the certificate administrator that has provided an Investor Certification in which it has certified as to the existence of certain policies and procedures restricting the flow of information between it and the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the PSA or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5” ), that such NRSRO has access to the depositor’s 17g-5 website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

Certain information concerning the Mortgage Loans and the certificates, including the Distribution Date statements, CREFC® reports and supplemental notices with respect to such Distribution Date statements and CREFC® reports, may be provided by the certificate administrator at the direction of the depositor to certain market data providers, such as BlackRock Financial Management, Inc., Moody’s Analytics, Bloomberg Financial Markets, L.P., RealINSIGHT, CMBS.com, Inc., Recursion Co., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation, Markit LLC, Thomson Reuters Corporation, CRED iQ and KBRA Analytics, LLC, pursuant to the terms of the PSA.

Upon the reasonable request of any Certificateholder that has delivered an Investor Certification, the master servicer may provide (or forward electronically) at the expense of such Certificateholder copies of any appraisals, operating statements, rent rolls and financial statements obtained by the master servicer; provided that in connection with such request, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder may have under the PSA. Certificateholders will not, however, be given access to or be permitted to request copies of, any Mortgage Files or Diligence Files.

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Information Available Electronically

The certificate administrator will make available to any Privileged Person via the certificate administrator’s website (and will make available to the general public this prospectus, Distribution Date statements, the PSA, the MLPAs and the SEC EDGAR filings referred to below):

●	the following “deal documents”:
●	this prospectus;
●	the PSA, each sub-servicing agreement delivered to the certificate administrator from and after the closing date, if any, and the MLPAs and any amendments and exhibits to those agreements; and
●	the CREFC® loan setup file delivered to the certificate administrator by the master servicer;
●	the following “SEC EDGAR filings”:
●	any reports on Forms 10-D, 10-K, 8-K and ABS-EE that have been filed by the certificate administrator with respect to the issuing entity through the SEC’s Electronic Data Gathering and Retrieval (EDGAR) system;
●	the following documents, which will be made available under a tab or heading designated “periodic reports”:
●	the Distribution Date statements;
●	the CREFC® bond level files;
●	the CREFC® collateral summary files;
●	the CREFC® Reports, other than the CREFC® loan setup file and the CREFC® special servicer loan file (provided that they are received by the certificate administrator); and
●	any Operating Advisor Annual Reports;
●	the following documents, which will be made available under a tab or heading designated “additional documents”:
●	the summary of any Final Asset Status Report as provided by the special servicer;
●	any property inspection reports, any environmental reports and appraisals delivered to the certificate administrator in electronic format; and
●	any documents provided to the certificate administrator by the master servicer, the special servicer or the depositor directing the certificate administrator to post to the "additional documents" tab;
●	the following documents, which will be made available under a tab or heading designated “special notices”:
●	notice of any release based on an environmental release under the PSA;
●	notice of any waiver, modification or amendment of any term of any Mortgage Loan;
●	notice of final payment on the certificates;
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●	all notices of the occurrence of any Servicer Termination Event received by the certificate administrator;
●	any notice of resignation or termination of the master servicer or special servicer;
●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;
●	any notice of any request by requisite percentage of Certificateholders for a vote to terminate the special servicer, the operating advisor or the asset representations reviewer;
●	any notice to Certificateholders of the operating advisor’s recommendation to replace the special servicer and the related report prepared by the operating advisor in connection with such recommendation;
●	notice of resignation or termination of the operating advisor or the asset representations reviewer and notice of the acceptance of appointment by the successor operating advisor or the successor asset representations reviewer;
●	notice of the certificate administrator’s determination that an Asset Review Trigger has occurred and a copy of any Asset Review Report Summary received by the certificate administrator;
●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;
●	any notice of the termination of the issuing entity;
●	any notice that a Control Termination Event or an Operating Advisor Consultation Event has occurred or is terminated or that a Consultation Termination Event has occurred;
●	any notice of the occurrence of an Operating Advisor Termination Event;
●	any notice of the occurrence of an Asset Representations Reviewer Termination Event;
●	any Proposed Course of Action Notice;
●	any assessment of compliance delivered to the certificate administrator;
●	any accountants’ attestation reports delivered to the certificate administrator;
●	any “special notices” requested by a Certificateholder to be posted on the certificate administrator’s website described under “—Certificateholder Communication” below;
●	any notice or documents provided to the certificate administrator by the depositor or the master servicer directing the certificate administrator to post to the “special notices” tab;
●	the “Investor Q&A Forum”;
●	solely to Certificateholders and Certificate Owners that are Privileged Persons, the “Investor Registry”; and
●	the “U.S. Risk Retention Special Notices” tab.

provided that with respect to a Control Termination Event or a Consultation Termination Event deemed to exist due solely to the existence of an Excluded Loan, the certificate administrator will only be required to

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make available such notice of the occurrence of a Control Termination Event or the notice of the occurrence of a Consultation Termination Event to the extent the certificate administrator has been notified of such Excluded Loan.

Notwithstanding the description set forth above, for purposes of obtaining information or access to the certificate administrator’s website, all Excluded Information will be made available under one separate tab or heading rather than under the headings described above in the preceding paragraph.

Notwithstanding the foregoing, if the Directing Holder or any Controlling Class Certificateholder, as applicable, is an Excluded Controlling Class Holder, such Excluded Controlling Class Holder is required to promptly notify each of the master servicer, the special servicer, the operating advisor, the trustee and the certificate administrator pursuant to the PSA and provide a new Investor Certification pursuant to the PSA and will not be entitled to access any Excluded Information (unless a loan-by-loan segregation is later performed by the certificate administrator in which case such access will only be prohibited with respect to the related Excluded Controlling Class Loan(s)) made available on the certificate administrator’s website for so long as it is an Excluded Controlling Class Holder. The PSA will require each Excluded Controlling Class Holder in such new Investor Certification to certify that it acknowledges and agrees that it is prohibited from accessing and reviewing (and it agrees not to access and review) any Excluded Information. In addition, if the Directing Holder or any Controlling Class Certificateholder is not an Excluded Controlling Class Holder, such person will certify and agree that they will not share any Excluded Information with any Excluded Controlling Class Holder.

Notwithstanding the foregoing, nothing set forth in the PSA will prohibit the Directing Holder or any Controlling Class Certificateholder from receiving, requesting or reviewing any Excluded Information relating to any Excluded Controlling Class Loan with respect to which the Directing Holder or such Controlling Class Certificateholder is not a Borrower Party and, if such Excluded Information is not available via the certificate administrator’s website, such Directing Holder or Controlling Class Certificateholder that is not a Borrower Party with respect to the related Excluded Controlling Class Loan will be permitted to obtain such information upon reasonable request in accordance with terms of the PSA and the master servicer and the special servicer, as applicable, may require and rely on such certifications prior to releasing any such information.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all Mortgage Loans of the issuing entity that were the subject of a demand to repurchase or replace due to a breach of one or more representations and warranties, (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer, and (iii) incorporate by reference the Form ABS-EE filing for the related reporting period (which Form ABS-EE disclosures will be filed at the time of each filing of the applicable report on Form 10-D with respect to each Mortgage Loan that was part of the Mortgage Pool during any portion of the related reporting period).

The certificate administrator will not make any representation or warranty as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website or its filing of such information pursuant to the PSA, including, but not limited to, filing via EDGAR, and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it or filed by it, as applicable, for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the PSA), the certificate administrator may require registration and the acceptance of a disclaimer, including an agreement to keep certain nonpublic information made available on the website confidential, as required under the PSA. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where

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(i) Certificateholders and beneficial owners that are Privileged Persons may submit inquiries to (a) the certificate administrator relating to the Distribution Date statements, (b) the master servicer or the special servicer relating to servicing reports, the Mortgage Loans (excluding a Non-Serviced Mortgage Loan) or the related Mortgaged Properties or (c) the operating advisor relating to annual or other reports prepared by the operating advisor or actions by the special servicer referenced in such reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Non-Serviced PSA. The certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the issuing entity and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the PSA (including requirements in respect of non-disclosure of Privileged Information) or the Mortgage Loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the operating advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information (subject to the Privileged Information Exception), (vi) that answering the inquiry would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product or (vii) that answering the inquiry is otherwise, for any reason, not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Holder or a Risk Retention Consultation Party (in its capacity as a Risk Retention Consultation Party) as part of its responses to any inquiries. In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Non-Serviced PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer. The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the PSA. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the PSA.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the PSA, which form(s) will also be located on and may be submitted electronically via the certificate administrator’s internet website. The parties to the PSA will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the PSA. The certificate administrator will make no representation or warranty as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the issuing entity and the preparation of Distribution Reports on Form 10-D (based on information included in each

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monthly Distribution Date statements and other information provided by other transaction parties) and Annual Reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the issuing entity.

“17g-5 Information Provider” means the certificate administrator.

The PSA will require the master servicer, subject to certain restrictions set forth in the PSA, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses). Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates, are registered on the books and records of the certificate registrar. The initial registered holder of the certificates (other than the VRR Interest) will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the PSA, the voting rights for the certificates (the “Voting Rights” ) will be allocated among the respective classes of Certificateholders as follows:

(1)   2% in the case of the Class X-A, Class X-B, Class X-D and Class X-F certificates, allocated pro rata, based upon their respective Notional Amounts as of the date of determination, and

(2)   in the case of any Principal Balance Certificates and VRR Interest, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and operating advisor as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer as described in this prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reduction Amounts allocated to the certificates) of the Principal Balance Certificates and the VRR Interest, each determined as of the prior Distribution Date.

The Voting Rights of any class of certificates are required to be allocated among Certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates will not be entitled to any Voting Rights.

Delivery, Form, Transfer and Denomination

Denomination

The Offered Certificates (other than the Class X Certificates) will be issued, maintained and transferred only in minimum denominations of $10,000, and in integral multiples of $1 in excess of $10,000. The Class X Certificates will be issued, maintained and transferred only in minimum

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denominations of authorized initial Notional Amounts of not less than $100,000 and in integral multiples of $1 in excess of $100,000.

Book-Entry Registration

The Offered Certificates will initially be represented by one or more global certificates for each such class registered in the name of a nominee of The Depository Trust Company (“DTC” ). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate” ) representing its interest in such class, except under the limited circumstances described under “—Definitive Certificates” below. Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking, Luxembourg (“Clearstream” ) and Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear” ) participating organizations, the “Participants” ), and all references in this prospectus to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party to the PSA responsible for distributing any report, statement or other information has been provided in writing with the name of the Certificate Owner of such an Offered Certificate (or the prospective transferee of such Certificate Owner), such report, statement or other information will be provided to such Certificate Owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The certificate administrator will initially serve as certificate registrar for purposes of recording and otherwise providing for the registration of the Offered Certificates.

Holders of Offered Certificates may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries” ), which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants (“DTC Participants” ) include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants” ).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with the applicable rules and operating procedures of Clearstream and Euroclear.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules

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and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, such Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates in global form (“Certificate Owners” ) will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of such Offered Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the certificate administrator to Cede & Co., as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or the applicable Certificate Owners. Certificate Owners will not be recognized by the trustee, the certificate administrator, the certificate registrar, the operating advisor, the special servicer or the master servicer as holders of record of certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Participants and Indirect Participants, except that Certificate Owners will be entitled to receive or have access to notices and information and to exercise certain rights as holders of beneficial interests in the certificates through the certificate administrator and the trustee to the extent described in “Description of the Certificates—Reports to Certificateholders; Certain Available Information”, “—Certificateholder Communication” and “—List of Certificateholders” and “Pooling and Servicing Agreement—The Operating Advisor”, “—The Asset Representations Reviewer”, “—Replacement of the Special Servicer Without Cause”, “—Limitation on Rights of Certificateholders to Institute a Proceeding”, “—Termination; Retirement of Certificates” and “—Resignation and Removal of the Trustee and the Certificate Administrator”.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “DTC Rules” ), DTC is required to make book-entry transfers of Offered Certificates in global form among Participants on whose behalf it acts with respect to such Offered Certificates and to receive and transmit distributions of principal of, and interest on, such Offered Certificates. Participants and Indirect Participants with which the Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificate Owners. Accordingly, although the Certificate Owners will not possess the Offered Certificates, the DTC Rules provide a mechanism by which Certificate Owners will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates in global form to pledge such Offered Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Offered Certificates, may be limited due to the lack of a physical certificate for such Offered Certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the PSA only at the direction of one or more Participants to whose accounts with DTC such certificate is credited. DTC may take conflicting actions with respect to other undivided

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interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg and is a global securities settlement clearing house. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in numerous currencies, including United States dollars. Clearstream provides to its Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream is regulated as a bank by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants” ) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of numerous currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator” ). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions” ). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in book-entry securities among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the depositor, the trustee, the certificate administrator, the master servicer, the special servicer or the underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

Definitive Certificates

Owners of beneficial interests in book-entry certificates of any class will not be entitled to receive physical delivery of Definitive Certificates unless: (i) DTC advises the certificate registrar in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the book-entry certificates of such class or ceases to be a clearing agency, and the certificate administrator

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and the depositor are unable to locate a qualified successor within 90 days of such notice or (ii) the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the Certificateholders of such class and the trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the trustee to obtain possession of the certificates of such class.

The VRR Interest will be evidenced by one or more certificates and is expected to be held at all times in definitive form by the certificate administrator on behalf of the beneficial owners of the VRR Interest. Any request for release of any VRR Interest must be consented to by the Retaining Sponsor and may be subject to any additional requirements pursuant to the PSA.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the trustee or the certificate administrator (a “Certifying Certificateholder” ), the certificate administrator (in its capacity as certificate registrar) will promptly furnish or cause to be furnished to such requesting party a list of the names and addresses of the certificateholders as of the most recent Record Date as they appear in the certificate register, at the expense of the requesting party.

Requests to Communicate

The PSA will require that the certificate administrator include on any Form 10–D any request received prior to the Distribution Date to which such Form 10-D relates (and on or after the Distribution Date preceding such Distribution Date) from a Certificateholder or Certificate Owner to communicate with other Certificateholders or Certificate Owners related to Certificateholders or Certificate Owners exercising their rights under the terms of the PSA. Any Form 10-D containing such disclosure regarding the request to communicate is required to include the following and no more than the following: (i) the name of the Certificateholder or Certificate Owner making the request, (ii) the date the request was received, (iii) a statement to the effect that the certificate administrator has received such request, stating that such Certificateholder or Certificate Owner is interested in communicating with other Certificateholders or Certificate Owners with regard to the possible exercise of rights under the PSA, and (iv) a description of the method other Certificateholders or Certificate Owners may use to contact the requesting Certificateholder or Certificate Owner.

Any Certificateholder or Certificate Owner wishing to communicate with other Certificateholders and Certificate Owners regarding the exercise of its rights under the terms of the PSA (such party, a “Requesting Investor” ) should deliver a written request (a “Communication Request” ) signed by an authorized representative of the Requesting Investor to the certificate administrator at the address below:

Computershare Trust Company, N.A.
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention: Corporate Trust Administration Group – Benchmark 2024-V5
with a copy to:
trustadministrationgroup@computershare.com

Any Communication Request must contain the name of the Requesting Investor and the method other Certificateholders and Certificate Owners should use to contact the Requesting Investor, and, if the Requesting Investors is not the registered holder of a class of certificates, then the Communication Request must contain (i) a written certification from the Requesting Investor that it is a beneficial owner of a class of certificates, (ii) the name of the transaction, Benchmark 2024-V5 and (iii) one of the following forms of documentation evidencing its beneficial ownership in such class of certificates: (A) a trade confirmation, (B) an account statement, (C) a medallion stamp guaranteed letter from a broker or dealer stating the Requesting Investor is the beneficial owner, or (D) a document reasonably acceptable to the

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certificate administrator that is similar to any of the documents identified in clauses (A) through (C). The certificate administrator will not be permitted to require any information other than the foregoing in verifying a certificateholder’s or certificate owner’s identity in connection with a Communication Request. Requesting Investors will be responsible for their own expenses in making any Communication Request, but will not be required to bear any expenses of the certificate administrator.

List of Certificateholders

Upon the written request of any Certificateholder, which is required to include a copy of the communication the Certificateholder proposes to transmit, that has provided an Investor Certification, which request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the PSA or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS

General

On the Closing Date, the depositor will acquire the Mortgage Loans from each mortgage loan seller pursuant to a separate mortgage loan purchase agreement (each, a “MLPA”), between the applicable mortgage loan seller and the depositor. Each of the Joint Mortgage Loans are being sold by two or more mortgage loan sellers. For purposes of the respective MLPAs pursuant to which the applicable mortgage loan sellers are selling Mortgage Loans and the related discussion below, each Joint Mortgage Loan will constitute a “Mortgage Loan” under each such MLPA only to the extent of the portion thereof to be sold to the depositor by the applicable mortgage loan seller.

Under the applicable MLPA, the depositor will require each mortgage loan seller to deliver (or cause to be delivered) to the certificate administrator, in its capacity as custodian, among other things, the following documents (except that the documents with respect to each Non-Serviced Whole Loan (other than the original promissory note) will be held by the custodian under the related Non-Serviced PSA) with respect to each Mortgage Loan sold by the mortgage loan seller (collectively, as to each Mortgage Loan, the “Mortgage File”):

(i)                        (A) the original Mortgage Note, bearing, or accompanied by, all prior or intervening endorsements, endorsed by the most recent endorsee prior to the trustee or, if none, by the originator, without recourse, either in blank and further showing a complete, unbroken chain of endorsement from the originator or to the order of the trustee; and (B) in the case of each related Serviced Companion Loan, a copy of the executed Mortgage Note for such Serviced Companion Loan;

(ii)                      (A) the original of the Mortgage or a certified copy thereof from the applicable recording office (or a copy thereof from the applicable recording office if (to the knowledge of the applicable mortgage loan seller or its third-party vendor, as certified by such party to the custodian in writing) it is not the practice of such office to provide certified copies, provided that the custodian may conclusively rely on any such certification by such mortgage loan seller or third-party vendor and will not be required to investigate whether any recording office cannot provide a certified copy) and, (B) if applicable, the originals or certified copies thereof from the applicable recording office (or copies thereof from the applicable recording office if (to the knowledge of the applicable mortgage loan seller or its third-party vendor, as certified by such party to the custodian in writing) it is not the practice of such office to provide certified copies, provided that the custodian may conclusively rely on any such certification by such mortgage loan seller or third-party vendor and will not be required to investigate whether any recording office cannot provide a certified copy) of any intervening assignments thereof showing a complete chain of assignment from the originator

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of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording indicated thereon;

(iii)                  an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is responsible for the recording thereof) of an assignment of mortgage, in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee;

(iv)                   (A) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any; and (B) an original assignment of any related security agreement (if such item is a document separate from the related Mortgage) executed by the most recent assignee thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(v)                      (A) stamped or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan or Serviced Whole Loan (and each assignee of record prior to the trustee) in and to the personalty of the borrower at the Mortgaged Property (in each case with evidence of filing or recording thereon) and which were in the possession of the related mortgage loan seller (or its agent) at the time the Mortgage Files were delivered to the custodian, together with original UCC-3 assignments of financing statements showing a complete chain of assignment from the secured party named in such UCC-1 financing statement to the most recent assignee of record thereof prior to the trustee, if any, and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the related mortgage loan seller, an assignment of UCC financing statement by the most recent assignee of record prior to the trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the trustee; provided that other evidence of filing or recording reasonably acceptable to the trustee may be delivered in lieu of delivering such UCC financing statements including, without limitation, evidence of such filed or recorded UCC financing statement as shown on a written UCC search report from a reputable search firm, such as CSC/LexisNexis Document Solutions, Corporation Service Company, CT Corporation System and the like or printouts of on-line confirmations from such UCC filing or recording offices or authorized agents thereof;

(vi)                    the original or a copy of the loan agreement relating to such Mortgage Loan, if any;

(vii)                 the original or a copy of the lender’s title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property, or a “marked up” commitment to insure marked as binding and countersigned by the related insurer or its authorized agent (which may be a pro forma or specimen title insurance policy which has been accepted or approved as binding in writing by the related title insurance company), or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

(viii)              (A) the original or a copy of the related assignment of leases, rents and profits (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee of record thereof prior to the trustee, if any, in each case with evidence of recording thereon; and (B) an original or copy (if the related mortgage loan seller or its designee, rather than the custodian and its designee, is

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responsible for the recording thereof) of an assignment of any related assignment of leases, rents and profits (if such item is a document separate from the Mortgage), in recordable form (except for missing recording information and, if delivered in blank, except for the name of the assignee), executed by the most recent assignee of record thereof prior to the trustee or, if none, by the originator, either in blank or in favor of the trustee, which assignment may be included as part of the corresponding assignment of mortgage referred to in clause (iii) above;

(ix)                   the original or copy of any environmental indemnity agreements and copies of any environmental insurance policies pertaining to the related Mortgaged Property required in connection with origination of the related Mortgage Loan or Serviced Whole Loan and copies of environmental reports;

(x)                     copies of the currently effective management agreements, if any, for the Mortgaged Properties;

(xi)                   if the borrower has a leasehold interest in the related Mortgaged Property, the original or copy of the ground lease (or, with respect to a leasehold interest where the borrower is a lessee and that is a space lease or an air rights lease, the original of such space lease or air rights lease), and any related lessor estoppel or similar agreement or a copy thereof; if any;

(xii)                if the related assignment of contracts is separate from the Mortgage, the original executed version of such assignment of contracts and the assignment thereof, if any, to the trustee;

(xiii)            if any related lockbox agreement or cash collateral account agreement is separate from the Mortgage or loan agreement, a copy thereof; with respect to the reserve accounts, cash collateral accounts and lockbox accounts, if any, a stamped or certified copy of the UCC-1 financing statements, if any, submitted for filing with respect to the related mortgagee’s security interest in the reserve accounts, cash collateral accounts and lockbox accounts and all funds contained therein (and UCC-3 assignments of financing statements assigning such UCC-1 financing statements to the trustee);

(xiv)             originals or copies of all assumption, modification, written assurance and substitution agreements, if any, with evidence of recording thereon if appropriate, in those instances where the terms or provisions of the Mortgage, the Mortgage Note or any related security document have been modified or the Mortgage Loan or Serviced Whole Loan has been assumed;

(xv)                the original or a copy of any guaranty of the obligations of the borrower under the Mortgage Loan or Serviced Whole Loan together with, as applicable, (A) the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan or Serviced Whole Loan to the most recent assignee thereof prior to the trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the trustee or, if none, by the originator;

(xvi)             the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the related borrower if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the borrower pursuant to such power of attorney;

(xvii)           with respect to each Whole Loan, a copy of the related Intercreditor Agreement and, if applicable, a copy of any pooling and servicing agreement relating to a Serviced Companion Loan;

(xviii)        with respect to hospitality properties, a copy of the franchise agreement, if any, an original or copy of the comfort letter, if any, and if, pursuant to the terms of such comfort letter, the general assignment of the Mortgage Loan is not sufficient to transfer or assign the benefits of such comfort letter to the Trust, a copy of the notice to the franchisor of the transfer of such

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Mortgage Loan and/or a copy of the request for the issuance of a new comfort letter in favor of the Trust (in each case, as and to the extent required pursuant to the terms of such comfort letter), with the original of any replacement comfort letter to be included in the Mortgage File following receipt thereof by the master servicer;

(xix)           the original (or copy, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) of any letter of credit held by the lender as beneficiary or assigned as security for such Mortgage Loan or Serviced Whole Loan;

(xx)              the appropriate assignment or amendment documentation related to the assignment to the Trust of any letter of credit securing such Mortgage Loan or Serviced Whole Loan (or copy thereof, if the original is held by the master servicer or applicable master servicer under the applicable Non-Serviced PSA) which entitles the master servicer on behalf of the issuing entity and the Companion Loan Holders (with respect to any Serviced Whole Loan) to draw thereon; and

(xxi)           with respect to any Mortgage Loan with related mezzanine debt or other subordinate debt (other than a Companion Loan), a copy of the related co-lender agreement, subordination agreement or other intercreditor agreement;

provided that with respect to (A) any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, the foregoing documents (other than the documents described in clause (i) above) will be delivered to and held by the custodian under the related Non-Serviced PSA on or prior to the Closing Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA and (B) any Servicing Shift Mortgage Loan, the foregoing documents will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i) above) will be transferred to the custodian related to the applicable securitization on or about the related Servicing Shift Securitization Date, and any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA.

Notwithstanding anything to the contrary contained herein, with respect to each of the Joint Mortgage Loans, the obligation of each of the applicable mortgage loan sellers to deliver mortgage note(s) as part of the related Mortgage File will be limited to delivery of only the mortgage notes held by such party. In addition, each mortgage loan seller will be required to deliver the Diligence Files for each of its Mortgage Loans to the depositor by uploading such Diligence Files to the designated Intralinks website, and the depositor will deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

“Diligence File” means with respect to each Mortgage Loan or Companion Loan, if applicable, collectively the following documents in electronic format:

(a)   A copy of each of the following documents:

(i)                         the Mortgage Note, endorsed on its face or by allonge attached to the Mortgage Note, without recourse, to the order of the trustee or in blank and further showing a complete, unbroken chain of endorsement from the originator (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee);

(ii)                      the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording;

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(iii)                  assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(iv)                   any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording;

(v)                      an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation);

(vi)                    the assignment of all unrecorded documents relating to the Mortgage Loan or a Serviced Whole Loan, if not already assigned pursuant to items (iii) or (v) above;

(vii)                all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage Loan has been assumed or consolidated;

(viii)             the policy or certificate of lender’s title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

(ix)                  any UCC financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller;

(x)                    an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing);

(xi)                 any intercreditor agreement relating to permitted debt of the mortgagor, including any intercreditor agreement relating to a Serviced Whole Loan;

(xii)              any loan agreement, escrow agreement, security agreement or letter of credit relating to a Mortgage Loan or a Serviced Whole Loan;

(xiii)           any ground lease, ground lessor estoppel, indemnity or guaranty relating to a Mortgage Loan or a Serviced Whole Loan;

(xiv)            any property management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

(xv)               any franchise agreements and comfort letters or similar agreements relating to a Mortgage Loan or Serviced Whole Loan and, with respect to any franchise agreement, comfort letter or similar agreement, any assignment of such agreements or any notice to the franchisor of the transfer of a Mortgage Loan or Serviced Whole Loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be;

(xvi)           any lockbox or cash management agreement relating to a Mortgage Loan or a Serviced Whole Loan;

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(xvii)         any related mezzanine intercreditor agreement;

(xviii)      all related environmental reports;

(xix)          all related environmental insurance policies;

(b)   a copy of any engineering reports or property condition reports;

(c)   other than with respect to a hotel property (except with respect to tenanted commercial space within a hotel property), copies of a rent roll;

(d)   for any office, retail, industrial or warehouse property, a copy of all leases and estoppels and subordination and non-disturbance agreements delivered to the related mortgage loan seller;

(e)   copies of all legal opinions (excluding attorney client communications between the related mortgage loan seller, and its counsel that are privileged communications or constitute legal or other due diligence analyses), if any, delivered in connection with the closing of the related Mortgage Loan;

(f)    copies of all mortgagor’s certificates of hazard insurance and/or hazard insurance policies or other applicable insurance policies (to the extent not previously included as part of this definition), if any, delivered in connection with the origination of the related Mortgage Loan;

(g)   a copy of the appraisal for the related Mortgaged Property(ies);

(h)   for any Mortgage Loan that the related Mortgaged Property is leased to a single tenant, a copy of the lease;

(i)    a copy of the applicable mortgage loan seller’s asset summary;

(j)    copies of all surveys for the related Mortgaged Property or Mortgaged Properties;

(k)   copies of any zoning reports;

(l)    copies of financial statements of the related mortgagor;

(m)  copies of operating statements for the related Mortgaged Property or Mortgaged Properties;

(n)   copies of all UCC searches;

(o)   copies of all litigation searches;

(p)   copies of all bankruptcy searches;

(q)   a copy of the origination settlement statement;

(r)    a copy of the insurance consultant report;

(s)   copies of the organizational documents of the related mortgagor and any guarantor;

(t)    copies of the escrow statements;

(u)   a copy of any closure letter (environmental);

(v)   a copy of any environmental remediation agreement for the related Mortgaged Property or Mortgaged Properties; and

(w)  a copy of the payment history with respect to such Mortgage Loan prior to the Closing Date;

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provided that with respect to any Mortgage Loan which is a Non-Serviced Mortgage Loan on the Closing Date, any assignments in favor of the trustee will be in favor of the trustee under the related Non-Serviced PSA; in each case, to the extent that the originator received such documents in connection with the origination of such Mortgage Loan. In the event any of the items identified above were not included in connection with the origination of such Mortgage Loan, the Diligence File will be required to include a statement to that effect; provided that the mortgage loan seller will not be required to deliver information that is proprietary to the related originator or mortgage loan seller or any draft documents or privileged or internal communications. The mortgage loan seller may, without any obligation to do so, include such other documents or information as part of the Diligence File that such mortgage loan seller believes should be included to enable the asset representations reviewer to perform the Asset Review on such Mortgage Loan; provided that such documents or information are clearly labeled and identified.

Each MLPA will contain certain representations and warranties of the applicable mortgage loan seller with respect to each Mortgage Loan sold by that mortgage loan seller. Those representations and warranties of GACC, CREFI, BCREI and BMO are set forth in Annex D-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex D-2, Annex D-3, Annex D-4 and Annex D-5, respectively. Those representations and warranties of GSMC are set forth in Annex E-1, and will be made as of the Closing Date, or as of another date specifically provided in the representation and warranty, subject to certain exceptions to such representations and warranties as set forth in Annex E-2.

If any of the documents required to be delivered by the related mortgage loan seller and included in the Mortgage File for any Mortgage Loan is missing from the Mortgage File or defective or if there is a breach of a representation or warranty relating to any Mortgage Loan, and such omission, breach or defect materially and adversely affects the value of the related Mortgage Loan, the value of the related Mortgaged Property or the interests of the trustee or any Certificateholders in the Mortgage Loan or Mortgaged Property or causes the Mortgage Loan to be other than a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage (a “Material Defect” ), the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will be required to, no later than 90 days following:

(x)       such mortgage loan seller’s receipt of notice of the Material Defect from any party to the PSA (a “Breach Notice” ), except in the case of the following clause (y); or

(y)       in the case of such Material Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage, the discovery by any party to the PSA of the such Material Defect; provided that the mortgage loan seller has received notice in accordance with the terms of the PSA,

(1)   cure such Material Defect in all material respects, at its own expense,

(2)   repurchase the affected Mortgage Loan (or, in the case of each of the Joint Mortgage Loans, the applicable portion thereof) or REO Loan at the Purchase Price, or

(3)   substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such affected Mortgage Loan, and pay a shortfall amount in connection with such substitution, provided that no such substitution may occur on or after the second anniversary of the Closing Date;

provided, however, that the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will generally have an additional 90-day period to cure such Material Defect (or, failing such cure, to repurchase the affected Mortgage Loan and the related REO Loan (or, in the case of each of the Joint

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Mortgage Loans, the applicable portion thereof) or, if applicable, substitute a Qualified Substitute Mortgage Loan (other than with respect to the related Whole Loans, for which no substitution will be permitted)), if such Material Defect is capable of being cured, the mortgage loan seller is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the operating advisor, the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder, an officer’s certificate that describes the reasons that a cure was not effected within the initial 90-day period. Notwithstanding the foregoing, there will be no such 90-day extension, if such Material Defect would cause the related Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

No delay in either the discovery of a Material Defect or in providing notice of such Material Defect will relieve the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) of its obligation to repurchase the related Mortgage Loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such Material Defect, (ii) such delay is the result of the failure by a party to the PSA to promptly provide a Breach Notice as required by the terms of the PSA after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and such delay precludes the mortgage loan seller from curing such Material Defect and (iii) such Material Defect did not relate to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective obligation to be treated as a qualified mortgage. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a Material Defect. With respect to each Non-Serviced Mortgage Loan, each mortgage loan seller agrees that any document defect as such term is defined in the related controlling Non-Serviced PSA (other than a defect related to the promissory note for the related Non-Serviced Companion Loan) will constitute a document defect under the related MLPA.

If there is a Material Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will not be obligated to repurchase the Mortgage Loan (or, in the case of each of the Joint Mortgage Loans, the applicable portion thereof) if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a Rating Agency Confirmation.

Notwithstanding the foregoing, in lieu of a mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) repurchasing, substituting or curing such Material Defect, to the extent that the mortgage loan seller (or in the case of BCREI, Barclays Capital Holdings Inc.) and the special servicer (for so long as no Control Termination Event is continuing and only with respect to any Mortgage Loan that is not an applicable Excluded Loan or any Servicing Shift Mortgage Loan, with the consent of the Directing Holder) are able to agree upon a cash payment payable by the mortgage loan seller (or, in the case of BCREI, Barclays Capital Holdings Inc.) to the issuing entity that would be deemed sufficient to compensate the issuing entity for such Material Defect (a “Loss of Value Payment” ), the mortgage loan seller (or, in the case of BCREI, Barclays Capital Holdings Inc.) may elect, in its sole discretion, to pay such Loss of Value Payment. In connection with any such determination with respect to any non-Specially Serviced Loan, the master servicer will promptly provide the special servicer, but in any event within the time frame and in

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the manner provided in the PSA, with the servicing file and other such information to the extent set forth in the PSA in order to permit the special servicer to calculate the Loss of Value Payment as set forth in the PSA. Upon its making such payment, the mortgage loan seller (or, in the case of BCREI, Barclays Capital Holdings Inc.) will be deemed to have cured such Material Defect in all respects. A Loss of Value Payment may not be made with respect to any such Material Defect that would cause the applicable Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury regulations Section 1.860G-2(f)(2) that causes a defective Mortgage Loan to be treated as a qualified mortgage.

In the case of a Material Defect with respect to a Joint Mortgage Loan, each of the related mortgage loan sellers will be responsible for any remedies solely in respect of the note(s) sold by the related mortgage loan seller as if each note evidencing such Joint Mortgage Loan was a separate Mortgage Loan.

With respect to any Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) a, “Purchase Price” equals to the sum of (1) the outstanding principal balance of such Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan), as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan (or any related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest), to, but not including, the due date immediately preceding or coinciding with the Determination Date for the Collection Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid), Workout Fees, Liquidation Fees (to the extent set forth in clause (5) below) and any other additional trust fund expenses in respect of such Mortgage Loan and the related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI), any unpaid Asset Representations Reviewer Asset Review Fee related to such Mortgage Loan and all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the omission, breach or defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such Mortgage Loan or related REO Loan; provided, however, that such out-of-pocket expenses will not include expenses incurred by investors in instituting an Asset Review Vote Election, in taking part in an Asset Review Vote Election or in utilizing the dispute resolution provisions described below under “—Dispute Resolution Provisions” and (5) Liquidation Fees, if any, payable with respect to the affected Mortgage Loan (or related REO Loan) (including, to the extent required pursuant to the final sentence of this paragraph, any related Companion Loan) (which will not include any Liquidation Fees if such affected Mortgage Loan is repurchased prior to the expiration of the additional 90-day period immediately following the initial 90-day period). For purposes of this definition, (i) the “Purchase Price” in respect of a Serviced Companion Loan that is purchased by the related mortgage loan seller will be the purchase price paid by the related mortgage loan seller under the related pooling and servicing agreement governing the securitization that includes such Serviced Companion Loan, or the applicable servicing agreement, and (ii) with respect to a sale of an REO Property securing a Serviced Whole Loan, the term Mortgage Loan or REO Loan will be construed to include any related Companion Loan. With respect to each of the Joint Mortgage Loans, the Purchase Price that would be payable by each of the applicable mortgage loan sellers for its related promissory note(s) will be equal to its respective percentage interest in such Mortgage Loan as of the Closing Date multiplied by the total Purchase Price for such Mortgage Loan.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a Material Defect exists that must, on the date of substitution:

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(a)   have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the removed Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

(b)   have a fixed Mortgage Rate not less than the Mortgage Rate of the removed Mortgage Loan (determined without regard to any prior modification, waiver or amendment of the terms of the removed Mortgage Loan);

(c)   have the same due date and a grace period no longer than that of the removed Mortgage Loan;

(d)   accrue interest on the same basis as the removed Mortgage Loan (for example, on the basis of a 360-day year and the actual number of days elapsed);

(e)   have a remaining term to stated maturity not greater than, and not more than five years less than, the remaining term to stated maturity of the removed Mortgage Loan;

(f)    have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the removed Mortgage Loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI” ) prepared in accordance with the requirements of the FIRREA;

(g)   comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related MLPA;

(h)   have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property and that will be delivered as a part of the related servicing file;

(i)    have a then-current debt service coverage ratio at least equal to the greater of (i) the original debt service coverage ratio of the removed Mortgage Loan as of the Closing Date and (ii) 1.25x;

(j)    constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense);

(k)   not have a maturity date or an amortization period that extends to a date that is after the date five years prior to the Rated Final Distribution Date;

(l)    have comparable prepayment restrictions to those of the removed Mortgage Loan;

(m)  not be substituted for a removed Mortgage Loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller);

(n)   have been approved (i), for so long as no Control Termination Event is continuing, by the Directing Holder, and (ii) during any such time that the master servicer is the Enforcing Servicer, by the special servicer;

(o)   prohibit defeasance within two years of the Closing Date;

(p)   not be substituted for a removed Mortgage Loan if it would result in the termination of the REMIC status of any Trust REMIC or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the PSA as determined by an opinion of counsel to be paid by the applicable mortgage loan seller;

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(q)   have an engineering report that indicates no material adverse property condition or deferred maintenance with respect to the related Mortgaged Property with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file; and

(r)    be current in the payment of all scheduled payments of principal and interest then due.

In the event that more than one Mortgage Loan is substituted for a removed Mortgage Loan or Mortgage Loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each such proposed Qualified Substitute Mortgage Loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any class of Principal Balance Certificates having a principal balance then-outstanding. When a Qualified Substitute Mortgage Loan is substituted for a removed Mortgage Loan, the applicable mortgage loan seller will be required to certify that the Mortgage Loan meets all of the requirements of the above definition and send the certification to the trustee, the certificate administrator, the operating advisor and the asset representations reviewer and, prior to the occurrence of a Consultation Termination Event, the Directing Holder.

The foregoing repurchase or substitution obligation or the obligation to pay the Loss of Value Payment will constitute the sole remedy available to the Certificateholders and the trustee under the PSA for any uncured breach of any mortgage loan seller’s representations and warranties regarding the Mortgage Loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related Mortgage Loan documents or any particular Mortgage Loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such Mortgage Loan document(s), then the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the issuing entity (by wire transfer of immediately available funds) for the reasonable amount of any such costs and expenses incurred by parties to the PSA or the issuing entity that are incurred as a result of such breach and have not been reimbursed by the related borrower and the amount of any fees and expenses of the asset representations reviewer attributable to the Asset Review of such Mortgage Loan; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will have the option to either repurchase or substitute for the related Mortgage Loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller will be deemed to have cured the breach in all respects. The applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI) will be the sole warranting party in respect of the Mortgage Loans sold by that mortgage loan seller to the depositor, and none of its affiliates and no other person will be obligated to repurchase or replace any affected Mortgage Loan or make a Loss of Value Payment in connection with a breach of any representation and warranty or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so.

As stated above, with respect to a Material Defect related to a Joint Mortgage Loan, each related mortgage loan seller will only be a mortgage loan seller with respect to, and will only be obligated to take the remedial actions described above with respect to, its percentage interest in such Mortgage Loan that it sold to the depositor. It is possible that under certain circumstances only one of the applicable mortgage loan sellers will repurchase, or otherwise comply with any repurchase obligations with respect to, its interest in such Mortgage Loan if there is a Material Defect. If for any reason, one of those mortgage loan

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sellers repurchases its interest in such Mortgage Loan and the other mortgage loan seller does not, (i) the non-repurchased portion of the Mortgage Loan will be deemed to constitute a “Mortgage Loan” under the PSA, the repurchasing mortgage loan seller’s interest in such Mortgage Loan will be deemed to constitute a “Non-Serviced Pari Passu Companion Loan” with respect such Mortgage Loan, (ii) the related Whole Loan will continue to be serviced and administered under the related Non-Serviced PSA and the related Intercreditor Agreement, (iii) all amounts applied in respect of interest, principal and yield maintenance premiums in respect of the related Whole Loan from time to time will be allocated pursuant to the related Intercreditor Agreement between the issuing entity, the repurchasing mortgage loan seller and the other related Companion Loan Holders and (iv) the repurchasing mortgage loan seller will be entitled to receive remittances of allocated collections monthly to the same extent as any other related Companion Loan Holder.

Dispute Resolution Provisions

The mortgage loan seller will be subject to the dispute resolution provisions described under “Pooling and Servicing Agreement—Dispute Resolution Provisions” to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by the mortgage loan seller and will be obligated under the MLPA to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Asset Review Obligations

The mortgage loan seller will be obligated to perform its obligations described under “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” relating to any Asset Reviews performed by the asset representations reviewer, and the mortgage loan seller will have the rights described under that heading.

POOLING AND SERVICING AGREEMENT

General

The servicing and administration of each Serviced Mortgage Loan, any related Serviced Companion Loans and any related REO Properties (including any interest of the holder of any Companion Loan in the REO Property acquired with respect to any Serviced Whole Loan) will be governed by the PSA and the related Intercreditor Agreement.

The Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loan and any related REO Properties (including the issuing entity’s interest in REO Property acquired with respect to a Non-Serviced Whole Loan) will be serviced by the Non-Serviced Master Servicer and the Non-Serviced Special Servicer under the related Non-Serviced PSA in accordance with such Non-Serviced PSA and the related Intercreditor Agreement.

The following summaries describe certain provisions of the PSA relating to the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans), the related Serviced Companion Loans and any related REO Properties. Unless otherwise specifically stated and except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this section or in any other section of this prospectus regarding the servicing and administration of the Mortgage Loans should be read to include the servicing and administration of the related Serviced Companion Loans but not to include the Non-Serviced Mortgage Loans, the related Non-Serviced Companion Loans and any related REO Property. In the case of the Serviced Whole Loans, certain provisions of the related Intercreditor Agreement are described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

Certain provisions of the Non-Serviced PSAs relating to the servicing and administration of the related Non-Serviced Mortgage Loan, the related Non-Serviced Companion Loan and the related REO Properties and the related Intercreditor Agreement are summarized under “Description of the Mortgage

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Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

As to particular servicing matters, the discussion under this heading “Pooling and Servicing Agreement” is applicable with respect to any Servicing Shift Whole Loans only while the PSA governs the servicing of the related Servicing Shift Whole Loan. On and after the related Servicing Shift Securitization Date, a Servicing Shift Whole Loan will be serviced pursuant to the related Servicing Shift PSA, and the provisions of the related Servicing Shift PSA may be different than the terms of the PSA, although the related Servicing Shift Whole Loan will still need to be serviced in compliance with the requirements of the related Intercreditor Agreement, as described in “Description of the Mortgage Pool—The Whole Loans”.

In general, (i) the master servicer will be responsible for the servicing and administration of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loans that are non-Specially Serviced Loans (except for Special Servicer Non-Major Decisions, and Major Decisions as to which the processing and/or consent or other involvement of the special servicer is required), and (ii) the special servicer will be responsible for the servicing and administration of Specially Serviced Loans and REO Properties and, in certain circumstances, the special servicer will review, evaluate and/or provide or withhold consent or process Special Servicer Non-Major Decisions (other than with respect to the processing of matters covered in clause (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”) and Major Decisions.

The PSA requires the master servicer or the special servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the master servicer or the special servicer may, in its discretion, waive any late payment fee or default interest it is entitled to receive in connection with any delinquent Periodic Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

Assignment of the Mortgage Loans

The depositor will purchase the Mortgage Loans to be included in the issuing entity on or before the Closing Date from each of the mortgage loan sellers pursuant to a separate MLPAs. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Loan Purchase Agreements”.

On the Closing Date, the depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the depositor’s rights and remedies against the mortgage loan sellers under the MLPAs, to the trustee for the benefit of the holders of the certificates. On or prior to the Closing Date, the depositor will require each mortgage loan seller to deliver to the certificate administrator, in its capacity as custodian, the Mortgage Notes and certain other documents and instruments with respect to each Serviced Mortgage Loan and any related Serviced Companion Loan. The custodian will hold such documents in the name of the issuing entity for the benefit of the holders of the certificates. The custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of document defects to the parties to the PSA and the Directing Holder (for so long as no Consultation Termination Event is continuing) and the related mortgage loan seller.

In addition, pursuant to the related MLPA, each mortgage loan seller will be required to deliver (or cause to be delivered) an electronic copy of the Diligence Files for each of its Mortgage Loans to (or as instructed by) the depositor within 60 days following the Closing Date. The depositor will then be required to deliver to the certificate administrator an electronic copy of such Diligence Files to be posted to the secure data room.

Pursuant to the PSA, the depositor will assign to the trustee for the benefit of Certificateholders the representations and warranties made by the mortgage loan sellers to the depositor in the MLPAs and any rights and remedies that the depositor has against the mortgage loan sellers under the MLPAs with

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respect to any Material Defect. See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below and “Description of the Mortgage Loan Purchase Agreements”.

Servicing Standard

The master servicer and the special servicer will each be required to diligently service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans), any related Serviced Companion Loans and the related REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the PSA, the Mortgage Loan documents, and the related Intercreditor Agreements and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care:

(1)   the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer or the special servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and

(2)   the same care, skill, prudence and diligence with which the master servicer or special servicer, as the case may be, services and administers similar mortgage loans owned by the master servicer or the special servicer, as the case may be, with a view to; (A) the timely recovery of all payments of principal and interest under the Mortgage Loans or Serviced Whole Loans or (B) in the case of a Specially Serviced Loan or an REO Property, the maximization of timely recovery of principal and interest on a net present value basis on the Mortgage Loans and any related Serviced Companion Loans, and the best interests of the issuing entity, the Certificateholders (as a collective whole as if such Certificateholders constituted a single lender) (and, in the case of any Serviced Whole Loan, the best interests of the issuing entity, the Certificateholders and the holder(s) of the related Companion Loan(s) (as a collective whole as if such Certificateholders and the holder(s) of the related Companion Loan(s) constituted a single lender, taking into account the subordinate nature of any Subordinate Companion Loan), taking into account the pari passu or subordinate nature of the related Companion Loan(s)) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional commercial, multifamily and manufactured housing community mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)  any relationship that the master servicer or the special servicer, as the case may be, or any of their respective affiliates, as the case may be, may have with any of the underlying borrowers, the sponsors, the mortgage loan sellers, the originators, any party to the PSA or any affiliate of the foregoing;

(B)  the ownership of any certificate (or any interest in any Companion Loan, mezzanine loan or subordinate debt relating to a Mortgage Loan) by the master servicer or special servicer, as the case may be, or any of their respective affiliates;

(C)  the obligation, if any, of the master servicer to make advances;

(D)  the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive compensation or reimbursement of costs under the PSA generally or with respect to any particular transaction;

(E)  the ownership, servicing or management for others of any other mortgage loans, subordinate debt, mezzanine loans or properties not covered by the PSA or held by the issuing entity by the master servicer or special servicer, as the case may be, or any of its affiliates;

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(F)   any debt that the master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any underlying borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing);

(G)  any option to purchase any Mortgage Loan or the related Companion Loan(s) the master servicer or special servicer, as the case may be, or any of its affiliates, may have; and

(H)  any obligation of the master servicer, the special servicer or one of their respective affiliates, to repurchase or substitute for a Mortgage Loan as a mortgage loan seller (if the master servicer or the special servicer or one of their respective affiliates is a mortgage loan seller) (the foregoing, collectively referred to as the “Servicing Standard”).

All net present value calculations and determinations made under the PSA with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan documents or, in the event the Mortgage Loan documents are silent, by using a discount rate (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan(s) or sale of a Defaulted Loan, the highest of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or updated appraisal) of the related Mortgaged Property.

In the case of a Non-Serviced Mortgage Loan, the master servicer and special servicer will be required to act in accordance with the Servicing Standard with respect to any action required to be taken regarding such Non-Serviced Mortgage Loan pursuant to their respective obligations under the PSA.

Subservicing

The master servicer and the special servicer may delegate and/or assign some or all of their respective servicing obligations and duties with respect to some or all of the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and the Serviced Companion Loans to one or more third-party sub-servicers provided that the master servicer and the special servicer, as applicable, will not thereby be relieved of any of those obligations or duties under the PSA and will remain responsible for the acts or omissions of any such sub-servicers. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Notwithstanding the foregoing, the special servicer may not enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the PSA without, with respect to any Mortgage Loan so long as no Control Termination Event is continuing, the consent of the Directing Holder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity (including, without limitation, by reason of a Servicer Termination Event), the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such party’s rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the PSA or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the PSA to perform its obligations under the PSA or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to or (C) to perform other covenants and obligations set forth in such Sub-Servicing Agreement in accordance with the terms of such Sub-Servicing Agreement. No sub-servicer will be permitted under any Sub-Servicing

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Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the Mortgage Loan documents, without the consent of the master servicer or special servicer, as applicable. The master servicer’s consent may also be required for certain other servicing decisions as provided in the related Sub-Servicing Agreement.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the PSA is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the PSA.

Advances

P&I Advances

On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), except as otherwise described below, the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the PSA, certain funds held in the Collection Account that are not required to be part of the Available Funds for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of:

(1)   all Periodic Payments (other than any balloon payments) (net of any applicable Servicing Fees (other than, in the case of any Non-Serviced Mortgage Loan, the servicing fee rate pursuant to the applicable pooling and servicing agreement)) that were due on the Mortgage Loans and any REO Loan (other than any portion of an REO Loan related to any other Companion Loan) during the related Collection Period and not received as of the business day preceding the Master Servicer Remittance Date; and

(2)   in the case of each Mortgage Loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to any other Companion Loan) as to which the balloon payment would have been past due), an amount equal to its Assumed Scheduled Payment.

The master servicer’s obligations to make P&I Advances in respect of any Mortgage Loan (including the Non-Serviced Mortgage Loans) or REO Loan (other than any portion of a REO Loan related to any other Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to (but not including) the Distribution Date on which liquidation of the Mortgage Loan or disposition of the REO Property, as the case may be, occurs. However, no interest will accrue on any P&I Advance made with respect to a Mortgage Loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the PSA, the trustee will be required to make the required P&I Advance in accordance with the terms of the PSA.

If an Appraisal Reduction Amount has been assessed with respect to any Mortgage Loan (or, in the case of any Non-Serviced Whole Loan, an appraisal reduction has been assessed in accordance with the related Non-Serviced PSA and the master servicer has notice of such Appraisal Reduction Amount), then the interest portion of any P&I Advance in respect of that Mortgage Loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that Mortgage Loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction Amount (or, in the case of any Whole Loan, the portion of such Appraisal Reduction Amount allocated to the related Mortgage Loan), if any, and the denominator of which is equal to the Stated Principal Balance of that Mortgage Loan immediately prior to the related Distribution Date.

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Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment (in excess of the Assumed Scheduled Payment), default interest, late payment charges, yield maintenance charges or prepayment premiums on any Mortgage Loan. In addition, neither the master servicer nor the trustee will be required to make any P&I Advance for any Companion Loan.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise.

With respect to any Non-Serviced Whole Loan, if any servicer under the Non-Serviced PSA determines that a P&I Advance with respect to the related Non-Serviced Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan, but the master servicer and the trustee may conclusively rely upon any such determination. Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee under the related Non-Serviced PSA as such determination relates to any proposed P&I Advance with respect to any related Non-Serviced Companion Loan (unless the related Non-Serviced PSA provides otherwise).

For the avoidance of doubt, the master servicer or the trustee, as the case may be, will make P&I Advances on the basis of the original terms of any Mortgage Loan, including Mortgage Loans subject to forbearance agreements or other temporary deferrals or payment accommodations, unless (a) the terms of the Mortgage Loan have been permanently modified to reduce or forgive a monetary obligation or (b) such P&I Advance has been determined to be a Nonrecoverable Advance.

Servicing Advances

In addition to P&I Advances, except as otherwise described under “—Recovery of Advances” below and except in certain limited circumstances described below, the master servicer will also be obligated (subject to the limitations described in this prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of the Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related Mortgage Loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the PSA and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the PSA.

However, neither the master servicer nor the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Serviced Companion Loan under the related Intercreditor Agreement or the PSA.

The special servicer will have no obligation to make any Servicing Advances, but may make a Servicing Advance on an urgent or emergency basis in its discretion. No Servicing Advances will be made with respect to any Serviced Whole Loan if the related Mortgage Loan is no longer held by the issuing entity or if such Serviced Whole Loan is no longer serviced under the PSA and no Servicing Advances will be made for any Non-Serviced Whole Loan under the PSA. Any requirement of the master servicer or the trustee to make an Advance in the PSA is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans or the related Companion Loan.

The master servicer will also be obligated to make Servicing Advances with respect to Serviced Whole Loans. With respect to any Non-Serviced Whole Loan, the applicable servicer under the related Non-Serviced PSA will be obligated to make servicing advances with respect to such Non-Serviced

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Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Nonrecoverable Advances

Notwithstanding the foregoing, no party to the PSA will be obligated to make any Advance that it determines in its reasonable judgment would, if made, be non-recoverable (including recovery of interest at the Reimbursement Rate on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”). In addition, the special servicer may, at its option make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made or previously made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer, the Directing Holder (for so long as no Consultation Termination Event is continuing) (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the PSA governing any securitization trust into which the related Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Non-Serviced PSA), the certificate administrator, the trustee, the operating advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer or the trustee, as applicable. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer and the trustee will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.

In making such non-recoverability determination, each person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related Mortgage Loan or Companion Loan, as applicable, as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer or the trustee, as applicable, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance, and (e) with respect to a Non-Serviced Whole Loan, any non-recoverability determination of the other master servicer or other trustee under the related Non-Serviced PSA relating to a principal and interest advance for a Non-Serviced Companion Loan. In addition, any such person may update or change its non-recoverability determinations (but not reverse any other person’s determination or prohibit any such other authorized person from making a determination, that an Advance is non-recoverable) at any time and may obtain at the expense of the issuing entity any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, and will be binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

Recovery of Advances

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan (or, consistent with the related Intercreditor Agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a Mortgage Loan as to which such P&I Advance was made, whether in the form of late payments, insurance and condemnation proceeds, liquidation proceeds or otherwise from the related

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Mortgage Loan or Mortgaged Property (“Related Proceeds”). Each of the master servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general collections relating to the Mortgage Loans on deposit in the Collection Account (first from principal collections and then from any other collections). Amounts payable in respect of each Serviced Companion Loan pursuant to the related Intercreditor Agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances that are P&I Advances of principal or interest with respect to the related Mortgage Loan, but will be available, in accordance with the PSA and related Intercreditor Agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. With respect to a Servicing Advance on a Serviced Whole Loan, the master servicer or the trustee, as applicable, will be entitled to reimbursement first, out of amounts allocable to any Subordinate Companion Loan(s), then, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Servicing Advance is a Nonrecoverable Advance, from general collections of the issuing entity; provided that the master servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans.

If the funds in the Collection Account relating to the Mortgage Loans allocable to principal on the Mortgage Loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, other than during the continuance of any Control Termination Event, the consent of the Directing Holder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the Mortgage Loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Collection Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the 17g-5 Information Provider as soon as practical. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the Mortgage Loans in the Collection Account.

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Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the Mortgage Loans then on deposit in the Collection Account, interest at the Prime Rate, compounded annually (the “Reimbursement Rate”), accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” (and solely with respect to the master servicer and special servicer, subject to a floor rate of 2.0%) will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans” for reimbursements of servicing advances made in respect of each Non-Serviced Whole Loan under the related Non-Serviced PSA.

Accounts

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Collection Account”) in its own name on behalf of the trustee and for the benefit of the Certificateholders. The master servicer is required to deposit in the Collection Account within two Business Days following receipt of properly identified and available funds all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the Mortgage Loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related Mortgage Loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, the special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any Mortgage Loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related Mortgage Loan pursuant to the related Intercreditor Agreement.

The master servicer will also be required to establish and maintain a segregated custodial account (the “Serviced Whole Loan Custodial Account”) with respect to each Serviced Whole Loan, which may be a sub-account or ledger account of the Collection Account, and deposit amounts collected in respect of each Serviced Whole Loan in the related Serviced Whole Loan Custodial Account. The issuing entity will only be entitled to amounts on deposit in a Serviced Whole Loan Custodial Account to the extent these funds are not otherwise payable to the holder of a related Serviced Companion Loan or payable or reimbursable to any party to the PSA. Any amounts in a Serviced Whole Loan Custodial Account to which the issuing entity is entitled will be transferred on a monthly basis to the Collection Account.

With respect to each Distribution Date, the master servicer will be required to disburse from the Collection Account and remit to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account in respect of the related Mortgage Loans, to the extent of funds on deposit in the Collection Account, on the related Master Servicer Remittance Date, the Available Funds for such Distribution Date and any yield maintenance charges or prepayment premiums received as of the related Determination Date. The certificate administrator is required to establish and maintain various accounts, including a “Lower-Tier REMIC Distribution Account” and an “Upper-Tier REMIC Distribution Account” , each of which may be sub-accounts of a single account (collectively, the “Distribution Accounts”), in its own name on behalf of the trustee and for the benefit of the Certificateholders.

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On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Collection Account), plus, among other things, any P&I Advances, less amounts, if any, distributable to the Class R certificates as set forth in the PSA, generally to make distributions of interest and principal from (i) Available Funds to the holders of the Non-VRR Certificates, and (ii) VRR Available Funds to the holders of the VRR Interest, as described under “Description of the Certificates—Distributions” and “Credit Risk Retention—The VRR Interest”.

The certificate administrator is also required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related Mortgage Loans into the Interest Reserve Account during the related interest period, in respect of the Mortgage Loans that accrue interest on an Actual/360 Basis (collectively, the “Actual/360 Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Actual/360 Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the Mortgage Loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in its own name on behalf of the trustee for the benefit of the Certificateholders. To the extent that any gains are realized on sales of Mortgaged Properties (or, with respect to any Whole Loan, the portion of such amounts that are payable on the related Mortgage Loan pursuant to the related Intercreditor Agreement), such gains will be deposited into the Gain-on-Sale Reserve Account. In connection with each Distribution Date, the certificate administrator will be required to determine if the Available Funds for such Distribution Date (determined without regard to the inclusion of any such gains therein) would be sufficient to pay all interest and principal due and owing to, and to reimburse all previously allocated Realized Losses reimbursable to, the holders of the Non-VRR Certificates on such Distribution Date. If the certificate administrator determines that such Available Funds (as so determined) would not be sufficient to make such payments and reimbursements, then the certificate administrator will be required to withdraw from the Gain-on-Sale Reserve Account and deposit in the Lower-Tier REMIC Distribution Account an amount (to be included in the Aggregate Available Funds for the related Distribution Date for allocation between the VRR Interest and the Non-VRR Certificates) equal to the lesser of (i) all amounts then on deposit in the Gain-on-Sale Reserve Account and (ii) the sum of (A) the amount of the applicable insufficiency and (B) the VRR Allocation Percentage of the amount described in the immediately preceding clause. In addition, holders of the Class R certificates will be entitled to distributions of amounts on deposit in the Gain-on-Sale Reserve Account that exceed amounts reasonably anticipated to be required to offset possible future Realized Losses and VRR Realized Losses, as determined by the special servicer from time to time, or that remain after all distributions with respect to the Non-VRR Certificates on the final Distribution Date.

Other accounts to be established pursuant to the PSA are one or more segregated custodial accounts (the “REO Account”) for collections from REO Properties. Each REO Account will be maintained by the special servicer in its own name on behalf of the trustee and for the benefit of the Certificateholders.

The Collection Account, the Serviced Whole Loan Custodial Account, the Distribution Account, the Interest Reserve Account, the Gain-on-Sale Reserve Account, and the REO Account are collectively

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referred to as the “Securitization Accounts” (but with respect to any Whole Loan, only to the extent of the issuing entity’s interest in the Whole Loan). Each of the foregoing accounts will be held at a depository institution or trust company meeting the requirements of the PSA.

Amounts on deposit in the foregoing accounts may be invested in certain United States government securities and other investments meeting the requirements of the PSA. Interest or other income earned on funds in the accounts maintained by the master servicer, the certificate administrator or the special servicer, as applicable, if any, will be payable to such person as additional compensation, and such person will be required to bear any losses resulting from their investment of such funds.

“Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which (a) banking institutions in New York, Texas, Kansas, Pennsylvania, Florida or any of the jurisdictions in which any of the respective primary servicing or corporate offices of the master servicer or any special servicer, corporate trust offices of either the certificate administrator or the trustee or primary corporate office of any financial institution holding the collection account, any other account required to be established under the PSA or other trust administration accounts are located, or (b) the New York Stock Exchange or the Federal Reserve System of the United States of America, are authorized or obligated by law or executive order to remain closed.

Withdrawals from the Collection Account

The master servicer may, from time to time, make withdrawals from the Collection Account (or the applicable subaccount of the Collection Account, exclusive of the Serviced Whole Loan Custodial Account that may be a subaccount of the Collection Account) for any of the following purposes, in each case only to the extent permitted under the PSA and with respect to the Serviced Whole Loan, subject to the terms of the related Intercreditor Agreement, without duplication (the order set forth below not constituting an order of priority for such withdrawals):

(i)                     to remit on each Master Servicer Remittance Date (A) to the certificate administrator for deposit into the Lower-Tier REMIC Distribution Account certain portions of the Available Funds and any prepayment premiums or yield maintenance charges attributable to the Mortgage Loans on the related Distribution Date, or (B) to the certificate administrator for deposit into the Interest Reserve Account an amount required to be withheld as described above under “—Accounts”;

(ii)                  to pay or reimburse the master servicer, the special servicer and the trustee, as applicable, pursuant to the terms of the PSA for Advances made by any of them and interest on Advances (the master servicer’s, special servicer’s or the trustee’s respective right, as applicable, to reimbursement for items described in this clause (ii) being limited as described above under “—Advances”) (provided that with respect to each Serviced Whole Loan, such reimbursements are subject to the terms of the related Intercreditor Agreement);

(iii)               to pay to the master servicer and the special servicer, as compensation, the aggregate unpaid servicing compensation;

(iv)                to pay itself any Net Prepayment Interest Excess;

(v)                   to pay to the operating advisor the Operating Advisor Consulting Fee (but only to the extent actually received from the related borrower) or the Operating Advisor Fee;

(vi)                to pay to the asset representations reviewer the unpaid Asset Representations Reviewer Asset Review Fee (to the extent such fee is to be paid by the issuing entity);

(vii)             to reimburse the trustee, the special servicer and the master servicer, as applicable, for any Nonrecoverable Advances or Workout-Delayed Reimbursement Amounts;

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(viii)          to reimburse the master servicer, the special servicer or the trustee, as applicable, for any unreimbursed expenses reasonably incurred with respect to each related Mortgage Loan that has been repurchased or substituted by such person pursuant to the PSA or otherwise;

(ix)              to reimburse the master servicer or the special servicer for any unreimbursed expenses reasonably incurred by such person in connection with the enforcement of the applicable mortgage loan seller’s obligations under the applicable section of the related MLPA;

(x)                 to pay for any unpaid costs and expenses incurred by the issuing entity;

(xi)             to pay the master servicer and the special servicer, as applicable, as additional servicing compensation, (A) interest and investment income earned in respect of amounts relating to the issuing entity held in the Collection Account and the companion loan distribution account (but only to the extent of the net investment earnings during the applicable one month period ending on the related Distribution Date) and (B) certain penalty charges and default interest;

(xii)           to recoup any amounts deposited in or transferred to the Collection Account in error;

(xiii)        to the extent not reimbursed or paid pursuant to any of the above clauses, (A) to reimburse or pay the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the depositor or any of their respective directors, officers, members, managers, employees and agents, unpaid additional expenses of the issuing entity and certain other unreimbursed expenses incurred by such person pursuant to and to the extent reimbursable under the PSA and to satisfy any indemnification obligations of the issuing entity under the PSA and (B) to reimburse or pay any party to the PSA any unpaid expenses specifically reimbursable from the Collection Account under the PSA;

(xiv)         to pay for the cost of the opinions of counsel or the cost of obtaining any extension to the time in which the issuing entity is permitted to hold REO Property;

(xv)            to pay any applicable federal, state or local taxes imposed on any Trust REMIC, or any of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the master servicer, the special servicer, the certificate administrator or the trustee is liable under the PSA;

(xvi)        to pay the CREFC® Intellectual Property Royalty License Fee;

(xvii)     to reimburse the certificate administrator out of general collections on the Mortgage Loans and REO Properties for legal expenses incurred by and reimbursable to it by the issuing entity of any administrative or judicial proceedings related to an examination or audit by any governmental taxing authority;

(xviii)   to pay the applicable mortgage loan seller or any other person, with respect to each Mortgage Loan, if any, previously purchased or replaced by such person pursuant to the PSA, all amounts received thereon subsequent to the date of purchase or replacement relating to periods after the date of purchase or replacement; and

(xix)      to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the issuing entity.

Certain of the foregoing withdrawals of items specifically related to a Serviced AB Whole Loan will be made out of the Collection Account or Serviced Whole Loan Custodial Account, first, from amounts on deposit allocated to the related Subordinate Companion Loan, second, from amounts on deposit allocated to the related Mortgage Loan, and then, from general collections in respect of all other Mortgage Loans.

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No amounts payable or reimbursable to the parties to the PSA out of general collections that do not specifically relate to a Serviced Whole Loan may be reimbursable from amounts that would otherwise be payable to the related Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances) allocable to the Mortgage Loan that is part of a Serviced Whole Loan may be paid or reimbursed out of payments and other collections on the other Mortgage Loans, subject to the issuing entity’s right to reimbursement from future payments and other collections on the related Companion Loan or from general collections with respect to the securitization of the related Companion Loan. If the master servicer makes, with respect to any Serviced Whole Loan, any reimbursement or payment out of the Collection Account to cover the related Serviced Companion Loan’s share of any cost, expense, indemnity, Servicing Advance or interest on such Servicing Advance, or fee with respect to such Serviced Whole Loan, then the master servicer must use efforts consistent with the Servicing Standard to collect such amount out of collections on such Serviced Companion Loan or, if and to the extent permitted under the related Intercreditor Agreement, from the holder of the related Serviced Companion Loan.

The master servicer will also be entitled to make withdrawals, from time to time, from the Collection Account of amounts necessary for the payments or reimbursements required to be paid to the parties to the applicable Non-Serviced PSA, pursuant to the applicable Intercreditor Agreement and the applicable Non-Serviced PSA. See “—Servicing of the Non-Serviced Mortgage Loans” and “Description of the Mortgage Pool—The Whole Loans”.

If a P&I Advance is made with respect to any Serviced Mortgage Loan that is part of a Whole Loan, then that P&I Advance, together with interest on such P&I Advance, may only be reimbursed out of future payments and collections on that Mortgage Loan or, as and to the extent described under “—Advances” above, on other Mortgage Loans, but not out of payments or other collections on the related Serviced Companion Loan. Likewise, the Certificate Administrator/Trustee Fee and the Operating Advisor Fee that accrue with respect to any Serviced Mortgage Loan that is part of a Whole Loan and any other amounts payable to the operating advisor may only be paid out of payments and other collections on such Serviced Mortgage Loan and/or the Mortgage Pool generally, but not out of payments or other collections on the related Pari Passu Companion Loan.

Servicing and Other Compensation and Payment of Expenses

General

The master servicer, special servicer, certificate administrator, trustee, operating advisor and asset representations reviewer will be entitled to payment of certain fees as compensation for services performed under the PSA. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee, operating advisor and (under some circumstances) asset representations reviewer from amounts that the issuing entity is entitled to receive or amounts paid by certain third parties. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® Investor Reporting Package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee, and operating advisor, but such amounts are not payable from amounts that the issuing entity is entitled to receive.

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The amounts available for distribution on the certificates on any Distribution Date will generally be net of the following amounts:

Type/Recipient	Amount	Frequency	Source of Payment
Fees
Master Servicing Fee/master servicer	The Stated Principal Balance of each Mortgage Loan, REO Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan.	Monthly	Payment of interest on the related Mortgage Loan, REO Loan or Serviced Companion Loan or if unpaid after final recovery on the related Mortgage Loan, out of general collections on deposit in the Collection Account with respect to the other Mortgage Loans.
Additional Master Servicing Compensation/master servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.
Additional Master Servicing Compensation/master servicer	100% of any amounts collected for checks returned for insufficient funds on accounts maintained by the master servicer.	From time to time	The related fees.
Additional Master Servicing Compensation/master servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and reserve accounts and fees for insufficient funds on returned checks.	Monthly	The investment income.
Special Servicing Fee/special servicer	The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan, REO Loan or Serviced Companion Loan, subject to a floor as described under “—Special Servicing Compensation”.	Monthly	First out of collections on the related Mortgage Loan and REO Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
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Type/Recipient	Amount	Frequency	Source of Payment
Workout Fee/special servicer	1.0% of each collection of principal and interest on each Corrected Loan (including any related Serviced Companion Loan), subject to a cap described under “—Special Servicing Compensation”.	Monthly	The related collection of principal or interest.
Liquidation Fee/special servicer	1.0% of each recovery of Liquidation Proceeds, net of certain expenses related to the liquidation and subject to a cap described under “—Special Servicing Compensation”.	Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.
Additional Servicing Compensation/master servicer and/or special servicer	All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent, release and earnout fees, defeasance fees, review fees, processing fees, loan service transaction fees, demand fees, beneficiary statement charges and/or other similar items.(1)	From time to time	The related fees.
	Solely payable to the special servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.
Additional Special Servicing Compensation/special servicer	100% of any amounts collected for checks returned for insufficient funds on the REO Account.	From time to time	The related fees.
Certificate Administrator/Trustee Fee/certificate administrator/trustee	The Certificate Administrator/Trustee Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and REO Loans calculated on the same basis as interest accrues on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
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Type/Recipient	Amount	Frequency	Source of Payment
Operating Advisor Fee/operating advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans and the REO Loans (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) calculated on the same basis as interest accrued on the Mortgage Loans and REO Loans.	Monthly	Payment of interest on the related Mortgage Loan or REO Loan.
Operating Advisor Consulting Fee/operating advisor	A fee in connection with each Major Decision for which the operating advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower pays with respect to any Mortgage Loan or REO Loan.	From time to time	Paid by related borrower.
Asset Representations Reviewer Asset Review Fee/asset representations reviewer	A reasonable and customary hourly fee, plus any related costs and expenses; provided that such fee will not be greater than the Asset Representations Reviewer Fee Cap.	From time to time	Payable by the related mortgage loan seller in connection with each Asset Review; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer, such fee will be paid by the trust.
CREFC® Intellectual Property Royalty License Fee	Amount of interest accrued during an Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.	Monthly	Payment of interest on the related Mortgage Loan.
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Type/Recipient	Amount	Frequency	Source of Payment
Expenses
Reimbursement of Servicing Advances/master servicer/trustee	To the extent of funds available, the amount of any Servicing Advances.	From time to time	Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Interest on Servicing Advances/master servicer/trustee	At Reimbursement Rate, compounded annually.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan or Serviced Companion Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.
Reimbursement of P&I Advances/master servicer/trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time	Recoveries on the related Mortgage Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account, subject to certain limitations.
Interest on P&I Advances/master servicer/trustee	At Reimbursement Rate, compounded annually.	When Advance is reimbursed	First from late payment charges and default interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account from the Mortgage Loan but not any Serviced Companion Loan, subject to certain limitations.
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Type/Recipient	Amount	Frequency	Source of Payment
Expenses, including without limitation, indemnification expenses/trustee, certificate administrator, operating advisor, the asset representations reviewer, master servicer and special servicer	Amounts for which the trustee, the certificate administrator, the operating advisor, the asset representations reviewer, the master servicer and the special servicer are entitled to indemnification or reimbursement.	From time to time	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.
Expenses of the issuing entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)	Based on third party charges.	From time to time	First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)	Allocable between the master servicer and the special servicer as provided in the PSA.

Pursuant to the PSA, any successor master servicer or special servicer assuming the obligations of the master servicer or special servicer under the PSA generally will be entitled to the compensation to which the master servicer or the special servicer would have been entitled to receive after such successor becomes the master servicer or the special servicer, as applicable. If no successor master servicer or special servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor master servicer or special servicer will be treated as Realized Losses and VRR Realized Losses. The PSA does not provide for any successor trustee to receive compensation in excess of that paid to its predecessor trustee.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any default interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the master servicer, the special servicer or the trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Reimbursement Rate and to reimburse the issuing entity for certain additional expenses of the trust on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

Master Servicing Compensation

Pursuant to the PSA, the master servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans from the Collection Account. The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum equal to 0.00125% (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Cost Rate set forth on Annex A-1 under the heading “Administrative Cost Rate”, less the Certificate Administrator/Trustee Fee Rate, the Operating Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the master servicer or the applicable primary servicer. The Servicing Fee will be retained by the master servicer and any other primary servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, Serviced Companion Loan and any REO Loan or REO Property, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

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The master servicer will also be entitled to retain as additional servicing compensation with respect to the Mortgage Loans and any related Serviced Companion Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”), to the extent not prohibited by applicable law, the related Mortgage Loan documents and any related Intercreditor Agreement, (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Whole Loan, the related separate custodial account) and certain reserve accounts (to the extent consistent with the related Mortgage Loan documents); (ii) (a) 100% of any Modification Fees and consent fees (or similar fees, including release fees) related to any consents, modifications, waivers, extensions, releases or amendments of any Mortgage Loan (and the related Serviced Companion Loans) that are non-Specially Serviced Loans and that do not involve a Major Decision or Special Servicer Non-Major Decision, (b) 50% of any Modification Fees and consent fees (or similar fees, including release fees) related to any consents, modifications, waivers, extensions, releases or amendments of any Mortgage Loan (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer), (c) 100% of any defeasance fees (provided that for the avoidance of doubt, any such defeasance fee will not include the special servicer’s portion of any Modification Fees or waiver fees in connection with a defeasance that the special servicer is entitled to under the PSA), (d) 100% of assumption fees or processing fees (or similar fees) with respect to Mortgage Loans (and the related Serviced Companion Loans) which do not involve a Major Decision or Special Servicer Non-Major Decision, (e) 50% of assumption fees or processing fees (or similar fees) with respect to Mortgage Loans (and the related Serviced Companion Loans) which involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer), (f) 100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the master servicer (but not including prepayment premiums or yield maintenance charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans, (g) 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) for which the master servicer is processing the underlying assumption related transaction (whether or not the consent of the special servicer is required), (h) 0% of any such fee with respect to Specially Serviced Loans, and (i) 100% of loan service transaction fees on any Mortgage Loan that is a non-Specially Serviced Loan; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Loan on accounts maintained by the master servicer); (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loan (and the related Serviced Companion Loans, if applicable) that is a non-Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the issuing entity for certain expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) of the issuing entity relating to such Mortgage Loan, and (vi) (A) with respect to non-Specially Serviced Loans, 100% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 0% of any such fees. If a Mortgage Loan is a Specially Serviced Loan, the special servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing Compensation”.

Notwithstanding anything to the contrary, the master servicer and the special servicer will each be entitled to charge reasonable review fees in connection with any borrower request.

With respect to any of the fees as to which both the master servicer and the special servicer are entitled to receive a portion thereof, the master servicer and the special servicer will each have the right in their sole discretion, but not any obligation, to reduce or elect not to charge its respective portion of such fee; provided that (A) neither the master servicer nor the special servicer will have the right to reduce or elect not to charge the portion of any such fee due to the other and (B) to the extent either the master servicer or the special servicer exercises its right to reduce or elect not to charge its respective portion in any such fee, the party that reduced or elected not to charge its respective portion of such fee will not have any right to share in any part of the other party’s portion of such fee. If the master servicer decides not to charge any fee, the special servicer will nevertheless be entitled to charge its portion of the related

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fee to which the special servicer would have been entitled if the master servicer had charged a fee and the master servicer will not be entitled to any of such fee charged by the special servicer. If the special servicer decides not to charge any fee, the master servicer will nevertheless be entitled to charge its portion of the related fee to which the master servicer would have been entitled if the special servicer had charged a fee and the special servicer will not be entitled to any of such fee charged by the master servicer.

If the master servicer resigns or is terminated as the master servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement master servicer for assuming the duties of the master servicer, as the master servicer under the PSA. In the event that the master servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the master servicer as a primary servicer under the PSA. The initial master servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Prepayment Interest Shortfall amount, the master servicer will be obligated to reduce its Servicing Compensation as provided under “Description of the Certificates—Prepayment Interest Shortfalls”.

The master servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the PSA (subject to reimbursement to the extent and as described in the PSA).

Special Servicing Compensation

Pursuant to the PSA, the special servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at the Special Servicing Fee Rate calculated on the basis of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable.

The “Special Servicing Fee Rate” means (a) 0.25% per annum or (b) if such rate in clause (a) would result in a Special Servicing Fee with respect to a Specially Serviced Loan or REO Loan that would be less than $5,000 in any given month, then the Special Servicing Fee Rate for such month for such Specially Serviced Loan or REO Loan will be the higher per annum rate as would result in a Special Servicing Fee equal to $5,000 for such month with respect to such Specially Serviced Loan or REO Loan.

A “Workout Fee” will in general be payable with respect to each Corrected Loan and will be payable by the issuing entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a mortgage loan seller of a Mortgage Loan due to a Material Defect will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, default interest) received on the related Specially Serviced Loan that becomes a Corrected Loan, for so long as it remains a Corrected Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the issuing entity with respect to any Corrected Loan if and to the extent that the Corrected Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the special servicer in accordance with the terms of the PSA or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further, that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 4 months following the related maturity date as a result of the related Mortgage Loan or

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Serviced Companion Loan being refinanced or otherwise repaid in full, the special servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the special servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such workout; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at 1.0% is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related Corrected Loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the special servicer in respect of that Corrected Loan (including any related Serviced Companion Loan) to be $25,000. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the issuing entity with respect to such Corrected Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Corrected Loan; provided that the special servicer will be entitled to collect such Workout Fees from the issuing entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Loan will cease to be payable if such Corrected Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property later becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Whole Loan again becomes a Corrected Loan.

If the special servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Loan during the period that it had responsibility for servicing such Specially Serviced Loan when it became a Corrected Loan (or for any Specially Serviced Loan that had not yet become a Corrected Loan because as of the time that the special servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Loan) at the time of such termination or resignation (and the successor special servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Loan ceases to be payable in accordance with the preceding paragraph.

A “Liquidation Fee” will be payable by the issuing entity to the special servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a mortgage loan seller or other applicable party or that is subject to a Loss of Value Payment or (iii) each defaulted mortgage loan that is a Non-Serviced Mortgage Loan sold by the special servicer in accordance with the PSA, in each case, as to which the special servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or which is repurchased by the related mortgage loan seller outside the applicable cure period, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the special servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) (or, if such rate would result in an aggregate Liquidation Fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000) and (2) $1,000,000; provided that the total amount of a Liquidation Fee payable by the issuing entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the special servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

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●	the purchase of any Defaulted Loan by the special servicer, the Directing Holder or any of their respective affiliates (except in the case of the Directing Holder (or its affiliate), if such purchase occurs more than 90 days after the transfer of the Defaulted Loan to special servicing),
●	the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the percentage interest of the then Controlling Class, the special servicer or the master servicer in connection with the termination of the issuing entity,
●	a repurchase or replacement of a Mortgage Loan by a mortgage loan seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA,
●	with respect to (A) an AB Whole Loan, the purchase of such AB Whole Loan by the holders of a Subordinate Companion Loan or (B) any Mortgage Loan that is subject to mezzanine indebtedness, the purchase of such Mortgage Loan by the holder of the related mezzanine loan, in each case described in clause (A) or (B) above, within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,
●	with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, or (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the related Non-Serviced PSA for the trust that owns such Serviced Companion Loan,
●	the purchase of the related Mortgage Loan by the related Companion Loan Holder pursuant to the related intercreditor agreement or co-lender agreement within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable,
●	a Loss of Value Payment by a mortgage loan seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the PSA; provided that, with respect to a Serviced Companion Loan and any related Loss of Value Payment made after such periods, a Liquidation Fee will only be payable to the special servicer the extent that (i) the special servicer is enforcing the related mortgage loan seller’s obligations under the applicable MLPA with respect to such Serviced Companion Loan and (ii) the related Liquidation Fee is not otherwise required to be paid to the special servicer engaged with respect to such Serviced Companion Loan securitization trust or otherwise prohibited from being paid to the special servicer (in each case, under the related pooling and servicing agreement governing the securitization trust that includes such Serviced Companion Loan), and
●	if a Mortgage Loan or Serviced Whole Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” as a result of a payment default at maturity and the related Liquidation Proceeds are received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Whole Loan being refinanced or otherwise repaid in full (provided that the special servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the special servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The special servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

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If the special servicer is terminated or resigns, and prior to or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or is modified pursuant to an action plan submitted by the initial special servicer and approved (or deemed approved) by the Directing Holder or the special servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the special servicer subsequently became a Corrected Loan, then in either such event the special servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the issuing entity with respect to each Mortgage Loan, Serviced Whole Loan or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Whole Loan (or REO Loan) is an asset of the issuing entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a special servicer and a Mortgage Loan, Serviced Whole Loan or REO Loan, only the Workout Fees and Liquidation Fees paid to such special servicer with respect to such Mortgage Loan, Serviced Whole Loan or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Whole Loans or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the special servicer will also be entitled to retain, as additional servicing compensation:

●	100% of any Modification Fees and consent fees (or similar fees, including release fees) related to Specially Serviced Loans,
●	50% of any Modification Fees and consent fees (or similar fees, including release fees) related to any consents, modifications, waivers, extensions, releases or amendments of any Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve one or more Major Decisions or Special Servicer Non-Major Decisions (whether or not processed by the special servicer),
●	100% of any assumption fees, processing fees or loan service transaction fees (or similar fees) on Specially Serviced Loans,
●	50% of assumption fees or processing fees (or similar fees) with respect to Mortgage Loans (and the related Serviced Companion Loans) that are non-Specially Serviced Loans that involve a Major Decision or Special Servicer Non-Major Decision (whether or not processed by the special servicer),
●	100% of assumption application fees received with respect to the Mortgage Loans (and the related Serviced Companion Loans) for which the special servicer is processing the underlying assumption related transaction and 100% of such fees for Specially Serviced Loans,
●	100% of beneficiary statement charges to the extent such beneficiary statements are prepared by the special servicer (but not including prepayment premiums or yield maintenance charges),
●	any interest or other income earned on deposits in the REO Accounts and 100% of charges for checks returned for insufficient funds on the REO Account,
●	Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the issuing entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the issuing entity for certain expenses (including Special Servicing Fees, Liquidation Fees and Workout Fees) of the issuing entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement, and
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●	(A) with respect to non-Specially Serviced Loans, 0% of any fee paid in connection with any Master Servicer Non-Major Decision and to the extent not expressly provided above, 50% of any fee paid in connection with any Major Decision or Special Servicer Non-Major Decision and (B) with respect to Specially Serviced Loans, 100% of any such fees.

“Modification Fees” means, with respect to any Mortgage Loan or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees, release fees, loan service transaction fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided that they act in unanimity) holding 100% of the then-outstanding certificates (including certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or VRR Realized Losses, as applicable, or Appraisal Reduction Amounts, but excluding the Class R certificates) or an assignment of the Voting Rights thereof; provided that the Certificate Balances or the Notional Amounts of the Class X-A, Class X-B and Class X-D certificates and the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D and Class E certificates have been reduced to zero.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Whole Loan or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the issuing entity, any and all Modification Fees collected by the special servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the special servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Whole Loan or REO Loan at a time when such Mortgage Loan, Serviced Whole Loan or REO Loan was a Specially Serviced Loan.

The PSA will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Whole Loan and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Whole Loan, if applicable), the management or disposition of any REO Property, or the performance of any other special servicing duties under the PSA, other than Permitted Special Servicer/Affiliate Fees and compensation and other remuneration expressly provided for in the PSA.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, property condition report fees, customary title agent fees and insurance commissions and fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Whole Loan or REO Property.

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Disclosable Special Servicer Fees

The PSA will provide that, with respect to each Collection Period, the special servicer must deliver or cause to be delivered to the master servicer within 2 business days following the Determination Date, and the master servicer will deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® Investor Reporting Package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the certificate administrator by the master servicer or the special servicer. No such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Serviced Mortgage Loan and any related Serviced Companion Loan and any purchaser of any Serviced Mortgage Loan and any related Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Serviced Mortgage Loan and any related Serviced Companion Loan, if applicable, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the PSA; provided that any compensation and other remuneration that the master servicer or the certificate administrator is permitted to receive or retain pursuant to the terms of the PSA in connection with its respective duties in such capacity as master servicer or certificate administrator under the PSA will not be Disclosable Special Servicer Fees.

Certificate Administrator and Trustee Compensation

As compensation for the performance of its routine duties, the trustee and certificate administrator will be paid a fee (collectively, the “Certificate Administrator/Trustee Fee”). The Certificate Administrator/Trustee Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan and REO Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Certificate Administrator/Trustee Fee Rate”), equal to 0.01065% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and REO Loan and based on the Stated Principal Balance of the related Mortgage Loan or REO Loan as of the Due Date in the immediately preceding Collection Period. The Certificate Administrator/Trustee Fee will be paid to the certificate administrator and the certificate administrator will be required to remit to the trustee the trustee fee in accordance with the terms of the PSA from the Certificate Administrator/Trustee Fee. In addition, the trustee and certificate administrator will each be entitled to recover from the issuing entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the PSA, but not including routine expenses incurred in the ordinary course of performing its duties as trustee or certificate administrator, as applicable, under the PSA, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the operating advisor monthly from amounts received with respect to each Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans, but excluding any Companion Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan or REO Loan on the Stated Principal Balance of the related Mortgage Loan or REO Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan or REO Loan and prorated for any partial periods.

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The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to 0.00206% with respect to each such Mortgage Loan and REO Loan (including Non-Serviced Mortgage Loans but excluding any Companion Loans).

An Operating Advisor Consulting Fee will be payable to the operating advisor with respect to each Major Decision on which the operating advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 (or, such lesser amount as the related borrower pays) with respect to any Mortgage Loan; provided that the operating advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the operating advisor has consultation rights with respect to a Major Decision, the PSA will require the master servicer or the special servicer processing the Major Decision to use efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents; but in no event may take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection. The master servicer or the special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard; provided that the master servicer or the special servicer, as applicable, will be required to consult on a non-binding basis with the operating advisor prior to any such waiver or reduction.

In addition to the Operating Advisor Fee and the Operating Advisor Consulting Fee, the operating advisor will be entitled to reimbursement of Operating Advisor Expenses in accordance with the terms of the PSA. “Operating Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the operating advisor pursuant to the PSA (other than the Operating Advisor Fee and the Operating Advisor Consulting Fee).

Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable operating advisor (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

Asset Representations Reviewer Compensation

With respect to each Delinquent Loan that is subject to an Asset Review, the asset representations reviewer will be entitled to a fee that is a reasonable and customary hourly fee charged by the asset representations reviewer for similar consulting assignments at the time of such review and any related costs and expenses; provided that the total payment to the asset representations reviewer will not be greater than the Asset Representations Reviewer Fee Cap (the “Asset Representations Reviewer Asset Review Fee”).

With respect to an individual Asset Review Trigger and the Mortgage Loans that are Delinquent Loans and are subject to an Asset Review (the “Subject Loans”), the “Asset Representations Reviewer Fee Cap” will equal the sum of: (i) $20,500 multiplied by the number of Subject Loans, plus (ii) $2,050 per Mortgaged Property relating to the Subject Loans in excess of one Mortgaged Property per Subject Loan, plus (iii) $2,700 per Mortgaged Property relating to a Subject Loan subject to a ground lease, plus (iv) $1,500 per Mortgaged Property relating to a Subject Loan subject to a franchise agreement, hotel management agreement or hotel license agreement, subject, in the case of each of clauses (i) through (iv), to adjustments on the basis of the year-end Consumer Price Index for All Urban Consumers, or other similar index if the Consumer Price Index for All Urban Consumers is no longer calculated, for the year of the Closing Date and for the year of the occurrence of the Asset Review.

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Similar fees and/or fee provisions to those described above will be (or are expected to be) payable to the applicable asset representations reviewer (if any) under each Non-Serviced PSA with respect to the related Non-Serviced Mortgage Loan, although there may be differences in the calculations of such fees.

The related mortgage loan seller with respect to each Delinquent Loan that is subject to an Asset Review will be required to pay the portion of the Asset Representations Reviewer Asset Review Fee attributable to the Delinquent Loan contributed by it, as allocated on the basis of the hourly charges and costs and expenses incurred with respect to its related Delinquent Loans; provided that if the total charge for the asset representations reviewer on an hourly fee plus costs and expenses basis would exceed the Asset Representations Reviewer Fee Cap, each mortgage loan seller’s required payment will be reduced pro rata according to its proportion of the total charges until the aggregate amount owed by all mortgage loan sellers is equal to the Asset Representations Reviewer Fee Cap; provided, however, that if the related mortgage loan seller (i) is insolvent or (ii) at any time after the outstanding Certificate Balances of the Control Eligible Certificates have been reduced to zero as a result of the allocation of Realized Losses to such certificates, fails to pay such amount within 90 days of written request by the asset representations reviewer following its completion of the applicable Asset Review, such fee will be paid by the trust following delivery by the asset representations reviewer of evidence reasonably satisfactory to the master servicer or the special servicer, as applicable, of such insolvency or failure to pay such amount; provided, further, that notwithstanding any payment of such fee by the issuing entity to the asset representations reviewer, such fee will remain an obligation of the related mortgage loan seller and the master servicer or the special servicer, as applicable, will be required, to the extent consistent with the Servicing Standard, to pursue remedies against such mortgage loan seller in order to seek recovery of such amounts from such mortgage loan seller or its insolvency estate. The Asset Representations Reviewer Asset Review Fee with respect to a Delinquent Loan is required to be included in the Purchase Price for any Mortgage Loan that was the subject of a completed Asset Review and that is repurchased by the related mortgage loan seller.

CREFC® Intellectual Property Royalty License Fee

CREFC® Intellectual Property Royalty License Fee will be paid to CREFC® on a monthly basis.

“CREFC® Intellectual Property Royalty License Fee” with respect to each Mortgage Loan and REO Loan (other than the portion of an REO Loan related to any other Serviced Companion Loan) and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such Mortgage Loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related Mortgage Loan or REO Loan is computed and will be prorated for partial periods. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC® Investor Reporting Package in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the issuing entity pursuant to the PSA. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each Mortgage Loan is a rate equal to 0.00050% per annum.

Appraisal Reduction Amounts

After an Appraisal Reduction Event has occurred with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan, an Appraisal Reduction Amount is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(i)                      the date on which such Mortgage Loan or Serviced Whole Loan becomes a Modified Mortgage Loan (as defined below),

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(ii)                   the 120th day following the occurrence of any uncured delinquency in Periodic Payments with respect to such Mortgage Loan or Serviced Whole Loan,

(iii)               (x) the 30th day following the date on which the related borrower has filed a bankruptcy petition, (y) the 30th day following the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan or (z) the 60th day following the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan,

(iv)                the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Whole Loan becomes an REO Property, and

(v)                  a payment default has occurred with respect to the related balloon payment; provided, however, that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or prior to the related maturity date or extended maturity date, a statement to that effect, and delivers, within 30 days following the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the special servicer (who will be required to promptly deliver a copy to the master servicer, the operating advisor and the Directing Holder (but only for so long as no Consultation Termination Event is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then an Appraisal Reduction Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the special servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Periodic Payments with respect to such Mortgage Loan or Serviced Companion Loan), including any reduction in the Periodic Payment; (b) except as expressly contemplated by the related mortgage, results in a release of the lien of the mortgage on any material portion of the related Mortgaged Property without a corresponding principal prepayment in an amount not less than the fair market value (as-is) of the property to be released; or (c) in the reasonable good faith judgment of the special servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

No Appraisal Reduction Event may occur at any time when the Certificate Balances of all classes of Subordinate Certificates have been reduced to zero.

The “Appraisal Reduction Amount” for any Distribution Date and for any Serviced Mortgage Loan and any related Serviced Companion Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the master servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Holder and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, in consultation with the operating advisor), as of the first Determination Date that is at least 10 business days following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event equal to the excess of:

(a)   the Stated Principal Balance of that Mortgage Loan or the Stated Principal Balance of the applicable Serviced Whole Loan, as the case may be, over

(b)   the excess of:

(i)                the sum of:

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●	90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that Mortgage Loan or Serviced Whole Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as a Servicing Advance), minus such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, or (B) by an internal valuation performed by the special servicer with respect to any Mortgage Loan or Serviced Whole Loan with an outstanding principal balance less than $2,000,000;
●	all escrows, letters of credit and reserves in respect of that Mortgage Loan or Serviced Whole Loan as of the date of calculation; and
●	all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over

(ii)            the sum as of the Due Date occurring in the month of the date of determination of:

●	to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that Mortgage Loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate (and any accrued and unpaid interest on any Subordinate Companion Loan);
●	all P&I Advances on the related Mortgage Loan and all Servicing Advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds of such Mortgage Loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that Mortgage Loan or Serviced Whole Loan;
●	all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid (including any capitalized interest whether or not then due and payable) with respect to such Mortgage Loan, Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer or the trustee, as applicable); and
●	any other unpaid additional expenses of the issuing entity in respect of such Mortgage Loan or Serviced Whole Loan.

Each Serviced Whole Loan will be treated as a single Mortgage Loan for purposes of calculating an Appraisal Reduction Amount with respect to the Mortgage Loan and Companion Loan, as applicable, that comprise such Serviced Whole Loan. Any Appraisal Reduction Amount in respect of any Serviced Whole Loan (other than a Serviced AB Whole Loan) with a Pari Passu Companion Loan will be allocated in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances. Any Appraisal Reduction Amount in respect of a Serviced AB Whole Loan will be allocated, first, to the Subordinate Companion Loan (until its principal balance is notionally reduced to zero by such related Appraisal Reduction Amounts) and second, in accordance with the related Intercreditor Agreement or, if no allocation is specified in the related Intercreditor Agreement, then, pro rata, between the related Serviced Pari Passu Mortgage Loan and any related Serviced Pari Passu Companion Loan based upon their respective Stated Principal Balances.

The special servicer will be required to, with respect to a Mortgage Loan having a Stated Principal Balance of $2,000,000 or higher, order and use efforts consistent with the Servicing Standard to obtain an appraisal, and with respect to a Mortgage Loan having a Stated Principal Balance of less than $2,000,000, conduct a valuation (such valuation, a “Small Loan Appraisal Estimate”) or order and use efforts consistent with the Servicing Standard to obtain an appraisal, within 60 days of the occurrence of

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an Appraisal Reduction Event (other than with respect to a Non-Serviced Whole Loan). On the first Determination Date occurring on or after the tenth business day following the later of (i) the date the master servicer receives from the special servicer the related appraisal or the special servicer’s Small Loan Appraisal Estimate and (ii) the occurrence of such Appraisal Reduction Event, the master servicer will be required to calculate and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, prior to the occurrence of any Consultation Termination Event, the Directing Holder (for so long as no Consultation Termination Event is continuing), the Appraisal Reduction Amount, taking into account the results of such appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount. Such report will also be forwarded by the master servicer, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold, or to the holder of any related Serviced Companion Loan by the master servicer.

In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event, the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer. The Appraisal Reduction Amount is calculated as of the first Determination Date that is at least ten business days after the later of (i) the special servicer’s delivery of such MAI appraisal or Small Loan Appraisal Estimate to the master servicer and (ii) the occurrence of such Appraisal Reduction Event. The special servicer, upon reasonable request, will be required to deliver to the master servicer any information in the special servicer’s possession reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction Amount.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Whole Loan or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Whole Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Whole Loan; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the special servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the special servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the special servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old.

For so long as a Mortgage Loan or Serviced Whole Loan is a Specially Serviced Loan, the special servicer is required within 30 days of the end of each 9-month period following the related Appraisal Reduction Event to use commercially reasonable efforts to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the issuing entity paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, necessary to calculate the Appraisal Reduction Amount, the master servicer is required to determine or redetermine, as applicable, and report to the special servicer, the trustee, the certificate administrator, the operating advisor and, for so long as no Consultation Termination Event is continuing, the Directing Holder, the calculated or recalculated amount of the Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan, as applicable. Such report will also be forwarded to the holder of any related Companion Loan by the master servicer. With respect to any Mortgage Loan, for so long as no Consultation Termination Event is

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continuing, the special servicer will consult with the Directing Holder, with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction Amount. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a Mortgage Loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 9-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the master servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction Amount with respect to the Mortgage Loan or Serviced Whole Loan.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Non-Serviced PSA relating to appraisal reductions that are similar, but not necessarily identical, to the provisions described above. The existence of an appraisal reduction under the related Non-Serviced PSA in respect of any Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on a Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Non-Serviced PSA, each Non-Serviced Mortgage Loan will be treated together with each related Non-Serviced Companion Loan as a single Mortgage Loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan. Any appraisal reduction calculated with respect to any Non-Serviced Whole Loan will generally be allocated first, to any Subordinate Companion Loan and then, to the related Non-Serviced Mortgage Loan and the Non-Serviced Companion Loan, on a pro rata basis based upon their respective outstanding principal balances.

If any Serviced Mortgage Loan and any related Serviced Companion Loan previously subject to an Appraisal Reduction Amount that becomes a Corrected Loan, and with respect to which no other Appraisal Reduction Event is continuing, the Appraisal Reduction Amount and the related Appraisal Reduction Event will cease to exist.

As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related Mortgage Loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the VRR Interest (to the extent of the VRR Percentage of the reduction in such P&I Advance), on the one hand, and to the most subordinate class of certificates then-outstanding (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates to the extent of the Non-VRR Percentage of the reduction in such P&I Advance), on the other hand. See “Pooling and Servicing Agreement—Advances”.

As of the first Determination Date following a Serviced Mortgage Loan becoming an AB Modified Loan, the master servicer will be required to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the special servicer with respect to such Mortgage Loan and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by the master servicer that a Non-Serviced Mortgage Loan has become an AB Modified Loan, the master servicer will be required to (i) promptly request from the related Non-Serviced Master Servicer, Non-Serviced Special Servicer and Non-Serviced Trustee the most recent appraisal with respect to such AB Modified Loan, in addition to all other information reasonably required by the master servicer to calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, and (ii) as of the first Determination Date following receipt by the master servicer of the appraisal and any other information set forth in the immediately preceding clause (i) that the master servicer reasonably expects to receive, calculate whether a Collateral Deficiency Amount exists with respect to such AB Modified Loan, taking into account the most recent appraisal obtained by the Non-Serviced Special Servicer with respect to such Non-Serviced Mortgage Loan, and all other information relevant to a Collateral Deficiency Amount determination. Upon obtaining knowledge or receipt of notice by any other party to the PSA that a Non-Serviced Mortgage Loan has become an AB Modified Loan, such party will be required to promptly notify the master servicer thereof.

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The special servicer, upon reasonable prior written request, will provide the master servicer with information in its possession that is reasonably required to calculate or recalculate any Collateral Deficiency Amount. None of the special servicer, the trustee or the certificate administrator will calculate or verify any Collateral Deficiency Amount.

A “Cumulative Appraisal Reduction Amount” as of any date of determination as to any Mortgage Loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Cumulative Appraisal Reduction Amount.

“AB Modified Loan” means any Corrected Loan (1) that became a Corrected Loan (which includes for purposes of this definition any Non-Serviced Mortgage Loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the related Non-Serviced PSA) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified Mortgage Loan and (2) as to which an Appraisal Reduction Amount is not in effect.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the Stated Principal Balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject Mortgage Loan) (x) the most recent Appraised Value for the related Mortgaged Property or Mortgaged Properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the Mortgage Loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related Mortgaged Property or Mortgaged Properties (provided that in the case of a Non-Serviced Mortgage Loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. The certificate administrator will be entitled to conclusively rely on the master servicer’s calculation or determination of any Collateral Deficiency Amount.

For purposes of determining the Non-Reduced Certificates, the Controlling Class and whether a Control Termination Event is continuing, the VRR Percentage of any Appraisal Reduction Amounts will be allocated to the VRR Interest to notionally reduce (to not less than zero) the Certificate Balance thereof, and the Non-VRR Percentage of any Appraisal Reduction Amounts will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, second, to the Class G-RR certificates, third, to the Class F certificates, fourth, to the Class E certificates, fifth, to the Class D certificates, sixth, to the Class C certificates, seventh, to the Class B certificates, eighth, to the Class A-M certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). In addition, for purposes of determining the Controlling Class and whether a Control Termination Event is continuing, the Non-VRR Percentage of Collateral Deficiency Amounts allocated to a related AB Modified Loan will be allocated to each class of Control Eligible Certificates in reverse sequential order to notionally reduce the Certificate Balance thereof until the related Certificate Balance of each such class is reduced to zero (i.e., first, to the Class J-RR certificates, and second, to the Class G-RR certificates). For the avoidance of doubt, for purposes of determining the Controlling Class and whether a Control Termination Event is continuing, any class of Control Eligible Certificates will be allocated the Non-VRR Percentage of both applicable Appraisal Reduction Amounts and applicable Collateral Deficiency Amounts, as described in this paragraph.

With respect to (i) any Appraisal Reduction Amount calculated for purposes of determining the Non-Reduced Certificates and (ii) any Appraisal Reduction Amount or Collateral Deficiency Amount calculated for purposes of determining the Controlling Class or whether a Control Termination Event is continuing,

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the appraised value of the related Mortgaged Property will be determined on an “as-is” basis. The master servicer will be required to promptly notify the certificate administrator and the special servicer of (i) any Appraisal Reduction Amount, (ii) any Collateral Deficiency Amount, and (iii) any resulting Cumulative Appraisal Reduction Amount, and the certificate administrator will be required to promptly post notice of such Appraisal Reduction Amount, Collateral Deficiency Amount and/or Cumulative Appraisal Reduction Amount, as applicable, to the certificate administrator’s website.

Any class of Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a supplemental appraisal of any Mortgage Loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to obtain an appraisal prepared on an “as-is” basis by an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request. Upon receipt of such supplemental appraisal the special servicer will send the appraisal to the master servicer and the master servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and receipt of information reasonably requested by the master servicer from the special servicer, to the extent such information is in the possession of the special servicer, to make such recalculation. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order an additional appraisal of any Serviced Mortgage Loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 60 days from receipt of the Requesting Holders’ written request; provided that the special servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the special servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Any Appraised-Out Class for which the Requesting Holders are challenging the master servicer’s Appraisal Reduction Amount or Collateral Deficiency Amount determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class. The rights of the Controlling Class will be exercised by the next most senior Control Eligible Certificates, if any, during such period.

With respect to each Non-Serviced Mortgage Loan, the related directing holder will be subject to provisions similar to those described above. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below. With respect to an AB Whole Loan, the holder of the related Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control.

Maintenance of Insurance

In the case of each Serviced Mortgage Loan and any related Serviced Companion Loan, as applicable (but excluding any Serviced Mortgage Loan as to which the related Mortgaged Property has

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become an REO Property), the master servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the master servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Whole Loan, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Whole Loan, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan documents.

Notwithstanding the foregoing,

(i)               the master servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Whole Loan, as applicable, or (y) required by the related Mortgage Loan documents and is available at commercially reasonable rates; provided that the master servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Whole Loan, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the trustee has an insurable interest;

(ii)            if and to the extent that any Mortgage Loan document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the master servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the PSA;

(iii)          the master servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided that this will not limit the master servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the PSA;

(iv)         except as provided below, in no event will the master servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the special servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” below);

(v)             to the extent the master servicer itself is required to maintain insurance that the borrower does not maintain, the master servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the issuing entity as lender has an insurable interest thereon; and

(vi)         any explicit terrorism insurance requirements contained in the related Mortgage Loan documents are required to be enforced by the master servicer in accordance with the Servicing Standard (unless the special servicer with the consent of, if no Control Termination Event is continuing, the Directing Holder, and after consultation with the Risk Retention Consultation Parties and the Operating Advisor in accordance with the PSA, has consented to a waiver (including a waiver to permit the master servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan documents) in writing of that provision in accordance with the Servicing Standard); provided that the special servicer will be required to promptly notify the master servicer in writing of such waiver.

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With respect to each REO Property, the special servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the PSA (subject to the right of the special servicer to direct the master servicer to make a Servicing Advance for the costs associated with coverage that the special servicer determines to maintain, in which case the master servicer will be required to make that Servicing Advance (subject to the non-recoverability determination and Servicing Advance procedures described above under “—Advances”)) to the extent reasonably available at commercially reasonable rates and to the extent the trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Serviced Mortgage Loan, REO Loan or Serviced Whole Loan, as applicable (or such greater amount of coverage required by the related Mortgage Loan documents (unless such amount is not available or, if no Control Termination Event is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the special servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at commercially reasonable rates and consistent with the Servicing Standard, and in no case will any such insurance be an expense of the special servicer.

If either (x) the master servicer or the special servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Whole Loans and the REO Properties, as applicable, as to which it is the master servicer or the special servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the PSA, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the master servicer or special servicer, as applicable, meeting the ratings requirements of the Rating Agencies set forth in the PSA, and the master servicer or the special servicer self-insures for its obligation to maintain the individual policies otherwise required, then the master servicer or special servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the master servicer or the special servicer, as the case may be, that maintains such policy will be required, if there has not been maintained on any Mortgaged Property securing a Serviced Mortgage Loan or REO Property thereunder a hazard insurance policy complying with the requirements described above, and there has been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Whole Loan, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Whole Loan (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the master servicer determines that a Servicing Advance of such amounts would be non-recoverable, that master servicer will be required to notify the trustee, the certificate administrator and the special servicer of such determination. Upon receipt of such notice, the master servicer (with respect to any Mortgage Loan or Serviced Whole Loan that is not a Specially Serviced Loan) and the special servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the master servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the master servicer or the special servicer determines that such payment (i) is necessary to

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preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Holders (and in the case of a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan), the special servicer (in the case of a determination by the special servicer) will be required to direct the master servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Whole Loan, the related custodial account) to the extent of available funds.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Whole Loan, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

“Acceptable Insurance Default” means, with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan, any default arising by reason of the failure of the related borrower to maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, as to which the special servicer has determined, in accordance with the Servicing Standard (and (i) unless a Control Termination Event is continuing, with the consent of the Directing Holder (or, if a Control Termination Event is continuing, but no Consultation Termination Event is continuing, after consulting with the Directing Holder) and (ii) with respect to any Specially Serviced Loan, after non-binding consultation with the Risk Retention Consultation Parties in accordance with the PSA (but, in either case, other than with respect to any Mortgage Loan that is an Excluded Loan as to any such party)), that either:

(x)            such insurance is not available at commercially reasonable rates and the subject hazards are not at the time commonly insured against for properties similar to the Mortgaged Property and located in or around the geographic region in which such Mortgaged Property is located (but only by reference to such insurance that has been obtained by such owners at current market rates), or

(y)            such insurance is not available at any rate;

provided that the Directing Holder and the Risk Retention Consultation Parties, as applicable, will not have more than 30 days to respond to the master servicer’s or the special servicer’s, as applicable, request for such consent or consultation, as applicable; provided, further, that upon the master servicer’s or the special servicer’s, as applicable, determination, consistent with the Servicing Standard, that exigent circumstances do not allow the master servicer or the special servicer, as applicable, to consult with the Directing Holder, or the Risk Retention Consultation Parties, as applicable, the master servicer or the special servicer, as applicable, will not be required to do so.

In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (which will be a trust fund expense) in determining whether any insurance is available at commercially reasonable rates.

During the period that the master servicer or the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Holder or to consult with a Risk Retention Consultation Party, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure unless the master servicer or the special servicer is required to take any immediate action pursuant to the Servicing Standard and other servicing requirements under the PSA as described under “—The Directing Holder—Control Termination Event and Consultation Termination Event” and “—Servicing Override”.

Modifications, Waivers and Amendments

The PSA will permit (a) as to Mortgage Loans that are non-Specially Serviced Loans (excluding any non-Serviced Mortgage Loan) and actions that do not involve Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer, or (b)(i) with respect to any Specially

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Serviced Loan or (ii) as to Major Decisions or Special Servicer Non-Major Decisions (other than the items listed in clauses (c)(i) and clause (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA) irrespective of whether such Mortgage Loan is a Specially Serviced Loan, the special servicer, in each case subject to the rights of the Directing Holder and, after consultation with the operating advisor to the extent described under “—The Operating Advisor”, to modify, waive, amend, consent or take such other action with respect to any term of any Serviced Mortgage Loan and any related Serviced Companion Loan if such modification, waiver, amendment, consent or other action (c)(i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the issuing entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters that are Major Decisions or Special Servicer Non-Major Decisions with respect to any non-Specially Serviced Loan. If the master servicer and the special servicer mutually agree that the master servicer will process any Major Decision or Special Servicer Non-Major Decision with respect to a non-Specially Serviced Loan, the master servicer must obtain the consent (or deemed consent) of the special servicer as provided below.

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property (other than a Mortgaged Property securing the Non-Serviced Whole Loan) or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the related Mortgage Loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan to value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation will exclude the value of personal property and going concern value, if any.

In no event, however, may the master servicer or the special servicer extend the maturity of any Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Mortgage Loan, Serviced Whole Loan or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease)(or 10 years prior to the expiration of such lease if the master servicer or the special servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest where the borrower is the lessee and that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder).

In addition, neither the master servicer nor the special servicer may permit any borrower to add or substitute any collateral for an outstanding Serviced Mortgage Loan and any related Serviced Companion Loan, which collateral constitutes real property, unless the master servicer or the special servicer, as applicable, receives a Rating Agency Confirmation.

The special servicer will process (unless the special servicer and the master servicer mutually agree that the master servicer will process, as further described below) and consent to or refuse consent to, as

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applicable, all Major Decisions and Special Servicer Non-Major Decisions (other than with respect to the items listed in clauses (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA). The special servicer will also be required to obtain the consent of the Directing Holder, and will be required to consult with the operating advisor, in connection with any Major Decision to the extent described under “—The Directing Holder” and “—The Operating Advisor”.

In addition, with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the following actions will be subject to the special servicer’s processing and consent or, if mutually agreed to by the special servicer and the master servicer, the master servicer will be required to process such request subject to the consent of the special servicer as further described below (each of the following, a “Special Servicer Non-Major Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases in excess of the lesser of (i) 30,000 square feet and (ii) 30% of the net rentable area at the related Mortgaged Property;

(b)   approving material rights-of-way and material easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such material rights-of-way or easements;

(c)   agreeing to any modification, waiver, consent or amendment of the related Mortgage Loan or Serviced Whole Loan in connection with a defeasance if such proposed modification, waiver, consent or amendment is with respect to (i) a waiver of a mortgage loan event of default (but excluding non-monetary events of default other than defaults relating to transfers of interest in the borrower or the existing collateral or material modifications of the existing collateral), (ii) a modification of the type of defeasance collateral required under the Mortgage Loan or Serviced Whole Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment; provided that the foregoing is not otherwise a Major Decision;

(d)   approving any waiver regarding the receipt of financial statements that involves permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(e)   any requests for the disbursement of (i) earnouts or holdback amounts with respect to any Specially Serviced Loan that is not otherwise a Major Decision and (ii) amounts from (A) any escrow accounts, reserve accounts, letters of credit or other collateral related to hospitality property improvement plans or (B) earnout or performance escrows, reserves or holdbacks, in the case of clause (ii)(A) and (ii)(B), relating to certain Mortgage Loans set forth in an exhibit to the PSA;

(f)    approving any proposed modification or waiver of any material provision in the related loan documents governing the type, nature or amount of insurance coverage required to be obtained and maintained by the related borrower;

(g)   approving any casualty insurance settlements or condemnation settlements, and determining whether to apply casualty proceeds or condemnation awards to the reduction of the debt rather than to the restoration of the Mortgaged Property;

(h)   approving annual budgets for the related Mortgaged Property if the budget provides for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(i)    agreeing to any modification or amendment to any ground lease or any subordination, non-disturbance and attornment agreement relating to any ground lease or any entry into a new ground lease with respect to a Mortgaged Property or determining whether to cure any default by a borrower under a ground lease;

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(j)    approving any transfers of an interest in the borrower, unless such transfer (i) is permitted under the terms of the related Mortgage Loan documents without the exercise of any lender approval or material lender discretion other than confirming the satisfaction of the other conditions to the transfer set forth in the related Mortgage Loan documents that do not include any other approval or exercise of material discretion, including a consent to transfer to any subsidiary or affiliate of such borrower or to a person acquiring less than a majority interest in such borrower, and (ii) does not involve incurring new mezzanine financing or a change in control of the borrower;

(k)   any consent to a transfer of the Mortgaged Property or interests in the borrower where (i) such transfer may be effected without the consent or material discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where material lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions; and

(l)    any consent to the incurrence of additional debt where (i) such incurrence of debt may be effected without the consent or material discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where material lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions;

provided, however, that with respect to clauses (c)(i) and (c)(ii) of this definition the master servicer will be required to evaluate and process requests for any modifications described in such clauses and obtain the consent or deemed consent of the special servicer as provided in the PSA.

Upon receiving a request for any matter described in this section that constitutes a Special Servicer Non-Major Decision or a Major Decision with respect to a Serviced Mortgage Loan that is not a Specially Serviced Loan (other than with respect to the items listed in clauses (c)(i) and (c)(ii) of the definition of “Special Servicer Non-Major Decision”, which the master servicer will process, subject to special servicer consent or deemed consent as provided in the PSA), the master servicer will be required to forward such request to the special servicer and, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the Special Servicer Non-Major Decision or Major Decision other than providing the special servicer with any reasonably requested information or documentation. In addition, the master servicer will be required to provide the special servicer with any notice that it receives relating to a default by the borrower under a ground lease where the collateral for the Mortgage Loan is the ground lease, and the special servicer will determine in accordance with the Servicing Standard whether to cure any borrower defaults relating to ground leases.

Notwithstanding the foregoing, the master servicer and special servicer may mutually agree as provided in the PSA that the master servicer will process any of the foregoing matters (as well as any Major Decision) with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan). If the master servicer and special servicer mutually agree that the master servicer will process a Special Servicer Non-Major Decision, the master servicer will be required to obtain the special servicer’s prior consent to such Special Servicer Non-Major Decision.

When the special servicer’s consent is required and the master servicer processing such request is recommending approval with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to forward to the special servicer the written request from the borrower for modification, waiver or amendment, accompanied by the master servicer’s recommendation and analysis and all information in the master servicer’s possession that the special servicer may reasonably request to grant or withhold such consent. When the special servicer’s consent is required under the PSA, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 60 days) after receipt (unless earlier objected to) by the special servicer from the master servicer of the master servicer’s written analysis and recommendation with respect to

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such proposed Major Decision or Special Servicer Non-Major Decision together with such other information reasonably required by the special servicer and reasonably available to the master servicer.

With respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan), the master servicer will be required to process and consent to any action that is a Master Servicer Non-Major Decision (which consist of the following actions (each of the following, a “Master Servicer Non-Major Decision”):

(a)   approving leases, lease modifications or amendments or any requests for subordination, non-disturbance and attornment agreements for leases (i) equal to or less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area at the related Mortgaged Property and (ii) which are not ground leases;

(b)   approving any waiver regarding the receipt of financial statements if such waiver does not involve permitting delivery of financial statements less than quarterly or more than 60 days after the end of the calendar quarter;

(c)   approving annual budgets for the related Mortgaged Property so long as the budget does not provide for (x) increases in operating expenses equal to or more than 110% of the amount budgeted therefor for the prior year and (y) payments to a borrower affiliate;

(d)   approving immaterial rights-of-way and immaterial easements, and consent to subordination of the related Mortgage Loan or Serviced Whole Loan to such immaterial rights-of-way or easements;

(e)   any modification, consent to a modification or waiver of any immaterial non-monetary term (excluding the timing of payments but including late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan;

(f)    other than with respect to reserves and escrows which are addressed in clause (h) below, any release of collateral or any acceptance of substitute or additional collateral for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, to the extent the foregoing is not otherwise a Major Decision or a Special Servicer Non-Major Decision;

(g)   any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan (i) with a principal balance less than or equal to $2,500,000 or (ii) where the property management company will not be an affiliate of the related borrower following such change;

(h)   releases or substitutions of any amounts from any escrow accounts, reserve accounts, letters of credit or collateral, if required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no material lender discretion is required and other than those set forth in an exhibit to the PSA;

(i)    any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan if (i) such action may be effected without the consent or discretion of the lender under the related loan agreement, (ii) the loan documents include specific objective conditions that must be satisfied for such action where lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) such specific objective conditions have been satisfied with no exceptions, to the extent the foregoing is not otherwise a Major Decision or Special Servicer Non-Major Decision;

(j)    any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related

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agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, to the extent the foregoing is not otherwise a Major Decision; and

(k)   any other action that does not constitute a Major Decision or a Special Servicer Non-Major Decision.

The master servicer or the special servicer, as applicable, is required to notify the trustee, the certificate administrator, the Directing Holder (other than during the period when a Consultation Termination Event is continuing), the operating advisor (only if an Operating Advisor Consultation Event has occurred and is continuing), the depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Serviced Mortgage Loan and any related Serviced Companion Loan processed by such servicer and the date of the modification and deliver a copy to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement. With respect to certain Master Servicer Non-Major Decisions, the PSA may provide that the master servicer will be required to deliver written notice to the special servicer and the Directing Holder.

Any modification, extension, waiver or amendment of the payment terms of a Mortgage Loan or Serviced Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan documents and intercreditor agreement, if any, such that neither the issuing entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan documents and intercreditor agreement. Neither the master servicer nor the special servicer may enter into any modification, waiver, amendment, work-out, consent or approval with respect to any Mortgage Loan or Whole Loan, restructure any Mortgage Loan or Whole Loan, or restructure any borrower equity (in each case, including, without limitation, by way of the application of credits, discounts, forgiveness or otherwise) in a manner that would have the effect of placing amounts payable as compensation, or otherwise reimbursable, to the master servicer or special servicer in a higher priority than that which is provided in the allocation and payment priorities described under “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” or in the related Intercreditor Agreement (if any).

Any modification, waiver or amendment with respect to a Serviced Whole Loan may be subject to the consent or non-binding consultation of one or more holders of a related Serviced Companion Loan and the special servicer as described under “Description of the Mortgage Pool—The Whole Loans”.

See also “—The Directing Holder” and “—The Operating Advisor” for a description of the Directing Holder’s and the operating advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Major Decision or a Special Servicer Non-Major Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Major Decision or a Special Servicer Non-Major Decision, each non-Specially Serviced Loan) will be responsible for determining whether to enforce any “due-on-sale” clauses contained in the Mortgage Loan documents or to provide its consent to any assumption and for the handling of all related processing and documentation, or, if the responsibility of the special servicer as described above, and if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer or the master servicer, as applicable, will not be required to enforce any such “due-on-sale” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any sale or transfer, if (x) such provision is not exercisable under applicable law or if the special servicer or the master servicer, as applicable, determines that the enforcement of such provision

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is reasonably likely to result in meritorious legal action by the borrower or (y) the special servicer or the master servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the special servicer or the master servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable or (iii) the conditions to sale or transfer have been satisfied, the master servicer or the special servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standard and criteria and the terms of the related Mortgage and (b) the special servicer or the master servicer, as applicable, has received a Rating Agency Confirmation from the Rating Agencies (and, if the affected Mortgage Loan is part of a Serviced Whole Loan, a Rating Agency Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan) with respect to any Mortgage Loan that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer or the master servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of such other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization).

To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the special servicer or the master servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under “—Modifications, Waivers and Amendments” above and “—Realization Upon Mortgage Loans” below.

With respect to a Serviced Mortgage Loan and any related Serviced Companion Loan with a “due-on-encumbrance” clause, the master servicer (with respect to each non-Specially Serviced Loan, to the extent such action is not a Major Decision or a Special Servicer Non-Major Decision) and the special servicer (with respect to each Specially Serviced Loan and, to the extent such action is a Major Decision or a Special Servicer Non-Major Decision, each non-Specially Serviced Loan) will be responsible for determining whether to enforce any “due-on-encumbrance” clauses contained in the Mortgage Loan documents or to provide its consent to any loan or encumbrance and for the handling of all related processing and documentation, or, if the responsibility of the special servicer as described above, and if mutually agreed to by the master servicer and the special servicer, the master servicer will be required to process such request subject to the consent of the special servicer. The special servicer or the master servicer, as applicable, will not be required to enforce any such “due-on-encumbrance” clauses and in connection therewith will not be required to (1) accelerate the payments on that Mortgage Loan and any related Companion Loan, as applicable, or (2) withhold its consent to any lien or encumbrance, if the special servicer or the master servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the issuing entity or the holder of any Serviced Companion Loan, if applicable, or that the conditions to further encumbrance have been satisfied (other than in the case of a Non-Serviced Mortgage Loan) and (B) receives a prior Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any commercial mortgage

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pass-through certificates backed by any related Serviced Companion Loan) from the Rating Agencies with respect to any Mortgage Loan that (i) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (ii) has a Stated Principal Balance that is more than $35,000,000, (iii) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000, (iv) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (v) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (vi) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related other securitization (provided that the special servicer or the master servicer, as applicable will be entitled to reasonably rely upon the written notification provided by the master servicer, special servicer, trustee or certificate administrator of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such other securitization); provided that with respect to clauses (i)-(vi) above, such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a Rating Agency Confirmation to apply. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.
To the extent not precluded by the Mortgage Loan documents, the master servicer or the special servicer, as applicable, may not approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the issuing entity; provided that in the case of a Serviced Whole Loan the master servicer or the special servicer, as applicable, will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the issuing entity the rights of the issuing entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans. Neither the master servicer nor the special servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Notwithstanding the foregoing but subject to other conditions contained in the PSA regarding Rating Agency Confirmations, without any other approval, consent or consultation, (i) the master servicer may grant and process a borrower's request for any Master Servicer Non-Major Decision relating to a non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) and (ii) the special servicer may grant and process a borrower's request for any matter relating to a Specially Serviced Loan that is not a Major Decision.

Inspections

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a Mortgage Loan (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Non-Serviced PSA, and other than a Specially Serviced Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months (commencing in 2025) and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2025 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan (the cost of which inspection, to the extent not paid by the related borrower, will be

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reimbursed first from default interest and late charges on the related Mortgage Loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related Intercreditor Agreement) and then from the Collection Account as an expense of the issuing entity, and in the case of a Serviced Whole Loan, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement). With respect to a Serviced AB Whole Loan, the costs will be allocated, first, as an expense of the holders of the related Subordinate Companion Loan, and second, as an expense of the holders of the related Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata and pari passu, to the extent provided in the related Intercreditor Agreement. The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the PSA. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information”.

Collection of Operating Information

With respect to each Mortgage Loan that requires the borrower to deliver operating statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual operating statements beginning with the calendar year ending on December 31, 2024 of the related Mortgaged Property. Most of the Mortgage Loan documents obligate the related borrower to deliver annual property operating statements. However, we cannot assure you that any operating statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing Mortgage Loan.

Special Servicing Transfer Event

The Serviced Mortgage Loans and any related Serviced Companion Loan and any related REO Properties will be serviced by the special servicer under the PSA in the event that the servicing responsibilities of the master servicer are transferred to the special servicer as described below. Such Serviced Mortgage Loan and any related Serviced Companion Loan (including those loans that have become REO Properties) serviced by the special servicer are referred to in this prospectus collectively as the “Specially Serviced Loans”. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any Mortgage Loan (including any related Companion Loan) for which the master servicer is responsible for servicing:

(i)                either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a balloon loan, a payment default has occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the PSA, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a balloon loan, a payment default has occurred with respect to the related balloon payment; provided that if (A) the related borrower is diligently seeking a refinancing or sale of the related Mortgaged Property or Mortgaged Properties and delivers, on or before the related maturity date or extended maturity date, a statement to that effect, and delivers, on or before the related maturity date or extended maturity date, a refinancing commitment, letter of intent or otherwise binding application for refinancing from an acceptable lender or a signed purchase agreement reasonably acceptable to the master servicer (who will be required to promptly deliver a copy to

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the special servicer) or the special servicer (who will be required to promptly deliver a copy to the master servicer), in each case, who will promptly deliver a copy to, the operating advisor (if a Control Termination Event has occurred and is continuing) and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, and (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan, then a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment, letter of intent, otherwise binding application for refinancing or signed purchase agreement;

(ii)            any Periodic Payment (other than a balloon payment or any other payment due under clause (i)(x) above in this definition) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)         the master servicer or the special servicer (and, in the case of a determination by the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)           the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)             the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)          the related borrower (a) admits in writing its inability to pay its debts generally as they become due, or (b) files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)       a default, of which the master servicer or the special servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the master servicer or the special servicer (and, in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder, and with respect to any Serviced Whole Loan, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan documents for such Mortgage Loan or Serviced Companion Loan (or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)     the master servicer or special servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

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However, the master servicer will be required to continue to (x) receive payments on the Mortgage Loans (and any related Serviced Companion Loan)(including amounts collected by the special servicer), (y) make certain calculations with respect to the Mortgage Loans and any related Serviced Companion Loan and (z) make remittances and prepare certain reports to the Certificateholders with respect to the Mortgage Loans and any related Serviced Companion Loan. Additionally, the master servicer will continue to receive the Servicing Fee in respect of the Mortgage Loans (and any related Serviced Companion Loan) and any related REO Property at the Servicing Fee Rate.

If the related Mortgaged Property is acquired in respect of any Mortgage Loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. If any Serviced Companion Loan becomes specially serviced, then the related Mortgage Loan will also become a Specially Serviced Loan. If any Mortgage Loan becomes a Specially Serviced Loan, then the related Serviced Companion Loan will also become a Specially Serviced Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the PSA. Any Mortgage Loan (excluding any Non-Serviced Mortgage Loan), that is or becomes a cross-collateralized Mortgage Loan and is cross-collateralized with a Specially Serviced Loan will become a Specially Serviced Loan.

A Mortgage Loan or Serviced Whole Loan will cease to be a Specially Serviced Loan (each, a “Corrected Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Periodic Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the special servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the special servicer in accordance with the Servicing Standard) or waived by the special servicer; provided that, in each case, at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan. If any Specially Serviced Loan becomes a Corrected Loan, the special servicer will be required to transfer servicing of such Corrected Loan to the master servicer.

Asset Status Report

The special servicer will be required to prepare a report (an “Asset Status Report”) for each Serviced Mortgage Loan and, if applicable, any related Serviced Companion Loan that becomes a Specially Serviced Loan not later than 60 days after the servicing of such Serviced Mortgage Loan is transferred to the special servicer (the “Initial Delivery Date”) and will be required to amend, update or create a new Asset Status Report to the extent that during the course of the resolution of such Specially Serviced Loan material changes in the circumstances and/or strategy reflected in any current Final Asset Status Report are necessary to reflect the then current circumstances and recommendation as to how the Specially Serviced Loan might be returned to performing status or otherwise liquidated in accordance with the Servicing Standard (each such report a “Subsequent Asset Status Report”). Each Asset Status Report will be required to be delivered in electronic form to:

●	the Directing Holder (but (i) only for so long as no Consultation Termination Event is continuing, and (ii) not with respect to any applicable Excluded Loan);
●	each Risk Retention Consultation Party (but not with respect to any applicable Excluded Loan);
●	with respect to any related Serviced Companion Loan, to the extent the related Serviced Companion Loan has been included in a securitization transaction, to the master servicer of such securitization into which the related Serviced Companion Loan has been sold or to the holder of the related Serviced Companion Loan;
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●	the operating advisor (but, other than with respect to an Excluded Loan applicable to the Directing Holder, only after the occurrence and during the continuance of an Operating Advisor Consultation Event);
●	the master servicer; and
●	the 17g-5 Information Provider, which will be required to post such report to the 17g-5 Information Provider’s website.

A summary of each Asset Status Report will be provided to the certificate administrator and the trustee.

An Asset Status Report prepared for each Specially Serviced Loan will be required to include, among other things, the following information:

●	summary of the status of such Specially Serviced Loan and any negotiations with the related borrower;
●	a discussion of the legal and environmental considerations reasonably known to the special servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Loan and whether outside legal counsel has been retained;
●	the most current rent roll and income or operating statement available for the related Mortgaged Property;
●	(A) the special servicer’s recommendations on how such Specially Serviced Loan might be returned to performing status (including the modification of a monetary term, and any workout, restructure or debt forgiveness) and returned to the master servicer for regular servicing or foreclosed or otherwise realized upon (including any proposed sale of a Defaulted Loan or REO Property), (B) a description of any such proposed or taken actions, and (C) the alternative courses of action that were or are being considered by the special servicer in connection with the proposed or taken actions;
●	the status of any foreclosure actions or other proceedings undertaken with respect to the Specially Serviced Loan, any proposed workouts and the status of any negotiations with respect to such workouts, and an assessment of the likelihood of additional defaults under the related Mortgage Loan or Serviced Whole Loan;
●	a description of any amendment, modification or waiver of a material term of any ground lease (or any space lease or air rights lease, if applicable) or franchise agreement;
●	the decision that the special servicer made, or intends or proposes to make, including a narrative analysis setting forth the special servicer’s rationale for its proposed decision, including its rejection of the alternatives;
●	an analysis of whether or not taking such proposed action is reasonably likely to produce a greater recovery on a present value basis than not taking such action, setting forth (x) the basis on which the special servicer made such determination and (y) the net present value calculation and all related assumptions;
●	the appraised value of the related Mortgaged Properties (and a copy of the last obtained appraisal of such Mortgaged Property) together with a description of any adjustments to the valuation of such Mortgaged Property made by the special servicer together with an explanation of those adjustments; and
●	such other information as the special servicer deems relevant in light of the Servicing Standard.
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With respect to any Mortgage Loan other than an applicable Excluded Loan, if no Control Termination Event is continuing, the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan within 10 business days after receipt of the Asset Status Report. If the Directing Holder does not disapprove an Asset Status Report within 10 business days or if the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval by the Directing Holder (communicated to the special servicer within such 10-business day period, as applicable) is not in the best interest of all the Certificateholders (as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)), the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. For so long as no Control Termination Event is continuing, if the Directing Holder disapproves the Asset Status Report within such 10-business day period, as applicable, and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the Directing Holder fails to disapprove the revised Asset Status Report or until the special servicer makes a determination, in accordance with the Servicing Standard, that the disapproval is not in the best interests of the Certificateholders (taken as a collective whole) (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)); provided that, if the Directing Holder has not approved the Asset Status Report for a period of 60 business days following the first submission of an Asset Status Report, the special servicer may act upon the most recently submitted form of Asset Status Report. The procedures described in this paragraph are collectively referred to as the “Directing Holder Asset Status Report Review Process”.

Prior to an Operating Advisor Consultation Event, the special servicer will be required to promptly deliver each Final Asset Status Report to the operating advisor following the completion of the Directing Holder Asset Status Report Review Process.

While an Operating Advisor Consultation Event has occurred and is continuing, the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with a Specially Serviced Loan to the operating advisor (and, with respect to any Mortgage Loan that is not an Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder). The operating advisor will be required to provide comments to the special servicer in respect of each Asset Status Report, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) receipt of such related additional information reasonably requested by the operating advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). The special servicer will be obligated (on a non-binding basis) to consider such alternative courses of action and any other feedback provided by the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder) in connection with the special servicer’s preparation of any Asset Status Report that is provided while an Operating Advisor Consultation Event has occurred and is continuing. The special servicer may revise the Asset Status Report as it deems necessary to take into account any input and/or comments from the operating advisor (and, with respect to any Mortgage Loan that is not an applicable Excluded Loan and only for so long as no Consultation Termination Event is continuing, the Directing Holder), to the extent the special servicer determines that the operating advisor’s and/or Directing Holder’s input and/or recommendations are not inconsistent with the Servicing Standard and in the best interest of the Certificateholders as a collective whole (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the pari passu or subordinate nature of such Companion Loan)). If the special servicer determines to revise any Asset Status Report to take into account any input and/or comments from the

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operating advisor or the Directing Holder, the special servicer will be required to promptly deliver to the operating advisor and the Directing Holder the revised Asset Status Report (until a Final Asset Status Report is issued). The procedures described in this paragraph are collectively referred to as the “ASR Consultation Process”. For additional information, see “—The Operating Advisor—Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing”.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder, or a recommendation of the operating advisor or, during the continuance of a Control Termination Event, the Directing Holder.

During the continuance of a Control Termination Event but so long as no Consultation Termination Event is continuing, the Directing Holder (except with respect to any applicable Excluded Loan) and, after the occurrence and during the continuance of an Operating Advisor Consultation Event (or with respect to an Excluded Loan applicable to the Directing Holder), the operating advisor, will be entitled to consult with the special servicer (on a non-binding basis) (in person or remotely via electronic, telephonic or other mutually agreeable communication) and propose alternative courses of action and provide other feedback in respect of any Asset Status Report. During the continuance of a Consultation Termination Event (and at any time with respect to any applicable Excluded Loan), the Directing Holder will have no right to any draft Asset Status Report and no right to consult with the special servicer with respect to Asset Status Reports and the special servicer will only be obligated to consult with the operating advisor with respect to any Asset Status Report as described above. The special servicer may choose to revise the Asset Status Report as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the operating advisor or the Directing Holder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the operating advisor or the Directing Holder. The special servicer will be required to implement the Final Asset Status Report.

In addition, in the case of any Servicing Shift Whole Loan, only the related Loan-Specific Directing Holder (without regard to whether a Control Termination Event or a Consultation Termination Event is continuing) may exercise the rights of the Trust Directing Holder described in this “—Asset Status Report” section, and neither the Trust Directing Holder nor the operating advisor will have any of the above described consent or (in the case of the operating advisor) consultation rights, as applicable, unless permitted under the related Intercreditor Agreement.

With respect to each Non-Serviced Mortgage Loan, the directing holder under the related Non-Serviced PSA will have approval and consultation rights with respect to any asset status report prepared by the related Non-Serviced Special Servicer with respect to such Non-Serviced Whole Loan under the related Non-Serviced PSA that are similar to the approval and consultation rights of the Directing Holder with respect to the Mortgage Loans and the Serviced Whole Loans. See “—Servicing of the Non-Serviced Mortgage Loans”.

Notwithstanding the foregoing, with respect to any Serviced AB Whole Loan, prior to the occurrence and continuance of a Control Appraisal Period, the holder of the related Subordinate Companion Loan, as Directing Holder, with regard to the Serviced AB Whole Loan, rather than the Trust Directing Holder, will have certain approval rights over any related Asset Status Report.

A “Final Asset Status Report” means, with respect to any Specially Serviced Loan, the Asset Status Report (together with such other data or supporting information provided by the special servicer to the Directing Holder that does not include any communication (other than the related Asset Status Report) between the special servicer and the Directing Holder with respect to such Specially Serviced Loan) required to be delivered by the special servicer by the Initial Delivery Date and any Subsequent Asset Status Report, in each case, in the form fully approved or deemed approved, if applicable, by the Directing Holder pursuant to the Directing Holder Asset Status Report Review Process or following completion of the ASR Consultation Process, as applicable. For the avoidance of doubt, the special servicer may issue more than one Final Asset Status Report with respect to any Specially Serviced Loan

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in accordance with the procedures described above. Each Final Asset Status Report will be labeled or otherwise identified or communicated as being final by the special servicer.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Serviced Mortgage Loan has occurred, then, pursuant to the PSA, the special servicer, on behalf of the trustee, may, in accordance with the terms and provisions of the PSA, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The special servicer is not permitted, however, to cause the trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the special servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits and performed within six months prior to any such acquisition of title or other action (which report will be an expense of the issuing entity subject to the terms of the PSA) that:

(a)   such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions as are necessary to bring such Mortgaged Property in compliance with such laws, and

(b)   there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Whole Loan, the Serviced Companion Loan Holders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Holders constituted a single lender (and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the issuing entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, we cannot assure you that the requirements of the PSA will effectively insulate the issuing entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the issuing entity (directly or through a single member limited liability company established for the purpose), the special servicer will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the special servicer has applied for, and the IRS grants (or has not denied) a qualifying extension of time to sell the property or (2) the special servicer, the certificate administrator and the trustee receive an opinion of independent counsel to the effect that the holding of the property by the Lower-Tier REMIC longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations,

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pursuant to the PSA, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired in accordance with the Servicing Standard. The special servicer will also be required to administer any Mortgaged Property acquired by the issuing entity in a manner which does not cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, and that the sale of the property does not result in the receipt by the issuing entity of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the Lower-Tier REMIC acquires title to any REO Property, the special servicer, on behalf of the Lower-Tier REMIC will retain, at the expense of the issuing entity, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed at the time default on the related Mortgage Loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the PSA.

In general, the special servicer will be obligated to cause any Mortgaged Property acquired as an REO Property to be operated and managed in a manner that would, in its reasonable judgment and in accordance with the Servicing Standard, maximize the issuing entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the issuing entity to the extent that it constitutes “rents from real property”, within the meaning of Code Section 856(d) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the gross receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the issuing entity would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hospitality property, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to personal property exceeds 15% of the total net rent for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property”, which would be taxable to the Lower-Tier REMIC at the federal corporate rate and may also be subject to state or local taxes. The PSA provides that the special servicer will be permitted to cause the Lower-Tier REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the issuing entity to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Considerations—Taxes That May Be Imposed on a REMIC—Prohibited Transactions”.

Under the PSA, the special servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the trustee for the benefit of the Certificateholders and with respect to a Serviced Whole Loan, the Serviced Companion Loan Holder, for the retention of revenues and insurance proceeds derived from each REO Property. The special servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relate to such REO Property. To the extent that amounts in the REO Account in respect of any REO Property are insufficient to make such payments, the master servicer is required to make a Servicing Advance, unless it determines such Servicing Advance would be nonrecoverable. On the later of the date that is (x) on or prior to each Determination Date or

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(y) 2 business days after such amounts are received and properly identified and determined to be available, the special servicer is required to remit to the master servicer for deposit all amounts received in respect of each REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the special servicer may retain in the REO Account permitted reserves.

Sale of Defaulted Loans and REO Properties

If the special servicer determines in accordance with the Servicing Standard that it would be in the best economic interests of the Certificateholders or, in the case of a Serviced Whole Loan, Certificateholders and any holder of the related Serviced Pari Passu Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan Holder constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) to attempt to sell a Defaulted Loan (other than a Non-Serviced Mortgage Loan) and any related Serviced Pari Passu Companion Loan as described below, the special servicer will be required to use reasonable efforts to solicit offers for each Defaulted Loan on behalf of the Certificateholders and the holder of any related Serviced Pari Passu Companion Loan in such manner as will be reasonably likely to realize a fair price. In the case of certain Non-Serviced Mortgage Loans, under certain limited circumstances permitted under the related Intercreditor Agreement, to the extent that such Non-Serviced Mortgage Loan is not sold together with the related Non-Serviced Companion Loan by the special servicer for the related Non-Serviced Whole Loan, the special servicer will be entitled to sell (with the consent of the Directing Holder if no Control Termination Event is continuing and after consulting on a non-binding basis with the applicable Risk Retention Consultation Party in accordance with the PSA, in each case, with respect to any Non-Serviced Mortgage Loan other than an Excluded Loan as to such party) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard that such action would be in the best interests of the Certificateholders (and will be entitled to a Liquidation Fee in connection with such sale). Subject to the qualifications described in this section, the special servicer is required to accept the first cash offer received from any person that constitutes a fair price for the Defaulted Loan. If multiple offers are received during the period designated by the special servicer for receipt of offers, the special servicer is required to select the highest offer. The special servicer is required to give the trustee, the certificate administrator, the master servicer, the operating advisor and (other than in respect of any applicable Excluded Loan) the Directing Holder and each Risk Retention Consultation Party not less than 10 business days’ prior written notice of its intention to sell any such Defaulted Loan. Neither the trustee nor any of its affiliates may make an offer for or purchase any Defaulted Loan. “Defaulted Loan” means a Serviced Mortgage Loan and any related Serviced Companion Loan (i) that is delinquent at least 60 days in respect of its Periodic Payments or delinquent in respect of its balloon payment, if any (in the case of a balloon payment, taking into account any extensions of such delinquency period up to 120 days in the same manner as provided in the proviso to clause (i) of the definition of “Specially Serviced Loan”), in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the related Mortgage Loan or Serviced Companion Loan or (ii) as to which the master servicer or special servicer has, by written notice to the related borrower, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The special servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Loan, the special servicer will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the PSA within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person (provided that the trustee may not be a offeror), then the trustee will be required to determine whether the cash offer constitutes a fair price; provided that no offer from an Interested Person will constitute a fair price unless (i) the offer is the highest offer received, and

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(ii) if the offer is less than the applicable Purchase Price, then at least two other offers are received from independent third parties. In determining whether any offer received from an Interested Person represents a fair price for any such Defaulted Loan, the trustee will be supplied with and will be required to rely on the most recent appraisal or updated appraisal conducted in accordance with the PSA within the preceding 9-month period or, in the absence of any such appraisal, on a new appraisal. Except as provided in the following paragraph, the cost of any appraisal will be covered by, and will be reimbursable as, a Servicing Advance.

Notwithstanding anything contained in the preceding paragraph to the contrary, if the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option and at the expense of the Interested Person) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject Mortgage Loan or Serviced Whole Loan, as the case may be, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such Mortgage Loan or Serviced Whole Loan. If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination. The reasonable costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party pursuant to this paragraph will be covered by, and will be paid in advance of any such determination by the Interested Person; provided that the trustee will not engage a third party expert whose fees exceed a commercially reasonable amount as determined by the trustee.

The special servicer is required to use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders and the related Serviced Companion Loan Holder(s) (if applicable) and to sell each REO Property in the same manner as with respect to a Defaulted Loan.

Notwithstanding any of the foregoing paragraphs, the special servicer will not be required to accept the highest cash offer for a Defaulted Loan or REO Property if the special servicer determines (in consultation with the Directing Holder (other than with respect to any applicable Excluded Loan, unless a Consultation Termination Event exists), each Risk Retention Consultation Party (other than with respect to any applicable Excluded Loan) (which consultation will be non-binding) and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s)), in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the Certificateholders and, in the case of a sale of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan), and the special servicer may accept a lower offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and, in the case of a Serviced Whole Loan or an REO Property related to a Serviced Whole Loan, the related Companion Loan Holder(s) (as a collective whole as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan).

An “Interested Person” is the depositor, the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the Excluded Special Servicer, if any, the certificate administrator, the trustee, the Directing Holder, any Risk Retention Consultation Party, any sponsor, any borrower, any holder of a related mezzanine loan, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer or any known affiliate of any of the preceding entities, and, with respect to a Whole Loan if it is a Defaulted Loan, the depositor, the master servicer, the special servicer (or any independent contractor engaged by such special servicer), or the trustee for the securitization of a Companion Loan, and each related Companion Loan Holder or its representative, any holder of a related mezzanine loan, or any known affiliate of any such party described above.

With respect to each Serviced Whole Loan, pursuant to the terms of the related Intercreditor Agreement(s), if such Serviced Whole Loan becomes a Defaulted Loan, and if the special servicer

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determines to sell the related Mortgage Loan in accordance with the discussion in this “—Sale of Defaulted Loans and REO Properties” section, then the special servicer will be required to sell the related Pari Passu Companion Loans together with such Mortgage Loan as one whole loan. The special servicer will not be permitted to sell the related Mortgage Loan together with the related Pari Passu Companion Loan if such Serviced Whole Loan becomes a Defaulted Loan without the consent of the holder of the related Pari Passu Companion Loan, unless the special servicer complies with certain notice and delivery requirements set forth in the PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

In addition, with respect to each Non-Serviced Mortgage Loan, if such Mortgage Loan has become a defaulted Mortgage Loan under the related Non-Serviced PSA, the Non-Serviced Special Servicer will generally have the right to sell such Mortgage Loan together with the related Companion Loan as notes evidencing one whole loan. The issuing entity, as the holder of the Non-Serviced Mortgage Loans, will have the right to consent to such sale if the required notices and information regarding such sale are not provided to the special servicer in accordance with the related Intercreditor Agreement. The Directing Holder will be entitled to exercise such consent right for so long as no Control Termination Event is continuing, and if a Control Termination Event is continuing, the special servicer will exercise such consent rights. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

In addition, with respect to any Servicing Shift Mortgage Loan, if the related Servicing Shift Mortgage Loan becomes a Defaulted Loan, the special servicer (or, on or after the related Servicing Shift Securitization Date, the related special servicer under the related Servicing Shift PSA) will be required to sell such Mortgage Loan together with the related Companion Loan(s) as notes evidencing one whole loan, in accordance with the provisions of the related Intercreditor Agreement and the PSA or the related Servicing Shift PSA, as the case may be.

To the extent that Liquidation Proceeds collected with respect to any Mortgage Loan are less than the sum of (1) the outstanding principal balance of the Mortgage Loan, (2) interest accrued on the Mortgage Loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional expenses of the issuing entity) incurred with respect to the Mortgage Loan, the issuing entity will realize a loss in the amount of the shortfall. The trustee, the master servicer and/or the special servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any Mortgage Loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related Mortgage Loan, certain unreimbursed expenses incurred with respect to the Mortgage Loan and any unreimbursed Advances (including interest on Advances) made with respect to the Mortgage Loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or trustee on these Advances.

The Directing Holder

General

Subject to the rights of the holder of the related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, the Directing Holder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder) as to all Major Decisions, and (2) the special servicer, with respect to non-Specially Serviced Loans (other than any Excluded Loan applicable to the Directing Holder), as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer (e.g., the Major Decisions) and will have the right to replace the special servicer with or without cause, and have certain other rights under the PSA, each as described below. With respect to any Mortgage Loan (other than any Excluded Loan applicable to the Directing Holder), during the continuance of a Control Termination Event, the Directing Holder will have certain consultation rights only, and during the

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continuance of a Consultation Termination Event, the Directing Holder will not have any consent or consultation rights, as further described below.

The “Trust Directing Holder” will be, with respect to each Serviced Mortgage Loan (other than any Serviced AB Whole Loan and any Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that:

(i)               absent that selection, or

(ii)            until a Trust Directing Holder is so selected, or

(iii)         upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Trust Directing Holder is no longer designated, the Controlling Class Certificateholder that represents that it owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Trust Directing Holder; provided, however, that in the case of this clause (iii), in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Trust Directing Holder until appointed in accordance with the terms of the PSA.

The initial Trust Directing Holder is expected to be RREF IV-D AIV RR, LLC or its affiliate.

The certificate administrator and the other parties to the PSA will be entitled to assume that the identity of the Trust Directing Holder has not changed until such parties receive written notice of a replacement of the Trust Directing Holder from a party holding the requisite interest in the Controlling Class, or the resignation of the then-current Trust Directing Holder.

The “Directing Holder” will be:

(i)               with respect to each Serviced Mortgage Loan (other than any Servicing Shift Mortgage Loan and any Serviced AB Mortgage Loan), the Trust Directing Holder;

(ii)             with respect to any Serviced AB Whole Loan, (1) for so long as no Control Appraisal Period has occurred and is continuing, the holder of the related (and, if applicable, designated) Subordinate Companion Loan, and (2) for so long as a Control Appraisal Period has occurred and is continuing, the Trust Directing Holder; and

(iii)          with respect to any Servicing Shift Mortgage Loan, the related Loan-Specific Directing Holder prior to the related Servicing Shift Securitization Date.

The “Loan-Specific Directing Holder” means, with respect to any Servicing Shift Whole Loan, the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related Intercreditor Agreement. Prior to the applicable Servicing Shift Securitization Date, the “Loan-Specific Directing Holder” with respect to the related Servicing Shift Whole Loan will initially be the holder of the related Controlling Companion Loan. On and after the related Servicing Shift Securitization Date, there will be no Loan-Specific Directing Holder under the PSA with respect to the related Servicing Shift Whole Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the PSA.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class) at least equal to 25% of the initial Certificate Balance of that class; provided that if, at any time, the Certificate Balances of all Control Eligible Certificates, as notionally reduced by any Appraisal Reduction Amounts (but without regard to any Collateral Deficiency Amount) allocable to such classes, have been reduced to zero, the Controlling

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Class will be the most subordinate class of Control Eligible Certificates that has a principal balance greater than zero; provided, further, that if at any time the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D, Class E and Class F certificates have been reduced to zero as a result of the allocation of principal payments on the Mortgage Loans, then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to the application of Appraisal Reduction Amounts (or any Collateral Deficiency Amount) to notionally reduce the Certificate Balance of such Class.

The “Control Eligible Certificates” will be any of the Class G-RR or Class J-RR certificates.

The Controlling Class as of the Closing Date will be the Class J-RR certificates.

The master servicer, the special servicer, the trustee or the operating advisor, may from time to time request that the certificate administrator provide the name of the then-current Trust Directing Holder for any applicable Mortgage Loan or Serviced Whole Loan. Upon such request, the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) provide the name of the then-current Trust Directing Holder to the master servicer, the special servicer, the trustee or the operating advisor, but only to the extent the certificate administrator has actual knowledge of the identity of the then-current Trust Directing Holder; provided, that if the certificate administrator does not have actual knowledge of the identity of the then-current Trust Directing Holder, then the certificate administrator will be required to promptly (but in no event more than 5 Business Days following such request) (i) determine which Class is the Controlling Class and (ii) request from the Controlling Class Certificateholders the identity of the Trust Directing Holder. Any expenses incurred in connection with obtaining such information will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Trust Directing Holder has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the PSA or in connection with a request made by the operating advisor in connection with its obligation under the PSA to deliver a copy of its Operating Advisor Annual Report to the Trust Directing Holder, and (ii) the requesting party has not been notified of the identity of the Trust Directing Holder or reasonably believes that the identity of the Trust Directing Holder has changed, then such expenses will be at the expense of the Trust. The master servicer, the special servicer, the trustee and the operating advisor, will be entitled to conclusively rely on any such information so provided.

To the extent the master servicer or the special servicer has written notice of any change in the identity of a Trust Directing Holder or the list of Certificateholders (or Certificate Owner(s), if applicable) of the Controlling Class, then the master servicer or the special servicer, as applicable, will be required to promptly notify the trustee, the certificate administrator, the operating advisor, the master servicer and the special servicer thereof, who may rely conclusively on such notice from the master servicer or the special servicer, as applicable.

In the event that no Directing Holder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Holder is identified, the master servicer or the special servicer, as applicable, will have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Holder as the case may be.

Major Decisions

Except as otherwise described under “—Servicing Override” below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement as described under “—Rights of Holders of Companion Loans” below, for so long as no Control Termination Event is continuing, neither the master servicer nor the special servicer will be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt of a written recommendation and analysis together with such other information reasonably requested by the Directing Holder, and reasonably available to the master servicer or the special servicer, as applicable, in order to grant or

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withhold such consent, which report may, in the sole discretion of the special servicer or the master servicer, take the form of an Asset Status Report (the “Major Decision Reporting Package”) (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such 10 business day (or 30-day) period, the Directing Holder will be deemed to have approved such action)(each of the following, a “Major Decision”):

With respect to each Serviced Mortgage Loan and Serviced Whole Loan:

(a)   any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan as come into and continue in default;

(b)   any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs but excluding late payment charges or default interest) of a Serviced Mortgage Loan and any related Serviced Companion Loan or any extension of the maturity date of any Serviced Mortgage Loan and any related Serviced Companion Loan, in each case, to the extent the Directing Holder or any affiliate does not own any controlling interest (whether legally, beneficially or otherwise) in the related mezzanine loan, if applicable;

(c)   any sale of a Defaulted Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the issuing entity as described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in this prospectus) for less than the applicable Purchase Price;

(d)   any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)   any release of collateral or any acceptance of substitute or additional collateral (other than through defeasance, provided that such defeasance does not otherwise involve a Major Decision) for a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to either of the foregoing, other than (i) the release of non-material collateral or (ii) as required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which there is no material lender discretion;

(f)    any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt (i) as may be effected without the consent or material discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where material lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(g)   any acceptance of an assumption agreement releasing a borrower from liability under a Serviced Mortgage Loan and any related Serviced Companion Loan other than any such action (i) as may be effected without the consent or material discretion of the lender under the related loan agreement, (ii) where the loan documents include specific objective conditions that must be satisfied for such action where material lender discretion is not necessary in order to determine whether such specific objective conditions have been satisfied and (iii) where such specific objective conditions have been satisfied with no exceptions;

(h)   any acceleration of a Mortgage Loan or Serviced Whole Loan following a default or an event of default with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan or

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any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan documents or with respect to the related mortgagor or Mortgaged Property;

(i)    franchise changes (with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is required to consent or approve under the related Mortgage Loan documents);

(j)    any property management company changes with respect to a Serviced Mortgage Loan and any related Serviced Companion Loan for which the lender is required to consent or approve under the related Mortgage Loan documents (i) with a principal balance greater than $10,000,000 or (ii) where the property management company will be an affiliate of the related borrower following such change;

(k)   releases or substitutions of any amount from any escrow accounts, reserve accounts, letters of credit or collateral related to hospitality property improvement plans or earnout or performance escrows, reserves or holdbacks, other than those required pursuant to the specific terms of the related Serviced Mortgage Loan and any related Serviced Companion Loan and for which no lender discretion is required;

(l)    any determination of an Acceptable Insurance Default; and

(m)  any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan (including a Non-Serviced Mortgage Loan, to the extent consent rights with respect to such modification, waiver or amendment are granted to the holder of the Companion Loan or other subordinate debt under the related agreement) or such Serviced Whole Loan, or an action to enforce rights with respect thereto, in each case, to the extent such modification, waiver, amendment or action would materially and adversely affect the holders of the Control Eligible Certificates; provided, however, any such modification or amendment to any such agreement that would adversely impact the master servicer will additionally require the consent of the master servicer as a condition to its effectiveness;

provided that if the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Whole Loan, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender and, with respect to a Serviced Subordinate Companion Loan, taking into account the subordinate nature of such Serviced Subordinate Companion Loan) and the master servicer or the special servicer, as applicable, has made a reasonable effort to contact the Directing Holder, the master servicer or the special servicer, as applicable, may take any such action without waiting for the Directing Holder’s response.

Subject to the terms and conditions of this section, including, without limitation, the proviso set forth at the conclusion of the immediately preceding paragraph, (a) the special servicer will process all requests for any matter that constitutes a “Major Decision” with respect to any Specially Serviced Loan, (b) the special servicer will process all requests for any matter that constitutes a Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) unless the master servicer and the special servicer mutually agree that the master servicer will process such request and (c) the master servicer only will process a request for a matter that constitutes a Major Decision with respect to any non-Specially Serviced Loan (other than a Non-Serviced Mortgage Loan) to the extent the master servicer and the special servicer mutually agree that the master servicer will process such request. Upon receiving a request for any matter that constitutes a Major Decision, unless the master servicer and the special servicer mutually agree that the master servicer will process such request, the master servicer will be required to forward such request to the special servicer and the special servicer will be required to process such request and the master servicer will have no further obligation with respect to such request or the related Major Decision.

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Prior to taking a Major Decision, (i) the special servicer (with respect to any Major Decision processed by the special servicer) will be required to obtain the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the special servicer’s written analysis and recommendation with respect to such Major Decision together with such other information reasonably requested by the Directing Holder and (ii) the master servicer (with respect to any Major Decision processed by the master servicer) will be required to obtain the written consent of the Special Servicer, which consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 60 days) after receipt (unless earlier objected to) by the Special Servicer of the master servicer’s written analysis and recommendation with respect to such Major Decision together with such other information reasonably requested by the Special Servicer, provided that the Special Servicer will not be permitted to consent to the Master Servicer’s taking any actions that constitute Major Decisions as to which the Directing Holder has objected to in writing within 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt from the special servicer of the master servicer’s written analysis and recommendation with respect to such Major Decision.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the special servicer will be required to provide (solely with respect to each Specially Serviced Loan) each Major Decision Reporting Package to the operating advisor promptly after the special servicer receives the Directing Holder’s approval or deemed approval of such Major Decision Reporting Package. After the occurrence and during the continuance of an Operating Advisor Consultation Event (whether or not a Control Termination Event, is continuing), the master servicer or the special servicer, as applicable, will be required to provide each Major Decision Reporting Package to the operating advisor simultaneously with the master servicer’s or the special servicer’s written request, as applicable, for the operating advisor’s input regarding the related Major Decision (which written request and Major Decision Reporting Package may be delivered in one notice), as set forth under “—Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event” below. With respect to any particular Major Decision and/or related Major Decision Reporting Package or any Asset Status Report required to be delivered by the master servicer or special servicer to the operating advisor, the master servicer or the special servicer, as applicable, will be required to make available to the operating advisor a servicing officer with the relevant knowledge regarding the applicable Mortgage Loan and such Major Decision and/or Asset Status Report in order to address reasonable questions that the operating advisor may have relating to, among other things, such Major Decision and/or Asset Status Report.

In addition, (i) for so long as no Consultation Termination Event is continuing, with respect to any Specially Serviced Loan (other than any applicable Excluded Loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any Serviced Mortgage Loan (other than any applicable Excluded Loan), upon request of a Risk Retention Consultation Party, the master servicer and the special servicer will also be required to consult with such Risk Retention Consultation Party in connection with any Major Decision that it is processing (and such other matters that are subject to consultation rights of such Risk Retention Consultation Party pursuant to the PSA) and to consider alternative actions recommended by such Risk Retention Consultation Party in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from a Risk Retention Consultation Party within 10 days following the later of (i) the master servicer’s or the special servicer’s, as applicable, written request for input on any requested consultation and (ii) delivery of all such additional information reasonably requested by such Risk Retention Consultation Party related to the subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with such Risk Retention Consultation Party on the specific matter; provided, however, that the failure of such Risk Retention Consultation Party to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with such Risk Retention Consultation Party on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan.

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With respect to any borrower request or other action on a non-Specially Serviced Loan that is not a Major Decision or a Special Servicer Non-Major Decision, the master servicer will not be required to obtain the consent of or consult with the special servicer or the Directing Holder.

Asset Status Report

For so long as no Control Termination Event is continuing (but not with respect to any Excluded Loan), the Directing Holder will have the right to disapprove the Asset Status Report prepared by the special servicer with respect to a Specially Serviced Loan. For so long as no Consultation Termination Event is continuing, the Directing Holder will have no right to consult with the special servicer with respect to the Asset Status Reports. See “—Asset Status Report” above.

Replacement of the Special Servicer

For so long as no Control Termination Event is continuing, the Directing Holder will have the right to replace the special servicer with or without cause as described under “—Replacement of the Special Servicer Without Cause” and “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” below.

Control Termination Event, Consultation Termination Event and Operating Advisor Consultation Event

If a Control Termination Event is continuing, but for so long as no Consultation Termination Event is continuing, neither the master servicer nor the special servicer, as applicable, will be required to obtain the consent of the Directing Holder with respect to any of the Major Decisions or Asset Status Reports, but will be required to consult with the Directing Holder in connection with any Major Decision that it is processing or, in the case of the special servicer, any Asset Status Report (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the master servicer or the special servicer if no Control Termination Event was continuing) and to consider alternative actions recommended by the Directing Holder in respect of such Major Decision or Asset Status Report (or such other matter). Such consultation will not be binding on the master servicer or the special servicer. In the event the master servicer or the special servicer, as applicable receives no response from the Directing Holder within 10 Business Days following its written request for input (which request is required to include the related Major Decision Reporting Package) on any required consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the Directing Holder on the specific matter; provided, however, that the failure of the Directing Holder to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the Directing Holder on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. With respect to any Excluded Special Servicer Mortgage Loan (that is not also an Excluded Loan), if any, the Directing Holder (for so long as no Control Termination Event is continuing) will be required to select an Excluded Special Servicer with respect to such Excluded Special Servicer Mortgage Loan. During the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Mortgage Loan is also an applicable Excluded Loan, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

In addition, if an Operating Advisor Consultation Event has occurred and is continuing, the master servicer or the special servicer will also be required to consult with the operating advisor in connection with any Major Decision that it is processing as to which it has delivered to the operating advisor a Major Decision Reporting Package (and such other matters that are subject to consultation rights of the operating advisor pursuant to the PSA) and to consider alternative actions recommended by the operating advisor in respect of such Major Decision; provided that such consultation is on a non-binding basis. In the event the master servicer or the special servicer, as applicable, receives no response from the operating advisor within 10 days following the later of (i) its written request for input on any required consultation (which request is required to include the related Major Decision Reporting Package) and (ii) delivery of all such additional information reasonably requested by the operating advisor related to the

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subject matter of such consultation, the master servicer or the special servicer, as applicable, will not be obligated to consult with the operating advisor on the specific matter; provided, however, that the failure of the operating advisor to respond will not relieve the master servicer or the special servicer, as applicable, from using reasonable efforts to consult with the operating advisor on any future matters with respect to the applicable Mortgage Loan or Serviced Whole Loan or any other Mortgage Loan. Notwithstanding anything to the contrary contained in this prospectus, with respect to any Excluded Loan related to the Directing Holder, the master servicer, the special servicer or the related Excluded Special Servicer, as applicable, will be required to consult with the operating advisor, on a non-binding basis, in connection with the related transactions involving proposed Major Decisions that it is processing or for which it must give its consent and consider alternative actions recommended by the operating advisor, in respect thereof, in accordance with the procedures set forth in the PSA for consulting with the operating advisor.

If a Consultation Termination Event is continuing, no class of certificates will act as the Controlling Class, and the Directing Holder will have no consultation or consent rights under the PSA and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder under the PSA. The master servicer or the special servicer, as applicable, will nonetheless be required to consult with only the operating advisor in connection with Major Decisions it is processing or for which it must give its consent, asset status reports and other material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to approve or be consulted with respect to asset status reports or material special servicer actions.

A “Control Termination Event” will occur (a) with respect to any Mortgage Loan (other than any Serviced AB Whole Loan or any Servicing Shift Mortgage Loan) or Serviced Whole Loan (other than any Serviced AB Whole Loan or Servicing Shift Whole Loan), when one or more of the following is true: (i) when the Class G-RR certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) being reduced to less than 25% of the initial Certificate Balance of that class, (ii) the holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA, or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided that no Control Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that no Control Termination Event may occur with respect to the Loan-Specific Holder related to a Servicing Shift Whole Loan; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Control Termination Event will be deemed to exist.

A “Consultation Termination Event” will occur and be continuing (a) with respect to any Mortgage Loan (other than with respect to any Serviced AB Whole Loan and any Servicing Shift Whole Loan) or Serviced Whole Loan, when one or more of the following is true: (i) when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance (without regard to the application of any Cumulative Appraisal Reduction Amounts) equal to at least 25% of the initial Certificate Balance of that class, (ii) the holder of the Class G-RR certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the PSA, or (iii) such Mortgage Loan or Whole Loan is an applicable Excluded Loan; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class G-RR certificates that has not irrevocably waived its right to exercise any of the rights of

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the Controlling Class Certificateholder, provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero; and provided, further, that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Holder related to a Servicing Shift Whole Loan; and (b) with respect to any Serviced AB Whole Loan, when the related Control Appraisal Period has occurred and is continuing and when the events in clause (a) above are occurring. With respect to Excluded Loans related to the Directing Holder, a Consultation Termination Event will be deemed to exist.

At any time that the Controlling Class Certificateholder is the holder of a majority of the Class G-RR certificates and the Class G-RR certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Holder and (b) to exercise any of the Directing Holder’s rights set forth in the PSA by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and operating advisor. During such time, the special servicer will be required to consult with only the operating advisor in connection with asset status reports and material special servicing actions to the extent set forth in the PSA, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions. Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of the Class G-RR certificates, the successor Class G-RR Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor certificateholder that was the Controlling Class Certificateholder. The successor Class G-RR certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Holder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class G-RR certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class G-RR certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to such successor Controlling Class Certificateholder’s purchase of Class G-RR certificates and had not become a Corrected Loan prior to such purchase until such Mortgage Loan becomes a Corrected Loan.

For a description of certain restrictions on any modification, waiver or amendment to the Mortgage Loan documents, see “—Modifications, Waivers and Amendments” above.

Servicing Override

If the master servicer or the special servicer, as applicable, determines that immediate action with respect to any Major Decision (or any other matter requiring consent of the Directing Holder, for so long as no Control Termination Event in the PSA is continuing (or any matter requiring consultation with the Directing Holder, any Risk Retention Consultation Party or the operating advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan(s)), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan(s)), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response (or without waiting to consult with the Directing Holder or the operating advisor, as the case may be); provided that the special servicer or master servicer, as applicable provides the Directing Holder (or the operating advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action.

In addition, neither the master servicer nor the special servicer (i) will be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Holder or (ii) may follow any advice or consultation provided by the Directing Holder or the holder of a Pari Passu Companion Loan (or its representative) that would (1) cause it to violate any applicable law, the related Mortgage

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Loan documents, any related Intercreditor Agreement, the PSA, including the Servicing Standard, or the REMIC provisions of the Code, (2) expose the master servicer, the special servicer, the certificate administrator, the operating advisor, the asset representations reviewer, the issuing entity or the trustee to liability, (3) materially expand the scope of responsibilities, or materially reduce the rights, of the master servicer or the special servicer, as applicable, under the PSA or (4) cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders.

Rights of Holders of Companion Loans

With respect to each Non-Serviced Whole Loan, the Directing Holder will not be entitled to exercise the rights described above, but such rights, or rights similar to those rights, will be exercisable by the directing holder (or equivalent entity) under the related Non-Serviced PSA (in the case of a Non-Serviced Whole Loan). The issuing entity, as the holder of the Non-Serviced Mortgage Loans and any Servicing Shift Mortgage Loans, has consultation rights with respect to certain major decisions relating to the Non-Serviced Whole Loans or any Servicing Shift Whole Loans, as applicable, and, for so long as no Control Termination Event is continuing, the Directing Holder will be entitled to exercise such consultation rights of the issuing entity pursuant to the terms of the related Intercreditor Agreement. In addition, so for long as no Control Termination Event is continuing, the Directing Holder may have certain consent rights in connection with a sale of a Non-Serviced Whole Loan or a Servicing Shift Whole Loan, as applicable, that has become a defaulted loan under the related Non-Serviced PSA and under certain circumstances described under “—Sale of Defaulted Loans and REO Properties”. See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

With respect to a Serviced Pari Passu Mortgage Loan that is subject to a Pari Passu Companion Loan, the holder of the Pari Passu Companion Loan has consultation rights with respect to certain major decisions. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”.

With respect to any Serviced AB Whole Loan, prior to the occurrence of a Control Appraisal Period, with respect to the related Serviced Subordinate Companion Loan, the Trust Directing Holder will not be entitled to exercise the above described rights, and those rights will be held by such Serviced Subordinate Companion Loan holder, as the Directing Holder, in accordance with the PSA and the related Intercreditor Agreement. However, during a Control Appraisal Period, with respect to the related Serviced AB Whole Loan, the Trust Directing Holder will have the same rights (including the rights described above) with respect to such Serviced AB Whole Loan as it does for the other Mortgage Loans in the issuing entity.

See “Description of the Mortgage Pool—The Whole Loans”.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that each Loan-Specific Directing Holder and the holders of the Non-Serviced Companion Loan(s) or a Companion Loan that is part of a Servicing Shift Whole Loan or their respective designees (e.g. the related directing holder (or equivalent party) under the related Non-Serviced PSA) will have limitations on liability with respect to actions taken in connection with the related Mortgage Loan similar to the limitations of the Directing Holder described above pursuant to the terms of the related Intercreditor Agreement and the related Non-Serviced PSA. See “Description of the Mortgage Pool—The Whole Loans”.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

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Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that the Directing Holder:

(a)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)   may act solely in the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders);

(c)   does not have any liability or duties to the holders of any class of certificates other than (in the case of the Trust Directing Holder) the Controlling Class;

(d)   may take actions that favor the interests of the holders of the Controlling Class (or, in the case of a Whole Loan, in the interests of one or more Companion Loan Holders) over the interests of the holders of one or more other classes of certificates; and

(e)   will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder in the case of the Trust Directing Holder), the issuing entity, any Companion Loan Holder, any party to the PSA or any other person (including a borrower under a Mortgage Loan) for having so acted as set forth in (a) – (d) above, and no Certificateholder (other than a Controlling Class Certificateholder in the case of the Trust Directing Holder) or Companion Loan Holder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal of the Directing Holder for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Holder, which does not violate the terms of any Mortgage Loan, any law or the accepted servicing practices or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or the special servicer.

The Operating Advisor

General

The operating advisor will act solely as a contracting party to the extent set forth in the PSA, and in accordance with the Operating Advisor Standard, and will have no fiduciary duty to any party. The operating advisor’s duties will be limited to its specific duties under the PSA, and the operating advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The operating advisor is not the special servicer, the master servicer or a sub-servicer and will not be charged with changing the outcome on any decision with respect to a Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be a variety of activities or decisions made with respect to, or multiple strategies to resolve any Mortgage Loan and that the goal of the operating advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute.

Potential investors should note that the operating advisor is not an “advisor” for any purpose other than as specifically set forth in the PSA and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the operating advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended or a broker or dealer with the meaning of the Securities Exchange Act of 1934, as amended. See “Risk Factors—Other Risks Relating to the Certificates—Your Lack of Control Over the Issuing Entity and the Mortgage Loans Can Impact Your Investment”.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the PSA for this transaction with respect to any Non-Serviced Whole Loan (each of which will be serviced pursuant to the related Non-Serviced PSA) or any related REO Properties. Meanwhile, the operating advisors or equivalent parties (if any) under the applicable Non-

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Serviced PSA have certain obligations and consultation rights with respect to the related Non-Serviced Whole Loan. Furthermore, the operating advisor will have no obligation or responsibility at any time to review or assess the actions of the master servicer for compliance with the Servicing Standard, and the operating advisor will not be required to consider such master servicer actions in connection with any annual report.

The special servicer is required to notify the operating advisor of whether any Asset Status Report delivered to the operating advisor is a Final Asset Status Report, which notification may be satisfied by (i) delivery of an Asset Status Report that is either signed by the Directing Holder or that otherwise includes an indication that such Asset Status Report is deemed approved due to the passage of any required consent or consultation time period or (ii) such other method as reasonably agreed to by the special servicer and the operating advisor.

Duties of Operating Advisor at All Times

With respect to each Serviced Mortgage Loan and any related Serviced Companion Loan, the operating advisor’s obligations will generally consist of the following:

(1)   reviewing (i) the actions of the special servicer with respect to any Specially Serviced Loan to the extent described in this prospectus and required under the PSA and (ii) after the occurrence and during the continuance of an Operating Advisor Consultation Event, the actions of the special servicer with respect to Major Decisions relating to a Mortgage Loan when it is not a Specially Serviced Loan;

(2)   reviewing (i) all reports by the special servicer made available to Privileged Persons that are posted on the certificate administrator’s website, and (ii) each Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

(3)   promptly recalculating and reviewing for accuracy and consistency with the PSA of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with (i) any Appraisal Reduction Amount or (ii) net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan, as described below; and

(4)   preparing an annual report (if, at any time during the prior calendar year, (i) a Serviced Mortgage Loan and any related Serviced Companion Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) generally in the form attached to this prospectus as Annex C to be provided to the depositor, the certificate administrator (and made available through the certificate administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) in accordance with the Operating Advisor Standard, as described below under “—Annual Report” below.

In connection with the performance of the duties described in clause (3) above:

(1)   after the calculation has been finalized but prior to the utilization by the special servicer, the master servicer or special servicer, as applicable, will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the operating advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the operating advisor;

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(2)   if the operating advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the operating advisor and the master servicer or the special servicer, as applicable, will be required to consult with each other in order to resolve any material inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(3)   if the operating advisor and the master servicer or special servicer, as applicable, are not able to resolve such matters, the operating advisor will be required to promptly notify the certificate administrator and the certificate administrator will be required to examine the calculations and supporting materials provided by the master servicer, the special servicer or the operating advisor, as applicable, and determine which calculation is to apply.

Prior to the occurrence and continuance of an Operating Advisor Consultation Event, the operating advisor’s review will be limited to an after-the-action review of the reports, calculations and materials described above (together with any additional information and material reviewed by the operating advisor), and, therefore, it will have no involvement with respect to the determination and execution of Major Decisions and other similar actions that the special servicer may perform under the PSA and will have no obligations at any time with respect to any Non-Serviced Mortgage Loan. In addition, with respect to the operating advisor’s review of net present value calculations as described above, the operating advisor’s recalculation will not take into account the reasonableness of special servicer’s property and borrower performance assumptions or other similar discretionary portions of the net present value calculation.

The “Operating Advisor Standard” means the requirement that the operating advisor must act solely on behalf of the issuing entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Whole Loan for the benefit of the holders of any related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan Holders constituted a single lender, taking into account the pari passu nature of any related Pari Passu Companion Loan and the subordinate nature of any related Subordinate Companion Loan), and not to holders of any particular class of certificates (as determined by the operating advisor in the exercise of its good faith and reasonable judgment), and without regard to any conflict of interest arising from any relationship that the operating advisor or any of its affiliates may have with any of the underlying borrowers, property managers, any borrower sponsor or guarantor, any mortgage loan seller, the depositor, the master servicer, the special servicer, the asset representations reviewer, the Directing Holder, any Risk Retention Consultation Party, any Certificateholder or any of their respective affiliates. The operating advisor will perform its duties under the PSA in accordance with the Operating Advisor Standard.

Annual Report

Based on the operating advisor’s review of (i) any Assessment of Compliance, any Attestation Report and other information delivered to the operating advisor by the special servicer or made available to Privileged Persons that are posted on the certificate administrator’s website during the prior calendar year, (ii) prior to the occurrence and continuance of an Operating Advisor Consultation Event, with respect to any Specially Serviced Loan, any related Final Asset Status Report or Major Decision Reporting Package and (iii) after the occurrence and continuance of an Operating Advisor Consultation Event, any Asset Status Report and any Major Decision Reporting Package, the operating advisor will (if, at any time during the prior calendar year, (i) any Serviced Mortgage Loan was a Specially Serviced Loan or (ii) the operating advisor was entitled to consult with the special servicer with respect to any Major Decision) prepare an annual report generally in the form attached to this prospectus as Annex C (the “Operating Advisor Annual Report”) to be provided to the depositor, the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year that (a) sets forth whether the operating advisor believes, in

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its sole discretion exercised in good faith, that the special servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the PSA with respect to Specially Serviced Loans (and, after the occurrence and during the continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) during the prior calendar year on an “asset-level basis” and (b) identifies (1) which, if any, standards the operating advisor believes, in its sole discretion exercised in good faith, the special servicer has failed to comply and (2) any material deviations from the special servicer’s obligations under the PSA with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan); provided, however, that in the event the special servicer is replaced, the Operating Advisor Annual Report will only relate to the entity that was acting as special servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such Operating Advisor Annual Report. In preparing any Operating Advisor Annual Report, the operating advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the special servicer’s obligations under the PSA that the operating advisor determines, in its sole discretion exercised in good faith, to be immaterial.

Only as used in connection with the Operating Advisor Annual Report, the term “asset-level basis” refers to the special servicer’s performance of its duties with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event, with respect to Major Decisions on non-Specially Serviced Loans and Serviced Companion Loans) under the PSA taking into account the special servicer’s specific duties under the PSA as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the operating advisor of any Assessment of Compliance, Attestation Report, Major Decision Reporting Package (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Asset Status Report (after the occurrence and during the continuance of an Operating Advisor Consultation Event), Final Asset Status Report and any other information, in each case delivered to the operating advisor by the special servicer (other than any communications between the Directing Holder and the special servicer that would be Privileged Information) pursuant to the PSA.

The special servicer must be given an opportunity to review any Operating Advisor Annual Report at least 5 business days prior to such Operating Advisor Annual Report’s delivery to the certificate administrator and the 17g-5 Information Provider; provided that the operating advisor will have no obligation to adopt any comments to such Operating Advisor Annual Report that are provided by the special servicer.

Each Operating Advisor Annual Report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in “—Other Obligations of Operating Advisor” below regarding Privileged Information.

The ability to perform the duties of the operating advisor and the quality and the depth of any Operating Advisor Annual Report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the operating advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the operating advisor from performing its duties under the PSA, in which case any Operating Advisor Annual Report will describe any resulting limitations and the operating advisor will not be subject to liability arising from such limitations or prohibitions. The operating advisor will be entitled to conclusively rely on the accuracy and completeness of any information it is provided. If the operating advisor is prohibited or materially limited from obtaining Privileged Information and such prohibition or limitation prevents the operating advisor from performing its duties under the PSA, the operating advisor will not be subject to any liability arising from its lack of access to such Privileged Information.

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Additional Duties of the Operating Advisor While an Operating Advisor Consultation Event Has Occurred and Is Continuing

While an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the operating advisor will be required to perform the following additional duties:

(1)	to consult (on a non-binding basis) with the special servicer (in person or remotely via electronic, telephonic or other mutually agreeable communication) in respect of the Asset Status Reports in accordance with the Operating Advisor Standard, as described under “—Asset Status Report”; and
(2)	to consult (on a non-binding basis) with the master servicer or the special servicer, as applicable to the extent it has received a Major Decision Reporting Package (in person or remotely via electronic, telephonic or other mutually agreeable communication) in accordance with the Operating Advisor Standard with respect to any Major Decisions processed by the master servicer or the special servicer, as applicable, as described under “—The Directing Holder—Major Decisions”.

An “Operating Advisor Consultation Event” will occur upon the earlier of when (i) the aggregate Certificate Balances of the HRR Certificates (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial aggregate Certificate Balances of the HRR Certificates or (ii) a Control Termination Event has occurred and is continuing (or a Control Termination Event would occur and be continuing if not for the last proviso in the definition of Control Termination Event).

Recommendation of the Replacement of the Special Servicer

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (i) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (ii) the replacement of the special servicer would be in the best interest of the Certificateholders as a collective whole, then the operating advisor may recommend the replacement of the special servicer and deliver a report supporting such recommendation in the manner described in “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”.

Eligibility of Operating Advisor

The operating advisor will be required to be an Eligible Operating Advisor at all times during the term of the PSA. “Eligible Operating Advisor” means an entity:

(i)                that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the operating advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or operating advisor as the sole or a material factor in such rating action;

(ii)             that can and will make the representations and warranties of the operating advisor set forth in the PSA, including to the effect that it possesses sufficient financial strength to fulfill its duties and responsibilities pursuant to the PSA over the life of the issuing entity;

(iii)         that is not (and is not affiliated (including Risk Retention Affiliated) with) the depositor, the trustee, the certificate administrator, the master servicer, the special servicer, a sponsor, any Borrower Party, the Retaining Third-Party Purchaser, the Directing Holder, any Risk Retention Consultation Party, or a depositor, a trustee, a certificate administrator, a master servicer or a special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates);

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(iv)          that has not been paid by the special servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the PSA or (y) for the appointment or recommendation for replacement of a successor special servicer to become the special servicer;

(v)              that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections, and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and

(vi)           that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any Mortgage Loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

Other Obligations of Operating Advisor

At all times, subject to the Privileged Information Exception, the operating advisor and its affiliates will be obligated to keep confidential any information appropriately labeled as or which appears on its face to be “Privileged Information” received from the special servicer or Directing Holder in connection with the Directing Holder’s exercise of any rights under the PSA (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below. As used in this prospectus, “Privileged Information” means (i) any correspondence between the Directing Holder or a Risk Retention Consultation Party and the special servicer related to any Specially Serviced Loan (other than any applicable Excluded Loan) or the exercise of the Directing Holder’s consent or consultation rights or a Risk Retention Consultation Party’s consultation rights under the PSA, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the issuing entity’s position in any ongoing or future negotiations with the related borrower or other interested party and that is labeled or otherwise identified as Privileged Information by the special servicer, (iii) information subject to attorney-client privilege (and which the special servicer has labeled or otherwise communicated as being subject to privilege) and (iv) any Asset Status Report or Final Asset Status Report.

The operating advisor is required to keep all such labeled Privileged Information or information which on its face appears to be Privileged Information confidential and may not, without the prior written consent of the special servicer and either the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan and for so long as no Consultation Termination Event is continuing) or the Risk Retention Consultation Parties (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan), as applicable, disclose such labeled Privileged Information to any person (including Certificateholders other than the Directing Holder), other than (1) to the extent expressly required by the PSA, to the other parties to the PSA with a notice indicating that such information is Privileged Information, (2) pursuant to a Privileged Information Exception, or (3) where necessary to support specific findings or conclusions concerning allegations of deviations from the Servicing Standard or the special servicer’s obligations under the PSA (i) in the Operating Advisor Annual Report or (ii) in connection with a recommendation by the operating advisor to replace the special servicer. Each party to the PSA that receives Privileged Information from the operating advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer and, unless a Consultation Termination Event is continuing, the Directing Holder (with respect to any Mortgage Loan other than a Non-Serviced Whole Loan and any applicable Excluded Loan) other than pursuant to a

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Privileged Information Exception. In addition and for the avoidance of doubt, while the operating advisor may serve in a similar capacity with respect to other securitizations that involve the same parties or borrower involved in this securitization, the knowledge of the employees performing operating advisor functions for such other securitizations are not imputed to employees of the operating advisor involved in this securitization.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, arbitration parties, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party (in the case of the master servicer, the special servicer, the operating advisor, the asset representations reviewer, the certificate administrator and the trustee, based on the advice of legal counsel) is required by law, rule, regulation, order, judgment or decree to disclose such information.

Delegation of Operating Advisor’s Duties

The operating advisor will be permitted to delegate its duties to agents or subcontractors in accordance with the PSA to the extent such agents or subcontractors satisfy clauses (iii), (iv) and (vi) of the definition of “Eligible Operating Advisor”; provided, however, the operating advisor will remain obligated and primarily liable for any actions required to be performed by it under the PSA without diminution of such obligation or liability or related obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the operating advisor alone were performing its obligations under the PSA.

Termination of the Operating Advisor With Cause

The following constitute operating advisor termination events under the PSA (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)   any failure by the operating advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the operating advisor by any party to the PSA or to the operating advisor, the certificate administrator and the trustee by the holders of certificates having greater than 25% of the aggregate Voting Rights; provided that with respect to any such failure which is not curable within such 30 day period, the operating advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30 day period and has provided the trustee and the certificate administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)   any failure by the operating advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

(c)   any failure by the operating advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given in writing to the operating advisor by any party to the PSA;

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(d)   a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, has been entered against the operating advisor, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(e)   the operating advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the operating advisor or of or relating to all or substantially all of its property; or

(f)    the operating advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of notice of the occurrence of any Operating Advisor Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Operating Advisor Termination Event has been remedied.

Rights Upon Operating Advisor Termination Event

After the occurrence of an Operating Advisor Termination Event, either the trustee (i) may, or (ii) upon the written direction of Certificateholders representing at least 25% of the Voting Rights of each class of certificates, will be required to, promptly terminate all of the rights and obligations of the operating advisor under the PSA (other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination)), by written notice to the operating advisor and appoint a replacement operating advisor that is an Eligible Operating Advisor; provided that no such termination will be effective until a successor operating advisor has been appointed and has assumed all of the obligations of the operating advisor under the PSA. The trustee may rely on a certification by the replacement operating advisor that it is an Eligible Operating Advisor. If the certificate administrator is unable to find a replacement operating advisor that is an Eligible Operating Advisor within 30 days of the termination of the operating advisor, the depositor will be permitted to find a replacement.

Upon any termination of the operating advisor and appointment of a successor operating advisor, the trustee will, as soon as possible, be required to give written notice of the termination and appointment to the special servicer, the master servicer, the certificate administrator, the depositor, the Directing Holder (only for so long as no Consultation Termination Event is continuing), any Companion Loan Holder, the Certificateholders, each Risk Retention Consultation Party and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Waiver of Operating Advisor Termination Event

The holders of certificates representing at least 25% of the Voting Rights affected by any Operating Advisor Termination Event will be permitted to waive such Operating Advisor Termination Event within twenty (20) days of the receipt of notice from the certificate administrator of the occurrence of such Operating Advisor Termination Event. Upon any such waiver of an Operating Advisor Termination Event, such Operating Advisor Termination Event will cease to exist and will be deemed to have been remedied. Upon any such waiver of an Operating Advisor Termination Event by Certificateholders, the trustee and the certificate administrator will be entitled to recover all costs and expenses incurred by it in connection with enforcement action taken with respect to such Operating Advisor Termination Event prior to such waiver from the issuing entity.

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Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the operating advisor with a proposed successor operating advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide written notice of such request to all Certificateholders and the operating advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders and the operating advisor.

Upon the written direction of holders of more than 50% of the Voting Rights of the certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the certificates exercise their right to vote), the trustee will be required to terminate all of the rights and obligations of the operating advisor under the PSA by written notice to the operating advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination).

The certificate administrator will be required to include on each Distribution Date statement a statement that each Certificateholder and beneficial owner of certificates may access such notices on the certificate administrator’s website and each Certificateholder and beneficial owner of certificates may register to receive email notifications when such notices are posted on the website. The certificate administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

Resignation of the Operating Advisor

The operating advisor may resign upon 30 days’ prior written notice to the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the asset representations reviewer, each Risk Retention Consultation Party and the Directing Holder, if the operating advisor has secured a replacement operating advisor that is an Eligible Operating Advisor and such replacement operating advisor has accepted its appointment as the replacement operating advisor. If no successor operating advisor has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning operating advisor may petition any court of competent jurisdiction for the appointment of a successor operating advisor that is an Eligible Operating Advisor. The resigning operating advisor must pay all costs and expenses associated with the transfer of its duties.

Operating Advisor Compensation

Certain fees will be payable to the operating advisor, and the operating advisor will be entitled to be reimbursed for certain expenses, as described under “Transaction Parties—The Operating Advisor and Asset Representations Reviewer”.

In the event the operating advisor resigns or is terminated for any reason, it will remain entitled to any accrued and unpaid fees and reimbursement of operating advisor expenses and any rights to indemnification provided under the PSA with respect to the period for which it acted as operating advisor.

The operating advisor will be entitled to reimbursement of certain expenses incurred by the operating advisor in the event that the operating advisor is terminated without cause. See “—Termination of the Operating Advisor Without Cause” above.

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The Asset Representations Reviewer

Asset Review

Asset Review Trigger

On or prior to each Distribution Date, based on either the CREFC® delinquent loan status report or the CREFC® loan periodic update file delivered by the master servicer for such Distribution Date, the certificate administrator will be required to determine if an Asset Review Trigger has occurred. If an Asset Review Trigger is determined to have occurred, the certificate administrator will be required to promptly provide notice to the asset representations reviewer, the master servicer, the special servicer, the Directing Holder and all Certificateholders by posting a notice of its determination on its internet website and by mailing such notice to the Certificateholders’ addresses appearing in the certificate register. On each Distribution Date after providing such notice to Certificateholders, the certificate administrator, based on information provided to it by the master servicer, will be required to determine whether (1) any additional Mortgage Loan has become a Delinquent Loan, (2) any Mortgage Loan has ceased to be a Delinquent Loan and (3) an Asset Review Trigger has ceased to exist, and, if there is an occurrence of any of the events or circumstances identified in clauses (1), (2) or (3), deliver such information in a written notice (which may be via email) within two (2) business days to the master servicer, the special servicer, the operating advisor, the asset representations reviewer and the Directing Holder.

An “Asset Review Trigger” will occur when either (1) Mortgage Loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period, or (B) after the second anniversary of the Closing Date, at least 15 Mortgage Loans are Delinquent Loans as of the end of the applicable Collection Period and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the Mortgage Loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period. The PSA will require that the certificate administrator include in the Distribution Report on Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur.

We believe this Asset Review Trigger is appropriate considering the unique characteristics of pools of Mortgage Loans underlying CMBS. See “Risk Factors—Risks Relating to the Mortgage Loans—Static Pool Data Would Not Be Indicative of the Performance of this Pool”. While we do not believe static pool information is relevant to CMBS transactions as a general matter, as a point of relative context, with respect to the 155 prior pools of commercial mortgage loans for which GACC (or its predecessors) was sponsor in a public offering of CMBS with a securitization closing date on or after January 1, 2006 (excluding 29 of such 155 pools with an outstanding aggregate pool balance that is equal to or less than 20% of the initial pool balance), the highest percentage of loans, based on the aggregate outstanding principal balance of delinquent mortgage loans in an individual CMBS transaction, that were delinquent at least 60 days at the end of any reporting period between January 1, 2019 and December 31, 2023 was approximately 58.3%; however, the average of the highest delinquency percentages based on the aggregate outstanding principal balance of delinquent mortgage loans in the reviewed transactions was approximately 14.4%; and the highest percentage of delinquent mortgage loans, based upon the number of mortgage loans in the reviewed transactions was approximately 17.2% and the average of the highest delinquency percentages based on the number of mortgage loans in the reviewed transactions was approximately 5.8%.

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This pool of Mortgage Loans is not homogeneous or granular, and there are individual Mortgage Loans that each represent a significant percentage, by outstanding principal balance, of the Mortgage Pool. For example, the three largest Mortgage Loans in the Mortgage Pool represent approximately 23.6% of the Initial Pool Balance. Given this Mortgage Pool composition and the fact that CMBS pools as a general matter include a small relative number of larger mortgage loans, we believe it would not be appropriate for the delinquency of the three largest Mortgage Loans, in the case of this Mortgage Pool, to cause the Asset Review Trigger to be met, as that would not necessarily be indicative of the overall quality of the Mortgage Pool. On the other hand, a significant number of delinquent Mortgage Loans by loan count could indicate an issue with the quality of the Mortgage Pool. As a result, we believe it would be appropriate to have the alternative test as set forth in clause (2) of the definition of “Asset Review Trigger”, namely to have the Asset Review Trigger be met if Mortgage Loans representing a specified percentage of the Mortgage Loans (by loan count) are Delinquent Loans, assuming those mortgage loans still meet a minimum principal balance threshold. However, given the nature of commercial mortgage loans and the inherent risks of a delinquency based solely on market conditions, a static trigger based on the number of delinquent loans would reflect a lower relative risk of an Asset Review Trigger being triggered earlier in the transaction’s lifecycle for delinquencies that are based on issues unrelated to breaches or representations and warranties and would reflect a higher relative risk later in the transaction’s lifecycle. To address this, we believe the specified percentage should increase during the life of the transaction, as provided for in clause (2) of the definition of “Asset Review Trigger”. CMBS as an asset class has historically not had a large number of claims for, or repurchases based on, breaches of representations and warranties. While the Asset Review Trigger we have selected is less than this historical peak, we feel it remains at a level that avoids a trigger based on market variability while providing an appropriate threshold to capture delinquencies that may have resulted from an underlying deficiency in one or more mortgage loan seller’s Mortgage Loans that could be the basis for claims against those mortgage loan sellers based on breaches of the representations and warranties.

“Delinquent Loan” means a Mortgage Loan that is delinquent at least sixty days in respect of its Periodic Payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period.

Asset Review Vote

If Certificateholders evidencing not less than 5% of the Voting Rights deliver to the certificate administrator, within 90 days after the filing of the Form 10-D reporting the occurrence of an Asset Review Trigger, a written direction requesting a vote to commence an Asset Review (an “Asset Review Vote Election”), the certificate administrator will be required to promptly provide written notice of such direction to the asset representations reviewer and to all Certificateholders, and to conduct a solicitation of votes of Certificateholders to authorize an Asset Review. Upon the affirmative vote to authorize an Asset Review by Certificateholders evidencing at least a majority of an Asset Review Quorum within 150 days of the receipt of the Asset Review Vote Election (an “Affirmative Asset Review Vote”), the certificate administrator will be required to promptly provide written notice of such Affirmative Asset Review Vote to all parties to the PSA, the underwriters, the mortgage loan sellers, each Risk Retention Consultation Party, the Trust Directing Holder and the Certificateholders. In the event an Affirmative Asset Review Vote has not occurred within such 150-day period following the receipt of the Asset Review Vote Election, no Certificateholder may request a vote or cast a vote for an Asset Review and the asset representations reviewer will not be required to review any Delinquent Loan unless and until (A) an additional Mortgage Loan has become a Delinquent Loan after the expiration of such 150-day period, (B) an additional Asset Review Trigger has occurred as a result or otherwise is in effect, (C) the certificate administrator has timely received any Asset Review Vote Election after the occurrence of the events described in clauses (A) and (B) above and (D) an Affirmative Asset Review Vote has occurred within 150 days after the Asset Review Vote Election described in clause (C) above. After the occurrence of any Asset Review Vote Election or an Affirmative Asset Review Vote, no Certificateholder may make any additional Asset Review Vote Election except as described in the immediately preceding sentence. Any reasonable out-of-pocket expenses incurred by the certificate administrator in connection with administering such vote will be paid as an expense of the issuing entity from the Collection Account.

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An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5% of the aggregate Voting Rights.

Review Materials

Upon receipt of notice from the certificate administrator of an Affirmative Asset Review Vote (the “Asset Review Notice”), the custodian (with respect to clauses (i) – (v) for all Mortgage Loans), the master servicer (with respect to clauses (vi) and (vii) for non-Specially Serviced Loans) and the special servicer (with respect to clauses (vi) and (vii) for Specially Serviced Loans), in each case to the extent in such party’s possession, will be required to promptly, but in no event later than 10 business days (except with respect to clause (vii)) after receipt of such notice from the certificate administrator, provide the following materials to the asset representations reviewer (collectively, with the Diligence Files, a copy of the prospectus, a copy of each related MLPA and a copy of the PSA, the “Review Materials”):

(i)               a copy of an assignment of the Mortgage in favor of the related trustee, with evidence of recording thereon, for each Delinquent Loan that is subject to an Asset Review;

(ii)            a copy of an assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the related trustee, with evidence of recording thereon, related to each Delinquent Loan that is subject to an Asset Review;

(iii)         a copy of the assignment of all unrecorded documents relating to each Delinquent Loan that is subject to an Asset Review, if not already covered pursuant to items (i) or (ii) above;

(iv)         a copy of all filed copies (bearing evidence of filing) or evidence of filing of any UCC financing statements related to each Delinquent Loan that is subject to an Asset Review;

(v)             a copy of an assignment in favor of the related trustee of any financing statement executed and filed in the relevant jurisdiction related to each Delinquent Loan that is subject to an Asset Review;

(vi)          a copy of any notice previously delivered by the master servicer or the special servicer, as applicable, of any alleged defect or breach with respect to any Delinquent Loan; and

(vii)       any other related documents that were entered into or delivered in connection with the origination of such Mortgage Loan that are necessary in connection with the asset representations reviewer’s completion of any Asset Review and that are requested (in writing in accordance with the PSA) by the asset representations reviewer, in the time frames and as otherwise described below.

If, as part of an Asset Review of such Mortgage Loan, the asset representations reviewer determines that it is missing any documents that are required to be part of the Review Materials for such Mortgage Loan or which were entered into or delivered in connection with the origination of such Mortgage Loan that, in either case, are necessary to review and assess one or more documents comprising the Diligence File in connection with its completion of any Test, then the asset representations reviewer will promptly, but in no event later than 10 business days after receipt of the Review Materials identified in clauses (i) through (vi) above, notify (in writing in accordance with the PSA) the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans), as applicable, of such missing documents, and provide a written request (in accordance with the PSA) that the master servicer or the special servicer, as applicable, promptly, but in no event later than 10 business days after receipt of such notification from the asset representations reviewer, deliver to the asset representations reviewer such missing documents to the extent in its possession. In the event any missing documents are not provided by the master servicer or special servicer, as applicable, within such 10 business day period, the asset representations reviewer will request such documents from the related mortgage loan seller. The mortgage loan seller will be required under the related MLPA to deliver such additional documents only to the extent in the possession of such party.

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The asset representations reviewer may, but is under no obligation to, consider and rely upon information furnished to it by a person that is not a party to the PSA or the related mortgage loan seller, and will do so only if such information can be independently verified (without unreasonable effort or expense to the asset representations reviewer) and is determined by the asset representations reviewer in each case in its good faith and sole discretion to be relevant to the Asset Review (such information, “Unsolicited Information”).

Asset Review

Upon its receipt of the Asset Review Notice and access to the Diligence File posted to the secure data room with respect to a Delinquent Loan, the asset representations reviewer, as an independent contractor, is required to commence a review of the compliance of each Delinquent Loan with the representations and warranties related to that Delinquent Loan (such review, the “Asset Review”). An Asset Review of each Delinquent Loan will consist of the application of a set of pre-determined review procedures (the “Tests”) for each representation and warranty made by the related mortgage loan seller with respect to such Delinquent Loan; provided, however, that the asset representations reviewer may, but is under no obligation to, modify any Test and/or associated Review Materials if, and only to the extent, the asset representations reviewer determines pursuant to the Asset Review Standard that it is necessary to modify such Test and/or such associated Review Materials in order to facilitate its Asset Review in accordance with the Asset Review Standard. Once an Asset Review of a Mortgage Loan is completed, no further Asset Review will be required or performed on that Mortgage Loan notwithstanding that such Mortgage Loan may continue to be a Delinquent Loan or become a Delinquent Loan again at the time when a new Asset Review Trigger occurs and a new Affirmative Asset Review Vote is obtained subsequent to the occurrence of such Asset Review Trigger.

“Asset Review Standard” means the performance of the asset representations reviewer of its duties under the PSA in good faith subject to the express terms of the PSA. All determinations or assumptions made by the asset representations reviewer in connection with an Asset Review are required to be made in the asset representations reviewer’s good faith discretion and judgment based on the facts and circumstances known to it at the time of such determination or assumption.

No Certificateholder will have the right to change the scope of the asset representations reviewer’s review, and the asset representations reviewer will not be required to review any information other than (i) the Review Materials, and (ii) if applicable, Unsolicited Information.

The asset representations reviewer may, absent manifest error and subject to the Asset Review Standard, (i) assume, without independent investigation or verification, that the Review Materials are accurate and complete in all material respects and (ii) conclusively rely on such Review Materials.

If the asset representations reviewer determines that the Review Materials are insufficient to complete a Test and such missing documentation is not delivered to the asset representations reviewer by the applicable mortgage loan seller, the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) within 10 days upon request as described above, then the asset representations reviewer will list such missing documents in a preliminary report setting forth the preliminary results of the application of the Tests and the reasons why such missing documents are necessary to complete a Test and (if the asset representations reviewer has so concluded) that the absence of such documents will be deemed to be a failure of such Test. The asset representations reviewer will provide such preliminary report to the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) and the related mortgage loan seller no later than 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator. If the preliminary report indicates that any of the representations and warranties fails or is deemed to fail any Test, the mortgage loan seller will have 90 days (the “Cure/Contest Period”) to remedy or otherwise refute the failure. Any documents provided or explanations given to support a conclusion that the representation and warranty has not failed a Test or that any missing documents in the Review Materials are not required to complete a Test will be required to be promptly delivered by the related mortgage loan seller to the asset representations reviewer. For the avoidance of doubt, the asset

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representations reviewer will not be required to prepare a preliminary report in the event the asset representations reviewer determines that there is no Test failure with respect to the related Delinquent Loan.

The asset representations reviewer will be required, within the later of (x) 60 days after the date on which access to the Diligence Files in the secure data room is made available to the asset representations reviewer by the certificate administrator or (y) 10 days after the expiration of the Cure/Contest Period, to complete an Asset Review with respect to each Delinquent Loan and deliver (i) a report setting forth the asset representations reviewer’s findings and conclusions as to whether or not it has determined there is any evidence of a failure of any Test based on the Asset Review and a statement that the asset representations reviewer’s findings and conclusions set forth in such report were not influenced by any third party (an “Asset Review Report”) to each party to the PSA and the applicable mortgage loan seller for each Delinquent Loan and the Trust Directing Holder, and (ii) a summary of the asset representations reviewer’s conclusions included in such Asset Review Report (an “Asset Review Report Summary”) to the trustee, certificate administrator, master servicer and special servicer. The period of time by which the Asset Review Report must be completed and delivered may be extended by up to an additional 30 days, upon written notice to the parties to the PSA and the related mortgage loan seller, if the asset representations reviewer determines pursuant to the Asset Review Standard that such additional time is required due to the characteristics of the Mortgage Loans and/or the Mortgaged Property or Mortgaged Properties. In no event will the asset representations reviewer be required to determine whether any Test failure constitutes a Material Defect, or whether the issuing entity should enforce any rights it may have against the applicable mortgage loan seller (or Barclays Capital Holdings Inc., with respect to the repurchase and substitution obligations of BCREI to the same extent as BCREI), which, in each such case, will be the responsibility of the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans). See “—Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA” below. In addition, in the event that the asset representations reviewer does not receive any documentation that it requested from the master servicer (with respect to non-Specially Serviced Loans), the special servicer (with respect to Specially Serviced Loans) or the applicable mortgage loan seller in sufficient time to allow the asset representations reviewer to complete its Asset Review and deliver an Asset Review Report, the asset representations reviewer will be required to prepare the Asset Review Report solely based on the documentation received by the asset representations reviewer with respect to the related Delinquent Loan, and the asset representations reviewer will have no responsibility to independently obtain any such documentation from any party to the PSA or otherwise. The PSA will require that the certificate administrator (i) include the Asset Review Report Summary in the Distribution Report on Form 10–D relating to the distribution period in which such Asset Review Report Summary was received by the certificate administrator, and (ii) post such Asset Review Report Summary to the certificate administrator’s website not later than 2 business days after receipt of such Asset Review Report Summary from the asset representations reviewer.

Eligibility of Asset Representations Reviewer

The asset representations reviewer will be required to represent and warrant in the PSA that it is an Eligible Asset Representations Reviewer. The asset representations reviewer is required to at all times be an Eligible Asset Representations Reviewer. If the asset representations reviewer ceases to be an Eligible Asset Representations Reviewer, the asset representations reviewer is required to immediately notify the master servicer, the special servicer, the trustee, the operating advisor, the certificate administrator and the Trust Directing Holder of such disqualification and immediately resign, and the trustee will be required to use commercially reasonable efforts to appoint a successor asset representations reviewer. If the trustee is unable to find a successor asset representations reviewer within 30 days of the termination of the asset representations reviewer, the depositor will be permitted to find a replacement.

An “Eligible Asset Representations Reviewer” is an entity that (i) is the special servicer, operating advisor or asset representations reviewer on a transaction rated by any of DBRS, Inc. (“DBRS Morningstar”), Fitch, KBRA, Moody’s Investors Service, Inc. (“Moody’s”) or S&P and that has not been a special servicer, operating advisor or asset representations reviewer on a transaction for which Moody’s,

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Fitch, DBRS Morningstar, KBRA or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing or other relevant concerns with the special servicer, the operating advisor or the asset representations reviewer, as applicable, as the sole or material factor in such rating action, (ii) can and will make the representations and warranties of the asset representations reviewer set forth in the PSA, (iii) is not (and is not affiliated (including Risk Retention Affiliated) with) any sponsor, any mortgage loan seller, the Retaining Third-Party Purchaser, any originator, the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the Trust Directing Holder, any Risk Retention Consultation Party or any of their respective affiliates (including Risk Retention Affiliates), (iv) has not performed (and is not affiliated with any party hired to perform) any due diligence, loan underwriting, brokerage, borrower advisory or similar services with respect to any Mortgage Loan or any related Companion Loan prior to the Closing Date for or on behalf of any sponsor, any mortgage loan seller, any underwriter, any party to the PSA, any Risk Retention Consultation Party or the Trust Directing Holder or any of their respective affiliates, or have been paid any fees, compensation or other remuneration by any of them in connection with any such services and (v) does not directly or indirectly, through one or more affiliates or otherwise, own any interest in any certificates, any Mortgage Loan, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the PSA relates, other than in fees from its role as asset representations reviewer (or as operating advisor, if applicable) and except as otherwise set forth in the PSA.

Other Obligations of Asset Representations Reviewer

The asset representations reviewer and its affiliates are required to keep confidential any information appropriately labeled as “Privileged Information” received from any party to the PSA or any sponsor under the PSA (including, without limitation, in connection with the review of the Mortgage Loans) and not disclose such Privileged Information to any person (including Certificateholders), other than (1) to the extent expressly required by the PSA in an Asset Review Report or otherwise, to the other parties to the PSA with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the PSA that receives Privileged Information from the asset representations reviewer with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the special servicer other than pursuant to a Privileged Information Exception. In addition, the asset representations reviewer will be required to keep all documents and information received by the asset representations reviewer in connection with an Asset Review that are provided by the applicable mortgage loan seller, the master servicer and the special servicer confidential and will not be permitted to disclose such documents or information except (i) for purposes of complying with its duties and obligations under the PSA, (ii) if such documents or information become generally available and known to the public other than as a result of a disclosure directly or indirectly by the asset representations reviewer, (iii) if it is reasonable and necessary for the asset representations reviewer to disclose such documents or information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (iv) if such documents or information was already known to the asset representations reviewer and not otherwise subject to a confidentiality obligation and/or (v) if the asset representations reviewer is required by law, rule, regulation, order, judgment or decree to disclose such document or information.

Neither the asset representations reviewer nor any of its affiliates may make any investment in any class of certificates; provided, however, that such prohibition will not apply to (i) riskless principal transactions effected by a broker-dealer affiliate of the asset representations reviewer or (ii) investments by an affiliate of the asset representations reviewer if the asset representations reviewer and such affiliate maintain policies and procedures that (A) segregate personnel involved in the activities of the asset representations reviewer under the PSA from personnel involved in such affiliate’s investment activities and (B) prevent such affiliate and its personnel from gaining access to information regarding the issuing entity and the asset representations reviewer and its personnel from gaining access to such affiliate’s information regarding its investment activities.

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Delegation of Asset Representations Reviewer’s Duties

The asset representations reviewer may delegate its duties to agents or subcontractors in accordance with the PSA, however, the asset representations reviewer will remain obligated and primarily liable for any Asset Review required in accordance with the provisions of the PSA without diminution of such obligation or liability by virtue of such delegation or arrangements or by virtue of indemnification from any person acting as its agents or subcontractor to the same extent and under the same terms and conditions as if the asset representations reviewer alone were performing its obligations under the PSA.

Assignment of Asset Representations Reviewer’s Rights and Obligations

The asset representations reviewer may assign its rights and obligations under the PSA in connection with the sale or transfer of all or substantially all of its asset representations reviewer portfolio, provided that: (i) the purchaser or transferee accepting such assignment and delegation (A) is an Eligible Asset Representations Reviewer, organized and doing business under the laws of the United States of America, any state of the United States of America or the District of Columbia, authorized under such laws to perform the duties of the asset representations reviewer resulting from a merger, consolidation or succession that is permitted under the PSA, (B) executes and delivers to the trustee and the certificate administrator an agreement that contains an assumption by such person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the asset representations reviewer under the PSA from and after the date of such agreement and (C) is not be a prohibited party under the PSA; (ii) the asset representations reviewer will not be released from its obligations under the PSA that arose prior to the effective date of such assignment and delegation; (iii) the rate at which the Asset Representations Reviewer Asset Review Fee (or any component thereof) is calculated may not exceed the rate then in effect and (iv) the resigning asset representations reviewer will be required to be responsible for the reasonable costs and expenses of each other party hereto and the Rating Agencies in connection with such transfer. Upon acceptance of such assignment and delegation, the purchaser or transferee will be required to provide notice to each party to the PSA and then will be the successor asset representations reviewer hereunder.

Asset Representations Reviewer Termination Events

The following constitute asset representations reviewer termination events under the PSA (each, an “Asset Representations Reviewer Termination Event”) whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(i)                any failure by the asset representations reviewer to observe or perform in any material respect any of its covenants or agreements or the material breach of any of its representations or warranties under the PSA, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by the trustee or to the asset representations reviewer and the trustee by the holders of certificates evidencing at least 25% of the Voting Rights; provided that if such failure is capable of being cured and the asset representations reviewer is diligently pursuing such cure, such 30 day period will be extended by an additional 30 days;

(ii)             any failure by the asset representations reviewer to perform its obligations set forth in the PSA in accordance with the Asset Review Standard in any material respect, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

(iii)          any failure by the asset representations reviewer to be an Eligible Asset Representations Reviewer, which failure continues unremedied for a period of 30 days after the date written notice of such failure, requiring the same to be remedied, is given to the asset representations reviewer by any party to the PSA;

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(iv)           a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, has been entered against the asset representations reviewer, and such decree or order has remained in force undischarged or unstayed for a period of 60 days;

(v)              the asset representations reviewer consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the asset representations reviewer or of or relating to all or substantially all of its property; or

(vi)           the asset representations reviewer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the certificate administrator of written notice (which will be simultaneously delivered to the asset representations reviewer) of the occurrence of any Asset Representations Reviewer Termination Event, the certificate administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless the certificate administrator has received notice that such Asset Representations Reviewer Termination Event has been remedied.

Rights Upon Asset Representations Reviewer Termination Event

If an Asset Representations Reviewer Termination Event occurs, and in each and every such case, so long as such Asset Representations Reviewer Termination Event has not been remedied, then either the trustee (i) may or (ii) upon the written direction of Certificateholders evidencing at least 25% of the Voting Rights will be required to, terminate all of the rights and obligations of the asset representations reviewer under the PSA, other than rights and obligations accrued prior to such termination and other than indemnification rights (arising out of events occurring prior to such termination), by written notice to the asset representations reviewer. The asset representations reviewer is required to bear all reasonable costs and expenses of each other party to the PSA in connection with its termination for cause.

Termination of the Asset Representations Reviewer Without Cause

Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all Certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the asset representations reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum, the trustee will terminate all of the rights and obligations of the asset representations reviewer under the PSA (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights (arising out of events occurring prior to such termination)) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed.

In the event that holders of the certificates evidencing at least 75% of a Certificateholder Quorum elect to remove the asset representations reviewer without cause and appoint a successor, the successor asset representations reviewer will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

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Resignation of Asset Representations Reviewer

The asset representations reviewer may at any time resign by giving written notice to the other parties to the PSA. In addition, the asset representations reviewer will at all times be, and will be required to resign if it fails to be, an Eligible Asset Representations Reviewer by giving written notice to the other parties. Upon such notice of resignation, the depositor is required to promptly appoint a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. No resignation of the asset representations reviewer will be effective until a successor asset representations reviewer that is an Eligible Asset Representations Reviewer has been appointed and accepted the appointment. If no successor asset representations reviewer has been so appointed and accepted the appointment within 30 days after the notice of resignation, the resigning asset representations reviewer may petition any court of competent jurisdiction for the appointment of a successor asset representations reviewer that is an Eligible Asset Representations Reviewer. The resigning asset representations reviewer must pay all costs and expenses associated with the transfer of its duties.

Asset Representations Reviewer Compensation

Certain fees will be payable to the asset representations reviewer, and the asset representations reviewer will be entitled to be reimbursed for certain expenses, as described under “—Servicing and Other Compensation and Payment of Expenses”.

Limitation on Liability of the Risk Retention Consultation Parties

The Risk Retention Consultation Parties in their capacity as Risk Retention Consultation Parties will not be liable to the issuing entity or the Certificateholders for any action taken, or for refraining from the taking of any action, or for errors in judgment.

Each Certificateholder will acknowledge and agree, by its acceptance of its certificates, that a Risk Retention Consultation Party:

(1)   may have special relationships and interests that conflict with those of holders of one or more classes of certificates other than the holder of the VRR Interest related to a Risk Retention Consultation Party;

(2)   may act solely in the interests of the applicable holder of the VRR Interest;

(3)   does not have any liability or duties to the holders of any class of classes of certificates other than the holder of the VRR Interest related to a Risk Retention Consultation Party;

(4)   may take actions that favor the interests of the holders of one or more classes of certificates including the VRR Interest, over the interests of the holders of one or more other classes of certificates; and

(5)   will have no liability whatsoever for having so acted as set forth in (1) – (4) above, and no Certificateholder (other than the holder of the VRR Interest related to a Risk Retention Consultation Party) may take any action whatsoever against the applicable Risk Retention Consultation Party or any director, officer, employee, agent or principal of the applicable Risk Retention Consultation Party for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the recommendation of a Risk Retention Consultation Party, which does not violate the terms of any Mortgage Loan, any law, the Servicing Standard or the provisions of the PSA or the related Intercreditor Agreement, will not result in any liability on the part of the master servicer or special servicer.

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Replacement of the Special Servicer Without Cause

Except as limited by certain conditions described below and subject to the rights of the holder of any related Companion Loan under the related Intercreditor Agreement, the special servicer may generally be replaced, for so long as no Control Termination Event is continuing, at any time and without cause, by the Directing Holder so long as, among other things, the Directing Holder appoints a replacement special servicer that meets the requirements of the PSA, including that the trustee and the certificate administrator receive a Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan and that such replacement special servicer may not be the asset representations reviewer or any of its affiliates. The reasonable fees of any such termination incurred by the Trust Directing Holder will be paid by the Controlling Class Certificateholders, and in the case of any Loan-Specific Directing Holder, by such Loan-Specific Directing Holder.

Notwithstanding anything to the contrary described in this section, prior to the related Servicing Shift Securitization Date, no one except for the Loan-Specific Directing Holder will be permitted to replace the special servicer with respect to any Servicing Shift Whole Loan.

If at any time a Control Termination Event is continuing, the holders of the Principal Balance Certificates and the VRR Interest may generally replace the special servicer without cause, as described in this paragraph. Upon (i) the written direction of holders of Principal Balance Certificates and the VRR Interest evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances) of the Principal Balance Certificates and the VRR Interest requesting a vote to replace the special servicer (other than with respect to a Non-Serviced Whole Loan and any Servicing Shift Whole Loan) with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Pari Passu Companion Loan (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to promptly post notice of such request on the certificate administrator’s website and concurrently provide written notice of such request by mail and conduct the solicitation of votes of all Voting Rights in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of (i) holders of Principal Balance Certificates and the VRR Interest evidencing at least 66-2/3% of a Certificateholder Quorum or (ii) holders of Principal Balance Certificates and the VRR Interest evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, the trustee will be required to terminate all of the rights and obligations of the special servicer other than with respect to a Non-Serviced Whole Loan and any Servicing Shift Whole Loan) under the PSA and appoint the successor special servicer (which must be a Qualified Replacement Special Servicer) designated by such Certificateholders; provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the PSA, which survive such termination.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or the asset representations reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances, except in the case of the termination of the asset representations reviewer, of the certificates) of all Principal Balance Certificates and the VRR Interest on an aggregate basis.

“Non-Reduced Certificates” means, as of any date of determination, any Class of Principal Balance Certificates and VRR Interest then-outstanding for which (a)(1) the initial Certificate Balance of such class of certificates minus (2) the sum (without duplication) of (x) the aggregate payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such class of certificates as

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of such date of determination, (y) any Appraisal Reduction Amounts allocated to such class of certificates and (z) any Realized Losses or VRR Realized Losses, as applicable, previously allocated to such class of certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such class of certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such class of certificates as of such date of determination.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the PSA, (ii) is not the operating advisor, the asset representations reviewer or an affiliate of the operating advisor or the asset representations reviewer, (iii) is not obligated to pay the operating advisor (x) any fees or otherwise compensate the operating advisor in respect of its obligations under the PSA, or (y) for the appointment of the successor special servicer or the recommendation by the operating advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the operating advisor other than compensation that is not material and is unrelated to the operating advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the operating advisor for its appointment as successor special servicer, in each case, unless expressly approved by 100% of the Certificateholders, (vi) currently has a special servicer rating of at least “CSS3” from Fitch, (vii) is included on S&P’s Select Servicer List as a U.S. Commercial Mortgage Special Servicer, and (viii) is not a special servicer that has been publicly cited by KBRA as having servicing concerns as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

Notwithstanding the foregoing, if the special servicer obtains knowledge that it is a Borrower Party with respect to any Serviced Mortgage Loan and any related Serviced Companion Loan (any such Serviced Mortgage Loan and any related Serviced Companion Loan, a “Excluded Special Servicer Mortgage Loan”), the special servicer will be required to resign as special servicer of that Excluded Special Servicer Mortgage Loan.

In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party other than during the continuance of a Control Termination Event, then (i) if the Excluded Special Servicer Mortgage Loan is not also an Excluded Loan, the Trust Directing Holder will be entitled to appoint (and replace with or without cause) a successor special servicer that is not a Borrower Party in accordance with the terms of the PSA (the “Excluded Special Servicer”) for the Excluded Special Servicer Mortgage Loan, (ii) if the Excluded Special Servicer Mortgage Loan is also an Excluded Loan, the largest Controlling Class Certificateholder (by Certificate Balance) that is not an Excluded Controlling Class Holder will be entitled to appoint (and replace with or without cause) the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan, and (iii) if there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. In the event the special servicer is required to resign as special servicer with respect to any Excluded Special Servicer Mortgage Loan because it obtains knowledge that it is a Borrower Party and either (i) a Control Termination Event is continuing or (ii) there is no Controlling Class Certificateholder that is not an Excluded Controlling Class Holder, then the resigning special servicer will be required to use reasonable efforts to appoint the Excluded Special Servicer for the Excluded Special Servicer Mortgage Loan. The special servicer will not have any liability with respect to the actions or inactions of the applicable Excluded Special Servicer or with respect to the identity of the applicable Excluded Special Servicer.

If at any time a special servicer is no longer a Borrower Party with respect to an Excluded Special Servicer Mortgage Loan, (1) the related Excluded Special Servicer will be required to resign, (2) the related Mortgage Loan will no longer be an Excluded Special Servicer Mortgage Loan, (3) such special

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servicer will become the special servicer again for the such related Mortgage Loan and (4) such special servicer will be entitled all special servicing compensation with respect to such Mortgage Loan earned during such time on and after such Mortgage Loan is no longer an Excluded Special Servicer Mortgage Loan.

The Excluded Special Servicer will be required to perform all of the obligations of the special servicer for the related Excluded Special Servicer Mortgage Loan and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Mortgage Loan earned during such time as the related Mortgage Loan is an Excluded Special Servicer Mortgage Loan (provided that the special servicer will remain entitled to all other special servicing compensation with respect all Mortgage Loans and Serviced Whole Loan which are not Excluded Special Servicer Mortgage Loans).

No appointment of a special servicer will be effective until the depositor has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

Notwithstanding the foregoing, the Certificateholders’ direction to replace a special servicer will not apply to any Serviced AB Whole Loan unless a Control Appraisal Period has occurred and is continuing with respect to such Serviced AB Whole Loan under the related Intercreditor Agreement. The related Serviced Subordinate Companion Loan holder will have the right, prior to the occurrence and continuance of a Control Appraisal Period to replace the special servicer solely with respect to such Serviced AB Whole Loan. See “Description of the Mortgage Pool—The Whole Loans”.

With respect to each Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote

If at any time the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer is not performing its duties as required under the PSA or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the special servicer would be in the best interests of the Certificateholders as a collective whole, then the operating advisor will have the right to recommend the replacement of the special servicer. In such event, the operating advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written report detailing the reasons supporting its recommendation (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer (which must be a Qualified Replacement Special Servicer). The certificate administrator will be required to notify each Certificateholder of the recommendation and post the related report on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. Approval by the Certificateholders of such Qualified Replacement Special Servicer will not preclude the Directing Holder from appointing a replacement, so long as such replacement is a Qualified Replacement Special Servicer and is not the originally replaced special servicer or its affiliate.

The operating advisor’s recommendation to replace the special servicer must be confirmed within 180 days after the notice is posted to the certificate administrator’s website by an affirmative vote of Certificateholders evidencing at least a majority of a quorum of Certificateholders (which, for this purpose, is the Certificateholders that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the VRR Interest on an aggregate basis and (ii) consist of at least three (3) Certificateholders or Certificate Owners that are not Risk Retention Affiliated with each other).

In the event the holders of such Voting Rights elect to remove and replace the special servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the operating

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advisor’s recommendation to replace the special servicer to the certificate administrator’s website), the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies and a comparable confirmation from each NRSRO that has been engaged to rate any securities backed, in whole or in part, by a Serviced Companion Loan at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the PSA), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the PSA and to appoint the successor special servicer approved by such Certificateholders, provided that such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of Advances and other rights set forth in the PSA that survive termination. The reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of outside counsel) associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the certificates and the operating advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the operating advisor must be a Qualified Replacement Special Servicer.

In the event the special servicer is terminated as a result of the recommendation of the operating advisor described in this “—Replacement of the Special Servicer After Operating Advisor Recommendation and Certificateholder Vote”, the Directing Holder may not subsequently reappoint as special servicer such terminated special servicer or any Risk Retention Affiliate of such terminated special servicer.

No appointment of the special servicer will be effective until the depositor or the depositor for the securitization of a Companion Loan has filed any required Exchange Act filings related to the removal and replacement of the special servicer.

With respect to any Non-Serviced Whole Loan, the related Non-Serviced Special Servicer may be removed, and a successor special servicer appointed at any time by the related directing holder or analogous party appointed under the related Non-Serviced PSA (and not by the Trust Directing Holder) to the extent set forth in the related Non-Serviced PSA and the related Intercreditor Agreement for such Non-Serviced Whole Loans. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “—Servicing of the Non-Serviced Mortgage Loans” below.

Termination of the Master Servicer and the Special Servicer for Cause

Servicer Termination Events

A “Servicer Termination Event” under the PSA with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)   with respect to the master servicer only, any failure by the master servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Serviced Whole Loan on the day such deposit was first required to be made, which failure is not remedied within one business day, (ii) to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the master servicer determines that such P&I Advance would be non-recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the master servicer does not timely make such remittances to the certificate administrator, the master servicer will be required to pay the certificate administrator for the account of the certificate administrator interest on any amount not timely remitted at the Reimbursement Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the PSA or the related intercreditor agreement, any amount required to be so remitted which failure continues for one business day;

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(b)   with respect to the special servicer only, any failure by the special servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for one business day, or to remit to the master servicer for deposit in the Collection Account (or, in the case of a Serviced Whole Loan, the related custodial account) any such remittance required to be made, under the PSA; provided, however, that the failure of the special servicer to remit such remittance to the master servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the special servicer has compensated the master servicer for any loss of income (at the Reimbursement Rate) on such amount suffered by the master servicer due to and caused by the late remittance of the special servicer and reimbursed the issuing entity for any resulting advance interest due to the master servicer;

(c)   any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the PSA, which failure continues unremedied for 30 days (or 15 days in the case of the master servicer’s failure to make a Servicing Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the master servicer or the special servicer, as the case may be, pursuant to the PSA or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, by the certificateholders of any class issued by the issuing entity, evidencing percentage interest aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such failure is capable of being cured and the master servicer or the special servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)   any breach on the part of the master servicer or the special servicer of any representation or warranty in the PSA which materially and adversely affects the interests of any Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the master servicer or the special servicer, as the case may be, by any other party to the PSA, or to the master servicer, the special servicer, the depositor and the trustee by the holders of certificates of any class issued by the issuing entity, evidencing percentage interests aggregating not less than 25% of such class or by such holder of a Serviced Companion Loan, if affected; provided that, if such breach is capable of being cured and the master servicer or special servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)   certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, as applicable, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)    the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting;

(g)   the master servicer or the special servicer, as applicable, is removed from S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S. Commercial Mortgage Special Servicer, as applicable, and is not restored to such status on such list within sixty (60) days;

(h)   KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of certificates or one or more classes of serviced companion loan securities, or (ii) has placed one or more classes of certificates or one or more classes of serviced companion loan securities on “watch status” in contemplation of a ratings downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA (or, in the case of serviced companion loan securities, any companion loan rating agency) within 60 days of such event) and, in the case of either of clauses

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(i) or (ii), publicly citing servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such rating action; or

(i)    so long as the issuing entity is subject to Exchange Act reporting requirements, any failure by the master servicer or special servicer, as applicable, to deliver to the trustee and the certificate administrator (i) an annual certification regarding such servicer’s compliance with the terms of the PSA, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the PSA after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the master servicer or special servicer, as applicable (but excluding any Sub-Servicing Entity which the master servicer or special servicer has been directed to retain by a sponsor or mortgage loan seller) is required to deliver (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (i)).

Rights Upon Servicer Termination Event

If a Servicer Termination Event with respect to the master servicer or the special servicer, as applicable, is continuing, then the trustee may, and at the written direction of (1) the holders of certificates evidencing at least 25% of the aggregate Voting Rights in the case of the master servicer, (2) in the case of the special servicer, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder, and (3) the Depositor (with respect to clause (i) of the definition of “Servicer Termination Event”), the trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the PSA) and obligations of the master servicer as master servicer or the special servicer as special servicer, as the case may be, under the PSA. In the case of a Servicer Termination Event pursuant to clause (f), (g) or (h) of the definition thereof, the certificate administrator will be required to notify Certificateholders and Serviced Companion Loan Holders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan Holders favor such termination. Notwithstanding the foregoing, upon any termination of the master servicer or the special servicer, as applicable, under the PSA, the master servicer or the special servicer, as applicable, will continue to be entitled to rights in respect of indemnification and to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the PSA.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the master servicer affects a Serviced Companion Loan or the holder thereof and the master servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the master servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the trustee direct the master servicer to appoint a sub-servicer (or if the related Serviced Whole Loan is currently being sub-serviced, then the trustee may direct the master servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement) that will be responsible for servicing the related Serviced Whole Loan; provided that the trustee will be required to direct the master servicer to obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities)(at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the special servicer affects a Serviced Companion Loan and the special servicer is not otherwise terminated or (b) if an NRSRO engaged to rate any class of certificates backed, wholly or partially, by any Serviced Companion Loan qualifies, downgrades or withdraws its rating of such class of certificates, publicly citing servicing concerns with the special servicer as the sole or a material factor in such rating action, then the holder of

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such Serviced Companion Loan will be entitled to direct that the trustee terminate the special servicer with respect to the related Serviced Whole Loan only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the master servicer or the special servicer, the trustee will succeed to all authority and power of the master servicer or the special servicer, as applicable, under the PSA (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the master servicer or the special servicer, as applicable, would have been entitled. If the trustee is unwilling or unable so to act, or holders of certificates evidencing at least (i) 25% of the aggregate Voting Rights in the case of the master servicer, and (ii) 25% of the aggregate Voting Rights in the case of the special servicer (or, for so long as no Control Termination Event is continuing, the Directing Holder) so request, or, with respect to a Serviced Whole Loan, if an affected Serviced Companion Loan noteholder so requests, or if the trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the issuing entity, the trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event is continuing, has been approved by the Directing Holder (which approval may not be unreasonably withheld in the case of the appointment of a successor master servicer) to act as successor to the master servicer or the special servicer, as applicable, under the PSA; provided that the trustee must obtain a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities). Pending such appointment, the trustee is obligated to act in such capacity unless the trustee is prohibited by law from so acting. The trustee and any such successor may agree upon the servicing compensation to be paid; provided that no such compensation may be in excess of that permitted to the terminated master servicer or special servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated master servicer or special servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated master servicer or special servicer will be treated as Realized Losses and VRR Realized Losses. All reasonable costs and expenses of the trustee (including the cost of obtaining a Rating Agency Confirmation and any applicable indemnity) or the successor master servicer or successor special servicer incurred in connection with transferring the mortgage files to the successor master servicer or special servicer and amending the PSA to reflect such succession are required to be paid by the predecessor master servicer or the special servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor master servicer or special servicer (as the case may be) has not reimbursed the trustee or the successor master servicer or special servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the issuing entity; provided that the terminated master servicer or special servicer will not thereby be relieved of its liability for such expenses.

No Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA, the certificates or the Mortgage Loans, unless, with respect to the PSA, such holder previously has given to the trustee a written notice of a default under the PSA, and of the continuance thereof, and unless the holders of certificates of any class affected thereby evidencing percentage interests of at least 25% of such class, as applicable, have made written request of the trustee to institute such proceeding in its capacity as trustee under the PSA and have offered to the trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the trustee nor the certificate administrator will have any obligation to make any investigation of matters arising under the PSA or to institute, conduct or defend any litigation under the PSA or in relation to it at the request, order or direction of any of the holders of certificates, unless holders of certificates entitled to greater than 25% of the percentage interest of each affected class direct the trustee to do so and such holders of certificates have offered to the trustee or the certificate administrator, as applicable security or indemnity reasonably satisfactory to the trustee or the certificate administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

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Notwithstanding the foregoing discussion in this “—Rights Upon Servicer Termination Event” section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f), (g) or (h) of the definition of “Servicer Termination Event”, the master servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor master servicer in connection with whose appointment a Rating Agency Confirmation (including a Rating Agency Confirmation with respect to any companion loan securities) has been provided, in accordance with the terms set forth in the PSA, including that any successor master servicer fulfill the ratings requirements for successor master servicer set forth in the PSA.

In addition, the depositor may direct the trustee to terminate the master servicer upon 5 business days’ written notice if the master servicer fails to comply with certain of its Exchange Act reporting obligations under the PSA (subject to any applicable grace period).

Waiver of Servicer Termination Event

A Servicer Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the certificates (and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event), except (a) a Servicer Termination Event under clause (i) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and each affected depositor under a Non-Serviced PSA and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Whole Loan Custodial Account or the Lower-Tier REMIC Distribution Account or in remitting payments as received, in each case in accordance with the PSA.

Resignation of the Master Servicer and Special Servicer

The PSA permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation required under the PSA may be considered satisfied with respect to the certificates as described in this prospectus); and, as to the special servicer only, for so long as no Control Termination Event is continuing, the approval of such successor by the Directing Holder, which approval in each case will not be unreasonably withheld or delayed or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. In the event that the master servicer or special servicer resigns as a result of the determination that their respective obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the trustee will then succeed to all of the responsibilities, duties and liabilities of the resigning party as master servicer or special servicer, as the case may be, under the PSA and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity, subject to the trustee’s receipt of a Rating Agency Confirmation from each of the Rating Agencies.

No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the PSA. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties. Other than as described under “—Termination of the Master Servicer and the Special Servicer for Cause—Servicer Termination Events” above, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the PSA. In addition, the PSA will prohibit the appointment of the asset representations

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reviewer, the operating advisor or one of their respective affiliates as successor to the master servicer or the special servicer.

Resignation of Master Servicer, Trustee, Certificate Administrator, Operating Advisor or Asset Representations Reviewer Upon Prohibited Risk Retention Affiliation

Under the Credit Risk Retention Rule, the Retaining Third-Party Purchaser is prohibited from being Risk Retention Affiliated with, among other persons, the master servicer, the trustee, the certificate administrator, the operating advisor or the asset representations reviewer. As long as the prohibition exists, upon the occurrence of (i) a servicing officer of the master servicer or a responsible officer of the certificate administrator or the trustee, as applicable, obtaining actual knowledge that the master servicer, the certificate administrator or the trustee, as applicable, is or has become Risk Retention Affiliated with or a Risk Retention Affiliate of the Retaining Third-Party Purchaser (in such case, an “Impermissible TPP Affiliate”), (ii) the master servicer, certificate administrator or the trustee receiving written notice by any other party to the PSA, the Retaining Third-Party Purchaser, the sponsor or any underwriter or initial purchaser that the master servicer, certificate administrator or the trustee, as applicable, is or has become an Impermissible TPP Affiliate, or (iii) the operating advisor or the asset representations reviewer obtaining actual knowledge that it is or has become a Risk Retention Affiliate of the Retaining Third-Party Purchaser or any other party to the PSA (in such case, an “Impermissible Operating Advisor Affiliate” and “Impermissible Asset Representations Reviewer Affiliate”, respectively; and either of an Impermissible TPP Affiliate, an Impermissible Operating Advisor Affiliate and an Impermissible Asset Representations Reviewer Affiliate being an “Impermissible Risk Retention Affiliate”), such Impermissible Risk Retention Affiliate is required to promptly notify the Sponsor and the other parties to the PSA and resign in accordance with the terms of the PSA. The resigning Impermissible Risk Retention Affiliate will be required to bear all reasonable out-of-pocket costs and expenses of each other party to the PSA, the issuing entity and each Rating Agency in connection with such resignation as and to the extent required under the PSA; provided, however, if the affiliation causing an Impermissible Risk Retention Affiliate is the result of the Retaining Third-Party Purchaser acquiring an interest in such Impermissible Risk Retention Affiliate or an affiliate of such Impermissible Risk Retention Affiliate, then such costs and expenses will be an expense of the issuing entity.

Limitation on Liability; Indemnification

The PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the issuing entity, Certificateholders or holders of the related Companion Loan, or any third party beneficiary, as applicable, for any action taken, or not taken, in good faith pursuant to the PSA or for errors in judgment; provided, however, that none of the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer or similar person will be protected against any breach of a representation or warranty made by such party, as applicable, in the PSA or any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA or by reason of negligent disregard of such obligations and duties. The PSA will also provide that the master servicer (including in its capacity as the paying agent for any Companion Loan), the special servicer, the depositor, the operating advisor, the asset representations reviewer and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the issuing entity against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the PSA (including any such fees and costs relating to enforcing this indemnity), the Mortgage Loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred in connection with any breach of a representation or warranty made by such party, as applicable, in the PSA or incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the PSA, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any

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of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law. In addition, absent actual fraud (as determined by a final non-appealable court order), neither the trustee nor the certificate administrator (including in its capacity as custodian) will be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the trustee or the certificate administrator has been advised of the likelihood of such loss or damage and regardless of the form of action. The PSA will also provide that any related master servicer, depositor, special servicer, operating advisor (or the equivalent), asset representations reviewer, certificate administrator or trustee under the related Non-Serviced PSA with respect to a Non-Serviced Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them and each Non-Serviced Securitization Trust will be entitled to indemnification by the issuing entity and held harmless against the issuing entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with servicing and administration of such Non-Serviced Mortgage Loan and the related non-serviced Mortgaged Property under the related Non-Serviced PSA or the PSA (as and to the same extent the securitization trust formed under the related Non-Serviced PSA is required to indemnify such parties in respect of other Mortgage Loans in the securitization trust formed under the related Non-Serviced PSA pursuant to the terms of the Non-Serviced PSA).

In addition, the PSA will provide that none of the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor or operating advisor will be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its respective responsibilities under the PSA or (ii) in its opinion, may expose it to any expense or liability not reimbursed by the issuing entity. However, each of the master servicer, the special servicer, the depositor and the operating advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the PSA and the interests of the Certificateholders (and, in the case of a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Serviced Companion Loan (as a collective whole), taking into account the subordinate or pari passu nature of such Serviced Companion Loan) under the PSA; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related Intercreditor Agreement and will also be payable out of the other funds in the Collection Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a Mortgage Loan or Companion Loan, then any subsequent recovery on that Mortgage Loan or Companion Loan, as applicable, will be used to reimburse the issuing entity for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the issuing entity, and the master servicer (including in its capacity as the paying agent for any Companion Loans), the special servicer, the depositor, the asset representations reviewer or the operating advisor, as the case may be, will be entitled to be reimbursed out of the Collection Account for the expenses.

Pursuant to the PSA, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the PSA. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the PSA are met.

Any person into which the master servicer, the special servicer, the depositor, operating advisor, asset representations reviewer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor, operating advisor or asset representations reviewer, will be the successor of the master servicer, the special servicer, the depositor, operating advisor or asset

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representations reviewer, as the case may be, under the PSA. The master servicer, the special servicer, the operating advisor and the asset representations reviewer may have other normal business relationships with the depositor or the depositor’s affiliates.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the PSA (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the Mortgage Loans, this prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the Collection Account or any other account by or on behalf of the master servicer or any special servicer. The PSA provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The PSA provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee or the certificate administrator, as applicable, was negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the PSA (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the issuing entity, to the extent of amounts held in the Collection Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, custodian, certificate registrar and 17g-5 Information Provider) under the PSA. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the PSA, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the PSA, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the PSA.

For the avoidance of doubt, with respect to any indemnification provisions in the PSA providing that the issuing entity or a party to the PSA is required to indemnify another party to the PSA for costs, fees and expenses, such costs, fees and expenses are intended to include costs (including, but not limited to, reasonable attorney’s fees and expenses) of the enforcement of such indemnity.

Enforcement of Mortgage Loan Seller’s Obligations Under the MLPA

In the event any party to the PSA receives a request or demand from a Requesting Investor to the effect that a Mortgage Loan should be repurchased or replaced due to a Material Defect, or if the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) determines that a Mortgage Loan should be repurchased or replaced due to a Material Defect, that party to the PSA will be required to promptly forward such request or demand to the master servicer and the special servicer, and the Enforcing

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Servicer will be required to promptly forward it to each other party to the PSA and the applicable mortgage loan seller. The Enforcing Servicer will be required to enforce the obligations of the mortgage loan sellers under the MLPAs pursuant to the terms of the PSA and the MLPAs. These obligations include (but are not limited to) obligations resulting from a Material Defect. Subject to the provisions of the applicable MLPA relating to the dispute resolutions as described under “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”, such enforcement, including, without limitation, the legal prosecution of claims, if any, will be required to be carried out in such form, to such extent and at such time as the master servicer or the special servicer, as applicable, would require were it, in its individual capacity, the owner of the affected Mortgage Loan.

Within 45 days after receipt of an Asset Review Report with respect to any Mortgage Loan, the master servicer (with respect to any non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) will be required to determine whether at that time, based on the Servicing Standard, whether there exists a Material Defect with respect to such Mortgage Loan. If the master servicer (with respect to non-Specially Serviced Loans) or the special servicer (with respect to Specially Serviced Loans) determines that a Material Defect exists, the Enforcing Servicer will be required to enforce the obligations of the applicable mortgage loan seller under the MLPA with respect to such Material Defect as discussed in the preceding paragraph. See “—The Asset Representations Reviewer—Asset Review” above.

Any costs incurred by the master servicer or the special servicer with respect to the enforcement of the obligations of a mortgage loan seller under the applicable MLPA will be deemed to be Servicing Advances, to the extent not recovered from the mortgage loan seller or the Requesting Investor or, to the extent nonrecoverable, trust fund expenses. See “Description of the Mortgage Loan Purchase Agreements—Dispute Resolution Provisions”.

Dispute Resolution Provisions

Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder

In the event an Initial Requesting Certificateholder delivers a written request to a party to the PSA that a Mortgage Loan be repurchased by the applicable mortgage loan seller alleging the existence of a Material Defect with respect to such Mortgage Loan and setting forth the basis for such allegation (a “Certificateholder Repurchase Request”), the receiving party will be required to promptly forward that Certificateholder Repurchase Request to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward that Repurchase Request to the related mortgage loan seller and each other party to the PSA. An “Initial Requesting Certificateholder” is the first Certificateholder or Certificate Owner (in either case, other than a holder of the VRR Interest) to deliver a Certificateholder Repurchase Request as described above with respect to a Mortgage Loan and there may not be more than one Initial Requesting Certificateholder with respect to any Mortgage Loan. Subject to the provisions described below under this heading “—Dispute Resolution Provisions”, the Enforcing Servicer will be the Enforcing Party with respect to the Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a Specially Serviced Loan, the special servicer, and (b) with respect to a non-Specially Serviced Loan, (i) in the case of a Repurchase Request made by the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, the master servicer, and (ii) in the case of a Repurchase Request made by any person other than the special servicer, the Trust Directing Holder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-Specially Serviced Loan, the master servicer (provided that the consent of the special servicer will be required with respect to any Qualified Substitute Mortgage Loan), and (B) from and after a Resolution Failure relating to such non-Specially Serviced Loan, the special servicer.

An “Enforcing Party” is the person obligated to or that elects pursuant to the terms of the PSA to enforce the rights of the issuing entity against the related mortgage loan seller with respect to the Repurchase Request.

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Repurchase Request Delivered by a Party to the PSA

In the event that the depositor, the master servicer, the special servicer, the trustee, the certificate administrator or the operating advisor (solely in its capacity as operating advisor) has knowledge of a Material Defect with respect to a Mortgage Loan, that party will be required to deliver prompt written notice of such Material Defect to the master servicer and the special servicer, and the Enforcing Servicer will be required to promptly forward to each other party to the PSA and the related mortgage loan seller, identifying the applicable Mortgage Loan and setting forth the basis for such allegation (a “PSA Party Repurchase Request” and, each of a Certificateholder Repurchase Request or a PSA Party Repurchase Request, a “Repurchase Request”). The Enforcing Servicer will be required to act as the Enforcing Party and enforce the rights of the issuing entity against the related mortgage loan seller with respect to the PSA Party Repurchase Request. However, if a Resolution Failure occurs with respect to the PSA Party Repurchase Request, the provisions described below under “—Resolution of a Repurchase Request” will apply.

Resolution of a Repurchase Request

In the event the Repurchase Request is not Resolved within 180 days after the mortgage loan seller receives the Repurchase Request as described in “—Certificateholder’s Rights When a Repurchase Request is Initially Delivered By a Certificateholder” or “—Repurchase Request Delivered by a Party to the PSA” above, a “Resolution Failure” will be deemed to have occurred. Receipt of the Repurchase Request will be deemed to occur two business days after the Repurchase Request is sent to the related mortgage loan seller. “Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related Mortgage Loan has been repurchased in accordance with the related MLPA, (iii) a mortgage loan has been substituted for the related Mortgage Loan in accordance with the related MLPA, (iv) the applicable mortgage loan seller made the Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related MLPA, or (vi) the related Mortgage Loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the PSA.

Within 2 business days after a Resolution Failure occurs with respect to a PSA Party Repurchase Request made by any party other than the special servicer or a Certificateholder Repurchase Request made by any Certificateholder other than the Trust Directing Holder or a Controlling Class Certificateholder, in each case, related to a non-Specially Serviced Loan, the master servicer will be required to send a written notice (a “Master Servicer Proposed Course of Action Notice”) to the special servicer, indicating the master servicer’s analysis and recommended course of action with respect to such Repurchase Request, along with the servicing file and all information, documents (but excluding the original documents constituting the mortgage file) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to such non-Specially Serviced Loan and, if applicable, the related Serviced Companion Loan, either in the master servicer’s possession or otherwise reasonably available to the master servicer, and reasonably requested by the special servicer to enable it to assume its duties under the PSA to the extent set forth in the PSA for such non-Specially Serviced Loan. Upon receipt of such Master Servicer Proposed Course of Action Notice and such servicing file, the special servicer will become the Enforcing Servicer with respect to such Repurchase Request.

After a Resolution Failure occurs with respect to a Repurchase Request regarding a Mortgage Loan (whether the Repurchase Request was initiated by an Initial Requesting Certificateholder or by a party to the PSA), the Enforcing Servicer will be required to send a notice (a “Proposed Course of Action Notice”) to the Initial Requesting Certificateholder, if any, to the address specified in the Initial Requesting Certificateholder’s Repurchase Request, and to the certificate administrator, who will make such notice available to all other Certificateholders and Certificate Owners (by posting such notice on the certificate administrator’s website) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request (the “Proposed Course of Action”). If the master servicer is the Enforcing Servicer, the master servicer may (but will not be obligated to) consult with the special servicer and (for so long as no Consultation Termination Event is continuing) the Directing Holder regarding any Proposed Course of

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Action. Such notice will be required to include (a) a request to Certificateholders to indicate their agreement with or dissent from such Proposed Course of Action by clearly marking “agree” or “disagree” to the Proposed Course of Action on such notice within 30 days of the date of such notice and a disclaimer that responses received after such 30-day period will not be taken into consideration, (b) a statement that in the event any Certificateholder disagrees with the Proposed Course of Action, the Enforcing Servicer (either as the Enforcing Party or as the Enforcing Servicer in circumstances where a Certificateholder is acting as the Enforcing Party) will be compelled to follow the course of action agreed to and/or proposed by the majority of the responding Certificateholders that involves referring the matter to mediation or arbitration, as the case may be, (c) a statement that responding Certificateholders will be required to certify their holdings in connection with such response, (d) a statement that only responses clearly marked “agree” or “disagree” with such Proposed Course of Action will be taken into consideration and (e) instructions for responding Certificateholders to send their responses to the applicable Enforcing Servicer and the certificate administrator. The certificate administrator will within three (3) business days after the expiration of the 30-day response period, tabulate the responses received from the Certificateholders and share the results with the Enforcing Servicer. The certificate administrator will only count responses timely received and clearly indicating agreement or dissent with the related Proposed Course of Action and additional verbiage or qualifying language will not be taken into consideration for purposes of determining whether the related Certificateholder agrees or disagrees with the Proposed Course of Action. The certificate administrator will be under no obligation to answer any questions from Certificateholders regarding such Proposed Course of Action. For the avoidance of doubt, the certificate administrator’s obligations in connection with this heading “—Resolution of a Repurchase Request” will be limited solely to tabulating Certificateholder responses of “agree” or “disagree” to the Proposed Course of Action, and such obligation will not be construed to impose any enforcement obligation on the certificate administrator. The Enforcing Servicer may conclusively rely (without investigation) on the certificate administrator’s tabulation of the majority of the responding Certificateholders. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, as discussed below under “—Mediation and Arbitration Provisions”, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver to the Enforcing Servicer a written notice (a “Preliminary Dispute Resolution Election Notice”) within 30 days from the date the Proposed Course of Action Notice is posted on the certificate administrator’s website (the “Dispute Resolution Cut-off Date”) indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In the event any Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice, and the Enforcing Servicer has also received responses from other Certificateholders or Certificate Owners supporting the Enforcing Servicer’s initial Proposed Course of Action, such responses will be considered Preliminary Dispute Resolution Election Notices supporting the Proposed Course of Action for purposes of determining the course of action proposed by the majority of Certificateholders.

If neither the Initial Requesting Certificateholder, if any, nor any other Certificateholder or Certificate Owner delivers a Preliminary Dispute Resolution Election Notice prior to the Dispute Resolution Cut-off Date, no Certificateholder or Certificate Owner will have the right to refer the Repurchase Request to mediation or arbitration, and the Enforcing Servicer, as the Enforcing Party, will be the sole party obligated and entitled to determine a course of action, including but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller, subject to any consent or consultation rights of the Trust Directing Holder.

Promptly and in any event within 10 business days following receipt of a Preliminary Dispute Resolution Election Notice from (i) the Initial Requesting Certificateholder, if any, or (ii) any other Certificateholder or Certificate Owner (other than a holder of the VRR Interest) (each of clauses (i) and

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(ii), a “Requesting Certificateholder”), the Enforcing Servicer will be required to consult with each Requesting Certificateholder regarding such Requesting Certificateholder’s intention to elect either mediation (including nonbinding arbitration) or arbitration as the dispute resolution method with respect to the Repurchase Request (the “Dispute Resolution Consultation”) so that such Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods, such discussions to occur and be completed no later than 10 business days following the Dispute Resolution Cut-off Date. The Enforcing Servicer will be entitled to establish procedures the Enforcing Servicer deems to be in accordance with the Servicing Standard relating to the timing and extent of such consultations. No later than 5 business days after completion of the Dispute Resolution Consultation, a Requesting Certificateholder may provide a final notice to the Enforcing Servicer indicating its decision to exercise its right to refer the matter to either mediation or arbitration (“Final Dispute Resolution Election Notice”).

If, following the Dispute Resolution Consultation, no Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then the Enforcing Servicer will continue to act as the Enforcing Party and remain obligated under the PSA to determine a course of action, including but not limited to, enforcing the rights of the issuing entity with respect to the Repurchase Request and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration.

If a Requesting Certificateholder timely delivers a Final Dispute Resolution Election Notice to the Enforcing Servicer, then such Requesting Certificateholder will become the Enforcing Party and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. If there is more than one Requesting Certificateholder that timely delivers a Final Dispute Resolution Election Notice, then such Requesting Certificateholders will collectively become the Enforcing Party, and the holder or holders of a majority of the Voting Rights among such Requesting Certificateholders will be entitled to make all decisions relating to such mediation or arbitration. If, however, no Requesting Certificateholder commences arbitration or mediation pursuant to the terms of the PSA within 30 days after delivery of its Final Dispute Resolution Election Notice to the Enforcing Servicer, then (i) the rights of a Requesting Certificateholder to act as the Enforcing Party will terminate and no Certificateholder or Certificate Owner will have any further right to elect to refer the matter to mediation or arbitration, (ii) if the Proposed Course of Action Notice indicated that the Enforcing Servicer will take no further action with respect to the Repurchase Request, then the related Material Defect will be deemed waived for all purposes under the PSA and related MLPA; provided, however, that such Material Defect will not be deemed waived with respect to a Requesting Certificateholder, any other Certificateholder or Certificate Owner or the Enforcing Servicer to the extent there is a material change in the facts and circumstances known to such party and (iii) if the Proposed Course of Action Notice had indicated a course of action other than the course of action under clause (ii), then the Enforcing Servicer will again become the Enforcing Party and, as such, will be the sole party obligated and entitled to determine a course of action including, but not limited to, enforcing the issuing entity’s rights against the related mortgage loan seller.

Notwithstanding the foregoing, the dispute resolution provisions described under this heading “—Resolution of a Repurchase Request” will not apply, and the Enforcing Servicer will remain the Enforcing Party, if the Enforcing Servicer has commenced litigation with respect to the Repurchase Request, or determines in accordance with the Servicing Standard that it is in the best interest of Certificateholders to commence litigation with respect to the Repurchase Request to avoid the running of any applicable statute of limitations.

In the event a Requesting Certificateholder becomes the Enforcing Party, the Enforcing Servicer, on behalf of the issuing entity, will remain a party to any proceedings against the related mortgage loan seller as further described below; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer (in consultation with the Trust Directing Holder for so long as no Consultation Termination Event is continuing), and in accordance with the Servicing Standard. For the avoidance of doubt, the depositor, the mortgage loan sellers and any of their respective affiliates will not be entitled to be an Initial Requesting Certificateholder or a Requesting Certificateholder.

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The Requesting Certificateholder is entitled to elect either mediation or arbitration in its sole discretion; however, the Requesting Certificateholder may not elect to then utilize the alternative method in the event that the initial method is unsuccessful.

If (i) a Repurchase Request is made with respect to any Mortgage Loan based on any particular alleged Material Defect, (ii) a Resolution Failure is deemed to occur with respect to such Repurchase Request, and (iii) if either (A) a mediation or arbitration is undertaken with respect to such Repurchase Request or (B) the Certificateholders and Certificate Owners cease to have a right to refer such Repurchase Request to mediation or arbitration, in either case in accordance with the foregoing discussion under this heading “—Resolution of a Repurchase Request,” then no Certificateholder or Certificate Owner may make any subsequent Repurchase Request with respect to such Mortgage Loan based on the same alleged Material Defect unless there is a material change in the facts and circumstances known to such party.

Mediation and Arbitration Provisions

If the Enforcing Party elects mediation (including nonbinding arbitration) or arbitration, the mediation or arbitration will be administered by a nationally recognized arbitration or mediation organization selected by the related mortgage loan seller. A single mediator or arbitrator will be selected by the mediation or arbitration organization from a list of neutrals maintained by it according to its mediation or arbitration rules then in effect. The mediator or arbitrator must be impartial, an attorney admitted to practice in the State of New York and have at least 15 years of experience in commercial litigation and commercial real estate finance or commercial mortgage-backed securitization matters or other complex commercial transactions.

The expenses of any mediation will be allocated among the parties to the mediation including, if applicable, between the Enforcing Party and the Enforcing Servicer, as mutually agreed by the parties as part of the mediation.

In any arbitration, the arbitrator will be required to resolve the dispute in accordance with the MLPA and PSA, and may not modify or change those agreements in any way or award remedies not consistent with those agreements. The arbitrator will not have the power to award punitive or consequential damages. In its final determination, the arbitrator will determine and award the costs of the arbitration to the parties to the arbitration in its reasonable discretion. In the event a Requesting Certificateholder is the Enforcing Party, the Requesting Certificateholder will be required to pay any expenses allocated to the Enforcing Party in the arbitration proceedings or any expenses that the Enforcing Party agrees to bear in the mediation proceedings.

For the avoidance of doubt, any expenses required to be borne by or allocated to the Enforcing Servicer in mediation or arbitration or related responsibilities under the PSA will be reimbursable as trust fund expenses.

The final determination of the arbitrator will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or state law, and may be entered and enforced in any court with jurisdiction over the parties and the matter. By selecting arbitration, the Enforcing Party would be waiving its right to sue in court, including the right to a trial by jury.

In the event a Requesting Certificateholder is the Enforcing Party, the agreement with the arbitrator or mediator, as the case may be, will be required under the PSA to contain an acknowledgment that the issuing entity, or the Enforcing Servicer on its behalf, will be a party to any arbitration or mediation proceedings solely for the purpose of being the beneficiary of any award in favor of the Enforcing Party; provided that the degree and extent to which the Enforcing Servicer actively prepares for and participates in such proceeding will be determined by such Enforcing Servicer in consultation with the Trust Directing Holder, provided that a Consultation Termination Event is not continuing, and in accordance with the Servicing Standard. All amounts recovered by the Enforcing Party will be required to be paid to the issuing entity, or the Enforcing Servicer on its behalf, and deposited in the Collection Account. The agreement with the arbitrator or mediator, as the case may be, will provide that in the event a Requesting

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Certificateholder is allocated any related costs and expenses pursuant to the terms of the arbitrator’s decision or the agreement reached in mediation, neither the issuing entity nor the Enforcing Servicer acting on its behalf will be responsible for any such costs and expenses allocated to the Requesting Certificateholder.

The issuing entity (or the trustee or the Enforcing Servicer, acting on its behalf), the depositor or any mortgage loan seller will be permitted to redact any personally identifiable customer information included in any information provided for purposes of any mediation or arbitration. Each party to the proceedings will be required to agree to keep confidential the details related to the Repurchase Request and the dispute resolution identified in connection with such proceedings; provided, however, the Certificateholders will be permitted to communicate prior to the commencement of any such proceedings to the extent described under “Description of the Certificates—Certificateholder Communication”.

For avoidance of doubt, in no event will the exercise of any right of a Requesting Certificateholder to refer a Repurchase Request to mediation or arbitration or participation in such mediation or arbitration affect in any manner the ability of the master servicer or the special servicer to perform its obligations with respect to a Mortgage Loan or the exercise of any rights of the Trust Directing Holder (including without limitation, a liquidation, foreclosure, negotiation of a loan modification or workout, acceptance of a discounted pay off or deed in lieu, or bankruptcy or other litigation).

Servicing of the Non-Serviced Mortgage Loans

General

Each Non-Serviced Mortgage Loan is expected to be serviced pursuant to the related Non-Serviced PSA and the related Intercreditor Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

The servicing terms of each such Non-Serviced PSA is expected to be similar in all material respects to the servicing terms of the PSA applicable to the Serviced Mortgage Loans; however, the servicing arrangements under such agreements will differ in certain respects. For example:

●	Each Non-Serviced Master Servicer and Non-Serviced Special Servicer will be required to service the related Non-Serviced Mortgage Loan pursuant to a servicing standard set forth in the related Non-Serviced PSA that is substantially similar to, but may not be identical to, the Servicing Standard.
●	Any party to the related Non-Serviced PSA that makes a property protection advance with respect to the related Non-Serviced Mortgage Loan will be entitled to reimbursement for that advance, with interest at the prime rate, in a manner substantially similar to the reimbursement of Servicing Advances under the PSA. The issuing entity, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such advance reimbursement amounts (including out of general collections on the Benchmark 2024-V5 mortgage pool, if necessary); provided that, in the case of the Non-Serviced PSA for each of the Tysons Corner Center Whole Loan and the Garden State Plaza Whole Loan, there are no mortgage loans other than the related Non-Serviced Whole Loan serviced under the related Non-Serviced PSA.
●	Pursuant to the related Non-Serviced PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the related Non-Serviced Mortgage Loan are similar to or less than the corresponding fees payable under the PSA, except that caps, floors and offsets may differ or not apply.
●	The extent to which modification fees or other fee items with respect to the related Whole Loan may be applied to offset interest on advances, servicer expenses and servicing compensation will, in certain circumstances, be less than is the case under the PSA.
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●	Items with respect to the related Non-Serviced Whole Loan that are the equivalent of assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and/or modification fees and that constitute additional servicing compensation under the related Non-Serviced PSA will not be payable to master servicer or special servicer under the PSA and one or more of such items will be allocated between the related Non-Serviced Master Servicer and the related Non-Serviced Special Servicer under the related Non-Serviced PSA in proportions that may be different than the allocation of similar fees under the PSA between the master servicer and special servicer for this transaction.
●	The Non-Serviced Directing Holder under the related Non-Serviced PSA will have rights substantially similar to the Directing Holder under the PSA with respect to the servicing and administration of the related Non-Serviced Whole Loan, including consenting to the substantial equivalent of Major Decisions under such Non-Serviced PSA proposed by the related Non-Serviced Special Servicer and reviewing and consenting to asset status reports prepared by such Non-Serviced Special Servicer in respect of the related Non-Serviced Whole Loan. “Major Decisions” under the related Non-Serviced PSA will differ in certain respects from those actions that constitute Major Decisions under the PSA, and therefore the specific types of servicer actions with respect to which the applicable Non-Serviced Directing Holder will be permitted to consent will correspondingly differ. The related Non-Serviced PSA also provides for the removal of the Non-Serviced Special Servicer by the related Non-Serviced Directing Holder under such Non-Serviced PSA under certain conditions that are similar to the conditions under which the Directing Holder is permitted to replace the special servicer under the PSA, provided, that under the BBCMS 2023-5C23 PSA, the related Non-Serviced Directing Holder will only be permitted to remove the LNR Partners, LLC or its affiliate as special servicer under the related Non-Serviced PSA without cause if LNR Securities Holdings, LLC or its affiliate owns less than 15% of the certificate balance of the then controlling class of certificates issued by the related securitization trust; provided¸ further, that there is no Non-Serviced Directing Holder with respect to the Tysons Corner Center Whole Loan under the TYSN 2023-CRNR TSA.
●	The termination events that will result in the termination of the related Non-Serviced Master Servicer or Non-Serviced Special Servicer are substantially similar to, but not identical to, the Servicer Termination Events under the PSA applicable to the master servicer and special servicer, as applicable.
●	Servicing transfer events under the related Non-Serviced PSA that would cause the related Non-Serviced Whole Loan to become specially serviced will be substantially similar to, but not identical to, the corresponding provisions under the PSA.
●	The servicing decisions which the related Non-Serviced Master Servicer will perform, and in certain cases for which the related Non-Serviced Master Servicer must obtain the related Non-Serviced Directing Holder’s or Non-Serviced Special Servicer’s consent, differ in certain respects from those decisions that constitute Major Decisions under the PSA.
●	The related Non-Serviced Special Servicer is required to take actions with respect to the related Non-Serviced Whole Loan if it becomes the equivalent of a defaulted mortgage loan, which actions are substantially similar, but not necessarily identical, to the actions described under “—Sale of Defaulted Loans and REO Properties”.
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●	Appraisal reduction amounts in respect of the related Non-Serviced Mortgage Loan will be calculated by the related Non-Serviced Special Servicer under the related Non-Serviced PSA in a manner substantially similar to, but not necessarily identical to, calculations of such amounts by the special servicer under the PSA in respect of Serviced Mortgage Loans.
●	The requirement of the related Non-Serviced Master Servicer to make compensating interest payments in respect of the related Non-Serviced Mortgage Loan is similar, but not necessarily identical, to the requirement of the master servicer to make Compensating Interest Payments in respect of the Serviced Mortgage Loans under the PSA.
●	The servicing provisions under the related Non-Serviced PSA relating to performing inspections and collecting operating information are substantially similar but not necessarily identical to those of the PSA.
●	While the special servicer under the PSA and the Non-Serviced Special Servicer under the related Non-Serviced PSA must each resign as special servicer with respect to a mortgage loan if it becomes affiliated with the related borrower under such mortgage loan, the particular types of affiliations that trigger such resignation obligation, as well as the parties that are entitled to appoint a successor special servicer, may differ as between the PSA and the related Non-Serviced PSA.
●	The parties to the related Non-Serviced PSA (and their related directors, officers and other agents) will be entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with the servicing of the related Non-Serviced Whole Loan under such Non-Serviced PSA to the same extent that parties to the PSA performing similar functions (and their related directors, officers and other agents) are entitled to reimbursement and/or indemnification for losses, liabilities, costs and expenses associated with their obligations under the PSA. The Trust, as holder of the related Non-Serviced Mortgage Loan, will be responsible for its pro rata share of any such indemnification amounts (including out of general collections on the Benchmark 2024-V5 mortgage pool, if necessary).
●	The matters as to which notice or rating agency confirmation with respect to the rating agencies under the related Non-Serviced PSA are required are similar, but not identical to, similar matters with respect to the Rating Agencies under the PSA (and such agreements differ as to whether it is notice or rating agency confirmation that is required).
●	With respect to non-specially serviced mortgage loans, the related Non-Serviced PSA may differ with respect to whether the related Non-Serviced Master Servicer or related Non-Serviced Special Servicer will be responsible for conducting or managing certain litigation related to such mortgage loans.
●	Each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will be liable in accordance with the related Non-Serviced PSA only to the extent of its obligations specifically imposed by that agreement. Accordingly, in general, each of the related Non-Serviced Master Servicer and related Non-Serviced Special Servicer will not be liable for any action taken, or for refraining from the taking of any action, in good faith pursuant to the related Non-Serviced PSA or for errors in judgment; provided that neither such party will be protected against any breach of representations or warranties made by it in the related Non-Serviced PSA or against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties under the related Non-Serviced PSA.
●	With respect to each Non-Serviced Mortgage Loan as to which the related lead securitization that includes the controlling Pari Passu Companion Loan does not involve the issuance of “eligible vertical interests” (as defined in the Credit Risk Retention Rules), the related Non-Serviced PSA may not provide for “risk retention consultation parties” with certain consultation rights.
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●	With respect to the Tysons Corner Center Whole Loan, there is no operating advisor under the related Non-Serviced PSA.
●	With respect to the Tysons Corner Center Whole Loan and the Garden State Plaza Whole Loan, there is no (i) asset representations reviewer under the related Non-Serviced PSA and (ii) certificateholder-directed dispute resolution procedures similar to those described under “—Dispute Resolution Provisions” with respect to the Companion Loan(s) securitized under the related Non-Serviced PSAs.
●	The provisions of the related Non-Serviced PSA will also vary from the PSA with respect to one or more of the following: timing, control or consultation triggers or thresholds, terminology, allocation of ministerial duties between multiple servicers or other service providers or certificateholder or investor voting or consent thresholds, master servicer and special servicer termination events, rating requirements for accounts and permitted investments, eligibility requirements applicable to servicers and other service providers, and the circumstances under which approvals, consents, consultation, notices or rating agency confirmations may be required.

The master servicer, the special servicer, the certificate administrator and the trustee under the PSA have no obligation or authority to (a) supervise any related Non-Serviced Master Servicer, Non-Serviced Special Servicer, Non-Serviced Certificate Administrator or Non-Serviced Trustee or (b) make servicing advances with respect to any Non-Serviced Whole Loan. The obligation of the master servicer to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to each Non-Serviced Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the applicable Non-Serviced Master Servicer or Non-Serviced Special Servicer.

Prospective investors are encouraged to review the full provisions of each of the Non-Serviced PSAs, which are or will be available online at www.sec.gov or by requesting copies from the underwriters.

Servicing of the Tysons Corner Center Mortgage Loan

The Tysons Corner Center Mortgage Loan is being serviced pursuant to the TYSN 2023-CRNR TSA. The servicing terms of the TYSN 2023-CRNR TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the TYSN 2023-CRNR TSA will earn a primary servicing fee with respect to the Tysons Corner Center Mortgage Loan equal to 0.0026125% per annum.
●	Upon the Tysons Corner Center Mortgage Loan becoming a specially serviced loan under the TYSN 2023-CRNR TSA , the related Non-Serviced Special Servicer under the TYSN 2023-CRNR TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.25% per annum.
●	The related Non-Serviced Special Servicer under the TYSN 2023-CRNR TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the TYSN 2023-CRNR TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

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Servicing of the Garden State Plaza Mortgage Loan

The Garden State Plaza Mortgage Loan is being serviced pursuant to the NJ 2023-GSP TSA. The servicing terms of the NJ 2023-GSP TSA are similar in all material respects to the servicing terms of the PSA applicable to the Serviced Whole Loans; however, the servicing arrangements under such agreements will differ in certain respects, including as set forth above under “—General” and the following:

●	The related Non-Serviced Master Servicer under the NJ 2023-GSP TSA will earn a primary servicing fee with respect to the Garden State Plaza Mortgage Loan equal to 0.0030010% per annum.
●	Upon the Garden State Plaza Mortgage Loan becoming a specially serviced loan under the NJ 2023-GSP TSA, the related Non-Serviced Special Servicer under the NJ 2023-GSP TSA will earn a special servicing fee payable monthly with respect to the Mortgage Loan accruing at a rate equal to 0.250% per annum.
●	The related Non-Serviced Special Servicer under the NJ 2023-GSP TSA will be entitled to a workout fee determined, with respect to each applicable principal and interest collection, at a workout fee rate equal to 0.50%.
●	The related Non-Serviced Special Servicer under the NJ 2023-GSP TSA will be entitled to a liquidation fee determined, with respect to the applicable liquidation proceeds, at a liquidation fee rate equal to 0.50%.

See also “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”.

Servicing of the Servicing Shift Mortgage Loans

The servicing of any Servicing Shift Whole Loan is expected to be governed by the PSA only temporarily, until the related Servicing Shift Securitization Date. From and after the related Servicing Shift Securitization Date, such related Servicing Shift Whole Loan will be serviced by the master servicer and special servicer under the related Servicing Shift PSA pursuant to the terms of the Servicing Shift PSA. Although each related Intercreditor Agreement imposes some requirements regarding the terms of the Servicing Shift PSA (and it is expected that the related Servicing Shift PSAs will contain servicing provisions similar to, but not identical with, the provisions of the PSA), the securitization to which the related Controlling Companion Loan is to be contributed has not been determined, and accordingly, the servicing terms of the related Servicing Shift PSAs are unknown. See “Risk Factors—The Servicing of the Servicing Shift Whole Loans Will Shift to Other Servicers” and “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans”.

Rating Agency Confirmations

The PSA will provide that, notwithstanding the terms of the related Mortgage Loan documents or other provisions of the PSA, if any action under such Mortgage Loan documents or the PSA requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) attempting and/or required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has not, promptly request the related Rating Agency

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Confirmation again (which may also be through direct communication). The circumstances described in the preceding sentence are referred to in this prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any Mortgage Loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the PSA relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) if (i) the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) the applicable replacement master servicer or special servicer is on S&P’s Select Servicer List as a U.S. Commercial Mortgage Master Servicer or U.S. Commercial Mortgage Special Servicer, as applicable, if S&P is the non-responding Rating Agency or (iii) KBRA has not cited servicing concerns of the applicable replacement master servicer or special servicer as the sole or a material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in any other commercial mortgage-backed securitization transaction serviced by the master servicer or special servicer prior to the time of determination, if KBRA is the non-responding Rating Agency. Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide electronic written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the PSA, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing (which may be in electronic form) by each applicable Rating Agency that a proposed action, failure to act or other event specified in this prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter. The “Rating Agencies” mean each of S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the PSA, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the PSA).

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The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the Mortgage Loan documents or any matter related to the Mortgage Loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the PSA or any related Intercreditor Agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place; provided, further, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the PSA. All other information required to be delivered to the Rating Agencies pursuant to the PSA or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the PSA, and thereafter may be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the PSA. The operating advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this prospectus.

The PSA will provide that the PSA may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the PSA, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any Mortgage Loan documents or the PSA will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency. With respect to any matter affecting any Pari Passu Companion Loan, any Rating Agency Confirmation will also refer to a comparable confirmation from the nationally recognized statistical rating organizations then rating the securities representing an interest in such Pari Passu Companion Loan and such rating organizations’ respective ratings of such securities.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a Mortgage Loan), the custodian, the trustee (only if an advance was made by the trustee in the applicable calendar year) and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans, to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the PSA or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the PSA or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of any Mortgage Loan), the trustee (only if an advance was made by the trustee in the applicable calendar year), the custodian, the certificate administrator and the

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operating advisor, each at its own expense, will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the Mortgage Loans to cause (or, in the case of a sub-servicer that is a servicing function participant that a mortgage loan seller requires the master servicer to retain, to use commercially reasonable efforts to cause) such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor (and, with respect to the special servicer, also to the operating advisor) a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;
●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;
●	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the PSA setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and
●	a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

With respect to any Non-Serviced Whole Loan, each of the Non-Serviced Master Servicer, the Non-Serviced Special Servicer, the Non-Serviced Trustee and the Non-Serviced Certificate Administrator will have obligations under the related Non-Serviced PSA similar to those described above.

“Regulation AB” means subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100–229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Limitation on Rights of Certificateholders to Institute a Proceeding

Other than with respect to any rights to deliver a Certificateholder Repurchase Request and exercise the rights described under “—Dispute Resolution Provisions”, no Certificateholder will have any right under the PSA to institute any proceeding with respect to the PSA or with respect to the certificates, unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate percentage interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee reasonable indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the PSA, the certificates or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

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It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the trustee, that no one or more Certificateholders will have any right in any manner whatsoever by virtue of any provision of the PSA or the certificates to affect, disturb or prejudice the rights of the holders of any other of such certificates, or to obtain or seek to obtain priority over or preference to any other such Certificateholder, which priority or preference is not otherwise provided for in the PSA, or to enforce any right under the PSA or the certificates, except in the manner provided in the PSA or the certificates and for the equal, ratable and common benefit of all Certificateholders.

Termination; Retirement of Certificates

The obligations created by the PSA will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid on the Distribution Date following the earlier of (1) the final payment (or related Advance) or other liquidation of the last Mortgage Loan and REO Property (as applicable) subject to the PSA, (2) the voluntary exchange of all the then-outstanding Certificates (other than the Class R certificates) for the Mortgage Loans and REO Properties remaining in the issuing entity, as described below or (3) the purchase or other liquidation of all of the assets of the issuing entity as described below by the holders of the Controlling Class, the special servicer, or the master servicer, in that order of priority. Written notice of termination of the PSA will be given by the certificate administrator to each Certificateholder, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

Any holder of certificates owning a majority of the percentage interest of the then Controlling Class, and, if such holder does not exercise its option, the special servicer and, if the special servicer does not exercise its option, the master servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the issuing entity, and thereby effect termination of the issuing entity and early retirement of the then-outstanding certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the issuing entity is less than 1% of the Initial Pool Balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the sponsor, depositor, issuing entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the issuing entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the issuing entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Certificate Administrator/Trustee Fees, CREFC® Intellectual Property Royalty License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the issuing entity. The issuing entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then-outstanding certificates (excluding the Class R certificates) (provided that the Class A-1, Class A-2, Class A-3, Class A-M, Class B, Class C, Class D and Class E certificates are no longer outstanding) if the Sole Certificateholder compensates the certificate administrator for the amount of investment income the certificate administrator would have earned if the outstanding Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) were on deposit with the certificate administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the master servicer an amount equal to (i) the product of (a) the prime rate, (b) the aggregate Certificate Balance of the then-outstanding certificates (other than the Class X Certificates and Class R certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the issuing entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X Certificates, the

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holders of the Class X Certificates will be entitled to receive a cash payment in consideration for an exchange of their certificates. Following such termination, no further amount will be payable on the certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the certificate administrator by mail to the Certificateholders with a copy to the master servicer, the special servicer, the operating advisor, the mortgage loan sellers, the trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the certificate registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry certificates, such notice will be mailed to DTC and beneficial owners of certificates will be notified to the extent provided in the procedures of DTC and its participants.

On the applicable Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the Mortgage Loans and other applicable assets in the issuing entity, together with all other amounts on deposit in the Collection Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “Description of the Certificates—Distributions—Priority of Distributions”.

Amendment

The PSA may be amended by the parties to the PSA, without the consent of any of the Certificateholders or holders of any Companion Loan:

(a)   to correct any defect or ambiguity in the PSA or in order to address any manifest error in any provision of the PSA;

(b)   to cause the provisions in the PSA to conform or be consistent with or in furtherance of the statements made in this prospectus (or in an offering document for any related non-offered certificates) with respect to the certificates, the issuing entity or the PSA or to correct or supplement any of its provisions which may be defective or inconsistent with any other provisions in the PSA or to correct any error;

(c)   to change the timing and/or nature of deposits in the Collection Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)   to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on the issuing entity or any Trust REMIC that would be a claim against the issuing entity or any Trust REMIC; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any Certificateholder or holder of a Companion Loan;

(e)   to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not, as evidenced by an opinion of counsel, cause the issuing entity, any Trust REMIC or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a person that is a “disqualified organization” or a Non-U.S. Person;

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(f)    to revise or add any other provisions with respect to matters or questions arising under the PSA or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Pari Passu Companion Loan not consenting to such revision or addition, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(g)   to amend or supplement any provision of the PSA to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting to such amendment or supplement, as evidenced by an opinion of counsel;

(h)   to modify the provisions of the PSA with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as no Control Termination Event is continuing, the Directing Holder, determine that the commercial mortgage-backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC as a REMIC under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Pari Passu Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus);

(i)    to modify the procedures set forth in the PSA relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, receipt of Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website;

(j)    to modify, eliminate or add to any provisions of the PSA to such extent as will be necessary to comply with the requirements for use of Form SF-3 in registered offerings to the extent provided in CFR 239.45(b)(1)(ii), (iii) or (iv); or

(k)   to modify, eliminate or add to any of its provisions (i) to such extent as will be necessary to comply with the requirements of the Credit Risk Retention Rules, as evidenced by an opinion of counsel, or (ii) in the event the Credit Risk Retention Rules or any other regulations applicable to the risk retention requirements for this securitization transaction are amended or repealed, to the extent required to comply with any such amendment or to modify or eliminate the risk retention requirements in the event of such repeal, as evidenced by an opinion of counsel.

The PSA may also be amended by the parties to the PSA with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, a majority of the

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aggregate percentage interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the PSA or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then-outstanding, (4) change in any manner any defined term used in any MLPA or the obligations or rights of any mortgage loan seller under any MLPA without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this prospectus).

Notwithstanding the foregoing, no amendment to the PSA may be made that changes in any manner the obligations of any mortgage loan seller under any MLPA or the rights of any mortgage loan seller, including as a third party beneficiary, under the PSA, without the consent of such mortgage loan seller. In addition, no amendment to the PSA may be made that changes any provisions specifically required to be included in the PSA by any Intercreditor Agreement without the consent of the holder(s) of the related Non-Serviced Companion Loan(s).

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the PSA without the trustee, the certificate administrator, the master servicer, the special servicer, the asset representations reviewer and the operating advisor having first received an opinion of counsel (at the issuing entity’s expense) to the effect that the amendment does not conflict with the terms of the PSA, and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer or any other specified person in accordance with the amendment will not result in the imposition of a tax on any portion of the issuing entity or cause any Trust REMIC to fail to qualify as a REMIC under the relevant provisions of the Code.

Resignation and Removal of the Trustee and the Certificate Administrator

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to: (i) be a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) be authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the PSA, (iii) have a combined capital and surplus of at least $100,000,000, (iv) be subject to supervision or examination by federal or state authority and, in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee has assumed the duties of the master servicer or the special servicer, as the case may be), (v) be an entity that is not on the depositor’s “prohibited party” list, and (vi) (A) in the case of the certificate administrator, an institution whose long-term senior unsecured debt rating or issuer credit rating is at least “BBB-” by KBRA (or an investment grade rating by any other NRSRO, which may include S&P or Fitch) and (B) in the case of the trustee, an institution whose long-term senior unsecured debt or an issuer credit rating is at least (x) “BBB” by S&P, (y) “A” by Fitch (or short-term rating of “F1” by Fitch) (provided, however, that the trustee may maintain a rating of at least “BBB-” by Fitch as long as the master servicer has a short-term rating of at least “F1” by Fitch or a long-term senior unsecured debt rating of at least “A” by Fitch) and (z) if rated by KBRA, “BBB-” by KBRA (or if not rated by KBRA, then at least an equivalent rating by two other NRSROs, which may

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include S&P or Fitch) or such other rating with respect to which the Rating Agencies have provided a Rating Agency Confirmation.

The trustee and the certificate administrator also will be permitted at any time to resign from their obligations and duties under the PSA by giving written notice (which notice will be posted to the certificate administrator’s website pursuant to the PSA) to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders, the operating advisor, the asset representations reviewer and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator which, for so long as no Control Termination Event is continuing, is acceptable to the Directing Holder. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the PSA, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the PSA, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the PSA, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator acceptable to the master servicer.

In addition, holders of the certificates entitled to at least 50% of the Voting Rights may, with cause (at any time) or without cause (at any time with 30 days’ prior written notice), remove the trustee or certificate administrator under the PSA and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 50% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until (i) acceptance of appointment by the successor trustee or certificate administrator, as applicable, and (ii) the certificate administrator files any required Form 8-K. Further, the resigning trustee or certificate administrator, as the case may be, must pay all costs and expenses associated with the transfer of its duties.

The PSA will prohibit the appointment of the asset representations reviewer or one of its affiliates as successor to the trustee or certificate administrator.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The PSA will be governed by the laws of the State of New York. Each party to the PSA will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the PSA or certificates. Additionally each party to the PSA will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the PSA.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed

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by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the mortgage loans is situated.

Michigan

Nine (9) Mortgaged Properties (13.0%) are located in Michigan. A mortgage (with an assignment of rents), recorded in the office of the county Register of Deeds, is the standard real property security instrument in Michigan. Sometimes a separate assignment of leases and rents is also used. Under the Michigan Uniform Commercial Code a mortgage containing the appropriate language can be used for a fixture filing, but often a separate fixture filing financing statement is recorded as well. Mortgages often contain express future advance clauses to insure the priority of later advances, as well as a clause that provides for the use of a receiver in the event of "waste" as a result of failure to pay property taxes or insurance premiums. A Michigan mortgagee cannot expect to be able to exercise self-help and enter the property in the event of a default. Typically, the mortgage will obtain the mortgagor's consent to a receiver in certain circumstances, but actually obtaining a receiver still requires court approval. Mortgages may be enforced by either judicial foreclosure or foreclosure by advertisement (the mortgage should contain a good power of sale clause), carried out as a sheriff's sale after the requisite publication. The latter is much quicker -- perhaps 45 to 60 days to sale -- but a judicial foreclosure, requiring at least six months before the foreclosure sale, may be desirable in some circumstances. In both cases, there is a statutory redemption period, in most cases six months, following the foreclosure sale, in which the mortgagor and other persons with interests under the mortgagor may redeem the mortgaged property, and this can only be waived by the mortgagor for adequate contemporaneous consideration. An agreement for a deed-in-lieu of foreclosure is generally also enforceable provided there is adequate independent consideration at the time of the deed. A prior waiver of the redemption period set forth in the mortgage is difficult to enforce no matter how elaborately the lender's counsel constructs the waiver language. Both before foreclosure and during the redemption period the assignment of rents can to be exercised in accordance with the procedural requirements of Michigan's assignment of rents statute. Both foreclosure remedies allow for deficiencies to be established; however, without judicial authorization, a separate action on the debt cannot be maintained while foreclosure is pending.

Florida

Three (3) Mortgaged Properties (11.5%) are located in Florida. Mortgage loans involving real property in Florida are secured by mortgages, and foreclosures are accomplished by judicial foreclosure. There is no power of sale in Florida. After an action for foreclosure is commenced and the lender secures a final judgment, such judgment will provide that the property be sold at a public sale at the courthouse (or on-line depending on the county) if the full amount of the judgment is not paid prior to the scheduled sale. Fla Statute 45.031 requires that foreclosure sale be held no earlier than 20 (but not more than 35) days after the judgment is entered. However, given the backlog of foreclosure cases in many counties, it is not unusual for foreclosure sales to be held later than the 35 day period specified in the statute. After the foreclosure judgment is entered and prior to the foreclosure sale, a notice of sale must be published once a week for two (2) consecutive weeks in the county in which the property is located. There is no right of redemption after the filing of the clerk’s certificate at the conclusion of the foreclosure sale. However, a certificate of title transferring title to the foreclosed property is not issued until 10 days after the foreclosure sale, and challenges to the foreclosure sale are permitted within that 10-day period. Florida does not have a “one action rule” or “anti-deficiency legislation,” and deficiency judgments are permitted to the extent not prohibited by the applicable loan documents. Subsequent to a foreclosure sale, however, a lender is generally required to prove the value of the property as of the date of foreclosure sale in order to recover a deficiency. Further, Florida law limits any deficiency judgment (if otherwise permitted) against a borrower following a judicial sale to the excess of the final judgment amount (which generally equals the amount of outstanding debt plus attorneys’ fees and other collection costs) over the fair market value of the property at the time of the judicial sale. In limited circumstances, the lender may have a receiver appointed during the pendency of the foreclosure action.

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General

Each mortgage loan will be evidenced by a promissory note and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages”. A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the applicable property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the promissory note. The land trustee would not be personally liable for the promissory note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived from the lease, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hospitality property and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”). In cases where hospitality properties or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hospitality properties or motels may be included in the issuing entity even if the security interest in the room revenues was not perfected. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room

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revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, such as hospitality properties, motels, nursing homes and manufactured housing, personal property (to the extent owned by the borrower and not previously pledged) may constitute a signiﬁcant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must ﬁle UCC ﬁnancing statements in order to perfect its security interest in that personal property, and must ﬁle continuation statements, generally every ﬁve years, to maintain that perfection. Certain mortgage loans secured in part by personal property may be included in the issuing entity even if the security interest in such personal property was not perfected.

Foreclosure

General

Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the promissory note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary from State to State

Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure

A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions

United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the speciﬁc terms of a loan to the extent it considers necessary to prevent or remedy an

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injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary ﬁnancial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reﬂecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufﬁcient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate a mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneﬁciary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the deed of trust and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a speciﬁed period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the mortgaged property may have occurred during the foreclosure proceedings. Potential buyers may also be reluctant to purchase mortgaged property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Co., 621 F.2d 2001 (5th Cir. 1980) and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration”, which is “reasonably equivalent value” under the federal bankruptcy code. Although the reasoning and result of Durrett in respect of the federal bankruptcy code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event

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the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deﬁciency judgment if such is available under state law and under the terms of the mortgage loan documents. Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the beneﬁts and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a property may be signiﬁcant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of a property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption”. The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

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Anti-Deficiency Legislation

Some or all of the mortgage loans are non-recourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deﬁciency judgment against the borrower following foreclosure or sale under a deed of trust.

A deﬁciency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without ﬁrst exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed ﬁrst against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deﬁciency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deﬁciency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most signiﬁcant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the beneﬁts realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certiﬁcates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares

Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the related proprietary leases, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

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Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied ﬁrst to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the federal bankruptcy code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deﬁciency judgment. For example, under the federal bankruptcy code, virtually all actions (including foreclosure actions and deﬁciency judgment proceedings) are automatically stayed upon the ﬁling of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be signiﬁcant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay under the federal bankruptcy code.

Under the federal bankruptcy code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale, despite the provisions of the related mortgage or other security agreement to the contrary. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the federal bankruptcy code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the federal bankruptcy code, a bankruptcy court may permit a debtor through its plan of reorganization to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court prior to the filing of the debtor’s petition (provided that no sale of the property had yet occurred). This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of a mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the federal bankruptcy code), often depending on the particular facts and circumstances of the specific case.

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Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the federal bankruptcy code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under the federal bankruptcy code, a lender may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition security interest.

Under the federal bankruptcy code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The federal bankruptcy code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case”. The equities of a particular case may permit the discontinuance of pre-petition security interests in post-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is ﬁled will constitute “cash collateral” under the federal bankruptcy code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order ﬁnding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the federal bankruptcy code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the federal bankruptcy code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may ﬁnd that the lender has no security interest in either pre-petition or post-petition revenues if the court ﬁnds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to such revenues.

The federal bankruptcy code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modiﬁed at any time after the commencement of a case under the federal bankruptcy code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called “ipso facto” clauses could limit the ability of a lender to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the federal bankruptcy code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a lender’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the federal bankruptcy code. Thus, the ﬁling of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the ﬁling of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court

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may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

The federal bankruptcy code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, under the federal bankruptcy code, a lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates”.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The federal bankruptcy code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the federal bankruptcy code of either a borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that the federal bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The federal bankruptcy code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the federal bankruptcy code. Under the federal bankruptcy code, subject to certain exceptions, once a lease is

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rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). The term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and a lender may be unable to enforce both (a) the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and to remain in possession of the property pursuant to the lease and (b) any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A lender could lose its security unless the lender holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although consistent with the federal bankruptcy code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under the federal bankruptcy code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to the federal bankruptcy code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to the federal bankruptcy code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the issuing entity. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the federal bankruptcy code or if certain other defenses in the federal bankruptcy code are applicable. Whether any particular payment would be protected depends upon the facts speciﬁc to a particular transaction.

Although the borrowers under the Mortgage Loans included in a trust fund may be special purpose entities, special purpose entities can become debtors in bankruptcy under various circumstances. For

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example, in the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009), notwithstanding that such subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities.

The moving lenders in the General Growth case had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were necessary for the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Generally, pursuant to the doctrine of substantive consolidation, a bankruptcy court, in the exercise of its broad equitable powers, has the authority to order that the assets and liabilities of a borrower be substantively consolidated with those of an affiliate (i.e., even a non-debtor), including for the purposes of making distributions under a plan of reorganization or liquidation. Thus, property that is ostensibly the property of a borrower may become subject to the bankruptcy case of an affiliate, the automatic stay applicable to such bankrupt affiliate may be extended to a borrower, and the rights of creditors of a borrower may become impaired. Substantive consolidation is generally viewed as an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making the solvent company’s assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include nondebtor affiliates of the bankrupt entity in the proceedings. The interrelationship among a borrower and other affiliates may pose a heightened risk of substantive consolidation and other bankruptcy risks in the event that any one or more of them were to become a debtor under the Bankruptcy Code. In the event of the bankruptcy of the applicable parent entities of any borrower, the assets of such borrower may be treated as part of the bankruptcy estates of such parent entities. In addition, in the event of the institution of voluntary or involuntary bankruptcy proceedings involving a borrower and certain of its affiliates, to serve judicial economy, it is likely that a court would jointly administer the respective bankruptcy proceedings. Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to substantively consolidate the assets of such borrowers with those of the parent.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was

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rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, in a multi-borrower loan transaction, a lien granted by one of the borrowers to secure repayment of the loan in excess of its allocated share of loan proceeds could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) such borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

A bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured by among other things, senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of In re General Growth Properties, Inc. 409 B.R. 43 (Bankr. S.D.N.Y. 2009) filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level single purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, we cannot assure you that, in the event of a bankruptcy of the borrower sponsor, the borrower sponsor would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the federal bankruptcy code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the federal bankruptcy code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a speciﬁed time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the federal bankruptcy code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described in this prospectus with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the Offered Certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive

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consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect a lender’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a single purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are single purpose entities. A borrower that is a limited liability company may be required by the loan documents to have a single purpose member or a springing member. All borrowers that are tenants-in-common may be required by the loan documents to be single purpose entities. These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common. However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the federal bankruptcy code.

Environmental Considerations

General

A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien”.

CERCLA

The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s deﬁnition of “owner” or “operator,” however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest”. This is the so called “secured creditor exemption”.

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “1996 Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Act offers protection to lenders by deﬁning the activities in which a lender can engage and still have the beneﬁt of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually

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participate in the operational affairs of the property of the borrower. The 1996 Act provides that “merely having the capacity to inﬂuence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The 1996 Act also provides that a lender will continue to have the beneﬁt of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

Many states have statutes similar to CERCLA, and not all of those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean-up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Additional Considerations

The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the issuing entity and occasion a loss to the certiﬁcateholders.

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or

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following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related mortgaged property. The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of “due-on-sale” clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and related regulations. Accordingly, a lender may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the lender’s ability to demonstrate that a sale threatens its legitimate security interest.

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate ﬁnancing permits recourse to the borrower (as-is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Promissory notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a speciﬁed period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be speciﬁc limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations will not apply to certain types of residential (including multifamily) ﬁrst mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

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Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a speciﬁed penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and related regulations (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hospitality properties, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable”. In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the ﬁnancial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible ﬁnancial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the ﬁnancial condition of the owner or landlord, a foreclosing lender who is ﬁnancially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notiﬁcation by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of certiﬁcates, and would not be covered by advances or, any other form of credit support provided in connection with the certiﬁcates. In addition, the Relief Act imposes limitations that would impair the ability of a lender to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional one-year period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”). Any of the depositor, the issuing entity, the underwriters or other party to the PSA could be requested or required to obtain certain assurances from prospective investors intending to purchase certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future. Failure

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to honor any request by the depositor, the issuing entity, the underwriters or other party to the PSA to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters or other party to the PSA to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates. In addition, it is expected that each of the depositor, the issuing entity, the underwriters and the other parties to the PSA will comply with the U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”), the Anti-Money Laundering Act of 2020, including the Corporate Transparency Act, and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection with such compliance. It is currently unclear as to the long-term implications of the Anti-Money Laundering Act of 2020 or the Corporate Transparency Act.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture”. However, we cannot assure you that such a defense will be successful.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING
TRANSACTION PARTIES

GACC and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, GACC, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “GACC” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, DBNY, an originator, a Retaining Party, an initial Risk Retention Consultation Party and the holder of the companion loans for which the noteholder is identified as “DBNY” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”, and DBRI, an originator and the holder of the companion loans for which the noteholder is identified as “DBRI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

CREFI and its affiliates are playing several roles in this transaction. Citigroup Global Markets Inc., an underwriter, is an affiliate of CREFI, a mortgage loan seller, a sponsor, an originator, a Retaining Party, an initial Risk Retention Consultation Party and the holder of the companion loans for which the noteholder is identified as “CREFI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

BCREI and its affiliates are playing several roles in this transaction. Barclays Capital Inc., an underwriter, is an affiliate of BCREI, a mortgage loan seller, a sponsor, an originator and the holder of the

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companion loans for which the noteholder is identified as “BCREI” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

GSMC and its affiliates are playing several roles in this transaction. Goldman Sachs & Co. LLC, an underwriter, is an affiliate of (i) GS Bank, an originator and the holder of the companion loans for which the noteholder is identified as “GS Bank” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” and (ii) GSMC, a mortgage loan seller and a sponsor.

BMO and its affiliates are playing several roles in this transaction. BMO Capital Markets Corp., an underwriter, is an affiliate of BMO, a mortgage loan seller, a sponsor, an originator and the holder of the companion loans for which the noteholder is identified as “BMO” in the table titled “Whole Loan Control Notes and Non-Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General”.

Computershare Trust Company, N.A. acts as interim custodian with respect to all the GACC Mortgage Loans.

Computershare Trust Company, N.A. acts as interim custodian with respect to all the CREFI Mortgage Loans.

Computershare Trust Company, N.A. acts as interim custodian with respect to all the Barclays Mortgage Loans.

Computershare Trust Company, N.A. acts as interim custodian with respect to all the GSMC Mortgage Loans.

Computershare Trust Company, N.A. acts as interim custodian with respect to all the BMO Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC, a sponsor and a mortgage loan seller, and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GACC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between CREFI, a sponsor and a mortgage loan seller, and/or one of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain CREFI Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between BCREI, a sponsor and a mortgage loan seller, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the BCREI Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between GSMC, a sponsor and a mortgage loan seller, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain GSMC Mortgage Loans prior to their inclusion in the issuing entity.

Pursuant to certain interim servicing agreements between BMO, a sponsor and a mortgage loan seller, and/or certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain of the BMO Mortgage Loans to be contributed to this securitization by BMO.

Midland is also (i) the master servicer with respect to the Warwick New York Mortgage Loan, which is currently being serviced under the Benchmark 2023-V4 PSA and (ii) the master servicer with respect to the Philadelphia Marriott Downtown Mortgage Loan, which is currently being serviced under the BBCMS 2023-5C23 PSA.

Computershare Trust Company, N.A., the trustee, certificate administrator and custodian, is also (i) the trustee, certificate administrator and custodian under the TYSN 2023-CRNR TSA with respect to the

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Tysons Corner Center Whole Loan, (ii) the trustee, certificate administrator and custodian under the NJ 2023-GSP TSA with respect to the Garden State Plaza Whole Loan, (iii) the trustee, certificate administrator and custodian under the Benchmark 2023-V4 PSA with respect to the Warwick New York Whole Loan and (iv) the trustee, certificate administrator and custodian under the BBCMS 2023-5C23 PSA with respect to the Philadelphia Marriott Downtown Whole Loan.

Rialto Capital Advisors, LLC, or an affiliate, assisted RREF IV-D AIV RR, LLC or its affiliate with due diligence regarding the Mortgage Loans. Rialto Capital Advisors, LLC is also an affiliate of Situs Holdings, LLC, which is the special servicer under the TYSN 2023-CRNR trust and servicing agreement with respect to the servicing of the Tysons Corner Center, through common control by Stone Point Capital LLC.

RREF IV-D AIV RR, LLC or its affiliate is expected to be appointed as the initial Trust Directing Holder and, therefore, the initial Directing Holder with respect to each Serviced Mortgage Loan (other than any applicable Excluded Loan, any Serviced AB Whole Loan and any Servicing Shift Mortgage Loan) and is expected to purchase the Class G-RR and Class J-RR certificates. RREF IV Debt AIV, LP (the parent of RREF IV-D AIV RR, LLC), or its affiliate is expected to purchase the Class D, Class E, Class F, Class X-D and Class X-F certificates, and may purchase certain additional classes of certificates.

See “Risk Factors—Risks Related to Conflicts of Interest—Potential Conflicts of Interest of the Master Servicer and the Special Servicer”, “—Potential Conflicts of Interest of the Operating Advisor”, “—Potential Conflicts of Interest of the Asset Representations Reviewer”, “—Potential Conflicts of Interest of the Directing Holder and the Companion Loan Holders” and “—Risks Relating to the Mortgage Loans—Performance of the Mortgage Loans Will Be Highly Dependent on the Performance of Tenants and Tenant Leases—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties”.

USE OF PROCEEDS

Certain of the net proceeds from the sale of the Offered Certificates, together with the net proceeds from the sale of the other certificates not being offered by this prospectus, will be used by the depositor to purchase the mortgage loans from the mortgage loan sellers and to pay certain expenses in connection with the issuance of the certificates.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General

The yield to maturity on the Offered Certificates will depend upon the price paid by the investors, the rate and timing of the distributions in reduction of the Certificate Balance or Notional Amount of the applicable class of Offered Certificates, the extent to which yield maintenance charges and prepayment

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premiums allocated to the class of Offered Certificates are collected, and the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance or Notional Amount of the class of Offered Certificates, as well as prevailing interest rates at the time of payment or loss realization.

Rate and Timing of Principal Payments

The rate and amount of distributions in reduction of the Certificate Balance of any class of Offered Certificates that are also Principal Balance Certificates and the yield to maturity of any class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans, as well as borrower defaults and the severity of losses occurring upon a default and the resulting rate and timing of collections made in connection with liquidations of Mortgage Loans due to these defaults. Principal payments on the Mortgage Loans will be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay yield maintenance charges or prepayment premiums in connection with principal payments, the dates on which balloon payments are due, property release provisions, provisions relating to the application or release of earnout reserves, and any extensions of maturity dates by the master servicer or the special servicer. While voluntary prepayments of some Mortgage Loans are generally prohibited during applicable prepayment lockout periods, effective prepayments may occur if a sufficiently significant portion of a mortgaged property is lost due to casualty or condemnation. In addition, such distributions in reduction of Certificate Balances of the respective classes of Offered Certificates that are also Principal Balance Certificates may result from repurchases of, or substitutions for, Mortgage Loans made by the sponsors due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described under “Description of the Mortgage Loan Purchase Agreements”, purchases of the Mortgage Loans in the manner described under “Pooling and Servicing Agreement—Termination; Retirement of Certificates”, and the exercise of purchase options by the holder of a Subordinate Companion Loan or a mezzanine loan, if any. See “Description of the Mortgage Pool—The Whole Loans”. To the extent a Mortgage Loan requires payment of a yield maintenance charge or prepayment premium in connection with a voluntary prepayment, any such yield maintenance charge or prepayment premium generally is not due in connection with a prepayment due to casualty or condemnation, is not included in the purchase price of a Mortgage Loan purchased or repurchased due to a breach of a representation or warranty or otherwise, and may not be enforceable or collectible upon a default.

Because the certificates with Notional Amounts are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the Mortgage Loans to the extent distributed to reduce the related Notional Amount of the applicable class of certificates.

Prospective investors should consider the effects of the COVID-19 pandemic on the rate, timing and amount of collections on the Mortgage Loans, including the likelihood of resulting defaults and/or the impact of associated forbearance arrangements.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on the certificates or, in the case of the Class X Certificates, applied to reduce their Notional Amounts. An investor should consider, in the case of any certificate (other than a certificate with a Notional Amount) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium (including certificates with Notional Amounts), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed or otherwise results in reduction of the Certificate Balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s

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certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

The yield on each of the classes of certificates that have a Pass-Through Rate equal to, limited by, or based on, the WAC Rate could (or in the case of any class of certificates with a Pass-Through Rate equal to, or based on, the WAC Rate, would) be adversely affected if Mortgage Loans with higher Mortgage Rates prepay faster than Mortgage Loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls

The Certificate Balance or Notional Amount of any class of Offered Certificates may be reduced without distributions of principal as a result of the occurrence and allocation of Realized Losses, reducing the maximum amount distributable in respect of principal on the Offered Certificates that are Principal Balance Certificates as well as the amount of interest that would have otherwise been payable on the Offered Certificates in the absence of such reduction. In general, a Realized Loss occurs when the principal balance of a Mortgage Loan is reduced without an equal distribution (based on the allocation of amounts among the Principal Balance Certificates, on the one hand, and the VRR Interest, on the other hand) to applicable Certificateholders in reduction of the Certificate Balances of the certificates. Realized Losses may occur in connection with a default on a Mortgage Loan, acceptance of a discounted pay-off, the liquidation of the related Mortgaged Properties, a reduction in the principal balance of a Mortgage Loan by a bankruptcy court or pursuant to a modification, a recovery by the master servicer or trustee of a Nonrecoverable Advance on a Distribution Date or the incurrence of certain unanticipated or default-related costs and expenses (such as interest on Advances, Workout Fees, Liquidation Fees and Special Servicing Fees). Any reduction of the Certificate Balance of a class of Principal Balance Certificates indicated in the following table as a result of the application of Realized Losses will also reduce the Notional Amount of the related certificates. Realized Losses will be allocated to the respective Classes of the Principal Balance Certificates in reverse distribution priority and as more particularly described in “Description of the Certificates—Subordination; Allocation of Realized Losses”.

Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$721,499,000	Class A-1, Class A-2, Class A-3, Class A-M
Class X-B	$37,578,000	Class B
Class X-D	$21,473,000	Class D, Class E
Class X-F	$15,031,000	Class F

Certificateholders are not entitled to receive distributions of Periodic Payments when due except to the extent they are either covered by a P&I Advance or actually received. Consequently, any defaulted Periodic Payment for which no such P&I Advance is made will tend to extend the weighted average lives of the Principal Balance Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been completed.

Losses and shortfalls on any AB Whole Loan and Prepayment Interest Shortfalls for each Distribution Date with respect to an AB Whole Loan will generally be allocated first to the related Subordinate Companion Loan and then to the related Mortgage Loan (and correspondingly to the Certificates to the extent not covered by the master servicer’s Compensating Interest Payment for such Distribution Date in the case of any Prepayment Interest Shortfall) and any Pari Passu Companion Loans on a pro rata basis.

Certain Relevant Factors Affecting Loan Payments and Defaults

The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, the availability of credit for commercial or multifamily real estate, prevailing interest rates, the terms of the Mortgage Loans (for example, “due-on-sale” clauses, lockout periods or yield maintenance charges, release of property

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provisions, amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool”.

The rate of prepayment on the pool of Mortgage Loans is likely to be affected by prevailing market interest rates for Mortgage Loans of a comparable type, term and risk level as the Mortgage Loans. When the prevailing market interest rate is below a mortgage interest rate, a borrower may have an increased incentive to refinance its Mortgage Loan. Although the Mortgage Loans contain provisions designed to mitigate the likelihood of an early loan repayment, we cannot assure you that the related borrowers will refrain from prepaying their Mortgage Loans due to the existence of these provisions, or that involuntary prepayments will not occur. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans”.

With respect to certain Mortgage Loans, the related Mortgage Loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the Mortgage Loan as-is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain Mortgage Loans, the related Mortgage Loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related Mortgage Loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the Allocated Loan Amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the Mortgage Loan. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases”.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of those factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the Mortgage Loans.

Delay in Payment of Distributions

Because each monthly distribution is made on each Distribution Date, which is at least 10 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Yield on the Certificates with Notional Amounts

The yield to maturity of the certificates with Notional Amounts will be highly sensitive to the rate and timing of reductions made to the Certificate Balances of the classes of certificates indicated in the following table, including by reason of prepayments and principal losses on the Mortgage Loans (or Whole Loans) and other factors described above.

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Interest-Only Class of Certificates	Class Notional Amount	Underlying Class(es)
Class X-A	$721,499,000	Class A-1, Class A-2, Class A-3, Class A-M
Class X-B	$37,578,000	Class B
Class X-D	$21,473,000	Class D, Class E
Class X-F	$15,031,000	Class F

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of the certificates with Notional Amounts because a termination would have an effect similar to a principal prepayment in full of the Mortgage Loans and, as a result, investors in these certificates and any other Offered Certificates purchased at premium might not fully recoup their initial investment. See “Pooling and Servicing Agreement—Termination; Retirement of Certificates”.

Investors in the certificates with Notional Amounts should fully consider the associated risks, including the risk that an extremely rapid rate of prepayment or other liquidation of the Mortgage Loans could result in the failure of such investors to recoup fully their initial investments.

Weighted Average Life

The weighted average life of a Principal Balance Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Principal Balance Certificate will be influenced by, among other things, the rate at which principal on the Mortgage Loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. Distributions among the various classes of certificates will be made as set forth under “Description of the Certificates—Distributions—Priority of Distributions” and “Credit Risk Retention—The VRR Interest—Material Terms of the VRR Interest—Priority of Distributions on the VRR Interest”.

Prepayments on Mortgage Loans (or Whole Loans) may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of Mortgage Loans. As used in each of the following tables, the column headed “0% CPR” assumes that none of the Mortgage Loans (or Whole Loans) is prepaid before its maturity date. The columns headed “25% CPR”, “50% CPR”, “75% CPR” and “100% CPR” assume that no prepayments are made on any Mortgage Loan (or Whole Loan) during such Mortgage Loan’s (or such Whole Loan’s) lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period (in each case, if any), and that prepayments are otherwise made on each of the Mortgage Loans (or Whole Loans) at the indicated CPR percentages. We cannot assure you, however, that prepayments of the Mortgage Loans (or Whole Loans) will conform to any level of CPR, and we make no representation that the Mortgage Loans (or Whole Loans) will prepay at the levels of CPR shown or at any other prepayment rate or that Mortgage Loans (or Whole Loans) that are in a lockout period, defeasance period, yield maintenance period or prepayment premium lock-out period will not prepay as a result of involuntary liquidations upon default or otherwise.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates (other than the Class X-A certificates) that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each class of Offered Certificates (other than the Class X-A certificates). The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

●	Scheduled Periodic Payments, including payments due at maturity, of principal and/or interest on the Mortgage Loans will be received on a timely basis and will be distributed on the 10th day of the related month, beginning in February 2024;

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●	the Mortgage Rate in effect for each Mortgage and AB Whole Loan as of the Cut-off Date will remain in effect to the related maturity date and will be adjusted as required pursuant to the definition of Mortgage Rate (which, in the case of the Garden State Plaza Mortgage Loan assumes no change in the weighted average of the interest rates of the respective components in connection with any partial prepayment);
●	the Mortgage Loan Sellers will not be required to repurchase any Mortgage Loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the Mortgage Loans and thereby cause an early termination of the issuing entity and no holder of any mezzanine debt or other indebtedness will exercise its option to purchase the related Mortgage Loan;
●	any principal prepayments on the Mortgage Loan and AB Whole Loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPR set forth in the tables below (and as applicable, without regard to any limitations in such Mortgage Loans and Whole Loans on partial voluntary principal prepayment) and allocated to the related Mortgage Loan (pursuant to the related Intercreditor Agreement);
●	no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;
●	the Closing Date occurs on January 31, 2024;
●	the Closing Date Deposit Amount will be received on or before the Closing Date;
●	the Pass-Through Rates, initial Certificate Balances and initial Notional Amount of the respective classes of Offered Certificates are as described in this prospectus;
●	the Administrative Cost Rate is calculated on the Stated Principal Balance of the Mortgage Loans and in the same manner as interest is calculated on the Mortgage Loans;
●	no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related Mortgage Loan (or Whole Loan) in whole or in part;
●	no additional trust fund expenses are incurred;
●	no property releases (or related re-amortizations) occur;
●	the optional termination is not exercised; and
●	there are no modifications or maturity date extensions in respect of the Mortgage Loans.

To the extent that the Mortgage Loans (or Whole Loans) have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the Mortgage Loans (or Whole Loans) will actually prepay at any constant rate until maturity or that all the Mortgage Loans (and Whole Loans) will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans (or Whole Loans) that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans (or Whole Loans) were to equal any of the specified CPR percentages. Investors should not rely on the prepayment assumptions set forth in this prospectus and are urged to conduct their own analyses of the rates at which the Mortgage Loans (or Whole Loans) may be expected to prepay, based on their own assumptions. Furthermore, in light of the recent COVID-19 pandemic, several of the

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Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPRs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	83%	83%	83%	83%	83%
January 2026	63%	63%	63%	63%	63%
January 2027	42%	42%	42%	42%	42%
January 2028	20%	20%	20%	20%	20%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	2.54	2.50	2.50	2.50	2.50

(1)	The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-1 certificates.

Percent of the Minimum Initial Certificate Balance ($0)(1)
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	NAP	NAP	NAP	NAP	NAP
January 2025	NAP	NAP	NAP	NAP	NAP
January 2026	NAP	NAP	NAP	NAP	NAP
January 2027	NAP	NAP	NAP	NAP	NAP
January 2028	NAP	NAP	NAP	NAP	NAP
January 2029 and thereafter	NAP	NAP	NAP	NAP	NAP
Weighted Average Life (years)(2)	NAP	NAP	NAP	NAP	NAP

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-2 certificates.

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Percent of the Maximum Initial Certificate Balance ($250,000,000)(1)
of the Class A-2 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	4.85	4.77	4.66	4.55	4.37

(1)	The exact initial Certificate Balance of the Class A-2 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-2 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-2 certificates.

Percent of the Minimum Initial Certificate Balance ($350,884,000)(1)
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	4.93	4.91	4.89	4.84	4.47

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the minimum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be greater than the minimum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.
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Percent of the Maximum Initial Certificate Balance ($600,884,000)(1)
of the Class A-3 Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(2)	4.89	4.85	4.80	4.72	4.43

(1)	The exact initial Certificate Balance of the Class A-3 certificates is unknown and will be determined based on final pricing of that Class. The information in the chart above is based on the maximum potential initial Certificate Balance of the Class A-3 certificates, however, the actual Certificate Balance may be less than the maximum shown, in which case the weighted average lives may be different than those shown above.
(2)	The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-M Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.94	4.94	4.94	4.94	4.61

(1)	The weighted average life of the Class A-M certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-M certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class A-M certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.94	4.94	4.94	4.94	4.68

(1)	The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class B certificates.

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Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPRs
Set Forth Below:

Distribution Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
January 2025	100%	100%	100%	100%	100%
January 2026	100%	100%	100%	100%	100%
January 2027	100%	100%	100%	100%	100%
January 2028	100%	100%	100%	100%	100%
January 2029 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)(1)	4.94	4.94	4.94	4.94	4.69

(1)	The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of the Class C certificates.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent basis on the Offered Certificates for the specified CPRs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from January 1, 2024 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the Mortgage Loans (or Whole Loans) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the Mortgage Loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the Mortgage Loans (or Whole Loans) will prepay in accordance with the above assumptions at any of the specified CPRs until maturity or that all the Mortgage Loans (or Whole Loans) will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

Furthermore, in light of the recent COVID-19 pandemic, several of the Modeling Assumptions (particularly, those regarding the timely receipt of all scheduled loan payments and the absence of any delinquencies, defaults, forbearances, loan modifications and advances) may not prove to be entirely accurate.

For purposes of this prospectus, prepayment assumptions with respect to the Mortgage Loans (or Whole Loans) are presented in terms of the CPR model described under “—Weighted Average Life” above.

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Pre-Tax Yield to Maturity for the Class A-1 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-2 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-3 Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class X-A Certificates

Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class A-M Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class A-M certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class B Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

Pre-Tax Yield to Maturity for the Class C Certificates

Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPR)
	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR

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MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, to the extent not otherwise discussed below, persons that might be treated as engaged in a U.S. trade or business by virtue of investing in the offered Certificates and investors that hold the certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation can apply retroactively. This discussion reflects provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the certificates.

Two separate real estate mortgage investment conduit (“REMIC”) elections will be made with respect to designated portions of the issuing entity (the “Lower-Tier REMIC” and the “Upper-Tier REMIC”, and, together, the “Trust REMICs”. The Lower-Tier REMIC will hold the Mortgage Loans and certain other assets and will issue (i) classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Lower-Tier REMIC.

The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue (i) the Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D, Class X-F, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G-RR and Class J-RR certificates and the regular interests that correspond in the aggregate to the VRR Interest (the “VRR Interest Upper-Tier Regular Interests”), each representing a regular interest in the Upper-Tier REMIC (the “Regular Interests”) and (ii) an uncertificated interest represented by the Class R certificates as the sole class of “residual interests” in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the PSA and each Intercreditor Agreement, (iii) compliance with each Non-Serviced PSA and the continued qualification of each respective REMIC formed thereunder and (iv) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin LLP, special tax counsel to the depositor, (a) each Trust REMIC will qualify as a REMIC on the Closing Date, (b) each of the Lower-Tier Regular Interests will constitute a “regular interest” in the Lower-Tier REMIC, (c) each of the Regular Interests will constitute a “regular interest” in the Upper-Tier REMIC and (d) the Class R certificates will evidence the sole class of “residual interests” in each Trust REMIC.

Qualification as a REMIC

In order for each Trust REMIC to qualify as a REMIC, there must be ongoing compliance on the part of such Trust REMIC with the requirements set forth in the Code. Each Trust REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of such Trust REMIC, as of the close of the third calendar month beginning after the Closing Date (which for purposes of this discussion is the date of the issuance of the Regular Interests, the “Startup Day”) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments”. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirements will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all such Trust REMIC’s assets. Each Trust REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” or their agents and must furnish applicable tax information to transferors or agents that violate this restriction. The PSA will provide that no legal or beneficial interest in the Class R certificates may be transferred or registered unless certain

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conditions, designed to prevent violation of this restriction, are met. It is expected that each Trust REMIC will qualify as a REMIC at all times that any of the Regular Interests are outstanding.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to a REMIC on the Startup Day or is purchased by a REMIC within a three month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans such as the Mortgage Loans; provided that, in general, (a) the fair market value of the real property security (including buildings and structural components of the real property security) (reduced by (1) the amount of any lien on the real property security that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property security that is in parity with the Mortgage Loan) is at least 80% of the aggregate principal balance of such Mortgage Loan either at origination or as of the Startup Day (a loan-to-value ratio of not more than 125% with respect to the real property security) or (b) substantially all the proceeds of the Mortgage Loan or the underlying mortgages were used to acquire, improve or protect an interest in real property that, at the date of origination, was the only security for the Mortgage Loan, and (ii) regular interests in another REMIC, such as the Lower-Tier Regular Interests that will be held by the Upper-Tier REMIC. If a Mortgage Loan was not in fact principally secured by real property or is otherwise not a qualified mortgage, it must be disposed of within 90 days of discovery of such defect, or otherwise ceases to be a qualified mortgage after such 90-day period.

Permitted investments include “cash flow investments”, “qualified reserve assets” and “foreclosure property”. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the Trust REMICs. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on its regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Trust REMICs will not hold any qualified reserve assets. Foreclosure property is real property acquired by a REMIC in connection with the default or imminent default of a qualified mortgage and maintained by the REMIC in compliance with applicable rules and personal property that is incidental to such real property; provided that the mortgage loan sellers had no knowledge or reason to know, as of the Startup Day, that such a default had occurred or would occur. Foreclosure property may generally not be held after the close of the third calendar year beginning after the date the issuing entity acquires such property, with one extension that may be granted by the IRS.

A mortgage loan held by a REMIC will fail to be a qualified mortgage if it is “significantly modified” unless default is “reasonably foreseeable” or where the servicer believes there is a “significant risk of default” upon maturity of the mortgage loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. A mortgage loan held by a REMIC will not be considered to have been “significantly modified” following the release of the lien on a portion of the real property collateral if (a) the release is pursuant to a defeasance permitted under the mortgage loan documents that occurs more than two years after the Startup Day of the REMIC or (b) following the release the loan-to-value ratio for the mortgage loan is not more than 125% with respect to the real property security. Furthermore, if the release is not pursuant to a defeasance and following the release the loan-to-value ratio for the mortgage loan is greater than 125%, the mortgage loan will continue to be a qualified mortgage if the release is part of a “qualified paydown transaction” in accordance with Revenue Procedure 2010-30.

In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on the qualified mortgages. The rate on the

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specified portion may be a fixed rate, a variable rate, or the difference between one fixed or qualified variable rate and another fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC or prepayment interest shortfalls. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day that is designated as a residual interest. It is expected that each of the Lower-Tier Regular Interests will constitute a class of regular interests in the Lower-Tier REMIC, each class of the Regular Interests will constitute a class of regular interests in the Upper-Tier REMIC, and the Class R certificates will evidence the sole class of residual interests in each Trust REMIC.

If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity or applicable portion of it will not be treated as a REMIC for such year and thereafter. In this event, any entity with debt obligations with two or more maturities, such as the Trust REMICs, may be treated as a separate association taxable as a corporation under Treasury regulations, and the certificates may be treated as equity interests in that association. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of a REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Status of Offered Certificates

Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest (including original issue discount) on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the issuing entity would be so treated. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Offered Certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the Mortgage Loans are secured by residential real property. As of the Cut-off Date, 29 of the Mortgaged Properties (31.4%) are multifamily properties, mixed use properties with a multifamily component or manufactured housing community properties. Holders of Offered Certificates should consult their tax advisors whether the foregoing percentage or some other percentage applies to their Offered Certificates. If at all times 95% or more of the assets of the Trust REMICs qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For the purposes of the foregoing determinations, the Trust REMICs will be treated as a single REMIC. In addition, the Mortgage Loans that have been defeased with government securities will not qualify for such treatment. Offered Certificates will be “qualified mortgages” within the meaning of Code Section 860G(a)(3) for another REMIC if transferred to that REMIC within a prescribed time period in exchange for regular or residual interests in that REMIC. Moreover, Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

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Taxation of Regular Interests

General

Each class of Regular Interests represents a regular interest in the Upper-Tier REMIC. The Regular Interests will represent newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Interest will be treated as ordinary income to the holder of a Regular Interest (a “Regular Interest Holder”), and principal payments on a Regular Interest will be treated as a return of capital to the extent of the Regular Interest Holder’s basis in the Regular Interest. Regular Interest Holders must use the accrual method of accounting with regard to the Regular Interests, regardless of the method of accounting otherwise used by such Regular Interest Holders.

Original Issue Discount

Holders of Regular Interests issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Interest Holders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Interests. To the extent such issues are not addressed in the OID Regulations, the certificate administrator will apply the methodology described in the Conference Committee Report to the 1986 Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations if necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Interests.

Each Regular Interest will be treated as an installment obligation for purposes of determining the original issue discount includible in a Regular Interest Holder’s income. The total amount of original issue discount on a Regular Interest is the excess of the “stated redemption price at maturity” of the Regular Interest over its “issue price”. The issue price of a class of Regular Interests is the first price at which a substantial amount of Regular Interests of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the certificate administrator will treat the issue price of Regular Interests for which there is no substantial sale as of the issue date as the fair market value of such Regular Interests as of the issue date. The issue price of the Regular Interests also includes the amount paid by an initial Regular Interest Holder for accrued interest that relates to a period prior to the issue date of such class of Regular Interests. The stated redemption price at maturity of a Regular Interest is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Interest, it is possible that no interest on any class of Regular Interests will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the certificate administrator will treat all payments of stated interest on the Regular Interests (other than the Class X Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date). Based upon the anticipated issue price of each such class and a stated redemption price equal to the par amount of each such class (plus excess interest accrued thereon), it is anticipated that the Class [_] certificates will be issued with original issue discount for federal income tax purposes.

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It is anticipated that the certificate administrator will treat the Class X Certificates as having no qualified stated interest. Accordingly, such classes of Regular Interests will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received on such classes over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on such classes attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. The holder of any such class may be entitled to a deduction for a loss, which may be a capital loss, to the extent it becomes certain that such holder will not recover a portion of its basis in such class, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Under a de minimis rule, original issue discount on a Regular Interest will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Interest multiplied by the weighted average maturity of the Regular Interest. For this purpose, the weighted average maturity is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the stated redemption price at maturity of the Regular Interest. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment on the Mortgage Loans used in pricing the transaction, i.e., 0% CPR (the “Prepayment Assumption”). See “Yield and Maturity Considerations—Weighted Average Life”. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Interest is held as a capital asset. Under the OID Regulations, however, Regular Interest Holders may elect to accrue all de minimis original issue discount, as well as market discount and premium, under the constant yield method. See “—Election To Treat All Interest Under the Constant Yield Method” below. It is anticipated that the Class [_] certificates will be issued with de minimis original issue discount for federal income tax purposes.

A holder of a Regular Interest issued with original issue discount generally must include in gross income for any taxable year the sum of the “daily portions”, as defined below, of the original issue discount on the Regular Interest accrued during an accrual period for each day on which it holds the Regular Interest, including the date of purchase but excluding the date of disposition. With respect to each such Regular Interest, a calculation will be made of the original issue discount that accrues during each successive full accrual period that ends on the day prior to each Distribution Date with respect to the Regular Interests, assuming that prepayments and extensions with respect to the Mortgage Loans will be made in accordance with the Prepayment Assumption. The original issue discount accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Interest as of the end of that accrual period and (b) the distributions made on the Regular Interest during the accrual period that are included in the Regular Interest’s stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Interest at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Interest as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Interest at the beginning of any accrual period equals the issue price of the Regular Interest, increased by the aggregate amount of original issue discount with respect to the Regular Interest that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Interest’s stated redemption price at maturity that were made on the Regular Interest that were attributable to such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.

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Under the method described above, the daily portions of original issue discount required to be included as ordinary income by a Regular Interest Holder (other than a holder of a Class X Certificate) generally will increase to take into account prepayments on the Regular Interests as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. Due to the unique nature of interest only certificates, the preceding sentence may not apply in the case of the Class X Certificates.

Acquisition Premium

A purchaser of a Regular Interest at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Interest reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described under the heading “—Election To Treat All Interest Under the Constant Yield Method” below.

Market Discount

A purchaser of a Regular Interest also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Interest (i) is exceeded by the remaining outstanding principal payments and non-qualified stated interest payments due on a Regular Interest, or (ii) in the case of a Regular Interest having original issue discount, is exceeded by the adjusted issue price of such Regular Interest at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Interest as distributions includible in its stated redemption price at maturity are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue, at the election of the holder, either (i) on the basis of a constant interest rate or (ii) in the ratio of interest accrued for the relevant period to the sum of the interest accrued for such period plus the remaining interest after the end of such period, or, in the case of classes issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount after the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Interest as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Interest over the interest (including original issue discount) distributable on the Regular Interest. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Interest for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Interest is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Interest Holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule will not apply. If made, such selection will apply to all market discount instruments acquired by such Regular Interest Holder as of the first day of the taxable year for which the election is made and to all market discount instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 1276 and an alternative manner in which such election may be deemed to be made.

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Market discount with respect to a Regular Interest will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Interest multiplied by the weighted average maturity of the Regular Interest remaining after the date of purchase. For this purpose, the weighted average maturity is determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each such distribution included in the stated redemption price at maturity of the Regular Interest and the denominator of which is the total stated redemption price at maturity of the Regular Interest. It appears that de minimis market discount would be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been proposed, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect to such rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Interest purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Interest Holder holds such Regular Interest as a “capital asset” within the meaning of Code Section 1221, the Regular Interest Holder may elect under Code Section 171 to amortize such premium under the constant yield method. If made, such election will apply to all premium debt instruments (other than those paying tax-exempt interest) held by the Holder of the Regular Interest on the first day of the taxable year to which the election applies and to all taxable, premium debt instruments acquired thereafter. The election cannot be revoked without IRS consent. See “—Election To Treat All Interest Under the Constant Yield Method” below regarding making the election under Code Section 171 and an alternative manner in which the Code Section 171 election may be deemed to be made. Final Treasury regulations under Code Section 171 do not, by their terms, apply to prepayable obligations such as the Regular Interests. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Interests, although it is unclear whether the alternatives to the constant interest method described above under “—Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Interest rather than as a separate deduction item. Based on the foregoing, it is anticipated that the Class [_] certificates will be issued at a premium for federal income tax purposes.

Election To Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Interest may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all taxable premium bonds held or acquired or market discount bonds acquired by the holder on the first day of the year of the election and thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except

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with the approval of the IRS. Investors are encouraged to consult their tax advisors regarding the advisability of making such an election.

Treatment of Losses

Holders of the Regular Interests will be required to report income with respect to the Regular Interests on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, a Regular Interest Holder may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they generally may cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. The following discussion does not apply to holders of Class X Certificates. Under Code Section 166, it appears that the holders of Regular Interests that are corporations or that otherwise hold the Regular Interests in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained (and not previously deducted) during the taxable year on account of any such Regular Interests becoming wholly or partially worthless, and that, in general, the Regular Interest Holders that are not corporations and do not hold the Regular Interests in connection with a trade or business will be allowed to deduct as a short term capital loss any loss with respect to principal sustained during the taxable year on account of such Regular Interests becoming wholly worthless. Although the matter is not free from doubt, such non-corporate holders of Regular Interests should be allowed a bad debt deduction at such time as the principal balance of any class of such Regular Interests is reduced to reflect losses on the Mortgage Loans below such holder’s basis in the Regular Interests. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after the classes of Regular Interests have been otherwise retired. The IRS could also assert that losses on a class of Regular Interests are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount that, with the possible exception of the method discussed in the following sentence, would be deductible only against future positive original issue discount or otherwise upon termination of the applicable class. Although not free from doubt, a holder of Regular Interests with negative original issue discount may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which such holder was entitled, assuming no further prepayments. No bad debt losses will be allowed with respect to the Class X Certificates. Regular Interest Holders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Interests. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on the Regular Interests.

Yield Maintenance Charges and Prepayment Provisions

Yield maintenance charges and prepayment premiums actually collected on the Mortgage Loans will be allocated to the holders of the VRR Interest, on the one hand, and to the holders of certain of the non-VRR certificates, on the other hand, in accordance with their respective percentage allocation entitlement as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”. It is not entirely clear under the Code when the amount of yield maintenance charges and prepayment premiums so allocated should be taxed to the holders of the applicable non-VRR certificates and the VRR Interest, respectively, but it is not expected, for federal income tax reporting purposes, that yield maintenance charges and prepayment premiums will be treated as giving rise to any income to the holder of such class of certificates prior to the certificate administrator’s actual receipt of yield maintenance charges and prepayment premiums. Yield maintenance charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the applicable non-VRR certificates and the VRR Interest, respectively. The IRS may disagree with these positions.

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Certificateholders should consult their own tax advisors concerning the treatment of yield maintenance charges and prepayment premiums.

Sale or Exchange of Regular Interests

If a Regular Interest Holder sells or exchanges a Regular Interest, such Regular Interest Holder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Interest. The adjusted basis of a Regular Interest generally will equal the cost of the Regular Interest to the seller, increased by any original issue discount, market discount or other amounts previously included in the seller’s gross income with respect to the Regular Interest and reduced by amounts included in the stated redemption price at maturity of the Regular Interest that were previously received by the seller, by any amortized premium, and by any deductible losses on the Regular Interest.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Interest realized by an investor that holds the Regular Interest as a capital asset will be capital gain or loss and will be long term or short term depending on whether the Regular Interest has been held for the long term capital gain holding period (more than one year). Such gain will be treated as ordinary income: (i) if the Regular Interest is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Interest Holder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction; (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates; or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the Regular Interest Holder if his yield on such Regular Interest were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such Regular Interest Holder with respect to the Regular Interest. In addition, gain or loss recognized from the sale of a Regular Interest by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The rate for corporations is the same with respect to both ordinary income and capital gains.

Taxes That May Be Imposed on a REMIC

Prohibited Transactions

Income from certain transactions by any Trust REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of holders of the Class R certificates, but rather will be taxed directly to such Trust REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of a mortgage loan or the waiver of a “due-on-sale” or “due-on-encumbrance” clause. It is not anticipated that the Trust REMICs will engage in any prohibited transactions.

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Contributions to a REMIC After the Startup Day

In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after its Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following its Startup Day, (ii) made to a qualified reserve fund by a holder of a Class R certificate, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to the Trust REMICs.

Net Income from Foreclosure Property

The Lower-Tier REMIC will be subject to federal income tax at the corporate rate on “net income from foreclosure property”, determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed-in-lieu of foreclosure would be treated as “foreclosure property” until the close of the third calendar year beginning after the Lower-Tier REMIC’s acquisition of a REO Property, as applicable, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

In order for a foreclosed property to qualify as foreclosure property, any operation of the foreclosed property by the Lower-Tier REMIC generally must be conducted through an independent contractor. Further, such operation of foreclosed property, even if conducted through an independent contractor, may give rise to “net income from foreclosure property”, taxable at the corporate rate. Payment of such tax by the Lower-Tier REMIC would reduce amounts available for distribution to Certificateholders.

The special servicer will be required to determine generally whether the operation of foreclosed property in a manner that would subject the Lower-Tier REMIC to such tax would be expected to result in higher after-tax proceeds than an alternative method of operating such property that would not subject the Lower-Tier REMIC to such tax.

REMIC Partnership Representative

A “partnership representative” (as defined in Code Section 6223) will represent each Trust REMIC in connection with any IRS and judicial proceeding relating to the REMIC and the PSA will designate the certificate administrator as such representative. Under the audit rules applicable to REMICs, (1) unless a REMIC elects otherwise, taxes arising from IRS audit adjustments are required to be paid by the REMIC rather than by its residual interest holders, (2) the partnership representative acts as a REMIC’s sole representative and its actions, including agreeing to adjustments to REMIC taxable income, are binding on the residual interest holders and (3) if the IRS makes an adjustment to a REMIC’s taxable year, the holders of residual interests for the audited taxable year may have to take the adjustment into account for the taxable year in which the adjustment is made rather than for the audited taxable year.

The partnership representative will be directed to utilize any election or other exception available to make the holders of the Class R certificates, rather than the REMICs, liable for any taxes arising from audit adjustments to the related REMICs’ taxable incomes. It is unclear how any such elections may affect the procedural rules available to challenge any audit adjustment that would otherwise be available in the absence of any such elections. Investors should discuss with their own tax advisors the possible effect of these rules on them.

Taxation of Certain Foreign Investors

Interest, including original issue discount, distributable to the Regular Interest Holders that are nonresident aliens, foreign corporations or other Non-U.S. Persons will be considered “portfolio interest” and, therefore, generally will not be subject to a 30% United States withholding tax; provided that such Non-U.S. Person (i) is not a “10 percent shareholder” within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Trust REMICs

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and (ii) provides the certificate administrator, or the person that would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Interest is a Non-U.S. Person. The appropriate documentation includes IRS Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Interest being effectively connected to a United States trade or business; IRS Form W-8BEN-E or W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Interest; and Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. With respect to IRS Forms W-8BEN, W-8BEN-E, W-8IMY and W-8ECI, each (other than IRS Form W-8IMY) expires after three full calendar years or as otherwise provided by applicable law. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its IRS Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A “non-qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Interest. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Interest is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors that are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Interest.

“U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in the applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any State or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to U.S. federal income tax regardless of the source of income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in the applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons). A “Non-U.S. Person” is a person other than a U.S. Person.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including payments of U.S.-source interest to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA. The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements. Prospective investors should consult their tax advisors regarding the applicability of FATCA to their certificates.

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Backup Withholding

Distributions made on the certificates, and proceeds from the sale of the certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 on “reportable payments” (including interest distributions, original issue discount and, under certain circumstances, principal distributions) unless the Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; in the case of the Regular Interests, is a Non-U.S. Person and provides IRS Form W-8BEN or W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the certificates would be refunded by the IRS or allowed as a credit against the Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Holders are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Information Reporting

Holders who are individuals (and certain domestic entities that are formed or availed of for purposes of holding, directly or indirectly, “specified foreign financial assets”) may be subject to certain foreign financial asset reporting obligations with respect to their certificates held through a financial account maintained by a foreign financial institution if the aggregate value of their certificates and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a holder fails to disclose its specified foreign financial assets. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your certificates.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. holders will be subject to an additional 3.8% tax on all or a portion of their “net investment income”, which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is calculated in a different manner than the regular income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Reporting Requirements

Each Trust REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is IRS Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign each Trust REMIC’s returns.

Reports of accrued interest, original issue discount, if any, and information necessary to compute the accrual of any market discount on the Regular Interests will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships that are either Regular Interest Holders or beneficial owners that own Regular Interests through a broker or middleman as nominee. All brokers, nominees and all other nonexempt Regular Interest Holders (including corporations, non-calendar year taxpayers, securities or commodities dealers, placement agents, real estate investment trusts, investment companies, common trusts, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to the Trust REMICs. Holders through nominees must request such information from the nominee.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished annually to the residual interest holders and filed annually with the IRS concerning the

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percentage of each Trust REMIC’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

These regulations also require that the certificate administrator make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) Certificateholders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15 of the calendar year for which the statement is being furnished.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Considerations” above, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of Offered Certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the sponsors, a related borrower or a mortgaged property or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of Offered Certificates. We cannot assure you that holders of Offered Certificates will not be subject to tax in any particular state, local or other taxing jurisdiction.

You should consult with your tax advisor with respect to the various state and local and any other tax consequences of an investment in the Offered Certificates.

METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), between the depositor and the underwriters, the depositor has agreed to sell to the underwriters, and the underwriters have severally, but not jointly, agreed to purchase from the depositor the respective Certificate Balance or the Notional Amount, as applicable, of each class of Offered Certificates set forth below subject in each case to a variance of 5%.

Class	Deutsche Bank Securities Inc.	Citigroup Global Markets Inc.
Class A-1	$[_]	$[_]
Class A-2	$[_]	$[_]
Class A-3	$[_]	$[_]
Class X-A	$[_]	$[_]
Class A-M	$[_]	$[_]
Class B	$[_]	$[_]
Class C	$[_]	$[_]

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Class	Barclays Capital Inc.	Goldman Sachs & Co. LLC
Class A-1	$[_]	$[_]
Class A-2	$[_]	$[_]
Class A-3	$[_]	$[_]
Class X-A	$[_]	$[_]
Class A-M	$[_]	$[_]
Class B	$[_]	$[_]
Class C	$[_]	$[_]

Class	BMO Capital Markets Corp.	Academy Securities, Inc.
Class A-1	$[_]	$[_]
Class A-2	$[_]	$[_]
Class A-3	$[_]	$[_]
Class X-A	$[_]	$[_]
Class A-M	$[_]	$[_]
Class B	$[_]	$[_]
Class C	$[_]	$[_]
Class	Drexel Hamilton, LLC
Class A-1	$[_]
Class A-2	$[_]
Class A-3	$[_]
Class X-A	$[_]
Class A-M	$[_]
Class B	$[_]
Class C	$[_]

The Underwriting Agreement provides that the obligations of the underwriters will be subject to certain conditions precedent and that the underwriters will be obligated to purchase all Offered Certificates if any are purchased. In the event of a default by any underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting underwriter(s) may be increased or the Underwriting Agreement may be terminated.

The parties to the PSA have severally agreed to indemnify the underwriters, and the underwriters have agreed to indemnify the depositor and controlling persons of the depositor, against certain liabilities, including liabilities under the Securities Act, and will contribute to payments required to be made in respect of these liabilities.

The depositor has been advised by the underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of Offered Certificates will be approximately [_]% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from January 1, 2024, before deducting expenses payable by the depositor. The underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the Offered Certificates, the underwriters and dealers may be deemed to have received compensation from the depositor in the form of underwriting discounts and commissions.

Expenses payable by the depositor are estimated at approximately $[_], excluding underwriting discounts and commissions.

We anticipate that the Offered Certificates will be sold primarily to institutional investors. Purchasers of Offered Certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of Offered Certificates. If you purchase Offered Certificates, you should

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consult with your legal advisors in this regard prior to any reoffer or resale. The underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The ability of the underwriters to make a market in the Offered Certificates may be impacted by changes in any regulatory requirements applicable to the marketing, holding and selling of, and issuing quotations with respect to, the Offered Certificates or CMBS generally. See “Risk Factors—Other Risks Relating to the Certificates—The Certificates May Have Limited Liquidity and the Market Value of the Certificates May Decline”.

Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in 2 business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, to the extent that failing to do so would result in a settlement date that is earlier than the date of delivery of such Offered Certificates.

The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed under “Description of the Certificates—Reports to Certificateholders; Certain Available Information”. We cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the depositor, one of the sponsors, three of the originators, a Retaining Party and an initial Risk Retention Consultation Party. Citigroup Global Markets Inc., one of the underwriters, is an affiliate of one of the sponsors, one of the originators, a Retaining Party and an initial Risk Retention Consultation Party. Barclays Capital Inc., one of the underwriters, is an affiliate of one of the sponsors and one of the originators. Goldman Sachs & Co. LLC, one of the underwriters, is an affiliate of one of the sponsors and one of the originators. BMO Capital Markets Corp., one of the underwriters, is an affiliate of one of the sponsors and one of the originators.

A substantial portion of the net proceeds of this offering (after the payment of underwriting compensation and transaction expenses) is expected to be directed to affiliates of Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and BMO Capital Markets Corp., which are underwriters for this offering. That flow of funds will occur by means of the collective effect of the payment by the underwriters to the depositor, an affiliate of Deutsche Bank Securities Inc., of the purchase price for the Offered Certificates, the payment described in the next paragraph and the following payments: (i) the payment by the depositor to GACC, an affiliate of Deutsche Bank Securities Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans to be sold to the depositor by GACC, (ii) the payment by the depositor to CREFI, an affiliate of Citigroup Global Markets Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by CREFI, (iii) the payment by the depositor to BCREI, an affiliate of Barclays Capital Inc., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by BCREI, (iv) the payment by the depositor to GSMC, an affiliate of Goldman Sachs & Co. LLC, in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by GSMC and (v) the payment by the depositor to BMO, an affiliate of BMO Capital Markets Corp., in its capacity as a sponsor, of the purchase price for the mortgage loans sold to the depositor by BMO. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers”.

As a result of the circumstances described above in this paragraph and the prior paragraph, Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc., Goldman Sachs & Co. LLC and BMO Capital Markets Corp. have a “conflict of interest” within the meaning of Rule 5121 of the consolidated rules of The Financial Industry Regulatory Authority, Inc. In addition, other circumstances exist that result in the underwriters or their affiliates having conflicts of interest, notwithstanding that such circumstances may not constitute a “conflict of interest” within the meaning of

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such Rule 5121. See “Risk Factors—Risks Related to Conflicts of Interest—Interests and Incentives of the Underwriter Entities May Not Be Aligned With Your Interests”.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

All reports filed or caused to be filed by the depositor with respect to the issuing entity before the termination of this offering pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, that relate to the Offered Certificates (other than Annual Reports on Form 10-K) will be deemed to be incorporated by reference into this prospectus, except that if a Non-Serviced PSA is entered into after termination of this offering, any Current Report on Form 8-K filed after termination of this offering that includes as an exhibit such Non-Serviced PSA will be deemed to be incorporated by reference into this prospectus.

In addition, any disclosures filed, on or prior to the date of filing of the final prospectus, as exhibits to Form ABS-EE by or on behalf of the depositor with respect to the issuing entity will be deemed to be incorporated by reference into the final prospectus.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with this offering (including beneficial owners of the Offered Certificates), upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to the Offered Certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the depositor should be directed in writing to its principal executive offices at 1 Columbus Circle, New York, New York 10019, Attention: President, or by telephone at (212) 250-2500.

WHERE YOU CAN FIND MORE INFORMATION

The depositor has filed a Registration Statement on Form SF-3 (SEC File No. 333-260277) (the “Registration Statement”) relating to multiple series of CMBS, including the Offered Certificates, with the SEC. This prospectus will form a part of the Registration Statement, but the Registration Statement includes additional information. Copies of the Registration Statement and other materials filed with or furnished to the SEC, including Distribution Reports on Form 10-D, Annual Reports on Form 10-K, Current Reports on Form 8-K, Forms ABS-15G, Form ABS-EE and any amendments to these reports may be accessed electronically at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed or furnished electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

The depositor has met the registrant requirements of Section I.A.1. of the General Instructions to the Registration Statement.

Copies of all reports of the issuing entity on Forms ABS-EE, 10-D, 10-K and 8-K will also be made available on the website of the certificate administrator as soon as reasonably practicable after these materials are electronically filed with, or furnished to the SEC through the EDGAR system.

FINANCIAL INFORMATION

The issuing entity will be newly formed and will not have engage in any business activities or have any assets or obligations prior to the issuance of the Offered Certificates. Accordingly, no financial statements with respect to the issuing entity are included in this prospectus.

The depositor has determined that its financial statements will not be material to the offering of the Offered Certificates.

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CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and Code Section 4975 impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA or to Code Section 4975 (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Code Section 410(d), church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the fiduciary responsibility provisions of ERISA or to Section 4975 of the Code. Moreover, those plans, if qualified and exempt from taxation under Code Sections 401(a) and 501(a), are subject to the prohibited transaction rules set forth in Code Section 503.

Prospective investors should note that the Teachers Retirement System of the State of Illinois (“Illinois Teachers Retirement System”), a governmental plan, owns a 50% equity interest in the borrower under the Galleria at Tyler Mortgage Loan (4.0%). Persons who have an ongoing relationship with the Illinois Teachers Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold Certificates.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Code Section 4975, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Code Section 4975. Special caution should be exercised before the assets of a Plan are used to purchase an Offered Certificate if, with respect to those assets, the depositor, any servicer or the trustee or any of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any Offered Certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Code Section 4975, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in Offered Certificates may cause the assets of the issuing entity to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity

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participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant”. For this purpose, in general, equity participation in an entity will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the assets of the issuing entity constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and Code Section 4975. In addition, if the assets of the issuing entity constitute Plan assets, the purchase of Offered Certificates by a Plan, as well as the operation of the issuing entity, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemption

The U.S. Department of Labor has issued an administrative exemption to Deutsche Bank Securities Inc., as Department Final Authorization Number 97-03E (December 9, 1996), as amended by Prohibited Transaction Exemption 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the issuing entity, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by Deutsche Bank Securities Inc., provided that certain conditions set forth in the Exemption are satisfied. The depositor expects that the Exemption generally will apply to the Offered Certificates.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief:

First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party.

Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”).

Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, any entity that provides insurance or other credit support to the issuing entity and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities.

Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the issuing entity must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the PSA and reimbursement of the person’s reasonable expenses in connection therewith.

Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

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It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption and the depositor believes that each of the Rating Agencies qualifies as an Exemption Rating Agency. Consequently, the second general condition set forth above will be satisfied with respect to the Offered Certificates as of the Closing Date. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. In addition, the depositor believes that the fourth general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second general condition set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the Offered Certificates or in the secondary market, must make its own determination that the first and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the issuing entity meet the following requirements: (1) the issuing entity must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of Offered Certificates.

The depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than those conditions which are dependent on facts unknown to the depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Code Sections 4975(a) and (b) by reason of Code Sections 4975(c)(1)(A) through (D)) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus, an “Excluded Plan” is a Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Code Section 4975(c)(1)(E) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of certificates between the depositor or the underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Code Sections 4975(a) and (b) by reason of Code Section 4975(c) for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

A fiduciary of a Plan should consult with its counsel with respect to the applicability of the Exemption. The fiduciary of a plan not subject to ERISA or Code Section 4975, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of

500

an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Each purchaser of Offered Certificates that is an ERISA Plan will be deemed to have represented and warranted that (i) none of the depositor, the issuing entity, the trustee, any underwriter, the master servicer, the special servicer, the Certificate Administrator, the operating advisor, the asset representations reviewer, or any of their respective affiliated entities, has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to the ERISA Plan, or to any fiduciary or other person making the decision to invest the assets of the ERISA Plan (“Fiduciary”), in connection with its acquisition of Certificates, and (ii) the Fiduciary is exercising its own independent judgment in evaluating the transaction.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Code Section 4975 transactions in connection with the acquisition of a security (such as a certificate issued by the issuing entity) as well as the servicing, management and operation of a trust (such as the issuing entity) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the issuing entity, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemption. All other conditions of the Exemption would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of Offered Certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) of ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Code Section 4975, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurance company’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the Offered Certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

501

LEGAL INVESTMENT

None of the classes of Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of Offered Certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

Although Section 939(e) of the Dodd-Frank Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus. However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO. Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of Offered Certificates specified to be “mortgage related securities” for purposes of SMMEA may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties. We make no representation as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates.

Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you should consult with your own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended contained in Section 3(c)(5) of the Investment Company Act of 1940, as amended, or Rule 3a-7 under the Investment Company Act of 1940, as amended, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act.

LEGAL MATTERS

The validity of the certificates and material federal income tax matters will be passed upon for the depositor by Sidley Austin LLP. Certain legal matters will be passed upon for the underwriters by Cadwalader, Wickersham & Taft LLP.

502

RATINGS

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the Rating Agencies engaged by the Depositor to rate such class of certificates.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the parties to the PSA or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

The ratings address the likelihood of full and timely receipt by the Certificateholders of all distributions of interest at the applicable Pass-Through Rate on the Offered Certificates to which they are entitled on each distribution date and the ultimate payment in full of the Certificate Balance of each class of Offered Certificates on a date that it not later than the Rated Final Distribution Date with respect to such class of certificates. The Rated Final Distribution Date will be the Distribution Date in January 2057. See “Yield and Maturity Considerations” and “Pooling and Servicing Agreement—Advances”. Any ratings of each Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties or default interest or post anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any Mortgage Loan in connection with a Mortgage Loan modification, waiver or amendment or other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the Mortgage Loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the Mortgage Loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that investors might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the Mortgage Loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates. As indicated in this prospectus, holders of the certificates with Notional Amounts are entitled only to payments of interest on the related Mortgage Loans. If the Mortgage Loans were to prepay in the initial month, with the result that the holders of the certificates with Notional Amounts receive only a single month’s interest and therefore, suffer a nearly complete loss of

503

their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on those certificates. The Notional Amounts of the certificates with Notional Amounts on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the certificates with Notional Amounts should be evaluated independently from similar ratings on other types of securities. See “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” and “Yield and Maturity Considerations”.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance. In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

504

INDEX OF DEFINED TERMS

17g-5 Information Provider	327
1986 Act	484
1996 Act	465
401(c) Regulations	501
AB Modified Loan	374
AB Whole Loan	216
Acceptable Insurance Default	378
Accrued AB Loan Interest	310
Acting General Counsel’s Letter	142
actual/360 basis	35
Actual/360 Basis	196
Actual/360 Loans	352
ADA	468
Administrative Cost Rate	305
ADR	155
Advances	348
Affirmative Asset Review Vote	416
Aggregate Available Funds	300
Aggregate Principal Distribution Amount	306
Allocated Loan Amount	155
AMC	189
Annual Debt Service	155
Anticipated Repayment Date	196
Appraisal Reduction Amount	370
Appraisal Reduction Event	369
Appraised Value	155
Appraised-Out Class	375
Approved Exchange	20
ARD Loan	196
ASR Consultation Process	391
Assessment of Compliance	447
Asset Representations Reviewer Asset Review Fee	368
Asset Representations Reviewer Fee Cap	368
Asset Representations Reviewer Termination Event	421
Asset Review	418
Asset Review Notice	417
Asset Review Quorum	417
Asset Review Report	419
Asset Review Report Summary	419
Asset Review Standard	418
Asset Review Trigger	415
Asset Review Vote Election	416
Asset Status Report	388
Assumed Certificate Coupon	289
Assumed Final Distribution Date	313
Assumed Scheduled Payment	307
AST	179
Attestation Report	447
Authority	194

Available Funds	301
Balloon Balance	155
Balloon LTV	156
Bank Act	259
Barclays	243
Barclays Data Tape	245
Barclays Holdings	243
Barclays Mortgage Loans	244
Barclays Review Team	244
Barclays’ Qualification Criteria	246
Base Interest Fraction	312
BBCMS 2023-5C23 PSA	216
BCREI	151
Beds	161
BellOak	280
Benchmark 2023-V4 PSA	216
benefit plan investors	499
Berkadia	277
Berkadia Serviced Loans	277
Berkadia Sub-Servicing Agreement	277
Blue Owl Tenneco Casualty/Condemnation Release	204
Blue Owl Tenneco Defaulted Property Release	203
Blue Owl Tenneco Divisional Transfer Release	204
Blue Owl Tenneco Sale Release	203
BMO	151, 258
BMO Data File	260
BMO Financial	259
BMO Harris	259
BMO Mortgage Loans	259
BMO Securitization Database	260
Borrower Party	320
Borrower Party Affiliate	320
Breach Notice	338
Bridge	175
Bridge Bank	88
Business Day	353
CCRE4 Trust	276
CDTC	268
CERCLA	465
Certificate Administrator/Trustee Fee	367
Certificate Administrator/Trustee Fee Rate	367
Certificate Balance	298
Certificate Owners	329
Certificateholder	321
Certificateholder Quorum	424
Certificateholder Repurchase Request	435
certificates	3, 34
Certifying Certificateholder	331

505

CGMRC	234
City	182, 194
Class X certificates	3
Class X Certificates	297
Class X-A Strip Rate	304
Class X-B Strip Rate	304
Class X-D Strip Rate	305
Class X-F Strip Rate	305
Clearstream	328
Clearstream Participants	330
Closing Date	153
Closing Date Deposit Amount	52
CMBS	146
CMBS B-Piece Securities	286
Code	482
Collateral Deficiency Amount	374
Collateral Violations	182
Collection Account	351
Collection Period	301
Communication Request	331
Companion Loan	151
Companion Loan Holder	214
Compensating Interest Payment	314
Computershare	268
Computershare Limited	268
Computershare Trust Company	268
Constant Prepayment Rate	475
Constraining Level	289
Consultation Termination Event	403
Control Appraisal Period	216
Control Eligible Certificates	398
Control Note	216
Control Termination Event	403
Controlling Class	397
Controlling Class Certificateholder	397
Controlling Companion Loan	216
Controlling Holder	216
Controlling Note	216
Corrected Loan	388
COVID-19	63
CPR	475
CREC	176
Credit Risk Retention Rules	282
CREFC®	318
CREFC® Intellectual Property Royalty License Fee	369
CREFC® Intellectual Property Royalty License Fee Rate	369
CREFC® Reports	318
CREFI	151, 234
CREFI Data File	235
CREFI Mortgage Loans	234
CREFI Securitization Database	235
CREFI VRR Interest Portion	282
Crossover Date	303
CSG	184

CTS	268
Cumulative Appraisal Reduction Amount	374
Cure Dates	182
Cure/Contest Period	418
Current LTV	156
Cut-off Date	151
Cut-off Date Balance	155
Cut-off Date LTV Ratio	156
Cut-off Date UW NCF Debt Yield	158
DB Originators	228
DBNY	225, 282
DBNY VRR Interest Portion	282
DBRI	225
DBRS Morningstar	271, 419
Defaulted Loan	394
Defaulted Property	203
Defeasance Deposit	202
Defeasance Loans	201
Defeasance Lock-Out Period	201
Defeasance Option	201
Defendants	182
Definitive Certificate	328
Delegated Directive	15
Delinquent Loan	416
Depositaries	328
Determination Date	299
Deutsche Bank	226
Diligence File	335
Directing Holder	397
Directing Holder Asset Status Report Review Process	390
Disclosable Special Servicer Fees	367
Discount Rate	198
Discount Yield	288, 291
Dispute Resolution Consultation	438
Dispute Resolution Cut-off Date	437
Distribution Accounts	351
Distribution Date	299
Distributor	15
DISTRIBUTOR	16
Division	166
DMARC	226
Dodd-Frank Act	149
DOJ	226
DOL	498
Downtown Borrower	213
Downtown SPC Party	213
DTC	328
DTC Participants	328
DTC Rules	329
Due Date	195, 301
Due Diligence Questionnaire	236, 261
Due Diligence Requirements	147
Easement Agreement	174
Easement Parcel	168, 192
EBITDA	166

506

EDGAR	497
EEA	15
EEA RETAIL INVESTOR	15, 17
Eligible Asset Representations Reviewer	419
Eligible Operating Advisor	410
Enforcing Party	435
Enforcing Servicer	435
ESA	175, 230
Escrow/Reserve Mitigating Circumstances	233, 248
EU	146
EU CRR	147
EU Due Diligence Requirements	147
EU Institutional Investor	147
EU PRIIPS REGULATION	15
EU PROSPECTUS REGULATION	15
EU Securitization Regulation	147
EU SECURITIZATION REGULATION	18
Euroclear	328
Euroclear Operator	330
Euroclear Participants	330
EUWA	15, 17
Excess Interest	196
Excess Prepayment Interest Shortfall	315
Exchange Act	225, 234
Excluded Controlling Class Holder	320
Excluded Controlling Class Loan	321
Excluded Information	321
Excluded Loan	321
Excluded Plan	500
Excluded Special Servicer	425
Excluded Special Servicer Mortgage Loan	425
Exemption	499
Exemption Rating Agency	499
Expected Price	292
Expected Prices	292
FATCA	492
FDIA	141
FDIC	88, 142
FDIC Safe Harbor	142
Fee Borrowers	174
FETL	20
Fiduciary	501
FIEL	21
Final Asset Status Report	391
Final Dispute Resolution Election Notice	438
FINANCIAL PROMOTION ORDER	16
Financial Test	166
FIRREA	143, 230
Flagstar	88
Four Points Key Money Debt	213
FPO PERSONS	16
FSCMA	20
FSMA	17

Funds	274
GAAP	166
GACC	151, 225
GACC Data Tape	227
GACC Deal Team	227
GACC Mortgage Loans	227
Gain-on-Sale Reserve Account	352
Galleria at Tyler Acquired Parcel	206
Galleria at Tyler Exchange Parcel	206
Galleria at Tyler Expansion Parcel	205
Garage	194
Garn Act	467
Goldman Originator	252
Gotion	183
grace period	195
GS Bank	141, 249, 250
GSMC	151, 249
GSMC Data Tape	250
GSMC Deal Team	250
GSMC Mortgage Loans	249
GSP Condo Board	174
GSP Condominium	173
GSP Master Deed	173
Hard Lockbox	156
HRR certificates	4, 34
HRR Certificates	125, 282
HSTP Act	74
Icahn Funds	276
Illinois Teachers Retirement System	498
Impermissible Asset Representations Reviewer Affiliate	432
Impermissible Operating Advisor Affiliate	432
Impermissible Risk Retention Affiliate	432
Impermissible TPP Affiliate	432
Indirect Participants	328
Initial Delivery Date	388
Initial Pool Balance	151
Initial Rate	196
Initial Requesting Certificateholder	435
In-Place Cash Management	156
Institutional Investor	20
Institutional Investors	147
Insurance and Condemnation Proceeds	351
Intercompany Loans	213
Intercreditor Agreement	214
Interest Accrual Amount	306
Interest Accrual Period	306
Interest Distribution Amount	306
Interest Payment Differential	198
Interest Reserve Account	352
Interest Shortfall	306
Interested Person	395
Interest-Only Certificates	287
Interest-Only Expected Price	291
intermediary	492

507

Interpolated Yield	288
Investment Company Act	i
Investor Certification	321
Investor Q&A Forum	325
Investor Registry	326
Japanese Retention Requirement	21
JFSA	21
Joint Mortgage Loan	153
JPMCB	164
JRR Rule	21
JV	212
JV Agreement	212
KBRA	445
L&T Parcel	203
Largest Tenant	156
Lease Expiration	156
Leasehold Borrower	174
Lennar	274
LHFA	164, 194
Liquidation Fee	363
Liquidation Proceeds	363
Loan Per Net Rentable Area	156
Loan-Specific Directing Holder	397
Loan-to-Value Ratio	156
Loan-to-Value Ratio at Maturity or ARD	156
Loss of Value Payment	339
Lower-Tier Regular Interests	482
Lower-Tier REMIC	58, 482
Lower-Tier REMIC Distribution Account	351
LTV Ratio	156
LTV Ratio at Maturity or ARD	156
MAI	341
Major Decision	399
Major Decision Reporting Package	399
Manager	190
market discount	487
Marriott Condominium	174
MAS	19
Master Servicer Non-Major Decision	382
Master Servicer Proposed Course of Action Notice	436
Master Servicer Remittance Date	347
Master Servicing Fee	360
Master Servicing Fee Rate	360
Material Defect	338
Maturity Date LTV Ratio	156
MGP	179
Midland	271
MIFID II	15, 17
MLPA	332
MOA	282
Modeling Assumptions	475
Modification Fees	366
Modified Mortgage Loan	370
Moody’s	419
Mortgage	152

Mortgage File	332
Mortgage Loan Sellers	225
Mortgage Loans	151
Mortgage Note	152
Mortgage Pool	151
Mortgage Rate	306
Mortgaged Property	152
Most Recent NOI	156
MSA	157
MWD	168, 192
NDEE VCP	176
Net Default Interest	360
Net Mortgage Rate	305
Net Operating Income	157
Net Prepayment Interest Excess	314
NFIP	97
NI 33-105	22
NJ 2023-GSP TSA	216
NJDEP	177
NOI	157
Non-Collateral Properties	182
Non-Control Note	216
Non-Controlling Holder	216, 221
non-offered certificates	33
non-qualified intermediary	492
Nonrecoverable Advance	349
Non-Reduced Certificates	424
Non-Serviced AB Whole Loan	216
Non-Serviced Certificate Administrator	216
Non-Serviced Companion Loan	216
Non-Serviced Custodian	217
Non-Serviced Directing Holder	217
Non-Serviced Master Servicer	217
Non-Serviced Mortgage Loan	217
Non-Serviced Pari Passu Companion Loan	217
Non-Serviced Pari Passu Whole Loan	217
Non-Serviced PSA	217
Non-Serviced Securitization Trust	217
Non-Serviced Special Servicer	217
Non-Serviced Trustee	217
Non-Serviced Whole Loan	49, 217
Non-U.S. Person	492
non-VRR certificates	3, 34
Non-VRR Certificates	297
Non-VRR Percentage	284
Notional Amount	299
NRA	157
NRSRO	320, 429, 502
NRSRO Certification	322
NYCLPC	191
Occupancy	157
Occupancy Date	157
OFFER	17, 18
offered certificates	33
Offered Certificates	297

508

Offsetting Modification Fees	366
OH EPA	176
OID Regulations	485
OLA	142
OPC	178
Operating Advisor Annual Report	408
Operating Advisor Consultation Event	410
Operating Advisor Consulting Fee	368
Operating Advisor Expenses	368
Operating Advisor Fee	367
Operating Advisor Fee Rate	368
Operating Advisor Standard	408
Operating Advisor Termination Event	412
Operating Lease	190
Operating Lessee	190, 213
Ordinance	168
Original Balance	157
P&I Advance	347
PAR	231
Pari Passu Companion Loan	151
Participants	328
Parties in Interest	498
Pass-Through Rate	304
Patriot Act	469
PCO	192
PCR	242, 257, 265
Periodic Payments	300
Permitted Investments	299
Permitted Release Casualty Event	207
Permitted Release Default Event	207
Permitted Special Servicer/Affiliate Fees	366
PIPs	91, 180
Plans	498
PLLP	179
PML	257
PNC Bank	273
PRC	18
Preferred Equity Investment	212
Preferred Equity Investor	212
Preferred Rate	212
Preliminary Dispute Resolution Election Notice	437
Prepayment Assumption	486
Prepayment Interest Excess	314
Prepayment Interest Shortfall	314
Prepayment Provision	157
Prime Rate	351
principal balance certificates	3
Principal Balance Certificates	297
Principal Distribution Amount	307
Principal Shortfall	307
Privileged Information	411
Privileged Information Exception	412
Privileged Person	319
Prohibited Prepayment	315
Project Mezz	213

PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER	16
Proposed Course of Action	436
Proposed Course of Action Notice	436
PSA	297
PSA Party Repurchase Request	436
PTCE	501
Purchase Price	340
Qualified Hotel Management Condition	209
qualified intermediary	492
Qualified Replacement Special Servicer	425
Qualified Substitute Mortgage Loan	340
Qualifying CRE Loan Percentage	282
Quality Assurance Failures	168
RAC No-Response Scenario	445
Rated Final Distribution Date	313
Rating Agencies	445
Rating Agency Confirmation	445
RCA	274
RCM	274
REA	76
Realized Loss	316
REC	175
Record Date	299
Registration Statement	497
Regular Interest Holder	485
Regular Interests	482
Regulation AB	447
Regulatory Agreement	164
Reimbursement Rate	351
Reinvestment Yield	198
Related Group	157
Related Proceeds	350
Release Amount	204
Release Date	201
Release Parcel	204
Relevant Persons	16
Relief Act	468
REMIC	482
REMIC Regulations	482
Rent Reserve Fund Release Conditions	164
REO Account	352
REO Loan	308
REO Property	388
Repurchase Request	436
Requesting Certificateholder	438
Requesting Holders	375
Requesting Investor	331
Requesting Party	444
Required Risk Retention Percentage	283
Requirements	468
Residual Certificates	297
Resolution Failure	436
Resolved	436
Restricted Group	499

509

Restricted Mezzanine Holder	321
Restricted Party	412
Retaining Parties	282
Retaining Sponsor	281
Retaining Third-Party Purchaser	125, 282
Review Materials	417
Revised Rate	196
RevPAR	157
Risk Retention Affiliate	411
Risk Retention Affiliated	411
Risk Retention Consultation Party	320
Risk Retention Requirements	148
Road Extension Mortgage	205
Road Extension Parcel	205
Rooms	161
Rule 17g-5	322
S&P	271, 445
Scheduled Certificate Interest Payments	290
Scheduled Certificate Principal Payments	287
Scheduled Principal Distribution Amount	307
SEC	225, 234
Section 8	165
Securities Act	447
Securitization Accounts	353
Securitization Regulation	147
SEL	257
Senior Certificates	297
Senior Principal Balance Certificates	297
Serviced AB Mortgage Loan	218
Serviced AB Whole Loan	218
Serviced Companion Loan	218
Serviced Mortgage Loan	218
Serviced Pari Passu Companion Loan	218
Serviced Pari Passu Mortgage Loan	218
Serviced Pari Passu Whole Loan	218
Serviced Subordinate Companion Loan	218
Serviced Whole Loan	49, 218
Serviced Whole Loan Custodial Account	351
Servicer Termination Event	427, 429
Servicing Advances	348
Servicing Compensation	361
Servicing Fee	360
Servicing Fee Rate	360
Servicing Shift Mortgage Loan	218
Servicing Shift Pooling and Servicing Agreement	49
Servicing Shift PSA	218
Servicing Shift Securitization Date	49, 218
Servicing Shift Whole Loan	49, 219
Servicing Standard	346
Servicing Transfer Event	387
SF	158
SFA	19
SFO	19
Similar Law	498

SLEAP	177
Small Loan Appraisal Estimate	371
SMMEA	502
Soft Lockbox	158
Soft Springing Hard Lockbox	158
Sole Certificateholder	366
Special Servicer Non-Major Decision	380
Special Servicing Fee	362
Special Servicing Fee Rate	362
Specially Serviced Loans	386
Sponsors	225
Springing Cash Management	158
Springing Lockbox	158
Sq. Ft.	158
Square Feet	158
SSPE	148
Stabilization Date	208
Startup Day	482
Stated Principal Balance	308
static pool data	103
Stipulation	182
Stone Point	274
Subject Loans	368
Sublandlord	175
Subordinate Certificates	297
Subordinate Companion Loan	219
Subsequent Asset Status Report	388
Sub-Servicing Agreement	346
Sub-Servicing Entity	429
SVB	88
SVOC	178
T-12	158
Target Price	289
TCO	191
Tenneco	165
Tenneco Divisional Transfer	166
Tenneco Lease	165
Term to Maturity	158
Terms and Conditions	330
Test Period	166
Tests	418
Title V	467
Total Indebtedness Leverage Ratio	166
Trailing 12 NOI	156
Treasury-Priced Expected Price	290
Treasury-Priced Principal Balance Certificates	287
TRIPRA	98
trust directing holder	29
Trust Directing Holder	397
Trust REMICs	58
TTM	158
Tunnel	175
TYSN 2023-CRNR TSA	219
U.S. Obligations	198
U.S. Person	492

510

UCC	454
UK	15, 17
UK CRR	147
UK Due Diligence Requirements	147
UK Institutional Investor	147
UK MIFIR PRODUCT GOVERNANCE RULES	16
UK PRIIPs Regulation	16
UK Prospectus Regulation	15
UK Retail Investor	15
UK RETAIL INVESTOR	17
UK Securitization Regulation	147
UK SECURITIZATION REGULATION	18
UK Transparency Requirements	148
Underwriter Entities	118
Underwriting Agreement	494
Underwritten EGI	158
Underwritten Expenses	158
Underwritten NCF	159
Underwritten NCF Debt Yield	158
Underwritten NCF DSCR	159
Underwritten Net Cash Flow	159
Underwritten Net Cash Flow DSCR	159
Underwritten Net Operating Income	159
Underwritten Net Operating Income DSCR	161
Underwritten NOI	159
Underwritten NOI Debt Yield	161
Underwritten NOI DSCR	161
Underwritten Revenues	161
Units	161
Unscheduled Principal Distribution Amount	307
Unsolicited Information	418
Updated Appraisal	372
Upper-Tier REMIC	58, 482
Upper-Tier REMIC Distribution Account	351
USTs	179
UW EGI	158
UW Expenses	158
UW NCF	159
UW NCF Debt Yield	158

UW NCF DSCR	159
UW NOI	159
UW NOI Debt Yield	161
UW NOI DSCR	161
Village	183
Volcker Rule	149
Voting Rights	327
VRR Allocation Percentage	284
VRR Available Funds	283
VRR Interest	4, 281
VRR Interest Distribution Amount	285
VRR Interest Upper-Tier Regular Interests	482
VRR Percentage	284
VRR Principal Distribution Amount	285
VRR Realized Loss	283
VRR Realized Loss Interest Distribution Amount	285
VRR-A Risk Retention Consultation Party	320
VRR-B Risk Retention Consultation Party	320
VSG	196
VSG Guarantor	196
WAC rate	3
WAC Rate	305
WDNR	178
Weighted Average Mortgage Rate	162
Wells Fargo	268
Wells Fargo Bank	268
WFDTC	268
Whole Loan	151, 219
Withheld Amounts	352
Working Capital	213
Working Capital Loan	213
Workout Fee	362
Workout-Delayed Reimbursement Amount	350
Yield-Priced Certificates	287
Yield-Priced Expected Price	292
YM/Defeasance Loans	199

511

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

[THIS PAGE INTENTIONALLY LEFT BLANK]

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								9
1	Loan	11, 24	5	Highland Multifamily Portfolio	8.5%		CREFI	CREFI	NAP	NAP	Various
1.01	Property		1	Garfield Commons	3.4%	40.7%					17673 Kingsbrooke Circle
1.02	Property		1	Farmbrooke Manor	2.1%	25.3%					36760 Farmbrook Drive
1.03	Property		1	Warren Woods	1.2%	13.7%					4385 Frazho Road
1.04	Property		1	Highland Towers	1.1%	12.4%					25225 Greenfield Road
1.05	Property		1	Golf Manor	0.7%	7.9%					30600 Little Mack Avenue
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	8.4%	100.0%	DBNY, GSBI, JPMCB, BMO	GACC, GSMC	NAP	NAP	1961 Chain Bridge Road
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	6.8%		DBRI, BMO	GACC, BMO	NAP	NAP	Various
3.01	Property		1	1111 Izaak Walton Road	2.3%	34.1%					1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street	1.7%	24.5%					2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road	0.9%	13.6%					6420 Glenn Highway Road
3.04	Property		1	1 International Drive	0.9%	13.2%					1 International Drive
3.05	Property		1	645 East Broad Street	0.7%	9.6%					645 East Broad Street
3.06	Property		1	4825 Hoffman Street	0.3%	5.1%					4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	6.8%	100.0%	BMO	BMO, CREFI, GACC	NAP	NAP	10100 International Drive
5	Loan	10, 11, 23	5	Acquisition America Portfolio	6.8%		BCREI	Barclays	NAP	NAP	Various
5.01	Property		1	509 & 515 West 110th Street	3.3%	49.2%					509 and 515 West 110th Street
5.02	Property		1	517 West 113th Street	1.1%	16.9%					517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street	1.1%	15.6%					652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue	0.7%	10.1%					21 5th Avenue
5.05	Property		1	603 West 140th Street	0.6%	8.2%					603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	6.3%		CREFI	CREFI	NAP	NAP	Various
6.01	Property		1	New Orleans	0.7%	11.4%					3021 Franklin Avenue
6.02	Property		1	Loveland	0.5%	8.6%					10900 Loveland Madeira Road
6.03	Property		1	Anderson Storage	0.5%	8.4%					862 and 854 Highway 28 Bypass
6.04	Property		1	Higdon Road	0.4%	6.1%					1801 Higdon Ferry Road
6.05	Property		1	Lake Charles	0.3%	5.4%					2727 Gerstner Memorial Drive and 2705 Industrial Avenue
6.06	Property		1	Columbus	0.3%	4.9%					3300 West Broad Street and 480 Exchange Drive
6.07	Property		1	Danville	0.3%	4.9%					623 East Voorhees Street
6.08	Property		1	Files Road	0.3%	4.3%					566 Files Road
6.09	Property		1	Greencastle	0.3%	4.1%					620 Tennessee Street
6.10	Property		1	Hot Springs 267	0.2%	3.3%					267 Marion Anderson Road
6.11	Property		1	Royal	0.2%	3.2%					6061 Albert Pike Road
6.12	Property		1	Winans	0.2%	3.2%					109 Winans Avenue
6.13	Property		1	Meridian	0.2%	2.7%					1625 Tommy Webb Drive
6.14	Property		1	Florence	0.1%	2.2%					2034 US Highway 49 South
6.15	Property		1	Lucedale 63 South	0.1%	2.2%					3203 Highway 63 South
6.16	Property		1	Hot Springs 176	0.1%	2.0%					176 Marion Anderson Road
6.17	Property		1	Moulton	0.1%	1.9%					15565 County Road 236
6.18	Property		1	Airport Road	0.1%	1.8%					929 Airport Road
6.19	Property		1	Central 6122	0.1%	1.7%					6122 Central Avenue
6.20	Property		1	Higdon Ferry Road South	0.1%	1.5%					2245 Higdon Ferry Road
6.21	Property		1	Trinity - Al. Hwy 24	0.1%	1.5%					26005 AL Highway 24
6.22	Property		1	Moss Point	0.1%	1.5%					2305 Mangrove Road
6.23	Property		1	Trinity - Co. Rd. 434	0.1%	1.3%					4905 County Road 434
6.24	Property		1	Ernie’s	0.1%	1.2%					2798 Airport Road
6.25	Property		1	Marion Anderson Road	0.1%	1.2%					260 Marion Anderson Road
6.26	Property		1	Amity	0.1%	1.1%					750 Amity Road
6.27	Property		1	Cloverdale	0.1%	0.9%					3 Stardust Way and 52 and 54 East Water Street
6.28	Property		1	Mountain Pine Road	0.1%	0.9%					144 Mountain Pine Road
6.29	Property		1	Lucedale MS-613	0.1%	0.9%					6127 MS-613
6.30	Property		1	Crawfordsville	0.1%	0.8%					414 Waynetown Road
6.31	Property		1	Point Cedar	0.0%	0.8%					3403 Highway 84
6.32	Property		1	Central 6045	0.0%	0.8%					6045 Central Avenue
6.33	Property		1	Lucedale 63 North	0.0%	0.7%					3181 Old Highway 63 North
6.34	Property		1	Malvern Road	0.0%	0.7%					4201 Malvern Road
6.35	Property		1	John Owens	0.0%	0.6%					204 John Owens Street
6.36	Property		1	Town Creek	0.0%	0.6%					20280 Alabama Highway 157
6.37	Property		1	Courtland	0.0%	0.5%					28111 Highway 33
6.38	Property		1	Thibodaux	0.0%	0.3%					1750 Highway 3185
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	5.7%	100.0%	CREFI	CREFI	NAP	NAP	333 South Spruce Street
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	5.1%	100.0%	GSBI, GACC, Natixis	GSMC, GACC	NAP	NAP	1 Garden State Plaza
9	Loan	18, 28, 36	1	Beach Place	4.1%	100.0%	DBRI	GACC	NAP	NAP	17 South Fort Lauderdale Beach Boulevard
10	Loan	9, 10, 23	1	Galleria at Tyler	4.0%	100.0%	DBNY, BANA, SGFC	GACC	NAP	NAP	1299 Galleria at Tyler
11	Loan	18, 35	1	Forward Storage San Antonio	3.5%	100.0%	CREFI	CREFI	NAP	NAP	18975 Marbach Lane
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	3.4%		CREFI	CREFI	NAP	NAP	Various
12.01	Property		1	Davis Creek Apartments	2.6%	76.7%					5419 Meredith Street
12.02	Property		1	Canterbury East Apartments	0.8%	23.3%					1518 and 1612 Canterbury Trail
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	3.3%		GSBI	GSMC	NAP	NAP	Various

A-1-1

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	% of Initial Pool Balance	% of Loan Balance	Mortgage Loan Originator	Mortgage Loan Seller	Related Group	Crossed Group	Address
								9
13.01	Property		1	3850 East Miraloma Avenue	0.7%	20.3%					3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive	0.6%	19.0%					260 Industrial Drive
13.03	Property		1	770 Sunpark Drive	0.6%	18.1%					770 Sunpark Drive
13.04	Property		1	2375 Highway 101	0.5%	14.4%					2375 Highway 101
13.05	Property		1	7-10 Audrey Place	0.4%	11.1%					7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive	0.3%	10.4%					N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive	0.2%	6.7%					7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	2.8%	100.0%	BMO	BMO	NAP	NAP	311 Pine Street
15	Loan	27, 28, 36, 37	1	University Commons	2.5%	100.0%	GSBI	GSMC	NAP	NAP	1441, 1445, 1447, 1449, 1451, 1453, 1455, 1457, 1459, 1461, 1463, 1465 and 1469 University Drive
16	Loan	30, 37	1	Oakbrook Station	2.1%	100.0%	BCREI	Barclays	NAP	NAP	10020-10070 Dorchester Road
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	2.1%	100.0%	BCREI	Barclays	NAP	NAP	333 West College Avenue
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	2.1%		BMO	BMO	NAP	NAP	Various
18.01	Property		1	Garrett Woods Apartments	0.8%	38.7%					300 6th Place South
18.02	Property		1	Walnut Creek Apartments	0.6%	28.9%					2139 Meriwood Drive
18.03	Property		1	Live Marathon Apartments	0.4%	18.6%					3400 Marathon Drive
18.04	Property		1	Mason Drive Apartments	0.3%	13.9%					26 Mason Drive
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	2.0%	100.0%	BSPRT	Barclays	NAP	NAP	3530 Damien Avenue
20	Loan	30	1	Embassy Suites Schaumburg	1.7%	100.0%	BCREI	Barclays	NAP	NAP	1939 North Meacham Road
21	Loan	18, 35	1	100 Valley Hill Road	1.3%	100.0%	DBRI	GACC	NAP	NAP	100 Valley Hill Road Southwest
22	Loan	29	1	Green Tree Villas	1.2%	100.0%	BMO	BMO	NAP	NAP	1145 Frayser Boulevard
23	Loan	10, 29, 30, 33	1	Warwick New York	1.1%	100.0%	CREFI	CREFI	NAP	NAP	65 West 54th Street
24	Loan		1	Meadowbrook Apartments	1.1%	100.0%	BMO	BMO	NAP	NAP	3700 East Brookstown Drive
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	1.0%	100.0%	CREFI	CREFI	NAP	NAP	2300 Village Drive East
26	Loan	20	1	Four Points Greensboro	1.0%	100.0%	DBRI	GACC	NAP	NAP	7619 Thorndike Road
27	Loan	12, 31	1	575 Degraw	0.9%	100.0%	CREFI	CREFI	NAP	NAP	575 Degraw Street
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	0.9%		CREFI	CREFI	NAP	NAP	Various
28.01	Property		1	131 Hancock Ave	0.2%	26.9%					131 Hancock Avenue
28.02	Property		1	69 Lincoln Street	0.2%	22.4%					69 Lincoln Street
28.03	Property		1	64 Logan Ave	0.2%	17.5%					64 Logan Avenue
28.04	Property		1	128 Bayview Ave	0.1%	17.0%					128 Bayview Avenue
28.05	Property		1	128 St. Paul's Ave	0.1%	16.1%					128 Saint Pauls Avenue
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	0.8%	100.0%	BCREI, JPMCB, WFB	Barclays	NAP	NAP	1201 and 1113 Market Street
30	Loan		1	Palm Beach Commons	0.7%	100.0%	CREFI	CREFI	NAP	NAP	1230 North Military Trail
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	0.6%	100.0%	CREFI	CREFI	Group 2	NAP	537 Edgecombe Avenue
32	Loan	18, 35	1	The Dylan	0.5%	100.0%	DBRI	GACC	NAP	NAP	4501 Brownfield Drive
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	0.5%		CREFI	CREFI	Group 1	NAP	Various
33.01	Property		1	Dayville Storage	0.2%	39.4%					1019 North Main Street
33.02	Property		1	Mechanic Street Storage	0.2%	34.3%					221 Mechanic Street
33.03	Property		1	Brooklyn Self Storage	0.1%	26.3%					313 Allen Hill Road
34	Loan	13	1	18-67 Cornelia Street	0.3%	100.0%	CREFI	CREFI	Group 2	NAP	18-67 Cornelia Street
35	Loan		1	Cityline Livingston Storage	0.3%	100.0%	CREFI	CREFI	Group 1	NAP	3835 West Grand River Avenue
36	Loan		1	Enon Storage	0.3%	100.0%	BCREI	Barclays	Group 1	NAP	368 Enon Road

A-1-2

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
									13
1	Loan	11, 24	5	Highland Multifamily Portfolio	Various	Various	Michigan	Various	Multifamily	Various	Various
1.01	Property		1	Garfield Commons	Clinton Township	Macomb	Michigan	48038	Multifamily	Garden	1988
1.02	Property		1	Farmbrooke Manor	Clinton Township	Macomb	Michigan	48035	Multifamily	Garden	1975
1.03	Property		1	Warren Woods	Warren	Macomb	Michigan	48091	Multifamily	Garden	1970
1.04	Property		1	Highland Towers	Southfield	Oakland	Michigan	48075	Multifamily	Age Restricted	1977
1.05	Property		1	Golf Manor	Roseville	Macomb	Michigan	48066	Multifamily	Garden	1969
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	McLean	Fairfax	Virginia	22102	Retail	Super Regional Mall	1968
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	Various	Various	Various	Various	Industrial	Various	Various
3.01	Property		1	1111 Izaak Walton Road	Seward	Seward	Nebraska	68434	Industrial	Warehouse/Distribution	1974
3.02	Property		1	2000 Bolton Street	Paragould	Greene	Arkansas	72450	Industrial	Warehouse/Distribution	1989
3.03	Property		1	6420 Glenn Highway Road	Cambridge	Guernsey	Ohio	43725	Industrial	Manufacturing	1953, 1957, 1960, 1991, 1992
3.04	Property		1	1 International Drive	Monroe	Monroe	Michigan	48161	Industrial	Flex	1973
3.05	Property		1	645 East Broad Street	Smithville	DeKalb	Tennessee	37166	Industrial	Flex	1988
3.06	Property		1	4825 Hoffman Street	Elkhart	Elkhart	Indiana	46516	Industrial	Flex	1996
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	Orlando	Orange	Florida	32821	Hospitality	Full Service	1981
5	Loan	10, 11, 23	5	Acquisition America Portfolio	Various	Various	New York	Various	Multifamily	Various	Various
5.01	Property		1	509 & 515 West 110th Street	New York	New York	New York	10025	Multifamily	High Rise	1909
5.02	Property		1	517 West 113th Street	New York	New York	New York	10025	Multifamily	Mid Rise	1919
5.03	Property		1	652 and 664 West 163rd Street	New York	New York	New York	10032	Multifamily	Mid Rise	1923
5.04	Property		1	21 5th Avenue	Pelham	Westchester	New York	10803	Multifamily	Mid Rise	1922
5.05	Property		1	603 West 140th Street	New York	New York	New York	10031	Multifamily	Mid Rise	1910
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	Various	Various	Various	Various	Self Storage	Self Storage	Various
6.01	Property		1	New Orleans	New Orleans	Orleans	Louisiana	70122	Self Storage	Self Storage	2010
6.02	Property		1	Loveland	Loveland	Hamilton	Ohio	45140	Self Storage	Self Storage	1976
6.03	Property		1	Anderson Storage	Anderson	Anderson	South Carolina	29624	Self Storage	Self Storage	1991
6.04	Property		1	Higdon Road	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	1998
6.05	Property		1	Lake Charles	Lake Charles	Calcasieu	Louisiana	70615	Self Storage	Self Storage	1985, 1990
6.06	Property		1	Columbus	Columbus	Franklin	Ohio	43204	Self Storage	Self Storage	1988, 1989
6.07	Property		1	Danville	Danville	Vermilion	Illinois	61832	Self Storage	Self Storage	2000
6.08	Property		1	Files Road	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2005
6.09	Property		1	Greencastle	Greencastle	Putnam	Indiana	46135	Self Storage	Self Storage	1981
6.10	Property		1	Hot Springs 267	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2004
6.11	Property		1	Royal	Royal	Garland	Arkansas	71968	Self Storage	Self Storage	2006
6.12	Property		1	Winans	Hot Springs	Garland	Arkansas	71901	Self Storage	Self Storage	1983
6.13	Property		1	Meridian	Meridian	Lauderdale	Mississippi	39307	Self Storage	Self Storage	1990, 1995, 1998
6.14	Property		1	Florence	Florence	Rankin	Mississippi	39073	Self Storage	Self Storage	1988, 2000
6.15	Property		1	Lucedale 63 South	Lucedale	George	Mississippi	39452	Self Storage	Self Storage	2006
6.16	Property		1	Hot Springs 176	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2005
6.17	Property		1	Moulton	Moulton	Lawrence	Alabama	35650	Self Storage	Self Storage	1998
6.18	Property		1	Airport Road	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	1996
6.19	Property		1	Central 6122	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	1997
6.20	Property		1	Higdon Ferry Road South	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	1996
6.21	Property		1	Trinity - Al. Hwy 24	Trinity	Lawrence	Alabama	35673	Self Storage	Self Storage	2000
6.22	Property		1	Moss Point	Moss Point	Jackson	Mississippi	39562	Self Storage	Self Storage	1999
6.23	Property		1	Trinity - Co. Rd. 434	Trinity	Lawrence	Alabama	35673	Self Storage	Self Storage	1998
6.24	Property		1	Ernie’s	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2001
6.25	Property		1	Marion Anderson Road	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	1999
6.26	Property		1	Amity	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2001
6.27	Property		1	Cloverdale	Cloverdale	Putnam	Indiana	46120	Self Storage	Self Storage	1976
6.28	Property		1	Mountain Pine Road	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	1990
6.29	Property		1	Lucedale MS-613	Lucedale	George	Mississippi	39452	Self Storage	Self Storage	2019
6.30	Property		1	Crawfordsville	Crawfordsville	Montgomery	Indiana	47933	Self Storage	Self Storage	1984
6.31	Property		1	Point Cedar	Bismarck	Hot Spring	Arkansas	71929	Self Storage	Self Storage	1975
6.32	Property		1	Central 6045	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2006
6.33	Property		1	Lucedale 63 North	Lucedale	George	Mississippi	39452	Self Storage	Self Storage	2006
6.34	Property		1	Malvern Road	Hot Springs	Garland	Arkansas	71901	Self Storage	Self Storage	2001
6.35	Property		1	John Owens	Hot Springs	Garland	Arkansas	71913	Self Storage	Self Storage	2010
6.36	Property		1	Town Creek	Town Creek	Lawrence	Alabama	35672	Self Storage	Self Storage	1990
6.37	Property		1	Courtland	Courtland	Lawrence	Alabama	35618	Self Storage	Self Storage	1990
6.38	Property		1	Thibodaux	Thibodaux	LaFourche	Louisiana	70301	Self Storage	Self Storage	2010
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	Manteno	Kankakee	Illinois	60950	Industrial	Warehouse/Distribution	1991
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	Paramus	Bergen	New Jersey	07652	Retail	Super Regional Mall	1957
9	Loan	18, 28, 36	1	Beach Place	Fort Lauderdale	Broward	Florida	33316	Retail	Anchored	1996
10	Loan	9, 10, 23	1	Galleria at Tyler	Riverside	Riverside	California	92503	Retail	Super Regional Mall	1970
11	Loan	18, 35	1	Forward Storage San Antonio	San Antonio	Comal	Texas	78266	Self Storage	Self Storage	1974, 1989, 1992, 1994-1995, 1997-1999, 2004, 2009, 2011, 2015, 2021
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	Various	Various	Michigan	Various	Multifamily	Garden	Various
12.01	Property		1	Davis Creek Apartments	Portage	Kalamazoo	Michigan	49002	Multifamily	Garden	1968
12.02	Property		1	Canterbury East Apartments	Mount Pleasant	Isabella	Michigan	48858	Multifamily	Garden	1979
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	Various	Various	Various	Various	Industrial	Warehouse/Manufacturing	Various

A-1-3

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	City	County	State	Zip Code	General Property Type	Detailed Property Type	Year Built
									13
13.01	Property		1	3850 East Miraloma Avenue	Anaheim	Orange	California	92806	Industrial	Warehouse/Manufacturing	1973
13.02	Property		1	260 Industrial Drive	Pontotoc	Pontotoc	Mississippi	38863	Industrial	Warehouse/Manufacturing	1989
13.03	Property		1	770 Sunpark Drive	Fenton	Jefferson	Missouri	63026	Industrial	Warehouse/Manufacturing	1997
13.04	Property		1	2375 Highway 101	Greer	Spartanburg	South Carolina	29651	Industrial	Warehouse/Manufacturing	1997
13.05	Property		1	7-10 Audrey Place	Fairfield	Essex	New Jersey	07004	Industrial	Warehouse/Manufacturing	1972
13.06	Property		1	N915 Craftsman Drive	Greenville	Outagamie	Wisconsin	54942	Industrial	Warehouse/Manufacturing	1994, 1997, 2010, 2017
13.07	Property		1	7400 Pinemont Drive	Houston	Harris	Texas	77040	Industrial	Warehouse/Manufacturing	1977
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	Jersey City	Hudson	New Jersey	07304	Multifamily	Mid Rise	2023
15	Loan	27, 28, 36, 37	1	University Commons	Burlington	Alamance	North Carolina	27215	Retail	Anchored	2005
16	Loan	30, 37	1	Oakbrook Station	Summerville	Dorchester	South Carolina	29485	Retail	Anchored	1997
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	Appleton	Outagamie	Wisconsin	54911	Other	Leased Fee	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	Various	Various	Various	Various	Multifamily	Garden	Various
18.01	Property		1	Garrett Woods Apartments	Phenix City	Russell	Alabama	36869	Multifamily	Garden	1970
18.02	Property		1	Walnut Creek Apartments	Macon	Bibb	Georgia	31211	Multifamily	Garden	1968
18.03	Property		1	Live Marathon Apartments	Columbus	Muscogee	Georgia	31903	Multifamily	Garden	1967
18.04	Property		1	Mason Drive Apartments	Columbus	Muscogee	Georgia	31903	Multifamily	Garden	1964
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	La Verne	Los Angeles	California	91750	Manufactured Housing	Manufactured Housing	1964
20	Loan	30	1	Embassy Suites Schaumburg	Schaumburg	Cook	Illinois	60173	Hospitality	Full Service	1984
21	Loan	18, 35	1	100 Valley Hill Road	Riverdale	Clayton	Georgia	30274	Multifamily	Garden	1971
22	Loan	29	1	Green Tree Villas	Memphis	Shelby	Tennessee	38127	Multifamily	Garden	1969
23	Loan	10, 29, 30, 33	1	Warwick New York	New York	New York	New York	10019	Hospitality	Full Service	1926
24	Loan		1	Meadowbrook Apartments	Baton Rouge	East Baton Rouge	Louisiana	70805	Multifamily	Garden	1974
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	Maumee	Lucas	Ohio	43537	Hospitality	Extended Stay	2008
26	Loan	20	1	Four Points Greensboro	Greensboro	Guilford	North Carolina	27409	Hospitality	Select Service	1996
27	Loan	12, 31	1	575 Degraw	Brooklyn	Kings	New York	11217	Mixed Use	Medical Office/Retail	1950
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	Jersey City	Hudson	New Jersey	Various	Various	Various	Various
28.01	Property		1	131 Hancock Ave	Jersey City	Hudson	New Jersey	07307	Multifamily	Garden	1920
28.02	Property		1	69 Lincoln Street	Jersey City	Hudson	New Jersey	07307	Multifamily	Garden	1890
28.03	Property		1	64 Logan Ave	Jersey City	Hudson	New Jersey	07306	Mixed Use	Multifamily/Retail	1920
28.04	Property		1	128 Bayview Ave	Jersey City	Hudson	New Jersey	07305	Multifamily	Garden	1900
28.05	Property		1	128 St. Paul's Ave	Jersey City	Hudson	New Jersey	07306	Multifamily	Garden	1890
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	Philadelphia	Philadelphia	Pennsylvania	19107	Hospitality	Full Service	1990, 1995
30	Loan		1	Palm Beach Commons	West Palm Beach	Palm Beach	Florida	33409	Retail	Anchored	1978
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	New York	New York	New York	10032	Multifamily	Mid Rise	1913
32	Loan	18, 35	1	The Dylan	Lubbock	Lubbock	Texas	79410	Multifamily	Garden	1972
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	Various	Windham	Connecticut	Various	Self Storage	Self Storage	Various
33.01	Property		1	Dayville Storage	Killingly	Windham	Connecticut	06241	Self Storage	Self Storage	1988, 2001, 2005
33.02	Property		1	Mechanic Street Storage	Danielson	Windham	Connecticut	06239	Self Storage	Self Storage	1990, 2000, 2004, 2005
33.03	Property		1	Brooklyn Self Storage	Brooklyn	Windham	Connecticut	06234	Self Storage	Self Storage	1941, 1968, 1980, 2023
34	Loan	13	1	18-67 Cornelia Street	Ridgewood	Queens	New York	11385	Multifamily	Low Rise	1930
35	Loan		1	Cityline Livingston Storage	Howell	Livingston	Michigan	48855	Self Storage	Self Storage	2002
36	Loan		1	Enon Storage	Enon	Clark	Ohio	45323	Self Storage	Self Storage	1986

A-1-4

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
						12		10, 12	11	11		14	1, 14
1	Loan	11, 24	5	Highland Multifamily Portfolio	Various	1,390	Units	53,956.83	75,000,000	75,000,000	75,000,000	7.32000%	0.0444600%
1.01	Property		1	Garfield Commons	NAP	496	Units		30,500,000	30,500,000	30,500,000
1.02	Property		1	Farmbrooke Manor	2023	320	Units		19,000,000	19,000,000	19,000,000
1.03	Property		1	Warren Woods	NAP	192	Units		10,250,000	10,250,000	10,250,000
1.04	Property		1	Highland Towers	NAP	262	Units		9,300,000	9,300,000	9,300,000
1.05	Property		1	Golf Manor	2022	120	Units		5,950,000	5,950,000	5,950,000
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	1989, 2005	1,793,638	SF	395.84	73,960,000	73,960,000	73,960,000	6.60060%	0.0170725%
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	Various	1,538,760	SF	38.99	60,000,000	60,000,000	60,000,000	7.58500%	0.0157100%
3.01	Property		1	1111 Izaak Walton Road	2012	550,344	SF		20,431,000	20,431,000	20,431,000
3.02	Property		1	2000 Bolton Street	2022	300,000	SF		14,677,000	14,677,000	14,677,000
3.03	Property		1	6420 Glenn Highway Road	NAP	176,700	SF		8,160,000	8,160,000	8,160,000
3.04	Property		1	1 International Drive	1996	195,916	SF		7,926,000	7,926,000	7,926,000
3.05	Property		1	645 East Broad Street	2022	230,000	SF		5,753,000	5,753,000	5,753,000
3.06	Property		1	4825 Hoffman Street	NAP	85,800	SF		3,053,000	3,053,000	3,053,000
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	2018, 2022	1,042	Rooms	81,573.90	60,000,000	60,000,000	60,000,000	7.75000%	0.0157100%
5	Loan	10, 11, 23	5	Acquisition America Portfolio	Various	435	Units	193,333.33	60,000,000	60,000,000	60,000,000	6.91000%	0.0257100%
5.01	Property		1	509 & 515 West 110th Street	1988, 2019-2023	176	Units		29,521,998	29,521,998	29,521,998
5.02	Property		1	517 West 113th Street	1987, 2019-2023	45	Units		10,145,065	10,145,065	10,145,065
5.03	Property		1	652 and 664 West 163rd Street	1987, 2019-2023	106	Units		9,360,285	9,360,285	9,360,285
5.04	Property		1	21 5th Avenue	2019-2023	53	Units		6,057,075	6,057,075	6,057,075
5.05	Property		1	603 West 140th Street	1987, 2019-2023	55	Units		4,915,577	4,915,577	4,915,577
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	Various	1,135,541	SF	48.88	55,500,000	55,500,000	55,500,000	4.50000%	0.0157100%
6.01	Property		1	New Orleans	NAP	48,575	SF		6,331,266	6,331,266	6,331,266
6.02	Property		1	Loveland	NAP	76,390	SF		4,763,817	4,763,817	4,763,817
6.03	Property		1	Anderson Storage	2023	92,692	SF		4,640,879	4,640,879	4,640,879
6.04	Property		1	Higdon Road	NAP	51,190	SF		3,380,773	3,380,773	3,380,773
6.05	Property		1	Lake Charles	2022	61,185	SF		3,011,961	3,011,961	3,011,961
6.06	Property		1	Columbus	NAP	46,535	SF		2,735,353	2,735,353	2,735,353
6.07	Property		1	Danville	NAP	57,625	SF		2,704,618	2,704,618	2,704,618
6.08	Property		1	Files Road	2018	55,227	SF		2,397,275	2,397,275	2,397,275
6.09	Property		1	Greencastle	NAP	49,390	SF		2,274,338	2,274,338	2,274,338
6.10	Property		1	Hot Springs 267	NAP	49,670	SF		1,844,058	1,844,058	1,844,058
6.11	Property		1	Royal	2009	67,780	SF		1,782,589	1,782,589	1,782,589
6.12	Property		1	Winans	2017	45,400	SF		1,782,589	1,782,589	1,782,589
6.13	Property		1	Meridian	1998	23,850	SF		1,475,246	1,475,246	1,475,246
6.14	Property		1	Florence	NAP	34,800	SF		1,229,372	1,229,372	1,229,372
6.15	Property		1	Lucedale 63 South	2020	20,750	SF		1,198,638	1,198,638	1,198,638
6.16	Property		1	Hot Springs 176	NAP	44,020	SF		1,106,435	1,106,435	1,106,435
6.17	Property		1	Moulton	2001	25,400	SF		1,060,333	1,060,333	1,060,333
6.18	Property		1	Airport Road	NAP	16,250	SF		998,865	998,865	998,865
6.19	Property		1	Central 6122	NAP	26,725	SF		952,763	952,763	952,763
6.20	Property		1	Higdon Ferry Road South	NAP	23,132	SF		829,826	829,826	829,826
6.21	Property		1	Trinity - Al. Hwy 24	2022	17,250	SF		829,826	829,826	829,826
6.22	Property		1	Moss Point	NAP	16,750	SF		814,459	814,459	814,459
6.23	Property		1	Trinity - Co. Rd. 434	NAP	16,100	SF		737,623	737,623	737,623
6.24	Property		1	Ernie’s	2004	14,550	SF		660,787	660,787	660,787
6.25	Property		1	Marion Anderson Road	2004	12,450	SF		645,420	645,420	645,420
6.26	Property		1	Amity	2003	17,710	SF		633,127	633,127	633,127
6.27	Property		1	Cloverdale	NAP	15,000	SF		522,486	522,486	522,486
6.28	Property		1	Mountain Pine Road	2008	9,250	SF		497,896	497,896	497,896
6.29	Property		1	Lucedale MS-613	NAP	6,150	SF		476,382	476,382	476,382
6.30	Property		1	Crawfordsville	NAP	14,250	SF		461,015	461,015	461,015
6.31	Property		1	Point Cedar	NAP	11,830	SF		430,280	430,280	430,280
6.32	Property		1	Central 6045	NAP	17,640	SF		417,986	417,986	417,986
6.33	Property		1	Lucedale 63 North	2008	6,800	SF		384,179	384,179	384,179
6.34	Property		1	Malvern Road	NAP	9,000	SF		368,812	368,812	368,812
6.35	Property		1	John Owens	2022	10,400	SF		331,930	331,930	331,930
6.36	Property		1	Town Creek	NAP	11,975	SF		322,710	322,710	322,710
6.37	Property		1	Courtland	NAP	7,900	SF		291,976	291,976	291,976
6.38	Property		1	Thibodaux	2022	3,950	SF		172,112	172,112	172,112
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	NAP	1,546,575	SF	50.92	50,000,000	50,000,000	50,000,000	6.60000%	0.0157100%
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	1981, 1986, 1993, 1994, 2014, 2017, 2021	2,057,906	SF	255.11	45,000,000	45,000,000	45,000,000	6.61300%	0.0241276666666667%
9	Loan	18, 28, 36	1	Beach Place	NAP	95,778	SF	375.87	36,000,000	36,000,000	36,000,000	7.31000%	0.0157100%
10	Loan	9, 10, 23	1	Galleria at Tyler	1991, 2007	565,913	SF	265.06	35,000,000	35,000,000	35,000,000	7.91900%	0.0169600%
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	401,018	SF	77.12	30,925,000	30,925,000	30,925,000	7.42000%	0.0157100%
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	Various	559	Units	53,667.26	30,000,000	30,000,000	30,000,000	6.75000%	0.0257100%
12.01	Property		1	Davis Creek Apartments	2013	407	Units		23,000,000	23,000,000	23,000,000
12.02	Property		1	Canterbury East Apartments	2003	152	Units		7,000,000	7,000,000	7,000,000
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	Various	633,957	SF	46.72	29,616,950	29,616,950	29,616,950	5.69000%	0.0157100%

A-1-5

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Year Renovated	Number of Units	Unit of Measure	Loan Per Unit ($)	Original Balance ($)	Cut-off Date Balance ($)	Maturity/ARD Balance ($)	Interest Rate %	Administrative Fee Rate %
						12		10, 12	11	11		14	1, 14
13.01	Property		1	3850 East Miraloma Avenue	NAP	35,910	SF		6,006,000	6,006,000	6,006,000
13.02	Property		1	260 Industrial Drive	2014	191,311	SF		5,633,558	5,633,558	5,633,558
13.03	Property		1	770 Sunpark Drive	NAP	132,848	SF		5,358,203	5,358,203	5,358,203
13.04	Property		1	2375 Highway 101	NAP	128,888	SF		4,253,304	4,253,304	4,253,304
13.05	Property		1	7-10 Audrey Place	2023	32,000	SF		3,285,333	3,285,333	3,285,333
13.06	Property		1	N915 Craftsman Drive	NAP	78,000	SF		3,091,386	3,091,386	3,091,386
13.07	Property		1	7400 Pinemont Drive	1994	35,000	SF		1,989,166	1,989,166	1,989,166
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	56	Units	446,428.57	25,000,000	25,000,000	25,000,000	6.63000%	0.0157100%
15	Loan	27, 28, 36, 37	1	University Commons	NAP	227,736	SF	95.51	21,750,000	21,750,000	21,750,000	7.95000%	0.0157100%
16	Loan	30, 37	1	Oakbrook Station	2017, 2023	137,179	SF	135.95	18,650,000	18,650,000	18,650,000	6.60000%	0.0157100%
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	124,289	SF	148.36	18,440,000	18,440,000	18,440,000	6.67000%	0.0157100%
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	Various	343	Units	53,498.54	18,350,000	18,350,000	18,350,000	6.74000%	0.0157100%
18.01	Property		1	Garrett Woods Apartments	2020	135	Units		7,094,000	7,094,000	7,094,000
18.02	Property		1	Walnut Creek Apartments	2023	88	Units		5,298,000	5,298,000	5,298,000
18.03	Property		1	Live Marathon Apartments	2020	64	Units		3,414,000	3,414,000	3,414,000
18.04	Property		1	Mason Drive Apartments	2020	56	Units		2,544,000	2,544,000	2,544,000
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	286	Pads	63,286.71	18,100,000	18,100,000	18,100,000	7.27500%	0.0157100%
20	Loan	30	1	Embassy Suites Schaumburg	2018	209	Rooms	73,564.59	15,375,000	15,375,000	15,375,000	8.95000%	0.0157100%
21	Loan	18, 35	1	100 Valley Hill Road	2022	91	Units	124,725.27	11,350,000	11,350,000	11,350,000	6.30900%	0.0157100%
22	Loan	29	1	Green Tree Villas	2023	148	Units	70,945.95	10,500,000	10,500,000	10,500,000	8.18000%	0.0157100%
23	Loan	10, 29, 30, 33	1	Warwick New York	2014	426	Rooms	165,492.96	10,000,000	10,000,000	10,000,000	7.42000%	0.0157100%
24	Loan		1	Meadowbrook Apartments	2019	200	Units	47,000.00	9,400,000	9,400,000	9,400,000	7.29000%	0.0157100%
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	2015	122	Rooms	69,672.13	8,500,000	8,500,000	8,108,260	7.61000%	0.0157100%
26	Loan	20	1	Four Points Greensboro	2018	112	Rooms	75,892.86	8,500,000	8,500,000	8,500,000	7.27200%	0.0157100%
27	Loan	12, 31	1	575 Degraw	NAP	40,000	SF	207.50	8,300,000	8,300,000	8,300,000	8.59000%	0.0157100%
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	2023	28	Units	275,000.00	7,700,000	7,700,000	7,700,000	7.61000%	0.0157100%
28.01	Property		1	131 Hancock Ave	2023	6	Units		2,072,000	2,072,000	2,072,000
28.02	Property		1	69 Lincoln Street	2023	6	Units		1,726,000	1,726,000	1,726,000
28.03	Property		1	64 Logan Ave	2023	4	Units		1,347,000	1,347,000	1,347,000
28.04	Property		1	128 Bayview Ave	2023	6	Units		1,312,000	1,312,000	1,312,000
28.05	Property		1	128 St. Paul's Ave	2023	6	Units		1,243,000	1,243,000	1,243,000
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	2023	1,408	Rooms	152,698.86	6,666,667	6,666,667	6,666,667	8.70500%	0.0157100%
30	Loan		1	Palm Beach Commons	2019	70,025	SF	85.68	6,000,000	6,000,000	6,000,000	7.85000%	0.0157100%
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	2022	10	Units	530,000.00	5,300,000	5,300,000	5,300,000	7.30000%	0.0157100%
32	Loan	18, 35	1	The Dylan	2022	122	Units	36,393.44	4,440,000	4,440,000	4,440,000	7.55100%	0.0157100%
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	Various	65,399	SF	63.99	4,185,000	4,185,000	4,185,000	7.48000%	0.0157100%
33.01	Property		1	Dayville Storage	NAP	23,975	SF		1,650,000	1,650,000	1,650,000
33.02	Property		1	Mechanic Street Storage	NAP	20,550	SF		1,435,000	1,435,000	1,435,000
33.03	Property		1	Brooklyn Self Storage	2015	20,874	SF		1,100,000	1,100,000	1,100,000
34	Loan	13	1	18-67 Cornelia Street	2019	6	Units	466,666.67	2,800,000	2,800,000	2,800,000	7.66000%	0.0157100%
35	Loan		1	Cityline Livingston Storage	NAP	43,500	SF	51.72	2,250,000	2,250,000	2,250,000	7.46000%	0.0157100%
36	Loan		1	Enon Storage	2000	29,644	SF	75.90	2,250,000	2,250,000	2,250,000	6.95500%	0.0157100%

A-1-6

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
						2, 15	15	2, 15	15
1	Loan	11, 24	5	Highland Multifamily Portfolio	7.2755400%	NAP	463,854.17	NAP	5,566,250.04	Interest Only	No	Actual/360	60
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	6.5835275%	NAP	412,467.22	NAP	4,949,606.64	Interest Only	No	Actual/360	60
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	7.5692900%	NAP	384,517.36	NAP	4,614,208.32	Interest Only	No	Actual/360	60
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	7.7342900%	NAP	392,881.94	NAP	4,714,583.28	Interest Only	No	Actual/360	60
5	Loan	10, 11, 23	5	Acquisition America Portfolio	6.8842900%	NAP	350,298.61	NAP	4,203,583.32	Interest Only	No	Actual/360	60
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	4.4842900%	NAP	211,015.63	NAP	2,532,187.56	Interest Only	No	Actual/360	60
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	6.5842900%	NAP	278,819.44	NAP	3,345,833.28	Interest Only	No	Actual/360	60
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	6.58887233333333%	NAP	251,431.77	NAP	3,017,181.24	Interest Only	No	Actual/360	60
9	Loan	18, 28, 36	1	Beach Place	7.2942900%	NAP	222,345.83	NAP	2,668,149.96	Interest Only	No	Actual/360	60
10	Loan	9, 10, 23	1	Galleria at Tyler	7.9020400%	NAP	234,178.76	NAP	2,810,145.12	Interest Only	No	Actual/360	60
11	Loan	18, 35	1	Forward Storage San Antonio	7.4042900%	NAP	193,875.41	NAP	2,326,504.92	Interest Only	No	Actual/360	60
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	6.7242900%	NAP	171,093.75	NAP	2,053,125.00	Interest Only	No	Actual/360	60
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	5.6742900%	NAP	142,384.17	NAP	1,708,610.04	Interest Only	No	Actual/360	61

A-1-7

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Net Mortgage Rate %	Monthly Debt Service (P&I) ($)	Monthly Debt Service (IO) ($)	Annual Debt Service (P&I) ($)	Annual Debt Service (IO) ($)	Amortization Type	ARD Loan (Yes / No)	Interest Accrual Method	Original Interest-Only Period (Mos.)
						2, 15	15	2, 15	15
13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	6.6142900%	NAP	140,043.40	NAP	1,680,520.80	Interest Only	No	Actual/360	60
15	Loan	27, 28, 36, 37	1	University Commons	7.9342900%	NAP	146,095.05	NAP	1,753,140.60	Interest Only	No	Actual/360	60
16	Loan	30, 37	1	Oakbrook Station	6.5842900%	NAP	103,999.65	NAP	1,247,995.80	Interest Only	No	Actual/360	60
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	6.6542900%	NAP	103,919.22	NAP	1,247,030.64	Interest Only	No	Actual/360	60
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	6.7242900%	NAP	104,497.30	NAP	1,253,967.60	Interest Only	No	Actual/360	60
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	7.2592900%	NAP	111,255.30	NAP	1,335,063.60	Interest Only	No	Actual/360	60
20	Loan	30	1	Embassy Suites Schaumburg	8.9342900%	NAP	116,264.54	NAP	1,395,174.48	Interest Only	No	Actual/360	60
21	Loan	18, 35	1	100 Valley Hill Road	6.2932900%	NAP	60,501.41	NAP	726,016.92	Interest Only	No	Actual/360	60
22	Loan	29	1	Green Tree Villas	8.1642900%	NAP	72,569.10	NAP	870,829.20	Interest Only	No	Actual/360	60
23	Loan	10, 29, 30, 33	1	Warwick New York	7.4042900%	NAP	62,692.13	NAP	752,305.56	Interest Only	No	Actual/360	60
24	Loan		1	Meadowbrook Apartments	7.2742900%	NAP	57,898.13	NAP	694,777.56	Interest Only	No	Actual/360	60
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	7.5942900%	60,074.78	NAP	720,897.36	NAP	Amortizing Balloon	No	Actual/360	0
26	Loan	20	1	Four Points Greensboro	7.2562900%	NAP	52,225.42	NAP	626,705.04	Interest Only	No	Actual/360	60
27	Loan	12, 31	1	575 Degraw	8.5742900%	NAP	60,239.36	NAP	722,872.32	Interest Only	No	Actual/360	60
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	7.5942900%	NAP	49,509.04	NAP	594,108.48	Interest Only	No	Actual/360	60
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	8.6892900%	NAP	49,032.80	NAP	588,393.60	Interest Only	No	Actual/360	60
30	Loan		1	Palm Beach Commons	7.8342900%	NAP	39,795.14	NAP	477,541.68	Interest Only	No	Actual/360	60
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	7.2842900%	NAP	32,689.47	NAP	392,273.64	Interest Only	No	Actual/360	60
32	Loan	18, 35	1	The Dylan	7.5352900%	NAP	28,326.74	NAP	339,920.88	Interest Only	No	Actual/360	60
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	7.4642900%	NAP	26,448.81	NAP	317,385.72	Interest Only	No	Actual/360	60
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	7.6442900%	NAP	18,121.57	NAP	217,458.84	Interest Only	No	Actual/360	60
35	Loan		1	Cityline Livingston Storage	7.4442900%	NAP	14,181.77	NAP	170,181.24	Interest Only	No	Actual/360	60
36	Loan		1	Enon Storage	6.9392900%	NAP	13,221.74	NAP	158,660.88	Interest Only	No	Actual/360	60

A-1-8

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date

1	Loan	11, 24	5	Highland Multifamily Portfolio	60	60	60	0	0	12/8/2023	0	6	2/6/2024	NAP
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	59	60	59	0	0	12/4/2023	1	6	1/6/2024	NAP
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	59	60	59	0	0	11/17/2023	1	6	1/6/2024	NAP
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	59	60	59	0	0	11/30/2023	1	6	1/6/2024	NAP
5	Loan	10, 11, 23	5	Acquisition America Portfolio	60	60	60	0	0	1/4/2024	0	6	2/6/2024	NAP
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	59	60	59	0	0	12/6/2023	1	6	1/6/2024	NAP
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	60	60	60	0	0	12/15/2023	0	6	2/6/2024	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	60	60	60	0	0	12/11/2023	0	6	2/6/2024	NAP
9	Loan	18, 28, 36	1	Beach Place	60	60	60	0	0	1/5/2024	0	6	2/6/2024	NAP
10	Loan	9, 10, 23	1	Galleria at Tyler	60	60	60	0	0	12/13/2023	0	1	2/1/2024	NAP
11	Loan	18, 35	1	Forward Storage San Antonio	60	60	60	0	0	12/13/2023	0	6	2/6/2024	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	60	60	60	0	0	12/15/2023	0	6	2/6/2024	NAP
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	61	61	61	0	0	1/10/2024	0	6	2/6/2024	NAP

A-1-9

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Remaining Interest-Only Period (Mos.)	Original Term To Maturity / ARD (Mos.)	Remaining Term To Maturity / ARD (Mos.)	Original Amortization Term (Mos.)	Remaining Amortization Term (Mos.)	Origination Date	Seasoning (Mos.)	Payment Due Date	First Payment Date	First P&I Payment Date

13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	59	60	59	0	0	11/21/2023	1	6	1/6/2024	NAP
15	Loan	27, 28, 36, 37	1	University Commons	60	60	60	0	0	12/15/2023	0	6	2/6/2024	NAP
16	Loan	30, 37	1	Oakbrook Station	60	60	60	0	0	12/22/2023	0	6	2/6/2024	NAP
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	60	60	60	0	0	12/8/2023	0	6	2/6/2024	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	60	60	60	0	0	12/21/2023	0	6	2/6/2024	NAP
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	60	60	60	0	0	1/4/2024	0	6	2/6/2024	NAP
20	Loan	30	1	Embassy Suites Schaumburg	59	60	59	0	0	11/16/2023	1	6	1/6/2024	NAP
21	Loan	18, 35	1	100 Valley Hill Road	60	60	60	0	0	12/29/2023	0	6	2/6/2024	NAP
22	Loan	29	1	Green Tree Villas	58	60	58	0	0	11/6/2023	2	6	12/6/2023	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	58	60	58	0	0	10/24/2023	2	6	12/6/2023	NAP
24	Loan		1	Meadowbrook Apartments	60	60	60	0	0	12/19/2023	0	6	2/6/2024	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	0	60	60	360	360	12/28/2023	0	6	2/6/2024	2/6/2024
26	Loan	20	1	Four Points Greensboro	60	60	60	0	0	12/13/2023	0	6	2/6/2024	NAP
27	Loan	12, 31	1	575 Degraw	58	60	58	0	0	11/1/2023	2	6	12/6/2023	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	60	60	60	0	0	1/5/2024	0	6	2/6/2024	NAP
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	58	60	58	0	0	10/25/2023	2	6	12/6/2023	NAP
30	Loan		1	Palm Beach Commons	59	60	59	0	0	12/1/2023	1	6	1/6/2024	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	60	60	60	0	0	12/18/2023	0	6	2/6/2024	NAP
32	Loan	18, 35	1	The Dylan	60	60	60	0	0	12/13/2023	0	6	2/6/2024	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	59	60	59	0	0	12/1/2023	1	6	1/6/2024	NAP
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	60	60	60	0	0	12/19/2023	0	6	2/6/2024	NAP
35	Loan		1	Cityline Livingston Storage	58	60	58	0	0	10/30/2023	2	6	12/6/2023	NAP
36	Loan		1	Enon Storage	59	60	59	0	0	12/1/2023	1	6	1/6/2024	NAP

A-1-10

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
							19	19	3, 22, 23			18
1	Loan	11, 24	5	Highland Multifamily Portfolio	1/6/2029	NAP	0	0	L(24),D(32),O(4)	15,487,169	7,561,464	7,925,705	9/30/2023	T-12
1.01	Property		1	Garfield Commons						5,670,554	2,408,240	3,262,314	9/30/2023	T-12
1.02	Property		1	Farmbrooke Manor						3,923,916	1,939,814	1,984,102	9/30/2023	T-12
1.03	Property		1	Warren Woods						2,175,997	1,048,158	1,127,839	9/30/2023	T-12
1.04	Property		1	Highland Towers						2,369,481	1,449,773	919,708	9/30/2023	T-12
1.05	Property		1	Golf Manor						1,347,221	715,479	631,742	9/30/2023	T-12
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	12/6/2028	NAP	5	0	L(25),DorYM1(28),O(7)	129,617,825	44,086,503	85,531,322	9/30/2023	T-12
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	12/6/2028	NAP	0	0	L(12),YM1(13),DorYM1(30),O(5)	NAV	NAV	NAV	NAV	NAV
3.01	Property		1	1111 Izaak Walton Road						NAV	NAV	NAV	NAV	NAV
3.02	Property		1	2000 Bolton Street						NAV	NAV	NAV	NAV	NAV
3.03	Property		1	6420 Glenn Highway Road						NAV	NAV	NAV	NAV	NAV
3.04	Property		1	1 International Drive						NAV	NAV	NAV	NAV	NAV
3.05	Property		1	645 East Broad Street						NAV	NAV	NAV	NAV	NAV
3.06	Property		1	4825 Hoffman Street						NAV	NAV	NAV	NAV	NAV
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	12/6/2028	NAP	0	0	L(25),DorYM1(28),O(7)	56,210,937	41,814,367	14,396,570	10/31/2023	T-12
5	Loan	10, 11, 23	5	Acquisition America Portfolio	1/6/2029	NAP	0	0	L(24),D(29),O(7)	13,344,153	6,164,591	7,179,562	10/31/2023	T-12
5.01	Property		1	509 & 515 West 110th Street						6,352,039	2,915,170	3,436,869	10/31/2023	T-12
5.02	Property		1	517 West 113th Street						2,112,121	807,087	1,305,034	10/31/2023	T-12
5.03	Property		1	652 and 664 West 163rd Street						2,438,746	1,309,524	1,129,222	10/31/2023	T-12
5.04	Property		1	21 5th Avenue						1,130,878	383,907	746,971	10/31/2023	T-12
5.05	Property		1	603 West 140th Street						1,310,369	748,903	561,467	10/31/2023	T-12
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	12/6/2028	NAP	0	0	L(25),D(28),O(7)	8,187,110	2,962,606	5,224,504	9/30/2023	T-12
6.01	Property		1	New Orleans						839,118	244,279	594,839	9/30/2023	T-12
6.02	Property		1	Loveland						761,854	239,040	522,814	9/30/2023	T-12
6.03	Property		1	Anderson Storage						624,794	290,401	334,392	9/30/2023	T-12
6.04	Property		1	Higdon Road						457,851	119,508	338,343	9/30/2023	T-12
6.05	Property		1	Lake Charles						484,807	141,951	342,855	9/30/2023	T-12
6.06	Property		1	Columbus						533,916	178,918	354,997	9/30/2023	T-12
6.07	Property		1	Danville						456,256	183,088	273,168	9/30/2023	T-12
6.08	Property		1	Files Road						367,546	173,151	194,395	9/30/2023	T-12
6.09	Property		1	Greencastle						318,696	108,019	210,678	9/30/2023	T-12
6.10	Property		1	Hot Springs 267						218,521	65,144	153,376	9/30/2023	T-12
6.11	Property		1	Royal						233,391	115,504	117,887	9/30/2023	T-12
6.12	Property		1	Winans						248,836	88,039	160,797	9/30/2023	T-12
6.13	Property		1	Meridian						196,428	62,663	133,765	9/30/2023	T-12
6.14	Property		1	Florence						163,360	80,403	82,958	9/30/2023	T-12
6.15	Property		1	Lucedale 63 South						200,497	81,088	119,410	9/30/2023	T-12
6.16	Property		1	Hot Springs 176						164,637	60,279	104,358	9/30/2023	T-12
6.17	Property		1	Moulton						195,474	68,149	127,325	9/30/2023	T-12
6.18	Property		1	Airport Road						153,469	41,501	111,969	9/30/2023	T-12
6.19	Property		1	Central 6122						106,187	47,318	58,870	9/30/2023	T-12
6.20	Property		1	Higdon Ferry Road South						99,018	31,497	67,521	9/30/2023	T-12
6.21	Property		1	Trinity - Al. Hwy 24						117,352	44,115	73,237	9/30/2023	T-12
6.22	Property		1	Moss Point						128,999	52,283	76,716	9/30/2023	T-12
6.23	Property		1	Trinity - Co. Rd. 434						114,222	34,002	80,219	9/30/2023	T-12
6.24	Property		1	Ernie’s						84,524	34,207	50,317	9/30/2023	T-12
6.25	Property		1	Marion Anderson Road						90,298	31,180	59,118	9/30/2023	T-12
6.26	Property		1	Amity						83,996	29,943	54,053	9/30/2023	T-12
6.27	Property		1	Cloverdale						92,318	33,430	58,888	9/30/2023	T-12
6.28	Property		1	Mountain Pine Road						64,015	31,160	32,855	9/30/2023	T-12
6.29	Property		1	Lucedale MS-613						80,464	24,931	55,533	9/30/2023	T-12
6.30	Property		1	Crawfordsville						81,025	34,788	46,237	9/30/2023	T-12
6.31	Property		1	Point Cedar						59,039	25,350	33,689	9/30/2023	T-12
6.32	Property		1	Central 6045						63,998	25,995	38,004	9/30/2023	T-12
6.33	Property		1	Lucedale 63 North						58,455	24,921	33,534	9/30/2023	T-12
6.34	Property		1	Malvern Road						46,871	19,883	26,988	9/30/2023	T-12
6.35	Property		1	John Owens						52,234	22,156	30,078	9/30/2023	T-12
6.36	Property		1	Town Creek						69,960	27,331	42,629	9/30/2023	T-12
6.37	Property		1	Courtland						41,161	27,572	13,588	9/30/2023	T-12
6.38	Property		1	Thibodaux						33,523	19,420	14,104	9/30/2023	T-12
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	1/6/2029	NAP	0	0	L(3),YM1(50),O(7)	NAV	NAV	NAV	NAV	NAV
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	1/6/2029	NAP	0	0	L(24),DorYM1(29),O(7)	137,298,631	39,504,321	97,794,310	9/30/2023	T-12
9	Loan	18, 28, 36	1	Beach Place	1/6/2029	NAP	0	0	L(24),DorYM1(31),O(5)	7,318,994	3,529,482	3,789,512	10/31/2023	T-12
10	Loan	9, 10, 23	1	Galleria at Tyler	1/1/2029	NAP	0	0	L(24),D(29),O(7)	35,273,885	11,275,921	23,997,964	11/30/2023	T-12
11	Loan	18, 35	1	Forward Storage San Antonio	1/6/2029	NAP	0	0	L(24),D(29),O(7)	3,348,303	925,014	2,423,289	11/30/2023	T-12
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	1/6/2029	NAP	0	0	L(24),D(29),O(7)	5,425,303	2,908,239	2,517,065	9/30/2023	T-12
12.01	Property		1	Davis Creek Apartments						3,911,981	1,937,420	1,974,561	9/30/2023	T-12
12.02	Property		1	Canterbury East Apartments						1,513,322	970,818	542,504	9/30/2023	T-12
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	2/6/2029	NAP	0	0	L(24),DorYM1(32),O(5)	NAV	NAV	NAV	NAV	NAV

A-1-11

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Maturity Date or Anticipated Repayment Date	Final Maturity Date	Grace Period - Late Fee (Days)	Grace Period - Default (Days)	Prepayment Provision	Most Recent EGI ($)	Most Recent Expenses ($)	Most Recent NOI ($)	Most Recent NOI Date	Most Recent Description
							19	19	3, 22, 23			18
13.01	Property		1	3850 East Miraloma Avenue						NAV	NAV	NAV	NAV	NAV
13.02	Property		1	260 Industrial Drive						NAV	NAV	NAV	NAV	NAV
13.03	Property		1	770 Sunpark Drive						NAV	NAV	NAV	NAV	NAV
13.04	Property		1	2375 Highway 101						NAV	NAV	NAV	NAV	NAV
13.05	Property		1	7-10 Audrey Place						NAV	NAV	NAV	NAV	NAV
13.06	Property		1	N915 Craftsman Drive						NAV	NAV	NAV	NAV	NAV
13.07	Property		1	7400 Pinemont Drive						NAV	NAV	NAV	NAV	NAV
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	12/6/2028	NAP	0	0	L(25),D(31),O(4)	NAV	NAV	NAV	NAV	NAV
15	Loan	27, 28, 36, 37	1	University Commons	1/6/2029	NAP	0	0	L(24),D(29),O(7)	3,985,428	943,096	3,042,332	9/30/2023	T-12
16	Loan	30, 37	1	Oakbrook Station	1/6/2029	NAP	0	0	L(24),D(29),O(7)	2,478,747	732,102	1,746,644	10/31/2023	T-12
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	1/6/2029	NAP	0	0	L(24),D(29),O(7)	NAV	NAV	NAV	NAV	NAV
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	1/6/2029	NAP	0	0	L(24),YM1(31),O(5)	2,667,454	1,155,689	1,511,766	10/31/2023	T-12
18.01	Property		1	Garrett Woods Apartments						1,108,628	438,940	669,688	10/31/2023	T-12
18.02	Property		1	Walnut Creek Apartments						676,329	314,405	361,924	10/31/2023	T-12
18.03	Property		1	Live Marathon Apartments						483,960	215,846	268,114	10/31/2023	T-12
18.04	Property		1	Mason Drive Apartments						398,537	186,498	212,040	10/31/2023	T-12
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	1/6/2029	NAP	0	0	L(24),YM1(30),O(6)	4,212,901	1,812,333	2,400,568	11/30/2023	T-12
20	Loan	30	1	Embassy Suites Schaumburg	12/6/2028	NAP	0	0	L(25),D(31),O(4)	7,266,476	4,587,081	2,679,395	9/30/2023	T-12
21	Loan	18, 35	1	100 Valley Hill Road	1/6/2029	NAP	0	0	L(24),D(31),O(5)	1,121,872	385,232	736,641	10/31/2023	T-12
22	Loan	29	1	Green Tree Villas	11/6/2028	NAP	0	0	L(26),D(30),O(4)	1,610,737	249,137	1,361,600	10/31/2023	T-12
23	Loan	10, 29, 30, 33	1	Warwick New York	11/6/2028	NAP	0	0	L(26),D(27),O(7)	45,727,085	31,467,109	14,259,976	9/30/2023	T-12
24	Loan		1	Meadowbrook Apartments	1/6/2029	NAP	0	0	L(24),D(32),O(4)	1,731,883	806,963	924,920	10/31/2023	T-12
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	1/6/2029	NAP	0	0	L(24),D(29),O(7)	3,766,423	2,497,599	1,268,824	10/31/2023	T-12
26	Loan	20	1	Four Points Greensboro	1/6/2029	NAP	0	0	L(24),D(31),O(5)	2,971,321	1,616,840	1,354,481	10/31/2023	T-12
27	Loan	12, 31	1	575 Degraw	11/6/2028	NAP	0	0	L(26),D(31),O(3)	1,287,593	275,263	1,012,330	10/15/2023	T-12
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	1/6/2029	NAP	0	0	L(24),D(33),O(3)	NAV	NAV	NAV	NAV	NAV
28.01	Property		1	131 Hancock Ave						NAV	NAV	NAV	NAV	NAV
28.02	Property		1	69 Lincoln Street						NAV	NAV	NAV	NAV	NAV
28.03	Property		1	64 Logan Ave						NAV	NAV	NAV	NAV	NAV
28.04	Property		1	128 Bayview Ave						NAV	NAV	NAV	NAV	NAV
28.05	Property		1	128 St. Paul's Ave						NAV	NAV	NAV	NAV	NAV
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	11/6/2028	NAP	0	0	L(26),DorYM0.5(27),O(7)	106,555,128	72,995,206	33,559,922	9/30/2023	T-12
30	Loan		1	Palm Beach Commons	12/6/2028	NAP	0	0	L(25),D(32),O(3)	1,353,837	477,427	876,410	8/31/2023	T-12
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	1/6/2029	NAP	0	0	L(24),D(33),O(3)	596,570	134,821	461,749	9/30/2023	T-10 Ann
32	Loan	18, 35	1	The Dylan	1/6/2029	NAP	0	0	L(24),D(29),O(7)	794,695	462,857	331,838	10/31/2023	T-12
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	12/6/2028	NAP	0	0	L(25),D(31),O(4)	677,399	236,200	441,199	10/31/2023	T-12
33.01	Property		1	Dayville Storage						264,904	80,280	184,624	10/31/2023	T-12
33.02	Property		1	Mechanic Street Storage						239,090	85,787	153,302	10/31/2023	T-12
33.03	Property		1	Brooklyn Self Storage						173,405	70,133	103,273	10/31/2023	T-12
34	Loan	13	1	18-67 Cornelia Street	1/6/2029	NAP	0	0	L(24),D(33),O(3)	391,748	97,715	294,033	9/30/2023	T-12
35	Loan		1	Cityline Livingston Storage	11/6/2028	NAP	0	0	L(26),D(30),O(4)	351,438	102,962	248,476	9/30/2023	T-12
36	Loan		1	Enon Storage	12/6/2028	NAP	0	0	L(25),D(31),O(4)	325,774	81,540	244,234	9/30/2023	T-12

A-1-12

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description

1	Loan	11, 24	5	Highland Multifamily Portfolio	14,716,054	7,497,764	7,218,290	12/31/2022	T-12	14,263,546	7,205,928	7,057,618	12/31/2021	T-12
1.01	Property		1	Garfield Commons	5,510,766	2,386,548	3,124,218	12/31/2022	T-12	5,104,155	2,485,821	2,618,334	12/31/2021	T-12
1.02	Property		1	Farmbrooke Manor	3,697,166	1,950,962	1,746,204	12/31/2022	T-12	3,863,240	1,684,918	2,178,322	12/31/2021	T-12
1.03	Property		1	Warren Woods	2,082,798	1,037,548	1,045,250	12/31/2022	T-12	2,063,368	968,983	1,094,385	12/31/2021	T-12
1.04	Property		1	Highland Towers	2,137,632	1,413,400	724,233	12/31/2022	T-12	1,974,653	1,433,637	541,016	12/31/2021	T-12
1.05	Property		1	Golf Manor	1,287,691	709,306	578,385	12/31/2022	T-12	1,258,131	632,570	625,561	12/31/2021	T-12
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	127,448,218	42,843,235	84,604,983	12/31/2022	T-12	126,677,910	43,141,634	83,536,276	12/31/2021	T-12
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.01	Property		1	1111 Izaak Walton Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	2000 Bolton Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	6420 Glenn Highway Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	1 International Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	645 East Broad Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	4825 Hoffman Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	51,734,974	39,744,081	11,990,892	12/31/2022	T-12	33,498,506	27,824,649	5,673,856	12/31/2021	T-12
5	Loan	10, 11, 23	5	Acquisition America Portfolio	11,502,552	6,038,913	5,463,639	12/31/2022	T-12	9,911,489	5,817,077	4,094,413	12/31/2021	T-12
5.01	Property		1	509 & 515 West 110th Street	5,146,167	2,783,030	2,363,137	12/31/2022	T-12	4,144,718	2,741,760	1,402,958	12/31/2021	T-12
5.02	Property		1	517 West 113th Street	1,914,463	803,167	1,111,296	12/31/2022	T-12	1,628,518	798,145	830,373	12/31/2021	T-12
5.03	Property		1	652 and 664 West 163rd Street	2,203,824	1,331,904	871,919	12/31/2022	T-12	2,056,740	1,216,755	839,986	12/31/2021	T-12
5.04	Property		1	21 5th Avenue	1,031,358	393,686	637,672	12/31/2022	T-12	907,410	397,783	509,628	12/31/2021	T-12
5.05	Property		1	603 West 140th Street	1,206,740	727,125	479,616	12/31/2022	T-12	1,174,103	662,635	511,468	12/31/2021	T-12
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.01	Property		1	New Orleans	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.02	Property		1	Loveland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.03	Property		1	Anderson Storage	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.04	Property		1	Higdon Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.05	Property		1	Lake Charles	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.06	Property		1	Columbus	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.07	Property		1	Danville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.08	Property		1	Files Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.09	Property		1	Greencastle	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.10	Property		1	Hot Springs 267	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.11	Property		1	Royal	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.12	Property		1	Winans	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.13	Property		1	Meridian	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.14	Property		1	Florence	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.15	Property		1	Lucedale 63 South	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.16	Property		1	Hot Springs 176	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.17	Property		1	Moulton	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.18	Property		1	Airport Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.19	Property		1	Central 6122	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.20	Property		1	Higdon Ferry Road South	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.21	Property		1	Trinity - Al. Hwy 24	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.22	Property		1	Moss Point	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.23	Property		1	Trinity - Co. Rd. 434	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.24	Property		1	Ernie’s	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.25	Property		1	Marion Anderson Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.26	Property		1	Amity	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.27	Property		1	Cloverdale	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.28	Property		1	Mountain Pine Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.29	Property		1	Lucedale MS-613	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.30	Property		1	Crawfordsville	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.31	Property		1	Point Cedar	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.32	Property		1	Central 6045	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.33	Property		1	Lucedale 63 North	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.34	Property		1	Malvern Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.35	Property		1	John Owens	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.36	Property		1	Town Creek	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.37	Property		1	Courtland	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
6.38	Property		1	Thibodaux	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	134,950,113	38,311,371	96,638,742	12/31/2022	T-12	135,602,310	36,432,590	99,169,720	12/31/2021	T-12
9	Loan	18, 28, 36	1	Beach Place	7,480,173	3,946,128	3,534,045	12/31/2022	T-12	6,243,559	2,824,148	3,419,411	12/31/2021	T-12
10	Loan	9, 10, 23	1	Galleria at Tyler	35,459,583	11,035,894	24,423,689	12/31/2022	T-12	30,204,741	10,695,470	19,509,271	12/31/2021	T-12
11	Loan	18, 35	1	Forward Storage San Antonio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	5,345,320	3,175,410	2,169,910	12/31/2022	T-12	4,933,051	3,106,472	1,826,579	12/31/2021	T-12
12.01	Property		1	Davis Creek Apartments	3,932,387	2,229,930	1,702,457	12/31/2022	T-12	3,582,906	2,190,731	1,392,175	12/31/2021	T-12
12.02	Property		1	Canterbury East Apartments	1,412,933	945,480	467,453	12/31/2022	T-12	1,350,145	915,741	434,404	12/31/2021	T-12
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV

A-1-13

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Second Most Recent EGI ($)	Second Most Recent Expenses ($)	Second Most Recent NOI ($)	Second Most Recent NOI Date	Second Most Recent Description	Third Most Recent EGI ($)	Third Most Recent Expenses ($)	Third Most Recent NOI ($)	Third Most Recent NOI Date	Third Most Recent Description

13.01	Property		1	3850 East Miraloma Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.02	Property		1	260 Industrial Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.03	Property		1	770 Sunpark Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.04	Property		1	2375 Highway 101	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.05	Property		1	7-10 Audrey Place	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.06	Property		1	N915 Craftsman Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
13.07	Property		1	7400 Pinemont Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
15	Loan	27, 28, 36, 37	1	University Commons	4,066,325	969,681	3,096,644	12/31/2022	T-12	3,982,065	909,661	3,072,404	12/31/2021	T-12
16	Loan	30, 37	1	Oakbrook Station	2,373,037	736,083	1,636,955	12/31/2022	T-12	2,148,161	686,242	1,461,919	12/31/2021	T-12
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	2,530,265	1,122,492	1,407,773	12/31/2022	Various	NAV	NAV	NAV	NAV	NAV
18.01	Property		1	Garrett Woods Apartments	1,041,412	403,365	638,047	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
18.02	Property		1	Walnut Creek Apartments	591,690	339,556	252,134	12/31/2022	T-9 Ann	NAV	NAV	NAV	NAV	NAV
18.03	Property		1	Live Marathon Apartments	484,432	206,394	278,038	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
18.04	Property		1	Mason Drive Apartments	412,732	173,177	239,555	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	3,862,145	1,721,748	2,140,397	12/31/2022	T-12	3,580,728	1,546,711	2,034,017	12/31/2021	T-12
20	Loan	30	1	Embassy Suites Schaumburg	6,545,231	4,555,686	1,989,545	12/31/2022	T-12	4,660,898	3,347,314	1,313,584	12/31/2021	T-12
21	Loan	18, 35	1	100 Valley Hill Road	610,571	375,146	235,425	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
22	Loan	29	1	Green Tree Villas	1,200,492	274,211	926,281	12/31/2022	T-12	377,961	240,832	137,129	12/31/2021	T-12
23	Loan	10, 29, 30, 33	1	Warwick New York	41,898,594	28,995,912	12,902,683	12/31/2022	T-12	23,199,782	19,785,132	3,414,650	12/31/2021	T-12
24	Loan		1	Meadowbrook Apartments	1,581,054	773,092	807,962	12/31/2022	T-12	1,483,063	701,107	781,956	12/31/2021	T-12
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	3,915,090	2,151,004	1,764,086	12/31/2022	T-12	2,903,601	2,055,982	847,619	12/31/2021	T-12
26	Loan	20	1	Four Points Greensboro	2,725,778	1,644,496	1,081,282	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
27	Loan	12, 31	1	575 Degraw	1,286,455	402,023	884,432	12/31/2022	T-12	1,151,263	170,058	981,205	12/31/2021	T-12
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.01	Property		1	131 Hancock Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.02	Property		1	69 Lincoln Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.03	Property		1	64 Logan Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.04	Property		1	128 Bayview Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
28.05	Property		1	128 St. Paul's Ave	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	85,149,141	59,158,454	25,990,687	12/31/2022	T-12	26,916,192	29,338,995	(2,422,803)	12/31/2021	T-12
30	Loan		1	Palm Beach Commons	1,168,062	447,022	721,041	12/31/2022	T-12	1,248,677	408,620	840,057	12/31/2021	T-12
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
32	Loan	18, 35	1	The Dylan	701,409	404,756	296,653	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	666,730	228,530	438,200	12/31/2022	T-12	651,725	219,345	432,380	12/31/2021	T-12
33.01	Property		1	Dayville Storage	256,210	77,259	178,950	12/31/2022	T-12	253,363	76,211	177,152	12/31/2021	T-12
33.02	Property		1	Mechanic Street Storage	236,672	87,450	149,223	12/31/2022	T-12	231,647	82,119	149,528	12/31/2021	T-12
33.03	Property		1	Brooklyn Self Storage	173,848	63,821	110,027	12/31/2022	T-12	166,715	61,015	105,700	12/31/2021	T-12
34	Loan	13	1	18-67 Cornelia Street	369,609	90,732	278,877	12/31/2022	T-12	239,570	91,949	147,621	12/31/2021	T-12
35	Loan		1	Cityline Livingston Storage	346,772	95,577	251,195	12/31/2022	T-12	NAV	NAV	NAV	NAV	NAV
36	Loan		1	Enon Storage	289,993	85,887	204,106	12/31/2022	T-12	245,302	94,617	150,685	12/31/2021	T-12

A-1-14

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
								18				4, 10, 15	4, 10, 15	10
1	Loan	11, 24	5	Highland Multifamily Portfolio	86.1%	15,977,531	7,518,159	8,459,372	363,844	0	8,095,528	1.52	1.45	11.3%
1.01	Property		1	Garfield Commons	83.7%	5,785,519	2,401,410	3,384,108	130,834	0	3,253,274
1.02	Property		1	Farmbrooke Manor	88.1%	4,144,449	1,952,385	2,192,063	85,112	0	2,106,951
1.03	Property		1	Warren Woods	83.1%	2,241,194	1,042,485	1,198,710	48,000	0	1,150,710
1.04	Property		1	Highland Towers	90.9%	2,446,739	1,409,785	1,036,954	69,897	0	967,056
1.05	Property		1	Golf Manor	87.2%	1,359,630	712,094	647,536	30,000	0	617,536
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	92.2%	140,618,916	43,516,369	97,102,547	358,728	1,793,638	94,950,181	2.04	2.00	13.7%
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	95.0%	8,822,249	264,667	8,557,581	230,814	0	8,326,767	1.85	1.80	14.3%
3.01	Property		1	1111 Izaak Walton Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.02	Property		1	2000 Bolton Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.03	Property		1	6420 Glenn Highway Road	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.04	Property		1	1 International Drive	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.05	Property		1	645 East Broad Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
3.06	Property		1	4825 Hoffman Street	NAV	NAV	NAV	NAV	NAV	NAV	NAV
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	77.0%	56,210,937	41,647,834	14,563,103	2,180,884	0	12,382,219	2.18	1.85	17.1%
5	Loan	10, 11, 23	5	Acquisition America Portfolio	92.4%	13,747,876	6,280,414	7,467,461	108,750	0	7,358,711	1.27	1.25	8.9%
5.01	Property		1	509 & 515 West 110th Street	94.8%	6,679,828	3,015,421	3,664,408	44,000	0	3,620,408
5.02	Property		1	517 West 113th Street	90.0%	2,085,421	829,529	1,255,892	11,250	0	1,244,642
5.03	Property		1	652 and 664 West 163rd Street	87.5%	2,484,822	1,310,133	1,174,689	26,500	0	1,148,189
5.04	Property		1	21 5th Avenue	92.0%	1,148,585	392,860	755,725	13,250	0	742,475
5.05	Property		1	603 West 140th Street	94.8%	1,349,219	732,472	616,747	13,750	0	602,997
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	74.5%	8,404,638	3,143,146	5,261,492	113,554	0	5,147,938	2.08	2.03	9.5%
6.01	Property		1	New Orleans	72.5%	765,048	263,263	501,785	4,858	0	496,927
6.02	Property		1	Loveland	83.1%	799,849	364,501	435,348	7,639	0	427,709
6.03	Property		1	Anderson Storage	69.5%	700,080	312,673	387,407	9,269	0	378,138
6.04	Property		1	Higdon Road	86.4%	499,175	111,588	387,588	5,119	0	382,469
6.05	Property		1	Lake Charles	69.7%	432,625	134,429	298,196	6,119	0	292,078
6.06	Property		1	Columbus	77.3%	513,945	215,204	298,741	4,654	0	294,087
6.07	Property		1	Danville	78.6%	479,690	174,700	304,990	5,763	0	299,227
6.08	Property		1	Files Road	76.8%	373,214	168,768	204,445	5,523	0	198,923
6.09	Property		1	Greencastle	75.9%	366,818	112,739	254,078	4,939	0	249,139
6.10	Property		1	Hot Springs 267	73.3%	232,318	71,389	160,929	4,967	0	155,962
6.11	Property		1	Royal	77.0%	255,159	110,291	144,868	6,778	0	138,090
6.12	Property		1	Winans	67.7%	252,743	88,495	164,248	4,540	0	159,708
6.13	Property		1	Meridian	69.8%	203,707	60,418	143,289	2,385	0	140,904
6.14	Property		1	Florence	57.9%	163,460	81,573	81,887	3,480	0	78,407
6.15	Property		1	Lucedale 63 South	73.2%	190,672	79,935	110,737	2,075	0	108,662
6.16	Property		1	Hot Springs 176	76.8%	167,171	59,874	107,297	4,402	0	102,895
6.17	Property		1	Moulton	86.1%	215,511	70,926	144,585	2,540	0	142,045
6.18	Property		1	Airport Road	82.6%	163,589	40,095	123,494	1,625	0	121,869
6.19	Property		1	Central 6122	44.7%	99,400	42,181	57,219	2,673	0	54,546
6.20	Property		1	Higdon Ferry Road South	69.6%	104,658	33,411	71,248	2,313	0	68,935
6.21	Property		1	Trinity - Al. Hwy 24	67.5%	119,794	44,692	75,102	1,725	0	73,377
6.22	Property		1	Moss Point	72.9%	133,437	68,533	64,903	1,675	0	63,228
6.23	Property		1	Trinity - Co. Rd. 434	73.5%	120,639	30,697	89,942	1,610	0	88,332
6.24	Property		1	Ernie’s	60.7%	76,516	29,057	47,459	1,455	0	46,004
6.25	Property		1	Marion Anderson Road	84.6%	94,579	22,957	71,622	1,245	0	70,377
6.26	Property		1	Amity	78.7%	96,092	28,412	67,680	1,771	0	65,909
6.27	Property		1	Cloverdale	94.5%	111,213	32,367	78,846	1,500	0	77,346
6.28	Property		1	Mountain Pine Road	81.8%	71,492	32,400	39,092	925	0	38,167
6.29	Property		1	Lucedale MS-613	78.7%	79,264	26,820	52,443	615	0	51,828
6.30	Property		1	Crawfordsville	86.7%	98,187	35,324	62,863	1,425	0	61,438
6.31	Property		1	Point Cedar	63.5%	61,244	24,157	37,087	1,183	0	35,904
6.32	Property		1	Central 6045	62.5%	61,325	22,923	38,401	1,764	0	36,637
6.33	Property		1	Lucedale 63 North	67.8%	58,748	27,803	30,945	680	0	30,265
6.34	Property		1	Malvern Road	49.7%	43,525	20,544	22,982	900	0	22,082
6.35	Property		1	John Owens	70.0%	51,687	20,282	31,405	1,040	0	30,365
6.36	Property		1	Town Creek	72.2%	70,693	26,631	44,063	1,198	0	42,865
6.37	Property		1	Courtland	51.0%	40,610	26,524	14,086	790	0	13,296
6.38	Property		1	Thibodaux	81.5%	36,761	26,568	10,194	395	0	9,799
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	95.0%	9,149,706	274,491	8,875,215	154,658	0	8,720,558	1.68	1.65	11.3%
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	92.1%	144,104,515	38,201,821	105,902,693	245,165	931,746	104,725,782	3.01	2.98	20.2%
9	Loan	18, 28, 36	1	Beach Place	95.0%	7,642,961	3,248,787	4,394,174	45,016	95,778	4,253,381	1.65	1.59	12.2%
10	Loan	9, 10, 23	1	Galleria at Tyler	87.9%	36,420,340	11,434,747	24,985,593	209,388	1,131,826	23,644,379	2.07	1.96	16.7%
11	Loan	18, 35	1	Forward Storage San Antonio	92.0%	3,918,456	913,225	3,005,232	40,102	0	2,965,130	1.29	1.27	9.7%
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	92.4%	5,718,552	2,913,628	2,804,924	149,934	0	2,654,990	1.37	1.29	9.3%
12.01	Property		1	Davis Creek Apartments	91.8%	4,134,995	1,949,949	2,185,046	101,750	0	2,083,296
12.02	Property		1	Canterbury East Apartments	93.7%	1,583,557	963,679	619,878	48,184	0	571,694
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	95.0%	4,976,396	995,279	3,981,117	95,094	190,187	3,695,836	2.33	2.16	13.4%

A-1-15

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten Economic Occupancy (%)	Underwritten EGI ($)	Underwritten Expenses ($)	Underwritten Net Operating Income ($)	Underwritten Replacement / FF&E Reserve ($)	Underwritten TI / LC ($)	Underwritten Net Cash Flow ($)	Underwritten NOI DSCR (x)	Underwritten NCF DSCR (x)	Underwritten NOI Debt Yield (%)
								18				4, 10, 15	4, 10, 15	10
13.01	Property		1	3850 East Miraloma Avenue	95.0%	1,009,160	201,832	807,328	5,387	10,773	791,168
13.02	Property		1	260 Industrial Drive	95.0%	946,580	189,316	757,264	28,697	57,393	671,174
13.03	Property		1	770 Sunpark Drive	95.0%	900,313	180,063	720,250	19,927	39,854	660,469
13.04	Property		1	2375 Highway 101	95.0%	714,663	142,933	571,730	19,333	38,666	513,730
13.05	Property		1	7-10 Audrey Place	95.0%	552,019	110,404	441,615	4,800	9,600	427,215
13.06	Property		1	N915 Craftsman Drive	95.0%	519,431	103,886	415,545	11,700	23,400	380,445
13.07	Property		1	7400 Pinemont Drive	95.0%	334,230	66,846	267,384	5,250	10,500	251,634
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	95.5%	2,529,896	500,091	2,029,805	5,600	0	2,024,205	1.21	1.20	8.1%
15	Loan	27, 28, 36, 37	1	University Commons	84.3%	3,792,345	1,029,158	2,763,187	34,160	193,884	2,535,143	1.58	1.45	12.7%
16	Loan	30, 37	1	Oakbrook Station	95.3%	2,714,461	831,495	1,882,967	20,577	95,595	1,766,795	1.51	1.42	10.1%
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	100.0%	1,876,795	0	1,876,795	0	0	1,876,795	1.51	1.51	10.2%
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	89.2%	3,052,844	1,262,501	1,790,343	70,855	0	1,719,488	1.43	1.37	9.8%
18.01	Property		1	Garrett Woods Apartments	83.0%	1,157,786	465,469	692,317	27,887	0	664,430
18.02	Property		1	Walnut Creek Apartments	94.1%	874,405	359,129	515,276	18,178	0	497,098
18.03	Property		1	Live Marathon Apartments	93.8%	550,914	217,925	332,988	13,221	0	319,768
18.04	Property		1	Mason Drive Apartments	91.1%	469,739	219,978	249,761	11,568	0	238,193
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	95.0%	4,196,837	1,847,811	2,349,025	14,300	0	2,334,725	1.76	1.75	13.0%
20	Loan	30	1	Embassy Suites Schaumburg	55.3%	7,293,356	4,827,327	2,466,029	291,734	0	2,174,294	1.77	1.56	16.0%
21	Loan	18, 35	1	100 Valley Hill Road	95.0%	1,422,886	499,673	923,213	22,750	0	900,463	1.27	1.24	8.1%
22	Loan	29	1	Green Tree Villas	96.4%	1,706,717	348,256	1,358,461	22,200	0	1,336,261	1.56	1.53	12.9%
23	Loan	10, 29, 30, 33	1	Warwick New York	86.6%	45,727,085	31,279,180	14,447,905	1,829,083	0	12,618,822	2.72	2.38	20.5%
24	Loan		1	Meadowbrook Apartments	92.5%	1,807,333	801,564	1,005,769	52,587	0	953,182	1.45	1.37	10.7%
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	72.5%	3,766,423	2,384,744	1,381,679	150,657	0	1,231,022	1.92	1.71	16.3%
26	Loan	20	1	Four Points Greensboro	59.8%	3,062,196	1,710,024	1,352,172	122,488	0	1,229,684	2.16	1.96	15.9%
27	Loan	12, 31	1	575 Degraw	95.0%	1,337,769	395,656	942,113	8,000	20,055	914,058	1.30	1.26	11.4%
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	96.7%	1,001,427	222,594	778,833	8,781	1,937	768,115	1.31	1.29	10.1%
28.01	Property		1	131 Hancock Ave	97.0%	256,080	45,208	210,872	786	0	210,086
28.02	Property		1	69 Lincoln Street	97.0%	212,139	52,280	159,859	2,832	0	157,027
28.03	Property		1	64 Logan Ave	95.0%	192,261	43,302	148,959	1,341	1,937	145,680
28.04	Property		1	128 Bayview Ave	97.0%	167,616	37,241	130,375	2,143	0	128,232
28.05	Property		1	128 St. Paul's Ave	97.0%	173,331	44,563	128,768	1,679	0	127,090
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	60.2%	111,076,788	76,576,225	34,500,562	5,424,586	0	29,075,976	1.82	1.53	16.0%
30	Loan		1	Palm Beach Commons	92.6%	1,575,535	687,125	888,410	24,509	46,635	817,267	1.86	1.71	14.8%
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	95.0%	798,545	161,785	636,761	3,972	862	631,927	1.62	1.61	12.0%
32	Loan	18, 35	1	The Dylan	89.8%	924,064	441,941	482,123	33,828	0	448,294	1.42	1.32	10.9%
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	89.0%	684,873	247,148	437,725	6,540	0	431,185	1.38	1.36	10.5%
33.01	Property		1	Dayville Storage	90.8%	265,596	87,715	177,881	2,398	0	175,483
33.02	Property		1	Mechanic Street Storage	92.9%	240,703	87,120	153,583	2,055	0	151,528
33.03	Property		1	Brooklyn Self Storage	81.9%	178,573	72,313	106,261	2,087	0	104,173
34	Loan	13	1	18-67 Cornelia Street	97.0%	390,871	97,175	293,696	2,766	0	290,930	1.35	1.34	10.5%
35	Loan		1	Cityline Livingston Storage	86.1%	361,691	115,567	246,124	4,350	0	241,774	1.45	1.42	10.9%
36	Loan		1	Enon Storage	92.5%	333,215	96,652	236,563	2,964	0	233,599	1.49	1.47	10.5%

A-1-16

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					10	20	20		10, 20	10, 20	5, 12, 26, 28
1	Loan	11, 24	5	Highland Multifamily Portfolio	10.8%	134,400,000	As Is	11/2/2023	55.8%	55.8%	91.2%
1.01	Property		1	Garfield Commons		54,500,000	As Is	11/2/2023			92.5%	10/25/2023	NAP
1.02	Property		1	Farmbrooke Manor		33,700,000	As Is	11/2/2023			95.0%	10/25/2023	NAP
1.03	Property		1	Warren Woods		18,550,000	As Is	11/2/2023			84.4%	10/25/2023	NAP
1.04	Property		1	Highland Towers		16,900,000	As Is	11/2/2023			86.6%	10/25/2023	NAP
1.05	Property		1	Golf Manor		10,750,000	As Is	11/2/2023			95.8%	10/25/2023	NAP
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	13.4%	1,800,000,000	As Is	10/5/2023	39.4%	39.4%	95.4%	11/1/2023	No
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	13.9%	102,200,000	As Is	Various	58.7%	58.7%	100.0%
3.01	Property		1	1111 Izaak Walton Road		34,800,000	As Is	8/10/2023			100.0%	1/6/2024	Yes
3.02	Property		1	2000 Bolton Street		25,000,000	As Is	8/9/2023			100.0%	1/6/2024	Yes
3.03	Property		1	6420 Glenn Highway Road		13,900,000	As Is	8/11/2023			100.0%	1/6/2024	Yes
3.04	Property		1	1 International Drive		13,500,000	As Is	8/9/2023			100.0%	1/6/2024	Yes
3.05	Property		1	645 East Broad Street		9,800,000	As Is	8/10/2023			100.0%	1/6/2024	Yes
3.06	Property		1	4825 Hoffman Street		5,200,000	As Is	8/11/2023			100.0%	1/6/2024	Yes
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	14.6%	143,000,000	As Is	5/28/2023	59.4%	59.4%	77.0%	10/31/2023	NAP
5	Loan	10, 11, 23	5	Acquisition America Portfolio	8.7%	130,600,000	As Is	11/16/2023	64.4%	64.4%	95.4%
5.01	Property		1	509 & 515 West 110th Street		63,500,000	As Is	11/16/2023			97.7%	12/13/2023	NAP
5.02	Property		1	517 West 113th Street		21,600,000	As Is	11/16/2023			95.6%	12/13/2023	NAP
5.03	Property		1	652 and 664 West 163rd Street		22,000,000	As Is	11/16/2023			91.5%	12/13/2023	NAP
5.04	Property		1	21 5th Avenue		12,100,000	As Is	11/16/2023			94.3%	12/13/2023	NAP
5.05	Property		1	603 West 140th Street		11,400,000	As Is	11/16/2023			96.4%	12/13/2023	NAP
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	9.3%	94,600,000	As Is Portfolio	6/22/2023	58.7%	58.7%	75.4%
6.01	Property		1	New Orleans		10,300,000	As Is	6/16/2023			72.4%	10/1/2023	NAP
6.02	Property		1	Loveland		7,750,000	As Is	6/22/2023			83.6%	10/1/2023	NAP
6.03	Property		1	Anderson Storage		7,550,000	As Is	6/13/2023			72.2%	10/1/2023	NAP
6.04	Property		1	Higdon Road		5,500,000	As Is	6/7/2023			87.3%	10/1/2023	NAP
6.05	Property		1	Lake Charles		4,900,000	As Is	6/7/2023			82.1%	10/1/2023	NAP
6.06	Property		1	Columbus		4,450,000	As Is	6/17/2023			76.9%	10/1/2023	NAP
6.07	Property		1	Danville		4,400,000	As Is	6/17/2023			79.5%	10/1/2023	NAP
6.08	Property		1	Files Road		3,900,000	As Is	6/7/2023			77.0%	10/1/2023	NAP
6.09	Property		1	Greencastle		3,700,000	As Is	6/13/2023			76.8%	10/1/2023	NAP
6.10	Property		1	Hot Springs 267		3,000,000	As Is	6/7/2023			74.3%	10/1/2023	NAP
6.11	Property		1	Royal		2,900,000	As Is	6/8/2023			76.9%	10/1/2023	NAP
6.12	Property		1	Winans		2,900,000	As Is	6/7/2023			69.9%	10/1/2023	NAP
6.13	Property		1	Meridian		2,400,000	As Is	6/9/2023			67.7%	10/1/2023	NAP
6.14	Property		1	Florence		2,000,000	As Is	6/9/2023			58.5%	10/1/2023	NAP
6.15	Property		1	Lucedale 63 South		1,950,000	As Is	6/13/2023			71.8%	10/1/2023	NAP
6.16	Property		1	Hot Springs 176		1,800,000	As Is	6/7/2023			79.0%	10/1/2023	NAP
6.17	Property		1	Moulton		1,725,000	As Is	6/6/2023			86.8%	10/1/2023	NAP
6.18	Property		1	Airport Road		1,625,000	As Is	6/7/2023			80.9%	10/1/2023	NAP
6.19	Property		1	Central 6122		1,550,000	As Is	6/7/2023			45.1%	10/1/2023	NAP
6.20	Property		1	Higdon Ferry Road South		1,350,000	As Is	6/7/2023			69.9%	10/1/2023	NAP
6.21	Property		1	Trinity - Al. Hwy 24		1,350,000	As Is	6/6/2023			71.6%	10/1/2023	NAP
6.22	Property		1	Moss Point		1,325,000	As Is	6/13/2023			74.6%	10/1/2023	NAP
6.23	Property		1	Trinity - Co. Rd. 434		1,200,000	As Is	6/6/2023			76.1%	10/1/2023	NAP
6.24	Property		1	Ernie’s		1,075,000	As Is	6/7/2023			58.8%	10/1/2023	NAP
6.25	Property		1	Marion Anderson Road		1,050,000	As Is	6/7/2023			83.5%	10/1/2023	NAP
6.26	Property		1	Amity		1,030,000	As Is	6/8/2023			79.6%	10/1/2023	NAP
6.27	Property		1	Cloverdale		850,000	As Is	6/13/2023			95.0%	10/1/2023	NAP
6.28	Property		1	Mountain Pine Road		810,000	As Is	6/7/2023			80.0%	10/1/2023	NAP
6.29	Property		1	Lucedale MS-613		775,000	As Is	6/13/2023			79.7%	10/1/2023	NAP
6.30	Property		1	Crawfordsville		750,000	As Is	6/13/2023			85.6%	10/1/2023	NAP
6.31	Property		1	Point Cedar		700,000	As Is	6/8/2023			71.7%	10/1/2023	NAP
6.32	Property		1	Central 6045		680,000	As Is	6/7/2023			68.8%	10/1/2023	NAP
6.33	Property		1	Lucedale 63 North		625,000	As Is	6/13/2023			66.2%	10/1/2023	NAP
6.34	Property		1	Malvern Road		600,000	As Is	6/7/2023			48.3%	10/1/2023	NAP
6.35	Property		1	John Owens		540,000	As Is	6/7/2023			68.3%	10/1/2023	NAP
6.36	Property		1	Town Creek		525,000	As Is	6/6/2023			78.9%	10/1/2023	NAP
6.37	Property		1	Courtland		475,000	As Is	6/6/2023			57.6%	10/1/2023	NAP
6.38	Property		1	Thibodaux		280,000	As Is	6/16/2023			83.5%	10/1/2023	NAP
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	11.1%	140,700,000	As Is	10/20/2023	56.0%	56.0%	100.0%	1/6/2024	Yes
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	19.9%	1,814,000,000	As Is	10/23/2023	28.9%	28.9%	94.9%	9/13/2023	No
9	Loan	18, 28, 36	1	Beach Place	11.8%	53,700,000	As Is	10/10/2023	67.0%	67.0%	96.8%	11/21/2023	No
10	Loan	9, 10, 23	1	Galleria at Tyler	15.8%	300,000,000	As Is	10/12/2023	50.0%	50.0%	90.3%	12/18/2023	No
11	Loan	18, 35	1	Forward Storage San Antonio	9.6%	51,800,000	As Is	10/12/2023	59.7%	59.7%	92.4%	11/1/2023	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	8.8%	44,150,000	Various	10/26/2023	68.0%	68.0%	93.2%
12.01	Property		1	Davis Creek Apartments		30,850,000	Hypothetical As Complete	10/26/2023			92.9%	11/1/2023	NAP
12.02	Property		1	Canterbury East Apartments		13,300,000	As Is	10/26/2023			94.1%	11/1/2023	NAP
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	12.5%	60,870,000	As Is	Various	48.7%	48.7%	100.0%

A-1-17

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Underwritten NCF Debt Yield (%)	Appraised Value ($)	Appraised Value Type	Appraisal Date	Cut-off Date LTV Ratio (%)	LTV Ratio at Maturity / ARD (%)	Leased Occupancy (%)	Occupancy Date	Single Tenant (Y/N)
					10	20	20		10, 20	10, 20	5, 12, 26, 28
13.01	Property		1	3850 East Miraloma Avenue		14,700,000	As Is	10/11/2023			100.0%	12/6/2023	Yes
13.02	Property		1	260 Industrial Drive		10,500,000	As Is	10/10/2023			100.0%	12/6/2023	Yes
13.03	Property		1	770 Sunpark Drive		10,260,000	As Is	10/6/2023			100.0%	12/6/2023	Yes
13.04	Property		1	2375 Highway 101		8,600,000	As Is	10/11/2023			100.0%	12/6/2023	Yes
13.05	Property		1	7-10 Audrey Place		7,500,000	As Is	10/9/2023			100.0%	12/6/2023	Yes
13.06	Property		1	N915 Craftsman Drive		5,650,000	As Is	10/10/2023			100.0%	12/6/2023	Yes
13.07	Property		1	7400 Pinemont Drive		3,660,000	As Is	10/5/2023			100.0%	12/6/2023	Yes
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	8.1%	39,100,000	As Is	7/11/2023	63.9%	63.9%	85.7%	11/17/2023	NAP
15	Loan	27, 28, 36, 37	1	University Commons	11.7%	41,400,000	As Is	12/12/2023	52.5%	52.5%	94.9%	12/7/2023	No
16	Loan	30, 37	1	Oakbrook Station	9.5%	29,600,000	As Is	11/7/2023	63.0%	63.0%	99.1%	12/7/2023	No
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	10.2%	27,000,000	As Is	11/6/2023	68.3%	68.3%	NAP	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	9.4%	27,850,000	As Is	Various	65.9%	65.9%	89.8%
18.01	Property		1	Garrett Woods Apartments		11,350,000	As Is	11/16/2023			84.4%	11/15/2023	NAP
18.02	Property		1	Walnut Creek Apartments		7,470,000	As Is	11/9/2023			94.3%	11/15/2023	NAP
18.03	Property		1	Live Marathon Apartments		4,970,000	As Is	11/16/2023			93.8%	11/15/2023	NAP
18.04	Property		1	Mason Drive Apartments		4,060,000	As Is	11/16/2023			91.1%	11/15/2023	NAP
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	12.9%	36,000,000	As Is	10/23/2023	50.3%	50.3%	100.0%	12/4/2023	NAP
20	Loan	30	1	Embassy Suites Schaumburg	14.1%	27,400,000	As Is	8/30/2023	56.1%	56.1%	55.3%	9/30/2023	NAP
21	Loan	18, 35	1	100 Valley Hill Road	7.9%	15,400,000	As Is	8/10/2023	73.7%	73.7%	95.6%	12/18/2023	NAP
22	Loan	29	1	Green Tree Villas	12.7%	18,100,000	As Is	9/21/2023	58.0%	58.0%	96.6%	10/1/2023	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	17.9%	216,000,000	As Is	10/3/2023	32.6%	32.6%	86.6%	9/30/2023	NAP
24	Loan		1	Meadowbrook Apartments	10.1%	13,700,000	As Is	11/20/2023	68.6%	68.6%	93.0%	12/1/2023	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	14.5%	14,900,000	Prospective Market Value Upon Completion	12/12/2024	57.0%	54.4%	72.5%	10/31/2023	NAP
26	Loan	20	1	Four Points Greensboro	14.5%	12,800,000	As Is (Extraordinary Assumption)	10/20/2023	66.4%	66.4%	59.8%	10/31/2023	NAP
27	Loan	12, 31	1	575 Degraw	11.0%	36,000,000	As Is	10/11/2023	23.1%	23.1%	100.0%	10/1/2023	No
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	10.0%	11,150,000	As Is	Various	69.1%	69.1%	100.0%
28.01	Property		1	131 Hancock Ave		3,000,000	As Is	9/21/2023			100.0%	11/1/2023	NAP
28.02	Property		1	69 Lincoln Street		2,500,000	As Is	11/16/2023			100.0%	11/1/2023	NAP
28.03	Property		1	64 Logan Ave		1,950,000	As Is	9/21/2023			100.0%	11/1/2023	No
28.04	Property		1	128 Bayview Ave		1,900,000	As Is	9/21/2023			100.0%	11/1/2023	NAP
28.05	Property		1	128 St. Paul's Ave		1,800,000	As Is	9/21/2023			100.0%	11/1/2023	NAP
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	13.5%	391,300,000	As Is	9/7/2023	54.9%	54.9%	57.1%	9/30/2023	NAP
30	Loan		1	Palm Beach Commons	13.6%	14,300,000	As Is	9/29/2023	42.0%	42.0%	93.4%	9/20/2023	No
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	11.9%	7,700,000	As Is	10/12/2023	68.8%	68.8%	100.0%	11/1/2023	NAP
32	Loan	18, 35	1	The Dylan	10.1%	7,060,000	As Is	8/17/2023	62.9%	62.9%	91.0%	12/5/2023	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	10.3%	7,400,000	As Is	10/29/2023	56.6%	56.6%	96.6%
33.01	Property		1	Dayville Storage		2,900,000	As Is	10/29/2023			98.4%	10/31/2023	NAP
33.02	Property		1	Mechanic Street Storage		2,500,000	As Is	10/29/2023			99.0%	10/31/2023	NAP
33.03	Property		1	Brooklyn Self Storage		2,000,000	As Is	10/29/2023			92.0%	10/31/2023	NAP
34	Loan	13	1	18-67 Cornelia Street	10.4%	4,600,000	As Is	10/13/2023	60.9%	60.9%	100.0%	10/25/2023	NAP
35	Loan		1	Cityline Livingston Storage	10.7%	3,600,000	As Is	10/17/2023	62.5%	62.5%	91.4%	10/10/2023	NAP
36	Loan		1	Enon Storage	10.4%	3,400,000	As Is	11/10/2023	66.2%	66.2%	85.1%	11/7/2023	NAP

A-1-18

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					27	27	27	6, 27	27	27	27	6, 27
1	Loan	11, 24	5	Highland Multifamily Portfolio
1.01	Property		1	Garfield Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Farmbrooke Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Warren Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Highland Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Golf Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	Bloomingdale's	252,754	14.1%	7/22/2028	Macy's	237,076	13.2%	7/24/2028
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)
3.01	Property		1	1111 Izaak Walton Road	Tenneco Inc.	550,344	100.0%	7/31/2043	NAP	NAP	NAP	NAP
3.02	Property		1	2000 Bolton Street	Tenneco Inc.	300,000	100.0%	7/31/2043	NAP	NAP	NAP	NAP
3.03	Property		1	6420 Glenn Highway Road	Tenneco Inc.	176,700	100.0%	7/31/2043	NAP	NAP	NAP	NAP
3.04	Property		1	1 International Drive	Tenneco Inc.	195,916	100.0%	7/31/2043	NAP	NAP	NAP	NAP
3.05	Property		1	645 East Broad Street	Tenneco Inc.	230,000	100.0%	7/31/2043	NAP	NAP	NAP	NAP
3.06	Property		1	4825 Hoffman Street	Tenneco Inc.	85,800	100.0%	7/31/2043	NAP	NAP	NAP	NAP
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 11, 23	5	Acquisition America Portfolio
5.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	652 and 664 West 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio
6.01	Property		1	New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Loveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Anderson Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Higdon Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Lake Charles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Columbus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Danville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Files Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Greencastle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Hot Springs 267	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Royal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Winans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Meridian	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Florence	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	Lucedale 63 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	Hot Springs 176	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	Moulton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Central 6122	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	Higdon Ferry Road South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	Trinity - Al. Hwy 24	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	Moss Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Trinity - Co. Rd. 434	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Ernie’s	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	Marion Anderson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Amity	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Cloverdale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Mountain Pine Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Lucedale MS-613	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Point Cedar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Central 6045	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Lucedale 63 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Malvern Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.35	Property		1	John Owens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.36	Property		1	Town Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.37	Property		1	Courtland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.38	Property		1	Thibodaux	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	Gotion, Inc.	1,546,575	100.0%	11/30/2038	NAP	NAP	NAP	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	Macy's	439,632	21.4%	7/31/2026	Nordstrom	245,348	11.9%	7/31/2026
9	Loan	18, 28, 36	1	Beach Place	Crystal Ballroom	12,634	13.2%	4/30/2030	CVS	11,000	11.5%	1/31/2034
10	Loan	9, 10, 23	1	Galleria at Tyler	AMC	70,000	12.4%	12/31/2028	Barnes & Noble	25,000	4.4%	1/31/2029
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio
12.01	Property		1	Davis Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Canterbury East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio

A-1-19

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Largest Tenant	Largest Tenant SF	Largest Tenant % of NRA	Largest Tenant Lease Expiration Date	Second Largest Tenant	Second Largest Tenant SF	Second Largest Tenant % of NRA	Second Largest Tenant Lease Expiration Date
					27	27	27	6, 27	27	27	27	6, 27
13.01	Property		1	3850 East Miraloma Avenue	MW Industries	35,910	100.0%	8/31/2043	NAP	NAP	NAP	NAP
13.02	Property		1	260 Industrial Drive	MW Industries	191,311	100.0%	8/31/2043	NAP	NAP	NAP	NAP
13.03	Property		1	770 Sunpark Drive	MW Industries	132,848	100.0%	8/31/2043	NAP	NAP	NAP	NAP
13.04	Property		1	2375 Highway 101	MW Industries	128,888	100.0%	8/31/2043	NAP	NAP	NAP	NAP
13.05	Property		1	7-10 Audrey Place	MW Industries	32,000	100.0%	8/31/2043	NAP	NAP	NAP	NAP
13.06	Property		1	N915 Craftsman Drive	MW Industries	78,000	100.0%	8/31/2043	NAP	NAP	NAP	NAP
13.07	Property		1	7400 Pinemont Drive	MW Industries	35,000	100.0%	8/31/2043	NAP	NAP	NAP	NAP
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	27, 28, 36, 37	1	University Commons	Ross Dress for Less	30,056	13.2%	1/31/2026	Best Buy	30,046	13.2%	3/31/2026
16	Loan	30, 37	1	Oakbrook Station	Lowes Foods	50,328	36.7%	12/5/2037	USPS	21,762	15.9%	4/30/2032
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio
18.01	Property		1	Garrett Woods Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Walnut Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Live Marathon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Mason Drive Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	30	1	Embassy Suites Schaumburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	18, 35	1	100 Valley Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	29	1	Green Tree Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Meadowbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	20	1	Four Points Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	12, 31	1	575 Degraw	Fresenius (New York Dialysis)	22,000	55.0%	9/30/2026	NYC Bouldering	18,000	45.0%	2/28/2034
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio
28.01	Property		1	131 Hancock Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	69 Lincoln Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	64 Logan Ave	MA Investing Corp	1,800	100.0%	10/31/2028	NAP	NAP	NAP	NAP
28.04	Property		1	128 Bayview Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	128 St. Paul's Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Palm Beach Commons	Family Dollar Stores of Florida, Inc.	10,895	15.6%	12/31/2028	Shoe Haul I, LLC	8,480	12.1%	9/30/2024
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18, 35	1	The Dylan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio
33.01	Property		1	Dayville Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Mechanic Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Brooklyn Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	13	1	18-67 Cornelia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Cityline Livingston Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Enon Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-20

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					27	27	27	6, 27	27	27	27	6, 27
1	Loan	11, 24	5	Highland Multifamily Portfolio
1.01	Property		1	Garfield Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Farmbrooke Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Warren Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Highland Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Golf Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	Nordstrom	201,000	11.2%	3/31/2025	AMC Theatres	105,122	5.9%	9/30/2025
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)
3.01	Property		1	1111 Izaak Walton Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	2000 Bolton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	6420 Glenn Highway Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	1 International Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	645 East Broad Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	4825 Hoffman Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5	Loan	10, 11, 23	5	Acquisition America Portfolio
5.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	652 and 664 West 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio
6.01	Property		1	New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Loveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Anderson Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Higdon Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Lake Charles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Columbus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Danville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Files Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Greencastle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Hot Springs 267	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Royal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Winans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Meridian	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Florence	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	Lucedale 63 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	Hot Springs 176	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	Moulton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Central 6122	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	Higdon Ferry Road South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	Trinity - Al. Hwy 24	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	Moss Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Trinity - Co. Rd. 434	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Ernie’s	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	Marion Anderson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Amity	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Cloverdale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Mountain Pine Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Lucedale MS-613	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Point Cedar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Central 6045	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Lucedale 63 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Malvern Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.35	Property		1	John Owens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.36	Property		1	Town Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.37	Property		1	Courtland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.38	Property		1	Thibodaux	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	Neiman Marcus	141,139	6.9%	8/31/2041	AMC	95,818	4.7%	5/31/2027
9	Loan	18, 28, 36	1	Beach Place	Maui Nix	7,617	8.0%	2/28/2031	Dick's Last Resort	7,614	7.9%	3/22/2034
10	Loan	9, 10, 23	1	Galleria at Tyler	H&M	20,799	3.7%	1/31/2032	Glo Mini Golf	14,961	2.6%	5/31/2028
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio
12.01	Property		1	Davis Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Canterbury East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio

A-1-21

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Third Largest Tenant	Third Largest Tenant SF	Third Largest Tenant % of NRA	Third Largest Tenant Lease Expiration Date	Fourth Largest Tenant	Fourth Largest Tenant SF	Fourth Largest Tenant % of NRA	Fourth Largest Tenant Lease Expiration Date
					27	27	27	6, 27	27	27	27	6, 27
13.01	Property		1	3850 East Miraloma Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	260 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	770 Sunpark Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	2375 Highway 101	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	7-10 Audrey Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	N915 Craftsman Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	7400 Pinemont Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	27, 28, 36, 37	1	University Commons	TJ Maxx	24,125	10.6%	11/30/2026	Michael's	23,800	10.5%	2/28/2025
16	Loan	30, 37	1	Oakbrook Station	Community Thrift Store	16,000	11.7%	5/31/2028	Dollar Tree	10,000	7.3%	9/30/2028
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio
18.01	Property		1	Garrett Woods Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Walnut Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Live Marathon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Mason Drive Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	30	1	Embassy Suites Schaumburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	18, 35	1	100 Valley Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	29	1	Green Tree Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
24	Loan		1	Meadowbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	20	1	Four Points Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	12, 31	1	575 Degraw	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio
28.01	Property		1	131 Hancock Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	69 Lincoln Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	64 Logan Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	128 Bayview Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	128 St. Paul's Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
30	Loan		1	Palm Beach Commons	Bella Banquet Hall LLC	7,660	10.9%	5/31/2025	Mar De Plata Restaurant LLC	5,913	8.4%	5/31/2029
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18, 35	1	The Dylan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio
33.01	Property		1	Dayville Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Mechanic Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Brooklyn Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	13	1	18-67 Cornelia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Cityline Livingston Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Enon Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
					27	27	27	6, 27
1	Loan	11, 24	5	Highland Multifamily Portfolio
1.01	Property		1	Garfield Commons	NAP	NAP	NAP	NAP	11/9/2023	NAP	11/9/2023	NAP	NAP	No
1.02	Property		1	Farmbrooke Manor	NAP	NAP	NAP	NAP	11/9/2023	NAP	11/9/2023	NAP	NAP	No
1.03	Property		1	Warren Woods	NAP	NAP	NAP	NAP	11/9/2023	NAP	11/9/2023	NAP	NAP	No
1.04	Property		1	Highland Towers	NAP	NAP	NAP	NAP	11/9/2023	NAP	11/9/2023	NAP	NAP	No
1.05	Property		1	Golf Manor	NAP	NAP	NAP	NAP	11/9/2023	NAP	11/9/2023	NAP	NAP	No
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	Primark	50,186	2.8%	5/31/2034	8/2/2023	NAP	8/7/2023	NAP	NAP	No
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)
3.01	Property		1	1111 Izaak Walton Road	NAP	NAP	NAP	NAP	3/31/2023	7/27/2023	2/21/2023	NAP	NAP	No
3.02	Property		1	2000 Bolton Street	NAP	NAP	NAP	NAP	3/31/2023	NAP	2/13/2023	2/8/2023	7%	No
3.03	Property		1	6420 Glenn Highway Road	NAP	NAP	NAP	NAP	3/31/2023	7/28/2023	2/14/2023	NAP	NAP	Yes - A
3.04	Property		1	1 International Drive	NAP	NAP	NAP	NAP	7/6/2023	NAP	7/6/2023	NAP	NAP	No
3.05	Property		1	645 East Broad Street	NAP	NAP	NAP	NAP	3/31/2023	7/27/2023	2/10/2023	NAP	NAP	No
3.06	Property		1	4825 Hoffman Street	NAP	NAP	NAP	NAP	7/6/2023	NAP	7/6/2023	NAP	NAP	No
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	NAP	NAP	6/22/2023	NAP	11/10/2023	NAP	NAP	No
5	Loan	10, 11, 23	5	Acquisition America Portfolio
5.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	11/28/2023	NAP	11/28/2023	NAP	NAP	No
5.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	11/28/2023	NAP	11/28/2023	NAP	NAP	No
5.03	Property		1	652 and 664 West 163rd Street	NAP	NAP	NAP	NAP	11/28/2023	NAP	11/28/2023	NAP	NAP	No
5.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	11/28/2023	NAP	11/28/2023	NAP	NAP	No
5.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	11/28/2023	NAP	11/28/2023	NAP	NAP	No
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio
6.01	Property		1	New Orleans	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	Yes - AE
6.02	Property		1	Loveland	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.03	Property		1	Anderson Storage	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.04	Property		1	Higdon Road	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.05	Property		1	Lake Charles	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.06	Property		1	Columbus	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.07	Property		1	Danville	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.08	Property		1	Files Road	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.09	Property		1	Greencastle	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.10	Property		1	Hot Springs 267	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.11	Property		1	Royal	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	Yes - A
6.12	Property		1	Winans	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	Yes - AE
6.13	Property		1	Meridian	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	Yes - AE
6.14	Property		1	Florence	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.15	Property		1	Lucedale 63 South	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.16	Property		1	Hot Springs 176	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.17	Property		1	Moulton	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.18	Property		1	Airport Road	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.19	Property		1	Central 6122	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.20	Property		1	Higdon Ferry Road South	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.21	Property		1	Trinity - Al. Hwy 24	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.22	Property		1	Moss Point	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.23	Property		1	Trinity - Co. Rd. 434	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.24	Property		1	Ernie’s	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.25	Property		1	Marion Anderson Road	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.26	Property		1	Amity	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.27	Property		1	Cloverdale	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.28	Property		1	Mountain Pine Road	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	Yes - A
6.29	Property		1	Lucedale MS-613	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.30	Property		1	Crawfordsville	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.31	Property		1	Point Cedar	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.32	Property		1	Central 6045	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.33	Property		1	Lucedale 63 North	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.34	Property		1	Malvern Road	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.35	Property		1	John Owens	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.36	Property		1	Town Creek	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.37	Property		1	Courtland	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
6.38	Property		1	Thibodaux	NAP	NAP	NAP	NAP	6/21/2023	NAP	11/14/2023	NAP	NAP	No
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	NAP	NAP	NAP	NAP	8/8/2023	NAP	8/4/2023	NAP	NAP	No
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	Forever 21	38,218	1.9%	4/30/2025	12/1/2023	NAP	10/31/2023	NAP	NAP	Yes - AE
9	Loan	18, 28, 36	1	Beach Place	Escapology	7,070	7.4%	3/31/2027	10/18/2023	NAP	10/20/2023	NAP	NAP	Yes - AO
10	Loan	9, 10, 23	1	Galleria at Tyler	Old Navy	14,504	2.6%	6/30/2029	10/12/2023	NAP	10/12/2023	10/12/2023	14%	No
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/25/2023	NAP	NAP	No
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio
12.01	Property		1	Davis Creek Apartments	NAP	NAP	NAP	NAP	9/6/2023	NAP	9/6/2023	NAP	NAP	No
12.02	Property		1	Canterbury East Apartments	NAP	NAP	NAP	NAP	9/6/2023	NAP	9/6/2023	NAP	NAP	No
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio

A-1-23

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Fifth Largest Tenant	Fifth Largest Tenant SF	Fifth Largest Tenant % of NRA	Fifth Largest Tenant Lease Expiration Date	Environmental Phase I Report Date	Environmental Phase II Report Date	Engineering Report Date	Seismic Report Date	PML or SEL (%)	Flood Zone
					27	27	27	6, 27
13.01	Property		1	3850 East Miraloma Avenue	NAP	NAP	NAP	NAP	7/17/2023	NAP	7/19/2023	7/18/2023	18%	Yes - A
13.02	Property		1	260 Industrial Drive	NAP	NAP	NAP	NAP	7/13/2023	NAP	7/12/2023	NAP	NAP	No
13.03	Property		1	770 Sunpark Drive	NAP	NAP	NAP	NAP	5/19/2023	NAP	5/19/2023	NAP	NAP	No
13.04	Property		1	2375 Highway 101	NAP	NAP	NAP	NAP	7/17/2023	NAP	7/17/2023	NAP	NAP	No
13.05	Property		1	7-10 Audrey Place	NAP	NAP	NAP	NAP	7/12/2023	NAP	7/12/2023	NAP	NAP	Yes - AE
13.06	Property		1	N915 Craftsman Drive	NAP	NAP	NAP	NAP	7/17/2023	NAP	7/17/2023	NAP	NAP	No
13.07	Property		1	7400 Pinemont Drive	NAP	NAP	NAP	NAP	7/17/2023	NAP	7/12/2023	NAP	NAP	Yes - A
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	NAP	NAP	NAP	7/25/2023	NAP	7/25/2023	NAP	NAP	Yes - AE
15	Loan	27, 28, 36, 37	1	University Commons	HomeGoods	22,684	10.0%	5/31/2034	10/31/2023	NAP	10/31/2023	NAP	NAP	No
16	Loan	30, 37	1	Oakbrook Station	Lumber Jill's	6,185	4.5%	1/31/2026	11/15/2023	NAP	11/15/2023	NAP	NAP	No
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	NAP	NAP	NAP	11/6/2023	NAP	11/6/2023	NAP	NAP	No
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio
18.01	Property		1	Garrett Woods Apartments	NAP	NAP	NAP	NAP	11/15/2023	NAP	11/9/2023	NAP	NAP	No
18.02	Property		1	Walnut Creek Apartments	NAP	NAP	NAP	NAP	11/20/2023	NAP	11/22/2023	NAP	NAP	Yes - AE
18.03	Property		1	Live Marathon Apartments	NAP	NAP	NAP	NAP	11/15/2023	NAP	11/9/2023	NAP	NAP	No
18.04	Property		1	Mason Drive Apartments	NAP	NAP	NAP	NAP	11/16/2023	NAP	11/16/2023	NAP	NAP	No
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	NAP	NAP	NAP	11/2/2023	NAP	10/24/2023	11/2/2023	11%	No
20	Loan	30	1	Embassy Suites Schaumburg	NAP	NAP	NAP	NAP	9/7/2023	NAP	9/8/2023	NAP	NAP	No
21	Loan	18, 35	1	100 Valley Hill Road	NAP	NAP	NAP	NAP	10/19/2023	NAP	10/19/2023	NAP	NAP	No
22	Loan	29	1	Green Tree Villas	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/30/2023	10/26/2023	9%	No
23	Loan	10, 29, 30, 33	1	Warwick New York	NAP	NAP	NAP	NAP	9/28/2023	NAP	9/28/2023	NAP	NAP	No
24	Loan		1	Meadowbrook Apartments	NAP	NAP	NAP	NAP	11/30/2023	NAP	11/30/2023	NAP	NAP	Yes - AE
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	NAP	NAP	NAP	NAP	12/18/2023	NAP	12/18/2023	NAP	NAP	No
26	Loan	20	1	Four Points Greensboro	NAP	NAP	NAP	NAP	10/16/2023	NAP	11/3/2023	NAP	NAP	No
27	Loan	12, 31	1	575 Degraw	NAP	NAP	NAP	NAP	10/25/2023	NAP	10/25/2023	NAP	NAP	No
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio
28.01	Property		1	131 Hancock Ave	NAP	NAP	NAP	NAP	9/18/2023	NAP	9/18/2023	NAP	NAP	No
28.02	Property		1	69 Lincoln Street	NAP	NAP	NAP	NAP	11/28/2023	NAP	11/28/2023	NAP	NAP	No
28.03	Property		1	64 Logan Ave	NAP	NAP	NAP	NAP	9/18/2023	NAP	9/18/2023	NAP	NAP	No
28.04	Property		1	128 Bayview Ave	NAP	NAP	NAP	NAP	9/18/2023	NAP	9/18/2023	NAP	NAP	No
28.05	Property		1	128 St. Paul's Ave	NAP	NAP	NAP	NAP	9/18/2023	NAP	9/18/2023	NAP	NAP	No
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	9/20/2023	NAP	9/15/2023	NAP	NAP	No
30	Loan		1	Palm Beach Commons	Andrew Jezowski DBA Blue Boar Tavern	4,485	6.4%	3/31/2027	10/11/2023	NAP	10/18/2023	NAP	NAP	No
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAP	NAP	NAP	NAP	10/26/2023	NAP	10/26/2023	NAP	NAP	No
32	Loan	18, 35	1	The Dylan	NAP	NAP	NAP	NAP	10/16/2023	NAP	10/16/2023	NAP	NAP	No
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio
33.01	Property		1	Dayville Storage	NAP	NAP	NAP	NAP	10/26/2023	NAP	10/26/2023	NAP	NAP	No
33.02	Property		1	Mechanic Street Storage	NAP	NAP	NAP	NAP	10/26/2023	NAP	10/26/2023	NAP	NAP	No
33.03	Property		1	Brooklyn Self Storage	NAP	NAP	NAP	NAP	10/26/2023	NAP	10/26/2023	NAP	NAP	No
34	Loan	13	1	18-67 Cornelia Street	NAP	NAP	NAP	NAP	10/26/2023	NAP	10/20/2023	NAP	NAP	No
35	Loan		1	Cityline Livingston Storage	NAP	NAP	NAP	NAP	10/23/2023	NAP	10/23/2023	NAP	NAP	No
36	Loan		1	Enon Storage	NAP	NAP	NAP	NAP	11/7/2023	NAP	11/7/2023	NAP	NAP	Yes - AE

A-1-24

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
					21	21, 25	21, 25	21, 25	21, 25
1	Loan	11, 24	5	Highland Multifamily Portfolio						388,236	97,059	0	Springing
1.01	Property		1	Garfield Commons	Fee	NAP	NAP	NAP	NAP
1.02	Property		1	Farmbrooke Manor	Fee	NAP	NAP	NAP	NAP
1.03	Property		1	Warren Woods	Fee	NAP	NAP	NAP	NAP
1.04	Property		1	Highland Towers	Fee	NAP	NAP	NAP	NAP
1.05	Property		1	Golf Manor	Fee	NAP	NAP	NAP	NAP
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	Fee / Leasehold	8/31/2035	None	1,565,412	No	0	Springing	0	Springing
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)						0	Springing	0	Springing
3.01	Property		1	1111 Izaak Walton Road	Fee	NAP	NAP	NAP	NAP
3.02	Property		1	2000 Bolton Street	Fee	NAP	NAP	NAP	NAP
3.03	Property		1	6420 Glenn Highway Road	Fee	NAP	NAP	NAP	NAP
3.04	Property		1	1 International Drive	Fee	NAP	NAP	NAP	NAP
3.05	Property		1	645 East Broad Street	Fee	NAP	NAP	NAP	NAP
3.06	Property		1	4825 Hoffman Street	Fee	NAP	NAP	NAP	NAP
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	Fee	NAP	NAP	NAP	NAP	207,641	103,820	484,118	Springing
5	Loan	10, 11, 23	5	Acquisition America Portfolio						0	283,486	38,703	38,703
5.01	Property		1	509 & 515 West 110th Street	Fee	NAP	NAP	NAP	NAP
5.02	Property		1	517 West 113th Street	Fee	NAP	NAP	NAP	NAP
5.03	Property		1	652 and 664 West 163rd Street	Fee	NAP	NAP	NAP	NAP
5.04	Property		1	21 5th Avenue	Fee	NAP	NAP	NAP	NAP
5.05	Property		1	603 West 140th Street	Fee	NAP	NAP	NAP	NAP
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio						0	Springing	0	Springing
6.01	Property		1	New Orleans	Fee	NAP	NAP	NAP	NAP
6.02	Property		1	Loveland	Fee	NAP	NAP	NAP	NAP
6.03	Property		1	Anderson Storage	Fee	NAP	NAP	NAP	NAP
6.04	Property		1	Higdon Road	Fee	NAP	NAP	NAP	NAP
6.05	Property		1	Lake Charles	Fee	NAP	NAP	NAP	NAP
6.06	Property		1	Columbus	Fee	NAP	NAP	NAP	NAP
6.07	Property		1	Danville	Fee	NAP	NAP	NAP	NAP
6.08	Property		1	Files Road	Fee	NAP	NAP	NAP	NAP
6.09	Property		1	Greencastle	Fee	NAP	NAP	NAP	NAP
6.10	Property		1	Hot Springs 267	Fee	NAP	NAP	NAP	NAP
6.11	Property		1	Royal	Fee	NAP	NAP	NAP	NAP
6.12	Property		1	Winans	Fee	NAP	NAP	NAP	NAP
6.13	Property		1	Meridian	Fee	NAP	NAP	NAP	NAP
6.14	Property		1	Florence	Fee	NAP	NAP	NAP	NAP
6.15	Property		1	Lucedale 63 South	Fee	NAP	NAP	NAP	NAP
6.16	Property		1	Hot Springs 176	Fee	NAP	NAP	NAP	NAP
6.17	Property		1	Moulton	Fee	NAP	NAP	NAP	NAP
6.18	Property		1	Airport Road	Fee	NAP	NAP	NAP	NAP
6.19	Property		1	Central 6122	Fee	NAP	NAP	NAP	NAP
6.20	Property		1	Higdon Ferry Road South	Fee	NAP	NAP	NAP	NAP
6.21	Property		1	Trinity - Al. Hwy 24	Fee	NAP	NAP	NAP	NAP
6.22	Property		1	Moss Point	Fee	NAP	NAP	NAP	NAP
6.23	Property		1	Trinity - Co. Rd. 434	Fee	NAP	NAP	NAP	NAP
6.24	Property		1	Ernie’s	Fee	NAP	NAP	NAP	NAP
6.25	Property		1	Marion Anderson Road	Fee	NAP	NAP	NAP	NAP
6.26	Property		1	Amity	Fee	NAP	NAP	NAP	NAP
6.27	Property		1	Cloverdale	Fee	NAP	NAP	NAP	NAP
6.28	Property		1	Mountain Pine Road	Fee	NAP	NAP	NAP	NAP
6.29	Property		1	Lucedale MS-613	Fee	NAP	NAP	NAP	NAP
6.30	Property		1	Crawfordsville	Fee	NAP	NAP	NAP	NAP
6.31	Property		1	Point Cedar	Fee	NAP	NAP	NAP	NAP
6.32	Property		1	Central 6045	Fee	NAP	NAP	NAP	NAP
6.33	Property		1	Lucedale 63 North	Fee	NAP	NAP	NAP	NAP
6.34	Property		1	Malvern Road	Fee	NAP	NAP	NAP	NAP
6.35	Property		1	John Owens	Fee	NAP	NAP	NAP	NAP
6.36	Property		1	Town Creek	Fee	NAP	NAP	NAP	NAP
6.37	Property		1	Courtland	Fee	NAP	NAP	NAP	NAP
6.38	Property		1	Thibodaux	Fee	NAP	NAP	NAP	NAP
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	Fee	NAP	NAP	NAP	NAP	425,726	85,145	217,592	217,592
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
9	Loan	18, 28, 36	1	Beach Place	Fee	NAP	NAP	NAP	NAP	168,689	56,230	0	Springing
10	Loan	9, 10, 23	1	Galleria at Tyler	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
11	Loan	18, 35	1	Forward Storage San Antonio	Fee	NAP	NAP	NAP	NAP	17,075	17,075	47,138	5,892
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio						117,500	29,375	208,097	Springing
12.01	Property		1	Davis Creek Apartments	Fee	NAP	NAP	NAP	NAP
12.02	Property		1	Canterbury East Apartments	Fee	NAP	NAP	NAP	NAP
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio						0	Springing	0	Springing

A-1-25

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Ownership Interest	Ground Lease Expiration Date	Ground Lease Extension Terms	Annual Ground Lease Payment as of the Cut-off Date ($)	Annual Ground Rent Increases (Y/N)	Upfront RE Tax Reserve ($)	Monthly RE Tax Reserve ($)	Upfront Insurance Reserve ($)	Monthly Insurance Reserve ($)
					21	21, 25	21, 25	21, 25	21, 25
13.01	Property		1	3850 East Miraloma Avenue	Fee	NAP	NAP	NAP	NAP
13.02	Property		1	260 Industrial Drive	Fee	NAP	NAP	NAP	NAP
13.03	Property		1	770 Sunpark Drive	Fee	NAP	NAP	NAP	NAP
13.04	Property		1	2375 Highway 101	Fee	NAP	NAP	NAP	NAP
13.05	Property		1	7-10 Audrey Place	Fee	NAP	NAP	NAP	NAP
13.06	Property		1	N915 Craftsman Drive	Fee	NAP	NAP	NAP	NAP
13.07	Property		1	7400 Pinemont Drive	Fee	NAP	NAP	NAP	NAP
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	Fee	NAP	NAP	NAP	NAP	0	25,270	30,659	5,110
15	Loan	27, 28, 36, 37	1	University Commons	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
16	Loan	30, 37	1	Oakbrook Station	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	Fee	NAP	NAP	NAP	NAP	0	Springing	674	674
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio						26,353	13,176	135,676	15,075
18.01	Property		1	Garrett Woods Apartments	Fee	NAP	NAP	NAP	NAP
18.02	Property		1	Walnut Creek Apartments	Fee	NAP	NAP	NAP	NAP
18.03	Property		1	Live Marathon Apartments	Fee	NAP	NAP	NAP	NAP
18.04	Property		1	Mason Drive Apartments	Fee	NAP	NAP	NAP	NAP
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	Leasehold	6/30/2049	None	386,275	No	24,799	12,399	52,749	5,861
20	Loan	30	1	Embassy Suites Schaumburg	Fee	NAP	NAP	NAP	NAP	171,950	57,317	76,511	7,651
21	Loan	18, 35	1	100 Valley Hill Road	Fee	NAP	NAP	NAP	NAP	36,609	12,203	44,646	4,465
22	Loan	29	1	Green Tree Villas	Fee	NAP	NAP	NAP	NAP	7,554	3,777	9,529	Springing
23	Loan	10, 29, 30, 33	1	Warwick New York	Fee	NAP	NAP	NAP	NAP	1,692,065	338,413	180,799	36,160
24	Loan		1	Meadowbrook Apartments	Fee	NAP	NAP	NAP	NAP	10,263	5,132	30,982	15,491
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
26	Loan	20	1	Four Points Greensboro	Fee	NAP	NAP	NAP	NAP	19,586	9,793	47,442	11,860
27	Loan	12, 31	1	575 Degraw	Fee	NAP	NAP	NAP	NAP	128,543	25,709	0	0
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio						7,776	7,776	6,643	3,322
28.01	Property		1	131 Hancock Ave	Fee	NAP	NAP	NAP	NAP
28.02	Property		1	69 Lincoln Street	Fee	NAP	NAP	NAP	NAP
28.03	Property		1	64 Logan Ave	Fee	NAP	NAP	NAP	NAP
28.04	Property		1	128 Bayview Ave	Fee	NAP	NAP	NAP	NAP
28.05	Property		1	128 St. Paul's Ave	Fee	NAP	NAP	NAP	NAP
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	Fee	NAP	NAP	NAP	NAP	0	Springing	0	Springing
30	Loan		1	Palm Beach Commons	Fee	NAP	NAP	NAP	NAP	28,954	14,477	147,730	24,622
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	Fee	NAP	NAP	NAP	NAP	5,461	1,820	7,881	1,970
32	Loan	18, 35	1	The Dylan	Fee	NAP	NAP	NAP	NAP	6,749	6,749	12,844	1,605
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio						6,904	6,904	2,909	1,454
33.01	Property		1	Dayville Storage	Fee	NAP	NAP	NAP	NAP
33.02	Property		1	Mechanic Street Storage	Fee	NAP	NAP	NAP	NAP
33.03	Property		1	Brooklyn Self Storage	Fee	NAP	NAP	NAP	NAP
34	Loan	13	1	18-67 Cornelia Street	Fee	NAP	NAP	NAP	NAP	4,631	1,544	4,740	593
35	Loan		1	Cityline Livingston Storage	Fee	NAP	NAP	NAP	NAP	12,031	4,010	0	Springing
36	Loan		1	Enon Storage	Fee	NAP	NAP	NAP	NAP	10,576	2,115	0	Springing

A-1-26

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)

1	Loan	11, 24	5	Highland Multifamily Portfolio	11,738,000	30,230	0	0	0	0	0	0	0
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	0	Springing	896,819	0	Springing	3,587,276	0	0	0
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	0	Springing	0	0	Springing	0	0	0	0
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	0	4% of Gross Revenue	0	0	0	0	0	0	0
5	Loan	10, 11, 23	5	Acquisition America Portfolio	0	9,063	0	0	0	0	0	0	0
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	519,450	9,463	0	0	0	0	0	0	0
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	950,000	12,888	0	0	Springing	0	0	0	0
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	0	Springing	367,747	0	Springing	1,838,735	0	0	0
9	Loan	18, 28, 36	1	Beach Place	0	3,751	0	859,857	15,221	1,500,000	0	0	0
10	Loan	9, 10, 23	1	Galleria at Tyler	0	Springing	0	0	Springing	0	0	0	0
11	Loan	18, 35	1	Forward Storage San Antonio	0	3,666	200,000	0	0	0	0	0	0
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	0	12,495	0	0	0	0	0	0	0
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	0	Springing	145,810	0	Springing	950,936	0	0	0

A-1-27

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Replacement / PIP Reserve ($)	Monthly Replacement / FF&E Reserve ($)	Replacement Reserve Caps ($)	Upfront TI/LC Reserve ($)	Monthly TI/LC Reserve ($)	TI/LC Caps ($)	Upfront Debt Service Reserve ($)	Monthly Debt Service Reserve ($)	Debt Service Reserve Cap ($)

13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	33,600	Springing	33,600	0	0	0	0	0	0
15	Loan	27, 28, 36, 37	1	University Commons	0	2,847	102,481	500,000	Springing	500,000	0	0	0
16	Loan	30, 37	1	Oakbrook Station	82,307	Springing	82,307	205,769	Springing	205,769	105,994	0	0
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	0	0	0	0	0	0	0	0	0
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	265,706	7,381	410,250	0	0	0	0	0	0
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	0	1,192	0	0	0	0	0	0	0
20	Loan	30	1	Embassy Suites Schaumburg	0	24,311	0	0	0	0	0	0	0
21	Loan	18, 35	1	100 Valley Hill Road	0	1,896	0	0	0	0	0	0	0
22	Loan	29	1	Green Tree Villas	222,000	Springing	220,000	0	0	0	0	0	0
23	Loan	10, 29, 30, 33	1	Warwick New York	0	152,424	0	0	0	0	0	0	0
24	Loan		1	Meadowbrook Apartments	0	4,382	0	0	0	0	0	0	0
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	0	12,555	0	0	0	0	0	0	0
26	Loan	20	1	Four Points Greensboro	0	10,000	0	0	0	0	0	0	0
27	Loan	12, 31	1	575 Degraw	0	0	0	0	0	0	0	0	0
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	0	732	60,000	0	133	3,192	144,760	0	0
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	0	Springing	0	0	0	0	0	0	0
30	Loan		1	Palm Beach Commons	0	Springing	0	0	Springing	0	0	0	0
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	0	316	0	0	0	0	0	0	0
32	Loan	18, 35	1	The Dylan	0	2,819	67,656	0	0	0	0	0	0
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	32,046	545	0	0	0	0	0	0	0
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	0	231	0	0	0	0	0	0	0
35	Loan		1	Cityline Livingston Storage	0	363	0	0	0	0	0	0	0
36	Loan		1	Enon Storage	0	247	0	0	0	0	0	0	0

A-1-28

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description

1	Loan	11, 24	5	Highland Multifamily Portfolio	167,568	0	0	NAP
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	0	39,775,125	0	Outstanding TI/LC ($30,769,199); Gap Rent Reserve ($9,005,926)
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	0	0	0	NAP
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	0	81,403	81,403	Seasonality Reserve
5	Loan	10, 11, 23	5	Acquisition America Portfolio	80,463	6,357,572	0	Violations Reserve
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	198,406	0	0	NAP
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	40,625	9,356,000	0	Security Deposit Reserve
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	0	0	0	NAP
9	Loan	18, 28, 36	1	Beach Place	0	1,883,142	Springing	Required CapEx Work Reserve (Upfront: $1,453,516), Rent Replication Reserve (Upfront: $429,626.40), Lease Sweep Reserve (Monthly: Springing)
10	Loan	9, 10, 23	1	Galleria at Tyler	0	9,924,378	0	General Reserve ($5,000,000); Outstanding Landlord Obligations Reserve ($4,687,691.09); Gap Rent Reserve ($236,687)
11	Loan	18, 35	1	Forward Storage San Antonio	0	0	0	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	1,246,438	1,900,000	0	Davis Creek Walkway Repair Reserve
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	0	0	0	NAP

A-1-29

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Upfront Deferred Maintenance Reserve ($)	Upfront Other Reserve ($)	Monthly Other Reserve ($)	Other Reserve Description

13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	0	450,000	450,000 annually	Rent Reserve
15	Loan	27, 28, 36, 37	1	University Commons	0	3,447,416	Springing	Earnout Reserve (Upfront: $3,114,631), Unfunded Obligations Reserve (Upfront: $332,784.77), Critical Tenant Reserve (Monthly: Springing)
16	Loan	30, 37	1	Oakbrook Station	0	0	Springing	Major Tenant Reserve (Monthly: Springing), Low DSCR Reserve (Monthly: Springing)
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	0	0	0	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	219,302	0	0	NAP
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	17,713	152,400	0	Roof Repair Reserve ($86,400), Ground Rent Reserve ($66,000)
20	Loan	30	1	Embassy Suites Schaumburg	8,125	7,293	663	REA Assessment Reserve
21	Loan	18, 35	1	100 Valley Hill Road	33,063	0	0	NAP
22	Loan	29	1	Green Tree Villas	51,498	0	0	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	585,710	0	Springing	PIP Reserve (Monthly: Springing), Seasonal Reserve (Monthly: Springing, Cap: $1,100,000)
24	Loan		1	Meadowbrook Apartments	20,460	0	0	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	40,742	3,000,000	0	PIP Reserve
26	Loan	20	1	Four Points Greensboro	22,500	1,304,000	7,500	Soft Goods PIP Reserve (Upfront: $900,000; Monthly: $7,500; Cap: $1,605,500), PIP Reserve (Upfront: $404,000)
27	Loan	12, 31	1	575 Degraw	0	0	Springing	Specified Tenant Renewal Reserve
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	0	61,000	Springing	Violations Reserve (Upfront: $61,000), Springing LOC Reserve (Monthly: Springing)
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	0	0	Springing	Condominium Funds
30	Loan		1	Palm Beach Commons	79,550	0	0	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	10,938	7,500	0	AST Reserve
32	Loan	18, 35	1	The Dylan	0	0	0	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	61,344	0	0	NAP
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	4,375	0	0	NAP
35	Loan		1	Cityline Livingston Storage	11,875	0	0	NAP
36	Loan		1	Enon Storage	10,125	0	0	NAP

A-1-30

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
								16	17
1	Loan	11, 24	5	Highland Multifamily Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	0	0	NAP	Hard	Springing	Yes	No	Yes	No	73,960,000
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	0	0	NAP	Hard	Springing	Yes	No	Yes	Yes	60,000,000
5	Loan	10, 11, 23	5	Acquisition America Portfolio	0	0	NAP	Springing	Springing	Yes	No	Yes	Yes	60,000,000
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	0	0	NAP	Hard	Springing	Yes	Yes	Yes	Yes	50,000,000
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	0	0	NAP	Hard	Springing	Yes	No	Yes	No	45,000,000
9	Loan	18, 28, 36	1	Beach Place	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP
10	Loan	9, 10, 23	1	Galleria at Tyler	0	0	NAP	Hard	Springing	Yes	Yes	Yes	No	35,000,000
11	Loan	18, 35	1	Forward Storage San Antonio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	0	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	0	0	NAP	Hard	Springing	Yes	Yes	No	NAP	NAP

A-1-31

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Other Reserve Cap ($)	Holdback/ Earnout Amount ($)	Holdback/ Earnout Description	Lockbox Type	Cash Management	Excess Cash Trap Triggered by DSCR and/or Debt Yield Test (Y/N)	Tenant Specific Excess Cash Trap Trigger (Y/N)	Pari Passu (Y/N)	Pari Passu in Trust Controlling (Y/N)	Trust Pari Passu Cut-off Date Balance ($)
								16	17
13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
15	Loan	27, 28, 36, 37	1	University Commons	0	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
16	Loan	30, 37	1	Oakbrook Station	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	0	0	NAP	Soft	Springing	Yes	Yes	No	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
20	Loan	30	1	Embassy Suites Schaumburg	0	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP
21	Loan	18, 35	1	100 Valley Hill Road	0	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP
22	Loan	29	1	Green Tree Villas	0	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	1,100,000	0	NAP	Springing	Springing	Yes	No	Yes	No	10,000,000
24	Loan		1	Meadowbrook Apartments	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
26	Loan	20	1	Four Points Greensboro	1,605,500	0	NAP	Hard	Springing	Yes	No	No	NAP	NAP
27	Loan	12, 31	1	575 Degraw	0	0	NAP	Springing	Springing	Yes	Yes	No	NAP	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	0	0	NAP	Soft	Springing	Yes	No	Yes	No	6,666,667
30	Loan		1	Palm Beach Commons	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
32	Loan	18, 35	1	The Dylan	0	0	NAP	Soft	Springing	Yes	No	No	NAP	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
35	Loan		1	Cityline Livingston Storage	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP
36	Loan		1	Enon Storage	0	0	NAP	Springing	Springing	Yes	No	No	NAP	NAP

A-1-32

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
													4
1	Loan	11, 24	5	Highland Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	636,040,000	3,547,128.82	3,959,596.04	NAP	NAP	710,000,000	3,959,596.04	39.4%	2.00	13.7%	NAP
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	25,000,000	163,700.81	556,582.75	NAP	NAP	85,000,000	556,582.75	59.4%	1.85	17.1%	NAP
5	Loan	10, 11, 23	5	Acquisition America Portfolio	24,100,000	140,703.28	491,001.89	NAP	NAP	84,100,000	491,001.89	64.4%	1.25	8.9%	NAP
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	28,750,000	160,321.19	439,140.63	NAP	NAP	78,750,000	439,140.63	56.0%	1.65	11.3%	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	480,000,000	2,681,938.89	2,933,370.66	NAP	NAP	525,000,000	2,933,370.66	28.9%	2.98	20.2%	NAP
9	Loan	18, 28, 36	1	Beach Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 10, 23	1	Galleria at Tyler	115,000,000	769,444.50	1,003,623.26	NAP	NAP	150,000,000	1,003,623.26	50.0%	1.96	16.7%	NAP
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-33

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Non-Trust Pari Passu Companion Loan Cut-off Date Balance ($)	Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Total Trust and Non-Trust Pari Passu Companion Loan Monthly Debt Service ($)	Subordinate Companion Loan Cut-off Date Balance ($)	Subordinate Companion Loan Interest Rate	Whole Loan Cut-off Date Balance ($)	Whole Loan Monthly Debt Service ($)	Whole Loan Cut-off Date LTV Ratio (%)	Whole Loan Underwritten NCF DSCR (x)	Whole Loan Underwritten NOI Debt Yield (%)	Mezzanine Debt Cut-off Date Balance($)
													4
13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	27, 28, 36, 37	1	University Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	30, 37	1	Oakbrook Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	30	1	Embassy Suites Schaumburg	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
21	Loan	18, 35	1	100 Valley Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	29	1	Green Tree Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	60,500,000	379,287.38	441,979.51	NAP	NAP	70,500,000	441,979.51	32.6%	2.38	20.5%	NAP
24	Loan		1	Meadowbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
26	Loan	20	1	Four Points Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
27	Loan	12, 31	1	575 Degraw	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	208,333,333	1,532,274.78	1,581,307.58	NAP	NAP	215,000,000	1,581,307.58	54.9%	1.53	16.0%	NAP
30	Loan		1	Palm Beach Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18, 35	1	The Dylan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Cityline Livingston Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Enon Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-34

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
									4
1	Loan	11, 24	5	Highland Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5	Loan	10, 11, 23	5	Acquisition America Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
9	Loan	18, 28, 36	1	Beach Place	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
10	Loan	9, 10, 23	1	Galleria at Tyler	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-35

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Mezzanine Debt Interest Rate (%)	Total Debt Cut-off Date Balance ($)	Total Debt Monthly Debt Service ($)	Total Debt Cut-off Date LTV Ratio (%)	Total Debt Underwritten NCF DSCR (x)	Total Debt Underwritten NOI Debt Yield (%)	Future Additional Debt Permitted (Y/N)	Future Debt Permitted Type
									4
13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
15	Loan	27, 28, 36, 37	1	University Commons	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
16	Loan	30, 37	1	Oakbrook Station	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine (Max Principal of $4,200,000; Max Combined LTV of 65.0%; Min Combined Debt Yield of 9.4%; Min Combined DSCR of 1.40x; Intercreditor Agreement is required)
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
20	Loan	30	1	Embassy Suites Schaumburg	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
21	Loan	18, 35	1	100 Valley Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
22	Loan	29	1	Green Tree Villas	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
24	Loan		1	Meadowbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
26	Loan	20	1	Four Points Greensboro	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
27	Loan	12, 31	1	575 Degraw	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	NAP	NAP	NAP	NAP	NAP	NAP	Yes	Mezzanine (Max Combined LTV of 54.9%; Min Combined Debt Yield of 13.2%; Min Combined DSCR of 1.50x; Intercreditor Agreement is required)
30	Loan		1	Palm Beach Commons	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
32	Loan	18, 35	1	The Dylan	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
35	Loan		1	Cityline Livingston Storage	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP
36	Loan		1	Enon Storage	NAP	NAP	NAP	NAP	NAP	NAP	No	NAP

A-1-36

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor

1	Loan	11, 24	5	Highland Multifamily Portfolio	Michael Colman, David Colman and Evan Ross	Michael Colman, David Colman and Evan Ross
1.01	Property		1	Garfield Commons
1.02	Property		1	Farmbrooke Manor
1.03	Property		1	Warren Woods
1.04	Property		1	Highland Towers
1.05	Property		1	Golf Manor
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	The Macerich Partnership, L.P. and Alaska Permanent Fund Corporation	The Macerich Partnership, L.P.
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	Blue Owl NLT Operating Partnership LP	Blue Owl NLT Operating Partnership LP
3.01	Property		1	1111 Izaak Walton Road
3.02	Property		1	2000 Bolton Street
3.03	Property		1	6420 Glenn Highway Road
3.04	Property		1	1 International Drive
3.05	Property		1	645 East Broad Street
3.06	Property		1	4825 Hoffman Street
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	BLT Real Estate JV5 LLC	BLT Real Estate JV5 LLC
5	Loan	10, 11, 23	5	Acquisition America Portfolio	Fred Ohebshalom	Fred Ohebshalom
5.01	Property		1	509 & 515 West 110th Street
5.02	Property		1	517 West 113th Street
5.03	Property		1	652 and 664 West 163rd Street
5.04	Property		1	21 5th Avenue
5.05	Property		1	603 West 140th Street
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	Mini Mall U.S. Storage Properties Master LP	Mini Mall U.S. Storage Properties Master LP
6.01	Property		1	New Orleans
6.02	Property		1	Loveland
6.03	Property		1	Anderson Storage
6.04	Property		1	Higdon Road
6.05	Property		1	Lake Charles
6.06	Property		1	Columbus
6.07	Property		1	Danville
6.08	Property		1	Files Road
6.09	Property		1	Greencastle
6.10	Property		1	Hot Springs 267
6.11	Property		1	Royal
6.12	Property		1	Winans
6.13	Property		1	Meridian
6.14	Property		1	Florence
6.15	Property		1	Lucedale 63 South
6.16	Property		1	Hot Springs 176
6.17	Property		1	Moulton
6.18	Property		1	Airport Road
6.19	Property		1	Central 6122
6.20	Property		1	Higdon Ferry Road South
6.21	Property		1	Trinity - Al. Hwy 24
6.22	Property		1	Moss Point
6.23	Property		1	Trinity - Co. Rd. 434
6.24	Property		1	Ernie’s
6.25	Property		1	Marion Anderson Road
6.26	Property		1	Amity
6.27	Property		1	Cloverdale
6.28	Property		1	Mountain Pine Road
6.29	Property		1	Lucedale MS-613
6.30	Property		1	Crawfordsville
6.31	Property		1	Point Cedar
6.32	Property		1	Central 6045
6.33	Property		1	Lucedale 63 North
6.34	Property		1	Malvern Road
6.35	Property		1	John Owens
6.36	Property		1	Town Creek
6.37	Property		1	Courtland
6.38	Property		1	Thibodaux
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	Gotion, Inc.	Gotion, Inc.
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	Unibail-Rodamco-Westfield and affiliates of The Prudential Assurance Company Limited	Unibail-Rodamco-Westfield and affiliates of The Prudential Assurance Company Limited
9	Loan	18, 28, 36	1	Beach Place	Joseph J. Sitt	Joseph J. Sitt
10	Loan	9, 10, 23	1	Galleria at Tyler	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois	GGP-TRS L.L.C.
11	Loan	18, 35	1	Forward Storage San Antonio	Praveen Reddy and Sumeet Patel	Praveen Reddy and Sumeet Patel
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	Frank T. Sinito	Frank T. Sinito
12.01	Property		1	Davis Creek Apartments
12.02	Property		1	Canterbury East Apartments
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	New Mountain Net Lease Partners II Corporation	New Mountain Net Lease Partners II Corporation

A-1-37

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Sponsor	Non-Recourse Carveout Guarantor

13.01	Property		1	3850 East Miraloma Avenue
13.02	Property		1	260 Industrial Drive
13.03	Property		1	770 Sunpark Drive
13.04	Property		1	2375 Highway 101
13.05	Property		1	7-10 Audrey Place
13.06	Property		1	N915 Craftsman Drive
13.07	Property		1	7400 Pinemont Drive
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	Mark Rigerman and Shimon Jacobowitz	Mark Rigerman and Shimon Jacobowitz
15	Loan	27, 28, 36, 37	1	University Commons	Columbus Realty Investments, Ltd.	Columbus Realty Investments, Ltd.
16	Loan	30, 37	1	Oakbrook Station	Peter Kempner, Robert Kempner, Douglas Kempner, Peter Braus and James Wacht	Peter Kempner, Robert Kempner, Douglas Kempner, Peter Braus and James Wacht
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	Alexander Libin and Joseph Levine	Alexander Libin and Joseph Levine
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	Moshe D. Horn	Moshe D. Horn
18.01	Property		1	Garrett Woods Apartments
18.02	Property		1	Walnut Creek Apartments
18.03	Property		1	Live Marathon Apartments
18.04	Property		1	Mason Drive Apartments
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	Michael H. Scott, Lee M. Kort and Sierra Corporate Management, Inc.	Michael H. Scott, Lee M. Kort, The Michael H. Scott Revocable Trust Dated August 15, 2007 and The Kort Family Trust Dated December 1, 2004
20	Loan	30	1	Embassy Suites Schaumburg	Farrukh Bagasra	Farrukh Bagasra
21	Loan	18, 35	1	100 Valley Hill Road	Significan LC, LLC	Matt Shields, John-Paul Albano and Rostislav Novakovsky
22	Loan	29	1	Green Tree Villas	Matty Wercberger	Matty Wercberger
23	Loan	10, 29, 30, 33	1	Warwick New York	Warwick Amusements Corporation	Warwick Amusements Corporation
24	Loan		1	Meadowbrook Apartments	Benjamin Israel	Benjamin Israel
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	Malik Abdi Abdulnoor	Malik Abdi Abdulnoor
26	Loan	20	1	Four Points Greensboro	Kim S. Rogers	Kim S. Rogers
27	Loan	12, 31	1	575 Degraw	Jack Elo	Jack Elo
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	Samuel Posner	Samuel Posner
28.01	Property		1	131 Hancock Ave
28.02	Property		1	69 Lincoln Street
28.03	Property		1	64 Logan Ave
28.04	Property		1	128 Bayview Ave
28.05	Property		1	128 St. Paul's Ave
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host Hotels & Resorts LP	Oaktree Real Estate Opportunities Fund VI, L.P.
30	Loan		1	Palm Beach Commons	Michael Nortman and Joshua Simon	Michael Nortman and Joshua Simon
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	Albert Dweck	Albert Dweck
32	Loan	18, 35	1	The Dylan	Elevate CIG	Jorge Abreu, Eric Bodiwala, Kumar Sadaram, Robert Newburn and Christopher Kuehnemund
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri
33.01	Property		1	Dayville Storage
33.02	Property		1	Mechanic Street Storage
33.03	Property		1	Brooklyn Self Storage
34	Loan	13	1	18-67 Cornelia Street	Albert Dweck	Albert Dweck
35	Loan		1	Cityline Livingston Storage	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri
36	Loan		1	Enon Storage	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri	George Thacker, Lawrence Charles Kaplan, Richard Schontz and Peter Veltri

A-1-38

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)
						37		7		8
1	Loan	11, 24	5	Highland Multifamily Portfolio	No	No	Refinance		75,000,000	0	0	0	75,000,000	36,385,594	0
1.01	Property		1	Garfield Commons				No
1.02	Property		1	Farmbrooke Manor				No
1.03	Property		1	Warren Woods				No
1.04	Property		1	Highland Towers				No
1.05	Property		1	Golf Manor				No
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	No	No	Refinance	No	710,000,000	0	0	0	710,000,000	666,692,845	0
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	No	No	Acquisition		60,000,000	38,602,490	0	0	98,602,490	0	97,323,731
3.01	Property		1	1111 Izaak Walton Road				No
3.02	Property		1	2000 Bolton Street				No
3.03	Property		1	6420 Glenn Highway Road				No
3.04	Property		1	1 International Drive				No
3.05	Property		1	645 East Broad Street				No
3.06	Property		1	4825 Hoffman Street				No
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	No	No	Refinance	No	85,000,000	554,430	0	0	85,554,430	83,645,446	0
5	Loan	10, 11, 23	5	Acquisition America Portfolio	No	No	Refinance		84,100,000	0	0	0	84,100,000	64,662,370	0
5.01	Property		1	509 & 515 West 110th Street				No
5.02	Property		1	517 West 113th Street				No
5.03	Property		1	652 and 664 West 163rd Street				No
5.04	Property		1	21 5th Avenue				No
5.05	Property		1	603 West 140th Street				No
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	No	No	Refinance		55,500,000	0	0	0	55,500,000	41,219,718	0
6.01	Property		1	New Orleans				No
6.02	Property		1	Loveland				No
6.03	Property		1	Anderson Storage				No
6.04	Property		1	Higdon Road				No
6.05	Property		1	Lake Charles				No
6.06	Property		1	Columbus				No
6.07	Property		1	Danville				No
6.08	Property		1	Files Road				No
6.09	Property		1	Greencastle				No
6.10	Property		1	Hot Springs 267				No
6.11	Property		1	Royal				No
6.12	Property		1	Winans				No
6.13	Property		1	Meridian				No
6.14	Property		1	Florence				No
6.15	Property		1	Lucedale 63 South				No
6.16	Property		1	Hot Springs 176				No
6.17	Property		1	Moulton				No
6.18	Property		1	Airport Road				No
6.19	Property		1	Central 6122				No
6.20	Property		1	Higdon Ferry Road South				No
6.21	Property		1	Trinity - Al. Hwy 24				No
6.22	Property		1	Moss Point				No
6.23	Property		1	Trinity - Co. Rd. 434				No
6.24	Property		1	Ernie’s				No
6.25	Property		1	Marion Anderson Road				No
6.26	Property		1	Amity				No
6.27	Property		1	Cloverdale				No
6.28	Property		1	Mountain Pine Road				No
6.29	Property		1	Lucedale MS-613				No
6.30	Property		1	Crawfordsville				No
6.31	Property		1	Point Cedar				No
6.32	Property		1	Central 6045				No
6.33	Property		1	Lucedale 63 North				No
6.34	Property		1	Malvern Road				No
6.35	Property		1	John Owens				No
6.36	Property		1	Town Creek				No
6.37	Property		1	Courtland				No
6.38	Property		1	Thibodaux				No
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	No	No	Acquisition	No	78,750,000	77,225,947	0	9,356,000	165,331,947	0	139,500,000
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	No	No	Refinance	No	525,000,000	8,659,157	0	0	533,659,157	526,745,637	0
9	Loan	18, 28, 36	1	Beach Place	No	No	Refinance	No	36,000,000	1,216,947	0	0	37,216,947	31,181,027	0
10	Loan	9, 10, 23	1	Galleria at Tyler	No	No	Refinance	No	150,000,000	13,330,744	0	0	163,330,744	152,794,561	0
11	Loan	18, 35	1	Forward Storage San Antonio	No	No	Refinance	No	30,925,000	0	0	0	30,925,000	15,879,492	0
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	No	No	Refinance		30,000,000	0	0	0	30,000,000	22,615,151	0
12.01	Property		1	Davis Creek Apartments				No
12.02	Property		1	Canterbury East Apartments				No
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	No	No	Recapitalization		29,616,950	0	0	0	29,616,950	0	0

A-1-39

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Delaware Statutory Trust (Y/N)	Tenants-in-common (Y/N)	Loan Purpose	Property Located Within a Qualified Opportunity Zone (Y/N)	Sources: Loan Amount ($)	Sources: Principal's New Cash Contribution ($)	Sources: Subordinate Debt ($)	Sources: Other Sources ($)	Sources: Total Sources ($)	Uses: Loan Payoff ($)	Uses: Purchase Price ($)
						37		7		8
13.01	Property		1	3850 East Miraloma Avenue				No
13.02	Property		1	260 Industrial Drive				No
13.03	Property		1	770 Sunpark Drive				No
13.04	Property		1	2375 Highway 101				No
13.05	Property		1	7-10 Audrey Place				No
13.06	Property		1	N915 Craftsman Drive				No
13.07	Property		1	7400 Pinemont Drive				No
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	No	Yes	Refinance	Yes	25,000,000	0	0	0	25,000,000	15,143,925	0
15	Loan	27, 28, 36, 37	1	University Commons	No	Yes	Recapitalization	No	21,750,000	0	0	0	21,750,000	0	0
16	Loan	30, 37	1	Oakbrook Station	No	Yes	Acquisition	No
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	No	No	Acquisition	No
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	No	No	Refinance
18.01	Property		1	Garrett Woods Apartments				No
18.02	Property		1	Walnut Creek Apartments				No
18.03	Property		1	Live Marathon Apartments				No
18.04	Property		1	Mason Drive Apartments				No
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	No	No	Refinance	No
20	Loan	30	1	Embassy Suites Schaumburg	No	No	Refinance	No
21	Loan	18, 35	1	100 Valley Hill Road	No	No	Refinance	No
22	Loan	29	1	Green Tree Villas	No	No	Refinance	No
23	Loan	10, 29, 30, 33	1	Warwick New York	No	No	Refinance	No
24	Loan		1	Meadowbrook Apartments	No	No	Acquisition	No
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	No	No	Acquisition	No
26	Loan	20	1	Four Points Greensboro	No	No	Acquisition	No
27	Loan	12, 31	1	575 Degraw	No	No	Refinance	No
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	No	No	Refinance
28.01	Property		1	131 Hancock Ave				No
28.02	Property		1	69 Lincoln Street				No
28.03	Property		1	64 Logan Ave				No
28.04	Property		1	128 Bayview Ave				No
28.05	Property		1	128 St. Paul's Ave				No
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	No	No	Refinance	No
30	Loan		1	Palm Beach Commons	No	No	Refinance	No
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	No	No	Refinance	No
32	Loan	18, 35	1	The Dylan	No	No	Refinance	No
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	No	No	Acquisition
33.01	Property		1	Dayville Storage				No
33.02	Property		1	Mechanic Street Storage				No
33.03	Property		1	Brooklyn Self Storage				No
34	Loan	13	1	18-67 Cornelia Street	No	No	Refinance	No
35	Loan		1	Cityline Livingston Storage	No	No	Acquisition	No
36	Loan		1	Enon Storage	No	No	Acquisition	No

A-1-40

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

1	Loan	11, 24	5	Highland Multifamily Portfolio	2,245,407	12,293,804	24,075,195	0	75,000,000	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Garfield Commons						NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Farmbrooke Manor						NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Warren Woods						NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Highland Towers						NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Golf Manor						NAP	NAP	NAP	NAP	NAP
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	3,532,030	39,775,125	0	0	710,000,000	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	1,278,758	0	0	0	98,602,490	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	1111 Izaak Walton Road						NAP	NAP	NAP	NAP	NAP
3.02	Property		1	2000 Bolton Street						NAP	NAP	NAP	NAP	NAP
3.03	Property		1	6420 Glenn Highway Road						NAP	NAP	NAP	NAP	NAP
3.04	Property		1	1 International Drive						NAP	NAP	NAP	NAP	NAP
3.05	Property		1	645 East Broad Street						NAP	NAP	NAP	NAP	NAP
3.06	Property		1	4825 Hoffman Street						NAP	NAP	NAP	NAP	NAP
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	1,135,823	773,161	0	0	85,554,430	5/31/2030	132.13	101.70	77.0%	132.13
5	Loan	10, 11, 23	5	Acquisition America Portfolio	6,041,478	6,476,738	6,919,414	0	84,100,000	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	509 & 515 West 110th Street						NAP	NAP	NAP	NAP	NAP
5.02	Property		1	517 West 113th Street						NAP	NAP	NAP	NAP	NAP
5.03	Property		1	652 and 664 West 163rd Street						NAP	NAP	NAP	NAP	NAP
5.04	Property		1	21 5th Avenue						NAP	NAP	NAP	NAP	NAP
5.05	Property		1	603 West 140th Street						NAP	NAP	NAP	NAP	NAP
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	8,675,793	717,856	4,886,633	0	55,500,000	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	New Orleans						NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Loveland						NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Anderson Storage						NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Higdon Road						NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Lake Charles						NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Columbus						NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Danville						NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Files Road						NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Greencastle						NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Hot Springs 267						NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Royal						NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Winans						NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Meridian						NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Florence						NAP	NAP	NAP	NAP	NAP
6.15	Property		1	Lucedale 63 South						NAP	NAP	NAP	NAP	NAP
6.16	Property		1	Hot Springs 176						NAP	NAP	NAP	NAP	NAP
6.17	Property		1	Moulton						NAP	NAP	NAP	NAP	NAP
6.18	Property		1	Airport Road						NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Central 6122						NAP	NAP	NAP	NAP	NAP
6.20	Property		1	Higdon Ferry Road South						NAP	NAP	NAP	NAP	NAP
6.21	Property		1	Trinity - Al. Hwy 24						NAP	NAP	NAP	NAP	NAP
6.22	Property		1	Moss Point						NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Trinity - Co. Rd. 434						NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Ernie’s						NAP	NAP	NAP	NAP	NAP
6.25	Property		1	Marion Anderson Road						NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Amity						NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Cloverdale						NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Mountain Pine Road						NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Lucedale MS-613						NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Crawfordsville						NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Point Cedar						NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Central 6045						NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Lucedale 63 North						NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Malvern Road						NAP	NAP	NAP	NAP	NAP
6.35	Property		1	John Owens						NAP	NAP	NAP	NAP	NAP
6.36	Property		1	Town Creek						NAP	NAP	NAP	NAP	NAP
6.37	Property		1	Courtland						NAP	NAP	NAP	NAP	NAP
6.38	Property		1	Thibodaux						NAP	NAP	NAP	NAP	NAP
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	14,842,004	10,989,943	0	0	165,331,947	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	6,913,520	0	0	0	533,659,157	NAP	NAP	NAP	NAP	NAP
9	Loan	18, 28, 36	1	Beach Place	3,124,231	2,911,688	0	0	37,216,947	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 10, 23	1	Galleria at Tyler	611,806	9,924,378	0	0	163,330,744	NAP	NAP	NAP	NAP	NAP
11	Loan	18, 35	1	Forward Storage San Antonio	1,129,085	64,213	13,852,210	0	30,925,000	NAP	NAP	NAP	NAP	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	2,221,354	3,472,034	1,691,461	0	30,000,000	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Davis Creek Apartments						NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Canterbury East Apartments						NAP	NAP	NAP	NAP	NAP
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	1,899,824	0	27,717,126	0	29,616,950	NAP	NAP	NAP	NAP	NAP

A-1-41

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Uses: Closing Costs ($)	Uses: Reserves ($)	Uses: Principal Equity Distribution ($)	Uses: Other Uses ($)	Uses: Total Uses ($)	Franchise Agreement Expiration	Underwritten ADR ($)	Underwritten RevPAR ($)	Underwritten Hotel Occupancy (%)	Most Recent ADR ($)

13.01	Property		1	3850 East Miraloma Avenue						NAP	NAP	NAP	NAP	NAP
13.02	Property		1	260 Industrial Drive						NAP	NAP	NAP	NAP	NAP
13.03	Property		1	770 Sunpark Drive						NAP	NAP	NAP	NAP	NAP
13.04	Property		1	2375 Highway 101						NAP	NAP	NAP	NAP	NAP
13.05	Property		1	7-10 Audrey Place						NAP	NAP	NAP	NAP	NAP
13.06	Property		1	N915 Craftsman Drive						NAP	NAP	NAP	NAP	NAP
13.07	Property		1	7400 Pinemont Drive						NAP	NAP	NAP	NAP	NAP
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	1,862,823	514,259	7,478,993	0	25,000,000	NAP	NAP	NAP	NAP	NAP
15	Loan	27, 28, 36, 37	1	University Commons	474,434	3,947,416	17,328,151	0	21,750,000	NAP	NAP	NAP	NAP	NAP
16	Loan	30, 37	1	Oakbrook Station						NAP	NAP	NAP	NAP	NAP
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley						NAP	NAP	NAP	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio						NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Garrett Woods Apartments						NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Walnut Creek Apartments						NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Live Marathon Apartments						NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Mason Drive Apartments						NAP	NAP	NAP	NAP	NAP
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC						NAP	NAP	NAP	NAP	NAP
20	Loan	30	1	Embassy Suites Schaumburg						3/31/2033	150.62	83.27	55.3%	150.62
21	Loan	18, 35	1	100 Valley Hill Road						NAP	NAP	NAP	NAP	NAP
22	Loan	29	1	Green Tree Villas						NAP	NAP	NAP	NAP	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York						NAP	307.41	266.20	86.6%	307.41
24	Loan		1	Meadowbrook Apartments						NAP	NAP	NAP	NAP	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo						12/28/2038	114.74	83.22	72.5%	114.74
26	Loan	20	1	Four Points Greensboro						10/22/2038	115.04	68.82	59.8%	115.04
27	Loan	12, 31	1	575 Degraw						NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio						NAP	NAP	NAP	NAP	NAP
28.01	Property		1	131 Hancock Ave						NAP	NAP	NAP	NAP	NAP
28.02	Property		1	69 Lincoln Street						NAP	NAP	NAP	NAP	NAP
28.03	Property		1	64 Logan Ave						NAP	NAP	NAP	NAP	NAP
28.04	Property		1	128 Bayview Ave						NAP	NAP	NAP	NAP	NAP
28.05	Property		1	128 St. Paul's Ave						NAP	NAP	NAP	NAP	NAP
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown						NAP	233.09	140.33	60.2%	230.42
30	Loan		1	Palm Beach Commons						NAP	NAP	NAP	NAP	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue						NAP	NAP	NAP	NAP	NAP
32	Loan	18, 35	1	The Dylan						NAP	NAP	NAP	NAP	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio						NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Dayville Storage						NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Mechanic Street Storage						NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Brooklyn Self Storage						NAP	NAP	NAP	NAP	NAP
34	Loan	13	1	18-67 Cornelia Street						NAP	NAP	NAP	NAP	NAP
35	Loan		1	Cityline Livingston Storage						NAP	NAP	NAP	NAP	NAP
36	Loan		1	Enon Storage						NAP	NAP	NAP	NAP	NAP

A-1-42

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

1	Loan	11, 24	5	Highland Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.01	Property		1	Garfield Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.02	Property		1	Farmbrooke Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.03	Property		1	Warren Woods	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.04	Property		1	Highland Towers	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
1.05	Property		1	Golf Manor	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
2	Loan	9, 10, 18, 21, 23, 24, 25, 27, 28	1	Tysons Corner Center	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3	Loan	9, 11, 24, 26, 35, 36	6	Blue Owl Tenneco Portfolio (Pool B)	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.01	Property		1	1111 Izaak Walton Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.02	Property		1	2000 Bolton Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.03	Property		1	6420 Glenn Highway Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.04	Property		1	1 International Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.05	Property		1	645 East Broad Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
3.06	Property		1	4825 Hoffman Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
4	Loan	9, 10, 23, 29	1	DoubleTree by Hilton Hotel Orlando at SeaWorld	101.70	77.0%	119.71	95.16	79.5%	88.69	62.37	70.3%
5	Loan	10, 11, 23	5	Acquisition America Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.01	Property		1	509 & 515 West 110th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.02	Property		1	517 West 113th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.03	Property		1	652 and 664 West 163rd Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.04	Property		1	21 5th Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
5.05	Property		1	603 West 140th Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6	Loan	11, 20, 31, 35	38	Avenue Living Mini Mall Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.01	Property		1	New Orleans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.02	Property		1	Loveland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.03	Property		1	Anderson Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.04	Property		1	Higdon Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.05	Property		1	Lake Charles	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.06	Property		1	Columbus	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.07	Property		1	Danville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.08	Property		1	Files Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.09	Property		1	Greencastle	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.10	Property		1	Hot Springs 267	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.11	Property		1	Royal	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.12	Property		1	Winans	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.13	Property		1	Meridian	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.14	Property		1	Florence	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.15	Property		1	Lucedale 63 South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.16	Property		1	Hot Springs 176	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.17	Property		1	Moulton	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.18	Property		1	Airport Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.19	Property		1	Central 6122	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.20	Property		1	Higdon Ferry Road South	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.21	Property		1	Trinity - Al. Hwy 24	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.22	Property		1	Moss Point	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.23	Property		1	Trinity - Co. Rd. 434	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.24	Property		1	Ernie’s	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.25	Property		1	Marion Anderson Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.26	Property		1	Amity	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.27	Property		1	Cloverdale	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.28	Property		1	Mountain Pine Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.29	Property		1	Lucedale MS-613	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.30	Property		1	Crawfordsville	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.31	Property		1	Point Cedar	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.32	Property		1	Central 6045	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.33	Property		1	Lucedale 63 North	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.34	Property		1	Malvern Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.35	Property		1	John Owens	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.36	Property		1	Town Creek	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.37	Property		1	Courtland	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
6.38	Property		1	Thibodaux	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
7	Loan	10, 23, 26, 33, 34, 35, 36	1	333 South Spruce Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
8	Loan	9, 10, 23, 14, 36	1	Garden State Plaza	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
9	Loan	18, 28, 36	1	Beach Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
10	Loan	9, 10, 23	1	Galleria at Tyler	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
11	Loan	18, 35	1	Forward Storage San Antonio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12	Loan	11, 18, 20	2	Millennia Michigan Multi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.01	Property		1	Davis Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12.02	Property		1	Canterbury East Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13	Loan	11, 31, 35, 36	7	MW Industries Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-43

Benchmark 2024-V5 Mortgage Trust Annex A-1

Loan ID Number	Loan / Property Flag	Footnotes (for Loan and Property Information)	# of Properties	Property Name	Most Recent RevPAR ($)	Most Recent Hotel Occupancy (%)	Second Most Recent ADR ($)	Second Most Recent RevPAR ($)	Second Most Recent Hotel Occupancy (%)	Third Most Recent ADR ($)	Third Most Recent RevPAR ($)	Third Most Recent Hotel Occupancy (%)

13.01	Property		1	3850 East Miraloma Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.02	Property		1	260 Industrial Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.03	Property		1	770 Sunpark Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.04	Property		1	2375 Highway 101	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.05	Property		1	7-10 Audrey Place	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.06	Property		1	N915 Craftsman Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
13.07	Property		1	7400 Pinemont Drive	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
14	Loan	21, 29, 30, 35, 36, 37	1	311 Pine Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
15	Loan	27, 28, 36, 37	1	University Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
16	Loan	30, 37	1	Oakbrook Station	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
17	Loan	21, 31, 35, 36	1	Hilton Appleton Paper Valley	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18	Loan	11, 18, 30, 32, 36	4	Horn Southeast Multifamily Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.01	Property		1	Garrett Woods Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.02	Property		1	Walnut Creek Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.03	Property		1	Live Marathon Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
18.04	Property		1	Mason Drive Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
19	Loan	9, 25, 36	1	The Fountains at La Verne MHC	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
20	Loan	30	1	Embassy Suites Schaumburg	83.27	55.3%	149.18	73.72	49.4%	117.09	47.63	40.7%
21	Loan	18, 35	1	100 Valley Hill Road	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
22	Loan	29	1	Green Tree Villas	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
23	Loan	10, 29, 30, 33	1	Warwick New York	266.20	86.6%	284.93	242.82	85.2%	191.85	131.89	68.7%
24	Loan		1	Meadowbrook Apartments	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
25	Loan	20, 29, 30	1	Staybridge Suites Toledo	83.22	72.5%	112.42	86.92	77.3%	101.26	63.48	62.7%
26	Loan	20	1	Four Points Greensboro	68.82	59.8%	107.23	62.38	58.2%	NAV	NAV	NAV
27	Loan	12, 31	1	575 Degraw	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28	Loan	11, 12, 30, 35, 36	5	Jersey City Multi Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.01	Property		1	131 Hancock Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.02	Property		1	69 Lincoln Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.03	Property		1	64 Logan Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.04	Property		1	128 Bayview Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
28.05	Property		1	128 St. Paul's Ave	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
29	Loan	9, 10, 16, 25, 30, 31, 32, 33, 36	1	Philadelphia Marriott Downtown	131.55	57.1%	221.64	102.75	46.4%	181.77	37.37	20.6%
30	Loan		1	Palm Beach Commons	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
31	Loan	12, 18, 35	1	537 Edgecombe Avenue	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
32	Loan	18, 35	1	The Dylan	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33	Loan	11, 24	3	Cityline NE Connecticut Storage Portfolio	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.01	Property		1	Dayville Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.02	Property		1	Mechanic Street Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
33.03	Property		1	Brooklyn Self Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
34	Loan	13	1	18-67 Cornelia Street	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
35	Loan		1	Cityline Livingston Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
36	Loan		1	Enon Storage	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

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Footnotes to Annex A-1

(1)	The Administrative Fee Rate % includes the Servicing Fee Rate, the Operating Advisor Fee Rate, the Certificate Administrator/Trustee Fee Rate, the Asset Representations Reviewer Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate applicable to each Mortgage Loan.

(2)	The Monthly Debt Service (P&I) and Annual Debt Service (P&I) ($) shown for Mortgage Loans with a partial interest-only period reflects the amount payable after the expiration of the interest-only period.

(3)	The open period is inclusive of the Maturity Date or Anticipated Repayment Date.

(4)	Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Whole Loan Underwritten NCF DSCR (x) and Total Debt Underwritten NCF DSCR (x) is calculated based on amortizing debt service payments (except for interest-only loans).

(5)	Leased Occupancy (%) reflects tenants that have signed leases, but are not yet in occupancy or may not be paying rent.

(6)	The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the lease.

(7)	Property Located Within a Qualified Opportunity Zone (Y/N) reflects Mortgaged Properties that are located in qualified opportunity zones ("QOZs") under Internal Revenue Code § 1400Z-2 - Notice 2018-48 and Notice 2019-42. According to the Internal Revenue Service, (1) a QOZ is an economically distressed community where new investments, under certain conditions, may be eligible for preferential tax treatment, and (2) localities qualify as QOZs if they have been nominated for that designation by a state, the District of Columbia, or a U.S. territory and that nomination has been certified by the Secretary of the Treasury via his delegation of authority to the Internal Revenue Service. No representation is made as to whether any Mortgaged Properties located in QOZs or the related borrowers are eligible for such preferential tax treatment or whether any qualifying investment has been made in a QOZ.

(8)	If the purpose of the Mortgage Loan was to finance an acquisition of the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash investment by one or more of the equity owners in the borrower in connection with such acquisition. If the purpose of the Mortgage Loan was to refinance the Mortgaged Property, the field "Sources: Principal's New Cash Contribution ($)" reflects the cash contributed to the borrower by one or more of the equity owners at the time the Mortgage Loan was originated.

(9)

GACC—German American Capital Corporation or one of its affiliates; BMO—Bank of Montreal or one of its affiliates; CREFI—Citi Real Estate Funding Inc. or one of its affiliates; GSMC—Goldman Sachs Mortgage Company or one of its affiliates; Barclays—Barclays Capital Real Estate Inc. or one of its affiliates.

With respect to Loan No. 2, Tysons Corner Center, the Mortgage Loan is part of a whole loan that was co-originated by Deutsche Bank AG, acting through its New York Branch, Goldman Sachs Bank USA, JP Morgan, Chase Bank, National Association and BMO.

With respect to Loan No. 3, Blue Owl Tenneco Portfolio (Pool B), the Mortgage Loan was co-originated by DBR Investments Co. Limited and BMO.

With respect to Loan No. 4, DoubleTree by Hilton Hotel Orlando at SeaWorld, the Mortgage Loan is part of a whole loan as to which separate notes are being sold by BMO, CREFI and GACC. The whole loan was originated by BMO and partially assigned to CREFI and Deutsche Bank AG, acting through its New York Branch. GACC has acquired or will acquire the portion of such Mortgage Loan as to

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which it is acting as Mortgage Loan seller from Deutsche Bank AG, acting through its New York Branch on or prior to the closing date.

With respect to Loan No. 8, Garden State Plaza, the Mortgage Loan is part of a whole loan that was co-originated by Goldman Sachs Bank USA, German American Capital Corporation and Natixis Real Estate Capital LLC.

With respect to Loan No. 10, Galleria at Tyler, the Mortgage Loan is part of a whole loan that was co-originated by Deutsche Bank AG, acting through its New York Branch, Bank of America, N.A., and Societe Generale Financial Corporation.

With respect to Loan No. 19, The Fountains at La Verne MHC, the Mortgage Loan was originated by BSPRT CMBS Finance, LLC, an unaffiliated third-party, and was purchased by Barclays prior to the Closing Date.

With respect to Loan No. 29, Philadelphia Marriott Downtown, the Mortgage Loan is part of a Whole Loan that was co-originated by Barclays, Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association.

(10)

With respect to the pari passu loans referenced below, the Underwritten NOI DSCR (x), Underwritten NCF DSCR (x), Cut-off Date LTV Ratio (%), LTV Ratio at Maturity / ARD (%), Underwritten NOI Debt Yield (%), Underwritten NCF Debt Yield (%), and Loan Per Unit ($) are calculated based on the Mortgage Loan included in the issuing entity and the related pari passu companion loans in the aggregate and exclude any mezzanine debt and, in the case of any loans structured with A/B Notes, the secured subordinate debt. For additional information see the table titled “Whole Loan Control Notes and Non–Control Notes” under “Description of the Mortgage Pool—The Whole Loans—General” in this Preliminary Prospectus.

● Loan No. 2 – Tysons Corner Center
● Loan No. 4 – DoubleTree by Hilton Hotel Orlando at SeaWorld
● Loan No. 5 - Acquisition America Portfolio
● Loan No. 7 – 333 South Spruce Street
● Loan No. 8 – Garden State Plaza
● Loan No. 10 – Galleria at Tyler
● Loan No. 23 – Warwick New York
● Loan No. 29 - Philadelphia Marriott Downtown

(11)

With respect to any Mortgaged Property securing a multi–property Mortgage Loan, the amounts listed under the headings “Original Balance ($)” and “Cut–off Date Balance ($)” reflect the Allocated Loan Amount related to such Mortgaged Property.

● Loan No. 1 – Highland Multifamily Portfolio
● Loan No. 3 – Blue Owl Tenneco Portfolio (Pool B)
● Loan No. 5 – Acquisition America Portfolio
● Loan No. 6 – Avenue Living Mini Mall Storage Portfolio
● Loan No. 12 – Millennia Michigan Multi Portfolio
● Loan No. 13 - MW Industries Portfolio
● Loan No. 18 – Horn Southeast Multifamily Portfolio
● Loan No. 28 – Jersey City Multi Portfolio
● Loan No. 33 – Cityline NE Connecticut Storage Portfolio

(12)

With respect to Loan No. 27, 575 Degraw, the Mortgaged Property is comprised of 22,000 sq. ft. of medical office space and 18,000 sq. ft. of retail space.

With respect to Loan No. 28, Jersey City Multi Portfolio, the Mortgaged Property 64 Logan Ave contains four residential units accounting for 66.4% of Underwritten EGI ($) and one 1,800 sq. ft. retail space accounting for 33.6% of Underwritten EGI ($).

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With respect to Loan No. 31, 537 Edgecombe Avenue, the Mortgaged Property contains a 1,820 sq. ft. commercial unit that accounts for approximately 3.6% of Underwritten EGI ($).

(13)	With respect to Loan No. 34, 18-67 Cornelia Street, the Mortgaged Property was designated a landmark by the New York City Landmarks Preservation Committee (“NYCLPC”). The landmark designation requires that NYCLPC approval be obtained in advance for any alteration, reconstruction, demolition or new construction affecting the designated building.

(14)

The Administrative Fee Rate (%) includes the respective per annum rates applicable to the calculation of the servicing fee, any sub–servicing fee, trustee/certificate administrator fee, operating advisor fee, and CREFC® license fee with respect to each Mortgage Loan. For purposes of this annex A–1, the definition of Administrative Fee Rate as it relates to any Non–Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing or any sub–servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non–Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement. See the table titled “Non–Serviced Whole Loans” under “Summary of Terms—Offered Certificates—Servicing and Administration Fees” in this Preliminary Prospectus.

With respect to Loan No. 8, Garden State Plaza, as to which two notes are being sold by GSMC (with an aggregate outstanding principal balance of $30,000,000) and one note is being sold GACC (with an outstanding principal balance of $15,000,000), the Administrative Fee Rate reflects the weighted average of the Administrative Fee Rates on the notes. The Administrative Fee Rate on the portion of the Mortgage Loan being sold by (i) GSMC is 0.027461% and (ii) GACC is 0.017461%.

(15)	Annual Debt Service (IO) ($), Annual Debt Service (P&I) ($), Monthly Debt Service (IO) ($), Monthly Debt Service (P&I) ($), Underwritten NOI DSCR (x) and Underwritten NCF DSCR (x) for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service (IO) ($), the average of such interest only payments) without regard to leap year adjustments.

(16)

“Hard” generally means each tenant is required to transfer its rent directly to the lender–controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over–the–counter cash and equivalents are required to be deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.
“Soft Springing Hard” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account, but upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender–controlled lockbox.

With respect to Loan No. 29, Philadelphia Marriott Downtown, the Whole Loan documents are structured with a soft lockbox, pursuant to which all cash generated at the related Mortgaged Property which the borrowers and operating lessee are entitled to receive pursuant to the related management agreement is required to be deposited to the lockbox account by the related property manager within one business day after the borrowers or operating lessee are entitled to distributions

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thereto so long as the following conditions are satisfied: (i) the related Mortgaged Property is managed by the hotel manager under the management agreement as in effect as of the origination of the Whole Loan; (ii) such management agreement remains in full force and effect; and (iii) such hotel manager is maintaining the cash management system and FF&E reserves as set forth in the management agreement (collectively, the “Qualified Hotel Management Condition”). However, if the Qualified Hotel Management Condition is not satisfied, the borrowers and operating lessee are required to, or cause the property manager to, (i) deposit all gross revenue and all forfeited security deposits into the lockbox account within one business day of receipt thereof, and (ii) send direction letters to (x) all tenants then occupying space at the Mortgaged Property instructing them to pay all rent and other sums due under the related leases directly into the lockbox account and (y) each applicable credit card company and credit card clearing bank instructing them to deliver all receipts payable with respect to the Mortgaged Property directly to the lockbox account.

(17)	“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan documents).

(18)

With respect to Loan No. 2, Tysons Corner Center, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is due to the repositioning of the LL Bean space (74,910 SF). Lululemon Athletica (opened February 2023), Old Navy (opened February 2023), and Kendra Scott (opened March 2023) all attribute to a significant increase in sales and foot traffic.

With respect to Loan No. 9, Beach Place, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is due to the removal of the escalators, and new security and landscaping contracts reducing the expense load significantly from the TTM and prior historical financial information. Additionally there has been a significant increase in rent payments.

With respect to Loan No. 11, Forward Storage San Antonio, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily driven by the sponsors increasing monthly rents on storage units while also increasing occupancy.

With respect to Loan No. 12, Millennia Michigan Multi Portfolio, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the potential income from vacant space.

With respect to Loan No. 18, Horn Southeast Multifamily Portfolio, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is primarily attributable to the Sponsor’s value creation between occupancy and rental rate increases as well as reducing expenses.

With respect to Loan No. 21, 100 Valley Hill Road, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is due to recent renovations, which enabled the borrower to increase gross potential rent.

With respect to Loan No. 31, 537 Edgecombe Avenue, the increase from the Most Recent NOI ($) to Underwritten Net Operating Income ($) is driven by the gut renovation and subsequent lease up of all residential units at the Mortgaged Property.

With respect to Loan No. 32, The Dylan, the increase in Underwritten Net Operating Income ($) of more than 10% over the Most Recent NOI ($) is primarily driven by recent renovations and an increase in rental income.

(19)	The grace periods noted under “Grace Period – Late Fee (Days)” and Grace Period – Default (Days) reflect the number of days of grace before a payment default is an event of default. Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may

A-1-48

additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A–1 to this Preliminary Prospectus.

(20)	In certain cases, in addition to an “as–is” value, the appraisal states an “as complete”, “as–stabilized” or “hypothetical” value for the related Mortgaged Property that assumes that certain events will occur with respect to retenanting, construction, renovation or repairs at such Mortgaged Property. The Appraised Value ($) set forth on Annex A–1 is the “as–is” value unless otherwise specified in this Preliminary Prospectus. With respect to the Mortgaged Properties that secure the Mortgage Loans listed in the following table, the Cut-off Date LTV Ratio (%) was calculated using the related “as complete”, “as–stabilized” or “hypothetical” Appraised Values, as opposed to the “as–is” Appraised Values, each as set forth in the following table:

Mortgage Loan	% of Initial Pool Balance	Mortgage Loan Cut-off Date LTV Ratio (Other Than “As-Is”)	Mortgage Loan LTV Ratio at Maturity (Other Than “As-Is”)	Appraised Value (Other Than “As-Is”)	Mortgage Loan Cut-off Date LTV Ratio (“As-Is”)	Mortgage Loan LTV Ratio at Maturity (“As-Is”)	Appraised Value (“As-Is”)
Avenue Living Mini Mall Storage Portfolio (1)	6.3%	58.7%	58.7%	$94,600,000	61.5%	61.5%	$90,290,000
Millennia Michigan Multi Portfolio (2)	3.4%	68.0%	68.0%	$44,150,000	69.3%	69.3%	$43,300,000
Staybridge Suites Toledo(3)	1.0%	57.0%	54.4%	$14,900,000	75.9%	72.4%	$11,200,000
Four Points Greensboro(4)	1.0%	66.4%	66.4%	$12,800,000	69.1%	69.1%	$12,300,000

(1)	The Appraised Value (Other Than "As-is") represents the "As is Portfolio" appraised value as of June 22, 2023 which is inclusive of an approximately 4.8% portfolio premium and reflects the as is value if the entire Avenue Living Mini Mall Storage Portfolio was sold to a single buyer. The Appraised Value (“As-ls") represents the aggregate as-is values of the individual Avenue Living Mini Mall Storage Portfolio mortgaged properties.
(2)	The Appraised Value (Other Than "As-Is") represents the aggregate of the "Hypothetical As Complete" appraised value as of October 26, 2023 for Davis Creek Apartments Mortgaged Property, which assumes the completion of improvements at the Mortgaged Property and the As Is appraised value for the Canterbury East Apartments Mortgaged Property. In connection with such improvements, the borrower deposited $1,900,000 into an upfront reserve.
(3)	The Appraised Value (Other Than “As-ls”) is the “Prospective Market Value Upon Completion.” as of December 12, 2024 is based on the extraordinary assumption that the Mortgaged Property would complete a renovation at a total budgeted cost of $3,000,000 during the first year of the projection period (2024). At origination, the borrower deposited $3,000,000 into a reserve for such PIP.
(4)	The Appraised Value (Other Than “As-ls”) of $12,800,000 as of October 20, 2023 is based on the extraordinary assumption that $560,000 for Year 1 PIP renovations was reserved at origination. At origination, $900,000 was escrowed into a Soft Goods PIP reserve and $404,000 was escrowed into a PIP reserve.
(21)

With respect to Loan No. 2, Tysons Corner Center, the Mortgaged Property is subject to an affiliated ground lease between the two borrowers with an expiration date of August 31, 2035. The security for the Whole Loan is both the fee simple estate and the leasehold estate created by the ground lease. The annual ground rent under the ground lease is currently $1,565,412.

With respect to Loan No. 14, 311 Pine Street, there is a ground lease in place, with the guarantors being both the lessees and the lessor. The Mortgaged Property, prior to March 16, 2018, was held by 408 Whiton Street LLC. On April 13, 2018, tenants in common interests in the Mortgaged Property were acquired in a 1031 exchange, by 408 Whiton Plaza LLC (owned by Paul Jensen and Mark Rigerman, a borrower sponsor) and 309 Pine Plaza LLC (owned by Shimon Jacobowitz, a borrower sponsor). On March 26, 2019, the borrower sponsors approved the development of an 8 story, 56-unit apartment building with 12 parking spaces. On May 25, 2020, the Mortgaged Property was ground leased to Pine Whiton Holdings, LLC, which is owned by Tiger Revitalization Fund LLC (owned by Paul Jensen and Mark Rigerman) and by 309 Pine Plaza Tenant LLC (owned by Shimon Jacobowitz).

The ground lease has a $150,000 annual payment required to the leased fee position. The borrower has both a fee simple and leasehold interest in the Mortgaged Property. Both the fee tenants in common owners and the leasehold owner are borrowers under the Mortgage Loan. BMO will have a fee and leasehold mortgage signed by the three borrowers. If there is an event of default under the ground lease, the ground lease can be terminated, and foreclosure action taken on the fee.

With respect to Loan No. 17, Hilton Appleton Paper Valley, the collateral is leased fee subject to a 99-year ground lease that commenced on July 18, 2017, and expires on July 17, 2116. The annual base rental rate for the ground lease as of July 18, 2023 is $1,754,357, with 3.0% annual increases. The improvement on the leased fee is a 388-key full-service hotel flagged with a Hilton franchise.

(22)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date. “L(x)” means lock–out for x payments. “D(x)” means may be defeased for x payments.

A-1-49

“YM(x)” means may be prepaid for x payments with payment of a yield maintenance charge.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“DorYM1(x)” means may be prepaid for x payments with either defeasance or a yield maintenance charge or 1% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio Mortgage Loan) under various circumstances, as described in this Preliminary Prospectus. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus. In addition, certain of the Mortgage Loans permit the borrower to prepay a portion of the Mortgage Loan to avoid or cure a cash sweep period due to a low debt yield or debt service coverage ratio trigger.

(23)

With respect to Loan No. 2, Tysons Corner Center, the lockout period will be at least 25 payment dates beginning with and including the first payment date in January 2024. Defeasance or prepayment (with a yield maintenance premium if prior to the monthly payment date in June 2028) of the Tysons Corner Center whole loan in whole but not in part is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note of the Tysons Corner Center whole loan to be securitized and (ii) the monthly payment date occurring in December 2026. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMARK 2024-V5 securitization trust in January 2024. The actual lockout period may be longer.

With respect to Loan No. 4, DoubleTree by Hilton Hotel Orlando at SeaWorld whole loan may be voluntarily prepaid in whole beginning at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the DoubleTree by Hilton Hotel Orlando at SeaWorld whole loan to be securitized and (b) November 30, 2026, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in June 2028. In addition, defeasance of the DoubleTree by Hilton Hotel Orlando at SeaWorld whole loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the DoubleTree by Hilton Hotel Orlando at SeaWorld whole loan to be securitized and (b) November 30, 2026. The assumed lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2024-V5 securitization trust in January 2024. The actual lockout period may be longer.

With respect to Loan No. 5, Acquisition America Portfolio, the lockout period will be at least 24 months beginning with and including the first payment date on February 6, 2024. Defeasance of the Acquisition America Portfolio Whole Loan in full is permitted at any time after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 4, 2027. The assumed lockout period of 24 payments is based on the expected BMARK 2024-V5 securitization closing date in January 2024. The actual lockout period may be longer.

With respect to Loan No. 7, 333 South Spruce Street, the borrower may, provided no event of default has occurred and is continuing, prepay the 333 South Spruce Street whole loan in whole but not in part (i) on or after the payment date occurring in July 2028 without the payment of any prepayment premium or (ii) prior to the payment date occurring in July 2028 but excluding the period commencing (a) ninety days prior to an anticipated securitization of the 333 South Spruce Street whole loan and ending (b) ninety days after the 333 South Spruce Street whole loan has been sold to such securitization with the payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The assumed prepayment lockout period

A-1-50

of three payments is based on the closing date of the Benchmark 2024-V5 securitization in January 2024. The actual lockout period may be longer.

With respect to Loan No. 8, Garden State Plaza, voluntary prepayment with yield maintenance or defeasance of the Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Garden State Plaza whole loan to be securitized and (b) December 11, 2026. The assumed lockout period of 24 payments is based on the closing date of the Benchmark 2024-V5 securitization trust in January 2024. The actual lockout period may be longer.

With respect to Loan No. 10, Galleria at Tyler, defeasance of the Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Galleria at Tyler whole loan to be securitized and (b) December 13, 2026. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BMARK 2024-V5 securitization trust in January 2024. The actual lockout period may be longer.

(24)

Partial release in connection with a partial prepayment or partial defeasance or substitution or a free release is permitted for the following loans. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in this Preliminary Prospectus for the terms of the releases.

With respect to Loan No. 1, Highland Multifamily Portfolio, the borrowers may deliver defeasance collateral and obtain the release of one or more individual Highland Multifamily Portfolio properties as described in this Preliminary Prospectus under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

With respect to Loan No. 2, Tysons Corner, the borrower may obtain release of various parcels without prepayment or defeasance, provided certain conditions have been satisfied, as described in this Preliminary Prospectus under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

With respect to Loan No. 3, Blue Owl Tenneco Portfolio (Pool B), the release of any of the individual Blue Owl Tenneco Portfolio (Pool B) Properties can occur in connection with the sale of such property, the default of such property, if a casualty or condemnation has occurred, or upon a Tenneco Divisional Transfer, upon the prepayment of the related release amount, provided that certain conditions have been satisfied, as described in this Preliminary Prospectus under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

With respect to Loan No. 10, Galleria at Tyler, the borrower may obtain the release of various parcels without prepayment or defeasance, and may also acquire parcels and substitute for parcels, provided certain conditions have been satisfied, as described more fully under “Description of the Mortgage Pool— Certain Terms of the Mortgage Loans—Partial Releases.”

With respect to Loan No. 33, Cityline NE Connecticut Storage Portfolio, the borrower may obtain the release of a certain outparcel as described in this Preliminary Prospectus under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

(25)

The following Mortgaged Properties consist, in whole or in part, of the related borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

With respect to Loan No. 2, Tysons Corner Center, the fee interest Mortgaged Property is subject to an affiliate ground lease between Tysons Corner Property Holdings LLC (the “Fee Borrower”), as landlord, and Tysons Corner Holdings LLC (the “Leasehold Borrower”), as ground lessee. The Mortgage is a fee and leasehold mortgage which encumbers each of the fee estate owned by Fee Borrower and the leasehold estate owned by Leasehold Borrower. The term of the ground lease commenced on November 26, 1962, and terminates on August 31, 2035. The ground lease does not provide for any further extension options. The annual base rent for the ground lease may never

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be less than an amount equal to 6% of the product of $1.00 times the total number of square feet in the total area of the Mortgaged Property. The annual ground rent under the ground lease is currently $1,565,412.

With respect to Loan No. 19, The Fountains at La Verne MHC, the Mortgaged Property is ground leased by the borrower, as the ground lessee, under two ground leases (the “1960 Ground Lease” and the “1969 Ground Lease”) with various individuals, family trusts and entities, as ground lessor. The ground leases both expire on June 30, 2049. Under the 1960 Ground Lease, the current rent for the parcel identified as “Arbitrary Parcel 1”, which contains the northerly 400 feet of Parcels A (as described in the 1960 Ground Lease and shown on the survey) and B (as described in the 1960 Ground Lease and shown on the survey), as of November 2023 is $82,581 per annum, which is subject to adjustment on July 1, 2025. On such date, the fixed payment will be calculated based on the “Index” (which means the cost of living as evidenced by the Consumer Price Index for Pacific Cities and U.S. Average for the Los Angeles-Long Beach area as published monthly by the U.S. Department of Labor Statistics) and increases or decreases proportionately. Under the 1960 Ground Lease, the rent for “Arbitrary Parcel 2” (which contains Parcel A (as described in the 1960 Ground Lease and shown on the survey) and B (as described in the 1960 Lease and shown on the survey) except the northerly 400 feet thereof and except the southerly 137 feet, more or less of Parcel A) and “Arbitrary Parcel 3” (which contains Parcel C as described in the 1960 Ground Lease and the southerly 137 feet, more or less, of Parcel A as described in the 1960 Ground Lease) as of November 2023 is $226,990 per annum. The rent payable for “Arbitrary Parcel 2” and “Arbitrary Parcel 3” is equal to the greater of (a) 10% of the gross rental income and (b) a fixed minimum payment determined in accordance with the related lease. The fixed minimum payment will be calculated based on the Index on July 1, 2025 and increases or decreases proportionately. Under the 1969 Ground Lease, the rent for “Parcel D” (as described in the 1969 Ground Lease and shown on the survey) as of November 2023 is $76,704 per annum. The rent payable for “Parcel D” is equal to the greater of (a) 10% of the gross rental income and (b) a fixed minimum payment determined in accordance with the related lease. The fixed minimum payment will be calculated based on the Index on July 1, 2025 and increases or decreases proportionately.

With respect to Loan No. 29, Philadelphia Marriott Downtown, the Mortgaged Property is substantially owned in fee by the borrowers. However, (i) a skybridge (the "Bridge") connecting the main building of the Philadelphia Marriott Downtown Mortgaged Property and the Pennsylvania Convention Center and (ii) a parcel of land, which allows for an overhang and partial driveway at one of the entrances to the Mortgaged Property (the "Tunnel") are subject to certain sub-ground leases, each with a nominal annual rent due. The sub-ground leases are each between one of the two related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership, as the subtenant, and the Redevelopment Authority of the City of Philadelphia, which in turn leases the same premises from the City of Philadelphia, as the landlord. The Bridge sublease is also subject to a reciprocal easement agreement with the Pennsylvania Convention Center Authority with respect to maintenance of the Bridge. The sub-ground lease agreements extend to 2042 (which is less than 20 years beyond the stated maturity date of the related Mortgage Loan) for the Bridge and 2091 for the Tunnel.

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With respect to Loan No. 3, Blue Owl Tenneco Portfolio (Pool B), Tenneco, Inc (“Tenant”) executed a 20-year master lease that expires December 31, 2042. Tenneco occupies all 1,538,760 square feet in the portfolio and has a current annual base rent of $8,759,136 ($5.69 PSF) on an absolute net lease basis, with contractual 3.00% annual rent increases. The tenant will be responsible for all operating expenses, taxes, insurance, and capital items. Tenant is granted five consecutive options to extend the term for a period of five years each.

With respect to Loan No. 7, 333 South Spruce Street, the borrower 333 South Spruce LLC, master leases the entire Mortgaged Property to an affiliate, Gotion Illinois New Energy Inc. The master lease is fully subordinate to the Mortgage Loan and is terminable by the lender upon a foreclosure or deed-in-lieu, or upon a material default under the master lease. The master lessee’s interest in the leases and rents is collaterally assigned to the borrower. For so long as the master lease is in effect, the borrower is entitled to receive only rents from the master lease, and not the underlying rents and other receipts from the 333 South Spruce Street Mortgaged Property.

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With respect to Loan No. 2, Tysons Corner Center, Primark, the Fifth Largest Tenant, which has not yet opened for business, has the right to terminate its lease effective as of the end of the fifth lease year if the tenant’s gross sales during its fourth lease year do not equal or exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90 day period following the end of the fifth lease year.

With respect to Loan No. 15, University Commons, the Fifth Largest Tenant, HomeGoods, has a termination option in the event of permitting delays. See “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations—Terminations.” The Mortgage Loan was structured with an earnout reserve in connection with HomeGoods’ termination option.

Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants–shown in Annex A–1–have signed leases but may or may not be open for business as of the Cut–off Date

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Tenants under certain leases included in the Underwritten Net Cash Flow, Underwritten NOI and/or Occupancy may not be in physical occupancy, may not have begun paying rent or may be in negotiation. With respect to the largest 15 Mortgage Loans and certain tenants representing more than 25% of the net rentable area of a Mortgaged Property, see “Description of the Mortgage Pool—Tenant Issues—Lease Expirations and Terminations¬—Other” in this Preliminary Prospectus.

The tenants–shown in Annex A–1–have signed leases but may or may not be open for business as of the Cut–off Date.

With respect to Loan No. 2, Tysons Corner Center, the Fifth Largest Tenant, Primark, has signed its lease but is not yet in occupancy. The lease provides that if the tenant fails to open for business by an opening date calculated in accordance with the lease, and such failure continues for 365 days (subject to delays caused by force majeure for not more than 60 days) then either the tenant or the landlord may terminate the lease upon notice given within 30 days of such 365 day period and prior to the date the tenant has opened for business, in which event the tenant is required to pay, in addition to all rent due through the date of termination, liquidated damages equal to two years’ fixed rent and the portion of its construction allowance paid to the tenant prior to termination. In addition, the tenant has the right to terminate the lease if the delivery date for the leased premises has not occurred by the date that is 180 days following a revised delivery date calculated as set forth in the lease, in which event the landlord will be required to pay specified liquidated damages and other amounts to the tenant. In addition, the tenant may terminate its lease if the floor area of the leased premises is more than 3% less than set forth in the lease, unless the landlord enlarges the premises to reduce the deviation to less than 3% within three months after such measurement.

With respect to Loan No. 9, Beach Place, the Fourth Largest Tenant, Dick’s Last Resort is not yet in occupancy or paying rent. Dick’s Last Resort is expected to open in February 2024, and has a required opening date and rent commencement date of no later than March 23, 2024.

With respect to Loan No. 15, University Commons, the Fifth Largest Tenant, HomeGoods, has 22,684 square feet expiring on May 31, 2034. The lease was executed on December 11, 2023 and the tenant is not yet in occupancy. The tenant is anticipated to open for business in the summer of 2024. The tenant has a termination option related to permitting delays as described in footnote 21.

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With respect to Loan No. 4, DoubleTree by Hilton Hotel Orlando at SeaWorld, the borrower deposited approximately $81,403 into a seasonality reserve at origination. On each monthly payment date thereafter, other than the payment dates occurring in August and September of each year, the borrower is required to deposit approximately $81,403 into the seasonality reserve. The

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seasonality reserve is subject to adjustment such that it funds a "Seasonality Shortfall Amount" equal to, as of any date of calculation, the product of (i) the amount, if any, by which gross income from operations with respect to the immediately preceding 12 month period was deficient for purposes of paying debt service for such period, multiplied by (ii) 1.10.

With respect to Loan No. 14, 311 Pine Street, the borrower will not be required to make monthly deposits into a replacement reserve until such time as the replacement reserve balance is below $11,200. At such point, the borrower will be required to make monthly deposits into a replacement reserve in an amount equal to $200 per unit per annum, capped at $33,600.

With respect to Loan No. 22, Green Tree Villas, the borrower will not be required to make monthly deposits into a replacement reserve until such time as the replacement reserve balance is below $50,000. At such point, the borrower will be required to make monthly deposits into a replacement reserve in an amount equal to $345.18 per unit per annum capped at $222,000.

With respect to Loan No. 23, Warwick New York, on and after the occurrence of a trigger period, the borrower is required to deposit into a seasonal reserve (“Seasonal Reserve”), an amount equal to 90% of the excess cash flow generated by the property for the immediately preceding interest accrual period, for the purpose of creating a reserve for shortfalls during seasonal periods when the gross revenue of the property may be reduced. Notwithstanding the foregoing, any amounts that would be deposited by the borrower into the Seasonal Reserve that would cause the funds then on deposit in such account to exceed $1,100,000 must instead be deposited into the excess cash flow account.

With respect to Loan No. 25, Staybridge Suites Toledo, beginning with the monthly payment occurring in July 2024, the borrower is required to deposit one-twelfth of an amount which would be sufficient to pay the taxes payable, or estimated by lender to be payable, during the next ensuing 12 months.

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With respect to Loan No. 14, 311 Pine Street, at origination, the lender reserved $450,000 in the rent reserve fund. Provided that no event of default under the Mortgage Loan agreement then exists, the lender will be required to, on the payment date in January 2024 and on each payment date thereafter that is prior to the occurrence of the Rent Reserve Fund Release Conditions (as defined below), apply $37,500 of rent reserve funds to the monthly debt service payment amount due on such payment date. Provided that no event of default under the Mortgage Loan agreement then exists, upon satisfaction of the Rent Reserve Fund Release Conditions, the lender will be required to disburse any remaining rent reserve funds to the borrower, and the borrower will thereafter no longer have any obligation to make rent reserve fund replenishment deposits.

“Rent Reserve Fund Release Conditions” means that the lender has received satisfactory evidence that (i) the rent reserve debt service coverage ratio (as calculated by including the amount of the rent reserve funds in the gross income from the operations of the property) is equal to or greater than 1.25x (and the lender acknowledges that a net cash flow equal to or greater than $2,128,318 (based on such calculation), will satisfy such rent reserve debt service coverage ratio threshold) and (ii) the occupancy rate of the Mortgaged Property is equal to or greater than 95%.

On the payment date occurring in December of each calendar year (commencing on the payment date occurring in December 2024), the borrower is required to replenish the rent reserve fund in an amount equal to $450,000. In addition, an amount equal to one year’s debt service is recourse to the borrower in the event the rent reserve fund is not replenished after 12 months.

With respect to Loan No. 16, Oakbrook Station, on each monthly payment date, if the amount in the rollover reserve is less than $205,768.50 on any payment date, the borrowers are required to deposit into the rollover reserve an amount equal to $8,574.00. If the Dollar Tree tenant fails to extend the term of its lease on or prior to the date that is six months prior to the expiration date of its current term, the monthly rollover deposit will be $14,289.00 and the rollover reserve cap of $205,768.50 will not apply until such time as (i) Dollar Tree extends its lease for a term of no less than five years, in satisfaction of the Mortgage Loan document terms, or (ii) the space tenanted by

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Dollar Tree is relet in accordance with the terms of the Mortgage Loan documents; provided, however, in the event of either (i) or (ii) above, any amounts held in the rollover reserve in excess of the rollover reserve cap of $205,768.50 will be released.

With respect to Loan No. 16, Oakbrook Station, on each monthly payment date during the continuance of a major tenant trigger event, the borrowers are required to deposit into the major tenant reserve an amount equal to $40,500; provided, however, upon the cure of all major tenant trigger events then in effect, any amounts held in the major tenant reserve will be released provided no event of default or low DSCR period is continuing.

With respect to Loan No. 16, Oakbrook Station, on each monthly payment date during the continuance of a low DSCR period, the borrowers are required to deposit into the low DSCR reserve an amount equal to $25,000.00.

With respect to Loan No. 18, Horn Southeast Multifamily Portfolio, In the event the amount then on deposit in the replacement reserve account is less than the sum of $177,000, the borrower is required to make monthly deposits into the replacement reserve in an amount equal to approximately $258 per unit per annum, capped at $410,250, subject to a floor of $177,000.

With respect to Loan No. 20, Embassy Suites Schaumburg, on each monthly payment date the borrower is required to deposit into a replacement reserve an amount equal to the greater of (i) one-twelfth of 4% of the projected annual gross income from operations of the Mortgaged Property as set forth in the approved annual budget and (ii) any amount required by franchisor pursuant to the franchise agreement.

With respect to Loan No. 23, Warwick New York, the borrower is required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment (as defined herein) and (ii) the amount of deposit if any then required by the franchisor on account under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12 of four percent (4%) of the greater of (a) the annual gross revenues for the hotel related operations at the Warwick New York Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $152,424.

 .

With respect to Loan No. 25, Staybridge Suites Toledo, the borrower is required to deposit into an eligible account (the “FF&E Reserve Account”) on each monthly payment date, an amount equal to the greater of (i) the FF&E Payment (as defined herein) and (ii) the amount of deposit if any then required by the franchisor on account under the franchise agreement. The “FF&E Payment” means an amount equal to 1/12 of four percent (4%) of the greater of (a) the annual gross revenues for the hotel related operations at the Staybridge Suites Toledo Mortgaged Property for the immediately preceding calendar year as reasonably determined by the lender and (b) the projected annual gross revenues for the hotel related operations for the calendar year in which such monthly payment date occurs as set forth in the approved annual budget, or where no approved annual budget exists as of the date of determination, the amount of the FF&E Payment will be determined by the lender in its reasonable discretion. The initial monthly FF&E Payment was determined to be approximately $12,555.

With respect to Loan No. 28, Jersey City Multi Portfolio, upon the occurrence of a reduction in the rents at any of the mortgaged properties due to any non-compliance with the Jersey City, New Jersey rent control ordinance, the borrowers are required to deposit, in the form of cash or a letter of credit an amount such that, if applied to the then outstanding principal balance of the loan, would cause the debt yield to equal 10% (the “Debt Yield Deposit Amount”). The Debt Yield Deposit Amount is to be held as additional collateral for the loan.

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With respect to Loan No. 29, Philadelphia Marriott Downtown, on each monthly payment date during a trigger period, the borrowers are required to deposit into a replacement reserve an amount equal to the greater of (i) 4% of the gross revenue generated in the immediately preceding calendar month and (ii) required replacement reserve pursuant to the management agreement (“FF&E Reserve Monthly Deposit”). Notwithstanding to the foregoing, if the Qualified Hotel Management Condition is satisfied and the manager is collecting the replacement reserve pursuant to the management agreement, the requirement for the borrowers to make deposits to the replacement reserve will be waived. However, if the Qualified Hotel Management Condition is satisfied but the manager is collecting a replacement reserve in an amount less than the reserve pursuant to the management agreement, the borrowers will be required to deposit on each monthly payment date, an amount equal to the difference between (i) the FF&E Reserve Monthly Deposit and (ii) the required replacement reserve pursuant to the management agreement.

With respect to Loan No. 29, Philadelphia Marriott Downtown, on each monthly payment date during a trigger period, the borrowers are required to deposit into a condominium reserve an amount sufficient to pay for the projected assessments and other expenses when due under the condominium documents. Notwithstanding to the foregoing, during such period as the Mortgaged Property is managed by the manager under the management agreement in effect as of the origination date and the manager is paying such condominium expenses as operating expenses directly to the related condominium association with evidence reasonably satisfactory to the lender that the condominium expenses have been paid, the requirement for the borrowers to make deposits to the condominium reserve will be waived.

(31)	With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Adverse Environmental Conditions at or Near Mortgaged Properties May Result in Losses” and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in this Preliminary Prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Expiration Date
6	Avenue Living Mini Mall Storage Portfolio	$55,500,000	6.3%	$8,400,000	Yes	12/6/2031
13	MW Industries Portfolio	$29,616,950	3.3%	$16,500,000	Yes	8/24/2033
17	Hilton Appleton Paper Valley	$18,440,000	2.1%	$1,000,000	Yes	12/8/2030
27	575 Degraw	$8,300,000	0.9%	$1,000,000	Yes	11/1/2031
29	Philadelphia Marriott Downtown	$6,666,667	0.8%	$2,000,000	Yes	10/18/2024

(32)	With respect to the Mortgage Loans listed in the following table, the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related Mortgage Loan documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and/or a combined minimum debt yield, as listed in the following table and determined in accordance with the related Mortgage Loan documents:

Mortgage Loan Name	Mortgage Loan Balance	Whole Loan Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR	Maximum Principal Balance	Combined Minimum Debt Yield	Intercreditor Agreement Required
Horn Southeast Multifamily Portfolio	$18,350,000	NAP	65.0%	1.40X	$4,200,000	9.4%	Yes
Philadelphia Marriott Downtown	$6,666,667	$215,000,000	54.9%	1.50x	NAP	13.2%	Yes

(33)

With respect to Loan No. 23, Warwick New York, the Mortgaged Property operates without a franchise agreement in place.

With respect to Loan No. 29, Philadelphia Marriott Downtown, the Mortgaged Property operates without a franchise agreement in place. The Mortgaged Property is managed by Marriott Hotel Services, LLC.

(34)	With respect to Loan No. 7, 333 South Spruce Street, the sole tenant, Gotion Illinois New Energy Inc. is an affiliate of the borrower and non-recourse carveout guarantor. The guarantor of the sole tenant’s lease, Gotion, Inc., is also the guarantor of the 333 South Spruce Street whole loan.

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With respect to Loan No. 3, Blue Owl Tenneco Portfolio (Pool B), the borrower executed a sale-leaseback with Tenneco Inc., the sole tenant, whereby the borrower acquired the properties from the tenant and executed a 20-year absolute triple-net (“NNN”) lease with 3% annual escalations.

With respect to Loan No. 6, Avenue Living Mini Mall Storage Portfolio, historical cash flows are not available as the sponsor acquired the 38 mortgaged properties throughout 2021 and 2022.

With respect to Loan No. 7, 333 South Spruce Street, the historical cash flows are not available as the Mortgaged Property was acquired in December 2023.

With respect to Loan No. 11, Forward Storage San Antonio, the historical cash flows are not available as the sponsors purchased the Mortgaged Property in June 2022.

With respect to Loan No. 13, MW Industries Portfolio, historical financial information is not available because the Mortgaged Properties were acquired by the borrower in August 2023 in a sale-leaseback transaction.

With respect to Loan No. 14, 311 Pine Street, historical financial information is not available as the construction of the Mortgaged Property was completed in March 2023.

With respect to Loan No. 17, Hilton Appleton Paper Valley, the historical cash flows are not available as the Mortgaged Property is on a leased fee basis.

With respect to Loan No. 21, 100 Valley Hill Road, the Mortgaged Property was acquired by the borrower for $9,844,000 ($108,176 per unit) in April 2022 in a distressed state at 60% occupancy and requiring significant renovations.

With respect to Loan No. 28, Jersey City Multi Portfolio, the historical cash flows are not available as the sponsor acquired the Mortgaged Properties between 2022 and 2023 and subsequently gut renovated the units.

With respect to Loan No. 31, 537 Edgecombe Avenue, the historical cash flows are not available as the sponsor acquired the Mortgaged Property in March 2021 and subsequently renovated the units.

With respect to Loan No. 32, The Dylan, the borrower acquired the Mortgaged Property in June 2021.

(36)

With respect to Loan No. 3, Blue Owl Tenneco Portfolio (Pool B), the borrowers entered into a sale leaseback with the sole tenant, Tenneco Inc. in June and July 2023. The loan proceeds recapitalized the borrowers following the sale-leaseback transaction.

With respect to Loan No. 3, Blue Owl Tenneco Portfolio (Pool B), the six related Mortgaged Properties are leased to Tenneco Inc. pursuant to a single master lease (the “Tenneco Lease”). Tenneco may assign or transfer its obligations with respect to individual properties under the Tenneco Lease as described under “Description of the Mortgage Pool—Property Types—Industrial Properties.” Simultaneously with such an assignment or transfer, unless the lender elects in its sole and absolute discretion to have the related Mortgaged Property remain as collateral for the Mortgage Loan, the borrower is required to obtain the release of such Mortgaged Property as described in this Preliminary Prospectus under “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases.”

With respect to Loan No. 7, 333 South Spruce Street, the borrower posted a letter of credit issued by East West Bank in lieu of cash deposit for the security deposit reserve.

With respect to Loan No. 8, Garden State Plaza, occupancy is 94.9% based on the September 13, 2023 rent roll including signed not occupied tenants and excluding the Lord & Taylor box.

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With respect to Loan No. 8, Garden State Plaza, there is no non-recourse carveout guarantor.

With respect to Loan No. 8, Garden State Plaza, for purposes of calculating interest and other amounts payable on the Garden State Plaza Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Garden State Plaza Mortgage Loan represents the approximate weighted average interest rate of three components. Prepayments of the Garden State Plaza Mortgage Loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Garden State Plaza Loan) may increase over time.

With respect to Loan No. 9, Beach Place, the Mortgage Loan is secured by the borrower’s fee interest in 95,778 square feet of retail space and the borrower’s interest in an attached parking facility containing 819 parking spaces, all of which are subject to an easement agreement between the Beach Place Mortgaged Property and the non-collateral Marriott Beach Place Condominium, with 580 of the spaces dedicated to the Beach Place Mortgaged Property and the remaining 239 spaces dedicated to the Marriott Beach Place Condominium.

With respect to Loan No. 13, MW Industries Portfolio, under the terms of the related Mortgage Loan documents, the first payment date is the due date in March 2024, and the Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Original Term to Maturity / ARD (Mos.) and Remaining Term To Maturity / ARD (Mos.) are each 60 months. However, due to the fact that the related Mortgage Loan seller will contribute an initial interest deposit amount to the Issuing Entity on the Closing Date to cover an amount that represents one month's interest that would have accrued with respect to the Mortgage Loan at the related interest rate with respect to a February 2024 payment date, such Mortgage Loan is being treated as having a first payment date on the due date in February 2024, and an Original Interest-Only Period (Mos.), Remaining Interest-Only Period (Mos.), Original Term To Maturity / ARD (Mos). and Remaining Term To Maturity / ARD (Mos.) of 61 months.

With respect to Loan No. 14, 311 Pine Street, the Underwritten NOI DSCR (x) and the Underwritten NCF DSCR (x) were calculated based on an “as-stabilized” basis of an appraisal concluded 4.5% vacancy. The economic vacancy rate as of November 17, 2023 is 14.9%. The lender required the borrower sponsor to reserve $450,000 at closing for the rent reserve associated with the vacant units. The Underwritten NOI DSCR (x) and the Underwritten NCF DSCR (x) calculated based on the actual economic vacancy rate are 1.05x.

In the case of Loan No. 14, 311 Pine Street, the Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) were calculated based on an “as-stabilized” basis of an appraisal concluded 4.5% vacancy. The economic vacancy rate as of November 17, 2023 is 14.9%. The lender required the borrower sponsor to reserve $450,000 at closing for the rent reserve associated with the vacant units. The Underwritten NOI Debt Yield (%) and Underwritten NCF Debt Yield (%) calculated based on the actual economic vacancy rate are 7.1%.

With respect to Loan No. 15, University Commons, there is a year-long period where no assumption is allowed after origination. From and after the first anniversary of the origination date, the borrowers are required to pay the lender a nonrefundable assumption fee in an amount equal to 0.50% of the principal indebtedness for the first assumption fee payable under the related loan agreement and 0.75% of the principal indebtedness for each subsequent assumption fee payable thereunder.

With respect to Loan No. 17, Hilton Appleton Paper Valley, the ground rent coverage (leasehold NCF divided by Leased Fee Underwritten Ground Rent Received) for the leasehold position was 0.94x for the TTM period ending October 2023. However, cash flow has been increasing over said period and when applying the annualized trailing six month leasehold NCF and the annualized trailing three month leasehold NCF, the coverage ratio equals 1.74x and 1.80x, respectively.

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With respect to Loan No. 18, Horn Southeast Multifamily Portfolio, Building 2144 at the Walnut Creek Apartments Mortgaged Property which was constructed in 1968 is subject to a plat map filed in 2011 by the prior owner. Pursuant to such plat map, a portion of such building encroaches on a right of way created pursuant to such plat map. The borrower may file a correction plat to correct the location of the right of way dedication so long as the conditions set forth in the Mortgage Loan agreement are satisfied. The lender has removed those four specific units at building 2144 from the underwriting.

With respect to Loan No. 19, The Fountains at La Verne MHC, the Mortgaged Property has a 55+ age restriction.

With respect to Loan No. 19, The Fountains at La Verne MHC, the Mortgaged Property has two parcels that are licensed to the borrower by The Metropolitan Water District of Southern California, the licensor. The license expires on December 31, 2029 and has one five-year extension option. The license fee as of November 2023 is $11,998 per annum, with 3% annual increases. The lender underwrote income from the related parcels, which income was less than 5% of the Mortgaged Property net operating income.

With respect to Loan No. 28, Jersey City Multi Portfolio, each of the mortgaged properties, with the exception of the 64 Logan Ave Mortgaged Property, is required to register the related residential unit rents each year with the Jersey City Division of Tenant Landlord Relations. At the time of origination of the Mortgage Loan, the sponsor had submitted the applicable 2023 rent registrations but had not yet received confirmation of receipt from the local authority. In addition, such mortgaged properties are subject to rent control regulations which allow for a maximum one-time annual increase of 4.0% per residential unit or the percentage difference between the CPI index three months prior to the expiration or termination of the lease and three months prior to the commencement of the lease term, whichever is less.

With respect to Loan No. 29, Philadelphia Marriott Downtown, in addition to the Whole Loan there is a $23,000,000 preferred equity investment made by Oaktree Capital Management, LLC, Clearview Hotel Capital, LLC and Host LP in one of the related borrowers, Philadelphia Market Street HMC Hotel Limited Partnership. The preferred equity investment may only be repaid from net cash distributions from the cash flow generated by the Philadelphia Marriott Downtown Mortgaged Property.

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The following Mortgage Loans have one or more borrowers that own all or a portion of the related Mortgaged Property as tenants–in–common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—– Tenancies–in–Common or Diversified Ownership” in this Preliminary Prospectus for further information.

With respect to Loan No. 14, 311 Pine Street, the borrowers own the related Mortgaged Property as tenants–in–common.

With respect to Loan No. 15, University Commons, the Mortgage Loan has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common.

With respect to Loan No. 16, Oakbrook Station, the Mortgage Loan has one or more borrowers that own all or a portion of the related Mortgaged Property as tenants-in-common.

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ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

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Range of Cut-off Date Balances - All Mortgage Loans(1)
						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
$2,250,000	-	$9,999,999	13	$76,291,667	8.6%	7.7001%	59	1.51x	57.4%	57.1%
$10,000,000	-	$19,999,999	8	$120,765,000	13.6%	7.2102%	60	1.57x	59.5%	59.5%
$20,000,000	-	$29,999,999	3	$76,366,950	8.6%	6.6414%	60	1.64x	54.8%	54.8%
$30,000,000	-	$39,999,999	4	$131,925,000	14.9%	7.3700%	60	1.54x	61.0%	61.0%
$40,000,000	-	$75,000,000	8	$479,460,000	54.2%	6.7768%	59	1.84x	53.0%	53.0%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Range of Mortgage Rates as of the Cut-off Date - All Mortgage Loans(1)
						Weighted Averages
Range of Mortgage Rates as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
4.5000%	-	5.9999%	2	$85,116,950	9.6%	4.9141%	60	2.08x	55.2%	55.2%
6.0000%	-	6.4999%	1	$11,350,000	1.3%	6.3090%	60	1.24x	73.7%	73.7%
6.5000%	-	6.9999%	10	$341,650,000	38.6%	6.6853%	60	1.73x	53.6%	53.6%
7.0000%	-	8.9500%	23	$446,691,667	50.5%	7.6406%	60	1.64x	56.8%	56.7%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Type of Mortgaged Properties - All Mortgage Loans(1)(4)

						Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Number of NRA/Units/Rooms/Pads	Cut-off Date Balance per # of NRA/Units/Rooms/Pads	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
Multifamily	27	$258,493,000	29.2%	3,384	$138,424	7.0546%	60	93.0%	1.34x	62.8%	62.8%
Garden	18	$156,093,000	17.6%	2,615	$70,329	7.1432%	60	93.0%	1.38x	62.3%	62.3%
Mid Rise	6	$60,778,002	6.9%	325	$299,697	6.8288%	60	91.2%	1.26x	64.6%	64.6%
High Rise	1	$29,521,998	3.3%	176	$167,739	6.9100%	60	97.7%	1.25x	64.4%	64.4%
Age Restricted	1	$9,300,000	1.1%	262	$35,496	7.3200%	60	86.6%	1.45x	55.8%	55.8%
Low Rise	1	$2,800,000	0.3%	6	$466,667	7.6600%	60	100.0%	1.34x	60.9%	60.9%
Retail	7	$236,360,000	26.7%	4,948,175	$291	7.0621%	60	95.0%	2.01x	46.3%	46.3%
Super Regional Mall	3	$153,960,000	17.4%	4,417,457	$325	6.9039%	60	94.1%	2.28x	38.7%	38.7%
Anchored	4	$82,400,000	9.3%	530,718	$226	7.3576%	60	96.6%	1.52x	60.4%	60.4%
Industrial	14	$139,616,950	15.8%	3,719,292	$51	6.8303%	60	100.0%	1.82x	55.6%	55.6%
Warehouse/Distribution	3	$85,108,000	9.6%	2,396,919	$47	7.0063%	60	100.0%	1.71x	57.1%	57.1%
Warehouse/Manufacturing	7	$29,616,950	3.3%	633,957	$71	5.6900%	61	100.0%	2.16x	48.7%	48.7%
Flex	3	$16,732,000	1.9%	511,716	$34	7.5850%	59	100.0%	1.80x	58.7%	58.7%
Manufacturing	1	$8,160,000	0.9%	176,700	$46	7.5850%	59	100.0%	1.80x	58.7%	58.7%
Hospitality	6	$109,041,667	12.3%	3,319	$91,119	7.8992%	59	71.9%	1.84x	56.6%	56.4%
Full Service	4	$92,041,667	10.4%	3,085	$94,505	7.9838%	59	73.0%	1.84x	55.6%	55.6%
Select Service	1	$8,500,000	1.0%	112	$75,893	7.2720%	60	59.8%	1.96x	66.4%	66.4%
Extended Stay	1	$8,500,000	1.0%	122	$69,672	7.6100%	60	72.5%	1.71x	57.0%	54.4%
Self Storage	44	$95,110,000	10.7%	1,675,102	$65	5.7087%	59	82.7%	1.73x	59.2%	59.2%
Other	1	$18,440,000	2.1%	124,289	$148	6.6700%	60	0.0%	1.51x	68.3%	68.3%
Manufactured Housing	1	$18,100,000	2.0%	286	$63,287	7.2750%	60	100.0%	1.75x	50.3%	50.3%
Mixed Use	2	$9,647,000	1.1%	40,004	$47,199	8.4532%	58	100.0%	1.26x	29.5%	29.5%
Medical Office/Retail	1	$8,300,000	0.9%	40,000	$208	8.5900%	58	100.0%	1.26x	23.1%	23.1%
Multifamily/Retail	1	$1,347,000	0.2%	4	$336,750	7.6100%	60	100.0%	1.29x	69.1%	69.1%
Total/Weighted Average	102	$884,808,617	100.0%			6.9923%	60	91.1%	1.71x	55.6%	55.6%

A-2-1

Mortgaged Properties by State and/or Location - All Mortgage Loans(1)(4)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
Michigan	9	$115,176,000	13.0%	7.1925%	60	1.43x	59.3%	59.3%
Florida	3	$102,000,000	11.5%	7.6006%	59	1.75x	61.1%	61.1%
New York	9	$86,400,000	9.8%	7.1786%	60	1.41x	56.9%	56.9%
New York City	8	$80,342,925	9.1%	7.1989%	60	1.42x	56.3%	56.3%
New York State	1	$6,057,075	0.7%	6.9100%	60	1.25x	64.4%	64.4%
New Jersey	8	$80,985,333	9.2%	6.6756%	60	2.24x	44.3%	44.3%
Virginia	1	$73,960,000	8.4%	6.6006%	59	2.00x	39.4%	39.4%
Illinois	3	$68,079,618	7.7%	7.0473%	60	1.64x	56.1%	56.1%
California	3	$59,106,000	6.7%	7.4953%	60	1.92x	50.0%	50.0%
Southern(5)	3	$59,106,000	6.7%	7.4953%	60	1.92x	50.0%	50.0%
Other	66	$299,101,666	33.8%	6.7248%	60	1.65x	60.0%	59.9%
Total/Weighted Average	102	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Range of LTV Ratios as of the Cut-off Date - All Mortgage Loans(1)

						Weighted Averages
Range of LTV Ratios as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
23.1%	-	39.9%	4	$137,260,000	15.5%	6.7847%	59	2.30x	34.5%	34.5%
40.0%	-	49.9%	2	$35,616,950	4.0%	6.0539%	61	2.08x	47.6%	47.6%
50.0%	-	59.9%	14	$451,501,667	51.0%	7.1707%	59	1.69x	56.6%	56.5%
60.0%	-	69.9%	15	$249,080,000	28.2%	6.9488%	60	1.38x	65.9%	65.9%
70.0%	-	73.7%	1	$11,350,000	1.3%	6.3090%	60	1.24x	73.7%	73.7%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Range of LTV Ratios as of Maturity Dates - All Mortgage Loans(1)

						Weighted Averages
Range of LTV Ratios as of the Maturity Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
23.1%	-	39.9%	4	$137,260,000	15.5%	6.7847%	59	2.30x	34.5%	34.5%
40.0%	-	49.9%	2	$35,616,950	4.0%	6.0539%	61	2.08x	47.6%	47.6%
50.0%	-	59.9%	14	$451,501,667	51.0%	7.1707%	59	1.69x	56.6%	56.5%
60.0%	-	73.7%	16	$260,430,000	29.4%	6.9209%	60	1.38x	66.2%	66.2%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Range of Debt Service Coverage Ratios as of the Cut-off Date - All Mortgage Loans(1)

						Weighted Averages
Range of Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
1.20x	-	1.49x	17	$332,350,000	37.6%	7.1302%	60	1.34x	60.9%	60.9%
1.50x	-	1.99x	14	$338,381,667	38.2%	7.5031%	59	1.74x	58.3%	58.2%
2.00x	-	2.81x	4	$169,076,950	19.1%	5.8000%	59	2.06x	47.0%	47.0%
2.81x	-	2.98x	1	$45,000,000	5.1%	6.6130%	60	2.98x	28.9%	28.9%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

A-2-2

Range of Original Terms to Maturity in Months - All Mortgage Loans(1)

						Weighted Averages
Range of Original Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
60	-	61	36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Range of Remaining Terms to Maturity in Months - All Mortgage Loans(1)

						Weighted Averages
Range of Remaining Terms to Maturity			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
58	-	59	14	$339,986,667	38.4%	6.9463%	59	1.81x	52.9%	52.9%
60	-	61	22	$544,821,950	61.6%	7.0211%	60	1.65x	57.3%	57.2%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Range of U/W NOI Debt Yields as of the Cut-off Date - All Mortgage Loans(1)

						Weighted Averages
Range of NOI Debt Yields as of the Cut-off Date			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
8.1%	-	8.4%	2	$36,350,000	4.1%	6.5298%	59	1.21x	67.0%	67.0%
8.5%	-	9.4%	2	$90,000,000	10.2%	6.8567%	60	1.26x	65.6%	65.6%
9.5%	-	10.4%	6	$149,565,000	16.9%	6.0681%	60	1.61x	62.0%	62.0%
10.5%	-	11.4%	9	$158,625,000	17.9%	7.1712%	60	1.49x	55.5%	55.5%
11.5%	-	20.5%	17	$450,268,617	50.9%	7.3008%	59	1.95x	50.6%	50.6%
Total/Weighted Average			36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Amortization Type - All Mortgage Loans(1)

				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Outstanding Initial Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)	Maturity Date LTV Ratio(3)
Interest Only	35	$876,308,617	99.0%	6.9864%	60	1.71x	55.6%	55.6%
Amortizing Balloon	1	$8,500,000	1.0%	7.6100%	60	1.71x	57.0%	54.4%
Total/Weighted Average	36	$884,808,617	100.0%	6.9923%	60	1.71x	55.6%	55.6%

Footnotes

(1) The U/W NCF DSCR, Cut-off Date LTV Ratio, Maturity Date or LTV Ratio, Underwritten NOI Debt Yield and Cut-off Date Balance per # of NRA/Units/Rooms/Pads calculations include any related pari passu companion loan(s) and exclude any related subordinate companion loan(s) and/or mezzanine loan(s).

(2) With respect to one mortgage loans representing approximately 3.3% of the initial pool balance, the initial due date for such mortgage loan occurs after February 2024. On the Closing Date, the related mortgage loan seller(s) will contribute an initial interest deposit amount to the issuing entity to cover an amount that represents one month’s interest that would have accrued with respect to each such mortgage loan at the related interest rate with respect to the assumed February 2024 payment date.

(3) With respect to 41 mortgaged properties (10.8%) (Avenue Living Mini Mall Storage Portfolio, Davis Creek Apartments Staybridge Suites Toledo and Four Points Greensboro), the Cut-off Date LTV Ratio and Maturity Date or LTV Ratio have been calculated using a value other than the “As Is” appraised value. For additional information please see the footnotes to Annex A-1 in the Preliminary Prospectus.

(4) Reflects the allocated loan amount for properties securing multi-property Mortgage Loans.

(5) Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-3

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ANNEX A-3

DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION

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Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%

A-3-1

Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%

A-3-2

Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%
Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Refinance	Properties Type – Subtype(3):	Multifamily – Various
Borrower Sponsor(s):	Michael Colman, David Colman and Evan Ross	Collateral:	Fee
Borrower(s)(1):	Various	Location(3):	Various, MI
Original Balance:	$75,000,000	Year Built / Renovated(3):	Various / Various
Cut-off Date Balance:	$75,000,000	Properties Management:	RoCo Management, LLC
% by Initial UPB:	8.5%	Size:	1,390 Units
Interest Rate:	7.32000%	Appraised Value / Per Unit:	$134,400,000 / $96,691
Note Date:	December 8, 2023	Appraisal Date:	November 2, 2023
Original Term:	60 months	Occupancy:	91.2% (as of October 25, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	86.1%
Original Amortization:	NAP	Underwritten NOI:	$8,459,372
Interest Only Period:	60 months	Underwritten NCF:	$8,095,528
First Payment Date:	February 6, 2024
Maturity Date:	January 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(4):	$7,925,705 (TTM September 30, 2023)
Additional Debt Balance:	NAP	2022 NOI(4):	$7,218,290
Call Protection:	L(24),D(32),O(4)	2021 NOI:	$7,057,618
Lockbox / Cash Management:	Springing / Springing	2020 NOI:	$5,995,687
Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$53,957
Taxes:	$388,236	$97,059	NAP	Maturity Date Loan / Unit:	$53,957
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	55.8%
Replacement Reserves:	$11,738,000	$30,230	NAP	Maturity Date LTV:	55.8%
TI / LC:	$0	$0	NAP	UW NOI DY:	11.3%
Deferred Maintenance:	$167,568	$0	NAP	UW NCF DSCR:	1.45x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$75,000,000	100.0%	Loan Payoff(5)	$36,385,594	48.5%
			Return of Equity	24,075,195	32.1
			Upfront Reserves	12,293,804	16.4
			Closing Costs	2,245,407	3.0
Total Sources	$75,000,000	100.0%	Total Uses	$75,000,000	100.0%
(1)	The borrowers are Highland Towers Associates, LLC, Warren Woods Associates, LLC, Farmbrooke Manor Associates, LLC, Garfield Court Associates, LLC and Golf Manor Associates, LLC.
(2)	See “Initial and Ongoing Reserves” below.
(3)	See “Portfolio Summary” below.
(4)	The increase from 2022 NOI to Most Recent NOI is a result of increased base rents following approximately $4.1 million of capital improvements invested into the Highland Multifamily Portfolio Properties (as defined below) from 2019 to 2021.
(5)	Loan Payoff represents the payoff of five of the six properties previously securitized in the WFRBS 2014-C21 transaction. The sixth property, Warren Manor, was sold separately.

The Loan. The largest mortgage loan (the “Highland Multifamily Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in five multifamily properties located in the Detroit metropolitan statistical area (“MSA”). Four of the five properties consist of two-story garden-style apartments, and one property consists of a single age restricted high rise apartment building, for a total of 1,390 units (the “Highland Multifamily Portfolio Properties”). The Highland Multifamily Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $75,000,000. The Highland Multifamily Portfolio Mortgage Loan was originated on December 8, 2023 by CREFI and accrues interest at a fixed rate of 7.32000% per annum. The Highland Multifamily Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Highland Multifamily Portfolio Mortgage Loan is the payment date that occurs in January 2029.

A-3-3

Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%

The Properties. The Highland Multifamily Portfolio Properties consist of five properties, totaling 1,390 units all located within the Detroit MSA. The Highland Multifamily Portfolio Properties were built between 1969 and 1988 and were 91.2% occupied as of October 25, 2023. The Highland Multifamily Portfolio Properties unit mix consists of 650 one-bedroom units, 612 two-bedrooms units and 128 three-bedroom units. The borrower sponsors acquired the Highland Multifamily Portfolio Properties in 2014 and have subsequently invested approximately $14.6 million into the properties with $4.1 million invested between 2019 and 2021 and currently plan to invest approximately $11.74 million post-closing to renovate the Highland Multifamily Portfolio Properties, which amount was reserved at origination of the Highland Multifamily Portfolio Mortgage Loan.

The following table presents certain information relating to the Highland Multifamily Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Type - Subtype	Year Built / Renovated	Units(1)	Occupancy(1)	Allocated Cut-off Date Balance	% of Allocated Cut-off Date Balance	Appraised Value(2)	U/W NOI(1)	% of U/W NOI(1)
Garfield Commons	Clinton Township, MI	Multifamily - Garden	1988 / NAP	496	92.5%	$30,500,000	40.7%	$54,500,000	$3,384,108	40.0%
Farmbrooke Manor	Clinton Township, MI	Multifamily - Garden	1975 / 2023	320	95.0	19,000,000	25.3	33,700,000	2,192,063	25.9
Warren Woods	Warren, MI	Multifamily - Garden	1970 / NAP	192	84.4	10,250,000	13.7	18,550,000	1,198,710	14.2
Highland Towers	Southfield, MI	Multifamily -Age Restricted	1977 / NAP	262	86.6	9,300,000	12.4	16,900,000	1,036,954	12.3
Golf Manor	Roseville, MI	Multifamily - Garden	1969 / 2022	120	95.8	5,950,000	7.9	10,750,000	647,536	7.7
Total / Wtd. Avg.				1,390	91.2%	$75,000,000	100.0%	$134,400,000	$8,459,372	100.0%
(1)	Based on the underwritten rent rolls dated October 25, 2023.
(2)	Source: Appraisals.

Garfield Commons (496 Units, 40.0% of Underwritten NOI)

The Garfield Commons property is a 496-unit garden style apartment community located at 17673 Kingsbrooke Circle, Clinton Township, Michigan (the “Garfield Commons Property”). The Garfield Commons Property was built in 1988, consists of 200 one-bedroom units and 296 two-bedroom units and has an in place occupancy of 92.5% as of October 25, 2023. Amenities at the Garfield Commons Property include an outdoor swimming pool, fully equipped kitchens, playground, tennis court and covered parking. Unit amenities at the Garfield Commons Property include fully equipped kitchens, washer and dryers in select units, dishwashers and pet friendly units.

Farmbrooke Manor (320 Units, 25.9% of Underwritten NOI)

The Farmbrooke Manor property is a 320-unit garden style apartment community located at 36760 Farmbrooke Drive, Clinton Township, Michigan (the “Farmbrooke Manor Property”). The Farmbrooke Manor Property was built in 1975 and consists of 32 one-bedroom units, 160 two-bedroom units, and 128 three-bedroom units with an in-place occupancy of 95.0% as of October 25, 2023. The Farmbrooke Manor Property has seven section 8 units. Amenities at the Farmbrooke Manor Property include an outdoor swimming pool, sundeck, parking and laundry facilities. Unit amenities at the Farmbrooke Manor Property include fully equipped kitchens, washer & dryers in select units and dishwashers.

Warren Woods (192 Units, 14.2% of Underwritten NOI)

The Warren Woods property is a 192-unit garden style apartment community located at 4385 Frazho Road, Warren, Michigan (the “Warren Woods Property”). The Warren Woods Property was built in 1970 and consists of 129 one-bedroom units and 63 two-bedroom units with in-place occupancy of 84.4% as of October 25, 2023. Amenities at the Warren Woods Property include an outdoor swimming pool, clubhouse, ample parking and laundry facilities. Unit amenities at the Warren Woods Property include gas ranges in apartments, patio/balconies, and dishwashers.

Highland Towers (262 Units, 12.3% of Underwritten NOI)

The Highland Towers property is a 262-unit age restricted high rise apartment building located at 25225 Greenfield Road, Southfield, Michigan (the “Highland Towers Property”). The Highland Towers Property was built in 1977 and consists of 217 one-bedroom units and 45 two-bedroom units with in-place occupancy of 86.6% as of October 25, 2023. The Highland Towers Property is age restricted to 55 and older and has 45 section 8 units. Amenities at the Highland Towers Property include an outdoor picnic area, pool, sundeck, ample parking, elevators, on-site management, and proximity to public transportation. Unit amenities at the Highland Towers Property feature fully equipped kitchens, air conditioning, dishwasher and separate dining areas.

A-3-4

Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%

Golf Manor (120 Units, 7.7% of Underwritten NOI)

The Golf Manor Apartments property is a 120-unit garden style apartment community located at 30600 Little Mack Avenue, Roseville, Michigan (the “Golf Manor Property”). The Golf Manor Property was built in 1969 and consists of 72 one-bedroom units and 48 two-bedroom units with in-place occupancy of 95.8% as of October 25, 2023. Amenities at the Golf Manor Property include an outdoor swimming pool, laundry facilities, ample parking, and on-site maintenance. Unit amenities at the Golf Manor Property include fully equipped kitchens, and ceiling fans in units.

The following table presents certain information relating to the unit mix at the Highland Multifamily Portfolio Properties:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
One Bedroom	650	46.8%	85.5%	690	$861	$903
Two Bedroom	612	44.0	96.6%	980	$1,035	$1,098
Three Bedroom	128	9.2	93.8%	1,100	$1,155	$1,195
Total / Wtd Avg.	1,390	100.0%	91.2%	855	$970	$1,016
(1)	Based on the underwritten rent rolls dated October 25, 2023.
(2)	Source: Appraisals.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Highland Multifamily Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021	2022(2)	T-12 9/30/2023(2)	U/W	UW Per Unit
Residential Rents in Place(3)	$13,271,464	$13,864,704	$14,815,671	$15,612,724	$14,750,112	$10,611.59
Potential Income from Vacant Units	0	0	0	0	1,409,328	$1,013.91
Gross Potential Rent	$13,271,464	$13,864,704	$14,815,671	$15,612,724	$16,159,440	$11,625.50
Other Income(4)	1,403,204	1,859,418	2,187,546	2,299,216	2,059,382	$1,481.57
Net Rental Income	$14,674,668	$15,724,122	$17,003,217	$17,911,940	$18,218,822	$13,107.07
Vacancy & Credit Loss	(1,544,177)	(1,460,576)	(2,287,163)	(2,424,771)	(2,241,291)	($1,612.44)
Effective Gross Income	$13,130,491	$14,263,546	$14,716,054	$15,487,169	$15,977,531	$11,494.63

Real Estate Taxes	992,613	1,012,331	1,033,126	1,055,449	1,118,129	$804.41
Insurance	622,250	443,080	447,221	482,630	523,821	$376.85
Management Fee(5)	515,905	571,671	593,860	626,502	479,326	$344.84
Other Operating Expenses(6)	5,004,036	5,178,845	5,423,557	5,396,884	5,396,884	$3,882.65
Total Expenses	$7,134,805	$7,205,928	$7,497,764	$7,561,464	$7,518,159	$5,408.75

Net Operating Income	$5,995,687	$7,057,618	$7,218,290	$7,925,705	$8,459,372	$6,085.88
Replacement Reserves	0	0	0	0	363,844	$261.76
Net Cash Flow	$5,995,687	$7,057,618	$7,218,290	$7,925,705	$8,095,528	$5,824.12

Occupancy	92.1%	93.5%	91.4%	91.3%	86.1%(7)
NCF DSCR	1.08x	1.27x	1.30x	1.42x	1.45x
NOI Debt Yield	8.0%	9.4%	9.6%	10.6%	11.3%
(1)	Based on the underwritten rent rolls dated October 25, 2023.
(2)	The increase from 2022 Net Operating Income to T-12 9/30/2023 Net Operating Income is a result of increased base rents following approximately $4.1 million of capital improvements invested into the Highland Multifamily Portfolio Properties from 2019 to 2021.
(3)	Residential Rents In-Place for the historical periods are sourced from borrower sponsor provided financial statement and include both actual rent collections and Potential Income from Vacant Units. U/W Residential Rents In Place and Potential Income from Vacant Units are broken out separately.
(4)	Other Income consists of utility income, late charges, termination fees, administrative fees, laundry income, pet fees, parking and other miscellaneous income.
(5)	The property manager charges a 4% management fee, however the U/W Management Fee is capped at 3.0%. Any Management Fees above 3% have been subordinated and will only be paid from excess cash flow after debt service.
(6)	Other Operating Expenses consist of payroll & benefits, utilities, repairs & maintenance, contract services, advertising and marketing, and general and administrative expenses.
(7)	U/W occupancy is based on the economic occupancy.

A-3-5

Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%

Appraisals. According to the appraisals, the Highland Multifamily Portfolio Properties had an aggregate “as-is” appraised value of $134,400,000 as of November 2, 2023.

Highland Multifamily Portfolio Appraised Value(1)
Properties	Value	Capitalization Rate
Garfield Commons	$54,500,000	6.00%
Farmbrooke Manor	33,700,000	6.00%
Warren Woods	18,550,000	6.00%
Highland Towers	16,900,000	6.00%
Golf Manor	10,750,000	6.00%
Total / Wtd. Avg.(2)	$134,400,000	6.00%
(1)	Source: Appraisals.
(2)	Total / Wtd. Avg. is based on the appraised value of each Highland Multifamily Portfolio Property.

Environmental Matters. According to the Phase I environmental assessments dated November 9, 2023, there was no evidence of any recognized environmental conditions at the Highland Multifamily Portfolio Properties.

The Market. The Highland Multifamily Portfolio Properties are located within the Macomb County Multifamily and Southfield submarkets of the Detroit MSA. According to the appraisals, the Detroit MSA had a total inventory of 348,125, a vacancy rate of 7.60% and asking rent of $1,196 per unit as of the third quarter of 2023.

According to the appraisals, the Garfield Commons Property, Farmbrooke Manor Property, Warren Woods Property and Golf Manor Property are located in the Macomb County Multifamily submarket of the Detroit MSA. As of the third quarter of 2023, the Macomb County Multifamily submarket had a total inventory of 66,553 units, a vacancy rate of 6.4%, and asking rent of $1,160 per unit.

According to the appraisal, the Highland Towers Property is located in the Southfield submarket of the Detroit MSA. As of the third quarter of 2023, the Southfield submarket had a total inventory of 12,658 units, a vacancy rate of 8.0%, and asking rent of $1,251 per unit.

The following table presents certain information relation to the demographics of the Highland Multifamily Portfolio Properties:

Demographics Summary(1)(2)
Property Name	City, State	Allocated Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Garfield Commons	Clinton Township, Michigan	$30,500,000	10,393	104,156	289,584	$87,785	$93,335	$92,781
Farmbrooke Manor	Clinton Township, Michigan	19,000,000	14,070	98,479	276,609	$74,532	$84,081	$86,419
Warren Woods	Warren, Michigan	10,250,000	14,287	122,287	323,230	$72,934	$72,532	$82,289
Highland Towers	Southfield, Michigan	9,300,000	19,954	129,965	361,574	$74,368	$102,406	$99,572
Golf Manor	Roseville, Michigan	5,950,000	11,537	106,812	261,706	$87,236	$80,248	$81,245
Total / Wtd. Avg.		$75,000,000	13,133	108,607	297,610	$80,691	$88,234	$89,662
(1)	Source: Third party report.
(2)	Based on 2023 statistics.

The Borrowers and the Borrower Sponsors. The borrowers are Highland Towers Associates, LLC, Warren Woods Associates, LLC, Farmbrooke Manor Associates, LLC, Garfield Court Associates, LLC and Golf Manor Associates, LLC, each a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Highland Multifamily Portfolio Mortgage Loan. The borrower sponsors and non-recourse carveout guarantors are Michael Colman, David Colman and Evan Ross of Roco Real Estate. Roco Real Estate is a Michigan based real estate firm with 23 apartment complexes in Michigan, four in Ohio and one in Mississippi.

Property Management. The Highland Multifamily Portfolio Properties are managed by RoCo Management, LLC, a borrower affiliated management company.

Initial and Ongoing Reserves. At origination of the Highland Multifamily Portfolio Mortgage Loan, the borrowers deposited approximately (i) $11,738,000 into a replacement reserve account for the cost of ongoing renovations at the Highland Multifamily Portfolio Properties, (ii) $388,235.61 into a reserve account for real estate taxes, and (iii) $167,568 into a reserve account for immediate repairs.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender determines will be payable over the next-ensuing 12-month period (initially estimated to be approximately $97,058.90).

A-3-6

Multifamily – Various Various Various, MI Various	Collateral Asset Summary – Loan No. 1 Highland Multifamily Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$75,000,000 55.8% 1.45x 11.3%

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Highland Multifamily Portfolio Mortgage Loan documents.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, approximately $30,230.33.

Lockbox / Cash Management. The Highland Multifamily Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below) (and upon the first occurrence of a Trigger Period following the deactivation of the lockbox account, if the same occurs), the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit (or cause the property manager to deposit) all revenue received by the borrowers or the property manager into such lockbox immediately upon receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Highland Multifamily Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Highland Multifamily Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Highland Multifamily Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Highland Multifamily Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine. Notwithstanding the foregoing to the contrary, on one occasion during the term of the Highland Multifamily Portfolio Mortgage Loan, upon the expiration of the first Trigger Period to occur under the terms and conditions of the Highland Multifamily Portfolio Mortgage Loan agreement the borrowers may request that the lockbox account be deactivated and/or closed (and the lender must reasonably cooperate with the borrowers in connection therewith).

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Highland Multifamily Portfolio Mortgage Loan documents, and (ii) the debt service coverage ratio being less than 1.20x; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Highland Multifamily Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Provided that no event of default is continuing under the Highland Multifamily Portfolio Mortgage Loan documents, at any time after the date that is the date that is two years after the closing date of the securitization that includes the last note comprising a part of the Highland Multifamily Portfolio Mortgage Loan to be securitized, the borrowers may deliver defeasance collateral and obtain release of one or more individual Highland Multifamily Portfolio Properties, in each case, provided that, among other conditions, (i) the defeasance collateral defeases an amount of the Highland Portfolio Mortgage Loan equal to the greater of (a) 120% of the allocated loan amount for the individual Highland Multifamily Portfolio Property, and (b) 90% of the net sales proceeds applicable to such individual Highland Multifamily Portfolio Property, (ii) the borrowers deliver a REMIC opinion, (iii) the borrowers deliver a rating agency confirmation, (iv) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt service coverage ratio with respect to the remaining Highland Multifamily Portfolio Properties is greater than the greater of (a) 1.45x, and (b) the debt service coverage ratio for all of the Highland Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, (v) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the loan-to-value ratio with respect to the remaining Highland Multifamily Portfolio Properties is no greater than the lesser of (a) 55.8% and (b) the loan-to-value ratio for all of the Highland Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable, and (vi) as of the date of notice of the partial release and the consummation of the partial release, after giving effect to the release, the debt yield with respect to the remaining Highland Multifamily Portfolio Properties is greater than the greater of (a) 10.79%, and (b) the debt yield for all of the Highland Multifamily Portfolio Properties immediately prior to the date of notice of the partial release or the consummation of the partial release, as applicable. In addition, the borrowers may, without the prior consent of the lender, transfer an immaterial undeveloped portion of the Highland Multifamily Portfolio Properties to governmental authorities for dedication or public use or to a third party for uses which will benefit or serve the Highland Multifamily Portfolio Properties and not result in a material adverse effect, provided that no such transfer may materially impair the utility and operation of the applicable Highland Multifamily Portfolio Property or have a material adverse effect and, provided further, that if any release of any portion of an individual Highland Multifamily Portfolio Property requires that the borrowers make a prepayment of the debt in order that the Highland Multifamily Portfolio Mortgage Loan continue to satisfy all applicable REMIC requirements, the borrowers must make such prepayment (together with any related interest shortfall payment). The lender may require that the borrowers deliver a REMIC opinion in connection with the foregoing.

Ground Lease. None.

A-3-7

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

A-3-8

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

A-3-9

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

A-3-10

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

A-3-11

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

A-3-12

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

A-3-13

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%
Mortgage Loan Information				Property Information
	Loan Sellers:	GACC, GSMC		Single Asset / Portfolio:	Single Asset
	Loan Purpose:	Refinance		Property Type - Subtype:	Retail – Super Regional Mall
	Borrower Sponsor(s):	The Macerich Partnership, L.P. and Alaska Permanent Fund Corporation		Collateral:	Fee / Leasehold
	Borrower(s):	Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC		Location:	McLean, VA
	Original Balance(1):	$73,960,000		Year Built / Renovated:	1968 / 1989, 2005
	Cut-off Date Balance(1):	$73,960,000		Property Management:	MACW Property Management, LLC
	% by Initial UPB:	8.4%		Size:	1,793,638 SF
	Interest Rate:	6.60060%		Appraised Value / Per SF:	$1,800,000,000 / $1,004
	Note Date:	December 4, 2023		Appraisal Date:	October 5, 2023
	Original Term:	60 months		Occupancy:	95.4% (as of November 1, 2023)
	Amortization:	Interest Only		UW Economic Occupancy:	92.2%
	Original Amortization:	NAP		Underwritten NOI(5):	$97,102,547
	Interest Only Period:	60 months		Underwritten NCF:	$94,950,181
	First Payment Date:	January 6, 2024
	Maturity Date:	December 6, 2028		Historical NOI
	Additional Debt Type(1):	Pari Passu		Most Recent NOI(5):	$85,531,322 (TTM September 30, 2023)
	Additional Debt Balance (1):	$636,040,000		2022 NOI:	$84,604,983
	Call Protection(2):	L(25),DorYM1(28),O(7)		2021 NOI:	$83,536,276
	Lockbox / Cash Management:	Hard / Springing		2020 NOI:	$86,076,177

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$396
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$396
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	39.4%
FF&E Reserve:	$0	Springing	$896,819	Maturity Date LTV:	39.4%
TI/LC:	$0	Springing	$3,587,276	UW NOI DY:	13.7%
Other(4):	$39,775,125	$0	NAP	UW NCF DSCR:	2.00x

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan	$710,000,000		100.0%	Loan Payoff	$666,692,845	93.9%
				Upfront Reserves	39,775,125	5.6
				Closing Costs	3,532,030	0.5
Total Sources	$710,000,000		100.0%	Total Uses	$710,000,000	100.0%

(1)	The Tysons Corner Center Mortgage Loan (as defined below) is part of the Tysons Corner Center Whole Loan (as defined below) which is comprised of seventeen pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $710,000,000. The Tysons Corner Center Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”), and Goldman Sachs Bank USA (“GSBI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Tysons Corner Center Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning with and including the first payment date on January 6, 2024. Defeasance or voluntary prepayment with yield maintenance of the Tysons Corner Center Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) December 6, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2024-V5 securitization closing date in January 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves consists of an Outstanding TI/LC (Upfront: $30,769,199) and a Gap Rent Reserve (Upfront: $9,005,926). See “Initial and Ongoing Reserves” below.
(5)	The main driver in the increase from Most Recent NOI to Underwritten NOI is recent lease up.
A-3-14

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

The Loan. The second largest mortgage loan (the “Tysons Corner Center Mortgage Loan”) is part of a whole loan (the “Tysons Corner Center Whole Loan”) secured by the borrowers’ fee and leasehold interests, as applicable, in a 1,793,638 SF super regional mall located at 1961 Chain Bridge Road in McLean, Virginia (the “Tysons Corner Center Property”). The Tysons Corner Center Whole Loan is comprised of seventeen pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $710,000,000. The Tysons Corner Center Whole Loan was co-originated on December 4, 2023 by DBNY, JPMCB, BMO and GSBI and accrues interest at a fixed rate of 6.60060% per annum. The Tysons Corner Center Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Tysons Corner Center Whole Loan is on December 6, 2028. The Tysons Corner Center Mortgage Loan is evidenced by the non-controlling Notes A-1-2, A-1-4, A-2-2 and A-2-4 with an outstanding principal balance as of the Cut-off Date of $73,960,000. GACC is selling Note A-1-2 and Note A-1-4 in the outstanding principal balance of $40,000,000 as of the Cut-off Date, and GSMC is selling Notes A-2-2 and A-2-4 in the outstanding principal amount of $33,960,000 as of the Cut-off Date.

The table below summarizes the promissory notes that comprise the Tysons Corner Center Whole Loan. The relationship between the holders of the Tysons Corner Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$176,080,000	$176,080,000	TYSN 2023-CRNR	Yes
A-1-2	30,000,000	30,000,000	Benchmark 2024-V5	No
A-1-3	20,000,000	20,000,000	DBNY(1)	No
A-1-4	10,000,000	10,000,000	Benchmark 2024-V5	No
A-1-5	10,000,000	10,000,000	DBNY(1)	No
A-1-6	37,920,000	37,920,000	DBNY(1)	No
A-2-1	88,040,000	88,040,000	TYSN 2023-CRNR	No
A-2-2	20,000,000	20,000,000	Benchmark 2024-V5	No
A-2-3	20,000,000	20,000,000	GSBI(1)	No
A-2-4	13,960,000	13,960,000	Benchmark 2024-V5	No
A-3-1	88,040,000	88,040,000	TYSN 2023-CRNR	No
A-3-2	20,000,000	20,000,000	JPMCB(1)	No
A-3-3	10,000,000	10,000,000	JPMCB(1)	No
A-3-4	23,960,000	23,960,000	JPMCB(1)	No
A-4-1	88,040,000	88,040,000	TYSN 2023-CRNR	No
A-4-2	30,000,000	30,000,000	BMO(1)	No
A-4-3	23,960,000	23,960,000	BMO(1)	No
Whole Loan	$710,000,000	$710,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Tysons Corner Center Property is a 1,793,638 SF, super regional mall located 12.5 miles outside Washington D.C.

The Tysons Corner Center Property consists of one contiguous building and 10,059 parking spaces (for a parking ratio of 5.61 spaces per 1000 SF) situated on a 76.56 acre site in McLean, Virginia, and has 238 tenants. The Tysons Corner Center Property is anchored by Bloomingdale's, Macy's, and Nordstrom which collectively generated approximately $239.9 million of sales in the September 2023 TTM while also increasing foot traffic at the Tysons Corner Center Property. The diversified in-line tenant base features large-format retailers and operators including Zara, Apple, Uniqlo, Victoria’s Secret, lululemon athletica, H&M, and Sephora contributing to total Tysons Corner Center Property sales in the September 2023 TTM of approximately $891.2 million. In-line stores smaller than 10,000 SF (excluding arcade and non-retail stores) generated approximately $495.4 million of sales in the September 2023 TTM, driving sales volume of $1,202 PSF at an occupancy cost of 16.1%.

The Tysons Corner Center Property was originally developed in 1968 and was subsequently expanded in 1989 and 2005. Since 2005, the borrower sponsor has invested approximately $352 million (with over $100 million invested in the last six years) in capital improvements, leasing capital, and operational upgrades to preserve the asset’s competitive positioning. Major capital initiatives include Apple’s relocation/renewal costing approximately $22.1 million, the repositioning of L.L. Bean’s former space, costing approximately $19.6 million through 2023, and ongoing operating capital improvements to the parking deck, HVAC, roof, vertical transportation, security equipment, and common areas. The borrower sponsor has also invested approximately $525 million to create a (non-collateral) 24/7 live-work-play-stay, mixed-use destination adjacent to the Tysons Corner Center Property. This non-collateral development project opened between 2014 and 2016 and includes a 22-story Class-A office tower, a 429-unit luxury apartment building, and a 300-key Hyatt.

A-3-15

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

Major Tenants. The three anchor tenants are Bloomingdale’s, Macy’s and Nordstrom.

Bloomingdale’s (252,754 SF; 14.1% of net rentable area (“NRA”); 1.0% of underwritten gross rent). Bloomingdale’s is a high-end department store chain founded in 1860 that currently offers clothes, accessories, shoes, and furniture for men, women and children. Bloomingdale’s was acquired by Federated Department Stores in 1930, which acquired the Macy’s department store chain in 1994. Ultimately, Federated Department Stores was renamed Macy’s, Inc. (NYSE: M) in 2007. The chain has a total of 37 department stores and 23 outlet stores with the Bloomingdale's nameplate in operation. Its headquarters and flagship store are located in New York City. The Bloomingdale’s lease expires July 22, 2028, and the tenant has one seven-year renewal option upon no less than 270 days’ prior written notice.

Nordstrom (201,000 SF; 11.2% of NRA; 0.2% of underwritten gross rent). Nordstrom (NYSE: JWN) is a fashion retailer offering clothing shoes and accessories for men, women and children. Founded in 1901 and headquartered in Seattle, Nordstrom has 370 stores across 40 states and Canada, which includes 122 full-line stores, 236 Nordstrom Rack locations, 7 Trunk Club clubhouses, two clearance stores and a Nordstrom local service concept. In fiscal year 2022, Nordstrom reported net sales of nearly $15.1 billion, an increase of 6.6% from fiscal year 2021. The Nordstrom at the Tysons Corner Center Property is reportedly in the top 15% of all Nordstrom locations, with the men’s department ranking as the highest performing across Nordstrom’s entire national fleet. Nordstrom’s lease expires in March 2025 and the tenant has 11, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice.

Macy’s (237,076 SF; 13.2% of NRA; 0.1% of underwritten gross rent). Macy’s, Inc. (NYSE: M) is an American department store chain founded in 1858 that currently offers clothes, accessories, shoes, and furniture for men, women and children. It operates more than 700 department stores under the nameplates Macy’s and Bloomingdale’s and over 160 specialty stores that include Bloomingdale’s The Outlet, Bluemercury and Macy’s Backstage. Macy’s Inc. operates stores in 43 states, the District of Columbia, Guam and Puerto Rico, as well as macys.com, bloomingdales.com and bluemercury.com. Macy’s Inc. has corporate offices in Cincinnati, Ohio and New York, New York. The Macy’s lease expires July 24, 2028, and the tenant has six, five-year renewal options upon no less than 270 days’ prior written notice.

The following table presents certain information relating to historical occupancy for the Tysons Corner Center Property inclusive of anchor tenants:

Historical Occupancy
2020	2021	2022	As of Nov 1, 2023(1)
90.6%	88.6%	88.9%	95.4%
(1)	Based on the underwritten rent roll dated November 1, 2023.
A-3-16

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Tysons Corner Center Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Gross Rent(3)	U/W Gross Rent Per SF(3)	% of Total U/W Gross Rent(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Anchors
Bloomingdale’s(4)	Ba1/BB+/NR	252,754	14.1%	$1,218,492	$4.82	1.0%	7/22/2028	N	1 x 7 Yr
Nordstrom(5)	NR/BB+/BBB-	200,000	11.2%	282,999	$1.41	0.2	3/31/2025	N	11 x 5 Yr
Macy’s(6)	Ba1/BB+/NR	237,076	13.2%	94,786	$0.40	0.1	7/24/2028	N	6 x 5 Yr
Major Tenants
AMC Theatres(7)	Caa1/CCC+/NR	105,122	5.9%	4,589,627	$43.66	3.6	9/30/2025	N	4 x 5 Yr
Primark(8)	NR/NR/NR	50,186	2.8%	2,922,512	$58.23	2.3	5/31/2034	N	3 x 5 Yr

In-line >10,000 SF		306,089	17.1%	32,775,526	$107.08	26.0
In-line <10,000 SF		490,510	27.3%	83,994,405	$171.24	66.5
Specialty Leasing		65,118	3.6%	NAP	NAP	NAP
Office/Other		4,661	0.3%	357,065	$76.61	0.3
Total Occupied		1,711,516	95.4%	$126,235,411	$73.76	100.0%
Vacant		82,122	4.6%
Total		1,793,638	100.0%
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Gross Rent, U/W Gross Rent per SF and % of Total U/W Gross Rent includes Base Rent, recoveries (fixed CAM, tax reimbursements and utility reimbursements) and percentage rent contribution.
(4)	Bloomingdale’s has one, seven-year renewal option upon no less than 270 days’ prior written notice.
(5)	Nordstrom has eleven, five-year renewal options exercisable upon no less than 9 months’ and no earlier than 24 months prior written notice. This includes Nordstrom’s anchor space of 200,000 SF. There is an additional 1,000 SF that is included in the In-line <10,000 SF numbers above.
(6)	Macy’s has six, five-year renewal options exercisable upon no less than 270 days’ prior written notice.
(7)	AMC Theatres has four, five-year renewal options exercisable upon at least 12 months’ prior written notice.
(8)	Primark (signed but not open) is expected to commence ten-year lease on April 22, 2024. Primark has three, five-year renewal options exercisable. Primark has various options to terminate its lease (i) if it has not opened by a date determined by a formula specified in the lease, (ii) if the delivery date has not occurred in accordance with a formula specified in the lease or (iii) if the floor area is more than 3% less than specified in the lease. In addition, Primark has the right to terminate its lease effective as of the end of its fifth lease year if the tenant’s gross sales during its fourth lease year do not equal to exceed $23,000,000. Such termination right must be exercised by notice given at any time during the 90 day period following the end of the fourth lease year. At origination $9,005,926 was deposited into a gap rent reserve for various tenants, including $1,170,894 for Primark. We cannot assure you that Primark will take occupancy or commence paying rent as expected, or at all.

Tenant Sales Per SF(1)
	2019	2021	2022	Q3 2023(2)
Tenants < 10,000 SF and Open > 12 months
Occupancy Cost(3)	17.0%	N/A	15.9%	16.1%
Sales PSF(4)	$981	$1,030	$1,133	$1,202
(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Sales PSF listed for this period reflects Sales PSF for the 12-month period ending September 2023.
(3)	Cost of Occupancy was not calculated during periods affected by COVID due to incomplete sales reporting by tenants.
(4)	Based on sales per SF for all tenants open for 12 months or more. Excludes tenants >10,000 SF, arcades, and non-retail stores.
A-3-17

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

The following table presents certain information relating to the tenants with the highest overall sales in the order of their September 30, 2023 TTM sales.

Top Tenants by Total Sales(1)
Tenant	SF	% NRA	Lease Start	Base Rent	2022 Sales	2022 Sales PSF	9/30/23 TTM Sales	9/30/23 TTM Sales PSF	TTM Occ Cost
Bloomingdale's	252,754	14.1%	11/27/1974	$371,043	$101,347,699	$401	$92,930,560	$368	1.3%
Macy's	237,076	13.2%	7/25/1968	$0	$76,311,220	$322	$77,142,356	$325	0.1%
Apple Store(2)	5,181	0.3%	5/19/2023	$1,647,586	$78,450,327	$15,142	$72,226,551	$13,941	2.5%
Nordstrom	200,000	11.2%	3/4/1988	$1	$60,987,002	$305	$69,823,919	$349	0.4%
Lenkersdorfer(3)	2,400	0.1%	5/1/1993	$759,577	$27,470,494	$11,446	$29,894,119	$12,456	6.1%
ZARA	21,062	1.2%	11/3/2014	$2,422,283	$29,754,068	$1,413	$28,586,503	$1,357	14.8%
SEPHORA	7,088	0.4%	4/12/2002	$720,019	$18,494,900	$2,609	$21,996,004	$3,103	7.9%
Lucid Motors	4,462	0.2%	10/5/2021	$585,986	$10,639,089	$2,384	$20,409,158	$4,574	5.0%
Uniqlo	12,825	0.7%	10/1/2016	$1,805,157	$17,480,115	$1,363	$19,811,305	$1,545	10.7%
lululemon athletica	6,999	0.4%	9/7/2007	$397,193	$11,566,303	$1,653	$15,630,205	$2,233	7.3%
(1)	All sales information presented herein with respect to the Tysons Corner Center Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Apple reports sales based on a 5,181 SF sales floor. Apple leases 13,010 SF which includes storage space, a breakroom, and other ancillary space.
(3)	SF and base rent reflects Lenkersdorfer's existing suite. Lenkersdorfer has executed a lease to expand into a 7,704 SF suite at a base rent of $1,329,864.

The following table presents certain information relating to the lease rollover schedule at the Tysons Corner Center Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent		U/W Base Rent $ per SF	# of Expiring Leases
MTM	12,809	0.7%	0.7%	$857,511	1.1%		$66.95	6
2024	139,997	7.8%	8.5%	10,907,326	14.5%		$77.91	40
2025	417,137	23.3%	31.8%	13,290,259	17.7%		$31.86	33
2026	104,482	5.8%	37.6%	10,419,016	13.9%		$99.72	23
2027	53,367	3.0%	40.6%	6,063,018	8.1%		$113.61	20
2028	572,395	31.9%	72.5%	8,931,129	11.9%		$15.60	26
2029	18,224	1.0%	73.5%	1,559,846	2.1%		$85.59	7
2030	25,339	1.4%	74.9%	2,855,202	3.8%		$112.68	13
2031	32,012	1.8%	76.7%	2,202,582	2.9%		$68.80	8
2032	28,649	1.6%	78.3%	2,715,169	3.6%		$94.77	10
2033	67,584	3.8%	82.1%	5,552,422	7.4%		$82.16	11
2034	166,699	9.3%	91.4%	8,362,650	11.1%		$50.17	10
2035 & Thereafter	7,704	0.4%	91.8%	1,329,864	1.8%		$172.62	1
Vacant	82,122	4.6%	96.4%	NAP	NA	P	NAP	26
Specialty Leasing	65,118	3.6%	100.0%	NAP	NA	P	NAP	30
Total / Wtd. Avg.	1,793,638	100.0%	100.0%	$75,045,995	100.0%		$45.58	238
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.
A-3-18

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Tysons Corner Center Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022	TTM 9/30/2023	U/W	U/W Per SF
Base Rent	$81,387,952	$74,476,740	$67,924,167	$65,811,352	$67,573,137	$75,045,995	$41.84
Rent Steps	0	0	0	0	0	1,503,149	0.84
Gross Up Vacancy	0	0	0	0	0	11,821,381	6.59
Gross Potential Rent	$81,387,952	$74,476,740	$67,924,167	$65,811,352	67,573,137	$88,370,525	$49.27
Total Reimbursements	52,106,283	49,321,594	42,341,921	42,773,913	43,726,608	46,509,747	25.93
Total Gross Income	$133,494,235	$123,798,334	$110,266,088	$108,585,265	111,299,745	134,880,271	$75.20
Other Income	13,634,813	17,429,202	19,929,530	19,463,316	19,285,025	17,560,026	9.79
(Vacancy / Credit Loss)	(1,012,339)	(11,043,533)	(3,517,708)	(600,363)	(966,945)	(11,821,381)	(6.59)
Effective Gross Income	$146,116,709	$130,184,003	$126,677,910	$127,448,218	$129,617,825	$140,618,916	$78.40
Management Fee	2,161,973	2,024,225	1,881,995	1,892,939	1,930,258	1,000,000	0.56
Real Estate Taxes	24,846,557	25,853,243	24,151,845	23,490,194	23,317,982	24,033,263	13.40
Insurance	484,797	567,706	669,212	696,163	746,564	802,641	0.45
Other Expenses(2)	16,914,590	15,662,652	16,438,582	16,763,939	18,091,699	17,680,465	9.86
Total Expenses	$44,407,917	$44,107,826	$43,141,634	$42,843,235	$44,086,503	$43,516,369	$24.26
Net Operating Income(3)	$101,708,792	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$97,102,547	$54.14
Capital Expenditures	0	0	0	0	0	358,728	0.20
TI/LC	0	0	0	0	0	1,793,638	1.00
Net Cash Flow	$101,708,792	$86,076,177	$83,536,276	$84,604,983	$85,531,322	$94,950,181	$52.94

Occupancy (%)	92.8%	90.6%	88.6%	88.9%	94.9%	95.4%
NCF DSCR(4)	2.14x	1.81x	1.76x	1.78x	1.80x	2.00x
NOI Debt Yield(4)	14.3%	12.1%	11.8%	11.9%	12.0%	13.7%
(1)	Based on the underwritten rent roll as of November 1, 2023.
(2)	Other Expenses include general and administrative, repairs and maintenance, security, utility, marketing, other expenses and ground rent.
(3)	The main driver in the increase from TTM 9/30/2023 Net Operating Income to U/W Net Operating Income is recent lease up.
(4)	Based on the Tysons Corner Center Whole Loan.

Appraisals. According to the appraisal, the Tysons Corner Center Property had an “as-is” appraised value of $1,800,000,000 as of October 5, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$1,800,000,000	5.25%(1)
(1)	Represents the direct Capitalization Rate.

Environmental Matters. According to the Phase I environmental report, dated August 2, 2023, there was no evidence of any recognized environmental conditions at the Tysons Corner Center Property.

The Market. The Tysons Corner Center Property is located in at the intersection of Chain Bridge Route 123 and the Capital Beltway/I-495 where 172,000 vehicles pass daily, with direct access to DC’s Metro Silver Line and positioned between Dulles International and Reagan International airports. The Tysons Corner Center Property’s total trade area is comprised of approximately 3.2 million people in 1.2 million households with an average household income exceeding $165,000 and an average net worth over $1.8 million. As the primary shopping destination of Fairfax County, the trade area in which the Tysons Corner Center Property is located has an affluent, dense and educated population, and is ranked as having the 5th highest median household income in the United States. Loudon County and Falls Church City also fall within the Tysons Corner Center Property’s trade area and along with Fairfax County, represent three of the wealthiest counties in the United States.

Within the Fairfax County retail submarket, malls are the largest subtype, accounting for nearly 2.9 million SF. Rents are approximately $39.00/SF, which is a 3.7% increase from 2022. Vacancy in the retail submarket is 3.2%, which is near the same level it was a year ago. Vacancy has only fallen 0.1% during this time. During this period, 5,700 SF has been absorbed, and nothing has delivered. In the past three years, rents have increased a cumulative 7.4%.

As of year end 2022, the population within a 10-mile radius of the Tysons Corner Center Property had an aggregate retail sales level of $41.32 million, with average retail sales per household of $74,026. By comparison, the Washington D.C. metropolitan area had average sales per household of $71,488, while the Virginia and United States averages were $65,311 and $63,688, respectively.

A-3-19

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

As of 2022, Fairfax County had a population of 1,157,125, with 66% of households earning in excess of $100,000 and an average household net worth of $2.5 million. Within the Tysons Corner Center Property’s primary trade area, which had a population of 677,536 as of 2022, the average household income was $205,647, higher than Fairfax County overall and 27% higher than the greater Washington, DC metropolitan statistical area.

The following tables presents certain information relating to the demographics of the Tysons Corner Center Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	5-mile Population	10-mile Population	15-mile Population	5-mile Avg Household Income	10-mile Avg Household Income	15-mile Avg Household Income
Tysons Corner Center	McLean, VA	$710,000,000	261,017	1,355,610	2,998,684	$195,243	$176,653	$157,344
(1)	Source: Appraisal.
(2)	Values are as of 2022.

The Borrowers and the Borrower Sponsors. The borrowers for the Tysons Corner Center Whole Loan are Tysons Corner Property Holdings LLC and Tysons Corner Holdings LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Tysons Corner Center Whole Loan.

The borrowers are a 50/50 joint venture between the borrower sponsors, which are the Macerich Partnership, L.P., a subsidiary of The Macerich Company (“Macerich”) and The Alaska Permanent Fund Corporation. Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. As a leading owner, operator and developer of retail real estate in densely populated U.S. markets, Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C. corridor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 47 million SF of real estate consisting primarily of interests in 44 regional town centers.

The Alaska Permanent Fund, a sovereign wealth fund, was established in 1976 by Alaskans to preserve and convert the State’s non-renewable oil and mineral wealth into a renewable financial resource for all generations of Alaskans. The Alaska Permanent Fund is managed by the Alaska Permanent Fund Corporation, which was created by the Alaska State Legislature in 1980 as an independent state entity tasked with the mission to manage and invest the assets of the Alaska Permanent Fund and other funds designated by law. As of November 30, 2023, the Alaska Permanent Fund Corporation managed assets worth $75.5 billion.

Property Management. The Tysons Corner Center Property is managed by MACW Property Management, LLC, an affiliate of the non-recourse carveout guarantor.

Initial and Ongoing Reserves. At origination, the borrowers were required to deposit approximately $30,769,199 into an Outstanding TI/LC Reserve and $9,005,926 into a gap rent reserve.

Tax Reserve – During the continuance of a Trigger Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Reserve – During the continuance of a Trigger Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless no event of default is continuing as to which the lender has initiated an enforcement action and the Tysons Corner Center Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, notwithstanding the continuance of a Trigger Period).

Replacement Reserve – During the continuance of a Trigger Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Tysons Corner Center Property (excluding the non-collateral square footage and the premises leased or previously leased to (i) Nordstrom and (ii) Lord & Taylor, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 (initially, $37,367) into a replacement reserve account subject to a cap of 24 times the required monthly deposit (initially, $896,819).

TI/LC Reserve – During the continuance of a Trigger Period, the borrowers are required to deposit monthly, with or on behalf of the lender, an amount equal to the gross leasable area of the Tysons Corner Center Property (excluding the non-collateral square footage and the premises leased or previously leased to (i) Nordstrom, (ii) Macy’s, (iii) Bloomingdales and (iv) Lord & Taylor) multiplied by $1.00 and divided by 12 (initially $149,740) into a leasing reserve account subject to a cap of 24 times the required monthly deposit (initially, $3,587,276).

A-3-20

Retail – Super Regional Mall 1961 Chain Bridge Road McLean, VA 22102	Collateral Asset Summary – Loan No. 2 Tysons Corner Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$73,960,000 39.4% 2.00x 13.7%

All deposits to all reserve funds listed above may be in the form of Credit Support. “Credit Support” means any one or more of (A) cash, (B) United States obligations (C) other securities having a rating reasonably acceptable to the lender and for which a rating agency confirmation has been received, and/or (D) a letter of credit satisfying certain conditions. In addition, the TI/LC reserve may be replaced by a guaranty of limited payment provided by the non-recourse carveout guarantor, which will be reduced on a dollar-to-dollar basis by equity capital spent by the borrower on approved leasing expenses not duplicative of costs paid with funds in such reserve.

Lockbox / Cash Management. The Tysons Corner Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all tenants at the Tysons Corner Center Property to pay rents directly into a lockbox account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by borrowers or the property manager into the Lockbox Account within three business days after receipt. Prior to a Trigger Period, the borrowers may utilize the Lockbox Account as the borrowers’ operating account. During the continuance of a Trigger Period, the borrowers will no longer have access to the Lockbox Account, and all funds deposited into the Lockbox Account are required to be swept on a weekly basis and on the second business day prior to each monthly payment date into a deposit account controlled by the lender (the “Cash Management Account”), to be applied and disbursed in accordance with the loan documents, provided no Cut-off Event (as defined below) is continuing, to pay debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses, and capital projects undertaken in accordance with the loan documents. During the continuance of a Trigger Period, any excess cash is required to be deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Whole Loan; provided, that, funds on deposit in the Excess Cash Flow Reserve Account will be made available to the borrowers for the payment of certain property-level expenses and other uses as set forth in the Tysons Corner Center Whole Loan documents, including required REIT distributions in an amount up to $500,000. All sums remaining on deposit in the Excess Cash Flow Reserve Account will be disbursed to the borrowers on the earlier to occur of (i) payment in full of the debt or (ii) discontinuation of a Trigger Period. A “Cut-off Event” means the occurrence of an event of default and the earlier of (i) an enforcement action (which has not been cured) or (ii) the tendering of a deed in lieu of foreclosure.

A “Trigger Period” means a period commencing upon (i) an event of default under the Tysons Corner Center Whole Loan documents or (ii) the interest only debt service coverage ratio falling below 1.50x for two consecutive calculation dates (a “Low DSCR Period”). A “calculation date” means the 60th day following the end of each calendar quarter. A Trigger Period resulting from an event of default will end if the lender has waived or the borrowers have cured such event of default. A Trigger Period resulting from a Low DSCR Period will end if the borrowers have maintained an interest only debt service coverage ratio of at least 1.50x for two consecutive calculation dates. Upon the end of a Trigger Period, all remaining funds in the Cash Management Account will be disbursed to the borrowers except for funds that are required to be deposited into an account whether or not a Trigger Period is continuing. The borrowers may also cure a Trigger Period arising from a Low DSCR Period by (i) following the expiration of the lockout period, prepaying the Tysons Corner Center Whole Loan (together with payment of the prepayment fee) in an amount that would result in an interest only debt service coverage ratio of 1.50x or (ii) providing to the lender Credit Support, in an amount which, if added to the underwritten net operating income of the Tysons Corner Center Property would cause the interest only debt service coverage ratio to equal 1.50x.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

Release of Collateral. The borrowers are permitted to obtain the free release of (i) non-income producing and unimproved real property, (ii) non-income producing real property that is improved by structures that have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of release, (iii) future development parcels identified in the loan agreement (and which may be increased in size by not more than 15%), and (iv) a parcel identified in the loan agreement as the “L&T Parcel,” which was formerly occupied by a Lord & Taylor store (and which may be increased in size by not more than 15%). Such release is subject to various conditions, including, among others, (i) satisfaction of REMIC related conditions, (ii) except in the case of a release of the L&T Parcel, certification by the borrowers that the release will not materially and adversely affect the use, operations, economic value of, or revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) of the remaining improvements on the Tysons Corner Center Property, and (iii) the release parcel has been legally subdivided and constitutes a separate tax lot (or if not a separate tax lot, the release parcel owner is contractually obligated to pay its share of all taxes and other charges). Such release may be done by means of a lot line adjustment, plat, legal subdivision, vertical subdivision, condominium or any other means legally permitted.

Ground Lease. The borrower Tysons Corner Property Holdings LLC owns the fee interest in the Tysons Corner Center Property and ground leases it to the borrower Tysons Corner Holdings LLC, and the Tysons Corner Center Whole Loan is secured by both borrowers’ interests.

A-3-21

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

A-3-22

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

A-3-23

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%
Mortgage Loan Information				Property Information
	Loan Sellers:	GACC, BMO		Single Asset / Portfolio:	Portfolio
	Loan Purpose(1):	Acquisition		Property Type – Subtype(4):	Industrial – Various
	Borrower Sponsor(s):	Blue Owl NLT Operating Partnership LP		Collateral:	Fee
	Borrower(s)(2):	Various		Location(4):	Various, Various
	Original Balance:	$60,000,000		Year Built / Renovated(4):	Various / Various
	Cut-off Date Balance:	$60,000,000		Property Management:	Self-Managed
	% by Initial UPB:	6.8%		Size:	1,538,760 SF
	Interest Rate:	7.58500%		Appraised Value / Per SF:	$102,200,000 / $66
	Note Date:	November 17, 2023		Appraisal Date:	Various
	Original Term:	60 months		Occupancy:	100.0% (as of January 6, 2024)
	Amortization:	Interest Only		UW Economic Occupancy:	95.0%
	Original Amortization:	NAP		Underwritten NOI:	$8,557,581
	Interest Only Period:	60 months		Underwritten NCF:	$8,326,767
	First Payment Date:	January 6, 2024
	Maturity Date:	December 6, 2028		Historical NOI
	Additional Debt Type:	NAP		Most Recent NOI(5):	NAV
	Additional Debt Balance:	NAP		2022 NOI(5):	NAV
	Call Protection:	L(12),YM1(13),DorYM1(30),O(5)		2021 NOI(5):	NAV
	Lockbox / Cash Management:	Hard / Springing		2020 NOI(5):	NAV

Reserves(3)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$39
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$39
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	58.7%
FF&E:	$0	Springing	NAP	Maturity Date LTV:	58.7%
TI/LC:	$0	Springing	NAP	UW NOI DY:	14.3%
Other:	$0	$0	NAP	UW NCF DSCR:	1.80x

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$60,000,000		60.9%	Purchase Price(1)	$97,323,731	98.7%
Borrower Sponsor Equity	38,602,490		39.1	Closing Costs	1,278,758	1.3
Total Sources	$98,602,490		100.0%	Total Uses	$98,602,490	100.0%

(1)	The borrowers executed a sale leaseback transaction in June and July 2023 to acquire the Blue Owl Tenneco (Pool B) Properties (as defined below). The loan proceeds were used to recapitalize the borrowers.
(2)	The borrower entities are TENCAOH001 LLC, TENPAAR001 LLC, TENSENE001 LLC, TENSMTN001 LLC, TENELIN001 LLC and TENMOMI001 LLC.
(3)	See “Initial and Ongoing Reserves” below.
(4)	See the “Portfolio Summary” chart below.
(5)	Historical net operating income is not available as the properties were purchased in a sale-leaseback transaction in June and July 2023 with the sole tenant.

A-3-24

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

The Loan. The third largest mortgage loan (the “Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan”) is secured by the borrowers’ fee interests in a portfolio of six industrial properties totaling 1,538,760 square feet located in six states (the “Blue Owl Tenneco Portfolio (Pool B) Properties”). The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is evidenced by four promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan was originated on November 17, 2023 by DBR Investments Co. Limited (“DBRI”) and Bank of Montreal (“BMO”). GACC is selling Note A-1 and Note A-2 with an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000, and BMO is selling Note A-3 and Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $15,000,000. The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan accrues interest at a fixed rate of 7.58500% per annum, has a term of five-years and is interest-only for the full term. The scheduled maturity date of the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is the payment date that occurs on December 6, 2028.

The Properties. The Blue Owl Tenneco Portfolio (Pool B) Properties are comprised of six industrial properties totaling 1,538,760 square feet located in six states. The borrowers executed a sale-leaseback with the sole tenant, Tenneco Inc. (“Tenneco”), whereby the borrowers acquired the Blue Owl Tenneco Portfolio (Pool B) Properties and executed a 20-year triple-net lease with Tenneco (the “Tenneco Lease”) expiring July 31, 2043 with 3% annual escalations. Tenneco is a designer, manufacturer, and marketer of automotive products for original equipment and aftermarket customers. The Blue Owl Tenneco Portfolio (Pool B) Properties house processes that include prototype testing, design and fabrication, product engineering, and distribution among others. These facilities support many of Tenneco’s largest customers including Caterpillar Inc., General Motors Company, Ford, Fiat Chrysler Automobiles and Deere & Company (John Deere). The properties included in the portfolio are the ones that are mission-critical to Tenneco operations, housing processes that are integral to Tenneco’s operations including prototype testing, design and fabrication, product engineering, distribution, and more.

The following table presents certain information relating to the Blue Owl Tenneco Portfolio (Pool B) Properties:

Portfolio Summary
Property Name	City, State	Property Type - Subtype	Year Built / Renovated	SF(1)	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value(2)	% of Base Rent	Max Clear Height
1111 Izaak Walton Road	Seward, NE	Industrial – Warehouse/Distribution	1974 / 2012	550,344	100.0%	$20,431,000	34.1%	$34,800,000	35.2%	25”
2000 Bolton Street	Paragould, AR	Industrial – Warehouse/Distribution	1989 / 2022	300,000	100.0	14,677,000	24.5	25,000,000	23.3%	28’
6420 Glenn Highway Road	Cambridge, OH	Industrial - Manufacturing	1953, 1957, 1960, 1991, 1992 / NAP	176,700	100.0	8,160,000	13.6	13,900,000	14.2%	16”
1 International Drive	Monroe, MI	Industrial - Flex	1973 / 1996	195,916	100.0	7,926,000	13.2	13,500,000	13.9%	14’
645 East Broad Street	Smithville, TN	Industrial – Flex	1988 / 2022	230,000	100.0	5,753,000	9.6	9,800,000	8.8%	20’
4825 Hoffman Street	Elkhart, IN	Industrial – Flex	1996 / NAP	85,800	100.0	3,053,000	5.1	5,200,000	4.5%	48’
Total / Wtd. Avg.		100.0%		1,538,760	100.0%	$60,000,000	100.0%	$102,200,000	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2024.
(2)	Source: Appraisals.

The following table presents certain information relating to historical occupancy for the Blue Owl Tenneco Portfolio (Pool B) Properties:

Historical Occupancy
2020	2021	2022	As of Jan 6, 2024(1)
100.0%	100.0%	100.0%	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2024.

Sole Tenant. The Blue Owl Tenneco Portfolio (Pool B) Properties are 100% leased to Tenneco through July 31, 2043. The lease has five, five-year renewal options with at least 18 months’ notice at the greater of fair market rent or 3.0% over the prior year’s base rent. There are no termination options, except in connection with certain casualty or condemnation events. Rent under the lease commences at $8,759,136 annually (approximately $5.69 per square foot), with 3.0% annual increases.

Tenneco has operated from the Blue Owl Tenneco Portfolio (Pool B) Properties for an average of approximately 46 years (dating back as early as 1953). The location of the Blue Owl Tenneco Portfolio (Pool B) Properties is proximate to Tenneco’s largest clients, including General Motors and Ford, allowing for direct links to end-users. Further, Tenneco has invested significantly in the Blue Owl Tenneco Portfolio (Pool B) Properties, with over $104 million in capital improvements since 2019 and planned through 2024. Capital expenditures planned for 2024 are not required or reserved for under the loan documents and there can be no assurance that they will be implemented as planned.

A-3-25

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

In February 2022, Tenneco was acquired by Apollo in a $7.1 billion all-cash transaction, including an investment of $1.6 billion of cash equity, as well as additional debt.

The Tenneco Lease permits the tenant to assign or transfer its lease or sublet its space at one or more leased premises (x) to an entity that purchases, or effectuates a merger or consolidation of or with respect to, all or substantially all of the interests in, or assets of, either (i) Tenneco or (ii) an operating division, business group, or department of Tenneco (any, a “Division”), (y) to an entity or entities created by splitting the Division of Tenneco using the leased premises into one or more separate corporations, partnerships, or other entities and (z) in connection with the public offering of the stock of (i) Tenneco (ii) any affiliated or successor entity of Tenneco, or (iii) any entity created in connection with the “spin-off” of an operating Division of Tenneco; provided that in the case of each of (x), (y) and (z) (each a “Tenneco Divisional Transfer”), each of (1) the proposed transferee (or a substitute guarantor) that will become the tenant as to the applicable leased premises and (2) the surviving Tenneco entity (or substitute guarantor) that will remain the tenant under the Tenneco Lease as to the remaining leased premises has (x) a total indebtedness leverage ratio of less than 6.25 to 1, as evidenced by the financial statements of such entity or its guarantor, as applicable, and (y) EBITDA of at least $100,000,000. See “Description of the Mortgage Pool—Property Types—Industrial Properties” in the preliminary prospectus for further information regarding such financial tests. Simultaneously with a Tenneco Divisional Transfer, unless the lender elects in its sole and absolute discretion to have the related property remain as collateral for the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan, the borrowers are required to obtain the release of such property as described below under “Release of Collateral.” In addition, the borrowers have the right to sever the Tenneco Lease into two or more leases; however, the loan documents require the lender’s consent for a severance.

Tenneco (rated Caa1/B/CCC+ by Moody’s, S&P and Fitch) is a designer, manufacturer and marketer of automotive products for original equipment and aftermarket customers. Tenneco operates globally at over 200 sites worldwide and employs 71,000 people. Tenneco produces automotive parts through four business segments: Motorparts (DriV), Performance Solutions, Clean Air, and Powertrain. The chart below details each business segment and the revenue share generated by each:

Business Segment Revenue Share(1)
Segment	LTM Revenue %	Description
Motorparts	15%	Manufactures, sources, markets and distributes a broad portfolio of leading brand-name products in the global vehicle aftermarket while also servicing original equipment.
Performance Solutions	17%	Designs, manufactures, markets and distributes a variety of products and systems designed to optimize the ride experience to a global original equipment customer base.
Clean Air	46%	Designs, manufactures, and distributes a variety of products and systems designed to reduce pollution and optimize engine performance, acoustic tuning and weight on a vehicle.
Powertrain	22%	Designs, manufactures, and distributes a variety of original equipment powertrain products for light vehicle, commercial truck, off-highway and industrial applications
(1)	Source: borrower sponsor.

The following table presents certain information relating to the sole tenant at the Blue Owl Tenneco Portfolio (Pool B) Properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options(3)
Tenneco Inc.	Caa1/B/CCC+	1,538,760	100.0%	8,759,136	$5.69	100.0%	12/31/2042	No	5 x 5 Yr
Total Occupied		1,538,760	100.0%	8,759,136	$5.69	100.0%
Vacant		0	0.0%
Total		1,538,760	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	The Tenneco Lease has five, five year renewal options with at least 18 months’ notice at the greater of fair market rent or 3.0% over the last base rent.
A-3-26

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

The following table presents certain information relating to the lease rollover schedule at the Blue Owl Tenneco Portfolio (Pool B) Properties, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0.00	0.0%	$0.00	0
2024	0	0.0	0.0%	$0.00	0.0	0.00	0
2025	0	0.0	0.0%	$0.00	0.0	0.00	0
2026	0	0.0	0.0%	$0.00	0.0	0.00	0
2027	0	0.0	0.0%	$0.00	0.0	0.00	0
2028	0	0.0	0.0%	$0.00	0.0	0.00	0
2029	0	0.0	0.0%	$0.00	0.0	0.00	0
2030	0	0.0	0.0%	$0.00	0.0	0.00	0
2031	0	0.0	0.0%	$0.00	0.0	0.00	0
2032	0	0.0	0.0%	$0.00	0.0	0.00	0
2033	0	0.0	0.0%	$0.00	0.0	0.00	0
2034	0	0.0	0.0%	$0.00	0.0	0.00	0
2035 & Thereafter	1,538,760	100.0	100.0%	$8,759,136	100.0	5.69	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,538,760	100.0%		$8,759,136	100.0%	$5.69	1
(1)	Based on the underwritten rent roll dated January 6, 2024.

Appraisals. According to the portfolio appraisal, the Blue Owl Tenneco Portfolio (Pool B) Properties have an aggregate “as-is” appraised value of $102,200,000 as of the individual appraisal dates between August 9, 2023 and August 11, 2023. According to the individual appraisals, the Blue Owl Tenneco Portfolio (Pool B) Properties had an aggregate hypothetical value “as dark” of $55,850,000 based on the appraisals dated August 9, 2023 through August 11, 2023. Based on the aggregate values, the hypothetical loan to dark value is 107.4%.

Appraisal Approach	Appraised Value	Capitalization Rate
Discounted Cash Flow Approach	$102,200,000	10.40%

Environmental Matters. According to the Phase I environmental reports dated March 31, 2023 and July 6, 2023, a controlled recognized environmental condition (“CREC”) exists at the 6420 Glenn Highway Road property and a recognized environmental condition (“REC”) exists at the 1111 Izaak Walton Road property. Limited Phase II investigations were performed at such properties, as well as at the 645 East Broad Street property even though no RECs or CRECs were identified at the 645 East Broad Street property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus. No RECs or CRECs were identified at the remaining properties.

The Market. The Blue Owl Tenneco Portfolio (Pool B) Properties are located in Nebraska, Arkansas, Ohio, Michigan, Tennessee and Indiana. The Blue Owl Tenneco Portfolio (Pool B) Properties are dispersed geographically with each asset in a different state. No location makes up more than 35.8% of NRA. A stratification of the Blue Owl Tenneco Portfolio (Pool B) Properties by state is presented in the chart below:

Geographic Summary
State	# of Properties	Total SF(2)	% of NRA(2)	Occupied SF(2)	Occupancy(2)	Base Rent	Market Rent PSF(1)	Base Rent PSF
Nebraska	1	550,344	35.8%	550,344	100.0%	$3,086,096	$5.75	$5.61
Arkansas	1	300,000	19.5%	300,000	100.0%	$2,044,429	$6.50	$6.81
Tennessee	1	230,000	14.9%	230,000	100.0%	$772,502	$3.10	$3.36
Michigan	1	195,916	12.7%	195,916	100.0%	1,214,240	$5.50	$6.20
Ohio	1	176,700	11.5%	176,700	100.0%	1,247,175	$4.00	$7.06
Indiana	1	85,800	5.6%	85,800	100.0%	394,694	$5.00	$4.60
Total / Wtd. Avg.	6	1,538,760	100.0%	1,538,760	100.0%	8,759,136		$5.69
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 6, 2024.

A-3-27

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

The following table presents certain information relating to the demographics of the areas where the Blue Owl Tenneco Portfolio (Pool B) Properties are located:

Demographics Summary(1)(2)
Property Name	City, State	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
1111 Izaak Walton Road	Seward, NE	NAV	NAV	NAV	NAV	NAV	NAV
2000 Bolton Street	Paragould, AR	3,118	20,669	31,767	$64,257	$57,814	$63,570
6420 Glenn Highway Road	Cambridge, OH	977	11,154	18,471	$60,351	$62,624	$66,605
1 International Drive	Monroe, MI	3,614	23,773	46,519	$90,005	$74,096	$77,433
645 East Broad Street	Smithville, TN	748	7,357	10,830	$79,002	$64,761	$66,609
4825 Hoffman Street	Elkhart, IN	1,124	28,406	85,747	$110,521	$98,334	$80,322
(1)	Source: Appraisal.
(2)	Values are 2023 estimations.
A-3-28

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

The following table presents certain information relating to the Underwritten Net Cash Flow at the Blue Owl Tenneco Portfolio (Pool B) Properties:

Cash Flow Analysis(1)(2)
	U/W	U/W Per SF
Base Rent	$8,759,136	$5.69
Contractual Rent Steps(3)	262,774	0.17
Gross Potential Rent	$9,021,910	$5.86
Total Reimbursements	264,667	0.17
Net Rental Income	$9,286,578	$6.04
Vacancy & Credit Loss	(464,329)	(0.30)
Effective Gross Income	$8,822,249	$5.73
Total Expenses	264,667	0.17
Net Operating Income	$8,557,581	$5.56
Capital Expenditures	230,814	0.15
TI/LC	0	0.00
Net Cash Flow	$8,326,767	$5.41

Occupancy	95.0%
NCF DSCR	1.80x
NOI Debt Yield	14.3%
(1)	Based on the underwritten rent roll dated January 6, 2024.
(2)	Historical cash flows are unavailable due to the acquisition of the Blue Owl Tenneco Portfolio (Pool B) Properties in a sale-leaseback transaction in June and July 2023.
(3)	Inclusive of rent steps through July 31, 2024.

The Borrowers and the Borrower Sponsor. The borrowers for the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan are TENCAOH001 LLC, TENPAAR001 LLC, TENSENE001 LLC, TENSMTN001 LLC, TENELIN001 LLC and TENMOMI001 LLC, each a Delaware limited liability company and each a single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan.

The borrower sponsor for the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is Blue Owl NLT Operating Partnership LP, a Delaware limited partnership, a joint venture between Blue Owl Capital Inc (“Blue Owl”) and GIC (Realty) Private Limited, a fund controlled by the government of Singapore. Blue Owl (NYSE: OWL) is an asset manager with $144 billion of assets under management. Blue Owl was formed in May 2021 by the strategic combination of Owl Rock, a direct lending platform, and Dyal Capital, a provider of capital solutions to large, multi-product private capital managers. Blue Owl acquired Oak Street, a private equity real estate ﬁrm, in December 2021 as a complement to its direct lending and GP solutions platform. Owl Rock, Dyal Capital, and Oak Street are divisions of Blue Owl. In April 2022, Blue Owl acquired Wellfleet Credit Partners which focuses on the management of CLO portfolios of broadly syndicated leveraged loans and is now a platform within the Owl Rock division.

Property Management. The Blue Owl Tenneco Portfolio (Pool B) Properties are self-managed by the sole tenant.

Initial and Ongoing Reserves.

Tax Reserve – In the event the Reserve Waiver Conditions (as defined below) are no longer being met, the borrowers are required to escrow 1/12 of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Reserve – In the event the Reserve Waiver Conditions are no longer being met, the borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis, unless the Portfolio is insured under a blanket policy meeting the requirements set forth in the related loan agreement (in which case, no insurance escrows will be required, even if the Reserve Waiver Conditions are no longer met).

A-3-29

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

Replacement Reserve – In the event the Reserve Waiver Conditions are no longer being met, the borrowers are required to deposit monthly, with or on behalf of the lender, approximately $19,235 into a replacement reserve account.

TI/LC Reserve – In the event the Reserve Waiver Conditions are no longer being met, the borrower is required to deposit monthly, with or on behalf of the lender, $128,230 into a leasing reserve account.

The “Reserve Waiver Conditions” means the following: (i) the Tenneco lease is a triple net lease, remains in full force and effect with no monetary or material non-monetary default occurring thereunder and covers the entirety of the Portfolio, (ii) no Trigger Period (as defined below) is continuing, (iii) Tenneco is obligated pursuant to its lease (w) to pay directly to the applicable governmental authority taxes and other assessments (if any), (x) to maintain insurance consistent with the insurance requirements set forth in the loan documents, (y) is responsible for all capital expenditures related to the Portfolio and (z) to be responsible to directly pay for such other ongoing recurring property level expenses which would be covered by the applicable reserve which has been suspended, and (iv) Tenneco performs such obligations in a timely manner and the borrowers provide evidence of such performance to the lender in a timely manner.

Lockbox / Cash Management. The Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to direct the sole tenant to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. During the continuance of a Trigger Period, provided no event of default is continuing, all funds in the lockbox account are required to be swept on a daily basis to a lender-controlled cash management account. Provided no event of default is continuing, funds in the cash management account are required to be applied to debt service, the reserves and escrows described above, budgeted operating expenses, lender-approved extraordinary expenses and required REIT distributions not exceeding $75,000 per annum, with any excess funds (i) during a Trigger Period due to a Lease Sweep Period (as defined below), to be deposited into a lease sweep reserve, (ii) if no Lease Sweep Period is continuing, but any other Trigger Period is continuing, to be deposited into a cash collateral account held by the lender as cash collateral for the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan during such Trigger Period.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default under the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan documents, (ii) a Low DSCR Period (as defined below), or (iii) a Lease Sweep Period (as defined below). A Trigger Period will end if (i) in the case of an event of default, a cure of such event of default is accepted by the lender, (ii) in the case of a Low DSCR Period, the Low DSCR Period has been cured in accordance with the definition of such term, and (iii) in the case of a Lease Sweep Period, such Lease Sweep Period has been cured in accordance with the definition of such term.

A “Low DSCR Period” will commence if as of the last day of two consecutive calendar quarters the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan interest only debt service coverage ratio is less than 1.35x; however, if any tenant becomes subject to certain underwritten net cash flow adjustments as described in the loan agreement, then the underwritten net cash flow as of the most recent calendar quarter may be immediately adjusted downward by the lenders and to the extent said adjustment results in a debt service coverage ratio that is below 1.35x, a Low DSCR Period will immediately commence. A Low DSCR Period will end when either (i) the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan interest only debt service coverage ratio is at least 1.35x as of the last day of two consecutive calendar quarters or (ii) cash has been deposited with the lenders (or swept into the cash collateral account) or a letter of credit has been delivered to the lender, in each case in an amount which if applied to repay the outstanding principal balance of the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan would cause the interest only debt service coverage ratio to be 1.35x. Such cash or letter of credit is required to be released to the borrowers if the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan interest only debt service coverage ratio is at least 1.35x as of the last day of two consecutive calendar quarters.

A “Lease Sweep Period” will commence on the first monthly payment date following (a) the earlier of (i) the date that is twelve months prior to the expiration of a Sweep Lease (as defined below) or (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon (1) the surrender, cancellation or termination of a Sweep Lease (or any material portion thereof) or (2) upon the borrower’s receipt of written notice by a Sweep Tenant of its intent to effect a surrender, cancellation or termination of its Sweep Lease (or any material portion thereof); (c) if a Sweep Tenant has discontinued its business (i.e., “goes dark”) in 10% or more of its space at the Blue Owl Tenneco Portfolio (Pool B) Properties (provided that a Lease Sweep Period will not be deemed to exist if the sole reason the Sweep Tenant is dark is to (i) perform alterations or repairs in accordance with its lease and the loan documents for a period not to exceed 90 days, (ii) restore the applicable property following a casualty or condemnation for a period of not more than 270 days or (iii) comply with governmental restrictions on the use or occupancy of the applicable property in connection with any pandemic or epidemic and the Sweep Tenant resumes operations within 30 days after such government restrictions are lifted); (d) upon a monetary or material nonmonetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its direct or indirect parent company or lease guarantor (if any) (f) upon a decline in the credit rating of the Sweep Tenant (or its parent) below B- or equivalent by any rating agency or (g) upon the borrower or lender receiving notice or obtaining knowledge of a material monetary default under any corporate credit facility in place with respect to a Sweep Tenant or its direct or indirect parent company or lease guarantor (if any).

A-3-30

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), and (c) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be on market terms and have terms that extend at least five years beyond the loan term) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all reasonably anticipated leasing expenses, and free or abated rent periods for such qualified leases (collectively, “Leasing Costs”), and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Shortfalls”); (B) in the case of clause (a) above, the Sweep Tenant irrevocably exercises its renewal option and there are sufficient funds in the lease sweep reserve to cover all anticipated shortfalls or leasing expenses in connection with such renewal; (C) in the case of clause (d) above, the default in question has been cured and no other default is continuing for a period of 60 days thereafter; (D) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Sweep Lease (and any guaranty of it) has been affirmed or assumed in a manner reasonably satisfactory to the lender or pursuant to a final non-appealable order of the bankruptcy court, all lease defaults have been cured and the Sweep Tenant is in occupancy and paying full, unabated rent, and adequate assurance of future performance under the Sweep Lease (and any guaranty), as reasonably determined by the lender, has been provided; (E) in the case of clause (f) above, the credit rating of the Sweep Lease tenant has been restored to at least “B-“ or equivalent by any of the rating agencies; and (F) in the case of clause (g) above, the earlier to occur of (x) delivery of evidence acceptable to the lender, in its sole and absolute discretion, that such material monetary default under such corporate credit facility has been cured or such corporate credit facility has been repaid in full and (y) the date funds equal to $7,500,000 have accumulated in the lease sweep reserve.

A “Sweep Lease” means the Tenneco Lease and any replacement lease that covers at least 25% of the rentable square feet of the Portfolio.

A “Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

Release of Collateral. After the prepayment lockout expiration date, the related loan documents permit the release of any of the individual Blue Owl Tenneco Portfolio (Pool B) Properties in connection with the sale of such property (a "Blue Owl Tenneco Sale Release"), upon satisfaction of the following conditions, among others, (i) no event of default is continuing, (ii) the sale is pursuant to an arm’s length agreement to a third party not affiliated with any borrower or guarantor, (iii) the borrowers prepay (x) the amount of any collateral held to cure a debt service coverage ratio related cash management trigger, and (y) the Release Amount (as defined below) for the applicable property, and pay (z) a prepayment fee equal to the greater of 1.0% (or if an event of default is continuing, 4.0%) of the amount prepaid and a yield maintenance premium on the amounts so prepaid, (iv) after giving effect to such sale and prepayment, the interest only debt service coverage ratio must be no less than the greater of 1.75x and the interest only debt service coverage ratio immediately preceding the sale, (v) the applicable property must be removed from the Tenneco Lease, and (vi) satisfaction of REMIC related conditions.

The related loan documents also permit the release of any of the individual Blue Owl Tenneco Portfolio (Pool B) Properties as to which the following conditions, among others, have been satisfied (a “Blue Owl Tenneco Defaulted Property Release”): (i) (x) an event of default is occurring that (1) is non-monetary in nature, (2) relates solely to the property being released (the “Defaulted Property”) and (3) after giving effect to the applicable release, no event of default is ongoing and (y) the borrowers have demonstrated in good faith to the lender that they have pursued a cure of such event of default (which will not require any capital contribution), which cure lender may accept or deny in its sole and absolute discretion, and (ii) all conditions to a Blue Owl Tenneco Sale Release set forth above, except that an event of default may exist (solely as to the Defaulted Property) and the release may be in connection with a transfer to a borrower affiliate.

The related loan documents also permit the release of any of the individual Blue Owl Tenneco Portfolio (Pool B) Properties as to which a casualty or condemnation has occurred (a “Blue Owl Tenneco Casualty/Condemnation Release”), provided that the following conditions, among others, have been satisfied, (i) either (x) the casualty or condemnation affects more than 60% of the rentable square footage at the applicable property or (y) the lender has determined that the net proceeds of such casualty or condemnation will be applied to repay the mortgage and the amount of net proceeds so applied is equal to at least 30% of the allocated loan amount for the applicable property; (ii) such release occurs no more than 120 days after the occurrence of the applicable casualty or condemnation, and (iii) all conditions to a Blue Owl Tenneco Sale Release set forth above, except that the release may be in connection with a transfer to a borrower affiliate.

In addition, unless otherwise elected by the lender in its sole discretion, the related loan documents require the borrowers to obtain the release of any related individual properties as to which a Tenneco Divisional Transfer has occurred as described above under “Sole Tenant” (a “Blue Owl Tenneco Divisional Transfer Release”), and to satisfy the conditions to a Blue Owl Tenneco Sale Release in connection therewith, except that an event of default may exist and the release may be in connection with a transfer to a borrower affiliate.

A-3-31

Industrial – Various Various Various, Various	Collateral Asset Summary – Loan No. 3 Blue Owl Tenneco Portfolio (Pool B)	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 58.7% 1.80x 14.3%

“Release Amount” means:

●	(A) with respect to any property released pursuant to a Blue Owl Tenneco Sale Release or a Blue Owl Tenneco Defaulted Property Release, the greater of (x) 85% of the net sales proceeds of such property and (y)(I) until such time as the outstanding principal balance of the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is reduced by 20%, 110% of its allocated loan amount and (II) upon such time as the outstanding principal balance of the Blue Owl Tenneco Portfolio (Pool B) Mortgage Loan is reduced by at least 20%, 125% of its allocated loan amount;
●	(B) with respect to any property released pursuant to a Blue Owl Tenneco Casualty/Condemnation Release, 125% of its allocated loan amount; and
●	(C) with respect to any property released pursuant to a Blue Owl Tenneco Divisional Transfer Release, (x) with respect to each of the 1111 Izaak Walton Road property, the 2000 Bolton Street property and the 6420 Glenn Highway Road property, 115% of its allocated loan amount, (y) with respect to each of the 645 East Broad Street property and the 4825 Hoffman Street property, 110% of its allocated loan amount, and (z) with respect to the 1 International Drive property, 105% of its allocated loan amount.

In addition, the loan documents permit the release of all or a portion of any vacant, non-improved land (each a “Release Parcel”) located on any of the 645 East Broad Street property or 1 International Drive property. Pursuant to agreements between the borrowers and Tenneco, such parties may each market the Release Parcel for sale (and upon such sale such Release Parcel will be removed from the Tenneco Lease), and the profits from any sale of a Release Parcel (net of expenses of the applicable borrower and Tenneco and all applicable taxes) are required to be divided 50% each between the applicable borrower and Tenneco. Such release is conditioned upon, among other things, (i) the Release Parcel constituting a legally divided separate tax lot and zoning lot, (ii) the release not causing any adverse effect on the use or operation of, or access to, the remaining portion of the related property or causing such remaining property to violate legal requirements or any document or instrument relating to such remaining property, (iii) compliance with REMIC related conditions, (iv) conveyance of the Release Parcel to a third party or to certain specified affiliates of the borrowers, and (v) deposit of any net proceeds received by the borrowers or any affiliate from the sale of the Release Parcel (but not any net proceeds allocable to Tenneco) into the lockbox account.

Ground Lease. None.

A-3-32

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

A-3-33

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

A-3-34

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%
Mortgage Loan Information				Property Information
	Loan Sellers:	BMO, CREFI, GACC		Single Asset / Portfolio:	Single Asset
	Loan Purpose:	Refinance		Property Type - Subtype:	Hospitality – Full Service
	Borrower Sponsor(s):	BLT Real Estate JV5 LLC		Collateral:	Fee
	Borrower(s):	AWH Orlando Property, LLC		Location:	Orlando, FL
	Original Balance(1):	$60,000,000		Year Built / Renovated:	1981 / 2018, 2022
	Cut-off Date Balance(1):	$60,000,000		Property Management:	Crescent Hotel Management Services, LLC
	% by Initial UPB:	6.8%		Size:	1,042 Rooms
	Interest Rate:	7.75000%		Appraised Value / Per Room:	$143,000,000 / $137,236
	Note Date:	November 30, 2023		Appraisal Date:	May 28, 2023
	Original Term:	60 months		Occupancy:	77.0% (as of October 31, 2023)
	Amortization:	Interest Only		UW Economic Occupancy:	77.0%
	Original Amortization:	NAP		Underwritten NOI(4):	$14,563,103
	Interest Only Period:	60 months		Underwritten NCF:	$12,382,219
	First Payment Date:	January 6, 2024
	Maturity Date:	December 6, 2028		Historical NOI
	Additional Debt Type(1):	Pari Passu		Most Recent NOI:	$14,396,570 (TTM October 31, 2023)
	Additional Debt Balance(1):	$25,000,000		2022 NOI(4):	$11,990,892
	Call Protection(2):	L(25),DorYM1(28),O(7)		2021 NOI:	$5,673,856
	Lockbox / Cash Management:	Hard / Springing		2020 NOI(4):	($1,685,368)

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap
Taxes:	$207,641	$103,820	NAP	Cut-off Date Loan Per Room:	$81,574
Insurance:	$484,118	Springing	NAP	Maturity Date Loan Per Room:	$81,574
Replacement Reserves:	$0	4% Gross Revenue	NAP	Cut-off Date LTV:	59.4%
Seasonality Reserve:	$81,403	$81,403	NAP	Maturity Date LTV:	59.4%
				UW NOI DY:	17.1%
				UW NCF DSCR:	1.85x

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan	$85,000,000	99.4%		Loan Payoff	$83,645,446	97.8%
Borrower Sponsor Equity	554,430	0.6		Closing Costs	1,135,823	1.3
				Upfront Reserves	773,161	0.9
Total Sources	$85,554,430	100.0%		Total Uses	$85,554,430	100.0%

(1)	The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan (as defined below) is part of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan (as defined below) which is comprised of nine pari passu promissory notes with an aggregate original principal balance of $85,000,000. The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan was originated by Bank of Montreal (“BMO”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan.
(2)	The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan may be voluntarily prepaid in whole (but not in part) beginning after the payment date that is the earlier of three years from the note date and two years from the closing date of the last securitization of any portion of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan, with the payment of a yield maintenance premium if such prepayment occurs prior to the payment date in June 2028. In addition, defeasance of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan to be securitized and (b) November 30, 2026. The assumed lockout period of 25 payments is based on the anticipated closing date of the Benchmark 2024-V5 securitization trust in January 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	The increase from 2020 NOI to 2022 NOI is primarily attributable to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021 and 2022.
A-3-35

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

The Loan. The fourth largest mortgage loan (the “DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan”) is part of a whole loan (the “DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan”) secured by the borrower’s fee interest in a 1,042 room hotel located in Orlando, Florida (the “DoubleTree by Hilton Hotel Orlando at SeaWorld Property”). The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan was originated on November 30, 2023 by BMO and accrues interest at a fixed rate of 7.75000% per annum. BMO transferred certain portions of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan to Citi Real Estate Funding Inc. and Deutsche Bank AG, New York Branch on January 2, 2024 and December 13, 2023, respectively. The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan is the payment date that occurs on December 6, 2028. The DoubleTree by Hilton Hotel Orlando at SeaWorld Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2 and Note A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000. BMO is selling Note A-1 in the outstanding principal balance of $30,000,000 as of the Cut-off Date, GACC is selling Note A-2 in the outstanding principal balance of $15,000,000 as of the Cut-off Date and CREFI is selling Note A-3 in the outstanding principal amount of $15,000,000 as of the Cut-off Date.

The table below summarizes the promissory notes that comprise the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan. The relationship among the holders of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	Benchmark 2024-V5	Yes
A-2	15,000,000	15,000,000	Benchmark 2024-V5	No
A-3	15,000,000	15,000,000	Benchmark 2024-V5	No
A-4(1)	10,000,000	10,000,000	BMO	No
A-5(1)	5,000,000	5,000,000	DBNY	No
A-6(1)	5,000,000	5,000,000	CREFI	No
A-7(1)	2,500,000	2,500,000	BMO	No
A-8(1)	1,250,000	1,250,000	DBNY	No
A-9(1)	1,250,000	1,250,000	CREFI	No
Whole Loan	$85,000,000	$85,000,000
(1)	Expected to be contributed to one or more future securitizations.

The Property. The DoubleTree by Hilton Hotel Orlando at SeaWorld Property is a 1,042 full service hotel on an approximately 28.6-acre parcel located at 10100 International Drive in Orlando, Florida. The DoubleTree by Hilton Hotel Orlando at SeaWorld Property has 24 interconnected structures consisting of multiple two- and three-story villa-style buildings, a 16-story tower, a two-story lobby building and a two-story conference center. The improvements were constructed in 1981 and renovated in 2018 and 2022.

The DoubleTree by Hilton Hotel Orlando at SeaWorld Property contains 270 king guestrooms and 772 double queen guestrooms. Amenities at the DoubleTree by Hilton Hotel Orlando at SeaWorld Property includes approximately 85,270 square feet of meeting space, two restaurants, a poolside bar and a lobby lounge. In addition, the DoubleTree by Hilton Hotel Orlando at SeaWorld Property includes 851 surface parking spaces resulting in a ratio of approximately 0.82 parking spaces per room.

The franchise agreement between the borrower and Hilton Franchise Holding LLC (“Hilton”), commenced on May 19, 2015 and expires on May 31, 2030. Among other things, the franchise agreement requires the borrower to pay Hilton, on a monthly basis, a royalty fee of 5.0% of gross room revenue and a monthly program fee of 4.0% of gross room revenue.

The following table presents certain information relating to the demand analysis with respect to the DoubleTree by Hilton Hotel Orlando at SeaWorld Property based on market segmentation, as provided by the appraisal:

Demand Segmentation(1)
Property	Rooms	Leisure	Meeting and Group	Commercial
DoubleTree by Hilton Hotel Orlando at SeaWorld	1,042	73%	27%	0%
(1)	Source: Appraisal.
A-3-36

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

The following tables present certain information relating to the current and historical occupancy, ADR and RevPAR at the DoubleTree by Hilton Hotel Orlando at SeaWorld Property and its competitors:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			DoubleTree by Hilton Hotel Orlando at SeaWorld			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021(3)	56.4%	$92.27	$52.04	63.6%	$82.30	$52.32	112.7%	89.2%	100.5%
2022(3)	73.2%	$118.74	$86.92	79.6%	$116.31	$92.57	108.7%	98.0%	106.5%
2023(4)	73.8%	$120.67	$89.01	77.0%	$132.13	$101.70	104.3%	109.5%	114.3%
(1)	Occupancy, ADR and RevPAR for the Competitive Set and the DoubleTree by Hilton Hotel Orlando at SeaWorld Property are based on data provided by a third-party hospitality research report. The Competitive Set includes DoubleTree by Hilton at the Entrance To Universal, Wyndham Orlando Resort International Drive, Wyndham Lake Buena Vista Disney Springs Resort Area, The Florida Hotel & Conference Center, Hotel Kinetic Orlando Universal Blvd. and Wyndham Garden Lake Buena Vista Disney Springs Area.
(2)	Variances among the underwriting, the appraisal and the above table with respect to Occupancy, ADR and RevPAR at the DoubleTree by Hilton Hotel Orlando at SeaWorld Property are attributable to variances in reporting methodologies and/or timing differences.
(3)	Based on the trailing twelve-month data as of December 31st for each respective year.
(4)	Based on the trailing twelve-month data as of October 31, 2023.

Appraisal. According to the appraisal, the DoubleTree by Hilton Hotel Orlando at SeaWorld Property had an “as-is” appraised value of $143,000,000 as of May 28, 2023. The table below shows the appraiser’s “as-is” conclusions. Based on the “as-is” value of $143,000,000, the Cut-off Date LTV and Maturity Date LTV are 59.4%.

DoubleTree by Hilton Hotel Orlando at SeaWorld(1)
Property	Value	Capitalization Rate
DoubleTree by Hilton Hotel Orlando at SeaWorld	$143,000,000	7.67%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated June 22, 2023, there was no evidence of any recognized environmental conditions at the DoubleTree by Hilton Hotel Orlando at SeaWorld Property.

A-3-37

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the DoubleTree by Hilton Hotel Orlando at SeaWorld Property:

Cash Flow Analysis(1)
	2018	2019	2020	2021	2022	TTM(2)	Underwritten	Per Room(3)	%(4)
ADR	$109.82	$114.16	$97.70	$88.69	$119.71	$132.13	$132.13
RevPAR	$83.51	$85.68	$27.63	$62.37	$95.16	$101.70	$101.70

Room Revenue	$31,090,432	$31,900,036	$10,443,032	$23,719,825	$36,193,928	$38,677,729	$38,677,729	$37,119	68.8%
Food & Beverage Revenue	10,680,337	10,132,780	3,223,062	7,176,367	11,162,290	13,440,798	13,440,798	12,899	23.9
Other Departments Revenue	628,939	456,422	448,851	1,954,779	1,325,665	1,392,675	1,392,675	1,337	2.5
Miscellaneous Income	2,260,007	2,338,118	869,194	647,534	3,053,090	2,699,735	2,699,735	2,591	4.8
Total Revenue	$44,659,715	$44,827,355	$14,984,139	$33,498,506	$51,734,974	$56,210,937	$56,210,937	$53,945	100.0%

Room Expense	$10,293,421	$10,289,532	$4,089,644	$9,671,955	$12,814,127	$13,106,369	$13,106,369	$12,578	33.9%
Food & Beverage Expense	7,604,052	7,880,223	2,759,528	5,584,969	8,996,654	9,917,629	9,917,629	9,518	73.8
Other Departmental Expenses	564,315	550,981	168,977	94,841	19,265	67,825	67,825	65	4.9
Departmental Expenses	$18,461,789	$18,720,735	$7,018,149	$15,351,765	$21,830,046	$23,091,823	$23,091,823	$22,161	41.1%

Gross Operating Income	$26,197,926	$26,106,620	$7,965,989	$18,146,741	$29,904,927	$33,119,114	$33,119,114	$31,784	58.9%

General & Administrative	$4,250,517	$4,411,457	$2,314,139	$3,155,970	$4,251,060	$4,049,497	$4,049,497	$3,886	7.2%
Marketing	3,719,973	3,237,541	1,810,358	2,246,066	3,268,227	3,585,608	3,585,608	3,441	6.4
Franchise Fee	2,737,852	2,885,136	939,873	2,139,362	3,473,121	3,678,687	3,480,996	3,341	6.2
Management Fee	928,014	672,422	403,015	517,869	796,005	898,305	843,164	809	1.5
Property Operations & Maintenance	2,038,241	2,008,040	1,152,997	1,785,745	3,053,515	3,006,983	3,006,983	2,886	5.3
Utilities	1,343,658	1,314,563	962,881	1,193,782	1,369,000	1,622,840	1,622,840	1,557	2.9
Total Undistributed Expenses	$15,018,255	$14,529,159	$7,583,264	$11,038,793	$16,210,928	$16,841,921	$16,589,088	$15,920	29.5%

Effective Gross Income	$11,179,671	$11,577,461	$382,726	$7,107,948	$13,694,000	$16,277,193	$16,530,026	$15,864	29.4%

Real Estate Taxes	$1,213,189	$1,150,197	$1,241,269	$1,005,542	$1,157,258	$1,234,678	$1,268,076	$1,217	2.3%
Property Insurance	627,727	654,515	809,278	409,921	523,528	638,695	691,597	664	1.2
Other	3,729	24,805	17,548	18,628	22,322	7,250	7,250	7	0.0
Net Operating Income(5)	$9,335,027	$9,747,945	($1,685,368)	$5,673,856	$11,990,892	$14,396,570	$14,563,102	$13,976	25.9%

FF&E	0	0	0	0	0	0	2,180,884	2,093	3.9
Net Cash Flow	$9,335,027	$9,747,945	($1,685,368)	$5,673,856	$11,990,892	$14,396,570	$12,382,219	$11,883	22.0%

Occupancy	76.0%	75.1%	28.3%	70.3%	79.5%	77.0%	77.0%
NCF DSCR(6)	1.40x	1.46x	(0.25x)	0.85x	1.80x	2.16x	1.85x
NOI Debt Yield(6)	11.0%	11.5%	(2.0%)	6.7%	14.1%	16.9%	17.1%
(1)	Based on financials provided by the borrower.
(2)	TTM represents the trailing 12-month period ending October 31, 2023.
(3)	Per Room values are based on 1,042 rooms.
(4)	% column represents percent of Total Revenue except for Room Expense, Food & Beverage Expense and Other Departmental Expenses which are based on their corresponding revenue line items.
(5)	The decrease in NOI from 2019 to 2020 and the increase in NOI from 2020 to 2021 and from 2021 to 2022 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020, and the subsequent recovery in 2021 and 2022.
(6)	Calculated based on the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan.

The Market. The DoubleTree by Hilton Hotel Orlando at SeaWorld Property is located in Orlando, Florida within the Orlando-Kissimmee-Sanford metropolitan statistical area (“Orlando MSA”) and the Orlando, Florida lodging market. The Orlando, Florida lodging market comprises approximately 166,380 hotel rooms located primarily in Orange County. The primary municipal feeder market is Orlando, which has a population of approximately 1.7 million with an income per capita of $45,000 as of January 2023. The DoubleTree by Hilton Hotel Orlando at SeaWorld Property is located southwest quadrant of the Westwood Boulevard and International Drive intersection with frontage along both streets. The DoubleTree by Hilton Hotel Orlando at SeaWorld Property is located 0.5 miles north of the entrance to Sea World, 0.7 miles north of Discovery Cove Orlando and 0.6 miles south/southeast of the Orange County Convention Center. The nearby Orlando International Airport is one of the fastest growing major metropolitan airports in the nation in terms of passenger traffic and is ranked as the seventh busiest airport in the world as of 2021.

A-3-38

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

The following table presents certain information relating to the primary competition for the DoubleTree by Hilton Hotel Orlando at SeaWorld Property:

Competitive Set(1)(2)
Property	Number of Rooms	Year Built	2022 Occupancy	2022 ADR	2022 RevPAR
DoubleTree by Hilton Hotel Orlando at SeaWorld(3)	1,042	1981	77.0%	$132.13	$101.70
DoubleTree by Hilton at The Entrance To Universal	742	1972	70.0% - 75.0%	$125.00 - $130.00	$90.00 - $95.00
Wyndham Orlando Resort International Drive	613	1978	75.0% - 80.0%	$125.00 - $130.00	$95.00 - $100.00
Wyndham Disney Springs Resort Area	232	1972	75.0% - 80.0%	$120.00 - $125.00	$90.00 - $95.00
The Florida Hotel & Conference Center	511	1986	75.0% - 80.0%	$110.00 - $115.00	$80.00 - $85.00
Hotel Kinetic Orlando Universal	400	2002	80.0% - 85.0%	$110.00 - $115.00	$85.00 - $90.00
Wyndham Garden Disney Springs Area	394	2015	70.0% - 75.0%	$115.00 - $120.00	$85.00 - $90.00
Total Avg. Competitive Set			76.0%	$120.00	$91.00
(1)	Source: Appraisal.
(2)	It has been announced that three new hotels, which are approximately 3 miles from the DoubleTree by Hilton Hotel Orlando at SeaWorld Property and have 750 rooms, 750 rooms and 500 rooms, respectively, are being developed by Universal Orlando Resort and are expected to open in 2025.
(3)	2022 Occupancy, ADR and RevPAR for the DoubleTree by Hilton Hotel Orlando at SeaWorld Property are based on the underwriting for the trailing twelve-month period ending October 31, 2023.

The Borrower and the Borrower Sponsor. The borrower is AWH Orlando Property, LLC, a Delaware limited liability company and single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan. The borrower sponsor and non-recourse carveout guarantor is BLT Real Estate JV5 LLC (“BLT”). BLT is a Stamford, CT based vertically integrated real estate firm that develops, owns, and manages residential, commercial, and mixed-use projects. BLT’s portfolio includes over 4,000 of class-A multifamily units (with an additional 2,000 in the development pipeline), approximately 6,000,000 square feet of office space and over 7,000 hotel keys across over 50 hotels.

Property Management. The DoubleTree by Hilton Hotel Orlando at SeaWorld Property is managed by Crescent Hotel Management Services, LLC, a third-party property management company with over 25,000 rooms, 100 properties, 1,000,000 square feet of meeting space and 120 restaurants, bars and outlets under management.

Initial and Ongoing Reserves. At origination of the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan, the borrower deposited (i) approximately $207,641 into a reserve account for real estate taxes, (ii) $484,118 into a reserve account for insurance premiums and (iii) approximately $81,403 into a reserve account for a seasonality reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $103,820).

Insurance Reserve – The borrower is required to deposit into an insurance reserve an amount equal to 1/12 of the amount which would be sufficient to pay the insurance premiums due for the renewal of the coverage afforded by the insurance policies upon the expiration thereof, however, such insurance reserve deposit has been conditionally waived so long as the borrower continues to maintain a blanket policy that satisfies the conditions set forth in the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan documents.

FF&E Reserve – On each monthly payment date, the borrower is required to deposit an amount equal to the greater of (i) 4% of gross income from operations for the calendar month two months prior to each payment date or (ii) that amount required pursuant to the hotel franchise agreement, into an FF&E reserve (initially estimated to be approximately $2,180,884).

Seasonality Reserve – On each monthly payment date other than payment dates occurring in August and September of each year, the borrower is required to deposit approximately $81,403 into a seasonality reserve. The borrower may request up to two times each calendar year during the term of the loan that the lender recalculate the Seasonality Shortfall Amount (as defined below) and, based on the results of that calculation, the lender will be required to increase or decrease such monthly deposit amount. The (“Seasonality Shortfall Amount”) means, as of any date of calculation, the product of (i) the amount, if any, by which the gross income from the operations of the DoubleTree by Hilton Hotel Orlando at SeaWorld Property with respect to the immediately preceding 12 month period was deficient for purposes of paying the debt service on the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan for such period, multiplied by (ii) 1.10.

A-3-39

Hospitality – Full Service 10100 International Drive Orlando, FL 32821	Collateral Asset Summary – Loan No. 4 DoubleTree by Hilton Hotel Orlando at SeaWorld	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 59.4% 1.85x 17.1%

Lockbox / Cash Management. The DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver credit card direction letters to each of the credit card companies with which borrower has entered into a merchant’s or other credit card agreement directing them to pay to the lender-controlled lockbox account all payments which would otherwise be paid to borrower under the applicable credit card processing agreement. The borrower is permitted to collect cash income and deposit it into an operating account. The borrower is required to (or cause the property manager to) deposit all revenue generated by the DoubleTree by Hilton Hotel Orlando at SeaWorld Property into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan documents may be held by the lender in an excess cash flow reserve account as additional collateral for the DoubleTree by Hilton Hotel Orlando at SeaWorld Whole Loan; provided however, such excess cash flow funds will go to a PIP reserve account if the Trigger Period is caused solely by a PIP Trigger.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence of an event of default, (ii) the occurrence of a Debt Yield Trigger Event (as defined below), (iii) the occurrence of a PIP Trigger (as defined below) and (iv) the occurrence of a Franchise Extension Trigger (as defined below); and (B) expiring upon (w) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (x) with regard to any Trigger Period commenced in connection with clause (ii) above, a cure of the Debt Yield Trigger Event, (y) with regard to any Trigger Period commenced in connection with clause (iii) above, the amount on deposit in the PIP reserve account equals 110% of the PIP costs and (z) with regard to any Trigger Period commenced in connection with clause (iv) above, the occurrence of a Franchise Extension Trigger cure.

A “Debt Yield Trigger Event” means the debt yield is equal to or less than 10.5%, and is cured upon the debt yield being greater than 10.5% for one calendar quarter or the lender has received a debt yield cure deposit that would be sufficient to cause the calculation of the debt yield to be greater than 10.5%.

A “PIP Trigger” the date that is 90 days after borrower's receipt of notice that franchisor will require a property improvement plan (“PIP”) if, on or before such date, the borrower has not deposited 110% of the PIP costs into the PIP reserve account.

A “Franchise Extension Trigger” means the occurrence of either (i) the payment date occurring in December, 2027 if, as of such date, the debt yield is less than 14.75%, or (ii) the payment date occurring in May, 2028; provided, however, that a Franchise Extension Trigger cannot occur in connection with either clause (i) or clause (ii) above if, on or before the applicable date, the borrower has either (y) delivered evidence reasonably satisfactory to the lender that the term of the existing franchise agreement has been extended for a period of no less than 10 years on substantially the same terms and conditions as set forth in the existing franchise agreement acceptable to the lender, or otherwise on terms reasonably acceptable to the lender, or (z) entered into a replacement franchise agreement with a term of no less than 10 years, and such Franchise Extension Trigger will be cured upon the borrower having either (i) delivered evidence reasonably satisfactory to the lender that the term of the existing franchise agreement has been extended for a period of no less than 10 years on substantially the same terms and conditions as set forth in the existing franchise agreement, or otherwise on terms reasonably acceptable to the lender, or (ii) entered into a replacement franchise agreement acceptable to the lender with a term of no less than 10 years.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. None permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-40

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

A-3-41

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

A-3-42

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%
Mortgage Loan Information
Loan Seller(s):	Barclays
Loan Purpose:	Refinance
Borrower Sponsor(s):	Fred Ohebshalom
Borrower(s)(1):	Various
Original Balance(2):	$60,000,000
Cut-off Date Balance(2):	$60,000,000
% by Initial UPB:	6.8%
Interest Rate:	6.91000%
Note Date:	January 4, 2024
Original Term:	60 months
Amortization:	Interest Only
Original Amortization:	NAP
Interest Only Period:	60 months
First Payment Date:	February 6, 2024
Maturity Date:	January 6, 2029
Additional Debt Type(2):	Pari Passu
Additional Debt Balance(2):	$24,100,000
Call Protection(3):	L(24),D(29),O(7)
Lockbox / Cash Management:	Springing / Springing

Reserves(4)
	Initial	Monthly	Cap
Taxes:	$0	$283,486	NAP
Insurance:	$38,703	$38,703	NAP
Replacement Reserve:	$0	$9,063	NAP
TI/LC:	$0	$0	NAP
Other(5):	$6,438,035	$0	NAP

Property Information
Single Asset / Portfolio:	Portfolio
Property Type / Subtype:	Multifamily - Various
Collateral:	Fee
Location(6):	Various, NY
Year Built / Renovated(6):	Various / Various
Property Management:	Empire Management America Corp.
Size:	435 Units
Appraised Value / Per Unit:	$130,600,000 / $300,230
Appraisal Date:	November 16, 2023
Occupancy:	95.4% (as of December 13, 2023)
UW Economic Occupancy:	92.4%
Underwritten NOI:	$7,467,461
Underwritten NCF:	$7,358,711

Historical NOI
Most Recent NOI(7):	$7,179,562 (TTM October 31, 2023)
2022 NOI(7):	$5,463,639
2021 NOI(7):	$4,094,413
2020 NOI:	$4,565,862

Financial Information(2)
Cut-off Date Loan Per Unit:	$193,333
Maturity Date Loan Per Unit:	$193,333
Cut-off Date LTV:	64.4%
Maturity Date LTV:	64.4%
UW NOI DY:	8.9%
UW NCF DSCR:	1.25x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$84,100,000	100.0%	Loan Payoff	$64,662,370	76.9%
			Return of Equity	6,919,414	8.2
			Upfront Reserves	6,476,738	7.7
			Closing Costs(8)	6,041,478	7.2
Total Sources	$84,100,000	100.0%	Total Uses	$84,100,000	100.0%
(1)	The borrowers for the Acquisition America Portfolio Whole Loan (as defined below) are Acquisition America VI, LLC, Acquisition America VII, LLC, Acquisition America VIII, LLC, Acquisition America IX, LLC, Acquisition America X, LLC, Acquisition America XI, LLC and Acquisition America XII, LLC.
(2)	The Acquisition America Portfolio Mortgage Loan (as defined below) is part of the Acquisition America Portfolio Whole Loan, which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $84,100,000. The Acquisition America Portfolio Whole Loan was originated by Barclays Capital Real Estate Inc. (“Barclays”). The Financial Information in the chart above is based on the aggregate outstanding principal balance as of the Cut-off Date of the Acquisition America Portfolio Whole Loan.
(3)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on February 6, 2024. Defeasance of the Acquisition America Portfolio Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) January 4, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2024-V5 securitization closing date in January 2024. The actual lockout period may be longer.
(4)	See “Initial and Ongoing Reserves” below.
(5)	Other initial reserves include a violations reserve of approximately $6,357,572 for remediation of certain violations that existed at certain of the Acquisition America Portfolio Properties (as defined below) as of the origination date and an immediate repairs reserve of approximately $80,463.
(6)	See the “Portfolio Summary” chart below.
(7)	The increase in net operating income from 2021 NOI to 2022 NOI to Most Recent NOI is due to the units that the borrower sponsor had been gut renovating progressively becoming available for rent.
(8)	Closing Costs include an interest rate buydown of $2,523,000.

The Loan. The fifth largest mortgage loan (the “Acquisition America Portfolio Mortgage Loan”) is part of a whole loan (the “Acquisition America Portfolio Whole Loan”) secured by the borrowers’ fee interests in four mid rise multifamily properties and one high rise multifamily property totaling 435 units located in New York, New York and Pelham, New York (the “Acquisition America Portfolio Properties”). The Acquisition America Portfolio Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $84,100,000. The Acquisition America Portfolio Whole Loan was originated on January 4, 2024 by Barclays and accrues interest at a fixed rate of 6.91000% per annum. The Acquisition America Portfolio Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the Acquisition America Portfolio Whole Loan is the payment date that occurs on January 6, 2029. The Acquisition America Portfolio Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $60,000,000.

A-3-43

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

The table below summarizes the promissory notes that comprise the Acquisition America Portfolio Whole Loan. The relationship between the holders of the Acquisition America Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	Benchmark 2024-V5	Yes
A-2	24,100,000	24,100,000	Barclays or an affiliate	No
Whole Loan	$84,100,000	$84,100,000

The Properties. The Acquisition America Portfolio Properties are comprised of a four mid rise multifamily properties and one high-rise multifamily property located in New York, New York and Pelham, New York that were 95.4% occupied as of December 13, 2023.

The following table presents certain information relating to the Acquisition America Portfolio Properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Units(1)	Occupancy(1)	Allocated Whole Loan Cut-off Date Balance	% of Allocated Whole Loan Cut-off Date Balance	Appraised Value(2)	U/W NOI	% of U/W NOI
509 & 515 West 110th Street	New York, NY	1909 / 1988, 2019-2023	176	97.7%	$41,380,000	49.2%	$63,500,000	$3,664,408	49.1%
517 West 113th Street	New York, NY	1919 / 1987, 2019-2023	45	95.6%	14,220,000	16.9%	21,600,000	1,255,892	16.8%
652 and 664 West 163rd Street	New York, NY	1923 / 1987, 2019-2023	106	91.5%	13,120,000	15.6%	22,000,000	1,174,689	15.7%
21 5th Avenue	Pelham, NY	1922 / 2019-2023	53	94.3%	8,490,000	10.1%	12,100,000	755,725	10.1%
603 West 140th Street	New York, NY	1910 / 1987, 2019-2023	55	96.4%	6,890,000	8.2%	11,400,000	616,747	8.3%
Total / Wtd. Avg.			435	95.4%	$84,100,000	100.0%	$130,600,000	$7,467,461	100.0%
(1)	Based on the underwritten rent rolls dated December 13, 2023.
(2)	Source: Appraisals.

The following table presents certain information relating to historical occupancy for the Acquisition Americas Portfolio Properties:

Historical Occupancy(1)
2020(2)	2021(2)	2022(2)	TTM(3)
87.3%	85.4%	94.4%	95.4%
(1)	Historical Occupancy represents average occupancy for the respective year.
(2)	Historical Occupancy improved as the COVID-19 pandemic subsided. The 509 & 515 West 110th Street Property (as defined below) and the 517 West 113th Street Property (as defined below) were the most impacted by the COVID-19 pandemic, driven by students vacating certain units. Such vacancies partially allowed the borrower sponsor to gut renovate 30 aggregate units across these two properties.
(3)	Based on the underwritten rent roll dated December 13, 2023, representing the weighted average occupancy of the Acquisition America Portfolio Properties.

509 & 515 West 110th Street. 509 & 515 West 110th Street (the “509 & 515 West 110th Street Property”) is a high rise multifamily property comprised of two adjacent 12-story buildings with an aggregate of 176 units located in the Morningside Heights section of New York, New York. Of the 176 units, 48 units are rent controlled or rent stabilized (27.3% of units), accounting for 17.4% of the gross potential rent. According to the borrower sponsor, approximately $1.9 million has been invested in capital expenditures over the past four years, including a gut renovation of 27 units, electric upgrades and work in the basement, lobby and façade. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of approximately $1,248 per renovated unit. Amenities at the 509 & 515 West 110th Street Property include an elevator, laundry room, bike storage and close proximity to New York City subway lines and other public transportation. Columbia University and Barnard College are both also located in Morningside Heights, with student populations of approximately 32,429 students and 2,573 students, respectively.

A-3-44

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

The following table presents certain information relating to the unit mix at the 509 & 515 West 110th Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly Rent Per Unit
Studio	21	11.9%	100.0%	500	$2,404
1BR/1BA	71	40.3%	98.6%	750	$2,903
2BR/1BA	77	43.8%	96.1%	950	$3,846
3BR/2BA	6	3.4%	100.0%	1,100	$4,708
4BR/2BA	1	0.6%	100.0%	1,200	$5,500
Total / Wtd. Avg.	176	100.0%	97.7%	822	$3,326
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the total 176 units, 48 units are rent controlled or rent stabilized.
(3)	The 509 & 515 West 110th Street Property contains two management units that were underwritten as vacant.
(4)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

517 West 113th Street. 517 West 113th Street (the “517 West 113th Street Property”) is a mid rise multifamily property comprised of an eight-story building plus a basement with 45 units located in the Morningside Heights section of New York, New York. Of the 45 units, 13 units are rent controlled or rent stabilized (28.9% of units), accounting for 18.2% of the gross potential rent. According to the borrower sponsor, approximately $840,000 has been invested in capital expenditures over the past four years, including a gut renovation of three units and elevator upgrades. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $2,714 per renovated unit. Amenities at the 517 West 113th Street Property include an elevator, laundry room and close proximity to New York City subway lines and other public transportation. Columbia University and Barnard College are both also located in Morningside Heights, with student populations of approximately 32,429 students and 2,573 students, respectively.

The following table presents certain information relating to the unit mix at the 517 West 113th Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
Studio	5	11.1%	100.0%	550	$2,179
1BR/1BA	9	20.0%	100.0%	750	$3,061
2BR/1BA	16	35.6%	93.8%	950	$4,264
3BR/2BA	14	31.1%	92.9%	1,100	$4,907
5BR	1	2.2%	100.0%	NAV	$7,000
Total / Wtd. Avg.	45	100.0%	95.6%	911	$4,028
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of 45 total units, 13 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor and the total/wtd.avg. Average Unit Size (SF) does not include the 5BR unit.

652 and 664 West 163rd Street. 652 and 664 West 163rd Street (the “652 and 664 West 163rd Street Property”) is a mid rise multifamily property comprised of two adjacent 6-story buildings with an aggregate of 106 units located in the Washington Heights section of New York, New York. Of the 106 units, 35 units are rent controlled or rent stabilized (33.0% of units), accounting for 22.0% of the gross potential rent. According to the borrower sponsor, approximately $588,000 has been invested in capital expenditures over the past four years, including a gut renovation of 13 units and façade renovation. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $1,093 per renovated unit. Amenities at the 652 and 664 West 163rd Street Property include an elevator, laundry room, and close proximity to New York City subway lines and other public transportation.

A-3-45

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

The following table presents certain information relating to the unit mix at the 652 and 664 West 163rd Street Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
Studio	2	1.9%	100.0%	600	$1,938
1BR/1BA	35	33.0%	88.6%	800	$2,120
2BR/1BA	46	43.4%	95.7%	1,000	$1,992
3BR/2BA	23	21.7%	87.0%	1,100	$2,667
Total / Wtd. Avg.	106	100.0%	91.5%	948	$2,171
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the 106 total units, 35 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

21 5th Avenue. 21 5th Avenue (the “21 5th Avenue Property”) is a mid rise multifamily property of a six-story apartment building with 53 units located in Pelham, New York, approximately 10 miles north of Manhattan. There are no rent controlled or rent stabilized units at the 21 5th Avenue Property. The borrower sponsor recently spent $126,000 to renovate seven units at the 21 5th Avenue Property. Amenities at the 21 5th Avenue Property include an elevator and a laundry room. The 21 5th Avenue Property also has access to New York City by the Metro North railroad.

The following table presents certain information relating to the unit mix at the 21 5th Avenue Property:

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy(3)	Average Unit Size (SF)(4)	Average Monthly Rent Per Unit
Studio	5	9.4%	100.0%	575	$1,570
1BR/1BA	29	54.7%	100.0%	650	$1,737
2BR/1BA	15	28.3%	80.0%	850	$2,231
3BR/2BA	4	7.5%	100.0%	1,000	$2,800
Total / Wtd. Avg.	53	100.0%	94.3%	726	$1,924
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	No units are rent controlled or rent stabilized.
(3)	The 21 5th Avenue Property contains one management unit that was underwritten as vacant.
(4)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

603 West 140th Street. 603 West 140th Street (the “603 West 140th Street Property”) is a mid rise multifamily property comprised of a six-story building plus a basement with 55 units located in the Hamilton Heights section of New York, New York. Of the 55 units, 25 units are rent controlled or rent stabilized (44.5% of units), accounting for 29.1% of the gross potential rent. According to the borrower sponsor, approximately $846,000 has been invested in capital expenditures over the past four years, including a gut renovation of 13 units and façade restoration. The unit renovations in 2022 resulted in an average increase in post-renovation 2023 rent of $1,105 per renovated unit. Amenities at the 603 West 140th Street Property include an elevator, laundry room and close proximity to New York City subway lines and other public transportation.

The following table presents certain information relating to the unit mix at the 603 West 140th Street Property.

Unit Mix(1)
Unit Type	# of Units(2)	% of Total Units	Occupancy	Average Unit Size (SF)(3)	Average Monthly Rent Per Unit
1BR/1BA	10	18.2%	100.0%	650	$2,089
2BR/1BA	24	43.6%	95.8%	850	$2,388
2BR/2BA	1	1.8%	100.0%	850	$806
3BR/2BA	20	36.4%	95.0%	1,000	$1,860
Total / Wtd. Avg.	55	100.0%	96.4%	868	$2,112
(1)	Based on the underwritten rent roll dated December 13, 2023.
(2)	Of the 55 total units, 25 are rent controlled or rent stabilized.
(3)	Based on the appraisal estimates since figures were not provided by the borrower sponsor.

A-3-46

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of the Acquisition America Portfolio Properties:

Cash Flow Analysis(1)
	2020	2021(2)	2022(2)	TTM 10/31/2023(2)	U/W	U/W Per Unit
Base Rent	$9,916,617	$9,709,939	$11,280,448	$13,127,246	$14,658,629	$33,698
Vacant Income	0	0	0	0	0	0
Reimbursements	0	0	0	0	0	0
Other Income(3)	187,583	201,550	222,105	216,907	220,693	507
Vacancy	0	0	0	0	(1,131,446)	(2,601)
Effective Gross Income	$10,104,199	$9,911,489	$11,502,552	$13,344,153	$13,747,876	$31,604
Total Expenses	5,538,337	5,817,077	6,038,913	6,164,591	6,280,414	14,438
Net Operating Income	$4,565,862	$4,094,413	$5,463,639	$7,179,562	$7,467,461	$17,167
Replacement Reserves	0	0	0	0	108,750	250
Net Cash Flow	$4,565,862	$4,094,413	$5,463,639	$7,179,562	$7,358,711	$16,917

Occupancy	87.3%	85.4%	94.4%	95.7%	92.4%
NCF DSCR(4)	0.77x	0.69x	0.93x	1.22x	1.25x
NOI Debt Yield(4)	5.4%	4.9%	6.5%	8.5%	8.9%
(1)	Based on the underwritten rent roll dated as of December 13, 2023.
(2)	The increase in net operating income from 2021 to 2022 to TTM 10/31/2023 is due to the units that the borrower sponsor had been gut renovating progressively becoming available for rent.
(3)	Other income includes a laundry contract, antenna leases and miscellaneous fees.
(4)	The NCF DSCR and NOI Debt Yield are based off the Acquisition America Portfolio Whole Loan.

Appraisals. According to the appraisals, the Acquisition America Portfolio Properties had an aggregate “as-is” appraised value of $130,600,000 as of November 16, 2023.

Environmental Matters. According to the Phase I environmental reports, dated November 28, 2023, there was no evidence of any recognized environmental conditions at the Acquisition America Portfolio Properties.

The Market. The Acquisition America Portfolio Properties are located across four submarkets across the New York City metropolitan area.

The 509 & 515 West 110th Street Property and 517 West 113th Street Property are located in the Morningside Heights submarket. According to the appraisals, as of the third quarter of 2023, the submarket had an existing supply of approximately 4,210 units with an average occupancy of 97.4% and asking rents per month of $4,038. According to the appraisals for the 509 & 515 West 110th Street Property and the 517 West 113th Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 652 and 664 West 163rd Street Property is located in the Upper Manhattan submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 55,585 units with an average occupancy of 99.0% and asking rents per month of $2,164. According to the appraisal for the 652 and 664 West 163rd Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 603 West 140th Street Property is located in the Harlem submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 48,672 units with an average occupancy of 97.6% and asking rents per month of $2,432. According to the appraisal for the 603 West 140th Street Property, the 2023 population and average household income in a one-, three- and five-mile radius are 172,422, 1,162,662 and 2,510,778 and $152,779, $147,026 and $136,473, respectively.

The 21 5th Avenue Property is located in the Yonkers/Mt Vernon/New Rochelle submarket. According to the appraisal, as of the third quarter of 2023, the submarket had an existing supply of approximately 32,484 units with an average occupancy of 96.4% and asking rents per month of $2,323. According to the appraisal for the 21 5th Avenue Property, the 2023 population and average household income in a one-, three- and five-mile radius are 37,863, 322,667 and 819,358 and $151,136, $123,073 and $112,432, respectively.

A-3-47

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

The Borrowers and the Borrower Sponsor. The borrowers are Acquisition America VI, LLC, Acquisition America VII, LLC, Acquisition America VIII, LLC, Acquisition America IX, LLC, Acquisition America X, LLC, Acquisition America XI, LLC and Acquisition America XII, LLC, each a New York limited liability company and single purpose entity having at least two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Acquisition America Portfolio Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Fred Ohebshalom. Fred Ohebshalom is the chief executive officer and founder of Empire Management. Founded in 1975, Empire Management is a diversified real estate firm involved in the ownership, management and development of properties. Empire Management manages a portfolio of more than 2,000 multifamily apartments and over one million square feet of office, industrial and retail space. The related borrowers, the related guarantor and certain affiliates thereof are defendants to an action filed by the City of New York (the “City”) alleging, among other things, that the defendants failed to maintain certain multifamily properties, including the Acquisition America Portfolio Properties and three non-collateral properties (the “Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations. In December 2023 the parties entered into a stipulation of partial settlement (the “Stipulation”) with respect to the claims pending against the Acquisition America Portfolio Properties (but not the Non-Collateral Properties), pursuant to which (i) the defendants paid the City penalties and fines totaling approximately $1,245,923 and (ii) agreed to cure any open violations pertaining to the Acquisition America Portfolio Properties in accordance with a schedule of deadlines set forth in the related Stipulation, generally ranging between April 30 and June 30, 2024. See “Initial and Ongoing Reserves,” below, and “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Property Management. The Acquisition America Portfolio Properties are managed by Empire Management America Corp., a borrower-affiliated management company.

Initial and Ongoing Reserves. At origination of the Acquisition America Portfolio Whole Loan, the borrowers deposited approximately (i) $38,703 into a reserve account for insurance premiums, (ii) $6,357,572 into a reserve account for outstanding violations as described below, and (iii) $80,463 into a deferred maintenance account.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $283,486).

Insurance Reserve – So long as the Acquisition America Portfolio Properties are not covered by a blanket policy acceptable to the lender, the borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $38,703).

Replacement Reserve – On each monthly payment date, the borrowers are required to deposit approximately $9,063 into a replacement reserve.

Violations Reserve – The borrowers deposited $6,357,572 into a violations reserve in connection with the litigation described under “The Borrowers and the Borrower Sponsor,” above. Additionally, a Trigger Period (as defined below) will commence upon the occurrence of an event of default under the Settlement Documents. The Acquisition America Portfolio Whole Loan documents also provide recourse to the guarantor for amounts owed by the borrowers and/or guarantor under the Settlement Documents.

Lockbox / Cash Management. The Acquisition America Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period, the borrowers are required to (or cause the property manager to) deposit all revenue generated by the Acquisition America Portfolio Properties into the lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Acquisition America Portfolio Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Acquisition America Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Acquisition America Portfolio Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

A “Trigger Period” means a period (A) commencing on the earliest of (i) an event of default; (ii) the debt service coverage ratio being less than 1.10x; or (iii) the occurrence of a default by the borrowers beyond any applicable notice and cure period under the Settlement Documents and (B) expiring upon (x) with regard to clause (i) above, the cure of such event of default; (y) with regard to clause (ii) above, the debt service coverage ratio being equal to or greater than 1.15x for two consecutive quarters or a DSCR Sweep Avoidance Election (as defined below); and (z) with regard to clause (iii) above, lender’s receipt of satisfactory evidence of a cure of such event of default under the Settlement Documents.

A “DSCR Sweep Avoidance Election” will occur upon the borrowers written notice to the lender that they intend to deposit cash or a letter of credit in the amount equal to twelve months of the cash flow differential between a debt service coverage ratio of 1.00x and a debt service coverage ratio of 1.15x. After each twelve-month period following the initial deposit, the borrower will be required to replenish the differential.

A-3-48

Multifamily- Various Various Various, NY	Collateral Asset Summary – Loan No. 5 Acquisition America Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$60,000,000 64.4% 1.25x 8.9%

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-49

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%

A-3-50

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%

A-3-51

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%
Mortgage Loan Information				Properties Information
	Loan Seller:	CREFI		Single Asset / Portfolio:	Portfolio
	Loan Purpose:	Refinance		Properties Type – Subtype:	Self Storage – Self Storage
	Borrower Sponsor(s):	Mini Mall U.S. Storage Properties Master LP		Collateral:	Fee
	Borrower(s)(1):	Various		Location(3):	Various, Various
	Original Balance:	$55,500,000		Year Built / Renovated(3):	Various / Various
	Cut-off Date Balance:	$55,500,000		Property Management:	Mini Mall U.S. Storage Properties Master LP
	% by Initial UPB:	6.3%		Size:	1,135,541 SF
	Interest Rate:	4.50000%		Appraised Value / Per SF(4):	$94,600,000 / $83
	Note Date:	December 6, 2023		Appraisal Date(4):	June 22, 2023
	Original Term:	60 months		Occupancy:	75.4% (as of October 1, 2023)
	Amortization:	Interest Only		UW Economic Occupancy:	74.5%
	Original Amortization:	NAP		Underwritten NOI:	$5,261,492
	Interest Only Period:	60 months		Underwritten NCF:	$5,147,938
	First Payment Date:	January 6, 2024
	Maturity Date:	December 6, 2028		Historical NOI
	Additional Debt Type:	NAP		Most Recent NOI:	$5,224,504 (TTM September 30, 2023)
	Additional Debt Balance:	NAP		2022 NOI(5):	NAV
	Call Protection:	L(25),D(28),O(7)		2021 NOI(5):	NAV
	Lockbox / Cash Management:	Springing / Springing		2020 NOI(5):	NAV

Reserves(2)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$49
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$49
Insurance:	$0	Springing	NAP	Cut-off Date LTV(4):	58.7%
Replacement Reserves:	$519,450	$9,463	NAP	Maturity Date LTV(4):	58.7%
TI / LC:	$0	$0	NAP	UW NOI DY:	9.5%
Deferred Maintenance:	$198,406	$0	NAP	UW NCF DSCR:	2.03x

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Mortgage Loan	$55,500,000	100.0%		Loan Payoff	$41,219,718	74.3%
				Closing Costs(6)	8,675,793	15.6
				Borrower Sponsor Equity	4,886,633	8.8
				Upfront Reserves	717,856	1.3
Total Sources	$55,500,000	100.0%		Total Uses	$55,500,000	100.0%

(1)	The borrowers are ALL4401MN LP, ALL4402TK LP, ALL4403CD LP, ALL4404TY LP, ALL4405TY LP, ARL3301HS LP, ARL3302HS LP, ARL3303HS LP, ARL3304HS LP, ARL3305HS LP, ARL3306HS LP, ARL3307HS LP, ARL3308HS LP, ARL3309HS LP, ARL3310HS LP, ARL3311HS LP, ARL3312HS LP, ARL3313HS LP, ARL3314BK LP, ARL3315HS LP, ILU2801DE LP, IN2903CE LP, INU2901GE LP, INU2902CE LP, LAU4201NS LP, MSU4301LE LP, MSU4305FE LP, OHU3001LD LP, SCU4140AN LP and OHU3002CS LLC.
(2)	See “Initial and Ongoing Reserves” below.
(3)	See “Portfolio Summary” below.
(4)	The Appraised Value is based on the “As Is Portfolio” value, inclusive of a 4.8% portfolio premium. The sum of the individual as-is appraised values is $90,290,000, which equates to a Cut-off Date LTV and Maturity Date LTV of 61.5%.
(5)	2020 NOI, 2021 NOI and 2022 NOI are not available because the Avenue Living Mini Mall Storage Portfolio Properties (as defined below) were recently acquired between December 2021 and June 2022.
(6)	Closing Costs include a rate buydown fee of $6,559,091.

The Loan. The sixth largest mortgage loan (the “Avenue Living Mini Mall Storage Portfolio Mortgage Loan”) is secured by the borrowers’ fee interests in 38 self storage properties, totaling 7,282 units and 1,135,541 square feet, located across the Southeast and Midwest United States, in Alabama, Arkansas, Illinois, Indiana, Louisiana, Mississippi, Ohio and South Carolina (the “Avenue Living Mini Mall Storage Portfolio Properties”). The Avenue Living Mini Mall Storage Portfolio Mortgage Loan is evidenced by a single promissory note with an outstanding principal balance as of the Cut-off Date of $55,500,000. The Avenue Living Mini Mall Storage Portfolio Mortgage Loan was originated on December 6, 2023 by CREFI and accrues interest at a fixed rate of 4.50000% per annum. The Avenue Living Mini Mall Storage Portfolio Mortgage Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan is the payment date that occurs on December 6, 2028.

A-3-52

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%

The Properties. The Avenue Living Mini Mall Storage Portfolio Properties consist of 38 self storage properties, totaling 7,282 units and 1,135,541 square feet, located across the Southeast and Midwest United States, in Alabama, Arkansas, Illinois, Indiana, Louisiana, Mississippi, Ohio and South Carolina. The Avenue Living Mini Mall Storage Portfolio Properties were built between 1975 and 2019 and recently acquired by the borrower sponsor between December 2021 and June 2022. As of October 1, 2023 the Avenue Living Mini Mall Storage Portfolio Properties were 75.4% occupied. The Avenue Living Mini Mall Storage Portfolio Properties unit mix consists of 964 climate controlled units totaling 99,842 square feet, 6,001 non-climate controlled units totaling 1,008,429 square feet, 28 commercial units totaling 19,950 square feet and 289 parking units.

The following table presents certain information relating to the Avenue Living Mini Mall Storage Portfolio Properties:

Portfolio Summary
Property Name	City, State(1)	Year Built / Renovated(1)	Allocated Loan Amount	% of Allocated Loan Amount	Pop (5-mi.)(1)(2)	Household Income (5-mi.)(1)(2)	Appraised Value(1)(3)	Units(4)	Occupancy(4)	U/W NOI(4)	% of U/W NOI(4)
New Orleans	New Orleans, LA	2010 / NAP	$6,331,266	11.4%	272,866	$71,710	$10,300,000	599	72.4%	$501,785	9.5%
Loveland	Loveland, OH	1976 / NAP	4,763,817	8.6	112,827	147,550	7,750,000	457	83.6%	435,348	8.3
Anderson Storage	Anderson, SC	1991 / 2023	4,640,879	8.4	69,527	66,595	7,550,000	712	72.2%	387,407	7.4
Higdon Road	Hot Springs, AR	1998 / NAP	3,380,773	6.1	53,787	64,484	5,500,000	290	87.3%	387,588	7.4
Lake Charles	Lake Charles, LA	1985, 1990 / 2022	3,011,961	5.4	85,498	65,077	4,900,000	372	82.1%	298,196	5.7
Columbus	Columbus, OH	1988, 1989 / NAP	2,735,353	4.9	283,831	87,946	4,450,000	421	76.9%	298,741	5.7
Danville	Danville, IL	2000 / NAP	2,704,618	4.9	41,607	59,238	4,400,000	545	79.5%	304,990	5.8
Files Road	Hot Springs, AR	2005 / 2018	2,397,275	4.3	52,839	64,906	3,900,000	254	77.0%	204,445	3.9
Greencastle	Greencastle, IN	1981 / NAP	2,274,338	4.1	14,963	82,878	3,700,000	280	76.8%	254,078	4.8
Hot Springs 267	Hot Springs, AR	2004 / NAP	1,844,058	3.3	40,066	66,885	3,000,000	229	74.3%	160,929	3.1
Royal	Royal, AR	2006 / 2009	1,782,589	3.2	13,698	61,949	2,900,000	188	76.9%	144,868	2.8
Winans	Hot Springs, AR	1983 / 2017	1,782,589	3.2	48,088	62,794	2,900,000	249	69.9%	164,248	3.1
Meridian	Meridian, MS	1990, 1995, 1998 / 1998	1,475,246	2.7	36,578	52,046	2,400,000	169	67.7%	143,289	2.7
Florence	Florence, MS	1988, 2000 / NAP	1,229,372	2.2	26,390	76,176	2,000,000	211	58.5%	81,887	1.6
Lucedale 63 South	Lucedale, MS	2006 / 2020	1,198,638	2.2	5,027	63,596	1,950,000	175	71.8%	110,737	2.1
Hot Springs 176	Hot Springs, AR	2005 / NAP	1,106,435	2.0	39,027	67,541	1,800,000	107	79.0%	107,297	2.0
Moulton	Moulton, AL	1998 / 2001	1,060,333	1.9	8,694	61,019	1,725,000	197	86.8%	144,585	2.7
Airport Road	Hot Springs, AR	1996 / NAP	998,865	1.8	53,508	61,174	1,625,000	134	80.9%	123,494	2.3
Central 6122	Hot Springs, AR	1997 / NAP	952,763	1.7	21,260	80,689	1,550,000	188	45.1%	57,219	1.1
Higdon Ferry Road South	Hot Springs, AR	1996 / NAP	829,826	1.5	50,383	66,004	1,350,000	102	69.9%	71,248	1.4
Trinity - Al. Hwy 24	Trinity, AL	2000 / 2022	829,826	1.5	22,038	73,162	1,350,000	105	71.6%	75,102	1.4
Moss Point	Moss Point, MS	1999 / NAP	814,459	1.5	5,843	75,953	1,325,000	108	74.6%	64,903	1.2
Trinity - Co. Rd. 434	Trinity, AL	1998 / NAP	737,623	1.3	11,660	66,088	1,200,000	137	76.1%	89,942	1.7
Ernie’s	Hot Springs, AR	2001 / 2004	660,787	1.2	23,126	73,735	1,075,000	86	58.8%	47,459	0.9
Marion Anderson Road	Hot Springs, AR	1999 / 2004	645,420	1.2	39,533	67,183	1,050,000	77	83.5%	71,622	1.4
Amity	Hot Springs, AR	2001 / 2003	633,127	1.1	27,668	76,547	1,030,000	78	79.6%	67,680	1.3
Cloverdale	Cloverdale, IN	1976 / NAP	522,486	0.9	5,494	73,570	850,000	92	95.0%	78,846	1.5
Mountain Pine Road	Hot Springs, AR	1990 / 2008	497,896	0.9	44,165	53,666	810,000	66	80.0%	39,092	0.7
Lucedale MS-613	Lucedale, MS	2019 / NAP	476,382	0.9	4,666	68,709	775,000	56	79.7%	52,443	1.0
Crawfordsville	Crawfordsville, IN	1984 / NAP	461,015	0.8	22,055	68,591	750,000	95	85.6%	62,863	1.2
Point Cedar	Bismarck, AR	1975 / NAP	430,280	0.8	1,990	52,631	700,000	66	71.7%	37,087	0.7
Central 6045	Hot Springs, AR	2006 / NAP	417,986	0.8	22,973	79,443	680,000	59	68.8%	38,401	0.7
Lucedale 63 North	Lucedale, MS	2006 / 2008	384,179	0.7	5,662	65,716	625,000	67	66.2%	30,945	0.6
Malvern Road	Hot Springs, AR	2001 / NAP	368,812	0.7	15,559	82,912	600,000	64	48.3%	22,982	0.4
John Owens	Hot Springs, AR	2010 / 2022	331,930	0.6	51,162	62,388	540,000	58	68.3%	31,405	0.6
Town Creek	Town Creek, AL	1990 / NAP	322,710	0.6	4,428	64,870	525,000	80	78.9%	44,063	0.8
Courtland	Courtland, AL	1990 / NAP	291,976	0.5	2,492	53,230	475,000	74	57.6%	14,086	0.3
Thibodaux	Thibodaux, LA	2010 / 2022	172,112	0.3	36,823	76,475	280,000	35	83.5%	10,194	0.2
Total / Wtd. Avg.			$55,500,000	100.0%	84,543	$75,186	$90,290,000	7,282	75.4%	$5,261,492	100.0%
(1)	Source: Appraisals.
(2)	Pop (5-mi.) and Household Income (5-mi.) represent population statistics and average household income as of 2022.
(3)	Appraised Values represent the “as is” appraised value for each property. The appraiser also concluded to an “As Is Portfolio” value, of $94,600,000, which is inclusive of a 4.8% portfolio premium.
(4)	Based on the underwritten rent rolls dated October 1, 2023.

A-3-53

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%

The following table presents certain information relating to the unit mix at the Avenue Living Mini Mall Storage Portfolio Properties:

Unit Mix(1)
Unit Type	Net Rentable Area (Sq. Ft.)	% of NRA (Sq. Ft.)	# of Units	Occupancy(2)	% of UW Rent by Unit Type	UW Rent per Unit
Non-Climate Controlled	1,008,429	88.8%	6,001	72.7%	77.8%	$1,252
Climate Controlled	99,842	8.8	964	74.0%	16.6	$1,638
Commercial	19,950	1.8	28	71.4%	2.3	$7,961
Parking	7,320	0.6	289	70.9%	3.4	$1,148
Total / Wtd Avg.	1,135,541	100.0%	7,282	72.8%	100.0%	$1,325
(1)	Based on the underwritten rent rolls dated October 1, 2023.
(2)	Occupancy calculated based on # of Units.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Avenue Living Mini Mall Storage Portfolio Properties:

Cash Flow Analysis(1)(2)
	T-12 9/30/2023	U/W	UW Per SF
In-Place Storage Rent	$6,808,002	$7,025,530	$6.19
Potential Income from Vacant Units	0	2,409,204	$2.12
Gross Potential Rent	$6,808,002	$9,434,734	$8.31
Other Income(3)	1,379,108	1,379,108	$1.21
Net Rental Income	$8,187,110	$10,813,842	$9.52
Vacancy & Credit Loss	0	(2,409,204)	($2.12)
Effective Gross Income	$8,187,110	$8,404,638	$7.40

Real Estate Taxes	443,264	711,705	$0.63
Insurance	385,064	550,439	$0.48
Management Fee	409,355	420,232	$0.37
Other Operating Expenses(4)	1,724,921	1,460,770	$1.29
Total Expenses	$2,962,606	$3,143,146	$2.77

Net Operating Income	$5,224,504	$5,261,492	$4.63
Replacement Reserves	0	113,554	$0.10
Net Cash Flow	$5,224,504	$5,147,938	$4.53

Occupancy	74.7%	74.5%(5)
NCF DSCR	2.06x	2.03x
NOI Debt Yield	9.4%	9.5%
(1)	Based on the underwritten rent rolls dated October 1, 2023.
(2)	Historical financial information is not available because the Avenue Living Mini Mall Storage Portfolio Properties were recently acquired between December 2021 and June 2022.
(3)	Other Income consists of tenant insurance income revenue and late fees.
(4)	Other Operating Expenses consist of general and administrative, utilities, repairs & maintenance, and tenant insurance expenses.
(5)	U/W occupancy is based on the economic occupancy.

A-3-54

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%

Appraisal. According to the appraisal prepared in connection with the origination of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan, the appraiser concluded to an “As Is Portfolio” appraised value of $94,600,000 for the Avenue Living Mini Mall Storage Portfolio Properties as of June 22, 2023, which is inclusive of an approximately 4.8% portfolio premium and reflects the “as-is” value of the Avenue Living Mini Mall Storage Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, the appraiser appraised the Avenue Living Mini Mall Storage Portfolio Properties as of various dates in June 2023, which produced an aggregate “as-is” appraised value of $90,290,000.

Avenue Living Mini Mall Storage Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
Avenue Living Mini Mall Storage Portfolio	$94,600,000	7.25%(2)
(1)	Source: Appraisal.
(2)	The appraiser used a discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the terminal capitalization rate. The discount rate utilized by the appraiser was 9.0%.

Environmental Matters. The Phase I environmental reports dated as of June 21, 2023 identified recognized environmental conditions at (i) the Royal property associated with the historic operation on its northwestern corner of a gasoline filling station and possible auto repair activities, (ii) the Greencastle property associated with two adjacent long-existing gas stations for which records indicate potential poor underground storage tank system maintenance and/or for which no subsurface quality data was available, and (iii) the New Orleans property associated with impacts to groundwater identified in 2022 and associated with the operation of an historic onsite gas station from the 1950s through the 1990s. In connection with the origination of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan, the borrowers obtained a Site Lender Environmental Asset Protection insurance policy which covers the foregoing three properties, issued by Lloyd’s Syndicates 623/2623, with a policy term of eight years with a limit of liability of $8,400,000 (per claim and in the aggregate) and a $25,000 deductible. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. The Avenue Living Mini Mall Storage Portfolio Properties are located across eight states: Arkansas (17 properties, 33.8% of UW NOI), Louisiana (three properties, 15.4% of UW NOI), Ohio (two properties, 14.0% of UW NOI), Mississippi (six properties, 9.2% of UW NOI), Indiana (three properties, 7.5% of UW NOI), South Carolina (one property, 7.4% of UW NOI), Alabama (five properties, 7.0% of UW NOI) and Illinois (one property, 5.8% of UW NOI).

The following table presents certain market information relating to the Avenue Living Mini Mall Storage Portfolio Properties by market:

Market Summary
State	Property Count	# of Units(1)	SF(1)	Allocated Loan Amount	UW NOI(1)	% of UW NOI(1)
Arkansas	17	2,295	482,224	$19,061,411	$1,777,062	33.8%
Louisiana	3	1,006	113,710	9,515,339	810,175	15.4
Ohio	2	878	122,925	7,499,170	734,089	14.0
Mississippi	6	786	109,100	5,578,276	484,204	9.2
Indiana	3	467	78,640	3,257,839	395,788	7.5
South Carolina	1	712	92,692	4,640,879	387,407	7.4
Alabama	5	593	78,625	3,242,468	367,778	7.0
Illinois	1	545	57,625	2,704,618	304,990	5.8
Total	38	7,282	1,135,541	$55,500,000	$5,261,492	100.0%
(1)	Based on the underwritten rent rolls dated October 1, 2023.

The Borrowers and the Borrower Sponsor. The borrowers are ALL4401MN LP, ALL4402TK LP, ALL4403CD LP, ALL4404TY LP, ALL4405TY LP, ARL3301HS LP, ARL3302HS LP, ARL3303HS LP, ARL3304HS LP, ARL3305HS LP, ARL3306HS LP, ARL3307HS LP, ARL3308HS LP, ARL3309HS LP, ARL3310HS LP, ARL3311HS LP, ARL3312HS LP, ARL3313HS LP, ARL3314BK LP, ARL3315HS LP, ILU2801DE LP, IN2903CE LP, INU2901GE LP, INU2902CE LP, LAU4201NS LP, MSU4301LE LP, MSU4305FE LP, OHU3001LD LP, SCU4140AN LP and OHU3002CS LLC, each a Delaware limited partnership with the exception of OHU3002CS LLC which operates as a Delaware limited liability company. Each borrower is a single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan.

A-3-55

Self Storage – Self Storage Various Various, Various	Collateral Asset Summary – Loan No. 6 Avenue Living Mini Mall Storage Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 58.7% 2.03x 9.5%

The borrower sponsor and non-recourse carveout guarantor is Mini Mall U.S. Storage Properties Master LP. Mini Mall U.S. Storage Properties Master LP is a subsidiary of Mini Mall Storage Properties Trust which owns and operates over 210 self storage facilities totaling over eight million square feet across the United States and Canada. Mini Mall Storage Properties Trust focuses on acquiring legacy-run assets and applies institutional-grade technology and strategies to increase profitability. These include 24/7 access, mobile rentals, improved security and dynamic pricing models.

Property Management. The Avenue Living Mini Mall Storage Portfolio Properties are managed by Mini Mall U.S. Storage Properties Master LP, a borrower affiliated management company, or such other persons selected to manage an individual Avenue Living Mini Mall Storage Portfolio Property pursuant to the terms of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents.

Initial and Ongoing Reserves. At origination of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan, the borrowers deposited (i) $519,450 into a replacement reserve account, and (iii) $198,406 into a reserve account for deferred maintenance.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a Trigger Period (as defined below), 1/12 of the taxes that the lender determines will be payable over the next-ensuing 12-month period.

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of a Trigger Period, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents.

Replacement Reserve – The borrowers are required to deposit into a replacement reserve, on a monthly basis, $9,463.

Lockbox / Cash Management. The Avenue Living Mini Mall Storage Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period, the borrowers are required to establish a lender-controlled lockbox account, and are thereafter required to deposit (or cause the property manager to deposit) all revenue received by the borrowers or the property manager into such lockbox immediately upon receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrowers unless a Trigger Period exists and the lender elects (in its sole and absolute discretion) to deliver a restricted account notice to the institution maintaining the lockbox account, in which case all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account to be applied and disbursed in accordance with the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Avenue Living Mini Mall Storage Portfolio Mortgage Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists and provided no event of default under the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents has occurred and is continuing, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrowers. Upon an event of default under the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents, the lender may apply funds to the debt in such priority as it may determine.

“Trigger Period” means a period (A) commencing upon the earlier of (i) the occurrence and continuance of an event of default under the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents, and (ii) the debt yield being less than 8%; and (B) expiring upon (x) with regard to clause (i) above, the cure (if applicable) of such event of default under the Avenue Living Mini Mall Storage Portfolio Mortgage Loan documents, and (y) with regard to clause (ii) above, the date that the debt yield is equal to or greater than 8% for two consecutive calendar quarters.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

A-3-56

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

A-3-57

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

A-3-58

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

Mortgage Loan Information				Property Information
	Loan Seller:	CREFI		Single Asset / Portfolio:	Single Asset
	Loan Purpose:	Acquisition		Property Type – Subtype:	Industrial – Warehouse/Distribution
	Borrower Sponsor(s):	Gotion, Inc.		Collateral:	Fee
	Borrower(s):	333 South Spruce LLC		Location:	Manteno, IL
	Original Balance(1):	$50,000,000		Year Built / Renovated:	1991 / NAP
	Cut-off Date Balance(1):	$50,000,000		Property Management:	Self-Managed
	% by Initial UPB:	5.7%		Size:	1,546,575 SF
	Interest Rate:	6.60000%		Appraised Value / Per SF:	$140,700,000 / $91
	Note Date:	December 15, 2023		Appraisal Date:	October 20, 2023
	Original Term:	60 months		Occupancy:	100.0% (as of January 6, 2024)
	Amortization:	Interest Only		UW Economic Occupancy:	95.0%
	Original Amortization:	NAP		Underwritten NOI:	$8,875,215
	Interest Only Period:	60 months		Underwritten NCF:	$8,720,558
	First Payment Date:	February 6, 2024
	Maturity Date:	January 6, 2029		Historical NOI(5)
	Additional Debt Type(1):	Pari Passu		Most Recent NOI:	NAV
	Additional Debt Balance(1):	$28,750,000		2022 NOI:	NAV
	Call Protection(2):	L(3),YM1(50),O(7)		2021 NOI:	NAV
	Lockbox / Cash Management:	Hard / Springing		2020 NOI:	NAV

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$51
Taxes:	$425,726	$85,145	NAP	Maturity Date Loan / SF:	$51
Insurance:	$217,592	$217,592	NAP	Cut-off Date LTV:	56.0%
Replacement Reserves:	$950,000	$12,888	NAP	Maturity Date LTV:	56.0%
TI / LC:	$0	Springing	NAP	UW NOI DY:	11.3%
Deferred Maintenance:	$40,625	$0	NAP	UW NCF DSCR:	1.65x
Other(4):	$9,356,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan	$78,750,000	47.6%		Purchase Price	$139,500,000	84.4%
Borrower Sponsor Equity	77,225,947	46.7		Closing Costs(6)	14,842,004	9.0
Other Sources(4)	9,356,000	5.7		Upfront Reserves(4)	10,989,943	6.6

Total Sources	$165,331,947	100.0%		Total Uses	$165,331,947	100.0%

(1)	The 333 South Spruce Street Mortgage Loan (as defined below) is part of the 333 South Spruce Street Whole Loan (as defined below) which is comprised of two pari passu promissory notes with an aggregate original principal balance and Cut-off Date Balance of $78,750,000. The 333 South Spruce Street Whole Loan was originated by Citi Real Estate Funding Inc. (“CREFI”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the 333 South Spruce Street Whole Loan.
(2)	The borrower has the option to prepay the 333 South Spruce Street Whole Loan in whole but not in part (i) on or after the payment date occurring in July 2028 without the payment of any prepayment premium or (ii) at any time other than the period commencing 90 days prior to an anticipated securitization of any portion of the 333 South Spruce Whole Loan and ending 90 days after the closing of such securitization with the payment of a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium. The assumed prepayment lockout period of three payments is based on the closing date of the Benchmark 2024-V5 securitization in January 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Initial Other reserves and Other Sources represent a $9,356,000 security deposit reserve in the form of a letter of credit which accounts for approximately one-year rent.
(5)	Historical financials are not available because the 333 South Spruce Street Property (as defined below) was recently acquired and subsequently leased to an affiliate of the borrower in December 2023.
(6)	Closing Costs includes a rate buydown fee of $3,937,500.

A-3-59

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

The Loan. The seventh largest mortgage loan (the “333 South Spruce Street Mortgage Loan”) is part of a whole loan (the “333 South Spruce Street Whole Loan”) secured by the borrower’s fee interest in an industrial warehouse and distribution center totaling 1,546,575 square feet located in Manteno, Illinois (the “333 South Spruce Street Property”). The 333 South Spruce Street Whole Loan is comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $78,750,000. The 333 South Spruce Street Whole Loan was originated on December 15, 2023 by CREFI and accrues interest at a fixed rate of 6.60000% per annum. The 333 South Spruce Street Whole Loan has an initial term of five-years and is interest-only for the full term. The scheduled maturity date of the 333 South Spruce Street Whole Loan is the payment date that occurs on January 6, 2029. The 333 South Spruce Street Mortgage Loan is evidenced by the controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000.

The table below summarizes the promissory notes that comprise the 333 South Spruce Street Whole Loan. The relationship between the holders of the 333 South Spruce Street Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2024-V5	Yes
A-2	$28,750,000	$28,750,000	CREFI(1)	No
Whole Loan	$78,750,000	$78,750,000
(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Property. The 333 South Spruce Street Property is a 1,546,575 square foot Class A industrial warehouse and distribution facility located at 333 South Spruce Street in Manteno, Illinois. The 333 South Spruce Street Property is located off Interstate 57, approximately 50 miles south of Chicago, Illinois. As of January 6, 2024, the 333 South Spruce Street Property was 100.0% leased to Gotion Illinois New Energy, Inc. (“Gotion”), which commenced a 15-year triple net lease in December 2023 with a scheduled expiration date of November 30, 2038 and no termination options. The nonrecourse carveout guarantor, Gotion, Inc., a California corporation, an affiliate of the borrower, delivered a guaranty of such lease. The 333 South Spruce Street Property was constructed in 1991 and is situated on an approximately 153.0-acre site. The 333 South Spruce Street Property consists of a single-story facility that features 35’ clear heights, 88 exterior docks, three drive-in doors and 981 concrete paved truck trailer stalls. The 333 South Spruce Street Property also contains office space which comprises approximately 1.0% of net rentable area and a 250 square foot guard house. The 333 South Spruce Street Property also contains 586 parking spaces resulting in a parking ratio of 0.38 spaces per 1,000 square feet.

Sole Tenant. The 333 South Spruce Street Property is 100.0% occupied to a single tenant, Gotion, an affiliate of the borrower, that is pursuant to a triple net lease with a commencement date of December 1, 2023, and a scheduled expiration date of November 30, 2038. The Gotion lease has one, five-year renewal option and no termination options. Gotion specializes in the design and manufacturing of lithium-ion powered batteries and clean energy storage applications. Gotion intends to focus on lithium-ion battery cells for electric vehicles at the 333 South Spruce Street Property.

The following table presents certain information relating to the sole tenant at the 333 South Spruce Street Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Option
Gotion	NR/NR/NR	1,546,575	100.0%	$9,356,779	$6.05	100.0%	11/30/2038	N	1 x 5 Yr
Total Occupied		1,546,575	100.0%	$9,356,779	$6.05	100.0%
Vacant		0	0.0
Total		1,546,575	100.0%
(1)	Based on the underwritten rent roll dated January 6, 2024.

A-3-60

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

The following table presents certain information relating to the lease rollover schedule at the 333 South Spruce Street Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	0.00	0
2025	0	0.0	0.0%	0	0.0	0.00	0
2026	0	0.0	0.0%	0	0.0	0.00	0
2027	0	0.0	0.0%	0	0.0	0.00	0
2028	0	0.0	0.0%	0	0.0	0.00	0
2029	0	0.0	0.0%	0	0.0	0.00	0
2030	0	0.0	0.0%	0	0.0	0.00	0
2031	0	0.0	0.0%	0	0.0	0.00	0
2032	0	0.0	0.0%	0	0.0	0.00	0
2033	0	0.0	0.0%	0	0.0	0.00	0
2034	0	0.0	0.0%	0	0.0	0.00	0
2035 & Thereafter	1,546,575	100.0%	100.0%	9,356,779	100.0	6.05	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,546,575	100.0%		$9,356,779	100.0%	$6.05	1
(1)	Based on underwritten rent roll dated January 6, 2024.

The following table presents certain information relating to the Underwritten Net Cash Flow at the 333 South Spruce Street Property:

Cash Flow Analysis(1)(2)
	U/W	U/W Per SF
Base Rent	$9,356,779	$6.05
Gross Potential Rent	$9,356,779	$6.05
Total Reimbursements	274,491	0.18
Total Gross Income	$9,631,270	$6.23
(Vacancy / Credit Loss)	(481,563)	(0.31)
Effective Gross Income	$9,149,706	$5.92
Management Fee	274,491	0.18
Real Estate Taxes	0	0.00
Insurance	0	0.00
Total Expenses(3)	$274,491	$0.18
Net Operating Income	$8,875,215	$5.74
Capital Expenditures	154,658	0.10
TI/LC	0	0.00
Net Cash Flow	$8,720,558	$5.64

Occupancy (%)	95.0%
NCF DSCR(4)	1.65x
NOI Debt Yield(4)	11.3%
(1)	Based on the underwritten rent roll dated as of January 6, 2024.
(2)	Historical financial information is not available because the borrower sponsor acquired and subsequently leased the 333 South Spruce Street Property to an affiliate of the borrower in December 2023.
(3)	Total Expenses are underwritten based on Gotion’s absolute triple net lease. As a result, there are no underwritten real estate taxes or insurance.
(4)	Based on the 333 South Spruce Street Whole Loan.

A-3-61

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

Appraisal. According to the appraisal, the 333 South Spruce Street Property had an “as-is” appraised value of $140,700,000 as of October 20, 2023 and a hypothetical market value “as dark” of $112,200,000 as of October 20, 2023. The table below shows the appraiser’s “as-is” conclusions. Based on the “as dark” value of $112,200,000, the Cut-off Date LTV and Maturity Date LTV for the 333 South Spruce Street Whole Loan are 70.2%.

333 South Spruce Street Appraised Value(1)
Property	Value	Capitalization Rate
333 South Spruce Street	$140,700,000	6.50%
(1)	Source: Appraisal.

Environmental Matters. According to the Phase I environmental report, dated August 8, 2023, there was no evidence of any recognized environmental conditions at the 333 South Spruce Street Property.

The Market. The 333 South Spruce Street Property is located in Manteno, Illinois within Kankakee County. Kankakee County is approximately 50 miles south of Chicago, Illinois. The 333 South Spruce Street Property is located within the Kankakee Metropolitan Statistical Area (“MSA”). Primary access to the 333 South Spruce Street Property is provided by Route 17 and Route 50, which are both primary commercial roads. Route 17 and Route 50 intersect Interstate 57 which serves as a major north/south route from Chicago, Illinois. The Interstate 57 corridor includes warehouse and distribution facilities for Amazon, Clorox and J.M. Smucker Company.

According to a third-party market research provider, the 333 South Spruce Street Property is located within the Kankakee Industrial Market which reported a total inventory of approximately 13.5 million square feet of industrial space, a vacancy rate of 2.9% and average year to date rental rates as of September 2023 of $5.58 per square foot. There have been 100,000 square feet of net deliveries within the Kankakee Industrial Market over the past three years and there are no projects currently underway.

The Kankakee MSA’s major industries include manufacturing, food processing and pharmaceutical production. The three largest employers in the MSA are Riverside HealthCare, CSL Behring and Shapiro Development Center. According to the appraisal, the 2023 total population within a one-, three- and five-mile radius is 2,152, 10,086 and 19,862, respectively. Furthermore, the 2023 average household income within a one-, three- and five-mile radius is $124,383, $98,658 and $103,416, respectively.

Summary of Comparable Sales(1)
Address	Sale Date	Sale Price	Square Feet	Price per SF
333 South Spruce Street Manteno, Illinois	Dec – 2023	$139,500,000	1,546,575 SF(2)	$90.20(2)
3835 Youngs Road Channahon, Illinois	Jan – 2022	$96,750,000	906,517 SF	$106.73
25101 South Ridgeland Avenue Monee, Illinois	Apr – 2022	$85,924,058	879,090 SF	$97.74
1669 Elijah Creek Road Hebron, Kentucky	Sep – 2022	$63,005,250	600,050 SF	$105.00
81 & 89 Forest Road Franklin, Indiana	May – 2022	$78,250,000	948,000 SF	$82.54
6531 Cochran Road Solon, Ohio	Jan – 2021	$26,000,000	302,022 SF	$86.09
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated January 6, 2024.

The Borrower and the Borrower Sponsor. The borrower is 333 South Spruce LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 333 South Spruce Street Whole Loan. The borrower sponsor and non-recourse carveout guarantor is Gotion, Inc. See “Sole Tenant” for more information.

Initial and Ongoing Reserves. At origination of the 333 South Spruce Street Whole Loan, the borrower deposited: (i) approximately $425,726 into a tax reserve, (ii) approximately $217,592 into an insurance reserve, (iii) $950,000 into a replacement reserve, and (iv) $40,625 into an immediate repairs reserve. In addition, at origination of the 333 South Spruce Street Whole Loan, the borrower was required to deliver to lender (to be deposited into a security deposit reserve) all security deposits (and any interest theretofore earned thereon) under all leases at the 333 South Spruce Street Property, and, if requested by the lender, all letters of credit delivered in lieu of a cash security deposit assigned with full power of attorney and executed sight drafts. At origination the letter of credit totaled $9,356,000.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $85,145).

A-3-62

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $217,592).

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, approximately $12,888.

TI / LC Reserve – During a Trigger Period (as defined below), the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $32,220.

Security Deposit Reserve – The borrower is required to deposit into the security deposit reserve all amounts drawn under any letter of credit held by the borrower in lieu of cash security deposits.

Lockbox / Cash Management The 333 South Spruce Street Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to, and is required to cause the property manager to, promptly deposit all rents directly into a lender approved lockbox account. Within two business days of origination of the 333 South Spruce Street Whole Loan, the borrower was required to deliver a notice to the sole tenant at the 333 South Spruce Street Property directing the sole tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 333 South Spruce Street Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 333 South Spruce Street Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 333 South Spruce Street Whole Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 333 South Spruce Street Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x (on an interest only basis), (iii) the occurrence of Specified Tenant Trigger Period (as defined below), (iv) the occurrence of a Performance Trigger (as defined below) and/or (v) any cancellation and/or termination of Tax Incentive Program (as defined below), any violation or breach of the terms and conditions of the 333 South Spruce Street Whole Loan documents concerning such Tax Incentive Program, and/or any event which would, directly or indirectly, cause a termination right, cause any termination fees to be due, or would cause a material adverse effect to occur under any Tax Incentive Program, and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x (on an interest only basis) for two consecutive calendar quarters, (c) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist, (d) with regard to any Trigger Period commenced in connection with clause (iv) above, a Performance Trigger ceasing to exist, and (e) with regard to any Trigger Period commenced in connection with clause (v) above, the reinstatement of the applicable Tax Incentive Program, cure of the applicable violation or breach, and/or cure of any such event.

A “Specified Tenant” means (i) Gotion, together with any successor, (ii) any replacement tenant of Gotion Tenant approved in accordance with the 333 South Spruce Street Whole Loan documents and (iii) any parent or affiliate thereof providing credit support or a guaranty under the applicable related Specified Tenant lease.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the earliest of (i) Specified Tenant being in monetary default or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), or Specified Tenant failing to be open for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant subleasing any portion of the Specified Tenant space, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (v) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, and (vi) any bankruptcy or similar insolvency of Specified Tenant, and (B) expiring upon the first to occur of the lender’s receipt of evidence reasonably acceptable to the lender of (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the 333 South Spruce Street Whole Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised, and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith.

A-3-63

Industrial – Warehouse/Distribution 333 South Spruce Street Manteno, IL 60950	Collateral Asset Summary – Loan No.7 333 South Spruce Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$50,000,000 56.0% 1.65x 11.3%

“Specified Tenant Cure Conditions” means (i) the lender’s receipt of reasonably satisfactory evidence that the Specified Tenant has cured all defaults under the applicable Specified Tenant lease and no other default under such Specified Tenant lease occurs for a period of three consecutive months following such cure, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) and open for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) if applicable, the Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (v) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means, with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant space or renewal/extension of any Specified Tenant lease, sufficient funds have been accumulated in the excess cash flow account and the leasing reserve account (during the continuance of the subject Specified Tenant Trigger Period) to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting or renewal/extension.

“Performance Trigger” means a period (A) commencing upon, as of any calendar month, the failure of Gotion, to maintain trailing twelve month revenues of at least $300,000,000, and (B) expiring upon Gotion maintaining trailing twelve month revenues of at least $300,000,000 for two consecutive calendar quarters.

“Tax Incentive Program” means that certain Intergovernmental Agreement, dated August 31, 2023 and effective on or about the date of origination of the Mortgage Loan, by the governmental agencies party thereto, pursuant to which real estate taxes in excess of $2,000,000 in each tax year commencing with the 2024 tax year and ending with the 2053 tax year will be abated.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

A-3-64

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

A-3-65

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

A-3-66

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%
Mortgage Loan Information				Property Information
	Loan Sellers:	GSMC, GACC		Single Asset / Portfolio:	Single Asset
	Loan Purpose:	Refinance		Property Type – Subtype:	Retail – Super Regional Mall
	Borrower Sponsor(s) (1):	Unibail-Rodamco-Westfield and affiliates of The Prudential Assurance Company Limited		Collateral:	Fee
	Borrower(s)(1):	Westland Garden State Plaza Limited Partnership		Location:	Paramus, NJ
	Original Balance(2):	$45,000,000		Year Built / Renovated:	1957 / 1981, 1986, 1993, 1994, 2014, 2017, 2021
	Cut-off Date Balance(2):	$45,000,000		Property Management:	Westfield Property Management LLC
	% by Initial UPB:	5.1%		Size(7):	2,057,906 SF
	Interest Rate(3):	6.61300%		Appraised Value / Per SF:	$1,814,000,000 / $881
	Note Date:	December 11, 2023		Appraisal Date:	October 23, 2023
	Original Term:	60 months		Occupancy(8):	94.9% (as of September 13, 2023)
	Amortization:	Interest Only		UW Economic Occupancy:	92.1%
	Original Amortization:	NAP		Underwritten NOI:	$105,902,693
	Interest Only Period:	60 months		Underwritten NCF:	$104,725,782
	First Payment Date:	February 6, 2024
	Maturity Date:	January 6, 2029		Historical NOI
	Additional Debt Type(2):	Pari Passu		Most Recent NOI:	$97,794,310 (TTM September 30, 2023)
	Additional Debt Balance(2):	$480,000,000		2022 NOI:	$96,638,742
	Call Protection(4):	L(24),DorYM1(29),O(7)		2021 NOI:	$99,169,720
	Lockbox / Cash Management:	Hard / Springing		2020 NOI:	$83,636,399

Reserves(5)				Financial Information(2)
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$255
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$255
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	28.9%
Replacement Reserves:	$0	Springing	$367,747	Maturity Date LTV:	28.9%
TI / LC:	$0	Springing	$1,838,735	UW NOI DY:	20.2%
Other(6):	$0(4)	$0	NAP	UW NCF DSCR:	2.98x

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$525,000,000		98.4%	Loan Payoff	$526,745,637	98.7%
Equity Contribution	8,659,157		1.6	Closing Costs	6,913,520	1.3

Total Sources	$533,659,157		100.0%	Total Uses	$533,659,157	100.0%

(1)	There is no non-recourse carveout guarantor with respect to the Garden State Plaza Whole Loan (as defined below).
(2)	The Garden State Plaza Mortgage Loan (as defined below) is part of the Garden State Plaza Whole Loan, which is evidenced by ten pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $525,000,000. The Financial Information in the chart above is based on the aggregate principal balance of the promissory notes comprising the Garden State Plaza Whole Loan.
(3)	For purposes of calculating interest and other amounts payable on the Garden State Plaza Whole Loan, each note was divided into multiple components with varying interest rates. The interest rate of the Garden State Plaza Whole Loan represents the approximate weighted average interest rate of three components. Prepayments of the Garden State Plaza Whole Loan will be applied to the components in sequential order. As a result of the components having different interest rates and the allocation of prepayments to sequentially reduce the components, the per annum weighted average interest rate of the components (and, therefore, the interest rate of the Garden State Plaza Whole Loan) may increase over time.
(4)	Voluntary prepayment with yield maintenance or defeasance of the Garden State Plaza Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the closing date of the securitization that includes the last Garden State Plaza Whole Loan note to be securitized and (ii) December 11, 2026 (or in the case of prepayments to cure a Cash Management Sweep Period or Trigger Period, at any time after the origination date). The assumed lockout period of 24 payments is based on the anticipated closing date of the Benchmark 2024-V5 securitization trust in January 2024. The actual lockout period may be longer.
(5)	See “Initial and Ongoing Reserves.”
(6)	Other Reserves were not funded at closing; a reserve guaranty was provided in lieu.
(7)	Size includes the Lord & Taylor box, specialty tenants and excludes two free-standing units (Best Buy & Bank of America) that are set to be demolished (such free-standing units were not included in the underwritten rent roll). 832,083 SF of the Size is related to tenants on ground leases, including Macy’s, Neiman Marcus, Nordstrom, and Chilis/On The Border.
(8)	Included in the occupancy figures is Papaya (8,531 SF / 0.4% of Size). Papaya executed their lease in January 2022 but never took occupancy at the Garden State Plaza Property. There is no U/W total rent attributed to the failed Papaya occupancy. Occupancy is 91.0% when excluding ground lease tenants and Lord & Taylor and 81.3% while excluding ground lease tenants and including the Lord & Taylor box and treating the box as vacant. Occupancy is 88.9% when including ground lease tenants and Lord & Taylor box and treating the box as vacant.

A-3-67

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

The Loan. The eighth largest mortgage loan (the “Garden State Plaza Mortgage Loan”) is part of a whole loan (the “Garden State Plaza Whole Loan”) evidenced by ten pari passu notes that are secured by the borrower’s fee interests in an 2,057,906 square foot retail property located in Paramus, New Jersey (the “Garden State Plaza Property”). The Garden State Plaza Mortgage Loan, which is evidenced by the non-controlling notes A-1-C1, A-1-C2 and A-2-C1, has an aggregate outstanding principal balance as of the Cut-off Date of $45,000,000. The Garden State Plaza Whole Loan was co-originated by Goldman Sachs Bank USA (“GSBI”), German American Capital Corporation (“GACC”) and Natixis Real Estate Capital LLC (“NREC”) and has an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000. The Garden State Plaza Whole Loan has a five-year interest-only term and accrues interest at a fixed rate of 6.61300% per annum. The Garden State Plaza Whole Loan has an initial term of 60 months and has a remaining term of 60 months as of the Cut-off Date. GSMC is selling Notes A-1-C1 and A-1-C2 with an aggregate outstanding principal balance of $30,000,000 as of the Cut-off Date and GACC is selling Note A-2-C1 in the outstanding principal balance of $15,000,000 as of the Cut-off Date, to the Benchmark 2024-V5 securitization transaction.

The table below summarizes the promissory notes that comprise the Garden State Plaza Whole Loan. The relationship between the holders of the Garden State Plaza Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S1	$170,000,000	$170,000,000	NJ Trust 2023-GSP	Yes
A-2-S1	127,500,000	127,500,000	NJ Trust 2023-GSP	No
A-3-S1	127,500,000	127,500,000	NJ Trust 2023-GSP	No
A-1-C1	20,000,000	20,000,000	Benchmark 2024-V5	No
A-1-C2	10,000,000	10,000,000	Benchmark 2024-V5	No
A-1-C3	10,000,000	10,000,000	GSBI(1)	No
A-2-C1	15,000,000	15,000,000	Benchmark 2024-V5	No
A-2-C2	15,000,000	15,000,000	GACC(1)	No
A-3-C1	15,000,000	15,000,000	NREC(1)	No
A-3-C2	15,000,000	15,000,000	NREC(1)	No
Whole Loan	$525,000,000	$525,000,000
(1)	Expected to be contributed to one or more future securitization trust(s).

The Property. The Garden State Plaza Property is a 2,057,906 SF super-regional mall featuring a mix of retail and entertainment tenants. The Garden State Plaza Property is located at the cross section of Route 4, Route 17, and the Garden State Parkway, which, combined, see over approximately 105,000 vehicles per day, providing both nearby residents and visitors accessibility to the Garden State Plaza Property’s roster of over 300 tenants, which includes three leased fee department stores (Macy’s / Neiman Marcus / Nordstrom).

As of October 2023 TTM, the Garden State Plaza Property achieved approximately $893 million in total sales with in-line <10,000 SF comparable sales of $1,034 PSF during the same period despite most tenants being closed on Sundays due to the “blue laws” in Bergen County, New Jersey, which prohibit the sale of most consumer discretionary goods on Sundays. In-line <10,000 SF comparable sales increased 50.7% from 2020 sales of $686 PSF. According to a third party data analytics firm which tracks foot traffic, the Garden State Plaza Property is home to the 11th ranked AMC in the United States, generating nearly $15.9 million in sales over October 2023 TTM (approximately $996,000 per screen), as well as the 5th ranked Macy’s, 9th ranked Nordstrom and 12th ranked Neiman Marcus.

The borrower sponsors have contributed significant capital to the Garden State Plaza Property in recent years, including approximately $250 million in capital expenditures since 2017. The borrower recently signed leases with entertainment and food and beverage tenants, including Pinstripes, Nerf Action Experience, Planet Playskool, and Fogo de Chão. Nerf Action Experience has not yet taken occupancy, and we cannot assure you that the tenant will do so as expected or at all.

Major Tenants.

Macy’s (439,632 SF; 22.0% of Net Rentable Area (“NRA”); 10.6% of underwritten base rent): Macy’s is an American department store chain featuring the Macy’s Bloomingdale’s and Bluemercury nameplates. Founded in 1858 as a dry goods store in New York City, Macy’s has 784 boxes at 723 locations as of October 28, 2023. Macy’s has been a tenant at the Garden State Plaza Property since 1957. NRA includes four ground lease tenants and the Lord & Taylor box (130,000 SF) that is expected to be redeveloped and excludes specialty tenants (including temporary tenants, RMUs / Carts, Specialty Tenants, ATMs, Trash and Non-Leasable Space).

AMC (95,818 SF; 4.8% of NRA; 4.1% of underwritten base rent): AMC is the largest movie exhibition company in the world. Founded in 1920, AMC owned or operated approximately 900 theaters and 10,000 screens across the globe as of June 30, 2023. AMC has been a tenant at the Garden State Plaza Property since 2005.

A-3-68

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

Zara (23,573 SF; 1.2% of NRA; 4.0% of underwritten base rent): Zara is a Spanish multinational retail clothing chain. Founded in 1975, Zara had 2,237 locations as of October 31, 2023. Zara has been a tenant at the Garden State Plaza Property since 2016.

The following table presents certain information relating to the tenants (of which, certain tenants may have cotenancy provisions) at the Garden State Plaza Property:

Tenant Summary(1)(2)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(3)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Macy's	Ba2/BB+/BBB-	439,632	22.0%	$8,245,410	$18.76	10.6%	7/31/2026	N	7 x 7 Yr
AMC	Caa2/CCC+/NR	95,818	4.8	3,209,903	$33.50	4.1	5/31/2027	N	4 x 5 Yr
Zara	NR/NR/NR	23,573	1.2	3,113,286	$132.07	4.0	10/31/2026	N	None
Nordstrom	Ba1/BB+/BB+	245,348	12.3	2,562,525	$10.44	3.3	7/31/2026	N	6 x 10 Yr
H&M	NR/BBB/NR	23,851	1.2	2,138,242	$89.65	2.8	1/31/2026	N	None
Victoria's Secret	B1/BB-/NR	13,927	0.7	1,531,274	$109.95	2.0	1/31/2026	N	None
Gap	B1/BB/NR	11,744	0.6	1,376,044	$117.17	1.8	6/30/2026	N	None
Express/Express Men	NR/NR/NR	9,999	0.5	1,298,270	$129.84	1.7	1/31/2027	N	None
Hollister	NR/BB-/NR	9,329	0.5	1,182,973	$126.81	1.5	1/31/2024	N	None
Gucci	NR/A/NR	6,231	0.3	661,047	$106.09	0.9	1/31/2033	N	None
Largest Tenants		879,452	44.1%	$25,318,974	$28.79	32.6%
Remaining Occupied		886,981	44.4	52,358,944	$59.03	67.4
Total Occupied		1,766,433	88.5%	$77,677,918	$43.97	100.0%
Vacant		229,113	11.5
Total		1,995,546	100.0%
(1)	Based on the underwritten rent roll dated September 13, 2023, inclusive of contractual rent steps through December 31, 2024.
(2)	Includes four ground lease tenants and the Lord & Taylor box (130,000 SF) that is expected to be redeveloped. Excludes specialty tenants (including temporary tenants, RMUs / Carts, Specialty Tenants, ATMs, Trash and Non-Leasable Space).
(3)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Garden State Plaza Property, based on the initial lease expiration dates:

Lease Rollover Schedule(1)(2)(3)(4)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	15,015	0.8%	0.8%	$1,524,784	2.0%	$101.55	9
2023	5,742	0.3	1.0%	411,442	0.5	71.65	3
2024	146,113	7.3	8.4%	10,891,053	14.0	74.54	41
2025	114,472	5.7	14.1%	8,013,601	10.3	70.00	34
2026	842,236	42.2	56.3%	24,775,533	31.9	29.42	41
2027	137,733	6.9	63.2%	7,712,433	9.9	56.00	18
2028	94,184	4.7	67.9%	6,379,937	8.2	67.74	26
2029	30,826	1.5	69.5%	2,415,433	3.1	78.36	13
2030	18,855	0.9	70.4%	1,520,902	2.0	80.66	8
2031	28,244	1.4	71.8%	1,582,656	2.0	56.04	10
2032	60,822	3.0	74.9%	4,832,928	6.2	79.46	14
2033	35,832	1.8	76.7%	2,649,518	3.4	73.94	9
2034	14,723	0.7	77.4%	1,333,891	1.7	90.60	7
2035 & Thereafter	221,636	11.1	88.5%	3,633,809	4.7	16.40	4
Vacant	229,113	11.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,995,546	100.0%		$77,677,918	100.0%	$43.97	237
(1)	Based on the underwritten rent roll dated September 13, 2023, inclusive of contractual rent steps through December 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the lease rollover schedule.
(4)	Includes four ground lease tenants and the Lord & Taylor box (130,000 SF) that is expected to be redeveloped. Excludes specialty tenants (including temporary tenants, RMUs / Carts, Specialty Tenants, ATMs, Trash and Non-Leasable Space).

A-3-69

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Garden State Plaza Property:

Cash Flow Analysis
	2020	2021	2022	Sept 2023 TTM	U/W	U/W Per SF
Base Rent(1)	$70,561,683	$62,653,106	$72,900,770	$74,113,270	$77,677,918	$37.75
Credit Tenant Rent Steps	0	0	0	0	479,516	0.23
Gross Up Vacancy	0	0	0	0	12,415,019	6.03
Gross Potential Rent	$70,561,683	$62,653,106	$72,900,770	$74,113,270	$90,572,453	$44.01
Total Reimbursements	41,338,653	41,537,014	43,871,404	45,341,052	45,761,082	22.24
Other Income(2)	18,699,061	25,100,491	19,573,269	20,512,274	20,185,999	9.81
Net Rental Income	$130,599,397	$129,290,611	$136,345,443	$139,966,597	$156,519,534	$76.06
Vacancy/Credit Loss	(10,396,417)	6,311,699	(1,395,330)	(2,667,966)	(12,415,019)	(6.03)
Effective Gross Income	$120,202,980	$135,602,310	$134,950,113	$137,298,631	$144,104,515	$70.02
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	0.49
Real Estate Taxes	17,474,349	17,095,850	17,793,973	18,650,118	17,347,618	8.43
Insurance	1,136,549	1,343,689	790,774	1,213,905	1,213,905	0.59
Other Expenses(3)	16,955,684	16,993,051	18,726,625	18,640,298	18,640,298	9.06
Total Expenses	$36,566,582	$36,432,590	$38,311,371	$39,504,321	$38,201,821	$18.56
Net Operating Income	$83,636,399	$99,169,720	$96,638,742	$97,794,310	$105,902,693	$51.46
Capital Expenditures	0	0	0	0	245,165	0.12
TI/LC	0	0	0	0	931,746	0.45
Net Cash Flow	$83,636,399	$99,169,720	$96,638,742	$97,794,310	$104,725,782	$50.89

Occupancy(4)	95.0%	94.2%	94.6%	N/A	94.9%
NCF DSCR(5)	2.38x	2.82x	2.75x	2.78x	2.98x
NOI Debt Yield(5)	15.9%	18.9%	18.4%	18.6%	20.2%
(1)	Based on the underwritten rent roll dated September 13, 2023, inclusive of contractual rent steps through December 31, 2024.
(2)	Other Income consists of overage rent, specialty revenue, storage income and parking income.
(3)	Other Expenses consists of utilities, repairs and maintenance, janitorial, payroll and specialty leasing expenses.
(4)	2020-2022 historical occupancy is based on total mall physical occupancy, excluding Lord & Taylor. U/W occupancy is 94.9% based on the September 13, 2023 rent roll (including signed not occupied tenants and adjusted for recent leasing updates and excluding Lord & Taylor box).
(5)	Calculated based on the Garden State Plaza Whole Loan.

Appraisal. According to the appraisal dated October 23, 2023, the Garden State Plaza Property had an “As-Is” value of $1,814,000,000.

Environmental. The Phase I environmental assessment dated October 31, 2023 and revised as of December 1, 2023 identified a recognized environmental condition related to the existence of seven gasoline and heating oil underground storage tanks at the Garden State Plaza Property in connection with former onsite operations of a gasoline filling station from 1963 to 1989. As of the date of the Phase I environmental assessment a remedial action plan for groundwater was still under review by the New Jersey Department of Environmental Protection. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

The Market. Located in Paramus, NJ, the Garden State Plaza Property’s trade area lies primarily within a 10-mile radius that serves a population of over 2.35 million and over 871,000 households. The Garden State Plaza Property is located in the Route 4 / 17 submarket of the Northern New Jersey market, which is considered an upper tier submarket compared to other submarkets in the Northern New Jersey market and is considered the prime retail corridor in the area according to the appraisal. Both the Route 4 / 17 submarket and the Northern New Jersey market feature vacancy rates of 2.8% and 4.0%, respectively, as of the third quarter of 2023. These vacancy rates have continued to fall post-COVID. Route 4 / 17 submarket vacancy decreased to 2.8% from 5.0% in the third quarter of 2021 while the Northern New Jersey market vacancy rates decreased to 4.0% from 4.3% in the same time period.

The Borrower and the Borrower Sponsors. The borrower is Westland Garden State Plaza Limited Partnership, a Delaware limited partnership with a general partner with two independent directors. The borrower is indirectly controlled and owned by a 50/50 joint venture between an entity controlled by Unibail-Rodamco-Westfield (“URW”) and affiliates of The Prudential Assurance Company Limited (“PACL”). Origination counsel delivered a non-consolidation opinion at origination. The borrower-sponsors are Unibail-Rodamco-Westfield and affiliates of The Prudential Assurance Company Limited. There is no non-recourse carveout guarantor with respect to the Garden State Plaza Whole Loan. URW is an owner, developer and operator of sustainable real estate assets throughout Europe and the United States. URW operates 75 shopping centers in 12 countries, that attract over 900 million visits annually. URW’s current portfolio totals €51 billion, of which 87% is retail.

A-3-70

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

PACL is one of the UK’s leading life and pensions companies and is a significant investor in North America, owning retail and office assets in the USA and also Canadian office and industrial assets. PACL is an experienced real estate investor with £13 billion of assets under management in real estate equity.

Property Management. The Garden State Plaza Property is managed by Westfield Property Management LLC, an affiliate of URW.

Initial and Ongoing Reserves. At origination URW WEA LLC, Aldwych L.P., and Old Kingsway, L.P. (collectively, the “Reserve Guarantors”) delivered a guaranty of $27,864,885.70 to be used for tenant improvements, tenant improvement allowances and leasing commissions that were outstanding under any executed leases that are in effect as of the origination date, and $215,092.91 to be used to make deposits into the deposit account in lieu of any base rent payments abated or not yet begun pursuant to any free rent periods or gap rent periods that were still outstanding under any executed leases that are in effect as of the origination date.

Tax Reserve – During a Cash Management Sweep Period (as defined below), the borrower is required to escrow 1/12th of the estimated annual real estate tax payments or such higher amount necessary to accumulate sufficient funds to pay all such taxes at least ten (10) days prior to their respective due dates.

Insurance Reserve – During a Cash Management Sweep Period, the borrower is required to escrow 1/12th of the estimated insurance payments for the renewal of the insurance policy coverage upon the expiration thereof or such higher amount necessary to accumulate sufficient funds to pay all such insurance premiums at least thirty (30) days prior to the expiration of the applicable insurance policies. Such reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Garden State Plaza Whole Loan documents, no Event of Default is continuing, the property is not located in a special flood hazard area and the borrower provides evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

TI/LC Reserve – During a Cash Management Sweep Period, the borrower is required to fund monthly an amount equal to $102,151.92, subject to a cap of $1,838,734.50.

Capital Expenditure Reserve – During a Cash Management Sweep Period, the borrower is required to fund monthly an amount equal to $20,430.38, subject to a cap of $367,746.90.

Lockbox / Cash Management. The Garden State Plaza Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within two business days after receipt. On each monthly payment date during the continuance of a Cash Management Sweep Period, provided that no “Release Cessation Event” (generally consisting of an event of default as to which the lender has taken specified enforcement actions, the appointment of a receiver and various bankruptcy events of the borrower or guarantor, as more fully defined in the related loan agreement) has occurred and is continuing, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Garden State Plaza Whole Loan documents, and, if a Trigger Period (as defined below) is continuing, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Garden State Plaza Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Garden State Plaza Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrower.

“Cash Management Sweep Period” means a period:

(a)	from and after the commencement of a Trigger Period, until such time as the related Trigger Period has terminated (provided that no Cash Management Sweep Period remains in effect pursuant to the definition thereof below); or

(b)	from and after the occurrence of the debt yield falling below 12.0% in any calendar quarter (tested as of the last day of each calendar quarter) (a “Low Debt Yield Event”), until such time as the debt yield is equal to or greater than 12.0% for two consecutive calendar quarters (tested as of the last day of each calendar quarter) (provided that no Cash Management Sweep Period remains in effect pursuant to clause (a) above).

A-3-71

Retail – Super Regional Mall 1 Garden State Plaza Paramus, NJ 07652	Collateral Asset Summary – Loan No. 8 Garden State Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$45,000,000 28.9% 2.98x 20.2%

Notwithstanding the foregoing, in the event that a Cash Management Sweep Period is continuing solely because of a Low Debt Yield Event, the borrower will have the right to cure such Cash Management Sweep Period (without waiting two calendar quarters) by (i) partially prepaying the outstanding principal balance of the Garden State Plaza Whole Loan (provided that, in connection with any such prepayment made during the open period only, no yield maintenance premium will be due on the amount prepaid) in an amount which results in the debt yield being equal to or greater than 12.0%, (ii) depositing cash with the lender as additional reserve funds to hold as additional collateral for the Garden State Plaza Whole Loan in an amount which, if applied to the then outstanding principal balance of the Garden State Plaza Whole Loan, would result in the debt yield being equal to or greater than 12.0%, or (iii) delivering a letter of credit to the lender as additional collateral for the Garden State Plaza Whole Loan in an amount which, if drawn upon and applied to the then outstanding principal balance, would result in the debt yield being equal to or greater than 12.0%.

A “Trigger Period” will commence if (x) the debt yield falls below 11.0% as of the end of any calendar quarter (a “Debt Yield Trigger”), until the debt yield equals or exceeds 11.0% as of the end of two consecutive calendar quarters thereafter or (y) an event of default has occurred until such event of default has been cured in accordance with the terms and provisions of the related loan agreement or otherwise to the lender’s satisfaction.

Notwithstanding the foregoing, in the event that a Trigger Period is continuing solely because of a Debt Yield Trigger, the borrower will have the right to cure such Trigger Period (without waiting two calendar quarters) by (i) partially prepaying the outstanding principal balance of the Garden State Plaza Whole Loan (provided that, in connection with any such prepayment made during the open period only, no yield maintenance premium will be due on the amount prepaid) in an amount which results in the debt yield being equal to or greater than 11.0%, (ii) depositing cash with the lender as additional reserve funds to hold as additional collateral for the Garden State Plaza Whole Loan in an amount which, if applied to the then outstanding principal balance of the Garden State Plaza Whole Loan, would result in the debt yield being equal to or greater than 11.0%, or (iii) delivering a letter of credit to the lender in an amount which, if drawn upon and applied to the then outstanding principal balance of the Garden State Plaza Whole Loan, would result in the debt yield being equal to or greater than 11.0%.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

Release of Collateral. Not permitted.

Ground Lease. None.

A-3-72

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

A-3-73

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

A-3-74

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Retail – Anchored
Borrower Sponsor(s):	Joseph J. Sitt	Collateral:	Fee
Borrower(s):	Thor Gallery at Beach Place, LLC	Location:	Fort Lauderdale, FL
Original Balance:	$36,000,000	Year Built / Renovated:	1996 / NAP
Cut-off Date Balance:	$36,000,000	Property Management:	Stiles Corporation d/b/a Stiles Property Management
% by Initial UPB:	4.1%	Size:	95,778 SF
Interest Rate:	7.31000%	Appraised Value / Per SF(1):	$53,700,000 / $561
Note Date:	January 5, 2024	Appraisal Date(1):	October 10, 2023
Original Term:	60 months	Occupancy:	96.8% (as of November 21, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI(2):	$4,394,174
Interest Only Period:	60 months	Underwritten NCF:	$4,253,381
First Payment Date:	February 6, 2024
Maturity Date:	January 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$3,789,512 (TTM October 31, 2023)
Additional Debt Balance:	NAP	2022 NOI:	$3,534,045
Call Protection:	L(24),DorYM1(31),O(5)	2021 NOI:	$3,419,411
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$1,973,556

Reserves(3)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$376
Taxes:	$168,689	$56,230	NAP	Maturity Date Loan Per SF:	$376
Insurance:	$0	Springing	NAP	Cut-off Date LTV(1):	67.0%
Replacement Reserve:	$0	$3,751	NAP	Maturity Date LTV(1):	67.0%
TI/LC:	$859,857	$15,221	$1,500,000	UW NOI DY:	12.2%
Other(4):	$1,883,142	Springing	NAP	UW NCF DSCR:	1.59x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,000,000	96.7%	Loan Payoff	$31,181,027	83.8%
Principal’s New Cash Contribution	1,216,947	3.3%	Closing Costs	3,124,231	8.4%
			Upfront Reserves	2,911,688	7.8%
Total Sources	$37,216,947	100.0%	Total Uses	$37,216,947	100.0%

(1)	In addition to the as is appraised value set forth above, the appraisal included a “Prospective Market Value Upon Completion” appraised value of the Beach Place Property (as defined below) as of October 1, 2024, of $58,300,000, which results in a Cut-off Date LTV and Maturity Date LTV of 61.7% and 61.7%, respectively. The “As Is Land” appraised value of the Beach Place Property as of October 10, 2023, is $38,500,000, resulting in a Cut-off Date LTV and Maturity Date LTV of 93.5% and 93.5%, respectively.
(2)	The increase in Underwritten NOI compared to Most Recent NOI is primarily due the removal of the escalators and reduced expenses through new security and landscaping contracts.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves consists of a required capital expenditure work reserve ($1,453,516), rent replication reserve ($429,626.40), and a springing lease sweep reserve. See “Initial and Ongoing Reserves” below.
A-3-75

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

The Loan. The ninth largest mortgage loan (the “Beach Place Mortgage Loan”) is secured by the borrower’s fee interest in a 95,778 SF retail property located in Fort Lauderdale, Florida (the “Beach Place Property”). The Beach Place Mortgage Loan was originated on January 5, 2024 by DBR Investments Co. Limited and accrues interest at a fixed rate of 7.31000% per annum. The Beach Place Mortgage Loan has an initial term of five-years and is interest-only for the full term.

The Property. The Beach Place Property is a 95,778 SF anchored retail beachfront shopping center located approximately 2.5 miles east of the Fort Lauderdale central business district and approximately 32.5 miles north of the Miami central business district. The Beach Place Property was originally constructed in 1996 and is situated on a 2.95-acre site. The Beach Place Property has visibility and access along the west side of South Fort Lauderdale Beach Boulevard, also referred to as State Road A1A, and occupies nearly the entire block. The Beach Place Property has approximately 280 feet of frontage along State Road A1A, which separates the Beach Place Property from Fort Lauderdale Beach and the Atlantic Ocean. In addition, The Beach Place Property is located near the Ritz Carlton hotel and Las Olas Beach Club luxury condominiums.

The Beach Place Property consists of a retail property connected to a six-level parking garage which has both above-ground and underground levels. A non-collateral condominium time share building known as Marriott Beach Place Towers condominium (the “Marriott Condominium”), is also connected to the garage, as well as to the Beach Place Property. The Beach Place Property offers 819 parking spaces in the garage, which it has rights to pursuant to an Easement, Maintenance and Operating Agreement (the “Easement Agreement”). The Easement Agreement provides for parking for the Beach Place Property on the first, second, third and fourth levels and a portion of the fifth level of the garage (580 spaces), with the remaining portion of the fifth level and all of the sixth level of the garage allocated to the Marriott Condominium (239 spaces). The Easement Agreement also allows the use of shared ramps to access both the retail and residential portions of the parking garage. Parking income at the Beach Place Property over the trailing twelve months ended October 2023 is $2,130,098, which constitutes 29.1% of the effective gross income. The Beach Place Property is 96.8% leased to a mix of 21 national, regional, and local tenants, with no tenant occupying more than 13.2% of the net rentable area. According to the November 21, 2023, rent roll, the top 10 tenants at the Beach Place Property include one third floor corner tenant, one drug store tenant, three large beachfront tenants, three additional beachfront spaces, one inline tenant, and one rear center tenant. The Beach Place Property has a history of tenant retention with lease terms ranging from 2.0 years to 30.0 years, and a weighted average lease term of 15.9 years. The leases at the Beach Place Property include a mix of full service, triple net, and modified gross leases.

Major Tenants. The three largest tenants at the Beach Place Property based on the underwritten base rent are CVS, Crystal Ballroom, and Fort Liquordale.

CVS (11,000 SF; 11.5% of NRA; 14.7% of underwritten base rent). CVS Health Corporation (Moody’s/S&P/Fitch: Baa2/BBB/NR) is one of the nation’s largest pharmacy and convenience chains. With over 9,000 stores located throughout the United States, CVS is the 4th-largest company in the Fortune 500 as of the end of 2022 and the second-largest retail company after Wal-Mart according to 2017 revenues. As with other large pharmacies, CVS offers a diverse line of over-the-counter and prescription medication, beauty supplies, and groceries. Total revenues increased 20.0% to $322.5 billion in fiscal year 2022, compared to 2020. CVS has been in occupancy at the Beach Place Property for approximately 15.7 years. The CVS lease expires on January 31, 2034, and the tenant has four, five-year renewal options upon no less than six months’ prior written notice. CVS has no termination options.

Crystal Ballroom (12,634 SF; 13.2% of NRA; 10.6% of underwritten base rent). Crystal Ballroom is an all-inclusive event and wedding venue offering event venue design services throughout Florida, North Carolina, and South Carolina. The company offers a professional, in-house design team that hand selects décor for various events. Services provided by Crystal Ballroom include birthdays, weddings, beach weddings, destination weddings, quinceañeras, banquet hall, baby showers, corporate events, and private events and celebrations. Crystal Ballroom has been in occupancy at the Beach Place Property for approximately 5.0 years. Crystal Ballroom’s lease expires on April 30, 2030, and the tenant has no renewal options or termination options.

Fort Liquordale (3,101 SF; 3.2% of NRA; 9.6% of underwritten base rent). Fort Liquordale is a bodega and liquor store centered around providing unique and immersive experiences. The venue offers a wide selection of beer, wine and spirits, as well as providing customers with the tools and ingredients to recreate a cocktail bar experience at home. Fort Liquordale has been in occupancy at the Beach Place Property since October 26, 2023. Fort Liquordale’s lease expires on April 25, 2034, and the tenant has two, five-year renewal options upon no less than 270 days’ prior written notice. Fort Liquordale has no termination options. Fort Liquordale has not yet commenced paying rent. At origination, $429,626 was deposited into a rent replication reserve for Fort Liquordale, representing approximately 11 months of free rent.

A-3-76

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

The following table presents certain information relating to historical occupancy for the Beach Place Property:

Historical Occupancy(1)(2)(3)
2019	2020	2021	2022	As of November 21, 2023
87.4%	86.1%	93.3%	98.3%	96.8%
(1)	Based on the underwritten rent roll dated November 21, 2023.
(2)	Historical occupancy figures include AT&T Mobility (250 SF), which is a cell tower and LAZ Parking (131,944), which operates the garage.
(3)	Unless otherwise stated, historical occupancy is as of December 31st of each respective year.

The following table presents certain information relating to the tenants at the Beach Place Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
CVS	Baa2/BBB/NR	11,000	11.5%	$701,360	$63.76	14.7%	1/31/2034	N	4 x 5 Yr
Crystal Ballroom	NR/NR/NR	12,634	13.2%	504,145	$39.90	10.6%	4/30/2030	N	None
Fort Liquordale(3)	NR/NR/NR	3,101	3.2%	458,948	$148.00	9.6%	4/25/2034	N	2 x 5 Yr
Lulu's Bait Shack	NR/NR/NR	6,592	6.9%	419,976	$63.71	8.8%	3/31/2028	N	None
Maui Nix	NR/NR/NR	7,617	8.0%	414,974	$54.48	8.7%	2/28/2031	N	None
Hooters	NR/NR/NR	3,426	3.6%	349,144	$101.91	7.3%	1/31/2027	N	None
Dick's Last Resort(4)	NR/NR/NR	7,614	7.9%	310,121	$40.73	6.5%	3/22/2034	N	2 x 5 Yr
Con Murphy's Irish Pub	NR/NR/NR	3,566	3.7%	275,545	$77.27	5.8%	12/31/2029	N	1 x 5 Yr
Taco Bell Cantina	Ba3/BB+/NR	5,638	5.9%	264,000	$46.83	5.5%	12/31/2029	N	2 x 5 Yr
Wave	NR/NR/NR	5,136	5.4%	152,745	$29.74	3.2%	5/31/2031	N	None
Largest Tenants		66,324	69.2%	$3,850,958	$58.06	80.7%
Remaining Occupied		26,398	27.6%	922,973	$34.96	19.3%
Total Occupied		92,722	96.8%	$4,773,931	$51.49	100.0%
Vacant		3,056	3.2%
Total		95,778	100.0%
(1)	Based on the underwritten rent roll dated November 21, 2023 and is inclusive of rent steps through November 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Fort Liquordale has not yet commenced paying rent. At origination, $429,626 was deposited into a rent replication reserve for Fort Liquordale, representing approximately 11 months of free rent.
(4)	Dick’s Last Resort is not yet in occupancy or paying rent. Dick’s Last Resort is expected to open in February 2024, and has a required opening date and rent commencement date of no later than March 23, 2024. We cannot assure you that Dick’s Last Resort will take occupancy as expected or at all.

The following table presents certain information relating to the lease rollover schedule at the Beach Place Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	2,956	3.1%	3.1%	121,787	2.6%	$41.20	1
2025	437	0.5%	3.5%	30,590	0.6%	$70.00	1
2026	0	0.0%	3.5%	0	0.0%	$0.00	0
2027	11,757	12.3%	15.8%	566,665	11.9%	$48.20	4
2028	7,957	8.3%	24.1%	508,116	10.6%	$63.86	2
2029	11,284	11.8%	35.9%	676,745	14.2%	$59.97	4
2030	18,527	19.3%	55.3%	636,149	13.3%	$34.34	2
2031	12,753	13.3%	68.6%	567,719	11.9%	$44.52	2
2032	5,336	5.6%	74.1%	195,732	4.1%	$36.68	2
2033	0	0.0%	74.1%	0	0.0%	$0.00	0
2034	21,715	22.7%	96.8%	1,470,429	30.8%	$67.71	3
2035 & Thereafter	0	0.0%	96.8%	0	0.0%	$0.00	0
Vacant	3,056	3.2%	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	95,778	100.0%		$4,773,931	100.0%	$51.49	21
(1)	Based on the underwritten rent roll dated November 21, 2023 and is inclusive of rent steps through November 1, 2024.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

A-3-77

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Beach Place Property:

Cash Flow Analysis(1)
	2019	2020	2021	2022(2)	TTM 10/31/2023(2)	U/W(1)	U/W Per SF
Base Rent	$2,989,621	$2,877,312	$3,260,320	$4,293,408	$3,879,986	$4,773,931	$49.84
Rent Steps	0	0	0	0	0	60,302	0.63
Gross Up Vacancy	0	0	0	0	0	141,573	1.48
Gross Potential Rent	$2,989,621	$2,877,312	$3,260,320	$4,293,408	$3,879,986	$4,975,807	$51.95
Total Reimbursements	533,606	414,729	359,590	612,670	987,913	529,586	5.53
Other Income	1,798,249	1,284,953	2,623,650	2,574,095	2,451,096	2,539,829	26.52
(Vacancy / Credit Loss)	0	0	0	0	0	(402,261)	(4.20)
Effective Gross Income	$5,321,476	$4,576,994	$6,243,559	$7,480,173	$7,318,994	$7,642,961	$79.80
Management Fee	126,000	131,000	170,646	209,958	211,382	229,289	2.39
Real Estate Taxes	788,781	810,772	614,840	642,725	642,425	690,456	7.21
Insurance	72,838	105,660	143,410	391,704	435,473	429,387	4.48
Other Expenses(3)	1,918,039	1,556,006	1,895,252	2,701,740	2,240,202	1,899,655	19.83
Total Expenses	2,905,658	2,603,438	2,824,148	3,946,128	3,529,482	3,248,787	33.92
Net Operating Income	$2,415,818	$1,973,556	$3,419,411	$3,534,045	$3,789,512	$4,394,174	$45.88
Capital Expenditures	0	0	0	0	0	45,016	0.47
TI/LC	0	0	0	0	0	95,778	1.00
Net Cash Flow	$2,415,818	$1,973,556	$3,419,411	$3,534,045	$3,789,512	$4,253,381	$44.41

Occupancy (%)(4)(5)	87.4%	86.1%	93.3%	98.3%	95.3%	95.0%
NCF DSCR	0.91x	0.74x	1.28x	1.32x	1.42x	1.59x
NOI Debt Yield	6.7%	5.5%	9.5%	9.8%	10.5%	12.2%
(1)	Based on the underwritten rent roll dated November 21, 2023 and is inclusive of rent steps through November 1, 2024.
(2)	The increase in U/W NOI compared to TTM 10/31/2023 is primarily due the removal of the escalators and reduced expenses through new security and landscaping contracts.
(3)	Other Expenses include G&A, utilities, security, payroll and benefits, landscaping, escalator expenses, repair and maintenance, marketing, and non-recoverable expenses.
(4)	Historical occupancy figures include AT&T Mobility (250 SF), which is a cell tower and LAZ Parking (131,944), which operates the garage.
(5)	Occupancy (%) figures reflect annual as-of December 31 dates of their respective year, or with regard to TTM 10/31/2023 Occupancy (%), the rent roll dated October 6th, 2023.

Appraisal. According to the appraisal, the Beach Place Property had an “as-is” appraised value of $53,700,000 as of October 10, 2023, and a "Prospective Market Value Upon Completion” appraised value of $58,300,000 as of October 1, 2024. The “Prospective Market Value Upon Completion” appraised value assumes completion of the required upfront capital expenditures at the Beach Place Property, estimated to cost $1,453,516 and also assumes additional lease up and other assumptions. At loan origination, $1,453,516 was reserved for these capital expenditure projects including a sprinkler replacement, the removal of the escalators, and compliance with a new code requirement for fire life safety/fire panel. Additionally, the Beach Place Property had an “as-is land” appraised value of $38,500,000 as of October 10, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$53,700,000	8.00%(1)
(1)	Represents the terminal Capitalization Rate.

Environmental Matters. According to the Phase I environmental report, dated October 18, 2023, there was no evidence of any recognized environmental conditions at the Beach Place Property.

The Market. The Beach Place Property is located within the Fort Lauderdale submarket in Broward County, Florida. According to a third-party report, the 2022 estimated population in Broward County was approximately 1,900,000 people, accounting for approximately 8.7% of the state of Florida’s total population. The Broward County population had a compound annual increase of 0.71% from 2000 to 2022. According to a third-party report, the estimated 2022 population within a one, three, and five-mile radius of the Beach Place Property is 6,611, 69,073, and 183,054, respectively. According to a third-party report, the estimated 2022 average household income within a one, three, and five-mile radius of the Beach Place Property is $154,051, $126,271, and $102,497, respectively.

The Beach Place Property is situated within a dense infill location on Fort Lauderdale beach, near the downtown Fort Lauderdale central business district. As of the third quarter of 2023, the Fort Lauderdale retail submarket had a total inventory of 5,610,700 SF, average market rents of $48.31 per square foot, and a vacancy rate of 4.8%, according to a third-party report. Since the beginning of 2020, 243,006 SF have been added to the total supply. There is no new supply in the submarket. Given the developed urban core, there is limited land in the immediate surrounding areas of the Beach Place Property for new development. According to a third-party report, there have been no deliveries over the past year in the submarket. Development in the local vicinity primarily consists of hospitality and high-density housing.

A-3-78

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

The Borrower and the Borrower Sponsors. The borrower for the Beach Place Mortgage Loan is Thor Gallery at Beach Place, LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Beach Place Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Joseph J. Sitt, chairman of Thor Equities Group. Founded in 1986 by the borrower sponsor, Thor Equities Group is a global institutional real estate investor with divisions across three continents and a focus on subniche asset classes. Thor Equities Group owns assets across the United States, Europe, and Latin America, with portfolio transactions and a development pipeline inclusive of 50 million SF. Thor Equities Group invests across various asset classes and the firm engages in investing in and restoring luxury assets around the globe, as well as investing emerging asset classes such as technology and creative offices, biotechnology and life sciences, and logistics real estate.

Property Management. The Beach Place Property is managed by Stiles Corporation d/b/a Stiles Property Management, a third-party property management company.

Initial and Ongoing Reserves. At closing, the borrower deposited an amount equal to approximately (i) $168,689 into a real estate tax reserve, (ii) $859,857 into a TI/LC reserve, (iii) $1,453,516 into a required capital expenditure reserve, and (iv) $429,626 into a gap rent reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the reasonably estimated real estate taxes, an amount currently equal to approximately $56,230.

Insurance Reserve – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless the Beach Place Property is insured under a blanket policy meeting the requirements set forth in the related loan agreement.

Replacement Reserve – The borrower is required to deposit into a capital expenditures reserve, on a monthly basis, an amount equal to approximately $3,751.

TI/LC Reserve – The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $15,221; provided that the borrower’s obligation to make such deposits is suspended if the amount on deposit in such reserve solely as a result of such monthly deposit equals or exceeds $1,500,000.

Lease Sweep Reserve – During the continuance of a Lease Sweep Period (as defined below), the borrower is required to escrow all excess cash flow into a lease sweep reserve account on a monthly basis.

Lockbox / Cash Management. The Beach Place Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to direct all tenants at the Beach Place Property to pay rents directly into a lockbox account controlled by the lender (the “Lockbox Account”) and to deposit any rents otherwise received by the borrower or the property manager into the Lockbox Account within two business days after receipt. Prior to a Trigger Period (as defined below), funds in the Lockbox Account will be swept to the borrower’s operating account on a daily basis. During the continuance of a Trigger Period, all funds deposited into the Lockbox Account will be swept on a daily basis into a deposit account controlled by the lender (the “Cash Management Account”), to be applied and disbursed in accordance with the loan documents to pay debt service, the reserves and escrows described above, budgeted operating expenses, and lender-approved extraordinary expenses. During the continuance of a Trigger Period, unless an event of default is continuing, any excess cash will be (i) if a Lease Sweep Period is continuing, deposited into the Lease Sweep Reserve, and (ii) if no Lease Sweep Period is continuing, deposited into an eligible account (the “Excess Cash Flow Reserve Account”) and held by the lender as additional security for the Beach Place Mortgage Loan; provided, that, funds on deposit in the Excess Cash Flow Reserve Account will be made available to the borrower for the payment of certain property-level expenses and other uses as set forth in the Beach Place Mortgage Loan documents.

A-3-79

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

A “Trigger Period” means a period commencing upon (i) an event of default, (ii) the interest only debt service coverage ratio falling below 1.30x as of the last day of any calendar quarter (a “Low DSCR Period”), (ii) the bankruptcy or insolvency of an affiliated property manager, or (iv) a Lease Sweep Period. A Trigger Period resulting from an event of default will end if and when such event of default is no longer continuing. A Trigger Period resulting from a Low DSCR Period will end if the borrower has maintained an interest only debt service coverage ratio of at least 1.35x as of the last day of two consecutive calendar quarters. The borrower may also cure a Trigger Period arising from a Low DSCR Period by delivering to the lender cash or a letter of credit in an amount which, when subtracted from the outstanding principal balance of the Beach Place Mortgage Loan, would cause the interest-only debt coverage service ratio to be at least 1.35x. A Trigger Period resulting from the bankruptcy or insolvency of an affiliated property manager will end when the affiliated property manager is replaced with an unaffiliated, qualified manager approved by the lender who has signed an assignment and subordination agreement satisfactory to lender. A Trigger Period resulting from a Lease Sweep Period will end when such Lease Sweep Period ends.

“Lease Sweep Period” means a period commencing upon (a) the earlier of (i) the date that is 12 months prior to the expiration of a Sweep Lease (as defined below) and (ii) the date required under the Sweep Lease by which the Sweep Tenant (as defined below) is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) upon the valid early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of written notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant discontinues its business (i.e., “goes dark”) in substantially all of its space at the Beach Place Property (unless (i) the tenant is discontinuing its business following a casualty, condemnation or force majeure event or for remodeling or alterations to its space, (ii) the discontinuance does not exceed 180 days and (iii) the tenant is not in monetary or material non-monetary default (beyond applicable notice and/or cure periods) and is paying full contractual rent); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, and (e) upon a bankruptcy or insolvency proceeding of a lease guarantor, Sweep Tenant or its (directly or indirectly) majority owned parent.

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), and (c) above, the entirety of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which qualified lease(s) must be on market terms, have terms that are for at least seven years or, in connection with extending an original Sweep Lease, a lease extension that extends to term beyond the date that is two years beyond the end of the loan term) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all anticipated leasing expenses approved by the lender, and free or abated rent periods for such qualified leases (collectively, “Leasing Costs”), and any shortfalls in loan agreement payments or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Shortfalls”); (B) in the case of clauses (a), (b) and (c) above, a portion of the Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which qualified lease(s) must be on market terms, have terms that are for at least seven years or, in connection with extending an original Sweep Lease, a lease extension that extends to term beyond the date that is two years beyond the end of the loan term), and provide for aggregate initial base rental rates which are sufficient to achieve a debt service coverage ratio of 1.45x (taking into account any cash or letters of credit that were delivered for the purposes of avoiding a Low DSCR Period)) and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs and Shortfalls; provided that to satisfy this clause with respect to the CVS lease, at least 85% of the space leased under the CVS lease as of origination must be retenanted or renewed; (C) in the case of clause (a) above, the Sweep Tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (D) in the case of clause (b) above, the Sweep Tenant has not validly exercised its termination option or the termination option is irrevocably waived or rescinded in writing; (E) in the case of clause (c) above, either (x) the Sweep Tenant reopens for business and continuously operates for at least 60 days or (y) if the Sweep Tenant subleases its space in compliance with the loan documents to a subtenant of substantially the same credit quality and the subtenant has taken occupancy; (F) in the case of clause (d) above, the subject default has been cured and no other default under the Sweep Lease occurs for three months following such cure; (G) in the case of clause (e) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Sweep Lease (and any guaranty of it) has been affirmed or assumed in a manner reasonably satisfactory to the lender, and adequate assurance of future performance under the Sweep Lease (and any guaranty), as reasonably determined by the lender, has been provided; and (H) in the case of clauses (a), (b), (c), (d) and (e) above, the borrower deposits cash or a letter of credit into the Lease Sweep Reserve in an amount that is equal or greater to the total rentable square feet demised under the applicable Sweep Lease multiplied by $60.00 (the “Lease Sweep Deposit”), provided that if the applicable Sweep Lease space has been partially leased pursuant to one or more qualified leases, the amount to be deposited with respect to such portion of the Sweep Lease space that has been relet will be equal to the applicable Leasing Costs and Shortfalls, and the Lease Sweep Deposit will apply to the remaining portion of the Sweep Lease space that has not been relet. Notwithstanding the foregoing, Borrower may prevent the commencement of a Lease Sweep Period by either depositing with Lender cash or delivering a Letter of Credit in an amount equal to the Lease Sweep Deposit Amount applicable to the Lease Sweep Space in question.

“Sweep Lease” means (i) the Crystal Ballroom lease and the CVS lease, and (ii) any replacement lease of at least 9,000 SF that covers any of the space currently demised as of the origination date under the leases described in clause (i).

“Sweep Tenant” means any tenant under a Sweep Lease.

Current Mezzanine or Secured Subordinate Indebtedness. None.

A-3-80

Retail – Anchored 17 South Fort Lauderdale Beach Boulevard Fort Lauderdale, FL 33316	Collateral Asset Summary – Loan No. 9 Beach Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,000,000 67.0% 1.59x 12.2%

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

Release of Collateral. Not Permitted.

Ground Lease. None.

A-3-81

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

A-3-82

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

A-3-83

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

A-3-84

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

A-3-85

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%
Mortgage Loan Information		Property Information
Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Property Type - Subtype:	Retail – Super Regional Mall
Borrower Sponsor(s):	Brookfield Properties Retail Holding LLC and Teachers' Retirement System of the State of Illinois	Collateral:	Fee
Borrower(s):	Tyler Mall Limited Partnership	Location:	Riverside, CA
Original Balance(1):	$35,000,000	Year Built / Renovated:	1970 / 1991, 2007
Cut-off Date Balance(1):	$35,000,000	Property Management:	Brookfield Properties Retail Inc.
% by Initial UPB:	4.0%	Size(5):	565,913 SF
Interest Rate:	7.91900%	Appraised Value / Per SF:	$300,000,000 / $530
Note Date:	December 13, 2023	Appraisal Date:	October 12, 2023
Original Term:	60 months	Occupancy:	90.3% (as of December 18, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	87.9%
Original Amortization:	NAP	Underwritten NOI:	$24,985,593
Interest Only Period:	60 months	Underwritten NCF:	$23,644,379
First Payment Date:	February 1, 2024
Maturity Date:	January 1, 2029	Historical NOI
Additional Debt Type(1):	Pari Passu	Most Recent NOI:	$23,997,964 (TTM November 30, 2023)
Additional Debt Balance (1):	$115,000,000	2022 NOI:	$24,423,689
Call Protection(2):	L(24),D(29),O(7)	2021 NOI:	$19,509,271
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	$20,929,304

Reserves(3)				Financial Information(1)
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$265
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$265
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	50.0%
Replacement Reserve:	$0	Springing	NAP	Maturity Date LTV:	50.0%
TI/LC:	$0	Springing	NAP	UW NOI DY:	16.7%
Other(4):	$9,924,378	$0	NAP	UW NCF DSCR:	1.96x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$150,000,000	91.8%	Loan Payoff	$152,794,561	93.5%
Borrower Sponsor Equity	13,330,744	8.2%	Upfront Reserves	9,924,378	6.1%
			Closing Costs	611,806	0.4%
Total Sources	$163,330,744	100.0%	Total Uses	$163,330,744	100.0%
(1)	The Galleria at Tyler Mortgage Loan (as defined below) is part of the Galleria at Tyler Whole Loan (as defined below) which is comprised of nine pari passu notes with an aggregate original principal balance and Cut-off Date Balance of $150,000,000. The Galleria at Tyler Whole Loan was originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”), Bank of America, N.A. (“BANA”), and Société Générale Financial Corporation (“SGFC”). The Financial Information in the chart above is based on the aggregate outstanding principal balance of the Galleria at Tyler Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on February 1, 2024. Defeasance of the Galleria at Tyler Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) December 13, 2026 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected Benchmark 2024-V5 securitization closing date in January 2024. The actual lockout period may be longer.
(3)	See “Initial and Ongoing Reserves” below.
(4)	Other Reserves consists of a general reserve ($5,000,000), outstanding landlord obligations reserve ($4,687,691.09), and a gap rent reserve ($236,687).
(5)	The Galleria at Tyler Property (as defined below) is the collateral portion of a larger mall containing 1,188,083 SF.
A-3-86

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

The Loan. The tenth largest mortgage loan (the “Galleria at Tyler Mortgage Loan”) is part of a whole loan (the “Galleria at Tyler Whole Loan”) secured by the borrower’s fee interest in the Galleria at Tyler, a 565,913 SF super regional mall located at 1299 Galleria at Tyler in Riverside, California (the “Galleria at Tyler Property”). The Galleria at Tyler Whole Loan is comprised of nine pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $150,000,000. The Galleria at Tyler Whole Loan was originated on December 13, 2023 by DBNY, BANA, and SGFC and accrues interest at a fixed rate of 7.91900% per annum. The Galleria at Tyler Whole Loan has an initial term of five years and is interest-only for the full term. The scheduled maturity date of the Galleria at Tyler Whole Loan is on January 1, 2029. The Galleria at Tyler Mortgage Loan is evidenced by the non-controlling Notes A-2-1 and A-2-2 with an outstanding principal balance as of the Cut-off Date of $35,000,000.

The table below summarizes the promissory notes that comprise the Galleria at Tyler Whole Loan. The relationship between the holders of the Galleria at Tyler Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$30,000,000	$30,000,000	BANA(1)	Yes
A-1-2	20,000,000	20,000,000	BANA(1)	No
A-1-3	10,000,000	10,000,000	BANA(1)	No
A-2-1	20,000,000	20,000,000	Benchmark 2024-V5	No
A-2-2	15,000,000	15,000,000	Benchmark 2024-V5	No
A-2-3	10,000,000	10,000,000	DBNY(1)	No
A-3-1	20,000,000	20,000,000	SGFC(1)	No
A-3-2	15,000,000	15,000,000	SGFC(1)	No
A-3-3	10,000,000	10,000,000	SGFC(1)	No
Whole Loan	$150,000,000	$150,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

The Property. The Galleria at Tyler Property is a 565,913 SF portion of a 1,188,083 SF super regional mall (the “Galleria at Tyler Mall”) located within the Inland Empire, approximately 55 miles east of Los Angeles International Airport.

The Galleria at Tyler Mall is the largest shopping center in Riverside, California. The Galleria at Tyler Mall is comprised of eight buildings located on 29.58 acres, has over 120 tenants and has 5,679 parking spaces in total for a ratio of 4.8 spaces per 1,000 SF. The Galleria at Tyler Property is part of the Galleria at Tyler Mall, and is shadow anchored by non-collateral stores JC Penney, Macy’s, Forever 21, and Furniture City and is anchored by a collateral AMC, and includes as major tenants Barnes & Noble, Old Navy, Victoria’s Secret and H&M. The top 10 collateral tenants at the Galleria at Tyler Property represent 30.9% of total SF and generate 29.8% of underwritten rent. The Galleria at Tyler Property also features a strong restaurant lineup including Ay Mi Pa, Yard House, TGI Friday’s, Buffalo Wild Wings, and The Cheesecake Factory. Over the trailing-12 months ended October 31, 2023, the Galleria at Tyler Property generated total sales of approximately $217 million (excluding non-collateral tenants, JC Penney, and Macy’s). Over the same time period, inline tenants (less than 10,000 SF) generated sales of approximately $561 PSF, with an occupancy cost of 14.6%. The Galleria at Tyler Property has a five-year average occupancy of 95.3%, including temporary tenants, and 88.2% without temporary tenants.

The Galleria at Tyler Property was originally developed in 1970 and was most recently renovated in 2007. Since 2019, the borrower sponsors have invested approximately $16.2 million. This investment has helped maintain the occupancy and attract new tenants including Furniture City and several well performing restaurants. Several tenants have recently invested capital to their units. Existing tenant House of Hoops by Foot Locker is currently in negotiations to expand into 9,985 SF from its 5,598 SF unit. Victoria’s Secret and H&M, two top ten tenants at the Galleria at Tyler Property, recently renovated their units investing approximately $5 million ($420 PSF) and $2 million ($95 PSF), respectively. The borrower sponsors currently plan to invest an additional approximately $2.5 million through 2025. However, such investment is not required or reserved for under the Galleria at Tyler Whole Loan documents. Additionally, new tenant JD Sports opened in early December 2023 in 8,621 SF and invested approximately $1.6 million ($185 PSF) in its space.

Major Tenants. The three largest tenants by underwritten base rent are AMC, H&M, and Victoria’s Secret.

AMC (70,000 SF; 12.4% of net rentable area (“NRA”); 9.6% of underwritten base rent). AMC (NYSE: AMC) is an American movie theater chain that was founded in 1920 in Kansas City, Missouri, now headquartered in Leawood, Kansas. It has 2,826 screens in 354 European theaters and 7,648 screens in 586 American theaters. In 2006, AMC merged with Loews Cineplex Entertainment to form AMC Entertainment, and in 2017 after acquiring Odeon, UCI and Carmike Cinemas, AMC became one of the largest movie theater chains in the world. The AMC at the Galleria at Tyson Property is the number one location within the region and generates approximately $750,000 in sales per screen as of September 2023. The AMC lease expires December 31, 2028, and the tenant has two five-year renewal options and one four-year and six month renewal option.

A-3-87

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

H&M (20,799 SF; 3.7% of NRA; 3.0% of underwritten base rent). H&M is a global fashion and design company, with over 4,000 stores in more than 70 markets and online sales in 60 markets. The brands of H&M are available through physical stores and digital channels in markets globally. H&M employs approximately 150,000 people. H&M’s lease expires in January 2032 and the tenant has two, three-year renewal options exercisable upon no less than 180 days prior written notice.

Victoria’s Secret (12,000 SF; 2.1% of NRA; 3.0% of underwritten base rent). Victoria’s Secret (NYSE: VSCO) is a specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swim as well as fragrances and body care. Victoria’s Secret was founded in 1977 and comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs 30,000 associates across a global footprint of approximately 1,360 retail stores in approximately 70 countries. The Victoria’s Secret lease expires in January 2033

The following table presents certain information relating to historical occupancy for the Galleria at Tyler Property:

Historical Occupancy(1)
2016	2017	2018	2019	2020	2021	2022	As of 12/18/2023(2)1)
93.3%	96.6%	93.6%	93.7%	87.9%	82.3%	83.7%	90.3%
(1)	All occupancy figures exclude anchor tenants and temporary tenants
(2)	Based on the borrower’s rent roll dated December 18, 2023.

The following table presents certain information relating to the tenants (of which, certain tenants may have co-tenancy provisions) at the Galleria at Tyler Property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent(3)	U/W Base Rent Per SF(3)	% of Total U/W Base Rent(3)	Lease Expiration	Termination Option (Y/N)	Renewal Options
Non-Collateral Anchor
JC Penney	NR/NR/NR	0	0.0%	$0	$0.00	0.0%	NAP	N
Macy's	NR/NR/NR	0	0.0%	$0	$0.00	0.0%	NAP	N
Forever 21	NR/NR/NR	0	0.0%	$0	$0.00	0.0%	NAP	N
Furniture City	NR/NR/NR	0	0.0	$0	$0.00	0.0%	NAP	N
Major Tenants
AMC(4)	Caa2/CCC+/NR	70,000	12.4	$2,098,250	$29.97	9.6%	12/31/2028	N	Various
H&M(5)	NR/BBB/NR	20,799	3.7	$663,000	$31.88	3.0%	1/31/2032	N	2 x 3 Yr
Victoria's Secret	Ba3/BB-/NR	12,000	2.1	$644,880	$53.74	3.0%	1/31/2033	N	None
Barnes & Noble	NR/NR/NR	25,000	4.4	$625,000	$25.00	2.9%	1/31/2029	N	None
The Cheesecake Factory(6)	NR/NR/NR	10,047	1.8	$452,115	$45.00	2.1%	1/31/2027	N	1 x 5 Yr
House of Hoops by Foot Locker	Baa2/BB/NR	5,598	1.0	$438,267	$78.29	2.0%	1/31/2024	N	None
Lenscrafters	A2/A/NR	3,234	0.6	$423,783	$131.04	1.9%	8/31/2032	N	None
Old Navy	Ba3/BB/NR	14,504	2.6	$386,725	$26.66	1.8%	6/30/2029	N	None
Vans	Baa3/BBB/NR	3,503	0.6	$376,449	$107.46	1.7%	4/30/2028	N	None
Yard House(7)	NR/NR/NR	10,001	1.8	$372,680	$37.26	1.7%	12/31/2029	N	1 x 5 Yr
Top 10 Tenants Total/Wtd. Average		174,686	30.9%	$6,481,149	$37.10	29.8%
Remaining Tenants		336,356	59.4	$15,295,863	$45.48	70.2%
Total Occupied		511,042	90.3%	$21,777,012	$42.61	100.0%
Vacant		54,871	9.7
Collateral Total		565,913	100.0%
(1)	Based on the underwritten rent roll dated December 18, 2023 with rent steps though December 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	U/W Base Rent, U/W Base Rent Per SF and % of Total U/W Base Rent are inclusive of rent steps.
(4)	AMC has two, five-year renewal options, as well as one successive separate renewal option for 4 years and 6 months, all of which are exercisable upon no less than six months’ prior written notice.
(5)	H&M has two, three-year renewal options exercisable upon no less than 180 days’ prior written notice.
(6)	The Cheesecake Factory has one, five-year renewal option exercisable upon no less than 180 days’ prior written notice.
(7)	Yard House has one, five-year renewal option exercisable upon no less than 365 days’ prior written notice.

A-3-88

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

The following table presents certain information relating to the tenants with the highest overall sales in the order of their October 31, 2023 TTM sales.

Top Tenants by Total Sales(1)
Tenant	SF(2)	% NRA(2)	Lease Start(2)	Base Rent(2)	2022 Sales	2022 Sales PSF	10/31/23 TTM Sales	10/31/23 TTM Sales PSF	10/23 TTM Occ Cost
The Cheesecake Factory	10,047	1.8%	12/21/2006	$452,115	$12,881,404	$1,282	$13,032,632	$1,297	3.5%
AMC(3)	70,000	12.4%	12/14/2007	$2,098,250	$10,327,384	$645,462	$11,978,317	$748,645	17.5%
Yard House	10,001	1.8%	12/16/2007	$372,680	$11,565,149	$1,156	$11,181,292	$1,118	3.3%
Ay Mi Pa	5,149	0.9%	6/15/2022	$148,818	$3,482,939	$676	$8,286,242	$1,609	1.8%
Sephora	5,500	1.%	2/1/2019	$234,098	$7,233,148	$1,315	$7,657,927	$1,392	3.1%
Victoria's Secret	12,000	2.1%	9/18/2008	$644,880	$8,738,702	$728	$6,625,913	$552	9.7%
Barnes & Noble	25,000	4.4%	10/17/2001	$625,000	$6,532,393	$261	$6,210,723	$248	10.1%
Old Navy	14,504	2.6%	6/5/2019	$386,725	$5,732,004	$395	$5,628,525	$388	6.9%
Buffalo Wild Wings	7,800	1.4%	12/15/2014	$266,136	$5,370,999	$689	$5,301,469	$680	5.0%
H&M	20,799	3.7%	6/5/2007	$663,000	$5,697,151	$274	$4,929,042	$237	13.5%
(1)	All sales information presented herein with respect to the Galleria at Tyler Property is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsors.
(2)	SF, % NRA, Lease Start, and Base Rent are based on underwritten rent roll dated December 18, 2023.
(3)	AMC sales reported are as of September 2023, and are provided by the tenant. AMC 2022 Sales PSF and 10/31/23 TTM Sales PSF are based on 16 screens.

The following table presents certain information relating to the lease rollover schedule at the Galleria at Tyler Property, based on initial lease expiration dates:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	U/W Base Rent	% of Total U/W Base Rent	U/W Base Rent $ per SF	# of Expiring Leases
MTM	13,055	2.3%	2.3%	$378,984	1.7%	$29.03	6
2024	74,917	13.2%	15.5%	3,269,725	15.0%	$43.64	28
2025	37,350	6.6%	22.1%	2,141,618	9.8%	$57.34	16
2026	41,185	7.3%	29.4%	1,967,484	9.0%	$47.77	18
2027	46,819	8.3%	37.7%	2,298,810	10.6%	$49.10	13
2028	113,861	20.1%	57.8%	4,197,159	19.3%	$36.86	14
2029	56,031	9.9%	67.7%	1,708,785	7.8%	$30.50	5
2030	35,988	6.4%	74.1%	1,399,744	6.4%	$38.89	7
2031	1,663	0.3%	74.4%	125,333	0.6%	$75.37	1
2032	37,540	6.6%	81.0%	1,555,323	7.1%	$41.43	5
2033	20,884	3.7%	84.7%	1,333,208	6.1%	$63.84	6
2034	27,581	4.9%	89.6%	1,227,829	5.6%	$44.52	6
2035 & Thereafter	4,168	0.7%	90.3%	173,010	0.8%	$41.51	5
Vacant	54,871	9.7%	100.0%	NAP	NA	NAP	NAP
Total / Wtd. Avg.	565,913	100.0%	100.0%	$21,777,012	100.0%	$42.61	130
(1)	Based on the underwritten rent roll dated December 18, 2023 with rent steps though December 1, 2024.
(2)	Certain tenants may have lease termination options that are not reflected in the Lease Rollover Schedule.

A-3-89

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Galleria at Tyler Property:

		Cash Flow Analysis
	2019	2020	2021	2022	TTM 11/2023	U/W(1)	U/W Per SF
Base Rent(1)	$21,286,629	$19,588,464	$16,032,131	$18,149,491	20,074,413	21,777,012	$38.48
Gross Up Vacancy	0	0	0	0	0	4,369,816	7.72
Overage Rent	677,626	191,399	1,929,273	3,020,101	2,148,900	1,576,946	2.79
Percentage Rent in Lieu	51,704	270,840	786,315	230,683	83,273	0	0.00
Gross Potential Rent	$22,015,959	$ 20,050,703	$ 18,747,719	$ 21,400,275	$ 22,306,586	$27,723,775	$48.99
Total Reimbursements	11,622,000	11,301,120	7,997,303	8,797,039	8,326,854	8,750,398	15.46
Total Gross Income	$33,637,959	$31,351,823	$26,745,022	$30,197,314	$30,633,440	$36,474,173	$64.45
Other Income	709,847	221,383	237,625	378,850	468,399	241,610	0.43
Specialty Leasing	3,548,392	2,384,991	4,059,320	4,086,308	4,057,312	4,135,711	7.31
(Vacancy / Credit Loss)	(76,984)	(3,118,798)	(837,226)	797,111	114,734	(4,431,154)	(7.83)
Effective Gross Income	$37,819,214	$30,839,398	$30,204,741	$35,459,583	$35,273,885	$36,420,340	$64.36
Management Fee	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1,000,000	1.77
Real Estate Taxes(2)	3,464,886	3,457,597	3,528,748	3,565,886	3,771,601	3,703,438	6.54
Insurance	231,728	283,173	473,191	605,908	594,172	652,715	1.15
Other Expenses(3)	5,957,543	5,169,325	5,693,531	5,864,099	5,910,148	6,078,594	10.74
Total Expenses	$10,654,157	$9,910,094	$10,695,470	$11,035,894	$11,275,921	$11,434,747	$20.21
Net Operating Income	$27,165,057	$20,929,304	$19,509,271	$24,423,689	$23,997,964	$24,985,593	$44.15
Capital Expenditures	0	0	0	0	0	209,388	0.37
TI/LC	0	0	0	0	0	1,131,826	2.00
Net Cash Flow	$27,165,057	$20,929,304	$19,509,271	$24,423,689	$23,997,964	$23,644,379	$41.78

Occupancy (%)	93.7%	87.9%	82.3%	83.7%	90.3%	87.9%(4)
NCF DSCR(5)	2.26x	1.74x	1.62x	2.03x	1.99x	1.96x
NOI Debt Yield(5)	18.1%	14.0%	13.0%	16.3%	16.0%	16.7%
(1)	Based on the underwritten rent roll dated December 18, 2023 with rent steps though December 1, 2024.
(2)	With regards to the underwritten real estate taxes, the real estate tax obligations for the Mortgaged Property include assessments to pay debt service on revenue bonds with an original principal amount of $15,980,000 that relate to construction of parking improvements at the Galleria at Tyler Property. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.
(3)	Other Expenses include janitorial and cleaning, common area maintenance, utilities, marketing and advertising, landscaping, general and administrative, and security expenses.
(4)	Represents underwritten economic occupancy.
(5)	NCF DSCR and NOI Debt Yield are based on the Galleria at Tyler Whole Loan balance.

Appraisal. According to the appraisal, the Galleria at Tyler Property had an “as-is” appraised value of $300,000,000 as of October 12, 2023.

Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$300,000,000	7.50%(1)
(1)	Represents the overall capitalization rate.

Environmental Matters. According to the Phase I environmental report, dated October 12, 2023, there was no evidence of any recognized environmental conditions at the Galleria at Tyler Property.

The Market. The Galleria at Tyler Property is located in the Riverside, California submarket, approximately 55 miles east of Los Angeles International Airport, adjacent to Riverside Freeway and six miles east of I-15. Riverside is the largest city in the Inland Empire market, the metropolitan region inland of and adjacent to coastal Southern California, bordering Los Angeles County to the west. The Galleria at Tyler Property’s trade area consists of a population of approximately 1.4 million residents with an average household income over $98,640 as of 2022. Local industry drivers with the largest labor forces include local county and school officials, County of Riverside, March Air Force, and University of California, totaling approximately 43,000 employees. The Galleria at Tyler Property benefits from proximity to multiple colleges and universities within a fifteen-minute drive, including the University of California, Riverside, with a total student population of approximately 27,000. The Galleria at Tyler Property is the only shopping center in Riverside and is situated in between I-15 and I-215. The Galleria at Tyler Property is located approximately 17 miles from its closest competitor. The nearest Francesca’s, Yard House, The Cheesecake Factory, P.F. Chang’s, Aldo, Pandora, and AMC are located over 20 miles away, and the next closest Journeys, Miniso, Shoe Palace, Foot Locker, H&M are over 15 miles away.

A-3-90

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

The Galleria at Tyler Property is located within the Riverside retail submarket. The Riverside retail submarket is comprised of approximately 17.7 million SF of retail space, accounting for 8.80% of the 201.6 million SF of the Inland Empire market inventory. Over the 12 months ending December 2023, the Riverside market has delivered approximately 68,600 SF of retail space and had annual rent growth of 3.0%.

The following tables presents certain information relating to the demographics of the Galleria at Tyler Property:

Demographics Summary(1)(2)
Property Name	City, State	Whole Loan Cut-off Date Balance	1-mile Population	3-mile Population	5-mile Population	1-mile Avg Household Income	3-mile Avg Household Income	5-mile Avg Household Income
Galleria at Tyler	Riverside, CA	$150,000,000	18,955	137,599	251,187	$80,749	$97,717	$104,065
(1)	Source: Appraisal.
(2)	Values are as of 2022.

The Borrower and the Borrower Sponsors. The borrower for the Galleria at Tyler Whole Loan is Tyler Mall Limited Partnership, a Delaware limited partnership and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Galleria at Tyler Whole Loan.

The borrower sponsors are Brookfield Properties Retail Holding LLC (“Brookfield Retail”) and the Teachers’ Retirement System of the State of Illinois (“TRSIL”), each of which owns a 50% interest in the borrower. The non-recourse carveout guarantor is GGP-TRS L.L.C., an affiliate of Brookfield Retail and the 100% owner of the borrower. Brookfield Retail is a fully integrated, diversified global real estate services company that has portfolio management and development capabilities across the real estate investment strategies of Brookfield Corporation. Brookfield Property Partners owns, operates and develops a large portfolio of office, retail, multifamily, industrial, hospitality, triple net lease, student housing and manufactured housing assets. Brookfield Retail owns over 160 retail properties totaling over 130 million SF throughout the United States.

TRSIL is an Illinois state government agency dealing with pensions and other financial benefits for teachers and other workers in education in Illinois. The Illinois General Assembly created TRSIL of Illinois in 1939 for the purpose of providing retirement annuities, and disability and survivor benefits for educators employed in public schools outside the city of Chicago. As of September 30, 2023, TRSIL had nearly $66.0 billion of assets under management.

Property Management. The Galleria at Tyler Property is managed by Brookfield Properties Retail Inc., a Delaware corporation, an affiliate of Brookfield Retail.

Initial and Ongoing Reserves. At origination, the borrower was required to deposit $5,000,000 into a general reserve (to be used for capital expenditures and leasing expenses), $4,687,691.09 into an outstanding landlord obligations reserve and approximately $236,687 into a gap rent reserve.

Tax Reserve – During the continuance of a Cash Management Period (as defined below) or from and after the date on which the borrower first requests a disbursement from the General Reserve (a “General Reserve Disbursement Date”), the borrower is required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months on a monthly basis.

Insurance Reserve – During the continuance of a Cash Management Period, or from and after a General Reserve Disbursement Date the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis, unless the Galleria at Tyler Property is insured under a blanket policy meeting the requirements of the related loan agreement (in which case no insurance escrows will be required).

Replacement Reserve – During the continuance of a Cash Management Period or from and after a General Reserve Disbursement Date, the borrower is required to deposit monthly into a replacement reserve an amount equal to $17,448.83 for repairs and replacements required to be made to the Galleria at Tyler Property during the calendar year.

TI/LC Reserve – During the continuance of a Cash Management Period or from and after a General Reserve Disbursement Date, the borrower is required to deposit into a rollover reserve $94,318, for tenant improvement, landlord work, tenant improvement allowance, leasing commission obligations, reasonable legal fees and related tenant capital costs incurred following the origination date.

A-3-91

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

Lockbox / Cash Management. The Galleria at Tyler Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Galleria at Tyler Property (other than tenants under Seasonal Leases (as defined below)) to pay rents (other than Non-Core Income (as defined below) directly into a lockbox account controlled by the Lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or the property manager (other than Non-Core Income) into the Lockbox Account within two business days after receipt. Prior to a Cash Management Period, all funds in the Lockbox Account will be disbursed to the borrower’s operating account. During the continuance of a Cash Management Period, all funds deposited into the Lockbox Account are required to be swept each business day into a deposit account controlled by the lender (the “Cash Management Account”), to be applied and disbursed in accordance with the loan documents to pay (i) the tax and insurance escrow deposits, if any, described above, (ii) , provided that no default exists as to which the lender has initiated an enforcement action, to pay budgeted operating expenses (or actual operating expenses to the extent not more than 115% of budgeted expenses), budgeted capital expenses (or actual capital expenses to the extent not more than 110% of budgeted expenses), lender-approved extraordinary expenses, and (iii) the replacement and rollover reserve deposits, if any, described above . During the continuance of a Cash Management Period, any excess cash is required to be deposited into an excess cash reserve account to be held by the lender as additional security for the Galleria at Tyler Whole Loan; provided, that, funds on deposit in such account will be made available to the borrower for the payment of certain property-level expenses and other uses, including REIT distributions up to $200,000.

“Non-Core Income” means (i) certain de minimis amounts of rents from miscellaneous revenue items such as holiday photos and change retrieved from fountains (but will not include rent from Seasonal Leases) and (ii) certain rents generated pursuant to multi-property sponsorship and advertising programs which are directly attributable to the Galleria at Tyler Property.

“Seasonal Leases” means leases or license agreements having a maximum term of one year or less.

A “Cash Management Period” means a period commencing upon (i) an event of default under the Galleria at Tyler Whole Loan, (ii) the Debt Yield is less than 14% as of the end of any two consecutive calendar quarters (a “Low Debt Yield Period”), or (iii) any Anchor (as defined below) (A) has “gone dark” (i.e., ceased to utilize its space for business purposes), other than a temporary closure in connection (x) with a restoration, repair or renovation, (y) compliance with applicable law, regulations and/or governmental mandates or (z) an event of force majeure, (B) has vacated its space; or (C) is the subject of certain bankruptcy or insolvency events (“Anchor Trigger Event”). A Cash Management Period resulting from an event of default will end if the lender has waived or the borrower has cured such event of default. A Cash Management Period resulting from a Low Debt Yield Period will end if the borrower has maintained a debt yield equal to or in excess of 14% for two consecutive calendar quarters or has either (i) prepaid the Galleria at Tyler Whole Loan (without payment of a prepayment fee or yield maintenance), (ii) delivered cash to the lender, or (iii) delivered a letter of credit to the lender, in each case in an amount which if subtracted from the outstanding principal balance of the Galleria at Tyler Whole Loan would cause the Debt Yield to equal or exceed 14%. A Cash Management Period resulting from an Anchor Trigger Event will end if (i) for any Anchor Trigger Event described in clause (A) or (B) of the definition of Anchor Trigger Event, such Anchor operates the demised premises (to the extent not subject to any permitted subletting) for a period of no less than 30 consecutive operating days; (ii) for any Anchor Trigger Event described in clause (C) of the definition of Anchor Trigger Event, (x) if such premises occupied by the Anchor are owned by the Anchor, the bankruptcy or insolvency is dismissed or the Anchor has emerged from such bankruptcy or insolvency action and is continuing to occupy its premises or a substantial portion thereof, and (y) if such premises occupied by the Anchor are leased by the borrower to the Anchor, such lease is accepted and affirmed by the Anchor in the bankruptcy or insolvency action; or (iii) for any Anchor Trigger Event, the Anchor space or a substantial portion thereof becomes owned or leased by one or more replacement occupants reasonably approved by the lender. Upon the end of a Cash Management Period (provided the General Reserve Disbursement Date has not yet occurred), all remaining funds in the Cash Management Account will be disbursed to the borrowers.

“Anchor” means any of (i) JC Penney, Macy’s, Forever 21, Furniture City and AMC, (ii) any tenant who occupies all or substantially all of the space currently occupied by the foregoing after an acquisition of such space by the borrower or one of its affiliates, and (iii) any replacement of either of the foregoing.

Current Mezzanine or Secured Subordinate Indebtedness. None.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not Permitted.

A-3-92

Retail – Super Regional Mall 1299 Galleria at Tyler Riverside, CA 92503	Collateral Asset Summary – Loan No. 10 Galleria at Tyler	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$35,000,000 50.0% 1.96x 16.7%

Release of Collateral. The borrower may obtain the release of (A) one or more vacant, non-income producing and unimproved (or improved only by landscaping, surface parking or utility facilities that are either readily re-locatable or will continue to serve the Galleria at Tyler Property) parcels (including “air rights” parcels) or outlots (provided, however, that this condition will not apply to any Galleria at Tyler Expansion Parcels (as defined below), or (B) any Galleria at Tyler Acquired Parcels (as defined below), including, if applicable, any Anchor parcel, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower delivers evidence that the parcel subject to release is not necessary for the borrower’s operation or use of the remaining Galleria at Tyler Property and may be readily separated from the Galleria at Tyler Property without a material diminution in value, (iii) the parcel subject to release has been legally subdivided and after giving effect to such transfer, the release parcel and the remaining Galleria at Tyler Property conform to legal requirements and constitute separate tax lots (or all action has been taken to effectuate the same), (iv) the parcel subject to the release is not necessary for the remaining portion of the Galleria at Tyler Property to comply with zoning or legal requirements, (v) receipt of a rating agency confirmation from the applicable rating agencies (provided that such confirmation will not be required for release of a Galleria at Tyler Expansion Parcel or if the rating agency has waived review or failed to respond within 30 days to a request for such confirmation), and (vi) the release will not result in a loan-to-value ratio that does not comply with REMIC guidelines provided that the borrower may prepay the Galleria at Tyler Whole Loan to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the borrower receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the release of the Release Parcel.

In addition, the borrower has the right, at its own expense, to acquire one or more parcels of land that constitutes an integral part of, or adjoins or is proximately located near, the shopping center of which the Galleria at Tyler Property is a part, which land was not owned by the borrower on the origination date (such acquired land, a “Galleria at Tyler Expansion Parcel”), to become additional collateral for the Galleria at Tyler Whole Loan, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest in the applicable Galleria at Tyler Expansion Parcel, and (iii) the borrower delivers, among other things (a) unless the Galleria at Tyler Expansion Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Galleria at Tyler Expansion Parcel, and title insurance, (c) if the Galleria at Tyler Expansion Parcel is improved, subject to certain exceptions, a property condition report indicating that the Galleria at Tyler Expansion Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Galleria at Tyler Expansion Parcel, and the cost of such repairs or remediation is reasonably likely to exceed 10% of the original principal balance of the Galleria at Tyler Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable.

The borrower is also permitted to obtain the release of collateral parcels (each, a “Galleria at Tyler Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels in which the borrower acquires a fee or leasehold interest (each, a “Galleria at Tyler Acquired Parcel”) as collateral for the Galleria at Tyler Whole Loan upon 20 days’ prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Galleria at Tyler Exchange Parcel (unless it is a Galleria at Tyler Expansion Parcel) is vacant, non-income producing and unimproved or improved only by landscaping, surface parking or utility facilities that are readily re-locatable or that will continue to serve the Galleria at Tyler Property (and the borrower is able to make certain zoning representations as to the Galleria at Tyler Acquired Parcel to the same extent as made with respect to the Galleria at Tyler Exchange Parcel), (ii) the Galleria at Tyler Acquired Parcel is reasonably equivalent in value to the Galleria at Tyler Exchange Parcel, as established by a letter of value from the appraiser which appraised the Galleria at Tyler Galleria at Tyler Property or an appraiser of comparable experience selected by the borrower, (iii) with respect to the Galleria at Tyler Acquired Parcel, the borrower has delivered, among other things (a) unless the Galleria at Tyler Acquired Parcel is already covered by the environmental report delivered at origination, an environmental report indicating no hazardous substances except for nominal amounts (except as permitted under clause (d) below), (b) security documents creating a mortgage lien on the Galleria at Tyler Acquired Parcel, and title insurance, (c) if the Galleria at Tyler Acquired Parcel is improved, subject to certain exceptions, a property condition report indicating that the Galleria at Tyler Acquired Parcel is in good condition, and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Galleria at Tyler Acquired Parcel, and the cost of such repairs or remediation is likely to exceed 10% of the original principal balance of the Galleria at Tyler Whole Loan, cash or an indemnity from the guarantor, certain of its affiliates, or an entity otherwise meeting ratings or financial tests set forth in the Galleria at Tyler Whole Loan documents, in an amount equal to 125% of any estimated repairs or remediation costs, as applicable, (e) the loan-to-value ratio (after giving effect to such substitution) is equal to or less than 125% (in compliance with REMIC guidelines), provided that the borrower may prepay the Galleria at Tyler Whole Loan in order to meet such condition, with payment of a yield maintenance premium calculated based upon the amount prepaid, unless the borrower receives an opinion of counsel that the issuing entity will not fail to maintain its status as a REMIC trust as a result of the substitution and (f) the lender has received a rating agency confirmation from the applicable rating agencies, unless the applicable rating agency declines or fails to respond to the request for such confirmation.

Ground Lease. None.

A-3-93

Self Storage – Self Storage 18975 Marbach Lane San Antonio, TX 78266	Collateral Asset Summary – Loan No. 11 Forward Storage San Antonio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,925,000 59.7% 1.27x 9.7%

Mortgage Loan Information		Properties Information
Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance	Properties Type – Subtype:	Self Storage – Self Storage
Borrower Sponsor(s):	Praveen Reddy and Sumeet Patel	Collateral:	Fee
Borrower(s):	Evans Marbach 2 LLC	Location:	San Antonio, TX
Original Balance:	$30,925,000	Year Built / Renovated(1):	Various / NAP
Cut-off Date Balance:	$30,925,000	Property Management:	Forward Storage LLC
% by Initial UPB:	3.5%	Size:	401,018 SF
Interest Rate:	7.42000%	Appraised Value / Per SF:	$51,800,000 / $129
Note Date:	December 13, 2023	Appraisal Date:	October 12, 2023
Original Term:	60 months	Occupancy:	92.4% (as of November 1, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	92.0%
Original Amortization:	NAP	Underwritten NOI(2):	$3,005,232
Interest Only Period:	60 months	Underwritten NCF:	$2,965,130
First Payment Date:	February 6, 2024
Maturity Date:	January 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI(2):	$2,423,289 (TTM 11/30/2023)
Additional Debt Balance:	NAP	2022 NOI(3):	NAV
Call Protection:	L(24),D(29),O(7)	2021 NOI(3):	NAV
Lockbox / Cash Management:	Springing / Springing	2020 NOI(3):	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$77
Taxes:	$17,075	$17,075	NAP	Maturity Date Loan / SF:	$77
Insurance:	$47,138	$5,892	NAP	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$3,666	$200,000	Maturity Date LTV:	59.7%
TI / LC:	$0	$0	NAP	UW NOI DY:	9.7%
				UW NCF DSCR:	1.27x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,925,000	100.0%	Loan Payoff	$15,879,492	51.3%
			Return of Equity	13,852,210	44.8
			Closing Costs(4)	1,129,085	3.7
			Upfront Reserves	64,213	0.2
Total Sources	$30,925,000	100.0%	Total Uses	$30,925,000	100.0%
(1)	The Forward Storage San Antonio property was built in phases in the years 1974, 1989, 1992, 1994-1995, 1997-1999, 2004, 2009, 2011, 2015 and 2021.
(2)	The increase from the Most Recent NOI to Underwritten NOI is primarily driven by the borrower sponsors increasing monthly rents on storage units while also increasing occupancy at the Forward Storage San Antonio property.
(3)	2020 NOI, 2021 NOI and 2022 NOI are not available because the Forward Storage San Antonio property was recently acquired in June 2022.
(4)	Closing Costs includes a rate buydown of $309,250.
A-3-94

Self Storage – Self Storage 18975 Marbach Lane San Antonio, TX 78266	Collateral Asset Summary – Loan No. 11 Forward Storage San Antonio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,925,000 59.7% 1.27x 9.7%

The following table presents certain information relating to the unit mix at the Forward Storage San Antonio property:

Unit Mix(1)
Unit Type	Net Rentable Area (Sq. Ft.)	% of NRA (Sq. Ft.)	# of Units	Occupancy(2)	% of UW Rent by Unit Type	UW Rent per Unit
<500 SF	57,968	14.5%	164	90.2%	12.9%	$3,426
>500 SF	343,050	85.5	190	89.5%	84.8	$19,539
Parking	0	0.0	102	70.6%	2.3	$1,245
Total / Wtd Avg.	401,018	100.0%	456	85.5%	100.0%	$10,047
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Occupancy calculated based on # of Units.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Forward Storage San Antonio property:

Cash Flow Analysis(1)(2)
	T-12 11/30/2023	U/W		UW Per SF
In-Place Storage Rent	$3,348,303	$3,918,456		$9.77
Potential Income from Vacant Units	0	339,912		$0.85
Net Rental Income	$3,348,303	$4,258,368		$10.62
Vacancy & Credit Loss	0	(339,912)		($0.85)
Effective Gross Income	$3,348,303	$3,918,456		$9.77

Real Estate Taxes	221,939	196,114		$0.49
Insurance	65,585	67,340		$0.17
Management Fee	100,313	117,554		$0.29
Other Operating Expenses(3)	537,176	532,217		$1.33
Total Expenses	$925,014	$913,225		$2.28

Net Operating Income(4)	$2,423,289	$3,005,232		$7.49
Replacement Reserves	0	40,102		$0.10
Net Cash Flow	$2,423,289	$2,965,130		$7.39

Occupancy	86.4%	92.0%	(5)
NCF DSCR	1.04x	1.27x
NOI Debt Yield	7.8%	9.7%
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Historical financial information is not available because the Forward Storage San Antonio property was recently acquired by the borrower sponsors in June 2022.
(3)	Other Operating Expenses consist of personnel, advertising, general and administrative, utilities and repairs and maintenance.
(4)	The increase from the T-12 11/30/2023 Net Operating Income to Underwritten Net Operating Income is primarily driven by the borrower sponsors increasing monthly rents on storage units while also increasing occupancy at the Forward Storage San Antonio property.
(5)	U/W occupancy is based on the economic occupancy.
A-3-95

Multifamily-Garden Various Various, MI	Collateral Asset Summary – Loan No. 12 Millennia Michigan Multi Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 68.0% 1.29x 9.3%

Mortgage Loan Information
Loan Seller(s):	CREFI
Loan Purpose:	Refinance
Borrower Sponsor(s):	Frank T. Sinito
Borrower(s):	Portage MI Investment Holdings, LLC and Mt. Pleasant/Canterbury, LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	3.4%
Interest Rate:	6.75000%
Note Date:	December 15, 2023
Original Term:	60 months
Amortization:	Interest Only
Original Amortization:	NAP
Interest Only Period:	60 months
First Payment Date:	February 6, 2024
Maturity Date:	January 6, 2029
Additional Debt Type:	NAP
Additional Debt Balance:	NAP
Call Protection:	L(24),D(29),O(7)
Lockbox / Cash Management:	Soft / Springing

Property Information
Single Asset / Portfolio:	Portfolio
Property Type – Subtype:	Multifamily – Garden
Collateral:	Fee
Location(2):	Various, MI
Year Built / Renovated(2):	Various / Various
Property Management:	Millennia Housing Management, Ltd.
Size:	559 Units
Appraised Value / Per Unit(3):	$44,150,000 / $78,980
Appraisal Date(3):	October 26, 2023
Occupancy:	93.2% (as of November 1, 2023)
UW Economic Occupancy:	92.4%
Underwritten NOI(4):	$2,804,924
Underwritten NCF:	$2,654,990

Historical NOI
Most Recent NOI(4):	$2,517,065 (TTM September 30, 2023)
2022 NOI:	$2,169,910
2021 NOI:	$1,826,579
2020 NOI:	$2,172,619

Financial Information
Cut-off Date Loan Per Unit:	$53,667
Maturity Date Loan Per Unit:	$53,667
Cut-off Date LTV(3):	68.0%
Maturity Date LTV(3):	68.0%
UW NOI DY:	9.3%
UW NCF DSCR:	1.29x

Reserves
	Initial	Monthly	Cap
Taxes:	$117,500	$29,375	NAP
Insurance:	$208,097	Springing	NAP
Replacement Reserve:	$0	$12,495	NAP
Deferred Maintenance:	$1,246,438	$0	NAP
Other(1):	$1,900,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$30,000,000	100.0%	Loan Payoff	$22,615,151	75.4%
			Upfront Reserves	3,472,034	11.6
			Closing Costs(5)	2,221,354	7.4
			Return of Equity	1,691,461	5.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	Other Reserves consists of a $1,900,000 reserve dedicated to walkway repairs at the Davis Creek Apartments property.
(2)	See ”Portfolio Summary” chart below.
(3)	The Appraised Value of $44,150,000 represents the aggregate of the “Hypothetical As Complete" appraised value of $30,850,000 as of October 26, 2023 for the Davis Creek Apartments property, which assumes the completion of certain improvements at the Davis Creek Apartments property and the “as is” appraised value of $13,300,000 as of October 26, 2023 for the Canterbury East Apartments property. In connection with such improvements to the Davis Creek Apartments property, the borrowers deposited $1,900,000 into an upfront reserve. The “as is” appraised value as of October 26, 2023 for the Davis Creek Apartments property is $30,000,000. Based on the Millennia Michigan Multi Portfolio properties aggregate “as-is” value of $43,300,000, the Cut-off Date LTV and Maturity Date LTV for the Millennia Michigan Multi Portfolio mortgage loan are 69.3%.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the potential income from vacant space.
(5)	Closing Costs includes a rate buydown fee of $1,200,000.

A-3-96

Multifamily-Garden Various Various, MI	Collateral Asset Summary – Loan No. 12 Millennia Michigan Multi Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 68.0% 1.29x 9.3%

The following table presents certain information relating to the Millennia Michigan Multi Portfolio properties:

Portfolio Summary
Property Name	City, State	Year Built / Renovated	Units(1)	Occupancy(1)	Allocated Cut-off Date Balance	% of Cut-off Date Balance	Appraised Value(2)(3)	U/W NOI(1)	% of U/W NOI
Davis Creek Apartments	Portage, MI	1968 / 2013	407	92.9%	$23,000,000	76.7%	$30,850,000	$2,185,046	77.9%
Canterbury East Apartments	Mount Pleasant, MI	1979 / 2003	152	94.1%	7,000,000	23.3%	13,300,000	$619,878	22.1%
Total / Wtd. Avg.			559	93.2%	$30,000,000	100.0%	$44,150,000	$2,804,924	100.0%
(1)	Based on the underwritten rent rolls dated November 1, 2023.
(2)	Source: Appraisals.
(3)	The Appraised Value of $44,150,000 represents the aggregate of the “Hypothetical As Complete" appraised value of $30,850,000 as of October 26, 2023 for the Davis Creek Apartments mortgaged property, which assumes the completion of certain improvements at the mortgaged property and the “as is” appraised value of $13,300,000 as of October 26, 2023 for the Canterbury East Apartments mortgaged property. In connection with such improvements to the Davis Creek Apartments mortgaged property, the borrowers deposited $1,900,000 into an upfront reserve. The “as is” appraised value as of October 26, 2023 for the Davis Creek Apartments mortgaged property is $30,000,000. Based on the Millennia Michigan Multi Portfolio mortgaged properties aggregate “as is” value of $43,300,000, the Cut-off Date LTV and Maturity Date LTV for the Millennia Michigan Multi Portfolio mortgage loan are 69.3%.

The following table presents certain information relating to the unit mix at the Davis Creek Apartments property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
Studio	32	7.9%	96.9%	399	$670	$695
1BD	276	67.8%	95.7%	506	$792	$828
2BD	62	15.2%	83.9%	646	$1,030	$1,068
2BD+	36	8.8%	83.3%	731	$1,096	$1,138
Office	1	0.2%	100.0%	0	$0	NAV
Total / Wtd. Avg.	407	100.0%	92.9%	539(3)	$840(3)	$882(3)
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Source: Appraisal.
(3)	Excludes the one office unit.

The following table presents certain information relating to the unit mix at the Canterbury East Apartments mortgaged property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	61	40.1%	95.1%	766	$853	$850
1BR/1BA Deluxe	16	10.5%	100.0%	766	$909	$900
1BR/1BA Heat	5	3.3%	100.0%	766	$886	$875
2BR/2BA	30	19.7%	93.3%	942	$910	$950
2BR/2BA Deluxe	24	15.8%	91.7%	942	$928	$1,020
2BR/2BA Fireplace	16	10.5%	87.5%	942	$957	$1,025
Total / Wtd. Avg.	152	100.0%	94.1%	847	$893	$921
(1)	Based on the underwritten rent roll dated November 1, 2023.
(2)	Source: Appraisal.
A-3-97

Multifamily-Garden Various Various, MI	Collateral Asset Summary – Loan No. 12 Millennia Michigan Multi Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 68.0% 1.29x 9.3%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Millennia Michigan Multi Portfolio mortgaged properties:

Cash Flow Analysis(1)
	2020	2021	2022	T-12 9/30/2023	U/W	U/W Per Unit
Residential Rents in Place	$4,619,889	$4,836,842	$5,160,053	$5,433,402	$5,301,132	$9,483.24
Potential Income from Vacant Units	0	0	0	0	438,600	$784.62
Gross Potential Rent	$4,619,889	$4,836,842	$5,160,053	$5,433,402	$5,739,732	$10,267.86
Other Income(2)	393,732	436,268	460,283	417,420	417,420	$746.73
Net Rental Income	5,013,621	5,273,110	5,620,336	5,850,823	6,157,152	$11,014.58
Vacancy	(237,138)	(340,059)	(275,016)	(425,519)	(438,600)	($784.62)
Effective Gross Income	$4,776,483	$4,933,051	$5,345,320	$5,425,303	$5,718,552	$10,229.97

Real Estate Taxes	304,992	349,112	346,305	314,460	339,016	$606.47
Insurance	276,140	287,301	288,169	310,183	339,750	$607.78
Management Fee	187,609	281,679	302,996	220,290	171,557	$306.90
Other Expenses(3)	1,835,123	2,188,380	2,237,940	2,063,305	2,063,305	$3,691.06
Total Expenses	$2,603,864	$3,106,472	$3,175,410	$2,908,239	$2,913,628	$5,212.21
Net Operating Income(4)	$2,172,619	$1,826,579	$2,169,910	$2,517,065	$2,804,924	$5,017.75
Replacement Reserves	$0	$0	$0	$0	$149,934	$268.22
Net Cash Flow	$2,172,619	$1,826,579	$2,169,910	$2,517,065	$2,654,990	$4,749.54

Occupancy	96.3%	95.3%	97.2%	93.2%(5)	92.4%(6)
NCF DSCR	1.06x	0.89x	1.06x	1.23x	1.29x
NOI Debt Yield	7.2%	6.1%	7.2%	8.4%	9.3%
(1)	Based on the underwritten rent roll dated as of November 1, 2023.
(2)	Other Income is inclusive of garage and parking fees, month-to-month fees, application fees, laundry income and other miscellaneous income.
(3)	Other Expenses include payroll and benefits, repairs and maintenance, utilities, advertising and marketing and general and administrative.
(4)	The increase from Most Recent NOI to Underwritten NOI is primarily attributable to the potential income from vacant space.
(5)	Based on the current occupancy as of November 1, 2023.
(6)	Underwritten Occupancy is based on the economic occupancy.

A-3-98

Industrial - Warehouse/Manufacturing Various Various, Various	Collateral Asset Summary – Loan No. 13 MW Industries Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,616,950 48.7% 2.16x 13.4%
Mortgage Loan Information		Property Information
Loan Seller(s):	GSMC	Single Asset / Portfolio:	Portfolio
Loan Purpose:	Recapitalization	Property Type - Subtype:	Industrial - Warehouse/Manufacturing
Borrower Sponsor(s):	New Mountain Net Lease Partners II Corporation	Collateral:	Fee
Borrower(s):	NM MW, L.P.	Location(2):	Various
Original Balance:	$29,616,950	Year Built / Renovated(2):	Various / Various
Cut-off Date Balance:	$29,616,950	Property Management:	Self-Managed
% by Initial UPB:	3.3%	Size:	633,957 SF
Interest Rate:	5.69000%	Appraised Value / Per SF:	$60,870,000 / $96
Note Date:	January 10, 2024	Appraisal Date:	Various
Original Term(1):	61 months	Occupancy:	100.0% (as of December 6, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	95.0%
Original Amortization:	NAP	Underwritten NOI:	$3,981,117
Interest Only Period(1):	61 months	Underwritten NCF:	$3,695,836
First Payment Date(1):	February 6, 2024
Maturity Date:	February 6, 2029	Historical NOI(3)
Additional Debt Type:	NAP	Most Recent NOI:	NAV
Additional Debt Balance:	NAP	2022 NOI:	NAV
Call Protection:	L(24),DorYM1(32),O(5)	2021 NOI:	NAV
Lockbox / Cash Management:	Hard / Springing	2020 NOI:	NAV

Reserves(5)				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / SF:	$47
Taxes:	$0	Springing	NAP	Maturity Date Loan / SF:	$47
Insurance:	$0	Springing	NAP	Cut-off Date LTV:	48.7%
Replacement Reserves:	$0	Springing	$145,810	Maturity Date LTV:	48.7%
TI / LC:	$0	Springing	$950,936	UW NOI DY:	13.4%
Other:	$0	$0	NAP	UW NCF DSCR:	2.16x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$29,616,950	100.0%	Principal Equity Distribution	$27,717,126	93.6%
			Closing Costs(4)	1,899,824	6.4
Total Sources	$29,616,950	100.0%	Total Uses	$29,616,950	100.0%
(1)	The first payment date of the MW Industries Portfolio Mortgage Loan under the MW Industries Portfolio Mortgage Loan documents is March 6, 2024. On the Closing Date, GSMC will contribute an initial interest deposit amount to the issuing entity to cover one month’s interest that would have accrued with respect to the MW Industries Portfolio mortgage loan at the related net mortgage rate, and each of Original Term and Original Interest Only Period reflects the foregoing.
(2)	See the “Portfolio Summary” chart below.
(3)	Historical financial information is not available due to the acquisition of the MW Industrial Portfolio properties in a sale-leaseback transaction in August 2023.
(4)	Closing Costs include an interest rate buydown of $1,480,847.50.

A-3-99

Industrial - Warehouse/Manufacturing Various Various, Various	Collateral Asset Summary – Loan No. 13 MW Industries Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,616,950 48.7% 2.16x 13.4%

The following table presents certain information relating to the MW Industries Portfolio properties:

Portfolio Summary(1)
Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Occupancy %(2)	Allocated Mortgage Loan Amount	% of Allocated Mortgage Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF(2)
3850 East Miraloma Avenue	Anaheim, California	1973 / NAP	35,910	100.00%	$6,006,000	20.30%	$14,700,000	791,168	21.40%
260 Industrial Drive	Pontotoc, Mississippi	1989 / 2014	191,311	100.00%	$5,633,558	19.00%	$10,500,000	671,174	18.20%
770 Sunpark Drive	Fenton, Missouri	1997 / NAP	132,848	100.00%	$5,358,203	18.10%	$10,260,000	660,469	17.90%
2375 Highway 101	Greer, South Carolina	1997 / NAP	128,888	100.00%	$4,253,304	14.40%	$8,600,000	513,730	13.90%
7-10 Audrey Place	Fairfield, New Jersey	1972 / 2023	32,000	100.00%	$3,285,333	11.10%	$7,500,000	427,215	11.60%
N915 Craftsman Drive	Greenville, Wisconsin	1994, 1997, 2010, 2017 / NAP	78,000	100.00%	$3,091,386	10.40%	$5,650,000	380,445	10.30%
7400 Pinemont Drive	Houston, Texas	1977 / 1994	35,000	100.00%	$1,989,166	6.70%	$3,660,000	251,634	6.80%
Total / Wtd. Avg.			633,957	100.0%	$29,616,950	100.0%	$60,870,000	$3,695,836	100.0%
(1)	Source: Appraisals, unless otherwise indicated.
(2)	Based on the underwritten rent rolls dated December 6, 2023, with rent steps through January 31, 2025.

The following table presents certain information relating to the sole tenant at the MW Industries Portfolio properties:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
MW Industries	NR/NR/NR	633,957	100.0%	$4,119,449	$6.50	100.0%	8/31/2043	N	2 x 10 Yr(2)
Total Occupied		633,957	100.0%	$4,119,449	$6.50	100.0%
Vacant		0	0.0
Total		633,957	100.0%
(1)	Based on the underwritten rent rolls dated December 6, 2023 with rent steps through January 31, 2025.
(2)	The tenant at the 3850 East Miraloma Avenue property will only be entitled to exercise one extension option for a period of 10 years and a second extension option for a period of four years and 11 months, such that the maximum term of the applicable lease will be 34 years and 11 months.

A-3-100

Industrial - Warehouse/Manufacturing Various Various, Various	Collateral Asset Summary – Loan No. 13 MW Industries Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$29,616,950 48.7% 2.16x 13.4%

The following table presents certain information relating to the lease rollover schedule at the MW Industries Portfolio properties, based on the initial lease expiration dates:

Lease Rollover Schedule(1)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA(3)	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032	0	0.0	0.0%	0	0.0	$0.00	0
2033	0	0.0	0.0%	0	0.0	$0.00	0
2034	0	0.0	0.0%	0	0.0	$0.00	0
2035 & Thereafter	633,957	100.0	100.0%	4,119,449	100.0	$6.50	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	633,957	100.0%		$4,119,449	100.0%	$6.50	1
(1)	Based on the underwritten rent rolls dated December 6, 2023 with rent steps through January 31, 2025.

The following table presents certain information relating to the Underwritten Net Cash Flow at the MW Industries Portfolio properties:

Cash Flow Analysis(1)
	U/W	U/W Per SF
Base Rent(2)	$4,119,449	$6.50
Contractual Rent Steps	123,583	0.19
Gross Potential Rent	$4,243,032	$6.69
Recoveries	995,279	1.57
Net Rental Income	$5,238,312	$8.26
Vacancy	(261,916)	(0.41)
Effective Gross Income	$4,976,396	$7.85
Management Fee	149,292	0.24
Other Expenses(3)	845,987	1.33
Total Expenses	995,279	1.57
Net Operating Income	$3,981,117	$6.28
TI / LC	190,187	0.30
Replacement Reserves	95,094	0.15
Net Cash Flow	$3,695,836	$5.83

Occupancy	95.0%
NCF DSCR	2.16x
NOI Debt Yield	13.4%
(1)	Historical financial information is not available due to the acquisition of the MW Industrial Portfolio properties in a sale-leaseback transaction in August 2023.
(2)	Underwritten Base Rent is based on the contractual base rent as of August 24, 2023.
(3)	Other Expenses is based on a 20% expense load, including the management fee.
A-3-101

Multifamily - Mid Rise 311 Pine Street Jersey City, NJ 07304	Collateral Asset Summary – Loan No. 14 311 Pine Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 63.9% 1.20x 8.1%

Mortgage Loan Information
Loan Seller(s):	BMO
Loan Purpose:	Refinance
Borrower Sponsor(s):	Mark Rigerman and Shimon Jacobowitz
Borrower(s):	309 Pine Plaza LLC, 408 Whiton Plaza LLC and Pine Whiton Holdings LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	2.8%
Interest Rate:	6.63000%
Note Date:	November 21, 2023
Original Term:	60 months
Amortization:	Interest Only
Original Amortization:	NAP
Interest Only Period:	60 months
First Payment Date:	January 6, 2024
Maturity Date:	December 6, 2028
Additional Debt Type:	NAP
Additional Debt Balance:	NAP
Call Protection:	L(25),D(31),O(4)
Lockbox / Cash Management:	Springing / Springing

Property Information
Single Asset / Portfolio:	Single Asset
Property Type / Subtype:	Multifamily – Mid Rise
Collateral:	Fee
Location:	Jersey City, NJ
Year Built / Renovated:	2023 / NAP
Property Management:	Self-Managed
Size:	56 Units
Appraised Value / Per Unit:	$39,100,000 / $698,214
Appraisal Date:	July 11, 2023
Occupancy:	85.7% (as of November 17, 2023)
UW Economic Occupancy(2):	95.5%
Underwritten NOI(2):	$2,029,805
Underwritten NCF(2):	$2,024,205

Historical NOI(3)
Most Recent NOI:	NAV
2022 NOI:	NAV
2021 NOI:	NAV
2020 NOI:	NAV

Financial Information
Cut-off Date Loan Per Unit:	$446,429
Maturity Date Loan Per Unit:	$446,429
Cut-off Date LTV:	63.9%
Maturity Date LTV:	63.9%
UW NOI DY(2):	8.1%
UW NCF DSCR(2):	1.20x

Reserves
	Initial	Monthly	Cap
Taxes:	$0	$25,270	NAP
Insurance:	$30,659	$5,110	NAP
Replacement Reserve:	$33,600	Springing	$33,600
TI/LC:	$0	$0	NAP
Other(1)(2):	$450,000	$0	NAP

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$25,000,000	100.0%	Loan Payoff	$15,143,925	60.6%
			Return of Equity	7,478,993	29.9%
			Closing Costs(4)	1,862,823	7.5%
			Upfront Reserves	514,259	2.1%
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	Other Reserves consists of a $450,000 rent reserve. On the payment date occurring in December of each year, the borrower is required to deposit $450,000 into the rent reserve until the associated release conditions (as described in the loan agreement) are satisfied.
(2)	The UW Economic Occupancy, Underwritten NOI and Underwritten NCF were calculated based on an “as-stabilized” basis of an appraisal concluded 4.5% vacancy. The in-place economic vacancy rate as of November 17, 2023 is 14.9%. The lender required the borrower sponsor to reserve $450,000 at closing for the rent reserve associated with the vacant units. The UW NCF DSCR calculated based on the in-place economic vacancy rate without taking into account the reserve is 1.05x. The UW NOI DY calculated based on the actual vacancy rate without taking into account the reserve is 7.1%.
(3)	Historical financial information is not available as the construction of the 311 Pine Street property was completed in January 2023.
(4)	Closing Costs include a rate buydown fee of $1,087,500.

The following table presents certain information relating to the unit mix at the 311 Pine Street property:

Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Monthly Rent Per Unit	Average Monthly Market Rent Per Unit(2)
1BR/1BA	1	1.8%	100.0%	894	$2,900	$2,900
2BR/2BA	47	83.9%	87.2%	1,035	$3,687	$3,800
2BR/2BA – Penthouse	8	14.3%	75.0%	1,412	$4,650	$4,500
Total	56	100.0%	85.7%	1,086	$3,791	$3,884
(1)	Based on the underwritten rent roll dated November 17, 2023.
(2)	Source: Appraisal.
A-3-102

Multifamily - Mid Rise 311 Pine Street Jersey City, NJ 07304	Collateral Asset Summary – Loan No. 14 311 Pine Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 63.9% 1.20x 8.1%

The following table presents certain information relating to historical occupancy for the 311 Pine Street property:

Historical Occupancy(1)
2021	2022	As of 11/17/2023(2)
NAV	NAV	85.7%
(1)	Historical financial information is not available as construction of the 311 Pine Street property was completed in January 2023.
(2)	Based on the underwritten rent roll dated November 17, 2023.

The following table presents sales comparison information relating to the 311 Pine Street property:

Sales Comparables(1)
Property Name	City, State	Year Built	# of Units	# of Beds	Avg. Unit Size	Transaction Date	Price	Price Per Unit
215 East Second Street	Bound Brook, NJ	2020	34	NAP	NAV	3/6/2023	$10,837,500	$318,750
1255 Magie Avenue	Union, NJ	2021	153	NAP	NAV	10/4/2022	$63,100,000	$412,418
65 Maple Street	Jersey City, NJ	2019	72	NAP	NAV	7/13/2022	$31,900,000	$443,056
15 West Johnson Avenue	Bergenfield, NJ	2020	62	NAP	NAV	4/21/2022	$22,500,000	$362,903
Average			80	NAP	NAV		$32,084,375	$384,282
311 Pine Street	Jersey City, NJ	2023	56(2)	NAP	1,086(2)		$25,000,000	$446,429
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated November 17, 2023.

The following table presents certain information relating to the Underwritten Net Cash Flow at the 311 Pine Street property:

Underwritten Cash Flow Analysis(1)
	U/W	U/W Per Unit(5)
Gross Potential Rent(2)(4)	$2,565,420	$45,811
Vacancy(3)(4)	(115,444)	(2,061)
Other Income(3)	79,920	1,427
Effective Gross Income	$2,529,896	$45,177
Total Expenses(3)(4)	500,091	8,930
Net Operating Income(4)	$2,029,805	$36,247
Replacement Reserves	5,600	100
Net Cash Flow(4)	$2,024,205	$36,147

Occupancy(4)	95.5%
NCF DSCR(4)	1.20x
NOI Debt Yield(4)	8.1%
(1)	Historical financial information is not available as construction of the 311 Pine Street property was completed in January 2023.
(2)	Based on the underwritten rent roll dated as of November 17, 2023.
(3)	Vacancy and Other Income are underwritten based on the appraisal. Total Expenses are underwritten based on the appraisal and actual real estate tax bills and actual annual insurance premiums.
(4)	Represents underwritten economic occupancy, based on an “as-stabilized” basis of an appraisal concluded 4.5% vacancy. The in-place economic vacancy rate as of November 17, 2023 is 14.9%. The lender required the borrower sponsor to reserve $450,000 at closing for the rent reserve associated with the vacant units. The NCF DSCR and NOI Debt Yield calculated based on the in-place economic vacancy rate without taking into account the reserve are 1.05x and 7.1%, respectively.
(5)	U/W Per Unit is based on 56 units.
A-3-103

Retail - Anchored 1441, 1445, 1447, 1449, 1451, 1453, 1455, 1457, 1459, 1461, 1463, 1465 and 1469 University Drive Burlington, NC 27215	Collateral Asset Summary – Loan No. 15 University Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,750,000 52.5% 1.45x 12.7%
Mortgage Loan Information		Property Information
Loan Seller(s):	GSMC	Single Asset / Portfolio:	Single Asset
Loan Purpose:	Recapitalization	Property Type - Subtype:	Retail – Anchored
Borrower Sponsor(s):	Columbus Realty Investments, Ltd.	Collateral:	Fee
Borrower(s):	PGS Burlington LLC and Tower Burlington LLC	Location:	Burlington, NC
Original Balance:	$21,750,000	Year Built / Renovated:	2005 / NAP
Cut-off Date Balance:	$21,750,000	Property Management:	Summit Realty Group Ltd.
% by Initial UPB:	2.5%	Size:	227,736 SF
Interest Rate:	7.95000%	Appraised Value / Per SF:	$41,400,000 / $182
Note Date:	December 15, 2023	Appraisal Date:	December 12, 2023
Original Term:	60 months	Occupancy:	94.9% (as of December 7, 2023)
Amortization:	Interest Only	UW Economic Occupancy:	84.3%
Original Amortization:	NAP	Underwritten NOI:	$2,763,187
Interest Only Period:	60 months	Underwritten NCF:	$2,535,143
First Payment Date:	February 6, 2024
Maturity Date:	January 6, 2029	Historical NOI
Additional Debt Type:	NAP	Most Recent NOI:	$3,042,332 (TTM September 30, 2023)
Additional Debt Balance:	NAP	2022 NOI:	$3,096,644
Call Protection:	L(24),D(29),O(7)	2021 NOI:	$3,072,404
Lockbox / Cash Management:	Springing / Springing	2020 NOI:	NAV

Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan Per SF:	$96
Taxes:	$0	Springing	NAP	Maturity Date Loan Per SF:	$96
Insurance:	$0	Springing	NAP	Cut-off Date LTV	52.5%
Replacement Reserves:	$0	$2,847	$102,481	Maturity Date LTV:	52.5%
TI/LC:	$500,000	Springing	$500,000	UW NOI DY:	12.7%
Other(1):	$3,447,416	Springing	NAP	UW NCF DSCR:	1.45x

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$21,750,000	100.0%	Principal Equity Distribution	$17,328,151	79.7%
			Upfront Reserves	3,947,416	18.1
			Closing Costs	474,434	2.2
Total Sources	$21,750,000	100.0%	Total Uses	$21,750,000	100.0%
(1)	Other Reserves consist of an earnout reserve ($3,114,631), an unfunded obligations reserve ($332,785) and a springing critical tenant reserve. The earnout reserve funds may be disbursed to the borrowers in the event that (i) HomeGoods has taken occupancy of its space, opened for business, is paying full rent, and has provided a clean estoppel or (ii) in the event that the HomeGoods lease is terminated, the debt yield is greater than or equal to 13.4% and the DSCR is greater than or equal to 1.35x. If the borrowers are not entitled to the disbursement of the earnout funds as of December 15, 2025 the (“Stabilization Date”), the lender may, in its sole discretion, apply all funds remaining in the earnout reserve as of the Stabilization Date to prepay a portion of the outstanding principal balance of the University Commons mortgage loan subject to the applicable yield maintenance premium. The University Commons mortgage loan Cut-off Date LTV, Maturity Date LTV and UW NOI DY net of the earnout reserve are 45.0%, 45.0% and 14.8%, respectively.
A-3-104

Retail - Anchored 1441, 1445, 1447, 1449, 1451, 1453, 1455, 1457, 1459, 1461, 1463, 1465 and 1469 University Drive Burlington, NC 27215	Collateral Asset Summary – Loan No. 15 University Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,750,000 52.5% 1.45x 12.7%

The following table presents certain information relating to the major tenants at the University Commons property:

Tenant Summary(1)
Tenant	Credit Rating (Moody’s/ S&P/Fitch)(2)	Net Rentable Area (SF)	% of Net Rentable Area	U/W Base Rent	U/W Base Rent Per SF	% of Total U/W Base Rent	Lease Expiration	Termination Option (Y/N)	Renewal Options
Best Buy	A3/BBB+/NR	30,046	13.2%	$427,500	$14.23	12.5%	3/31/2026	N	1 x 5 Yr
Ross Dress for Less	A2/BBB+/NR	30,056	13.2	323,102	$10.75	9.5	1/31/2026	N	3 x 5 Yr
PetSmart	B3/B+/NR	20,100	8.8	311,550	$15.50	9.1	10/31/2025	N	3 x 5 Yr
HomeGoods(3)	A2/A/NR	22,684	10.0	306,234	$13.50	9.0	5/31/2034	Y(4)	4 x 5 Yr
Michael's	Caa2/CCC+/NR	23,800	10.5	249,900	$10.50	7.3	2/28/2025	N	2 x 5 Yr
TJ Maxx	A2/A/NR	24,125	10.6	223,156	$9.25	6.5	11/30/2026	N	4 x 5 Yr
Rack Room Shoes	NR/NR/NR	6,000	2.6	129,000	$21.50	3.8	1/31/2026	Y	1 x 5 Yr
Men's Wearhouse	NR/NR/NR	6,026	2.6	126,546	$21.00	3.7	3/31/2034	Y	2 x 5 Yr
Mattress Warehouse	NR/NR/NR	4,000	1.8	124,760	$31.19	3.7	11/30/2026	N	None
Chili's	B1/BB-/NR	1	0.0	119,790	$119,790.00	3.5	8/31/2025	N	2 x 5 Yr
Largest Tenants		166,838	73.3%	$2,341,538	$14.03	68.6%
Remaining Occupied		49,222	21.6	1,069,773	$21.73	31.4
Total Occupied		216,060	94.9%	$3,411,311	$15.79	100.0%
Vacant		11,676	5.1
Total		227,736	100.0%
(1)	Based on the underwritten rent roll dated December 7, 2023, with contractual rent steps through January 31, 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	HomeGoods has not yet taken occupancy.
(4)	Provided HomeGoods has applied for permits on or before March 15, 2024, if by May 15, 2024, it has not obtained such permits to build the HomeGoods store building in accordance with its plans and specifications, despite its diligent efforts, HomeGoods may, prior to receipt of such permits, terminate its lease by giving the landlord notice on or before June 15, 2024. The University Commons mortgage loan was structured with an earnout reserve, as described in footnote (1) to the Reserves table above, in connection with the HomeGoods’ termination option.

The following table presents certain information relating to the lease rollover schedule at the University Commons property:

Lease Rollover Schedule(1)(2)
Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2024	4,100	1.8	1.8%	114,752	3.4	27.99	2
2025	47,808	21.0	22.8%	780,849	22.9	16.33	5
2026	101,436	44.5	67.3%	1,428,550	41.9	14.08	9
2027	26,262	11.5	78.9%	459,456	13.5	17.50	8
2028	4,000	1.8	80.6%	96,000	2.8	24.00	1
2029	0	0.0	80.6%	0	0.0	0.00	0
2030	1,450	0.6	81.3%	50,750	1.5	35.00	1
2031	0	0.0	81.3%	0	0.0	0.00	0
2032	2,294	1.0	82.3%	48,174	1.4	21.00	1
2033	0	0.0	82.3%	0	0.0	0.00	0
2034 & Thereafter	28,710	12.6	94.9%	432,780	12.7	15.07	2
Vacant	11,676	5.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	227,736	100.0%		$3,411,311	100.0%	$15.79	29
(1)	Based on the underwritten rent roll dated December 7, 2023, with contractual rent steps through January 31, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

A-3-105

Retail - Anchored 1441, 1445, 1447, 1449, 1451, 1453, 1455, 1457, 1459, 1461, 1463, 1465 and 1469 University Drive Burlington, NC 27215	Collateral Asset Summary – Loan No. 15 University Commons	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,750,000 52.5% 1.45x 12.7%

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the University Commons property:

Cash Flow Analysis(1)
	2021	2022	Sept 2023 TTM	U/W	U/W Per SF
Base Rent(1)	$3,301,120	$3,296,174	$3,189,460	$3,105,077	$13.63
Rent Steps	0	0	0	0	$0.00
Gross Potential Rent	$3,301,120	$3,296,174	$3,189,460	$3,105,077	$13.63
Total Reimbursements	666,083	743,566	808,430	687,268	$3.02
Vacant Income(2)	14,862	26,585	(12,462)	707,977	$3.11
Net Rental Income	$3,982,065	$4,066,325	$3,985,428	$4,500,323	$19.76
(Vacancy / Credit Loss)	0	0	0	(707,977)	$ (3.11)
Effective Gross Income	$3,982,065	$4,066,325	$3,985,428	$3,792,345	$16.65
Real Estate Taxes	366,380	363,466	273,284	280,980	$1.23
Insurance	49,171	45,726	45,298	45,155	$0.20
Management Fee	139,917	141,713	143,017	132,732	$0.58
Other Expenses	354,193	418,776	481,497	570,291	$2.50
Total Expenses	$909,661	$969,681	$943,096	$1,029,158	$4.52
Net Operating Income	$3,072,404	$3,096,644	$3,042,332	$2,763,187	$12.13
Capital Expenditures	0	0	0	34160	$0.15
TI/LC	0	0	0	193884	$0.85
Net Cash Flow	$3,072,404	$3,096,644	$3,042,332	$2,535,143	$11.13

Occupancy (%)	90.0%(3)	92.0%(3)	94.9%(4)	84.3%
NCF DSCR	1.75x	1.77x	1.74x	1.45x
NOI Debt Yield	14.1%	14.2%	14.0%	12.7%
(1)	Based on the underwritten rent roll dated December 7, 2023, with contractual rent steps through January 31, 2025.
(2)	Vacant Income includes market revenue from vacant units.
(3)	Source: Third party provider.
(4)	As of December 7, 2023.

A-3-106

ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

B-1

[THIS PAGE INTENTIONALLY LEFT BLANK]

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Contacts
Role	Party and Contact Information
Depositor	Deutsche Mortgage & Asset Receiving Corporation
	Helaine M. Kaplan	cmbs.requests@db.com
1 Columbus Circle | New York, NY 10019 | United States
Certificate Administrator	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Master Servicer	Midland Loan Services, a Division of PNC Bank, N.A.
	Executive Vice President - Division Head	NoticeAdmin@midlandls.com
10851 Mastin Street, Suite 700 | Overland Park, KS 66210 | United States
Special Servicer	Rialto Capital Advisors, LLC
	Liat Heller	liat.heller@rialtocapital.com
200 S. Biscayne Blvd., Suite 3550 | Miami, FL 33131 | United States
Operating Advisor & Asset Representations Reviewer	BellOak, LLC
	Attention: Reporting	Reporting@belloakadvisors.com
200 N. Pacific Coast Highway, Suite 1400 | El Segundo, CA 90245 | United States
Trustee	Computershare Trust Company, N.A.
	Corporate Trust Services (CMBS)	cctcmbsbondadmin@computershare.com; trustadministrationgroup@computershare.com
9062 Old Annapolis Road | Columbia, MD 21045 | United States
Directing Holder	RREF IV-D AIV RR, LLC, c/o Rialto Capital Management LLC

This report is compiled by Computershare Trust Company, N.A. from information provided by third parties. Computershare Trust Company, N.A. has not independently confirmed the accuracy of the information.
Please visit www.ctslink.com for additional information and if applicable, any special notices and any credit risk retention notices. In addition, certificate holders may register online for email notification when special notices are posted. For information or assistance please call 866-846-4526.

© 2021 Computershare. All rights reserved. Confidential.	Page 1 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate (2)	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance	Current Credit Support¹	Original Credit Support¹
Regular Certificates
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
A-M		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
G-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
J-RR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
VRR Interest		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00%	0.00%
Regular SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Notional Certificates
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Notional SubTotal			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Deal Distribution Total					0.00	0.00	0.00	0.00	0.00
*	Denotes the Controlling Class (if required)
(1)	Calculated by taking (A) the sum of the ending certificate balance of all classes in a series less (B) the sum of (i) the ending certificate balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).
(2)

Pass-Through Rates with respect to any Class of Certificates on next month's Payment Date is expected to be the same as the current respective Pass-Through Rate, subject to any modifications on the underlying loans, any change in certificate or pool balance, any change in the underlying index (if and as applicable), and any other matters provided in the governing documents.

© 2021 Computershare. All rights reserved. Confidential.	Page 2 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Interest Shortfalls / (Paybacks)	Cumulative Interest Shortfalls	Prepayment Penalties	Realized Losses	Total Distribution	Ending Balance
Regular Certificates
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-M		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
G-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
J-RR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
VRR Interest		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Notional Certificates
X-A		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
X-F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

© 2021 Computershare. All rights reserved. Confidential.	Page 3 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Certificate Interest Reconciliation Detail
Class	Accrual Period	Accrual Days	Prior Cumulative Interest Shortfalls	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Interest Shortfalls / (Paybacks)	Payback of Prior Realized Losses	Additional Interest Distribution Amount	Interest Distribution	Cumulative Interest Shortfalls
A-1	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-M	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
G-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
J-RR	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
VRR Interest	MM/DD/YY-MM/DD/YY	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 4 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Additional Information

Total Available Distribution Amount (1)	0.00
(1)	The Available Distribution Amount includes any Prepayment Premiums.

© 2021 Computershare. All rights reserved. Confidential.	Page 5 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Bond / Collateral Reconciliation - Cash Flows

Total Funds Collected

Interest
Interest Paid or Advanced	0.00
Interest Reductions due to Nonrecoverability Determination	0.00
Interest Adjustments	0.00
Deferred Interest	0.00
ARD Interest	0.00
Net Prepayment Interest Excess / (Shortfall)	0.00
Extension Interest	0.00
Interest Reserve Withdrawal	0.00
Total Interest Collected	0.00

Principal
Scheduled Principal	0.00
Unscheduled Principal Collections
Principal Prepayments	0.00
Collection of Principal after Maturity Date	0.00
Recoveries From Liquidations and Insurance Proceeds	0.00
Excess of Prior Principal Amounts Paid	0.00
Curtailments	0.00
Negative Amortization	0.00
Principal Adjustments	0.00

Total Principal Collected	0.00

Other
Prepayment Penalties / Yield Maintenance	0.00
Gain on Sale / Excess Liquidation Proceeds	0.00
Borrower Option Extension Fees	0.00
Total Other Collected	0.00

Total Funds Collected	0.00
Total Funds Distributed

Fees
Master Servicing Fee	0.00
Certificate Administrator Fee	0.00
Trustee Fee	0.00
CREFC® Intellectual Property Royalty License Fee	0.00
Operating Advisor Fee	0.00
Asset Representations Reviewer Fee	0.00

Total Fees	0.00

Expenses/Reimbursements
Reimbursement for Interest on Advances	0.00
ASER Amount	0.00
Special Servicing Fees (Monthly)	0.00
Special Servicing Fees (Liquidation)	0.00
Special Servicing Fees (Work Out)	0.00
Legal Fees	0.00
Rating Agency Expenses	0.00
Taxes Imposed on Trust Fund	0.00
Non-Recoverable Advances	0.00
Workout Delayed Reimbursement Amounts	0.00
Other Expenses	0.00
Total Expenses/Reimbursements	0.00

Interest Reserve Deposit	0.00

Payments to Certificateholders and Others
Interest Distribution	0.00
Principal Distribution	0.00
Prepayment Penalties / Yield Maintenance	0.00
Total Payments to Certificateholders and Others	0.00

Total Funds Distributed	0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 6 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Bond / Collateral Reconciliation - Balances

Collateral Reconciliation
		Total
Beginning Scheduled Collateral Balance	0.00	0.00
(-) Scheduled Principal Collections	0.00	0.00
(-) Unscheduled Principal Collections	0.00	0.00
(-) Principal Adjustments (Cash)	0.00	0.00
(-) Principal Adjustments (Non-Cash)	0.00	0.00
(-) Realized Losses from Collateral	0.00	0.00
(-) Other Adjustments²	0.00	0.00

Ending Scheduled Collateral Balance	0.00	0.00
Beginning Actual Collateral Balance	0.00	0.00
Ending Actual Collateral Balance	0.00	0.00

Certificate Reconciliation
Total
Beginning Certificate Balance	0.00
(-) Principal Distributions	0.00
(-) Realized Losses	0.00
Realized Loss and Realized Loss Adjustments on Collateral	0.00
Current Period NRA¹	0.00
Current Period WODRA¹	0.00
Principal Used to Pay Interest	0.00
Non-Cash Principal Adjustments	0.00
Certificate Other Adjustments**	0.00
Ending Certificate Balance	0.00

NRA/WODRA Reconciliation
	Non-Recoverable Advances (NRA) from Principal	Workout Delayed Reimbursement of Advances (WODRA) from Principal
Beginning Cumulative Advances	0.00	0.00
Current Period Advances	0.00	0.00
Ending Cumulative Advances	0.00	0.00

Under / Over Collateralization Reconciliation
Beginning UC / (OC)	0.00
UC / (OC) Change	0.00
Ending UC / (OC)	0.00
Net WAC Rate	0.00%
UC / (OC) Interest	0.00

(1)	Current Period NRA and WODRA displayed will represent the portion applied as Realized Losses to the bonds.
(2)	Other Adjustments value will represent miscellaneous items that may impact the Scheduled Balance of the collateral.
**	A negative value for Certificate Other Adjustments represents the payback of prior Principal Shortfalls, if any.

© 2021 Computershare. All rights reserved. Confidential.	Page 7 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Scheduled Balance
Scheduled Balance	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Debt Service Coverage Ratio¹
Debt Service Coverage Ratio	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 8 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Current Mortgage Loan and Property Stratification

Aggregate Pool

State³
State	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Property Type³
Property Type	# Of Properties	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

Note: Please refer to footnotes on the next page of the report.

© 2021 Computershare. All rights reserved. Confidential.	Page 9 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Note Rate
Note Rate	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Seasoning
Seasoning	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 10 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)
Anticipated Remaining Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Amortization Term (ARD and Balloon Loans)
Remaining Amortization Term	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 11 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Current Mortgage Loan and Property Stratification

Aggregate Pool

Age of Most Recent NOI
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals
Remaining Stated Term (Fully Amortizing Loans)
Age of Most Recent NOI	# Of Loans	Scheduled Balance	% Of Agg. Bal.	WAM²	WAC	Weighted Avg DSCR¹

Totals

(1)	Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most current DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The debt service coverage ratio information was provided to the Certificate Administrator by the Master Servicer and the Certificate Administrator has not independently confirmed the accuracy of such information.
(2)	Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the Maturity Date.
(3)	Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut Off Date Balance of each property as disclosed in the offering document. The Scheduled Balance Totals reflect the aggregate balances of all pooled loans as reported in the CREFC Loan Periodic Update File. To the extent that the Scheduled Balance Total figure for the "State" and "Property" stratification tables is not equal to the sum of the scheduled balance figures for each state or property, the difference is explained by loans that have been modified into a split loan structure. The "State" and "Property" stratification tables do not include the balance of the subordinate note (sometimes called the B-piece or a "hope note") of a loan that has been modified into a split-loan structure. Rather, the scheduled balance for each state or property only reflects the balance of the senior note (sometimes called the A-piece) of a loan that has been modified into a split-loan structure.

© 2021 Computershare. All rights reserved. Confidential.	Page 12 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Mortgage Loan Detail (Part 1)
Pros ID	Loan ID	Loan Group	Prop Type (1)	City	State	Interest Accrual Type	Gross Rate	Scheduled Interest	Scheduled Principal	Principal Adjustments	Anticipated Repay Date	Original Maturity Date	Adjusted Maturity Date	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Through Date

Totals
1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse	MF - Multi-Family
SS - Self Storage	LO - Lodging	RT - Retail	SF - Single Family Rental
98 - Other	IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

© 2021 Computershare. All rights reserved. Confidential.	Page 13 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Mortgage Loan Detail (Part 2)
Pros ID	Loan Group	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date	Appraisal Reduction Date	Appraisal Reduction Amount	Cumulative ASER	Current P&I Advances	Cumulative P&I Advances	Cumulative Servicer Advances	Current NRA/WODRA from Principal	Defease Status

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 14 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Principal Prepayment Detail
			Unscheduled Principal		Prepayment Premiums
Pros ID	Loan Number	Loan Group	Amount	Prepayment / Liquidation Code	Prepayment Premium Amount	Yield Maintenance Amount

Totals

Note: Principal Prepayment Amount listed here may include Principal Adjustment Amounts on the loan in addition to the Unscheduled Principal Amount.

© 2021 Computershare. All rights reserved. Confidential.	Page 15 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Historical Detail
	Delinquencies¹												Prepayments				Rate and Maturities
	30-59 Days		60-89 Days		90 Days or More		Foreclosure		REO		Modifications		Curtailments		Payoff		Next Weighted Avg.
Distribution Date	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Balance	#	Amount	#	Amount	Coupon	Remit	WAM¹

(1)	Foreclosure and REO Totals are included in the delinquencies aging categories.

© 2021 Computershare. All rights reserved. Confidential.	Page 16 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Delinquency Loan Detail
Pros ID	Loan ID	Paid Through Date	Months Delinquent	Mortgage Loan Status¹	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicer Advances	Actual Principal Balance	Servicing Transfer Date	Resolution Strategy Code²	Bankruptcy Date	Foreclosure Date	REO Date

Totals

1 Mortgage Loan Status
A - Payment Not Received But Still in Grace Period	0 - Current	4 - Performing Matured Balloon
B - Late Payment But Less Than 30 days Delinquent	1 - 30-59 Days Delinquent	5 - Non Performing Matured Balloon
	2 - 60-89 Days Delinquent	6 - 121+ Days Delinquent
3 - 90-120 Days Delinquent

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

Note: Outstanding P & I Advances include the current period advance.

© 2021 Computershare. All rights reserved. Confidential.	Page 17 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Collateral Stratification and Historical Detail

Maturity Dates and Loan Status¹
	Total	Performing	Non-Performing	REO/Foreclosure

Past Maturity	0	0	0	0
0 - 6 Months	0	0	0	0
7 - 12 Months	0	0	0	0
13 - 24 Months	0	0	0	0
25 - 36 Months	0	0	0	0
37 - 48 Months	0	0	0	0
49 - 60 Months	0	0	0	0
> 60 Months	0	0	0	0

Historical Delinquency Information
	Total	Current	30-59 Days	60-89 Days	90+ Days	REO/Foreclosure

Feb-24	0	0	0	0	0	0
Jan-24	0	0	0	0	0	0
Dec-23	0	0	0	0	0	0
Nov-23	0	0	0	0	0	0
Oct-23	0	0	0	0	0	0
Sep-23	0	0	0	0	0	0
Aug-23	0	0	0	0	0	0
Jul-23	0	0	0	0	0	0
Jun-23	0	0	0	0	0	0
May-23	0	0	0	0	0	0
Apr-23	0	0	0	0	0	0
Mar-23	0	0	0	0	0	0
(1)	Maturity dates used in this chart are based on the dates provided by the Master Servicer in the Loan Periodic File.

© 2021 Computershare. All rights reserved. Confidential.	Page 18 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Specially Serviced Loan Detail - Part 1
Pros ID	Loan ID	Ending Scheduled Balance	Actual Balance	Appraisal Value	Appraisal Date	Net Operating Income	DSCR	DSCR Date	Maturity Date	Remaining Amort Term

Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 19 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Specially Serviced Loan Detail - Part 2
Pros ID	Loan ID	Property Type¹	State	Servicing Transfer Date	Resolution Strategy Code²	Special Servicing Comments

1 Property Type Codes
HC - Health Care	MU - Mixed Use	WH - Warehouse
MF - Multi-Family	SS - Self Storage	LO - Lodging
RT - Retail	SF - Single Family Rental	98 - Other
IN - Industrial	OF - Office	MH - Mobile Home Park
SE - Securities	CH - Cooperative Housing	ZZ - Missing Information/Undefined

2 Resolution Strategy Code
1 - Modification	6 - DPO	10 - Deed in Lieu of Foreclosures
2 - Foreclosure	7 - REO	11- Full Payoff
3 - Bankruptcy	8 - Resolved	12 - Reps and Warranties
4 - Extension	9 - Pending Return to Master Servicer	13 - TBD
5 - Note Sale	98 - Other

© 2021 Computershare. All rights reserved. Confidential.	Page 20 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Modified Loan Detail

		Pre-Modification		Post-Modification				Modification	Modification
Pros ID	Loan Number	Balance	Rate	Balance	Rate	Modification Code¹	Modification Booking Date	Closing Date	Effective Date

Totals
1 Modification Codes
1 - Maturity Date Extension	5 - Temporary Rate Reduction	8 - Other
2 - Amortization Change	6 - Capitalization on Interest	9 - Combination
3 - Principal Write-Off	7 - Capitalization on Taxes	10 - Forbearance

Note: Please refer to Servicer Reports for modification comments.

© 2021 Computershare. All rights reserved. Confidential.	Page 21 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Historical Liquidated Loan Detail
Pros ID¹	Loan Number	Dist.Date	Loan Beginning Scheduled Balance	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Fees, Advances, and Expenses	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Loan	Current Period Adjustment to Loan	Cumulative Adjustment to Loan	Loss to Loan with Cumulative Adjustment	Percent of Original Loan Balance

Current Period Totals
Cumulative Totals

Note: Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

© 2021 Computershare. All rights reserved. Confidential.	Page 22 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Historical Bond / Collateral Loss Reconciliation Detail
Pros ID	Loan Number	Distribution Date	Certificate Interest Paid from Collateral Principal Collections	Reimb of Prior Realized Losses from Collateral Interest Collections	Aggregate Realized Loss to Loan	Loss Covered by Credit Support/Deal Structure	Loss Applied to Certificate Interest Payment	Loss Applied to Certificate Balance	Non-Cash Principal Adjustment	Realized Losses from NRA/WODRA	Total Loss Applied to Certificate Balance

Current Period Totals
Cumulative Totals

© 2021 Computershare. All rights reserved. Confidential.	Page 23 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Interest Shortfall Detail - Collateral Level

Pros ID	Interest Adjustments	Deferred Interest Collected	Special Servicing Fees			ASER	PPIS / (PPIE)	Non- Recoverable Interest	Interest on Advances	Reimbursement of Advances from Interest	Other Shortfalls / (Refunds)	Modified Interest Reduction / (Excess)
			Monthly	Liquidation	Work Out

Total

Note: Interest Adjustments listed for each loan do not include amounts that were used to adjust the Weighted Average Net Rate of the mortgage loans.									Collateral Shortfall Total		0.00

© 2021 Computershare. All rights reserved. Confidential.	Page 24 of 25

Distribution Date:	02/12/24	Benchmark 2024-V5 Mortgage Trust
Determination Date:	02/06/24
Record Date:	01/31/24	Commercial Mortgage Pass-Through Certificates Series 2024-V5

Supplemental Notes

None

© 2021 Computershare. All rights reserved. Confidential.	Page 25 of 25

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX C

FORM OF OPERATING ADVISOR ANNUAL REPORT1

Report Date: If during the prior calendar (i) any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan was a Specially Serviced Loan at any time or (ii) the Operating Advisor was entitled to consult with the Special Servicer with respect to any Major Decision, this report will be delivered no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement, dated as of January 1, 2024 (the “Pooling and Servicing Agreement”), between Deutsche Mortgage & Asset Receiving Corporation, as depositor, Midland Loan Services, a Division of PNC Bank, National Association, as master servicer, Rialto Capital Advisors, LLC, as special servicer, Computershare Trust Company, N.A., as certificate administrator and trustee and BellOak, LLC, as operating advisor and as asset representations reviewer.
Transaction: Benchmark 2024-V5 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2024-V5
Operating Advisor: BellOak, LLC
Special Servicer for period: Rialto Capital Advisors, LLC
Directing Holder: RREF IV-D AIV RR, LLC (or its affiliate)

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.             The Special Servicer has notified the Operating Advisor that [●] Specially Serviced Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

(B)	[●] of those Specially Serviced Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.
(C)	Asset Status Reports were issued with respect to [●] of such Specially Serviced Loans. This report is based only on the Specially Serviced Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

2.             [●] Mortgage Loans were the subject of a Major Decision as to which the operating advisor has consultation rights pursuant to the Pooling and Servicing Agreement.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Operating Advisor (in accordance with the Operating Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s reported actions on the loans identified in this report. Based solely on such limited review and subject to the assumptions, limitations and qualifications set forth herein, the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer [is/is not] operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on an “asset-level basis”. [The Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer has failed to comply with the Servicing Standard as a result of the following material deviations.]

●	[LIST OF MATERIAL DEVIATION ITEMS]

1 This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Operating Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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In addition, the Operating Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

●	[ADD RECOMMENDATION OF REPLACEMENT OF SPECIAL SERVICER, IF APPLICABLE]

In connection with the assessment set forth in this report, the Operating Advisor:

1.	Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction Amount calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Loans: [List related Mortgage Loans]
2.	Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Operating Advisor’s analysis of the Asset Status Reports (including related net present value calculations, Collateral Deficiency Amount calculations and Appraisal Reduction Amount calculations) related to the Specially Serviced Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Holder or interact with any borrower. In addition, our review of the net present value calculations and Appraisal Reduction Amount calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.
III.	Specific Items of Review
1.	The Operating Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].
2.	During the prior year, the Operating Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Loans: [LIST]. The Operating Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Operating Advisor. Such recommendations generally included the following: [LIST].
3.	Net present value calculations:
4.	The Operating Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction Amount or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to the utilization by the Special Servicer.

a.     The Operating Advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.     After consultation with the master servicer or the special servicer, as applicable, to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

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5.	The following is a general discussion of certain concerns raised by the Operating Advisor discussed in this report: [LIST CONCERNS].
6.	In addition to the other information presented herein, the Operating Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].
IV.	Qualifications and Disclaimers Related to the Work Product Undertaken and Opinions Related to this Report
1.	As provided in the Pooling and Servicing Agreement, the Operating Advisor is not required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.
2.	In rendering our assessment herein, we have assumed that all executed factual statements, instruments, and other documents that we have relied upon in rendering this assessment have been executed by persons with legal capacity to execute such documents.
3.	Except as may have been reflected in any Major Decision Reporting Package or any Asset Status Report that is delivered or made available to the Operating Advisor pursuant to the terms of the Pooling and Servicing Agreement, the Operating Advisor did not participate in, or have access to, the Special Servicer’s and Directing Holder’s discussion(s) regarding any Specially Serviced Loan. The Operating Advisor does not have any obligation to speak with the Directing Holder or borrower directly. As such, the Operating Advisor relied upon the information delivered to it by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report. The services that we perform are not designed and cannot be relied upon to detect fraud or illegal acts should any exist.
4.	The Special Servicer has the legal authority and responsibility to service any Specially Serviced Loans pursuant to the Pooling and Servicing Agreement. The Operating Advisor has no responsibility or authority to alter the standards set forth therein or the actions of the Special Servicer.
5.	Confidentiality and other contractual limitations limit the Operating Advisor’s ability to outline the details or substance of any communication held between it and the Special Servicer regarding any Specially Serviced Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Operating Advisor is given access to by the Special Servicer.
6.	There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Operating Advisor does not participate in any discussions regarding such actions. As such, Operating Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.
7.	The Operating Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the Certificate Administrator through the Certificate Administrator’s website.

C-3

8.	This report does not constitute recommendations to buy, sell or hold any security, nor does the Operating Advisor take into account market prices of securities or financial markets generally when performing its limited review of the Special Servicer as described above. The Operating Advisor does not have a fiduciary relationship with any Certificateholder or any other party or individual. Nothing is intended to or should be construed as creating a fiduciary relationship between the Operating Advisor and any Certificateholder, party or individual.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement.

C-4

ANNEX D-1

GERMAN AMERICAN CAPITAL CORPORATION, CITI REAL ESTATE FUNDING INC., BARCLAYS CAPITAL REAL ESTATE INC. AND BANK OF MONTREAL
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Each of GACC, CREFI, BCREI and BMO (each referred to as a “Mortgage Loan Seller” in the representations and warranties below) will make, as of the Cut-off Date or such other date as set forth below, with respect to each Mortgage Loan sold by it to us (referred to as the “Purchaser” in the representations and warranties below) that we include in the issuing entity, representations and warranties generally to the effect set forth below. Prior to the execution of the related final Mortgage Loan Purchase Agreement, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. The exceptions to the representations and warranties set forth below are identified on Annex D-2, Annex D-3, Annex D-4 and Annex D-5, respectively, to this prospectus. Capitalized terms used but not otherwise defined in this Annex D-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related Mortgage Loan Purchase Agreement. For the avoidance of doubt references to “Mortgage Loan” and “Mortgage Loans” in this Annex D-1 and the related exceptions set forth in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, exclude the GSMC Mortgage Loans. In addition, solely for purposes of this Annex D-1 and the related exceptions set forth in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, the term “Mortgage Loans” and “Mortgage Notes” will refer to such Mortgage Loans sold by the applicable Mortgage Loan Seller and the related promissory note(s).

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties (subject to the exceptions to such representations and warranties), serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the issuing entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a Mortgage Loan that is part of a Whole Loan, each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. Each Mortgage Loan that is part of a Whole Loan is a portion of a whole loan evidenced by a Mortgage Note. At the time of the sale, transfer and assignment to the Purchaser, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Mortgage Loan Seller or, with respect to any Non-Serviced Mortgage Loan, to the trustee for the related Non-Serviced Securitization Trust), participation or pledge, and the Mortgage Loan Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to the Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a

D-1-1

proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii), collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related borrower with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by the Mortgage Loan Seller on or after January 10, 2024.

5.     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth in Annex D-2, Annex D-3, Annex D-4 or Annex D-5 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants (as tenants only)(subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything

D-1-2

in this prospectus to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

6.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage (which lien secures the related Whole Loan, in the case of a Mortgage Loan that is part of a Whole Loan), which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for such other Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clause (f) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.     Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Mortgage Loan Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule D-1 to Annex D-1, the Mortgage Loan Seller has no knowledge of any mezzanine debt secured directly by interests in the related borrower.

8.     Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions (and, in the case of a Mortgage Loan that is part of a Whole Loan, subject to the related Assignment of Leases, Rents and Profits constituting security for the entire Whole Loan), each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement

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thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

9.     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Mortgage Loan Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.  Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Mortgage Loan Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

11.  Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.  Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Mortgage Loan Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

13.  Actions Concerning Mortgage Loan. To the Mortgage Loan Seller’s knowledge, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any borrower, guarantor, or borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related

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guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

14.  Escrow Deposits. All escrow deposits and payments required to be escrowed with the lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to the Purchaser or its servicer (or, with respect to any Non-Serviced Mortgage Loan, to the depositor or servicer for the related Non-Serviced Securitization Trust).

15.  No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the borrower or other considerations determined by the Mortgage Loan Seller to merit such holdback).

16.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating meeting the Insurance Ratings Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Ratings Requirements” means either (i) a claims paying or financial strength rating of any of the following; (a) at least “A-:VIII” from A.M. Best Company, (b) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (c) at least “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Ratings Requirements. “Syndicate Insurance Ratings Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Ratings Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

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If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Ratings Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures owned by the borrower and included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Ratings Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Ratings Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer or insurers meeting the Insurance Ratings Requirements (provided that for this purpose (only) the A.M. Best Company minimum rating referred to in the definition of Insurance Ratings Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL or PML, as applicable.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Whole Loan, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Whole Loan, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related Mortgage Loan obligates the related borrower to maintain, or cause to be maintained, all such insurance and, at such borrower’s failure to do so, authorizes the lender to maintain such insurance at the borrower’s cost and expense and to charge such borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

17.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of

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separate tax lots, in which case the Mortgage Loan requires the borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

18.  No Encroachments. To the Mortgage Loan Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

19.  No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

20.  REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in the U.S. Department of Treasury Regulations Section 1.860G-2(f)(2) (the “Treasury Regulations”) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including permanently affixed buildings and structural components, such as wiring, plumbing systems and central heating and air-conditioning systems, that are integrated into such buildings, serve such buildings in their passive functions and do not produce or contribute to the production of income other than consideration for the use or occupancy of space, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

21.  Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

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22.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the issuing entity.

23.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Mortgage Loan Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

24.  Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Mortgage Loan documents require the borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.  Licenses and Permits. Each borrower covenants in the Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon a letter from any government authorities, zoning consultant’s report or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that (a) the related borrower and at least one individual or entity will be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related borrower and/or its principals specified in the related Mortgage Loan documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents (if after an event of default under the Mortgage Loan), insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste), and (iv) any breach of the environmental covenants contained in the related Mortgage Loan documents, and (b) the Mortgage Loan will become full recourse to the related borrower and at least one individual or entity, if the related borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

27.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i)

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110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Whole Loan, as applicable) outstanding after the release, the borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the Mortgage Loan) is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Whole Loan, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

28.  Financial Reporting and Rent Rolls. Each Mortgage Loan requires the borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements.

29.  Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Ratings Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2019 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Ratings Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for

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Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the borrower will not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at such time, and if the cost of terrorism insurance exceeds such amount, the borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

30.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related borrower, is directly or indirectly pledged, transferred or sold (in each case, a “Transfer”), other than as related to (i) family and estate planning Transfers or Transfers upon death or legal incapacity, (ii) Transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) Transfers of less than, or other than, a controlling interest in the related borrower, (iv) Transfers to another holder of direct or indirect equity in the borrower, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) Transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex D-1 or the exceptions thereto set forth in Annex D-2, Annex D-3, Annex D-4 or Annex D-5, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule D-1 to Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, or future permitted mezzanine debt in each case as set forth on Schedule D-2 to Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule D-3 to Annex D-2, Annex D-3, Annex D-4 or Annex D-5, as applicable, or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.  Single-Purpose Entity. Each Mortgage Loan requires the borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the borrower with respect to each Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that the borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the borrower. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents

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further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.  Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for Defeasance as a unilateral right of the borrower, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in clause (iii) above; (v) if the borrower would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.  Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

34.  Ground Leases. For purposes of this Annex D-1, a “Ground Lease” will mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the

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related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Mortgage Loan Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)    The Mortgage Loan Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Mortgage Loan Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Mortgage Loan Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)   A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

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(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)    Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.  Servicing. The servicing and collection practices used by the Mortgage Loan Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.  Origination and Underwriting. The origination practices of the Mortgage Loan Seller (or the related originator if the Mortgage Loan Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex D-1.

37.  No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Mortgage Loan Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in this Annex D-1. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

38.  Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Mortgage Loan Seller’s knowledge as of the Cut-off Date, no borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.  Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the borrower delivered by the borrower in connection with the origination of such Mortgage Loan, the borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a borrower that is an Affiliate of another borrower under another Mortgage Loan. (An “Affiliate” for purposes of this paragraph (39) means, a borrower that is under direct or indirect common ownership and control with another borrower.)

40.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-Off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

41.  Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

42.  Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as an exhibit to the related Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

43.  Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the issuing entity, except as set forth on Schedule D-3 to Annex D-1.

44.  Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise or license agreement includes an executed comfort letter or similar agreement signed by the related borrower and franchisor or licensor of such property that, subject to the applicable terms of such franchise or license agreement and comfort letter or similar agreement, is enforceable by the issuing entity (or, in the case of a Non-Serviced Mortgage Loan, by the related Non-Serviced Trustee) against such franchisor or licensor either (A) directly or as an assignee of the originator, or (B) upon the Mortgage Loan Seller’s or its designee’s providing notice of the transfer of the Mortgage Loan to the Trust (or, in the case of a Non-Serviced Mortgage Loan, by the seller of the note which is contributed to the related Non-Serviced Securitization Trust or its designee providing notice of the transfer of such note to the related Non-Serviced Securitization Trust) in accordance with the terms of such executed comfort letter or similar agreement, which the Mortgage Loan Seller or its designee (except in the case of a Non-Serviced Mortgage Loan) will provide, or if neither (A) nor (B) is

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applicable, except in the case of a Non-Serviced Mortgage Loan, the Mortgage Loan Seller or its designee will apply for, on the issuing entity’s behalf, a new comfort letter or similar agreement as of the Closing Date. The mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office. For the avoidance of doubt, no representation is made as to the perfection of any security interest in revenues to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required to effect such perfection.

45.  Advance of Funds by the Mortgage Loan Seller. After origination, no advance of funds has been made by the Mortgage Loan Seller to the related borrower other than in accordance with the Mortgage Loan documents, and, to the Mortgage Loan Seller’s knowledge, no funds have been received from any person other than the related borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

46.  Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in these representations and warranties, the actual state of knowledge or belief of the Mortgage Loan Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth in these representations and warranties.

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ANNEX D-2

EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2	Tysons Corner Center	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance

The loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco or Centennial (or any successors or assigns of the foregoing (whether by merger, consolidation, acquisition, bankruptcy or other legal means of succession) or any entity Controlled by any of the foregoing; provided, however, that the foregoing limitations will not apply to any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan.

The lease for the tenant American Multi-Cinema Inc. (“AMC”) provides that in the event that AMC’s lease is terminated following a casualty due to the landlord’s notifying AMC that it is not obligated to, and will not, repair and rebuild, the landlord may not for five years after the termination date, lease or sell or otherwise permit any portion of the entire premises for use as a movie theater without giving AMC a right of first refusal with respect to such movie theater.

10	Galleria at Tyler	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	Provided no event of default has occurred and is continuing, under the related Whole Loan, the loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Taubman Centers, Inc., The Macerich Company, Kimco Realty, Starwood Retail, PREIT, Washington Prime Group, Pyramid Real Estate Group, CBL & Associates Properties, Inc., Westfield Holdings Limited or Unibail-Rodamco (or any successors or assigns of or any person or entity controlled by, controlling or under common control with the foregoing); provided, however, such restrictions will not apply to (a) any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan or (b) any subsequent resale or transfer of the Whole Loan (or any interest therein) occurring after an initial sale or transfer by the lender even if such transaction results in a portion of the Whole Loan being held by a person or entity described above.
26	Four Points Greensboro	(5) Lien; Valid Assignment and (6) Permitted Liens; Title Insurance	The franchisor of the hotel located on the Mortgaged Property, Marriott International, Inc., has a right of first refusal to purchase the Mortgaged Property if there is a proposed transfer of the Mortgaged Property or interests in the related borrower to a “Competitor” of the franchisor. As more fully defined in the franchise agreement, a “Competitor” means a person or entity that has a direct or indirect ownership interest in a hotel brand, trade name, trademark, system, collection or chain of hotels (a “Brand), or any person or entity that is a master franchisee of a Brand (i.e. a person or entity with exclusive rights to develop, operate or sublicense a Brand) , or any officer or director of such person or entity, but only if the Brand is comprised of at least: (i) 10 luxury hotels; (ii) 20 full service hotels; or (iii) 50 limited-service hotels. Such right would apply to a foreclosure or deed in lieu thereof if the lender or other transferee was deemed to be a Competitor or a Competitor affiliate, and would also apply to transfers thereafter.
2	Tysons Corner Center	(7) Junior Liens and (30) Due on Sale or Encumbrance	The borrower is permitted to obtain a property-assessed clean energy (“PACE”) loan or similar loan indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property in an amount not to exceed $10,000,000 without the consent of the lender.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	Garden State Plaza	(16) Insurance

The Mortgage Loan documents permit a deductible of up to $500,000 for all risk insurance (except for (i) earthquake and windstorm, which may have a deductible up to 5% of the total insurable value, and (ii) Strike, Riot, Civil Commotion, which may have a deductible of up to 10% of the loss, subject to a maximum deductible of up to $1,000,000). The Mortgage Loan documents also permit a deductible of up to $500,000 for liability insurance. Such deductibles may not be considered customary.

The threshold above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the original principal balance of the Mortgage Loan.

2	Tysons Corner Center	(16) Insurance

The Mortgage Loan documents permit a deductible of up to $500,000 for all risk insurance (except for (I) windstorm which may have a deductible of 5% of the total insurable value subject to a $125,000 minimum in Tier 1 counties, (II) earthquake insurance which may have a deductible of 5% of the total insurable value subject to a $100,000 minimum per occurrence for California earthquake, (III) flood insurance, which may have a deductible of 5% of total insurable value, subject to $1,000,000 minimum for high hazard flood zones and $250,000 for all other locations and (IV) hail insurance subject to a $500,000 minimum) and a deductible of up to $350,000 for commercial general liability insurance. Such deductibles may not be considered customary.

In addition, the lenders have waived the requirement that the policies provide for the lenders to receive 10 days’ notice of cancellation for non-payment of premium.

10	Galleria at Tyler	(16) Insurance	The loan documents permit (i) a property insurance deductible up to $500,000, except with respect to flood, windstorm/named storm/hail coverage and earthquake coverage, which may have a deductible up to 5% of the total insurable value of the Mortgaged Property and (ii) a commercial general liability insurance deductible or self-insured retention up to $1,000,000, provided that as to such commercial general liability insurance deductible or self insured retention amount, (1) the retention amount remains prefunded, at an actuarially determined loss pick amount acceptable to the lender, at all times during the Whole Loan, (2) a captive insurer may be utilized as a deductible funding vehicle so long as the captive maintains reinsurance and remains in good standing, and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement. Such deductibles may not be considered customary. Wind/named storm coverage may be reasonably sublimited.
3	Blue Owl Tenneco Portfolio (Pool B)	(24) Local Law Compliance and (25) Licenses and Permits	The 2000 Bolton Street (Paragould, Arkansas) Mortgaged Property is legal non-conforming as to use, as the current use of the Mortgaged Property for wholesale, distribution, warehousing and shipping is no longer a legal conforming use. The related zoning ordinance provides that a nonconforming use of structure may be continued and is subject to such regulations as to the maintenance of premises and conditions of operation as may be required for the protection of adjacent property as approved by the board of adjustment.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
9	Beach Place	(24) Local Law Compliance and (25) Licenses and Permits

The Mortgaged Property is non-conforming as to parking because parking at the Mortgaged Property is deficient by six spaces. Such non-conformity is not legal non-conforming.

The Mortgaged Property has open fire code violations (the “Violations”) relating to, among other issues, non-working or missing emergency lights, exit lights, sprinklers, alarm devices, fire suppression systems, wiring, electrical covers, smoke control systems, fire resistant construction, signage, and fire resistant materials, as well as work having been done without a permit, use of extension cords in lieu of permanent wiring, and nuisance alarms. The borrower is required to complete certain capital expenditures work identified in the loan agreement (the “Required Capex Work”), for which $1,453,516 has been reserved with the lender, by December 31, 2024. The borrower has represented that the completion of the Required Capex Work will correct all Violations. The borrower is required under the Mortgage Loan documents to remove of record all Violations within 60 days of the completion of the work that corrects the Violations, subject to extension of such deadline for an additional 180 days.

21	100 Valley Hill Road	(24) Local Law Compliance and (25) Licenses and Permits	The Mortgaged Property is legal non-conforming as to lot size. The current zoning code requires a minimum of 10 acres for lots being used for a multi-family use and the Mortgaged Property's lot is 8.723 acres. The zoning code requires the Mortgaged Property to be re-built in conformance with the then-current zoning code if the Mortgaged Property is damaged to an extent of more than 60% of the replacement cost of the structures.
8	Garden State Plaza	(26) Recourse Obligations	There is no non-recourse carveout guarantor with respect to the Mortgage Loan or the related Whole Loan.
2	Tysons Corner Center	(26) Recourse Obligations	With respect to clause (a)(ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misappropriation.
Various	All GACC Mortgage Loans	(26) Recourse Obligations	In most cases, the Mortgage Loans being sold by German American Capital Corporation do not provide for recourse for misapplication of rents, insurance proceeds or condemnation awards.
3	Blue Owl Tenneco Portfolio (Pool B)	(27) Mortgage Releases	In certain circumstances, the Mortgage Loan documents permit the 1 International Drive Mortgaged Property to be released at a release price of 105% of the allocated loan amount of such Mortgaged Property.
10	Galleria at Tyler	(27) Mortgage Releases	The borrower is permitted to obtain the release of parcels at the Mortgaged Property upon the substitution therefor of other parcels of real property and satisfaction of certain conditions set forth in the loan documents.
Various	All GACC Mortgage Loans	(27) Mortgage Releases	In most cases, the Mortgage Loan documents provide that in the event of a condemnation or taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the borrower may not be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions if the borrower delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as a REMIC.
2	Tysons Corner Center	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in the amount of $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
10	Galleria at Tyler	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents permit a terrorism insurance deductible of up to $1,000,000. Such deductible may not be considered customary. In addition, the loan documents permit terrorism insurance to be obtained through a captive insurance program with Liberty IC Casualty LLC, subject to satisfaction of the conditions set forth in the loan documents, including that covered losses which are not reinsured by the federal government under TRIPRA and paid to Liberty must be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies which satisfy the rating requirements set forth in the loan agreement.
Various	All GACC Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
8	Garden State Plaza	(31) Single Purpose Entity	The borrower previously owned an interest in an entity that owned the parcel of land represented by Unit 3 of the related condominium, which is being subdivided into a separate condominium unit from the collateral of the Whole Loan, as well as a small triangular parcel which will not be included in the collateral, and the “Road Extension Parcel”, as defined in the related loan agreement (collectively, the “Prior Property”). The borrower continues to own certain liquor subsidiaries and a TRS entity which are each related to the Mortgaged Property and required to be Single-Purpose Entities.
9	Beach Place	(31) Single Purpose Entity	The Mortgage Loan has a $5,000,000 payment guaranty. A non-consolidation opinion was delivered, however, such non-consolidation opinion expressly excluded coverage of substantive consolidation as a result of, or in connection with, such payment guaranty.
2	Tysons Corner Center	(31) Single Purpose Entity	One of the borrowers, Tysons Corner Property Holdings LLC, previously owned, and the other borrower, Tysons Corner Holdings LLC previously held leasehold title to, other real property on which buildings known as Tysons Tower, Tysons Vita and Tysons Hyatt Regency Hotel are now located. Such other real property was transferred by the borrowers prior to the origination of the Mortgage Loan.
8	Garden State Plaza	(32) Defeasance	With respect to (iii), the Mortgagor may provide other non-callable instruments, provided that the REMIC Trust formed pursuant to the securitization does not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code and for which a rating agency confirmation has been received. In addition, the servicer’s fees in connection with a defeasance are capped at $20,000.
2	Tysons Corner Center	(32) Defeasance	The servicer’s fees in connection with a defeasance are capped at $25,000.
10	Galleria at Tyler	(32) Defeasance	In connection with a defeasance, the related borrower is not required to pay defeasance related costs and expenses in excess of $15,000 (exclusive of any rating agency fees and expenses).
4	DoubleTree by Hilton Hotel Orlando at SeaWorld	(41) Appraisal	The appraisal of the Mortgaged Property is dated as of November 18, 2023 and the effective date of valuation is May 28, 2023, which is more than six months prior to the Mortgage Loan origination date.

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SCHEDULE D-1

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

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SCHEDULE D-2

GERMAN AMERICAN CAPITAL CORPORATION

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

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SCHEDULE D-3

GERMAN AMERICAN CAPITAL CORPORATION

CROSSED MORTGAGE LOANS

None.

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ANNEX D-3

EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
7	333 South Spruce Street	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	The Borrower is permitted to obtain a property-assessed clean energy loan (or similar loan indebtedness), which is (x) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (y) repaid through multi-year tax assessments against the Mortgaged Property, provided that, among other conditions, (i) no event of default is continuing under the related Mortgage Loan documents; (ii) after giving effect to such loan, based on the trailing twelve month period immediately preceding the date of determination and assuming each of the proposed loans were in each case outstanding for such period, (A) the debt service coverage ratio will not be less than 1.65x, and (B) the debt yield will not be less than 11.07%; (iii) the loan-to-value ratio will not be greater than 56.0%; (iv) if requested by lender, the Borrower delivers a rating agency confirmation; and (v) if requested by lender, the Borrower delivers a REMIC opinion. The lien resulting from any unpaid and delinquent property assessed clean energy loan payments would have property tax lien status.
Various	All CREFI Mortgage Loans	(16) Insurance	The Mortgage Loan documents may permit the related Borrower to cause the insurance required at the related Mortgaged Property under the Mortgage Loan documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
6	Avenue Living Mini Mall Storage Portfolio	(16) Insurance	LAU4201NS LP, a Delaware limited partnership, the Borrower which owns the Lake Charles, New Orleans and Thibodaux Mortgaged Properties, is not required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.
12	Millennia Michigan Multi Portfolio	(10) Condition of Property (13) Actions Concerning Mortgage Loan (24) Local Law Compliance

The zoning reports obtained in connection with the origination of the Mortgage Loan identified certain open violations of the applicable fire, building and zoning codes with respect to the Davis Creek Apartments Mortgaged Property, including, without limitation, an “unsafe” designation by the City of Portage, Michigan due to the condition of the walkways and balconies at such Mortgaged Property. The applicable Borrower admitted responsibility for violation of the building code in relation to such designation in a court proceeding between the City of Portage and such Borrower. Following the designation, the court issued a Consent Order which required the applicable Borrower to complete temporary and permanent repairs to the walkways and balconies.

The Mortgage Loan documents require that the Borrowers complete such permanent repairs within the earlier to occur of (y) 180 days following the origination of the Mortgage Loan (the time period required by the Consent Order) and (z) six months from the origination of the Mortgage Loan. Furthermore, the Borrowers are required to provide written evidence of the following: (i) within the earlier of (A) sixty days following the origination of the Mortgage Loan or (B) any deadlines imposed by the applicable governmental authority, remedying the existing code violations that are violations of the applicable zoning code, and (ii) within the earlier of (A) nine months following the origination of the Mortgage Loan or (B) any deadlines imposed by the applicable governmental authority, remedying those existing code violations that are violations of the applicable fire code and building code and that, as of such date, the Davis Creek Apartments Mortgaged Property and the use thereof comply in all material respects with all applicable legal requirements.

The cost to compete the permanent repairs to the walkways and balconies is estimated to cost approximately $750,000. At

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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

origination of the Mortgage Loan, the Borrowers were required to deposit approximately 125% of such amount.

In addition, the Borrowers were required to deposit $1,900,000 with the lender, which amount will be disbursed to the Borrowers following satisfaction of certain conditions of the Mortgage Loan agreement, including that the Borrowers provide evidence reasonably satisfactory to the lender that the Borrowers have satisfied all conditions and obligations set forth in the Consent Order.

27	575 Degraw	(24) Local Law Compliance	The zoning report obtained in connection with the origination of the Mortgage Loan identified certain open violations of the applicable fire code with respect to the Mortgaged Property
28	Jersey City Multi Portfolio	(24) Local Law Compliance (25) Licenses and Permits

Each Mortgaged Property is legal non-conforming as to use. In the event of a casualty as to 50% or less of its replacement value (as determined by a majority of the applicable local jurisdiction’s zoning officer; the applicable borrower or architect or engineer selected by the applicable borrower; and a third person agreed to by such zoning officer and borrower), the Mortgaged Property may be rebuilt as to its current use. In the event of a casualty as to more than 50% of its replacement value, the Mortgaged Property may not be rebuilt as to its current use.

In addition, the zoning reports obtained in connection with the origination of the Mortgage Loan identified certain open violations of the applicable building and zoning codes with respect to the 131 Hancock Ave Mortgaged Property.

33	Cityline NE Connecticut Storage Portfolio	(24) Local Law Compliance	The Dayville Storage Mortgaged Property is legal non-conforming as to use, frontage and parking. In the event of a casualty beyond the control of the Borrower, such Mortgaged Property may be rebuilt as to its current use provided that the reconstruction is begun within one year of the casualty and the restored structure occupies the same amount of floor area as the original structure.
Various	All CREFI Mortgage Loans	(26) Recourse Obligations	The Mortgage Loan documents with respect to certain of the Mortgage Loans provide loss recourse for any material breach of the environmental covenants contained in the Mortgage Loan documents.
Various	All CREFI Mortgage Loans	(29) Acts of Terrorism Exclusion	All exceptions to Representation 16 are also exceptions to this Representation 29.
34	18-67 Cornelia Street	(6) Permitted Liens; Title Insurance (30) Due on Sale or Encumbrance	The Borrower sponsor and non-recourse carveout guarantor, Albert Dweck, pledged his interest in Duke Bushwick Ridgewood Portfolio LLC, an upper-tier entity which has an indirect interest in the Borrower, to Savoy Bank with respect to a credit line to Albert Dweck from Savoy Bank, which pledge is evidenced by that a UCC-1 Financing Statement filed with the New York Secretary of State’s Office on or about November 19, 2018 as Filing Number 201811198527740, as amended by that certain UCC-3 Financing Statement amendment filed on or about March 11, 2020 as Filing Number 202003110144184. The Mortgage Loan documents require that the Borrower file a UCC-3 amendment amending the collateral description of such pledge by releasing the debtor’s interests in Duke Bushwick Ridgewood Portfolio LLC as collateral from such pledge within ninety days of the origination date of the Mortgage Loan.
23	Warwick New York	(31) Single-Purpose Entity	Neither the Mortgage Loan document nor the Borrower’s organizational documents contain requirements that there be any independent director and, accordingly, there is no independent director in the Borrower’s organizational structure.
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Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Various	All CREFI Mortgage Loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, the Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies or due to the Borrower forbearing to enforce rent payment obligations on tenants failing to pay rent as a result of such closures.
33, 35	Cityline NE Connecticut Storage Portfolio Cityline Livingston Storage	(39) Organization of Borrower	The related Borrowers are affiliated. The related Borrowers are also affiliated with the Borrowers under the Mortgage Loan identified on Annex A-1 as Enon Storage, which is being contributed to the trust by BCREI.
31, 34	537 Edgecombe Avenue 18-67 Cornelia Street	(39) Organization of Borrower	The related Borrowers are affiliated.
4	DoubleTree by Hilton Hotel Orlando at SeaWorld	(41) Appraisal	The appraisal of the Mortgaged Property is dated as of November 18, 2023 and the effective date of valuation is May 28, 2023, which is more than six months prior to the Mortgage Loan origination date.
D-3-3

SCHEDULE D-1

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-3-4

SCHEDULE D-2

CITI REAL ESTATE FUNDING INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

D-3-5

SCHEDULE D-3

CITI REAL ESTATE FUNDING INC.

CROSSED MORTGAGE LOANS

None.

D-3-6

ANNEX D-4

EXCEPTIONS TO BCREI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
29	Philadelphia Marriott Downtown	(5) Lien; Valid Assignment	A portion of the Mortgaged Property (including approximately 210 of the 1408 related hotel rooms) is subject to a condominium regime. According to the estoppel certificate delivered by the related condominium board (which condominium board is controlled by the related Mortgagor) in connection with the origination of the Mortgage Loan, the related Mortgagors may be in default of the insurance requirements under the related condominium documents (which potential default the related borrower sponsor believes relates to the Mortgagors’ reliance on insurance maintained through a blanket insurance policy, which is not expressly permitted or prohibited under the condominium documents). The Mortgage Loan documents require the Mortgagors to use commercially reasonable efforts to (i) amend the condominium documents to expressly permit blanket insurance policies to satisfy the insurance requirements thereunder, and (ii) cause the condominium board to execute and deliver to the Mortgagee an estoppel certificate that does not include reference to any outstanding defaults by the Mortgagors under the condominium documents.
29	Philadelphia Marriott Downtown	(7) Junior Liens	As of loan origination, a working capital loan in the amount of $2,939,385 (the “Working Capital Loan”) is outstanding between the related Mortgagors, as lender, and the related operating lessee (an affiliate of the Mortgagors), as debtor, that is secured by, among other things, all of the operating lessee’s interest in and to the “Working Capital” at the Mortgaged Property. The Working Capital Loan (i) is subordinate to any amounts due and payable under the Mortgage Loan documents pursuant to a subordination and standstill agreement and (ii) is payable only with excess cash flow generated by the Mortgaged Property after all amounts that are then due and payable under the Mortgage Loan documents have been paid in full, and the Mortgagors may not exercise any remedies in connection with the Working Capital Loan (other than terminating the operating lease) until the Mortgage Loan has been satisfied in full. Working Capital means: (a) funds held for use in day-to-day operations at the Mortgaged Property, including amounts held in change or petty cash, deposit accounts, and payroll accounts, (b) prepaid expenses, (c) inventories and fixed asset supplies, (d) net receivables due from the related manager, less (e) accounts payable, accrued payroll expenses and other accrued expenses and current liabilities related to the Mortgaged Property.
5	Acquisition America Portfolio	(13) Actions Concerning the Mortgage Loan	The related Mortgagors, the related guarantor and certain affiliates thereof (collectively, the “Defendants”) are defendants to an action filed by the City of New York (the “City”) alleging, among other things, that the Defendants failed to maintain certain multifamily properties, including each of the Mortgaged Properties and three non-collateral properties (the “Non-Collateral Properties”), in code compliance, failed to maintain the facades of such properties and committed other administrative code violations pertaining to such properties. In December 2023 the parties entered into a stipulation of partial settlement (the “Stipulation”) with respect to the claims pending against the Mortgaged Properties (but not the Non-Collateral Properties), pursuant to which (i) the Defendants agreed to (x) pay (and have since paid) the City penalties and fines totaling approximately $1,245,923 and (y) cure any open violations pertaining to the Mortgaged Properties (the “Collateral Violations”) in accordance with a schedule of deadlines set forth in the related Stipulation (the “Cure Dates”), generally ranging between April 30 and June 30 2024, and (ii) the City agreed to discontinue the claims related to the Mortgaged Properties without prejudice. According to the Stipulation, in the event the Defendants do not cure the Collateral Violations by the Cure Dates, the City may reinstate the related action with respect to the Mortgaged Properties. The Mortgage Loan documents require the Defendants to cure the Collateral Violations by the Cure Dates and, at origination, the Mortgagors deposited with the lender into a violations reserve account $6,357,571.77, representing approximately 114.2% of the estimated cost to cure the Collateral Violations, including 115% of contracted elevator ($1,519,864) and facade ($3,737,677) repair costs and 100% of six additional non

D-4-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
elevator/facade related ($311,400) repair costs. In addition, the Mortgage Loan documents provide full recourse to the guarantor for the payment of (i) any fines, charges, settlement amounts, fees or other amounts required to be paid under the Stipulation and (ii) all costs, expenses, fees and other amounts necessary to cure and remove of record the Collateral Violations. The litigation related to the Non-Collateral Properties remains pending and the liability of the Defendants thereunder, including with respect to penalties and fines or the cost to cure any open violations with respect to the Non-Collateral Properties, remains undetermined.
20	Embassy Suites Schaumburg	(18) No Encroachments	A material portion of the building at the related Mortgaged Property encroaches onto a telephone easement. An endorsement for the forced removal of such improvements was obtained under the Title Policy.
5	Acquisition America Portfolio	(24) Local Law Compliance	See exception to Representation and Warranty No. 13, above.
29	Philadelphia Marriott Downtown	(26) Recourse Obligations	The indemnification obligations of the related Mortgagor under the environmental indemnity will terminate on the date that is two years after the date of defeasance or repayment of the Mortgage Loan in full or of a permitted transfer of the Mortgaged Property upon satisfaction of certain conditions set forth in the environmental indemnity agreement, including, without limitation, the related Mortgagor’s delivery of an updated environmental report satisfactory to the indemnitee in accordance with the environmental indemnity agreement.
29	Philadelphia Marriott Downtown	(34) Ground Leases

The Mortgage Loan is secured in part by the related Mortgagors’ sub-leasehold interests in (i) a skybridge connecting the Mortgaged Property to the adjacent Philadelphia Convention Center and (ii) a parcel of land accommodating an overhang and a portion of a driveway that form part of one of the entrances to the Mortgaged Property pursuant to sub ground leases (the “Skybridge Sublease” and the “Tunnel Sublease,” respectively) that do not comply with Representation and Warranty No. 34 with respect to:

(i) clause (b), as the sublessor has not agreed that the Skybridge Sublease or the Tunnel Sublease may not be amended, modified, canceled or terminated by agreement of the sublessor and sublessee without the prior written consent of the Mortgagee;

(ii) clause (c) as the Skybridge Sublease expires in 2042 (which is less than 20 years beyond the maturity date of the related Mortgage Loan);

(iii) clause (e), as any assignment of the Skybridge Sublease or the Tunnel Sublease (or any interest therein, including a security interest) to a securitization trustee in connection with a securitization or the acquisition of the subleasehold interests through a foreclosure, deed-in-lieu of foreclosure or a sale related to such foreclosure requires that, among other things, such trustee meets the definition of a “qualified trustee” set forth in the estoppel certificate delivered by the sublessor in connection with the origination of the Mortgage Loan (including, among other things, that any securitization trustee has a combined capital and surplus of at least $100,000,000, with customary long term senior unsecured debt or issuer ratings). In addition, any further assignment of the sub-leasehold interests after a foreclosure is subject to the prior written consent of the sublessor, which consent the sublessor is required to grant so long as, among other conditions, (i) each person having an equity interest in the proposed assignee is known in the community as having a good business reputation, or (ii) the proposed assignee is a corporation that is listed on a public stock exchange;

(iv) clause (f), as according to the estoppel certificates delivered by the sublessor in connection with the origination of the Mortgage Loan the Mortgagors are in default of (i) with respect to the Skybridge Sublease, an obligation to procure insurance that satisfies the requirements set forth in the Skybridge sublease, and (ii) with respect to the Tunnel Sublease, an obligation to procure insurance that satisfies the requirements set forth in the Tunnel Sublease. The Mortgage Loan documents require the Mortgagors to use commercially reasonable efforts to (a) procure insurance that satisfies the requirements set forth in each of the related subleases and (b)

D-4-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions

cause the sublessor to execute and deliver to the Mortgagee estoppel certificates that do not include reference to any outstanding defaults with respect to the insurance requirements under the Skybridge Sublease or the Tunnel Sublease;

(v) clause (g), as the both the Skybridge Sublease and the Tunnel Sublease are silent as to whether notice is effective unless provided to the Mortgagee; and

(vi) clause (l), both the Skybridge Sublease and the Tunnel Sublease provide that in the event of a termination the sublessor is required to enter into a new sublease with the Mortgagee, provided, however, they do not expressly contain language addressing rejection of the subleases in bankruptcy.

36	Enon Storage	(39) Organization of Borrower	The related Mortgagor is affiliated with the Mortgagors under the Mortgage Loans identified on Annex A-1 as Cityline NE Connecticut Storage Portfolio and Cityline Livingston Storage, each of which is being contributed to the trust by Citi Real Estate Funding Inc.

D-4-3

SCHEDULE D-1

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

    None.

D-4-4

SCHEDULE D-2

BARCLAYS CAPITAL REAL ESTATE INC.

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
29	Philadelphia Marriott Downtown
D-4-5

SCHEDULE D-3

BARCLAYS CAPITAL REAL ESTATE INC.

CROSSED MORTGAGE LOANS

None.

D-4-6

ANNEX D-5

EXCEPTIONS TO BMO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
18	Horn Southeast Multifamily Portfolio	(16) Insurance

The Borrower is permitted to maintain general liability insurance coverage for the Mason Drive Apartments Mortgaged Property and the Live Marathon Apartments Mortgaged Property with an insurance company that does not meet the ratings requirements; provided that (x) the insurer’s AM Best rating is not withdrawn or downgraded below the current rating of A-:VII and (y) at renewal of the current policy term and every renewal thereafter during the loan term, the Borrower replaces such carrier with an insurance company meeting the ratings requirements set forth in the Mortgage Loan documents.

With respect to the roofs of the Walnut Creek Apartments Mortgaged Property and the Mason Drive Apartments Mortgaged Property, the insurance coverage is in an amount equal to the actual cash valuation of the roofs on each Mortgaged Property in lieu of the full replacement cost of such roofs.

With respect to the Walnut Creek Apartments Mortgaged Property, the Mason Drive Apartments Mortgaged Property and the Live Marathon Apartments Mortgaged Property, losses caused by aluminum wiring are excluded from coverage.

18	Horn Southeast Multifamily Portfolio	(18) No Encroachments	One of the buildings on the Walnut Creek Apartments Mortgaged Property is located in a public right of way per the survey but is not actually within the street. The public right of way appeared to have been drawn incorrectly on the plat which created the public right of way.
3	Blue Owl Tenneco Portfolio (Pool B)	(24) Local Law Compliance and (25) Licenses and Permits	The 2000 Bolton Street (Paragould, Arkansas) Mortgaged Property is legal non-conforming as to use, as the current use of the Mortgaged Property for wholesale, distribution, warehousing and shipping is no longer a legal conforming use. The related zoning ordinance provides that a nonconforming use of structure may be continued and is subject to such regulations as to the maintenance of premises and conditions of operation as may be required for the protection of adjacent property as approved by the board of adjustment.
18	Horn Southeast Multifamily Portfolio	(24) Local Law Compliance and (25) Licenses and Permits

The Mason Drive Apartments Mortgaged Property is legal non-conforming as to use, as the current use of the Mason Drive Apartments Mortgaged Property as a multifamily residential property is no longer a legal conforming use under the applicable current zoning code.

The Walnut Creek Apartments Mortgaged Property is legal non-conforming as to use, as the current use of the Walnut Creek Apartments Mortgaged Property as a multifamily residential property requires conditional use approval under the applicable current zoning code. The Walnut Creek Apartments Mortgaged Property is also subject to certain zoning, building and fire code violations.

The Walnut Creek Apartments Mortgaged Property is also subject to certain zoning, building and fire code violations.

The Garrett Woods Apartments Mortgaged Property is also subject to building code violations.

24	Meadowbrook Apartments	(24) Local Law Compliance and (25) Licenses and Permits	The Mortgaged Property is legal non-conforming as to use, as the current use of the Mortgaged Property as a multifamily residential property is no longer a legal conforming use under the applicable current zoning code.
3	Blue Owl Tenneco Portfolio (Pool B)	(27) Mortgage Releases	In certain circumstances, the Loan Documents permit the 1 International Drive Mortgaged Property to be released at a release price of 105% of the allocated loan amount of such Mortgaged Property.

D-5-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
Various	All BMO Mortgage Loans	(27) Mortgage Releases	In the event of a taking of any portion of any of the Mortgaged Property by a state or any political subdivision or authority thereof, the Borrower cannot be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the loan-to-value ratio and other requirements of the REMIC provisions if the related Borrower provides an opinion of counsel to the holder of the Mortgage Loan that the trust will continue to maintain its status as a REMIC trust if such amount is not paid.
Various	All BMO Mortgage Loans	(29) Acts of Terrorism Exclusion	The Loan Documents may permit the related Borrower to cause the insurance required at the related Mortgaged Property under the Loan Documents to be maintained by a tenant, or by a condominium board or association, at the related Mortgaged Property.
14	311 Pine Street	(31) Single Purpose Entity	A non-consolidation opinion was not provided in connection with the origination of the Mortgage Loan.
Various	All BMO Mortgage Loans	(37) No Material Default; Payment Record	With respect to any covenants under the related Mortgage Loan that require the Borrower to ensure a tenant or Mortgaged Property is operating or to enforce the terms of leases, such Borrower may be in default of one or more of such covenants due to closures mandated or recommended by governmental authorities and moratoriums imposed by governmental authorities on real estate remedies.
4	DoubleTree by Hilton Hotel Orlando at SeaWorld	(41) Appraisal	The appraisal of the Mortgaged Property is dated as of November 18, 2023 and the effective date of valuation is May 28, 2023, which is more than six months prior to the Mortgage Loan origination date.

D-5-2

SCHEDULE D-1

BANK OF MONTREAL

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

D-5-3

SCHEDULE D-2

BANK OF MONTREAL

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Loan No.	Mortgage Loan
18	Horn Southeast Multifamily Portfolio
D-5-4

SCHEDULE D-3

BANK OF MONTREAL

CROSSED MORTGAGE LOANS

None.

D-5-5

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E-1

GOLDMAN SACHS MORTGAGE COMPANY
MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

GSMC will in its MLPA, with respect to each GSMC Mortgage Loan, make the representations and warranties set forth below as of the Cut-off Date or such other date specified below, in each case subject to the exceptions to those representations and warranties that are described on Annex E-2. Prior to the execution of the related final MLPA, there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the prospectus. Capitalized terms used but not otherwise defined in this Annex E-1 will have the meanings set forth in this prospectus or, if not defined in this prospectus, in the related MLPA.

The related MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between GSMC, on the one hand, and the issuing entity, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, Mortgaged Properties and the certificates, you should read and rely solely on the prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.     Whole Loan; Ownership of Mortgage Loans. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan, each GSMC Mortgage Loan is a whole loan and not a participation interest in a GSMC Mortgage Loan. Each GSMC Mortgage Loan that is part of a Whole Loan is a senior or pari passu portion of a whole loan evidenced by a senior or pari passu note. At the time of the sale, transfer and assignment to the depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to GSMC), participation or pledge, and GSMC had good title to, and was the sole owner of, each GSMC Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such GSMC Mortgage Loan other than any servicing rights appointment, or similar agreement, any Non-Serviced PSA with respect to a GSMC Mortgage Loan and rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement. GSMC has full right and authority to sell, assign and transfer each GSMC Mortgage Loan, and the assignment to Depositor constitutes a legal, valid and binding assignment of each GSMC Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering any GSMC Mortgage Loan other than the rights of the holder of a related Companion Loan pursuant to a Co-Lender Agreement.

2.     Loan Document Status. Each related Mortgage Note, Mortgage, assignment of leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related mortgagor, guarantor or other obligor in connection with such GSMC Mortgage Loan is the legal, valid and binding obligation of the related mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees,

E-1-1

charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the Mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentence, there is no valid offset, defense, counterclaim or right of rescission available to the related mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by GSMC in connection with the origination of any GSMC Mortgage Loan, that would deny the Mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

3.     Mortgage Provisions. The Mortgage Loan documents for each GSMC Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Standard Qualifications.

4.     Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File (a) the material terms of such Mortgage, Mortgage Note, GSMC Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect which materially interferes with the security intended to be provided by such Mortgage; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Mortgagor nor the related guarantor has been released from its material obligations under the related GSMC Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the related Mortgage File, there have been no modifications, amendments or waivers that could be reasonably expected to have a material adverse effect on such Mortgage Loan that have been consented to by GSMC on or after January 10, 2024.

5.     Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of assignment of leases to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee) constitutes a legal, valid and binding assignment to the issuing entity (or, with respect to a Non-Serviced Mortgage Loan, to the related Non-Serviced Trustee). Each related Mortgage and assignment of leases is freely assignable without the consent of the related mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the mortgage loan schedule attached to the related MLPA, leasehold) interest in the related Mortgaged Property in the principal amount of such GSMC Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on Annex E-2 (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to GSMC’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to GSMC’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything in this representation to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

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6.     Permitted Liens; Title Insurance. Each Mortgaged Property securing a GSMC Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such GSMC Mortgage Loan (or with respect to a GSMC Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments due and payable but not yet delinquent; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; (f) if the related GSMC Mortgage Loan constitutes a cross-collateralized GSMC Mortgage Loan, the lien of the Mortgage for another GSMC Mortgage Loan contained in the same Crossed Group; and (g) if the related GSMC Mortgage Loan is part of a Whole Loan, the rights of the holder(s) of any related Companion Loan(s) pursuant to the related Co-Lender Agreement; provided that none of items (a) through (g), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). For purposes of clause (a) of the immediately preceding sentence, any such taxes, assessments and other charges will not be considered due and payable until the date on which interest and/or penalties would be payable thereon. Except as contemplated by clauses (f) and (g) of the second preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by GSMC thereunder and no claims have been paid thereunder. Neither GSMC, nor to GSMC’s knowledge, any other holder of a GSMC Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

7.     Junior Liens. It being understood that B notes secured by the same Mortgage as a GSMC Mortgage Loan are not subordinate mortgages or junior liens, except for any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, there are no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmens liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth on Schedule E-1 to this Annex E-1, GSMC has no knowledge of any mezzanine debt secured directly by interests in the related mortgagor.

8.     Assignment of Leases and Rents. There exists as part of the related Mortgage File an assignment of leases (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related assignment of leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related assignment of leases, subject to applicable law, provides that, upon an event of default under each GSMC Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related Mortgagee to enter into possession to collect the rents or for rents to be paid directly to the Mortgagee.

9.     UCC Filings. If the related Mortgaged Property is operated as a hospitality property, GSMC has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the related GSMC Mortgage Loan to perfect a

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valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such mortgagor and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

10.  Condition of Property. GSMC or the originator of each GSMC Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the related GSMC Mortgage Loan and within thirteen months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each GSMC Mortgage Loan no more than thirteen months prior to the Cut-off Date. To GSMC’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than deferred maintenance for which escrows were established at origination) that would affect materially and adversely the use or value of such Mortgaged Property as security for the GSMC Mortgage Loan.

11.  Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, which could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof will not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

12.  Condemnation. As of the date of origination and to GSMC’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to GSMC’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of any Mortgaged Property that would have a material adverse effect on the value, use or operation of such Mortgaged Property.

13.  Actions Concerning Mortgage Loan. To GSMC’s knowledge, as of origination, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any mortgagor, guarantor, or mortgagor’s interest in the related Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such mortgagor’s ability to perform under the related GSMC Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the related Mortgage Loan documents or (f) the current principal use of such Mortgaged Property.

14.  Escrow Deposits. All escrow deposits and payments required to be escrowed with any Mortgagee pursuant to each GSMC Mortgage Loan are in the possession, or under the control, of GSMC or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with the related Mortgagee under the related Mortgage Loan documents are being conveyed by GSMC to the Depositor or its servicer.

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15.  No Holdbacks. The principal amount of each GSMC Mortgage Loan stated on the mortgage loan schedule attached to the related MLPA has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the GSMC Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the mortgagor or other considerations determined by GSMC to merit such holdback).

16.  Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer or insurers meeting the requirements of the related Mortgage Loan documents and meeting the Insurance Rating Requirements (as defined below), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the related mortgagor and included in such Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

“Insurance Rating Requirements” means either (i) a claims paying or financial strength rating of at least “A-:VIII” from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from S&P Global Ratings or (ii) the Syndicate Insurance Rating Requirements. “Syndicate Insurance Rating Requirements” means insurance provided by a syndicate of insurers, as to which (1) if such syndicate consists of 5 or more members, at least 60% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 40% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc., and (2) if such syndicate consists of 4 or fewer members, at least 75% of the coverage is provided by insurers that meet the Insurance Rating Requirements (under clause (i) of the definition of such term) and up to 25% of the coverage is provided by insurers that have a claims paying or financial strength rating of at least “BBB-” by S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC or at least “Baa3” by Moody’s Investors Service, Inc.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each GSMC Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as a “Special Flood Hazard Area,” the related mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program (irrespective of whether such coverage is provided pursuant to a National Flood Insurance Program policy or through a private policy), plus such additional flood coverage in an amount as is generally required by GSMC for comparable mortgage loans intended for securitization.

If a Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related mortgagor is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer or insurers meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount not less than the lesser of (1) the original principal balance of the related GSMC Mortgage Loan and (2) 100% of the full insurable value on a replacement cost basis of the improvements and personalty and fixtures included in the related Mortgaged Property by an insurer or insurers meeting the Insurance Rating Requirements.

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Each Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer or insurers meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by prudent institutional commercial mortgage lenders, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each Mortgaged Property located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the scenario expected limit (“SEL”) for the related Mortgaged Property in the event of an earthquake. In such instance, the SEL was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained from an insurer or insurers meeting the Insurance Rating Requirements (provided that for this purpose (only) the A.M. Best Company minimum rating referred to in the definition of Insurance Rating Requirements will be deemed to be at least “A:VIII”) in an amount not less than 100% of the SEL.

The Mortgage Loan documents for each GSMC Mortgage Loan require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the original or then outstanding principal amount of the related GSMC Mortgage Loan (or related Whole Loan), the Mortgagee (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such GSMC Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the Mortgagee under each GSMC Mortgage Loan and its successors and assigns as a loss payee under a Mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Non-Serviced Trustee). Each related GSMC Mortgage Loan obligates the related mortgagor to maintain (or cause to be maintained) all such insurance and, at such mortgagor’s failure to do so, authorizes the Mortgagee to maintain such insurance at the mortgagor’s reasonable cost and expense and to charge such mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the Mortgagee of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the Mortgagee of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by GSMC.

17.  Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related GSMC Mortgage Loan requires the mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created.

18.  No Encroachments. To GSMC’s knowledge based solely on surveys obtained in connection with origination and the Mortgagee’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each GSMC Mortgage Loan, all material improvements that were included for the

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purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such GSMC Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy.

19.  No Contingent Interest or Equity Participation. No GSMC Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by GSMC.

20.  REMIC. Each GSMC Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the GSMC Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the GSMC Mortgage Loan and (B) either: (a) such GSMC Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the GSMC Mortgage Loan (or related Whole Loan) was originated at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the GSMC Mortgage Loan (or related Whole Loan) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the GSMC Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the GSMC Mortgage Loan; or (b) substantially all of the proceeds of such GSMC Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such GSMC Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the GSMC Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such GSMC Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the GSMC Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the GSMC Mortgage Loan constitute “customary prepayment penalties” within the meaning of Treasury Regulations Section 1.860G-1(b)(2). All terms used in this paragraph will have the same meanings as set forth in the related Treasury Regulations.

21.  Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of each GSMC Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

22.  Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to originate, acquire and/or hold (as applicable) the Mortgage Note in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such GSMC Mortgage Loan by the issuing entity.

23.  Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to GSMC’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related Mortgagee.

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24.  Local Law Compliance. To GSMC’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) with respect to the improvements located on or forming part of each Mortgaged Property securing a GSMC Mortgage Loan as of the date of origination of such GSMC Mortgage Loan (or related Whole Loan, as applicable) and as of the Cut-off Date, other than those which (i) are insured by the Title Policy or a law and ordinance insurance policy or (ii) would not have a material adverse effect on the value, operation or net operating income of the related Mortgaged Property. The terms of the related Mortgage Loan documents require the mortgagor to comply in all material respects with all applicable governmental regulations, zoning and building laws.

25.  Licenses and Permits. Each mortgagor covenants in the related Mortgage Loan documents that it will keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the related Mortgaged Property in full force and effect, and to GSMC’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by GSMC for similar commercial and multifamily mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. Each GSMC Mortgage Loan requires the related mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

26.  Recourse Obligations. The Mortgage Loan documents for each GSMC Mortgage Loan provide that such GSMC Mortgage Loan (a) becomes full recourse to the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any voluntary petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, will be filed by the related mortgagor; (ii) the related mortgagor or guarantor will have colluded with (or, alternatively, solicited or caused to be solicited) other creditors to cause an involuntary bankruptcy filing with respect to such mortgagor or (iii) voluntary transfers of either the Mortgaged Property or equity interests in the mortgagor made in violation of the related Mortgage Loan documents; and (b) contains provisions providing for recourse against the mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the mortgagor (but may be affiliated with the mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained by reason of such mortgagor’s (i) misappropriation of rents after the occurrence of an event of default under the related GSMC Mortgage Loan; (ii) misappropriation of (A) insurance proceeds or condemnation awards or (B) security deposits or, alternatively, the failure of any security deposits to be delivered to the Mortgagee upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a GSMC Mortgage Loan event of default); (iii) fraud or intentional material misrepresentation; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of intentional material physical waste at the related Mortgaged Property (but, in some cases, only to the extent there is sufficient cash flow generated by the related Mortgaged Property to prevent such waste).

27.  Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the related Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), in each case, of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the related GSMC Mortgage Loan, (b) upon payment in full of such GSMC Mortgage Loan, (c) upon a Defeasance (as defined in (32) below), (d) releases of out-parcels that are unimproved or other portions of the related Mortgaged Property which will not have a material adverse effect on the underwritten value of such Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the GSMC Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e)

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as required pursuant to an order of condemnation or taking by a State or any political subdivision or authority thereof. With respect to any partial release (including in connection with any partial Defeasance) under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject GSMC Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject GSMC Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the Mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for all GSMC Mortgage Loans originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property (reduced by (1) the amount of any lien on the real property that is senior to the GSMC Mortgage Loan and (2) a proportionate amount of any lien on the real property that is in parity with the lien of the GSMC Mortgage Loan) after the release is not equal to at least 80% of the principal balance of the GSMC Mortgage Loan (or related Whole Loan) outstanding after the release, the related mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC provisions of the Code.

With respect to any partial release under the preceding clause (e), for all GSMC Mortgage Loans originated after December 6, 2010, the mortgagor can be required to pay down the principal balance of the related GSMC Mortgage Loan in an amount not less than the amount required by the REMIC provisions of the Code and, to such extent, such amount may not be required to be applied to the restoration of the Mortgaged Property or released to the mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the GSMC Mortgage Loan (or related Whole Loan).

No GSMC Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another GSMC Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to partial condemnation, other than in compliance with the REMIC provisions of the Code.

28.  Financial Reporting and Rent Rolls. The GSMC Mortgage Loan documents for each GSMC Mortgage Loan require the related mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each GSMC Mortgage Loan with more than one mortgagor are in the form of an annual combined balance sheet of the mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

29.  Acts of Terrorism Exclusion. With respect to each GSMC Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other GSMC Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the GSMC Mortgage Loan, and, to GSMC’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each GSMC Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the Mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then

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provided that terrorism insurance is commercially available, the Mortgagor under each GSMC Mortgage Loan is required to carry terrorism insurance, but in such event the Mortgagor will not be required to spend more than the Terrorism Cap Amount on terrorism insurance coverage, and if the cost of terrorism insurance exceeds the Terrorism Cap Amount, the Mortgagor is required to purchase the maximum amount of terrorism insurance available with funds equal to the Terrorism Cap Amount. The “Terrorism Cap Amount” is the specified percentage (which is at least equal to 200%) of the amount of the insurance premium that is payable at such time in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance).

30.  Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each GSMC Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such GSMC Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the Mortgagee which are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than, or other than, a controlling interest in the related mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies, (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) in this Annex E-1 or the exceptions thereto set forth on Annex E-2, or (vii) any mezzanine debt that existed at the origination of the related GSMC Mortgage Loan as set forth on Schedule E-1 to this Annex E-1, or future permitted mezzanine debt as set forth on Schedule E-2 to this Annex E-1 or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan of any GSMC Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, as set forth on Schedule E-3 to this Annex E-1 or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that, to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the related mortgagor is responsible for such payment along with all other reasonable out-of-pocket fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

31.  Single-Purpose Entity. Each GSMC Mortgage Loan requires the related mortgagor to be a Single-Purpose Entity for at least as long as the related GSMC Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the mortgagor with respect to each GSMC Mortgage Loan with a Cut-off Date Balance in excess of $5 million provide that such mortgagor is a Single-Purpose Entity, and each GSMC Mortgage Loan with a Cut-off Date Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the related mortgagor. For this purpose, a “Single-Purpose Entity” means an entity, other than an individual, whose organizational documents (or if the GSMC Mortgage Loan has a Cut-off Date Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the GSMC Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage

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Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a mortgagor for a GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with the related GSMC Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

32.  Defeasance. With respect to any GSMC Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the related Mortgage Loan documents provide for defeasance as a unilateral right of the mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) such GSMC Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the GSMC Mortgage Loan when due, including the entire remaining principal balance on the maturity date or, if the GSMC Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the related Anticipated Repayment Date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty), and if the GSMC Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (A) 110% of the allocated loan amount for the real property to be released and (B) the outstanding principal balance of the related GSMC Mortgage Loan; (iv) the mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (v) if the mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the GSMC Mortgage Loan secured by defeasance collateral is required to be assumed (or the Mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the mortgagor is required to provide an opinion of counsel that the Mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the mortgagor is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable out-of-pocket expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

33.  Fixed Interest Rates. Each GSMC Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such GSMC Mortgage Loan, except in the case of any ARD Loan and situations where default interest is imposed.

34.  Ground Leases. For purposes of this Annex E-1, a “Ground Lease” means a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any GSMC Mortgage Loan where the GSMC Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of GSMC, its successors and assigns, GSMC represents and warrants that:

(a)   The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage. No material change in the terms of the Ground Lease had occurred since the origination of the GSMC Mortgage Loan, except as reflected in any written instruments which are included in the related Mortgage File;

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(b)   The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the Mortgagee;

(c)   The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either mortgagor or the Mortgagee) that extends not less than 20 years beyond the stated maturity of the related GSMC Mortgage Loan, or 10 years past the stated maturity if such GSMC Mortgage Loan fully amortizes by the stated maturity (or with respect to a GSMC Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)   The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the Mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)   The Ground Lease does not place commercially unreasonably restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of the lessor thereunder (provided that proper notice is delivered to the extent required in accordance with the Ground Lease), and in the event it is so assigned, it is further assignable by the holder of the GSMC Mortgage Loan and its successors and assigns without the consent of (but with prior notice to) the lessor;

(f)    GSMC has not received any written notice of material default under or notice of termination of such Ground Lease. To GSMC’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to GSMC’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)   The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the Mortgagee written notice of any default, and provides that no notice of default or termination is effective against the Mortgagee unless such notice is given to the Mortgagee;

(h)   The Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the Mortgagee’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)    The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by a prudent commercial mortgage lender;

(j)    Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the Mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest;

(k)   In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to the ground lessee’s

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interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the GSMC Mortgage Loan, together with any accrued interest; and

(l)    Provided that the Mortgagee cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with the Mortgagee upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

35.  Servicing. The servicing and collection practices used by GSMC with respect to the GSMC Mortgage Loans have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

36.  Origination and Underwriting. The origination practices of GSMC (or the related originator if GSMC was not the originator) with respect to each GSMC Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such GSMC Mortgage Loan (or the related Whole Loan, as applicable) and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such GSMC Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex E-1.

37.  No Material Default; Payment Record. No GSMC Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required debt service payments since origination, and no GSMC Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To GSMC’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under any GSMC Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of any GSMC Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by GSMC in this Annex E-1 (including, but not limited to, the prior sentence). No person other than the holder of any GSMC Mortgage Loan may declare any event of default under the related GSMC Mortgage Loan or accelerate any indebtedness under such Mortgage Loan documents.

38.  Bankruptcy. As of the date of origination of the related GSMC Mortgage Loan and to the GSMC’s knowledge as of the Cut-off Date, neither the Mortgaged Property (other than any tenants of such Mortgaged Property), nor any portion thereof, is the subject of, and no mortgagor, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

39.  Organization of Mortgagor. With respect to each GSMC Mortgage Loan, in reliance on certified copies of the organizational documents of the related mortgagor delivered by such mortgagor in connection with the origination of such GSMC Mortgage Loan (or the related Whole Loan, as applicable), the mortgagor is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any GSMC Mortgage Loan that is cross-collateralized and cross-defaulted with another GSMC Mortgage Loan, no GSMC Mortgage Loan has a mortgagor that is an affiliate of another mortgagor under another GSMC Mortgage Loan.

40.  Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain GSMC Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements were conducted by a reputable environmental consultant in connection with such GSMC Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-13 or its

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successor, an “Environmental Condition”) at the related Mortgaged Property or the need for further investigation, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable Environmental Laws or the Environmental Condition has been escrowed by the related Mortgagor and is held or controlled by the related Mortgagee; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that, based on the ESA, can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than “A-” (or the equivalent) by Moody’s Investors Service, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Mortgagor having financial resources reasonably estimated to be adequate to address the situation is required to take action. To GSMC’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-13 or its successor) at the related Mortgaged Property.

41.  Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the GSMC Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to GSMC’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the GSMC Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation. Each appraisal contains a statement, or is accompanied by a letter from the appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date such GSMC Mortgage Loan was originated.

42.  Mortgage Loan Schedule. The information pertaining to each GSMC Mortgage Loan which is set forth on the mortgage loan schedule attached to the related MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the PSA to be contained on the mortgage loan schedule attached to the related MLPA.

43.  Cross-Collateralization. Except with respect to a GSMC Mortgage Loan that is part of a Whole Loan no GSMC Mortgage Loan is cross-collateralized or cross-defaulted with any other mortgage loan that is outside the Mortgage Pool, except as set forth on Annex E-2.

44.  Advance of Funds by the Sponsor. After origination, no advance of funds has been made by GSMC to the related mortgagor other than in accordance with the related Mortgage Loan documents, and, to GSMC’s knowledge, no funds have been received from any person other than the related mortgagor or an affiliate for, or on account of, payments due on the GSMC Mortgage Loan (other than as contemplated by the related Mortgage Loan documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a Mortgagee-controlled lockbox if required or contemplated under the related lease or Mortgage Loan documents). Neither GSMC nor any affiliate

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thereof has any obligation to make any capital contribution to any mortgagor under a GSMC Mortgage Loan, other than contributions made on or prior to the Closing Date.

45.  Compliance with Anti-Money Laundering Laws. GSMC has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the GSMC Mortgage Loans.

For purposes of these representations and warranties, “Mortgagee” means the mortgagee, grantee or beneficiary under any Mortgage, any holder of legal title to any portion of any GSMC Mortgage Loan or, if applicable, any agent or servicer on behalf of such party.

For purposes of these representations and warranties, the phrases “GSMC’s knowledge” or “GSMC’s belief” and other words and phrases of like import mean, except where otherwise expressly set forth in this Annex E-1, the actual state of knowledge or belief of GSMC, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the GSMC Mortgage Loans regarding the matters expressly set forth in this Annex E-1.

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ANNEX E-2

EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
2	Tysons Corner Center	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance

The loan documents prohibit the lender, without the prior written consent of the borrower, from selling any note, participation or interest in the Whole Loan to Simon Property Group, Brookfield Property Partners LP, Westfield Group, Taubman Centers, Inc., CBL & Associates, Pennsylvania Real Estate Investment Trust (PREIT), Washington Prime, CIM Group, Kimco Realty, Starwood Retail, Pyramid Management Group, Unibail-Rodamco or Centennial (or any successors or assigns of the foregoing (whether by merger, consolidation, acquisition, bankruptcy or other legal means of succession) or any entity Controlled by any of the foregoing; provided, however, that the foregoing limitations will not apply to any transfer or sale by the lender of commercial mortgage-backed securities certificates, bonds or similar certificated interests secured in whole or in part by the Whole Loan.

The lease for the tenant American Multi-Cinema Inc. (“AMC”) provides that in the event that AMC’s lease is terminated following a casualty due to the landlord’s notifying AMC that it is not obligated to , and will not, repair and rebuild, the landlord may not for five years after the termination date, lease or sell or otherwise permit any portion of the entire premises for use as a movie theater without giving AMC a right of first refusal with respect to such movie theater.

15	University Commons	(5) Lien; Valid Assignment (6) Permitted Liens; Title Insurance	Chili’s, a tenant at the Mortgaged Property, has a right of first refusal ("ROFR") to acquire its leased premises in the event the landlord (a) receives an acceptable bona fide offer from an unaffiliated third party to purchase such premises separate from the rest of the shopping center or (b) makes an offer to sell or lease such premises separate from the rest of the shopping center. Pursuant to the terms a subordination, nondisturbance and agreement obtained for the benefit of the Mortgagee at origination, the ROFR does not apply to an acquisition through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the related Mortgage loan documents, but will apply to any subsequent transfers of the Mortgaged Property.
2	Tysons Corner Center	(7) Junior Liens (30) Due on Sale or Encumbrance	The borrower is permitted to obtain a property-assessed clean energy (“PACE”) loan or similar loan indebtedness, which is (i) incurred for improvements to the Mortgaged Property for the purpose of increasing energy efficiency, increasing use of renewable energy sources, resource conservation, or a combination of the foregoing, and (ii) repaid through multi-year tax assessments against the Mortgaged Property in an amount not to exceed $10,000,000 without the consent of the lender.
2	Tysons Corner Center	(16) Insurance

The Mortgage Loan documents permit a deductible of up to $500,000 for all risk insurance (except for (I) windstorm which may have a deductible of 5% of the total insurable value subject to a $125,000 minimum in Tier 1 counties, (II) earthquake insurance which may have a deductible of 5% of the total insurable value subject to a $100,000 minimum per occurrence for California earthquake, (III) flood insurance, which may have a deductible of 5% of total insurable value, subject to $1,000,000 minimum for high hazard flood zones and $250,000 for all other locations and (IV) hail insurance subject to a $500,000 minimum) and a deductible of up to $350,000 for commercial general liability insurance. Such deductibles may not be considered customary.

In addition, the lenders have waived the requirement that the policies provide for the lenders to receive 10 days’ notice of cancellation for non-payment of premium.

F-2-1

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	Garden State Plaza	(16) Insurance

The Mortgage Loan documents permit a deductible of up to $500,000 for all risk insurance (except for (i) earthquake and windstorm, which may have a deductible up to 5% of the total insurable value, and (ii) Strike, Riot, Civil Commotion, which may have a deductible of up to 10% of the loss, subject to a maximum deductible of up to $1,000,000). The Mortgage Loan documents also permit a deductible of up to $500,000 for liability insurance. Such deductibles may not be considered customary.

The threshold above which the lender has the right to hold and disburse insurance proceeds is 7.5% of the original principal balance of the Mortgage Loan.

15	University Commons	(24) Local Law Compliance	There are two fire code violations open at the related Mortgaged Property. The Mortgage Loan documents require the Mortgagor to remedy the violations within 12 months of the origination date.
2	Tysons Corner Center	(26) Recourse Obligations	With respect to clauses (b)(i) and (ii) of Representation and Warranty No. 26, the Mortgage Loan documents only provide recourse for intentional misappropriation.
8	Garden State Plaza	(26) Recourse Obligations	There is no non-recourse carveout guarantor with respect to the Mortgage Loan or the related Whole Loan.
Various	All GSMC Mortgage Loans	(27) Mortgage Releases	If the subject Mortgage Loan is included in a REMIC and the loan-to-value ratio of the related Mortgaged Property following a condemnation exceeds 125%, the related Mortgagor may be able to avoid having to pay down the subject Mortgage Loan if it delivers an opinion of counsel to the effect that the failure to make such pay down will not cause such REMIC to fail to qualify as such.
2	Tysons Corner Center	(29) Acts of Terrorism Exclusion	The Mortgage Loan documents permit terrorism insurance to be maintained under a blanket policy that covers more than one location within a one thousand foot radius of the Mortgaged Property (the “Radius”), and such coverage is permitted to be in the amount of $1,000,000,000 per occurrence rather than in the amount of the aggregate insurable values of the properties within the Radius.
2	Tysons Corner Center	(31) Single-Purpose Entity	One of the borrowers, Tysons Corner Property Holdings LLC, previously owned, and the other borrower, Tysons Corner Holdings LLC previously held leasehold title to, other real property on which buildings known as Tysons Tower, Tysons Vita and Tysons Hyatt Regency Hotel are now located. Such other real property was transferred by the borrowers prior to the origination of the Mortgage Loan.
15	University Commons	(31) Single-Purpose Entity	The Mortgagor was not required to deliver a non-consolidation opinion in connection with the closing of the Mortgage Loan.
8	Garden State Plaza	(31) Single-Purpose Entity	The Mortgagor previously owned an interest in an entity that owned the parcel of land represented by Unit 3 of the related condominium, which is being subdivided into a separate condominium unit from the collateral of the Whole Loan, as well as a small triangular parcel which will not be included in the collateral, and the “Road Extension Parcel”, as defined in the related loan agreement (collectively, the “Prior Property”). The Mortgagor continues to own certain liquor subsidiaries and a TRS entity which are each related to the Mortgaged Property and required to be Single-Purpose Entities.
2	Tysons Corner Center	(32) Defeasance	The servicer’s fees in connection with a defeasance are capped at $25,000.
F-2-2

Annex A-1 ID#	Mortgage Loans	Representations	Exceptions
8	Garden State Plaza	(32) Defeasance	With respect to (iii), the Mortgagor may provide other non-callable instruments, provided that the REMIC Trust formed pursuant to the securitization does not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Internal Revenue Code and for which a rating agency confirmation has been received. The servicer’s fees in connection with a defeasance are capped at $20,000.
F-2-3

SCHEDULE E-1

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH EXISTING MEZZANINE DEBT

None.

F-2-4

SCHEDULE E-2

GOLDMAN SACHS MORTGAGE COMPANY

MORTGAGE LOANS WITH RESPECT TO WHICH MEZZANINE DEBT
IS PERMITTED IN THE FUTURE

None.

F-2-5

SCHEDULE E-3

GOLDMAN SACHS MORTGAGE COMPANY

CROSS-COLLATERALIZED MORTGAGE LOANS

None.

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No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

TABLE OF CONTENTS

SUMMARY OF CERTIFICATES	3
IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES	13
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS	14
SUMMARY OF TERMS	24
SUMMARY OF RISK FACTORS	61
RISK FACTORS	63
DESCRIPTION OF THE MORTGAGE POOL	151
TRANSACTION PARTIES	225
CREDIT RISK RETENTION	281
DESCRIPTION OF THE CERTIFICATES	294
DESCRIPTION OF THE MORTGAGE LOAN PURCHASE AGREEMENTS	332
POOLING AND SERVICING AGREEMENT	343
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	452
CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES	469
PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES	471
USE OF PROCEEDS	471
YIELD AND MATURITY CONSIDERATIONS	471
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS	482
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	494
METHOD OF DISTRIBUTION (CONFLICTS OF INTEREST)	494
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	497
WHERE YOU CAN FIND MORE INFORMATION	497
FINANCIAL INFORMATION	497
CERTAIN ERISA CONSIDERATIONS	498
LEGAL INVESTMENT	502
LEGAL MATTERS	502
RATINGS	503
INDEX OF DEFINED TERMS	505
ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-1-1
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3	DESCRIPTION OF TOP FIFTEEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION	A-3-1
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS	B-1
ANNEX C	FORM OF OPERATING ADVISOR ANNUAL REPORT	C
ANNEX D-1	GERMAN AMERICAN CAPITAL CORPORATION, CITI REAL ESTATE FUNDING INC., BARCLAYS CAPITAL REAL ESTATE INC. AND BANK OF MONTREAL MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-1-1
ANNEX D-2	EXCEPTIONS TO GACC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-2-1
ANNEX D-3	EXCEPTIONS TO CREFI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-3-1
ANNEX D-4	EXCEPTIONS TO BCREI MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-4-1
ANNEX D-5	EXCEPTIONS TO BMO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	D-5-1
ANNEX E-1	GOLDMAN SACHS MORTGAGE COMPANY MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	F-1-1
ANNEX E-2	EXCEPTIONS TO GSMC MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES	F-2-1

Dealers will be required to deliver a prospectus when acting as underwriters of these certificates and with respect to unsold allotments or subscriptions. In addition, all dealers selling these certificates will deliver a prospectus until the date that is ninety days from the date of this prospectus.

$785,919,000
(Approximate)

Deutsche Mortgage & Asset Receiving
Corporation

Depositor

Benchmark 2024-V5 Mortgage Trust

Issuing Entity

Benchmark 2024-V5
Mortgage Trust Commercial Mortgage Pass-
Through Certificates,
Series 2024-V5

Class A-1	$365,000
Class A-2	$0 – $250,000,000
Class A-3	$350,884,000 – $600,884,000
Class X-A	$721,499,000
Class A-M	$120,250,000
Class B	$37,578,000
Class C	$26,842,000

PROSPECTUS

Deutsche Bank Securities

Co-Lead Manager and Joint Bookrunner

Citigroup

Co-Lead Manager and Joint Bookrunner

Barclays

Co-Lead Manager and Joint Bookrunner

Goldman Sachs & Co. LLC

Co-Lead Manager and Joint Bookrunner

BMO Capital Markets

Co-Lead Manager and Joint Bookrunner

Academy Securities

Co-Manager

Drexel Hamilton

Co-Manager

January [_], 2024